Exhibit 10.1

amended and restated sedona agreement

dated march 28, 2013

THE FOLLOWING DOCUMENT, UNTIL FULLY EXECUTED BY THE PARTIES IN ITS FINAL FORM IS A SETTLEMENT COMMUNICATION MADE PURSUANT TO RULE 408 OF THE ARIZONA AND FEDERAL RULES OF EVIDENCE.

AMENDED AND RESTATED SEDONA AGREEMENT

EFFECTIVE DATE: March 28, 2013

PARTIES

IMH Financial Corporation, a Delaware corporation, f/k/a IMH Secured Loan Fund, LLC;

IMH Special Asset NT 233, LLC, an Arizona limited liability company;

IMH Special Asset NT 232, LLC, an Arizona limited liability company;

L’Auberge Newco, LLC, an Arizona limited liability;

Orchards Newco, LLC, an Arizona limited liability company;

HL Newco, LLC, an Arizona limited liability company;

HL, LLC, an Arizona limited liability company;

L’Auberge Orchards, LLC, an Arizona limited liability company;

Albert B. Spector, Jr., individually;

Orchards Annex, LLC, an Arizona limited liability company;

Orchards Inn & Restaurant, LLC, an Arizona limited liability company;

L’Auberge de Sedona, LLC, an Arizona limited liability company;

Taos Cantina LLC, an Arizona limited liability company;

Canyon Portal II, LLC, an Arizona limited liability company;

Sedona Culinary Concepts, LLC, an Arizona limited liability company;

Spector Offices LLC, an Arizona limited liability company;

Barrett Realty, LLC, an Arizona limited liability company;

L’Auberge Spa, LLC, an Arizona limited liability company; and

Chicago Title Insurance Company

i

29.	Joint and Several Liability	39
30.	Post-Closing Operation	40
31.	Legal Representation	40
32.	Cooperation	40
33.	Notices	40
34.	IRS Real Estate Reporting	42
35.	Construction	42
36.	Incorporation of Recitals	43
37.	No Recordation	43
38.	Entire Transaction	43
39.	Additional Consideration	43

LIST OF SCHEDULES AND EXHIBITS

Schedule A-i	HL Loan Documents
Schedule A-ii	LA Loan Documents
Schedule 3(d)	Pending or Threatened Litigation
Schedule 3(e)	Bankruptcy Proceedings

Exhibit B	LaMerra Land Legal Description
Exhibit F-i	L’Auberge Land Legal Description
Exhibit F-ii	Orchards Inn Land Legal Description
Exhibit F-iii	Description of Delivery and Installation of Pre-Fabricated Cottage
Exhibit G-i	Affordable Housing Lease
Exhibit G-ii	Temporary Housing Lease
Exhibit G-iii	Sinagua Storage Lease
Exhibit G-iv	Sinagua Parking Lease
Exhibit H	Orchards Annex Lease
Exhibit I-i	Orchards Inn Parking Lease
Exhibit I-ii	Orchards Inn Laundry Lease
Exhibit J	Schnebly Hill Land Legal Description
Exhibit K-i	Orchards Inn & Restaurant, LLC Assets and Liabilities
Exhibit K-ii	L’Auberge de Sedona, LLC Assets and Liabilities
Exhibit R	Canyon Breeze Service Agreement
Exhibit 1(a)-i	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (LaMerra Property)
Exhibit 1(a)-ii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (L’Auberge Property)
Exhibit 1(a)-iii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Orchards Inn Property)

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LIST OF SCHEDULES AND EXHIBITS

Exhibit 1(a)-iv	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Schnebly Hill Property)
Exhibit 1(a)-v	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Orchards Annex Property Lease)
Exhibit 1(a)-vi	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Orchards Inn Parking Lease)
Exhibit 1(a)-vii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Sinagua Storage Lease)
Exhibit 1(a)-viii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Sinagua Parking Lease)
Exhibit 1(a)-ix	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Affordable Housing Lease Interest)
Exhibit 1(a)-x	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Temporary Housing Lease Interest)
Exhibit 1(f)-i	Licenses and Permits (LaMerra Property)
Exhibit 1(f)-ii	Licenses and Permits (L’Auberge Property)
Exhibit 1(f)-iii	Licenses and Permits (Orchards Inn Property)
Exhibit 1(f)-iv	Licenses and Permits (Schnebly Hill Property)
Exhibit 1(f)-v	Licenses and Permits (Orchards Annex Property Lease)
Exhibit 1(f)-vi	Licenses and Permits (Orchards Inn Parking Lease)
Exhibit 1(f)-vii	Licenses and Permits (Sinagua Plaza Storage Lease)
Exhibit 1(f)-viii	Licenses and Permits (Sinagua Plaza Parking Lease)
Exhibit 1(f)-ix	Licenses and Permits (Affordable Housing Lease)
Exhibit 1(f)-x	Licenses and Permits (Temporary Housing Lease)
Exhibit 1(h)	List of All Leases including LaMerra Property, L’Auberge Property, Orchards Inn Property, Schnebly Hill Property, Orchards Annex Property, Orchards Inn Parking, Sinagua Plaza Storage, Sinagua Plaza Parking, Affordable Housing, Temporary Housing
Exhibit 1(m)	Personal Property Inventory Form
Exhibit 1(m)-i	Personal Property Inventory (LaMerra Property)
Exhibit 1(m)-ii	Personal Property Inventory (L’Auberge Property)
Exhibit 1(m)-iii	Personal Property Inventory (Orchards Inn Property)
Exhibit 1(m)-iv	Personal Property Inventory (Schnebly Hill Property)
Exhibit 1(m)-v	Personal Property Inventory (Orchards Annex Property Lease)
Exhibit 1(m)-vi	Personal Property Inventory (Orchards Inn Parking Lease)
Exhibit 1(m)-vii	Personal Property Inventory (Sinagua Plaza Storage Lease)
Exhibit 1(m)-vii	Personal Property Inventory (Sinagua Plaza Parking Lease)
Exhibit 1(m)-ix	Personal Property Inventory (Affordable Housing Lease)
Exhibit 1(m)-x	Personal Property Inventory (Temporary Housing Lease)
Exhibit 2(c)	Permitted Encumbrances for All Properties
Exhibit 2(d)(ii)	Orchards Annex Property Lease Legal Description
Exhibit 2(d)(iii)-A	Assignment and Assumption of Lease and Consent to Assignment of Lease (Orchards Annex Property)
Exhibit 2(d)(iii)-B	Assignment and Assumption of Lease and Consent to Assignment of Lease (Orchards Inn Parking Lease)

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LIST OF SCHEDULES AND EXHIBITS

Exhibit 2(d)(iii)-C	Assignment and Assumption of Lease and Consent to Assignment of Lease (Sinagua Plaza Storage Lease)
Exhibit 2(d)(iii)-D	Assignment and Assumption of Lease and Consent to Assignment of Lease (Sinagua Plaza Parking Lease)
Exhibit 2(d)(iii)-E	Assignment and Assumption of Lease and Consent to Assignment of Lease (Affordable Housing Lease)
Exhibit 2(d)(iii)-F	Assignment and Assumption of Lease and Consent to Assignment of Lease (Temporary Housing Lease)
Exhibit 2(d)(iii)-G	Assignment and Assumption of Lease and Consent to Assignment (Orchards Inn Laundry Lease Interest)
Exhibit 2(f)	FCB Payments
Exhibit 3(c)-i	Tenants (LaMerra Property)
Exhibit 3(c)-ii	Tenants (L’Auberge Property)
Exhibit 3(c)-iii	Tenants (Orchards Inn Property)
Exhibit 3(c)-iv	Tenants (Schnebly Hill Property)
Exhibit 3(c)-v	Tenants (Orchards Annex Property)
Exhibit 3(c)-vi	Tenants (Orchards Inn Parking Lease)
Exhibit 3(c)-vii	Tenants (Sinagua Plaza Storage Lease)
Exhibit 3(c)-viii	Tenants (Sinagua Plaza Parking Lease)
Exhibit 3(c)-ix	Tenants (Affordable Housing Lease)
Exhibit 3(c)-x	Tenants (Temporary Housing Lease)
Exhibit 3(h)	Assignment and Assumption of Declarant’s Rights and Appointment of Design Review Committee (LaMerra Property)
Exhibit 3(m)	Title Disputes
Exhibit 3(n)	Tax Liabilities
Exhibit 3(p)	Actual or Threatened Claims with Respect to All Properties
Exhibit 3(q)	Transactions with Related Parties
Exhibit 3(u)	Non-Transferring Assets
Exhibit 3(x)(i)	List of Employees
Exhibit 3(x)(ii)	Labor Unions
Exhibit 3(x)(iii)	Collective Bargaining Agreements
Exhibit 3(x)(iv)	Employee Agreements Involving Property
Exhibit 3(x)(v)	Strikes and Labor Actions
Exhibit 3(x)(vi)	Pending or Threatened Investigations or Claims
Exhibit 3(x)(ix)	Compensation and Termination Agreements
Exhibit 4(d)	Third-Party Authorizations of Transaction
Exhibit 4(e)	Consents to Transaction
Exhibit 5(a)	Permitted Modifications of Agreement, Properties, and Business Practices
Exhibit 8(a)-i	Special Warranty Deed Conveying LaMerra Property to HL Newco, LLC
Exhibit 8(a)-ii	Special Warranty Deed Conveying L’Auberge Property to L’Auberge Newco, LLC
Exhibit 8(a)-iii	Special Warranty Deed Conveying Orchards Inn Property to Orchards Newco, LLC

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LIST OF SCHEDULES AND EXHIBITS

Exhibit 8(b)-i	Bill of Sale and Assignment and Assumption (LaMerra Property)
Exhibit 8(b)-ii	Bill of Sale and Assignment and Assumption (L’Auberge Property)
Exhibit 8(b)-iii	Bill of Sale and Assignment and Assumption (Orchards Inn Property)

Exhibit 8(c)-i	Estoppel Certificate in Support of Deed in Lieu of Foreclosure HL LLC, an Arizona limited liability company (LaMerra Property)
Exhibit 8(c)-ii	Estoppel Certificate in Support of Deed in Lieu of Foreclosure L’Auberge Orchards, LLC (L’Auberge Property)
Exhibit 8(c)-iii	Estoppel Certificate in Support of Deed in Lieu of Foreclosure L’Auberge Orchards, LLC (Orchards Inn Property)
Exhibit 8(g)	Assignment and Assumption of L’Auberge de Sedona, LLC Assets and Liabilities
Exhibit 8(h)	Assignment and Assumption of Orchards Inn & Restaurant, LLC Assets and Liabilities
Exhibit 8(o)-i	HL Loan Satisfaction and Release
Exhibit 8(o)-ii	LA Loan Satisfaction and Release
Exhibit 8(p)	Assignment and Assumption of Noble House Letter
Exhibit 8(q)-i	Request for Assignment of Surface Water Application and Claim and Assignment and Reissuance of Permits (LaMerra)
Exhibit 8(q)-ii	Request for Assignment of Surface Water Application and Claim and Assignment and Reissuance of Permits (L’Auberge)
Exhibit 8(q)-iii	Request for Assignment of Surface Water Application and Claim and Assignment and Reissuance of Permits (Orchards Inn)
Exhibit 8(q)-iv	Assignment of Gila River Adjudication Claim (LaMerra)
Exibit 8(q)-v	ADWR Request to Change Well Information (LaMerra)
Exhibit 8(t)	Assignment of Spector Canyon Portal II, L.L.C. Membership Interest
Exhibit 8(u)	Day of Closing Protocol
Exhibit 9(a)	List of L’Auberge and Orchards Inn Employees
Exhibit 18(a)	Approved Budget
Exhibit 18(c)	Scheduled Assumed Liabilities
Exhibit 18(o)	Voting Trust Agreement
Exhibit 19(g)	Avion Noble House Payment Terms
Exhibit 39	Avion Nobel House Letter

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INDEX OF DEFINED TERMS

(to be updated)

Page

Adjusted Settlement Protocol	31
Affordable Housing Lease Interest	4
Amara	3
Assignment of Declarant’s Rights	15
Assignment of Spector 28.175% Canyon Portal II Membership Interest	26
Assignments of Leases	24
Avion Noble House Letter	43
Avion Noble House Payment	42
Avion Noble House Payment	38
Avion Payment	35
Bills of Sale	24
Borrower Parties	2
Borrower Releasing Parties	29
Borrower-related Parties’ Conditions to Closing	23
Borrowers	2
Canyon Breeze Service Agreement	7
Canyon Portal II	1
Claims	28
Closing	22
Closing Accounts Payable	34
Closing Date	22
Closing Documents	24
Code	47
Code	19
Consent to Assignment of Lease	12
Contracts	9
Conveying Parties	2

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Conveying Party	2
Deeds	24
Defaulting Party	30
Embargoed Person	16, 21
Employee Benefit Plans	19
ERISA	18
ERISA Affiliate	19
Escrow Agent	2
Estoppel Certificates	24
Excluded Items	31
First Credit Bank Loan	6
HIDC	3
HL Borrower	1
HL Loan	3
HL Newco	1
HL Noteholder	1
IMHFC	1
Indemnified Liabilities	28
Indemnified Person	28
Intentionally Omitted	7
Key Contacts	10
L’Auberge de Sedona, LLC	2
L’Auberge de Sedona, LLC Assets and Liabilities	5
L’Auberge Land	4
L’Auberge Newco	1
L’Auberge Property	4
LA Borrower	2
LA Loan	3
LA Noteholder	1
LaMerra Property	3
Lease Interest	4

2

Lease Interests	4
Leases	9
Lender Parties	1
Lender Parties’ Conditions to Closing	23
Lender Parties’ Notice	12
Lenders	1
Licensees	39
Licenses	39
List	21
List	16
Loans	6
Management Transition Date	26
Multiemployer Plan	19
Noble House Letter	42
Non-defaulting Party	31
Noteholders	1
OFAC	16, 20
Operating Reports	8
Orchards Annex	2, 4
Orchards Annex Payment	25
Orchards Annex Property Lease Interest	4
Orchards Inn	2, 4
Orchards Inn Assets and Liabilities	5
Orchards Inn Land	4
Orchards Inn Laundry Lease Interest	5
Orchards Inn Parking Lease Interest	4
Orchards Inn Property	4
Orchards Newco	1
Original Lender	1
Owner’s Policies	11
Owner’s Policy	11

3

Post-Closing Deductible Threshold	32
Pre-Agreement Rights and Remedies	13
Pre-Closing Deductible Threshold	32
Property	6
Property Information	8
Property Verification Condition	10
Property Verification Deadline	10
Property Verification Documents	11
Property Verification Period	10
Released Borrower Liabilities	30
Released Borrower Parties	30
Released Lender Liabilities	29
Released Lender Parties	29
Reports	47
Reservations	9
Resolution Period	12
Retained Employees	27
Scheduled Assumed Liabilities	35
Schnebly Hill Land	5
Schnebly Hill Lender	5
Schnebly Hill Loan	5
Schnebly Hill Property	5
Sinagua Parking Lease Interest	4
Sinagua Plaza II	4
Sinagua Storage Lease Interest	4
Spector	2
Spector 28.175% Canyon Portal II Membership Interest	13
Spector Canyon Portal II Membership Interest	3
Spector Noble House Letter	43
Spector Noble House Payment	38, 43
Spector Payment	25

4

Spector Trust	2
Subordination Agreements	5
Taos Cantina	2
Taos Cantina Management Agreement	7
Temporary Housing Lease Interest	4
Tenants	14
Third Party Consents	12
Title Assurance	11
Title Company	2, 11
Title IV Plan	19
Title Policy Condition	22
Transferee Entities	1
Transferees	39
Trustee	2
Voting Trust Agreement	36
WARN Act	18

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AMENDED AND RESTATED SEDONA AGREEMENT

EFFECTIVE DATE:          May ___, 2013

PARTIES:

IMH Financial Corporation, a Delaware corporation ("IMHFC"), f/k/a IMH Secured Loan Fund, LLC (IMH Secured Loan Fund, LLC is sometimes referred to herein as "Original Lender"), whose address is 7001 N. Scottsdale Road, Suite 2050, Scottsdale Arizona 85253;

IMH Special Asset NT 233, LLC, an Arizona limited liability company ("HL Noteholder"), whose address is 7001 N. Scottsdale Road, Suite 2050, Scottsdale Arizona 85253;

IMH Special Asset NT 232, LLC, an Arizona limited liability company ("LA Noteholder"), whose address is 7001 N. Scottsdale Road, Suite 2050, Scottsdale Arizona 85253;

HL Noteholder and LA Noteholder are collectively referred to herein as "Noteholders";

Original Lender, HL Noteholder and LA Noteholder are collectively referred to herein as "Lenders";

L’Auberge Newco, LLC, an Arizona limited liability company ("L’Auberge Newco") whose address is 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253;

Orchards Newco, LLC, an Arizona limited liability company ("Orchards Newco"), whose address is 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253;

HL Newco, LLC, an Arizona limited liability company ("HL Newco"), whose address is 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253;

L’Auberge Newco, Orchards Newco, and HL Newco are collectively referred to herein as the "Transferee Entities";

Lenders and Transferee Entities are sometimes referred to collectively herein as the "Lender Parties";

Canyon Portal II, L.L.C., an Arizona limited liability company ("Canyon Portal II"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

HL, LLC, an Arizona limited liability company ("HL Borrower"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

L’Auberge Orchards, LLC, an Arizona limited liability company ("LA Borrower"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

HL Borrower and LA Borrower are collectively referred to herein as the "Borrowers";

1

Albert B. Spector, Jr., ("Spector") whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251; [Note: The Spector Family Trust, wherein Albert J. Spector, Jr. was Trustee (the "Trustee") created under Second Amendment and Complete Restatement to Trust Agreement dated May 10, 2004, and Third Amendment to Trust Agreement dated June 20, 2006 sometimes referred to as (the "Spector Trust"), has expired by its terms];

The Borrowers, Spector and Jacob Gechman, are collectively referred to herein as the "Borrower Parties";

Orchard Annex, LLC, an Arizona limited liability company ("Orchards Annex"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

Orchards Inn & Restaurant, LLC, an Arizona limited liability company ("Orchards Inn"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

L’Auberge de Sedona, LLC, an Arizona limited liability company ("L’Auberge de Sedona, LLC"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

The Borrower Parties, Orchards Annex, Orchards Inn, L’Auberge de Sedona, LLC and Taos Cantina, each in its capacity as a conveying party of an interest hereunder is referred to individually as a "Conveying Party" and collectively are referred to as the "Conveying Parties";

Taos Cantina LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (the "Taos Cantina"),

Sedona Culinary Concepts, LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“Culinary Concepts”),

Spector Offices LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“Spector Offices”),

Barrett Realty, LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“Barrett”),

L’Auberge Spa, LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“LA Spa”); and

Chicago Title Insurance Company (“Escrow Agent” and “Title Company”), whose address is 2425 E. Camelback Road, Suite 200, Phoenix, AZ 85016, attn: DeWayne C. Huffman.

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RECITALS

A.           On or about June 11, 2007, Original Lender made a loan to HL Borrower in the amount of not to exceed THIRTY-TWO MILLION AND NO/100 DOLLARS ($32,000,000.00), which was later increased to FORTY-THREE MILLION FOUR HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($43,435,000.00) (the "HL Loan"). The HL Loan is evidenced and secured by the HL Loan Documents, as described in Schedule A-i attached hereto and incorporated herein. Capitalized terms used but not otherwise defined in the body of this Agreement are defined in such Schedule A-i as well as in Schedule A-ii attached hereto and incorporated herein.

B.           The HL Deed of Trust is a lien on the real property, including all improvements thereon, located on the land described in Exhibit B attached hereto and incorporated herein, which legal description reflects the original legal description, as well as the revised legal description showing the Lots in the plat of the subdivision, now known as "LaMerra," after release of several of such Lots from the lien of the HL Deed of Trust, and also created a security interest in Original Lender’s favor in the personal property as described therein and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to those identified by the Arizona Department of Water Resources as Nos. 36-18397.0002, 36-18398.0003, 36-18399.0002, 55-609716, 39-48282, 39-48283, 39-48284 and 39-48285 (collectively, the “LaMerra Water Rights”), which real and personal property and LaMerra Water Rights (collectively, the "LaMerra Property") is commonly known as "LaMerra," a residential subdivision along Oak Creek, Yavapai County, Arizona, in which 233 Oak Creek Lots, LLC (an entity not affiliated with or under the control of any of the Conveying Parties) owns one (1) lot, HL Borrower owns twenty-eight (28) lots and an affiliate of Lenders owns nine (9) lots. A lease of a parcel of land in the vicinity of SR 89A and Upper Red Rock Loop Road for use as a potential information center for the LaMerra Property has terminated as of December 31, 2012, and the security deposit in the amount of $6,000 thereunder is to be refunded by the landlord to HL Noteholder.

C.           Spector continues to own a 66.925% membership interest in Canyon Portal II (the "Spector Canyon Portal II Membership Interest"). Pursuant to the Spector Trust and HIDC HL Security Agreement, the Second Spector Trust HL Security Agreement, and the Restated Spector Trust/Individual and HIDC HL Security Agreement, Spector and HIDC Investments, LLC ("HIDC") granted a security interest in twenty eight and one hundred seventy five 1000ths percent (28.175%) of the membership interest in Canyon Portal II, which security interest is held by HL Noteholder. By the foregoing security agreements, Spector and HIDC also granted a security interest in membership interests in Amara, LLC, an Arizona limited liability company ("Amara"). Canyon Portal II is the owner of the Canyon Portal Shopping Center in Sedona, Arizona. Amara no longer owns any property.

D.           The HL Loan and the HL Loan Documents were assigned to HL Noteholder pursuant to the HL Note Allonge, the HL Loan Documents Assignment, and other assignment documents described in Schedule A-i.

E.           On or about May 7, 2008, Original Lender made a loan to LA Borrower in the amount of not to exceed SEVENTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($72,250,000.00) (the "LA Loan"). The LA Loan is evidenced and secured by the LA Loan Documents, as described in Schedule A-ii.

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F.           The First LA Deed of Trust is a lien on (i) the real property, including all improvements thereon, located on the land (the "L’Auberge Land"), as described in Exhibit F-i attached hereto and incorporated herein, and also created a security interest in Original Lender’s favor in the personal property as described therein and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to those identified by the Arizona Department of Water Resources as Nos. 36-60294.0001 and 36-69321.0001 (collectively, the “L’Auberge Water Rights”), which real and personal property includes what is commonly known as the L’Auberge de Sedona Hotel & Resort, including a hotel and a restaurant and bar in Sedona, Coconino County, Arizona (together with the L’Auberge Water Rights, the "L’Auberge Property"), and (ii) the real property, including all improvements therein, located on the land (the "Orchards Inn Land"), as described in Exhibit F-ii attached hereto and incorporated herein, and also created a security interest in Original Lender’s favor in the personal property described therein and also created a security interest in Original Lender’s favor in the personal property as described therein and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to that identified by the Arizona Department of Water Resources as No. 36-42343.0001 (the “Orchards Inn Water Rights”), which real and personal property include what is commonly known as the “Orchards Inn”, including a hotel and a restaurant in Sedona, Coconino County, Arizona (together with the Orchards Inn Water Rights, the "Orchards Inn Property"). For purposes of this Agreement, the Orchards Inn Property shall include LA Borrower’s interest in the one (1) pre-fabricated cottage consisting of approximately 600 square feet currently in storage in the Schulte manufacturing facility in Avondale, Arizona. The delivery and installation with respect to this cottage are as described in Exhibit F-iii hereto (which sets forth a copy of all documents executed by or on behalf of LA Borrower with Schulte in connection with such cottage and all material notices delivered in connection therewith) and remain enforceable by LA Borrower.

G.           LA Borrower holds the following interests: (i) lessee’s interest under a lease (the "Affordable Housing Lease Interest") with Canyon Portal II for units used for affordable housing, (ii) lessee’s interest under a lease with Canyon Portal II for five (5) units used as temporary employee housing and a sublandlord’s interest in various subleases related to such units (together, the "Temporary Housing Lease Interest"); (iii) lessee’s interest under a lease (the "Sinagua Storage Lease Interest") with Sinagua Plaza II, LLC ("Sinagua Plaza II"), the owner of the Sinagua Shopping Center, for storage located at the Sinagua Shopping Center, and (iv) lessee’s interest under a lease (the "Sinagua Parking Lease Interest") with Sinagua Plaza II for parking spaces located at the Sinagua Shopping Center, a complete copy of each of which, including any amendments, supplements and modifications thereto, is included as Exhibit G-i through G-iv attached hereto. The leasehold interests referred to in this paragraph are used by LA Borrower in connection with the operation of L’Auberge Property, although they are not subject to the First LA Deed of Trust.

H.           Orchards Annex holds the lessee’s interest under a lease, a complete copy of which, including any amendments, supplements and modifications thereto, is included as Exhibit H attached hereto (collectively, the "Orchards Annex Property Lease Interest") with Canyon Portal II, the owner of the Canyon Portal Shopping Center in Sedona, Coconino County, Arizona, for 28 rooms commonly referred to as the "Orchards Annex" located at the Canyon Portal Shopping Center. The Orchards Annex is operated as part of the Orchards Inn but is not subject to the First LA Deed of Trust.

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I.           Orchards Inn holds the following interests: lessee’s interest under a lease (the "Orchards Inn Parking Lease Interest") with Canyon Portal II for parking at the Canyon Portals Shopping Center, and (ii) lessee’s interest under a lease (the "Orchards Inn Laundry Lease Interest") with Canyon Portal II for the Orchards laundry facility at the Canyon Portal Shopping Center, a complete copy of each of which, including any amendments, supplements and modifications thereto, is included as Exhibit I-i through I-ii attached hereto. The leasehold interests referred to in this paragraph are used by Orchards Inn in connection with the operation of the Orchards Inn Property, but are not subject to the First LA Deed of Trust. Each of the Affordable Housing Lease Interest, the Temporary Housing Lease Interest, the Sinagua Storage Lease Interest, the Sinagua Parking Lease Interest, the Orchards Annex Property Lease Interest, the Orchards Inn Parking Lease Interest, the Orchards Inn Laundry Lease Interest and each other lease interest between a Conveying Party and an affiliate thereof relating to or affecting any or all of the Property are referred to herein individually as a “Lease Interest” and collectively as the “Lease Interests.”

J.           The Second LA Deed of Trust is a lien granted by the LA Borrower on property in Sedona, Coconino County, Arizona (the "Schnebly Hill Land") as described in Exhibit J attached hereto and incorporated herein, and also created a security interest in favor of Original Lender in personal property, as described therein, which real and personal property is collectively referred to herein as the "Schnebly Hill Property". The Schnebly Hill Property is used as affordable housing by LA Borrower, and affordable housing is a condition of the zoning. The Schnebly Hill Property is encumbered by a deed of trust that secures a loan in favor of Bank 1440 (the "Schnebly Hill Lender") with an approximate unpaid principal balance of $245,180.13 (the "Schnebly Hill Loan").

K.          Orchards Inn is wholly owned by LA Borrower and all of the assets owned or controlled by a Conveying Party, and, subject to the terms and conditions of this Agreement, liabilities owing by LA Borrower related to the ownership and operation of the Orchards Inn and the associated restaurant and other facilities are specified in detail on Exhibit K-i hereto with respect to the operation of the Orchards Inn (collectively, the "Orchards Inn Assets and Liabilities"). L’Auberge de Sedona, LLC is wholly owned by LA Borrower and all of the assets owned or controlled by a Conveying Party and, subject to the terms and conditions of this Agreement, liabilities owing by LA Borrower related to the ownership and operation of the L’Auberge Property, and the associated spa, restaurant and other facilities are specified in detail on Exhibit K-ii hereto (collectively, the "L’Auberge de Sedona, LLC Assets and Liabilities").

L.           The LA Loan and the LA Loan Documents were assigned to LA Noteholder pursuant to the LA Note Allonge, the First LA Deed of Trust Assignment, the Second LA Deed of Trust Assignment and the other assignment documents described in Schedule A-ii.

M.          Pursuant to (i) Subordination Agreement between LA Borrower, Original Lender, as Subordinate Lender, and First Credit Bank, as Senior Lender, dated September 18, 2009, and recorded on September 25, 2009 in the Coconino Records as Instrument No. 3539611, (ii) Subordination Agreement between LA Borrower, Original Lender, as Subordinate Lender, and First Credit Bank, as Senior Lender, dated September 28, 2010, and recorded on September 30, 2010 in the Coconino Records as Instrument No. 3575445, and (iii) Subordination Agreement between LA Borrower, LA Noteholder, as Subordinate Lender, and First Credit Bank, as Senior Lender, dated February 23, 2011, and recorded on March 9, 2011 in the Coconino Records as Instrument No. 3589822 (collectively, the "Subordination Agreements"), Original Lender and LA Noteholder have subordinated the specified LA Loan Documents, the LA Loan, and its lien on and security interest in the "Collateral" defined therein, to the lien of the Senior Deed of Trust, as defined in the Subordination Agreements, under which First Credit Bank is beneficiary, securing a loan made by First Credit Bank (the "First Credit Bank Loan") to LA Borrower.

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N.           The HL Loan and the LA Loan (collectively, the "Loans") are now due and payable.

O.           To avoid the need for Noteholders and the Borrowers to attempt to exercise their rights and remedies pursuant to the Loans, the Conveying Parties desire to convey to the Transferee Entities (as designees of Noteholders) as follows: (i) the LaMerra Property to HL Newco; (ii) the L’Auberge Property; the Temporary Housing Lease Interest, the Sinagua Storage Lease Interest, the Sinagua Parking Lease Interest, the L’Auberge de Sedona, LLC Assets and Liabilities and the Orchards Inn Assets and Liabilities to L’Auberge Newco, (iii) the Orchards Inn Property, the Orchards Annex Property Lease Interest, the Orchards Inn Parking Lease Interest and the Orchards Inn Laundry Lease Interest to Orchards Newco (iv) provide for the right of a designee of a Transferee Party to exercise the option for the purchase of the Spector 28.175% Canyon Portal II Membership Interest (defined below); and (v) grant the Option (as defined below) and to provide for the designee of a Transferee Party have the right to exercise the Option for the purchase of the Schnebly Hill Property and the Affordable Housing Lease Interest, in full and complete satisfaction of all amounts and all other liabilities and obligations owing under, arising out of or relating to the Loans and the Loan Documents (in addition to the other consideration set forth in this Agreement), and each party hereto desires to mutually and fully release (except to the extent set forth herein) each other party hereto, from any and all liabilities and obligations arising out of or relating to the Loan Documents, and Noteholders agree to cause the Transferee Entities to accept the conveyances, all on the terms and conditions set forth herein, and each party hereto (as applicable) agrees to pay and perform each of the other of its obligations contemplated hereby, as consideration for the full and complete satisfaction of all amounts owing and all other liabilities and obligations under, arising out of or relating to the Loans and the Loan Documents, all on the terms and conditions set forth herein. The LaMerra Property, the L’Auberge Property, the Option, the Orchards Inn Property, Temporary Housing Lease Interest, the Sinagua Storage Lease Interest, the Sinagua Parking Lease Interest, the Orchards Annex Property Lease Interest, the Orchards Inn Parking Lease Interest, and the Orchards Inn Laundry Lease Interest are collectively referred to herein as the "Property". The Parties have each independently considered the tax implications of the transactions contemplated hereby, including, by consulting with their respective tax consultants and advisors. The Parties shall each be responsible for any and all respective tax and related consequences of entering into this Agreement and all agreements related thereto.

P.           Intentionally Omitted.

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Q.           As additional consideration for the transactions set forth in this Agreement, concurrent with and as part of the Closing, the Taos Restaurant shall be managed by Taos Cantina, and Taos Cantina, as manager, and Orchards Newco or its designee, as owner, shall enter into a management agreement for the Taos Restaurant located on the Orchards Inn Property for the consideration and upon the terms set forth in a management agreement in a commercially reasonable form and substance for a similar property, to be agreed upon by the parties thereto acting in good faith prior to the Property Verification Deadline (the "Taos Cantina Management Agreement"). The Taos Cantina Management Agreement shall provide for: (i) a one (1) year term, commencing on the Closing Date, which may be renewed by Orchards Newco (in its sole discretion) upon the expiration of the initial term or any applicable extended term, (ii) a base monthly management fee equal to Ten Thousand Dollars ($10,000), and (iii) an annual incentive management fee equal to ten percent (10%) of the increase in annual Net Cash Flow of the Taos Restaurant. The Taos Cantina Management Agreement may be terminated by Orchards NewCo at any time prior to the scheduled expiration thereof: (a) upon payment of a termination fee to Spector equal to the balance of the base monthly management fee payments that would have been due through the remainder of the current term, (b) if Spector breaches his obligations hereunder or under any other document or instrument executed in connection herewith, or (c) upon a sale of disposition of the Property, upon payment of a termination fee to Spector equal to the balance of the base monthly management fee payments that would have been due through the remainder of the current term. For purposes hereof “Net Cash Flow” means, with respect to the Taos Restaurant, the recurring cash operating income of the Taos Restaurant after deducting all cash fees, costs and expenses reasonably related to the operations of the Taos Restaurant, including, without limitation, property taxes, pass-through expenses, management fees and insurance.

R.           As additional consideration for the transactions set forth in this Agreement, the Sedona Culinary Concepts, LLC, an Arizona limited liability company, shall provide to Orchards Newco and Orchards Annex, LLC complimentary breakfasts for each guest of the Orchards Inn and the Orchards Annex in the same manner and on the same terms and conditions as provided prior to November 1, 2012 set forth in the Canyon Breeze Services Agreement attached hereto as Exhibit R (the "Canyon Breeze Service Agreement") provided, however, that the Canyon Breeze Service Agreement shall be modified to provide for: (i) a one (1) year term, commencing upon the Closing Date which may be renewed by Orchards NewCo and/or Orchards Annex, LLC (in their respective sole discretion) upon the expiration of the initial term or any applicable extended term and (ii) termination by Orchards NewCo and/or Orchards Annex, LLC upon thirty (30) days notice to Canyon Breeze Restaurant, without penalty or cost.

S.           Intentionally Omitted.

T.           LA Borrower and LA Noteholder have, prior to the date of this Agreement, obtained an increase in the available loan proceeds from the First Credit Bank Loan in the amount of $7,106,600 and an extension of the maturity date thereunder to March 28, 2014 (the “FCB Modification”).

U.           Intentionally Omitted.

AGREEMENT

Now, therefore, in consideration of the premises and the representations, warranties and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.          Information to Lender Parties. Throughout the terms of the Loans, Borrowers have provided to Lenders certain monthly operating statements, construction draw reports and financial information relating to the ownership, operation, construction, maintenance, repair and replacement of the property that is the subject of the Loans (collectively, the "Operating Reports"). Notwithstanding the foregoing, the Conveying Parties will make available to Noteholders and/or Transferee Entities at the Conveying Parties’ offices or other reasonable facilities located near such offices located in Sedona, Arizona or such other location as the Parties may mutually determine for review during the entire term of the Property Verification Period (defined below), the following information (collectively, the "Property Information"):

(a)          A full and complete accounting of all paid (since January 1, 2008) and unpaid bills, invoices, expenses and costs relating to the ownership, management, development, maintenance, construction, refurbishing or repair, operation and leasing of each Property (including for the Property leasehold interests), including those accounts payable listed on Exhibits 1(a)-i through 1(a)-x attached hereto and incorporated herein by reference;

(b)          Copies of all bills and invoices for the paid (since January 1, 2008) and unpaid items identified in Section 2(a) above;

(c)          Copies of any past (since January 1, 2008) and current contracts, leases and agreements relating to the current, ongoing management, maintenance, construction/refurbishing or repair, operation and leasing of the Property (the "Contracts"), including those contracts as listed on Exhibits 1(a)-i through 1(a)-x attached hereto and incorporated herein;

(d)          A full and complete accounting of all past (since January 1, 2008), including those previously paid) and current accounts receivable relating to the ownership, operation and leasing of the Property and of all deposits made with or by third parties, including those listed on Exhibits 1(a)-i through 1(a)-x attached hereto and incorporated herein by reference;

(e)          Copies of all bills, invoices or other evidence of the items identified in or related to Section 2(d) above;

(f)          Copies of all current material licenses and permits, including liquor licenses, relating to the ownership, management, development, construction, operation and leasing of the Property, including those listed on Exhibits 1(f)-i through 1(f)-x attached hereto and incorporated herein;

(g)          Copies of any site plans, plat maps, subdivision reports, surveys, plans and specifications, environmental reports, zoning materials, soil reports, or material correspondence (including from third parties) affecting the applicable Property;

(h)          Copies of all written lease agreements (the "Leases") currently in effect made by the Conveying Parties to tenants of any Property, along with a full accounting of rent collected from January 1, 2008, to the date that is not more than thirty (30) days prior to the date that the information has been supplied, and a listing of all security deposits with respect to the Leases, including, those listed on Exhibit 1(h) attached hereto and incorporated herein;

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(i)          Records of all previous (since January 1, 2008) and currently existing room, cabin, restaurant, ballroom, lawn or other reservations (collectively, the "Reservations") including records of deposits for any of the rooms, cabins, restaurants, ballrooms, lawns or other areas, or otherwise at the Property;

(j)          Copies of all books, records, and correspondence relating to the ownership, management and operation of the Property and the leasing thereof since January 1, 2008;

(k)         Copies of all currently in effect documents evidencing or relating to intellectual property, including, trade names, trademarks, or copyrights;

(l)          Copies of such other documents, records and information related to the Property as Noteholders may reasonably request, including with respect to the Operating Reports previously delivered; and

(m)        Upon commencement of the Property Verification Period, a reasonably detailed preliminary inventory of the personal property currently or customarily located at the Property as described on Exhibit 1(m) attached hereto and incorporated herein. The Lender Parties may request for such inventory to be updated and agreed upon in writing at least seven (7) business days before the Closing Date.

2.           Diligence and Confirmation.

(a)          Subject to subsection (b) below and the other applicable terms hereof, each of the Noteholders and Transferee Entities (including their respective consultants, agents and designees) shall have the right to conduct full and unrestricted due diligence, investigation and analysis of the Property and the Conveying Parties and the Spector Trust (including each of their respective books, records and related documents) in connection with the transactions contemplated by this Agreement and the decision by the Lender Parties whether to proceed with the Closing of this Agreement on the Closing Date. Lender Parties and their consultants, agents and designees shall complete such due diligence, investigation and analysis of the foregoing (the "Property Verification Condition") during the period (the "Property Verification Period") commencing on the Effective Date and ending on the date that is sixty (60) days thereafter (the "Property Verification Deadline"); however, the Property Verification Deadline shall be extended by an additional business day for each business day that there is any material delay: (i) by a Conveying Party or their consultants, agents and designees in the performance of any of its obligations hereunder, or (ii) in the ability of a Lender Party to access or receive any of the information, documents or consents required hereunder. The Conveying Parties and the Lender Parties shall use reasonable efforts to avoid an extension of the Property Verification Deadline beyond the date that is seventy-five (75) days after the Effective Date. The Conveying Parties shall provide a suitable workspace for six people during the Property Verification Period to be used by the Noteholders, Transferee Entities and their consultants, agents and designees for the foregoing due diligence, investigation and analysis, and such persons may continue to use such workspace thereafter for purposes of preparation of the Closing unless and until this Agreement terminates.

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(b)          In order to facilitate the satisfaction of the Property Verification Condition, the Conveying Parties agree that the Lender Parties or anyone reasonably authorized by them may go upon the Property at reasonable times during the Property Verification Period to confirm the Property Verification Condition. With three (3) business days’ prior notice to the Conveying Parties, Lender Parties shall have the right to make reasonable inquiries (directly or indirectly) of contractors, subcontractors, tenants, prospective tenants, vendors, employees, lenders, guests, consultants, governmental authorities or other third parties (collectively, "Key Contacts") regarding the Property or the transactions contemplated hereby. Lender Parties have been informed of and acknowledge the importance to Conveying Parties that Conveying Parties are afforded the opportunity to coordinate and facilitate initial contact with any Key Contacts to minimize any adverse reaction by such Key Contacts in connection with any such inquiries by Lender Parties. Although Conveying Parties cannot assure the availability of a Key Contact at any given time, Conveying Parties agree to use good faith reasonable efforts to achieve such coordination and facilitation within three (3) business days after any request therefor by a Lender Party. After the Property Verification Deadline and until the Closing Date, Lender Parties may reasonably request updated information related to the Property, its operations and any other relevant matters, and the Conveying Parties agree to use good faith reasonable efforts to supplement and update all of such documents, records and information and promptly provide same to Noteholders and Transferee Entities.

(c)          The Conveying Parties shall not permit any liens, mortgages or encumbrances to exist on any or all of the Property except for those liens, mortgages and encumbrances set forth on Exhibit 2(c) hereto that Lender Parties have consented to in writing.

(d)          During the Property Verification Period, the applicable Parties shall use good faith reasonable efforts to obtain the following (collectively, the "Property Verification Documents"):

(i)          The parties acknowledge that prior to the date of this Agreement, the FCB Modification was consummated, and as part of the FCB Modification, First Credit Bank agreed to extend the term of the First Credit Bank Loan, but did not agree that LA Borrower and any and all other Borrower Parties having any liability or obligations under the First Credit Bank Loan were released from such liabilities and obligations under the First Credit Bank Loan. L’Auberge Newco hereby agrees to indemnify and hold harmless Spector for, from and against all losses, costs and expenses, including, without limitation, reasonable attorneys’ fees directly caused by the Transferee Parties and arising from the enforcement by FCB of any documents securing the First Credit Bank Loan against Spector (collectively “FCB Losses”); provided, however, that in no event shall L’Auberge Newco have any obligation to indemnify or hold harmless Spector on account of FCB Losses arising from any act or omission of a Borrower Party (other than a failure to make any payment of principal or interest as and to the extent the same first become due and payable after the Closing under the terms of the First Credit Bank Loan) or the breach by any Borrower Party of any loan document securing or relating to the First Credit Bank Loan (other than a failure to make any payment of principal or interest as and when required herein).

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(ii)         Conveying Parties and Lender Parties jointly shall use reasonable efforts to obtain the affirmative assurance from Title Company that, upon recordation of the Deeds, the Title Company will irrevocably commit to issue an ALTA extended coverage owner’s title insurance policies at usual rates (individually, an "Owner’s Policy" and collectively, the "Owner’s Policies") for the LaMerra Property, insuring HL Newco’s title to that Property described in Exhibit B, for the L’Auberge Property, insuring L’Auberge Newco’s title to that Property described in Exhibits F-i and J, for the Orchards Inn Property insuring Orchards Newco’s title to the Orchards Inn Property described in Exhibit F-ii, for the Orchards Annex Property Lease Interest leasehold title to the property described in Exhibit 2(d)(ii), and insuring the Option, all in an insured amount requested by those Transferee Entities, subject only to the title exceptions, contained in Schedule B – Section II of a title commitment for each Property issued by the Title Company and reasonably acceptable to the Transferee Entity, containing those customary endorsements (to the extent available under each Owner’s Policy), as each such Transferee Entity may reasonably require, so that the Property may be operated after the Closing in a manner substantially consistent as has been operated prior to the Closing (collectively, the "Title Assurance"). Except for title exceptions contained in any lenders’ title insurance policies issued in connection with the HL Loan and the LA Loan on or before January 1, 2011, which title exceptions are deemed approved by Lender Parties, any other title matters shall require the approval of the Lender Parties, in their sole and absolute discretion, in order to be approved title exceptions under each Owner’s Policy. Transferee Entities shall provide to (and shall authorize Escrow Agent and Title Company to provide to) Conveying Parties copies of all title commitments and amendments thereto pertaining to the Property.

(iii)        Conveying Parties (with the reasonable cooperation of the Transferee Entities) shall use reasonable efforts to obtain (A) the Consents to Assignment of Lease in the forms of Exhibits 2(d)(iii)-A, 2(d)(iii)-B, 2(d)(iii)-C, 2(d)(iii)-D, 2(d)(iii)-E and 2(d)(iii)-F and 2(d)(iii)-G attached hereto and incorporated herein (the "Consent to Assignment of Lease") to be executed by the applicable lessor of such lease, (B) consent from any other any party whose consent to the transactions contemplated by this Agreement is required pursuant to a recorded instrument, and (C) the release of the applicable assignor from any and all liabilities and obligations under service agreements, delivery contracts, and another vendor contracts relating to the operation of the Property, subject to the payment of any balances due or owing in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Transferee Entities shall have the right to terminate, without penalty or cost, any or all of the Lease Interests (or any portion thereof) at Closing or at any time upon thirty (30) days prior notice to the applicable lessor under such Lease Interest and each of the Conveying Parties shall cause each Lease Interest to be amended on or prior to the Closing to provide for such right of termination by the Transferee Entities. The Transferee Entities’ obligation to continue to make rental or other payments due under any Lease Interest that is not terminated at Closing shall continue until the expiration of the thirtieth (30th) day after the date such notice is delivered to the applicable lessor.

The consents and releases required under Section 2(d)(iii) collectively are referred to as the "Third Party Consents".

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(iv)        If on or before the Property Verification Deadline: (A) Lender Parties reasonably determine that the Property Verification Conditions are not materially true, complete and correct (without duplication of any already provided materiality standard elsewhere provided) or otherwise reasonably satisfactory, or (B) Lender Parties and/or Conveying Parties (as the case may be) have not, despite their diligent good-faith reasonable efforts, obtained any of (1) the Title Assurance, (2) the Third Party Consents, (3) the documents described in the Exhibits and Schedules hereto, (4) or the other documents and instruments contemplated hereby as of the Property Verification Deadline, then Lender Parties shall have the right to deliver to Conveying Parties written notice thereof (the "Lender Parties’ Notice") on or before the Property Verification Deadline, which Lender Parties’ Notice shall describe in reasonable detail the conditions under clauses (A) and/or (B) above that have not been met or are not satisfactory. If the Lender Parties deliver a Lender Parties’ Notice pursuant to the immediately preceding sentence, and/or if any of the Title Assurance, the Third Party Consents or other documents and instruments contemplated hereby have not been timely obtained in accordance with Section 2(d) above or as otherwise provided herein, then Lender Parties and Conveying Parties shall reasonably and in good faith attempt to satisfy the outstanding conditions and resolve any matters disputed by Conveying Parties contained in Lender Parties’ Notice, within fifteen (15) days after the expiration of the Property Verification Deadline (the "Resolution Period"), by exchanging such information as is reasonably necessary or appropriate to attempt to resolve the matter, communicating with applicable third parties as appropriate and taking any other actions as are reasonably necessary or appropriate. Unless (I) (a) Lenders Parties’ Notice is withdrawn by written notice from Lender Parties or the objections contained therein have been satisfied to the reasonable satisfaction of the Lender Parties or (b) Lender Parties and Conveying Parties have agreed in writing to proceed to Closing in accordance with the Adjusted Settlement Protocol (defined below) or otherwise as otherwise agreed upon in writing to resolve any such disputes, and (II) the Title Assurance and all outstanding Third Party Consents and other documents and instruments contemplated hereby are obtained (or the Lender Parties, in their sole and absolute discretion, have waived in writing the requirement therefor), as applicable, on or before the expiration of the Resolution Period, this Agreement automatically shall terminate upon the expiration of the Resolution Period, the Loan Documents will continue in full force and effect and the parties hereto may pursue any and all rights and remedies at law or in equity to which they are entitled under the Loan Documents or otherwise (collectively, the "Pre-Agreement Rights and Remedies"), and no party hereto shall thereafter have any further liability or obligation under this Agreement to complete the transactions hereunder. Additionally, prior to the expiration of the Resolution Period, the Conveying Parties shall update the Exhibits, Schedules, and the representations and warranties set forth in this Agreement by written notice to the Lender Parties within five (5) Business Days of a Conveying Party’s knowledge that any of the information set forth in the Exhibits or Schedules, or any of the representations or warranties made by a Conveying Party, is not materially true and complete as and when made or is no longer true and correct; provided that the Conveying Parties shall notify the Lender Parties in writing of any of the foregoing to the extent discovered during the two (2) business day period prior to the Resolution Period or the Property Verification Deadline but Lender Parties shall have the right to not proceed with the Closing and terminate this Agreement, whereupon this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If (x) the Conveying Parties fail to cure such breach within the earlier of ten (10) days of discovery of or receipt of notice of such breach or the expiration of the Resolution Period (or the Property Verification Deadline, if the Resolution Period is not applicable) or (y) Lender Parties do not waive any such breach, this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If a Conveying Party is notified by a Lender Party that any of the information set forth in the Exhibits or Schedules, or any of the representations or warranties made by a Conveying Party, is not materially true and complete as and when made or is no longer true and correct and the Conveying Parties have failed to cure such requests by a Lender Party regarding such breach ) the Conveying Parties fail to cure such breach within the earlier of ten (10) days of discovery of or receipt of notice of such breach or the expiration of the Resolution Period (or the Property Verification Deadline, if the Resolution Period is not applicable), the Lender Parties shall have the right to terminate this Agreement.

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(v)         Subject to the right of termination of Lender Parties as provided in Section 2(d)(iv) above (and subject to the conditions to Closing under and terms of this Agreement), the parties hereto will proceed with all action necessary to close and deliver all documents and deliveries required pursuant hereto on or before the Closing Date.

(e)          Intentionally Omitted.

(f)          The additional loan proceeds from the FCB Modification were paid directly to LA Noteholder as a reduction of the amount due and payable by LA Borrower under the LA Loan. Notwithstanding the foregoing, those certain amounts due and payable by LA Borrower under the First Credit Bank Loan described on Exhibit 2(f) hereto were paid to First Credit Bank at the closing of the FCB Modification from the proceeds otherwise payable to LA Noteholder the FCB Modification (together, the “FCB Payments”). IMHFC agrees that during the term (the “Interest Payment Term”) that commences on the date of the closing of the FCB Modification and terminates on the earlier to occur of: (i) the Closing Date; or (ii) the date this Agreement is terminated or is no longer in effect, for any reason, IMHFC shall timely pay to First Credit Bank any interest payments allocable to the sum of $6,596,792.27 (which represents the amount of the proceeds of the FCB Modification, less the FCB Payments). The interest payments payable by IMH hereunder shall be calculated on a pro-rata basis, based on the actual number of days in the Interest Payment Term. On or prior to the Closing Date, the Conveying Parties shall cause an amount equal to the FCB Payments to be reimbursed to LA Noteholder. In the event First Credit Bank requires payments of real estate taxes, assessments or other similar amounts allocable to the prior to the Closing Date (together, the “FCB Tax Payments”) to be paid out of the proceeds of the FCB Modification, the Conveying Parties shall cause an amount equal to the FCB Tax Payments to be reimbursed to LA Noteholder at the Closing. The Adjusted Settlement Protocol shall apply to the Conveying Parties’ obligation to reimburse LA Noteholder for the FCB Payments and the FCB Tax Payments, as more particularly described in Section 13 of this Agreement.

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(g)          The Transferee Parties shall have the exclusive option (the “Option”) to acquire from LA Borrower the Schnebly Hill Property or the Affordable Housing Lease Interest, or either of them (together, and each, individually, the “Option Property”). The Option may be exercised by the Transferee Parties (or any of them), in their sole and absolute discretion, providing written notice to LA Borrower (the “Exercise Notice”) on or prior to the one hundred eightieth (180th) day following the Closing (the “Option Expiration Date”). If the Transferee Parties timely deliver an Exercise Notice, then LA Borrower shall convey to a designee of the Transferee Parties, all of LA Borrower’s right, title and interest in and to the Option Property for $1.00. The closing of such conveyance shall occur no later than the tenth (10th) day following the date LA Borrower receives the Exercise Notice, and at the closing thereof, (i) with respect to the Schnebly Hill Property, LA Borrower shall deliver a special warranty deed substantially in the form of Exhibit 8(a)(i) hereto, a bill of sale and general assignment substantially in the form of Exhibit 8(b)(i) hereto, and such other documents reasonably required by the Transferee Parties or Escrow Agent to cause Escrow Agent to issue an ALTA extended coverage owners title insurance policy insuring such designee of the Transferee Parties as the fee simple owner of the Schnebly Hill Property; and (ii) with respect to the Affordable Housing Lease Interest, LA Borrower shall deliver an assignment and assumption of lease and consent to assignment of lease substantially in the form of Exhibit 2(d)(iii)-A hereto, and such other documents as are reasonably requested by the Transferee Parties. The Transferee may record a memorandum of the Option in the official records of the county in which the Option Property is located. If the Transferee Parties fail to timely exercise the Option prior to the Option Expiration Date, then the Option shall automatically expire and shall be of no further force or effect and the Transferee Parties shall cause a release of the Memorandum to be recorded in the official records of the county in which the Option Property is located, and if the Option expires with respect to the Schnebly Hill Property, the Transferee Parties shall also consent to a sale by LA Borrower of the Schnebly Hill Property, notwithstanding the terms of the Voting Trust Agreement which may prohibit such a sale; provided that such sale is for an amount that exceeds the then-outstanding balance of the Schnebly Hill Loan and such sale does not result in any liability whatsoever to any Transferee Party.

(h)          Spector Offices shall have the exclusive option (the “HIDC Option”) to acquire from HL Noteholder (if acquired by HL Noteholder or its affiliate) all of its right, title and interest in and to the HIDC Interest (as defined in Section 8(o) below). The HIDC Option may be exercised by Spector Offices, in its sole and absolute discretion, providing written notice to LA Noteholder (the “HIDC Exercise Notice”) on or prior to the date which is one hundred eighty days (180) following the date on which HL Noteholder (or its affiliate) acquires the HIDC Interest (the “HIDC Option Expiration Date”). If Spector Offices timely delivers an HIDC Exercise Notice, then HL Noteholder shall cause all right, title and interest in and to the HIDC Interest to Spector Offices for the payment of $200,000.00 (the “HIDC Purchase Price”). The closing of such conveyance shall occur no later than the tenth (10th) day following the date HL Noteholder receives the HIDC Exercise Notice, and at the closing thereof, HL Noteholder shall cause an assignment and assumption of the HIDC Interest substantially in the form of Exhibit 8(t) hereto, and such other documents as are reasonably requested by Spector Offices, and Spector Offices shall deliver the HIDC Purchase Price to HL Noteholder or its designee. If Spector Offices fail to timely exercise the HIDC Option prior to the HIDC Option Expiration Date or fails to timely and properly deliver the HIDC Purchase Price, then the HIDC Option shall automatically expire and shall be of no further force or effect.

3.          Warranties and Representations of Conveying Parties.

Subject to the modification and update of the Exhibits, Schedules, and representations and warranties as contemplated pursuant to Section 2, as of the Effective Date, the Property Verification Deadline (or, if applicable, the date that the Resolution Period has expired) and the Closing Date, the Conveying Parties and the Spector Trust jointly and severally represent and warrant to Lender Parties, the accuracy of the following representations and warranties, the accuracy of which shall be a Lender Parties’ Condition to Closing as set forth in Section 7:

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(a)          This Agreement: (i) is executed voluntarily and not pursuant to any duress; (ii) is executed in mutual good faith among the parties; (iii) is given for the express consideration set forth in the Recitals above and as otherwise set forth herein; and (iv) is not given or intended to hinder, delay, or defraud any creditor, or to contravene any of the bankruptcy laws of the United States (11 U.S.C. § 101 et seq.), hereinafter referred to as the Bankruptcy Code, or any other applicable laws;

(b)          This Agreement is not given as security for the payment of money or any indebtedness, or as security of any kind or nature;

(c)          Exhibits 3(c)-i through 3(c)-x attached hereto and incorporated herein lists all existing tenants of the applicable Property (the "Tenants"), and to each Conveying Party’s actual knowledge, there is no default under any Lease on the part of such Conveying Party or any Tenant except as indicated on Exhibits 3(c)-i through 3(c)-x (provided that all defaults by a Conveying Party under a Lease shall be cured or waived by the applicable Tenant prior to Closing);

(d)          Except as set forth in Schedule 3(d) attached hereto: (i) no Conveying Party is a party to any pending, current or appealable litigation, (ii) no Conveying Party has received written notice of any threatened or potential litigation against it, or its Property and (iii) no Conveying Party has any unsatisfied judgment;

(e)          Except as identified in Schedule 3(e) attached hereto, no proceedings in bankruptcy have been instituted and served or threatened in writing by or against any Conveying Party (including Spector) in any court, nor has any Conveying Party (including Spector) made an assignment for the benefit of creditors;

(f)          There will be no service, management, operation, or supply contracts relating to the Property that will be binding on any of the Transferee Entities upon Closing except as disclosed on Exhibits 1(a)-i through 1(a)-x and on Exhibits 1(h)-i through 1(h)-x. The applicable Conveying Party shall, at the discretion of the Transferee Entities, cause each such contract to be assigned to the Transferee Entity on the Closing;

(g)          Except as set forth on Schedule 3(d)-i, no Conveying Party has received any notice of material violation with respect to any Property of Federal or State Laws governing hazardous or toxic waste or substances. Each Conveying Party hereby discloses to Lender Parties that Borrowers may have stored and used vehicle fuel, fertilizer, and other similar substances on or about the Property in the ordinary course of business provided the same (i) have been and continue to be in compliance with all applicable environmental laws, (ii) have not and do not result in contamination of the Property and (iii) have not had and do not otherwise have a material adverse effect on the Property;

(h)          Each Conveying Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has the power and authority necessary to: (i) transact the business in which it is engaged, and, (ii) enter into this Agreement and each of the other documents and agreements contemplated hereby and, subject to obtaining the consents contemplated hereby, perform its obligations hereunder (including HL Borrower’s execution, assignment and delivery of the Assignment and Assumption of Declarant’s Rights and Appointment of Design Review Committee (the LaMerra Property) (the "Assignment of Declarant’s Rights") attached hereto as Exhibit 3(h);

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(i)          The execution, delivery and performance by a Conveying Party of this Agreement (together with all agreements and documents contemplated hereby) and the consummation of the transactions contemplated herein have been duly authorized and approved in accordance with its organizational documents. This Agreement, and each document, agreement and instrument executed in connection herewith, is and shall, constitute the legal, valid and binding obligations each Conveying Party, enforceable against each Conveying Party in accordance with the terms hereof or their respective terms (as the case may be), except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally;

(j)          No consent, approval, authorization, registration, or filing with any governmental or regulatory authority, or any other person or entity, is required to be made in connection with the execution, delivery and performance of this Agreement by a Conveying Party or the consummation by it of the transactions contemplated hereby, except with respect to the Contracts identified in Exhibits 1(a)-i through 1(a)-x, the Licenses and Permits identified in Exhibits 1(f)-i through 1(f)-x, and the Leases identified in Exhibit 1(h), each of which consents, approvals, authorizations, registrations or filings will have been made or obtained on or before the Closing;

(k)          Except for the consents described in this Agreement and the consents set forth on Exhibits 2(d)(iii)-i, 2(d)(iii)-ii, 2(d)(iii)-iii, 2(d)(iii)-iv, 2(d)(iii)-v, 2(d)(iii)-vi and 2(d)(iii)-vii hereto (except to the extent not applicable because of the termination of the applicable Lease Interest), the execution and delivery of this Agreement by the Conveying Parties, the compliance with the terms of this Agreement by them and the consummation of the transactions by them contemplated hereby, do not and will not conflict with or result in a breach or default under the terms, conditions or provisions of any agreement with a third party to which a Conveying Party is a party;

(l)          Upon Closing, the Borrower Parties and the Conveying Parties and each of their respective members (as applicable) will benefit from this Agreement;

(m)          Except as disclosed in Exhibit 3(m), no Conveying Party has received any notice (oral or written) disputing title to the Property or any part thereof. No Conveying Party has contracted with any person or entity for the purchase of any or all of its Property. Except as disclosed in Exhibit 3(m), no Conveying Party has any knowledge of any facts by reason of which possession or title to any or all of its Property may be called into question;

(n)          Except as set forth on Exhibit 3(n), each Conveying Party has filed and paid all required transaction privilege and use taxes and filed such returns as are required of them with all state and local governments and filed and paid all required employer tax withholding and employment related charges and contributions;

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(o)          Amara does not, directly or indirectly, own any assets properties, or rights of any kind;

(p)          All insurance policies related to the any or all of the Property are in full force and effect and except as set forth on Exhibit 3(p), there are no actual, pending or to a Conveying Party’s actual knowledge, threatened claims with respect thereto; provided, however, the Noteholders acknowledge that the following insurance policies relating to Spector as required under the LA Loan and/or the HL Loan are not in effect and have been or are in the process of being terminated with Noteholder’s consent: Prudential policy numbers L8329846, L8320719 and L8329827;

(q)          Except as disclosed in Exhibit 3(q), there are no direct or indirect transactions with any "Related Parties" involving the Property or the Conveying Parties. "Related Parties" means an Affiliate of a Conveying Party (including any direct or indirect equityholder of any such Affiliate), a member of Executive Management, an employee of a Conveying Party or a Family Member of Executive Management. For purposes hereof, (1) “Executive Management” means each of the following individual: Albert B. Spector, (2) “Family Member” means, with respect to any individual, such individual’s spouse (or registered domestic partner) and descendents (by birth or adoption) and such individuals other than immediate family (including parents, stepparents, siblings, and mothers- and fathers-in-law) and (3) Susannah Durant, Canyon Portal II, Sinagua Plaza, Sedona Culinary aka Canyon Breeze Restaurant, Tasting Arizona, Open Range Restaurant, SP-LA Art Gallary LLC, Barrett Realty, Rocky Mountain Chocolate, Spector Offices LLC, and Serenity Spa. “Affiliate” means, with respect to any Person, (i) any other Person who controls, is controlled by or it under common control with such Person, (ii) any director or officer of such Person or any Person specified in clause (i) above, or (iii) any other Person in which such Person has a five percent (5%) or more beneficial interest or as to which such Person serves as a managing member, manager, general partner, trustee or in a similar fiduciary or management capacity.

(r)          As of the Effective Date and as of the Closing, (A) no Conveying Party is (i) currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets or properties of the Conveying Party constitutes property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (C) no Embargoed Person has any interest of any nature whatsoever in the Conveying Party (whether directly or indirectly). The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

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(s)          No Conveying Party intends for this transaction to be subject to the Interstate Land Sales Full Disclosure Act or the Arizona public report requirements applicable to sales of subdivided lands.

(t)          The copies of documents delivered and information delivered to Noteholders or Transferee Entities pursuant to this Agreement are materially true, complete and exact copies of the originals of those documents.

(u)          All tangible, intangible, intellectual and other assets or properties owned by Conveying Parties used or necessary or advisable in connection with the business of the Property will be conveyed to the Transferee Entities with the consummation of the Closing of this transaction (except as set forth on Exhibit 3(u).

(v)         To the actual knowledge of the Conveying Parties, all information furnished by or on behalf of Conveying Parties hereunder (including all information contained in the Exhibits and Schedules hereto or in the other documents and agreements executed in connection herewith) for purposes of or in connection with this Agreement, the documents executed in connection herewith, or any transaction contemplated herein or therein is true, complete and correct, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (individually and taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

(w)        [Intentionally Omitted]

(x)          Employment.

(i)          Exhibit 3(x)(i) is a correct and complete list of any individuals who are employed full-time or part-time, or otherwise perform personal services with respect to the Property and include each such individual’s job title, years of employment and compensation, at the Property and current accrued unused vacation and sick leave of such individuals, as well as a listing of any applicable employment agreements or personal services contracts for such individuals;

(ii)         Except as set forth on Exhibit 3(x)(ii), no Conveying Party is represented by any labor union, labor organization or other employee group or association with respect to their employment at the Property, and, to the knowledge of Conveying Parties, there are no organizing activities, representation proceedings or demands for recognition or certification pending with regard to such persons;

(iii)        Except as set forth on Exhibit 3(x)(iii), no Conveying Party is a party to, bound by or in the process of negotiating any collective bargaining agreement, memorandum of understanding or other labor-related contract, arrangement or understanding with any labor union, labor organization or other employee group or association applicable to persons employed at or performing personal services at the Property. All employees at the Property are employed at will and there is no severance pay due and owing to any such employees at termination of employment or transfer to a successor;

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(iv)        Except as set forth on Exhibit 3(x)(iv), no Conveying Party is bound by or in the process of negotiating any employee leasing, shared labor or potential joint or single employer contracts or personal services contracts, arrangements or understandings involving the Property;

(v)         Except as set forth on Exhibit 3(x)(v), no Conveying Party has experienced or been affected by any strike, boycott, slowdown, walkout, work stoppage, or lockout within the past six (6) months and there is no such labor action pending or, to Conveying Parties’s knowledge, threatened against or otherwise affecting any Conveying Parties with respect to employees or personal service providers at the Property;

(vi)        Except as set forth on Exhibit 3(x)(vi), there are no grievances, demands arbitrations, suits, legal actions, administrative charges claims or administrative investigations, pending or threatened against the Conveying Parties with respect to the employees or individuals who perform personal services at the Property;

(vii)       The Conveying Parties and its Affiliates are in compliance with all laws, material agreements, contracts, and policies respecting employment and employment practices with respect to employees and personal service providers who work or perform services at the Property;

(viii)      (i) No Conveying Party has effectuated a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act, or any similar state or local law (the "WARN Act")) or a "mass layoff" (as defined in the WARN Act) involving employees working at the Property in the past year and (ii) as of the Closing Date, none of the employees of Conveying Parties will have experienced "employment loss" (as defined in the WARN Act) in the prior ninety (90) days prior to the Closing Date;

(ix)         Exhibit 3(x)(ix) contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 (as amended from time to time, "ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Conveying Parties or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Conveying Parties would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Conveying Parties or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee of the Conveying Parties (the "Employee Benefit Plans"). Each of the Employee Benefit Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986 (as amended from time to time, the "Code") is hereinafter referred to in this Section 6.1(o) as a "Title IV Plan." No Conveying Party, nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan;

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(x)          No Title IV Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), nor is any Title IV Plan a plan described in Section 4063(a) of ERISA. No Conveying Parties nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full);

(xi)         Each of Conveying Parties’s 401(k) plans and any other Employee Benefit Plans is intended to be and has been determined by the IRS to be a "qualified" plan under Section 401(a) of the Internal Revenue Code for which a favorable determination letter or opinion letter has been issued by the IRS and no event has occurred since the issuance of such letter that could reasonably be expected to adversely affect such qualified status; and

(xii)        Each Employee Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and no event has occurred and no condition exists which would subject the Conveying Parties or its Affiliates (or after the Closing, Transferee Entities or Affiliates) to any liability by reason of Conveying Parties or its Affiliate’s affiliation with any members of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m), or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules or regulations.

The term "actual knowledge" as used in this Agreement as applicable to the representations and warranties of a Conveying Party means that such representations and warranties are based solely on the actual (not constructive or imputed) knowledge of Mr. Albert B. Spector, Jr., as of the applicable date, after reasonable inquiry, including making inquiry of the general managers, the food and beverage directors and the engineering supervisors of the L’Auberge de Sedona Resort, the Orchards Inn (including the Taos Restaurant), the LaMerra Property, the Canyon Portal Shopping Center and each Conveying Party.

The representations and warranties in this Section 3 shall survive the Closing for a period of twelve (12) months and thereafter shall terminate.

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4.	Warranties and Representations of Lender Parties.

The Lender Parties represent and warrant to the Conveying Parties as of the Closing Date that:

(a)          This Agreement is executed in mutual good faith among the parties and is given for the express consideration set forth in the Recitals above and as otherwise set forth herein.

(b)          Each is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and if applicable, is authorized to transact business in Arizona, and has all power, authority and rights necessary to: (i) transact the business in which it is engaged, (ii) enter into this Agreement and each of the other documents and agreements contemplated hereby, and (iii) perform its obligations hereunder.

(c)          The execution, delivery and performance of this Agreement (together with all agreements and documents contemplated hereby) and the consummation of all transactions contemplated herein and therein have been duly authorized and approved in accordance with its organizational documents. This Agreement, and each document, agreement and instrument executed in connection herewith, is and shall constitute their legal, valid and binding obligations enforceable against each in accordance with the terms hereof or their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.

(d)          Except as set forth on Exhibit 4(d) hereto or as will have been obtained or made on or before the Closing or such other date as contemplated hereby, no consent, approval or authorization from, or registration or filing with, any governmental or regulatory authority or any other person or entity, is required, or to be made by it in connection with the execution, delivery and performance of this Agreement or the consummation by it of the transactions contemplated.

(e)          Except for the consents required under the First Credit Bank Loan Documents, the consents described in this Agreement and the consents set forth on Exhibit 4(e) hereto, the compliance with the terms of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or default under the terms, conditions or provisions of any agreement to which it is a party or by which it may be bound.

(f)          As of the Effective Date and as of the Closing, (A) Transferee Entities are (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of any Transferee Entity constitute property of, or are beneficially owned, directly or indirectly, by any Buyer Embargoed Person (as hereinafter defined), and (C) no Embargoed Person has any interest of any nature whatsoever in any Transferee Entity (whether directly or indirectly. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

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(g)          Lender Parties do not intend for this transaction to be subject to the Interstate Land Sales Full Disclosure Act and it is exempt from the Arizona public report requirements applicable to sales of subdivided lands.

The representations and warranties in this Section 4 shall survive the Closing for a period of twelve (12) months and thereafter shall terminate.

5.	Interim Agreements of Parties.

(a)          Except in the ordinary course of business, as would be in accordance with prior practice over the preceding twelve (12) months, or as required by law, from the Effective Date through the Closing Date, no Conveying Party will without the reasonable consent of the Lender Parties (i) enter into, modify or waive material provisions of, or terminate any material agreements relating to Property, including any Leases or employment agreements, (ii) remove from the Property any material portions of the personal property or other intangible property being conveyed pursuant to this Agreement, or (iii) materially change the usual business practices and operation of the Property, including, inventory and supplies levels, maintenance, employment and maintenance of reserves. Additionally, and without limiting the foregoing, from the Effective Date through the Closing Date, no Conveying Party will, without the reasonable consent of the Lender Parties, make any payment, disbursement or other expenditure of any nature, except in accordance with the Approved Budget (as defined in Section 18(a) of this Agreement). Except as provided in Exhibit 5(a), Conveying Parties (including Spector) confirm that none of the foregoing described in clauses (i) or (ii) of this Section 5(a) has occurred since January 1, 2011, and none of the foregoing described in clause (iii) of this Section 5(a) has occurred since November 1, 2012.

(b)          From the Effective Date through the Closing Date (or until termination of this Agreement), no Conveying Party (including Spector) shall file a voluntary petition under Title 11 of the United States Code or an involuntary petition under Title 11 of the United States Code against any other Conveying Party. If an involuntary petition under Title 11 of the United States Code is filed against any Conveying Party, such Conveying Party shall promptly, but in no event later than sixty (60) days of the filing thereof, cause the dismissal of such involuntary petition.

6.	As-Is Transaction.

(a)          AS OF THE EFFECTIVE DATE AND AS OF CLOSING, Transferee Entities ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES, AND COVENANTS MADE IN THIS AGREEMENT, THEY ARE ACQUIRING THE PROPERTY (INCLUDING ANY PROPERTY INTEREST) AND ANY IMPROVEMENTS NOW OR HEREAFTER MADE THERETO IN "AS IS" AND "WHERE IS" CONDITION, "WITH ALL FAULTS", AND THAT THE PROPERTY IS BEING CONVEYED AND TRANSFERRED IN "AS IS" AND "WHERE IS" CONDITION "WITH ALL FAULTS".

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(b)          UPON CLOSING, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES, AND COVENANTS MADE IN THIS AGREEMENT and the other documents and instruments executed in connection herewith (INCLUDING THE POST-CLOSING RIGHTS AND REMEDIES OF THE PARTIES UNDER PARAGRAPH 13), EACH PARTY (on behalf of itself AND ITS AFFILIATES AND AGENTS) DISCLAIMS and WAIVES ALL EXPRESS AND IMPLIED WARRANTIES AND ANY AND ALL CLAIMS OF LIABILITY AGAINST EACH OTHER PARTY AND their respective AFFILIATES and agents (INCLUDING CLAIMS AGAINST BORROWER PARTIES, CONVEYING PARTIES AND LENDER PARTIES), ARISING OUT OF OR RELATING TO THE PROPERTY, THE BUSINESS OPERATED THEREON, THE LOANS, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER ARISING IN TORT, CONTRACT, UNDER ANY STATUTE, WARRANTY, STRICT LIABILITY OR OTHERWISE (PROVIDED THAT NO Lender PARTY or its affiliates or agents SHALL BE DEEMED TO HAVE WAIVED ANY CLAIMS RELATED TO ARISING FROM A FRAUD ON SUCH Person).

The foregoing releases, waivers and terms of this Section 6 shall be binding upon the Parties, their successors and assigns and shall survive the Closing.

7.	Closing; Closing Conditions.

(a)          The consummation of the transaction contemplated by this Agreement shall be deemed to close (the "Closing") upon recordation of the Deeds (defined below) by Escrow Agent. It shall be a Lender Parties’ Condition to Closing (defined below) that Title Company shall have agreed in writing that, simultaneously with recordation of the Deeds, it will be irrevocably committed to issue to the applicable Transferee Entities an Owner’s Policy in accordance with the Title Assurance obtained from the Title Company pursuant to Section 2, including those endorsements (to the extent available under each Owner’s Policy), as agreed upon in the Title Assurance (the "Title Policy Condition"). Subject to terms of this Agreement, the Closing shall occur on the date that is twenty (20) days after the Property Verification Deadline or promptly (not to exceed five (5) days) after the Resolution Period, if applicable (the "Closing Date") or such other time as agreed to by the Parties hereunder, but in no event shall the Closing occur later than May 20, 2013. The Closing shall occur at the office of Escrow Agent or such other office as agreed to by the Parties hereunder.

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(b)          The obligation of Lender Parties to Close is subject to the satisfaction as of the Closing Date of the conditions (the "Lender Parties’ Conditions to Closing") that subject to any applicable notice and cure periods: (i) all covenants required to be performed by any of the Conveying Parties (including Spector) as of Closing Date shall have been performed pursuant to the terms of this Agreement and the representations and warranties in Section 3 shall be accurate as of the applicable date, and (ii) the Title Policy Condition shall be satisfied, either of which may be waived, in whole or in part and in their sole and absolute discretion, by Lender Parties in writing at or prior to the Closing. If the Closing fails to occur on or prior to the Closing Date because a Lender Parties’ Condition to Closing is not satisfied, then Lender Parties shall elect by written notice delivered to Borrower Parties on or before 5:00 p.m. (Phoenix, Arizona time) on the business day immediately following the Closing Date to (a) waive all unsatisfied Lender Parties’ Condition(s) to Closing and proceed with the Closing on that date which is three (3) business days after the Closing Date (provided that Conveying Parties also agree in writing to waive such condition if such condition also is a Borrower-related Parties’ Conditions to Closing), (b) require the applicable Conveying Party to specifically perform such condition within an applicable grace period (or pursuant to proceedings for equitable relief) or (c) terminate this Agreement, whereupon this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If Lender Parties do not deliver the written notice described in the preceding sentence, then Lender Parties shall be deemed to have elected to terminate pursuant to option (c). Notwithstanding the foregoing, Lender Parties may enforce their permitted pre-Closing remedies under Section 13 if the failure of the condition is also a default by a Conveying Party.

(c)          The obligation of Conveying Parties to Close is subject to the satisfaction as of the Closing Date of the conditions (the "Borrower-related Parties’ Conditions to Closing") that subject to any applicable notice and cure periods: (i) all covenants required to be performed by Lender Parties as of the Closing Date shall have been performed pursuant to the terms of this Agreement and the representations and warranties in Section 4 shall be accurate as of the such date; and (ii) the First Credit Bank Extension, Consent, Release and Novation has been obtained any of which Borrower-related Parties’ Conditions to Closing may be waived in whole or in part by Conveying Parties, as applicable, in writing at or prior to the Closing. If the Closing fails to occur on or prior to the Closing Date because a Borrower-related Parties’ Conditions to Closing is not satisfied, then Conveying Parties shall elect by written notice delivered to Lender Parties on or before 5:00 p.m. (Phoenix, Arizona time) on the business day immediately following the Closing Date to either (a) waive all unsatisfied Borrower’s Condition(s) to Closing and proceed with the Closing on that date which is three (3) business days after the Closing Date, or (b) terminate this Agreement, whereupon this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If Conveying Parties do not deliver the written notice described in the preceding sentence, then they shall be deemed to have elected to terminate pursuant to option (b).

8.           Conveyance and Closing Documents. On or before the Closing Date (or within the timeframes otherwise provided below), (i) the applicable Conveying Parties, shall execute, have acknowledged where applicable, and deliver to Escrow Agent (or Lender Parties, as mutually agreed by the parties), and (ii) the applicable Lender Parties shall execute, have acknowledged where applicable, and deliver to Escrow Agent (or Conveying Parties, as mutually agreed by the parties), the following instruments, payments and other deliveries, to be dated as of the Closing Date (where appropriate) (collectively, the "Closing Documents"):

(a)          Special Warranty Deeds in the forms attached hereto and incorporated herein as Exhibits 8(a)-i through 8(a)-iii for conveying the LaMerra Property to HL Newco and the L’Auberge Property and the Orchards Inn Property to Orchards Newco (the "Deeds");

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(b)          Bill of Sale and Assignment and Assumption of Scheduled Assumed Liabilities (which shall include all cash, accounts, receivables, and intellectual property, subject to the terms of this Agreement) in the forms attached hereto and incorporated herein as Exhibits 8(b)-i through 8(b)-iv (collectively, the "Bills of Sale") which are intended to be an acceptance of collateral in full and complete satisfaction of an obligation pursuant to the Uniform Commercial Code with the consent of the debtors and other necessary parties;

(c)          The Estoppel Certificates in the form of Exhibits 8(c)-i through 8(c)-iii"(the "Estoppel Certificates");

(d)          The Assignment of Declarant’s Rights and a quit-claim assignment of any other right, title and interest in or related, directly or indirectly, to the LaMerra property;

(e)          The Assignment of Leases in the forms attached hereto and incorporated herein as Exhibits 2(d)iii-A through 2(d)(iii)-B (collectively, the "Assignments of Leases"), unless the Transferee Entities have elected to terminate the applicable Lease Interest;

(f)          The Consents to Assignment of Leases;

(g)          The Assignment and Assumption of the L’Auberge de Sedona, LLC Assets and Scheduled Assumed Liabilities in the form of Exhibit 8(g);

(h)          The Assignment and Assumption of the Orchards Inn Assets and Scheduled Assumed Liabilities in the form of Exhibit 8(h);

(i)          Assignment and Assumptions of the assets and Scheduled Assumed Liabilities of HL Borrower, Orchards Annex, Taos Cantina and LA Spa, each in substantially the form of Exhibit 8(h);

(j)          Intentionally Omitted;

(k)         Intentionally Omitted;

(l)          Intentionally Omitted;

(m)        The Third Party Consents obtained pursuant to Section 2;

(n)          Intentionally Omitted;

(o)         The HL Loan Satisfaction and Release and the LA Loan Satisfaction and Release in the forms of Exhibits 8(o)-i and 8(o)-ii, respectively, attached hereto and all documents contemplated thereunder, pursuant to which, among other terms, all guaranties shall be deposited with the Escrow agent and contemporaneously with the Closing shall be marked "terminated" by the Escrow Agent and shall be returned to Borrowers; provided, however, that with respect to that certain Unconditional Loan Guaranty dated June 11, 2007, by Spector and Gechman in favor of IMH Secured Loan Fund, LLC, there shall be no release of Gechman. Notwithstanding the foregoing, HL Noteholder may retain any rights it may have under the HIDC pledge of its 20.825% interest in Canyon Portal (the “HIDC Interest”) and the related HIDC HL SOS UCC, and may pursue its rights thereunder to become a non-managing member of Canyon Portal.

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(p)          A quit-claim assignment of the Noble House Letter in the form of Exhibit 8(p) attached hereto;

(q)          Forms to be filed with the Arizona Department of Water Resources pertaining to the transfer of the LaMerra Water Rights, the L’Auberge Water Rights, and the Orchards Inn Water Rights in the forms attached here to as Exhibit 8(q)-i through 8(q)-v, and such documents, instruments or other forms reasonably necessary to transfer all rights to and control of the Retreat on Oak Creek Domestic Water Improvement District (the “DWID”), including, without limitation, written resignations from each of the board members of the DWID existing as of the Closing Date and such other documents as is reasonably necessary to appoint replacement board members selected by the Transferees, in their sole and absolute discretion;

(r)          Transferee Entities’ payments required to be paid under this Agreement, including: (i) a cash payment to Spector or his designee in the amount of $200,000 (the "Spector Payment") payable on the Closing Date, subject to potential offset pursuant to the Adjusted Settlement Protocol, (ii) a cash payment in the amount of $400,000 to Orchards Annex (the "Orchards Annex Payment"), subject to potential offset pursuant to the Adjusted Settlement Protocol on the sixtieth (60th) day following the Closing Date, and (iii) the Avion Payment (defined below).

(s)          The Avion Noble House Letter (as defined below).

(t)          Intentionally Omitted;

(u)          Such other funds, instruments or documents as are reasonably necessary to fulfill the covenants and obligations to be performed pursuant to this Agreement. All funds to be deposited hereunder shall be in the form of cash, wire transfer or other good and sufficient funds immediately available in Flagstaff, Arizona. All funds necessary to pay any amounts due under this Agreement at the Closing, shall be deposited into Escrow by the applicable party hereto at least one (1) business day prior to the Closing Date;

On the date of Closing: (i) Escrow Agent shall conduct the Closing, record the applicable Closing Documents and deliver to Conveying Parties and Lender Parties the applicable Closing Documents and (ii) the Lender Parties and Conveying Parties, as applicable, shall take such actions, in the manner described in the "Day of Closing Protocol" attached hereto as Exhibit 8(u). All conveyances contemplated hereby must occur concurrently and no portion of this transaction shall close without all conveyances and transactions contemplated hereby occurring concurrently therewith. Upon Closing, Conveying Parties shall provide possession of the Property to Transferee Entities, subject to the terms contained in the Closing Documents.

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In accordance with Section 18(c), from and after the Closing, the Transferee Entities shall be responsible for all employee payroll accruing from and after the Closing Date of the employees of L'Auberge de Sedona, LLC, Orchards Inn which are operating the L'Auberge de Sedona Resort and the Orchards Inn. With respect to employees of Barrett providing services to the L’Auberge de Sedona Resort and Orchards Inn, the Transferee Entities shall provide written notice to the Conveying Parties on or prior to the expiration of the Property Verification Period of which, if any, of such employees the Transferee Entities elect, in their sole and absolute discretion, to employ following the Closing.

9.	Employees.

(a)          Transferee Entities shall have the right to offer employment to any or all of the employees L’Auberge de Sedona, LLC and Orchards Inn following the Closing. The Transferee Entities shall notify the Conveying Parties at before the Closing of any such employees that the Transferee Entities elect to not offer employment and the Conveying Parties shall notify such employees thereof; provided that Transferee Entities shall provide no less than sixty (60) days of severance pay to such employees in consideration for the continued performance by such employees of their duties for such severance period. Each of the Conveying Parties shall cooperate (without cost or liability) with the Transferee Entities by providing work-related information regarding its employees at the Property to the extent permitted by law, in connection with the Transferee Entities determination of which employees to extend offers of employment.

(b)          Transferee Entities acknowledge and agree that Transferee Entities (or the applicable employee leasing or other organization) shall be considered for purposes of the WARN Act to be the employer of such employees of Conveying Parties who are offered and accept employment with Transferee Entities as of the expiration of the Post Closing Period (the "Retained Employees").

(c)          Provided the Conveying Parties’ employees do not experience any employment losses as defined in WARN within 90 days prior to Closing, the Transferee Entities agree that (i) they will not take any actions within 60 days on or after the Closing Date that results in an "employment loss," as that term is defined under the WARN Act, for more than 49 of the full-time Retained Employees; or (ii) should Transferee Entities do so, Transferee Entities shall indemnify, defend, protect, and hold harmless Conveying Parties and all their affiliates from any and all losses and liability resulting from any compliance obligation (including any obligation to give notice or pay money or benefits) Transferee Entities or any of its affiliates has or may have under the WARN Act arising from Transferee Entities’ actions within 60 days after the Closing Date that result in an "employment loss," as that term is defined under the WARN Act, for more than 49 of the full-time Retained Employees.

(d)          Conveying Parties and Transferee Entities each shall be responsible for its own notification obligations, if any, under the WARN Act, including any notification obligations that may arise from any employment loss by any employees who were employed by Conveying Parties as of the Closing Date or any Retained Employees employed by Transferee Entities following the Closing Date.

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(e)          Conveying Parties and Transferee Entities intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Retained Employee who accepts an employment offer by Transferee Entities that is consistent with the requirements of Section 9(a) including any separation, termination or severance benefits, and that each such Retained Employee will have continuous employment immediately before and immediately after the Closing Date. Transferee Entities shall be liable for and shall indemnify, hold harmless, protect and defend the Conveying Parties for, from and against: (i) any statutory, common law, contractual or other severance, if any, with respect to any Retained Employees arising out of employment by the applicable Transferee Entities on and after Closing Date. The Conveying Parties shall be liable for and shall indemnify, hold harmless, protect and defend the Transferee Entities for, from and against (i) any statutory, common law, contractual or other severance, obligations, liabilities or claims, if any, with respect to any employees of, or individuals performing personal services for, any of the Conveying Parties prior to Closing Date.

10.         Indemnities.   Each of the Conveying Parties (including Spector), jointly and severally, shall pay, indemnify, defend, and hold the Lender Released Persons (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) for, from and against any and all liabilities, loss, costs, expenses, actions, claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable all court costs and attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a “Claim”) (a) in connection with or as a result of or related to the execution, delivery, enforcement or performance (including any restructuring or workout with respect hereto) of this Agreement, any of the other documents executed in connection herewith, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any document executed in connection herewith (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities” and each, individually, an “Indemnified Liability”); provided, however, that with respect to Claim arising under subpart (b) above, if any such investigation, litigation or proceeding is initiated and after the full completion thereof, it is conclusively determined by a court of competent jurisdiction or other appropriate authority that such Claim has a value of less than: (i) $25,000, with respect to any individual matter giving rise to such Claim; or (ii) $75,000 in the aggregate, with respect to multiple matters giving rise to such Claim, then a such Claim shall not be an Indemnified Liability. From and after the Closing, Transferee Entities, jointly and severally, shall indemnify, defend, and holds harmless Borrower Parties for, from and against any claims, suits, demands, liabilities, loss, costs, expenses, actions and other damage, including all court costs and reasonable attorney’s fees (collectively, the "Claims") arising out of the failure of the Transferee Entities to pay Scheduled Assumed Liabilities related to the operation of the Property, subject to the Adjusted Settlement Protocol (defined below) and the post-Closing rights and remedies contained in Section 13(b).

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The foregoing indemnities shall survive the Closing and shall not terminate. Each of the Conveying Parties (including Spector), jointly and severally, shall pay, indemnify, defend and hold the Lender Parties, harmless from and against, any loss, claim, liability, expense, or other damage attributable to Taxes of a Conveying Party or related to the Property with respect to any Tax year or portion thereof ending on or before the Closing, or for any Tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing Date; or any liability arising on or before Closing of a Conveying Party attributable to the unpaid Taxes of any Person under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. In the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes and any other Tax based on or measured by income, business activity, receipts or profits earned during a Tax year beginning before and ending after the Closing, the Tax attributable on or before the Closing shall be deemed to equal the amount that would be payable if the Tax year ended on and included the date of Closing; and in the case of personal property, real property, ad valorem and other Taxes of the Conveying Parties imposed on a periodic basis during a Tax year beginning before and ending after the Closing, the Tax attributable on or before the Closing shall be deemed to be the amount of the Taxes for the entire Tax year beginning before and ending after the Closing multiplied by a fraction, the numerator of which is the number of days in such Tax year and the denominator of which is the number of days in such Tax year.

The foregoing indemnity shall survive the Closing.

For purposes of this Section 10(b), ‘‘Tax’’ or ‘‘Taxes’’ means any federal, state, or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transaction privilege, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

11.         Release of Released Lender Parties. Upon the Closing, and on the condition that the Closing occurs, without limiting any other exculpatory, indemnification, or other rights, powers, privileges or remedies of the Released Lender Parties (defined below), each of the Conveying Parties (including, without limitation, Spector) (the "Borrower Releasing Parties"), on behalf of themselves and their heirs, successors, and assigns, hereby release and discharge all claims, demands, causes of action, counterclaims, defenses and offsets against Lender Parties, their current and prior subsidiaries, affiliates, attorneys, directors, officers, shareholders, members, partners, trusts, employees, agents, advisors, consultants, servicers, lenders, and any other person, corporation or entity that might be claimed to be liable on their behalf (the "Released Lender Parties") and do hereby release, acquit and forever discharge the Released Lender Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that Borrower Releasing Parties have or hereinafter can, shall or may have against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that any of the Borrower Releasing Parties have heretofore had and asserted or could have asserted or which they may hereafter have or assert against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, related to or arising out of any act or omission of any of the Released Lender Parties in connection with the Loan Documents or the Loans evidenced and secured thereby (the "Released Lender Liabilities"). Each Borrower Releasing Party covenants not to sue any of the Released Lender Parties with respect to the Released Lender Liabilities. Each Borrower Releasing Party represents and warrants that it has not heretofore assigned or transferred or purported to have assigned or transferred to any person, firm, corporation or any other entity any of the matters described in the release set forth herein. Each Borrower Releasing Party acknowledges that there is a risk that, subsequent to the release contemplated hereby, the Borrower Releasing Party may discover, incur, or suffer claims that were unknown to that Borrower Releasing Party or unanticipated at the time of signing of this Agreement or the Closing, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. Nothing in this Section is intended to limit Borrower Releasing Parties’ rights to pursue any remedies available under this Agreement or under any document or agreement entered into or delivered pursuant to this Agreement for any obligation or liability of the Lender Parties which, by its terms, survives the Closing or the earlier termination of this Agreement. This Section 11 shall survive the Closing and shall not terminate.

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12.         Release of Released Borrower Parties . Upon the Closing, and on the condition that the Closing occurs, each of the Lender Parties on behalf of themselves and their heirs, successors, assigns and affiliates, hereby release and discharge all claims, demands, causes of action, liabilities, counterclaims, defenses and offsets against Borrower Parties, other than Gechman, and their current and prior subsidiaries, affiliates, advisors, consultants, attorneys, officers, employees, agents, directors, officers, shareholders, members, partners, trusts, employees, and any other person, corporation or entity that might be claimed to be liable on their behalf, other than Gechman, (collectively, the "Released Borrower Parties") and do hereby release, acquit and forever discharge the Released Borrower Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that Lender Parties have or hereinafter can, shall or may have against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that any of the Lender Parties have heretofore had and asserted or could have asserted or which they may hereafter have or assert against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, arising out of or relating to the Loans and/or the Loan Documents, and Lender Parties acknowledge that upon Closing the Released Borrower Parties shall have no further liability or obligation whatsoever arising out of or relating to the Loans and/or the Loan Documents (collectively, the "Released Borrower Liabilities"). Each Lender Party covenants not to sue any of the Released Borrower Parties with respect to the Released Borrower Liabilities. Each Lender Party represents and warrants that it holds all applicable rights necessary to validly release the matters set forth herein. Each Lender Party acknowledges that there is a risk that, subsequent to the release contemplated hereby, the Lender Party may discover, incur, or suffer claims that were unknown to that Lender Party or unanticipated at the time of signing of this Agreement or the Closing, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. This Section 12 shall survive the Closing and shall not terminate. Nothing in this Section is intended to limit Lender Parties’ rights to pursue the post-Closing remedies described in this Agreement, any remedies available under this Agreement or under any document or agreement entered into or delivered pursuant to this Agreement for a failure to perform thereunder, or for any obligation or liability which, by its terms, survives the Closing or the earlier termination of this Agreement, or to pursue Gechman and or any individual, corporation, association, partnership, limited liability company, trust, joint venture, business trust or unincorporated organization or other entity or organization that might be claimed to be liable on Gechman’s behalf.

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13.	Remedies.

(a)	Pre-Closing Remedies:

If on or before Closing and prior to the Property Verification Deadline (and prior to expiration of the Resolution Period, if applicable), a party hereto (the "Defaulting Party") breaches any of the terms or provisions of this Agreement including any representation or warranty, or otherwise defaults hereunder, and fails to cure such breach or default within ten (10) days following written notice thereof given by another party hereto (the "Non-defaulting Party"), the Non-defaulting Party may terminate this Agreement by written notice to the other Parties, whereupon no party hereto shall thereafter have any further liability or obligation to complete the transaction under this Agreement, and the Parties shall have their Pre-Agreement Rights and Remedies.

If, on or before Closing and after the Property Verification Deadline (and after expiration of the Resolution Period, if applicable), and provided that this Agreement has not terminated pursuant to Section 2, a Defaulting Party breaches any of the terms or provisions of this Agreement including any representation or warranty, or otherwise defaults hereunder, and fails to cure such breach or default within ten (10) days following written notice thereof given by the Non-defaulting Party, the Non-defaulting Party may either: (i) terminate this Agreement by written notice to the other Parties on or before five (5) days after the expiration of the 10-day cure period, whereupon no party hereto shall thereafter have any further liability or obligation to complete the transactions under this Agreement, and the Parties shall have their Pre-Agreement Rights and Remedies; (ii) waive such default and consummate the transaction contemplated hereby in accordance with the terms hereof, as agreed upon in writing between the Parties during the Resolution Period, if applicable, or pursuant to the Adjusted Settlement Protocol (defined below) if agreed upon between the Parties during the Resolution Period; or (iii) institute proceedings necessary to specifically enforce the terms hereof, as agreed upon in writing between the Parties during the Resolution Period, if applicable, or pursuant to the Adjusted Settlement Protocol if agreed upon between the Parties during the Resolution Period.

For purposes hereof, "Excluded Items" collectively means all of the following costs, expenses and items:

(i)          $1,670,955 in respect of excess interest, points and closing costs paid to FCB by Borrower Parties through the Maturity Date of the Loans, but not offset under the Loans,

(ii)         amounts properly and reasonably reserved and actually paid by the Borrower Parties in respect of capital expenditures, but not in amounts greater than: (1) four percent (4.0%) of revenues per year for the Orchards Inn Property, and (2) for the L’Auberge Property, (A) two percent (2.0%) of revenues per year for the years 2008 through 2011, and (B) four percent (4.0%) of revenues per year thereafter, and

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(iii)        amounts properly and reasonably applied from operating cash flow, as follows: (1) $1,440,861 to the payment of certain vendor notes and other payables, including, without limitation, payments with respect to: (a) the Tiffany Construction note, (b) the Shamrock Food Service notes, and (c) amounts payable to Dibble Construction, Azadi Rugs, and KHI Design, (2) Payments totaling $67,460 for spa renovation, and (3) Payments totaling $149,170 for the pool area, including landscaping, fencing, pool bathrooms and workout room.

The following modifications to the closing payment obligations shall apply at Closing (the "Adjusted Settlement Protocol"):

Except for the Excluded Items (for which Conveying Parties shall have no liability), the Conveying Parties shall be jointly and severally liable for any and all (i) liabilities relating to the Property arising prior to Closing that are not Scheduled Assumed Liabilities, (ii) defaults or breaches of any representations, warranties, covenants, indemnifications or other obligations (whether express or implied) hereunder or under any document or instrument executed or delivered in connection herewith, (iii) any advances made by a Lender Party to protect any or all of the Property from any liabilities or to preserve the value of the Property or to satisfy any obligations of the Conveying Parties, including without limitation, the FCB Payments and/or the FCB Tax Payments and (iv) reasonable attorney’s fee incurred by a Lender Party in connection with the enforcement of this Agreement; provided Conveying Parties shall only be responsible pursuant to this Section 13(a) for such items if such costs, expenses, damages, liabilities and attorneys’ fees in the aggregate exceed One Million Dollars ($1,000,000) (the "Pre-Closing Deductible Threshold"). After reaching the Pre-Closing Deducible Threshold, the Lender Parties shall have the right to offset (subject to the limitations contained herein) the amounts of such unpaid costs and expenses in excess of the Pre-Closing Deductible Threshold against first, the Spector Payment and/or the Orchards Annex Payment, and second, against any other amounts owing to a Conveying Party by a Lender Party payable upon Closing. If after reaching the Pre-Closing Deductible Threshold, and after giving effect to any offsets pursuant to the immediately preceding sentence, there remain liabilities owing to the Lender Parties pursuant to this Section 13(a), the Conveying Parties agree to pay to the Lender Parties such amounts but in no event shall such payments exceed One Million Dollars ($1,000,000). Notwithstanding anything to the contrary contained in this paragraph, in no event shall Conveying Parties (collectively) be responsible to pay more than $1,000,000, plus the amount of any offsets. The Pre-Closing Deductible Threshold and Excluded Items are only offsets that shall be applied against liabilities owing to the Lender Parties and in no event shall the foregoing be interpreted to require that any of the Lender Parties pay or disburse to any of Spector or a Conveying Party all or any of the Pre-Closing Deductible Threshold or Excluded Items. The Pre-Closing Deductible Threshold and the "cap" shall be applied collectively to each of the Conveying Parties; provided that neither the Pre-Closing Deductible Threshold nor the "cap" shall apply in the event of a fraud by any Conveying Party (including a good faith and reasonable allegation of fraud by a Lender Party against any Conveying Party).

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(b)	Lender Parties Post-Closing Remedy.

Upon Closing and provided that Closing occurs, except for the Excluded Items (as defined in Section 13(a)) (for which Conveying Parties shall have no liability), the Conveying Parties shall be jointly and severally liable for (i) any and all liabilities relating to the Property arising prior to Closing that are not Scheduled Assumed Liabilities, (ii) defaults or breaches of any representations, warranties, covenants, indemnifications or other obligations (whether express or implied) hereunder or under any document or instrument executed or delivered in connection herewith, (iii) any advances made by a Lender Party to protect any or all of the Property from any liabilities or to preserve the value of the Property or to satisfy any obligations of the Conveying Parties and (iv) reasonable attorney’s fee incurred by a Lender Party in connection with the enforcement of this Agreement; provided that Conveying Parties shall only be responsible pursuant to this Section 13(b) for such items if such costs, expenses, damages, liabilities and attorneys’ fees in the aggregate exceed One Million Dollars ($1,000,000) (the "Post-Closing Deductible Threshold"). After reaching the Post-Closing Deducible Threshold, the Lender Parties shall have the right to offset (subject to the limitations contained herein) the amounts in excess of Post-Closing Deductible Threshold against first, the Spector Noble House Payment, the Spector Payment and/or the Orchards Annex Payment and, second, against any other amounts owing to a Conveying Party by a Lender Party under this Agreement. If after reaching the Post-Closing Deductible Threshold, and after giving effect to all offsets pursuant to the immediately preceding sentence, there remain liabilities owing to the Lender Parties pursuant to this Section 13(b), Conveying Parties agree to pay to the Lender Parties such amounts, but in no event shall the payment obligation exceed One Million Dollars ($1,000,000). Notwithstanding anything to the contrary contained in this paragraph, in no event shall Conveying Parties (collectively) be responsible to pay more than $1,000,000, plus the amount of any offsets, including pursuant to this Section 13(b). The Post-Closing Deductible Threshold and the "cap" shall be applied collectively to the Conveying Parties; provided that neither the Post-Closing Deductible Threshold nor the "cap" shall apply in the event of a fraud by any Conveying Party (including a good faith and reasonable allegation of fraud by a Lender Party against any Conveying Party). The Post-Closing Deductible Threshold and Excluded Items are only offsets that may be applied against liabilities owing to the Lender Parties and in no event shall the foregoing be interpreted to require that any of the Lender Parties pay or disburse to any of Spector or a Conveying Party all or any of the Post-Closing Deductible Threshold or Excluded Items. The foregoing obligations contained in this Section 13(b) of Conveying Parties shall survive the Closing for a period of twelve (12) months and then shall terminate.

(c)          Notwithstanding anything contained to the contrary in this Agreement or any Closing document, no party hereto shall be entitled to any incidental, consequential, speculative or punitive damages resulting from a Defaulting Party’s breach.

14.         Attorneys’ Fees. If any party commences any litigation or other legal proceedings against the another party for a default hereunder or to enforce the provisions hereof, the prevailing party in any such proceeding shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees and expert witness fees, with attorneys’ fees to be determined by the court and not a jury in any such litigation.

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15.       Jurisdiction and Venue. Any action or proceeding pursuant to this Agreement shall be brought in an Arizona state or federal court of competent jurisdiction with venue in Maricopa County, Arizona.

16.       Brokerage. Each party warrants and represents to the other that no real estate sales or brokerage commissions or like commissions are or may be due in connection with this transaction. Each party agrees to indemnify, defend (with legal counsel reasonably acceptable to the indemnitee) and hold harmless the other party for, from and against any claims by third parties made by or through the acts of such party, for real estate or brokerage commissions, or a finder’s fee, arising out of or relating to the transactions provided herein, and all costs and expenses incurred by the indemnitee in connection therewith including, but not limited to, reasonable attorneys’ fees. Spector and Conveying Parties hereby disclose to Lender Parties that certain Spector and/or certain employees, representatives or affiliates of Spector are licensed real estate brokers or licensees but are not receiving a commission in connection with this transaction as a result thereof.

17.       WAIVER OF JURY TRIAL. EACH PARTY HEREUNDER ON BEHALF OF THEMSELVES AND THEIR AFFILIATES WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

18.	Transaction Costs; Operating Accounts; Transition.

(a)          Subject to the Approved Budget attached hereto as Exhibit 18(a) (the “Approved Budget”), which Approved Budget incorporates the November, 2012 operating statements and balance sheets, from the Effective Date to the Closing Date, Conveying Parties shall use commercially reasonable efforts to operate the Property in accordance with prior practices over the preceding twelve (12) months, including paying any and all accounts payable and other expenses in accordance with the Approved Budget.

(b)          The Approved Budget contains, among other information, an estimate of expenses to be incurred and revenue to be received on or before the Closing Date, and a list of payables owing by the Conveying Parties but which have not been paid. For purposes hereof, "accounts payable" shall include all expenses on the list of payables attached to the Approved Budget owing by the Conveying Parties incurred by the applicable Conveying Party in accordance with the Approved Budget, including payroll obligations and all other costs and expenses arising out of or relating to the Property, including all costs of ownership, operation (including employee payroll accruing after the Closing Date), construction, maintenance, repair and replacement. The Approved Budget shall be updated from time to time by Conveying Parties as reasonably requested by Lender Parties to reflect historical operations and estimated revenues and expenses through the Closing Date, as well as to update the list of accounts payable which remain unpaid. Commencing on the fifth day prior to the Closing Date, Conveying Parties shall update the Approved Budget (including the accounts payable list) on a daily basis and deliver a copy thereof to Lender Parties for Lender Parties’ approval, which approval shall not be unreasonably withheld or delayed. The accounts payable list set forth in the Approved Budget prepared by Conveying Parties on the day prior to the Closing and approved in writing by the Lender Parties, together with those certain costs and expenses arising out of or relating to the Property and the period prior to the Closing, in each case to the extent set forth in the updated Approved Budget approved by the Lender Parties in writing, are collectively referred to herein as the “Scheduled Assumed Liabilities.” The Lender Parties acknowledge and agree that the Scheduled Assumed Liabilities will include, without limitation, the following amounts: (i) $75,000 for payment to Squire Sanders & Dempsey; (ii) $124,000 for paid time off due and payable to employees of the Property; (iii) $170,000 for a payment due to the Arizona Department of Revenue on May 20, 2013; and (iv) $100,000 for a payment due to RDS. All costs and expenses whatsoever arising out of or relating to the Property, related to the period after the Closing, including all costs of ownership, operation, construction, maintenance, repair and replacement shall be the responsibility of the Transferee Entities.

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(c)          At the Closing, all Scheduled Assumed Liabilities shall, at the Transferee Entities’ election, in their reasonable discretion, either be paid in full through escrow from: (i) “Available Cash”, which is defined as the sum of: (A) cash in the operating accounts of the applicable Conveying Party; and (B) except as set forth below, credit card receivables held by the applicable Conveying Party (net of credit card processing costs), or (ii) in the case of recurring trade payables and other obligations with extended payment arrangements in place, such payables and obligations will be assumed and paid in due course by the Transferee Entities from Available Cash). Notwithstanding the foregoing, the Adjusted Settlement Protocol shall apply to any amounts credited to Available Cash from credit card receivables held by the Conveying Parties which have not been received in cash by the Transferee Entities on or prior to the sixtieth (60th) day following the Closing.

(d)          Upon Closing, the Transferee Entities shall pay through escrow the following costs, but only to the extent such costs are included in the Scheduled Assumed Liabilities: transaction costs and costs of Closing of this transaction, escrow fees, title insurance premiums and endorsement costs and recording costs. Lender Parties shall be responsible for all costs and expenses incurred by or on behalf of Lender Parties in connection with this Agreement, including its legal expenses, unless a Closing does not occur, in which case Conveying Parties shall jointly and severally reimburse Lender Parties for all costs and expenses incurred by a Lender Party in connection with this Agreement (including the legal fees and expenses of a Lender Party). Subject to the terms of the Adjusted Settlement Protocol, Conveying Parties shall be responsible for all other fees, costs and expenses.

(e)          At Closing (and as an expense paid through escrow) Transferee Entities shall pay to Avion Holdings, LLC $375,000 (without duplication of any amounts paid in respect thereof by any Person) toward the payment (the "Avion Payment") payable to Avion pursuant to that certain Retention Agreement dated May 17, 2011, a copy of which has been delivered to Lender Parties.

(f)          Subject to the terms of the Adjusted Settlement Protocol, on the Closing Date, Transferee Entities shall pay the Spector Payment and on the sixtieth (60th) day following the Closing Date, the Transferee Entities shall pay the Orchards Annex Payment.

(g)          Upon the Closing, all accounts receivable, deposits and other such amounts due or owing to, or held by or on behalf of Conveying Parties (including with respect to credit cards) and any other rights, claims, entitlements of the Conveying Parties related to the Property will be assigned to Transferee Entities.

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(h)          Upon Closing and payment of the Scheduled Assumed Liabilities and other costs from the operating accounts of the Conveying Entities through escrow, or assumption of the Scheduled Assumed Liabilities, as provided herein, all cash in the Conveying Parties’ bank accounts, if any, will be transferred to Transferee Entities through escrow at Closing.

(i)           Upon Closing, there will be customary prorations of real and personal property taxes, assessments liens or other encumbrances, transaction privilege taxes, bed taxes and sales taxes. The Adjusted Settlement Protocol shall apply to this item at Closing.

(j)           Upon the Closing, Conveying Parties’ utility and any other Property related deposits for the Property, if any, shall be assigned to the Transferee Entities.

(k)          On the third business day prior to the Closing Date, an updated accounting of all room and event deposits received by the Conveying Parties shall be provided to the Transferee Entities for review verification and approval.

(l)           On and as of the Closing, all claims of Conveying Parties and amounts owed to Conveying Parties, whether liquidated, in dispute or yet to be determined, relating to real property or personal property tax refunds will be transferred (without recourse) to Transferee Entities on and as of the Closing. In order to remove any doubt, it is understood that all such claims, amounts owed and claims for real property and personal property tax refunds will be owned by the Transferee Entities regardless of whether related to periods or events prior to and/or after the Closing.

(m)         There will be a customary pro-ration of expenses arising out of or relating to the ownership, operation, maintenance, repair or replacement of the Property or the businesses operated thereon (including, but not limited to, charges for electricity, gas, water, sewer, CATV or any other utility services furnished to the Property or any charges under utility service contracts) at Closing, and the obligation for all such items applicable to the period after the Closing shall be paid by the Transferee Entities and the obligation for all such items applicable to the period prior to Closing shall be paid by the Conveying Parties; provided, however that any amounts relating to the items described in this subsection that are Scheduled Assumed Liabilities shall be paid by the Transferee Entities. The Adjusted Settlement Protocol shall apply to this item at Closing.

(n)          During the ninety (90) day period following the Closing Date, any discrepancies that were outstanding as of the Closing Date, disclosed by a Conveying Party on or before the Closing Date and that were not reconciled shall be reconciled. During the twelve (12) month period following the Closing Date, the Lender Parties shall have the right to notify the Conveying Parties of any discrepancies (including undisclosed liabilities, improperly disclosed liabilities or discrepancies that were not reconciled) that were outstanding as of the Closing Date and, without limiting any other rights, remedies, powers and privileges that may be available to the Lender Parties.

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(o)          The voting trust agreement (the "Voting Trust Agreement") shall be in the form attached hereto as Exhibit 18(o) and will be delivered on the Effective Date. The Transferee Entities shall pay the costs of establishing the voting trust and ordinary fees and expenses related to the maintenance and operation of the voting trust. On the Effective Date, all of the equity interests of the Conveying Parties shall be transferred to an irrevocable voting trust controlled by Transferee Entities (or their designee) on the terms and conditions set forth in the Voting Trust Agreement, which shall include the following: (i) in the event the Closing has not occurred on or prior to May 20, 2013, the Voting Trust Agreement shall terminate automatically and without further action of the parties thereto; (ii) the powers granted to the trustee thereunder shall not include the power to cause the Conveying Parties to seek relief, including reorganization, arrangement or similar relief, from its creditors, by voluntary filing a bankruptcy, insolvency, receivership or other similar proceeding. Spector shall prepare all tax returns of the voting trust and pay for the preparation and filing thereof; provided that Lender Parties shall be provided with a copy of each such tax return at least ten (10) business days prior to the filing thereof. This Section 18(o) shall survive the Closing.

19.	Additional Terms.

(a)          Prior to recording of the Deeds in the appropriate county records, the risk of loss or damage to the Property and all liability to third persons shall be borne by Conveying Parties, except solely arising out of or relating to the acts or omissions of Lender Parties after the Closing Date upon the Property, for which Lender Parties shall be responsible, which obligation shall survive Closing.

(b)          Insurance policies for the Property maintained by any of Conveying Parties will be maintained until, but terminated at midnight Arizona time on, the day of the recording of the Deeds in the appropriate county records; provided, however, that Lender Parties may, at their reasonable discretion, direct Conveying Parties to maintain, modify or amend any or all of such insurance policies as of the Closing Date by providing written notice to Conveying Parties on or prior to the fifteenth (15th) Business Day prior to the Closing Date. The Conveying Parties will cause the Lender Parties to be named as additional insureds on all such insurance policies and shall provide proof of such insurance to the Lender Parties within ten (10) Business Days prior to the Closing Date. Thereafter, the Transferee Entities will be responsible for insuring the Property. Any short rate cancellation premium refunds are assigned to and will be paid to the Transferee Entities.

(c)          To the extent Noteholders and/or IMHFC are required to make certain filings pursuant to federal or state securities or other law, including one or more Form 8-Ks in connection with this Agreement and the transactions contemplated herein, Noteholders and/or IMHFC will use reasonable efforts to provide Spector a reasonable opportunity to review such proposed filings or the key information intended to be included therein. The parties hereto agree to fully cooperate, prior to and after Closing, in accomplishing such filings and disclosures, without unreasonable cost or liability to Conveying Parties. This Section shall survive the Closing and shall not terminate.

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(d)          No Conveying Party may assign any right, title or interest in, to or under this Agreement without the prior written consent of the Lender Parties, which consent may be withheld in its sole discretion. Any attempted assignment in violation of this paragraph shall be null and void and shall constitute a default hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, subject to the foregoing provisions of this paragraph.

(e)          For one year following the Closing, Transferee Entities shall permit Conveying Parties reasonable access on five (5) days prior notice with reasonable frequency to all books and records pertaining to the Property and its operations for periods prior to the Closing Date to permit Borrower Parties to prepare tax returns and address other customary and reasonable pre-Closing matters.

(f)	Intentionally Omitted.

(g)	Intentionally Omitted..

20.         Confidentiality. Prior to Closing (or termination of this Agreement), except as specifically provided for in this Agreement, the parties to this Agreement agree to keep the financial terms of this Agreement confidential and not disclose the same except (i) as required by Securities and other laws, (ii) in any court filing or action or as otherwise is reasonably required to pursue rights and remedies under this Agreement, (iii) to regulatory agencies to the extent required by regulations of such agency, and (iv) to the parties’ attorneys, accountants, advisors, members, partners, shareholders, employees and current and potential lenders, potential mangers, purchasers and their representatives. If a party hereto is required to respond to a subpoena from a court or an inquiry or subpoena from a governmental agency, requiring disclosure of information about this Agreement or documents required to be delivered pursuant hereto or information obtained pursuant hereto pertaining to another party hereto, prior to responding the party hereto shall give prompt written notice thereof to the affected party hereto so that such other party hereto will have an opportunity to seek a protective order or other appropriate remedy or seek confidential treatment for the information.

21.         Non-Disparagement/Non-Solicitation. None of the Parties to this Agreement shall knowingly (a) directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, any other party or any of its affiliates, past, present and future, and each of them, as well as its and their trustees, directors, officers, members, managers, partners, lenders, agents, attorneys, insurers, employees, consultants, stockholders, representatives, assigns, and successors, past, present and future, and each of them, or (b) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the Property and the conveyed assets and liabilities; provided that a judicial action validly brought to enforce rights hereunder shall not be deemed to be the type of conduct contemplated by the foregoing. Nothing in this Section shall in any way prohibit a party from disclosing such information as may be required by law or by judicial or administrative process or order or the rules of any securities exchange or similar regulatory organization applicable to a party in the circumstances. The provisions of this Section shall survive Closing for one year and then shall terminate; however, the provisions of this Section shall be void and of no force or effect if this Agreement terminates. The Conveying Parties agree that they shall not, directly or indirectly: (i), solicit, recruit or hire (or attempt to solicit, recruit or hire) any persons (other than any persons consented to in writing by the Transferee Parties) who have been employed at any time during the 12-month period immediately preceding such solicitation, recruitment or hiring or attempt thereof by the Conveying Parties at the L’Auberge de Sedona Resort, the Orchards Inn Resort or the Taos Cantina; (ii) interfere with the relationship of the Transferees with any person who is employed by or otherwise engaged to perform services for, or any investor, supplier, licensee, licensor or other business relation of the Conveying Parties relating to the L’Auberge de Sedona Resort, the Orchards Inn Resort or the Taos Cantina.

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22.         Entire Agreement. This Agreement and its exhibits and the documents and agreements executed in connection herewith constitute and embody the full and complete understanding and agreement of the parties hereto with respect to the matters addressed herein and supersede all prior understandings, offers, writings, letters, discussions and agreements, whether oral or in writing if any.

23.         Governing Law. This Agreement is executed and delivered in the State of Arizona, and the law of the State of Arizona shall govern its interpretation and enforcement without giving effect to the principles of conflicts of law.

24.         Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party hereto making the waiver. Any party hereto may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party hereto from the performance of any of its other obligations under this Agreement.

25.         Time. Time is of the essence of this Agreement.

26.         Counterpart. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

27.         No Partnership. Nothing in this Agreement shall create any partnership, joint venture or other relationship between or among Lender Parties, on one hand, and Conveying Parties, on the other hand, other than as specifically sent forth herein.

28.         Effective Agreement. This Agreement shall be of no effect until executed by all the Parties named above. No person or entity shall be a third party beneficiary to this Agreement nor shall any person or entity not a party hereto be entitled to enforce the terms hereof.

29.         Joint and Several Liability. Conveying Parties (including Spector) shall be jointly and severally liable for any representations, warranties or covenants made by any Conveying Party (including Spector) under this Agreement.

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30.         Post-Closing Operation. There are numerous operating permits and licenses, and other rights (collectively the "Licenses") held by Conveying Parties or their affiliates (the "Licensees") necessary or desirable in the operation of the Property. The Transferee Entities or related entities (collectively "Transferees") will as promptly as practicable apply for, those same licenses from the various governmental agencies responsible for issuing the same. LA Borrower and Orchards Annex, LLC, for themselves and their affiliated or subsidiary entities who are the Licensees under the Licenses agree that to the extent Transferees have not obtained the necessary licenses or permits on the Closing Date, the Transferees may, to the extent permitted by law, regulation, or governmental practice and procedure, continue to operate under the applicable Licenses held by Licensees until Transferees obtain the applicable licenses, permits or rights, but in no event for more than one hundred twenty (120) days after Closing. Conveying Parties make no representation or warranty about the Lender Parties’ rights to use such Licenses, and is under no obligation to permit such use if not permitted by law or regulation. Transferee Entities shall jointly and severally indemnify, defend and hold the Licensees and Conveying Parties harmless for, from and against any claims, costs, demands, actions, liabilities, expenses (including reasonable attorneys’ fees) and obligations (including attorneys’ fees) incurred by Licensees and/or Conveying Parties arising out of or relating to any such Licenses or the use thereof or actions of Lender Parties with respect thereto, except for claims, costs, demands, actions, liabilities, expenses and obligations related to or arising from the gross negligence or willful misconduct of a Licensee or Conveying Party. The indemnity obligations shall survive the Closing and shall terminate twelve (12) months after the Closing. Conveying Parties have disclosed to Lender Parties that currently, both restaurants (L’Auberge and Taos Restaurant), operate under one series 12 Restaurant Liquor License. L’Auberge Newco will be required to file for a new Series 12 license for L’Auberge and Taos Cantina. The Arizona Department of Liquor Licenses generally issues a temporary license for any premises that is currently licensed to the new applicant when such applicant submits a completed new application in accordance with the department requirements. The Conveying Parties shall use commercially reasonable efforts to cooperate with the Transferee Entities or any Transferee in obtaining any Licenses.

31.         Legal Representation. The Parties hereby acknowledge that each has been represented by counsel of its own choosing in the negotiation and preparation of this Agreement, that they have, by and through their duly authorized representatives, each read this Agreement or has had it read to them, that each has been advised by counsel and is fully aware of the Agreement’s contents and its legal effect, and that all agreements, exceptions and understandings between the parties are embodied and expressed herein and that each enters into this Agreement freely, without coercion and based upon its own judgment and not in reliance upon any representations or promises made to each other, other than those contained herein.

32.         Cooperation. Conveying Parties and Lender Parties agree to execute from time to time, after Closing, such additional documents and instruments reasonably necessary and appropriate to carry out the full intent of this Agreement and to cooperate to endeavor to obtain any third party documents, consents and waivers reasonably necessary to effect the intent of this Agreement. Each Conveying Party shall bear all costs and expenses for such cooperation.

33.         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given by personal delivery, overnight courier or by deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient at the addressees as follows:

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To Spector and Conveying Parties:

c/o Al Spector
6900 East Camelback Road, Suite 915
Scottsdale, Arizona 85251
e-mail: Al@alspector.net
Telephone No.: (602) 819-8809

With a copy to:	Squire Sanders (US) LLP
One East Washington Street, Suite 2700
Phoenix, Arizona 85004
Attention: Steven L. Lisker
e-mail: steven.lisker@squiresanders.com
Telephone No.: (602) 528-4023

With a copy to:	Neil Elsey
Avion Holdings, LLC
15290 N. 78th Way, Suite B204
Scottsdale, AZ 85260
e-mail: gne@avionholdings.com
Telephone No.: 480-905-0466

To Lender Parties/
Transferee Entities:	c/o IMH Financial Corporation
7001 North Scottsdale Road, Suite 2050
Scottsdale Arizona 85253
Attention: Steve Darak
e-mail: sdarak@imhfc.com
Telephone No.: (480) 840-8321

With a copy to:	McVey Law Firm, PLLC
P. O. Box 5360
Scottsdale, Arizona 85261-5360
Attention: John M. McVey, Esq.
e-mail: John.mcvey@azbar.org
Telephone No.: (480) 840-8402

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and:	Polsinelli PC
One East Washington St., Suite 1200
Phoenix, Arizona 85004
Attention: Jonathan T. Brohard, Esq.
e-mail: jbrohard@polsinelli.com
Telephone No.: (602) 650-2324

To Escrow Agent:	Chicago Title Insurance Company
2425 East Camelback Road, Suite 200
Phoenix, Arizona 85016
Attention: DeWayne C. Huffman
e-mail: huffmand@ctt.com
Telephone No.: (602) 667-1046

Such notices and other communications shall be deemed to be given and received as follows: (i) upon actual receipt, if delivered personally; (ii) the next business day, if delivered by overnight courier; and (iii) three (3) days following deposit in the mail, if delivered by mail. The parties and Escrow Agent may, from time to time, designate a different address by written notice given in the manner provided for above, not less than three (3) days prior to the effective date of the change. E-mail addresses are provided for informational purposes only but email is not a permitted form of notice for any notices required hereunder.

34.         IRS Real Estate Reporting. The Parties hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, "the person responsible for closing" the transactions which are the subject of this Agreement pursuant to Internal Revenue Code of 1986 § 6045(e). Escrow Agent shall prepare and file the informational return (IRS Form 1099-B) required by and otherwise comply with the terms of Internal Revenue Code § 6045(e). Escrow Agent further agrees to indemnify and hold the Parties and their respective attorneys harmless for, from and against all claims, costs, liabilities, penalties or expenses resulting from Escrow Agent’s failure to file the appropriate reports and otherwise comply with the terms of the Internal Revenue Code pursuant to this paragraph.

35.         Construction. As used in this Agreement, the masculine, feminine and neuter gender and the singular or plural shall each be construed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning, without regard to any presumption or rule of construction causing this Agreement or any part of it to be construed against the party causing the Agreement to be written. The parties acknowledge that each has had a full and fair opportunity to review the Agreement and to have it reviewed by counsel. If any words or phrases in this Agreement have been stricken, whether or not replaced by other words or phrases, this Agreement shall be construed (if otherwise clear and unambiguous) as if the stricken matter never appeared and no inference shall be drawn from the former presence of the stricken matters in this Agreement or from the fact that such matters were stricken. Wherever used herein, the terms "include(s)" or "including" shall not be words of limitation and shall mean "include(s), without limitation" or "including, without limitation." The descriptive headings of the paragraphs, subparagraphs and other portions of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions herein. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation but shall not invalidate the remainder of such provision or the remaining provisions. Each of the exhibits attached to this Agreement are hereby incorporated into this Agreement by reference and are made a part hereof.

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36.         Incorporation of Recitals. Each of the recitals set forth above are hereby incorporated into this Agreement and made a part hereof.

37.         No Recordation. Neither this Agreement nor any memorandum of this Agreement shall be recorded.

38.         Entire Transaction. This transaction must be consummated in its entirety, and no portion shall occur without the entirety of the transaction closing contemporaneously.

39.         Additional Consideration. Lender Parties hereby acknowledge receipt of a copy of the Noble House Hotels & Resorts letter of intent dated October 1, 2012 (the "Noble House Letter"). If any Lender Party or any affiliate thereof sells (directly or indirectly) all or any portion of the L’Auberge Property and/or the Orchards Inn Property to, or partners or joint ventures (directly or indirectly) with, Noble House (or any affiliate thereof) within one (1) year after the Closing, then such Lender Party (or affiliate thereof) shall pay, concurrently with the closing(s) or creation of the partnership(s) or joint venture arrangement(s), as applicable, through escrow (if applicable), as additional consideration hereunder, to Avion (the "Avion Noble House Payment"), an amount equal to: (i) 0.5% of the purchase price paid by Noble House (or any affiliate thereof) at such closing(s), in the event the total purchase price payable thereunder is $85,000,000 or greater (ii) 0.4% of the purchase price paid by Noble House (or any affiliate thereof) at such closing(s), in the event the total purchase price payable thereunder is $82,000,000 or greater but less than $85,000,000; and (iii) 0.25% of the purchase price paid by Noble House (or any affiliate thereof) at such closing(s), in the event the total purchase price payable thereunder less than $82,000,000. This paragraph shall survive Closing and shall not terminate except upon the making of the payments required pursuant to this Section.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

IMH:
IMH FINANCIAL CORPORATION, a Delaware corporation
By:	/s/ Steven Darak
Print Name:	Steven Darak
Its:	CFO

HL NOTEHOLDER:
IMH SPECIAL ASSET NT 233, an Arizona limited liability company
By:	IMH Financial Corporation, a Delaware corporation
	By:	/s/ Steven Darak
	Print Name:	Steven Darak
	Its:	CFO

LA NOTEHOLDER:
IMH SPECIAL ASSET NT 232, an Arizona limited liability company
By:	IMH Financial Corporation, a Delaware corporation
By:	/s/ Steven Darak
Print Name:	Steven Darak
Its:	CFO

Amended and Restated Sedona Agreement - Signature Page 1

HL BORROWER:
HL LLC, an Arizona limited liability company
By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

LA BORROWER:
L’AUBERGE ORCHARDS LLC, an Arizona limited liability company
By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager
Albert B. Spector
Albert B. Spector, Jr,

ORCHARDS ANNEX LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

ORCHARDS INN & RESTAURANT LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 2

L’AUBERGE DE SEDONA LLC, an Arizona limited liability company

By:
Print Name:
Its:

TAOS CANTINA LLC, an Arizona limited liability company

By:
Print Name:
Its:

SEDONA CULINARY CONCEPTS LLC, an Arizona limited liability company By: Spector Offices LLC
ITS: Manager
By:	/s/ Alexandrea Vudrag
Print Name:	Alexandrea Vudrag
Its:	Manager

SPECTOR OFFICES LLC, an Arizona limited liability company By: Spector Offices LLC
ITS: Manager
By:	/s/ Alexandrea Vudrag
Print Name:	Alexandrea Vudrag
Its:	Manager

BARRETT REALTY, LLC, an Arizona limited liability company By: Spector Offices LLC
ITS: Manager
By:	/s/ Alexandrea Vudrag
Print Name:	Alexandrea Vudrag
Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 3

L’AUBERGE DE SEDONA LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

TAOS CANTINA LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

SEDONA CULINARY CONCEPTS LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

SPECTOR OFFICES LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

BARRETT REALTY, LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 4

L’AUBERGE SPA LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

L’AUBERGE NEWCO, LLC, a Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation, its sole member
	By:	/s/ Steven Darak
	Print Name:	Steven Darak
	Its:	CFO

ORCHARDS NEWCO, LLC, an Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation
	By:	/s/ Steven Darak
	Print Name:	Steven Darak
	Its:	CFO

HL NEWCO, LLC, an Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation, its sole member
	By:	/s/ Steven Darak
	Print Name:	Steven Darak
	Its:	CFO

CANYON PORTAL II, L.L.C., an Arizona limited liability company
By:
	By:	Al Spector
	Print Name:	Al Spector
	Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 5

The undersigned Escrow Agent hereby (a) accepts the Escrow created by the foregoing Agreement, (b) agrees to act in accordance with the terms of this Agreement, (c) agrees to be the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986 (the "Code") and filing all necessary information reports, returns and statements (collectively, the "Reports") regarding the transaction required by the Code and, promptly upon the filing of the Reports, transmit copies of the Reports to the Parties, (d) agrees to indemnify and hold harmless the Parties and their respective attorneys and brokers from and against all claims, costs, liabilities, penalties, or expenses resulting from Escrow Agent’s failure to file the Reports, and (e) agrees to deliver to the Parties an insured closing protection letter from Chicago Title Insurance Company within five (5) days after the date hereof.

ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By:	s/DeWayne Huffman
Print Name:	DeWayne Huffman
Its:	Assistant Vice President and Senior Escrow Manager

Amended and Restated Sedona Agreement - Signature Page 6

SCHEDULE A-i

HL Loan Documents

1.	Construction Loan Agreement between Original Lender and HL Borrower, dated June 11, 2007 (the “HL Loan Agreement”);

2.	Modification of Construction Loan Agreement between Original Lender, HL Borrower and Spector and Marie Spector, individually and as Trustees for the Trust, and Jacob Gechman, an individual, as Guarantors, dated April 29, 2008 (the “First HL Loan Agreement Modification”);

3.	Second Modification Construction Loan Agreement between Original Lender, HL Borrower and Guarantors, dated September 23, 2009 (the “Second HL Loan Agreement Modification”);

4.	Promissory Note Secured by Real Property by HL Borrower as Maker to Original Lender as Payee, dated June 11, 2007 (the “HL Note”);

5.	Amended and Restated Promissory Note Secured by Real Property by HL Borrower as Maker to Original Lender as Payee, dated April 29, 2008 (the “Restated HL Note”);

6.	Letter Agreement between Original Lender and HL Borrower, extending the Maturity Date of the Restated HL Note dated June 30, 2009;

7.	Construction Deed of Trust, Assignment of Rents and Security Agreement from HL Borrower, as Trustor, to Fidelity National Title Insurance Agency of Coconino, Inc., as Trustee, for the benefit of Original Lender, as Beneficiary, dated June 11, 2007, recorded in the Official Records of Yavapai County, Arizona (the “Yavapai Records”) on June 11, 2007 in Book 4513, Page 768 (the “First HL Deed of Trust”);

8.	Security Agreement (Pledge) by Spector as Trustee for the Trust, and HIDC Investments, L.L.C., as Debtor in favor of Original Lender as Secured Party, dated April 29, 2008 (the “Spector Trust and HIDC HL Security Agreement”);

9.	Security Agreement (Pledge) by Spector as Trustee for the Trusts, as Grantor, in favor of Original Lender, as Secured Party, dated May 7, 2008 (the “Second Spector Trust HL Security Agreement”);

10.	Amended and Restated Security Agreement (Pledge) by Spector, individually and as Trustee for the Trust and HIDC Investments, L.L.C., as Debtor, in favor of Original Lender, as Secured Party dated May 28, 2009 (the “Restated Spector Trust/Individual and HIDC HL Security Agreement”);

11.	Unconditional Loan Guaranty by Spector and Marie Spector, individually and as Trustees for the Trust, and Jacob Gechman, individually, as Guarantor, in favor of Original Lender, dated June 11, 2007 (the “HL Guaranty”);

12.	Environmental Certification and Indemnity Agreement by Spector and Marie Spector, individually and as Trustees of the Trust, and Jacob Gechman, individually, as Indemnitor, in favor of Original Lender, dated June 11, 2007 (the “HL Environmental Guaranty”);

13.	Negative Pledge Agreement between Original Lender and Amara Resort, L.L.C. dated April 29, 2008 (the “Amara Negative Pledge Agreement”);

14.	Negative Pledge Agreement between Original Lender and Canyon Portal II, LLC dated April 29, 2008 (the “Canyon Portal II Negative Pledge Agreement”);

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15.	UCC Financing Statement with HL Borrower, as Debtor, and Original Lender as Secured Party, filed with the Arizona Secretary of State (the “SOS”) on June 20, 2007 in File No. 200714870621 and amended by UCC Financing Statement Amendments (2) filed with the SOS on December 2, 2009 (the “HL Borrower HL SOS UCC”);

16.	UCC Financing Statement with Spector individually, as Debtor, and Original Lender, as Secured Party, filed with the SOS on May 1, 2008 in File No. 200815378060, as amended by UCC Financing Statement Amendments filed with the SOS on June 3, 2009 and September 1, 2009 (the “First Spector Individual HL SOS UCC”);

17.	UCC Financing Statement with the Trust, as Debtor, and Original Lender, as Secured Party, filed with the SOS on May 1, 2008 in File No. 200815385309, as amended by UCC Financing Statement Amendment filed with the SOS on June 3, 2009 and UCC Financing Statement Amendments (2) filed with the SOS on September 1, 2009 (collectively, the “Spector Trust HL SOS UCC”);

18.	UCC Financing Statement with HIDC Investments L.L.C., as Debtor, and Original Lender, as Secured Party, filed with the SOS on May 1, 2008 in File No. 200815378082, as amended by UCC Financing Statement Amendments (2) filed with the SOS on September 1, 2009 (the “HIDC HL SOS UCC”);

19.	UCC Financing Statement with Spector, as an individual, as Debtor, and Original Lender, as Secured Party, filed with the SOS on June 3, 2009 in File No. 200915824290, as amended by UCC Financing Statement Amendments (2) filed with the SOS on September 1, 2009 (the “Second Spector Individual HL SOS UCC”);

20.	UCC Financing Statement with Michael Leclere, as an individual, as Debtor and Original Lender as Secured Party, filed with the New York Secretary of State (“NYSOS”) on May 9, 2008 in File No. 418361, as amended by UCC Financing Statement Amendment filed with the NYSOS on August 31, 2009 as File No. 428551 and File No. 428553 and filed on March 16, 2010 in File No. 408193 (the “Leclere Individual HL SOS UCC”);

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The documents referred to above as items1 through 20, as modified and amended, are referred to as the HL Loan Documents. The HL Loan and HL Loan Documents were assigned by Original Lender to HL Noteholder by the following:

21.	Allonge to Promissory Note by Original Lender to HL Noteholder dated November 4, 2009 (the “HL Note Allonge”);

22.	Assignment of Note and Deed of Trust by Original Lender to HL Noteholder, dated November 4, 2009, recorded in the Yavapai Records on November 13, 2009, in Book 4706, Page 680 (the “HL Loan Documents Assignment”);

23.	UCC Financing Statement Amendment, assigning the First HL Borrower HL SOS UCC, filed with the SOS on December 2, 2009;

24.	UCC Financing Statement Amendment, assigning the First Spector Individual HL SOS UCC, filed with the SOS on March 16, 2010;

25.	UCC Financing Statement Amendment, assigning the Spector Trust HL SOS UCC, filed with the SOS on March 16, 2010;

26.	UCC Financing Statement Amendment, assigning the HIDC HL SOS UCC, filed with the SOS on March 16, 2010;

27.	UCC Financing Statement Amendment, assigning the Second Spector Individual HL SOS UCC, filed with the SOS on March 16, 2010;

28.	UCC Financing Statement Amendment, assigning the Leclere Individual HL SOS UCC, filed with the SOS on March 16, 2010.

4

SCHEDULE A-ii

LA Loan Documents

a.	Construction Loan Agreement between Original LA Lender and LA Borrower, dated May 7, 2008 (the “LA Loan Agreement”);

b.	First Modification of Construction Loan Agreement between LA Borrower, Original Lender and Spector, individually, and as Trustee for the Trust, dated February 1, 2009 (the “First LA Loan Agreement Modification”);

c.	Second Modification of Construction Loan Agreement between LA Borrower, Original Lender and Spector, individually, and as Trustee for the Trust, dated September 23, 2009 (the “Second LA Loan Agreement Modification”);

d.	Promissory Note by LA Borrower as Maker to Original Lender as Payee, dated May 7, 2008 (the “LA Note”);

e.	Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing from LA Borrower, as Trustor, to Transaction Title Insurance Company, as Trustee, for the benefit of Original Lender, as Beneficiary, recorded in the Official Records of Coconino County, Arizona (the “Coconino Records”) on May 9, 2008 in Instrument No. 3485966 dated May 7, 2008 (the “First LA Deed of Trust”);

f.	Security Agreement (Pledge) by Spector as Trustee for the Trust, as Grantor, in favor of Original Lender, as Secured Party, dated May 7, 2008 (the “Spector Trust LA Security Agreement”);

g.	Security Agreement (Pledge) by Spector, individually as Grantor, in a favor of Original Lender, as Secured Party, dated May 28, 2009 (the “Spector Individual LA Security Agreement”);

h.	Security Agreement (Pledge) by Leclere, individually as Grantor, in favor of Original Lender, as secured party, dated May 7, 2008 (the “Leclere LA Security Agreement”);

i.	Unconditional Loan Guaranty by Spector, individually and as Trustee for the Trust, as Guarantor, in favor of Original Lender, as Creditor, dated May 7, 2008 (the “LA Guaranty”);

j.	Environmental Certification and Indemnity Agreement by Spector, individually and as Trustee of the Trust, in favor of Original Lender, as Lender, dated May 7, 2008 (the “LA Environmental Indemnity”);

k.	UCC Financing Statement with Spector individually, as Debtor, and Original Lender, as Secured Party, filed with the Arizona Secretary of State (the “SOS”) on May 1, 2008 in File No. 200815378060, as amended by UCC Financing Statement Amendment filed with the SOS on June 3, 2009 and UCC Amendments (2) filed with the SOS on September 1, 2009 (collectively the “First Spector Individual LA SOS UCC”);

l.	UCC Financing Statement with the Trust, as Debtor, and Original Lender, as Secured Party, filed with the SOS on May 1, 2008 in File No. 200815385309, as amended by UCC Financing Statement Amendment filed with the SOS on June 3, 2009 and UCC Financing Statement Amendments (2) filed with the SOS on September 1, 2009 (collectively the “Spector Trust LA SOS UCC”);

m.	UCC Financing Statement with LA Borrower, as Debtor, and Original Lender, as Secured Party, filed with the SOS on May 9, 2008 in File No. 200815395618, as amended by UCC Financing Statement Amendment filed with the SOS on December 2, 2008 (collectively the “LA Borrower LA SOS UCC”);

2

n.	UCC Financing Statement with Spector, as an individual, as Debtor, and Original Lender, as Secured Party, filed with the SOS on June 3, 2009 in File No. 200915824290, as amended by UCC Financing Statement Amendments (2) filed with the SOS on September 1, 2009 (collectively, the “Second Spector Individual LA SOS UCC”);

o.	UCC Financing Statement with Michael Leclere, as an individual, as Debtor and Original Lender as Secured Party, filed with the New York Secretary of State (“NYSOS”) on May 9, 2008 in File No. 418361, as amended by UCC Financing Statement Amendment filed with the NYSOS on August 31, 2009 as File No. 428551 and File No. 428553 and filed on March 16, 2010 in File No. 408193 (the “Leclere Individual LA SOS UCC”);

p.	UCC Financing Statement with LA Borrower, as Debtor, and Original Lender, as Secured Party, filed in the Records on May 16, 2008 as Instrument No. 3486766 (the “LA Borrower LA Recorded UCC”);

q.	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing from LA Borrower, as Trustor, to Stewart Title & Trust of Phoenix, Inc., as Trustee, for the benefit of Original Lender, as Beneficiary, dated July 28, 2009, recorded in the Coconino Records on July 29, 2009 in Instrument No. 3533054 (the “Second LA Deed of Trust”).

The documents referred to above as items a. through q., were made subject to the lien of the Senior Deed of Trust, as defined in the Subordination Agreement, and were subsequently assigned by Original Lender to LA Noteholder by the following:

r.	Allonge to Promissory Note by Original Lender to LA Noteholder dated November 4, 2009 (the “LA Note Allonge”);

s.	Assignment of Note and Deed of Trust by Original Lender to LA Noteholder, dated November 4, 2009, with respect to the First LA Deed of Trust, recorded in the Coconino Records on November 13, 2009 in Instrument No. 3544893 (the “First LA Deed of Trust Assignment”);

3

t.	Assignment of the Deed of Trust by Original Lender to NL Noteholder, dated April 25, 2011, with respect to the Second HL Deed of Trust, recorded in the Coconino Records on May 10, 2011 in Instrument No. 3595049 (the “Second LA Deed of Trust Assignment”);

u.	UCC Financing Statement Amendment, assigning the First Spector Individual LA SOS UCC, filed with the SOS on March 16, 2010;

v.	UCC Financing Statement Amendment, assigning the Spector Trust LA SOS UCC, filed with the SOS on March 16, 2010;

w.	UCC Financing Statement Amendment, assigning the LA Borrower LA SOS UCC, filed with the SOS on March 16, 2010;

x.	UCC Financing Statement Amendment, assigning the Second Spector Individual LA SOS UCC, filed with the SOS on March 16, 2010;

y.	UCC Financing Statement Amendment, assigning the Leclere Individual LA SOS UCC, filed with the SOS on March 16, 2010;

z.	UCC Financing Statement Amendment, assigning the LA Borrower LA Recorded UCC, recorded in the Records on March 24, 2010, in Instrument No. 3556918;

aa.	Assignment of Deed of Trust by Original Lender to LA Noteholder, dated April 25, 2011, with respect to the Second LA Deed of Trust, recorded in the Coconino Records on May 10, 2011 in Instrument No. 3595049.

4

Schedule 3(d)

Pending or Threatened Litigation

1.	Carl Romanik and Mary Romanik, as Trustees of the Romanik Trust, Plaintiffs. v. HL LLC, an Arizona limited liability company; IMH Special Asset NT 233, LLC, an Arizona limited liability company, et. al. The Cause No. Is CV2011-80371 and the case is in Yavapal County Superior Court. The Plaintiff is asking for an easement over an area of LaMerra's land that sits at the banks of Oak Creek so that Plaintiff can have access to the Creek.

2.	H.E. Graham, who owns tax parcel 408-31-029 which parcel is adjacent to the LaMerra subdivision, has written letters to HL LLC over the last 3 years requesting a 25' wide easement in perpetuity across a portion of the LaMerra property. We have not heard from Mr. Graham in more than a year and to our knowledge he has not filed an action in any court.

3.	On October 27, 2012 Jeff Newton fell down the stairs at the house at LaMerra and Is deceased The incident was reported to the insurance carrier (Fireman's Fund) which assigned Claim Number 00512026416 to the incident. Fireman's Fund investigators have found out that the mother of the deceased has gotten copies of reports from the Sedona Fire Department. To our knowledge no actual daim or notice of daim has been filed.

Schedule 3(e)

Bankruptcy Proceedings

NONE

EXHIBIT B

LEGAL DESCRIPTION

(LaMerra Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF YAVAPAI, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

THE NORTH HALF OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

EXCEPT BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LAND, WHICH POINT IS DISTANT 650 FEET EASTERLY ALONG SAID SOUTHERLY LINE FROM THE SOUTHWEST CORNER OF SAID LAND;

THENCE WESTERLY ALONG SAID SOUTHERLY LINE TO THE SOUTHWEST CORNER OF SAID LAND;

THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LAND, A DISTANCE OF 670 FEET;

THENCE SOUTHEASTERLY IN A DIRECT LINE TO THE POINT OF BEGINNING.

PARCEL NO. 2:

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (BEING LOT 13) OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

PARCEL NO.3:

ALL THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SAID SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 115.90 FEET TO AN EXISTING FENCE;

THENCE NORTH 89 DEGREES 24 MINUTES 50 SECONDS EAST, ALONG SAID FENCE, 204.31 FEET;

THENCE SOUTH 2 DEGREES 37 MINUTES 30 SECONDS EAST TO A POINT ON THE SOUTH LINE OF SAID SECTION 27;

THENCE SOUTH 89 DEGREES 00 MINUTES WEST, ALONG SAID SECTION LINE TO THE ACTUAL POINT OF BEGINNING.

PARCEL NO.4:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING EASTERLY OF A LINE LOCATED 100 FEET WEST OF AND PARALLEL TO SAID EAST LINE OF THE SOUTHWEST QUARTER, AND SOUTH OF A LINE HAVING A COURSE OF NORTH 85 DEGREES 13 MINUTES EAST THROUGH A POINT THAT LIES NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 118.5 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP.

PARCEL NO. 5:

ALL THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING SOUTHERLY OF AND CONTIGUOUS TO THE FOLLOWING DESCRIBED BOUNDARY LINE:

FROM THE NORTHEAST CORNER OF THE QUIT CLAIM PARCEL OF LAND DESCRIBED AS BOOK 938 OF OFFICIAL RECORDS, PAGE 57, YAVAPAI COUNTY RECORDERS OFFICE, THE TRUE POINT OF BEGINNING, SAID CORNER LYING ON THE EAST-WEST BARBED WIRE FENCE AS SHOWN ON THE RECORD OF SURVEY RECORDED AS BOOK 17 OF LAND SURVEYS AT PAGE 17, AND ALSO ON THE SOUTHERLY LINE OF THE MONTERASTELLI (SIC) BOUNDARY AS SHOWN ON RESULTS OF SURVEY BY PATRICK NEVILLE, RECORDED AS BOOK 16, AT PAGE 100, DATED JULY 14, 1992;

THENCE SOUTH 89 DEGREES 53 MINUTES 02 SECONDS EAST, ALONG THE FENCE AND ITS EASTERLY EXTENSION AND ALONG THE SOUTHERLY LINE OF THE MONTERASTELLI BOUNDARY, 791.99 FEET;

THENCE SOUTH 41 DEGREES 19 MINUTES 24 SECONDS EAST, 39.09 FEET TO THE SOUTH LINE OF SECTION 27, PER THE ARIZONA ENGINEERING COMPANY RECORD OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEY, AT PAGE 99;

THENCE SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, ALONG THE SOUTH LINE OF SECTION 27, 75.15 FEET;

THENCE SOUTH 73 DEGREES 27 MINUTES 42 SECONDS EAST, 55.92 FEET;

THENCE NORTH 22 DEGREES 46 MINUTES 34 SECONDS EAST, 11.20 FEET;

THENCE NORTH 87 DEGREES 02 MINUTES 45 SECONDS EAST, 21.97 FEET;

THENCE SOUTH 81 DEGREES 16 MINUTES 09 SECONDS EAST, 29.96 FEET;

THENCE SOUTH 65 DEGREES 43 MINUTES 54 SECONDS EAST, 22.05 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 34, WHICH IS THE POINT OF TERMINUS OF THE BOUNDARY LINE;

THE BASIS OF BEARINGS FOR THIS DESCRIPTION IS SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, FROM THE SOUTH QUARTER CORNER OF SECTION 27 TO THE SOUTHEAST CORNER OF SECTION 27, ACCORDING TO THE ARIZONA ENGINEERING COMPANY RESULTS OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEYS, AT PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE.

2

PARCEL NO. 6:

EASEMENT FOR ROADWAY FOR INGRESS AND EGRESS FOR THE PURPOSE OF TRAVEL AND MAINTENANCE AS CREATED IN BOOK 3833, OF OFFICIAL RECORDS, PAGE 934, BEING 50 FEET WIDE, LYING 30 FEET ON THE WESTERLY AND SOUTHERLY SIDES AND 20 FEET ON THE EASTERLY AND NORTHERLY SIDES OF THE FOLLOWING DESCRIBED PROPERTY:

THE CENTERLINE OF AN EXISTING DIRT ROAD IN SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 27;

THENCE NORTH 86 DEGREES 13 MINUTES 45 SECONDS EAST, A DISTANCE OF 2448.25 FEET TO A CONCRETE MONUMENT MARKED 1/4 ON THE WEST FACE, WITH AN ALUMINUM CAP MARKED LS 13010, ACCEPTED BY JOHN A. LUCKOW, ARIZONA REGISTERED LAND SURVEYOR, AS THE TRUE LOCATION OF THE SOUTH QUARTER CORNER OF RECORD OF SURVEY DATED FEBRUARY 24, 1990, RECORDED IN BOOK 10 OF LAND SURVEYORS, PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE, WHICH IS IDENTICAL TO THE SOUTHEAST CORNER OF THE PROPERTY AS CONVEYED TO HARRIET KOHLER (ALSO KNOWN AS HARRIET K. SEAMAN) BY INSTRUMENTS RECORDED IN THE OFFICE OF THE RECORDER OF YAVAPAI COUNTY, ARIZONA, IN BOOK 179 OF DEEDS, PAGE 586 AND IN BOOK 357 OF OFFICIAL RECORDS, PAGE 233 AND WHICH IS ALSO IDENTICAL TO THE NORTHEAST CORNER OF PARCEL 4 ABOVE, ACCEPTED AND UTILIZED AS THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, PRIOR TO THE 1956 GLO DEPENDENT RESURVEY OF SECTION 27 BY WHICH THE QUARTER CORNER BETWEEN SECTIONS 27 AND 35 HAS BEEN MARKED BY A STANDARD GLO BRASS CAPPED PIPE, WHICH IS THE SAME GLO BRASS CAP ESTABLISHING THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED IN PARCEL 4 ABOVE;

THENCE SOUTH 85 DEGREES 13 MINUTES 00 SECONDS WEST, 15.05 FEET, TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION:

THENCE NORTH 07 DEGREES 16 MINUTES 03 SECONDS EAST, 55.48 FEET;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 201.21 FEET TO THE EAST LINE OF THE KOHLER PARCEL AS DESCRIBED IN WARRANTY DEED RECORDED IN BOOK 179 OF DEEDS, PAGE 586, YAVAPAI COUNTY RECORDERS OFFICE, STATE OF ARIZONA;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 283.79 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 55 MINUTES 40 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 71.03 FEET, TO THE EAST LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 53 MINUTES 55 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 70.92 FEET TO THE PT.;

3

THENCE NORTH 37 DEGREES 24 MINUTES 00 SECONDS WEST, 164.52 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 07 DEGREES 11 MINUTES 55 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 16.33 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 32 DEGREES 59 MINUTES 56 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 74.87 FEET TO THE P.T.;

THENCE NORTH 77 DEGREES 35 MINUTES 51 SECONDS WEST, 92.01 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 44 MINUTES 58 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 46.90 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAV1NG A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 51 MINUTES 24 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 47.37 FEET TO THE P.T.;

THENCE SOUTH 80 DEGREES 47 MINUTES 47 SECONDS WEST, 160.95 FEET;

THENCE SOUTH 84 DEGREES 31 MINUTES 30 SECONDS WEST, 60.56 FEET TO THE TERMINUS OF THIS DESCRIPTION AT THE WEST LINE OF THE KOHLER PARCEL, THE NORTHWEST CORNER OF WHICH BEARS NORTH 01 DEGREES 01 MINUTES 44 SECONDS WEST, A DISTANCE OF 116.37 FEET.

PARCEL NO. 7:

EASEMENT FOR IRRIGATION DITCH PURPOSES AS CREATED IN BOOK 2250, OF OFFICIAL RECORDS, PAGE 382, OVER AND ACROSS THE REAL PROPERTY DESCRIBED BELOW. THE CENTERLINE OF THE EASEMENT IS THE CENTERLINE OF THE EXISTING DITCH AND THE EASEMENT IS OF THE WIDTH REASONABLY NECESSARY FOR THE MAINTENANCE AND OPERATION OF THE DITCH.

REAL PROPERTY WHICH EASEMENT CROSSES IS DESCRIBED AS FOLLOWS:

THE FOLLOWING DESCRIBED PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH OF RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, TO WIT:

BEGINNING AT THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, ABOVE TOWNSHIP AND RANGE, SAID CORNER BEING MARKED BY A STONE MONUMENT, WHICH WAS ACCEPTED BY JIM LAMPORT, SURVEYOR IN 1928, AND BY OLD SETTLERS FOR MANY YEARS;

THENCE FROM SAID POINT NORTH ON THE QUARTER SECTION LINE THROUGH THE CENTER OF SAID SECTION 27, (THIS LINE BEING ASSUMED NORTH FOR THE PURPOSE OF THIS DESCRIPTION) 774.0 FEET TO A STONE MONUMENT;

4

THENCE NORTH 73 DEGREES 34 MINUTES WEST, 659.6 FEET TO A STONE MONUMENT;

THENCE SOUTH 03 DEGREES 45 MINUTES WEST, 1021.3 FEET TO A STONE MONUMENT ON THE SOUTH LINE OF Said) SECTION 27;

THENCE NORTH 85 DEGREES 13 MINUTES EAST, 701.9 FEET ALONG SAID SECTION LINE TO THE POINT OF BEGINNING.

PARCEL NO. 8:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCEL:

A PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 600 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 180.05 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 44.71 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 143.31 FEET;

THENCE SOUTH 88 DEGREES 30 MINUTES 06 SECONDS WEST, A DISTANCE OF 19.54 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 9:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES AS CREATED IN BOOK 938 OF OFFICIAL RECORDS, PAGE 65, OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCELS:

PARCEL A:

THE FOLLOWING DESCRIBED PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 115.84 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 484.16 FEET;

5

THENCE NORTH 88 DEGREES 30 MINUTES 06 SECONDS EAST, A DISTANCE OF 19.54 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 484.55 FEET TO THE PLACE OF BEGINNING.

PARCEL B:

A PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE EAST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 889.73 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 103.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 303.41 FEET. (THE DIRECTION AND LOCATIONS OF THE ABOVE LINE DETERMINED BY STONE MONUMENTS AS CALLED FOR IN THAT CERTAIN DEED OF CORRECTION OF RECORD IN THE OFFICE OF THE COUNTY RECORDER, YAVAPAI COUNTY, ARIZONA, IN BOOK 172 OF DEEDS, PAGE 495 THEREOF);

THENCE NORTH 82 DEGREES 32 MINUTES 53 SECONDS EAST, A DISTANCE OF 67.32 FEET;

THENCE SOUTH 75 DEGREES 10 MINUTES 23 SECONDS EAST, A DISTANCE OF 195.82 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 58.16 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 10:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND PUBLIC UTILITY PURPOSES AS CREATED IN BOOK 1920 OF OFFICIAL RECORDS, PAGE 314, EMBRACING ALL OF THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND LYING IN THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST;

THENCE SOUTH 88 DEGREES 53 MINUTES 57 SECONDS WEST, A DISTANCE OF 612.24 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27;

THENCE NORTH 01 DEGREES 11 MINUTES 29 SECONDS WEST, A DISTANCE OF 946.77 FEET TO THE TRUE POINT OF BEGINNING;

6

THENCE SOUTH 85 DEGREES 55 MINUTES 21 SECONDS WEST, A DISTANCE OF 113.99 FEET;

THENCE NORTH 24 DEGREES 08 MINUTES 42 SECONDS WEST, A DISTANCE OF 61.87 FEET TO A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 141 DEGREES 20 MINUTES 20 SECONDS, A RADIUS OF 131.79 FEET;

THENCE ALONG THE ARC OF SAID CURVE, A DISTANCE OF 50.30 FEET;

THENCE SOUTH 24 DEGREES 08 MINUTES 42 SECONDS EAST, A DISTANCE OF 26.91 FEET;

THENCE NORTH 85 DEGREES 55 MINUTES 21 SECONDS EAST, A DISTANCE OF 81.55 FEET;

THENCE SOUTH 01 DEGREES 11 MINUTES 29 SECONDS EAST, A DISTANCE OF 50.06 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THE RIGHT TO IMPROVE AND MAINTAIN THE EXISTING ROAD AND TO RECONSTRUCT AND ENLARGE THE ROAD TO UTILIZE ALL OF THE EASEMENT PROPERTY OR ANY PART THEREOF FOR ROADWAY PURPOSES.

PARCEL NO. 11:

AN EASEMENT APPURTENANT TO PARCELS 1, 2, 3, 4 AND 5 ABOVE, FOR ROADWAY AND PUBLIC UTILITIES CREATED IN BOOK 1920, OF OFFICIAL RECORDS, PAGE 307, OVER THAT PORTION OF THE RED ROCK LOOP ROAD DESCRIBED IN THE ATTACHMENT TO THE INSTRUMENT OF RECORD IN BOOK 915, OF OFFICIAL RECORDS, PAGES 795-803, INCLUSIVE, RECORDS OF YAVAPAI COUNTY, ARIZONA, LYING WITHIN THE EAST ONE-HALF, WEST ONE-HALF, SOUTHEAST QUARTER, SOUTHWEST QUARTER, SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

EXCEPTING FROM THE ABOVE PARCELS THE FOLLOWING PROPERTY:

Lot 11, THE RETREAT AT OAK CREEK, according to Book 59 of Maps, pages 99 through 104, inclusive, records of Yavapai County, Arizona.

AND

Lots 2, 9, 10, 12, 13, 14, 17, 18 and 19, LAMERRA, according to Book 61 of Maps, pages 27 through 32, inclusive, records of Yavapai County, Arizona.

7

EXHIBIT F-i

LEGAL DESCRIPTION

(L’Auberge Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet record), to a point on the Southeasterly right of way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet, record), a chord bearing of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE continuing Northeasterly along said Southeasterly right of way line, being a curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet record), a chord bearing of North 26 degrees 36 minutes 58 seconds East, a central angle of 01 degrees 41 minutes 17 seconds (01 degrees 41 minutes 39 seconds, record), an arc distance of 63.35 feet (63.57 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 3.74 feet to a point on the Northeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document No. 2005-3361777 of the Coconino County Recorder’s office in Coconino county, Arizona;

THENCE along the North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

THENCE along the Northerly line of the Orchards/L’Auberge parcel, South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet to the POINT OF BEGINNING;

THENCE South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 47.00 feet to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, (North 38 degrees 15 minutes 00 seconds East record), a distance of 150.75 feet (152.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set).

THENCE South 50 degrees 57 minutes 03 seconds East, (South 51 degrees 45 minutes 00 seconds East record), a distance of 82.00 feet (82.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 57 degrees 27 minutes 57 seconds East (North 56 degrees 40 minutes 00 seconds East record), a distance of 26.55 feet (26.5 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE South 32 degrees 32 minutes 03 seconds East (South 33 degrees 20 minutes 00 seconds East record), a distance of 523.60 feet (542.50 feet record) to a point in Oak Creek that lies on the Northwesterly boundary of the “Brewer Tract”, described in Docket 510, page 496, of the Coconino County Recorder’s Office and from which a ½” rebar with tag stamped “LS14184” previously set as a witness corner lies, North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE South 51 degrees 44 minutes 33 seconds West (no record) a distance of 6.59 feet (no record) to the Westerly corner of said “Brewer Tract” being a portion in Oak Creek;

THENCE South 54 degrees 01 minutes 27 seconds East (no record), a distance of 19.52 feet (no record) along the Southwesterly boundary of said “Brewer Tract” to a point in Oak Creek;

THENCE South 52 degrees 31 minutes 27 seconds West (South 51 degrees 43 minutes 30 seconds West, record), a distance of 11.99 feet (11.40 feet record) to a point in Oak Creek;

THENCE South 69 degrees 02 minutes 57 seconds West (South 68 degrees 15 minutes 00 seconds West record), a distance of 166.54 feet (166.54 feet) to a point in Oak Creek;

THENCE South 48 degrees 22 minutes 03 seconds East (South 49 degrees 10 minutes 00 seconds East, record), a distance of 60.39 feet (60.40 feet record), to a ½” rebar with tag stamped “PE2924” (previously set);

THENCE South 63 degrees 20 minutes 02 seconds West, (South 62 degrees 02 minutes 45 seconds West, record), a distance of 835.28 feet (832.38 feet record) to a point in Oak Creek that is on the West line of said Section 8 and lies South 01 degrees 42 minutes 03 seconds East, a distance of 624.60 feet from said West quarter corner of Section 8;

THENCE North 01 degrees 42 minutes 03 seconds West (North 02 degrees 30 minutes 00 seconds West, record), a distance of 447.60 feet (447.60 feet record) along said West line of Section 8 to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 37 minutes 57 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 207.55 feet to a ½” rebar with tag stamped “LS14184” (previously set);

2

THENCE North 38 degrees 09 minutes 30 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 109.23 feet to a ½” rebar with no identification (previously found):

THENCE North 49 degrees 44 minutes 02 seconds East, a distance of 94.50 feet;

THENCE North 37 degrees 42 minutes 35 seconds East, a distance of 174.72 feet to the POINT OF BEGINNING.

EXCEPTING THEREFROM the following described property:

A parcel of land being a portion of “Parcel 1B” as said “Parcel 1B” is shown and described on that certain ALTA/ACSM Land Title Survey map recorded as instrument number 3490268 in the Official Records of Coconino County, said parcel being situated in the West half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian in Coconino County, Arizona, and being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01°42’03” East (basis of bearings for this description), a distance of 2621.04 feet;

Thence from said West quarter corner, along the West line of the Southwest quarter of said Section 8, South 01°42’03” East, a distance of 624.60 feet to the Southwest corner of said “Parcel 1B”;

Thence along the Southerly boundary of said “Parcel 1B”, North 63°20’02” East a distance of 579.51 feet to the POINT OF BEGINNING;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 63°20’02” East a distance of 255.77 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 48°22’03” West a distance of 60.39 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 69°02’57” East a distance of 32.29 feet to the most Northerly corner of the Weckerly parcel as described in Docket 1525, pages 007-009 of the Coconino County Recorder’s Office;

Thence along a prolongation of the Northeasterly boundary of said Weckerly parcel, North 54°01’29” West a distance of 23.88 feet, more or less, to the centerline of Oak Creek as it may exist from time to time in the future;

Thence along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 65°34’01” West a distance of 111.83 feet, more or less;

Thence continuing along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 69°31’14” West a distance of 163.52 feet, more or less, to the intersection of said centerline of Oak Creek with the Northwesterly prolongation of the Southwesterly boundary of the Miller parcel as described in Docket 1478, pages 378 & 378A of the Coconino County Recorder’s Office;

Thence in a reversed direction of said Northwesterly prolongation of the Southwesterly boundary of the Miller parcel, South 38°15’58” East a distance of 98.08 feet, more or less, to the POINT OF BEGINNING.

3

PARCEL NO. 2:

An easement for ingress, egress and public utilities created by instrument recorded December 22, 1982, in Docket 911, page 206, records of Coconino County, Arizona, more particularly described as follows:

A strip of land 33.00 feet wide situated in the Southeast quarter of Section 7, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly defined as lying 16.50 feet on each side of the following described centerline:

COMMENCING at the East quarter corner of said Section 7, as marked by a GLO brass capped pipe under drain cover in sidewalk and from which the Southeast corner of said Section 7, as marked by a B.L.M. brass capped pipe, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE South 01 degrees 42 minutes 03 seconds East (South 02 degrees 30 minutes 00 seconds East, recorded), a distance of 261.40 feet (261.4 feet record) along the East line of said Southeast quarter of Section 7 to the POINT OF BEGINNING of this center line (side lines of strip of land begin on said East line);

THENCE South 28 degrees 37 minutes 57 seconds West (South 27 degrees 50 minutes 00 seconds West record), a distance of 500.20 feet (500.2 feet record);

THENCE South 37 degrees 53 minutes 57 seconds West (South 37 degrees 06 minutes 00 seconds West, record), a distance of 330.00 feet (330.00 feet record) to the terminus of center line:

EXCEPT therefrom all that portion thereof lying within the right of way of Arizona Highway 89-A;

PARCEL NO. 3:

A perpetual, non-exclusive easement for ingress and egress as set forth in that certain easement agreement recorded April 25, 2002 in instrument number 2002-3138455 and re-recorded July 18, 2005 in instrument number 2005-3332653 of Official Records, Coconino County, Arizona.

PARCEL NO. 4:

A parcel of land being a portion of the “Pacini Tract” described in Parcel II in Docket 1711, page 863 and 864 of the Coconino County Recorders Office and situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, said parcel being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

4

THENCE from said West quarter corner, North 21 degrees 27 minutes 04 seconds East, a distance of 342.00 feet (North 20 degrees 32 minutes East, a distance of 342 feet, record) to a ½” rebar with tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete (previously set) on the Southeasterly right of way line of Arizona Highway 89-A;

THENCE departing said Southeasterly right of way line of Arizona Highway 89-A South 89 degrees 51 minutes 31 seconds East, a distance of 215.83 feet (North 89 degrees 10 minutes East, a distance of 217.50 feet record), to a ½” rebar with plastic cap stamped “LS14184” (found);

THENCE South 40 degrees 28 minutes 17 seconds East, a distance of 109.25 feet (South 41 degrees 45 minutes East, a distance of 110.77 feet record) to a ½” rebar with plastic cap stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, a distance of 150.75 feet (North 38 degrees 15 minutes East, a distance of 152.0 feet record), to a ½” rebar with tag stamped “LS14184” (previously set) at a corner of said “Pacini Tract”;

THENCE along the boundary of said “Pacini Tract” South 50 degrees 57 minutes 03 seconds East, a distance of 82.00 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract” North 57 degrees 27 minutes 57 seconds East, a distance of 26.55 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract”, South 32 degrees 32 minutes 03 seconds East, a distance of 5.00 feet to the POINT OF BEGINNING;

THENCE North 57 degrees 27 minutes 57 seconds East, a distance of 58.00 feet to a ½” rebar with tag stamped “LS14184”;

THENCE North 89 degrees 27 minutes 57 seconds East, a distance of 35.39 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 00 degrees 32 minutes 03 seconds East, a distance of 163.25 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 32 degrees 32 minutes 03 seconds East, a distance of 215.13 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 31 degrees 56 minutes 49 seconds East, a distance of 146.28 feet to a point on the Northwesterly boundary of the “Brewer Tract” as described in Docket 510, page 496 of the Coconino County Recorder’s Office and the Southwest corner of the said “Pacini Tract” and from which a ½” rebar with brass tag stamped “LS14184” (previously set as a witness corner) bears North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE along the Westerly boundary of the said “Pacini Tract”, North 32 degrees 32 minutes 03 seconds West, a distance of 518.60 feet to the POINT OF BEGINNING.

5

PARCEL NO. 5:

INTENTIONALLY DELETED.

6

EXHIBIT F-ii

LEGAL DESCRIPTION

(Orchards Inn Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet, record) to a point on the Southeasterly right-of-way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2150.00 feet record)., a chord being of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89A, South 65 degrees 25 minutes 03 seconds East, a distance of 11.73 feet to the POINT OF BEGINNING, which lies on the Southeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document NO. 2005-3361777 of the Coconino County Recorder’s Office, Coconino County, Arizona;

THENCE along said Southeasterly line, North 24 degrees 46 minutes 32 seconds East, a distance of 23.47 feet;

THENCE continuing along said Southeasterly line, North 21 degrees 21 minutes 48 seconds East, a distance of 3.63 feet;

THENCE continuing along said Southeasterly line, North 20 degrees 52 minutes 26 seconds West, a distance of 8.33 feet;

THENCE continuing along said Southeasterly line, North 69 degrees 07 minutes 34 seconds East, a distance of 1.00 feet;

THENCE continuing along said Southeasterly line, North 19 degrees 27 minutes 50 seconds West, a distance of 6.81 feet;

7

THENCE continuing along said Southeasterly line, North 26 degrees 18 minutes 08 seconds East, a distance of 19.54 feet;

THENCE continuing along said Southeasterly line, South 62 degrees 51 minutes 12 seconds East, a distance of 4.07 feet;

THENCE continuing along said Southeasterly line, North 23 degrees 53 minutes 25 seconds East, a distance of 6.93 feet;

THENCE continuing along said Southeasterly line of that tract of land acquired by the City of Sedona in December 2005, North 62 degrees 35 minutes 35 seconds West, a distance of 0.55 feet to the North line of the Orchards/L’Auberge parcel;

THENCE along said North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

THENCE South 40 degrees 28 minutes 17 seconds East, (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet;

THENCE South 37 degrees 42 minutes 35 seconds West, a distance of 174.72 feet; THENCE South 49 degrees 44 minutes 02 seconds West, a distance of 94.50 feet to a ½” rebar with no identification (previously found);

THENCE North 31 degrees 49 minutes 11 seconds West (North 32 degrees 21 minutes 20 seconds West, record), a distance of 114.47 feet (113.94 feet record) to a ½” rebar with cap stamped “LS 14184” (previously set);

THENCE North 22 degrees 35 minutes 10 seconds East (North 24 degrees 24 minutes 07 seconds East, record), a distance of 66.04 feet (65.00 feet, record) to a concrete nail with brass tag stamped “LS14184”, previously set at the position of a previously set chiseled “+” in concrete;

THENCE North 65 degrees 25 minutes 03 seconds West, (North 65 degrees 34 minutes 02 seconds West, record), a distance of 65.96 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

INTENTIONALLY DELETED.

PARCEL NO. 3:

An easement for overhead canopies and other purposes by or pursuant to that certain Special Warranty Deed (In Lieu of Condemnation) recorded December 27, 2005 in Document No. 3361777, Official Records of Coconino County, Arizona.

8

Exhibit F-iii

Description of Delivery and Installation of Pre-Fabricated Cottage

Schulte Manufacturing has one unit of the pre-fabricated cottages at its manufacturing fadlity in Avondale, Arizona. The unit consists of two parts and is about 600 sq. ft. Schulte has it in the storage yard. The unit will need to be assembled on site and also there will need to be built for it the necessary utility connections and base on which to place the cottage. There are no current arrangements to either take the unit or any plans where to put it.

Exhibit Gi

Housing Units 414, 415, 434 & 435

280 N. Highway 89A

LEASE

SEDONA, ARIZONA

Landlord: Canyon Portal II, L.L.C.

Tenant: L'Auberge Orchards LLC

Date: April 1, 2012

SECTION 1 – FUNDAMENTAL LEASE PROVISIONS		1

SECTION 2 – PREMISES		2

SECTION 3 – GENERAL PROVISIONS		2
3.1	No Option	2
3.2	Approval of Financial Statement	3
3.3	No Co-Tenancy Requirement	3
3.4	Name Change	3

SECTION 4 - LEASE TERMS		3
4.1	Term	3
4.2	Delay in Commencement	3
4.3	Holding Over	3
4.4	Abandonment	3
4.5	Surrender of Premises	4
4.6	Extension of Term	4

SECTION 5 – RENT, SECURITY DEPOSIT		4
5.1	Rent	4
5.2	Security Deposit	5
5.3	(Deleted)	5
5.4	Additional Rent	5

SECTION 6 – NO COUNTERCLAIM OR ABATEMENT OF RENT		5
6.1	No Notice	5
6.2	No conditional Payment	5

SECTION 7 – COMMON AREAS		6
7.1	Use of Common Areas	6
7.2	Parking Policy	6
7.3	Parking Charges	6

SECTION 8 – USE OF PREMISES		6
8.1	Use	6
8.2	Prohibited Conduct	6
8.3	Prescribed Conduct	7
8.4	Operation of Premises – Intentionally Deleted	7

SECTION 9 – TENANT’S CONSTRUCTION FO IMPROVEMENTS		7
9.1	Tenant’s Obligation	7
9.2	Intentionally Deleted	8
9.3	Written Approval	8
9.4	Trade Fixtures	8

SECTION 10 – TENANT OBLIGATIONS		8
10.1	Payment by Tenant	8
10.2	Payment by Landlord	8
10.3	Proof of Payment	9
10.4	Personal Property Taxes	9
10.5	Premises Utilities	9
10.6	Merchants Association	9

SECTION 11 – COMMON AREA MAINTENANCE. – Intentionally Deleted		9

SECTION 12 – MAINTENANCE AND REPAIRS BY TENANT		9
12.1	Tenant’s Obligation	9
12.2	Prohibited Acts	9
12.3	Rights of Landlord	10

SECTION 13 – REPAIR BY LANDLORD		10
13.1	Repair by Landlord	10
13.2	Hazardous Materials	10

SECTION 14 – LIENS		11
14.1	No Liens	11
14.2	Tenant’s Obligations	11
14.3	Removal of Liens	11

SECTION 15 – INSURANCE		12
15.1	Project Insurance	12
15.2	Tenant’s Property	12
15.3	Tenant’s Operations	12
15.4	Certificate of Insurance	13
15.5	Insurance Companies	13
15.6	Failure to Procure Insurance	13
15.7	Repair	13

SECTION 16 – DAMAGE OR DESTRUCTION		14
16.1	Tenant Obligations	14
16.2	Lease Termination	14

SECTION 17 – EASEMENTS		14

SECTION 18 – INDEMNIFICATION		15
18.1	By Tenant	15
18.2	By Landlord	15
18.3	Waiver of Claims	15

ii

SECTION 19 – ASSIGNMENT AND SUBLETTING		16
19.1	Landlord Consent	16
19.2	In Writing	16
19.3	Transfer Limitation	16
19.4	Deleted	17

SECTION 20 – SUBJECT TO MASTER LEASE		17

SECTION 21 – DEFAULTS BY TENANT		17
21.1	Event of Default	17
21.2	Re-Enter of Premises	18
21.3	Lease Termination	18
21.4	Reletting	18
21.5	Survival of Liability	19
21.6	Cumulative Remedies	19
21.7	Sublessee Defaults	20
21.8	Repetitive Rent Payment Defaults	20
21.9	Cure Period	20
21.10	Late Charges	20

SECTION 22 – CONDEMNATION		21

SECTION 23 – TENANT’S WAIVER OF STATUTORY RIGHTS		21

SECTION 24 – WAIVER OF PERFORMANCE		21

SECTION 25 – REMEDIES CUMULATIVE		21

SECTION 26 – CONVEYANCE BY LANDLORD		22

SECTION 27 – NO PERSONAL LIABILITY TO LANDLORD		22

SECTION 28 – ATTORNEYS’ FEES		22

SECTION 29 – PROVISIONS SUBJECT TO APPLICABLE LAW		22

SECTION 30 – RIGHT TO CURE TENANT’S DEFAULTS		22

SECTION 31 – NOTICES		23

SECTION 32 – SIGNS		23

SECTION 33 – LANDLORD’S INSPECTIONS		23
33.1	Inspection	23
33.2	Presenting for Sale or Lease	24

iii

SECTION 34 – ESTOPPEL CERTIFICATE		24

SECTION 35 – WAIVER OF TRIAL BY JURY		24

SECTION 36 – RECORDING		25

SECTION 37 – SUBORDINATION		25

SECTION 38 – MISCELLANEOUS		25
38.1	Definition of Tenant	25
38.2	Tenant	25
38.3	Gender and Number	25
38.4	Modifications and Waivers	26
38.5	Implied Warranties	26
38.6	Binding Effect	26
38.7	Severability	26
38.8	Governing Law and Jurisdiction	26
38.9	Entire Agreement	26
38.10	Time is of the Essence	27
38.11	Brokers	27

iv

CANYON PORTAL II, L.L.C.

LEASE

This Lease is made between Landlord and Tenant (defined below) in accordance with the Second Amended Development Agreement recorded as Document 3555971 in the Official Records of Coconino County, Arizona on March 15, 2010 ("DA"), and the Second Amended Land Use Restriction Agreement recorded as Document 3555972 in the official Records of Coconino County, Arizona on March 15, 2010 (LURA"). Landlord hereby expressly consents to and acknowledges the use of Units 414, 415, 434, 435 as Affordable Housing Units in accordance with the terms of conditions of the DA and LURA.

Further, Tenant has previously constructed and has been using Units 414, 415, 434 and 435 for Affordable Housing since May 31, 2010. Landlord and Tenant desire to execute this Lease in order to memorialize the obligations of Tenant under the LURA and DA, and to commit Landlord to the use of Units 414, 415, 434 and 435 for the term of the LURA and DA.

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.

Landlord:	Canyon Portal II, L.L.C., an Arizona limited liability company

Tenant:	L'Auberge Orchards LLC, an Arizona limited liability company, which is also a party to the DA and LURA defined above, and is obligated to lease these units upon the terms and conditions of the DA and LURA and this Lease.

Trade Name:	N/A

Lease Term:	Commencement Date:	April 1, 2012

	Termination Date:	March 31, 2032

	Rent Commencement Date:	April 1, 2012

Premises:	4 hotel room units known as 414, 415, 434 and 435 further reflected on Exhibit A.

Minimum Monthly Base Rental:	Tenant shall pay to Landlord Ten Thousand Dollars ($10,000.00) on April 1, 2012. Beginning May 1, 2012 the Minimum Monthly Base Rental shall be Two Thousand Dollars ($2,000.00) for the period of May 1, 2012 through December 31, 2012. Thereafter, Rent shall be adjusted in accordance with Paragraph 5.1B.

Security Deposit:     None Required

Address of Landlord:	Canyon Portal II, L.L.C.
6900 E. Camelback Road, #915
Scottsdale, AZ 85251
Telephone: (480) 941-0221
Fax: (480) 990-9093

Address of Tenant:	L'Auberge Orchards, LLC
301 L'Auberge Lane
Sedona, AZ 86336
Telephone: (928) 204-4313
Fax: (928) 282-1064

Only Permitted Uses:	Construction of two (2) efficiency apartments to be used as rental housing in accordance with the LURA and DA.

Guarantors:	None

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of the Lease to any Fundamental Lease Provision shall be construed to incorporate all of the terms set forth above with respect to such Provisions.

SECTION 2 - PREMISES.

Subject to the conditions set forth herein, Landlord hereby leases to Tenant the Premises. A site plan showing the boundaries of the Premises and its relative location within a larger commercial development comprised of four elements including the Trading Post Shops, Canyon Portal Shops, North Retail Building, and Orchards (the "Project") is attached hereto as Exhibit A. Tenant's acceptance of the Premises and Agreement to the terms of this Lease are not conditioned upon any representation by Landlord of the number of square feet in the Premises. TENANT ACKNOWLEDGES THAT IT HAS INSPECTED THE PREMISES, IS FAMILIAR WITH ITS CONDITION AND ACCEPTS THE PREMISES IN ITS PRESENT CONDITION "AS IS." EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES OR THE PROJECT.

SECTION 3 - GENERAL PROVISIONS.

3.1           No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

2

3.2           Approval of Financial Statement. This Lease is subject to Landlord's and Landlord's Lender's approval of a current financial statement of Tenant. Tenant agrees to execute any and all documents Landlord's Lender may require and provide Landlord and Landlord's Lender with credit and financial information as requested.

3.3           No Co-Tenancy Requirement. Landlord reserves the right to effect such tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this lease, occupy any space in the Project.

3.4           Name Change. Landlord reserves the right to change the name of the Project from time to time during the term of this Lease.

SECTION 4 - LEASE TERM

4.1           Term. The term of this Lease (herein called the "Lease Term" or the "Term") shall commence on the Commencement Date unless the Term is terminated sooner or extended as hereinafter provided.

4.2           Delay in Commencement. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the Lease Term, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. In the event of a delay in possession; however, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term and the time when Landlord can deliver possession of the Premises. Notwithstanding the foregoing, no delay caused by the action or inaction of Tenant or Tenant's agents shall result in a reduction of rent.

4.3           Holding Over. If Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, remains in possession of the Premises with Landlord's written consent, but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all covenants, conditions and provisions of this Lease. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be in wrongful hold over and shall be subject to all the rights and remedies provided to Landlord under this Lease and by law, including but not limited to forcible entry and detainer actions or other eviction processes. During any hold over period, whether with consent or wrongful, the monthly rent shall be two hundred percent (200%) of Tenant's monthly rent payable during the last month of the Term of this Lease.

4.4           Abandonment. If Tenant, prior to the expiration of this Lease, relinquishes possession of the Premises without Landlord's written consent, such relinquishment shall be deemed to be an abandonment of the Premises and an Event of Default under this Lease.

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4.5          Surrender of Premises. Upon any termination of this Lease for any reason, Tenant shall immediately surrender possession of the Premises to Landlord in good and tenantable repair, reasonable wear and tear excepted, and shall surrender all keys and all copies of such keys for the Premises to Landlord at the place then fixed for the payment of rent or other agreed upon location.

4.6          Extension of Term. None

SECTION 5 - RENT. SECURITY DEPOSIT.

5.1          Rent.

A.           Tenant shall pay to Landlord the Minimum Annual Base Rental set forth in Section 1 of this Lease in twelve (12) equal monthly installments during each Lease Year, in advance, on the first day of each calendar month. The Minimum Annual Base Rental and Additional Charges hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

B.           The rent provided for in this Section 5.1 shall be subject to adjustment as described herein commencing January 1, 2013. The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each year, then monthly rent for years two through five would be: year two $1,030.00; year three - $1,060.90; year four - $1,092.73; and year five $1,125.52.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

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C.           Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D.           All rental amounts are "net rent to Landlord. All Additional Charges (as described in this Lease) shall be deemed rent whether or not expressly designated as such, and shall be paid in addition to the Minimum Annual Base Rental at the times and in the manner provided for in this Lease.

5.2.         Security Deposit. None Required.

5.3          (Deleted).

5.4          Additional Rent. In the event any additional usable square footage is acquired by the Tenant in its Premises due to alterations of or improvements made on the original Premises (by way of example, the addition of a loft), the Minimum Annual Base Rent payable by Tenant to Landlord under this Lease shall be increased, on a proportionate basis, to include the additional square footage utilized by the Tenant.

SECTION 6 - NO COUNTERCLAIM OR ABATEMENT OF RENT.

6.1          No Notice. Except as expressly provided herein, monthly rental and Additional Charges and all other sums payable by Tenant shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense of any kind or nature and without abatement, suspension, deferment, diminution or reduction. Except as expressly provided herein, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof and to any abatement, suspension, deferment, diminution or reduction of any sum payable by Tenant to Landlord.

6.2          No Conditional Payment. NO PAYMENT BY TENANT OR RECEIPT BY LANDLORD OF A LESSER AMOUNT THAN THE TOTAL OF ALL SUMS DUE HEREUNDER SHALL BE DEEMED TO BE OTHER THAN AN ACCOUNT OF THE EARLIEST STIPULATED RENT, NOR SHALL ANY ENDORSEMENT OR STATEMENT ON ANY CHECK, OTHER PAYMENTS OR ANY ACCOMPANYING LETTER BE DEEMED AS ACCORD AND/OR SATISFACTION AND LANDLORD MAY ACCEPT SUCH CASH AND/OR NEGOTIATE SUCH CHECK OR PAYMENT WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO RECOVER THE BALANCE OF SUCH RENT OR PURSUE ANY OTHER REMEDY PROVIDED IN THIS LEASE OR OTHERWISE, REGARDLESS OF WHETHER LANDLORD MAKES ANY NOTATION ON SUCH INSTRUMENT OF PAYMENT OR OTHERWISE NOTIFIES TENANT THAT SUCH ACCEPTANCE, CASHING OR NEGOTIATION OF SUCH PAYMENT IS WITHOUT PREJUDICE TO ANY OF LANDLORD'S RIGHTS. TENANT SPECIFICALLY WAIVES THE PROVISIONS OF A.R.S. 47-1207.

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SECTION 7 - COMMON AREAS.

7.1          Use of Common Areas. All facilities furnished by Landlord in the Project and designated for the general common use of occupants of the Project, including Tenant hereunder, its officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to change the area, level, location and arrangement of parking areas and other Common Area facilities and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof. Landlord shall have the exclusive right at any and all times to close any portion of the Common Areas for the purpose of making repairs, changes or additions thereto; may change the size, area or arrangement of the Common Areas; and may enter into agreements as Landlord deems appropriate for parking and ingress or egress.

7.2          Parking Policy. There will be reserved for Tenant two (2) parking spaces which are exclusively reserved on a 24 hour a day basis.

7.3          Parking Charges. Landlord will establish a reasonable schedule of fees for all parking spaces in the Project in order to provide parking for tenants, tourists and periodic visitors to the Project. Notwithstanding anything contained herein to the contrary, Landlord has the right to meter the parking lot of the Project and charge an hourly fee to anyone who parks a vehicle in the lot. Landlord reserves the right to regulate the parking at the Project to ensure that the parking lot is used on a long term basis by customers of the Project and not tenants, employees, or the general public.

SECTION 8 - USE OF PREMISES.

8.1          Use. Tenant shall use the Premises solely for the Permitted Uses set forth in the Fundamental Lease Provisions and not for any other purpose. Tenant shall not use or permit the Premises to be used in violation of the laws, ordinances, regulations and requirements of the United States, the State of Arizona, Coconino County, the City of Sedona or any subdivision or department thereof or any other authority or agency having jurisdiction over the Premises or the Project.

8.2          Prohibited Conduct. Except by prior written consent of Landlord, Tenant shall not:

A.           Use or operate any machinery that, in Landlord's opinion, is harmful to the Premises or the Project or disturbing to other tenants in the building of which the Premises is a part; use any loud speakers, televisions, stereos, radios or other devices in a manner so as to be heard or seen outside the Premises.

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B.           Do or suffer to be done any act, matter or thing objectionable to the fire, casualty or liability insurance carriers whereby any insurance now in force or hereafter to be placed on the Premises or the Project, or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession of the Premises. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises or the Project.

C.           Do or cause to be done any act, matter or thing in violation of any federal, state, county or local law, statute, regulation, rule or ordinance.

8.3          Prescribed Conduct. At all times throughout the Lease Term, Tenant shall:

A.           Comply with any and all requirements of any of the constituted public authorities and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use, safety, cleanliness or occupation of the Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from Tenant's failure to do so.

B.           Give Landlord prompt written notice of any accident, fire, pest infestation, or damage occurring on or to the Premises.

C.           Load and unload goods at such times in the areas and through such entrances as may be designated for "Delivery" by Landlord. Such trailers or trucks shall not be permitted to remain parked overnight in any area of the Project, whether loaded or unloaded. Designated fire lanes shall not be used for the loading or unloading of merchandise, parking or standing of running vehicles at any time. The unlawful use of such fire lanes may result in the towing of the offending vehicle and subject the owner or user thereof to all applicable fines established by the City of Sedona and/or Landlord.

D.           Comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time, promulgated by Landlord which Landlord, in its sole discretion, shall deem necessary in connection with the Premises or the Project including but not limited to both the operation of Tenant's business during certain minimum days and hours.

8.4          Operation of Premises - Intentionally Deleted.

SECTION 9 - TENANT'S CONSTRUCTION OF IMPROVEMENTS.

9.1          Tenant's Obligation.      Tenant did construct two (2) efficiency apartments in accordance with the LURA and the DA.

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9.2           Intentionally Deleted.

9.3           Written Approval. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, without first obtaining Landlord's written approval and consent. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Landlord may condition its approval upon the requirement that Tenant, or its contractor, secure and bear the cost of a labor and materials payment bond. All alterations, improvements, additions and fixtures made or installed by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord.

9.4           Trade Fixtures. Tenant shall not cut or drill into or secure any trade fixtures, apparatus or equipment of any kind to any part of the Premises without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. All furnishings, equipment and machines installed by Tenant and that are not trade fixtures in the Premises shall remain the property of Tenant subject to any lien provided Landlord by law and shall be removed at the expiration or earlier termination of this Lease, or any renewal or extension thereof; provided, Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided further that in the event of such removal, Tenant shall promptly restore the Premises to its original order and condition. Any such furnishings, trade fixtures, equipment and machines not removed at or prior to such termination of this Lease shall be and become the property of Landlord.

SECTION 10 - TENANT OBLIGATIONS.

10.1         Payment by Tenant. Tenant shall pay and discharge punctually as and when the same shall become due and payable, each and every cost, expense and obligation of every kind and nature, foreseen or unforseen, arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Tenant shall also pay and discharge punctually, as and when the same shall become due and payable without penalty, personal property, business, occupation and occupational license taxes, water, sewer, electricity and telephone charges and fees.

10.2         Payment by Landlord. Tenant shall not be required to pay or reimburse Landlord for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax, or profits tax of Landlord unless and to the extent such levy, tax or imposition is in lieu of or a substitute for any other levy, tax or imposition now or later in existence upon or with respect to the Premises which, if such other levy, tax or impostion were in effect, would be payable by Tenant under the provisions hereof; (ii) any estate, inheritance, devolution, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord's interest in the Premises; or (iii) any lien not of record as of the Commencement Date arising from the unilateral acts or omissions of Landlord and unrelated to a default of Tenant under this Lease.

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10.3         Proof of Payment. Tenant, upon Landlord's request, shall furnish to Landlord within thirty (30) days thereafter proof of the payment of any obligation to be paid by Tenant.

10.4         Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all taxes levied or assessed against any leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant. Tenant hereby agrees to protect and hold harmless Landlord and the Premises from any liability for Tenant's share of any and all such taxes, assessments and charges together with any interest, penalties or other charges thereby imposed, and from any sale or other proceedings to enforce payment thereof, and to pay all such taxes, assessments and charges before delinquency and before same become a lien.

10.5         Premises Utilities. Landlord pays utilities for the property, which average approximately Five Hundred Dollars ($500.00) per month per unit. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

10.6         Merchants Association. Not Applicable

SECTION 11 - COMMON AREA MAINTENANCE. - Intentionally Deleted

SECTION 12 - MAINTENANCE AND REPAIRS BY TENANT.

12.1         Tenant's Obligation. Tenant shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including but not limited to, the exterior and interior portion of all doors, door checks, door locks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises, all alterations, improvements and installations made by Tenant and any repairs required to be made due to burglary or other illegal entry into the Premises. Tenant shall maintain and bear the expense of the light fixtures and bulbs, air-conditioning unit and filters, heating unit or furnace, janitorial services, interior pest control, and the like.

12.2         Prohibited Acts. Tenant shall not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises and will be responsible for any damage caused thereto by any acts of Tenant, its agents, servants, employees or contractors. Tenant shall place any rubbish, broken down boxes, trash or other excess matter only in such containers as are authorized from time to time by Landlord; keep the Premises (including all exterior surfaces and both sides of all glass) clean, orderly, sanitary and free from objectionable odors and from insects, vermin, and other pests; and keep the outside areas and sidewalks immediately adjoining the Premises clean and free from empty boxes, trash of any kind, ice and any other obstructions or safety hazards.

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12.3         Rights of Landlord. If Tenant refuses or fails to commence and complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete the repairs or perform the maintenance. The cost of such repairs or maintenance shall be paid immediately by Tenant to Landlord as additional rent upon demand.

SECTION 13 - REPAIR BY LANDLORD.

13.1         Repair by Landlord. Landlord shall keep and maintain the foundation, exterior walls, floors and roof of the building in which the Premises are located exclusive of doors, door frames, door checks, door locks, windows and window frames located in exterior building walls. Landlord shall not, however, be required to make any such repairs when such repairs are the result of misuse or neglect by Tenant, its agents, employees, invitees, licensees or contractors. Any repairs required to be made by reason of such Tenant misuse or neglect shall be the responsibility of Tenant, the above provisions to the contrary notwithstanding. Except as provided herein, Landlord shall have no obligation to alter or modify the Premises, or any part thereof, or to repair and maintain any plumbing, heating, electrical, air-conditioning or other mechanical installation in the Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass no matter what the cause.

13.2         Hazardous Materials. Exclusive of Hazardous Materials normally associated with Tenant's permitted use, if any, Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than "De Minimis" amounts (as defined below)). Tenant further covenants and agrees to pay all costs and expenses associated with enforcement, removal, remedial or other governmental or regulatory actions, agreements or order threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors. For purposes of this Lease (I) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, automotive and petroleum products and byproducts (including, without limitation, gasoline, diesel and other fuels, new, used and recycled oil, grease, brake fluid, antifreeze, and other automotive fluids installed in or recovered from service vehicles or otherwise, and any other fuel additive, derivative, lubricant or byproduct generated, stored or used in Tenant's business operation or otherwise occurring), pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous toxic or hazardous chemical, material or substance defined as hazardous or regulated or as a pollutant or contaminant in, or the use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws; (ii) the term "De Minimis" amounts shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any form or combination of forms (a) does not constitute a violation of any Hazardous Materials Laws; and (b) is customarily employed in, or associated with, similar retail projects in Coconino County, Arizona; and (iii) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate or legislate the protection of human health or the environment, including but not limited to the Comprehensive Environment Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et leg.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et seq.; Ariz. Rev. Stat. Ann. Title 49 (The "Arizona Environmental Quality Act of 1986"); and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be adopted, amended or replaced from time to time.

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SECTION 14 - LIENS.

14.1         No Liens. Tenant shall have no authority to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises or which would cause any document to be recorded against the Premises or the Project. Should Tenant cause any construction, alterations, rebuildings, restorations, replacements, changes, additions, improvements or repairs to be made on the Premises, or cause any labor to be performed or material to be furnished thereon, therein or thereto, neither Landlord nor the Premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen for performing such labor and furnishing such material.

14.2         Tenant's Obligations. The initial and any subsequent alterations or improvements made by Tenant to the Premises must be paid for by Tenant when such alterations or improvements are made. Nothing in this Lease shall be construed to authorize Tenant, or any person dealing with or under Tenant, to charge the rents of the Premises, or the property and buildings of which the Premises form a part, or the interest of Landlord in the state of the Premises, with a mechanics' lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of the Landlord in the making of any such improvements or alterations to the Premises.

14.3         Removal of Liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's, materialman's, or other lien, charge or order for the payment of money shall be filed or recorded against the Premises or against Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, either cause the same to be discharged of record pursuant to A.R.S. §33-1004, or otherwise cause such discharge, within ten (10) days after Tenant shall have received notice of the filing thereof, or Tenant may, within such period, furnish to Landlord a bond satisfactory to Landlord against such lien, charge or order, in which case Tenant shall have the right in good faith to contest the validity or amount thereof.

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SECTION 15 - INSURANCE.

15.1        Project Insurance. Landlord bears the risk of and may insure as a Common Area Expense as practical or as required by Landlord's Lender, the operation of the Project as a whole or the common areas thereof. Such insurance may include, but is not limited to, general liability, umbrella excess liability, bodily injury, public liability, property damage liability, fire and extended coverage in amounts not less than eighty percent (80%) of the replacement cost of the Project, sign insurance and the like in coverage limits selected by Landlord. Tenant shall pay to Landlord its "Proportionate Share" of such insurance as provided in Section 11 above.

15.2        Tenant's Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

15.3        Tenant's Operations. All operations conducted by Tenant shall be at Tenant's sole risk. In addition, Tenant shall procure insurance for its operations as follows:

A.           Tenant shall keep in force at its own expense public liability insurance and comprehensive general liability insurance, including contractual liability insurance sufficient to cover all phases and aspects of the operation and conduct of its business, with minimum limits of $2,000,000.00 on account of bodily injuries to or death of one person and $3,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $2,000,000.00 as a result of damage to property.

B.           Tenant shall keep and maintain in force during the Term hereof, plate glass insurance upon windows and doors in the Premises as required by Landlord unless Landlord maintains such insurance on behalf of all Tenants and treats it as a Common Area Expense.

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15.4         Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured under the Tenant's policy of insurance.

15.5.        Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A. M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant's existing insurance policy.

15.6.        Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

15.7         Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements in accordance with Section 16 of this Lease. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shall be paid to and held in trust by the Landlord pursuant to Section 16 of this Lease. All insurance proceeds described in this Section 15.7 shall be paid upon architects' certificates and contractors', subcontractors' and materialmen's waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

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SECTION 16 - DAMAGE OR DESTRUCTION.

16.1         Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant's own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

16.2         Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

SECTION 17 - EASEMENTS.

Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

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SECTION 18 - INDEMNIFICATION.

18.1.        By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, nonuse or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

18.2         By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

18.3         Waiver of Claims. Landlord and its agents, contractors, servants or employees and shall not be liable for, and Tenant hereby releases all claims for, damage to persons and property sustained by Tenant or any person claiming through Tenant resulting from any theft, fire, accident, occurrence or condition in, on or about the Premises or building of which they are a part, including, but not limited to, such claims for damage resulting from (i) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (ii) any equipment or appurtenances needing repair; (iii) the bursting, leaking or running of any tank, wash stand, water closet, waste pipe, drain or any other pipe or tank in or about the Premises; (iv) the backing up of any sewer pipe or down spout; (v) the escape of steam or hot water; (vi) water, snow or ice being upon or coming through the roof or any other place upon or near the Premises or otherwise; (vii) the falling of any fixture, plaster or stucco; and (viii) broken glass.

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SECTION 19 - ASSIGNMENT AND SUBLETTING.

19.1         Landlord Consent. Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 19 shall apply to any transferee, assignee or subtenant.

19.2         In Writing. Each transfer, assignment, and subletting to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor or sublessor; and the transferee, assignee, or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the provisions, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. A consent to any transfer, assignment or subletting shall not constitute waiver or discharge of the provisions of this paragraph with respect to a subsequent transfer, assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the transfer, assignment or subletting of the Premises.

19.3         Transfer Limitation. If Tenant (including any entity later becoming Tenant) is a corporation, unincorporated association, limited liability company or a partnership, the transfer (other than pursuant to the laws of devise and descent upon the death of a shareholder, partner or owner), assignment or hypothecation of any stock or interest in such corporation, association, company or partnership in the aggregate in excess of twenty percent (20%) from the time such entity becomes a Tenant hereunder, shall be deemed an assignment within the meaning and provisions of this Section 19. The foregoing sentence shall not apply to a corporation of which the capital stock is publicly traded on a recognized national stock exchange.

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19.4         Deleted.

SECTION 20 - SUBJECT TO MASTER LEASE.

Tenant acknowledges that this Lease is subordinate to a Master Lease of the Project among CANYON PORTAL PROPERTIES, L.L.C. and ATHERTON VENTURES, L.L.C. as Landlord and CANYON PORTAL II, L.L.C. , an Arizona limited liability company as Tenant. A Memorandum of Lease is recorded in Coconino County as Instrument No. 98-21399 on July 2, 1998. An Amendment to Memorandum of Lease is recorded in Coconino County as Instrument No. 3288292 on October 14, 2004.

SECTION 21 - DEFAULTS BY TENANT.

21.1        Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

A.           If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

B.           If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.           TENANT ACKNOWLEDGES THAT ANY VIOLATION OF ANY OF THE PRESCRIBED CONDUCT AS SET FORTH IN PARAGRAPH 8.3 IS A MATERIAL BREACH OF THIS LEASE. IF IN ANY TWELVE (12) MONTH PERIOD THERE ARE MORE THAN TWO (2) NOTICES OF VIOLATION OF PARAGRAPH 8.3 SENT BY LANDLORD TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE WITHOUT NOTICE.

TENANT'S INITIALS:

D.           If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

E.           If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

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F.           If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

G.           If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

H.           If Tenant makes an assignment for the benefit of its creditors.

I.           If Tenant fails to occupy and operate the business in the Premises for three (3) consecutive days (except as otherwise allowed under Section 8.4).

21.2        Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

21.3        Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 21.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

21.4       Reletting. At any time and from time to time after such reentry, Landlord may relet the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to relet the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to relet or for any failure to collect any rental due upon any such reletting. Even though it may relet the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

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21.5        Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been relet, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

A.           The amount of Minimum Annual Base Rental and additional charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.           The net proceeds of any reletting, after deducting all of Landlord's expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such reletting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Annual Base Rental and Additional Charges described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 21.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

21.6       Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

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21.7         Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

21.8        Repetitive Rent Payment Defaults. NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 21.1 HEREOF TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NONCURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

21.9        Cure Period. Notwithstanding any other provision of this Section, Landlord agrees that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured if Tenant within such period of twenty (20) days shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

21.10      Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

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SECTION 22 - CONDEMNATION.

If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises.

SECTION 23 - TENANT'S WAIVER OF STATUTORY RIGHTS.

In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

SECTION 24 - WAIVER OF PERFORMANCE.

No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

SECTION 25 - REMEDIES CUMULATIVE.

Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

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SECTION 26 - CONVEYANCE BY LANDLORD.

In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

SECTION 27 - NO PERSONAL LIABILITY TO LANDLORD.

Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

SECTION 28 - ATTORNEYS' FEES.

In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

SECTION 29 - PROVISIONS SUBJECT TO APPLICABLE LAW.

All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

SECTION 30 - RIGHT TO CURE TENANT'S DEFAULTS.

In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

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SECTION 31 - NOTICES.

Any notice to be given by Landlord or Tenant shall be given in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima fade evidence of such receipt).

SECTION 32 - SIGNS.

Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and with all applicable rules and regulations then in force or as may be put in force and effect from time to time by any governmental authority or by Landlord.

SECTION 33 - LANDLORD'S INSPECTIONS.

33.1         Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

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33.2         Presenting for Sale or Lease. Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

SECTION 34 - ESTOPPEL CERTIFICATE.

Tenant will execute, acknowledge and deliver to Landlord, within three (3) days following request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

SECTION 35 - WAIVER OF TRIAL BY JURY.

TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

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SECTION 36 - RECORDING.

Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

SECTION 37 - SUBORDINATION.

This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

SECTION 38 - MISCELLANEOUS.

38.1         Definition of Tenant.   The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

38.2        Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

38.3        Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

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38.4         Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

38.5        Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

38.6        Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

38.7        Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

38.8        Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

38.9        Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

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38.10       Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

38.11       Brokers. Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with this Leasehold.

LANDLORD:		TENANT:

CANYON PORTAL II, L.L.C.,		L’AUBERGE ORCHARDS, LLC,
an Arizona limited liability company		an Arizona corporation

By:	/s/ Al Spector	By:	/s/ Al Spector
	Al Spector		Al Spector
Its:	Manager	Its:	Manager

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List of Exhibits

A.           Project Site Plan

Exhibit Gii

AMENDMENT TO LEASE

(Temporary Housing Units)

THIS AMENDMENT TO LEASE (“Amendment”) executed and effective as of May 14, 2013 by and between Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”) and L’Auberge Orchards LLC, an Arizona limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease dated April 1, 2012 (“Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord Units 418, 419, 436, 437 and 438 in that certain 40 unit hotel property located in Sedona, Arizona described in the Original Lease;

WHEREAS, Landlord and Tenant desire to further amend the terms of the Lease pursuant to the provisions of this Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Permitted Use. The Permitted Use set forth in Section 1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Housing Units for employees or overnight lodging units.”

2. Rent. The total gross monthly rent (inclusive of minimum base rent, common area charges and all other additional rent) payable in accordance with the Lease shall be $3,100 for the period commencing on the date hereof through the fifth (5th) anniversary of the date hereof. Thereafter, the total gross monthly rent payable under this Lease shall be adjusted in accordance with that portion of Section 5.1.B. of the Original Lease beginning with the second sentence of such Section 5.1.B.

3. Lease Term.

(a) The Lease Term is hereby extended to December 31, 2040.

(b) Landlord grants to Tenant the right to extend the Lease Term for three (3) additional periods of ten (10) years each. Each extension shall be upon the same terms and conditions as the Original Lease, as modified by this Amendment.

(c) Notwithstanding anything herein or in the Original Lease to the contrary, Tenant shall have the right to terminate this Lease at any time upon thirty (30) days prior written notice to Landlord.

4. Approval of Financial Statement. Section 3.2 of the Original Lease is hereby deleted in its entirety.

5. Name Change. Notwithstanding the provisions Section 3.4 of the Original Lease to the contrary, Landlord shall not have the right to change the name of the Premises.

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6. Parking Policy. The two (2) parking spaces for Tenant’s exclusive use provided in Section 7.2 of the Original Lease are identified on Exhibit A attached hereto and Landlord shall, at Landlord’s expense, install signage in front of such exclusive parking spaces designating them for the exclusive use of the Premises.

7. Parking Charges. Section 7.3 of the Original Lease is hereby deleted in its entirety.

8. Prohibited Conduct. Section 8.2(A) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Use or operate any machinery that, in Landlord’s opinion, is harmful to the Premises or the Project or disturbing to other tenants in the building of which the Premises is a part; use any loud speakers, televisions, stereos, radios or other devices in a manner so as to be heard from outside the Premises.”

9. Prescribed Conduct.

(a)          Section 8.3(B) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Upon Tenant becoming aware of any accident, fire, pest infestation, or damage occurring on or to the Premises, Tenant shall give Landlord prompt written notice of any such accident, fire, pest infestation, or damage.”

(b)          Landlord’s exercise of discretion pursuant to Section 8.3(C) of the Original Lease shall be made in a commercially reasonable manner.

(c)          Section 8.3(D) of the Original Lease is hereby deleted in its entirety.

10. Written Approval of Tenant Alterations. Section 9.3 of the Original Lease is hereby amended to including the following: “Notwithstanding the foregoing to the contrary, Landlord’s approval of any request by Tenant to make any alterations, additions or improvements to the Premises shall not be unreasonably withheld, conditioned or delayed and Landlord shall not have the right to require Tenant, or its contractor, to secure a labor and materials payment bond for any alterations, additions or improvements to the Premises the value of which is Two Hundred Fifty Thousand Dollars ($250,000) or less in any single instance. Tenant agrees to not make any payment for such alterations, additions or improvements without obtaining lien waivers for labor or materials .”

11. Premises Utilities. Notwithstanding anything provided in Section 10.5 of the Original Lease to the contrary, Landlord shall, at Landlord’s expense, cause to be provided to the Premises all water (hot and cold), gas, sewer, and electricity service necessary for the operation of the Premises for the Permitted Use.

12. Tenant’s Maintenance Obligation. The terms “store front” and “plate glass” are hereby deleted from section 12.1 of the Original Lease.

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13. Insurance.

(a)          Notwithstanding Section 15.1 of the Original Lease to the contrary, Landlord shall maintain the insurance coverages provided in Section 15.1 and such coverages for general liability, bodily injury and property damage shall be in an amount of not less than $3,000,000 and fire and extended coverage in an amount not less than the full replacement cost of the Premises.

(b)          Section 15.3(B) of the Original Lease is hereby deleted in its entirety.

14. Repair. Section 15.7 of the Lease is hereby deleted in its entirety.

15. Damage or Destruction. Article 16 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“If all or any portion of the Premises or the Project is damaged by fire or other casualty insurable under a standard fire insurance policy with a standard extended coverage endorsement, Minimum Monthly Rental and Additional Rent shall abate and Landlord shall promptly repair as is necessary to replace the Premises and when placed in such condition the Premises shall be deemed restored and rendered tenantable, such repair or rebuilding to be commenced within a reasonable time after the occurrence. If such damage occurs in the last two years of the Lease Term or during any Option Term, Tenant or Landlord shall have the option of terminating the Lease upon written notice to the other party. If Landlord’s Lender requires that the insurance proceeds be used to retire the debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Promptly following Landlord’s repair or rebuilding, Tenant, at Tenant’s sole expense, shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.”

16. Indemnification.

a. Section 18.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Tenant.Excepting any responsibility allocated to Landlord by reason of its gross negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Landlord by reason of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of thefollowing during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

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b. Section 18.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Landlord.Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or its agents, contractors, servants or employees and/or the occurrence of any of the following during the Term: (i) any use or condition of the Premises or any part thereof (which Landlord is required to maintain); (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Common Areas; (iii) any failure on the part of Landlord to perform or comply with any of the provisions of this Lease; and (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Tenant). In the event Tenant should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Landlord shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Landlord but approved by Tenant. If any such action, suit or proceeding should result in a final judgment against Tenant, Landlord shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Landlord under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

17. Waiver of Subrogation. Except with respect to Worker’s Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

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18. Assignment and Subletting. Article 19 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the right to transfer or assign this Lease or sublet all or any portion of the Premises without Landlord’s consent, but with prior written notice to Landlord; provided, the assignee or subtenant expressly assumes all obligations of Tenant under the Lease. Notwithstanding the foregoing, Landlord shall not have the right to consent to any assignment or subletting of this Lease or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant, and Landlord shall not withhold its consent to any proposed assignee or subtenant with financial wherewithal equal to or superior to that of Tenant and who is actively engaged in the hospitality industry.”

19. Event of Default. Section 21.1(I) of the Original Lease is hereby deleted in it entirety.

20. Estoppels. The period in which Tenant must respond to a request for an estoppel pursuant to Section 34 of the Lease is hereby modified from three (3) days to ten (10) business days. In the event Tenant fails to respond within such ten (10) business day period, Tenant shall be deemed in default under Section 21.1 of the Lease, but in no event will Tenant’s failure to respond be deemed an acknowledgement of any proported facts contained in any form estoppel .

21. Conflicting Terms. In the event of any conflict, inconsistency or ambiguity between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

22. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

23. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

24. Ratification. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above first written.

“Landlord”

Canyon Portal II, LLC, an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

“Tenant”)

L’Auberge Orchards LLC, an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

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Housing Units 418, 419, 436, 437 & 438

280 N. Highway 89A

LEASE

SEDONA, ARIZONA

Landlord: Canyon Portal II, L.L.C.

Tenant: L'Auberge Orchards LLC

Date: April 1, 2012

SECTION 1 – FUNDAMENTAL LEASE PROVISIONS		1

SECTION 2 – PREMISES		2

SECTION 3 – GENERAL PROVISIONS		2
3.1	No Option	2
3.2	Approval of Financial Statement	2
3.3	No Co-Tenancy Requirement	2
3.4	Name Change	2

SECTION 4 – LEASE TERMS		3
4.1	Term	3
4.2	Delay in Commencement	3
4.3	Holding Over	3
4.4	Abandonment	3
4.5	Surrender of Premises	3
4.6	Extension of Term	3

SECTION 5 – RENT, SECURITY DEPOSIT		3
5.1	Rent	3
5.2	Security Deposit	4
5.3	(Deleted)	4
5.4	Additional Rent	5

SECTION 6 – NO COUNTERCLAIM OR ABATEMENT OF RENT		5
6.1	No Notice	5
6.2	No conditional Payment	5

SECTION 7 – COMMON AREAS		5
7.1	Use of Common Areas	5
7.2	Parking Policy	6
7.3	Parking Charges	6

SECTION 8 – USE OF PREMISES		6
8.1	Use	6
8.2	Prohibited Conduct	6
8.3	Prescribed Conduct	6
8.4	Operation of Premises – Intentionally Deleted	7

SECTION 9 – TENANT’S CONSTRUCTION FO IMPROVEMENTS		7
9.1	Tenant’s Obligation	7
9.2	Intentionally Deleted	7
9.3	Written Approval	7
9.4	Trade Fixtures	7

SECTION 10 – TENANT OBLIGATIONS		8
10.1	Payment by Tenant	8
10.2	Payment by Landlord	8
10.3	Proof of Payment	8
10.4	Personal Property Taxes	8
10.5	Premises Utilities	8
10.6	Merchants Association	8

SECTION 11 – COMMON AREA MAINTENANCE – Intentionally Deleted		9

SECTION 12 – MAINTENANCE AND REPAIRS BY TENANT		9
12.1	Tenant’s Obligation	9
12.2	Prohibited Acts	9
12.3	Rights of Landlord	9

SECTION 13 – REPAIR BY LANDLORD		9
13.1	Repair by Landlord	9
13.2	Hazardous Materials	10

SECTION 14 – LIENS		11
14.1	No Liens	11
14.2	Tenant’s Obligations	11
14.3	Removal of Liens	11

SECTION 15 – INSURANCE		11
15.1	Project Insurance	11
15.2	Tenant’s Property	12
15.3	Tenant’s Operations	12
15.4	Certificate of Insurance	12
15.5	Insurance Companies	12
15.6	Failure to Procure Insurance	13
15.7	Repair	13

SECTION 16 – DAMAGE OR DESTRUCTION		13
16.1	Tenant Obligations	13
16.2	Lease Termination	14

SECTION 17 – EASEMENTS		14

SECTION 18 – INDEMNIFICATION		14
18.1	By Tenant	14
18.2	By Landlord	15
18.3	Waiver of Claims	15

SECTION 19 – ASSIGNMENT AND SUBLETTING		15
19.1	Landlord Consent	15
19.2	In Writing	16
19.3	Transfer Limitation	16
19.4	Deleted	16

SECTION 20 – SUBJECT TO MASTER LEASE		16

SECTION 21 – DEFAULTS BY TENANT		16
21.1	Event of Default	16
21.2	Re-Enter of Premises	18
21.3	Lease Termination	18
21.4	Reletting	18
21.5	Survival of Liability	18
21.6	Cumulative Remedies	19
21.7	Sublessee Defaults	19
21.8	Repetitive Rent Payment Defaults	19
21.9	Cure Period	20
21.10	Late Charges	20

SECTION 22 – CONDEMNATION		20

SECTION 23 – TENANT’S WAIVER OF STATUTORY RIGHTS		20

SECTION 24 – WAIVER OF PERFORMANCE		21

SECTION 25 – REMEDIES CUMULATIVE		21

SECTION 26 – CONVEYANCE BY LANDLORD		21

SECTION 27 – NO PERSONAL LIABILITY TO LANDLORD		21

SECTION 28 – ATTORNEYS’ FEES		21

SECTION 29 – PROVISIONS SUBJECT TO APPLICABLE LAW		22

SECTION 30 – RIGHT TO CURE TENANT’S DEFAULTS		22

SECTION 31 – NOTICES		22

SECTION 32 – SIGNS		23

SECTION 33 – LANDLORD’S INSPECTIONS		23
33.1	Inspection	23
33.2	Presenting for Sale or Lease	23

SECTION 34 – ESTOPPEL CERTIFICATE		23

SECTION 35 – WAIVER OF TRIAL BY JURY		24

SECTION 36 – RECORDING		24

SECTION 37 – SUBORDINATION		24

SECTION 38 – MISCELLANEOUS		25
38.1	Definition of Tenant	25
38.2	Tenant	25
38.3	Gender and Number	25
38.4	Modifications and Waivers	25
38.5	Implied Warranties	25
38.6	Binding Effect	25
38.7	Severability	25
38.8	Governing Law and Jurisdiction	26
38.9	Entire Agreement	26
38.10	Time is of the Essence	26
38.11	Brokers	26

CANYON PORTAL II, L.L.C.

LEASE

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.

Landlord:	Canyon Portal II, L.L.C., an Arizona limited liability company

Tenant:	L'Auberge Orchards LLC, an Arizona limited liability company

Trade Name:	N/A

Lease Term:	Commencement Date:	April 1, 2012

	Termination Date:	March 31, 2017

	Rent Commencement Date:	April 1, 2012

Premises:	5 hotel room units known as units 418, 419, 436, 437 and 438, and further reflected on Exhibit A.

Minimum Monthly Base Rental:	Tenant shall pay to Landlord Ten Thousand Dollars ($10,000.00) on April 1, 2012. Beginning May 1, 2012 the Minimum Monthly Base Rental shall be Three Thousand Dollars ($3,000.00) for the period of May 1, 2012 through December 31, 2012. Thereafter, Rent shall be adjusted in accordance with Paragraph 5.1B.

Security Deposit: None Required

Address of Landlord:	Canyon Portal II, L.L.C.
6900 E. Camelback Road, #915
Scottsdale, AZ 85251
Telephone: (480) 941-0221
Fax: (480) 990-9093

Address of Tenant:	L'Auberge Orchards, LLC
301 L'Auberge Lane
Sedona, AZ 86336
Telephone: (928) 204-4313
Fax: (928) 282-1064

Only Permitted Uses:	Housing Units for employees of L'Auberge and/or Orchards

Guarantors:	None

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of the Lease to any Fundamental Lease Provision shall be construed to incorporate all of the terms set forth above with respect to such Provisions.

SECTION 2 - PREMISES.

Subject to the conditions set forth herein, Landlord hereby leases to Tenant the Premises. A site plan showing the boundaries of the Premises and its relative location within a larger commercial development comprised of four elements including the Trading Post Shops, Canyon Portal Shops, North Retail Building, and Orchards (the "Project") is attached hereto as Exhibit A. Tenant's acceptance of the Premises and Agreement to the terms of this Lease are not conditioned upon any representation by Landlord of the number of square feet in the Premises. TENANT ACKNOWLEDGES THAT IT HAS INSPECTED THE PREMISES, IS FAMILIAR WITH ITS CONDITION AND ACCEPTS THE PREMISES IN ITS PRESENT CONDITION "AS IS." EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES OR THE PROJECT.

SECTION 3 - GENERAL PROVISIONS.

3.1           No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

3.2           Approval of Financial Statement. This Lease is subject to Landlord's and Landlord's Lender's approval of a current financial statement of Tenant. Tenant agrees to execute any and all documents Landlord's Lender may require and provide Landlord and Landlord's Lender with credit and financial information as requested.

3.3           No Co-Tenancy Requirement. Landlord reserves the right to effect such tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this lease, occupy any space in the Project.

3.4           Name Change. Landlord reserves the right to change the name of the Project from time to time during the term of this Lease.

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SECTION 4 - LEASE TERM

4.1          Term. The term of this Lease (herein called the "Lease Term" or the "Term") shall commence on the Commencement Date unless the Term is terminated sooner or extended as hereinafter provided.

4.2          Delay in Commencement. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the Lease Term, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. In the event of a delay in possession; however, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term and the time when Landlord can deliver possession of the Premises. Notwithstanding the foregoing, no delay caused by the action or inaction of Tenant or Tenant's agents shall result in a reduction of rent.

4.3          Holding Over. If Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, remains in possession of the Premises with Landlord's written consent, but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all covenants, conditions and provisions of this Lease. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be in wrongful hold over and shall be subject to all the rights and remedies provided to Landlord under this Lease and by law, including but not limited to forcible entry and detainer actions or other eviction processes. During any hold over period, whether with consent or wrongful, the monthly rent shall be two hundred percent (200%) of Tenant's monthly rent payable during the last month of the Term of this Lease.

4.4          Abandonment. If Tenant, prior to the expiration of this Lease, relinquishes possession of the Premises without Landlord's written consent, such relinquishment shall be deemed to be an abandonment of the Premises and an Event of Default under this Lease.

4.5          Surrender of Premises. Upon any termination of this Lease for any reason, Tenant shall immediately surrender possession of the Premises to Landlord in good and tenantable repair, reasonable wear and tear excepted, and shall surrender all keys and all copies of such keys for the Premises to Landlord at the place then fixed for the payment of rent or other agreed upon location.

4.6          Extension of Term. None

SECTION 5 - RENT. SECURITY DEPOSIT.

5.1          Rent.

A.           Tenant shall pay to Landlord the Minimum Annual Base Rental set forth in Section 1 of this Lease in twelve (12) equal monthly installments during each Lease Year, in advance, on the first day of each calendar month. The Minimum Annual Base Rental and Additional Charges hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

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B.           The rent provided for in this Section 5.1 shall be subject to adjustment as described herein commencing January 1, 2013. The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each year, then monthly rent for years two through five would be: year two $1,030.00; year three - $1,060.90; year four - $1,092.73; and year five $1,125.52.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

C.           Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D.           All rental amounts are "net" rent to Landlord. All Additional Charges (as described in this Lease) shall be deemed rent whether or not expressly designated as such, and shall be paid in addition to the Minimum Annual Base Rental at the times and in the manner provided for in this Lease.

5.2.         Security Deposit. None Required.

5.3          (Deleted).

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5.4           Additional Rent. In the event any additional usable square footage is acquired by the Tenant in its Premises due to alterations of or improvements made on the original Premises (by way of example, the addition of a loft), the Minimum Annual Base Rent payable by Tenant to Landlord under this Lease shall be increased, on a proportionate basis, to include the additional square footage utilized by the Tenant.

SECTION 6 - NO COUNTERCLAIM OR ABATEMENT OF RENT.

6.1           No Notice. Except as expressly provided herein, monthly rental and Additional Charges and all other sums payable by Tenant shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense of any kind or nature and without abatement, suspension, deferment, diminution or reduction. Except as expressly provided herein, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof and to any abatement, suspension, deferment, diminution or reduction of any sum payable by Tenant to Landlord.

6.2           No Conditional Payment. NO PAYMENT BY TENANT OR RECEIPT BY LANDLORD OF A LESSER AMOUNT THAN THE TOTAL OF ALL SUMS DUE HEREUNDER SHALL BE DEEMED TO BE OTHER THAN AN ACCOUNT OF THE EARLIEST STIPULATED RENT, NOR SHALL ANY ENDORSEMENT OR STATEMENT ON ANY CHECK, OTHER PAYMENTS OR ANY ACCOMPANYING LETTER BE DEEMED AS ACCORD AND/OR SATISFACTION AND LANDLORD MAY ACCEPT SUCH CASH AND/OR NEGOTIATE SUCH CHECK OR PAYMENT WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO RECOVER THE BALANCE OF SUCH RENT OR PURSUE ANY OTHER REMEDY PROVIDED IN THIS LEASE OR OTHERWISE, REGARDLESS OF WHETHER LANDLORD MAKES ANY NOTATION ON SUCH INSTRUMENT OF PAYMENT OR OTHERWISE NOTIFIES TENANT THAT SUCH ACCEPTANCE, CASHING OR NEGOTIATION OF SUCH PAYMENT IS WITHOUT PREJUDICE TO ANY OF LANDLORD'S RIGHTS. TENANT SPECIFICALLY WAIVES THE PROVISIONS OF A.R.S. 47-1207.

SECTION 7 - COMMON AREAS.

7.1           Use of Common Areas. All facilities furnished by Landlord in the Project and designated for the general common use of occupants of the Project, including Tenant hereunder, its officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to change the area, level, location and arrangement of parking areas and other Common Area facilities and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof. Landlord shall have the exclusive right at any and all times to close any portion of the Common Areas for the purpose of making repairs, changes or additions thereto; may change the size, area or arrangement of the Common Areas; and may enter into agreements as Landlord deems appropriate for parking and ingress or egress.

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7.2          Parking Policy. There will be reserved for Tenant two (2) parking spaces which are exclusively reserved on a 24 hour a day basis.

7.3          Parking Charges. Landlord will establish a reasonable schedule of fees for all parking spaces in the Project in order to provide parking for tenants, tourists and periodic visitors to the Project. Notwithstanding anything contained herein to the contrary, Landlord has the right to meter the parking lot of the Project and charge an hourly fee to anyone who parks a vehicle in the lot. Landlord reserves the right to regulate the parking at the Project to ensure that the parking lot is used on a long term basis by customers of the Project and not tenants, employees, or the general public.

SECTION 8 - USE OF PREMISES.

8.1          Use. Tenant shall use the Premises solely for the Permitted Uses set forth in the Fundamental Lease Provisions and not for any other purpose. Tenant shall not use or permit the Premises to be used in violation of the laws, ordinances, regulations and requirements of the United States, the State of Arizona, Coconino County, the City of Sedona or any subdivision or department thereof or any other authority or agency having jurisdiction over the Premises or the Project.

8.2          Prohibited Conduct. Except by prior written consent of Landlord, Tenant shall not:

A.           Use or operate any machinery that, in Landlord's opinion, is harmful to the Premises or the Project or disturbing to other tenants in the building of which the Premises is a part; use any loud speakers, televisions, stereos, radios or other devices in a manner so as to be heard or seen outside the Premises.

B.           Do or suffer to be done any act, matter or thing objectionable to the fire, casualty or liability insurance carriers whereby any insurance now in force or hereafter to be placed on the Premises or the Project, or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession of the Premises. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises or the Project.

C.           Do or cause to be done any act, matter or thing in violation of any federal, state, county or local law, statute, regulation, rule or ordinance.

8.3          Prescribed Conduct. At all times throughout the Lease Term, Tenant shall:

A.           Comply with any and all requirements of any of the constituted public authorities and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use, safety, cleanliness or occupation of the Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from Tenant's failure to do so.

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B.           Give Landlord prompt written notice of any accident, fire, pest infestation, or damage occurring on or to the Premises.

C.           Load and unload goods at such times in the areas and through such entrances as may be designated for "Delivery" by Landlord. Such trailers or trucks shall not be permitted to remain parked overnight in any area of the Project, whether loaded or unloaded. Designated fire lanes shall not be used for the loading or unloading of merchandise, parking or standing of running vehicles at any time. The unlawful use of such fire lanes may result in the towing of the offending vehicle and subject the owner or user thereof to all applicable fines established by the City of Sedona and/or Landlord.

D.           Comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time, promulgated by Landlord which Landlord, in its sole discretion, shall deem necessary in connection with the Premises or the Project including but not limited to both the operation of Tenant's business during certain minimum days and hours.

8.4          Operation of Premises - Intentionally Deleted.

SECTION 9 - TENANT'S CONSTRUCTION OF IMPROVEMENTS.

9.1          Intentionally Deleted.

9.2          Intentionally Deleted.

9.3          Written Approval. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, without first obtaining Landlord's written approval and consent. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Landlord may condition its approval upon the requirement that Tenant, or its contractor, secure and bear the cost of a labor and materials payment bond. All alterations, improvements, additions and fixtures made or installed by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord.

9.4          Trade Fixtures. Tenant shall not cut or drill into or secure any trade fixtures, apparatus or equipment of any kind to any part of the Premises without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. All furnishings, equipment and machines installed by Tenant and that are not trade fixtures in the Premises shall remain the property of Tenant subject to any lien provided Landlord by law and shall be removed at the expiration or earlier termination of this Lease, or any renewal or extension thereof; provided, Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided further that in the event of such removal, Tenant shall promptly restore the Premises to its original order and condition. Any such furnishings, trade fixtures, equipment and machines not removed at or prior to such termination of this Lease shall be and become the property of Landlord.

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SECTION 10 - TENANT OBLIGATIONS.

10.1         Payment by Tenant. Tenant shall pay and discharge punctually as and when the same shall become due and payable, each and every cost, expense and obligation of every kind and nature, foreseen or unforseen, arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Tenant shall also pay and discharge punctually, as and when the same shall become due and payable without penalty, personal property, business, occupation and occupational license taxes, water, sewer, electricity and telephone charges and fees.

10.2         Payment by Landlord. Tenant shall not be required to pay or reimburse Landlord for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax, or profits tax of Landlord unless and to the extent such levy, tax or imposition is in lieu of or a substitute for any other levy, tax or imposition now or later in existence upon or with respect to the Premises which, if such other levy, tax or impostion were in effect, would be payable by Tenant under the provisions hereof; (ii) any estate, inheritance, devolution, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord's interest in the Premises; or (iii) any lien not of record as of the Commencement Date arising from the unilateral acts or omissions of Landlord and unrelated to a default of Tenant under this Lease.

10.3         Proof of Payment. Tenant, upon Landlord's request, shall furnish to Landlord within thirty (30) days thereafter proof of the payment of any obligation to be paid by Tenant.

10.4         Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all taxes levied or assessed against any leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant. Tenant hereby agrees to protect and hold harmless Landlord and the Premises from any liability for Tenant's share of any and all such taxes, assessments and charges together with any interest, penalties or other charges thereby imposed, and from any sale or other proceedings to enforce payment thereof, and to pay all such taxes, assessments and charges before delinquency and before same become a lien.

10.5         Premises Utilities. Landlord pays utilities for the property, which average approximately Three Hundred Dollars ($300.00) per month per unit. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

10.6         Merchants Association. Not Applicable

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SECTION 11 - COMMON AREA MAINTENANCE. - Intentionally Deleted

SECTION 12 - MAINTENANCE AND REPAIRS BY TENANT.

12.1         Tenant's Obligation. Tenant shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including but not limited to, the exterior and interior portion of all doors, door checks, door locks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises, all alterations, improvements and installations made by Tenant and any repairs required to be made due to burglary or other illegal entry into the Premises. Tenant shall maintain and bear the expense of the light fixtures and bulbs, air-conditioning unit and filters, heating unit or furnace, janitorial services, interior pest control, and the like.

12.2         Prohibited Acts. Tenant shall not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises and will be responsible for any damage caused thereto by any acts of Tenant, its agents, servants, employees or contractors. Tenant shall place any rubbish, broken down boxes, trash or other excess matter only in such containers as are authorized from time to time by Landlord; keep the Premises (including all exterior surfaces and both sides of all glass) clean, orderly, sanitary and free from objectionable odors and from insects, vermin, and other pests; and keep the outside areas and sidewalks immediately adjoining the Premises clean and free from empty boxes, trash of any kind, ice and any other obstructions or safety hazards.

12.3         Rights of Landlord. If Tenant refuses or fails to commence and complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete the repairs or perform the maintenance. The cost of such repairs or maintenance shall be paid immediately by Tenant to Landlord as additional rent upon demand.

SECTION 13 - REPAIR BY LANDLORD.

13.1         Repair by Landlord. Landlord shall keep and maintain the foundation, exterior walls, floors and roof of the building in which the Premises are located exclusive of doors, door frames, door checks, door locks, windows and window frames located in exterior building walls. Landlord shall not, however, be required to make any such repairs when such repairs are the result of misuse or neglect by Tenant, its agents, employees, invitees, licensees or contractors. Any repairs required to be made by reason of such Tenant misuse or neglect shall be the responsibility of Tenant, the above provisions to the contrary notwithstanding. Except as provided herein, Landlord shall have no obligation to alter or modify the Premises, or any part thereof, or to repair and maintain any plumbing, heating, electrical, air-conditioning or other mechanical installation in the Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass no matter what the cause.

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13.2         Hazardous Materials. Exclusive of Hazardous Materials normally associated with Tenant's permitted use, if any, Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than "De Minimis" amounts (as defined below)). Tenant further covenants and agrees to pay all costs and expenses associated with enforcement, removal, remedial or other governmental or regulatory actions, agreements or order threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors. For purposes of this Lease (i) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, automotive and petroleum products and byproducts (including, without limitation, gasoline, diesel and other fuels, new, used and recycled oil, grease, brake fluid, antifreeze, and other automotive fluids installed in or recovered from service vehicles or otherwise, and any other fuel additive, derivative, lubricant or byproduct generated, stored or used in Tenant's business operation or otherwise occurring), pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous toxic or hazardous chemical, material or substance defined as hazardous or regulated or as a pollutant or contaminant in, or the use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws; (ii) the term "De Minimis" amounts shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any form or combination of forms (a) does not constitute a violation of any Hazardous Materials Laws; and (b) is customarily employed in, or associated with, similar retail projects in Coconino County, Arizona; and (iii) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate or legislate the protection of human health or the environment, including but not limited to the Comprehensive Environment Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et leg.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et seq.; Ariz. Rev. Stat. Ann. Title 49 (The "Arizona Environmental Quality Act of 1986"); and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be adopted, amended or replaced from time to time.

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SECTION 14 - LIENS.

14.1         No Liens. Tenant shall have no authority to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises or which would cause any document to be recorded against the Premises or the Project. Should Tenant cause any construction, alterations, rebuildings, restorations, replacements, changes, additions, improvements or repairs to be made on the Premises, or cause any labor to be performed or material to be furnished thereon, therein or thereto, neither Landlord nor the Premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen for performing such labor and furnishing such material.

14.2         Tenant's Obligations. The initial and any subsequent alterations or improvements made by Tenant to the Premises must be paid for by Tenant when such alterations or improvements are made. Nothing in this Lease shall be construed to authorize Tenant, or any person dealing with or under Tenant, to charge the rents of the Premises, or the property and buildings of which the Premises form a part, or the interest of Landlord in the state of the Premises, with a mechanics' lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of the Landlord in the making of any such improvements or alterations to the Premises.

14.3         Removal of Liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's, materialman's, or other lien, charge or order for the payment of money shall be filed or recorded against the Premises or against Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, either cause the same to be discharged of record pursuant to A.R.S. §33-1004, or otherwise cause such discharge, within ten (10) days after Tenant shall have received notice of the filing thereof, or Tenant may, within such period, furnish to Landlord a bond satisfactory to Landlord against such lien, charge or order, in which case Tenant shall have the right in good faith to contest the validity or amount thereof.

SECTION 15 - INSURANCE.

15.1         Project Insurance. Landlord bears the risk of and may insure as a Common Area Expense as practical or as required by Landlord's Lender, the operation of the Project as a whole or the common areas thereof. Such insurance may include, but is not limited to, general liability, umbrella excess liability, bodily injury, public liability, property damage liability, fire and extended coverage in amounts not less than eighty percent (80%) of the replacement cost of the Project, sign insurance and the like in coverage limits selected by Landlord. Tenant shall pay to Landlord its "Proportionate Share" of such insurance as provided in Section 11 above.

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15.2        Tenant's Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

15.3        Tenant's Operations. All operations conducted by Tenant shall be at Tenant's sole risk. In addition, Tenant shall procure insurance for its operations as follows:

A.           Tenant shall keep in force at its own expense public liability insurance and comprehensive general liability insurance, including contractual liability insurance sufficient to cover all phases and aspects of the operation and conduct of its business, with minimum limits of $2,000,000.00 on account of bodily injuries to or death of one person and $3,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $2,000,000.00 as a result of damage to property.

B.           Tenant shall keep and maintain in force during the Term hereof, plate glass insurance upon windows and doors in the Premises as required by Landlord unless Landlord maintains such insurance on behalf of all Tenants and treats it as a Common Area Expense.

15.4         Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured under the Tenant's policy of insurance.

15.5.        Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A. M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant's existing insurance policy.

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15.6.          Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

15.7         Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements in accordance with Section 16 of this Lease. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shall be paid to and held in trust by the Landlord pursuant to Section 16 of this Lease. All insurance proceeds described in this Section 15.7 shall be paid upon architects' certificates and contractors', subcontractors' and materialmen's waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

SECTION 16 - DAMAGE OR DESTRUCTION.

16.1         Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant's own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

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16.2         Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

SECTION 17 - EASEMENTS.

Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

SECTION 18 - INDEMNIFICATION.

18.1.          By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, nonuse or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

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18.2         By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

18.3         Waiver of Claims. Landlord and its agents, contractors, servants or employees and shall not be liable for, and Tenant hereby releases all claims for, damage to persons and property sustained by Tenant or any person claiming through Tenant resulting from any theft, fire, accident, occurrence or condition in, on or about the Premises or building of which they are a part, including, but not limited to, such claims for damage resulting from (i) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (ii) any equipment or appurtenances needing repair; (iii) the bursting, leaking or running of any tank, wash stand, water closet, waste pipe, drain or any other pipe or tank in or about the Premises; (iv) the backing up of any sewer pipe or down spout; (v) the escape of steam or hot water; (vi) water, snow or ice being upon or coming through the roof or any other place upon or near the Premises or otherwise; (vii) the falling of any fixture, plaster or stucco; and (viii) broken glass.

SECTION 19 - ASSIGNMENT AND SUBLETTING.

19.1         Landlord Consent. Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 19 shall apply to any transferee, assignee or subtenant.

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19.2        In Writing. Each transfer, assignment, and subletting to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor or sublessor; and the transferee, assignee, or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the provisions, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. A consent to any transfer, assignment or subletting shall not constitute waiver or discharge of the provisions of this paragraph with respect to a subsequent transfer, assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the transfer, assignment or subletting of the Premises.

19.3        Transfer Limitation. If Tenant (including any entity later becoming Tenant) is a corporation, unincorporated association, limited liability company or a partnership, the transfer (other than pursuant to the laws of devise and descent upon the death of a shareholder, partner or owner), assignment or hypothecation of any stock or interest in such corporation, association, company or partnership in the aggregate in excess of twenty percent (20%) from the time such entity becomes a Tenant hereunder, shall be deemed an assignment within the meaning and provisions of this Section 19. The foregoing sentence shall not apply to a corporation of which the capital stock is publicly traded on a recognized national stock exchange.

19.4        Deleted.

SECTION 20 - SUBJECT TO MASTER LEASE.

Tenant acknowledges that this Lease is subordinate to a Master Lease of the Project among CANYON PORTAL PROPERTIES, L.L.C. and ATHERTON VENTURES, L.L.C. as Landlord and CANYON PORTAL II, L.L.C., an Arizona limited liability company as Tenant. A Memorandum of Lease is recorded in Coconino County as Instrument No. 98-21399 on July 2, 1998. An Amendment to Memorandum of Lease is recorded in Coconino County as Instrument No. 3288292 on October 14, 2004.

SECTION 21 - DEFAULTS BY TENANT.

21.1        Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

A.           If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

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B.           If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.           TENANT ACKNOWLEDGES THAT ANY VIOLATION OF ANY OF THE PRESCRIBED CONDUCT AS SET FORTH IN PARAGRAPH 8.3 IS A MATERIAL BREACH OF THIS LEASE. IF IN ANY TWELVE (12) MONTH PERIOD THERE ARE MORE THAN TWO (2) NOTICES OF VIOLATION OF PARAGRAPH 8.3 SENT BY LANDLORD TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE WITHOUT NOTICE.

TENANT'S INITIALS: ______________

D.           If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

E.           If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

F.           If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

G.           If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

H.           If Tenant makes an assignment for the benefit of its creditors.

I.           If Tenant fails to occupy and operate the business in the Premises for three (3) consecutive days (except as otherwise allowed under Section 8.4).

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21.2         Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

21.3         Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 21.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

21.4         Relettinq. At any time and from time to time after such reentry, Landlord may relet the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to relet the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to relet or for any failure to collect any rental due upon any such reletting. Even though it may relet the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

21.5         Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been relet, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

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A.           The amount of Minimum Annual Base Rental and additional charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.           The net proceeds of any reletting, after deducting all of Landlord's expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such reletting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Annual Base Rental and Additional Charges described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 21.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

21.6        Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

21.7        Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

21.8        Repetitive Rent Payment Defaults. NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 21.1 HEREOF TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NONCURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

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21.9        Cure Period. Notwithstanding any other provision of this Section, Landlord agrees that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured if Tenant within such period of twenty (20) days shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

21.10        Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

SECTION 22 - CONDEMNATION.

If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises.

SECTION 23 - TENANT'S WAIVER OF STATUTORY RIGHTS.

In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

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SECTION 24 - WAIVER OF PERFORMANCE.

No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

SECTION 25 - REMEDIES CUMULATIVE.

Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

SECTION 26 - CONVEYANCE BY LANDLORD.

In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

SECTION 27 - NO PERSONAL LIABILITY TO LANDLORD.

Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

SECTION 28 - ATTORNEYS' FEES.

In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

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SECTION 29 - PROVISIONS SUBJECT TO APPLICABLE LAW.

All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

SECTION 30 - RIGHT TO CURE TENANT'S DEFAULTS.

In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

SECTION 31 - NOTICES.

Any notice to be given by Landlord or Tenant shall be given in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

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SECTION 32 - SIGNS.

Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and with all applicable rules and regulations then in force or as may be put in force and effect from time to time by any governmental authority or by Landlord.

SECTION 33 - LANDLORD'S INSPECTIONS.

33.1         Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

33.2         Presenting for Sale or Lease. Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

SECTION 34 - ESTOPPEL CERTIFICATE.

Tenant will execute, acknowledge and deliver to Landlord, within three (3) days following request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

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SECTION 35 - WAIVER OF TRIAL BY JURY.

TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

SECTION 36 - RECORDING.

Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

SECTION 37 - SUBORDINATION.

This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

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SECTION 38 - MISCELLANEOUS.

38.1         Definition of Tenant. The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

38.2         Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

38.3         Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

38.4         Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

38.5         Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

38.6         Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

38.7         Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

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38.8         Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

38.9         Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

38.10          Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

38.11         Brokers. Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with this Leasehold.

LANDLORD:		TENANT:

CANYON PORTAL II, L.L.C.,		L’AUBERGE ORCHARDS, LLC,
an Arizona limited liability company		an Arizona corporation

By:	/s/ Al Spector	By:	/s/ Al Spector
	Al Spector		Al Spector
Its:	Manager	Its:	Manager

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List of Exhibits

A.           Project Site Plan

State Route 89A

Exhibit Giii

SECOND AMENDMENT TO LEASE

(Sinagua Plaza II Storage Lease)

THIS SECOND AMENDMENT TO LEASE (“Amendment”) executed and effective as of May 14, 2013 by and between Sinagua Plaza II, L.L.C., an Arizona limited liability company (“Landlord”) and L’Auberge Orchards, LLC, an Arizona limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease dated January 1, 2012 (“Original Lease”), as amended by that certain Amendment to Lease dated May 1, 2012 (“First Amendment”)(the Original Lease and First Amendment are hereby collectively referred to as the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord 17 parking spaces located on the property commonly known as 320 N. Highway 89A, Sedona, Arizona, as described in the Original Lease and legally described on Exhibit A attached hereto;

WHEREAS, Landlord and Tenant desire to further amend the terms of the Lease pursuant to the provisions of this Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Lease Term.

(a) The Lease Term is hereby extended to the date which is the tenth (10th) anniversary of the date hereof.

(b) Section 5 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Landlord grants to Tenant the right to extend the Lease Term for one (1) additional period of ten (10) years. Such extension shall be upon the same terms and conditions as the Original Lease, as modified by this Amendment.

(c) Notwithstanding anything herein or in the Original Lease to the contrary, Tenant shall have the right to terminate this Lease at any time upon thirty (30) days prior written notice to Landlord.

2. Rent. The total monthly Minimum Rent payable in accordance with the Lease shall be $2,000 for the period commencing on the date hereof through the first (1st) anniversary of the date hereof. Thereafter, the total monthly Minimum Rent payable under this Lease shall be increased on an annual basis an amount equal to three percent (3%) of the Minimum Rent payable in the immediately preceding year.

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3. Common Area Expenses. Following the first (1st) year of the term of this Lease, Tenant’s proportionate share of common area expenses shall be adjusted for each year thereafter as follows: The base for computing the adjustment is the Consumers’ Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”), which is in effect on the date of the commencement of the first day of the previous Lease year (“Beginning Index”). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question (“Extension Index”) is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the common area expenses for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to common area expenses shall be no greater than three percent (3%) compounded per annum of the prior year’s common area expenses.

4. Certificate of Insurance. Section 8 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional insured.”

5. Premises Utilities. Landlord shall, at Landlord’s expense, cause to the Premises to be properly lighted at all times in which the Project is open to the public for business.

6. Repair. Section 11 of the Lease is hereby deleted in its entirety.

7.Damage or Destruction.Article 12 of the Lease is hereby deleted in its entirety and replaced with the following:

“If all or any portion of the Premises or the Project is damaged by fire or other casualty insurable under a standard fire insurance policy with a standard extended coverage endorsement, Minimum Monthly Rental and Additional Rent shall abate and Landlord shall promptly repair as is necessary to replace the Premises and when placed in such condition the Premises shall be deemed restored and rendered tenantable, such repair or rebuilding to be commenced within a reasonable time after the occurrence. If such damage occurs in the last two years of the Lease Term or during any Option Term, Tenant or Landlord shall have the option of terminating the Lease upon written notice to the other party. If Landlord’s Lender requires that the insurance proceeds be used to retire the debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Promptly following Landlord’s repair or rebuilding, Tenant, at Tenant’s sole expense, shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.”

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15. Waiver of Subrogation. Except with respect to Worker’s Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

16. . Indemnification.

a.   Section 14.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Tenant. Excepting any responsibility allocated to Landlord by reason of its gross negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Landlord by reason of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of thefollowing during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

b. Section 14.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:

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“By Landlord.Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or its agents, contractors, servants or employees and/or the occurrence of any of the following during the Term: (i) any use or condition of the Premises or any part thereof (which Landlord is required to maintain); (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Common Areas; (iii) any failure on the part of Landlord to perform or comply with any of the provisions of this Lease; and (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Tenant). In the event Tenant should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Landlord shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Landlord but approved by Tenant. If any such action, suit or proceeding should result in a final judgment against Tenant, Landlord shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Landlord under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

17. Assignment and Subletting. Article 15 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the right to transfer or assign this Lease or sublet all or any portion of the Premises without Landlord’s consent, but with prior written notice to Landlord; provided, the assignee or subtenant expressly assumes all obligations of Tenant under the Lease. Notwithstanding the foregoing, Landlord shall not have the right to consent to any assignment or subletting of this Lease or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant, and Landlord shall not withhold its consent to any proposed assignee or subtenant with financial wherewithal equal to or superior to that of Tenant and who is actively engaged in the hospitality industry.”

19. Estoppels. The period in which Tenant must respond to a request for an estoppel pursuant to Section 29 of the Lease is hereby modified from seven (7) days to ten (10) business days. In the event Tenant fails to respond within such ten (10) business day period, Tenant shall be deemed in default under Section 16.1 of the Lease, but in no event will Tenant’s failure to respond be deemed an acknowledgement of any proported facts contained in any form estoppel .

20. Conflicting Terms. In the event of any conflict, inconsistency or ambiguity between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

21. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

22. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

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23. Ratification. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above first written.

“Landlord”

Sinagua Plaza II, L.L.C., an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

“Tenant”

L’Auberge Orchards, LLC, an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

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AMENDMENT TO LEASE

This Amendment to Lease (Amendment) is made this 1st day of May, 2012 by and between Sinagua Plaza II, LLC as Landlord ("Landlord") and L'Auberge Orchards LLC as Tenant ("Tenant") and amends the Lease for Storage Space between Landlord and Tenant dated January 1, 2012.

RECITALS

1.          Landlord and Tenant entered into a Lease for Storage Space in the basement of the Landlord's shopping center at 320 N. Highway 89A, Sedona, AZ 86336.

2.          Tenant did not have sufficient cash flow during the months of January, February, March and April 2012 to pay Landlord the Rent that was due.

3.          Tenant has requested and Landlord has agreed to allow Tenant to defer payment of Rent during these months until the months of May, June, July and August 2012 under the terms and conditions set forth in this Amendment.

It is agreed as follows:

1.           Paragraph 4A, Minimum Rent is amended as follows:

A.           Tenant shall pay to Landlord the Minimum Rent in advance, on the first day of each calendar month, except that in 2012 for the months of January, February, March and April, Rent shall be paid as follows: (I) January Rent will be paid in May, February Rent will be paid in June, March Rent will be paid in July and April Rent will be paid in August This accommodation of deferred Rent is extended to Tenant by Landlord provided that the revised Rent schedule stated in this Paragraph is adhered to in 2012. Should Tenant not make Rent payments pursuant to this deferred Rent schedule, Tenant will be in default under this Lease.

2.           Full Force and Effect. Except as modified by this Amendment, the Lease and each of its terms and conditions remains in full force and effect.

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LANDLORD:			TENANT:

SINAGUA PLAZA II, LLC,			L’AUBERGE ORCHARDS, LLC,
an Arizona limited liability company			an Arizona limited liability company

By:	JOHNAL CORPORATION, an Arizona corporation

Its:	Manager		By:	/s/ Al Spector
Al Spector
	By:	/s/ John Carleton	Its:	Manager
John Carleton
	Its:	President

	By:	/s/ Al Spector
Al Spector
	Its:	Vice President

LEASE FOR STORAGE SPACE

This LEASE FOR STORAGE SPACE ("Lease"), is made this 1st day of January, 2012, by and between Sinagua Plaza II, LLC, an Arizona limited liability company, having offices at 6900 E. Camelback Road, Suite 915, Scottsdale, AZ 85251 ("Landlord"), and L'Auberge Orchards LLC, an Arizona limited liability company, having offices at 301 L'Auberge Lane, Sedona, AZ 86336 ("Tenant").

RECITALS

1.	Landlord owns the Sinagua Plaza shopping center located at 320 N. Highway 89A in Sedona, Arizona. Sinagua Plaza is a retail shopping center with a very large basement storage area.

2.	Tenant has stored furniture, fixtures and equipment including but not limited to a walk-in refrigerator and freezer in the basement storage area of Sinagua Plaza, free of charge, since January, 2009.

3.	Tenant desires to continue to use the space for storage. Landlord agrees to permit Tenant to use the space for storage under the terms and conditions set forth below.

It is agreed as follows:

1.	Premises. Landlord and Tenant agree that Tenant has used up to 3,000 square feet of space in the basement area. Tenant desires to continue to have this space available to it for current and future storage needs.

2.	Commencement Date, The Commencement Date of this Lease is January 1, 2012.

3.	Termination Date. The Termination Date of this Lease is December 31, 2017.

4.	Minimum Rent, Commencing January 1, 2012, Minimum Rent shall be Two Thousand Dollars ($2,000.00) per month. Rent is due and payable in advance on or before the first day of each month and subject to adjustment as set forth below.

A.           Tenant shall pay to Landlord the Minimum Rent in advance, on the first day of each calendar month. The Minimum Rent hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

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B.           The Minimum Rent shall be subject to adjustment as described herein commencing in the second year of the Lease Term and for each year thereafter as follows except for the first year of any Option Term, when rent shall be adjusted to Market Rent.

The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each year, then monthly rent for years two through five would be: year two - $1,030.00; year three - $1,060.90; year four - $1,092.73; and year five $1,125.51.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

C.           Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D.           All rental amounts are "net" rent to Landlord.

5.          Options to Renew. Provided that (i) this Lease is in full force and effect; (ii) Tenant is in possession of the Premises; and (iii) Tenant has not been and is not in default under this Lease, Tenant shall have the right and option to further extend the Term of this Lease for two (2) additional successive renewal periods of five (5) years each. The tenancy resulting from the exercise of this option shall be upon the same terms and conditions as set forth in this Lease. The Minimum Rent for the first year of each renewal period shall be adjusted upward or downward by Landlord in the first year of each renewal period based upon the prevailing rates (Market Rent) for rents in Sinagua Plaza. Thereafter, for years 2, 3, 4 and 5 of each renewal period Rent shall increase by three percent (3%) per year over the previous years Rent. The option for the renewal periods may be exercised only upon written notice thereof to Landlord at least six (6) months prior to the Termination Date of this Lease. Within sixty (60) days after exercise of any option for a renewal period, Landlord shall, in writing, notify Tenant of the Rent during the first year of the renewal period. If Tenant fails to exercise any option during the period when the option is available, or if this Lease is in default or is no longer in full force and effect for any reason, the applicable option shall be void.

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The first renewal period shall commence on the date following the originally fixed Termination Date. The second renewal period shall commence on the date following the termination date of the first renewal period.

6.          Size and Configuration. Landlord and Tenant agree that the size and characteristics of the Premises will be at the sole discretion of Landlord.

7.          Tenant's Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

8.          Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured and Barrett Realty LLC as an additional named insured under the Tenant's policy of insurance.

9.          Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A. M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant's existing insurance policy.

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10.         Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

11.         Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shall be paid to and held in trust by the Landlord. All insurance proceeds described in this Paragraph 11 shall be paid upon architects' certificates and contractors', subcontractors' and materialmen's waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

12.         Damage or Destruction.

12.1 Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant's own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

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12.2 Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

13.         Easements. Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

14.         Indemnification.

14.1. By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

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14.2        By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

15.         Assignment and Subletting. Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 15 shall apply to any transferee, assignee or subtenant.

16.         Defaults by Tenant.

16.1        Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

A.           If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

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B.           If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.           If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

D.           If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

E.           If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

F.           If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

G.           If Tenant makes an assignment for the benefit of its creditors.

16.2        Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

16.3        Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 16.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

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16.4        Relettinq. At any time and from time to time after such reentry, Landlord may re-let the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to re-let the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to re-let or for any failure to collect any rental due upon any such re-letting. Even though it may re-let the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

16.5        Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been re-let, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

A.           The amount of Minimum Base Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.           The net proceeds of any re-letting, after deducting all of Landlord's expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such re-letting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Base Rent described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 16.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

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16.6         Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

16.7         Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

16.8         Repetitive Rent Payment Defaults.  NOTWITHSTANDING THE PROVISIONS OF THIS LEASE TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NON-CURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

16.9         Cure Period. Notwithstanding any other provision of this Section, Landlord and Tenant agree that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured by the other party within such period of twenty (20) days if the other party shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

16.10        Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

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17.         Condemnation. If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises. Notwithstanding the language of this Paragraph, Tenant shall be allowed to separately litigate its damages for loss of its business as a result of any condemnation.

18.         Tenant's Waiver of Statutory Rights. In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

19.         Waiver of Performance. No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

20.         Remedies Cumulative. Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

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21.         Conveyance by Landlord. In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

22.         No Personal Liability to Landlord. Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

23.         Attorneys' Fees. In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

24.         Provisions Subject to Applicable Law. All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

25.         Right to Cure Tenant's Defaults. In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

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26.         Notices. Any notice to be given by Landlord or Tenant shall be given exclusively in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

27.         Signs. Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and with all applicable rules and regulations then in force or as may be put in force and effect from time to time by any governmental authority or by Landlord.

28.         Landlord's Inspections.

28.1        Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

28.2        Presenting for Sale or Lease. Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

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29.         Estoppel Certificate. Tenant will execute, acknowledge and deliver to Landlord, within seven (7) days following a written request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

30.         Waiver of Trial By Jury. TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

31.         Recording. Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

32.         Subordination. This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

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33.         Miscellaneous.

33.1        Definition of Tenant. The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

33.2        Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

33.3        Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

33.4        Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

33.5        Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

33.6        Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

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33.7         Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

33.8         Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

33.9         Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

33.10       Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

33.11       Brokers. Landlord and Tenant represent and warrant that neither has entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with this Leasehold.

LANDLORD:			TENANT:

SINAGUA PLAZA II, LLC., An Arizona			L’AUBERGE ORCHARDS, LLC, an
limited liability company			Arizona limited liability company

By:	JOHNAL CORPORATION, an Arizona corporation

Its:	Manager		By:	/s/ Al Spector
Al Spector
	By:	/s/ John Carleton	Its:	Manager
John Carleton
	Its:	President

	By:	/s/ Al Spector
Al Spector
	Its:	Vice President

Exhibit Giv

SECOND AMENDMENT TO LEASE

(Sinagua Plaza II Parking Lease)

THIS SECOND AMENDMENT TO LEASE (“Amendment”) executed and effective as of May 14, 2013 by and between Sinagua Plaza II, L.L.C., an Arizona limited liability company (“Landlord”) and L’Auberge Orchards, LLC, an Arizona limited liability company (“Tenant”).

WHEREAS, Landlord and Tenantentered into that certain Lease dated January 1, 2012 (“Original Lease”), as amended by that certain Amendment to Lease dated May 1, 2012 (“First Amendment”)(the Original Lease and First Amendment are hereby collectively referred to as the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord 17 parking spaces located on the propertycommonly known as 320 N. Highway 89A, Sedona, Arizona, as described in the Original Lease and legally described on Exhibit A attached hereto;

WHEREAS, Landlord and Tenant desire to further amend the terms of the Lease pursuant to the provisions of this Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Lease Term.

(a) The Lease Term is hereby extended to the date which is the tenth (10th) anniversary of the date hereof.

(b) Section 5 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Landlord grants to Tenant the right to extend the Lease Term for one (1) additional period of ten (10) years. Such extension shall be upon the same terms and conditions as the Original Lease, as modified by this Amendment.

(c) Notwithstanding anything herein or in the Original Lease to the contrary, Tenant shall have the right to terminate this Lease at any time upon thirty (30) days prior written notice to Landlord.

2. Rent. The total monthly Minimum Rent payable in accordance with the Lease shall be $2,000 for the period commencing on the date hereof through the first (1st) anniversary of the date hereof. Thereafter, the total monthly Minimum Rent payable under this Lease shall be increased on an annual basis an amount equal to three percent (3%) of the Minimum Rent payable in the immediately preceding year.

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3. Common Area Expenses. Following the first (1st) year of the term of this Lease, Tenant’s proportionate share of common area expenses shall be adjusted for each year thereafter as follows: The base for computing the adjustment is the Consumers’ Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”), which is in effect on the date of the commencement of the first day of the previous Lease year (“Beginning Index”). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question (“Extension Index”) is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the common area expenses for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to common area expenses shall be no greater than three percent (3%) compounded per annum of the prior year’s common area expenses.

4. Certificate of Insurance. Section 8 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional insured.”

5. Premises Utilities. Landlord shall, at Landlord’s expense, cause to the Premises to be properly lighted at all times in which the Project is open to the public for business.

6. Repair. Section 11 of the Lease is hereby deleted in its entirety.

7. Damage or Destruction. Article 12 of the Lease is hereby deleted in its entirety and replaced with the following:

“If all or any portion of the Premises or the Project is damaged by fire or other casualty insurable under a standard fire insurance policy with a standard extended coverage endorsement, Minimum Monthly Rental and Additional Rent shall abate and Landlord shall promptly repair as is necessary to replace the Premises and when placed in such condition the Premises shall be deemed restored and rendered tenantable, such repair or rebuilding to be commenced within a reasonable time after the occurrence. If such damage occurs in the last two years of the Lease Term or during any Option Term, Tenant or Landlord shall have the option of terminating the Lease upon written notice to the other party. If Landlord’s Lender requires that the insurance proceeds be used to retire the debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Promptly following Landlord’s repair or rebuilding, Tenant, at Tenant’s sole expense, shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.”

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15. Waiver of Subrogation. Except with respect to Worker’s Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

16. Indemnification.

a. Section 14.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Tenant. Excepting any responsibility allocated to Landlord by reason of its gross negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Landlord by reason of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of thefollowing during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

b. Section 14.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:

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“By Landlord.Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or its agents, contractors, servants or employees and/or the occurrence of any of the following during the Term: (i) any use or condition of the Premises or any part thereof (which Landlord is required to maintain); (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Common Areas; (iii) any failure on the part of Landlord to perform or comply with any of the provisions of this Lease; and (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Tenant). In the event Tenant should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Landlord shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Landlord but approved by Tenant. If any such action, suit or proceeding should result in a final judgment against Tenant, Landlord shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Landlord under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

17. Assignment and Subletting. Article 15 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the right to transfer or assign this Lease or sublet all or any portion of the Premises without Landlord’s consent, but with prior written notice to Landlord; provided, the assignee or subtenant expressly assumes all obligations of Tenant under the Lease. Notwithstanding the foregoing, Landlord shall not have the right to consent to any assignment or subletting of this Lease or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant, and Landlord shall not withhold its consent to any proposed assignee or subtenant with financial wherewithal equal to or superior to that of Tenant and who is actively engaged in the hospitality industry.”

19. Estoppels. The period in which Tenant must respond to a request for an estoppel pursuant to Section 29 of the Lease is hereby modified from seven (7) days to ten (10) business days. In the event Tenant fails to respond within such ten (10) business day period, Tenant shall be deemed in default under Section 16.1 of the Lease, but in no event will Tenant’s failure to respond be deemed an acknowledgement of any proported facts contained in any form estoppel .

20. Conflicting Terms. In the event of any conflict, inconsistency or ambiguity between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

21. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

22. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

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23. Ratification. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above first written.

“Landlord”

Sinagua Plaza II, L.L.C., an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

“Tenant”

L’Auberge Orchards, LLC, an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

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AMENDMENT TO LEASE

This Amendment to Lease (Amendment) is made this 1st day of May, 2012 by and between Sinagua Plaza II, LLC as Landlord (“Landlord”) and L’Auberge Orchards LLC as Tenant (“Tenant”) and amends the Lease for Parking Spaces between Landlord and Tenant dated January 1, 2012.

RECITALS

1.         Landlord and Tenant entered into a Lease for Parking Spaces in the Sinagua Plaza Parking Structure property of 17 parking spaces.

2.         Tenant did not have sufficient cash flow during the months of January, February, March and April 2012 to pay Landlord the Rent that was due.

3.         Tenant has requested and Landlord has agreed to allow Tenant to defer payment of Rent during these months until the months of May, June, July and August 2012 under the terms and conditions set forth in this Amendment.

It is agreed as follows:

1.         Paragraph 4A, Minimum Rent, is amended as follows:

A.         Tenant shall pay to Landlord the Minimum Rent in advance, on the first day of each calendar month, except that in 2012 for the months of January, February, March and April, Rent shall be paid as follows: (I) January Rent will be paid in May, February Rent will be paid in June, March Rent will be paid in July and April Rent will be paid in August. This accommodation of deferred Rent is extended to Tenant by Landlord provided that the revised Rent schedule stated in this Paragraph is adhered to in 2012. Should Tenant not make Rent payments pursuant to this deferred Rent schedule, Tenant will be in default under this Lease.

2.         Full Force and Effect. Except as modified by this Amendment, the Lease and each of its terms and conditions remains in full force and effect.

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LANDLORD:			TENANT:

SINAGUA PLAZA II, LLC, an Arizona			L’AUBERGE ORCHARDS, LLC, an
limited liability company			Arizona limited liability company

By:	JOHNAL CORPORATION, an
Arizona corporation

Its:	Manager		By:	/s/ Al Spector
Al Spector
	By:	/s/ John Carleton	Its:	Manager
John Carleton
	Its:	President

	By:	/s/ Al Spector
Al Spector
	Its:	Vice President

LEASE FOR PARKING SPACES

This LEASE FOR PARKING SPACES (“Lease”), is made this 1st day of January, 2012, by and between Sinagua Plaza II, LLC, an Arizona limited liability company, having offices at 6900 E. Camelback Road, Suite 915, Scottsdale, AZ 85251 (“Landlord”), and L’Auberge Orchards LLC, an Arizona limited liability company, having offices at 301 L’Auberge Lane, Sedona, AZ 86336 (“Tenant”).

RECITALS

1.	Landlord owns the Sinagua Plaza Shopping Center and Parking Structure located at 320 N. Highway 89A in Sedona, Arizona. Sinagua Plaza is a retail shopping center together with the adjacent Parking Structure.

2.	Tenant has enjoyed the use of 17 parking spaces for parking vehicles of employees and the placement of its waste containers since June, 2008. The parking spaces are designated on the attached Exhibit “A”.

3.	Tenant desires to continue to use the 17 parking spaces for its waste container management and parking needs. Landlord agrees to permit Tenant to use the 17 parking spaces under the terms and conditions set forth below.

It is agreed as follows:

1.	Premises. Landlord and Tenant agree that Tenant has used the 17 parking spaces, and Tenant desires to continue to use these spaces for its parking and waste container management needs.

2.	Commencement Date, The Commencement Date of this Lease is January 1, 2012.

3.	Termination Date. The Termination Date of this Lease is December 31, 2017.

4.	Minimum Rent. Commencing January 1, 2012, Minimum Rent shall be Two Thousand Dollars ($2,000.00) per month. Rent is due and payable in advance on or before the first day of each month and subject to adjustment as set forth below.

A.         Tenant shall pay to Landlord the Minimum Rent in advance, on the first day of each calendar month. The Minimum Rent hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

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B.         The Minimum Rent shall be subject to adjustment as described herein commencing in the second year of the Lease Term and for each year thereafter as follows except for the first year of any Option Term, when rent shall be adjusted to Market Rent.

The base for computing the adjustment is the Consumers’ Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”), which is in effect on the date of the commencement of the first day of the previous Lease year (“Beginning Index”). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question (“Extension Index”) is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each year, then monthly rent for years two through five would be: year two - $1,030.00; year three - $1,060.90; year four - $1,092.73; and year five $1,125.51.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

C.         Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D.         All rental amounts are “net” rent to Landlord.

5.         Options to Renew. Provided that (i) this Lease is in full force and effect; (ii) Tenant is in possession of the Premises; and (iii) Tenant has not been and is not in default under this Lease, Tenant shall have the right and option to further extend the Term of this Lease for two (2) additional successive renewal periods of five (5) years each. The tenancy resulting from the exercise of this option shall be upon the same terms and conditions as set forth in this Lease. The Minimum Rent for the first year of each renewal period shall be adjusted upward or downward by Landlord in the first year of each renewal period based upon the prevailing rates (Market Rent) for rents in Sinagua Plaza. Thereafter, for years 2, 3, 4 and 5 of each renewal period Rent shall increase by three percent (3%) per year over the previous years Rent. The option for the renewal periods may be exercised only upon written notice thereof to Landlord at least six (6) months prior to the Termination Date of this Lease. Within sixty (60) days after exercise of any option for a renewal period, Landlord shall, in writing, notify Tenant of the Rent during the first year of the renewal period. If Tenant fails to exercise any option during the period when the option is available, or if this Lease is in default or is no longer in full force and effect for any reason, the applicable option shall be void.

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The first renewal period shall commence on the date following the originally fixed Termination Date. The second renewal period shall commence on the date following the termination date of the first renewal period.

6.         Size and Configuration. Landlord and Tenant agree that the location of the 17 parking spaces may be changed should such a change be required by municipal or county regulations.

7.         Tenant’s Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

8.         Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured and Barrett Realty LLC as an additional named insured under the Tenant’s policy of insurance.

9.         Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A. M. Best’s Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant’s existing insurance policy.

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10.         Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

11.         Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shall be paid to and held in trust by the Landlord. All insurance proceeds described in this Paragraph 11 shall be paid upon architects’ certificates and contractors’, subcontractors’ and materialmen’s waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

12.         Damage or Destruction.

12.1 Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant’s own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

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12.2 Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

13.         Easements. Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

14.         Indemnification.

14.1. By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

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14.2 By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

15.         Assignment and Subletting. Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 15 shall apply to any transferee, assignee or subtenant.

16.         Defaults by Tenant.

16.1 Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

A.         If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

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B.         If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.         If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

D.         If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

E.         If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated , and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

F.         If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

G.         If Tenant makes an assignment for the benefit of its creditors.

16.2 Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

16.3 Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 16.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

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16.4 Relettinq. At any time and from time to time after such reentry, Landlord may re-let the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to re-let the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to re-let or for any failure to collect any rental due upon any such re-letting. Even though it may re-let the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

16.5 Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been re-let, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant’s default:

A.         The amount of Minimum Base Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.         The net proceeds of any re-letting, after deducting all of Landlord’s expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and expenses of preparation for such re-letting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Base Rent described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant’s future obligations arising under this Section 16.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant’s previous breach.

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16.6 Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

16.7 Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

16.8 Repetitive Rent Payment Defaults.         NOTWITHSTANDING THE PROVISIONS OF THIS LEASE TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NON-CURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

16.9 Cure Period. Notwithstanding any other provision of this Section, Landlord and Tenant agree that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured by the other party within such period of twenty (20) days if the other party shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

16.10 Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked “NSF” or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant’s failure to pay any such late charge within three (3) days after Landlord’s written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

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17.         Condemnation. If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant’s moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant’s trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant’s use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises. Notwithstanding the language of this Paragraph, Tenant shall be allowed to separately litigate its damages for loss of its business as a result of any condemnation.

18.         Tenant’s Waiver of Statutory Rights. In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

19.         Waiver of Performance. No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

20.         Remedies Cumulative. Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

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21.         Conveyance by Landlord. In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

22.         No Personal Liability to Landlord. Tenant shall look solely to Landlord’s interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

23.         Attorneys’ Fees. In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys’ fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

24.         Provisions Subject to Applicable Law. All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

25.         Right to Cure Tenant’s Defaults. In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys’ fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord’s rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

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26.         Notices. Any notice to be given by Landlord or Tenant shall be given exclusively in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee’s receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

27.         Signs. Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord’s written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and with all applicable rules and regulations then in force or as may be put in force and effect from time to time by any governmental authority or by Landlord.

28.         Landlord’s Inspections.

28.1 Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant’s occupancy or materially impair the structural integrity of the building of which the Premises are a part.

28.2 Presenting for Sale or Lease. Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

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29.         Estoppel Certificate. Tenant will execute, acknowledge and deliver to Landlord, within seven (7) days following a written request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant’s failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance. In addition, at Landlord’s option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

30.         Waiver of Trial By Jury. TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

31.         Recording. Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord’s option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

32.         Subordination. This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word “encumbrance” as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

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33.       Miscellaneous.

33.1 Definition of Tenant. The Term “Tenant” shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

33.2 Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

33.3 Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

33.4 Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

33.5 Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

33.6 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

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33.7 Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

33.8 Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

33.9 Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

33.10 Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

33.11 Brokers. Landlord and Tenant represent and warrant that neither has entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection with this Leasehold.

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LANDLORD:			TENANT:

SINAGUA PLAZA II, L.L.C., An Arizona			L’AUBERGE ORCHARDS LLC, an
limited liability company			Arizona limited liability company

By:	JOHNAL CORPORATION, an
Arizona corporation

Its:	Manager		By:	/s/ Al Spector
Al Spector
	By:	/s/ John Carleton	Its:	Manager
John Carleton
	Its:	President

	By:	/s/ Al Spector
Al Spector
	Its:	Vice President

 Exhibit H

SECOND AMENDMENT TO LEASE

(Orchards Annex)

THIS SECOND AMENDMENT TO LEASE (“Amendment”) executed and effective as of May 14, 2013 by and between Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”) and Orchards Annex, LLC, an Arizona limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease dated March 13, 2009 (“Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord that certain 40 unit hotel property located in Sedona, Arizona described in the Original Lease;

WHEREAS, the Original Lease was modified by that certain Amendment to Lease dated July 1, 2011 (“First Amendment”), whereby Landlord and Annex amended the Original Lease to, among other things, increase the Minimum Monthly Base Rental and reduce the number of hotel units leased pursuant to the Original Lease (the Original Lease and First Amendment are hereinafter collectively referred to as the “Lease”);

WHEREAS, Landlord and Tenant desire to further amend the terms of the Lease pursuant to the provisions of this Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Rent. The total gross monthly rent (which rent is inclusive of, and shall obligate Landlord to provide, liability insurance, property taxes, parking lot improvements and common area utilities) payable under the Lease is hereby reduced to $9,815 for the period commencing on July 1, 2013, through the fifth (5th) anniversary of the date hereof. Thereafter, the total gross monthly rent payable under this Lease shall be adjusted in accordance with that portion of Section 6 of the First Amendment beginning with the second sentence of such Section 6.

2. Lease Term. Section 5 of the First Amendment is hereby deleted in its entirety and replaced with the following:

(a)          Landlord grants to Tenant the right to extend the Lease Term for three (3) additional periods of ten (10) years each.

3. Approval of Financial Statement. Section 3.2 of the Original Lease is hereby deleted in its entirety.

4. Parking Charges. Section 7.3 of the Original Lease is hereby deleted in its entirety.

5. Prescribed Conduct. Section 8.3(G) of the Original Lease is hereby deleted in its entirety.

6. Operation of Premises. Section 8.4 of the Original Lease is hereby deleted in its entirety and replaced with the following:

A.           Tenant shall operate its business on the Premises during the entire Term of this Lease. Subject to inability by reason of strikes or labor disputes or other reasons beyond Tenant’s reasonable control, Tenant shall continuously and uninterruptedly conduct its business 365 days per year.

B.           Tenant covenants and agrees that it will continuously and uninterruptedly from and after its initial opening for business, operate and conduct under the provisions of this Lease, except (i) while the Premises are untenantable by reason of fire or other casualty; or (ii) closed for purposes of remodeling, not to exceed a cumulative of thirty (30) days during any five (5) year period. Tenant shall fully utilize the Premises for its business and shall at all times keep and maintain upon the Premises trade fixtures and inventory.

7. Written Approval of Tenant Alterations. Section 9.3 of the Original Lease is hereby amended to including the following: “Notwithstanding the foregoing to the contrary, Landlord’s approval of any request by Tenant to make any alterations, additions or improvements to the Premises shall not be unreasonably withheld, conditioned or delayed and Landlord shall not have the right to require Tenant, or its contractor, to secure a labor and materials payment bond for any alterations, additions or improvements to the Premises the value of which is Two Hundred Fifty Thousand Dollars ($250,000) or less in any single instance. Tenant agrees to not make any payment for such alterations, additions or improvements without obtaining lien waivers for labor or materials provided.”

8. Premises Utilities. Notwithstanding anything provided in Section 10.5 of the Original Lease to the contrary, Landlord shall, at Landlord’s expense, cause to be provided to the Premises all lines for water, gas, sewer, and electricity necessary for the operation of the Premises for the Permitted Use.

9. Common Area Maintenance Expenses. The following items shall not be included in Landlords calculation of Common Area Maintenance Expenses pursuant to Section 11.1 of the Original Lease:

(i)          depreciation;

(ii)         costs of repairing and replacing to the extent that proceeds of insurance or condemnation awards are received therefor;

(iii)        costs incurred in renovating or otherwise improving, decorating, painting or altering space for tenants in the Project;

(iv)        cost of procuring or relocating tenants, including attorneys’ fees, accounting fees, design fees, advertising expenses and broker commissions;

(v)         expenses incurred in connection with the enforcement of the terms of any lease, including the cost of removing and storing the property of former occupants of the Project;

(vi)        cost of any special or unique service furnished on a selective basis to individual occupants of the Project;

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(vii)       ground rents, debt service payments, loan origination fees, loan closing costs and similar expenses relating to indebtedness encumbering the Project;

(viii)      promotional, marketing or entertainment expenses, including charitable or political contributions;

(ix)         fines or penalties assessed against Landlord which are not the result of Tenant’s failure to timely perform any obligation of Tenant under this Lease;

(x)          Except as provided in Section 11.1(A)(4), property management fees; salaries or other compensation paid to executive employees above the grade of Project or property manager (including profit sharing, bonuses and 401(k) savings plans); expenses relating to the formation, modification, maintenance and dissolution of the entity comprising Landlord, including accounting, auditing and legal fees and key man disability insurance; any expense representing an amount paid by Landlord to a related entity which is in excess of the amount which would have been paid in the absence of that relationship; Landlord’s general overhead and general and administrative expenses, including costs relating to accounting, payroll and computer services; rental costs relating to any management office (on or off site) and costs associated with the purchase or rental of furniture, fixtures or equipment for Landlord’s offices;

(xi)         costs incurred by Landlord to rectify violations of laws existing as of the Effective Date;

(xii)        reserves;

(xiii)       cost of repairing damage caused by the negligence of Landlord, its agents, employees and contractors or other tenants and their respective agents, employees and contractors;

(xiv)      costs for investigating, monitoring or remediation Hazardous Materials not caused by Tenant, Tenant’s agents, contractors, or employees; and

(xv)       capital expenditures, except those (i) made primarily to reduce Common Area Costs or to comply with any Laws or other governmental requirements enacted after the effective date of this Lease, or (ii) for repairs (as opposed to additions or new improvements, except that Landlord shall be permitted to include new improvements involving signs for the Center or the upgrading or addition of lights in the parking and other Common Areas), or (iii) repairs of sidewalks, curb cuts, and driveways; provided, all such permitted capital expenditures (together with reasonable finance charges) shall be amortized on a straight-line basis without interest for purposes of this Lease over the shorter of seven (7) years or the useful life of such improvement. Tenant shall be responsible for Tenant’s Proportionate Share of such permitted amortization of capital expenditures during the Term.

10. Tenant’s Proportionate Share. The second full paragraph of Section 11.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

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“Tenant’s Proportionate Share shall be the ratio that the total floor area of the Premises bears to the total floor area of all buildings in the Project which are from time to time completed as of the first day of each calendar quarter.”

11. Tenant’s Obligation. Notwithstanding anything in Section 12.1 of the Original Lease to the contrary, Tenant shall keep and maintain in good order, condition and repair (including such replacement, periodic painting and restoration as is required for that purpose), the landscaping and signage appurtenant to the Premises.

12. Insurance. Notwithstanding Section 15.1 of the Original Lease to the contrary, Landlord shall maintain the insurance coverages provided in Section 15.1 and such coverages for general liability, bodily injury and property damage shall be in an amount of not less than $3,000,000 and fire and extended coverage in an amount not less than the full replacement cost of the Premises.

13. Repair. Section 15.7 of the Lease is hereby deleted in its entirety.

14. Damage or Destruction. Section 16 of the Lease is hereby deleted in its entirety and replaced with the following:

“If all or any portion of the Premises or the Project is damaged by fire or other casualty insurable under a standard fire insurance policy with a standard extended coverage endorsement, Minimum Monthly Rental and Additional Rent shall abate and Landlord shall promptly repair as is necessary to replace the Premises and when placed in such condition the Premises shall be deemed restored and rendered tenantable, such repair or rebuilding to be commenced within a reasonable time after the occurrence. If such damage occurs in the last two years of the Lease Term or during any Option Term, Tenant or Landlord shall have the option of terminating the Lease upon written notice to the other party. If Landlord’s Lender requires that the insurance proceeds be used to retire the debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Promptly following Landlord’s repair or rebuilding, Tenant, at Tenant’s sole expense, shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.”

15. Indemnification.

a. Section 18.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Tenant.Excepting any responsibility allocated to Landlord by reason of its gross negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Landlord by reason of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of thefollowing during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

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b. Section 18.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Landlord.Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or its agents, contractors, servants or employees and/or the occurrence of any of the following during the Term: (i) any use or condition of the Premises or any part thereof (which Landlord is required to maintain); (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Common Areas; (iii) any failure on the part of Landlord to perform or comply with any of the provisions of this Lease; and (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Tenant). In the event Tenant should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Landlord shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Landlord but approved by Tenant. If any such action, suit or proceeding should result in a final judgment against Tenant, Landlord shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Landlord under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

16. Waiver of Subrogation. Except with respect to Worker’s Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

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17. Assignment and Subletting. Article 19 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the right to transfer or assign this Lease or sublet all or any portion of the Premises with Landlord’s consent, which consent shall not be unreasonably withheld; provided, the assignee or subtenant expressly assumes all obligations of Tenant under the Lease. Notwithstanding the foregoing, Landlord shall not have the right to consent to any assignment or subletting of this Lease or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant, and Landlord shall not withhold its consent to any proposed assignee or subtenant with financial wherewithal equal to or superior to that of Tenant and who is actively engaged in the hospitality industry.”

18. Estoppels. The period in which Tenant must respond to a request for an estoppel pursuant to Section 34 of the Lease is hereby modified from three (3) days to ten (10) business days. In the event Tenant fails to respond within such ten (10) business day period, Tenant shall be deemed in default under Section 21.1 of the Lease, but in no event will Tenant’s failure to respond be deemed an acknowledgement of any proported facts contained in any form estoppel .

19. Conflicting Terms. In the event of any conflict, inconsistency or ambiguity between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

20. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

21. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

22. Ratification. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above first written.

“Landlord”

Canyon Portal II, L.L.C., an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

“Tenant”

Orchards Annex LLC , an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

Second Amendment to Lease (Orchards Annex)

AMENDMENT TO LEASE

This Amendment to Lease ("Amendment") is entered into with an effective date of July 1, 2011 by and between Canyon Portal II, L.L.C., an Arizona limited liability company ("Landlord") and Orchards Annex, LLC (" Tenant").

RECITALS

A.           Landlord and Tenant entered into a Lease ("Lease") with a Commencement Date of March 1, 2009 with respect to the 40 Unit hotel property reflected on Exhibit A of the Lease ("Premises").

B.           Tenant owes to Landlord past due Rent.

C.           Landlord and Tenant desire to extend the term of the Lease.

D.          The terms used herein shall have the same meaning as in the Lease.

E.           Tenant and Landlord desire to further amend the lease as follows.

IT IS AGREED AS FOLLOWS:

1.          Forgiveness of Past Due Rent. As of June 30, 2011, Tenant owes the sum of One Hundred Ninety Six Thousand Nine Hundred Sixty One Dollars and Eighteen Cents ($196,961.18) in past due rent. Landlord agrees to write off this sum of past due rent. Landlord agrees that Tenant shall not be liable at any time in the future for payment of this sum to Landlord.

2.          Lease Term. Landlord and Tenant have agreed to amend the Lease Term so that the Termination Date of the Lease shall be December 31, 2040.

3.          Minimum Monthly Base Rental.

TIME PERIOD	MINIMUM MONTHLY BASE RENTAL
August 1, 2011 to October 31, 2011	$33,585.96
November 1, 2011 to February 28, 2012	-0-
March 1, 2012 to October 31, 2012	$22,000.00
November 1, 2012 to December 31, 2012	-0-

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The amounts above include rental tax. There will be no Management Fees due or payable by Tenant to Landlord for the time period above.

Common Area Maintenance Charges:

TIME PERIOD	COMMON AREA MAINTENANCE CHARGES
August 1, 2011 to October 31, 2011	-0-
November 1, 2011 to February 28, 2012	-0-
March 1, 2012 to October 31, 2012	$16,000.00
November 1, 2012 - December 31, 2012	-0-

Thereafter Common Area Maintenance Charges will be payable only in the months of March through October of each subsequent year.

4.          Management Fees. Commencing on January 1, 2013 Management Fees will be due and payable only in the months of March through October of 2013 and in each subsequent year.

5.          Extension of Term. Paragraph 4.6 of the Lease is amended as follows: Provided that (I) this Lease is in full force and effect; (ii) Tenant is in possession of the Premises; and (iii) Tenant has not been and is not in default under this Lease, for three (3) additional periods of ten (10) years each. The tenancy resulting from the exercise of this option shall be upon the same terms and conditions as set forth in the Lease, except Minimum Rent shall be adjusted upward by Landlord in the first year of the option period based upon the prevailing market rates (Market Rent) for retail rents in the Project (as defined in Section 2). Thereafter, for years 2, 3, 4 and 5 Rent shall increase as set forth in Paragraph 4 below. The option may be exercised only upon written notice thereof to Landlord at least six (6) months prior to the Termination Date of this Lease. Within sixty (60) days after exercise of this option, Landlord shall, in writing, notify Tenant of the Minimum Annual Base Rental during the first year of the Extension Term.

The first renewal period shall commence on the date following the originally fixed Termination Date. The second renewal period shall commence on the date following the Termination Date of the first renewal period. The third renewal period shall commence on the date following the Termination Date of the second renewal period.

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6.          Rent Increases for Period After 2012. The Rent and CAMs provided for in this Amendment shall be subject to adjustment as described herein commencing in the lease year beginning in 2013 and for each year thereafter and the second year of any Option Period, and for each year thereafter as follows except for the first year of each Option Term, when rent shall be adjusted to Market Rent. The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no more than six percent (6%) compounded per annum of the base monthly rent provided in this Amendment.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

7.          Premises. From and after March 1, 2012, the Premises shall consist only of the 28 hotel units in the 3 buildings marked on Exhibit "A".

8.          Acknowledgment of Landlord's Improvements. Tenant acknowledges Landlord has fulfilled its total obligation to fund the repairs and improvements referenced in Section 2 of the Lease.

9.          Full Force and Effect. Except as modified by this Amendment, the Lease and each of its terms and conditions remains in full force and effect.

LANDLORD:	TENANT:

CANYON PORTAL II, L.L.C.,	ORCHARDS ANNEX LLC, an Arizona
an Arizona limited liability company	limited liability company

By:	/s/ Al Spector	By:	/s/ Al Spector
	Al Spector		Al Spector
Its:	Manager	Its:	Manager

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CANYON PORTAL MOTEL

280 N. Highway 89A

LEASE

SEDONA, ARIZONA

Landlord: Canyon Portal II L.L.C.

Tenant: Orchards Annex, LLC

Date: March 13, 2009

SECTION 1 – FUNDAMENTAL LEASE PROVISIONS		1

SECTION 2 – PREMISES		2

SECTION 3 – GENERAL PROVISIONS		3
3.1	No Option	3
3.2	Approval of Financial Statement	3
3.3	No Co-Tenancy Requirement	3
3.4	Name Change	3

SECTION 4 - LEASE TERMS		3
4.1	Term	3
4.2	Delay in Commencement	3
4.3	Holding Over	4
4.4	Abandonment	4
4.5	Surrender of Premises	4
4.6	Extension of Term	4

SECTION 5 – RENT, SECURITY DEPOSIT		5
5.1	Rent	5
5.2	Security Deposit	6
5.3	(Deleted)	6
5.4	Additional Rent	6

SECTION 6 – NO COUNTERCLAIM OR ABATEMENT OF RENT		6
6.1	No Notice	6
6.2	No conditional Payment	6

SECTION 7 – COMMON AREAS		7
7.1	Use of Common Areas	7
7.2	Parking Policy	7
7.3	Parking Charges	7

SECTION 8 – USE OF PREMISES		7
8.1	Use	7
8.2	Prohibited Conduct	7
8.3	Prescribed Conduct	8
8.4	Operation of Premises – Intentionally Deleted	9

SECTION 9 – TENANT’S CONSTRUCTION FO IMPROVEMENTS		9
9.1	Tenant’s Obligation	9
9.2	Intentionally Deleted	9

9.3	Written Approval	10
9.4	Trade Fixtures	10

SECTION 10 – TENANT OBLIGATIONS		10
10.1	Payment by Tenant	10
10.2	Payment by Landlord	10
10.3	Proof of Payment	11
10.4	Personal Property Taxes	11
10.5	Premises Utilities	11
10.6	Merchants Association	11

SECTION 11 – COMMON AREA MAINTENANCE –		11
11.1	Expenses	11
11.2	Common Area Expenses Estimates	13

SECTION 12 – MAINTENANCE AND REPAIRS BY TENANT		13
12.1	Tenant’s Obligation	13
12.2	Prohibited Acts	14
12.3	Rights of Landlord	14

SECTION 13 – REPAIR BY LANDLORD		14
13.1	Repair by Landlord	14
13.2	Hazardous Materials	15

SECTION 14 – LIENS		15
14.1	No Liens	15
14.2	Tenant’s Obligations	16
14.3	Removal of Liens	16

SECTION 15 – INSURANCE		16
15.1	Project Insurance	16
15.2	Tenant’s Property	16
15.3	Tenant’s Operations	17
15.4	Certificate of Insurance	17
15.5	Insurance Companies	17
15.6	Failure to Procure Insurance	17
15.7	Repair	18

SECTION 16 – DAMAGE OR DESTRUCTION		18
16.1	Tenant Obligations	18
16.2	Lease Termination	18

SECTION 17 – EASEMENTS		19

SECTION 18 – INDEMNIFICATION		19
18.1	By Tenant	19
18.2	By Landlord	20
18.3	Waiver of Claims	20

SECTION 19 – ASSIGNMENT AND SUBLETTING		20
19.1	Landlord Consent	20
19.2	In Writing	21
19.3	Transfer Limitation	21
19.4	Deleted	21

SECTION 20 – SUBJECT TO MASTER LEASE		21

SECTION 21 – DEFAULTS BY TENANT		21
21.1	Event of Default	21
21.2	Re-Enter of Premises	22
21.3	Lease Termination	23
21.4	Reletting	23
21.5	Survival of Liability	23
21.6	Cumulative Remedies	24
21.7	Sublessee Defaults	24
21.8	Repetitive Rent Payment Defaults	24
21.9	Cure Period	25
21.10	Late Charges	25

SECTION 22 – CONDEMNATION		25

SECTION 23 – TENANT’S WAIVER OF STATUTORY RIGHTS		26

SECTION 24 – WAIVER OF PERFORMANCE		26

SECTION 25 – REMEDIES CUMULATIVE		26

SECTION 26 – CONVEYANCE BY LANDLORD		26

SECTION 27 – NO PERSONAL LIABILITY TO LANDLORD		26

SECTION 28 – ATTORNEYS’ FEES		27

SECTION 29 – PROVISIONS SUBJECT TO APPLICABLE LAW		27

SECTION 30 – RIGHT TO CURE TENANT’S DEFAULTS		27

SECTION 31 – NOTICES		27

SECTION 32 – SIGNS		28

SECTION 33 – LANDLORD’S INSPECTIONS		28
33.1	Inspection	28
33.2	Presenting for Sale or Lease	28

SECTION 34 – ESTOPPEL CERTIFICATE		29

SECTION 35 – WAIVER OF TRIAL BY JURY		29

SECTION 36 – RECORDING		29

SECTION 37 – SUBORDINATION		30

SECTION 38 – MISCELLANEOUS		30
38.1	Definition of Tenant	30
38.2	Tenant	30
38.3	Gender and Number	30
38.4	Modifications and Waivers	30
38.5	Implied Warranties	30
38.6	Binding Effect	31
38.7	Severability	31
38.8	Governing Law and Jurisdiction	31
38.9	Entire Agreement	31
38.10	Time is of the Essence	31
38.11	Brokers	32

CANYON PORTAL II, L.L.C.

LEASE

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.

Landlord:	Canyon Portal II, L.L.C., an Arizona limited liability company

Tenant:	Orchards Annex, LLC, an Arizona limited liability company

Trade Name:	Orchards Inn

Lease Term:	Commencement Date: March 1, 2009

Termination Date: December 31, 2020

Premises:	40 Unit hotel property reflected on Exhibit A.

Minimum Monthly Base Rental:

Time Period	Minimum Monthly Base Rental
April 1, 2009 to October 31, 2009	$10,000.00
November 1, 2009 to February 28, 2010	-0-
March 1, 2010 to October 31, 2010	$12,000.00
November 1, 2010 to February 28, 2011	-0-
March 1, 2011 to October 31, 2011	$15,000.00
November 1, 2011 to February 28, 2012	-0-
March 1, 2012 to October 31, 2012	$18,000.00
November 1, 2012 to February 28, 2013	-0-

Thereafter during the Lease Term each March 1 to October 31 period and each November 1 through February 28 period will increase three percent (3%) over the prior year's Minimum Monthly Base Rental for that period. Beginning with the first year of any Option Period Rent shall be adjusted in accordance with Paragraph 5.1B.

Security Deposit: None Required

Common Area Charges: Payable only in the months of April 1 2009 to October 31, 2009 and thereafter only in the months of March through October each subsequent year.

Address of Landlord:	Canyon Portal II, L.L.C. 6900 E. Camelback Road, #830 Scottsdale, AZ 85251

Address of Tenant:	Orchards Annex, LLC 270 N. Highway 89A, Suite 11 Sedona, AZ 86336 Telephone: (928) 282-4527 Fax:(928) 282-3637

Only Permitted Uses:	Rental of 40 hotel rooms for nightly accommodations.

Guarantors:	None

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of the Lease to any Fundamental Lease Provision shall be construed to incorporate all of the terms set forth above with respect to such Provisions.

SECTION 2 - PREMISES.

Subject to the conditions set forth herein, Landlord hereby leases to Tenant the Premises. A site plan showing the boundaries of the Premises and its relative location within a larger commercial development comprised of four elements including the Trading Post Shops, Canyon Portal Shops, North Retail Building, and Orchards (the "Project") is attached hereto as Exhibit A. Tenant's acceptance of the Premises and Agreement to the terms of this Lease are not conditioned upon any representation by Landlord of the number of square feet in the Premises. TENANT ACKNOWLEDGES THAT IT HAS INSPECTED THE PREMISES, IS FAMILIAR WITH ITS CONDITION AND ACCEPTS THE PREMISES IN ITS PRESENT CONDITION "AS IS." EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES OR THE PROJECT. Landlord acknowledges the exterior and the interiors of the Leased Premises need renovation. Landlord commits that in the next twenty four (24) months it will fund directly or to Tenant the following:

(i)          $10,000.00 to repair the pool area

(ii)         $20,000.00 to repair exterior siding of motel buildings

(iii)        $20,000.00 to Tenant for new interior furnishings

SECTION 3 - GENERAL PROVISIONS.

3.1           No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

3.2           Approval of Financial Statement. This Lease is subject to Landlord's and Landlord's Lender's approval of a current financial statement of Tenant. Tenant agrees to execute any and all documents Landlord's Lender may require and provide Landlord and Landlord's Lender with credit and financial information as requested.

3.3           No Co-Tenancy Requirement. Landlord reserves the right to effect such tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this lease, occupy any space in the Project.

3.4           Name Change. Landlord reserves the right to change the name of the Project from time to time during the term of this Lease.

SECTION 4 - LEASE TERM

4.1           Term. The term of this Lease (herein called the "Lease Term" or the "Term") shall commence on the Commencement Date unless the Term is terminated sooner or extended as hereinafter provided.

4.2           Delay in Commencement. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the Lease Term, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. In the event of a delay in possession; however, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term and the time when Landlord can deliver possession of the Premises. Notwithstanding the foregoing, no delay caused by the action or inaction of Tenant or Tenant's agents shall result in a reduction of rent.

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4.3           Holding Over. If Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, remains in possession of the Premises with Landlord's written consent, but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all covenants, conditions and provisions of this Lease. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be in wrongful hold over and shall be subject to all the rights and remedies provided to Landlord under this Lease and by law, including but not limited to forcible entry and detainer actions or other eviction processes. During any hold over period, whether with consent or wrongful, the monthly rent shall be two hundred percent (200%) of Tenant's monthly rent payable during the last month of the Term of this Lease.

4.4           Abandonment. If Tenant, prior to the expiration of this Lease, relinquishes possession of the Premises without Landlord's written consent, such relinquishment shall be deemed to be an abandonment of the Premises and an Event of Default under this Lease.

4.5           Surrender of Premises . Upon any termination of this Lease for any reason, Tenant shall immediately surrender possession of the Premises to Landlord in good and tenantable repair, reasonable wear and tear excepted, and shall surrender all keys and all copies of such keys for the Premises to Landlord at the place then fixed for the payment of rent or other agreed upon location.

4.6           Extension of Term. Provided that (i) this Lease is in full force and effect; (ii) Tenant is in possession of the Premises; and (iii) Tenant has not been and is not in default under this Lease, Tenant shall have the right and option to extend the Term of this Lease for five additional periods of five (5) years each. The first renewal period shall commence on the date following the originally fixed Termination Date. The second renewal period shall commence on the date following the termination of the first renewal period. The tenancy resulting from the exercise of this option shall be upon the same terms and conditions as set forth in this Lease, except Minimum Annual Base Rent shall be adjusted upward or downward by Landlord based upon the prevailing market rates for rents in the Uptown Sedona, Arizona area and in the Project. The option may be exercised only upon written notice thereof to Landlord at least six (6) months prior to the Termination Date of this Lease. Within sixty (60) days after exercise of this option, Landlord shall, in writing, notify Tenant of the Minimum Annual Base Rental during the first year of the Extension Term. If Tenant fails to exercise any option during the period when the option is available, or if this Lease was or is in default or is no longer in full force and effect for any reason, the applicable option shall be void.

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SECTION 5 - RENT, SECURITY DEPOSIT AND SALES REPORTS.

5.1           Rent.

A.           Tenant shall pay to Landlord the Minimum Annual Base Rental set forth in Section 1 of this Lease in twelve (12) equal monthly installments during each Lease Year, in advance, on the first day of each calendar month. The Minimum Annual Base Rental and Additional Charges hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

B.           The rent provided for in this Section 5.1 shall be subject to adjustment as described herein commencing January 1, 2021 and for each year thereafter of any Option Period. The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each 'year, then monthly rent for years two through five would be: year two - $1,030.00; year three - $1,060.90; year four $1,092.73; and year five - $1,125.52.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

C.           Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

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D. All rental amounts are "net" rent to Landlord. All Additional Charges (as described in this Lease) shall be deemed rent whether or not expressly designated as such, and shall be paid in addition to the Minimum Annual Base Rental at the times and in the manner provided for in this Lease.

5.2.          Security Deposit. None Required.

5.3           (Deleted).

5.4          Additional Rent. In the event any additional usable square footage is acquired by the Tenant in its Premises due to alterations of or improvements made on the original Premises (by way of example, the addition of a loft), the Minimum Annual Base Rent payable by Tenant to Landlord under this Lease shall be increased, on a proportionate basis, to include the additional square footage utilized by the Tenant.

SECTION 6 - NO COUNTERCLAIM OR ABATEMENT OF RENT.

6.1           No Notice. Except as expressly provided herein, monthly rental and Additional Charges and all other sums payable by Tenant shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense of any kind or nature and without abatement, suspension, deferment, diminution or reduction. Except as expressly provided herein, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof and to any abatement, suspension, deferment, diminution or reduction of any sum payable by Tenant to Landlord.

6.2           No Conditional Payment. NO PAYMENT BY TENANT OR RECEIPT BY LANDLORD OF A LESSER AMOUNT THAN THE TOTAL OF ALL SUMS DUE HEREUNDER SHALL BE DEEMED TO BE OTHER THAN AN ACCOUNT OF THE EARLIEST STIPULATED RENT, NOR SHALL ANY ENDORSEMENT OR STATEMENT ON ANY CHECK, OTHER PAYMENTS OR ANY ACCOMPANYING LETTER BE DEEMED AS ACCORD AND/OR SATISFACTION AND LANDLORD MAY ACCEPT SUCH CASH AND/OR NEGOTIATE SUCH CHECK OR PAYMENT WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO RECOVER THE BALANCE OF SUCH RENT OR PURSUE ANY OTHER REMEDY PROVIDED IN THIS LEASE OR OTHERWISE, REGARDLESS OF WHETHER LANDLORD MAKES ANY NOTATION ON SUCH INSTRUMENT OF PAYMENT OR OTHERWISE NOTIFIES TENANT THAT SUCH ACCEPTANCE, CASHING OR NEGOTIATION OF SUCH PAYMENT IS WITHOUT PREJUDICE TO ANY OF LANDLORD'S RIGHTS. TENANT SPECIFICALLY WAIVES THE PROVISIONS OF A.R.S. 47-1207.

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SECTION 7 - COMMON AREAS.

7.1           Use of Common Areas. All facilities furnished by Landlord in the Project and designated for the general common use of occupants of the Project, including Tenant hereunder, its officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to change the area, level, location and arrangement of parking areas and other Common Area facilities and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof. Landlord shall have the exclusive right at any and all times to close any portion of the Common Areas for the purpose of making repairs, changes or additions thereto; may change the size, area or arrangement of the Common Areas; and may enter into agreements as Landlord deems appropriate for parking and ingress or egress.

7.2           Parking Policy. There will be reserved for Tenant 20 parking spaces are are exclusively reserved on a 24 hour a day basis. An additional 25 spaces will be labeled as "Reserved for Motel Parking Only after 4:00 p.m." All parking spaces in front of the Motel Office (as reflected on Exhibit A) will be included in the 20 parking spaces reserved exclusively for Tenant.

7.3           Parking Charges. Landlord will establish a reasonable schedule of fees for all parking spaces in the Project in order to provide parking for tenants, tourists and periodic visitors to the Project. Notwithstanding anything contained herein to the contrary, Landlord has the right to meter the parking lot of the Project and charge an hourly fee to anyone who parks a vehicle in the lot. Landlord reserves the right to regulate the parking at the Project to ensure that the parking lot is used on a long term basis by customers of the Project and not tenants, employees, or the general public.

SECTION 8 - USE OF PREMISES.

8.1           Use. Tenant shall use the Premises solely for the Permitted Uses set forth in the Fundamental Lease Provisions and not for any other purpose. Tenant shall not use or permit the Premises to be used in violation of the laws, ordinances, regulations and requirements of the United States, the State of Arizona, Coconino County, the City of Sedona or any subdivision or department thereof or any other authority or agency having jurisdiction over the Premises or the Project. Tenant acknowledges other tenants at the Project have certain exclusive uses, a list of which is attached hereto as Exhibit B. Tenant shall not sell any items which are protected by other Tenants' exclusivity rights.

8.2           Prohibited Conduct. Except by prior written consent of Landlord, Tenant shall not:

A.           Use or operate any machinery that, in Landlord's opinion, is harmful to the Premises or the Project or disturbing to other tenants in the building of which the Premises is a part; use any loud speakers, televisions, stereos, radios or other devices in a manner so as to be heard or seen outside the Premises; or display merchandise on the exterior of the Premises either for sale or for promotional purposes.

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B.           Do or suffer to be done any act, matter or thing objectionable to the fire, casualty or liability insurance carriers whereby any insurance now in force or hereafter to be placed on the Premises or the Project, or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession of the Premises. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises or the Project.

C.           Do or cause to be done any act, matter or thing in violation of any federal, state, county or local law, statute, regulation, rule or ordinance.

8.3           Prescribed Conduct. At all times throughout the Lease Term, Tenant shall:

A.           Comply with any and all requirements of any of the constituted public authorities and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use, safety, cleanliness or occupation of the Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from Tenant's failure to do so.

B.           Give Landlord prompt written notice of any accident, fire, pest infestation, or damage occurring on or to the Premises.

C.           Load and unload goods at such times in the areas and through such entrances as may be designated for "Delivery" by Landlord. Such trailers or trucks shall not be permitted to remain parked overnight in any area of the Project, whether loaded or unloaded. Designated fire lanes shall not be used for the loading or unloading of merchandise, parking or standing of running vehicles at any time. The unlawful use of such fire lanes may result in the towing of the offending vehicle and subject the owner or user thereof to all applicable fines established by the City of Sedona and/or Landlord.

D.           Conduct its business in the Premises in all respects in a dignified manner and in accordance with high standards of store operation. Tenant will not engage in any deceptive marketing or sales efforts that offend the customers of the Project, its Tenants or in any way conduct its operations in a "discount sale" manner.

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E.           Disclose to their customers and prospective customers truthful information about the business, the goods or services available for purchase or sale, and the transaction itself.

F.           Adopt information practices that treat customers with care. Tenant shall adhere to a policy based on fair information principles, take appropriate measures to provide adequate enforcement, and respect consumers' preferences regarding unsolicited sales.

G.           Comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time, promulgated by Landlord which Landlord, in its sole discretion, shall deem necessary in connection with the Premises or the Project including but not limited to both the operation of Tenant's business during certain minimum days and hours.

8.4           Operation of Premises.

A.           Tenant shall operate its business on the Premises during the entire Term of this Lease. With due diligence and efficiency so as to produce the maximum Gross Receipts which may be produced by such manner of operation. Subject to inability by reason of strikes or labor disputes or other reasons beyond Tenant's reasonable control, Tenant shall continuously and uninterruptedly conduct its business 365 days per year.

B.           Tenant covenants and agrees that it will continuously and uninterruptedly from and after its initial opening for business, operate and conduct under the provisions of this Lease, except (i) while the Premises are untenantable by reason of fire or other casualty; or (ii) closed on account of the death of the owner of Tenant or the death of a member of such owner’s family (not to exceed 3 days); or (iii) closed for purposes of remodeling, not to exceed a cumulative of thirty (30) days during any five (5) year period. Tenant shall fully utilize the Premises for its business and shall at all times keep and maintain upon the Premises competent personnel, trade fixtures and inventory. To service and supply the ordinary demands and requirements of its customers.

C.           Tenant shall use its best efforts to achieve maximum Gross Receipts during the Term of the Lease.

SECTION 9 - TENANT'S CONSTRUCTION OF IMPROVEMENTS.

9.1           Intentionally Deleted.

9.2           Intentionally Deleted.

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9.3           Written Approval. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, without first obtaining Landlord's written approval and consent. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Landlord may condition its approval upon the requirement that Tenant, or its contractor, secure and bear the cost of a labor and materials payment bond. All alterations, improvements, additions and fixtures made or installed by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord.

9.4           Trade Fixtures. Tenant shall not cut or drill into or secure any trade fixtures, apparatus or equipment of any kind to any part of the Premises without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. All furnishings, equipment and machines installed by Tenant and that are not trade fixtures in the Premises shall remain the property of Tenant subject to any lien provided Landlord by law and shall be removed at the expiration or earlier termination of this Lease, or any renewal or extension thereof; provided, Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided further that in the event of such removal, Tenant shall promptly restore the Premises to its original order and condition. Any such furnishings, trade fixtures, equipment and machines not removed at or prior to such termination of this Lease shall be and become the property of Landlord.

SECTION 10 - TENANT OBLIGATIONS.

10.1        Payment by Tenant. Tenant shall pay and discharge punctually as and when the same shall become due and payable, each and every cost, expense and obligation of every kind and nature, foreseen or unforseen, arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Tenant shall also pay and discharge punctually, as and when the same shall become due and payable without penalty, personal property, business, occupation and occupational license taxes, water, sewer, electricity and telephone charges and fees.

10.2        Payment by Landlord. Tenant shall not be required to pay or reimburse Landlord for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax, or profits tax of Landlord unless and to the extent such levy, tax or imposition is in lieu of or a substitute for any other levy, tax or imposition now or later in existence upon or with respect to the Premises which, if such other levy, tax or impostion were in effect, would be payable by Tenant under the provisions hereof; (ii) any estate, inheritance, devolution, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord's interest in the Premises; or (iii) any lien not of record as of the Commencement Date arising from the unilateral acts or omissions of Landlord and unrelated to a default of Tenant under this Lease.

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10.3        Proof of Payment. Tenant, upon Landlord's request, shall furnish to Landlord within thirty (30) days thereafter proof of the payment of any obligation to be paid by Tenant.

10.4       Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all taxes levied or assessed against any leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant. Tenant hereby agrees to protect and hold harmless Landlord and the Premises from any liability for Tenant's share of any and all such taxes, assessments and charges together with any interest, penalties or other charges thereby imposed, and from any sale or other proceedings to enforce payment thereof, and to pay all such taxes, assessments and charges before delinquency and before same become a lien.

10.5       Premises Utilities. Tenant shall be responsible for any and shall pay for all utilities used or consumed in or upon the Premises as and when the charges shall become due and payable during the Term. Tenant shall make all appropriate applications to local utility companies and pay all required deposits. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

10.6       Merchants Association. Tenant agrees that it will become and remain during the entire Term of this Lease a member of a merchants' association, which shall consist of Landlord and the Tenants of the Project. The purpose of the association shall be the general furtherance of the business interest of the Project as a whole, including advertising, promotion and special events calculated to the benefit of the Project and the business of all the tenants located therein. The association shall make its own rules and regulations with respect to such matters. Tenant's contribution to such association shall be determined by a vote of the association members. Members shall have the ability to modify or cancel any rules and regulations established by the association by a specific majority vote of the members. Landlord shall be noticed by mail of any upcoming advertising, promotion, or special events sponsored by the association.

SECTION 11 - COMMON AREA MAINTENANCE.

11.1 Expenses. For the Term hereof, Tenant shall pay to Landlord, as Additional Rent, Tenant's "Proportionate Share" of: (i) all costs of operation and maintenance of the Common Areas of the Project; (ii) all Common Area utilities; (iii) all real estate and assessment taxes levied and assessed against the Project; (iv) all insurance coverage upon the Project and its operations; (v) all marketing expenses for the Project and (vi) Landlord's management fee. Tenant's Proportionate Share shall be payable in equal monthly installments at the same time rent is payable hereunder, without demand and without any deduction or set-off whatsoever. This additional Rental shall only be payable in the months as reflected on Page 1 of this Lease.

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Landlord shall equitably allocate the foregoing charges among all the occupants of the Project. In making the allocation, Landlord shall reasonably evaluate the factors that determine the amount of the costs and expenses attributable to Tenant. Tenant's Proportionate Share shall be not less than the ratio that Tenant's total floor area bears to the total floor area of all the retail buildings (as measured by Landlord) in the Project which are from time to time completed as of the first day of each calendar quarter.

A.      FOR PURPOSES OF THIS SECTION 11.1 :

1.          The cost of operation and maintenance of the common facilities includes all expenditures incurred by or on behalf of Landlord in keeping and maintaining the foundations, exterior walls, floors and roofs of the Project, all repairs to and replacements of equipment associated with the Project including, but not limited to, air-conditioning units and the cost of operating and maintaining the common facilities, including without limitation, the cost of all of Landlord's gardening and landscaping, the current portion of any assessments against the Project for any purpose, repairs, preventive maintenance, repainting including restriping of parking lot and access ways, updating and maintenance of directory signs, rental of signs and equipment, lighting, sanitary control, cleaning, sweeping, removal of ice, snow, trash, rubbish, garbage and other refuse, depreciation over a period of not exceeding sixty (60) months of machinery, equipment and other assets used in the operation and maintenance of the Project, repair, maintenance or replacement of onsite water lines, sanitary sewer lines, septic tanks, leach lines and evapotranspiration beds, storm water lines and electrical lines and equipment serving the property, the cost of police, security and traffic control services, reasonable reserves for anticipated expenditures, the cost and maintenance and upkeep of the public restroom facilities, and the cost of all personnel required to supervise, implement and accomplish all of the foregoing, including but not limited to, on-site management and maintenance personnel.

2.          Real Estate Taxes includes all taxes, assessments and other governmental fees or charges, general and specific, ordinary and extraordinary, of any kind and nature whatsoever, including but not limited to, assessments for public improvements or benefits, which shall, during the Term hereof, be assessed, levied, or imposed upon the Project or Landlord or become due or payable.

3.          Insurance coverage upon the Project and its operations includes the cost of all Landlord's insurance relating to the common facilities of the Project as a whole or the operations thereon, including, but not limited to: casualty insurance, flood insurance, rent loss insurance, fire insurance and extended coverage, as well as general liability insurance, umbrella liability insurance, bodily injury, public liability, property damage liability, automobile insurance, sign insurance and any other insurance carried by the Landlord in coverage limits selected by the Landlord.

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4.          Landlord's Management Fee is comprised of compensation and fees paid by Landlord to an independent management agent or broker for management of the Project, or if Landlord manages the Project on its own behalf, such fees shall be stipulated to be and computed as four percent (4%) of the gross rent received by Landlord from all Project Tenants for the fiscal year in question. In addition, the Manager shall charge and be paid an additional fee of ten percent (10%) of the total of all Common Area Expenses to cover supervision, administration and overhead of the Project.

11.2 Common Area Expenses Estimates. At the beginning of each calendar year, Landlord shall have the right to prospectively estimate the total amount of Common Area Expenses anticipated for such year, based on Landlord's experience and the latest available tax information, and Landlord shall thereafter notify Tenant of the portion of estimated Common Area Expenses which Tenant shall be expected to pay each month. Within ninety (90) days following the end of the applicable calendar year, Landlord shall furnish Tenant a statement setting forth the amount of the actual Common Area Expenses for such year, showing in adequate detail the manner in which Tenant's portion of Common Area Expenses has been computed and the payments made by Tenant for Common Area Expenses during such year. If the amount collected by Landlord from Tenant for estimated Common Area Expenses exceeds the actual amount of Common Area Expenses for such year, Landlord shall refund the excess within thirty (30) days or shall apply any credit to the next Common Area Expense payment to be made by Tenant. If Tenant's payments of estimated Common Area Expenses are less than the total amount of actual Common Area Expenses for such year, Tenant shall pay the deficiency within thirty (30) days.

SECTION 12 – MAINTENANCE AND REPAIRS BY TENANT. (Handwritten note: Landscaping signage

12.1         Tenant's Obligation. Tenant shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including but not limited to, the exterior and interior portion of all doors, door checks, door locks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises, all alterations, improvements and installations made by Tenant and any repairs required to be made due to burglary or other illegal entry into the Premises. Tenant shall maintain and bear the expense of the light fixtures and bulbs, air-conditioning unit and filters, heating unit or furnace, janitorial services, interior pest control, and the like.

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12.2         Prohibited Acts. Tenant shall not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises and will be responsible for any damage caused thereto by any acts of Tenant, its agents, servants, employees or contractors. Tenant shall place any rubbish, broken down boxes, trash or other excess matter only in such containers as are authorized from time to time by Landlord; keep the Premises (including all exterior surfaces and both sides of all glass) clean, orderly, sanitary and free from objectionable odors and from insects, vermin, and other pests; and keep the outside areas and sidewalks immediately adjoining the Premises clean and free from empty boxes, trash of any kind, ice and any other obstructions or safety hazards.

12.3 Rights of Landlord. If Tenant refuses or fails to commence and complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete the repairs or perform the maintenance. The cost of such repairs or maintenance shall be paid immediately by Tenant to Landlord as additional rent upon demand.

SECTION 13 - REPAIR BY LANDLORD.

13.1         Repair by Landlord. Landlord shall keep and maintain the foundation, exterior walls, floors and roof of the building in which the Premises are located (but the same shall be included in the cost of operations and maintenance of the common facilities as defined in Section 11), exclusive of doors, door frames, door checks, door locks, windows and window frames located in exterior building walls. Landlord shall not, however, be required to make any such repairs when such repairs are the result of misuse or neglect by Tenant, its agents, employees, invitees, licensees or contractors. Any repairs required to be made by reason of such Tenant misuse or neglect shall be the responsibility of Tenant, the above provisions to the contrary notwithstanding. Except as provided herein, Landlord shall have no obligation to alter or modify the Premises, or any part thereof, or to repair and maintain any plumbing, heating, electrical, air-conditioning or other mechanical installation in the Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass no matter what the cause.

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13.2         Hazardous Materials. Exclusive of Hazardous Materials normally associated with Tenant's permitted use, if any, Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than "De Minimis" amounts (as defined below)). Tenant further covenants and agrees to pay all costs and expenses associated with enforcement, removal, remedial or other governmental or regulatory actions, agreements or order threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors. For purposes of this Lease (1) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, automotive and petroleum products and byproducts (including, without limitation, gasoline, diesel and other fuels, new, used and recycled oil, grease, brake fluid, antifreeze, and other automotive fluids installed in or recovered from service vehicles or otherwise, and any other fuel additive, derivative, lubricant or byproduct generated, stored or used in Tenant's business operation or otherwise occurring), pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous toxic or hazardous chemical, material or substance defined as hazardous or regulated or as a pollutant or contaminant in, or the use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws; (ii) the term "De Minimis" amounts shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any form or combination of forms (a) does not constitute a violation of any Hazardous Materials Laws; and (b) is customarily employed in, or associated with, similar retail projects in Coconino County, Arizona; and (iii) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate or legislate the protection of human health or the environment, including but not limited to the Comprehensive Environment Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et sea.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et sea.; Ariz. Rev. Stat. Ann. Title 49 (The "Arizona Environmental Quality Act of 1986"); and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be adopted, amended or replaced from time to time.

SECTION 14 - LIENS.

14.1         No Liens. Tenant shall have no authority to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises or which would cause any document to be recorded against the Premises or the Project. Should Tenant cause any construction, alterations, rebuildings, restorations, replacements, changes, additions, improvements or repairs to be made on the Premises, or cause any labor to be performed or material to be furnished thereon, therein or thereto, neither Landlord nor the Premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen for performing such labor and furnishing such material.

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14.2         Tenant's Obligations . The initial and any subsequent alterations or improvements made by Tenant to the Premises must be paid for by Tenant when such alterations or improvements are made. Nothing in this Lease shall be construed to authorize Tenant, or any person dealing with or under Tenant, to charge the rents of the Premises, or the property and buildings of which the Premises form a part, or the interest of Landlord in the state of the Premises, with a mechanics' lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of the Landlord in the making of any such improvements or alterations to the Premises.

14.3         Removal of Liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's, materialman's, or other lien, charge or order for the payment of money shall be filed or recorded against the Premises or against Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, either cause the same to be discharged of record pursuant to A.R.S. §33-1004,or otherwise cause such discharge, within ten (10) days after Tenant shall have received notice of the filing thereof, or Tenant may, within such period, furnish to Landlord a bond satisfactory to Landlord against such lien, charge or order, in which case Tenant shall have the right in good faith to contest the validity or amount thereof.

SECTION 15 - INSURANCE.

15.1         Project Insurance. Landlord bears the risk of and may insure as a Common Area Expense as practical or as required by Landlord's Lender, the operation of the Project as a whole or the common areas thereof. Such insurance may include, but is not limited to, general liability, umbrella excess liability, bodily injury, public liability, property damage liability, fire and extended coverage in amounts not less than eighty percent (80%) of the replacement cost of the Project, sign insurance and the like in coverage limits selected by Landlord. Tenant shall pay to Landlord its "Proportionate Share" of such insurance as provided in Section 11 above.

15.2        Tenant's Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

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15.3         Tenant's Operations. All operations conducted by Tenant shall be at Tenant's sole risk. In addition, Tenant shall procure insurance for its operations as follows:

A.           Tenant shall keep in force at its own expense public liability insurance and comprehensive general liability insurance, including contractual liability insurance sufficient to cover all phases and aspects of the operation and conduct of its business, with minimum limits of $2,000,000.00 on account of bodily injuries to or death of one person and $3,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $2,000,000.00 as a result of damage to property.

B.           Tenant shall keep and maintain in force during the Term hereof, plate glass insurance upon windows and doors in the Premises as required by Landlord unless Landlord maintains such insurance on behalf of all Tenants and treats it as a Common Area Expense.

15.4         Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured under the Tenant's policy of insurance.

15.5.        Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A. M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant's existing insurance policy.

15.6.       Failure to Procure Insurance In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

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15.7         Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements in accordance with Section 16 of this Lease. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shall be paid to and held in trust by the Landlord pursuant to Section 16 of this Lease. All insurance proceeds described in this Section 15.7 shall be paid upon architects' certificates and contractors', subcontractors' and materialmen's waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

SECTION 16 - DAMAGE OR DESTRUCTION.

16.1         Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant's own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

16.2        Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

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SECTION 17 - EASEMENTS.

Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

SECTION 18 - INDEMNIFICATION.

18.1.       By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, nonuse or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

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18.2        By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

18.3        Waiver of Claims. Landlord and its agents, contractors, servants or employees and shall not be liable for, and Tenant hereby releases all claims for, damage to persons and property sustained by Tenant or any person claiming through Tenant resulting from any theft, fire, accident, occurrence or condition in, on or about the Premises or building of which they are a part, including, but not limited to, such claims for damage resulting from (i) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (ii) any equipment or appurtenances needing repair; (iii) the bursting, leaking or running of any tank, wash stand, water closet, waste pipe, drain or any other pipe or tank in or about the Premises; (iv) the backing up of any sewer pipe or down spout; (v) the escape of steam or hot water; (vi) water, snow or ice being upon or coming through the roof or any other place upon or near the Premises or otherwise; (vii) the falling of any fixture, plaster or stucco; and (viii) broken glass.

SECTION 19 - ASSIGNMENT AND SUBLETTING.

19.1         Landlord Consent. Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 19 shall apply to any transferee, assignee or subtenant.

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19.2         In Writing. Each transfer, assignment, and subletting to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor or sublessor; and the transferee, assignee, or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the provisions, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. A consent to any transfer, assignment or subletting shall not constitute waiver or discharge of the provisions of this paragraph with respect to a subsequent transfer, assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the transfer, assignment or subletting of the Premises.

19.3         Transfer Limitation. If Tenant (including any entity later becoming Tenant) is a corporation, unincorporated association, limited liability company or a partnership, the transfer (other than pursuant to the laws of devise and descent upon the death of a shareholder, partner or owner), assignment or hypothecation of any stock or interest in such corporation, association, company or partnership in the aggregate in excess of twenty percent (20%) from the time such entity becomes a Tenant hereunder, shall be deemed an assignment within the meaning and provisions of this Section 19. The foregoing sentence shall not apply to a corporation of which the capital stock is publicly traded on a recognized national stock exchange.

19.4         Deleted.

SECTION 20 - SUBJECT TO MASTER LEASE.

Tenant acknowledges that this Lease is subordinate to a Master Lease of the Project among CANYON PORTAL PROPERTIES, L.L.C. and ATHERTON VENTURES, L.L.C. as Landlord and CANYON PORTAL II, L.L.C. , an Arizona limited liability company as Tenant. A Memorandum of Lease is recorded in Coconino County as Instrument No. 98-21399 on July 2, 1998. An Amendment to Memorandum of Lease is recorded in Coconino County as Instrument No. 3288292 on October 14, 2004.

SECTION 21 - DEFAULTS BY TENANT.

21.1         Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

A.           If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

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B.           If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.           TENANT ACKNOWLEDGES THAT ANY VIOLATION OF ANY OF THE PRESCRIBED CONDUCT AS SET FORTH IN PARAGRAPH 8.3 IS A MATERIAL BREACH OF THIS LEASE. IF IN ANY TWELVE (12) MONTH PERIOD THERE ARE MORE THAN TWO (2) NOTICES OF VIOLATION OF PARAGRAPH 8.3 SENT BY LANDLORD TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE WITHOUT NOTICE.

TENANT'S INITIALS: _______

D.           If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

E.           If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

F.           If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

G.           If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

H.           If Tenant makes an assignment for the benefit of its creditors.

I.           If Tenant fails to occupy and operate the business in the Premises for three (3) consecutive days (except as otherwise allowed under Section 8.4).

21.2         Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

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21.3        Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 21.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

21.4       Relettinq. At any time and from time to time after such reentry, Landlord may relet the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to relet the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to relet or for any failure to collect any rental due upon any such reletting. Even though it may relet the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

21.5       Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvement's thereon, or any part thereof, shall have been relet, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

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A.           The amount of Minimum Annual Base Rental and additional charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.            The net proceeds of any reletting, after deducting all of Landlord's expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such reletting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Annual Base Rental and Additional Charges described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 21.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

21.6         Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

21.7         Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

21.8         Repetitive Rent Payment Defaults. NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 21.1 HEREOF TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NONCURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

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21.9         Cure Period. Notwithstanding any other provision of this Section, Landlord agrees that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured if Tenant within such period of twenty (20) days shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

21.10       Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

SECTION 22 - CONDEMNATION.

If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises.

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SECTION 23 - TENANT'S WAIVER OF STATUTORY RIGHTS.

In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

SECTION 24 - WAIVER OF PERFORMANCE.

No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

SECTION 25 - REMEDIES CUMULATIVE.

Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

SECTION 26 - CONVEYANCE BY LANDLORD.

In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

SECTION 27 - NO PERSONAL LIABILITY TO LANDLORD.

Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

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SECTION 28 - ATTORNEYS' FEES.

In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

SECTION 29 - PROVISIONS SUBJECT TO APPLICABLE LAW.

All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

SECTION 30 - RIGHT TO CURE TENANT'S DEFAULTS.

In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

SECTION 31 - NOTICES.

Any notice to be given by Landlord or Tenant shall be given in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

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SECTION 32 - SIGNS.

Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and with all applicable rules and regulations then in force or as may be put in force and effect from time to time by any governmental authority or by Landlord.

SECTION 33 - LANDLORD'S INSPECTIONS.

33.1         Inspection.  Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

33.2         Presenting for Sale or Lease.      Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

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SECTION 34 - ESTOPPEL CERTIFICATE.

Tenant will execute, acknowledge and deliver to Landlord, within three (3) days following request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

SECTION 35 - WAIVER OF TRIAL BY JURY.

TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

SECTION 36 - RECORDING.

Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

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SECTION 37 - SUBORDINATION.

This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

SECTION 38 - MISCELLANEOUS.

38.1        Definition of Tenant. The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

38.2        Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

38.3        Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

38.4        Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

38.5        Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

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38.6         Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

38.7         Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

38.8         Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

38.9         Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

38.10       Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

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38.11      Brokers. Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with this Leasehold.

LANDLORD:		TENANT:

CANYON PORTAL II, L.L.C.,		ORCHARDS ANNEX, LLC, an Arizona
an Arizona limited liability company		corporation

By:	/s/ Al Spector	By:	/s/ Al Spector
	Al Spector		Al Spector
Its: Manager		Its: Manager

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List of Exhibits

A.	Project Site Plan

B.	Exclusive Use of Tenants List

EXHIBIT A

CANYON PORTAL II, L.L.C.
TENANT EXCLUSIVES

TRADING POST SHOPS
TENANT	EXCLUSIVE
Rocky's	No Exclusives
Red Rock Jeep Tours	No Exclusives
Bronco Jewelry	No Exclusives
Nicrin, Inc.	No Exclusives
Steve Aysheh	No Exclusives

CANYON PORTAL SHOPS
TENANT	EXCLUSIVE
Pink Jeeps	No Exclusives
Joe Wilcox Red Rock Outpost	No Exclusives
Sedona Candle Gallery	No Exclusives
Resort Marketing International, Inc.	In the Canyon Portal Shops Building Resort Marketing International, Inc. has the exclusive rights to market its timeshare properties and related Visitor Services from its lease location. This exclusive is applicable only to the Canyon Portal Shops Building and not the other Buildings at Canyon Portal or Sedona Center.
Sedona Trolley	No Exclusives
Running Strong, Inc.	No Exclusives

Exhibit B

NORTH RETAIL BUILDING
TENANT	EXCLUSIVE
Red Canyon Gallery	Tenant has an exclusive in the North Retail Building for the sale of fine arts, bronze sculpture, oils, watercolors, pastels, hand-blown glass, manmade metal furniture, silver and gold designer jewelry with the exception that other tenants may sell such items as long as the floor space devoted to such items does not exceed 20% of the total of that tenant's premises.
Sedona Turquoise Trading	Tenant has an exclusive for the North Retail Building to sell authentic Indian-made sand paintings, moccasins and Indian pottery. In addition, Tenant has an exclusive to sell authentic Indian-made turquoise jewelry with the exception that other tenants may sell such turquoise jewelry as long as the floor space devoted to such sales does not exceed 20% of such tenant's premises.
Canyon Breeze Restaurant	Exclusive on a restaurant and lounge facility at the Canyon Portal Project.

Exhibit B

Exhibit Ii

SECOND AMENDMENT TO LEASE

(Parking Lease)

THIS SECOND AMENDMENT TO LEASE (“Amendment”) executed and effective as of May 14, 2013 by and between Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”) and Orchards Inn & Restaurant LLC, an Arizona limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease dated January 1, 2012 (“Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain 10 parking spaces located in Sedona, Arizona described in the Original Lease;

WHEREAS, the Original Lease was modified by that certain Amendment to Lease dated May 1, 2012 (“First Amendment”) (the Original Lease and First Amendment are hereinafter collectively referred to as the “Lease”);

WHEREAS, Landlord and Tenant desire to further amend the terms of the Lease pursuant to the provisions of this Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Lease Term.

(a) The Lease Term is hereby extended to December 31, 2040.

(b) Section 5 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“ Landlord grants to Tenant the right to extend the Lease Term for three (3) additional periods of ten (10) years each. Each extension shall be upon the same terms and conditions as the Original Lease, as modified by this Amendment,

(c) Notwithstanding anything herein or in the Original Lease to the contrary, Tenant shall have the right to terminate this Lease at any time upon thirty (30) days prior written notice to Landlord.

2. Rent. The total gross monthly rent (inclusive of minimum base rent, common area charges and all other additional rent) payable in accordance with the Lease shall be $2,758 for the period commencing on the date hereof through the fifth (5th) anniversary of the date hereof. Thereafter, the total gross monthly rent payable under this Lease shall be adjusted in accordance with that portion of Section 4.B. of the Original Lease beginning with the second sentence of such Section 4.B.

3. Size and Configuration. Section 6 of the Original Lease is hereby deleted in its entirety and replaced with the following”

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“Landlord and Tenant agree that the location of the 10 parking spaces may be changed should such a change be required by municipal or county regulations.”

4. Certificate of Insurance. Tenant shall not be required to include any party other than Landlord or Landlord’s lender as an additional insured under all policies of insurance required to be maintained by Tenant under the Lease.

5. Repair. Section 11 of the Original Lease is hereby deleted in its entirety.

6. Damage or Destruction. Article 12 of the Lease is hereby deleted in its entirety and replaced with the following:

“If all or any portion of the Premises or the Project is damaged by fire or other casualty insurable under a standard fire insurance policy with a standard extended coverage endorsement, Minimum Monthly Rental and Additional Rent shall abate and Landlord shall promptly repair as is necessary to replace the Premises and when placed in such condition the Premises shall be deemed restored and rendered tenantable, such repair or rebuilding to be commenced within a reasonable time after the occurrence. If such damage occurs in the last two years of the Lease Term or during any Option Term, Tenant or Landlord shall have the option of terminating the Lease upon written notice to the other party. If Landlord’s Lender requires that the insurance proceeds be used to retire the debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Promptly following Landlord’s repair or rebuilding, Tenant, at Tenant’s sole expense, shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.”

7. Waiver of Subrogation. Except with respect to Worker’s Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

8. Indemnification.

a. Section 14.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

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“By Tenant Excepting any responsibility allocated to Landlord by reason of its gross negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Landlord by reason of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of thefollowing during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

b. Section 14.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“By Landlord.Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or its agents, contractors, servants or employees and/or the occurrence of any of the following during the Term: (i) any use or condition of the Premises or any part thereof (which Landlord is required to maintain); (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Common Areas; (iii) any failure on the part of Landlord to perform or comply with any of the provisions of this Lease; and (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Tenant). In the event Tenant should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Landlord shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Landlord but approved by Tenant. If any such action, suit or proceeding should result in a final judgment against Tenant, Landlord shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Landlord under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.”

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9. Waiver of Subrogation. Except with respect to Worker’s Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

10. Assignment and Subletting. Article 15 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the right to transfer or assign this Lease or sublet all or any portion of the Premises without Landlord’s consent, but with prior written notice to Landlord; provided, the assignee or subtenant expressly assumes all obligations of Tenant under the Lease. Notwithstanding the foregoing, Landlord shall not have the right to consent to any assignment or subletting of this Lease or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant, and Landlord shall not withhold its consent to any proposed assignee or subtenant with financial wherewithal equal to or superior to that of Tenant and who is actively engaged in the hospitality industry.”

11. Estoppels. The period in which Tenant must respond to a request for an estoppel pursuant to Section 29 of the Lease is hereby modified from seven (7) days to ten (10) business days. In the event Tenant fails to respond within such ten (10) business day period, Tenant shall be deemed in default under Section 16.1 of the Lease, but in no event will Tenant’s failure to respond be deemed an acknowledgement of any proported facts contained in any form estoppel .

12. Conflicting Terms. In the event of any conflict, inconsistency or ambiguity between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

13. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

14. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

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15. Ratification. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above first written.

“Landlord”

Canyon Portal II, LLC, an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

“Tenant”

Orchards Inn & Restaurant LLC, an Arizona limited liability company

By:	/s/ Al Spector

Name:	Al Spector

Title:	Manager

Second Amendment to Lease (Orchards Inn Parking)

AMENDMENT TO LEASE

This Amendment to Lease (Amendment) is made this 1st day of May, 2012 by and between Canyon Portal II, LLC as Landlord ("Landlord") and Orchards Inn & Restaurant LLC as Tenant ("Tenant") and amends the Lease for Parking Spaces between Landlord and Tenant dated January 1, 2012.

RECITALS

1.          Landlord and Tenant entered into a Lease for Parking Spaces on the Canyon Portal property of 10 parking spaces.

2.          Tenant did not have sufficient cash flow during the months of January, February, March and April 2012 to pay Landlord the Rent that was due.

3.          Tenant has requested and Landlord has agreed to allow Tenant to defer payment of Rent during these months until the months of May, June, July and August 2012 under the terms and conditions set forth in this Amendment.

It is agreed as follows:

1.           Paragraph 4A, Minimum Rent, is amended as follows:

A.          Tenant shall pay to Landlord the Minimum Rent in advance, on the first day of each calendar month, except that in 2012 for the months of January, February, March and April, Rent shall be paid as follows: (I) January Rent will be paid in May, February Rent will be paid in June, March Rent will be paid in July and April Rent will be paid in August. This accommodation of deferred Rent is extended to Tenant by Landlord provided that the revised Rent schedule stated in this Paragraph is adhered to in 2012. Should Tenant not make Rent payments pursuant to this deferred Rent schedule, Tenant will be in default under this Lease.

2.          Full Force and Effect. Except as modified by this Amendment, the Lease and each of its terms and conditions remains in full force and effect.

LANDLORD:		TENANT:

CANYON PORTAL II, LLC, an Arizona limited liability company		ORCHARDS INN & RESTAURANT, LLC, an Arizona limited liability company

By:	/s/ Al Spector	BY:	L’AUBERGE ORCHARDS LLC, an
	Al Spector		Arizona limited liability company
Its:	Manager	Its:	Manager

		By:	/s/ Al Spector
Al Spector
		Its:	Manager

LEASE FOR PARKING SPACES

This LEASE FOR PARKING SPACES ("Lease"), is made this 1st day of January, 2012, by and between Canyon Portal II, LLC, an Arizona limited liability company, having offices at 6900 E. Camelback Road, Suite 915, Scottsdale, AZ 85251 ("Landlord"), and Orchards Inn & Restaurant LLC, an Arizona limited liability company, having offices at 270 N. Highway 89A, Suite 11, Sedona, AZ 86336 ("Tenant").

RECITALS

1.	Landlord owns the Canyon Portal Motel and Shopping Center located at 270-300 N. Highway 89A in Sedona, Arizona. Canyon Portal is a retail shopping center together with 3 adjacent buildings containing 28 motel units.

2.	Tenant operates the Orchards Inn, a 42 unit motel located adjacent to Landlord's Property.

3.	When at full occupancy, Tenant is short 7 parking spaces. Landlord has excess parking spaces.

3.	Landlord desires to lease 10 parking spaces to Tenant. Landlord and Tenant agree to the use of these 10 parking spaces by Tenant under the terms and conditions set forth below.

It is agreed as follows:

1.	Premises. Landlord and Tenant agree that Tenant will have the exclusive use of the 10 parking spaces which will be used for parking vehicles in connection with the operation of Orchards Inn. The 10 parking spaces are reflected on the attached Exhibit "A".

2.	Commencement Date. The Commencement Date of this Lease is January 1, 2012.

3.	Termination Date. The Termination Date of this Lease is December 31, 2017.

4.	Minimum Rent. Commencing January 1, 2012, Minimum Rent shall be Two Thousand Five Hundred Dollars ($2,500.00) per month. Rent is due and payable in advance on or before the first day of each month and subject to adjustment as set forth below.

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A.          Tenant shall pay to Landlord the Minimum Rent in advance, on the first day of each calendar month. The Minimum Rent hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

B.          The Minimum Rent shall be subject to adjustment as described herein commencing in the second year of the Lease Term and for each year thereafter as follows except for the first year of any Option Term, when rent shall be adjusted to Market Rent.

The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each year, then monthly rent for years two through five would be: year two - $1,030.00; year three - $1,060.90; year four - $1,092.73; and year five $1,125.51.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

C.          Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D.          All rental amounts are "net" rent to Landlord.

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5.           Options to Renew. Provided that (i) this Lease is in full force and effect; (ii) Tenant is in possession of the Premises; and (iii) Tenant has not been and is not in default under this Lease, Tenant shall have the right and option to further extend the Term of this Lease for two (2) additional successive renewal periods of five (5) years each. The tenancy resulting from the exercise of this option shall be upon the same terms and conditions as set forth in this Lease. The Minimum Rent for the first year of each renewal period shall be adjusted upward or downward by Landlord in the first year of each renewal period based upon the prevailing rates (Market Rent) for rents in Sinagua Plaza. Thereafter, for years 2, 3, 4 and 5 of each renewal period Rent shall increase by three percent (3%) per year over the previous years Rent. The option for the renewal periods may be exercised only upon written notice thereof to Landlord at least six (6) months prior to the Termination Date of this Lease. Within sixty (60) days after exercise of any option for a renewal period, Landlord shall, in writing, notify Tenant of the Rent during the first year of the renewal period. If Tenant fails to exercise any option during the period when the option is available, or if this Lease is in default or is no longer in full force and effect for any reason, the applicable option shall be void.

The first renewal period shall commence on the date following the originally fixed Termination Date. The second renewal period shall commence on the date following the termination date of the first renewal period.

6.           Size and Configuration. Landlord and Tenant agree that the location of the 17 parking spaces may be changed should such a change be required by municipal or county regulations.

7.           Tenant's Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

8.           Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured and Barrett Realty LLC as an additional named insured under the Tenant's policy of insurance.

9.           Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A. M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant's existing insurance policy.

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10.         Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

11.         Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shall be paid to and held in trust by the Landlord. All insurance proceeds described in this Paragraph 11 shall be paid upon architects' certificates and contractors', subcontractors' and materialmen's waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

12.         Damage or Destruction.

12.1 Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant's own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

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12.2 Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

13.         Easements. Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

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14.         Indemnification.

14.1. By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

14.2 By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

15.          Assignment and Subletting. Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 15 shall apply to any transferee, assignee or subtenant.

16.           Defaults by Tenant.

16.1 Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

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A.           If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

B.           If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.           If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

D.           If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

E.           If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

F.           If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

G.           If Tenant makes an assignment for the benefit of its creditors.

16.2 Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

16.3 Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 16.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

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16.4 Reletting. At any time and from time to time after such reentry, Landlord may re-let the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to re-let the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to re-let or for any failure to collect any rental due upon any such re-letting. Even though it may re-let the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

16.5 Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been re-let, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

A.           The amount of Minimum Base Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.           The net proceeds of any re-letting, after deducting all of Landlord's expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such re-letting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Base Rent described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 16.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

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16.6 Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

16.7 Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

16.8 Repetitive Rent Payment Defaults.            NOTWITHSTANDING THE PROVISIONS OF THIS LEASE TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NON-CURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

16.9 Cure Period. Notwithstanding any other provision of this Section, Landlord and Tenant agree that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured by the other party within such period of twenty (20) days if the other party shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

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16.10 Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

17.           Condemnation. If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises. Notwithstanding the language of this Paragraph, Tenant shall be allowed to separately litigate its damages for loss of its business as a result of any condemnation.

18.           Tenant's Waiver of Statutory Rights. In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

19.           Waiver of Performance. No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

20.           Remedies Cumulative. Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

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21.           Conveyance by Landlord. In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

22.           No Personal Liability to Landlord. Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

23.           Attorneys' Fees. In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

24.           Provisions Subject to Applicable Law. All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

25.           Right to Cure Tenant's Defaults. In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

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26.           Notices. Any notice to be given by Landlord or Tenant shall be given exclusively in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

27.           Signs. Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and with all applicable rules and regulations then in force or as may be put in force and effect from time to time by any governmental authority or by Landlord.

28.           Landlord's Inspections.

28.1 Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

28.2 Presenting for Sale or Lease.           Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

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29.           Estoppel Certificate. Tenant will execute, acknowledge and deliver to Landlord, within seven (7) days following a written request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

30.           Waiver of Trial By Jury. TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

31.           Recording. Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

32.           Subordination. This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

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33.           Miscellaneous.

33.1 Definition of Tenant.           The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

33.2 Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

33.3 Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

33.4 Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

33.5 Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

33.6 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

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33.7   Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

33.8   Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

33.9   Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

33.10 Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

33.11 Brokers. Landlord and Tenant represent and warrant that neither has entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection with this Leasehold.

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LANDLORD:		TENANT:

CANYON PORTAL II, L.L.C., An Arizona		ORCHARDS INN & RESTAURANT LLC, an
limited liability company		Arizona limited liability company

		By:	L'Auberge Orchards LLC, an Arizona
By:	/s/ Al Spector		limited liability company
Al Spector
Its:	Manager	Its:	Manager

		By:	/s/ Al Spector
Al Spector

		Its:	Manager

Exhibit Iii

TRADING POST SHOPS

TENANT LEASE

SEDONA, ARIZONA

Landlord: Canyon Portal II, L.L.C.

Tenant: Orchards Inn & Restaurant, LLC

Space: 12A

Date of Lease: May 1, 2010

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.		1

SECTION 2 - PREMISES		2

3.1	No Option	2

3.2	Approval of Financial Statement	3

3.3	No Co-Tenancy Requirement	3

3.4	Name Change of the Project	3

SECTION 4 - LEASE TERM		3

4.1	Term	3

4.2	Delay in Commencement	3

4.3	Holding Over	3

4.4	Abandonment	3

4.5	Surrender of Premises	4

4.6	Extension of Term	4

SECTION 5 - RENT. SECURITY DEPOSIT AND SALES REPORTS		4

5.1	Rent	4

5.2.	Security Deposit	5

SECTION 6 - NO COUNTERCLAIM OR ABATEMENT OF RENT.		5

6.1	No Notice	5

6.2	No Conditional Payment	6

SECTION 7 - COMMON AREAS		6

7.1	Use of Common Areas	6

7.2	Parking Policy	6

7.3	Parking Charges	7

SECTION 8 - USE OF PREMISES		7

8.1	Use	7

8.2	Prohibited Conduct	7

8.3	Prescribed Conduct	8

8.4	Intentionally Deleted	8

SECTION 9 - CONSTRUCTION OF IMPROVEMENTS		8

9.1	Construction	8

9.2	Tenant Improvements.	8

9.3	Written Approval	9

9.4	Trade Fixtures	9

SECTION 10 - TENANT OBLIGATIONS		9

10.1	Payment by Tenant	9

10.2	Payment by Landlord	9

10.3	Proof of Payment	10

10.4	Personal Property Taxes.	10

10.5	Premises Utilities	10

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10.6	Merchants Association	10

SECTION 11 - COMMON /AREA MAINTENANCE		10

11.1	Expenses	10

11.2	Common Area Expenses Estimates	12

SECTION 12 - MAINTENANCE AND REPAIRS BY TENANT		12

12.1	Tenant's Obligation	12

12.2	Prohibited Acts	13

12.3	Rights of Landlord	13

SECTION 13 - REPAIR BY LANDLORD		13

13.1	Repair by Landlord	13

13.2	Hazardous Materials	14

SECTION 14 - LIENS.		15

14.1	No Liens	14

14.2	Tenant's Obligations	15

14.3	Removal of Liens	15

SECTION 15 - INSURANCE.		15

15.1	Project Insurance	15

15.2	Tenant's Property	16

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15.3	Tenant's Operations	16

15.4	Certificate of Insurance	16

15.5	Insurance Companies	16

15.6	Failure to Procure Insurance	17

15.7	Repair	17

SECTION 16 - DAMAGE OR DESTRUCTION		17

16.1	Tenant Obligations	17

16.2	Lease Termination	18

SECTION 17 – EASEMENTS		18

SECTION 18 – INDEMNIFICATION		19

18.1.	By Tenant	19

18.2	By Landlord	19

SECTION 19 - ASSIGNMENT AND SUBLETTING		19

19.1	Landlord Consent	19

19.2	In Writing	20

19.3	Transfer Limitation	20

19.4	Lease Transfer	20

SECTION 20 - SUBJECT TO MASTER LEASE		21

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SECTION 21 - DEFAULTS BY TENANT.		21

21.1	Event of Default	21

21.2	Re-Enter of Premises	23

21.3	Lease Termination	23

21.4	Reletting	23

21.5	Survival of Liability	23

21.6	Cumulative Remedies	24

21.7	Sublessee Defaults	24

21.8	Repetitive Rent Payment Defaults	25

21.9	Cure Period	25

21.10	Late Charges	25

SECTION 22 - CONDEMNATION		25

SECTION 23 - TENANT'S WAIVER OF STATUTORY RIGHTS.		26

SECTION 24 - WAIVER OF PERFORMANCE		26

SECTION 25 - REMEDIES CUMULATIVE.		26

SECTION 26 - CONVEYANCE BY LANDLORD		26

SECTION 27 - NO PERSONAL LIABILITY TO LANDLORD		27

v

vi

SECTION 38 - MISCELLANEOUS		30

38.1	Definition of Tenant	30

38.2	Tenant	30

38.3	Gender and Number	30

38.4	Modifications and Waivers	30

38.5	Implied Warranties	31

38.6	Binding Effect	31

38.7	Severability	31

38.8	Governing Law and Jurisdiction	31

38.9	Entire Agreement	31

38.10	Time is of the Essence	32

38.11	Brokers	32

vii

CANYON PORTAL II, L.L.C.

LEASE

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.

Landlord:	Canyon Portal H, L.L.C., an Arizona limited liability company

Tenant:	Orchards Inn & Restaurant, LLC, an Arizona limited liability company

Trade Name:	N/A

Lease Term:	Commencement Date: May 1, 2010

Termination Date: December 31, 2020

Premises:	Suite 12A of the Trading Post Shops Building as reflected on Exhibit A attached hereto containing approximately 553 square feet.

Minimum Rent:	The Minimum Base Monthly Rent for the period May 1, 2010 through December 31, 2010 is One Thousand Three Hundred Thirteen Dollars and Seventy One Cents ($1,313.71). Thereafter on January 1 of each year Minimum Rent shall be subject to adjustment as set forth in Section 5.1 of this Lease. Rent is due and payable in advance on or before the first day of each month.

Upon execution of this Lease the first month's rent will be paid by Tenant to Landlord.

Common Area Proportionate Share:	Based upon square footage.

Security Deposit Amount:	No Security Deposit is required

Address of Landlord:	Canyon Portal II, L.L.C. 270 N. State Route 89A, Suite 11 Sedona, AZ 86336 Telephone: (480) 941-0221 Fax: (480) 990-9093

Address to which Rent Payments
should be sent:
Canyon Portal II LLC
P.O. Box Dept 848998
Los Angeles, CA 90084-8998

With a copy of the check mailed to Landlord at Landlord's address; or the copy may instead by faxed to Landlord at Landlord's fax number; or, the copy may instead be emailed to claire@sedona-center.com.

Address of Tenant:	Orchards Inn & Restaurant LLC
254 N. State Route 89A
Sedona, AZ 86336

Only Permitted Uses:	Storage facilities and office for housekeeping department of Orchards Inn.

Guarantors:	None

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of the Lease to any Fundamental Lease Provision shall be construed to incorporate all of the terms set forth above with respect to such Provisions.

SECTION 2- PREMISES.

Subject to the conditions set forth herein, Landlord hereby leases to Tenant the Premises. A site plan showing the boundaries of the Premises and its relative location within a larger commercial development comprised of four elements including the Trading Post Shops, Canyon Portal Shops, North Retail Building, and Orchards Annex (the "Project") is attached hereto as Exhibit A. Tenant's acceptance of the Premises and Agreement to the terms of this Lease are not conditioned upon any representation by Landlord of the number of square feet in the Premises. Tenant is already in possession of the Premises and Tenant's business is continuing uninterrupted.

SECTION 3- GENERAL PROVISIONS.

3.1           No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

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3.2           Approval of Financial Statement. None

3.3           No Co-Tenancy Requirement. Landlord reserves the right to effect such tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this lease, occupy any space in the Project.

3.4           Name Change of the Project. Landlord reserves the right to change the name of the Project from time to time during the term of this Lease.

SECTION 4 - LEASE TERM

4.1           Term. The term of this Lease (herein called the "Lease Term" or the "Term") shall commence on the Commencement Date and shall continue until the Termination Date, unless the Term is terminated sooner or extended as hereinafter provided.

4.2           Delay in Commencement. INTENTIONALLY DELETED.

4.3           Holding Over. If Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, remains in possession of the Premises with Landlord's written consent, but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all covenants, conditions and provisions of this Lease. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be in wrongful hold over and shall be subject to all the rights and remedies provided to Landlord under this Lease and by law, including but not limited to forcible entry and detainer actions or other eviction processes. During any hold over period, whether with consent or wrongful, the monthly rent shall be two hundred percent (200%) of Tenant's monthly rent payable during the last month of the Term of this Lease.

4.4           Abandonment. If Tenant, prior to the expiration of this Lease, relinquishes possession of the Premises without Landlord's written consent, such relinquishment shall be deemed to be an abandonment of the Premises and an Event of Default under this Lease.

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4.5           Surrender of Premises. Upon any termination of this Lease for any reason, Tenant shall immediately surrender possession of the Premises to Landlord in good and tenantable repair, reasonable wear and tear excepted, and shall surrender all keys and all copies of such keys for the Premises to Landlord at the place then fixed for the payment of rent or other agreed upon location.

4.6           Extension of Term. Provided that (i) this Lease is in full force and effect; (ii) Tenant is in possession of the Premises; and (iii) Tenant has not been and is not in default under this Lease, Tenant shall have the right and option to further extend the Term of this Lease for three (3) additional successive periods each of five (5) years. Such Extension of Term must be documented in either an Amendment to Lease or an entirely new Lease which will be signed by Landlord and Tenant. The tenancy resulting from the exercise of this option shall be upon the same terms and conditions as set forth in this Lease, except Minimum Rent shall be adjusted upward by Landlord in the first year of the option period based upon the prevailing market rates (Market Rent) for retail rents in the Project (as defined in Section 2). Thereafter, for years 2, 3, 4 and 5 Rent shall Increase as set forth in Paragraph 5.1(B) of this Lease. The option may be exercised only upon written notice thereof to Landlord at least six (6) months prior to the Termination Date of this Lease. Within sixty (60) days after exercise of this option, Landlord shall, in writing, notify Tenant of the Minimum Annual Base Rental during the first year of the Extension Term. If Tenant fails to exercise any option during the period when the option is available, or if this Lease was or is in default or is no longer in full force and effect for any reason, the applicable option shall be void.

The first renewal period shall commence on the date following the originally fixed Termination Date. The second renewal period shall commence on the date following the Termination Date of the first renewal period. The third renewal period shall commence on the date following the Termination Date of the second renewal period.

SECTION 5 - RENT. SECURITY DEPOSIT AND SALES REPORTS.

5.1           Rent.

A.           Tenant shall pay to Landlord the Minimum Rent as set forth in Section 1 under Fundamental Lease Provisions in twelve (12) equal monthly installments during each. Lease Year, in advance, on the first day of each calendar month. The Minimum Rent and Additional Charges hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

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B.           The Rent provided for in this Section 5.1 shall be subject to adjustment as described herein commencing in the second year of any Option Period, and for each year thereafter as follows except for the first year of each Option Term, when rent shall be adjusted to Market Rent. The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than five percent (5%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the five percent (5%) is applicable each year, then monthly rent for years two through five would be: year two - $1,050.00; year three- $1,102.50; year four - $1,157.63; and year five - $1,215.51.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

C.           Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D.           All rental amounts are "net" rent to Landlord. All Additional Charges (as described in this Lease) shall be deemed rent whether or not expressly designated as such, and shall be paid in addition to the Minimum Annual Base Rental at the times and in the manner provided for in this Lease.

5.2.          Security Deposit. None

SECTION 6 - NO COUNTERCLAIM OR ABATEMENT OF RENT.

6.1           No Notice. Except as expressly provided herein, monthly rental and Additional Charges and all other sums payable by Tenant shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense of any kind or nature and without abatement, suspension, deferment, diminution or reduction. Except as expressly provided herein, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof and to any abatement, suspension, deferment, diminution or reduction of any sum payable by Tenant to Landlord.

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6.2 No Conditional Payment. NO PAYMENT BY TENANT OR RECEIPT BY LANDLORD OF A LESSER AMOUNT THAN THE TOTAL OF ALL SUMS DUE HEREUNDER SHALL BE DEEMED TO BE OTHER THAN AN ACCOUNT OF THE EARLIEST STIPULATED RENT, NOR SHALL ANY ENDORSEMENT OR STATEMENT ON ANY CHECK, OTHER PAYMENTS OR ANY ACCOMPANYING LETTER BE DEEMED AS ACCORD AND/OR SATISFACTION AND LANDLORD MAY ACCEPT SUCH CASH AND/OR NEGOTIATE SUCH CHECK OR PAYMENT WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO RECOVER THE BALANCE OF SUCH RENT OR PURSUE ANY OTHER REMEDY PROVIDED IN THIS LEASE OR OTHERWISE, REGARDLESS OF WHETHER LANDLORD MAKES ANY NOTATION ON SUCH INSTRUMENT OF PAYMENT OR OTHERWISE NOTIFIES TENANT THAT SUCH ACCEPTANCE, CASHING OR NEGOTIATION OF SUCH PAYMENT IS WITHOUT PREJUDICE TO ANY OF LANDLORD'S RIGHTS. TENANT SPECIFICALLY WAIVES THE PROVISIONS OF A.R.S. 47-1207.

SECTION 7 - COMMON AREAS.

7.1           Use of Common Areas. All facilities furnished by Landlord in the Project and designated for the general common use of occupants of the Project, including Tenant hereunder, its officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to change the area, level, location and arrangement of parking areas and other Common Area facilities and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof. Landlord shall have the exclusive right at any and all times to close any portion of the Common Areas for the purpose of making repairs, changes or additions thereto; may change the size, area or arrangement of the Common Areas; and may enter into agreements as Landlord deems appropriate for parking and ingress or egress.

7.2           Parking Policy. Each Tenant shall be allocated one reserved parking space at the Project, determined by square footage of suite, the location of which may be changed by Landlord from time to time. Tenant shall be responsible for the removal of any vehicle that is unlawfully parked in the Tenant's reserved parking space. Tenant and its employees shall not park in any parking space that is designated for another Tenant. Any vehicle that is unlawfully parked in a designated parking space for another Tenant will be towed at the owner's expense. All employees of Tenant may park at the Project only in parking spaces designated for "Employees" by the Landlord. In order to restrict the use by Tenant's employees of parking areas designated or which may be designated by Landlord as customer parking areas, Tenant shall furnish Landlord with the license numbers of any vehicle of Tenant and Tenant's employees promptly after each request for such information by Landlord.

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7.3           Parking Charges. Landlord will establish a reasonable schedule of fees for all parking spaces in the Project in order to provide parking for tenants, tourists and periodic visitors to the Project. Notwithstanding anything contained herein to the contrary, Landlord has the right to meter the parking lot of the Project and charge an hourly fee to anyone who parks a vehicle in the lot. Landlord reserves the right to regulate the parking at the Project to ensure that the parking lot is used on a long term basis by customers of the Project and not tenants, employees, or the general public.

SECTION 8 - USE OF PREMISES.

8.1           Use. Tenant shall use the Premises solely for the Permitted Uses set forth in the Fundamental Lease Provisions and not for any other purpose. Tenant shall not use or permit the Premises to be used in violation of the laws, ordinances, regulations and requirements of the United States, the State of Arizona, Coconino County, the City of Sedona or any subdivision or department thereof or any other authority or agency having jurisdiction over the Premises or the Project.

8.2           Prohibited Conduct. Except by prior written consent of Landlord, Tenant shall not:

A.           Use or operate any machinery that, in Landlord's opinion, is harmful to the Premises or the Project or disturbing to other tenants in the building of which the Premises is a part; use any loud speakers, televisions, stereos, radios or other devices in a manner so as to be heard or seen outside the Premises; or display merchandise on the exterior of the Premises either for sale or for promotional purposes.

B.           Do or suffer to be done any act, matter or thing objectionable to the fire, casualty or liability insurance carriers whereby any insurance now in force or hereafter to be placed on the Premises or the Project, or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession of the Premises. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises or the Project.

C.           Do or cause to be done any act, matter or thing in violation of any federal, state, county or local law, statute, regulation, rule or ordinance.

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8.3           Prescribed Conduct. At all times throughout the Lease Term, Tenant shall:

A.           Comply with any and all requirements of any of the constituted public authorities and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use, safety, cleanliness or occupation of the Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from Tenant's failure to do so.

B.           Give Landlord prompt written notice of any accident, fire, pest infestation, or damage occurring on or to the Premises.

C.           Load and unload goods at such times in the areas and through such entrances as may be designated for "Delivery" by Landlord. Such trailers or trucks shall not be permitted to remain parked overnight in any area of the Project, whether loaded or unloaded. Designated fire lanes shall not be used for the loading or unloading of merchandise, parking or standing of running vehicles at any time. The unlawful use of such fire lanes may result in the towing of the offending vehicle and subject the owner or user thereof to all applicable fines established by the City of Sedona and/or Landlord.

D.           Conduct its business in the Premises in all respects in a dignified manner and in accordance with high standards of store operation. Tenant will not engage in any deceptive marketing, sales efforts or other practices that offend the customers of the Project or its Tenants or in any way conduct its operations in a "discount sale" manner.

E.           Comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time, promulgated by Landlord which Landlord, in its sole discretion, shall deem necessary in connection with the Premises or the Project including but not limited to both the operation of Tenant's business during certain minimum days and hours.

8.4           Intentionally Deleted.

SECTION 9 - CONSTRUCTION OF IMPROVEMENTS.

9.1           Construction.

A.           Landlord

B.           Tenant

9.2           Tenant Improvements. All Tenant Improvements will be performed by and the cost will be borne by Tenant. Tenant will be responsible for obtaining all municipal permits and paying all applicable fees.

8

9.3           Written Approval. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, without first obtaining Landlord's written approval and consent. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Landlord may condition its approval upon the requirement that Tenant, or its contractor, secure and bear the cost of a labor and materials payment bond. All alterations, improvements, additions and fixtures made or installed by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord.

9.4           Trade Fixtures. Tenant shall not cut or drill into or secure any trade fixtures, apparatus or equipment of any kind to any part of the Premises without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. All furnishings, equipment and machines installed by Tenant and that are not trade fixtures in the Premises shall remain the property of Tenant subject to any lien provided Landlord by law and shall be removed at the expiration or earlier termination of this Lease, or any renewal or extension thereof; provided, Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided further that in the event of such removal, Tenant shall promptly restore the Premises to its original order and condition. Any such furnishings, trade fixtures, equipment and machines not removed at or prior to such termination of this Lease shall be and become the property of Landlord.

SECTION 10 - TENANT OBLIGATIONS.

10.1 Payment by Tenant. Tenant shall pay and discharge punctually as and when the same shall become due and payable, each and every cost, expense and obligation of every kind and nature, foreseen or unforeseen, arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Tenant shall also pay and discharge punctually, as and when the same shall become due and payable without penalty, personal property, business, occupation and occupational license taxes, water, sewer, electricity and telephone charges and fees.

10.2 Payment by Landlord. Tenant shall not be required to pay or reimburse Landlord for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax, or profits tax of Landlord unless and to the extent such levy, tax or imposition is in lieu of or a substitute for any other levy, tax or imposition now or later in existence upon or with respect to the Premises which, if such other levy, tax or imposition were in effect, would be payable by Tenant under the provisions hereof; (ii) any estate, inheritance, devolution, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord's interest in the Premises; or (iii) any lien not of record as of the Commencement Date arising from the unilateral acts or omissions of Landlord and unrelated to a default of Tenant under this Lease.

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10.3 Proof of Payment. Tenant, upon Landlord's request, shall furnish to Landlord within thirty (30) days thereafter proof of the payment of any obligation to be paid by Tenant.

10.4 Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all taxes levied or assessed against any leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant. Tenant hereby agrees to protect and hold harmless Landlord and the Premises from any liability for Tenant's share of any and all such taxes, assessments and charges together with any interest, penalties or other charges thereby imposed, and from any sale or other proceedings to enforce payment thereof, and to pay all such taxes, assessments and charges before delinquency and before same become a lien.

10.5 Premises Utilities. Tenant shall be responsible for any and shall pay for all utilities used or consumed in or upon the Premises as and when the charges shall become due and payable during the Term. Tenant shall make all appropriate applications to local utility companies and pay all required deposits. In no event shall. Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

10.6 Merchants Association. Tenant agrees that it will become and remain during the entire Term of this Lease a member of a merchants' association, which shall consist of Landlord and the Tenants of the Project. The purpose of the association shall be the general furtherance of the business interest of the Project as a whole, including advertising, promotion and special events calculated to the benefit of the Project and the business of all the tenants located therein. The association shall make its own rules and regulations with respect to such matters. Tenant's contribution to such association shall be determined by a vote of the association members. Members shall have the ability to modify or cancel any rules and regulations established by the association by a specific majority vote of the members. Landlord shall be noticed by mail of any upcoming advertising, promotion, or special events sponsored by the association.

SECTION 11 - COMMON AREA MAINTENANCE.

11.1 Expenses. From and after the Commencement Date and continuing for the Term hereof, Tenant shall pay to Landlord, as Additional Rent, Tenant's "Proportionate Share" of: (i) all costs of operation and maintenance of the Common Areas of the Project; (ii) all Common Area utilities; (iii) all real estate and assessment taxes levied and assessed against the Project; (iv) all insurance coverage upon the Project and its operations; and (v) Landlord's management fee. Tenant's Proportionate Share shall be payable in equal monthly installments at the same time rent is payable hereunder, without demand and without any deduction or set-off whatsoever.

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Landlord shall equitably allocate the foregoing charges among all the occupants of the Project. In making the allocation, Landlord shall reasonably evaluate the factors that determine the amount of the costs and expenses attributable to Tenant. Tenant's Proportionate Share shall be not less than the ratio that Tenant's total floor area bears to the total floor area of all the retail buildings (as measured by Landlord) in the Project which are from time to time completed as of the first day of each calendar quarter.

A.           FOR PURPOSES OF THIS SECTION 11.1:

1.          The cost of operation and maintenance of the common facilities includes all expenditures incurred by or on behalf of Landlord in keeping and maintaining the foundations, exterior walls, floors and roofs of the Project, all repairs to and replacements of equipment associated with the Project including, but not limited to, air-conditioning units and the cost of operating and maintaining the common facilities, including without limitation, the cost of all of Landlord's gardening and landscaping, the current portion of any assessments against the Project for any purpose, repairs, preventive maintenance, repainting including restriping of parking lot and access ways, updating and maintenance of directory signs, rental of signs and equipment, lighting, sanitary control, cleaning, sweeping, removal of ice, snow, trash, rubbish, garbage and other refuse, depreciation over a period of not exceeding sixty (60) months of machinery, equipment and other assets used in the operation and maintenance of the Project, repair, maintenance or replacement of onsite water lines, sanitary sewer lines, septic tanks, leach lines and evapotranspiration beds, storm water lines and electrical lines and equipment serving the property, the cost of police, security and traffic control services, reasonable reserves for anticipated expenditures, the cost and maintenance and upkeep of the public restroom facilities, marketing and advertising expenditures for Canyon Portal complex and the cost of all personnel required to supervise, implement and accomplish all of the foregoing, including but not limited to, on-site management and maintenance personnel.

2.          Real Estate Taxes includes all taxes, assessments and other governmental fees or charges, general and specific, ordinary and extraordinary, of any kind and nature whatsoever, including but not limited to, assessments for public improvements or benefits, which shall, during the Term hereof, be assessed, levied, or imposed upon the Project or Landlord or become due or payable.

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3.          Insurance coverage upon the Project and its operations includes the cost of all Landlord's insurance relating to the common facilities of the Project as a whole or the operations thereon, including, but not limited to: casualty insurance, flood insurance, rent loss insurance, fire insurance and extended coverage, as well as general liability insurance, umbrella liability insurance, bodily injury, public liability, property damage liability, automobile insurance, sign insurance and any other insurance carried by the Landlord in coverage limits selected by the Landlord.

4.          Landlord's Management Fee is comprised of compensation and fees paid by Landlord to an independent management agent or broker for management of the Project, or if Landlord manages the Project on its own behalf, such fees shall be stipulated to be and computed as four percent (4%) of the gross rent received by Landlord from all Project Tenants for the fiscal year in question. In addition, the Manager shall charge and be paid an additional fee of ten percent (10%) of the total of all Common Area Expenses to cover supervision, administration and overhead of the Project.

11.2 Common Area Expenses Estimates. At the beginning of each calendar year, Landlord shall have the right to prospectively estimate the total amount of Common Area Expenses anticipated for such year, based on Landlord's experience and the latest available tax information, and Landlord shall thereafter notify Tenant of the portion of estimated Common Area Expenses which Tenant shall be expected to pay each month. Within ninety (90) days following the end of the applicable calendar year, Landlord shall furnish Tenant a statement setting forth the amount of the actual Common Area Expenses for such year, showing in adequate detail the manner in which Tenant's portion of Common Area Expenses has been computed and the payments made by Tenant for Common Area Expenses during such year. If the amount collected by Landlord from Tenant for estimated Common Area Expenses exceeds the actual amount of Common Area Expenses for such year, Landlord shall refund the excess within thirty (30) days or shall apply any credit to the next Common Area Expense payment to be made by Tenant. If Tenant's payments of estimated Common Area Expenses are less than the total amount of actual Common Area Expenses for such year, Tenant shall pay the deficiency within thirty (30) days.

SECTION 12 - MAINTENANCE AND REPAIRS BY TENANT.

12.1 Tenant's Obligation. Tenant shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including but not limited to, the exterior and interior portion of all doors, door checks, door locks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises, all alterations, improvements and installations made by Tenant and any repairs required to be made due to burglary or other illegal entry into the Premises. Tenant shall maintain and bear the expense of the light fixtures and bulbs, air-conditioning unit and filters, heating unit or furnace, janitorial services, interior pest control, and the like.

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12.2 Prohibited Acts. Tenant shall not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises and will be responsible for any damage caused thereto by any acts of Tenant, its agents, servants, employees or contractors. Tenant shall place any rubbish, broken down boxes, trash or other excess matter only in such containers as are authorized from time to time by Landlord; keep the Premises (including all exterior surfaces and both sides of all glass) clean, orderly, sanitary and free from objectionable odors and from insects, vermin, and other pests; and keep the outside areas and sidewalks immediately adjoining the Premises clean and free from empty boxes, trash of any kind, ice and any other obstructions or safety hazards.

12.3 Rights of Landlord. If Tenant refuses or fails to commence and complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete the repairs or perform the maintenance. The cost of such repairs or maintenance shall be paid immediately by Tenant to Landlord as additional rent upon demand.

SECTION 13 - REPAIR BY LANDLORD.

13.1 Repair by Landlord. Landlord shall keep and maintain the foundation, exterior walls, floors and roof of the building in which the Premises are located (but the same shall be included in the cost of operations and maintenance of the common facilities as defined in Section 11), exclusive of doors, door frames, door checks, door locks, windows and window frames located in exterior building walls. Landlord shall not, however, be required to make any such repairs when such repairs are the result of misuse or neglect by Tenant, its agents, employees, invitees, licensees or contractors. Any repairs required to be made by reason of such Tenant misuse or neglect shall be the responsibility of Tenant, the above provisions to the contrary notwithstanding. Except as provided herein, Landlord shall have no obligation to alter or modify the Premises, or any part thereof, or to repair and maintain any plumbing, heating, electrical, air-conditioning or other mechanical installation in the Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass no matter what the cause. If Tenant deems that Landlord is in default in any work or repair to be done by Landlord, the Tenant should give Landlord written notice of such default. Landlord shall have twenty (10) days within which to cure the default. In no event, however, will rent be abated by Tenant due to any alleged default of Landlord.

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13.2 Hazardous Materials. Exclusive of Hazardous Materials normally associated with Tenant's permitted use, if any, Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than "De Minimis" amounts (as defined below)). Tenant further covenants and agrees to pay all costs and expenses associated with enforcement, removal, remedial or other governmental or regulatory actions, agreements or order threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors. For purposes of this Lease (i) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, automotive and petroleum products and byproducts (including, without limitation, gasoline, diesel and other fuels, new, used and recycled oil, grease, brake fluid, antifreeze, and other automotive fluids installed in or recovered from service vehicles or otherwise, and any other fuel additive, derivative, lubricant or byproduct generated, stored or used in Tenant's business operation or otherwise occurring), pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous toxic or hazardous chemical, material or substance defined as hazardous or regulated or as a pollutant or contaminant in, or the use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws; (ii) the term "De Minimis" amounts shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any form or combination of forms (a) does not constitute a violation of any Hazardous Materials Laws; and (b) is customarily employed in, or associated with, similar retail projects in Coconino County, Arizona; and (iii) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate or legislate the protection of human health or the environment, including but not limited to the Comprehensive Environment Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et seq.; Ariz. Rev. Stat. Ann. Title 49 (The "Arizona Environmental Quality Act of 1986"); and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be adopted, amended or replaced from time to time.

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SECTION 14 - LIENS.

14.1 No Liens. Tenant shall have no authority to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises or which would cause any document to be recorded against the Premises or the Project. Should Tenant cause any construction, alterations, rebuildings, restorations, replacements, changes, additions, improvements or repairs to be made on the Premises, or cause any labor to be performed or material to be furnished thereon, therein or thereto, neither Landlord nor the Premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen for performing such labor and furnishing such material.

14.2 Tenant's Obligations. The initial and any subsequent alterations or improvements made by Tenant to the Premises must be paid for by Tenant when such alterations or improvements are made. Nothing in this Lease shall be construed to authorize Tenant, or any person dealing with or under Tenant, to charge the rents of the Premises, or the property and buildings of which the Premises form a part, or the interest of Landlord in the state of the Premises, with a mechanics' lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of the Landlord in the making of any such improvements or alterations to the Premises.

14.3 Removal of Liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's, materialman's, or other lien, charge or order for the payment of money shall be filed or recorded against the Premises or against Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, either cause the same to be discharged of record pursuant to A.R.S. §33-1004, or otherwise cause such discharge, within ten (10) days after Tenant shall have received notice of the filing thereof, or Tenant may, within such period, furnish to Landlord a bond satisfactory to Landlord against such lien, charge or order, in which case Tenant shall have the right in good faith to contest the validity or amount thereof.

SECTION 15- INSURANCE.

15.1 Project Insurance. Landlord bears the risk of and may insure as a Common Area Expense as practical or as required by Landlord's Lender, the operation of the Project as a whole, or the common areas thereof. Such insurance may include, but is not limited to, general liability, umbrella excess liability, bodily injury, public liability, property damage liability, fire and extended coverage in amounts not less than eighty percent (80%) of the replacement cost of the Project, sign insurance and the like in coverage limits selected by Landlord. Tenant shall pay to Landlord its "Proportionate Share" of such insurance as provided in Section 11 above.

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15.2 Tenants Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

15.3 Tenant's Operations. All operations conducted by Tenant shall be at Tenant's sole risk. In addition, Tenant shall procure insurance for its operations as follows:

A.    Tenant shall keep in force at its own expense public liability insurance and comprehensive general liability insurance, including contractual liability insurance sufficient to cover all phases and aspects of the operation and conduct of its business, with minimum limits of $2,000,000.00 on account , of bodily injuries to or death of one person and $3,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $2,000,000.00 as a result of damage to property.

B.    Tenant shall keep and maintain in force during the Term hereof, plate glass insurance upon windows and doors in the Premises as required by Landlord unless Landlord maintains such insurance on behalf of all Tenants and treats it as a Common Area Expense.

15.4 Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured and Barrett Realty LLC as an additional named insured under the Tenant's policy of insurance.

15.5. Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A[minus] VII or better, A. M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests, may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant's existing insurance policy.

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15.6. Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

15.7 Repair. In the event of loss under any such policy or policies, Tenant shall promptly proceed with the repair and restoration of the damaged or destroyed improvements in accordance with Section 16 of this Lease. The insurance proceeds, if less than $20,000.00, shall be paid to Tenant for application to such repair, restoration or remediation, so long as (a) Tenant is not then in default under this Lease, and (b) Tenant expressly covenants in writing with Landlord to expend such funds for the repair, restoration or remediation of the Premises and the improvements therein, and to furnish Landlord with documentation evidencing such expenditure of funds for work and improvements incorporated in the Premises within thirty (30) days following completion of such repair, restoration or remediation. If the insurance proceeds exceed $20,000.00, the same shalt be paid to and held in trust by the Landlord pursuant to Section 16 of this Lease. All insurance proceeds described in this Section 15.7 shall be paid upon architects' certificates and contractors', subcontractors' and materialmen's waivers of lien for the cost and expense of repair, restoration or remediation of the damage. If at any time such insurance proceeds shall be insufficient to pay fully the cost of completion of such repair, restoration or remediation, Tenant shall upon demand of Landlord pay a sufficient portion of such cost so that it shall appear to the reasonable satisfaction of Landlord that the amount of insurance money in the hands of Tenant or Landlord, as applicable, shall at all times be sufficient to pay for the completion of the repairs, restoration or remediation free and clear of all liens. Upon the completion of the repairs, restoration or remediation, free and clear of all liens, any surplus of insurance monies shall be paid to Tenant, provided that Tenant is not then in default hereunder. In the event that this Lease shall have been terminated for any default of Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance in the hands of Tenant or Landlord and all claims against insurers shall be and become the absolute property of Landlord.

SECTION 16 - DAMAGE OR DESTRUCTION.

16.1 Tenant Obligations. In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord immediate notice thereof and shall, at Tenant's own expense and whether or not the insurance proceeds are sufficient for the purpose, promptly commence and thereafter diligently pursue completion of the repair, restoration or rebuilding of the same so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or other casualty. Tenant hereby expressly waives any statutory right to terminate this Lease in the event of damage or destruction of the Premises or all or any portion of the buildings or improvements thereon.

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16.2 Lease Termination. Notwithstanding anything to the contrary contained herein, if the Premises should be rendered untenantable by fire or other casualty during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the replacement cost of the Premises, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction. Upon termination, this Lease and the Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty (30) nor more than ninety (90) days after the notice and shall be specified in the notice). Any unearned rent or other charges shall be apportioned as of the effective date and Tenant shall assign to Landlord all of its rights to the insurance proceeds arising out of damage or destruction to the improvements and shall pay Landlord (when the information is ascertained) the difference between the value of the property damaged or destroyed, prior to the damage or destruction, and the amount, if any, of the insurance proceeds.

SECTION 17 - EASEMENTS.

Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

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SECTION 18 - INDEMNIFICATION.

18.1. By Tenant. Excepting any responsibility allocated to Landlord by reason of its negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the acts or omissions of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease.

18.2 By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the negligence of Landlord or its agents, contractors, servants or employees.

SECTION 19 - ASSIGNMENT AND SUBLETTING.

19.1 Landlord Consent. Tenant shall not transfer or assign this Lease' or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the full performance of all of the provisions, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 19 shall apply to any transferee, assignee or subtenant.

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19.2 In Writing. Each transfer, assignment, and subletting to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor or sublessor; and the transferee, assignee, or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the provisions, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. A consent to any transfer, assignment or subletting shall not constitute waiver or discharge of the provisions of this paragraph with respect to a subsequent transfer, assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the transfer, assignment or subletting of the Premises.

19.3 Transfer Limitation. If Tenant (including any entity later becoming Tenant) is a corporation, unincorporated association, limited liability company or a partnership, the transfer (other than pursuant to the laws of devise and descent upon the death of a shareholder, partner or owner), assignment or hypothecation of any stock or interest in such corporation, association, company or partnership in the aggregate in excess of twenty percent (20%) from the time such entity becomes a Tenant hereunder, shall be deemed an assignment within the meaning and provisions of this Section 19. The foregoing sentence shall not apply to a corporation of which the capital stock is publicly traded on a recognized national stock exchange.

19.4 Lease Transfer.

A.         Tenant shall pay to Landlord a Lease Transfer Fee (as defined in Section 19.4(8) below) upon the occurrence of any of the following events: (i) Tenant sells, transfers or assigns (directly, by operation of law or otherwise) its interest in the Lease or in the business being conducted at the Premises to any other person or legal entity; (ii) a sale, transfer or assignment (directly, by operation of law or otherwise) of all or any portion of the ownership of stock or ownership interest in the present Tenant entity or any successor entity (except as allowed by Section 19.3) including but not limited to any sale, transfer or assignment by merger, recapitalization, reorganization, or restructure; or (iii) Tenant enters into a sublease, license, use or occupancy agreement with any other person or entity for the leased Premises (items in sub-paragraphs i, ii, and iii are collectively referred to as a "Transfer"). This Lease Transfer Fee is specifically negotiated to compensate Landlord for a Transfer of Premises that Tenant acknowledges is in short supply in Uptown Sedona, Arizona. Should Tenant, for any reason, reacquire the leased premises after any sale, sublease or transfer, there will be no "transfer fee" to Tenant upon the reacquisition of the Premises. However, any subsequent action by Tenant that meets the requirements of items (i), (ii), or (iii) above, shall subject Tenant to a new Transfer Fee. The offer of Landlord to enter into this Lease is specifically contingent upon Tenant agreeing to pay the Lease Transfer Fee. Any failure of Tenant to pay a Lease Transfer Fee entitles Landlord immediately, and without notice, to terminate this Lease. The Lease Transfer Fee is not in substitution of other provisions of this Lease concerning assignment and subletting, which are in full force and effect.

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B.    A Lease Transfer Fee shall be paid by Tenant to Landlord in cash upon the date of the Transfer in the amount of Eleven Thousand Sixty Dollars ($11,060), with such amount to be increased by a CPI adjustment calculated with the actual CPI.

C.   As a condition of approval of the Transfer, Landlord shall enter into a Lease amendment with the assignee increasing the Minimum Annual Base Rental to the then-market rental for the Premises, as reasonably determined by Landlord and taking into account the additional amounts received by Landlord and tenants for rent, key fees, lease assignments or sales of business.

D.    Landlord shall be entitled to review in detail the retail experience, the intended use on the Premises, financial capability and tourist marketing experience of any assignee to determine if such proposed assignee is suitable as a tenant in the Project. Tenant acknowledges that Landlord has no obligation to consent to Transfers and that Landlord, after a review of proposed assignee, may reject such assignee as not suitable for the Project.

E.     Tenant acknowledges that (i) the Lease Transfer Fee is a serious impediment to the Transfer of this Lease or the sale of Tenant's business; (ii) Landlord has entered into this Lease after carefully choosing Tenant from a number of applicants to lease the Premises; and (iii) Landlord does not want and will not allow Tenant to Transfer this Lease or sell its business unless the Lease Transfer Fee provisions are complied with in full.

SECTION 20 - SUBJECT TO MASTER LEASE.

Tenant acknowledges that this Lease is subordinate to a Master Lease of the Project among CANYON PORTAL PROPERTIES, L.L.C. and ATHERTON VENTURES, L.L.C. as Landlord and CANYON PORTAL II, L.L.C., an Arizona limited liability company as Tenant. A Memorandum of Lease is recorded in Coconino County as Instrument No. 98-21399 on July 2, 1998. An Amendment to Memorandum of Lease is recorded in Coconino County as Instrument No. 3288292 on October 14, 2004.

SECTION 21 - DEFAULTS BY TENANT.

21.1 Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

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A.    If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

B.      If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C.     TENANT ACKNOWLEDGES THAT ANY VIOLATION OF ANY OF THE PRESCRIBED CONDUCT AS SET FORTH IN PARAGRAPH 8.3I5 A MATERIAL BREACH OF THIS LEASE. IF IN ANY TWELVE (12) MONTH PERIOD THERE ARE MORE THAN TWO (2) NOTICES OF VIOLATION OF PARAGRAPH 8.3 SENT BY LANDLORD TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE WITHOUT NOTICE.

TENANT'S INITIALS:	AS

D.     If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

E.     If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof.

F.     If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

G.     If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

H.    If Tenant makes an assignment for the benefit of its creditors.

I.      If Tenant fails to occupy and operate the business in the Premises for three (3) consecutive days (except as otherwise allowed under Section 8.4).

22

21.2 Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

21.3 Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 21.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

21.4 Relettinq. At any time and from time to time after such reentry, Landlord may re-let the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to re-let the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to re-let or for any failure to collect any rental due upon any such re-letting. Even though it may re-let the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

21.5 Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been re-let, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

23

A.    The amount of Minimum Annual Base Rental and additional charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

B.     The net proceeds of any re-letting, after deducting all of Landlord's expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such re-letting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Annual Base Rental and Additional Charges described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 21.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

21.6 Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

21.7 Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

24

21.8 Repetitive Rent Payment Defaults. NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 21.1 HEREOF TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANT SHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NON-CURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

21.9 Cure Period. Notwithstanding any other provision of this Section, Landlord and Tenant agree that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured by the other party within such period of twenty (20) days if the other party shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

21.10 Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

SECTION 22 - CONDEMNATION.

If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises. Notwithstanding the language of this Paragraph, Tenant shall be allowed to separately litigate its damages for loss of its business as a result of any condemnation.

25

SECTION 23 - TENANTS WAIVER OF STATUTORY RIGHTS.

In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

SECTION 24 - WAIVER OF PERFORMANCE.

No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

SECTION 25 - REMEDIES CUMULATIVE.

Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

SECTION 26 - CONVEYANCE BY LANDLORD.

In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

26

SECTION 27 - NO PERSONAL LIABILITY TO LANDLORD.

Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

SECTION 28 - ATTORNEYS' FEES.

In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

SECTION 29 - PROVISIONS SUBJECT TO APPLICABLE LAW.

All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

SECTION 30 - RIGHT TO CURE TENANT'S DEFAULTS.

In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. if Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

27

SECTION 31 - NOTICES.

Any notice to be given by Landlord or Tenant shall be given exclusively in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

SECTION 32 - SIGNS.

Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair.

SECTION 33 - LANDLORD'S INSPECTIONS.

33.1          Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

33.2 Presenting for Sale or Lease.          Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

28

SECTION 34 - ESTOPPEL CERTIFICATE.

Tenant will execute, acknowledge and deliver to Landlord, within seven (7) days following a written request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof. Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

SECTION 35 - WAIVER OF TRIAL BY JURY.

TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTY SUPERIOR COURT.

29

SECTION 36 - RECORDING.

Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

SECTION 37 - SUBORDINATION.

This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

SECTION 38 - MISCELLANEQUS.

38.1 Definition of Tenant. The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

38.2 Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

38.3 Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

38.4 Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

30

38.5 Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

38.6 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

38.7 Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

38.8 Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

38.9 Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

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38.10 Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof. Any extension of time granted for the performance of any duty under this Lease shalt not be considered an extension of time for the performance of any other duty under this Lease.

38.11 Brokers. Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with this Leasehold.

LANDLORD:		TENANT:

CANYON PORTAL II, L.L.C.,		ORCHARDS INN & RESTAURANT
an Arizona limited liability company		LLC., an Arizona corporation

By:	/s/ Al Spector	By:	/s/ Al Spector
	Al Spector		Al Spector
Its:	Manager	Its:	Manager

32

List of Exhibits

A.        Project Site Plan

EXHIBIT J

LEGAL DESCRIPTION

(Schnebly Hill)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

A tract of land in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian, Coconino County, Arizona, described as follows:

COMMENCING at the northeast corner of Lot 1, Mountain Villa Subdivision as said lot is shown on the map of said subdivision recorded in Case 2, Map 106, Coconino County Records;

Thence North 87 degrees, 17 minutes, 30 seconds East, a distance of 30.00 feet to the East line of Mountain view Drive;

Thence along said east line, South 2 degrees, 42 minutes, 30 seconds East, a distance of 36.02 feet to an iron pipe marking the Southwest corner of the BOURKE property as described in Deed recorded in Book 121, Pages 131-132, Official Records of Coconino

County;

Thence along the South line of said Bourke property as staked on the ground, South 88 degrees 03 minutes 30 seconds East, 70.00 feet to the Point of Beginning for the herein described tract;

Thence South 2 degrees, 42 minutes, 30 seconds East, a distance of 134.58 feet to the Northerly line of Road Dedication recorded in Case 2, Map 29, records of Coconino

County;

Thence along said Northerly line from a tangent that bears North 73 degrees, 20 minutes East, along a curve to the left with a radius of 115.43 feet, through an angle of 19 degrees, 39 minutes, 30 seconds, a distance of 39.60 feet to an iron pipe;

Thence North 53 degrees, 40 minutes, 30 seconds East, a distance of 78.45 feet to an iron pipe;

Thence North 50 degrees, 52 minutes East, a distance of 13.46 feet (the last two courses being along said Road Dedication line);

Thence North 39 degrees, 08 minutes West, a distance of 80.51 feet to said South line of BOURKE property;

Thence along said South line, South 73 degrees, 35 minutes, 30 seconds West, a distance of 10.00 feet to an iron pipe;

Thence North 88 degrees, 03 minutes, 30 seconds West, a distance of 54.90 feet to the POINT OF BEGINNING.

3:31 PM	EXHIBIT K-i
04/23/13	Orchards Inn & Restaurant, LLC.
Accrual Basis	Balance Sheet
As of March 31, 2013

Mar 31, 13
ASSETS
Current Assets
Checking/Savings
1100 · Alliance Operating Account
1109 · American Express Clearing	188.23
1110 · Alliance Resort Clearing Acct	1,844.85
1100 · Alliance Operating Account - Other	-19,175.46
Total 1100 · Alliance Operating Account	-17,142.38

1105 · Cash on Hand	3,300.00
Total Checking/Savings	-13,842.38

Accounts Receivable
1200 · Accounts Receivable	44,428.59
1240 · Note Receivable Orchards Annex	133,000.00
Total Accounts Receivable	177,428.59

Other Current Assets
1210 · Guest Ledger	3,781.37
1220 · City Ledger	32,148.18
1230 · Misc Clearing	8,812.98
1260 · Package Ledger	-50.00
1267 · A/R- Flood Insurance Billing	1,301.00
1270 · Intercompany Accounts
1255 · L'Auberge de Sedona	2,294,876.05
1257 · Canyon Breeze	4,362.60
1258 · Open Range	-1,081.77
1259 · Canyon Portal	149.70
1259.1 · Amx Merch Fin Inter Co - LA	651,840.73
1261 · Barrett Realty	11,904.60
1262 · Barrett Accrued PTO	337.25
1263 · Spector Offices	6,878.50
1265 · L'Auberge Orchards	-3,404,440.13
1272 · Orchards Annex	-635,962.47
1273 · Orchards Annex Allocation	808,090.72
1275 · Due from HL	2,000.00
Total 1270 · Intercompany Accounts	-261,044.22

1300 · Payroll Clearing	-60,758.26
1400 · Inventories
1421·Inventory-Beer	3,699.47
1423·Inventory-Liquor	13,122.28
1424·Inventory-Wine	1,470.37
1430·Inventory-Food	11,513.95

3:31 PM	EXHIBIT K-i
04/23/13	Orchards Inn & Restaurant, LLC.
Accrual Basis	Balance Sheet
As of March 31, 2013

Total 1400 · Inventories	29,806.07

1500 · Prepaid Expenses
1510 · Prepaid Expense	31,998.17
1520 · Prepaid Insurance	3,889.01
1530 · Workers' Comp	4,314.39
1535 · Prepaid management Fees	1,044.33
Total 1500 · Prepaid Expenses	41,245.90

Total Other Current Assets	-204,756.98

Total Current Assets	-41,170.77

Fixed Assets
1600 · Buildings
1600.1 · Building additions 2009	34,498.77
1600.2 · Room Prep after Renovation	26,936.70
1600.3 · Construction legal & admin cost	54,711.15
1600.4 · Restaurant Remodel	147,168.37
1600.5 · Landscaping	29,062.88
1600 · Buildings - Other	5,135,365.99
Total 1600 · Buildings	5,427,743.86

1601 · Land	2,346,000.00
1602 · Acquisition Costs (purchase)	37,643.94
1605 · Improvements	703,918.29
1610 · Furniture Fixtures & Equipment
1615 · Artwork	98.47
1620 · Communications Equipment	21,551.24
1625 · Computer Equipment	70,413.00
1630 · Equipment	186,545.09
1635 · Furniture	45,251.86
1640 · Guest Room Furnishings	216,286.14
1645 · Lobby & Public Areas	2,442.78
1655 · Patio & Pool	17,832.56
1660 · Signage	9,324.36
1665 · Software	15,308.00
1680 · Restaurant Furniture & Fixtures	133,596.50
1610 · Furniture Fixtures & Equipment - Other	5,238.29
Total 1610 · Furniture Fixtures & Equipment	723,888.29

1690 · Accumulated Depreciation	-655,336.44
1700 · Leasehold Improvements
1710 · LH Improvement - Visitor Center	17,386.55
Total 1700 · Leasehold Improvements	17,386.55

3:31 PM	EXHIBIT K-i
04/23/13	Orchards Inn & Restaurant, LLC.
Accrual Basis	Balance Sheet
As of March 31, 2013

Total Fixed Assets	8,601,244.49
Other Assets
1803 · Acquis. Costs- post purchase	21,026.13
1804 · Deferred Financing Costs
1805 · IMH Deferred Financing Costs	1,986,231.77
1807.1 · Deferred Finance Charges-2011	156,967.64
Total 1804 · Deferred Financing Costs	2,143,199.41

1990 · Accumulated Amortization	-32,358.76
Total Other Assets	2,131,866.78

TOTAL ASSETS	10,691,940.50

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2000 · Accounts Payable	189,546.32
Total Accounts Payable	189,546.32

Other Current Liabilities
2100 · Payroll Tax Liabilities
2130 · Garnishment Payable	299.75
Total 2100 · Payroll Tax Liabilities	299.75

2200 · Other Current Liabilities
2210 · Advance Deposit Liability	400,013.53
2240 · Refunds Payable	-112.72
2241 · Unclaimed/Stale payroll checks	4,360.18
Total 2200 · Other Current Liabilities	404,260.99

2215 · Gift Certificates	300.00
2300 · Accrued Expenses
2310 · Accrued Payroll	2,499.99
2315 · Accrued PTO	6,897.61
2315. T · Accrued PTO- Taos	9,976.01
2320 · Accrued Workers' Comp	1,583.00
2330 · Accrued Property Taxes	2,808.45
2340 · Personal Property Tax	4,800.00
2300 · Accrued Expenses - Other	-23,204.14
Total 2300 · Accrued Expenses	5,360.92

2500 · Sales/Use Tax payable
2510 · Sales Tax Rooms	15,737.95

3:31 PM	EXHIBIT K-i
04/23/13	Orchards Inn & Restaurant, LLC.
Accrual Basis	Balance Sheet
As of March 31, 2013

2520 · Sales Tax	45,072.59
2530 · Retail Sales Tax	-623.64
Total 2500 · Sales/Use Tax payable	60,186.90

2600 · Gratuities Payable
2605 · Room Gratuities/Porterage	424.65
2610 · Restaurant Gratuitites	119.78
2625 · Service Fees	-14,483.77
Total 2600 · Gratuities Payable	-13,939.34

Total Other Current Liabilities	456,469.22

Total Current Liabilities	646,015.54

Long Term Liabilities
2700 · Notes Payable
2701 · IMH Note Payable	9,000,000.00
Total 2700 · Notes Payable	9,000,000.00

Total Long Term Liabilities	9,000,000.00

Total Liabilities	9,646,015.54

Equity
3200 · L'Auberge Orchards, LLC.
3201 · Capital Contributions	190,000.00
3203 · Consultant Reconciliation -2008	-90,175.76
Total 3200 · L'Auberge Orchards, LLC.	99,824.24

3900 · Retained Earnings	770,497.62
Net Income	175,603.10
Total Equity	1,045,924.96

TOTAL LIABILITIES & EQUITY	10,691,940.50

3:19 PM 04/23/13 Accrual Basis	EXHIBIT K-ii L’Auberge de Sedona, LLC. Balance Sheet As of March 31, 2013

Mar 31, 13
ASSETS
Current Assets
Checking/Savings
1100 · Alliance Operating Account
1110 · Alliance Resort Clearing Acct	4,549.52
1100 · Alliance Operating Account - Other	-16,279.71
Total 1100 · Alliance Operating Account	-11,730.19

1105 · Cash on Hand	14,000.00
Total Checking/Savings	2,269.81

Accounts Receivable
1200 · Accounts Receivable	9,086.89
Total Accounts Receivable	9,086.89

Other Current Assets
1210 · Guest Ledger	-33,123.25
1220 · City Ledger	27,069.13
1230 · Package Ledger	-215.40
1240 · 1240-Intercompany Accounts
1242 · SP-LA Art Gallery LLC	100.00
1243 · Tasting Arizona	600.00
1255 · Canyon Portal	843.33
1258 · Open Range	5,785.51
1259 · Orchards	-2,301,715.09
1259.1 · AMX Merch Fin - Inter Co - Orch	-637,811.14
1262 · Barrett Reality	74,532.49
1263 · Spector Offices	30,019.63
1265 · L'Auberge Orchards LLC	3,797,378.51
1267 · H.L. LLC (La Merra)	275,908.24
Total 1240 · 1240-Intercompany Accounts	1,245,641.48

1269 · A/R Flood Insurance Payment	-8,662.48
1300 · Payroll Clearing Account	-292,420.89
1301 · 2011 Clearing	18,173.93
1400 · Inventories
1415 · Guest Supplies	5,245.00
1420 · Beverages
1421·Inventory-Beer	911.85
1423·Inventory-Liquor	7,326.40
1424·Inventory-Wine	183,792.93
Total 1420 · Beverages	192,031.18

3:19 PM 04/23/13 Accrual Basis	EXHIBIT K-ii L’Auberge de Sedona, LLC. Balance Sheet As of March 31, 2013

1430·Inventory-Food	44,019.15
1490·Inventory-Spa
1491 · Inventory-Spa Retail	3,833.10
1492 · Inventory-Spa Back Bar	660.07
Total 1490 · Inventory-Spa	4,493.17

Total 1400 · Inventories	245,788.50

1416 · CD Inventory	1,000.00
1499 · Undeposited Funds	600.00
1500 · Prepaid Expenses
1510 · Prepaid Expense	86,682.20
1515 · Prepaid Advertising	7,866.49
1516 · Prepaid Marketing	13,063.21
1520 · Prepaid Insurance	13,765.56
1530 · Workers' Comp	58,484.88
Total 1500 · Prepaid Expenses	179,862.34

1607 · Asset Purchase Consultants	13,009.00
Total Other Current Assets	1,396,722.36

Total Current Assets	1,408,079.06

Fixed Assets
1600 · Buildings
1600.2 · Affordable Housing Units	439,714.50
1600.5 · Spa Improvements	125,645.67
1600.7 · Fitness Facility	29,916.71
1600 · Buildings - Other	38,311,067.62
Total 1600 · Buildings	38,906,344.50

1600.3 · Acquistion costs - purchase	38,245.71
1600.4 · Capitalized const interest	3,763.17
1600.6 · Engineering Office	5,265.28
1605 · Improvements	1,207,038.59
1610 · Furniture Fixtures & Equipment
1615 · Artwork	139,190.46
1620 · Communications Equipment	62,932.94
1625 · Computer Equipment	438,490.31
1630 · Equipment	391,907.98
1635 · Furniture	931,287.78
1640 · Guest Room Furnishings	315,288.13
1645 · Lobby & Public Areas	5,161.04
1655 · Patio & Pool	56,635.14
1660 · Signage	12,924.13

3:19 PM 04/23/13 Accrual Basis	EXHIBIT K-ii L’Auberge de Sedona, LLC. Balance Sheet As of March 31, 2013

1665 · Software	43,341.54
1670 · Linens	37,461.80
1675 · Uniforms	-2.37
1680 · Restaurant Furniture & Fixtures	151,952.97
1685 · China,Glass,Silver,Supplies	61,335.17
1691 · Rooms Expansion & Renovation
1691A · Valet - Construction Parking Mg	119,754.22
1691B · Construction-Engineer inspector	2,330.08
1691C · Room Prep after Renovation	133,396.47
1691D · Construction/Design Management	101,134.32
1691E · Landscaping - materials	192,304.75
1691F · Landscaping - labor	180,221.98
1691P · Pool Construction Costs	132,233.85
1691PF · Pool Fencing	24,773.90
1691PFF · Pool Furniture & Fixtures	13,405.92
1691PL · Pool Landscape	14,523.78
1691R · Restaurant Deck	13,558.71
1691 · Rooms Expansion & Renovation - Other	423,827.94
Total 1691 · Rooms Expansion & Renovation	1,351,465.92

1610 · Furniture Fixtures & Equipment - Other	67,191.45
Total 1610 · Furniture Fixtures & Equipment	4,066,564.39

1690 · Accumulated Depreciation	-729,089.60
1700 · Leasehold Improvements
1710 · LH Improvement - Visitor Center	31,866.40
Total 1700 · Leasehold Improvements	31,866.40

Total Fixed Assets	43,529,998.44

Other Assets
1599 · Construction In Progress	81,433.48
1601 · Land	6,354,000.00
1800 · Deposits
1801 · Lease Deposits	2,500.00
1800 · Deposits - Other	6,719.60
Total 1800 · Deposits	9,219.60

1802 · Start-Up Costs - LA Store	86,115.86
1803 · Acquistion Costs post purchase	346,296.71
1804 · Deferred Financing Cost
1805 · IMH Deferred Financing Cost	7,503,837.42
1806 · FCB Deferred Financing Cost	503,570.00
1807 · Refinancing costs	77,568.31
1807.1 · Deferred Finance Charges-2011	308,779.19
Total 1804 · Deferred Financing Cost	8,393,754.92

3:19 PM 04/23/13 Accrual Basis	EXHIBIT K-ii L’Auberge de Sedona, LLC. Balance Sheet As of March 31, 2013

1808 · Deferred Revenue Discounts	81,250.00
1990 · Accumulated Amortization	-5,501.24
Total Other Assets	15,346,569.33

TOTAL ASSETS	60,284,646.83

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2000 · Accounts Payable	1,045,750.89
Total Accounts Payable	1,045,750.89

Other Current Liabilities
2100 · Payroll Tax Liabilities
2130 · Garnishment Payable	-121.25
Total 2100 · Payroll Tax Liabilities	-121.25

2200 · Other Current Liabilities
2210 · Advance Deposit Liability	1,528,431.42
2211 · Advance Deposits - Def. Revenue	81,250.00
2215 · Gift Certificates	68,781.76
2216 · Gift certs - Tarsadia discount	-0.16
2240 · Refunds Payable	165.58
2241 · Unclaimed-Stale payroll Checks	7,603.04
2245 · Metropolitan Lease Clearing	3,104.64
Total 2200 · Other Current Liabilities	1,689,336.28

2300 · Accrued Expenses
2310 · Accrued Payroll	19,287.50
2311 · Accrued Incentive Compensation	5,000.00
2315 · Accrued PTO	97,724.64
2330 · Accrued Property Taxes	27,195.95
2340 · Personal Property Tax	-6,720.27
2350 · Other Accruals	-210.99
2300 · Accrued Expenses - Other	5,416.74
Total 2300 · Accrued Expenses	147,693.57

2500 · Tax Liabilities
2510 · Room Tax	151,408.69
2520 · Sales Tax	32,647.53
Total 2500 · Tax Liabilities	184,056.22

2600 · Gratuities Payable
2608 · LA Store Commission	-3,293.16

3:19 PM 04/23/13 Accrual Basis	EXHIBIT K-ii L’Auberge de Sedona, LLC. Balance Sheet As of March 31, 2013

2610 · Restaurant Gratuitites	12,486.94
2615 · Banquet Gratuites	24,207.67
2625 · Service Fees	47.98
2630 · Spa Gratuities	-4,697.93
2633 · Wine Commission	-1,058.39
2634 · Trip Advisor	487.07
Total 2600 · Gratuities Payable	28,180.18

Total Other Current Liabilities	2,049,145.00

Total Current Liabilities	3,094,895.89

Long Term Liabilities
2700 · Notes Payable
2701 · IMH Note Payable	60,083,251.89
2702 · FCB Note Payable	17,626,550.61
2703 · Bank 1440 Note Payable	242,791.80
2705 · American Express Loan	-49,164.18
Total 2700 · Notes Payable	77,903,430.12

Total Long Term Liabilities	77,903,430.12

Total Liabilities	80,998,326.01

Equity
3200 · L'Auberge Orchards, LLC.
3201 · Capital Contributions	810,000.00
3203 · Consultant Reconciliation -2008	-5,618.62
Total 3200 · L'Auberge Orchards, LLC.	804,381.38

3900 · Retained Earnings	-20,023,787.10
Net Income	-1,494,273.46
Total Equity	-20,713,679.18

TOTAL LIABILITIES & EQUITY	60,284,646.83

EXHIBIT R

CANYON BREEZE SERVICE AGREEMENT

AMENDMENT TO CANYON BREEZE SERVICE AGREEMENT

THIS AMENDMENT TO AGREEMENT (“Amendment”) is made effective as of May 14, 2013 (“Effective Date”), by and between, Orchards Newco, LLC, a Delaware limited liability company (“Orchards Newco”) and Sedona Culinary Concepts, LLC, an Arizona limited liability company (“Concepts”).

WHEREAS, Orchards Inn & Restaurant, LLC, an Arizona limited liability company (“Inn”), Orchards Annex, LLC, an Arizona limited liability company (“Annex”) and Concepts entered into that certain Agreement dated June 1, 2011 (“Original Agreement”), as amended by that certain First Amendment to Agreement dated March 1, 2012 (“First Amendment”) (the Original Amendment and the First Amendment are hereinafter collectively referred to as, the “Agreement”), whereby Concepts agreed to provide breakfast buffet services to customers of Inn and Annex;

WHEREAS, Orchards Newco now owns and operates the lodging units formerly owned by Inn and Annex (“Lodging Units”);

WHEREAS, in connection with the conveyance of both Inn’s and Annex’s interests in the lodging units, Inn and Annex assigned to Orchards Newco their respective rights under the Agreement pursuant to that certain Assignment and Assumption Agreement dated May 14, 2013, by and between Orchards Newco and Annex and that certain Assignment and Assumption Agreement between Orchards Newco and Inn;

WHEREAS, Orchards Newco and Concepts desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration the receipt and sufficient of which is hereby acknowledged, the parties agree as follows:

1.                  First Amendment. The provisions of the First Amendment are hereby deleted in their entirety.

2.                  Term. Notwithstanding anything in the Agreement to the contrary, the term of the Agreement shall commence upon the Effective Date and expire May 13, 2014 (‘Term”); provided, so long as Orchards Newco owns and operates the Lodging Units, Orchards Newco shall have the right to extend the Term for successive one-year periods by providing written notice to Concepts on or prior to the end of the then current term.

3.                  Termination. Orchards Newco shall have the right to terminate the Agreement, for any reason or no reason, by providing written notice to Concepts as least thirty (30) days prior to such termination.

4.                  Exclusivity. Section 3 of the Original Agreement is hereby deleted in its entirety. Additionally, Orchards Newco shall have the right, in its sole and absolute discretion, to change the service, scope and types of breakfast foods offered or any aspect thereof, revise pricing, and temporarily discontinue service for such period or periods required by Orchards Newco without terminating this Agreement or being in default thereof.

5.                  Ratification. Except as expressly modified by this Amendment, the Agreement remains unmodified and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year above first written.

ORCHARDS NEWCO, LLC,
a Delaware limited liability company

By: IMH Financial Corporation,
a Delaware corporation, its sole member

By: /s/ Steve T. Darak

Steven T. Darak, CFO

SEDONA CULINARY CONCEPTS, L.L.C.,
an Arizona limited liability company

By: /s/Al Spector

Al Spector, Manager

Amendment to Canyon Breeze Service Agreement – Signature Page

FIRST AMENDMENT TO AGREEMENT

This First Amendment to Agreement (“Amendment”) is made this 1st day of March, 2012 by and between Sedona Culinary Concepts, LLC, an Arizona limited liability company, dba Canyon Breeze (“Canyon Breeze”); Orchards Annex LLC, an Arizona limited liability company and Orchards Inn & Restaurant, LLC, an Arizona limited liability company (collectively, (“Orchards Inn”). This Amendment is consented to by Orchards Inn & Restaurant LLC’s parent company L’Auberge Orchards LLC, an Arizona limited liability company.

RECITALS

1.	Orchards Inn desires to have Canyon Breeze upgrade the Breakfast Buffet service so that the offerings also include fresh fruit, boxed cereals, individual yogurt, and additional types of pastries.

2.	Orchards Inn also desires that Canyon Breeze provide additional service staff for the Breakfast Buffet.

3.	Canyon Breeze agrees to provide wait staff and upgrade the offerings. Canyon Breeze will incur additional labor and a higher food cost in order to accommodate these changes. Orchards Inn agrees to pay an increased Rate Per Person in order to achieve these upgrades.

It is agreed as follows:

1.                  Changes to Breakfast Buffet Offerings. Beginning March 1, 2012 and continuing for the remaining term of the Agreement, Canyon Breeze will make additional food items available which will include fresh hi-season fruits, individual boxes of a variety of cereals, individually packaged yogurt and additional and various types of pastries.

2.                  Rate Per Person. The agreed upon amount that will be charged by Canyon Breeze and paid by Orchards Inn per person, both adults and children, is as follows.

March 1, 2012 through December 31, 2012	$7.50

The Rate Per Person shall be subject to adjustment as described in the Agreement

1

3.                  Full Force and Effect. Except as modified by this Amendment, the Agreement and each of its terms and conditions remains in full force and effect.

“CANYON BREEZE”:	“ORCHARDS INN”:

SEDONA CULINARY CONCEPTS, LLC,	an ORCHARDS ANNEX LLC, an
an Arizona limited liability company	Arizona limited liability company

By: /s/ Roberta Surber	By: /s/Al Spector
Roberta Surber	Al Spector
Its: Manager	Its: Manager

ORCHARDS INN & RESTAURANT LLC, an Arizona limited liability company

By: /s/Al Spector
Al Spector
Its: Manager

L’AUBERGE ORCHARDS LLC, an
Arizona limited liability company

By: /s/ Al Spector
Al Spector
Its: Manager

2

AGREEMENT

This Agreement (“Agreement”) is made this 1ST day of June, 2011 by and between Sedona Culinary Concepts, LLC, an Arizona limited liability company, dba Canyon Breeze (“Canyon Breeze”); Orchards Annex LLC, an Arizona limited liability company and Orchards Inn & Restaurant LLC, an Arizona limited liability company (collectively, “Orchards Inn”). This Agreement is consented to by Orchards Inn & Restaurant LLC’s parent company L’Auberge Orchards LLC, an Arizona limited liability company.

RECITALS

1.	Orchards Inn desires to provide a breakfast buffet (“Breakfast Buffet”) to its guests as an incentive to the public to stay at Orchards.

2.	The restaurant at Orchards Inn does not find it profitable to be open for Breakfast and in any event is unable to accommodate Orchards Inn for a Breakfast Buffet area because space is limited.

3.	Canyon Breeze is a larger restaurant within reasonable walking distance from Orchards inn. Canyon Breeze Is open for breakfast, has the space to set up and can accommodate a Breakfast Buffet

4.	Orchards Inn has a total of 70 rooms, 28 of which are located at the Orchards Annex and 42 located at Orchards Inn.

5.	Orchards Inn desires to enter into this Agreement with Canyon Breeze for a Breakfast Buffet for its guests

It is agreed as follows:

1.                  Breakfast Buffet. Beginning June 13, 2011 and continuing on a 365-daily basis, Canyon Breeze will set up and provide a Breakfast Buffet to Orchards Inn guests. The food items available may change from time to time but will always be consistent and comparable to the breakfast buffets offered at such hotels as Hampton Inn and more locally Arroyo Roble. The offerings may include coffee, tea, juices, milk, toast, breakfast meats, eggs, waffles, cereal, fruit and yogurt and may include other items as well.

2.                  Term and Hours of Operation. The Term of this Agreement shall be sixty-six (66) months, beginning June 13.2011 and ending December 31, 2016. The hours that the Breakfast Buffet will be available for Orchards Inn guests are 7 a.m. to 10 a.m. (“Operating Hours”). The Breakfast Buffett will be set up every day of the year.

3.                  Exclusive Basis. All parties agree that this Agreement is exclusive for the entire Term of this Agreement. Further, Orchards Inn agrees it will not offer any other breakfast, breakfast buffet or other breakfast foods either directly or at any other restaurant in Sedona.

4.                  Accounting by Canyon Breeze. At the beginning of each month, Canyon Breeze will prepare and send an invoice to Orchards Inn for the estimated number of Orchards Inn guests that it will serve at the Breakfast Buffet. Orchards Inn will pay the invoice no later than the 10th of the month. Canyon Breeze will keep detailed records on the number of people, both adult and children that are Orchards Inn guests who dine at the Breakfast Buffet. At the end of each month Canyon Breeze will then submit to Orchards Inn a true accounting based on the actual number of Orchards Inn guests served at the Breakfast Buffet during that month. At the beginning of the next consecutive month the invoice will be adjusted accordingly. For example, on June 1st Canyon Breeze may submit an invoice to Orchards Inn for 2,500 guests. On June 30th, if the actual number of guests served was 2,400, then the invoice sent on July 1 for July Breakfast Buffet service will be credited for 100 guests.

5.                  Rate Per Person. The agreed upon amount that will be charged by Canyon Breeze and paid by Orchards Inn per person, both adults and children, is as follows.

June 13, 2011 through February 29, 2012	$5.00

March 1, 2012 through December 31, 2012	$6.00

The Rate Per Person shall be subject to adjustment as described herein commencing on January 1, 2013 and for each year thereafter as follows. The base for computing the adjustment is the Consumers’ Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”), which is in effect on the date of the commencement of the first day of the previous year (“Beginning Index”). For example, the adjustment for the period of January 1, 2013 to December 31, 2013 would be based on the $6.00 Rate Per Person that was the Rate Per Person in the previous calendar year. The Index published most immediately preceding the Adjustment Date in question (“Extension Index”) is to be used in determining the amount of the adjustment if the Extension Index has increased over the Beginning Index, the Rate Per Person for the following year shall be set by multiplying the Rate Per Person for the previous year by a fraction, the numerator of which is the Extension index and the denominator of which is the Beginning Index.

6.                  Notices, All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States Mail, delivery service or electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; (iii) if given by certified or registered mail, twenty-four(24) hours after deposit with the United States Postal Service, postage prepaid, addressed as shown below or to such other address as such party may from time to time designate in writing; or (iv) by facsimile if sender receives a confirmation receipt.

Canyon Breeze:	Sedona Culinary Concepts LLC
Accounting Office
270 N. Highway 89A, Suite 11 Sedona, AZ 86336
(928) 204-4376 (phone)
(928) 282-4531 (fax)

and	Canyon Breeze Restaurant
Attn: Bobbie Surber
300 N. Highway 89A, Suite 3
Sedans, AZ 86336
(928) 282-2112 (phone)

Orchards Inn:	Orchards Inn & Restaurant LLC
Attention: General Manager
254 N. Highway 89A Scottsdale, AZ 85251 (928) 282-2405 (phone) (928) 282-5710 (fax)

7.                  Partial Invalidity, The invalidity or unenforceability of a portion Agreement shall not affect the validity or enforceability of the remainder hereof.

8.                  Title and Captions. All paragraph titles or captions contained in this Agreement are for convenience only and are not deemed part of the context hereof.

9.                  Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the parson or persons may require.

10.              Amendments. This Agreement may be amended only by a written statement signed by Canyon Breeze and Orchards Inn.

11.              Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Agreement is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Coconino County Superior Court of the State of Arizona in connection with any legal action or proceeding arising out of or relating to this Agreement and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

12.              Entire Agreement, This Agreement contains the entire understandings between the parties and supersedes any prior understandings and agreements between them respecting the subject matter hereof.

“CANYON BREEZE”:	“ORCHARDS INN”:

SEDONA CULINARY CONCEPTS, LLC, an	ORCHARDS ANNEX LLC, an Arizona
Arizona limited liability company	limited liability company

By: /s/ Roberta Surber	By: /s/ Al Spector
Roberta Surber	Al Spector
Its: Manager	Its: Manager

ORCHARDS INN & RESTAURANT LLC,
an Arizona limited liability company

By: /s/ Al Spector
Al Spector
Its Manager

L’AUBERGE ORCHARDS LLC, an
Arizona limited liability company

By: /s/ Al Spector
Al Spector
Its Manager

Exhibit 1(a)-i

HL, LLC (Lamerra)

Contract List

4/25/2013

Company	Type

1 Arizona Waste Water Service	Vericomm alarm service (requested agreement)
2 McNatt Caretaker Lease
3
4
5

Arizona Waste Water Service PO Box 3890 Sedona, AZ 86340 Voice: 928-203-9320 Fax: 928-203-9321	Invoice Invoice Number: 111195 Invoice Date: Aug 17, 2012 Page: 1

Sold To: H.L. LLC H.L. LLC 6900 E. Camelback Rd, Ste 915 Scottsdale, AZ 82521	Ship To: H.L. LLC H.L. LLC 6900 E. Camelback Rd, Ste 915 Scottsdale, AZ 82521
Customer ID	Customer PO	Payment Terms Net 15 Days
LaMerra High House	2012 Yrly Vericomm
Sales Rep ID	Shipping Method	Ship Date	Due Date
	N/A		9/1/12

Quantity	Item	Description	Unit Price	Extension
1.00	Service	8/01/12: Yearly Vericomm alarm service – August 2012- July 2013.	15.60	15.60

	Subtotal	15.60
	Sales Tax
	Total Invoice Amount	15.60
Check/Credit Memo No	Payment/Credit Applied
A Finance Charge of 1.5% will be added to all delinquent invoices	TOTAL	15.60
The Customer guarantees payment within the specified terms and agrees to reimburse AWWS for all expenses incurred in collecting amount of this invoice. All invoiced parts and supplies will remain the property of AWWS until this invoice is paid.

RE: Information for Okie and Lisa	Page 1 of 5

RE: Information for Okie and

Lisa Lexy Vudrag

Sent: Friday, January 18, 2013 12:05 PM

To:     Lexy Vudrag; o mcnatt [wilddesertcowboy@yahoo.corn]

Cc:     Al Spector

January 18, 2013

James Earl ("Okie") McNatt

Lisa McNatt

361 Velite Drive

Borrego Springs, CA 92004

Re: 29 Serene Court, Sedona, AZ 86336

Dear Okie and Lisa:

This email is intended to confirm the relationship between HL LLC, an Arizona limited liability company ("HL") and Okie and Lisa McNatt ("McNatt") for the property owned by HL located at 29 Serene Court, Sedona, AZ ("Property"). It is agreed as follows.

Recitals.

1.     The Property is current vacant, and there is some maintenance that is necessary from time to time.

2.     HL desires to permit McNatt to live at the property and perform maintenance on the house as and if it becomes necessary.

3.     McNatt desires to live at the property and is willing to perform maintenance from time to time.

4.     McNatt will pay no rent to HL. McNatt will maintain the utilities, including cable, electric, water and phone.

It is agreed as follows:

https://webmail.sedonacampus.com/owa/?ae=Item&t=IPM.Note&id=RgAA... 4/8/2013

RE: Information for Okie and Lisa	Page 2 of 5

1.     No Rent. McNatt is not obligated to pay any rent whatsoever to HL for the period of time that McNatt lives at the house. In lieu of the payment of Rent, McNatt will maintain the property in good condition, normal wear and tear excepted.

2.     Term. The term of McNatt's residency is month-to-month beginning in January, 2013.

3.     McNatt Right to Terminate. Should McNatt choose to move out of the house, McNatt will give HL written notice of not less than thirty (30) days of their desire to vacate the property.

4.     HL Right to Terminate. HL may, upon no less than thirty (30) days written notice, terminate this Agreement at which time McNatt will make arrangements to vacate the property and move out by the 30th day following receipt of the notice.

Please respond to this email indicating your acceptance and agreement of the terms and conditions set forth above.

Lexy Vudrag

on behalf of HL LLC

Lexy Vudrag

Vice President

Sedona Center

6900 E. Camelback Road, #915

Scottsdale, AZ 85251

Phone: (480) 941-0221, x 314

Fax: (480) 990-9093

e: LexyV@sedona-center.com

For your records please note that my new email address is LexyV@sedona-center.com. While I will continue to receive e-mail sent to the old address for the next few months, it is recommended to please change your records now to

https://webmail.sedonacampus.com/owa/?ae=Item&t=IPM.Note&id=RgAA... 4/8/2013

Re: Information for Okie and Lisa	Page 1 of 6

Re: Information for Okie and Lisa

o mcnatt [wilddesertcowboy@yahoo.com]

Sent: Friday, January 18, 2013 2:33 PM

To:     Lexy Vudrag

Cc:     Al Spector

To whom it may concern, James McNatt and Lisa McNatt accept and agree to the terms and conditions in this email.

Thank you,

Lisa McNatt

James McNatt

From: Lexy Vudrag <LexyV@sedona-center.com>

To: Lexy Vudrag <LexyV@sedona-center.com>; o mcnatt <wilddesertcowboy@yahoo.com>

Cc: Al Spector <Al@alspector.net>

Sent: Friday, January 18, 2013 11:05 AM

Subject: RE: Information for Okie and Lisa

January 18, 2013

James Earl ("Okie") McNatt Lisa McNatt

361 Velite Drive

Borrego Springs, CA 92004

Re: 29 Serene Court, Sedona, AZ 86336

Dear Okie and Lisa:

This email is intended to confirm the relationship between HL LLC, an Arizona limited liability company ("HL") and Okie and Lisa McNatt ("McNatt") for the property owned by HL located at 29 Serene Court, Sedona, AZ ("Property"). It is agreed as follows.

Recitals.

https://webmail.sedonacampus.com/owa/?ae=Item&t=IPM.Note&id=RgAA... 1/18/2013

Exhibit 1(a)-ii

L'Auberge de Sedona LLC

Contract List

4/25/2013

Company	Type

1 A Greener Day	Service Agreement greese disposal/pickup
2 Cintas	Fire Protection Agreement
3 Ecolab	Pest elimination services agreement
4 Fix Enterprises LLC, DBA Roto Rooter Plumbers	Plumbing services
5 Iron Mountain	Customer agreement - records storage
6 Macquarie Equipment Finance	Equipment financing
7 Merit Technology Partners	Outsourcing and IT Staffing Agreement
8 Sabre Hospitality Solutions	Internet marlketing services
9 Shift 4	Corporate Affiliate Agreement
10 Specialty Textile Services	Service agreement - linen services
11 Suddenlink	Bulk service and access agreement
12 Sysco Arizona	Distribution Agreement
13 Waste Management	Service agreement waste pickup
14 Waste Management	Equipment rental agreement
15 Botanic Effects	Plant maintenance
16 Xerox - not received from Conveying Parties by 5/26/13	Copier leases (4)
17 Elavon	ProtoBase eXpress Service
18 Expedia	Booking agreement (requested agr.)
19 J Public Relations	Service agreement
20 Millenium	Subscription agreement
21 Transfirst - L’Auberge & Lauberge Rest.	Rate Review Agreement
22 Open Table	Reservation Agreement (Requested copy)
23 Diamond Certificate Agreement
24 Navis RezForce Services Agreement
25 Micros Copperstate
26 APS

A GREENER DAY

Service Agreement for Grease Disposal and Oil Pick Up

Customer Name		L'Auberge de Sedona

Address		301 Lauberge Lane Sedona, AZ 86336

Phone Number		(928)204-4381	Contact

Specification and Pricing for the location listed above

Pick Up of Used Cooking Oil

Frequency		3 Weeks	Tank Size	180

Grease Trap and Interceptor Service

Frequency	3 Months	Size	2500	Inside/Outside

Hydro-Jetting

Frequency	As Needed	First Service Dote	TBD

Pricing
Oil Removal Service	.50 per gallon	(Paid to Customer)
Same Day Emergency Pump	$50.00
Grease Trap Pumping	.18 per gallon
Hydro-Jetting Service	TBD

Additional terms of agreement

All checks will be mailed to 270 N. State Route 89A Suite 11 Sedona, AZ 86336, if fuel prices rise above $5.00 per gallon, a meeting with either L'Auberge de Sedona's Ownership or C.O.O and A Greener Day will be held to discuss action.

In exchange for rates being locked in it is agreed A Greener Day will be the sole contractor for servicing the grease traps with the exception of emergency calls which A Greener Day cannot service under 3 hours.

L'Auberge de Sedona has the right to call another contractor for service for time sensitive emergencies without violating the contract.

A Greener Day will be expected to have direct and open communication with Rotor Rooter on all services.

Best practice is A Greener Day will contact the Rotor Rooter before any service is performed. A Greener Day agrees to follow up communication with Rotor Rooter, L'Auberge de Sedona's Chief Engineer, and Engineering Supervisor directly after service.

This contract is subject to termination if open communication ceases or A Greener Day falls to make communication efforts with Rotor Rooter.

A Greener Day Recycling complies with all local, state and federal laws and regulations in regards to pick up service, recycling, processing and disposal of all waste products. Upon singing, this agreement will be in effect for (3) three years from the date of this agreement exclusively between A Greener Day Recycling

CINTAS Fire Protection

1825 W Parkside Lane Phoenix, AZ 85027 623-939-7979/623-929-9390 fax	Fire Protection Service Agreement
Customer Name: L'Auberge de Sedona	Billing Name: L'Auberge
Address: 301 L'Auberge Lane	Address: 301 L'Auberge Lane
City, State, Zip: Sedona, AZ 86336	City, State, Zip: Sedona, AZ 86336
Phone: 928-274-7033	Phone: 928-274-7033
Fax:	Fax:
Contact Dave Baumgartner	Contact: Dave Baumgartner

We hereby provide the following Price quotations. Services to be performed per the attached Cintas Scope of Services for the services quoted. Prices do not include overtime, labor, service repair, parts, or applicable sales taxes. Service and labor prices are available upon request. Quantities are for estimation purposes only. Services will be included at the Unit Price indicated.
Description	Service Frequency	Next Service mm/dd/yyyy	Frequency (Month)	Estimated Quantity	Unit Cost	Total Annual Cost

Annual Test and Inspection / Fire Alarm	ANN					$195.00

Annual Test and Inspection Main Sprinkler Riser	ANN					$165,00

Additional Water Flows	ANN			70	$30.00	$2,100.00

Monitoring Fire Alarm Panel	MNT				$29.95
One Time Reprogramming Fee					$150.00

Service Charge						$48.00
Tax
		Estimated Tax (excluding tax)

This agreement is subject to the Terms and Conditions of Sale-Fire Equipment Goods and Services, and is valid for 1 year, after which prices are subject to change without notice (not subject to local charges). All services are subject to a Service Charge for onsite service and _____(illegible). Unless otherwise noted, pricing is for service performed during normal weekday hours of 7:00 a.m. – 5:00 p.m. unless we endeavor to give Customer reasonable notification of service due to be performed. However, Customer accepts the ultimate responsibility to be aware of the services required and to schedule that work in a timely manner, including repairs of any impairments found in the equipment serviced. Term of agreement to be for a period of one (1) years from the date of acceptance by Customer and shall be renewed each year thereafter without further action by the parties. Agreement may be canceled by earlier of the parties upon thirty (30) days written notice.

Company Name (“Customer”): L’AUBERGE de SEDONA Contact: DAVE BAUMGARTNER

Billing Address: 301 L’AUBERGE LN City: SEDONA State: AZ Zip: 86336

Phone: 828-274-7033 cell Fax: Email: DaveB@Lauberg.com

Cintas Fire Protection, a division of Cintas Corporation (“Cintas”), agrees to perform Monitoring Services (as defined herein) for a commercial signaling system ("System”) located at the Customer's premises listed on Schedule 'A" attached hereto (the “Premises”) at the prices and on the terms and conditions set forth in this Agreement as follows.

CintasNet	# of Units		Price		Cost
WIRED(telephone/IP)	1	X	$29.95 month	X 12 =	$ 359.40 g70
WIRELESS (RF)		X	$ / month	X 12 =	$
			TOTAL ANNUAL COST	=	$
CintasNet Unit (If sold)	NA	X	$ / one time	=	$
Activation Fee		X	$ / one time	=	$
Programming/ Permits/Other	150.00	X	$150+ one time	=	$150.00
			TOTAL ONE TIME	=	$ 509.40

Billing Frequency: [ X ]Annual

1.  Annual Monitoring Fee: The one-time service activation fee and first periodic payment are due thirty (30) days prior to the Service Agreement Start Date. Subsequent periodic payments are due upon receipt of each invoice. Quarterly or monthly payments shall include a surcharge of 4% per payment. For any payment that is not paid within thirty (30) days of the invoice date, Cintas shall be entitled to assess, and Customer shall pay, a service charge of 6% of the amount of the unpaid amount due and a finance charge of 1-1/2% per month on the unpaid amount due. Cintas has the right to increase periodic charges at any time or times (i) after expiration of one (1) year from the Service Agreement Start Date; provided, that any increase shall not exceed the greater of 6% or the increase in CPI for all urban consumers in the United States for the period since any prior Increase and (ii) at any time for any new or increased pass-through fees, costs and expenses.

2.  Rented CintasNet equipment: For rented CintasNet units, Cintas shall at all times retain exclusive ownership, title and control of the CintasNet units. The Customer shall pay for repairs or replacement of the CintasNet units required for any reason other than ordinary wear and tear on a time and material basis at the then prevailing charges for Cintas. For avoidance of doubt. “ordinary wear and tear” does not include degraded, obsolescent or end of useful life units.

3.  False Alarms: In the event the System is activated, unless directly caused by Cintas during a service inspection, for any other reason whatsoever, Customer shall pay or reimburse Cintas for any and all fees, fines, costs, expenses, penalties and other charges assessed against Customer or Cintas pursuant to any law or by any governmental entity, court or administrative agency.

4.  Emergency Information: Customer shall (i) furnish all contact information and (ii) make changes to the contact Information as appropriate by submitting their current Information in writing to the servicing Cintas location.

5.  Term: Renewal: The initial term of this Agreement is ~~sixty~~ (12) months from the Service Agreement Start Date and self renews for successive equal periods, unless either party delivers written notice of termination of this Agreement at least sixty (60) days prior to any renewal date; provided, however, in the event this renewal provision is not effective for any reason whatsoever, the parties agree that this Agreement shall automatically be deemed to renew from month-to-month unless either party delivers a written notice of termination of this Agreement at least thirty (30) days prior to any monthly renewal date.

6.  Cancellation: Customer may terminate this Agreement or the Monitoring Service to any Premises for its convenience at anytime with a sixty (60) day advance written notification. With the notice, Customer shall pay to Cintas (i) all charges then due, and (ii) 90% of all periodic payments which would be due hereunder for the unexpired term of this Agreement, if this Agreement is terminated, or the unexpired term related to the Premises, as liquidated damages and not as a penalty; and Cintas shall have no further obligation to perform Monitoring Services under this Agreement or at law or in equity on and after the termination dale either under this Agreement or for the Premises, as appropriate pursuant to the notice. In addition, for rented CintasNet Units, on and after the last date of Monitoring Service, Customer shall, during regular business hours, permit Cintas access to the Premises to remove any and all CintasNet units, which shall be undamaged and in good and proper working order in the sole and absolute discretion of Cintas; provided, that Customer shall pay $1,500 per CintasNet unit that is damaged or is not in good and proper working order after it is removed from the Premises.

7.  NOTICES TO CUSTOMER. CUSTOMER ACKNOWLEDGES AND ACCEPTS THE DISCLAIMER/LIMITATION OF LIABILITY AND INDEMNITY SECTIONS HEREOF. TERMS AND CONDITIONS ON THE REVERSE SIDE ARE AN INTEGRAL PART OF THIS AGREEMENT. READ THE FRONT AND REVERSE BEFORE SIGNING.

8.   Subcontractors. Cintas may subcontract for the provision of services under this Agreement. Customer acknowledges and agrees that the provisions of this Agreement inure to the benefit of and are applicable to any subcontractors engaged by Cintas to provide any service set forth herein to Customer, and bind Customer to said subcontractor(s) with the same force and effect as they bind Customer to Cintas. Subcontractors are independent companies and have no affiliation with Cintas. Customer hereby irrevocably appoints Cintas as its agent to communicate with the subcontractor concerning all matters related to this Agreement including, without limitation, Monitoring Services.

9.   Monitoring Services. Monitoring service consists solely of monitoring service personnel ("Operator") calling by telephone the telephone numbers supplied by Customer in writing ("Proper Authorities") within a reasonable period of time under the circumstances at the monitoring facility after signals which are identified in writing ("Listed Codes") appear on the Operator's computer screen or when voice communication requesting assistance is received by an Operator from the Premises ("Monitoring Service"). No Monitoring Service shall be rendered for signals received which are not Listed Codes or for voice communication which does not request assistance. Notwithstanding anything contained herein to the contrary, (a) upon receipt of a Listed Code and prior to telephoning Proper Authorities, Cintas may, in its sole and absolute discretion and without any liability, contact or attempt to contact the Premises or other telephone numbers or electronic mail addresses provided by Customer in writing as frequently as Company deems appropriate to verify the necessity to report the receipt of a Listed Code to Proper Authorities, and (b) upon receipt of an sheet code or oral advice to disregard the receipt aft Listed Code, Cintas may, in its sole and absolute discretion and without any liability, refrain from contacting Proper Authorities or advise Proper Authorities of receipt of an abort code or oral advice to disregard the receipt of the Listed Code. Cintas' efforts to notify Proper Authorities shall be satisfied by advice by telephone to any person answering the telephone at the telephone number(s) provided to Cintas in writing or by leaving a message with a telephone answering service or any mechanical, electrical, electronic or other technology permitting the recordation of voice or data communications. If the Premises is located in a Jurisdiction requiring a personal verified on-site response (“Verified Response”) prior to dispatching a Proper Authority, it is Customer's sole responsibility to engage a service to provide such Verified Response. All fees, costs and expenses in connection with Verified Response shall be borne by Customer only,

10. Run-Away Systems, In the event Cintas notifies Subscriber by telephone, electronically or otherwise that its System is excessively transmitting signals to Cintas' monitoring facility (a "Run-Away System") and Subscriber fails to (i) immediately authorize Cintas le provide repair service to the Run-Away System, and (ii) provide reasonable unrestricted access to the Premises and the Run-Away System within four (4) hours after such notice, Subscriber agrees to pay to Cintas its then prevailing charges for each signal transmitted to Cintas' monitoring facility by the Run-Away System.

11. DISCLAIMER/LIMITATION OF LIABILITY. CUSTOMER UNDERSTANDS AND AGREES AS FOLLOWS: (I) NEITHER CINTAS NOR ITS DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS OR EMPLOYEES (COLLECTIVELY, "REPRESENTATIVES") IS AN INSURER; (11) IT IS THE SPECIFIC INTENT OF THE PARTIES THAT (A) INSURANCE COVERING ALL LOSS, DAMAGE AND EXPENSE ARISING OUT OF OR FROM, IN CONNECTION WITH, RELATED TO, AS A CONSEQUENCE OF OR RESULTING FROM THIS AGREEMENT, SHALL BE OBTAINED AND CONTINUOUSLY MAINTAINED BY THE CUSTOMER, (B) RECOVERY FOR ALL SUCH LOSS, DAMAGE AND EXPENSE SHALL BE LIMITED TO ANY SUCH INSURANCE COVERAGE ONLY, AND (C) CINTAS AND REPRESENTATIVES ARE RELEASED FROM ANY AND ALL LIABILITY FOR ALL SUCH LOSS, DAMAGE AND EXPENSE; (Ill) CINTAS AND REPRESENTATIVES, EXCEPT AS SET FORTH HEREIN, MAKE NO GUARANTEE, REPRESENTATION OR WARRANTY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE; (IV) CINTAS AND REPRESENTATIVES ARE RELEASED FOR ALL LOSS, DAMAGE OR EXPENSE WHICH MAY OCCUR PRIOR TO, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT DUE TO THE IMPROPER OPERATION OR NON-OPERATION OF THE SYSTEM (INCLUDING, WITHOUT LIMITATION OR EXAMPLE, THE COMMUNICATIONS EQUIPMENT OR SERVICES NECESSARY TO TRANSMIT TO OR FROM OR RECEIVE ANY DATA AT THE PREMISES OR THE MONITORING FACILITY); AND (V) SHOULD THERE ARISE ANY LIABILITY ON THE PART OF CINTAS OR REPRESENTATIVES FOR ECONOMIC LOSSES, PERSONAL INJURY, INCLUDING DEATH, OR PROPERTY DAMAGE (REAL OR PERSONAL) WHICH IS IN CONNECTION WITH, ARISES OUT OF OR FROM, RESULTS FROM, IS RELATED TO OR IS A CONSEQUENCE OF THE ACTIVE OR PASSIVE SOLE, JOINT OR SEVERAL NEGLIGENCE OF ANY KIND OR DEGREE OF CINTAS OR REPRESENTATIVES INCLUDING, WITHOUT LIMITATION, ACTS, ERRORS OR OMISSIONS WHICH OCCUR PRIOR TO, CONTEMPORANEOUSLY WITH OR SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT, OR BREACH OF THIS AGREEMENT, OR ANY CLAIM BROUGHT IN PRODUCT OR STRICT LIABILITY, SUBROGATION, CONTRIBUTION OR INDEMNIFICATION, WHETHER IN CONTRACT, TORT OR EQU1TY, INCLUDING, WITHOUT LIMITATION, ANY GENERAL, DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, STATUTORY OR CONSEQUENTIAL DAMAGES, IRRESPECTIVE OF CAUSE, SUCH LIABILITY SHALL BE LIMITED TO THE MAXIMUM SUM OF $1,000.00 COLLECTIVELY FOR CINTAS AND REPRESENTATIVES, AND THIS LIABILITY SHALL BE EXCLUSIVE. IN THE EVENT THAT THE CUSTOMER WISHES TO INCREASE THE MAXIMUM AMOUNT OF SUCH LIMITED LIABILITY, CUSTOMER MAY, AS A MATTER OF RIGHT, OBTAIN A HIGHER LIMIT BY PAYING AN ADDITIONAL AMOUNT FOR THE INCREASE IN SUCH LIMIT OF LIABILITY, BUT THIS PAYMENT SHALL IN NO WAY BE INTERPRETED TO HOLD CINTAS OR REPRESENTATIVES AS AN INSURER.

12. No Warranties or Representations by Cintas. Customer acknowledges and agrees that Cintas has not made any representation or warranties to Customer regarding the System at the Premises, its fitness for any purpose or its suitability or effectiveness as an alarm system. Under the tents of this Agreement, neither Cintas nor any subcontractor is responsible for the maintenance, service, repair or operation of the System and shall not be liable for any failure or malfunction of the System to detect and communicate signals to the monitoring facility. Customer acknowledges and agrees that during the term of this Agreement it is Customer's sole responsibility to provide and maintain the communication path (e.g , telephone lines, radio signal path, VOIP, etc.) and all required dedicated electrical connections to the System and equipment necessary or as required per applicable local, state, NFPA, insurance and other standards and codes.

13. Suspension of Service. Customer agrees that (a) Cintas' obligations hereunder are waived automatically without notice, and (b) Cintas is released for and from all loss, damage and expense in the event of a default or breach of this Agreement by Customer or if the monitoring facility, transmission medium between the System and the monitoring facility or the System are destroyed, damaged, inoperable or malfunction for any season whatsoever, for the duration of such interruption of service, and Customer shall be entitled to reimbursement of the unearned charge paid for the period of interruption on request of Customer and this shall be the limit of Cintas' liability.

14. Central Control Panel. Customer understands, acknowledges and agrees that Customer shall provide an undamaged and fully operational System compliant with law including, without limitation, a central control panel compliant with law (the "Panel") useable by Cintas without any cost or expense to Cintas, e.g., if the Panel is programmed with proprietary data and not fully accessible or useable by Cintas, Customer shall promptly have the Panel replaced, if necessary, or reprogrammed so that it is fully accessible and useable by Cintas or replaced by Cintas at an additional charge to Customer.

15. Delay or Interruption of Service. Cintas and its subcontractors shall not be liable for delays in or interruption of Monitoring Service caused by riots, strikes, insurrections, earthquakes, lightning, storms, hurricanes, tornadoes, interruption of communications including but not limited to telephone, cable, cellular, satellite, Internet, radio service or malfunction, acts of God, social instability or other causes beyond the reasonable control of Cintas or its subcontractors ("Force Majeure") and all Monitoring Services shall be suspended during Force Majeure.

16. Consent to Intercept, Record, Disclose and Use Contents of Communications. Customer, for itself and as the authorized agent of its employees, invitees, guests and representatives (individually and collectively, "Any Person"), hereby consents to Claim and any subcontractor recording, retrieving, reviewing, copying, disclosing and using the contents of all telephone and other forms of transmission or communication to which Customer and/or any Person and Cintas or any subcontractor are parties.

17. Default of Customer. In the event of any default by Customer, without limiting the rights of Cintas under this Agreement or at law or equity, Cintas shall be entitled to retain all prepayments received and Customer shall immediately pay to Cintas (i) all payments then due and payable, (ii) ninety percent (90%) of all payments which would be due hereunder for the unexpired term as liquidated damages and not as a penalty; and Cintas shall have no further obligation to perform under this Agreement. In addition, if any suit or alternative dispute resolution proceeding is instituted and Cintas is the substantially prevailing party by judgment, award, finding or settlement, Customer shall pay directly or reimburse Cintas for all of its costs and expenses including, without limitation or example, consultants' and professionals' fees and costs including, without limitation or example, reasonable attorneys' fees and costs.

18. Governing Law. This Agreement shall be governed by the laws of the State of Ohio. The parties irrevocably agree that the courts of the State of Ohio in Hamilton County, Ohio (the "Courts") shall have exclusive venue and jurisdiction over the parties with respect to any dispute between the parties related to this Agreement. In any action commenced by either party, the party against whom a claim is made waives personal service of any legal process and consents that service of process may be made by the United States Postal Service, by certified mail or registered mail return receipt requested or by a national overnight courier service, e.g., Federal Express.

19. Limitation of Action. Any action by Customer against Cintas or any subcontractor must be commenced in a court of competent jurisdiction within one year of the accrual of the cause of action or the action shall he barred. THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION BETWEEN THEM.

20. INDEMNIFICATION. CUSTOMER AGREES (A) THAT CINTAS AND REPRESENTATIVES SHALL HAVE THE RIGHT, BUT NOT OBLIGATION, TO DESIGNATE ITS OR THEIR ATTORNEYS TO CONTROL THE INVESTIGATION, DEFENSE AND SETTLEMENT OF ANY CLAIM OR SUIT AGAINST IT OR THEM, AND (B) TO PROTECT, INDEMNIFY, DEPEND (UPON THE REQUEST OF CINTAS OR REPRESENTATIVES) AND HOLD HARMLESS CINTAS AND REPRESENTATIVES FROM AND AGAINST AND PAY (WITHOUT ANY CONDITION THAT CINTAS OR REPRESENTATIVES FIRST PAY) FOR ALL CLAIMS, DEMANDS, SUITS, LIABILITIES, DAMAGES, JUDGMENTS, LOSSES AND EXPENSES INCLUDING, WITHOUT LIMITATION OR EXAMPLE, ATTORNEYS' FEES, WHICH MAY BE ASSERTED AGAINST OR INCURRED BY CINTAS OR REPRESENTATIVES BY OR DUE TO ANY CLAIM BY ANY PERSON NOT A PARTY TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION OR EXAMPLE, CUSTOMER'S INSURANCE COMPANY OR CUSTOMER'S EMPLOYEES OR THE PERSONAL REPRESENTATIVE OF ANY EMPLOYEE (NOTWITHSTANDING ANY PROTECTIONS OTHERWISE AFFORDED CUSTOMER UNDER ANY WORKER'S COMPENSATION ACT, LAW OR REGULATION), FOR ANY EXPENSE, LOSS OR DAMAGE INCLUDING, WITHOUT LIMITATION, STATUTORY CIVIL DAMAGES, ECONOMIC DAMAGES, PERSONAL INJURY, DEATH OR PROPERTY DAMAGE, REAL OR PERSONAL, ARISING OUT OF OR FROM, IN CONNECTION WITH, AS A RESULT OF, RELATED TO OR AS A CONSEQUENCE OF BREACH OF THIS AGREEMENT, RECORDING OF COMMUNICATIONS, VIDEO SURVEILLANCE/RECORDING, ACTIVE OR PASSIVE SOLE, JOINT OR SEVERAL NEGLIGENCE OF ANY KIND OR DEGREE OF CINTAS OR REPRESENTATIVES, PRODUCT OR STRICT LIABILITY, OR ANY CLAIM FOR SUBROGATION, CONTRIBUTION OR INDEMNIFICATION, WHETHER IN CONTRACT, TORT OR EQUITY.

21. Authorized Representative Execute Agreement. Each party represents and warrants to the other party that (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary entity action, and (ii) this Agreement constitutes a valid and binding obligation as to it, enforceable against it in accordance with its terms.

22. Assignment. This Agreement cannot be assigned by the Customer without the prior written consent of Cintas, which consent will not he unreasonably withheld. The Agreement shall inure to the benefit of and be binding on the parties and their respective successors and permitted assigns.

23. Entire Agreement; Modifications. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any and all other agreements, understandings or representations, whether oral or in writing, between the parties. Any prior agreements, promises, negotiations or representations, either oral or in writing, not expressly set forth in this Agreement are of no force or effect. No modification or amendment to this Agreement shall be effective unless in writing and executed and delivered by an authorized representative of each party.

24. Warranties: THERE ARE NO GUARANTEES, REPRESENTATIONS OR WARRANTIES BY CINTAS OR ANY SUBCONTRACTOR, EXPRESSED OR IMPLIED, WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE OR REVERSE HEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

25. Waiver. No waiver of any provision of this Agreement by a party shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any provision of this Agreement at any time will be deemed a waiver of any other provisions of this Agreement at such time or will be deemed a waiver of such provision at any other time.

26. Severability. The invalidity or unenforceability of any provision or section of this Agreement, or a portion of a section, shall not affect the validity or enforceability of any other provision or section; provided, however, in the event either the "Disclaimer/Limitation of Liability" or "Indemnification" sections or any portion of each is held by a court to be invalid or unenforceable, Cintas shall have the right to terminate this Agreement without any liability upon thirty (30) days prior written notice to customer.

27. Prior Agreements With Others, Customer represents and warrants that (a) its cancellation or termination of any contract, or (b) execution of this Agreement does not breach and will not breach any contract with or obligation to any other person. Customer agrees to protect, defend, indemnify and hold harmless Cintas and Representatives from and against and pay (without any condition that Cintas or Representatives first pay) for all claims, demands, suits, liabilities, losses, damages, judgments, costs and expenses including, without limitation, attorneys' fees and court costs arising out of or from, in connection with, as a result of, related to or as a consequence of Customer's breach of this representation and warranty.

28. U.L. Certified Systems. In the event the System is U.L. certificated, Customer shall pay Cintas' prevailing initial and renewal certificate fees. In the event the System is activated without objective physical evidence of the necessity for the activation and Cintas dispatches an agent, Customer shall pay Cintas' prevailing charge for dispatch of such agent. U.L. certificated systems satisfy the requirements of U.L. for the stated class and grade as of the date of installation. If in the future U.L, adopts new or different specifications for the certificate issued, Cintas agrees, upon receipt of written consent of Customer, to perform all services necessary to satisfy the new or different specifications of U.L. for the certificate issued, and Customer shall pay all costs thereof at Cintas' then prevailing charges.

29. Internet Services. Cintas hereby grants to Customer a non-exclusive, non-transferable license to use the Cintas' website, internet site, and software to access, input, delete and modify information through the internet. Except for Customer's (a) failure to keep confidential all information, passwords, etc., (b) use of the license or the Information in any manner that negatively affects Cintas, (c) use of the license or the Information for any illegal purpose, or (d) violation of any applicable law, this license shall continue and be coextensive with the term of this Agreement. Customer shall be solely and absolutely responsible for the Information which it inputs, deletes or modifies. Customer agrees that upon termination of this Agreement or termination or suspension of the license by Clines, Cintas may immediately, and without notice, disable Customer's access to the website , internet site and software and cancel all passwords or other access codes.

30. Cross-Default. In the event Cintas and Customer are parties to any other agreement, Customer acknowledges and agrees that a default by Customer under this Agreement or any other agreement between the parties shall be deemed to be a default by Customer under all such agreements between the parties permitting Cintas to exercise any or all of its rights under any or all of such agreements in the sole and absolute discretion of Cintas.

31. Email Notice, la the event Customer elects to receive automatic email notice of certain System events, e.g., the arming or disarming of the System, Customer acknowledges, understands and agrees that (I) any such notice is conditioned on (a) receipt of the data at Cintas' central station, (b) the proper operation of communication equipment, services, systems and networks including, without limitation, the Internet, and (c) any failure, malfunction or delay in processing or transmitting the data by Cintas' equipment or software, and (II) Cintas is hereby released from any liability arising out of or from, resulting from or in connection with the failure, malfunction or delay of any such notice for any reason, including Cintas' or Representative's sole, joint or several negligence of any kind or degree.

32. Storage of Agreement and Information. Customer authorizes Cintas to store or retain this Agreement and all information and other written materials on electronic data or other storage media and, in the sole and absolute discretion of Cintas, to destroy all written documents or materials which have been stored or retained on electronic data or other storage media.

33. Execution In Counterparts and by Facsimile or Electronically by PDF. This Agreement may be executed in any number of counterparts, any one of which need not contain the signature of more than one party, but all of which shall together constitute one and the same instrument. The parties agree that this Agreement and the signatures affixed hereto may be transmitted and delivered by facsimile or electronically by PDF and that all such signatures and this Agreement transmitted or delivered by facsimile or electronically by PDF shall be deemed to be originals for all purposes and given the same legal force and effect as the original Agreement and original signatures.

34. Consent to Communicate to Others. Customer hereby irrevocably authorizes and consents to Cintas communicating with U.L. (as necessary or appropriate) and Customer's insurance company and/or broker in connection with this Agreement and/or the relationship between Cintas and Customer arising out of or from or as a result of this Agreement; provided, that Cintas shall not be obligated or required to communicate with any other person or entity including, without limitation, U.L. and Customer's insurance company or broker, and all such communication shall be in Cintas' sole and absolute discretion; provided, further, that all such communications or failures to communicate shall not result in any liability of Cintas or Representatives. No third-party including, without limitation, U.L. and Customer's insurance company and broker are third-party beneficiaries of this section.

35. Taxes. Customer shall pay, remit to Cintas or reimburse Cintas for all sales, use, value added and any and all similar taxes (including any tax liability, interest, penalties, costs and expenses including, without limitation, reasonable attorneys', consultants', accountants' and other professional fees).

36. Time. The parties agree that time is of the essence of this Agreement.

ACCT#	DATE: 04-28-2011
BUILDING NAME: L’AUBERGE	ATT:
EMAIL or FAX : 928-282-1064
PHONE: 928-282-1661

RESPONSIBLE PARTIES: The persons listed on this responsible party list are the contacts that will be called in the event of an alarm or trouble on your fire monitoring system. The contacts will be called in the order that is designated below. A passcode must be chosen and will be required when cancelling false alarms or putting your system in test mode. The passcode can be letters, numbers, or a combination of both. It can be the same for all responsible parties or each contact can have their own.

RESPONSIBLE PARTY #1

NAME:	MICHAEL CATALAND ENGINEERING MGR.
DAY PHONE:	928-282-1661
NIGHT PHONE:	928-282-1661
CELL/OTHER:	602-466-4234
PASSCODE:	L’AUBERGE

RESPONSIBLE PARTY #2
NAME:	DAVE BAUMGARTNER DIRECTOR OF ENGINEERING
DAY PHONE:	928-282-1661
NIGHT PHONE:	928-282-1661
CELL/OTHER:	928-274-7033
PASSCODE:	L’AUBERGE

RESPONSIBLE PARTY #3
NAME:	SCOTT BROOKS LEAD SECURITY 10p – 7a
DAY PHONE:	928-282-1661
NIGHT PHONE:	928-282-1661
CELL/OTHER:	928-282-1661
PASSCODE:	L’AUBERGE

Pending ID #	Contract # Pest Elimination Services Agreement	PO Box 6007 Grand Forks, ND 58206-.6007 1-800-325-1671

Date: 10/18/12	Ecolab Account #
Billing Address	Service Address
Name	Name L’Auberge De Sedona
Street	Street 301 L’Auberge Lane
City	City Sedona
State Zip	State AZ Zip 86336
Phone #	Phone # 928 274-5767
Contact Name	Type of Facility FSR
Title	Contact Name
Title
Email	Email

Service/Program	Frequency of Service	Service Fee

X	Elimination or Extermination Only (Comments are required in Special Instructions)
X	Ecolab Cockroach Program & Ecolab Rodent Program	X Monthly 0 Other
❑	Ecolab Cockroach Program	0 Monthly 0 Other
m	Ecolab Rodent Program	0 Monthly 0 Other
m	Ecolab Service Reporting (Included with Each Service)
✓	Sanitation & Structural inspection
✓	Service Report

First Month (Including Clean Out) $1,248.00

❑	FS Comprehensive Program (cockroaches, rodents, ants and small flies)
✓	Perimeter Protection Ant Application (Only applies with FS Comprehensive Program)

Check Month(s) of Service

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec

✓	Ecolab Small Fly Proactive Services/Applications (Only applies with FS Comprehensive Program) Check Month(s) of Service
˜ Full Service	Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
˜ Touch-up	Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec

See Sanitation Partnership: If there are significant sanitation issues, additional for-fee small fly treatments may be required, which will be reviewed with management.

˜   Ecolab Large Fly Program 0 Monthly X See Special Instructirons $30.00 per month

Check Month(s) of Service Jan Feb Mar Apr May X Jun X Jul X Aug X Sep X Oct X Nov Dec

Equipment	Number of Units
Maxima	2
Decora	___
Air Defense	___
Exterior Fly Bait Station	2

❑ Ecolab Ant Program	❑
Targeted Baiting	Jan 0 Feb 0 Mar 0 Apr 0 Jan 0 Feb 0 Mar 0 Apr 0 Jan 0 Feb 0 Mar 0 Apr 0 Jan 0 Feb 0 Mar 0 Apr 0 May 0 Jun 0 Jul 0 Aug 0 Sep 0 Oct 0 Nov 0 Dec 0 May 0 Jun 0 Jul 0 Aug 0 Sep 0 Oct 0 Nov 0 Dec 0 May 0 Jun 0 Jul 0 Aug 0 Sep 0 Oct 0 Nov 0 Dec 0 May 0 Jun 0 Jul 0 Aug 0 Sep 0 Oct 0 Nov 0 Dec 0
Ground Force Stations #
Granular Application
Power Spray

m Ecolab Bird Program	❑ Monthly 0 Other Per Month Check month(s) of Service Jan 0 Feb 0 Mar 0 Apr 0 May 0 Jun 0 Jul 0 Aug 0 Sep 0 Oct 0 Nov 0 Dec 0

130R4/10 2010 Ecolab Inc.

˜            Ecolab Small Fly Program          0 Monthly            0 Other        Per Month

Check Month(s) of Service

Jan 0 Feb 0 Mar 0 Apr 0 May 0 Jun 0 Jul 0 Aug 0 Sep 0 Oct 0 Nov 0 Dec 0

˜            Other

Scope of Service/Special Instructions

*** Ecolab Hotel Protect Premium Plus Program – Common, commercial areas, immediate exterior, F&B areas and 15 guest units/rooms will be inspected and treated monthly. Rodent Program Included.

***Ecolab Large Fly Program (restaurant) – Ecolab will install 2 Stealth Fly Lights and 2 Stealth Fly Stations and will provide service May-October (cost spread over 12 months), along with residual treatment for large flies.

***No extra charge for call backs on covered pests*** (One month of service free, see coupon.)

Room Rotation

˜            5% Upon Request

X           16% Room Rotation (1/6 rotation)

˜	10% Room Rotation (Limited Hospitality only)

First Month’s Fee: $1,278.00 Start Date 11/1/2012 Total Monthly Fee $654.00

(Incl. all services and clean-out)

(Incl. all services and clean-out)

All equipment used or delivered by Ecolab which relates to pest elimination/control services (including, but not limited to, bait stations) is at all (Times the sole and exclusive property of Ecolab. Customer will have no right of ownership of such property. Customer will not remove the equipment without the prior written consent of Ecolab and must return that equipment promptly following the expiration or termination of this Agreement for any reason. Customer is responsible for any loss, damage, theft or destruction of that equipment.

Ecolab agrees to provide the periodic services above in a good and workmanlike manner and in accordance with Ecolab's then-current standard written procedures. Materials and methods of application used in the performance of such services will conform to applicable federal and state laws and regulations.

Ecolab will inform Customer of any sanitation and structural deficiencies which are known to Ecolab which may contribute to pest infestation. Customer must correct those deficiencies.

Customer agrees to pay the amounts stated for the specified services. If Ecolab does not provide the contracted service on the agreed date, Customer will receive that service visit free of charge. If Ecolab has made an appointment with Customer for service and Customer refuses to allow service or has not followed preparation instructions so as to require a return visit, Customer will be billed an extra trip charge of one-half the total fee for one regular service visit. Customer will be invoiced for each regular service and other specified services. Payment is due within 30 days of service.

Should legal action be required in order for Ecolab to enforce payment under this Agreement, Customer agrees to pay and reimburse Ecolab for all reasonable court costs, expenses, attorneys' fees, and other reasonable costs that may be incurred in such proceedings. If Ecolab fails to provide the services in accordance with the terms of this Agreement, Customer must give written notice to Ecolab to remedy that deficiency by specifying the aspect of the service found to be deficient. If the deficiency has not been corrected within thirty (30) days of such notice, Customer will have the right to cancel this Agreement. This Agreement has an Initial term of one year and will automatically renew on a month to month basis thereafter, until terminated by either party on 30 days prior written notice. Ecolab will contact the customer in person 60 days before the renewal to make sure the customer is satisfied.

This Agreement reflects the entire understanding of the parties and supersedes all previous and contemporaneous Agreements or Understanding between the parties, both written and verbal, concerning the subject matter of this Agreement.

The Terms and Conditions on the following pages of this Agreement are made a part of this Agreement by this reference.

Distribute copy to National Support Center, Customer (ALL PAGES), Sales, and District Manager

ALL PESTS (GENERAL PROVISIONS).

Pests Subject to Agreement. While this document applies to all services performed by Ecolab's Pest Elimination Division, this document does not, by Itself, create an Ecolab obligation to treat for each of the pests selected on the front of this document. Ecolab is only responsible for treating those specific pests which the parties have agreed to in writing on the front of this document. If Ecolab treats for a pest not specifically listed in this document, Customer's only remedy for a new or continued problem relating to that pest will be a free retreatrnent.

Customer Commitment.

Customer Is entitled to the guarantees set forth above only if payment of Customer's account Is current and Customer has complied with all of the following:

•                 Provided Ecolab access to all areas of the facility at the appropriate time of day, including locked areas; and

•                 Allowed adequate time for service to be performed, when food, preparation or cleaning is not in progress; and

•                 Maintained monthly maintenance services; and

•                 Promptly corrected sanitation/structural deficiencies noted by Ecolab service professionals; and

•                 Prepared the premises for professional servicing per the instructions issued by Ecolab to Customer; and

•                 Washed all surfaces which have direct food contact before resuming operations; and

•                 Not moved, destroyed or altered any bait stations; and

•                 Complied with the other obligations otherwise set forth in this document.

Factors Beyond Ecolab's Reasonable Control. With regard to all pests treated by Ecolab, Ecolab does not guarantee Customer will never see another pest on Customer's premises. Pests may gain entry with deliveries, guests, structural defects or a variety of other means which Ecolab cannot reasonably control.

Property Access Agreement. Customer agrees to provide Ecolab access to the premises, including locked areas required to be serviced. Customer may provide keys to the facility or to such areas requiring access by Ecolab to perform required services. Upon request from Customer or termination of this Agreement, Ecolab shall promptly return any keys to Customer. In the event of missing or damaged Customer property caused by Ecolab, Ecolab will pay the cost of replacement or repair of such items.

Ecolab HotelProtectTMCockroach and Ecolab Rodent Program Guarantees. (Cockroaches, Rats and Mice)

•       General Guarantee; Ecolab guarantees that while Customer is using Ecolab's continuing services to control rats, mice and cockroaches, those pests will not become established on the treated premises. If, after Ecolab treats a Customer's facility for a targeted pest, that facility continues to have an Infestation of that targeted pest, then Customer will have no obligation to pay for those services until such time as the infestation is eliminated to the Customer's reasonable satisfaction, and then Cutomer's normal billing will resume. An infestation is a reproducing population of a targeted pest for which Ecolab provides services:

•       Guest Guarantees If Customer has a dissatisfied guest due to the guest seeing a live cockroach, mouse or rat on premises being treated for those pests by Ecolab, Ecolab will reimburse Customer for that guest's restaurant bill (excluding alcohol) for that meal [(or for that guest's hotel room charge for that day but only if Customer has previously elected to purchase a qualifying room program consisting of a one-sixth room treatment rotation)] by issuing Customer a credit memo, but only if Ecolab is notified within 48 hours of any such sighting and given the name and address of the guest. Ecolab will not have any obligation to Issue credit memos in excess of the monthly service fees paid to Ecolab by Customer for those pests.

Ecolab Premium Plus Guest Room Program Guarantee. For Custorner’s electing to use Ecolab's Premium Plus Guest Room Program, Ecolab will Implement a proactive guest room visual-only inspection for bed bugs in key harborage locations and targeted product applications to help reduce the likelihood of pest activity. Customer acknowledges that this is a cursory inspection and is not a guarantee that evidence of bed bugs will be found, even if bed bugs are present. Customer acknowledges that bed bugs can be brought into an area at any time and no treatments can prevent bed bugs from being brought into a facility.

Ecolab Bed Beg Bug Assurance TM Program Guarantee. For Customer's that sign up at least 95% of their managed properties with Ecolab's Pest Elimination Division, Ecolab will provide its then-current bed bug inspection and treatment service for up to ten (10) 'infested rooms' each calendar year. An “infested room" is where Ecolab finds one or more live bed bugs (or evidence of live bed bugs) in a room during the preliminary inspection. Additional charges will be incurred for all inspections conducted that do not result in treatment and standard treatment rates will apply after the 10th infested room is treated. A prorated early termination fee will apply, if the program is cancelled prior to the anniversary of the first year.

Ecolab Large Fly Program Guarantee. For Customers electing to use Ecolab's Large Fly Program, Ecolab will implement that program in a manner consistent with Ecolab's then-current written scope of service for Customer. If Ecolab fails to follow that written scope of service and as a result of that failure an infestation of house flies continues, Customer will not be charged the monthly service fee for the particular premises where the problem continues. Interior breeding flies (fruit, phorid and drain) are excluded from this program. There is no guarantee for any use of a Large Fly Program in any livestock housing facilities (such as dairy, cattle or poultry barns).

Ecolab Ant Program Terms. Ecolab Ant Program controls the following perimeter crawling Insect pests: ants, sowbugs, pillbugs, millipedes, centipedes, earwigs and silverfish. Unless noted under Special Instructions on the first page of this document, this Agreement does not cover pharaoh ants, fire ants, carpenter ants, or any other wood destroying organisms.

Ecolab Ant Program Guarantee. For Customers electing to use Ecolab's Ant Program, Ecolab will implement that program in a manner consistent with Ecolab's then-current written scope of service for Customer, using bait stations, liquid treatments and/or granular treatments. If Ecolab fails to follow that written scope of service and as a result of that failure an infestation of ants continues, Customer will not be charged the monthly service fee for the particular premises where the problem continues.

Ecolab Small Fly Program Guarantee. (Fruit Files) For Customers electing to use Ecolab's Small Fly Program to control Fruit Files (Red Eyed or Dark Eyed Fruit Flies), Ecolab will treat the appropriate areas of the premises on a one-time (as requested) basis to help reduce an existing adult Fruit Fly population and render Indoor breeding sites less usable for egg laying and larval development. Ecolab guarantees

130R4/10 ©2010 Ecolab Inc.

Customer's reasonable satisfaction for 90 days after a Small Fly service has been provided or Ecolab will provide a second service at the affected premises at no additional charge during that 90-day period.

Ecolab Bird Program Service Installation Warranty. Ecolab warrants that all exclusion products installed by Ecolab will be free of Installation defects for one year following installation or Ecolab will repair the installation at no charge. Acts of God, vandalism, accidental damage, modification by Customer or third parties or any other act or event beyond Ecolab's reasonable control which causes damage to the exclusion products voids all warrantees, actual or implied. ECOLAB MAKES NO WARRANTY WITH REGARD TO ANY OF THE EXCLUSION PRODUCTS THEMSELVES AND THOSE ARE SOLD "AS IS" AND WITHOUT ANY ECOLAB WARRANTY. Any warranty claim for a defective exclusion product must be made against the manufacturer of the particular exclusion product. Customer warrants and agrees that Customer is solely responsible for all appropriate warning signs, as Customer may deem appropriate, to notify third parties of the existence of such control barriers and devices on Customer's premises.

LIMITATION OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS DOCUMENT ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR VERBAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED. ECOLAB ALSO DISCLAIMS LIABILITY TO CUSTOMER AND ALL OTHERS FOR ALL CONSEQUENTIAL, INCIDENTAL, AND/OR SPECIAL DAMAGES IN ANY WAY RELATED TO ECOLAB'S SERVICES OR PRODUCTS. CUSTOMER ACKNOWLEDGES AND AGREES THAT ECOLAB IS NOT RESPONSIBLE FOR ANY DAMAGE RELATED TO ANY PEST (WHETHER THE PEST IS SPECIFICALLY REFERENCED IN THIS DOCUMENT OR NOT) FOR ANY REASON WHENEVER CAUSED. THIS PROVISION WILL SURVIVE ANY TERMINATION OR EXPIRATION OF ANY AGREEMENT OR RELATIONSHIP BETWEEN ECOLAB AND CUSTOMER.

INDEMNIFICATION. With regard to third party claims, Ecolab will defend, indemnify and hold Customer harmless from and against any liability, including reasonable attorneys' fees and court costs, relating to bodily Injury, death or property damage, but only to the proportionate extent that such injury, death or property damage is caused directly by Ecolab's (or Ecolab's employees' or agents') negligent or intentionally wrongful acts or omissions. Customer must give Ecolab prompt written notice of any claim for which Customer intends to seek recovery from Ecolab under this Agreement. Customer may not settle, defend or litigate any claim for which Customer seeks or will seek indemnification from Ecolab without the prior written consent of Ecolab, and Ecolab will not be liable for any settlement or claim established against, or cost or expense incurred by, Customer without that prior written consent.

INSURANCE. Ecolab will carry and maintain Worker's Compensation insurance coverage as required by state law, auto liability insurance with at least $1,000,000 bodily injury and property damage combined single limit, and comprehensive general liability insurance with at least $1,000,000 bodily and property damage combined single limit including products liability coverage. Upon request, Ecolab will name Customer as an additional insured on a blanket basis under its general liability policy but only to the extent of any indemnification obligations of Ecolab as set forth in this Agreement. No coverage will be provided for claims resulting from the negligent or wrongful acts of Customer, its agents, assigns or employees. If Ecolab's insurer defends against damages that were caused by Customer's fault, then Customer must reimburse Ecolab or its insurer for that portion of the damages paid, and the proportionate reasonable costs incurred associated with those damages. Ecolab will provide Customer with a Memorandum of insurance evidencing Ecolab's insurance coverage as required, if any, in this Agreement.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IF CUSTOMER AND ECOLAB ARE PARTIES TO A PRODUCT AND SERVICES SUPPLY AGREEMENT (A “SERVICES AGREEMENT”) THAT IS IN EFFECT AS OF THE DATE OF THIS AGREEMENT AND IF THERE ARE ANY INCONSISTENCIES BETWEEN ANY OF THE TERMS OF THAT SERVICES AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SERVICES AGREEMENT WILL CONTROL.

For Customers located In Georgia the following statement applies:

“The Georgia Structural Pest Control Act” requires all pest control companies to maintain insurance coverage. Information about this coverage is available from this pest control company.

130R4/10 © 2010 EcoLab Inc.

L'Auberge

De Sedona

Start Date: Begins the date ownership signs contract

End Date: January 1, 2016

The rate listed will stay in place through the duration of this contract. L'Auberge de Sedona restaurant & the EDR (Employee Dining Room) located at 301 L'Auberge Lane, Sedona AZ 86336 will be HydroScrubbed on a 2x a year basis beginning on January 1, 2013 and ending on January 1, 2016. In exchange for rates being locked in it is agreed that Roto Rooter Plumbing will be the sole plumbing contractor used for any and all plumbing needs not handled by the staff of L'Auberge de Sedona Engineering Team. An exception will be made to sole plumbing agreement in the event of an emergency. It is understood that if Roto Rooter cannot service an emergency call in under 3 hours, L'Auberge de Sedona will call another plumper without voiding this contract. All service work including procedures and quality standards must be approved by the L'Auberge de Sedona's Chief Engineer and/or Engineering Supervisor before work is begun.

Roto Rooter will be expected to have direct and open communication with A Greener Day on all service calls made to L'Auberge de Sedona. Best practice is Roto Rooter will contact the owner of A Greener Day before any service is performed. Roto Rooter agrees to follow up communication with A Greener Day, L'Auberge de Sedona's Chief Engineer, and/or Engineering Supervisor directly after service. This contract is subject to termination if open communication ceases or Roto Rooter falls to make communication efforts with A Greener Day.

Services		Our Price
Cable Cleaning with Camera		$ 220.00
Cabling Thru Toilet flange by removing and resetting		$ 270.00
Trailer hydro scrubbing (not to exceed 2 hours)		$ 400.00
Pipe Repair	•
All size pipe repair exposed to water line		$ 160.00
HydroScrub Rates		$ 175.00 $ 175.00
L'Auberge de Sedona EDR (Employee Dining Room)

1.	Cable Cleaning with Camera inspection, through accessible clean out access, 1 1/2" thru 4" diameter drains, not to exceed 100 feet in length, or 2 hours of onsite Job time. $220.00 per drain

2.	Cable cleaning through toilet flange by removing and resetting, 3" and 4" drains, not to exceed 100 feet in length, or 2 hours of onsite job time. $270.00 per drain

3.	Trailer hydro scrubbing (with accessible access means and accessible clean out, not to exceed 2 hours of onsite job time or drain length of 100' on 2" diameter drains or drain length of 300' on 3" and 4" drain. $400.00 per drain. All drain cleaning time in access of 2 hours will be billed out at $100.00 per hour broke into 1/2 hour Intervals. Assessable access, and accessible clean out access means the ability to place and operate drain and sewer cleaning equipment with 1 person operation no further than 6 feet from work per OSHA Safety.

4.	Pipe Repair - ½”, 3/4 ", 1" diameter exposed water lines up to 2' In length, of copper, Pex, or PVC with proper isolation valves not to include any cost of (valves or controls) $160.00 per repair.

5.	Hydro Scrub - refer to Individual contract rates. Main Inlet drain to Grease traps and outlet drain from grease traps.

Any work that is outside the hours of 7:30 am - 5:00 pm Monday- Friday that is not agreed upon beforehand including emergency work/ weekends / Holidays will be billed at 1.5 times additional to the list cost.

*Pricing not subject to tax or fuel charge.

 *Net 30 day payment on invoiced service

IRON MOUNTAIN

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

Address of Iron Mountain Branch/District Office:

Address of Iron Mountain Branch/District Office:

FOR IRON MOUNTAIN PURPOSES ONLY
Account Number: NAICS Code:

Branch/District Cost Ctr. No.:
Contract Effective Date: May 19, 2010

CUSTOMER AGREEMENT

CUSTOMER: L'Auberge Sedona			BILLING ADDRESS (If Different):
Street Address: 301 L'Auberge Lane			Street or Box No.:
City: Sedona	State: AZ	Zip + 4: 86336	City:	State:	Zip + 4:
Primary Contact and Title: Diana Randel			Billing Contact:
Telephone: 928-204-4338 E-mail: drandel@lauberge.com	Fax: 928-282-4531		Telephone: E-mail:	Fax:

Iron Mountain Information Management, Inc. ("Iron Mountain") will perform the services described on schedules annexed to this Agreement, either physically or by reference (each a "Schedule"), and Customer will pay Iron Mountain for such services according to the rates and provisions in the Schedules. Ali services will be provided subject to this Agreement, which consists of this page, the Basic Terms and Conditions, the Schedules and the Glossary of terms that can be found at http://cic.ironmountain.com.

VALUE OF DEPOSITS. Customer declares, for the purposes of this Agreement, that (a) with respect to hard-copy (paper) records, microfilm and microfiche stored pursuant to this Agreement, the value of such stored items is $1.00 per carton, linear foot of open-shelf files, container or other storage unit, and (b) with respect to round reel tape, audio tape, video tape, film, data tape, cartridges or cassettes or other non-paper media stored pursuant to this Agreement, the value of such stored items is equal to the cost of replacing the physical media. Customer acknowledges that it has declined to declare an excess valuation, for which an excess valuation fee would have been charged.

LIMITATION OF LIABILITY. Iron Mountain's liability, if any, for loss or destruction of, or damage to, materials stored with Iron Mountain ("Deposits" or "Items") is limited to the value of each Deposit as described above, or as otherwise set forth herein. Iron Mountain reserves the right to replace media for which liability is so limited rather than pay the replacement cost. Iron Mountain's maximum liability with respect to services not related to storage is the amount paid by Customer for a discrete project or, if the loss is related to service of an ongoing and continuing nature, six months of fees paid by Customer for such service. Other limitations on Iron Mountain's and/or Customer's liability are set forth on the following pages.

BASIC TERMS AND CONDITIONS

(Based on terms and conditions promulgated by Professional Records & Information Services Management)

The following terms and conditions shall apply to this Agreement.

1.	Term. The term of this Agreement shall commence on the date of Customer's signature or, if later, the Effective Date set forth on the first page of this Agreement. The initial term of this Agreement shall continue for one (1) year after commencement, unless otherwise set forth in a Schedule. Unless otherwise provided in a Schedule, upon expiration of the initial term, the term will continue with automatic renewals for additional one (1) year terms, unless written notice of non-renewal is delivered by either party to the other not less than thirty (30) days prior to the expiration date. In the event that Iron Mountain continues to hold Deposits after the expiration or termination of this Agreement, the terms of this Agreement shall continue to apply until all Deposits have been removed from Iron Mountain's facility, except that Iron Mountain may adjust rates upon thirty (30) days' written notice.
2.	Charges. Rates and charges shall be as specified in the Pricing Schedule (Schedule A) and/or other Schedules. Unless otherwise provided in a Schedule, rates and charges for storage and services shall remain fixed for the first year of this Agreement, and may thereafter be changed at any time upon thirty (30) days' written notice. Transportation surcharges apply and change monthly without notice in accordance with the fuel surcharge policy, which is based on the national price of diesel fuel and may be found at http://cic.ironmountain.com/fuelsurcharge/.
3.	Principal Provider. The charges for the services set forth in the Schedules are predicated upon the expectation that Customer will utilize Iron Mountain as its primary third-party provider of such services. In the event that Customer does not so utilize Iron Mountain's services, Iron Mountain reserves the right to adjust rates and charges to standard list rates and charges. Customer agrees to maintain its storage levels with Iron Mountain at no less than eighty percent (80%) of the storage levels maintained by Customer during the immediately preceding three (3) month period, excluding any Deposits destroyed by Iron Mountain at Customer's request, but in no event shall such levels result in monthly billings lower than the monthly minimum set forth in Schedule A.
4.	Authorization; Customer Instructions. Iron Mountain will perform services pursuant to direction of Customer's agent(s) identified pursuant to Iron Mountain's standards. Authority granted to any persons on standard authorization forms shall constitute Customer's representation that the identified persons have full authority to order any service for, or disposal or removal of, Customer's Deposits. Such orders may be given in person, by telephone or in writing (fax, electronically or hard-copy).
5.	Operational Procedures. Customer shall comply with Iron Mountain's reasonable operational requirements, as modified from time to time, regarding containers, container integrity, delivery/pickup volumes, preparation for pickup, security, access and similar matters. Customer acknowledges that volume requests that exceed one hundred twenty-five percent (125%) of normal volume (defined as Customer's average transaction volume over the immediately preceding three month period) may require Iron Mountain to incur additional costs, which Customer will pay at Iron Mountain's overtime rates, provided that Iron Mountain shall have advised Customer thereof in advance.
6.	Force Majeure. In no event shall either party be liable for delay or inability to perform caused by acts of God, governmental actions, labor unrest, acts of terrorism, riots, unusual traffic delays or other causes beyond its reasonable control.
7.	Governmental Orders. Iron Mountain is authorized to comply with any subpoena or similar order related to the Deposits, provided that Iron Mountain notifies Customer promptly upon receipt thereof, unless such notice is prohibited by law. Customer shall pay Iron Mountain's applicable charges set forth in a Schedule(s) for such compliance. Iron Mountain will cooperate with Customer's efforts to quash or limit any subpoena, at Customer's expense. Customer acknowledges that its shipments may be subject to inspection while in transit by federal, state or local government entities ("Government Inspectors"), and Customer authorizes Iron Mountain to fully cooperate with such inspections. Iron Mountain shall bear no responsibility for loss or damage to Deposits, or containers housing Deposits, caused by Government Inspectors.
8.	Confidentiality. "Confidential Information" means any information (i) contained in the Deposits, (ii) concerning or relating to the property, business and affairs of the party disclosing such information that is furnished to the receiving party, and (iii) regarding this Agreement and its Schedules and Iron Mountain's processes and procedures; except for information that was previously known to the receiving party free of any obligation to keep it confidential, is subsequently made public by the disclosing party or is disclosed by a third party having a legal right to make such disclosure. Confidential Information shall be used only in the manner contemplated by this Agreement and shall not be intentionally disclosed to third parties without the disclosing party's written consent. Iron Mountain shall not

IM-35 Rev. 07/01/09	© 2009 Iron Mountain Incorporated Page 2 of 4

obtain any rights of any sort in or to the Confidential Information of Customer contained in Deposits. Iron Mountain shall implement and maintain reasonable safeguards designed to protect Customer's Confidential Information.

9.	Liability in Event of Loss of Deposits. Iron Mountain shall not be liable for any loss or destruction of, or damage to,
Deposits, including costs resulting from a loss of a Deposit constituting a breach of data security or confidentiality, however caused, unless such loss or damage resulted from the failure by Iron Mountain to exercise such care as a reasonably careful person would exercise under like circumstances; Iron Mountain is not liable for loss or damage which could not have been avoided by the exercise of such care. If liable, the amount of Iron Mountain's liability is limited as provided on the first page hereof. Deposits are not insured by Iron Mountain against loss or damage, however caused. Customer may insure Deposits through third-party insurers for any amount, including amounts in excess of the agreed value set forth above. Customer shall cause its insurers of Deposits to waive any right of subrogation against Iron Mountain. If Deposits are placed in the custody of a third-party carrier for transportation, the carrier shall be solely responsible for any loss or destruction of, or damage to, such Deposits while in the custody of the carrier.
10.	Liability for Non-Storage Services. With respect to services not related to the storage of Deposits, Iron Mountain shall not be liable for any loss or default unless such loss or default is due to the negligence of Iron Mountain. If liable, the amount of Iron Mountain's liability is limited as provided on the first page hereof. Iron Mountain shall not be liable for the loss of contents of shredding bins unless and until the bins are in the custody and control of Iron Mountain.
11.	No Consequential Damages, etc. In no event shall either party be liable for any consequential, incidental, special or punitive damages, or for loss of profits or loss of data, regardless of whether an action is brought in tort, contract or under any other theory.
12.	Destruction of Deposits. Customer releases Iron Mountain from all liability by reason of the destruction of Deposits pursuant to Customer's written authorization. Deposits will be destroyed by shredding (except that media may be destroyed by pulverization or incineration). Services will be performed at the rates set forth in a Schedule.
13.	No Product Warranty. IRON MOUNTAIN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS PROVIDED TO OR SOLD TO CUSTOMER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14. Notice of Claims; Filing of Actions. Claims by Customer must be presented in writing within a reasonable time, and in no event longer than ninety (90) days after delivery or return of the Deposits to Customer or ninety (90) days after Customer is notified of loss, damage or destruction to part or all of the Deposits. No action may be maintained against Iron Mountain for loss, damage or destruction of Deposits, unless timely written notice has been given as provided herein, and unless such action is commenced within the earlier of one (1) year after: (i) the date of delivery or return of the Deposits, or (ii) the date Customer is notified of the loss, damage or destruction.

15.	Notice of Loss. When Deposits have been lost, damaged or destroyed, notice thereof may be given by mailing a letter via U.S. mail to Customer, and the time limitation for presentation of a claim and commencement of action or suit begins on the date of Customer's receipt of such notice.
16.	Payment; Late Fees, etc. Payment terms are net, thirty (30) days. Customer shall be liable for late charges at the rate equal to the lesser of one percent (1%) per month or the highest rate legally permitted in the state where Customer is located, calculated from the date payment was due until the date payment is made together with all expenses incurred in collection, including reasonable attorneys' fees and expenses. Prior to delivery of Deposits upon the expiration or termination of this Agreement, Iron Mountain may require payment by certified check.
17.	Customer Default. If Customer fails to pay Iron Mountain's charges (other than disputed charges) within forty-five (45) days after the date of an invoice, Iron Mountain may, at its option: (a) suspend service, or (b) terminate this Agreement. If Customer fails to pay Iron Mountain's charges (other than disputed charges), for six (6) months or longer, Iron Mountain may securely destroy Deposits, provided Iron Mountain shall have provided ninety (90) days written notice to Customer; Customer shall pay Iron Mountain's standard price for such secure destruction. A final notice will be sent to Customer ten (10) days prior to secure destruction of the Deposits. Iron Mountain shall have other rights and remedies as may be provided by law. In the event Iron Mountain takes any actions pursuant to this Section, it shall have no liability to Customer or anyone claiming by or through Customer.
18.	Ownership Warranty. Customer warrants that it is the owner or legal custodian of the Deposits and has full authority to store the Deposits and direct their disposition in accordance with this Agreement. Customer shall reimburse Iron Mountain for any expenses reasonably incurred by Iron Mountain (including reasonable legal fees) by reason of (i) Iron Mountain's compliance with the instructions of Customer in the event of a dispute concerning the ownership, custody or disposition of Deposits, or (ii) any representation by Customer in this Agreement being untrue or incorrect.

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19.	Restrictions on Material; Customer Premises. Customer shall not store with Iron Mountain nor deliver for shredding any material that is highly flammable, explosive, hazardous, toxic, radioactive, medical waste, organic material that may attract vermin or insects, or otherwise dangerous or unsafe to store or handle, or any material that is regulated under any federal or state law or regulation relating to the environment or hazardous materials. Customer shall not store negotiable instruments, jewelry, check stock or other items that have intrinsic value. Customer's premises where Iron Mountain employees perform services or make deliveries hereunder shall be free of hazardous substances and hazardous or dangerous conditions. Customer warrants that it shall only place paper-based materials in the shredding bins: Customer shall reimburse Iron Mountain for damage to equipment or injury to personnel resulting from Customer's breach of this warranty.
20.	Software. Customer acknowledges that all software and the inventory management system comprised of the software belong to Iron Mountain. During the term of this Agreement, Iron Mountain shall have the exclusive right to use Deposit inventory information (including metadata) to provide records management services to Customer; upon expiration of this Agreement, Iron Mountain shall have the right to use such inventory information for administrative purposes. Iron Mountain's obligation to protect the confidentiality of such information shall survive the termination or expiration of this Agreement.
21.	Purchase Orders. In the event that Customer issues a purchase order to Iron Mountain covering the services provided under this Agreement, any terms and conditions set forth in the purchase order which are in addition to or establish conflicting terms and conditions to those set forth in this Agreement are expressly rejected by Iron Mountain.
22.	Non-Custodial Status. Unless Iron Mountain shall have explicitly agreed in writing, Iron Mountain's performance of services shall not cause Iron Mountain to be deemed a "custodian" of the records or "designee" of Customer with respect to such records, or have any other liability under state or federal law with respect to such records.
23.	ITAR/EAR Compliance. Customer represents that none of the Deposits stored by Iron Mountain pursuant to this Agreement require protection from access by foreign persons because they contain technical information regarding defense articles or defense services within the meaning of the International Traffic in Arms Regulations (22 CFR 120) or technical data within the meaning of the Export Administration Regulations (15 CFR 730-774). If any of Customer's Deposits do contain any such information, Customer shall notify Iron Mountain of the specific Deposits that contain such information and acknowledge that special storage and service rates shall apply thereto.
24.	Miscellaneous. This Agreement binds the successors and assigns of the respective parties and cannot be changed orally. This Agreement may not be assigned by either party (other than to an affiliate which shall assume the obligations of its assignor by written instrument) without the written consent of the other party, which shall not be unreasonably withheld or delayed. Any notice made pursuant to this Agreement may be given in writing at the addresses set out on the first page hereof until written notice of a change of address has been received. Notices to Iron Mountain shall be sent to the attention of its General Manager at such address. Iron Mountain shall have, and may exercise, all rights granted to warehousemen by the Uniform Commercial Code as adopted in the state where the Deposits are stored. In the event of inconsistency between these printed Basic Terms and Conditions and the terms of a Schedule, the Schedule shall prevail as to the services covered thereby.

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MELA V (US Lease Nonn) (REV 9/26/08)

Lease No. 001

Dated February 23, 2011

Lessee: L' Auberge Da Sedona LLC	Lessor: Macquarie Equipment Finance LLC
Street Address: 301 L’Auberge Lane	Street Address: 2285 Franklin Road, Suite 100
City/State/Zip: Sedona, AZ 86336	City/State/Zip: Bloomfield Hills, MI 48302
EquipmentType/ Serial Qty. Mfr. Model/Feature Description Number	Lessor’s Rental Basis Payment
1 LG HD HEAD END SYSTEM
Base Term: 48 months	TOTAL:	$2,126.05* $68,241.13 $850.42 **
Due Date: Rental Payments are due in advance on the first day of each Rental Period. Rental Period: Each calendar month during the Term. Equipment Location: 301 L’Auberge Lane Sedona, AZ 86336

* $2,126.05 Monthly from March through October

** $ 850.42 Monthly from November through February

Base Term Commencement Date: The first day of the first whole Rental Period occurring on or after the last Acceptance Date for any item of Equipment.

Outside Acceptance Date: March 1, 2011

Special Terms:

1. Provided no Event of Default has occurred and is continuing, Lessee will purchase the Equipment from Lessor at the expiration of the Initial Lease Term by payment to Lessor of one dollar ($1.00). Upon such payment, Lessor shall transfer title to the Equipment to Lessee free and clear of all items, security Interests, and encumbrances by and through Lessor and such transfer shall be AS-IS, WHERE-IS.

2. The Lessee shall not be required to provide certified or audited financial statements as required in Sections 8 and 14 below.

1. Lease. Lessor leases to Lessee the equipment (‘Equipment’) described in this Lease. Lessor also finances for Lessee the costs of those software, services, consumables, and other nonhardware items described in this Lease and included in the Lessor’s Basis (‘Soft Cost Items’). If any Special Terms arc specified above and inconsistent with the remaining provisions of this Lease, the Special Terms shall control.

2. Purchase and Delivery of Equipment. Lessee is responsible for delivery and installation of the Equipment at the Equipment Location. Lessor will purchase the Equipment from, and pay for Soft Cost Items to, the seller thereof (‘Seller’), and lease the Equipment Lessee, only if not Event of Default, or event that with notice or the lapse of time or both would constitute an Event of Default, is continuing; and on or before the Outside Acceptance Date or, if no Outside Acceptance Date is specified in this, one month from the date of this Lease, Lessor receives the Acceptance Certificate executed by Lessee and this Lease executed by the parties, and such other documents or assurances as Lessor may reasonably request.

3. Acceptance. On the day Lessee accepts the Equipment and is prepared for Lessor to pay for the Soft Cost Items (‘Acceptance Date’), or promptly thereafter, Lessee will execute a certificate of acceptance acceptable to Lessor (‘Acceptance Certificate’). By executing the Acceptance Certificate, in addition to its provision, Lessee represents and warrants that: Lessee has selected the Equipment, Soft Cost Items, and Seller; Lessee has been informed by Lessor or otherwise knows of Seller’s Identity; and Lessee has irrevocably accepted the Equipment and authorized Lessor to pay for the Soft Cost Items.

4. Term. The initial term of the lease of an item of Equipment and financing of a Soft Cost Item (‘Initial Term’) begins on the item’s Acceptance Date and continues through the Base Term Commencement Date and then for the Base Term. Any renewal term (‘Renewal Term’) begins at the end of, as applicable, the Initial Term or any preceding Renewal Term (the Initial Term and all Renewal Terms currently in effect, previously in effect, or which are to come into effect as provided in this Lease or by other written agreement of the parties, collectively, ‘Term’).

5. Rental Payments. Regardless of whether Lessee receives invoices or notices that any Rental Payments are due, Lessee will pay the Rental Payment, plus all applicable, Taxes, for the Term, at such address as Lessor may specify in writing ( including in any invoice), on the Due Dates. Lessor will invoice Lessee for Rental Payments, but the sole remedy for any failure to invoice shall be that no late interest shall accrue under Section 25 on any Rental Payment until payment has been demanded in writing (including in any invoice) for at least 30 days. This Lease is a net lease and is noncancelable during its Term (except as expressly provided in this Lease). During the Term, Lessee’s obligation to pay Rental Payments and other amounts under this Lease shall be, except to the limited extent provided for in Section 23, absolute and unconditional and not subject to abatement, reduction, offset, recoupment, compensation, crossclaim, counterclaim, or any other defense whatsoever, arising under this Lease or otherwise, or against Lessor, Assignee, Seller, the Equipment’s manufacturer (‘Manufacturer’), or any other person. However, the foregoing does not limit Lessee’s enforcement of rights against Lessor in a separate action at law.

6. Lessee’s End of Term Options. At the end of the Term, Lessee has the right, but not the obligation, to exercise one of these option, but only if Lessee gives irrevocable notice to Lessor unequivocally electing one of these options (‘Exercise Notice’) and the Exercise Notice is received by Lessor at least 90 days before the end of the Term:

(a) Purchase Option. If no Event of Default is continuing at the time Lessor receives the Exercise Notice or at the end of the Term, Lessee may purchase all of the Equipment in which case: Lessee will, on the last day of the Term, pay Lessor the Fair Market Value of the Equipment determined as of the date of the Exercise Notice, and all applicable Taxes; Lessee will make all other payments required during the remainder of the Term; and, at the end of the Term, this Lease will

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terminate and Lessee will be entitled to Lessor’s interest in the Equipment.

(b) Renewal Option. If no Event of Default is continuing at the time Lessor receives the Exercise Notice or at the end of the Term and Lessor determines that no material adverse change in Lessee’s business or financial condition has occurred since the Acceptance Date, Lessee may renew the Term for Renewal Term of 6 months or more as specified in the Exercise Notice in which case: the Rental Payment will be the Fair Market Value of all of the Equipment for the Renewal Term; the parties will enter into a Lease supplement confirming the applicable Rental Payment and Renewal Term; and all other provisions of this Lease will continue to apply (but the failure of the parties to enter into such a supplement will not condition or affect Lessee’s obligations during the Renewal Term).

(c) Return Option. Lessee may return all of the Equipment, in which case Lessee will return the Equipment to Lessor in accordance with Section 16 within l0 days of the last day of the Term.

If one of the foregoing options is not exercised, the Term will automatically extend for successive 3-month Renewal Terms in which case Lessee will continue to pay Lessor rent at the rate total periodic Rental Payment previously in effect for all items of Equipment and Soft Cost Items (or, if the Rental Payments for the Base Term of Renewal Term previously in effect were not constant for all whole Rental Periods, at the rate of the sum of such Rental Payments divided by the number of Rental Periods) (the ‘Previously Effective Rental Rate); and all other provisions of this Lease will continue to apply. Lessee’s purchase, renewal. And return options and the automatic renewal provisions provided for in this section apply at the end of the Initial Term and all optional or automatic Renewal Terms. If Lessee fails to comply with the terms of any of the foregoing options elected by it, Lessor may in its absolute discretion elect to terminate the Exercise Notice in which case the automatic renewal provision set forth above will apply as if no Exercise Notice were given, or Lessor may proceed as otherwise permitted by this Lease., including exercising the remedies provided for in this Lease or at law. The foregoing applies following the noncompliance with any of the foregoing options notwithstanding the execution or entry into of any Lease supplement, bill of sale, purchase agreement, confirmation, or other documentation memorializing and/or confirming the exercise of the option or the terms of the exercise.

7. Taxes. Lessee will pay Lessor (or pay directly to the applicable taxing authority if instructed in writing by Lessor) all taxes, fees, an) and assessments that may be imposed by any governmental entity or taxing authority on the Rental Payments or the Equipment or Soft Cost Item, or their purchase (by Lessee or Lessor), ownership, delivery, return, possession, operation, sale (by Lessor or Lessee), or rental, whether imposed on Lessor or Lessee or any of their affiliates or the Equipment, any Soft Cost Items, this Lease, or any related instrument (‘Taxes’). Taxes include all license and registration fees, and all sales, use personal property, business transfer, value added, goods and services, and other taxes, and governmental and transaction charges, together with any penalties, fines and interest thereon (except to the extent resulting from Lessor’s negligence or willful misconduct), that may be imposed during the Term or Possession Period (as defined In Section 10) or after the Term or Possession Period and relating to events or conditions occurring or existing during the Term or Possession Period. Lessee will not be liable for; Taxes imposed on or measured by Lessor’s net income or tax preference items; overall business taxes that are in lieu of net income taxes; or Lessor’s corporate franchise or net worth taxes. If Lessee is required by law or administrative practice to make any report or return with, respect to Taxes, Lessee will promptly give Lessor notice and cooperate with Lessor to ensure that such action is properly made arid Lessor’s interests accurately reflected. Lessor has no obligation to contest or preserve any right to contest Taxes. However, Lessee may contest Taxes in its own name and at its own expense so long as, in Lessor’s opinion, the contest will not result in encumbrance on any Equipment or otherwise jeopardize Lessor’s rights or interests in any Equipment.

8. Covenants. Lessee will during the Term (a) maintain the Equipment in good working order and condition, in accordance with the Manufacturer’s recommended engineering and maintenance standards; (b) use the Equipment only in connection with its business operations and for purposes for which it was designed and in compliance with all applicable Manufacturer operating standards and all insurance requirements; (c) keep the Equipment at the Equipment Location; (d) affix to the Equipment any labels Lessor may supply stating the Equipment is owned by Lessor; (e) make no alterations of additions to the Equipment except additions that; do not impair the value or performance of the Equipment , are readily removable without damage to the Equipment, and do not result in an encumbrance on the Equipment; (f) comply with all laws and regulations applicable to or affecting this Lease, the Equipment or Lessee, including maintain all required insurance and obtaining all governmental permissions necessary for it to so comply or that may be required of Lessor in so complying; (g) furnish Lessor with its certified or audited financial statements (at any time that its current financial statements are not readily available on the Internet through a free governmental website), and Lessee represents and warrants that all such financial statements or other financial information will be prepared in accordance with generally accepted accounting principles and accurately present Lessee’s financial position as of the dates given; (h) furnish Lessor with resolution, certifications of the names, titles, signatures, and authority of those persons executing Lease documents on behalf of Lessee, and such other information and documents as Lessor may reasonably request; (i) not permit the Equipment to become an accession, a fixture, or real or immoveable property; (j) permit Lessor to inspect the Equipment and Lessee’s applicable maintenance agreements and records at any reasonable time (subject to Lessee’s usual, reasonable security procedures); (k) promptly notify Lessor of: any change in Lessee’s name, any change in the location of Lessee’s chief executive or registered office, any transfer by Lessee, authorized or not, .of any interest in or benefit from the Equipment, and any change, authorized or not, in the location of any Equipment, and (l) ensure that neither Lessee nor its successors or assigns is a tax-exempt entity (as described in the Internal Revenue Code) at any time during the Term or the five years preceding the Term.

9. Title to Equipment. The Equipment will remain the personal property of Lessor even if physically attached to real property. Lessee will keep the Equipment free of encumbrances (other than his Lease or encumbrances created by Lessor or Assignee). Before the Acceptance Date, if requested by Lessor, and from time to time within 30 days of any request by Lessor, Lessee will provide a written waiver of any claim to the Equipment by any person having an interest in the real property where the Equipment is located. Lessee has no right or interest in the Equipment except that set forth in this Lease.

10. Risk of Loss. From delivery of the Equipment by Seller or Lessor to a carrier for shipment to Lessee until the Equipment is returned to and received by Lessor (‘Possession Period’), Lessee bears the entire risk of whole or partial loss, theft, destruction or damage to the Equipment from any cause whatsoever, or requisition of the Equipment by any governmental entity, or expropriation or the taking of the Equipment by eminent domain or otherwise (collectively, ‘Loss’). Lessee will give Lessor notice within 10 days of any Loss (‘Loss Notice’). Except as provided in this section, no Loss will condition, reduce, or relieve Lessee’s Lease obligations, including its obligation to pay Rental Payments in full. If any Equipment is damaged but can be economically repaired, Lessee will immediately place the Equipment in good working order and condition. Upon the occurrence of any other kind of Loss, or if Lessee does not place the Equipment in good working order and condition within 30 days of any economically repairable damage, Lessee will upon Lessor’s demand pay Lessor the Lessor’s Return (as defined in Section 19), calculated by Lessor as of the date of Loss; upon Lessor’s receipt of the Lessor’s Return, plus all other amounts that are or become due under this Lease, this Lease will terminate and Lessee will b. entitled to Lessor’s interest in the Equipment.

11. Insurance. Lessee will at its expense during the Possession Period maintain: (a) insurance against the loss, theft, or damage to the Equipment for its full replacement value, naming Lessor as sole loss payee; and (b) public liability and third party property damage insurance in the amount of $1,000,000 or such other amount as may be requested by Lessor, per occurrence, naming Lessor as an additional insured. Such insurance shall be reasonably satisfactory to Lessor, shall contain the Insurer’s agreement to give Lessor 30 days’ written notice before any cancellation or material change; shall be payable to Lessor regardless of any act, omission or breach by Lessee; and shall provide for commercially reasonable deductibles satisfactory to Lessor. Lessee will provide Lessor with certificates of such insurance effective for the entire Term. Any insurance proceeds of such insurance received by Lessor or Assignee in respect of events with respect to which Lessee has concurrent Lease obligations (including obligations under Sections 10 or 15) will be applied

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by Lessor to those obligations. Lessee has no right to the benefit of any insurance maintained by Lessor.

12. Assignment of Warranties. Lessee is entitled under the Uniform Commercial Code—Leases (Article 2A) to the promises end warranties provided to Lesser, by Seller or any third party in connection with the Equipment. Lessor assigns to Lessee during the Term, so long as no Event of Default is continuing, any assignable representations, warranties, and promises made by Seller or Manufacturer or any other third party in connection with the Equipment, but any claims arising therefrom may only be pursued by Lessee in its own name. Lessor will reasonably cooperate with Lessee, at Lessee’s request and expense, in pursuing any such claims and obtaining for Lessee the benefit of all such rights. Lessee may communicate with Seller or any third party and receive an accurate complete statement of those promises and warranties, including any disclaimers and limitations thereon or on any remedies.

13. Disclaimer and Limitations. As to Lessor, Lessee leases the Equipment and finances the Soft Cost Items As-Is, Where-Is, and on a nonrecourse basis. Whenever Lessee is entitled to Lessor’s interest in any Equipment, Lessor will assign such Equipment As-Is, Where-Is, except that Lessor will warrant the absence of any encumbrances by, through, or under Lessor and, on request, provide Lessee with Lessor’s standard bill of sale to the forgoing effect. Lessor disclaims any other representation or warranty, including with respect to the design, compliance with specifications, durability, quality, operation, or condition (whether discoverable or not) of the Equipment or Soft Costs Items, title, the merchantability of the Equipment or Soft Cost Items, the fitness of the Equipment or Soft Cost Items for particular purposes, status of this Lease for tax accounting classification purposes, or issues regarding the design or operation of the Equipment of infringement of industrial or intellectual property rights of any persons or any patent, trademark, or copyright infringement or the like. Lessor will not be considered to have made any statement, representation, warranty, or promise made by Seller, and neither Seller nor Lessor shall be considered to be an agent of the other. Lessor will have no liability to Lessee, or its customers, or any other persons, for damages arising out of this Lease or concerning any Equipment or Soft Cost Items, including direct, indirect, special, or consequential damages, or damages based on strict or absolute tort liability, and also as to any programs or data residing on any Equipment at any time, including upon return to or repossession by Lessor. However, Lessor shall remain liable to Lessee, in a separate action at law, for direct damages resulting from Lessor’s negligence, willful misconduct, or breach of Lease. This Lease is intended to be a finance lease as defined in the Uniform Commercial Code—Leases (Article 2A) and to be governed solely by its terms. This Lease, the parties’ performance of this Lease, and their other actions relating to this Lease are to be considered so as to give the fullest possible effect to such intent. To the extent permitted by law, Lessee and Lessor agree that this Lease shall be treated as a finance lease. This section does not affect Lessee’s rights against persons other than Lessor, including Seller and Manufacturer.

14. Lessee Warranties. Lessee represents and warrants when it executes this Lease and when it executes the Acceptance Certificate, that: (a) Lessee is duly organized and in good standing under applicable law in the jurisdiction of its organization and domicile and in which Equipment may be located with full power and authority to enter into this Lease; (b) this Lease is enforceable against Lessee in accordance with its terms, subject to laws of general application affecting creditors’ rights generally, and does not breach or create a default under any instrument or agreement binding on Lessee; (c) no proceedings exist before any court or administrative agency that would have a material adverse effect on Lessee, this Lease, or the Equipment , nor has Lessee been threatened with any such proceedings; (d) the financial statements and other financial information made available by Lessee have been prepared in accordance with generally accepted accounting principles and accurately present Lessee’s financial position as of the dates given; and (e) Lessee’s chief executive and registered office is located at its address specified in this Lease.

15. Indemnity. Lessee will indemnify Lessor against and hold Lessor harmless from all liabilities, damages, Taxes, losses (including losses of tax benefits), penalties, expenses (including legal fees and disbursements and costs), claims, actions, and suits, whether based on a theory of strict liability or statutory regulatory liability of Lessor or otherwise (collectively, ‘Claims’), directly or indirectly relating to the operation, selection, manufacture, purchase (by Lessee or Lessor), ownership (for strict liability in tort or for statutory or regulatory liability), leasing, possession, maintenance, delivery, return, at sale (by Lessor to Lessee) of the Equipment, or selection, licensing, provision, return or relinquishment, obtaining, use, creation, or ownership of Soft Cost Items, including Claims relating to (a) the condition of any Equipment arising or existing during the Possession Period, including undiscoverable defects; (b) infringement by Lessee or the Equipment or Soft Cost Items of any patent, trademark, copyright, or industrial or other intellectual property rights of any person; and (c) Lessee’s contest of Taxes or Lessor’s contest of Taxes at Lessee’s behest. However, Lessee will not be liable: (a) following the time Lessor is required to purchase the Equipment and pay for the Soft Cost Items, for the net price of the Equipment or Soft Cost Items included within the Lessor’s Basis; or (b) to a person (including Lessor or Assignee) pursuant to the foregoing for any Claims to the extent resulting from that person’s negligence or willful misconduct or breach of Lease.

16. Surrender of Equipment. Whenever Lessee is required or permitted to return Equipment, Lessee will (or, at Lessor’s request, Lessee will have the Manufacturer or another party acceptable to Lessor), at Lessee’s expense, deinstall, inspect, and properly pack (the Equipment, and return the Equipment to Lessor by such common carrier as Lessor may specify, to a destination within the continental United States of America specified by Lessor, accompanied by the relocation inventory or similar form completed by the deinstaller. However, if the return destination is more than 1,000 miles from the original or final Equipment Location (whichever is closer to the return destination), Lessee’s freight expense in returning the Equipment shall be limited to the amount that would be incurred if the return destination were within such a distance. Lessor is not required to accept any return of Equipment more than one month before the end of the Term. Any return of Equipment accepted by Lessor releases Lessee of its leasehold rights and possessory interest in the Equipment, but will not otherwise constitute a termination of the Term or this Lease or Lessee’s related obligations. When received by Lessor, the Equipment shall be: in good working order; reasonably clean and cosmetically good; free of password protection; and in the same condition as when shipped lo Lessee, reasonable wear and tear excepted. Lessee will be liable to Lessor for all expenses Lessor incurs or would incur in placing the Equipment in the condition required by this Lease (whether or not Lessor actually does place the Equipment in such condition), up to the Fair Market Value of the Equipment. Any additions to the Equipment not removed before return shall become Lessor’s exclusive property (lien free) or, al Lessor’s option and Lessee’s expense, removed and returned to Lessee or sold, destroyed, or otherwise disposed of, all without any liability on the part of Lessor or any other person to Lessee or any other person, and the Equipment restored to its original condition.

17. Default. It is an ‘Event of Default’ under this Lease if (a) Lessee’s failure to pay any Rental Payment or other amount under this Lease when due continues for 10 days after notice; (b) Lessee’s failure to observe any provision of this Lease continues for 30 days after notice; (c) a representation or warranty or statement made by Lessee in this Lease or in any other instrument provided by Lessee is incorrect in any material respect when made; (d) unless expressly permitted by Section 8(c), Lessee relocates the Equipment or, unless expressly permitted by Section 21, Lessee purports to assign or sublet any interest in the Equipment or this Lease or undergo a Change In Control (as defined in such section); (e) the Equipment is levied against, seized, or attached; (f) the appointment, election, nomination, or other institution of any administrator, examiner, administrative receiver, compulsory manager, trustee, or liquidator of Lessee (or any similar person contemplated by the laws of the United States of America or other applicable laws), or Lessee makes or seeks an assignment for the benefit of creditors or any arrangement or composition with its; creditors, or becomes insolvent, or commits any act of bankruptcy, or is the subject of a petition or proceeding under any bankruptcy, reorganization, arrangement of debts insolvency, or receivership law, or Lessee seeks to effectuate a bulk sale of its inventory, equipment, or assets, or any action is taken with a view to Lessee’s termination or the termination of its business, and, if any of the foregoing events is not voluntary, it continues for 60 days; (g) any guarantor of this Lease dies or is the subject of an event of the types listed in clause (f) or breeches or defaults under the guaranty; or (h) a default or event of default occurs under any other lease entered into between Lessor and Lessee.

18. Remedies. 1f an Event of Default is continuing, or if at any time during the continuance of an Event of Default under this Lease or any

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other lease entered into between Lessor and Lessee Lessor has with or without notice to Lessee declared the occurrence of the Event of Default, Lessor may in its absolute discretion exercise any one or more of these remedies: (a) terminate this Lease (b) take possession of, or render unusable, any Equipment wherever located, without notice or process of law (but without breaching the peace and subject to an applicable law), and without liability for damages occasioned by such action (except for direct damages to the extent caused by Lessor’s negligence or willful misconduct), and no such action will constitute a termination of this Lease, all as thought Lessee had failed to surrender the Equipment when required to do so; (c) require Lessee to return the Equipment to a location designated by Lessor in accordance with Section 16 and there surrender control of the Equipment lo Lessor pursuant to Section 16 as though the Term had expired (and such actions will not constitute a termination of this Lease); (d) declare all or, in one or more declarations, any portion of the Lessor’s Return (as defined in Section 19), calculated by Lessor as of the date of the declaration, due and payable, and; (I) upon Lessor’s full receipt of the entire Lessor’s Return, plus all other amounts that are or become due under this Lease, this Lease will terminate and Lessee will be entitled to Lessor’s interest in the Equipment, and (III) upon a declaration of the entire Lessor’s Return or Remaining Rental Payments (as defined in Section 19) being due and payable, any later Rental Payments coming due Under this Lease before the then effective expiration date of the Term shall cease; (c) proceed by court action to enforce performance by Lessee of this Lease and/or to recover all damages and expenses suffered by Lessor as a consequence of any Event of Default; or (f) exorcise any other right or remedy available at law or in equity. Lessee will also reimburse Lessor for all expenses (including legal fees and disbursements and costs and fees of collection agencies) incurred by Lessor in enforcing this lease. Lessor’s sole obligation to mitigate its damages is that if it repossesses any Equipment pursuant to this section Lessor will lease, sell, or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice, and at public or private sale, and apply the net proceeds (after deducting all expenses of disposition), if any, to the amounts owed to Lessor; but Lessee will remain liable to Lessor for any deficiency that remains after any such disposition. With respect to any notice of sale required by law, 10 days’ notice is reasonable notice. The remedies provided in this Lease are in addition to all other rights or remedies now or hereafter existing under this Lease, or at 1aw or in equity, and may be enforced concurrently therewith, and from time to time.

19. Lessor’s Return. Lessor may become entitled to the Lessor’s Return, Which shall be Lessor’s anticipated benefit of its bargain rind profit from This Lease transaction (to which it will specifically be entitled). The Lessor’s Return, as stipulated to herein, includes amounts attributed by the parties to (and a loss to Lessor upon a Loss or Event of Default is dependent in part upon) unpaid Rental Payments to become due, the original cost of the Equipment and Soft Cost Items to Lessor, the unrealized anticipated value of the Equipment to Lessor, the future observance by Lessee of its nonrental Lease obligations for the benefit of Lessor, and Lessor’s minimum anticipated proceeds from the future retail Sale or lease of the Equipment to Lessee or another customer. The parties agree that the Lessor’s Return will, as liquidated damages and not as a penalty, be the following (together with related Taxes):

(a) 105% of the Lessor’s Basis minus 70% of the Rental Payments (excluding Taxes) having come due since the Base Term Commencement Date, or

(b) if greater, the Present Value (as defined in Section 27) of: the Rental Payments scheduled to become due through the last day of the then effective Term (Remaining Rental Payments’); plus Lessor’s estimate of the Fair Market Value of the Equipment on the last day of the Term, or

(c) if (and only if) this Lease gives Lessee the option to purchase all of the Equipment at the end of the Term for a price which is (or is limited to) a stated amount, including an amount stated as a percentage of the Lessor’s Basis, the Present Value of the Remaining Rental Payments; plus such stated amount.

20. Assignment By Lessor. Lessor may unqualifiedly assign this Lease or any Equipment, in whole or in part, including granting or assigning any encumbrance or other interest in this Lease or any Equipment, without notice to or consent of Lessee, to any person (‘Assignee). No assignment will relieve Lessor of its Lease obligations. Lessee and Lessor acknowledge that any suck assignment will not materially change

Lessee’s or Lessor’s obligation under this Lease. If Lessor notifies Lessee of an assignment, Lessee will: (a) unless otherwise directed, absolutely and unconditionally pay all amounts due under this Lease to

Assignee without abatement, reduction, offset, recoupment, compensation,

crossclaim, counterclaim, or any other defense whatsoever; (b) not permit this Lease to be amended or any of its terms waived without the written consent of Assignee; (c) not require Assignee to perform any obligations of

Lessor other than the warranty of quiet enjoyment provided for in

Section 23 and any other obligations expressly assumed by the Assignee in

Writing; and (d) execute such acknowledgements of assignment as may be reasonably requested by Lessor. Assignee will be entitled to all of

Lessor’s rights, power, and privileges under this Lease to the extent of the assignment, including the right to make further assignments. Assignee will not be liable for Lessor’s negligence or willful misconduct or breach of

Lease, nor will any action or inaction by Lessor affect the obligations of

Lessee to Assignee under this Lease. Lessor may provide copies of this

Lease or related documents or information concerning Lessee and its obligations thereunder to any Assignee, prospective Assignee, affiliate, or other person.

21. Assignment By Lessee; Change in Control. Without the prior written consent of the Lessor (not to be unreasonably withheld) Lessee cannot: assign any interest in this Lease or assign or sublet any interest in

Equipment (including in connection with a sale of all or some of Lessee’s assets); or undergo an acquisition, change in control, merger,

reorganization, consolidation, amalgamation or other event whereby the holders of more than ½ of the equity end voting power of Lessee immediately before the event are not the holders of ½ or more of the equity and voting power of Lessee or its successor immediately after the event

(‘Change In Control’). No assignment or sublease by Lessee will discharge or diminish Lessee’s obligations, and Lessee will continue to be primarily, absolutely, unconditionally, and independently liable for the full and prompt observance of all of its obligations under this Lease following any such assignment or sublease or Change In Control.

22. Counterparts: Financing/Statements. This Lease may be executed in one or more counterparts. If there is only one such counterpart, it will be the ‘Original,’ otherwise, one such counterpart will be marked as and be the ‘Original’ and any other counterparts will be marked as and be

Duplicates.’ No security interest in this Lease, if it constitutes chattel paper, as defined in the Uniform Commercial Code—Secured Transactions

(Article 9) or analogous legislation in effect in any relevant jurisdiction,

may be created except through the transfer or possession of the Original.

Unless Lessee has the right to acquire Lessor’s interest in the Equipment at the end of the Term for nominal or no consideration, the parties intend this

Lease to be a true lease end not one intended merely for security. Lessee

Authorizes Lessor and its agents to file financing statements to give public notice of Lessor’s interest in the Equipment and any proceeds thereof or any other items Lessor anticipates may be leased by Lessor to Lessee under this Lease or any other lease (whether nor not such other lease has been executed), but Lessor will terminate or amend any financing statement covering items not leased, at Lessee’s request and Lessor’s expense.

23. Quiet Enjoyment. So long as no Event of Default is continuing,

Lessor will not interfere with Lessee’s quiet enjoyment of the Equipment.

If a failure by Lessor to materially observe the foregoing warranty of quiet enjoyment continues for l0 days after notice, Lessee may in its absolute discretion exercise any one or more of the following remedies (which shall be its exclusive remedies for such failure): (a) by notice terminate this

Lease (including its obligation to pay Rental Payments) as it relates to such

Equipment; or (b) proceed in a separate action at law to recover all direct damages suffered by Lessee resulting from such failure.

24. Fair Market Value. ‘Fair Market Value’ is the price or rent, as applicable, that would be obtained at arm’s length between informed and willing parties, neither under compulsion to contract, for the sale or lease of Equipment assuming the Equipment is: in installed, continued, and uninterrupted use by the buyer or lessee; in the condition required by this

Lease; and being sold with the software necessary for its use. Fair Market

Value will be determined by Lessor, but if Lessee objects in writing to

Lessor’s determination within 10 days after Lessor communicates its determination to Lessee’s representative in writing or by email, then Fair

Market Value will at Lessee’s expense be determined by an independent appraiser selected by Lessor and reasonably satisfactory to Lessee.

25. Late Performances Interest Limitations. Amounts due under this

Lease (including Rental Payments and Lessor’s Return and other payments

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MELA V (US Lease Nonn)

(REV 9/26/08)

demanded or declared to be due or otherwise due or reimbursable) that are not paid within 10 days of their due date or demand will bear interest,

payable upon demand, at the rate of 12% per annum, or such lesser rate as may be the maximum legal rate, from their due dates. Whenever any

Equipment is required to be returned to Lessor but is not returned to

Lessor by the date required, in addition to all of Lessor’s other rights and remedies hereunder, Lessee shall pay to Lessor rent for the period after the end of the Term through the date of Lessor’s receipt of the Equipment at the Previously Effective Rental Rate (as defined in Section 6). If any payments required to be made under this Lease would otherwise be considered the collection of interest in excess of the maximum amount permitted by applicable law: Lessee will not be obligated to pay the excess; any excess which may have been collected will be credited to

Lessee’s other obligations to Lessor or refunded; and this Lease will be considered to have been amended so as to eliminate Lessee’s obligation to pay such excess.

26. Prorations. Rental Payments for Rental Periods not consisting of a whole calendar month or a whole calendar quarter or another whole calendar period, as applicable, will be prorated on the basis of a 360-day year comprised of four 90-day quarters and twelve 30-day months.

27. Present Value. ‘Present Value’ is the present value of the amount in question discounted to the date present value is to be determined at the

Present Value Rate on the last day of the complete week most recently reported on the date of determination or on the Base Term Commencement

Date, whichever is less, compounded with the same periodicity as the

Rental Period. The ‘Present Value Rate’ is three-fifths of the annualized daily prime rate of interest, as described in Federal Reserve Statistical

Release H.15 — Selected Interest Rates (available, for example, at http://

wwv.federalreserve.gov/Releases/H15/data.htm), or any successor publication of the US Federal Reserve System, but if there is no such publication, the lowest prime rate published in The Wall Street Journal.

28. Further Assurances. Lessee will promptly execute such documents

And take such further action as Lessor may from time to time reasonably request in order to carry out the intent of this Lease or protect or perfect the rights, interests, and remedies of Lessor reasonably intended to be created thereunder.

29. Notices. Notices under this Lease shall be in writing and conclusively deemed to have been received by the receiving party; on the

5th business day after being sent by first class mail, postage prepaid, unless there is an interruption in postal services, or on the business day when sent by confirming fax; or if sent by overnight or express domestic or international courier, on the next business day or other business day warranted by the courier for delivery; or when given in person; and in all such cases notice shall be directed to a party at its address set forth in this

Lease, or at such other address as a party may notify the other from time to time as its address for notice. Notices not sent in accordance with the foregoing will only be effective if and when the writing is actually received by the receiving party at its address for notice.

30. Interpretation. Term of inclusion mean inclusion without limitation. Time is of the essence. The provisions of this Lease will survive its termination, and any return or sale of Equipment, and remain in full force and effect with respect to events or conditions occurring or existing during (or fairly attributable to) the Term or Possession Period.

Any waiver or failure of a party to require strict observance of this Lease will not constitute a waiver of any other breach of the same or any other provision of the same Lease or any other lease. This Lease will not be binding upon a party until executed by the party. This Lease cannot be amended except in an instrument executed by both parties. This Lease binds and benefits the parties’ successors and permitted assigns. The parties hereby acknowledge that they have required this contract, and other agreements and notices required or permitted to be entered into or given pursuant hereto, to be drawn up in the English language only. If any such document or communication is prepared in or contains both the English language and another language, only the English language provisions shall have import and the versions in any other language shall not be binding upon the parties thereto and shall have no effect whatsoever on the

Interpretation or construction of the English language version. The page

Numbering of this Lease may be exclusive of exhibits, if any.

31. Soft Cost Items. The Equipment may contain software in which the

Parties have no ownership or other proprietary rights. Where required by a software owner or manufacturer or the Seller of other Soft Cost Items,

Lessee will enter into n license or other agreement for the use of the software and the provision of the Soft Cost Items. Any such agreement will be separate and distinct from this Lease, and Lessor will have no rights or obligations thereunder unless otherwise agreed by it in writing.

Any rent attributable to Lessor’s financing of Soft Cost Items will be paid under this Lease as rent subject to the provisions of Section 5 regardless of

Lessee’s dissatisfaction with, or the failure or quality of the Soft Cost

Items, Lessee acknowledges that all Soft Cost Items are provided directly to Lessee by Seller, and not by Lessor, regardless of: anything to the contrary in this Lease; the listing of a Soft Cost Item in this Lease or any purchase agreement, purchase assignment agreement, or other agreement entered into by Lessor (and any such agreement, to the extent entered into by Lessor and relating to Soft Cost Items, shall be solely for the benefit of the Lessee); any characterization by the parties of a Soft Cost Item as

‘Equipment’ in this Lease or any related document.

32. Facsimiles. In any proceeding relating to this Lease, a party may produce a reliably made facsimile will be of an instrument rather than the original and such facsimile will be considered the original. Each party acknowledges that it has received and reviewed all of the pages of this

Lease and that none of its provisions are missing or illegible.

33. Invalidity. A provision of this Lease that is or becomes invalid will be ineffective only to the extent of the invalidity, without affecting the remainder of such provision or this Lease.

34. Applicable Law. This Lease is governed by Michigan law without regard to conflicts of law principles. The parties consent and submit to the jurisdiction of the local, state, and federal courts located within

Michigan. The parties wave any objection relating to improper venue or

Forum non conveniens to the conduct of any proceeding in any such courts.

The parties irrevocably waive all right to trial by jury in any proceeding between them relating to this Lease or the Equipment.

If this Lease was transmitted to Lessee for signature in electronic format, Lessee represents and warrants to Lessor that the text originally transmitted has not been altered in any way. Lessor’s acceptance of this Lease is based on its reliance on, and specifically conditioned by, the truth of this representation and warranty. Lessee acknowledges receipt of a true copy of this Lease. This Lease constitutes the entire agreement of the parties relating to leasing of the Equipment.

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MELA V US
(REV. 1/1/08)

Acceptance Certificate

For Lease No. 001

Lessee: L' Auberge De Sedona LLC	Lessor: Macquarie Equipment Finance LLC
Street Address: 301 L’Auberge Lane	Street Address: 2285 Franklin Road, Suite 100
City/State/Zip: Sedona, AZ 86336	City/State/Zip: Bloomfield Hills, MI 48302

This Acceptance Certificate is made by Lessee pursuant to the above-referenced Lease between Lessee and Lessor ('Lease'). Capitalized terms used in this Acceptance Certificate without definition are defined in the Lease.

Lessee certifies that: (a) the Equipment described or referred to in this Acceptance Certificate ('Accepted Equipment') is located at the Equipment Location specified below and is fully installed; (b) Lessee has inspected the Accepted Equipment; (c) on the Acceptance Date specified below Lessee accepted the Accepted Equipment for all purposes of the Lease, any purchase documents with Seller, and all related documents; and (d) no Event of Default or event that with notice or the lapse of time would constitute an Event of Default is continuing.

1. The Accepted Equipment is all of the Equipment described in the Lease.

2. Seller: DSS Installations, Ltd.

3. Address for Billing (if different from Lessee's address stated above):

____________________________

____________________________

____________________________

4. Equipment Location: 301 L'Auberge Lane

Sedona, AZ 86336

5. Acceptance Date: February 24, 2011 (Lessee must fill in.)

OUTSOURCING AND IT STAFFING AGREEMENT

THIS AGREEMENT ("Agreement") is entered Into on March 1, 2009, between MerIT Technology Partners ("Provider"), with its principal place of business located at 2940 Southwest Drive, Sedona, Arizona, 86336 and Sedona Center ("Client"), with its principal place of business located at 301 L'Auberge Lane, Sedona, Arizona, 86336 and shall be effective as of March 1, 2009 (the "Effective Date").

RECITALS

WHEREAS, Provider is engaged in the business of providing personnel and expertise for the performance of certain technology-related services,

WHEREAS, Client wishes to retain Provider to provide personnel to Client in connection with the project . or projects set forth in Exhibit A (Statement of Work).

NOW, THEREFORE, Provider and Client agree as follows:

1.	Scope of Services

Provider will provide personnel (the "Supplied Personnel") to perform the work (the "Work") described in Exhibit A for Client in accordance with the completion times set forth therein.

2.	Price and Payment Terms

Provider agrees to cooperate with Client's reasonable requests with respect to the supplying of personnel and to pay Provider for the services of the Supplied Personnel as set forth in Exhibit A.

3.	Relation of Parties

A.            The Supplied Personnel are employees of Provider, and Provider retains all responsibility related thereto, including but not limited to withholding and payment of any applicable local, state or federal taxes, and payment for Workers' Compensation protection. Provider will indemnify client against any claims made or brought by personnel, government or taxing authority relating to such payments or withholdings.

B.            The performance by Provider of Its duties and obligations under this Agreement will be that of an independent contractor, and nothing herein shall create or imply an agency relationship between Provider and Client, nor will this Agreement be deemed to constitute a joint venture or partnership between the parties.

4.	Term and Termination

Unless terminated as provided herein, the effective date of this agreement shall begin January 1, 2009 for a term of one (1) year ending December 31, 2010. Client may terminate this Agreement without cause upon three (3) months written notice. In the event of termination without cause, Client agrees to pay Provider for any and all payments remaining on the contract. Either party may terminate this agreement for material breach, provided, however, that the terminating party has given the other party at least sixty (60) days written notice of and the opportunity to cure the breach. Termination for breach will not preclude the terminating party from exercising any other remedies for breach.

5.	Ownership of Intellectual property

To the extent that Provider has received payment of compensation as provided in this Agreement, any work of authorship created in conjunction with the Work will be deemed a "commissioned work" and "work made for hire" to the greatest extent permitted by law and Client will be the sole owner of the Work and/or any works derived there from. To the extent that the Work is not properly characterized as "work made for hire," then Provider hereby irrevocably assigns to Client all right, title and interest in and to the Work (including but not limited to the copyright therein), and any and all Ideas and information embodied therein, in perpetuity and throughout the world.

6.	Confidential Information

A.            Provider warrants that it has obligated the Supplied Personnel to abide by the terms of this Agreement related to the nondisclosure of confidential information. All information relating to Client that is known to be confidential or proprietary, or which is clearly marked as such, will be held in confidence by Provider and will not be disclosed or used by Provider except to the extent that such disclosure or use Is reasonably necessary to the performance of the Work.

B.            All information relating to Provider that is known to be confidential or proprietary, or which is clearly marked as such, shall be held in confidence by Client and will not be disclosed or used by Client except to the extent that such disclosure or use is reasonably necessary to the performance of Client's duties and obligations under this Agreement.

C.            These obligations of confidentiality will extend for a period of One Year after the termination of this agreement, but will not apply with respect to information that Is independently developed by the parties, lawfully becomes a part of the public domain, or of which the parties gained knowledge or possession free of any confidentiality obligation.

7.	Warranty and Disclaimer

Provider warrants that the Work will be provided in a workmanlike manner, and in conformity with generally prevailing industry standards. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY ORAL OR WRITTEN REPRESENTATIONS, PROPOSALS OR STATEMENTS MADE ON OR PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

8.	Limitation of Remedies

Client's sole and exclusive remedy for any claim against Provider with respect to the quality of the Work will be the correction by Provider of any material defects or deficiencies therein, of which Client notifies Provider in writing within ninety (90) days after the completion of that portion of Provider's Work. In the absence of any such notice, the Work will be deemed satisfactory to and accepted by Client.

9.	Limitation of Liability

In no event will Provider be liable for any loss of profit or revenue by Client, or for any other consequential, incidental, indirect or economic damages incurred or suffered by Client arising as a result of or related to the Work, whether in contract, tort or otherwise, even if Client has advised of the possibility of such loss or damages. Client further agrees that the total liability of Provider for all claims of any kind arising as a result of or related to this Agreement, or to any act or omission of Provider, whether in contract, tort or otherwise, will not exceed an amount equal to the amount actually paid by Client to Provider for the Work during the twelve (12) month period preceding the date the claim arises. Client will indemnify and hold Provider harmless against any claims by third parties, including all costs, expenses and attorneys' fees incurred by Provider therein, arising out of or In conjunction with Client's performance under or breach of this Agreement.

10.	Employee Solicitation/Hiring

During the period of this agreement and for twelve (12) months thereafter, neither party shall directly or indirectly solicit or offer employment to or hire any employee, former employee, subcontractor or former subcontractor of the other. The terms "former employee" and "former subcontractor" shall Include only those employees or subcontractors of either party who were employed or utilized by that party on the Effective Date of this Agreement.

11.	Non-assignment

Neither party may assign this Agreement, In whole or in part, without the prior written consent of the other party. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representatives, successors and assigns, as permitted herein.

12.	Arbitration

Any dispute arising under this Agreement will be subject to binding arbitration by a single Arbitrator with the American Arbitration Association (AAA), in accordance with Its relevant industry rules, if any. The parties agree that this Agreement will be governed by and construed and Interpreted In accordance with the laws of the State of Arizona. The arbitration shall be held in Arizona. The Arbitrator will have the authority to grant injunctive relief and specific performance to enforce the terms of this Agreement. Judgment on any award rendered by the Arbitrator may be entered in any Court of competent jurisdiction.

13.	Attorneys' fees

If any litigation or arbitration Is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

14.	Severability

If any term of this Agreement Is found to be unenforceable or contrary to law, It shall be modified to the least extent necessary to make It enforceable, and the remaining portions of this Agreement will remain in full force and effect.

15.	Force Maieure

Neither party will be held responsible for any delay or failure In performance of any part of this Agreement to the extent such delay is caused by events or circumstances beyond the delayed party's reasonable control.

16.	No Waiver

The waiver by any party of any breach of covenant will not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing, and signed by the party waiving its rights. This Agreement may be modified only by a written Instrument executed by authorized representatives of the parties hereto.

17.	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, proposals, negotiations, representations or communications relating to the subject matter. Both parties acknowledge that they have not been Induced to enter Into this Agreement by any representations or promises not specifically stated herein.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Provider: MeriT Technology Partners		Client: Sedona Center

By:	/s/ Paul Giovanni	By	/s/ Del Goehring
	Paul Giovanni		Del Goehring

Title: Managing Member		Title: Controller

EXHIBIT A: STATEMENT OF WORK

1.0	Scope

Management of Information Technology (IT) infrastructure

-IT Technician(s) - Eighty (80)Hours Monthly (over 80 Hours monthly will be overtime)

-On call technician 24/7/365 for Emergencies

2.0	Tasks

Install Support and Maintain Business systems Including:

- Computer File Servers	- Other IT Work As Applicable
- Computer Workstations	- Network Routers & Switches

 - Firewall / SPAM and intrusion Detection Systems

-Operating System and Application Software

3.0	Service Sites: Services will be performed at the following locations:

L'Auberge de Sedona	Amara Resort
Orchards Inn	LeClere Office
Open Range	Accounting Office
Rocky Mt. Chocolate Factory	F&B Admin Office

4.0	Client Representative. Personnel will perform Services for:

Client Representative Name:	Joe Mottershead / Del Goehring
Client Department:	Executive / Accounting
Phone Number:	928.282.1661 / 282.4527
Email Address:	JoeM@Lauberge.com / DelG@lauberge.com

5.0	Compensation:

As full compensation for the Services rendered pursuant to this Agreement, Client will pay Provider the sum of $60,000.00 annually plus applicable overtime to be paid as follows:

- Monthly In the amount of $5,000.00

- Overtime shall be billed at a rate of $75.00/hour

- Hours Beyond Scope Outlined Above Are Considered Overtime ( Cost Averaged Monthly )

- Overtime Hours Will be Added to Monthly Invoices and Are Payable Upon Receipt

(Continued on Following Page)

6.0	Expenses and Taxes

Prices quoted for Services do not include, and Client will reimburse Provider for, its reasonable and necessary cost of travel and out-of-pocket costs for photocopying, overnight courier, unusual long distance telephone and the like. All non-local trips must be approved by Client before commencing. Any applicable sales tax is to be paid by Client.

7.0	Accounting of Time

Client will be provided a detailed account of time on a monthly basis. This accounting will include the breakdown of time spent by MerIT employee(s) at the client's business by business unit and by type of work performed. This accounting will be included with the monthly invoice.

8.0	"Roll-Over" of Unused Time

During the first six (6) months of this contract any unused hours will roll-over to the following month and will be used prior to incurring overtime. The roll-over will be limited to a maximum of One Hundred Sixty (160) hours for any given 30 day period.

9.0	Six (6) Month "Fresh Look"

Upon completion of the first six (6) months of this contract Provider agrees to allow the Client a "Fresh Look" to determine if the scope of this agreement should be modified to add or subtract IT hours. Provider agrees to negotiate and modify the terms of this contract in a manner mutually agreeable by both parties.

If it is determined upon the "Fresh Look" that no changes are necessary, this contract will remain in force to the end of the original term specified herein.

EXHIBIT B: RESPONSE TIMES

See Attached PDF Document

"Help Desk Times, Triage and Flow.pdf"

EXHIBIT A: STATEMENT OF WORK

1.0	Scope

Management of Information Technology (IT) infrastructure

-IT Technlcian(s) - Eighty (80)Hours Monthly (over 80 Hours monthly will be overtime)

-On call technician 24/7/365 for Emergencies

2.0	Tasks

Install Support and Maintain Business systems including:

- Computer File Servers	- Other IT Work As Applicable
- Computer Workstations	- Network Routers & Switches
- Firewall / SPAM and Intrusion Detection Systems
-Operating System and Application Software

3.0	Service Sites: Services will be performed at the following locations:

L'Auberge de Sedona	Amara Resort
Orchards Inn	LeClere Office
Open Range	Accounting Office
Rocky Mt. Chocolate Factory	F&B Admin Office

4.0	Client Representative. Personnel will perform Services for:

Client Representative Name:	Joe Mottershead / Del Goehring
Client Department:	Executive / Accounting
Phone Number:	928.282.1661/282.4527
Email Address:	JoeM@Lauberge.com / DelG@lauberge.com

5.0	Compensation:

As full compensation for the Services rendered pursuant to this Agreement, Client will pay Provider the sum of $60,000.00 annually plus applicable overtime to be paid as follows:

- Monthly in the amount of $5,000.00

- Overtime shall be billed at a rate of $75.00/hour

- Hours Beyond Scope Outlined above Are Considered Overtime ( Cost Averaged Monthly)

- Overtime Hours Will Be Added to Monthly Invoices and Are Payable Upon Receipt

(Continued on Following Page)

6.0	Expenses and Taxes

Prices quoted for Services do not Include, and Client will reimburse Provider for, Its reasonable and necessary cost of travel and out-of-pocket costs for photocopying, overnight courier, unusual long distance telephone and the like. All non-local trips must be approved by Client before commencing. Any applicable sales tax Is to be paid by Client.

7.0	Accounting of time

Client will be provided a detailed account of time on a monthly basis. This accounting will include the breakdown of time spent by MerlT employee(s) at the client's business by business unit and by type of work performed. This accounting will be included with the monthly invoice.

8.0	"Roll-Over" of Unused Time

During the first six (6) months of this contract any unused hours will roll-over to the following month and will be used prior to incurring overtime. The roll-over will be limited to a maximum of One Hundred Sixty (160) hours for any given 30 day period.

9.0	Six (6) Month "Fresh Look"

Upon completion of the first six (6) months of this contract Provider agrees to allow the Client a "Fresh Look" to determine if the scope of this agreement should be modified to add or subtract IT hours. Provider agrees to negotiate and modify the terms of this contract in a manner mutually agreeable by both parties.

If it is determined upon the "Fresh look" that no changes are necessary, this contract will remain in force to the end of the original term specified herein.

EXHIBIT B: RESPONSE TIMES

See Attached PDF Document

"Help Desk Times, Triage and Flow.pdf"

SERVICE REQUEST – HELP DESK MATRIX
PRIORITY	P1	P2	P3	P4
DESCRIPTION	Multiple Workers Affected No Work Around	Multiple Workers Affected Work Around Available Single Worker VIP Affected No Work Around	Single Worker Affected Work Around	Scheduled Requests
ACKNOWLEDGEMENT	1 Hour	2 Hours	4 Hours	8 Hours
RESOLUTION	A.S.A.P	8 Hours	24 Hours	As Reasonable
ASSIGNMENT	1 Hour to SWAT	2 Hours To Tech Lead	8 Hours to Analyst	8 Hours to Help Desk
MISSED ACKNOWLDGEMENT	Notify management with Hourly updates until Acknowledgement Received	Reminder Page	Reminder Page	Reminder Page
50% TO RESOLUTION TIME	N/A	Notify management; Notify Lead; Metrics Report	Notify management; Notify Lead; Metrics Report	Notify management; Notify Lead; Metrics Report
PROACTIVE NOTIFICATION	Hourly Updates to Help Desk. Coordinator			Reminder email 8 hours Prior to resolution
MISSED RESOLUTION	N/A	Auto-escalate to next support level; Metrics Report	Auto-escalate to Lead Metrics Report	Notify Management Metrics Report
ESCALATION LEVEL	N/A	Escalate to SWAT or next level of management after missed resolution; 150% of Resolution time (6 hours); Metrics Reports	Escalate to Lead after missed resolution; Escalate to Management after 150% of Resolution time (12 hours): Metrics Report	Metrics Report
NOTIFICATION LEVEL	Automatic or Manual Email to CIO within 30 Minutes; Page IT Managers, IT Directors	Metrics Report	Metrics Report	Metrics Report

IT HELP DESK TICKET TRIAGE

Call-In
Open Ticket
Prioritize Call
Call is Resolved on Phone
Yes
Set Ticket Status To Resolved
Customer Agrees
Yes
Close Ticket
No
P1 Flow
P2 Flow
P3 Flow
P1 Flow

P1 Flow
P1 Call Logged Ticket Opened
Assign Ticket To P1 Team (60 min)
Auto-Notify IT Manager
Priority 1 Ticket Flow
Acknowledge Ticket (60 min)
No
Prioritize Call
Yes
P1 Team Assesses Problem
Re-Prior Hold
Yes
Re-Assign
No
Yes
Resolve Ticket A.S.A.P
No
Re-Assess
Set Ticket Status To Resolved
No
Customer Acknowledge Fix
Yes
Close Ticket
Notify Management

P2
Flow
Priority 2
Ticket Flow
P2 Call Logged
Ticket Opened
Ticket Assigned
To Tech Lead
within 2 hours
Ticket
Acknowledged
within 2 Hr
No
Auto Email
Reminder
Include
IT Manager
Yes
Analyst
Assesses
Problem
Ticket
Acknowledged
Within 2 Hr
Yes
No
Re-Prior
Hold
Yes
Re-Assign
Auto-Notify
IT Manager
No
Resolved
Within
8 Hours
No
Auto-Escalate
To
IT Manager
Customer
Acknowledges
Fix
Set Ticket
To Resolved
Yes
Resolved
Within 8 Hrs
Total
Yes
No
Close
Ticket
Notify
Management

P3 Flow
Priority 3 Ticket Flow
P3 Call Logged Ticket Opened
Ticket Assigned To Analyst Within 4 hours
Ticket Acknowledged within 4 Hr
No
Auto Email Reminder Include IT Manager
Yes
Ticket Acknowledged Within 4 Hrs
Yes
Analyst Assesses Problem
No
Auto-Notify IT Manager
Re-Assign
Yes
Re-Prior Hold
No
Resolved Within 24 Hours
No
Auto-Escalate To IT Manager
Yes
Set Ticket To Resolved
Customer Acknowledges Fix
No
Yes
Close Ticket
Re-Assess By Team Lead
Yes
Re-Assign
No
Resolved Within 24 Hrs Total
No
Auto-Escalate To Emergency Team
Yes

P4
Flow
Priority 4
Ticket Flow
P3 Call Logged
Ticket Opened
Ticket Assigned
To Analyst
Within
8 hours
Ticket
Acknowledged
within 4 Hrs
No
Auto Email
Reminder
Include
IT Manager
Negotiation
Of Additional
Time (4 Hrs)
Yes
Yes
No
Auto Reminder
8 Hours Prior to
Scheduled
Deadline
Notify
IT Manager
Resolution
On Time
No
Notify
Management
Auto
Escalate
Yes
Set Ticket
To Resolved
Yes
Resolution 8hrs
Following
Deadline
No
Auto-Escalate
To
Mnagement
Customer
Acknowledges
Fix
Yes
Close
Ticket
No
Re
Assign

Detailed Report Page 1 of 4

MerIT Technology Partners

Detailed Time Report

Timeframe	01 Mar 2009 - 31 Mar 2009	Person	All users
Client	Sedona Campus	Task	All tasks
Project	All projects	Total	56.00 hours
56.00 billable & uninvoiced

DATE	CLIENT	PROJECT________	TASK	PERSON________	HOURS

03/02/2009 (3.50 hours)

03/02/2009	Sedona	Orchards inn at	Misc.	Darshan	3.00
	Campus	L'Auberge		Simon
	Walked Los Abrigados Lodge property and created plan for cross connecting room all room phones to Mitel system at Orchards

03/02/2009	Sedona	Orchards inn at	Misc.	Darshan	0.50
	Campus	L'Auberge		Simon
	Drew conduit plan for Orchards/Los Abrigados Lodge phone interconnect
03/03/2009 (0.75 hours)

03/03/2009	Sedona	L'Auberge de Sedona	Cabling	Chris Fox	0.75
	Campus
	Went with Paul and Brian to decide on best route for cables between new server room and bakery closet
03/04/2009 (0.50 hours)

03/04/2009	Sedona	Orchards Inn at	Cabling	Darshan	0.50
	Campus	L'Auberge		Simon
	Pulled pull tape through Orchards house conduit to facilitate connecting Orchards & previous Los Abrigados Lodge
03/05/2009 (14.50 hours)

03/05/2009	Sedona	Orchards Inn at	Cabling	Darshan	5.00
	Campus	L'Auberge		Simon
	Pulled and cross connected 2x 50 pair cables through conduits between Los Abrigados Lodge and Orchards demarcs

03/05/2009	Sedona	Orchards Inn at	Cabling	Chris Fox	5.00
	Campus	L'Auberge
	Ran 2 50 pair from Los Ab Lodge to Orchards phone room, punched 66 block

Detailed Report					Page 2 of 4

03/05/2009	Sedona	L'Auberge de Sedona	Cabling	Darshan	0.50
	Campus			Simon
	Pulled 3x Cat5e from server room/demarc to just above conference room

03/05/2009	Sedona	Orchards inn at	Cabling	Brian Clark	4.00
	Campus	L'Auberge
	Pull 2x 25 pair cables and punch down tq 66 blocks.
03/06/2009 (1.50 hours)
03/06/2009	Sedona	L'Auberge de Sedona	Cabling	Darshan	1.00
	Campus			Simon
	Verified cross connects, met with American Telephone tech and walked job with him
03/05/2009	Sedona	Orchards inn at	Meetings	Darshan	0.50
	Campus	L'Auberge		Simon
	Met Trans West representatives at L'Auberge and explained details of telephone equipment move

03/08/2009 (0.50 hours)
03/08/2009	Sedona	L'Auberge de Sedona	Emergency	Darshan	0.50
	Campus		Support	Simon
	Tested DSL/Firewall at L'Auberge
03/09/2009 (3.50 hours)
03/09/2009	Sedona	L'Auberge de Sedona	Support	Darshan	3.00
	Campus			Simon
	Troubleshot and restored DSL & Internet connectivity
03/09/2009	Sedona	Orchards inn at	Misc.	Chris Fox	0.50
	Campus	L'Auberge
	Brought DSL modem to Orchards
03/11/2009 (0.75 hours)
03/11/2009	Sedona	L'Auberge de Sedona	Support	Ryan Williams	0.25
	Campus
	Help with unloading server racks.
03/11/2009	Sedona	L'Auberge de Sedona	Misc.	Brian Clark	0.50
	Campus
	Load up server racks, take to L'Auberge and unload
03/12/2009 (14.50 hours)
03/12/2009	Sedona	L'Auberge de Sedona	Cabling	Chris Fox	8.00
	Campus
	Cabled new server room, set up racks, installed ladder rack
03/12/2009	Sedona	L'Auberge de Sedona	Cabling	Darshan	6.50
	Campus			Simon
	Worked on IT room build out, repaired phone lines damaged in removal of breezeway from Lodge

Detailed Report					Page 3 of 4
03/13/2009 (4.00 hours)
03/13/2009	Sedona	L'Auberge de Sedona	Installation	Brian Clark	2.00
	Campus
	Install 4 post rack, and rack UPS's. Clean up.
03/13/2009	Sedona	L'Auberge de Sedona	Cabling	Chris Fox	2.00
	Campus
	Installed second 4-post rack in server room, installed UPS in each rack
03/20/2009 (0.50 hours)
03/20/2009	Sedona	L'Auberge de Sedona	Cabling	Chris Fox	0.50
	Campus
	Network down between Lauberge and Orchards. Initially appeared to be DSL modem. After testing modem, found problem was with fibre transceiver.
03/23/2009 (7.50 hours)
03/23/2009	Sedona	Orchards inn at	Cabling	Chris Fox	4.00
	Campus	L'Auberge
	Traced 100 pair cable from Orchards to L'auberge.
03/23/2009	Sedona	L'Auberge de Sedona	Cabling	Darshan	1.00
	Campus			Simon
	Traced 100 pair cable from Orchards to L'auberge.
03/23/2009	Sedona	Canyon Breeze	Cabling	Chris Fox	0.50
	Campus
	Traced 2x 25 pair from side of LeClere to Los Lodge
03/23/2009	Sedona	Canyon Breeze	Cabling	Chris Fox	1.00
	Campus
	Traced cables for new POS terminals, installed switch under counter
03/23/2009	Sedona	L'Auberge de Sedona	Cabling	Brian Clark	1.00
	Campus
	Tone out 100 pair from Orchards to L'Auberge.
03/24/2009 (4.00 hours)
03/24/2009	Sedona	L'Auberge de Sedona	Cabling	Darshan	2.00
	Campus			Simon
	Installed additional pieces of ladder rack and punched down 24 uplink cables from old IT closet

Detailed Report					Page 4 of 4

03/24/2009	Sedona	L'Auberge de Sedona	Cabling	Chris Fox	2.00
	Campus
	Installed ladder rack, punched and tones patch from old server room to new
					TOTAL 56.00

Hospitality Sabre / Solutions.	SHS Internet Marketing Services January 5, 2011

INTERNET MARKETING SERVICES AGREEMENT

This Agreement (the "Agreement") is made as of this 15th day of June, 2011 ("Effective Date") between L'Auberge, LLC. ("Customer") and Sabre Hospitality Solutionssm, a division of Sabre Inc. ("SHS").

SHS agrees to provide the consulting services and web development services described in this Agreement for Customer in accordance with the terms and conditions hereinafter set forth.

1. Consulting Services, SHS agrees to provide services to Customer as described on Exhibit A — Internet Marketing Services Plan, and Exhibit B —Website Development (if applicable).

2. Website Development, SHS will provide, on a non-exclusive basis, design and development services in connection with the creation or maintenance of an Internet Website, which shall include all graphics, content, branding, look and feel and source and object code for same that SHS shall conceive or develop after the Effective Date in the course of performing work for the Customer (together, the 'Website"), pursuant to the description set forth In the attached Exhibit B. SHS shall use commercially reasonable efforts to perform the Services pursuant to the express terms of this Agreement.

3. Efforts, Customer shall use commercially reasonable efforts to cooperate fully and in a timely manner with SHS with regard to the performance of the Services under this Agreement, and shall provide SHS all reasonable assistance and access to Customer facilities, files, and equipment, which SHS may reasonably require to perform the Services under this Agreement.

4. Compensation. Customer shall pay SHS, and SHS shall accept from Customer, in payment of SHS' services hereunder, compensation in the amount and rate as set forth In Exhibit A and Exhibit B (if applicable) and according to the Compensation Schedule attached hereto. Customer agrees to pay SHS all reasonable costs and expenses incurred In providing the consulting and development services set forth in this Agreement, including such costs as directory submissions, search engine paid advertising, photographs, long distance telephone calls, postage, reproduction and facsimile, travel expenses, etc. SHS will provide a monthly statement to Customer setting forth all fees and costs due under this Agreement. Customer shall pay all amounts due upon receipt of SHS' statement and, in any event, within thirty (30) days of receipt of each statement. In the event an amount due is not paid within thirty (30) days of receipt of a statement setting forth the amount due, Customer agrees to pay interest on all amounts over thirty (30) days old at an annual rate of 15% or 14% per month. All payments due to SHS are payable by check or wire transfer, and are to be paid In United States currency.

5. Term, This Agreement will commence on the Effective Date, and will remain in effect for twelve (12) months from such date (“Term”), subject to prior termination as set forth in Section 7. However, this Agreement shall be automatically renewed and extended for additional twelve (12) month periods unless at least thirty (30) days prior to the expiration of the initial Term or renewal Term, either party provides written notice to the other of its decision not to renew and extend.

6. Fee Increases, Customer understands that SHS will increase pricing up to five percent (5%) after each anniversary of the Effective Date during any Term or Renewal Term.

7. Events of Default/Termination. Either of the following shall constitute a default under this Agreement: (i) failure to pay any sums when due and such failure continues for a period of 30 days after receipt of written notice of such default; (ii) failure to comply with any of the terms of this Agreement and such failure continues for a period of 30 days after receipt of written notice identifying the failure; or (iii) either party declares bankruptcy or becomes insolvent.

In the event of a default which remains uncured beyond the specified time period, the non-defaulting party may (i) demand payment of all outstanding amounts due pursuant to this Agreement and demand the payment of all costs, damages, expenses, and reasonable attorney's fees arising due to the default and (ii) terminate this Agreement effective as of the date written notice is sent.

In the event of termination or expiration of this Agreement for the reasons outlined in this Section, each party will return the other party's Confidential Information In its possession at the time of termination.

8. Early Termination Fee, Customer will remain liable for all amounts due to SHS under this Agreement if this Agreement is terminated. In the event this Agreement is terminated prior to the expiration of any Term for any reason other than due to a material breach of the Agreement by SHS, Customer agrees to pay a termination fee equal to the monthly payments due under this Agreement multiplied by the number of months remaining in the Term.

9. Confidentiality. During the term of this Agreement, it is acknowledged by Customer and SHS, that Customer and SHS may each receive or have access to confidential and proprietary information of the other party including, but not limited to, software, code, tools, member lists, specifications, data in the form of a database, and other proprietary information and trade secrets ("Confidential Information”). Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other except as provided for in this Agreement, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party, except as otherwise required by law. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner. Confidential Information shalt not include any information that is independently developed by SHS or lawfully received free of restriction from another source having the right to so furnish such information; or any information that has become or becomes generally available to the public.

10. Scope of Engagement/Independent Contractor Status. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of (I) principal and agent, (ii) partnership, (iii) joint venture, or (iv) employer and employee between the parties. SHS is an independent contractor and is entirely and solely responsible for its acts and the acts of its respective employees, subcontractors, and agents while performing the Services, and for the payment of its own and its employees' compensation (including if applicable, withholding and payment of self-employment taxes, Income taxes, social security taxes and other payroll taxes, workers' compensation and disability benefits Insurance). Unless otherwise agreed to by the parties in writing, SHS shall only receive the compensation set forth in this Agreement and, each party shall only be entitled to its respective rights as are provided for in this Agreement with respect to the subject matter of this Agreement.

Sabre/Hospitality Solutions

SHS, as an independent contractor shall have sole control over the manner and means of conducting the Services in accordance with the terms of this Agreement. Neither party shall have authority to act for or on behalf of the other party or to bind the other party to any contract without the express prior written consent of the other party; it being intended that each shall be responsible for its own actions. Customer Is aware that SHS may engage in providing Internet marketing and Website development services to other businesses, and Customer consents to SHS' other employment and agrees that in no event shall such other employment constitute a material breach of this Agreement.

11. Ownership. Upon receipt of payment by SHS of the compensation owed to SHS by Customer under this Agreement, Customer shall own all right, title, and interest In and to the Website created by SHS for the Customer and any associated intellectual property rights therein, including any HTML source files, designs, text, graphics, images, or illustrations created by SHS for the Customer pursuant to the terms of this Agreement. All rights, title, and Interest In and to any Customer content, trademarks, logos, and domain names provided by Customer are and shall remain the property of Customer.

Notwithstanding the foregoing, Customer acknowledges and agrees that all right, title, and interest, in and to any of SHS Tools and any associated intellectual property shall remain and be the sole property of SHS. SHS Tools shall mean any and all object and source code, tools, techniques, data, design, documents, methods, graphics, works of authorship, and Content Management Toot which SHS developed prior to the Effective Date of this Agreement or licensed from a third party. in addition, SHS Tools shall mean information, material, techniques, methods, tools, media, content, software, computer programs, and other technology, Including Search Engine specific tools or methods, which SHS develops during the course of its performance under this Agreement that relate to SHS' means of doing business and are not developed solely for use by Customer. Customer agrees that it will not disclose, make available, sub-license, or otherwise transfer any of SHS Tools to any third party or otherwise circumvent, disassemble, or decompile any programming source code, which is part of SHS Tools.

To the extent any SHS Tools are Incorporated into or made an embedded part of the Website, SHS hereby grants to Customer, a perpetual, non-exclusive, royalty free license to use, modify or copy such SHS Tools to the extent necessary to utilize fully the Website. Search Engine specific tools or methods that are not necessary to fully utilize the Website will be removed and returned to the format which was in use by Customer prior to the Agreement.

Subject to the foregoing license, SHS reserves all rights in its SHS Tools and its other intellectual property and intangible assets.

12. Warranty.

a) Both parties hereby represent and warrant that the performance of its obligations hereunder has been duly authorized by all necessary corporate action and this Agreement is a legal, valid, and binding obligation enforceable against it In accordance with the terms and conditions hereof.

b) Customer represents and warrants to SHS that any content or domain name provided by Customer to SHS (i) is not defamatory, libelous, lewd, pornographic, or obscene, (ii) does not contain viruses or other similar harmful or deleterious programming routines, and (iii) does not infringe or misappropriate any third party proprietary or personal rights under United Slates law.

c) SHS represents and warrants that all Services performed under this Agreement shall be provided by qualified professionals in their respective disciplines In a manner which is equivalent to the standard performed by SHS for other clients.

d) EXCEPT AS PROVIDED OTHERWISE IN THIS SECTION, ALL SERVICES HEREUNDER ARE PROVIDED 'AS IS', WITHOUT ANY WARRANTY WHATSOEVER. SHS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE CONSULTING SERVICES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT REGARDING THE SERVICES SHALL BE DEEMED A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF CUSTOMER WHATSOEVER. CUSTOMER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTY IN THIS AGREEMENT.

e) In the event of a breach of the above warranty, written notice thereof shall be given to SHS promptly, but not later than thirty (30) days from the date on which such Services were performed. Such notice shall describe the breach in detail, and SHS will re-perform any such defective services.

1) This Section shalt constitute Customer's sole and exclusive remedy for breach of the above express warranty.

13. Indemnification. Each party (the 'Indemnifying party') agrees to Indemnify and hold the other (the 'indemnified party') harmless against arty suit, claim, damages and expense (Including reasonable attorneys' fees) by reason of (a) any personal injuries or tangible property damage which the indemnified party may incur as the result of the indemnifying party's gross negligence or willful misconduct in the course of the performance of this Agreement, or (b) breach of the indemnifying party's obligations under the Section entitled 'Confidentiality' hereof.

14. LIMITATION OF LIABILITY. EACH PARTY WAIVES ALL TORT LIABILITY OF THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT THAT ARISES FROM NEGLIGENCE, WHETHER CONTRIBUTORY, SOLE OR JOINT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, REVENUE OR SAVINGS, OR THE LOSS OF USE OF ANY DATA UNDER NO CIRCUMSTANCES SHALL (i) SHS' AGGREGATE CUMULATIVE LIABILITY HEREUNDER, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT OF SERVICE FEES ACTUALLY PAID BY CUSTOMER PURSUANT TO THIS AGREEMENT (ii) CUSTOMER'S AGGREGATE CUMULATIVE LIABILITY HEREUNDER, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT OF SERVICE FEES DUE AND PAYABLE UNDER THIS AGREEMENT. CUSTOMER ACKNOWLEDGES THAT THE FEES PAID BY IT REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT SHS WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY.

15. Notices. All notices and communications concerning this contract shall be In writing and shall be (i) hand delivered, (ii) sent by mail, first class, registered or certified mail, return receipt requested, with postage prepaid, or (iii) sent by overnight courier service for next business delivery, shipping prepaid. Such notices shall be addressed to the authorized representatives of Customer and SHS designated below.

To Customer	To SHS
L'Auberge de Sedona	3150 Sabre Drive
301 L'Auberge Lane	Southlake, TX 76092
Sedona, AZ 86339	Attn: President
Copy to: General Counsel

Sabre Hospitality Solutions

16. Force Majeure. Neither party will be liable for loss, injury, damage, delay or other casualty caused by strikes, lockouts, acts or omissions of any governmental authority or of the other party, insurrections, riots, war, acts of terrorism, fires, floods, failure of local, state, national or international telecommunications carrier, computer hosting facility, Acts of God, embargoes, or otherwise due to causes beyond the party's reasonable control. In the event of any such delay, performance under this Agreement will be postponed by such length of time as may reasonably be necessary to compensate for the delay.

17. Entire Agreement, This Agreement and the Exhibits attached hereto constitute the entire agreement between Customer and Si-IS with respect to the provision of the Services provided herein and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. This Agreement shall be binding on the parties hereto and their respective successors and assigns. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement that are not contained in this Agreement. This agreement may be executed in counterparts.

18. Modification, No modifications, amendment, supplement to or waiver of this Agreement or any Schedule hereunder, or any of their provisions shalt be binding upon the parties hereto unless made in writing and duly signed by both parties.

19. Waiver and Severability, A failure of either party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder. In the event any one or more of the provisions of this Agreement or of any exhibit or schedule is Invalid or otherwise unenforceable, the enforceability of remaining provisions shall be unimpaired.

20. Governing Law, This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Further, the parties designate the State of Texas as the forum for resolution of all disputes between the parties and hereby consent to the jurisdiction of and venue before the Federal and state courts in the State of Texas for these purposes.

Customer and SHS have caused this Agreement to be executed by their duly authorized representatives as of the date set forth in the first paragraph hereof.

Sabre Hospitality Solutions, a division of Sabre Inc,

Sabre Hospitality Solutions, a division of Sabre Inc,	L'Auberge, LLC,

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:

SHS Internet Marketing Services 01/2011

Additional Services (Optional)

Added Service	Implementation Fee	Monthly Fee
0 Content Management Tool	$2,500(*3)	$300
0 Marketing Communications Center	$1,000	$75
0 E-store	$4,500	$150
0 E-store — Gift Card Only	$1,000	$75
0 Basic Trip Planner	$10,000	$75
0 E-mall Club Tool(*1)	$3,500	$300
0 E-mail Club with Automation(*2)	$4,000	$1,300
0 E-survey	$1,500	$75
0 Interactive Proposal Service	$4,500	$300
0 Reputation Management Dashboard	$500	$75
0 RezTrack®	$500	$150
0 Website Hosting	(*3)	$300(*4)
0 Website Analysis	$1,500	N/A
0 Mobile Text Marketing Platform	$600	per $100 plus $0.10 message

(*1) E-mail Club Tool includes up to 10,000 emails per month and development of 1 customizable e-card template. Additional Email $0.03 per/email.

(*2) E-mail Club Tool with Automation includes daily PMS extracts to pull all reservation activity and 4 automated email templates: E-confirmation, Pre-Arrival, Cancellation and Post Departure letters.

(*3) Fee to move site to our hosting and/or Implement CMT will be defined based on a site audit.

(*4) Monthly Fee for Website Hosting may vary based on size for large websites

Mobile Website and/or Mobile Booking Engine (*5) — Indicate Selections:

	X Smartphone (*6)		0 Basic (feature phone or non- Smartphone)		Transaction Fee — Per Net Reservation
	Implementation	Monthly	Implementation	Monthly
0 Property Website	$2,500	$25	$500	$25	N/A
X Property Booking Engine	$750	$25	$500	$25	$7.00
0 Property Website & BE	$3,000	$50	$1,000	$50	$7.00
0 Chain Website	$4,000	$150	$2,000	$150	N/A
0 Chain Booking Engine (*7)	$1,500	$175	$1,000	$175	$7.00
0 Chain Website & BE (*7)	$4,500	$175	$2,500	$175	$7.00

(*5) Monthly Fee for licensing/hosting with mobile CMT & Booking Engine. Mobile booking fees at standard transaction fee of $7.

(*6) MCC Tool implementation is required for RSS Feeds in Smartphone Websites. Standard pricing applies.

(*7) Chain pricing reflects standard cost for up to 20 properties.

CORPORATE AFFILIATE AGREEMENT

SHIFT CORPORATION Prepared By: Rick Adams

1491 Center Crossing Road

Las Vegas, NV 89144-7017

Phone: (702) 597-2480 Affiliate of: Sedona Center, LLC

Fax: (702) 597-2499

www.Shift4.com

This Corporate Affiliate Agreement (this "Agreement) by and between the above (SHIFT4) and:

L’Auberge de Sedona LLC dba L’Auberge Restaurant on Oak Creek (AFFILIATE)

270 N. Highway' 89A, Suite 11

Sedona, AZ 86336

(928) 282-4527

Balance Due: $ 500.00

Initial Term

Three (3) years, commencing on the Effective Date of this Agreement, unless this Agreement is earlier terminated in accordance with termination provisions stated herein.

Total Balance Currently Due:

Refer to Exhibit A on page 5 of this document to view Setup and Transaction Fees.

Affiliate agrees it shall process transactions with SHIFT4 for an initial Term of 36 months from the date the Corporate Affiliate Agreement is signed. Thereafter, the will be automatically extended for 12 month term(s) unless AFFILIATE informs SHIFT4, in writing, of its intent to cancel at the end of the current term AFFILATE can terminate the Corporate Affiliate Agreement as applicable at any time during the initial Term or any renewal term by providing SHIFT4 thirty (30)

Days prior written notice and paying all outstanding amounts due plus the amount equal to the product of the Minimum Fee identified in Exhibit A multiplied by the number of months remaining in the then current term (the "Early Termination Fee") The early termination fee shall be waived if the total number of transactions processed by AFFILIATE determined in accordance with Exhibit A, is at least 1 Million transactions per month at the time the notice or termination is given All pricing is valid for 30 days preceding the date on the bottom of this Agreement

To be valid, this Corporate Affiliate Agreement must be signed and received at the SHIFT4 office address above within thirty (30) days of the date printed at the bottom of this page. AFFILIATE understands if payment is not provided with this Agreement, the Total Balance Currently Due, as stated above, will be charged in accordance with the ACH Agreement stated in this Agreement

Printed Name Thomas S. Stowers

Date

Effective Date

General Provisions

SHIFT4 provides an online service which is a gateway between AFFILIATES Point of Sale (POS) and AFFILIATE’S financial institution via AFFILIATE'S financial institutional third party transaction processing company for the authorization and settlement of credit, debit and gift card transactions. SHIFT4 further provides an online, Internet-based financial transaction accounting application for auditing, editing, reporting, archiving and retrieving of credit, debit and gift card transactions. The service(s) is called DOLLARS ON THE NET® (pronounced “dollars on the net”).

All capitalized terms not defined herein shad have the meanings ascribed to them in the Master Service Agreement Terms and Conditions. Found in the Corporate Master Service Agreement

Installations

Due to the fact that SHIFT4 has to configure software, and/or perform setup operations, AFFILIATE understands that SHIFT4 cannot schedule a go-live date for AFFILIATE until SHIFT4 has received this signed Agreement and the payment as specified.

AFFILIATE understands and agrees that setup operations, software configuration/installation, and training will take place during normal working hours (7 a.m. to 7 p.m. Pacific Time) via telephone.

AFFILIATE agrees that it will make commercially reasonable efforts to supply to SHIFT4 all required SHIFT4 Account Setup forms needed to establish and maintain AFFILIATE’S account; these forms are located at http://www.shift4.com/installation.htm

AFFILIATE and/or AFFILIATE’S Merchant Service Provider (MSP), on AFFILIATE'S behalf, agree to supply SHIFT4 with a copy of the detailed Processor Specific Profit Center Forms for all merchant and/or terminal ID’s at least ten (10) business days prior to the scheduled go-live date. Upon receipt of the forms SHIFT4 will validate information with AFFILIATE’S financial institution or AFFILIATE’S financial institution‘s third party processor; this process may take as much as 72 hours. Once validation is complete AFFILIATE’S ASP account is established. If the information can not be validated, the information will be returned AFFILIATE for correction. AFFILIATE is responsible for correction of these errors; however SHIFT4 will advise AFFILIATE and/or AFFILIATE’S MSP to correct specific problems. SHIFT4 has no control over the time frame it will take AFFILIATE’S MSP to make required changes. Once SHIFT4 has received corrected information the validation process and time frames will be repeated. If AFFILIATE does not turn in any MSP/Setup information within 90 days of the Effective Date of this Agreement AFFILIATE’S account will be subject to termination and all setup fees will be, forfeited.

AFFILIATE understands and agrees that SHIFT4 is not responsible for the setup of merchant and/or terminal IDs with the AFFILIATE’S MSP.

AFFILIATE understands that if SHIFT4 is not supplied all required Account Setup Forms timely; the go-live date cannot be accommodated. If AFFILIATE has not completed the installation process within 60 (Sixty) days of the execution of this Agreement, by no fault of SHIFT4 , SHIFT4 will bill AFFILIATE, the Minimum Fee as documented in this Agreement, unless AFFILIATE has a commercially reasonable situation as to why their account has not been installed. In the event that AFFILIATE must have a particular installation date (go-live) and AFFILIATE has supplied the required forms less than ten (10) business days before the go-live, AFFILIATE agrees to pay an expedited fee of $500.00. In the event that AFFILIATE has supplied the required forms less than five (5) business days before the go-live, AFFILIATE agrees to pay an expedited fee of $1000.00

Infrastructure

AFFILIATE understands and agrees that operation of the ASP Service requires the following minimum hardware for operation of SHIFT4’S Universal s Transaction Gateway (UTG™)

Intel Pentium III / Celeron or Athlon 88mhz or better; 128 Megabytes RAM or greater; Hard Drive with 40 Gigabytes or greater; 10/100 Megabit Network Interface Card or better.

AFFILIATE understands and agrees that operation of the ASP Service requires one of the following operating environments of UTG Windows NT 4.0 Service Pack 6a (with all updates); or Windows 2000 Server (all versions) - Service Pack 4; or Windows 2000 Professional - Service Pack 4; or

Windows XP Professional (not Home Edition) - Service Pack 2, or Windows 2003 Server (all versions); or Windows 2003 Professional (with all updates)

AFFILIATE understands and agrees that operator of the ASP Service does not supped the following operating environments for operations of UTG: Windows 95, 98, ME (or lower)

AFFILIATE understands and agrees that its use of the ASP Service requires that AFFILIATE provide a stable operating environment for optimal performance and reliability

AFFILIATE agrees to: (i) maintain all computers, routers, etc. at the latest BIOS revision available from hardware’s manufactures; (ii) maintain operating system software to latest revision or service pack; and (iii) maintain all device drivers at the latest version available from manufacturer. CLIENT understands and agrees that SHIFT4 software is "mission critical" in, that it handles deposit of CLIENT'S funds into their bank. Therefore, CLIENT agrees to not load any software onto the UTG PC that has not first been approved by SHIFT 4. SHIFT4 will not approve America Online (AOL), video games, screen savers, or some virus protection programs.

AFFILIATE understands and agrees that SHIFT4’S DOLLARS ON THE NET system requires the use of a public network such as the Internet, and in so much as that is the case needs access to said network.

AFFILIATE understands and agrees that they are responsible for all necessary hardware and/or software required to connect any machine running SHIFT4 software to the Internet, Virtual Private Network (VPN) or Public/Private Network. This includes, but is not limited to, Network Interface Cards (NICs), Cables, HUBs, Switches, Routers, Bastion Hosts, Firewalls, Modems, Broadband Hardware, Channel Banks, and Line Conditioners.

AFFILIATE understands and agrees that SHIFT4is not responsible for any AFFILIATE data communication connectivity as it relates to the local and/or Long Distance Phone Company and/or AFFILIATE’S Internet Service Provider

AFFILIATE understands and agrees that SHIFT4’s system will need outbound TCP/IP Port Level connectivity from the machine running SHIFT4 software attached to the AFFILIATE’S network to the Internet. The following outbound ports are required: 26880(6900 hex) and 26881 (6901 hex). Inbound ephemeral ports must be allowed for TCP/IP socket level connectivity to occur.

AFFILIATE understands and agrees that SHIFT4’S NetAudit™ Internet Browser based software will need outbound TCP/IP and UDP/IP Port Level connectivity from the machine running the Internet Browser attached to the AFFILIATE’S network to the Internet. The outbound ports required are ports 80(50 hex) and 443(1 BB hex) for normal HTTP and HTTPS web traffic.

SHIFT4 Corporate Affiliate Agreement (Confidential)

based HTML, however chosen must be at least Microsoft Internet Explorer for Windows 4.01 Service Pack 2 or higher, Microsoft Internet Explorer for MAC/OS 4.5 or higher, or Netscape Navigator 4.6 or higher.

AFFILIATE understand and agrees that all merchants must have access to an Internet connected browser (as specified in the preceding paragraph) to audit and back up their own transactions.

AFFILIATE understands that it is its responsibility to configure its network security infrastructure (PCs, Firewalls, Switches, Routers, etc.). If help with said infrastructure is required, SHIFT4 can offer assistance for a fee.

24/7 Operational Support for ASP Service

Support of the DOLLARS ON THE NET service is included in the DOLLARS  ON THE NET Application Service Provider Fees as described in Exhibit A.  SHIFT4 provides continued support service via telephone, 24 hours a day, 7 days a week, 365 days per year for the ASP Service, provided that the CLIENT is current in their accounts with SHIFT4.

SHIFT4’S Support personnel are available to answer AFFILIATE’S questions regarding the operations of DOLLARS ON THE NET and UTG v.2tm.  SHIFT4’s Support personnel are knowledgeable about both the interfaces and the Processor, and can determine if a problem lies on either side of DOLLARS ON THE NET with their third party software, Point of Sale (POS), or with the Processor.  Should the call require intervention by AFFILIATE’S POS, Merchant Services Provider (MSP), Processor or Internet Services Provider (ISP), AFFILIATE understands and agrees that SHIFT4 cannot guarantee the amount of time a resolution will take however, will remain involved until it is determined where the problems lies.

AFFILIATE understands ongoing telephone support is for the support of operational problems only and that it is not a substitute for training.  SHIFT4 is not required to support inadequately trained AFFILIATE personnel.  If AFFILIATE’S personnel are not adequately trained, SHIFT4 can require that they take and pass the Computer Based Training (CBT) available via www.Shift4.com.

AFFILIATE understands that support of the ASP Service is based on maintaining equipment running SHIFT4 products as defined by SHIFT4.  AFFILIATE agrees not to change anything in the computer configured that operates SHIFT4’S products without first contacting SHIFT4.  AFFILIATE agrees that if their personnel change the configuration of SHIFT4’S ASP Service, AFFILIATE will pay SHIFT4 to re-configure.  AFFILIATE understands and agrees that this Agreement does not include any after-installation, or on site support.

Performance Standards

CLIENT understands and agrees that the DOLLARS ON THE NET Application Service will be available 24 hours each day and 7 days each week, operational Ninety-Nine Percent (99%) of the time measured annually, excluding scheduled down times for maintenance.  Scheduled down times will commence during times when SHIFT4 has the lowest amount of transactions processing, and will be announced in the DOLLARS ON THE NET website within Seventy-two (72) hours of the scheduled down time.  SHIFT4 will make commercially reasonable efforts to not exceed Thirty (30) minutes of schedule down time per month.

CLIENT understands and agrees that down time in excess of One Percent (1%) measured on an annual basis could be experienced due to any one of all of the outages of the CLIENT’S Internet Service Provider, the credit card processor selected by CLIENT or CLIENT’S Merchant Service Provider, the Telecommunications provider selected by the Credit Card Processor, SHIFT4’S Internet Service Provider, or SHIFT4’S Telecommunications provider.

CLIENT further understands and agrees that downtimes attributable to any of the above are beyond SHIFT4’S control and will not be included in calculating SHIFT4’S annual uptime availability.

CLIENT understands and agrees that the average response time for credit card authorization across all Processors will be five (5) seconds or less from the time the transaction is received at SHIFT4 until it is transmitted from SHIFT4.

CLIENT understands and agrees that the average response time can be affected by the Credit Card Processor selected by CLIENT or CLIENT’S Merchant Service Provider, problems with the Cardholder’s bank, problems at the Credit Card Processing Company selected by CLIENT or CLIENT’S Merchant Service Provider.  Problems with the Telecommunications Company selected by the Credit Card Processing Company, traffic on the internet, problems with CLIENT’S Merchant Service Provider, problems with SHIFT4’S Internet Service Provider, or problems with SHIFT4’S Telecommunications Company.

CLIENT further understands and agrees that high transaction times attributable to any of the above are beyond SHIFT4’S control and will not be included in calculating SHIFT4’S average authorization time.

To maintain SHIFT4’S Nine-Nine Percent (99%) Service Level, the ASP Service is One Hundred Percent redundant as defined in the Terms and Conditions of this Agreement; however, due to today’s highly technical Telecommunications systems, SHIFT4 cannot characterize how long a single outage could take.

Maintenance and Regulation Changes

SHIFT4 agrees to maintain the ASP Service compliant with all credit card association regulations.  Any error corrections and basic enhancements will be supplied to CLIENT at no additional cost, provided that CLIENT is current in its accounts with SHIFT4 as defined in the Terms and Conditions.

Regulation Changes are at no extra cost provided that in the case of transactions passed to SHIFT4 software via a Third Party Interface, SHIFT4 can only guarantee the lowest rate based on the correct information being provided by the Third Party Application.

SHIFT4 will maintain the highest level of possible security compliance; however, SHIFT4 is not responsible to make Regulation Changes of the Merchant Service Provider Credit Card Processor, card associations, or any one of them if they do not notify SHIFT4 of such changes.

CLIENT understands that the text of Regulations is only available to financial institutions; therefore, CLIENT should ensure that its, or if relevant, its CLIENT’S Merchant Service Provider keeps SHIFT4 informed.

CLIENT agrees that SHIFT4 will make Error Corrections, Basic Enhancements and Regulation Changes available via DOLLARS ON THE NET website.  All changes in the website will be announced prior to implementation.

CLIENT agrees that they will make reasonable efforts to read announcements each time they enter the DOLLARS ON THE NET website.

SHIFT4 serves the right to define and charge for major new optional features to associated with any upgrades for compliance.

ACH Agreement

AFFILIATE agrees to enter into an Agreement for Automatic Clearing House (ACH) transactions for the initial setup fees as documented on page 1 of this Agreement.

SHIFT4 shall also be permitted to utilize ACH transactions in the event AFFILIATE’S monthly invoice payments are behind more than 15 day after the due date.

SHIFT4 will provide an original invoice after the end of the month which will include the itemization of the DOLLARS ON THE NET Application Service Fees, additional POS applications and profit centers added during the previous Month. After receipt of this invoice, AFFILIATE will have seven (7) days to review (Review Period) and notify SHIFT4 in writing of any discrepancies. After the Review Period, AFFILIATE has an additional eight (8) days to submit payment.

AFFILIATE understands and agrees that if payment is not received by check, money order, or other method of payment within fifteen (15) days of the invoice date, on the 16th day, the total amount of AFFILIATE’S invoice will be automatically debited from the below listed account.

AFFILIATE Information
AFFILIATE Name: L’AUBERGE DE SEDONA
Address: 301 L’AUBERGE	City: SEDONA	State: AZ	Zip Code: 86336

AFFILIATE hereby authorizes SHIFT4 Corporation to institute debit entries and, if necessary, adjustments for any debit entries made in error, to the bank account indicated below. AFFILIATE further authorizes the financial institution named below to credit and/or debit such entries to such account.

Financial Institution Information
Depository Financial Institution: ALLIANCE BANK OF ARIZONA
Branch: Oak Creek	City: SEDONA	State: AZ	Zip Code: 86351
1 Checking 1Savings
Transit Routing Numbers: 1 2 2 2 1 0 5 9 8 0
Account Number: 8 0 1 0 1 2 9 4 0 4
Account funded in 1 U.S. Dollars 1 Canadian Dollars Please note: All invoices will be billed in U.S. Dollars
Authorized Contact Name: MIKE MEYERS	Phone: 480-227-5321
Title: IT MGR.	Fax: 480-585-5321

This authorization Agreement remains in full force and effect until SHIFT4 Corporation has received written notice from AFFILIATE of its termination. Such termination must be made in such time and in such manner as to afford SHIFT4 Corporation a reasonable opportunity to act on it

Authorized Signature:	Date: 9/09/08

1843
L’Auberge de Sedona LLC.
301 L’AUBERGE LN.	ALLIANCE BANK OF ARIZONA
SEDONA, AZ 86336	91-598-1221

PAY TO THE
ORDER OF
$
DOLLARS

MEMO	VOID
sp

“’001843” ‘:122105980’: 8010129404”’

[ AFFILIATE would like Setup Fees to be withdrawn from the above account.

[ AFFILIATE will be sending SHIFT4 a check for the Setup Fees via mail.

Page 4 of 5	Shift4 Corporate Affiliate Agreement (Confidential)

PRICING EXHIBIT A

SHIFT1 shall provide the ASP Service as follows

Client Setup – This fee is to setup the database for a physical location and to give that location access to the ASP Application for authorizing, auditing, settling, reporting, archiving and retrieval. This pricing is for the initial setup only. It does not include future account maintenance, processor charges, or other fees that may apply.

Contract Includes	Quantity	Price	Extension
Affiliate Location Setup Fee	1	$500.00	$500.00
Miscellaneous Fees	0	$0.00	$0.00
Miscellaneous Fees	0	$0.00	$0.00
Sub Total			$500.00
Less Discount	0	$0.00	$0.00
Total			$500.00

AFFILIATE agrees to pay for Transaction Fees based on the Rate Table below: AFFILIATE will earn a Transaction Rate based on the total number of transactions processed for the month in connection with all other Corporate AFFILIATES ($$$ ON THE NET@ Application Service Fees), or will be billed a minimum of $24.95, as stated, per month fee based on the rate of Agreement

$$$ On The Net Application Fees
Minimum $24.95 Per Month
Monthly Transactions		Transaction Fee
00001	104,800	$0.025
100,000	90,000	$0.024
500,000	1,000,000	$0.023
1,000,000	1,500,000	$0.022
1,500,000	2,000,000	$0.021
2,000,000	2,500,000	$0.020
2,500,000	3,000,000	$0.019
3,000,000	4,000,000	$0.018
4,000,000	5,000,000	$0.017
5,000,000	6,000,000	$0.016
		$0.016

Your Contracted Processor(s)	TSYS

Your Contracted InterFace(s)	Meros v4 3

Business	Partner

Page 5 of 5	Stated Corporate Affiliate Agreement (Confidential)

Dollars on the net

Shift4 Corporation (SHIFT4)
1491 Center Crossing Road
Las Vegas, NV 89144-7047
Phone: (702) 597-2480

Fax: (702) 597-2499

Acknowledgement, Release, and Hold Harmless Agreement for Point of Sale (POS) Support. Please read carefully.

Shift4 Corporation provides 24/7 operational telephone support of DOLLARS ON THE NET® and it's Universal Transaction Gateway (UTG)®. SHIFT4 prefers to utilize Remote Access Dial in while supporting and configuring our UTG and Micros Enhanced POS driver accounts.

CLIENT agrees to accept said support services from SHIFT4 in accordance with our existing Agreement(s).

CLIENT understands and agrees that it voluntarily and willingly assumes the risk of harm to its IT production environment and/or loss of processing capability in the unlikely event SHIFT4 encounters unexpected anomalies during the performance of said support services.

CLIENT agrees to indemnify, defend, and hold harmless SHIFT4, its officers, agents, employees, affiliates, successors, and assigns from and against any and all losses, liabilities, damages, claims, fines, causes of action, deficiencies, costs, and expenses (including reasonable attorneys' fees and other litigation expenses) based upon, arising out of, or otherwise related to such support services.

CLIENT understands that by not selecting the option to agree to the terms of this agreement, resolution and support of UTG and Micros Enhanced POS driver products can be delayed as well as require additional involvement and cooperation by CLIENT.

☒	CLIENT agrees to the terms above	☐	CLIENT does not agree to the terms above

Account Number	14967

CLIENT Name	ORCHARDS INN & RESTAURANT LLC	(CLIENT)
CLIENT Representative	Bruce Campbell
Title	Director of Finance
Date	1/11/2012

Page 1 of	Shift4 Corporation 2009POS Hold Harmless Agreement (Confidential)	Date Created	1/11/12

Dollars on the net

SHIFT4 CORPORATION ("SHIFT4") 1491 Center Crossing Road Las Vegas, NV 89144-7047 Phone: (702) 597-2480 Fax: (702) 597-2499 www.Shift4.com	ADDITIONAL SERVICES ADDENDUM Prepared by: Robert Davis Shift4 ID: 14967

This Additional Services Addendum by and between SHIFT4 and:
Orchards Inn and Restaurant LLC dba Orchards Restaurant	("CLIENT")
270 N. Highway 89A, Suite 11
Sedona, AZ. 86336
(928) 282-4527

This Addendum is attached to and incorporated into the Master Service Agreement entered into between SHIFT4 and CLIENT, as if fully set forth therein (together this Addendum and the Master Service Agreement shall be referred to as the "Agreement"). The terms and conditions of this Addendum are intended to amend Agreement and are executed as follows:

Contract Includes:		Quantity	Price	Extension
Client Setup - New Location		0	$500.00	$ 0.00
Merchant/Profit Center		0	$150.00	$ 0.00
UTG Interface License		I	$500.00	$ 500.00
Installation Services (Not to Exceed 2 hours, each additional 1 hour @$125)		2	$125.00	$ 250.00
Telephone Installation and Training (Not to Exceed 4 hours)		0	$500.00	$ 0.00
Processor Change		0	$75.00	$ 0.00
	Sub Total			$ 750.00
	Less Discount	I	$500.00	$ 500.00
	Total			$ 250.00

Additional Information: Interface Swap

Interface Swap - The Orchards Bar and Grill F 0000294033

Moving from: Micros S49700v3.60 to Micros 3700v4.9

5 WS4 Work Stations - UTG to be installed on Micros Server

Page 1 of 1	Shift4 Corporation 2011 Additional Services Addendum v_08-2011 (Confidential)	Date Created:

SPECIALTY Textile Services	Customer	L'Auberge de Sedona LLC (All Outlets)
	Address	301 L'Auberge Lane
	City, State, Zip	Sedona, AZ 86336
	Phone	928-282-1661
	Fax	928-282-1064

This Service Agreement is entered into by and between Specialty Textile Services, LLC ("STS"), an Arizona limited liability company and

L'Auberge de Sedona (All Outlets) (“Customer”) on ______________ 2010. Supplier agrees to furnish and Customer agrees to accept exclusively from Supplier all the items herein, and any future increases or added items to Customers requirements during the term of this agreement and during any renewal of this agreement in accordance with the conditions and terms set forth herein.

ITEM DESCRIPTION	Unit Price	Minimum Charge	Replacement Value
Apron	.35 each	50% of Inv.	$ 5.50 each
Bar Towel	.20 each		1.35 each
Utility Towel	.19 each	..	1.35 each
Glass Towel	.21 each	41	1.25 each
Napkin	.085 each	II	2.30 each
63 x 63 Tablecloth	.68 each	It	20.00 each
72 x 72 Tablecloth	.77 each	.,	27.00 each
90 x 90 Tablecloth	1.50 each	„	42.50 each
54 x 120 Tablecloth	1.25 each	„	33.50 each
54 x 54 Tablecloth	.55 each		13.50 each

C.O.D. __ CHARGE X ECC/NAT GAS SURCHARGE n/a Hskp. Inventory Maint. 20%

GARMENT PREP CHARGE __EA SYSTEMATIC INVENTORY REPL F&B Inventory Maint 5%

1. All Items furnished to Customer shall remain the sole property of Supplier and are furnished for the exclusive use of Customer on a rental basis, and shall be laundered and cleaned only by Supplier. If any Items furnished to Customer are lost, damaged, or destroyed while in Customer's possession for any reason other than normal wear, then Customer shall, on demand pay supplier current replacement costs for any such lost, damaged or destroyed.

2. STS guarantees to deliver high quality textile rental products and services at all times. Any complaints about service, cleaning quality or finish quality, which has not been resolved in the normal course of business, must be transmitted via registered letter or overnight delivery to STS. If STS falls to resolve any material complaint to acceptable Industry standards within thirty (30) days, the customer may terminate this agreement.

3. The parties agree that Supplier's count of pickup and delivery shall be proof of the amount of linen service provided, unless Customer gives written notice lo Supplier of any objection within seven (7) days after delivery of linen.

4. Supplier shall have reasonable access to Customer's place of business during normal business hours, as often as necessary, to check, deliver, or inventory any or all of the linen Items furnished by Supplier.

5. Supplier shall Invoice Customer upon delivery of each linen supply. Said invoice is due and payable cash on delivery or, if Customer's credit is approved by Supplier, net thirty (30) days of invoice. Delinquent accounts may be converted to a cash on dance basis and for be subject to a service charge on past due amounts of one and one-half percent (1.5%) per month (18%) annually.

6. In consideration of the substantial investment by STS in merchandise and equipment to provide service to CUSTOMER, this agreement shall continue for sixty (60) months from the first delivery date specified above. This service agreement shall be renewed automatically for a one year period of time, provided it is not terminated by either party by written notice at least (60) days prior to the expiration of the Initial term or any renewal term. In the event of increased costs, STS may increase its unit rental rates not to exceed 6% for any 12 month period.

7. In addition to the Cost of Living Increase aforementioned, such prices may be increased by the reasonable cost of Supplier's compliance with new environmental requirements Imposed by any governmental agency.

Specialty Textile Services LLC • 737 W. Buchanan Street Phoenix, AZ 85007 (602) 252-9230 • Fax (602) 252-4507

8. Because it would be otherwise difficult or impractical to fix the exact amount of damage to STS, In the event Customer cancels this agreement for any reason other than as described in paragraph 2, Customer will pay to STS 50% of the average weekly dollar volume for the unexpired term based on the thirteen-week period preceding cancellation.

9. Supplier's obligations to provide services hereunder shall be excused without liability In the event Supplier is prevented from performing by reasons of strikes, lockouts, government acts, acts of God, and other such conditions reasonably beyond the control of the Supplier, including but not limited to explosions, fires, fuel and power shortages.

10. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors, and assigns.

11. Customer warrants that it is under no contract with any other party for linen supply service and that entry into this Agreement is not a breach of any existing contract to which Customer is a party.

12. If any legal action is instituted by this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, court costs and all legal expenditures incurred as a result of said lawsuit from opposing party. Supplier is entitled to all attorneys' fees or attendant collection costs whether litigation is initiated or not.

13. Supplier shalt maintain regular deliveries and in addition shall make special deliveries should that be required to rectify a service failure on Supplier's part. An additional service charge may be made by Supplier for any Special Deliveries resulting from the Customer's failure to timely advise Supplier of a change In Its service requirements.

14. Customer acknowledges that linen supply items rented under this Agreement are for general purposes and are not designated or recommended for use in areas of flammability. Customer agrees to hold harmless Supplier of and from any injury to person or property resulting from use of linen supply items furnished hereunder.

15. If any provision hereof is determined to be invalid by a Court of competent jurisdiction, the remaining conditions hereof shall remain in full force and effect.

16. This Agreement constitutes the entire Agreement of the parties, superseding any prior understanding. No waivers or statements made by any representative of Supplier will be valid unless contained In the Agreement. Any dispute in connection with this service ament or any matter relating to this service agreement shall be resolved by binding and final arbitration under the Federal Arbitration Act.

Specialty Textile/Services Page 2 of 4	L'Auberge de Sedona LLC (All Outlets)	Supplemental Item Sheet

This Supplemental Item Sheet provides for additional items and services to The Service Agreement between Specialty Textile Services, LLC

(“STS”), an Arizona limited liability company and (“Customer’) signed on _____________ 2010. All items and services listed herein are subject to the same terms and conditions as the Service Agreement.

ITEM DESCRIPTION	Unit Price	Minimum Charge	Replacement Value
Dust Mat
3 x 4	3.50 each	50% of Inv.	$ 75.00 each
4 x 6	5.50 each	“	95.00 each
3 x 10	6.75 each	“	105.00 each

5 % Food & Beverage Inventory Maintenance		II

T-250 Micro-Check
- King Sheet 118" x 120"	.95 each	II	25.15 each
- King Sham 21" x 36" + 2"	.46 each	„	11.35 each
- King Pillow Case 21" x 37"	.15 each	,,	4.00 each
- King Duvet 104" x 95"	3.95 each		81.55 each

- Queen Sheet 100" x 120"	.90 each	,,	24.20 each
- Std. Pillow Sham 21" x 34" + 2"	.44 each	"	9.35 each
- Std. Pillow Case 21" x 34"	.14 each	„	3.65 each
- Queen Duvet 92" x 92"	3.75 each		77.45 each

Deluxe Terry Toweling
- Bath Sheet 35" x 70"	.65 each	II	15.75 each
- Bath Towel 27" x 54"	.55 each	“	6.75 each
- Hand Towel 16" x 30"	.18 each	"	2.75 each
- Wash Cloth 13" x 13"	.10 each	"	1.00 each
- Bath Mat 22" x 36"	.39 each	,.	4.75 each

20 % Housekeeping inventory Maintenance		„

Addendum - Supplement to Rental Service Agreement L'Auberge de Sedona LLC — Housekeeping Department

Inventory Maintenance Charge

The parties agree the Customer will be assessed an inventory maintenance charge equal to 20% of the total billable dollar amount of each invoice. The inventory maintenance charge offsets (up to 25% loss of the working inventory) the replacement charges normally associated with lost products at the Customer's location for any (3) three consecutive calendar month periods.

Should the Customer exceed the loss of 25% (verified by audit) of the working inventory for any (3) three consecutive calendar months, a one-time charge for the lost products will be assessed to the Customer (by special invoice) at the Supplier's current replacement charges.

Addendum - Supplement to Rental Service Agreement
L'Auberge de Sedona LLC F & B Department

Inventory Maintenance Charge

The parties agree the Customer will be assessed an inventory maintenance charge equal to 5% of the total billable dollar amount of each invoice. The inventory maintenance charge offsets (up to 25% loss of the working inventory) the replacement charges normally associated with lost products at the Customer's location for any (3) three consecutive calendar month periods.

Should the Customer exceed the loss of 25% (verified by audit) of the working inventory for any (3) three consecutive calendar months, a onetime charge for the lost products will be assessed to the Customer (by special invoice) at the Supplier's current replacement charges.

BULK SERVICES AND ACCESS AGREEMENT

THIS BULK SERVICES AGREEMENT (the “Agreement”) is made this 9th Day of January, 2012 by and between (Suddenlink), d/b/a Suddenlink Communications and L’Auberge De Sedona (“Owner”).

WHEREAS, Suddenlink, directly or through its affiliates, is a full-service provider of services, including, but is not limited to: 1) cable television service pursuant to a franchise (the “Franchise”) from the appropriate governmental entity; 2) local and long distance telephone service (where available), 3) high speed Internet service, and any additional services as they become available from or through Suddenlink or its affiliates (collectively, the “Services"); and

WHEREAS, Owner holds title to, or is the authorized managing agent for Owner of, the real property located at 301 L’Auberge Lane, Sedona AZ 86336, which presently includes improvements located thereon totaling 88 dwelling units/outlets commonly known as L'Auberge De Sedona, the “Premises") and which is more particularly described in Exhibit A attached hereto and by this reference incorporated herein; and

WHEREAS, Owner desires to purchase cable television service ("Video Service") from Suddenlink for individuals occupying or renting Owner’s dwelling units ("Tenant(s)”), and permit Suddenlink to provide other services to Tenants; and

WHEREAS, Suddenlink is willing and desires to provide Video Service and other Services to Tenants at the Premises upon the terms and conditions set forth hereafter; and

WHEREAS, the parties desire to establish the ownership of certain facilities and equipment installed by Suddenlink or its predecessors within the Premises.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Purpose, Term of Agreement and Rates. The purpose of this Agreement is to state the terms and conditions under which Owner will provide access to the Premises to Suddenlink and Suddenlink will make Video Service available to units in the Premises on a bulk rate basis.

This Agreement shall commence on February 1, 2012, and terminate on March 30, 2014. At the end of the original term, or any successive term, this Agreement will automatically renew for successive terms of one (1) month each unless either party gives written notice of its intent not to renew to the other party at least ninety (90) days prior to the expiration of the previous term (the "Term").

Owner shall pay to Suddenlink the fees set forth in Exhibit B attached hereto for the Video Service (the “Service Fee”). The Service Fee is due and payable in advance on the first day of each month. Failure to pay the Service Fee in full by the tenth (10th) day of the month shall be a material default under this Agreement. In such event, Suddenlink shall have the right (in addition to all other available remedies) to (i) immediately terminate the Video Service upon ten (10) days’ prior written notice, and Owner shall be liable for immediate payment of all Service Fees for the balance of the Term, which shall be determined by multiplying the then-current monthly Service Fee by the number of months remaining in the Term; or (ii) convert this Agreement to an individual Service Agreement in which event Owner grants to Company the right and license to access the Premises to solicit subscribers and provide Video Service to Tenants on an individual basis for the remainder of the Term. Owner shall not charge the Tenants any incremental fee for the Video Service.

Suddenlink shall provide the Video Service in accordance with the Franchise, applicable law and the rules and regulations of the Federal Communications Commission ("FCC"). Suddenlink retains the right to control, add to, delete and/or change the Video Service. Proper notice of any changes in rates or Video Service shall be given to Owner. If Owner requests services provided by Suddenlink other than those specified in this Agreement, Suddenlink shall furnish such additional services at its established rates then in effect or, in the absence of established rates, at a reasonable charge as Suddenlink determines.

Owner agrees that Tenants shall have the right to individually subscribe to any and all additional services that Suddenlink offers in the market. Suddenlink acknowledges and agrees that Owner shall have no financial responsibility for any services that a tenant subscribes to directly with Suddenlink.

2.    Grant of Easement and Access Rights. Owner grants to Suddenlink and its successors and assigns a perpetual, transferable, and non-exclusive easement across the Premises to install, connect, disconnect, transfer, improve, maintain, service, repair, remove and/or replace its equipment and the Distribution System (as hereinafter defined) as necessary to provide the Services and to do all other acts necessary to ensure continued operation of Services at the Premises, and Owner shall sign the Grant of Easement and Memorandum of Agreement attached hereto as Exhibit D. The terms of the easement shall be deemed to be covenants running with the land constituting the Premises. The provisions of this Section 2 shall survive the expiration or earlier termination of this Agreement.

3.    Distribution System and Inside Wiring.

A.     "Distribution System" shall mean (1) all distribution plant and associated electronics, equipment and wiring installed or provided by Suddenlink or its predecessors which is necessary to distribute Services throughout the Premises, but specifically excluding Inside Wiring defined below, and (2) all customer reception equipment furnished by Suddenlink at the Premises. The installation of the Distribution System and Inside Wiring by Suddenlink will meet all applicable FCC specifications and will be installed in a good, workmanlike manner.

B.      Ownership of the Distribution System shall at all times be and remain in Suddenlink and shall be used exclusively by Suddenlink operations. Upon expiration or termination of this Agreement, Suddenlink shall continue to own and control the entire Distribution System, whether or not a unit is occupied at the time of expiration or termination and whether or not the occupant of a unit is a Suddenlink customer for other services. Upon termination of this Agreement and if Suddenlink is no longer providing Services to the Premises, Suddenlink has the option to remove all or any portion of the Distribution System, provided that any damage to the Premises caused by removal of the Distribution System will be repaired by Suddenlink to Owner's reasonable satisfaction. Any part of the Distribution System remaining on the Premises upon (60) sixty days after termination of agreement by term or default (i) shall be deemed to be abandoned by Suddenlink.

C.      "Inside Wiring" shall mean that wiring located within a Tenant’s unit and including wiring up to a point at or about 12 inches outside of where the wire enters the Tenant’s unit, but shall not include wiring that is part of a “loop through” system. Ownership of the Inside Wiring shall at all times be and remain in Owner. Owner shall be responsible for the repair and maintenance of the Internal Wiring, in a good, workmanlike manner in accordance with all applicable codes, regulations, or laws.

4.    Maintenance and Repairs. Suddenlink at its expense will maintain the Distribution System in a good, workmanlike manner in accordance with all applicable codes, regulations, or laws.

5.    Promotional Materials. Owner shall submit for Suddenlink’s review and approval prior to use all proposed advertising and promotional materials for the Premises which describe features of Suddenlink's Services. If Owner wishes to produce materials with the Suddenlink logo, Owner shall request the logo from Suddenlink.

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6.    Video Service Programming. Owner acknowledges that Suddenlink's performance of this Agreement may be subject to the rules and regulations of federal, state or local regulatory powers and that Suddenlink is not guaranteeing the provision or availability of any particular program or channel. The Video Service initially available to the Premises will consist of Suddenlink's current channel lineup which may be modified from time to time solely at Suddenlink's discretion. Suddenlink's channel lineup may not be changed or altered by Owner or others without Suddenlink's prior written permission. It is specifically understood that in providing Video Service, Suddenlink makes use of certain programming owned by others. Owner agrees that it will make no claims nor undertake any legal action against any person or entity, including Suddenlink, if certain programming is interrupted, discontinued or substituted; provided that Suddenlink will provide to Owner its standard Video Service channel lineup at all times. The Video Service initially provided to the Premises will consist of the channel lineup set forth in Exhibit C. Channel Lineup, and such channel lineup may be modified from time to time.

7.    Interference. Owner will not use, or permit others to use, any equipment that causes interference or is otherwise incompatible with the Distribution System, the reception equipment, or Suddenlink's right to provide Services under this Agreement. Owner shall not move, disturb, alter, change, or connect any other device to the Distribution System nor authorize or permit anyone to do so.

8.    Insurance. Suddenlink shall maintain (a) comprehensive general liability insurance with a policy limit of at least $2,000,000 to protect Owner against bodily injury or property damage resulting from the installation, operation or maintenance of the Distribution System on the Premises and (b) Workers’ Compensation insurance in statutory amounts. Owner shall be an “additional insured” under such general liability insurance coverage, but only to the extent of Suddenlink's obligations under this Agreement. Upon written request by Owner, Suddenlink shall provide a certificate of insurance for the foregoing policies. All policies written pursuant to this Section 8 shall be with insurers (i) licensed to do business in the state in which the Premises are located and (ii) carrying an A.M. Best rating of at least A-VIII. All policies, including any renewals thereof, shall specify that such policy cannot be canceled without at least thirty (30) days written notice to the other party.

9.    No Agency. Suddenlink and Owner are independent business entities and neither have any authority to act for, or on behalf of, or bind the other to, any contract, without the other's written approval.

10.  Force Majeure. Suddenlink shall have no liability to any person for failure to meet any of its obligations under this Agreement, where such failure is the result, in whole or part, of any labor dispute, failure of usual sources of supply, war, riot, insurrection, vandalism, commotion, fire, flood, earthquake, accident, storm, loss of the right to use rights of way or to make pole attachments, act of God or government, or any other cause beyond Suddenlink's reasonable control.

11.  Owner's Warranties. Owner warrants that (i) it holds all rights and has full authority to execute this Agreement and to grant the rights herein granted; (ii) this Agreement constitutes a binding obligation of Owner; and (iii) there are no prior or existing agreements, nor will there be any such agreements during the Term, with Tenants or third parties that would be breached or violated by the execution of this Agreement or by Suddenlink providing Services to the Premises.

12. Indemnification.

A.     Owner agrees to indemnify, defend and hold Suddenlink harmless from and against all claims, suits, proceedings, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising, in whole or in part, out of or in connection with (i) the renting, leasing or purchasing of Owner's residential dwelling space or units, (ii) injuries or damage to Suddenlink's employees, agents or the Distribution System resulting from the condition of the Premises or the acts or omissions of Owner, its employees or agents, (iii) any claims by third parties that the execution of a service agreement with Suddenlink or Suddenlink’s provision of Service to the Premises would violate any rights of such third party, and (iv) Owner’s breach of this Agreement or any material provision set forth herein.

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B.     Suddenlink agrees to indemnify, defend and hold Owner harmless from and against all claims, suits, proceedings, liabilities, losses, costs, damages and expenses, including reasonable attorneys’ fees, arising out of or in connection with bodily injury or property damage caused by (i) Suddenlink’s provision of Services or (ii) Suddenlink’s breach of this Agreement or any material provision set forth herein.

The provisions contained within this Section 12 shall survive the expiration or termination of this Agreement.

13.  LIMITATION OF LIABILITY. SUDDENLINK SHALL NOT BE LIABLE FOR DAMAGES FOR FAILURE TO FURNISH, OR INTERRUPTION OF, ANY SERVICES, NOR SHALL SUDDENLINK BE RESPONSIBLE FOR FAILURE OR ERRORS IN SIGNAL TRANSMISSION, LOST DATA, FILES OR SOFTWARE DAMAGE REGARDLESS OF THE CAUSE. UNDER NO CIRCUMSTANCES WILL SUDDENLINK BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING LOST REVENUE OR PROFITS ARISING FROM THIS AGREEMENT. SUDDENLINK'S MAXIMUM LIABILITY TO CUSTOMER ARISING UNDER THIS AGREEMENT SHALL BE THE LESSER OF $5,000.00 OR THE AMOUNT ACTUALLY PAID BY CUSTOMER FOR SERVICES HEREUNDER.

14.  Cooperation - Memorandum of Agreement. Owner and Suddenlink agree to cooperate fully and promptly in carrying out this Agreement. Owner agrees to execute any and all documents as may reasonably be requested by Suddenlink to evidence and effectuate the rights granted to Suddenlink under this Agreement including, but not limited to, the execution of the Grant of Easement/Memorandum of Agreement attached hereto as Exhibit D for the purpose of recordation.

15.  Additional Facilities. If Owner adds units to or adjacent to the Premises, this Agreement shall extend to all such units added if the parties mutually agree.

16.  Notices. Any consent, election or notice required or permitted to be given under this Agreement shall be in writing and sent by certified or registered mail or via overnight express courier addressed to the address included at the end of this Agreement, or to such other address or addresses as shall, from time to time, be furnished in writing by the party to receive such notice to the other party.

17.  Default. Subject to the Force Majeure provisions in Section 10, if either party fails to perform or observe any of the material conditions or agreements to be performed or observed by it hereunder (the "Defaulting Party") and such failure is not cured within thirty (30) days after receipt of written notice from the other party (the "Non-defaulting Party"), the Non-defaulting Party, in addition to any other rights at law or equity it may have, shall have the right to immediately terminate this Agreement.

18.  Confidentiality. Owner shall not disclose any of the terms of this Agreement to any third party without the prior written consent of Suddenlink.

19.  Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns, regardless of whether such successors and assigns expressly agree to be bound by the Agreement. If Owner sells or transfers the Premises to a third party during the initial Term, Owner shall provide a copy of this Agreement to the purchaser or transferee and said purchaser or transferee has the right to assume the rights and obligations of this Agreement or negotiate a new agreement upon completion of sale or transfer of property. Suddenlink may assign this Agreement and all of its rights hereunder without Owner’s consent to any entity which controls, is controlled by or is under common control with Suddenlink or to any entity pursuant to a merger, sale or exchange of stock, or sale or exchange of assets. This Agreement is the entire understanding between the parties and supersedes any prior agreements or understandings whether oral or written. This Agreement may not be amended except by a written instrument executed by both parties. Failure of either party to exercise any of its remedies as set forth in this Agreement or at law or in equity in the event of any default by the other party shall not constitute a waiver of the right of the non-defaulting party to exercise the same in the event of a subsequent default by the defaulting party. The prevailing party in any action brought under this Agreement shall be entitled to recover from the other party reasonable attorney’s fees, costs and necessary disbursements. This Agreement shall be governed by the laws of the state in which the Premises are located except where the laws of the United States have precedence. This Agreement and the obligations of the parties shall be subject to all applicable laws, regulations, court rulings, administrative orders, and Presidential decrees, as they may be amended from time to time.

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Suddenlink Communications	L’Auberge De Sedona (Owner) llc

By:	By:	/s/ Al Spector

Name:	Name:	Al Spector

Title:	Title:	Manager

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Exhibit A

Legal Description of Properties

301 L'Auberge Lane, Sedona AZ 86336

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Exhibit B

Fees for Video Service

The Monthly Service fee shall be $ 1760.00 + tax/fees/surcharges for the first 12 months for Basic, High Definition, HBO, and Music (payable in 12 equal monthly installments). Thereafter, the Service fee for all services may increase annually throughout the remaining original and successive terms, said increase is to NOT to exceed 10%. Suddenlink Communications shall provide Owner with thirty (30) days prior written notice of any such increase.

These rates are based upon a rate of $ 20.00 per unit x 88 units per month, with any additional units opening up to be brought under at this same contract amount set forth in this agreement.

Taxes, fees and surcharges, including broadcast surcharges, are not included in these amounts and will be included on the monthly billing statement.

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Exhibit C

Channel Lineup

Channel lineup provided. See attached.

________ HBO / Music included.

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Exhibit D

Form of Grant of Easement/Memorandum of Agreement

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Suddenlink Communications

Attn: MDU Department

space above for recorders use only

MEMORANDUM OF AGREEMENT

(Arizona)

PLEASE TAKE NOTICE that L’Auberge De Sedona (“Owner”) and "Suddenlink Communications’' (“Suddenlink”) have entered into a Bulk Service Agreement (the “Agreement”) _______________, 2012, which, in accordance with its terms, entitles Suddenlink to provide cable television and other services throughout the property described on Exhibit A attached hereto and incorporated herein by this reference. Among other things, the Agreement provides Suddenlink with rights of ingress and egress to the property necessary or useful to provide such service and maintain its equipment and other facilities and provides for ownership of the facilities on the property used in providing such services. The Agreement binds any successors and assigns of the Owner in accordance with its terms. A copy of relevant provisions of the Agreement will be provided to any properly interested person upon written request.

Suddenlink requests that it receive notice of any pending trustee or foreclosure sale or receivership, bankruptcy or other proceeding affecting the property, sent to the address above.

IN WITNESS WHEREOF, the parties have caused their hands and seals to be hereunto affixed the day and year first above written.

OWNER: (L’Auberage De Sedona) llc		SUDDENLINK:

By:	/s/ Al Spector	By:

Name:	Al Spector	Name:

Title:	Manager	Title:

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OWNER ACKNOWLEDGMENT

L’Auberge De Sedona

STATE OF

COUNTY OF

On 1/9/12 (date) before me, TINA MARIE LITTLEMAN (Notary), personally appeared AL SPECTOR (name of signer), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

/s/ Tina Marie Littleman
[NOTARY SEAL]	Notary Public Name:	TINA MARIE LITTLEMAN
My Commission Expires: 10/21/12

SUDDENLINK ACKNOWLEDGMENT

STATE OF ARIZONA

COUNTY OF

On _________________ (date) before me, _________________ (Notary), personally appeared _________________ (name of signer), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[NOTARY SEAL]	Notary Public Name:
My Commission Expires: _________________

ADDENDUM

L’auberge

301 L’auberge Lane

Sedona AZ

Attn:	March 13, 2012

Please acknowledge with signature below for Suddenlink to add an additional 20Mb of bandwidth to your existing internet service for a total of 40Mb @ $1800 per month ($45 per Mb) and extend the original agreement signed on August 29th, 2011, for an additional 3 year term beginning April 1, 2012.

Account number 100-5200230-02

Print Name:	Al Spector

Signature:	/s/ Al Spector

Title:	Manager L’Auberge de Sedona llc

Date:	3/14/12

Thank You

Glen Clark

Glen Clark
Arizona Regional Sales Mngr - Suddenlink Business
1601 S. Plaza Way
Flagstaff AZ 86001
glen.clark@suddenlink.com
Cell 928-707-2592 FAX 866-670-1301

OPCO Short Form

DISTRIBUTION AGREEMENT

"Customer Service Agreement"

Distribution Agreement (this “Agreement”), dated September 26 2012 (the “Effective Date”), between Sysco Arizona, (“Sysco”) and Canyon Breeze, Taos Cantina, L’Auberge, and Open Range (customer).

Background

Sysco, a wholly-owned affiliate of Sysco Corporation (“Parent”), and other operating affiliates of Parent (collectively, “Operating Companies” and individually, an “Operating Company”), perform purchasing, marketing, warehousing, quality assurance, transportation, distribution and other services for foodservice customers. Customer owns and operates the establishments listed in Schedule 1 as amended from time to time pursuant to the terms of this Agreement, and identified as such (“Customer Locations”). Customer desires to work with Sysco as its primary distributor (i.e., supplying 70% or more) of foodservice products to all Customer Locations and Sysco desires to perform these services.

Agreement

In consideration of the Background, above, and the mutual obligations set forth below, the parties agree as follows:

1.          Scope“What does my program cover?”

This Agreement governs Sysco’s distribution services for Customer within Sysco’s service area (the "Service Area”). Sysco has no obligation to serve under this Agreement any foodservice outlet operated by any person or entity other than Customer. This Agreement does not apply to direct sales by subsidiaries or other affiliated entities controlled directly or indirectly by Parent (“Affiliates”) that do not operate a full-line foodservice distribution business but rather concentrate on specific, specialized product lines (“Specialty Companies”). Customer’s purchases of goods and services directly from Specialty Companies shall be on such terms as may be agreed upon from time to time by Customer and the servicing Specialty Company. Sales of Products by Sysco that are sourced from Specialty Companies are covered by this Agreement.

2.          Appointment of Distributor“Who is my distributor?”

Customer appoints Sysco to serve as its primary distributor to Customer Locations of foodservice products within the product categories described in Schedule 2 (“Products”). By appointing Sysco its “primary distributor,” Customer agrees that each Customer Location will purchase not less than 70% of the dollar volume of such Customer Location’s purchase requirements for Products in each Product category stated in the margin schedule set forth in Schedule 2.

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OPCO Short Form

3.          Customer Service Provided by Sysco "What account service does Sysco provide for me?"

Sysco will assign an account executive or a customer service representative to service each Customer Location. The account executive or customer service representative will maintain contact with Customer Locations, on a mutually agreed basis, to review service requirements.

4.          Operational Services Provided by Sysco "When do I receive my delivery? How do I handle my returns?"

4.1           Delivery Service. Sysco will establish a delivery schedule for each Customer Location taking into consideration the needs and preferences of the Customer Location and will use reasonable, good faith efforts to make on-time deliveries.

4.2           Return Credit Policy. Returns of Products and credits for such returns are governed by Sysco’s Credit and Return Policy, a current copy of which is attached as Schedule 3.

5.          Information Services Provided By Sysco “What reports do I receive?"

5.1           Reports. Sysco can provide Customer usage data selected from standard file report or flat file options. Standard data is made available either in hard copy or electronic format. Electronic options include EDI ANSI S. 12, FTP Server, bulletin board, tape or diskette.

If Customer requests customized reports instead of or in addition to the standard Sysco reports, Sysco will use reasonable efforts to provide such reports. Customer agrees to pay for any additional costs incurred by Sysco for the development of any customized reports or system enhancements.

5.2           Electronic Order Entry. If Customer desires electronic order entry, Sysco will provide customer with a personal computer software application or an Internet order entry application. Customer Locations must provide, at their own cost, compatible hardware, Internet and network connections in order to utilize the software or browser application provided by Sysco.

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OPCO Short Form

6.          Pricing “How is my pricing calculated and how often?’’

6.1           Definition of Cost. The price to Customer for all Products sold under this Agreement (the “Sell Price”) will be calculated on the basis of Cost. “Cost” is defined as the cost of the Product as shown on the invoice to Sysco, plus, if the invoiced price to Sysco is not a delivered price, Applicable Freight. The invoice used to determine Cost will be the invoice issued to Sysco by the supplier, including without limitation, Sysco’s merchandising services Affiliate, the Baugh Supply Chain Cooperative, Inc. and its regional member cooperatives (collectively, “BSCC”), as well as any other Affiliate. Cost is not reduced by cash discounts for prompt payment available to Sysco, Parent, BSCC or the Operating Companies (collectively, the “Sysco Group”). Regardless of this Section 6.1, the price to Customer for or Controlled Price Products (as such term is defined in Section 7), shall be determined as provided in Section 7.

"Applicable Freight" means a freight charge for delivering products to Sysco. Applicable Freight charges may include: (i) common or contract carrier charges by the Product supplier or a third party; (ii) charges billed by a freight management service operated by Parent or its Affiliates (“FMS”), currently known as Alfmark; (iii) charges billed by FMS for shipments back hauled on trucks owned or leased by members of the Sysco Group; or (iv) charges such as fuel surcharges, cross-dock charges, unloading and restacking charges, container charges, air freight charges and other similar charges not included in the supplier’s invoice cost that are required to bring Product into Sysco’s warehouse. Applicable Freight for any Product will not exceed the rate charged by nationally recognized carriers operating in the same market for the same type of freight service and for the same quantity of Product.

6.2           Merchandising Services. Parent and its Affiliates, the Operating Companies and BSCC, perform value-added services for suppliers of SYSCO® brand and other Products over and above procurement activities typically provided by other distribution companies in the foodservice industry. These services include, but are not limited to, (i) supply chain services such as consolidation of Operating Company purchases from suppliers, management of supplier ordering processes, consolidation of payments by Operating Companies to suppliers, processing claims by Operating Companies for Product loss and shortages, advanced inventory management, freight consolidation and management and other services associated with management of the total supply chain, (ii) quality assurance and (iii) regional and national marketing and performance-based product marketing. To bring these supply chain efficiencies to our customers requires Sysco and its Affiliates, including BSCC, to accept responsibility for management of certain business functions and expenses once borne by the supplier. There are also instances where Sysco and its Affiliates, including BSCC, incur additional costs in order to generate savings when considering the entirety of the supply chain which is the case with activities such as redistribution, forward contracting, freight consolidation, and cross docking. Therefore, Sysco and its Affiliates, including BSCC, may recover the costs of providing these services, may be compensated for these services and may retain any savings they may receive throughout the supply chain by utilizing their expertise, resources and capital, much of which is used to offset expenses already incurred. Sysco considers such cost recovery, compensation and retained savings to be earned income. Receipt of such cost recovery and earned income does not reduce Cost and does not diminish the commitment of Sysco and its Affiliates, including BSCC, to provide competitive prices to their customers.

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OPCO Short Form

6.3           Sell Price.

Calculation of Sell Price - For Products subject to margin on sell pricing, the Sell Price will equal (i) the Cost of the Product divided by (ii) the difference between 100% and the percentage margin on sell applicable to the product category of such Product as set forth in Schedule 2.

For example, a case of Product with a Cost of $25.00 per case, a margin on sell of 10% and an applicable Supplier Allowance of $.50 per case will have a Sell Price calculated as follows:

Calculate base price from margin	$25.00	=	$25.00	=	$27.78
	(100%-10%)		90%
Less applicable allowance (per case)					(.50)

Sell Price					$27.28

(b)          Frequency of Sell Price Calculation - Sell Prices for all Products will remain in effect for the pricing period set forth in Schedule 2 for the applicable Product category. Pricing periods are described below:

(1)	Time of sale pricing - pricing in effect for current purchase only;

(2)	Daily pricing - pricing in effect for a 24 hour period;

(3)	Weekly pricing - pricing in effect for seven consecutive days; and

(4)	Monthly pricing - pricing in effect for a calendar month or a defined Customer accounting period.

Sysco reserves the right, on prior notice to Customer, to adjust monthly or weekly pricing in the event of major changes in Cost of any Product defined as a change of more than 10% of then-current Cost.

(c)          Sales, Use or Other Taxes - If, pursuant to local or state law, Sysco is obligated to remit sales or use taxes to applicable taxing or regulatory authorities with respect to Sysco’s sales of Products to Customer locations, any (i) sales or use taxes, (ii) business opportunity taxes, levies or assessments or (iii) taxes, fees or assessments relating to recyclable beverage containers (“Pass-Through Assessments”), Sysco may recover from Customer, to the extent legally permissible, the amount of such Pass Through Assessments, either through an increase in the margin on sell (or, if applicable, fee per case) or through a line item surcharge.

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OPCO Short Form

(d)          Use of the Term “Margin” - Unless the context clearly indicates otherwise, the term “margin” used alone means the amount added to Cost to determine the Sell Price, whether such amount is determined as a margin on sell, mark-up or fee per unit.

(e)          Market Priced Products - For Products subject to market pricing as indicated in Schedule 2 (“Market Priced Products”), the Sell Price shall be the prevailing market price, as determined by the delivering Operating Company for its respective Service Area, in its sole discretion.

6.4           Substitutions. Should a substitution be necessary, Sysco will ship a comparable product at a Sell Price calculated using the same methodology and margin as on the original Product ordered. Adjustments will be made to account for any pack/size variance and will be calculated based on the same unit price.

6.5           Increase in Sell Price for Split Cases. The distribution fee payable in connection with distribution of split cases of Product (as determined Sysco), will be (i) increased by adding three (3) percentage points to the margin in the categories specified in Schedule 2 for the applicable Product category. If a Product comparable to the Product for which Customer desires a split exists under the SYSCO brand, only the SYSCO brand Product will be split.

6.6           Temporary Adjustment in Pricing for Unanticipated Problems. If Sysco’s operating costs are affected by significant regional or national economic fluctuations, including but not limited to fuel cost changes and power supply fluctuations, Sysco may, with advance written notice to Customer, add a surcharge to Customer’s invoice or adjust the margins to compensate for such cost variances which surcharge or margin adjustments shall be removed or adjusted back to the pre-adjustment levels if the condition prompting such surcharge or adjustment no longer exists.

7.          Supplier Agreements “What about certain product supplier agreements?”

There are a limited number of Products (“Controlled Price Products”) that are governed by agreements with suppliers binding upon Sysco (e.g., Coca Cola and Ecolab) which establish the ultimate price at which Sysco must sell the Product to the Customer Location (“Controlled Price Agreements”). The Sell Price for Controlled Price Products is the amount stated in the applicable Controlled Price Agreement regardless of Section 6.3. Sysco is obligated to determine the Sell Price for Contracted Products or Controlled Price Products under Section 7.1 only if the Controlled Price Agreement is attached in a schedule to this Agreement or required information relating to a new Controlled Price Agreement is timely provided to Sysco as provided above.

8.          Proprietary and Special Order Products. "How will Sysco handle products with my logo and products ordered specially for me?"

8.1        Definitions.

8.1.1           Special Order Products - Special Order Products are Products not inventoried by Sysco that Customer requests Sysco to purchase for immediate or near-immediate distribution to one or more Customer Locations. Special order products are not brought into Sysco inventory as regularly stocked products.

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OPCO Short Form

8.1.2           Definition of Proprietary Products. Proprietary Products are (i) Products bearing Customer’s name or logo, (ii) Products with a unique formulation which are restricted for sale to Customer, or (iii) supplier branded Products that would otherwise not be inventoried except for Customer’s requirements. Due to the highly perishable nature of fresh produce, fresh produce may not be designated a proprietary product.

8.2        Proprietary Product. Special Order Product and Contracted Product Requirements. Proprietary Products and Special Order Products must meet the requirements and are subject to the limitations set forth in this section.

8.2.1           Stocking of Proprietary Products - Sysco will work with Customer to meet Customer’s reasonable needs for Proprietary and Special Order Product. Sysco will stock paper and disposable Products, Products for tabletop placement bearing the printed name or logos of Customer and national branded Products with consumer recognition and which are covered by a Supplier Agreement. Except for such logo-bearing paper, disposable or tabletop Products, Sysco shall not be obligated to stock Proprietary and Special Order Products if Sysco has comparable Product already in its inventory.

8.2.2           Customer Obligations for Special Order Products - Customer shall purchase all shipments of Special Order Products within the timeframes specified in the special order request, as approved by Sysco. No Special Order Products may be returned other than due to Product defects, miss-ships, or any products or returns for which the Supplier has agreed to credit Sysco. Any additional distribution costs incurred by Sysco for Special Order Products outside of normal distribution costs will be paid by Customer whether or not such Special Order Product is also a Contracted Product unless Supplier honors a bill-back to permit Sysco to recover such costs.

8.2.3           Proprietary and Special Order Product Requirements -Such Products must have a valid UPC number assigned and a scan-able UPC bar code on each sellable unit. Customer must purchase no less than five (5) cases per week of such Product and the sales volume of such Products must result in at least twelve turns of inventory of such Product in any twelve month period. Suppliers of such Products must provide Sysco with an indemnity agreement and insurance coverage satisfactory to Sysco. If a supplier of such Products does not provide the required indemnity and supporting insurance coverage and Customer still wishes to purchase products from such supplier, Customer will defend, indemnify and hold harmless Sysco and its employees, officers and directors from all actions, claims and proceedings, and any judgments, damages and expenses resulting therefrom, brought by any person or entity for injury, illness and/or death or for damage to property in either case arising out of the delivery, sale, resale, use or consumption of any such Product, except to the extent such claims are caused by the negligence of Sysco, its agents or employees.

9.          Credit; Customer Financial Responsibility "What are my payment terms?”

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OPCO Short Form

9.1        Payment Terms. Customer terms will be set to coincide with the seasonality of business. Please see schedule below:

Rolling 30 day Terms

May, June, July, August, September, October, March, April

Rolling 60 day Terms

November, December, January, February

Customer terms will fluctuate based on seasonality. Sysco will provide 30 day terms in season and 60 day terms out of season. In the event customer cannot adhere to 60 day terms in the off season months, Sysco will allow customer to put 30 days worth of invoices on a note to be paid back in 60 days at 6% interest with payments starting 30 days from the date of the note. Sysco will allow customer two notes per year for 30 days worth of invoices. Notes cannot run concurrently.

Example: Customer has 60 day terms in July and August and has July and August invoices outstanding on August 30th, Sysco takes July invoices and puts them on a note September 1st with weekly payments starting October 1st over an 8 week period. Customer terms are switched to in season terms of 30 days in September. Customer pays August invoices in September but July invoices are spread out from October-November.

Terms and notes are contingent upon the financial condition of the customer and Sysco reserves the right to limit, modify or retract terms payment plans based on customer financial condition...... something like this is in the MDA already-use the MDA language-1 just wanted to make sure it was included.

9.2        Set Off. Sysco’s rights of set off and recoupment are recognized by Customer and preserved in all respects.

9.3        Service Charge; Collection Fees. If invoices are not paid when due, a service charge will be assessed to the applicable Customer, up to the maximum amount permitted by law. Unpaid invoice balances and service charges due to Sysco will be deducted from any credits due to such Customer. Customer shall pay all costs and expenses (including reasonable attorney’s fees) Sysco incurs in enforcing its rights under this Agreement including, without limitation, its right to payment for Products sold to Customer.

9.4        Applications and Other Documents and Information. Customer will complete and execute a new account application on forms provided by Sysco and such account applications must be approved by Sysco as a condition to this Agreement binding Sysco. If required by Sysco in its reasonable judgment, Customer shall also execute and deliver a guarantee, security agreement or other related agreements as a further condition to this Agreement being binding upon Sysco.

In order to enable Sysco to establish Customer’s credit terms and monitor Customer’s financial condition, Customer will supply quarterly and annual financial statements consisting of an income statement, balance sheet and statement of cash flow. Sysco may request such further financial information from Customer from time to time, sufficient, in Sysco’s judgment, to enable Sysco to accurately assess Customer’s financial condition.

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OPCO Short Form

9.6        Delivery Stoppage. In the event Customer fails to make payment when due, Sysco may immediately, upon notice to Customer, condition future deliveries upon more stringent credit and/or payment terms, including, without limitation, cash in advance, cash on delivery, and/or the delivery of acceptable letters of credit, third party guarantees, and/or additional collateral and/or following five (5) days written notice to the Customer, cease shipment of any Products to the Customer failing to make such payment until the outstanding receivable balance is fully within terms.

10.         Term and Termination “How long will the MDA remain in effect?”

10.1      Term - The term of this Agreement (the “Term”) will begin on September 16, 2012, and will continue in effect until terminated by Customer or Sysco on sixty days prior written notice to other party.

10.2      Termination - This Agreement may be terminated prior to the end of the Term as follows:

10.2.1           By Sysco

(a)          By Sysco for failure of Customer to comply with any material provision of this Agreement within sixty (60) days of such party’s receipt of written notice describing said failure (other than payment for Product purchased and services rendered the failure of which is cause for termination under paragraph (b) below) unless with respect to not more than one such failure, such failure is cured within such sixty (60) day period;

(b)          By Sysco immediately upon written notice to Customer if Customer’s financial position deteriorates materially, determined by Sysco in its sole judgment, or if Sysco becomes aware of any circumstances that, in Sysco’s sole judgment, materially impact Customer’s ability to meet its financial obligations when due; and

(c)          By Sysco, upon not less than sixty (60) days written notice to Customer if Customer and Sysco have failed to agree on a mutually acceptable adjustment or other form of compensation to Sysco, as further described in Section 6.6.

10.2.2           By Customer

By Customer for failure of Sysco to comply with any material provision of this Agreement within sixty (60) days of Sysco’s receipt of written notice describing said failure unless with respect to not more than one such failure, such failure is cured within such sixty (60) day period.

10.3     Obligations Upon Termination. Upon termination, Customer agrees to fully comply with all of its obligations under this Agreement, including, without limitation the obligation to pay all invoices at the earlier of (i) the time they are due or (ii) two weeks from the date of the last shipment to a Customer Location.

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OPCO Short Form

11.         Waiver of Jury Trial Right 'What if we disagree?”

Each party affirmatively waives its right to jury trial with respect to any disputes, claims or controversies of any kind whatsoever under this Agreement.

12.         Perishable Agricultural Commodities "Do any products receive special treatment if I fail to pay for them?"

This Agreement may cover sales of “perishable agricultural commodities” as those terms are defined by federal law. Generally, all fresh and frozen fruits and vegetables which have not been processed beyond cutting, combining and/or steam blanching are considered perishable agricultural commodities as are oil blanched french-fried potato products. All perishable agricultural commodities sold under this Agreement are sold subject to the statutory trust authorized by Section 5(c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. 499e(c)). The seller of these commodities retains a trust claim over these commodities and all inventories of food or other products derived from these commodities until full payment is received.

13.         Food Safety and Ground Beef "How do you handle ground beef and veal products?"

Food safety is of paramount importance to the Sysco Group, Customer and the ultimate consumer. To that end, Parent has developed a set of stringent standards for the production and packaging of ground beef and ground veal (the “Ground Beef and Veal Safety Standards”). In order to adequately protect Sysco and Customer from potential food safety issues relating to the production and packaging of ground beef and ground veal, Sysco will not be obligated to utilize any supplier of ground beef or ground veal that does not meet the Ground Beef and Veal Safety Standards, whether or not the ground beef or ground veal supplied by such supplier has been designated by Customer as a Proprietary Product, Contracted Product or Special Order Product.

14.         Miscellaneous “What else is covered by our agreement?"

14.1     Assignment. Neither Customer nor Sysco may assign this Agreement without the prior written consent of the other party provided that Sysco may assign this Agreement to another Operating Company. Subject to these limitations, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties.

14.2     Entire Agreement. The parties expressly acknowledge that (i) this Agreement, (ii) any separate confidentiality agreement between the parties and (iii) the credit applications and related agreements and guarantees referred to in this Agreement contain the entire agreement of the parties with respect to the relationship specified in this Agreement and supersede any prior arrangements or understandings between the parties with respect to such relationship.

14.3     Amendments. This Agreement may only be amended by a written document signed by each of the parties.

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OPCO Short Form

14.4      Notices. Any written notice called for in this Agreement may be given by personal delivery, certified mail, overnight delivery service or confirmed facsimile transmission. Notices given by personal delivery will be effective on delivery; by overnight service on the next business day; by first class mail five business days after mailing; and by facsimile when an answer back confirming receipt by the recipient's facsimile machine is received. The address of each party is set forth below.

14.5      Donations. Sysco will be unable to offer donations in any form, including, without limits, free goods, cash, or use of Sysco owned equipment.

14.6      Governing Law. This Agreement and the rights and obligations of the parties hereunder, shall be construed in accordance with the laws of the state where Sysco’s facility is located as shown on the signature page of this Agreement.

Executed as of the Effective Date set forth at the beginning of this Agreement.

Address
SYSCO Arizona

611 S. 80th Avenue	By:	[ILLEGIBLE]
Tolleson, AZ 85353
Attention: John Roberts	Its:	Vice President of Sales
Telephone: 623-907-6339
Facsimile: 623-907-6831

Address

Sedona Culinary Concepts, LLC — owns and operates Canyon Breeze Restaurant. Physical address is 300 N. Highway 89A, Suite 3, Sedona, AZ 86336

By:	Al Spector
Its:	Manager

Open Range Grill and Tavern LLC - owns and operates Open Range, Tasting Arizona and The Good, The Bad & The Ugly Saloon. Physical address is 320 N. Highway 89A, Suite 16, Sedona AZ 86336.

By:	Al Spector
Its:	Manager

Taos Cantina, operated by Orchards Inn & Restaurant LLC. Owned by L’Auberge Orchards LLC. Physical address is 254 N. Highway 89A, Sedona, AZ 86336.

By:	Al Spector
Its:	Manager

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OPCO Short Form

L'Auberge Restaurant, operated by L'Auberge de Sedona LLC. Owned by L'Auberge Orchards LLC, Physical address is 301 L'Auberge Lane, Sedona, AZ 86336

By:	Al Spector
Its:	Manager

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OPCO Short Form

MASTER DISTRIBUTION AGREEMENT

Schedule Index

Schedule 1	Customer Locations as of Effective Date

Schedule 2	Customer Margin Schedule

Schedule 3	Customer Return Policy

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OPCO Short Form

SCHEDULE 1

TO

MASTER DISTRIBUTION AGREEMENT

Customer Locations

And Description of the Service Area

Customer Locations:

Canyon Breeze

300 Arizona 89A

Sedona, AZ 86336

(928) 282-2112

Taos Cantina

254 N. Hwy 89A

Sedona, AZ 86336

(928) 282-1313

L’Auberge Restaurant

301 L’Auberge Ln

Sedona, AZ 86336

(928) 282-1661

Open Range

320 North State Route 89A

Sedona, AZ 86336

(928) 282-0002

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OPCO Short Form

SCHEDULE 2

TO

MASTER DISTRIBUTION AGREEMENT

PRODUCT CATEGORIES AND CUSTOMER MARGINS

NOT TO EXCEED

	Product Category	Pricing Frequency	Margin/Mark-up/Fee Per Unit*	SPLITS - Margin/mark- up/Fee Per Unit

1.	Healthcare	Monthly	12%

2.	Dairy Products	Weekly	8%

3.	Meats	Weekly	5%

4.	Seafood	Weekly	6%

5.	Poultry	Weekly	6%

6.	Frozen	Weekly	7%	+3%

7.	Canned & Dry	Monthly	7.5%	+3%

8.	Paper & Disposables	Monthly	8.5%	+3%

9.	Chemical/Janitorial	Monthly	10%	+3%

10.	Supplies & Equipment	Monthly	Bid

	Ecolab Controlled Price		Per contract

11.	Produce	Weekly	10%

12.	Dispenser Beverage	Monthly	10%

* Subject to adjustment as provided in the second following paragraph

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OPCO Short Form

Beverage Service and Equipment

Sysco may supply equipment and/or service for coffee or other beverage products. When a third party is utilized for this purpose, the amount invoiced by the third party will be applied to the cost of the product after the distribution margin has been applied. When Sysco is the agent for either equipment or service, a reasonable and customary internal charge will be added after the margin has been applied to the product cost.

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OPCO Short Form

Schedule 3

To

Master Distribution Agreement

Customer Return Policy

As of the Effective Date

One of the most significant issues in foodservice is food safety. Sysco goes to significant lengths to assure all Product is wholesome and complies with requirements established by the U.S. Department of Agriculture (“USDA”) or the U.S. Food and Drug Administration (“FDA”), including without limitation, applicable requirements under Hazard Analysis/Critical Control Point programs promulgated by USDA or FDA.

To assure that Customer receives high quality product, maintained at optimum conditions, the following guidelines will be enforced for Product that Customer requests to return to the delivering Operating Company after being delivered to a Customer Location. This does not limit any rights Customer may have to reject Product at time of receiving.

Time frame: Except for returns of the specific products noted below, all returns and credit requests must be made within these timelines:

Fresh Meat, poultry, and perishable items _____ returnable only at time of delivery

Frozen Items	14 Days
All other items	14 days

Temperature Requirements: All perishable items must be maintained at the following temperatures:

Frozen	0 to 20 degrees
Refrigerated	30 to 35 degrees

Packaging: Products must be returned in their original packaging free of markings, damage, or signs of temperature excursions or other duress.

Specific Product Return Guidelines:

Fresh Seafood - returnable only at time of delivery

Produce - returnable only at time of delivery

Dairy - returnable only at time of delivery

Fresh Meat and Poultry - returnable only at time of delivery

 - must be authorized by a Sysco representative prior to return

 - must be in original sealed container with no signs of temperature abuse

Cleaning Chemicals - must be in original, sealed container and return must be authorized by Sysco representative.

Special order items - returnable only at time of delivery due to quality problems or damage.

Authorization by Sysco representative required.

Direct Drop Shipments - Customer must contact Sysco representative within 24 hours of receipt.

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OPCO Short Form

PRICE VERIFICATION

Price Verification "How do I know if my pricing is correct”?

Customer will be allowed one (l) annual price verification for purchases made under this Agreement. The price verification will consist of reviewing computer reports documenting SYSCO s calculation of Customer’s invoice price and verification of Sysco’s delivered Cost. If requested, applicable Supplier invoices and accompanying freight invoices will also be made available. Supplier invoices consist of invoices from third party suppliers or from the merchandising services affiliate of Parent including, without limitation, BSCC, or a Specialty Company, as applicable. Price verification adjustments, if applicable, will be made utilizing the net of undercharges and overcharges to the Customer. The price verification process is subject to the following:

(a)          Customer must request a price verification in writing at least twenty (20) business days prior to the suggested date of the price verification and must identify not more than fifteen (15) items to be price verified and the period covered;

(b)          The date and time of price verification must be to the mutual agreement of Customer and Sysco;

(c)          The price verification will be made at Sysco’s location;

(d)          Support for the price verification may not be removed from Sysco’s office location where the price verification is conducted;

(e)          The period for which pricing is to be verified will not begin more than three (3) months prior to the date of the price verification, and will cover only one pricing period; and

(f)           In no event will pricing be corrected for more than six (6) months prior to the date of the price verification.

Due to the extensive time and complexity associated with price verification, Sysco will not accept computer generated price matching or electronic audits by or on behalf of Customers or any Third Party Provider and any price verification adjustments will only be made following the above price verification procedure.

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OPCO Short Form

Delivery/Volume Allowance

Sysco Arizona will offer a percentage of total purchases (see schedule below) based on achieving $2.5M in total purchases annually for all locations combined. Customer will qualify for the bracket allowance based on the average weekly number of delivery days used during the year. Allowance will be paid if all invoices meet the agreed upon credit terms at the end of 52 weeks unless prior arrangements have been made. Allowance will be paid within 30 days from the close of the 52 weeks of purchasing as a Prime Vendor with Sysco.

Average Delivery Days Weekly	Allowance

3.0	1%

3.25	.75%

3.5	.5%

3.75	.25%

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Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES	SIC Code 7011 Type of Business LODGING LODGING

WM AGREEMENT# _________

CUSTOMER ACCT# __________

ACCT. NAME L’AUBERGE DE SEDONA

SERV. ADDR 301 LAUBERGE LN

CITY, ST ZIP SEDONA St AZ Zip 86336
COUNTY/Parish

TEL # 602-510-4111 FAX 928-204-4323
CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

REASON CODE NBG NBG NBG

EFFECTIVE DATE _______________ LAST API DATE _____

BILL. NAME L'AUBERGE DE SEDONA LLC

BILL. ADDR 270 N STATE ROUTE 89A

CITY, ST zip SEDONA St AZ Zip 86336
COUNTY/Parish _________

TEL # 602-510-4111 FAX 928-204-4323

CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS –

NEW	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charges(s)*
Loc									M	T	W	Th	F	S	S
		1.0	SOL					0								$109.32/mth.
$ /mth.
$ /mth.
$ /mth.
Big Belly Solar Compactor with Recycle Klosk, Custom wrap, side advertising panels and air card																Total $109.32/mth

OLD	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.						Charges(s)*
Loc									M	T	W	Th	F	S	S
$ /mth.
$ /mth.
$ /mth.
$ /mth.
To be completed, if applicable. Any blanks or unfilled or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement.					* A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice. Information about the Fuel/ Environmental Charge can be found on our website at www.wm.com under billing inquiry, state and Local taxes, if applicable, will also be added to the Charges.							Total $ /mth
Container pull/push out required?				No (No/Yes)								Net Change $ /mth
Container behind gate or enclosure?				No (No/Yes)	If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of				Ibs/yard

Other applicable service terms (including Waste Material composition):	This is NBG lease agreement no service required no F & E to be billed. $50.00 Install charged on first billing. Plotrowski #106
CUSTOMER DEPOSIT
P.O. NUMBER
JOB NUMBER
RECEIPT REQUIRED?	No (Yes/No)	BILL TO ACCT #
TAXABLE	No (Yes/No)	DISPOCAL SITE

THE UNDERSIGNED INDIVIDUAL SIGNING THIS AGREEMENT ON BEHALF OF CUSTOMER ACKNOWLEDGES THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, ON THE SECOND PAGE, AND THAT HE/SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF THE CUISTOMER.

--TERMS: DUE UPON RECEIPT ---

SCHEDULE OF CHARGES* AS REQUIRED
Container Usage Fee	$ 0
Locks	$ / bin $ / install
Overage Charge	$ / yard, min 2 yard charge
Extra Pickup Charges *******
Per Lift	$ 25.00
Per Yard	$
Delivery Charge	$ 50.00
Container Exchange Charge	$150.00
Trip Charge (Unable to Service)	$
Removal Fee	$ 50.00
Customer Service Assisted Payment Charge	$
Administrative Fee	$ / Invoice

SERVICE AGREEMENT
NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms and Conditions

1. SERVICES RENDERED; WASTE MATERIALS. Customer. grants to Company the exclusive right, and Company shell furnish equipment and services, to collect and dispose of and/or recycle all of Customer’s Waste Materials. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid waste and Recyclable Materials generated by Customer or at Customer’s Service Address. Waste Materials includes Special Waste, such as industrial process wastes, asbestos-containing material, petroleum contaminated soils treated/de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Materials specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

2. TERM. The term (“Term”) of this Agreement is sixty (60) months from the Effective Date set forth (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but no more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3. SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increases within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

4. CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an Invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page, (b) any change in the composition of the Waste Materials or in the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (of if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer, Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Any Customer Invoice balance not paid within thirty (30) days of the date of Invoice is subject to a late fee, any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the even that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover the equipment.

5. CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the Invoice or by the actions and practices of the parties. If Customer changes its Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

6. EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and for its contents while at Customer’s location. Customer shall not overload, more or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear expected. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7. LIQUIDATED DAMAGES. In the event Customer Terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) If the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recent monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) If the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the even to Termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8. INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out $$ a result of bodily injuries (including death), property damage, or any violation or alleged violation of law, to the extend caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involved Excluded Materials.

Customer agrees to indemnify, defend and save the Company harmless from and against any and all liability which the Company may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or government orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events. (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties. (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided. (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested. (f) Any blanks or unfilled or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of the Agreement. (g) If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the severed provision. (h) In the event the Company successfully enforces its rights against Customer hereunder the Customer shall be required to pay the Company’s

Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES	SIC Code 7011 Type of Business LODGING LODGING

			REASON CODE	DIS DIS DIS
WM AGREEMENT# _________			EFFECTIVE DATE	06/01/2011	LAST API DATE _____
CUSTOMER ACCT# 586-89039			BILL. NAME	L'AUBERGE DE SEDONA LLC
ACCT. NAME	L’AUBERGE DE SEDONA		BILL. ADDR	301 LAUBERGE LN
SERV. ADDR	301 LAUBERGE LN		CITY, ST zip	SEDONA St AZ Zip 86336
CITY, ST ZIP	SEDONA	St AZ Zip 86336
COUNTY/Parish			COUNTY/Parish _________
TEL # 928-204-4329		FAX 928-204-4323	TEL #	928-204-4329	FAX 928-204-4323
CONTACT	KRIS SPECTOR		CONTACT	KRIS SPECTOR
E-MAIL	KSPECTOR@LAUBERGE.COM		E-MAIL	KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS –

NEW	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charges(s)*
Loc									M	T	W	Th	F	S	S
		2.0	8FL					0	Y107		Y207		Y507	Y609		$600.00/mth.
		2.0	PMP													$ 0./mth.
		ECC														$ 30.00 /mth.
		FCC														$ 30.00 /mth.
Service Decrease to 4 times per week, Mon, Wed, Fri, Sat																Total $660.00/mth

OLD	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.						Charges(s)*
Loc									M	T	W	Th	F	S	S
		2.0	8FL						Y107		Y207	Y407		Y607		$ 1488.00 /mth.
		2.0	PMF													$ 15.50 /mth.
$ /mth.
$ /mth.
To be completed, if applicable. Any blanks or unfilled or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement.					* A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice. Information about the Fuel/ Environmental Charge can be found on our website at www.wm.com under billing inquiry, state and Local taxes, if applicable, will also be added to the Charges.							Total $ 1503.50 /mth
Container pull/push out required?			No (No/Yes)									Net Change $ /mth
Container behind gate or enclosure?			No (No/Yes)		If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of			Ibs/yard

Other applicable service terms (including Waste Material composition):	DIS agreement FCC and ECC locked at 10% excluding uncontrollable cost increases such as disposal, taxes and regulatory
CUSTOMER DEPOSIT
P.O. NUMBER
JOB NUMBER
RECEIPT REQUIRED?	No (Yes/No)	BILL TO ACCT #
TAXABLE	No (Yes/No)	DISPOCAL SITE

THE UNDERSIGNED INDIVIDUAL SIGNING THIS AGREEMENT ON BEHALF OF CUSTOMER ACKNOWLEDGES THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, ON THE SECOND PAGE, AND THAT HE/SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF THE CUISTOMER.

--TERMS: DUE UPON RECEIPT ---

SCHEDULE OF CHARGES* AS REQUIRED
Container Usage Fee	$ 0
Locks	$ / bin $ / install
Overage Charge	$ / yard, min 2 yard charge
Extra Pickup Charges *******
Per Lift	$ 25.00
Per Yard	$
Delivery Charge	$ 50.00
Container Exchange Charge	$150.00
Trip Charge (Unable to Service)	$ 50.00
Removal Fee	$ 50.00
Customer Service Assisted Payment Charge	$
Administrative Fee	$ / Invoice

SERVICE AGREEMENT
NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms and Conditions

1.   SERVICES RENDERED; WASTE MATERIALS. Customer. grants to Company the exclusive right, and Company shell furnish equipment and services, to collect and dispose of and/or recycle all of Customer’s Waste Materials. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid waste and Recyclable Materials generated by Customer or at Customer’s Service Address. Waste Materials includes Special Waste, such as industrial process wastes, asbestos-containing material, petroleum contaminated soils treated/de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Materials specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

6. EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and for its contents while at Customer’s location. Customer shall not overload, more or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear expected. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

2.   TERM. The term (“Term”) of this Agreement is sixty (60) months from the Effective Date set forth (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but no more than one hundred eighty (180) days, prior to the termination of the then-existing term.

7. LIQUIDATED DAMAGES. In the event Customer Terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) If the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recent monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) If the remaining Renewal Term under this Agreement is ess than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the even to Termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

3.   SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increases within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

8. INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out $$ a result of bodily injuries (including death), property damage, or any violation or alleged violation of law, to the extend caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involved Excluded Materials.

4.   CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an Invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page, (b) any change in the composition of the Waste Materials or in the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (of if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer, Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Customer agrees to indemnify, defend and save the Company harmless from and against any and all liability which the Company may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

Any Customer Invoice balance not paid within thirty (30) days of the date of Invoice is subject to a late fee, any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the even that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover the equipment.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

5.   CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the Invoice or by the actions and practices of the parties. If Customer changes its Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or government orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events. (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties. (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided. (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested. (f) Any blanks or unfilled or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of the Agreement. (g) If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the severed provision. (h) In the event the Company successfully enforces its rights against Customer hereunder the Customer shall be required to pay the Company’s

Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES	SIC Code 7011 Type of Business LODGING LODGING

WM AGREEMENT# __________

CUSTOMER ACCT# __________

ACCT. NAME L’AUBERGE DE SEDONA

SERV. ADDR 301 LAUBERGE LN

CITY, ST ZIP SEDONA St AZ Zip 86336
COUNTY/Parish

TEL # 602-510-4111 FAX 928-204-4323
CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

REASON CODE NBW NBW NBW

EFFECTIVE DATE LAST API DATE

BILL. NAME L'AUBERGE DE SEDONA LLC

BILL. ADDR 270 N 89A

CITY, ST zip SEDONA St AZ Zip 86336
COUNTY/Parish

TEL # 602-510-4111 FAX 928-204-4323

CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS –

NEW	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charges(s)*
Loc									M	T	W	Th	F	S	S
		3.0	8FY	X						X			X			$225.00/mth.
		1.0	ECC													$ 11.25/mth.
		1.0	FCC													$ 11.25/mth.
$ . /mth.
Place 3 tan 8 FY containers with lids on landing next to current trash containers. Service twice per week on Tuesday and Friday																Total $247.50/mth

OLD	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.			Charges(s)*
Loc									M	T	W	Th	F	S	S
$ /mth.
$ /mth.
$ /mth.
$ /mth.
To be completed, if applicable. Any blanks or unfilled or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement.					* A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice. Information about the Fuel/ Environmental Charge can be found on our website at www.wm.com under billing inquiry, state and Local taxes, if applicable, will also be added to the Charges.							Total $ /mth
Container pull/push out required?				No (No/Yes)								Net Change $ /mth
Container behind gate or enclosure?				No (No/Yes)	If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of				Ibs/yard

Other applicable service terms (including Waste Material composition):	NBG agreement FCC and ECC locked at 10% excluding uncontrollable cost increases such as disposal, taxes and regulatory Customer to receive $100.00 new service cgn
CUSTOMER DEPOSIT
P.O. NUMBER
JOB NUMBER
RECEIPT REQUIRED?	No (Yes/No)	BILL TO ACCT #
TAXABLE	No (Yes/No)	DISPOCAL SITE

THE UNDERSIGNED INDIVIDUAL SIGNING THIS AGREEMENT ON BEHALF OF CUSTOMER ACKNOWLEDGES THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, ON THE SECOND PAGE, AND THAT HE/SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF THE CUISTOMER.

--TERMS: DUE UPON RECEIPT ---

SCHEDULE OF CHARGES* AS REQUIRED
Container Usage Fee	$ 0
Locks	$ / bin $ / install
Overage Charge	$ / yard, min 2 yard charge
Extra Pickup Charges *******
Per Lift	$ 25.00
Per Yard	$
Delivery Charge	$ 50.00
Container Exchange Charge	$150.00
Trip Charge (Unable to Service)	$ 50.00
Removal Fee	$ 50.00
Customer Service Assisted Payment Charge	$
Administrative Fee	$ / Invoice

SERVICE AGREEMENT
NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms and Conditions

1. SERVICES RENDERED; WASTE MATERIALS. Customer. grants to Company the exclusive right, and Company shell furnish equipment and services, to collect and dispose of and/or recycle all of Customer’s Waste Materials. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid waste and Recyclable Materials generated by Customer or at Customer’s Service Address. Waste Materials includes Special Waste, such as industrial process wastes, asbestos-containing material, petroleum contaminated soils treated/de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Materials specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

2. TERM. The term (“Term”) of this Agreement is sixty (60) months from the Effective Date set forth (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but no more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3. SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increases within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

4. CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an Invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page, (b) any change in the composition of the Waste Materials or in the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (of if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer, Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Any Customer Invoice balance not paid within thirty (30) days of the date of Invoice is subject to a late fee, any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the even that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover the equipment.

5. CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the Invoice or by the actions and practices of the parties. If Customer changes its Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

6. EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and for its contents while at Customer’s location. Customer shall not overload, more or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear expected. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7. LIQUIDATED DAMAGES. In the event Customer Terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) If the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recent monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) If the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the even to Termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8. INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out $$ a result of bodily injuries (including death), property damage, or any violation or alleged violation of law, to the extend caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involved Excluded Materials.

Customer agrees to indemnify, defend and save the Company harmless from and against any and all liability which the Company may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or government orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events. (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties. (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided. (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested. (f) Any blanks or unfilled or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of the Agreement. (g) If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the severed provision. (h) In the event the Company successfully enforces its rights against Customer hereunder the Customer shall be required to pay the Company’s

Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES	SIC Code 7011 Type of Business LODGING LODGING

WM AGREEMENT# __________

CUSTOMER ACCT# 586-89041

ACCT. NAME L’AUBERGE DE SEDONA

SERV. ADDR 301 LAUBERGE LN

CITY, ST ZIP SEDONA St AZ Zip 86336
COUNTY/Parish

TEL # 602-510-4111 FAX 928-204-4323
CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

REASON CODE RBC RBC RBC

EFFECTIVE DATE 05/24/2011 LAST API DATE _________

BILL. NAME L'AUBERGE DE SEDONA LLC

BILL. ADDR 270 N 89A Suite #2

CITY, ST zip SEDONA AZ 86336
COUNTY/Parish

TEL # 602-510-4111 FAX 928-204-4323

CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS –

NEW	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charges(s)*
Loc									M	T	W	Th	F	S	S
		1.0	2FQ					X								$25.00/mth.
		1.0	2GF					X								$ 6.00/mth.
		1.0	ECC					X								$ 1.65/mth.
		1.0	FCC					X								$ 1.55/mth.
On call service PMF excempt.																Total $34.10/mth

OLD	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.			Charges(s)*
Loc									M	T	W	Th	F	S	S
		1.0	2FQ													$ 47.75 /mth.
		1.0	2GF													$ 6.00 /mth.
		1.0	PMF													$ 7.75 /mth.
		1.0														$ /mth.
To be completed, if applicable. Any blanks or unfilled or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement.					* A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice. Information about the Fuel/ Environmental Charge can be found on our website at www.wm.com under billing inquiry, state and Local taxes, if applicable, will also be added to the Charges.							Total $ 61.50 /mth
Container pull/push out required?			No (No/Yes)									Net Change $ /mth
Container behind gate or enclosure?			No (No/Yes)		If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of			Ibs/yard

Other applicable service terms (including Waste Material composition):	RBC agreement FCC and ECC locked at 10% excluding uncontrollable cost increases such as disposal, taxes and regulatory. Customer to receive $100.00 new service cgn
CUSTOMER DEPOSIT
P.O. NUMBER
JOB NUMBER
RECEIPT REQUIRED?	No (Yes/No)	BILL TO ACCT #
TAXABLE	No (Yes/No)	DISPOCAL SITE

THE UNDERSIGNED INDIVIDUAL SIGNING THIS AGREEMENT ON BEHALF OF CUSTOMER ACKNOWLEDGES THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, ON THE SECOND PAGE, AND THAT HE/SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF THE CUISTOMER.

--TERMS: DUE UPON RECEIPT ---

SCHEDULE OF CHARGES* AS REQUIRED
Container Usage Fee	$ 0
Locks	$ / bin $ / install
Overage Charge	$ / yard, min 2 yard charge
Extra Pickup Charges *******
Per Lift	$ 25.00
Per Yard	$
Delivery Charge	$ 25.00
Container Exchange Charge	$150.00
Trip Charge (Unable to Service)	$ 25.00
Removal Fee	$ 25.00
Customer Service Assisted Payment Charge	$
Administrative Fee	$ / Invoice

SERVICE AGREEMENT
NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms and Conditions

1. SERVICES RENDERED; WASTE MATERIALS. Customer. grants to Company the exclusive right, and Company shell furnish equipment and services, to collect and dispose of and/or recycle all of Customer’s Waste Materials. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid waste and Recyclable Materials generated by Customer or at Customer’s Service Address. Waste Materials includes Special Waste, such as industrial process wastes, asbestos-containing material, petroleum contaminated soils treated/de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Materials specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

2. TERM. The term (“Term”) of this Agreement is sixty (60) months from the Effective Date set forth (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but no more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3. SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increases within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

4. CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an Invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page, (b) any change in the composition of the Waste Materials or in the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (of if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer, Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Any Customer Invoice balance not paid within thirty (30) days of the date of Invoice is subject to a late fee, any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the even that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover the equipment.

5. CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the Invoice or by the actions and practices of the parties. If Customer changes its Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

6. EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and for its contents while at Customer’s location. Customer shall not overload, more or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear expected. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7. LIQUIDATED DAMAGES. In the event Customer Terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) If the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recent monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) If the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the even to Termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8. INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out $$ a result of bodily injuries (including death), property damage, or any violation or alleged violation of law, to the extend caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involved Excluded Materials.

Customer agrees to indemnify, defend and save the Company harmless from and against any and all liability which the Company may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or government orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events. (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties. (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided. (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested. (f) Any blanks or unfilled or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of the Agreement. (g) If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the severed provision. (h) In the event the Company successfully enforces its rights against Customer hereunder the Customer shall be required to pay the Company’s

Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES	SIC Code 7011 Type of Business LODGING LODGING

WM AGREEMENT# _________

CUSTOMER ACCT# __________

ACCT. NAME L’AUBERGE DE SEDONA

SERV. ADDR 301 LAUBERGE LN

CITY, ST ZIP SEDONA St AZ Zip 86336
COUNTY/Parish

TEL # 602-510-4111 FAX 928-204-4323
CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

REASON CODE NBG NBG NBG

EFFECTIVE DATE LAST API DATE _____

BILL. NAME L'AUBERGE DE SEDONA LLC

BILL. ADDR 270 N STATE ROUTE 89A

CITY, ST zip SEDONA St AZ Zip 86336
COUNTY/Parish _________

TEL # 602-510-4111 FAX 928-204-4323

CONTACT KRIS SPECTOR

E-MAIL KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS –

NEW	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charges(s)*
Loc									M	T	W	Th	F	S	S
		1.0	SOL					0								$109.32/mth.
$ /mth.
$ /mth.
$ /mth.
Big Bell Solar Company Compactor with Recycle Kiosk, Custom wrap, side advertising panels and air card																Total $109.32/mth

OLD	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.						Charges(s)*
Loc									M	T	W	Th	F	S	S
$ /mth.
$ /mth.
$ /mth.
$ /mth.
To be completed, if applicable. Any blanks or unfilled or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement.					* A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice. Information about the Fuel/ Environmental Charge can be found on our website at www.wm.com under billing inquiry, state and Local taxes, if applicable, will also be added to the Charges.							Total $ /mth
Container pull/push out required?				No (No/Yes)								Net Change $ /mth
Container behind gate or enclosure?				No (No/Yes)	If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of				Ibs/yard

Other applicable service terms (including Waste Material composition):	This is NBG lease agreement no service required no F & E to be billed. $50.00 Install charged on first billing. Plotrowski #106
CUSTOMER DEPOSIT
P.O. NUMBER
JOB NUMBER
RECEIPT REQUIRED?	No (Yes/No)	BILL TO ACCT #
TAXABLE	No (Yes/No)	DISPOCAL SITE

THE UNDERSIGNED INDIVIDUAL SIGNING THIS AGREEMENT ON BEHALF OF CUSTOMER ACKNOWLEDGES THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, ON THE SECOND PAGE, AND THAT HE/SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF THE CUISTOMER.

--TERMS: DUE UPON RECEIPT ---

SCHEDULE OF CHARGES* AS REQUIRED
Container Usage Fee	$ 0
Locks	$ / bin $ / install
Overage Charge	$ / yard, min 2 yard charge
Extra Pickup Charges *******
Per Lift	$
Per Yard	$
Delivery Charge	$ 50.00
Container Exchange Charge	$150.00
Trip Charge (Unable to Service)	$
Removal Fee	$ 50.00
Customer Service Assisted Payment Charge	$
Administrative Fee	$ / Invoice

SERVICE AGREEMENT
NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms and Conditions

1. SERVICES RENDERED; WASTE MATERIALS. Customer. grants to Company the exclusive right, and Company shell furnish equipment and services, to collect and dispose of and/or recycle all of Customer’s Waste Materials. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid waste and Recyclable Materials generated by Customer or at Customer’s Service Address. Waste Materials includes Special Waste, such as industrial process wastes, asbestos-containing material, petroleum contaminated soils treated/de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Materials specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

2. TERM. The term (“Term”) of this Agreement is sixty (60) months from the Effective Date set forth (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but no more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3. SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increases within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

4. CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an Invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page, (b) any change in the composition of the Waste Materials or in the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (of if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer, Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Any Customer Invoice balance not paid within thirty (30) days of the date of Invoice is subject to a late fee, any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the even that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover the equipment.

5. CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the Invoice or by the actions and practices of the parties. If Customer changes its Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

6. EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and for its contents while at Customer’s location. Customer shall not overload, more or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear expected. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7. LIQUIDATED DAMAGES. In the event Customer Terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) If the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recent monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) If the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the even to Termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8. INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out $$ a result of bodily injuries (including death), property damage, or any violation or alleged violation of law, to the extend caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involved Excluded Materials.

Customer agrees to indemnify, defend and save the Company harmless from and against any and all liability which the Company may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or government orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events. (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties. (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided. (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested. (f) Any blanks or unfilled or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of the Agreement. (g) If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the severed provision. (h) In the event the Company successfully enforces its rights against Customer hereunder the Customer shall be required to pay the Company’s

EQUIPMENT RENTAL AGREEMENT

This Equipment Rental Agreement between Waste Management of Arizona Inc. and L'Auberge De Sedona LLC with a facility located at 301 Lauberge Lane Sedona, Az. 86336 is dated as of 06/24/2011

1.	TERM. The term of this Agreement shall commence on the date of installation of the Equipment, as set forth on Exhibit A, and shall continue for a period of sixty (60) months. Thereafter, the term shall automatically be extended for successive one-month periods, unless and until either party provides the other party with written notice of non-renewal at least thirty days' prior to the then existing term.

2.	RENTAL. Customer hereby agrees to pay Company a total of $109.32 per month plus all applicable taxes and fees for rental of the equipment identified in Exhibit A (collectively referred to as the ’Equipment’). Payments are due by Customer within 10 days of (the date of invoice furnished by Company, and Customer shall pay a service charge on all past due amounts accruing from (the date of the invoice at a rate of 18% per annum, or if less, the maximum rate allowed by law. Prior to the commencement of (he term of (his Agreement and as a condition to the effectiveness of this Agreement, Customer will pay Company a deposit on the Equipment in the sum of $0.0, which deposit shall be returned to Customer upon expiration of the Term, provided Customer has complied with the provisions of this Agreement.

3.	DELIVERY AND INSTALLATION. Company will deliver and install the Equipment at Customer's facility listed above (or such other facilities as may be set forth in Exhibit A). Customer agrees to pay Company a delivery and installation charge as set forth in Exhibit A. Customer agrees to provide a suitable location to safely accommodate the Equipment.

4.	COLLECTION SERVICE. Unless otherwise prohibited by law or by existing contractual agreement, Customer agrees that it shall use Company's solid waste and recyclables collection, processing, and disposal services, to the extent available, to service the Equipment during the term of this Agreement.

5.	MAINTENANCE AND EXCHANGES. Customer is responsible for all maintenance, repairs and replacement costs associated with the equipment Upon Customer request, Company will provide maintenance of the Equipment related to its normal use for its Intended purposes. .

6.	TITLE TO EQUIPMENT. The Equipment will at all times remain the property of Company. The Equipment shall at all times be and remain personal property, regardless of whether it be affixed to realty.

7.	REMOVAL, INSPECTION, AND RETURN OF EQUIPMENT. The Equipment shall not be removed from or relocated within the Customer’s premises without prior written approval of Company. Relocation of (the Equipment within the premises or to an alternative location may result in additional changes. Company may inspect the Equipment at any time during Customer's normal business hours. Upon any breach of this Agreement by Customer, the Customer shall allow Company access to its premises to remove the Equipment from its location. Company shall not be required to restore the Equipment location area following such removal, but shall use reasonable care not to cause excessive damage in removing the Equipment. A change of business location by Customer shall not void Customer’s obligations under this Agreement

8.	DISCLAIMER OF WARRANTIES. ALL EQUIPMENT IS PROVIDED AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE RIGHT TO THE QUIET ENJOYMENT OF THE EQUIPMENT, (C) THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP IN THE EQUIPMENT, OR (D) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN COMPANY AND CUSTOMER, ARE TO BE BORNE BY CUSTOMER. Company shall not be liable to Customer for any loss, damage or expense of any kind or nature, including any lost profits, damage to property or consequential, special or incidental damages. With respect to any warranties that may be available from the manufacturer of the Equipment, Customer agrees that it shall look exclusively to the manufacturer for such warranty protection, and Company will use good faith efforts to pass along any manufacturer’s warranty to Customer that may exist for proper use of the Equipment.

© Waste Management, Inc. 2007

9.	INDEMNITY. Customer will indemnify, defend, and hold harmless Company, its agents and employees from and against all losses, damages, injuries, claims, demands, and expenses, including legal expenses of whatsoever nature, arising out of the use or operation of the Equipment by Customer, its agents, employees, invitees or subcontractors, or any negligence or willful misconduct of Customer, its agents, employees, invitees or subcontractors.

10.	EQUIPMENT; ACCESS. The Equipment furnished hereunder by Company shall remain the property of Company; however, Customer shall have the care, custody and control of the Equipment while at Customer's location. Customer shall not overload (by weight or by volume), move or alter the Equipment and shall use the Equipment only for its intended purpose. Customer shall protect the Equipment against damage, theft, destruction, graffiti, misuse, or negligent operation. At the termination of this Agreement, Customer shall release the Equipment to Company in the condition in which it was provided, normal wear and tear excepted. Customer shall provide Company with unobstructed access to the Equipment on the scheduled collection day. If the Equipment is inaccessible so that the regularly scheduled pick-up cannot be made, Company will promptly notify Customer and afford Customer a reasonable opportunity to provide the required access; however, Company reserves the right to charge an additional fee for any modifications in collection service caused by or resulting from Customer’s failure to provide access.

11.	INSURANCE. Customer shall maintain during the term of this Agreement, with insurance companies reasonably acceptable to Company, the following insurance coverage:

Worker's Compensation/Employer's Liability Minimum Limits:

•	Coverage A- Statutory
•	Coverage B- $500,000

Comprehensive General Liability Insurance (Including contractual liability insurance evidencing coverage for the above Section 8. 'Indemnity') Minimum Limits:

i.

•	Bodily Injury-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

•	Property Damage-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

Company and its parents, subsidiaries and corporate affiliates shall be named as Additional insureds on above policies. Such coverage shall extend only to the extent of Customer’s obligation to indemnify Contractor as provided in Section 8 above. All policies of insurance will be endorsed to afford Company with thirty (30) days advance written notice of cancellation, non-removal, or material change in coverage. Prior to the commencement of the term of this Agreement and as a condition thereto, Customer will provide Company with Certificates of insurance evidencing the required insurance coverage, if requested by Company.

12.	DEFAULT, REPOSSESSION, LIQUIDATED DAMAGES. Customer shall be in default ('Default') under this Agreement in the event of: (a) failure to pay when due any of the charges payable hereunder; (b) breach of any other terms, covenants, or conditions contained in this Agreement and failure to cure such breach within five (5) days following receipt of written notice of such breach; (c) the filing by Customer or any of its creditors for relief under any bankruptcy or similar laws; (d) the making of any assignment for the benefit of Customer's creditors, or (e) the appointment of a receiver or trustee to lake possession of any of Customer's assets. If a Default occurs, Company may terminate this Agreement upon giving written notice to Customer. In that event, the Equipment shall immediately be surrendered to Company and Company shall be authorized to enter upon any premises of Customer, without notice, to take possession of the Equipment, and recover all of its expenses related thereto, including but not limited to any de-installatlon costs, transportation costs, attorneys’ fees, court costs and other such expenses. In the event this Agreement is terminated prior to the expiration of the Term, Customer shall pay to Company the sum of twelve (12) months of monthly rental payments as liquidated damages for such early termination. Customer understands that Company will incur significant expenses modifying the Equipment for Customer's use, and will be significantly damaged by termination of this Agreement prior to the full length of the Term, and that the liquidated damages amount agreed to herein is reasonable compensation commensurate with the anticipated loss to Company and that such amount is an agreed upon fee and not a penalty. The remedies set forth herein shall not be exclusive or preclude the parties from seeking any other remedy available under this Agreement or by law. In the event of an action to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, collection fees and other costs.

© Waste Management, Inc. 2007

13.	ASSIGNMENT, BINDING EFFECT. Neither party shall assign this Agreement without the prior written consent of the other party, except that Company may assign this Agreement to any corporation or entity affiliated with Company without Customer's consent. This Agreement shall be binding on and shall inure to the benefit of both Customer and Company and their respective heirs, successors and assigns, in accordance with the terms and conditions set out herein.

14.	NOTICE. Any written notice required to be given hereunder, including notice of termination, shall be deemed effective if delivered by personal delivery or overnight courier or sent by certified mall, postage prepaid, return receipt requested, to the parties at the addresses set forth in the signature page set forth below.

15.	ENTIRE AGREEMENT, AMENDMENT. This Agreement represents the entire understanding and agreement between the parties hereto and supersedes any and all other agreements whether written or oral, that may exist between the parties. No course of performance, usage of trade, understandings, purchase orders or agreements purporting to amend, supplement or explain this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

16.	GOVERNING LAW, SEVERABILITY. The validity, interpretation and performance of this Agreement shall be construed In accordance with the law of the state in which the Equipment is located. If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be deemed severable from and shall not affect the remainder of this Agreement.

17.	COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which when taken together shall constitute one integrated instrument.

Waste Management of Arizona Inc		L’Auberge De Sedona

By:	Paul Piotrowski	By:	Al Spector

Name:	/s/ Paul Piotrowski	Name:	/s/ Al Spector Manager
Date:	06/24/2011	Date:	6/24/11

Notice Address:	1580 E. EIwood	Notice Address:	270 N. 89 A
	Phoenix, AZ. 85040		Sedona, Az. 86336

 © Waste Management, Inc. 2007

EXHIBIT A

Description of Equipment Provided

(1)2-Unit Kiosk: Single Stream Recycling Unit + WM Compactor

(1)WM Wrap (of customers design) - Two unit Kiosk

(1)Clean Wireless Notification

(1 set)WM Ad Panels (Trash Backer Installed)

Installation Locations and Installation Data

Units to be installed through out customer campus at customer’s designation.

Other Information

Installation fee of $50.00 will be billed on first Invoice.

© Waste Management, Inc. 2007

EQUIPMENT RENTAL AGREEMENT

This Equipment Rental Agreement between Waste Management of Arizona Inc. and L’Auberge De Sedona LLC with a facility located at 301 Lauberge Lane Sedona, Az. 86336 is dated as of 06/24/2011

1.	TERM. The term of this Agreement shall commence on the date of installation of the Equipment, as set forth on Exhibit A, and shall continue for a period of sixty (60) months. Thereafter, the term shall automatically be extended for successive one-month periods, unless and until either party provides the other party with written notice of non-renewal at least thirty days' prior to the then existing term.

2.	RENTAL. Customer hereby agrees to pay Company a total of $109.32 per month plus all applicable taxes and fees for rental of the equipment identified in Exhibit A (collectively referred to as the “Equipment"). Payments are due by Customer within 10 days of the date of invoice furnished by Company, and Customer shall pay a service charge on all past due amounts accruing from the data of the invoice at a rate of 18% per annum, or if less, the maximum rate allowed by law. Prior to the commencement of the term of this Agreement and as a condition to the effectiveness of this Agreement, Customer will pay Company a deposit on the Equipment in the sum of $0.0, which deposit shall be returned to Customer upon expiration of the Term, provided Customer has complied with the provisions of this Agreement.

3.	DELIVERY AND INSTALLATION. Company will deliver and install the Equipment at Customer’s facility listed above (or such other facilities as may be set forth in Exhibit A). Customer agrees to pay Company a delivery and installation charge as set forth in Exhibit A. Customer agrees to provide a suitable location to safely accommodate the Equipment.

COLLECTION SERVICE. Unless otherwise prohibited by law or by existing contractual agreement, Customer agrees that it shall use Company's solid waste and recyclables collection, processing, and disposal services, to the extent available, to service the Equipment during the term of this Agreement.

5.	MAINTENANCE AND EXCHANGES. Customer is responsible for all maintenance, repairs and replacement costs associated with the equipment. Upon Customer request, Company will provide maintenance of the Equipment related to its normal use for its intended purposes.

6.	TITLE TO EQUIPMENT. The Equipment will at all times remain the property of Company. The Equipment shall at all times be and remain personal property, regardless of whether it be affixed to realty.

7.	REMOVAL, INSPECTION, AND RETURN OF EQUIPMENT. The Equipment shall not be removed from or relocated within the Customer’s premises without prior written approval of Company. Relocation of the Equipment within the premises or to an alternative location may result in additional charges. Company may inspect the Equipment at any time during Customer’s normal business hours. Upon any breach of this Agreement by Customer, the Customer shall allow Company access to its premises to remove the Equipment from its location. Company shall not be required to restore the Equipment location area following such removal, but shall use reasonable care not to cause excessive damage in removing the Equipment. A change of business location by Customer shall not void Customer’s obligations under this Agreement

8.	DISCLAIMER OF WARRANTIES. ALL EQUIPMENT IS PROVIDED AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE RIGHT TO THE QUIET ENJOYMENT OF THE EQUIPMENT, (C) THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP IN THE EQUIPMENT, OR (D) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN COMPANY AND CUSTOMER, ARE TO BE BORNE BY CUSTOMER. Company shall not be liable to Customer for any loss, damage or expense of any kind or nature, including any lost profits, damage to property or consequential, special or incidental damages. With respect to any warranties that may be available from the manufacturer of the Equipment, Customer agrees that it shall look exclusively to the manufacturer for such warranty protection, and Company will use good faith efforts to pass along any manufacturer’s warranty to Customer that may exist for proper use of the Equipment.

© Waste Management, Inc. 2007

9.	INDEMNITY. Customer will indemnify, defend, and hold harmless Company, its agents and employees from and against all losses, damages, injuries, claims, demands, and expenses, including legal expenses of whatsoever nature, arising out of the use or operation of the Equipment by Customer, its agents, employees, invitees or subcontractors, or any negligence or willful misconduct of Customer, its agents, employees, invitees or subcontractors.

10.	EQUIPMENT; ACCESS. The Equipment furnished hereunder by Company shall remain the property of Company; however, Customer shall have the care, custody and control of the Equipment while at Customer’s location. Customer shall not overload (by weight or by volume), move or alter the Equipment and shall use the Equipment only for its intended purpose. Customer shall protect the Equipment against damage, theft, destruction, graffiti, misuse, or negligent operation. At the termination of this Agreement, Customer shall release the Equipment to Company in the condition in which it was provided, normal wear and tear excepted. Customer shall provide Company with unobstructed access to the Equipment on the scheduled collection day. If the Equipment is inaccessible so that the regularly scheduled pick-up cannot be made, Company will promptly notify Customer and afford Customer a reasonable opportunity to provide the required access; however, Company reserves the right to charge an additional fee for any modifications in collection service caused by or resulting from Customer’s failure to provide access.

11.	INSURANCE. Customer shall maintain during the term of this Agreement, with insurance companies reasonably acceptable to Company, the following insurance coverage:

Worker’s Compensation/Employer’s Liability Minimum Limits:

•	Coverage A- Statutory
•	Coverage B- $500,000

Comprehensive General Liability Insurance (including contractual liability Insurance evidencing coverage for the above Section 8 - “Indemnity") Minimum Limits:

i.

•	Bodily Injury-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

•	Property Damage-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

Company and its parents, subsidiaries and corporate affiliates shall be named as Additional Insureds on above policies. Such coverage shall extend only to the extent of Customer's obligation to indemnify Contractor as provided in Section 8 above. All policies of insurance will be endorsed to afford Company with thirty (30) days advance written notice of cancellation, non-removal, or material change in coverage. Prior to the commencement of the term of this Agreement and as a condition thereto, Customer will provide Company with Certificates of Insurance evidencing the required insurance coverage, if requested by Company.

12.	DEFAULT, REPOSSESSION, LIQUIDATED DAMAGES. Customer shall be in default (“Default") under this Agreement in the event of: (a) failure to pay when due any of the charges payable hereunder; (b) breach of any other terms, covenants, or conditions contained in this Agreement and failure to cure such breach within five (5) days following receipt of written notice of such breach; (c) the filing by Customer or any of its creditors for relief under any bankruptcy or similar laws; (d) the making of any assignment for the benefit of Customer’s creditors, or (e) the appointment of a receiver or trustee to take possession of any of Customer’s assets. If a Default occurs, Company may terminate this Agreement upon giving written notice to Customer. In that event, the Equipment shall immediately be surrendered to Company and Company shall be authorized to enter upon any premises of Customer, without notice, to take possession of the Equipment, and recover all of its expenses related thereto, including but not limited to any de-installation costs, transportation costs, attorneys' fees, court costs and other such expenses. In the event this Agreement is terminated prior to the expiration of the Term, Customer shall pay to Company the sum of twelve (12) months of monthly rental payments as liquidated damages for such early termination. Customer understands that Company will incur significant expenses modifying the Equipment for Customer's use, and will be significantly damaged by termination of this Agreement prior to the full length of the Term, and that the liquidated damages amount agreed to herein is reasonable compensation commensurate with the anticipated loss to Company and that such amount is an agreed upon fee and not a penalty. The remedies set forth herein shall not be exclusive or preclude the parties from seeking any other remedy available under this Agreement or by law. in the event of an action to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, collection fees and other costs.

© Waste Management, Inc. 2007

13.	ASSIGNMENT, BINDING EFFECT. Neither party shall assign this Agreement without the prior written consent of the other party, except that Company may assign this Agreement to any corporation or entity affiliated with Company without Customer's consent. This Agreement shall be binding on and shall inure to the benefit of both Customer and Company and their respective heirs, successors and assigns, in accordance with the terms and conditions set out herein.

14.	NOTICE. Any written notice required to be given hereunder, including notice of termination, shall be deemed effective if delivered by personal delivery or overnight courier or sent by certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth in the signature page set forth below.

15.	ENTIRE AGREEMENT, AMENDMENT. This Agreement represents the entire understanding and agreement between the parties hereto and supersedes any and all other agreements whether written or oral, that may exist between the parties. No course of performance, usage of trade, understandings, purchase orders or agreements purporting to amend, supplement or explain this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

16.	GOVERNING LAW, SEVERABILITY. The validity, interpretation and performance of this Agreement shall be construed in accordance with the law of the state in which the Equipment is located. If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be deemed severable from and shall not affect the remainder of this Agreement.

17.	COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which when taken together shall constitute one integrated instrument.

Waste Management of Arizona Inc		L’Auberge De Sedona

By:	Paul Piotrowski	By:	Al Spector

Name:	/s/ Paul Piotrowski	Name:	/s/ Al Spector
Date:	06/24/2011	Date:	6/24/11

Notice Address:	1580 E. EIwood	Notice Address:	270 N. 89 A
	Phoenix, AZ. 85040		Sedona, Az. 86336

© Waste Management, Inc. 2007

EXHIBIT A

Description of Equipment Provided

(1) 2-Unit Kiosk: Single Stream Recycling Unit + WM Compactor

(1) WM Wrap (of customers design) - Two unit Kiosk

(1) Clean Wireless Notification

(1 set)WM Ad Panels (Trash Backer Installed)

Installation Locations and Installation Date

Units to be installed through out customer campus at customer’s designation.

Other Information

Installation fee of $50.00 will be billed on first invoice.

© Waste Management, Inc. 2007

fax 866 •431 • 7264 Glendale • Phoenix • Scottsdale • 602 • 625 • 5675 Prescott • Prescott Valley • Sedona • 928 • 541 • 0211
Interior Foliage Specialist	www.Botaniceffects.com

Attached is the Ctotank Effects Plant Aaintenance Agreement beginning 6-1 -2011. Should you have any questions please call us at your convenience.

We value you as a customer and fellow plant lover. We look forward to keeping your facilities green.

Botanic Effects

Interior Foliage Specialists

Botanic Effects LLC agrees to provide the following services for Interior plants located at L’AUBERGE de SEDONA located in Sedona, AZ. Including the main offices, Creek Side Suite, Spa, lobby area, Sycamore Suite and the Restaurant area.

I.	Water, fertilize, clean, trim and provide insect/disease control on a weekly basis for plants that we have agreed to maintain.

II.	Free replacement of plants purchased from Botanic Effects that fail to thrive, providing plants are kept in the original environment in which they were installed .(See addendum A.)

III.	Blooming plants are available for an additional fee and are not covered as a part of our free replacement policy.

IV.	Monthly charges will cover labor, materials and supplies. Updated Monthly Charges: $367.00

V.	Total Monthly Charges: $367.00

VI.	This agreement is effective 6-1-2011 thru 5-31-2012 and may be cancelled by either party at any time. Partial month service will be billed as one month.

Botanic Effects will not be responsible for plants that are frequently moved or placed under stressful conditions caused by extreme temperature fluctuations, low light situations, watering by anyone other than our trained technician or physical abuse by others.

Bob Knoff
Botanic Effects, LLC	[ILLEGIBLE] 6-1-11

Customer Signature and date	L’Auberge de Sedona llc
Al Spector Manager 6/15/11

fax 866 •431 • 7264 Glendale Phoenix - Scottsdale • 602 • 625 • 5675 Prescott Prescott Valley • Sedona • 928 • 541 • 0211
Interior Foliacje Specialist	www.Botaniceffects.com

ADENDUM A

L'AUBERGE de SEDONA

6-1-2011

Botanic Effects agrees to guarantee all plants in the L'auberge Main Offices, Creekside, Spa, Lobby area, Sycamore suite and Restaurant after a 90 day assessment period, beginning June 1, 2011 during which we will monitor plants that were not purchased or installed by Botanic Effects and have not been previously maintained by Botanic Effects. Plants that decline during this time will not be part of the free replacement guarantee and will become the responsibility of L'Auberge.

Botanic Effects, LLC

Bob Knoff

Customer signature and date	[ILLEGIBLE] 6/15/11

BOTANIC EFFECTS, LLC

Bob Knoff

L’Auberge de Sedona LLC Contract List

Xerox Copier Leases not received as of May 27, 2013

Elavon, Inc. (“Elavon”)
ProtoBase eXpress® Service
Agreement Terms and Conditions

L’Auberge de Sedona, LLC	301 L’Auberge lane
Legal/Corporate Name (“Merchant”)	d.b.a. Physical Street Address

L’Auberge de Sedona	Sedona AZ 86336
d.b.a. Name (if different than above)	d.b.a. Physical City,State,Zip

26-2535898
Federal Tax ID#

Elavon, Inc., 10700 76th Court Largo FL, 33777

DEFINITIONS:

Connectivity. “Connectivity” means the Elavon controlled non-public telecommunications connectivity and network services for transmitting data between the Origination Point and the Destination Point(s).

Destination Point. A third party location for a designated credit card bajik, clearinghouse or processor which receives data from Connectivity and transmits data to Connectivity.

Merchant Activation File. “Merchant Activation File” means the electronic file enabling Merchant to process financial transactions using the Software.

Mcrclmnt Location. “Merchant Location” means the location from which Merchant uses Software to process financial transactions using Merchant’s “always on” Internet provider.

Merchant Services. “Merchant Services” is the process of gathering, assimilating and testing the essential information to create a Merchant Activation File including, but not limited to Site Activation, Merchant Activation File Redistribution and Merchant Activation File Delivery. Merchant Services are subject to additional fees.

Origination Point. “Origination Point” means a central location provided by Merchant or Merchant’s VAR which transmits data to the Connectivity and receives data from the Connectivity.

Scheduled Service Hours. "Scheduled Service Hours" mean 24 hours per day, 7 days per week, 365 days per year, major holidays included. Software. “Software" means the Elavon software provided to Merchant pursuant to this Agreement and, if applicable, Elavon software previously provided to Merchant.

Software Support. “Software Support" means Elavon personnel support and services made available to Merchant including reasonable telephone communication for supporting tiie functionality of the Software in accordance with the published Documentation and the published technical specifications of the Destination Point(s) for which Merchant has licensed Software.

Support Services. “Support Services” mean one or more of the following services: Software Maintenance Updates, Software Version Releases, Remote Activation, Remote Installation and Remote Upgrade. Support Services are subject to additional fees.

Value Added Reseller (“VAR”). “VAR” shall mean a company that is licensed or authorized by Elavon to resell its Software and/or Services.

1.     Services. Elavon shall provide Merchant with Connectivity, Software and Software Support (herein referred to as “ProtoBase eXpress Service” or “Services”). In addition, Elavon shall provide Merchant with Support Services and Merchant Services when requested by Merchant.

2.     Connectivity. Elavon shall maintain the Connectivity. Merchant shall be responsible for ensuring its own telecommunications connectivity for transmitting financial data between the Origination Point and the Connectivity is properly maintained.

3.     License Grant. Elavon hereby grants to Merchant a non-exclusive license to use the Software solely in connection with the Services, Support

Services and Merchant Services described herein. The Software license granted hereunder is coterminous with the Services. No Software source code will be provided or offered to Merchant under this Agreement. Except as provided herein, Merchant may not assign, sublicense, transfer, pledge, lease, rent, or share its rights under this Agreement. All other license rights in and to the Software, including the rights to use, copy or modify, are prohibited.

4.     Fees. Merchant agrees to pay Elavon or, when authorized, a Elavon authorized Value Added Reseller (“VAR”), fees, in U.S. Dollars, for Services, Support Services and Merchant Services according to the terms of this Agreement. Fees for Services shall be billed to Merchant in advance and pursuant to (he Payment Delivery Service Billing Authorization form. Merchant further agrees to pay fees on any subsequent Payment Delivery Service Billing Authorization Form as required due to additional Services or Merchant Services as requested by Merchant.

5.     Payment. Merchant shall pay fees in accordance with the Payment Delivery Service Billing Authorization form. If Merchant fails to pay fees, then, in addition to all other rights and remedies at law or otherwise, Elavon or, when applicable, VAR shall have right to charge Merchant, and Merchant shall have the obligation to pay, late payment charges equal to 1.5% per month or the highest interest rate permitted by applicable law, whichever is lower, on the unpaid amount for the period starting with date payment was due and ending when the full payment is made. In addition, Elavon will be entitled to recover from Merchant all costs incurred to obtain full payment, including attorneys’ fees.

6.     Change of Services. Merchant may request a change in the Services it is being provided by requesting such change in writing with notice of at least thirty (30) days. Prior to implementing the requested change in Services, Elavon or, when applicable, VAR will advise Merchant as to changes in the fees, if any, to be billed Merchant due to the changed level of Services, and Merchant shall provide written approval of such fee changes.

7.     Services Limitations:

a.        Merchant shall be responsible to ensure their Point of Sale (POS)/Property Management System (PMS) in use with the Services remain certified and compatible with the most recent version of Software in order to maintain compliance under applicable industry rules and regulations and the standards set by bankcard associations. Failure of the POS/PMS to be compatible and function in accordance with the Software as regulated and/or required shall excuse Elavon from all liability and all of its obligations under this Agreement or any other Services that Elavon may be providing to Merchant.

Confidential	Page1 of 3	______ Initial
Elavon, Inc. I0-2009(rev.l)

b.        Elavon will provide Software Support only for the most recent version of Software and the preceding version for no more than twelve (12) months after the most recent version of Software becomes available to Merchant or to Merchants VAR. If Merchant does not update its system'within that time, Elavon will have no further obligation to provide Software Support for the preceding version and the Services shall be terminated.

8.      Confidential Information. Each party hereto shall use the same care and discretion, but in no event less than reasonable care and discretion, to prevent disclosure, publication, or dissemination of the other party’s Confidential Information (defined below) as it employs with similar information of its own; and shall not use, reproduce, distribute, disclose, or otherwise disseminate the Confidential Information except in connection with the performance of its obligations under this Agreement. As used herein the term “Confidential Information” means any and all data and information relating to the business of the disclosing party of which the receiving party becomes aware as a consequence of, or through, this Agreement and which has been reduced to tangible form and marked clearly and conspicuously with a legend identifying its confidential or proprietary nature; provided, however, that Confidential Information does not include any data or information which is already known to the receiving party, or which (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to the knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the other party hereto; (iii) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protection against public disclosure, or is required to be disclosed by operation of law; (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the other party hereto; or (v) is furnished to a third party by the disclosing party hereunder without restrictions on the third party’s right to disclose the information.

9.      Warranty And Disclaimer. Elavon warrants its services will be performed in a professional, workmanlike and timely manner in accordance with applicable professional standards and shall reperform any work not in compliance with this warranty brought to its attention within a reasonable time after that work is performed.

THE PRECEDING STATEMENT IS ELAVON’S ONLY WARRANTY CONCERNING THE SERVICES, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 9, ELAVON DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR NONINFRINGEMENT WITH RESPECT TO THE SERVICES, SUPPORT SERVICES, MERCHANT SERVICES OR SOFTWARE PROVIDED HEREUNDER.

10.   Indemnification. Elavon shall indemnify and hold harmless Merchant, its officers, directors, employees and agents, from and against any claim, that Merchant’s use of the Services or Software infringes an existing U.S. patent, copyright or trade secret. Elavon will defend such claim at its expense and will pay any costs or damages that may be finally awarded against Merchant. Elavon will not indemnify Merchant, however, if the claim of infringement is caused by (1) Merchant’s misuse or modification (unless approved by Elavon) of such Services or Software; (2) Merchant’s failure to use corrections or enhancements made available by Elavon; or (3) Merchant’s use of such Services and/or Software in combination with any process and/or product. If any such Servicc or Software is, or in Elavon’s opinion is likely to be, held to constitute an infringing process or product, Elavon shall at its expense and option either (a) procure the right for Merchant to continue using it, (b) replace it with a non-infringing equivalent, (c) modify it to make it a non-infringing equivalent. The foregoing remedies constitute Merchant’s sole and exclusive remedies and Elavon’s entire liability with respect to infringement.

Merchant shall indemnify and hold harmless Elavon and its employees or agents from and against any claims, demands, loss, damage, or expense relating to damage to any of Elavon’s tangible personal property or personal injury to Elavon and its employees or agents while on Merchant’s premises, except to the extent any such claim is determined to have resulted from the negligence or misconduct of Elavon

To receive the foregoing indemnities, the party seeking indemnification must notify the other in writing of a claim or suit promptly and provide reasonable cooperation (at the indemnifying party’s expense). The Indemnified party will retain authority to approve or disapprove settlement approval, not to be unreasonably withheld.

11.   Disclaimer and Limitation of Liability. Elavon disclaims any responsibility for the accuracy of any data or other information delivered to Merchant which is produced with or from data provided by Merchant or a Destination Point. Elavon does not assure uninterrupted or error-free Services. In addition, Elavon shall not be liable for any disruptions to the Services caused by Merchant’s, Merchant’s Location, or a Destination Point’s actions, inactions, equipment malfunctions, telecommunications or internet failures or power losses. Elavon’s maximum liability (whether in contract, tort, negligence, strict liability or by statute or otherwise) to, and the sole remedy of, Merchant or any third party concerning performance or non-performance or otherwise related to this Agreement (excluding Section 10) shall be a refund to Merchant for fees paid to Elavon for the portion of the Services giving rise to such claim. Elavon’s liability to Merchant for actual damages for any cause whatsoever, regardless of the form of the action, will be strictly limited to a maximum of the fees paid to Elavon under this Agreement for the prior three (3) months. .

12.   No Consequential, Incidental or Special Damages. IN NO EVENT WILL ELAVON BE LIABLE TO MERCHANT FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF THE SERVICES, SUPPORT SERVICES, MERCHANT SERVICES OR THE USE OF SOFTWARE PROVIDED UNDER THIS AGREEMENT, EVEN IF ELAVON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THAT ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY.

13.   Force Majeure. No party shall be responsible for, or be considered to be in breach hereunder because of, failure or delay in delivery of any service hereunder, nor shall any Party be responsible for failure or delay in receiving such servicc, if caused by an act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, unusually severe weather, malicious acts of third parties (including, without limitation, the introduction of computer viruses), interruption of telecommunications service, or other cause similar or dissimilar to the foregoing beyond its reasonable control. If a force majeure interrupts Elavon’s Services, Merchant shall continue to pay Elavon’s fees and Elavon shall make all reasonable efforts to restore Services and pay the additional cost to do so. If Elavon is unable to substantially restore Services within one week after the force majeure event, then Merchant may, upon notice to Elavon, abate payment to the extent Services are not performed and obtain similar services from a third party at Merchant’s expense.

Confidential	Page 2 of 3	______ Initial
Elavon, Inc. I0-2009(rev.l)

14.   Term and Termination. The Initial Term of this Agreement is one (1) year and shall automatically be renewed and shall continue to be renewed for successive one-year periods ("Renewal Term”) after the Initial Term, unless amended by mutual written agreement of Merchant and Elavon or terminated pursuant to termination provisions. Except as otherwise provided herein, Merchant may terminate this Agreement without cause by giving Elavon ninety (90) days prior written notice and paying Elavon the remaining fees due Elavon for the remainder of the then current term (Initial Term or Renewal Term) within thirty (30) days of such written notice.

•      Notwithstanding anything herein contained to the contrary, if Elavon fails to observe, keep or perform any provision of this Agreement if such failure continues unremedied for ten (10) days after Elavon has received written notice from Merchant of such failure, then this Agreement may be terminated, at the option of Merchant, without further liability on the part of Merchant.

In the event of termination or expiration of this Agreement, all Merchant’s property in Elavon's possession shall be forwarded to Merchant, at Elavon’s expense and Elavon's property and all Elavon's work in Merchant’s possession shall be forwarded to Elavon, at Merchant’s expense. Upon termination or expiration of this Agreement, Merchant shall pay Elavon for all fees due up to the effective date of termination or expiration.

15.   Security/Compliance. Elavon is in compliance with all access control and data security requirements promulgated by Elavon or the Payment Card Industry Security Standards Council, in each case as may be amended or supplemented from time to time, (collectively the “Security Requirements”), as may be applicable to Elavon’s performance of the Services under this Agreement, and Elavon will remain in compliance with the Security Requirements during the Initial Term of this Agreement and during any Renewal Tenn(s).

16.   Monetary Default. Notwithstanding anything contained in this Agreement to the contrary, in the event that Merchant shall be in monetary default of this Agreement for a period of ten (10) days, Elavon shall be excused from the performance of all its obligations hereunder. Additionally, Elavon may terminate this Agreement at anytime following such monetary default by providing written notice to Merchant.

17.   Entire Agreement. This Agreement constitutes the entire agreement between the parties. Tills Agreement supersedes all prior or contemporaneous oral, implied or written agreements and shall take precedence over any inconsistent provisions contained in any Purchase Order issued by the Merchant related thereto. This Agreement shall not be varied by any oral agreement or representation or by other than an instrument in writing of subsequent date hereto, executed by both parties by their duly authorized representatives.

18.   Taxes. Merchant shall pay all taxes imposed by any governmental authority incurred in connection with the Services provided under this Agreement. If Merchant is a tax-exempt entity, Merchant will provide Elavon with an appropriate certificate of tax exemption.

19.   Notices. Any notice or communication required or permitted under this Agreement must be sent to the party at its address specified on the first page of this Agreement, or to a substitute address provided in writing, and shall be deemed delivered on the earlier of (a) hand delivered or (b) overnight delivery by a nationally recognized overnight carrier, or (c) confirmed facsimile delivery.

20.   Arbitration. Except for actions initiated pursuant to Section 9 herein, any controversy or claim arising under or related to this Agreement shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The location of any such mediation and/or arbitration shall be the County of Fulton, Georgia. The arbitrator shall be selected by the parties from the national panel of arbitrators of the American Arbitration Association with expertise in computer law or telecommunications. Any court having jurisdiction over the matter may enter a judgment upon the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by United States Mail, postage prepaid, or by any regularly conducted commercial express mail service, to the attorney for the party or, if not so represented, to the party at the address set forth herein, or to the party’s last-known business address.

21.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Georgia. Venue and jurisdiction for all litigation shall be in the State of Georgia, in the County of Fulton.

22.   Assignment; Inurement. Merchant shall not have the right to transfer or assign its respective rights and obligations under this Agreement to any olher individual or entity without the prior written consent of Elavon or its permitted assigns, which consent shall not be unreasonably withheld. Subject to the foregoing, the Agreement, and the obligations and benefits herein contained, shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

23.   Severability. The parties agree that each provision of this Agreement shall be construed independently of any other provision of this Agreement. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof. This Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

*Signature:	/s/ Diane Randel

Printed Name:	Diane Randel

Title:	Asst. Controller

Date:	9/23/11

Phone Number:	928-204-4338

*Must be an authorized signatory for Merchant to enter into the terms and conditions set forth herein.

TO BE COMPLETED BY ELAVON ORDERS DEPARTMENT

Customer#:_______
Site#: _________
Order it: __________________ Order Date:__________ | VAR: ___________

Confidential	Page 3 of 3	______ Initial
Elavon, Inc. I0-2009(rev.l)

Elavon, Inc. Payment Delivery Service Billing Authorization
Date:	X New Location	Additional Location	Ownership Change	Merchant Change Request
ProtoBase, eXpress Service Agreement	Network Gateway Service Agreement	Managed Payment Service Agreement	Service Agreement Attached

All fields with an asterisk (*) are required.

Property Location Information

(*) Name of property:	L’Auberge de Sedona
Property’s web address:	www.lauberge.com
(*) Property address:	301 L’Auberge Lane
(*) City:	Sedona	(*) Zip/Postal Code:	86336
(*) County:	USA	State/Province:	AZ
(*) Property Phone:	928-282-1661	(*) Property Fax:	928-282-1064

Please consider that the allotments are the sole source of availability for your property for all points of sale encompassed in this channel, which combines Expedia and hotels.com; their respective global points of sale (expedia, co.uk, ca, de, it, fr, etc.); WWTE private label partners; IAN affiliate sites, tens of thousands of additional affiliate sites, and all the call centers which support them. Property shall set the Rates for Rooms to be at least as favorable as the rates, rules, terms, and conditions Property offers to or sets for rooms made available for booking through any Property Channel or Third-Party Channel (whether online or otherwise).

Property Information

(*) Local time zone:	Mountain Standard Time (US & Canada), BMT-07.00
(*) Number of guest rooms:	89	(*) Number of floors:	1-2
(*) Check in time:	3:00 pm	(*) Check out time:	11:00 am
(*) The property is a	Non-Smoking	Facility Closest major commercial airport code:	PHX

Contact Details

Reservations Revenue Manager

Name:	Cassie Barber	(*) Name	Cassie Barber
Title:	Group Rooms Coordinator	(*) Title	Group Rooms Coordinator
Phone:	928-204-4334	(*) Phone:	928-204-4334
Email:	cassieb@lauberge.com	(*) Email	cassieb@lauberge.com
		(*) Fax:	928-282-1064

*Fax for all reservations to be delivered:

email please

Sales Department Accounting

Name:	Greg Velasquez	(*) Name	Sherri Badger
Title:	Director of Marketing	(*) Title	A/R Coordinator
Phone:	928-204-4355	(*) Phone:	928-204-4307
Email:	gregv@lauberge.com	(*) Email	sbadger@lauberge.com
Fax:	928-282-1064	(*) Fax:	928-282-1064

Booking Requirements Details

(*) Minimum age for check-in	18
(*) Specify minimum age in categories for:
(*) Adult Age:	18
(*) Child Age:	1
(*) Infant Age:	0 (Zero)

(*) The currency for all rates and charges stated in this Agreement is:	United States dollars, USD
(*) City Tax % or Amount:	---Select One from the List---
(*) Local Tax % or Amount:	---Select One from the List---
(*) State/Province Tax % or Amount:	% Per night 13.737
(*) Occupancy Tax % or Amount:	---Select One from the List---
(*) Total Tax % or Amount included in the rates:	---Select One from the List---

Additional charges (Energy, Resort, etc.):	Service Fee of $25.00
Taxable	✓ Non-Taxable	✓ Per Night	Per Person

Cut-off Policy: The Property shall apply a default cut-off time period of 8:00 PM (of the Property’s local time zone, subject to change by Expedia) on the Traveler’s date of arrival unless otherwise specified here as (_____) days before arrival (enter number of days if applicable).

Additional Information:

Standard Cancellation Policy: The Property shall apply a default cancellation time period of 11:59 PM (23:59) (of the Property’s local time zone) on the Traveler’s day of arrival unless otherwise specified here as (7) days before arrival (enter number of day if applicable).

Standard Cancellation Window and Penalty:

Select penalty from the list: 1 night

Additional Information: One night room and tax will be charged for cancellations within cancellation policy of 7 days before arrival date.

Rates and Availability entry on the next pages

Expedia Inc. Confidential and proprietary. All right reserved.

Last updated August 2008. Page 2 of 9. US-English. “America Rates and Availability (08182008)

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)	Standard room with king bed
(*) Bedding	1	King
(*) Maximum Total Occupancy:	2	(*) Rates provided for this property are based on
(*) Maximum adults:	2	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:		*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):		Room Only: Breakfast no included

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)
(*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
(*) Maximum adults:	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)
(*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
(*) Maximum adults:	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)
(*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
(*) Maximum adults:	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)
(*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
(*) Maximum adults:	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)
(*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
(*) Maximum adults:	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

Rates and Availability *Please fill out one page for one room type (name).
Property Name:	L’Auberge de Sedona
(*) Room Type (name)
(*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
(*) Maximum adults:	Single supplement fee (applicable to per person pricing only)
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy) unless other NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc):

** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. ***”Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.

(*) Published Rate for this room type:
Regular Dates and Rates:

Dates (MM-DD.YYYY)		Days of Week (DOW) Select applicable days								Number of Room Allocation		Room Rate		Extra Person Charges
From	To	ALL 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates (MM•DD-YYYY)		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes / No)	Enter number of days	(1 night 2 nights, 50% of Stay, or Full)

Additional remarks about this room:

Room rates and availability built thru Extranet

SERVICE AGREEMENT

This Service Agreement (the "Agreement"), is entered into effective as of the 1st day of November 2012 (the "Effective Date"), by and between L’Auberge de Sedona LLC (herein called "Client"), and J Public Relations (herein called "Agency"), to confirm the understanding of the parties pertaining to the contractual relationship set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.            Agency Services. Throughout the Term of the Agreement, Agency agrees to formulate and recommend specific public relations and marketing plans and, upon approval by Client, carry out those plans and assignments (the “Services”).

2.            Compensation.

(a)            Fee. Agency will receive a monthly retainer fee of seven thousand dollars ($7,000) for the months from November 1, 2012 - October 31, 2013. The first payment shall be due on the Effective Date and all subsequent payments shall be due and payable on the 1st day of the month (“Fee”).

(b)           Reimbursement of Expenses. The Client shall reimburse Agency for all reasonable direct out-of-pocket expenses, disbursements, and any production expenses including purchases from third parties including, without limitation, illustrations, photography, retouching, and typography which are ordinary or necessary to the accomplishment of the Services and approved by the Client in advance. All expenses exceeding $100 must be pre-approved in writing by The Client prior to expenditures being made. Other out of pocket expenses include design fees by third party vendors, printing, mailing, catering expenses, model fees, rentals for special events etc. The Client shall reimburse Agency for any travel by members of Agency on behalf of Client including airfare, single room accommodations for each member of Agency, and per diem of sixty dollars ($60) per day.

3.            Late Payments. Time is of the essence with respect to all payments to be made hereunder by Client to Agency. A late fee totaling seven percent (7%) of the monthly payment will be assessed for payments made later than 5 business days past the due date.

4.            Term and Termination

4.1           The term of this Agreement shall be for one year or (1) year (“Initial Term”). Notwithstanding, either party may elect to terminate this Agreement at any time, by provision of written notification to the other party (the “Termination Notice"). The Termination Notice shall be effective ninety (90) days after receipt. The parties expressly acknowledge that ninety (90) days prior written notice is required to cover personnel time involved in work assignments, in preparing all materials and records for transfer to Client and assuring fair treatment for Agency personnel involved in the account.

4.2           Following completion of all payments due to Agency hereunder, Client agrees to assume any and all liability for contracts with third parties made on Client's behalf by Agency and shall indemnify and , defend Agency for any liability thereunder in accordance with Section 7 below.

5.            Intellectual Property

5.1           Ownership

(a)	All advertising, trade names, plans, ideas, and drawings (the "Content") prepared by the Agency and purchased by the Client shall individually be the property of the Client. The compilation of the Content shall be the property of the Client on receipt of payment in full for services rendered. This excludes any and all media lists, media contact information, and media databases which remain the proprietary property of the Agency.

(b)	Copyrights or trademarks to all Content prepared by the Agency for the benefit of Client shall be vested in Client, except where previous copyrights or trademarks may exist in purchased or licensed material.

(c)	Notwithstanding subparagraphs (a) and (b) above, Agency shall retain the right to use any segment of the Content for its own portfolio, on its Internet web site, and in presentations to third parties and prospective clients.

5.2           Custody of Property. Film and other materials supplied to third party subcontractors will not be recovered unless specifically requested by Client. The Agency shall not be responsible for loss by such parties. Generally film houses and printers, but not the media, will store material for five years. The Agency does not hold film material.

6.          Control.

(a)	The Client has the right to use all property purchased from the Agency upon completion of all payment obligations owing hereunder.

(b)	The Client may assume all Agency's contracts with third parties entered into by the Agency on the Client's behalf.

7.          Indemnification.

7.1           Agency agrees to exercise its best judgment in the preparation and placing of ali advertising and publicity for Clients with a view to avoiding any claims, proceedings or suits beings made or instituted against Agency or Client. It is mutually agreed, however, that Client will indemnify and defend Agency against any loss Agency may incur as the result of any claim, suit, or proceedings made or brought against Agency based on any advertising or publicity which Agency prepared for Client based on information provided by Client, and which Client approved prior to publication or broadcast. Client will indemnify and defend Agency against any loss Agency may incur as a result of any such claim, suit or proceeding made or brought against Agency based upon (i) information Client provides Agency and which Client approves in writing before its publication (or broadcast) unless due to Agency's negligence; and (ii) any advertising element which is furnished by Client to Agency and which allegedly violates the personal or property rights of any other party. If any action or proceeding is brought against Agency by reason of any such claims, Client, upon notice from Agency shall defend such action or proceeding at Client's sole cost by counsel reasonably satisfactory to Agency. The foregoing indemnity shall be a payment obligation and not merely a reimbursement obligation, it being understood that Client and Agency have a "contrary intention" with respect to the provisions of paragraph 2 of Section 2778 of the California Civil Code

7.2           Agency will indemnify and defend Client against any loss Client may sustain as a result of any claim, suit or proceeding made or brought against Client caused by Agency's gross negligence. If any action or proceeding is brought against Client by reason of any such claims, Agency, upon notice from Client, shall defend such action or proceeding at Agency's sole cost by counsel reasonably satisfactory to Client. The foregoing indemnity shall be a payment obligation and not merely a reimbursement obligation, it being understood that Client and Agency have a "contrary intention" with respect to the provisions of paragraph 2 of Section 2778 of the California Civil Code.

8.            DISCLAIMER / NO WARRANTY: EXCEPT AS EXPRESSLY SET FORTH ABOVE, AGENCY MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THOSE ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE.

9.            Failure or Delay: Agency will not be liable for any failure or delay in performance due in whole or in part to any cause beyond Agency's reasonable control. Agency's entire liability, if any, for any cause whatsoever shall not exceed the amount of their concept and management fee actually paid by Client to Agency under this Agreement. Agency will in no event be liable for (i) any incidental, indirect, special or consequential damages, (ii) lost business, or (lost profits) or (iii) cost of procurement of substitute goods, technology or services.

10.           Expenses. The prevailing party as to any disputes relating to this Agreement shall be entitled to recover from the unsuccessful party to this Agreement all costs, expenses and actual attorneys' fees relating to the enforcement or interpretation of, or any litigation or arbitration relating to, this Agreement. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment. For puiposes of this paragraph, attorneys' fees shall include, without limitation, fees incurred in the following: (1) post judgment motions and appeals; (2) contempt proceedings; (3) garnishment, levee, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

11.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of San Diego County and the State of California.

12.           Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

13.           Venue and Jurisdiction. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of San Diego, State of California.

14.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. The facsimile signatures of the parties shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate original counterparts.

15.           Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate, or any other entity.

16.           Effectiveness. This Agreement shall become effective when it has been executed by all of the parties to this Agreement.

17.           Relationship Between the Parties. This Agreement is an agreement of Principal/ Agent only, and is not to be deemed, nor is it the intent of the parties to be construed as a joint venture, partnership, or employment relationship.

18.           Partial Invalidity. The provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or the application of such provision is essential to the Agreement.

19.           Successors-in-Interest and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Agreement. Nothing in this paragraph shall create any rights enforceable by any person not a party to tliis Agreement, except for the rights of the successors-in-interest and assigns of each party to this Agreement, unless such rights are expressly granted in this Agreement to other specifically identified persons.

20.          Prior Understandings. This Agreement contains .the entire Agreement between the parties to this Agreement with respect to the subject matter herein and supersedes all prior understandings, agreements, representations and warranties, if any, whether oral or written, express or implied, with respect to said subject matter.

21.          Waiver. Any waiver of a default under this Agreement must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any rights or remedies shall impair its right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

22.          Drafting Ambiguities. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

23.          IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date first set forth above.

L’AUBERGE DE SEDONA LLC

By:		Date
Al Spector

Its	Owner/Partner

J PUBLIC RELATIONS

By:		Date
Jamie Lynn Sigler

Its	Partner

CLIENT, PLEASE COMPLETE THE FOLLOWING:

Please direct all invoices and billing inquiries to the following:

Address of Client (to appear on invoices):

301 L’Auberge Lane
Sedona, AZ 86336

Contact & Email Address (of person who will be handling invoice payments):
Name:	Email:

Gregory Roper	GregoryR@lauberge.com

Customer Number: _____________________

MILLENNIUM SPAFOLIO EDITION
SUBSCRIPTION AGREEMENT DETAILS & PAYMENT SCHEDULE

Millennium SpaFoIlo Edition (i2.Month Initial Torm) - Millennium SpaFoIlo Edition, Property Management Interface, Class Scheduling Module, Membership/Recurring Billing Module, Membership & Customer Self Check-In Module, Group Scheduling Module, Ylled Management, What IF, Auto Confirmation Interface, 4 Remote Training Courses, Integrated Credit Card Processing Modulo, VIP Support & Maintenance

❖	You have selected the following Subscription Agreement:	☒	Millennium™ SpaFoIlo Edition
❖	Total Agreement Investment due at enrollment:	☒	$289.00
❖	Monlhly/neeurrlngInvestment (11 Payments):	☒	$289.00

The monthly/recurring Investment amount will be withdrawn on or after the same day of each month. This agreement Is auto-renewable. Following the Initial term of 12 months, the agreement will automatically continue on a month-to-month basis at $289.00 per month until the Subscription Agreement is cancelled or terminated as provided by the terms and conditions In this agreement.

By signing below, I authorize Harms Software to charge the account I have specified. I understand that Harms Software Inc. may continue to charge my account or suspend this agreement In accordance with the terms and conditions of this agreement. You agree to subscribe to the Millennium"4 SpaFoIlo Edition Subscription Agreement described herein. You agree to pay Harms Software Inc. for the Millennium'1* SpaFoIlo Edition Subscription Agreement according to the payment schedule above. Your signature below Indicates your agreement to be bound by the terms, conditions, rules and regulations of this agreement. All of the terms and conditions are a part of this agreement. All persons signing this agreement are equally responsible for paying it in full.

CREDIT CARD INFORMATION	AUTOMATED CLEARING HOUSE (ACH) (Monthly Billing/Processing Only)

☒ MC ☐ Visa ☐ American Express ☐ Discover	☐ Checking Account	☐ Savings Account

Credit Card Account Number : _____________________	Routing Number: _____________________________

Name as it appear Credit Card: ___Al Spector__________	Bank Account Number: ________________________
SEDONA CENTER LLC
Exp Date: 09/11 Zip Code: 85251	*Credit Card information Section Required (Initial Payment Only)

TERMS & CONDITIONS

We will make our best effort to process all of your payments properly. However, we shall Incur no liability if .we are unable to completely process any of your payments because of the existence of any one or more of the following circumstances:

•	If your payment account does not contain sufficient funds to complete the transaction or the transaction would exceed the credit limit of your credit card, of your payment account or credit card does not otherwise permit the transaction to be executed
•	You have not provided us with the correct account Information to process your payment accurately
•	Circumstances beyond our control, such as but not limited to fire, flood, acts of war, terrorism or other Interference from an outside force, that prevent the proper execution of the transaction and we have taken reasonable precautions to avoid these circumstances

We reserve the right to collect at any time any previous outstanding Millennium SpaFoIlo Edition Subscription Agreement balances. Harms Software will initiate a state of suspension on your account In the event of delinquency on payments due. You will be notified Immediately if your account enters a state of suspension via an alert triggered within Millennium SpaFoIlo Edition, This notification will continue for 30 days as a reminder to make your account current. If your account is not reinstated within 30 days of Initial suspension, all access privileges and rights to Millennium SpaFoIlo Edition wilt be terminated, in the event that your account becomes terminated, the Integrity of the data within Millennium SpaFoIlo Edition will be preserved until your account Is reinstated. For purposes of identification and billing, you agree to provide us with current, accurate, complete and updated Information Including your name, address, telephone number and applicable payment data. We reserve the right to modify the services, price, or terms and conditions of this agreement after the Initial subscription agreement term. All modifications and adjustments shall be deemed effective Immediately upon making such changes. We will send you a notice of change within thirty days prior to the effective dole of such change. We may assign or transfer this agreement or any of our rights under this agreement without notice to you, except as otherwise required by law. Your rights and obligations under this agreement cannot be assigned by you to anyone else without our prior written consent.

CANCELLATION POLICY

You may cancel the Millennium'" SpaFoIlo Edition Subscription Agreement after the Initial term (12 Months) upon 30 day advance written notice to Harms Software Inc. You are responsible for any and all agreement fees Incurred until you cancel the Millennium"* SpaFoIlo Edition Subscription Agreement In accordance with the terms of this agreement.

NOTICE TO CUSTOMER

Clients may apply all software payments tendered of this agreement during the Initial tern) ($1,920.00) towards the purchase of Millennium"* SpaFolio Edition within 30 days upon the start of the renewal term. Thereafter, clients may purchase Millennium'" SpaFoIlo Edition at full retail value.

BUYER SIGNATURE		BUYER PRINT		DATE

X	/s/Del E. Goehring	X	Del E. Goehring	X	9/30/10
Director of Finance

Harms Software Inc. 85 Fulton Street, Building 9A Boonton, NJ 07005

Proposal for:

The Spa At L'Auberge De Sedona

Date: 9/29/2010

Proposal Number: 19472
Sales Representative: MDH
Account Number:

ITEM	DESCRIPTION	QTY	COST	TOTAL PRICE
MS08-FOLIOSUB	Millennium SpaFolio Advanced Management Software including What if Analytical Software ***Subscription Option of $229.00/Month*** *** Includes 4x1 Hour Remote Training Sessions, Integrated Credit Card Processing, VIP Support & Maintenance, 1 Online Training Webinar/Month***	1	289.00	289.00T
MS08-PMS	Millennium Property Management System Interface	1	0.00	0.00T
MS08-MEMB	Millennium’s Membership Module/Interface (Recurring Billing & Account Status Automation)	1	0.00	0.00T
MS08-CL	Millennium Class Scheduling/Booking Module	1	0.00	0.00T
MS08-CI	Memberhsip & Customer Self Check-In Module	1	0.00	0.00T
MS08-GB	Millennium’s Group Bookin/Scheduling Module	1	0.00	0.00T
MS08-YM	Millennium’s Yield/Revenue Management Module	1	0.00	0.00T
MS08-TELEN	Televox Auto Confirmation Interface to Millennium	1	0.00	0.00T
CCPI-N	Millennium’s Integrated Credit Card Processing Module (Supports Unlimited Users)	1	0.00	0.00T
TB-FOLIO-N	VIP Support & Maintenance Contract	1	0.00	0.00T
ML-FOLIO	Millennium SpaFolio Additional Workstation License	2	300.00	600.00T
Conv-IRIS	Dual Salon Iris Data Conversion – (1) Initial Conversion in Preparation for Millennium Training and (2) Final Conversion to “Go Live”	1	1,000.00	1,000.00
Disc/Conversion	Discount/Data Conversions		-50.00%	-500.00
Ship/Handling	Approximate Shipping and Handling Fee (Charges May Change Upon Delivery)		20.00	20.00
	Out-of-State sale, except from sales tax		0.00%	0.00

	TOTAL Proposal Amount			$1,409.00

Merchant Number:	39300979937405, 39300979493615, 39300979493823, 39300979499935
Merchant Name:	L’Auberge Spa, LLC, Orchards Inn of Sedona, L’Auberge de Sedona, L’Auberge Restaurant
Contact Name:	Doug Buchanan
Phone #:	602-482-5991
Fax #:

Notes:	New Rate Offer

Date of Request:		Date Proposed: 1/23/2013
Performed by:	Ginny Focken	Date Accepted:

Current Rates & Fees		Proposed Rates and Fees:
V/MC/DI Discount Rate:	1.95%	V/MC/DI Discount Rate:	0.10%
Per Item Fee:	$0.15	Per Item Fee:	$0.00
Monthly Service Fee:	$10.00	Monthly Service Fee	$10.00
Translink Monthly Fee:	$8.00	Translink Monthly Fee;	$8.00
$100,000 Breach Coverage	$8.95	$100,000 Breach Coverage:	$8.95
Network Access Fee:	$0.08	Network Access Fee:	$0.00
PCI Quarterly Compliance Fee:	28.80	PCI Quarterly Compliance Fee:	$28.80

*Coverage is optional. Pricing is interchange Pass Through Plus Assessments

Rates are subject to change based on Visa/MasterCard/Discover Interchange increase(s). In consideration of TransFirst’s agreement to lower Merchant’s rates as described above, Merchant agrees that: (A) the Initial Term of Merchant’s Merchant Processing Agreement will continue until the second anniversary of the date Merchant executes this form and will automatically renew for successive one (1) year periods (each a “Renewal Term”), unless a party to the Merchant Processing Agreement provides the other parties with notice of its intent not to renew this Agreement at least ninety(90) days prior the expiration of the then current term.

Any modifications or alterations, handwritten or otherwise, to this document deems proposed rate quote null and void.

Bruce Campbell

From:	Doug Buchanan (debuchanan@yahoo.comj
Sent:	Tuesday, January 29, 2013 11:29 AM
To:	Al Spector
Cc:	Bruce Campbell
Subject:	New Transfirst rate agreements
Attachments:	Transfirst rate agreements.pdf

Al,

Copies of the new Transfirst Merchant Processing rate agreements are attached.

Doug

OPENTABLE CLIENT AGREEMENT COVER SHEET

(All Information Required)

Account Notes (to be completed by OpenTable Account Exec):

OpenTable

OPENTABLE CLIENT AGREEMENT

This OPENTABLE CLIENT AGREEMENT (the "Agreement') is made and entered into on 8/27/07, 200_ (the "Effective Date"), by and between OpenTable, Inc. a Delaware corporation, with its principal place of business at 799 Market Street, Suite 400, San Francisco, California,

94103 ("OpenTable"), and Tarsadia Hotels d/b/a L’Auberge de Sedona, an AZ company or corporation, with Tax Id Number 33-067-0353, located at 301 L’Auberge Lane (“Client”).

Client is the owner and/or proprietor of one or more Restaurants as identified in the Product and Services Order Form attached hereto as Exhibit C,

OpenTable owns and operates a proprietary online restaurant reservation network where restaurants are promoted and where customers may make reservations,

OpenTable wishes to provide Client with access to the OpenTable Network and proprietary reservation and table management software, and Client wishes OpenTable to do so, under the terms and conditions in this Agreement. Therefore, OpenTable and Client agree as follows:

1.        OpenTable's Obligations.

1.1. OpenTable System and Software License. Subject to the terms and conditions of this Agreement, OpenTable will provide Client with the OpenTable System. The hardware provided with the OpenTable System is leased to Client, and Client shall be fully responsible for any loss or damage that occurs to the OpenTable hardware while in Client's possession, OpenTable hereby grants Client a nonexclusive, nontransferable, revocable license to use the OpenTable System, including the OpenTable Software, during the Term, and solely in connection with the Restaurant(s)’s access to and promotion on the OpenTable Network or the use of the OpenTable System In connection with customer reservations. Without limiting the foregoing, Client agrees not to copy, modify or make derivatives of, disassemble, decompile or otherwise attempt to discover any portion of the source code, object code or trade secrets of the OpenTable Software, and agrees not to remove, obscure or alter any notice of any copyright, trademark, patent or other proprietary right related to the OpenTable Software and/or OpenTable System. For purposes of this Agreement, (a) "OpenTable System” is defined as the proprietary OpenTable Software and hardware system(s) set forth on the Product and Services Order Form(s) attached hereto as Exhibit C (one such form for each applicable Restaurant); (b) ”OpenTable Software" is defined as OpenTable's proprietary Software that gives Client reservation and table management capabilities as well as access to the OpenTable Network with respect to each Restaurant subject to this Agreement; and (c) "OpenTable Network” is defined as the OpenTable proprietary online restaurant reservation network, or any successor network, consisting of World Wide Web sites or pages on the Internet or pages, sites or areas on privately accessible networks, including, without limitation, third party partner sites, which allows prospective restaurant diners to make restaurant reservations online, including reservations at the Restaurant(s).

1.2. Installation, Training and Support. OpenTable will provide installation, training and support services in accordance with its standard internal policies and as further described in the OpenTable Service Agreement, attached hereto as Exhibit B.

1.3. Promotion and Online Reservations. OpenTable will place listings for Client's Restaurants) on the OpenTable Network and will allow users of the OpenTable Network ("Users") to make online reservations at the Restaurant(s).

2.        Clients Obligations.

2.1. OpenTable Service Agreement. Client acknowledges that Client has read the OpenTable Service Agreement attached hereto as Exhibit B in its entirety and hereby agrees to all of its provisions.

2.2. Exclusivity. Client agrees to accept online reservations processed through the OpenTable Network end honor those reservations in accordance with the terms in the OpenTable Service Agreement, attached hereto as Exhibit B. OpenTable will be Client's exclusive reservation service on the Internet for Clients Restaurant(s) during the Term of this Agreement. The foregoing does not preclude Client from providing links to the OpenTable Network from Client's Web site.

2.3. Client Materials. Client hereby grants, and OpenTable accepts, a license to use, copy, and/or publicly display, during the Term, any and all trademarks, trade names, business names, logos, descriptions, menus and/or photographs or Clients Restaurant(s) (collectively, the "Client Materials') as may be provided to OpenTable by Client from time to time, solely for purposes of promoting Clients Restaurant(s) on the OpenTable Network. For uses other than the OpenTabie Network, OpenTable will obtain prior written approval from Client

2.4. Payment. Client agrees to pay OpenTable in accordance with the Product and Services Order Form(s) attached hereto as Exhibit C (one such form for each applicable Restaurant), One-time "Setup and Activation fee(s)" are due upon the Effective Date of this Agreement, and monthly billing by OpenTable shall commence upon date of installation of the OpenTable System at each applicable Restaurant. OpenTable shall bill Client on a monthly basis in advance of each month's service. Client agrees to make payment by either ACH or credit card, pursuant to the Payment Option Appendix attached hereto as Exhibit A. If Client opts to pay by any other method, Client agrees to pay an additional twenty dollars ($20.00) per month payment processing fee. Notwithstanding the foregoing, all payments hereunder shall be made In United States dollars. Client also understands and agrees that Client may be responsible for the Additional Charges delineated on the Product and Services Order Form(s) attached hereto, if applicable.

OpenTable	Client	Page 1	OT040207

OpenTable

In addition Client understands and agrees that OpenTable may, from time to time, and in its sole discretion, modify the prices listed on the Products and Services Order Form(s). OpenTable will use reasonable efforts to provide sixty (60) days written notice prior to any such modification. Invoice payment terms are net thirty (30) days.

2.4.1. Any amounts not paid when due under this Agreement will bear interest at the rate of one and a half percent (1.5%) per month or the highest rate permitted by law, whichever is less, computed and compounded daily from the date due until the date paid. Late payments may result in an immediate suspension of services.

2.42 Client acknowledges and agrees that all applicable taxes associated with the OpenTable System and the use thereof, and any other products and services sold, rented or provided by OpenTable hereunder, with the exception of income taxes, will be the sole responsibility of Client and billed in addition to any other fees due OpenTable.

2.4.3. Client shall pay an administrative fee of twenty-five dollars ($25.00) for any returned check or for any rejected credit card charge or for any rejected automatic bank account debit. OpenTable reserves the right to switch to invoice billing following, any rejected credit card charge or any rejected ACH debit, and Client understands and agrees that Client will incur an additional twenty dollars ($20.00) per month payment processing fee if Client is switched to invoice billing.

2.4.4. OpenTable may, in its sole discretion, also complete an Internet reservation reconciliation every quarter and issue credits and debits as necessary to resolve any discrepancies between these reconciliations and initial reservation information reported through the OpenTable Network.

2.4.5. OpenTable occasionally performs credit checks to establish credit worthiness. Client agrees to provide OpenTable with the information needed to conduct this credit check, including without limitation; Federal Tax I.D., DUNS No., bank references, trade references and property references.

3.     Ownership,

3.1. OpenTable System and OpenTable Network. OpenTable is, and will remain, the owner of the OpenTable System and OpenTable and all patents, copyrights, trademarks, service marks, trade secrets and other proprietary intellectual property, whether registered, unregistered, known or unknown, associated with the OpenTable System and the OpenTable Network, and except as expressly provided in this Agreement, no right, title or interest therein or thereto will be transferred to Client hereunder. Client will take such actions as OpenTable may reasonably request to demonstrate OpenTable's ownership of the OpenTable System and OpenTable Network.

3.2. Database. Client shall own all individual customer, reservation and restaurant schematic data pertaining to Client's Restaurant(s) collected by Client through the OpenTable System. Client understands that OpenTable collects the foregoing information through the OpenTable Network into a database (“Database”). Client hereby grants, and OpenTable accepts, a license to access and copy Client's information from the Database during the Term solely for the purpose of creating back-up copies to assist with data restoration in the event of data loss. OpenTable will not use the Database to solicit or contact a customer of Client's Restaurant(s), nor will OpenTable authorize any third party to do so. Client acknowledges that OpenTable owns all information collected through the OpenTable Network, including, without limitation, all information relating to OpenTable registered Users, and shall have the right, in OpenTable's sole discretion, to contact such Users with information and/or solicitations, In the event of an assignment of interest (pursuant to Section 8.1), Client may assign the Database to Assignee, upon prior written approval by OpenTable. If an assignment, or termination or expiration of this Agreement by Client has occurred and Client wishes access the Database, Client must then initiate a written request for the Database within thirty (30) days of assignment, or termination, AND Client must pay all outstanding invoices in full within such time period, prior to receiving such Database. If an assignment, or termination or expiration of this Agreement has occurred, and Client does not request such Database within such time frame, or Client fails to pay all outstanding debts owed within such time frame, all of Client's rights in and to the Database shall be forfeited, and OpenTable may, in its sole discretion, either transfer the Database to Assignee, contingent upon Assignee paying all remaining outstanding fees of Client, OR OpenTable may delete all copies of the Database.

4.     Term: Termination.

4.1. Term. The term of this Agreement will commence on the Effective Date and, unless terminated earlier In accordance with Section 4.2 below, will end twelve (12) months after the date the OpenTable System is installed at each of Client's Restaurant(s) subject to this Agreement (the "Initial Term"). Upon expiration of the initial Term, this Agreement will renew monthly automatically until either party notifies the other party in writing at least (30) days prior to the end of the then-current term of its intent to terminate the Agreement (each renewal period, a “Renewal Term"). The Initial Term and any subsequent Renewal Terms shall be collectively referred to as the “Term".

4.2. Termination.

4.2.1. Without Cause. If Client wishes to terminate this Agreement without cause prior to the end of the Initial Term, Client may do so, provided Client provides thirty (30) days prior written notice to OpenTable, and Client pays, within such thirty (30) day period, and with respect to each Restaurant, all remaining monthly fees applicable to the first twelve (12) month period during which such

OpenTable Client Page 2 0T040Z07

OpenTable	Client	Page 2	OT040207

OpenTable

Restaurant was to be subject to this Agreement (had it not been so terminated), as well as any early termination fees that OpenTable may incur from a third-party provider of Internet connectivity for Client.

4.2.2. For Cause. Either party may terminate this Agreement immediately by giving the other party written notice of termination in the event that the other party: (a) becomes insolvent (b) files a petition in bankruptcy; (c) makes an assignment for the benefit of its creditors; or (d) breaches any of its obligations under this Agreement in any material respect, which breach is not cured within thirty (30) days after the breaching party receives notice of such breach from the non-breaching Party. Without limiting the foregoing, in the event that Client has failed to pay any amount due hereunder within thirty (30) days following the due date for such payment, OpenTable may immediately terminate this Agreement, or, in its discretion, suspend service to Client until such payment has been received.

4.3. Cancellation prior to Installation. If Client wishes to cancel or reschedule installation of the OpenTable System, Client must notify OpenTable forty-eight (48) hours before the agreed upon installation date, or will be subject to a non-refundable three hundred dollar ($300) cancellation fee.

4.4. Effect of Termination. Client understands and agrees that, except to the extent Client terminates this Agreement for cause pursuant to Section 4.2.2, Client is responsible for the first twelve (12) months of monthly fees applicable to each Restaurant, as well as any early termination fees that OpenTable may incur from a third-party provider of Internet connectivity for Client, even if the Agreement is terminated prior to the expiration thereof. Upon the expiration or termination of the Agreement for any reason (a) the license(s) granted by OpenTable to Client hereunder will immediately terminate; (b) Client will return the OpenTable System(s), including all hardware and all OpenTable Software, and purge all copies of all OpenTable Software from any hardware at the Restaurant site(s). In the event that Client does not return the OpenTable System(s) within thirty (30) days of expiration or termination of this Agreement, Client will be subject to a fee for all non-returned OpenTable Systems in the amount of one thousand, five hundred dollars ($1,500) per OpenTable System. Client will be charged an additional twenty-nine dollars ($29) if the OpenTable System came supplied with a USB key; (c) the rights and obligations of the Parties under Sections 2.4, 3, 4.4, 5.1, 5.3, 5, 7, 8 and 9 will survive such expiration or termination; and (d) any amounts still due OpenTable shall remain due and continue to bear interest in accordance with Section 2.4,1. In addition, in the event Client wants to obtain access to the Database upon termination or expiration of the Agreement, the procedures set forth in Section 3.2 shall apply.

5. Limited Warranty.

5.1. Additional Services. CLIENT UNDERSTANDS AND AGREES THAT OPENTABLE IS NOT IN THE BUSINESS OF PROVIDING CONNECTIVITY AND WIRING SERVICES, AND TO THAT THE EXTENT IT PROVIDES ASSISTANCE WITH CONNECTIVITY OR WIRING AS DESCRIBED IN EXHIBIT B, SUCH SERVICES ARE PROVIDED "AS IS,' WITHOUT WARRANTY OF ANY KIND, AND OPENTABLE SHALL NOT BE HELD LIABLE FOR ANY FAILURE OF SUCH SERVICES. TO THE EXTENT OPENTABLE USES THIRD PARTY CONNECTIVITY AND WIRING VENDORS TO PROVIDE SUCH SERVICES TO CLIENT, CLIENT SHALL LOOK SOLELY TO ANY WARRANTIES AND REMEDIES (IF ANY) PROVIDED OR OFFERED BY SUCH VENDORS FOR SUCH SERVICES.

52. Limited Warranty. OPENTABLE WARRANTS THAT, FOR A PERIOD OF NINETY (90) DAYS FROM THE DATE OF INSTALLATION AT THE RESTAURANT SITE(S), AND SUBJECT TO CLIENT'S PROPER USE OF THE OPENTABLE SYSTEM AS SPECIFIED BY OPENTABLE IN THIS AGREEMENT, THE EXHIBITS HERETO OR OTHERWISE, THE OPENTABLE SYSTEM WILL FUNCTION IN MATERIAL CONFORMITY WITH SPECIFICATIONS DESCRIBED IN THIS AGREEMENT AND THE EXHIBITS HERETO.

5.3. Warranty Disclaimer. EXCEPT FOR THE FOREGOING WARRANTY IN SECTION 5.2, OPENTABLE MAKES NO REPRESENTATION OR WARRANTY VI/1TH RESPECT TO THE OPENTABLE SYSTEM OR THE OPENTABLE NETWORK, AND OPENTABLE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS, INIPLIED OR STATUTORY, WITH RESPECT TO THE OPENTABLE SYSTEM, THE OPENTABLE NETWORK AND ALL SERVICES, INCLUDING WITHOUT LIMITATION SERVICES REGARDING INSTALLATION, CONNECTIVITY AND WIRING, PROVIDED HEREUNDER BY OPENTABLE OR ANY THIRD PARTY VENDOR SELECTED BY OPENTABLE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPUED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. OPENTABLE DOES NOT WARRANT THAT THE OPENTABLE SOFTWARE OR OPENTABLE SYSTEM WILL BE UNINTERRUPTED OR ERROR-FREE.

8. Limitation of Liability.

OPENTABLE WILL NOT BE LIABLE TO CLIENT FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF PROFIT, REVENUE, DATA, BUSINESS OR USE ARISING OUT OF THIS AGREEMENT. IN NO EVENT WILL OPENNTABLE'S CUMULATIVE LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF COMPENSATION PAID BY CLIENT TO OPENTABLE UNDER THIS AGREEMENT. CLIENT UNDERSTANDS AND AGREES THAT THE FOREGOING LIMITATIONS ARE AN ESSENTIAL ELEMENT OF THE AGREEMENT BETWEEN THE PARTIES AND THAT IN THE ABSENCE OF SUCH LIMITATIONS THE TERMS AND CONDITIONS SET FORTH IN This AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

OpenTable	Client	Page 3	01040207

OpenTable

7. Confidentiality

Any confidential or proprietary information of either party, whether of a technical, business or other nature, including, but not limited to trade secrets, know-how, technology and information relating to customers, business plans, promotional and marketing activities, finances and other business affairs, including but not limited to the terms of this Agreement and the OpenTable System (collectively,

("Confidential Information') disclosed to the recipient party by the disclosing party will be treated by the recipient party as confidential and proprietary. Unless specifically authorized by the disclosing party, the recipient party will: (a) not disclose such Confidential Information to any third party; and (b) otherwise protect such Confidential information from unauthorized use and disclosure to the same extent that it protects its own Confidential information of a similar nature. This Section 7 will not apply to any information that (i) was already known to the recipient party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the recipient party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the recipient party in breach of this Agreement; (iv) was disclosed to the recipient party, other than under an obligation of confidentiality, by a third party who had no obligation to the other party not to disclose such Information to others; or (v) was developed independently by the recipient party without any use of Confidential information.

8.     Indemnification.

8.1. By OpenTable. OpenTable agrees to indemnify, defend and hold harmless Client, and its officers, directors, employees, representatives and agents, from and against any and all actions, causes of actions, claims, demands, liabilities, losses, judgments, damages or expenses (collectively, "Claim' or "Claims") which Client may at any time incur, sustain or become subject to by reason of any Claim brought by a third party and arising out of any OpenTable System's infringement or misappropriation of any United States, third party patent, copyright, trademark or other proprietary rights. OpenTable will pay all costs, damages, and expenses incurred by Client, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Client in connection with or arising from any such Claim, provided that Client promptly notifies OpenTable in writing of any such Claim, and promptly tenders to OpenTable control of the defense and any settlement of such Claim. Client shall provide reasonable cooperation and assistance to OpenTable in the defense or settlement of any such Claim.

8.2. By Client. Client agrees to indemnify, defend and hold harmless OpenTable, and its officers, directors, employees, representatives and agents, from and against any and all Claims which OpenTable may at any time incur, sustain or become subject to by reason of any Claim brought by a third party and (a) arising out of the Client's breach of any provision, warranty or representation in this Agreement; (b) arising out of the Client's willful acts or omissions, negligence, or other similar wrongdoing; or (c) arising from Client's failure to comply with any law or regulation, unless caused by OpenTable. Client will pay all costs, damages, and expenses incurred by OpenTable, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by OpenTable in connection with or arising from any such Claim, provided that OpenTable promptly notifies Client in writing of any such Claim, and promptly tenders to Client control of the defense and any settlement of such Claim. OpenTable shall provide reasonable cooperation and assistance to Client In the defense or settlement of any such Claim.

9.     General.

9.1. Assignment/Change of Ownership. Neither this Agreement nor the licenses granted hereunder are assignable or transferable by Client without the written prior 'consent of OpenTable; and any attempt to do so shall be null and void from the beginning. In the event that Client wishes to assign this Agreement to another party, Client must notify OpenTable within fourteen (14) days prior to such assignment or sale. In the event OpenTable consents to the assignment of this Agreement to a third party ("Assignee"), Client and the Assignee must fill out OpenTable's Change of Ownership Form prior to such assignment occurring, pursuant to which Assignee agrees to assume all obligations of Client hereunder, including, but not limited to any payment obligations. No assignment will relieve Client of its payment obligations incurred prior to the effective date of the Change of Ownership Form. Assignee's rights under this Agreement are contingent on Client's payment of its remaining outstanding balance established under this Agreement. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

9.2. Notices. Any notice or other communication given by one party to the other party under this Agreement will be deemed properly made if given in writing and delivered to the undersigned in person, by certified mall, by FedEx™ or similar recognized overnight carrier, or by email if later confirmed by one of the preceding means.

9.3. No Waiver; Severabillty. The failure of either party to insist upon or to enforce strict performance of any provision of this Agreement, or to exercise any right or remedy under this Agreement, will not be interpreted or construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision, right or remedy in that or any other instance. If any provision of this Agreement shall be judged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect end enforceable.

9.4. Governing Law. This Agreement will be construed in accordance with the laws of the State of California, USA without reference to its choice of law provisions. The Federal and State courts located in the County of San Francisco, California will be the exclusive venue for any disputes under this Agreement, and the parties hereby consent to the personal jurisdiction of those courts for such purposes. The prevailing party in any dispute under this Agreement will be entitled to its costs and reasonable attorneys' fees.

OpenTable

9.5. Force Majeure. OpenTable will not be liable to Client in any way whatsoever for any failure or delay in performance of any of its obligations under this Agreement (except for the payment of any amounts owed hereunder), arising out of any event or circumstance beyond the reasonable control of Opentable (including, without limitation, war, rebellion, civil commotion, strikes, lack-outs or industrial disputes; fire, explosion, earthquake, acts of God, flood, drought or bad weather; or the requisitioning or other act or order by any government department, council or other constituted body).

9.6. Relationship. Nothing contained in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The relationship between the parties will at all times be that of Independent contractor. Neither party will have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon either party except those expressly granted herein or to make any representation or commitment on behalf of the other.

9.7. Headings; Construction. The headings to the clauses, sub-clause and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any ambiguity in this Agreement shall be interpreted equitably without regard to which party drafted the Agreement or any provision thereof.

9.8. Entire Agreement. This Agreement, together with all Exhibits referenced herein (which are incorporated by this reference) sets forth the entire agreement, and supersedes any and all prior agreements, between the parties with respect to the subject matter hereof. No amendment to this Agreement will be valid unless set forth in a written instrument signed by both parties. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and both such counterparts shall constitute but one instrument. Facsimile signatures shall also be binding.

IN WITNESS WHEREOF, OpenTable and Client, intending to be bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives.

OpenTable, Inc.

OpenTable

EXHIBIT B: OPENTABLE SERVICE AGREEMENT

SET-UP AND ACTIVATION

After the Agreement is executed, Client will receive a call from Client's assigned Project Coordinator. The Project Coordinator will walk Client through the set-up and activation.

Services included with the Setup end Activation fee:

•	Assistance with Client's completion of a site survey-a document or online form that enables the optimal configuration of the OpenTable System. The site survey and associated confirmation discussion (by telephone or email) must be completed prior to the date of installation, OpenTable reserves the right to cancel installation if the site survey is not returned to OpenTable at least one week prior to the scheduled installation date.
•	Planning and coordination of the hardware, OpenTable installation specialists, Client staff, Internet service providers, etc.
•	Database design based on Client provided information,
•	Hardware/Software installation at designated Restaurant(s).
•	Cable management accessories if necessary.
•	Up to three (3) hours of employee and manager training. Training shall be conducted on the day of installation. Should Client refuse training or fail to have staff available for training on the day of installation, OpenTable is not obligated to provide follow up training to Client.
•	Minor internal Internet connectivity wiring (wireless internet connection is not supported).
•	Installation of an approved printer connected directly to OpenTable hardware (via direct cable or local subnet); printer cables to be supplied by Client.
•	One-time initial import of data from another application, provided such data is in the format specified by OpenTable.

Services NOT included with the Setup and Activation fee and solely the responsibility of the Restaurant:

•	Installation and configuration of a router not recommended by OpenTable for Client-provided Internet connectivity.
•	Major network and Internet connectivity wiring for complicated wire runs (e.g. crawl spaces, construction work, multiple floors, etc.).
•	Networking of OpenTable System(s) with other Restaurant computers.
•	Installation costs incurred from third party Internet connectivity providers.
•	Electrical work (e.g. extending electrical power to the host stand).
•	A router installed between the OpenTable System and the internet if the OpenTable System must be configured with a public-facing IP address.

Services NOT included with the Setup and Activation fee, and billed separately:

•	Installation of non-local network printer, printer drivers, printer software or printer accessories; “non-local” means not connected directly to or not on the same “subnet” as the OpenTable System.
•	Modifications to desk, host stand or other mounting area for OpenTable hardware.
•	Major internal internet connectivity wiring done by OpenTable or subcontracted by OpenTable.
•	Activation of internet connectivity.
•	Additional employee and manager training beyond three (3) hours.
•	Installation and configuration of a router purchased from OpenTable for internet connectivity.
•	Additional data manipulation required in preparation for a data import not in the format specified by OpenTable.

Supplemental work done on Client's Restaurant premises by OpenTable technicians will be invoiced at a rate specified on the OpenTable Product & Services Order Form. Third-party costs are passed on to Client.

Pursuant to Section 4.3 of the Agreement, if Client wishes to cancel or reschedule the installation, Client must notify OpenTable forty-eight (48) hours prior to date of installation or be subject to a three hundred dollar ($300) cancellation fee.

WIRING

As noted above, OpenTable may provide some assistance for minor Wiring to supported, wired Internet connectivity networks in order to speed the set-up and activation of the OpenTable System(s). OpenTable staff may assist management at the Restaurant(s) in retaining a third party wiring professional, but OpenTable shall not assume responsibility for wiring work on Restaurant premises. Such wiring work requires a broader understanding of other affected systems in the Restaurant as well as general building infrastructure concerns. Any internal or external wiring work at the Restaurants) must be the responsibility of the Client.

OpenTable	Client	Page 7	0T040207

 OpenTable

INTERNET CONNECTIVITY

Client understands and agrees that continuous connectivity between the OpenTable System(s) and the Internet (“Connectivity") is necessary for accepting online reservations via the OpenTable Network, enabling OpenTable to provide efficient technical support, and performing data backups to OpenTable servers. Client is responsible for obtaining Connectivity from a third party Internet service provider and complying with all the terms of the agreement between the Client and the Internet service provider.

When sourcing its own Connectivity, Client agrees to fully comply with OpenTable's then-current Connectivity Specifications and Requirements Policy in order to ensure a proper connection to the OpenTable Network and for efficient technical support. Client also agrees to allow OpenTable to contact this provider directly, acting on the Client's behalf in providing technical direction. This may involve providing video permission to the Internet service provider indicating that OpenTable is authorized to act on the Client's behalf. This is usually necessary to speed the set-up and activation process and assure technical compliance with the OpenTable System(s). By contacting Client's Internet service provider, OpenTable is not implicating its responsibility for establishing and maintaining connectivity on behalf of Client. Client is solely responsible for the relationship with the third-party provider and maintaining Connectivity. If OpenTable is required to assist in either the installation or troubleshooting of Client-provided Internet Connectivity, Client will incur an additional fee for this work at an hourly rate specified in the OpenTable Product & Services Order Form.

As stated in Section 2 of this Agreement, Client agrees to be connected to the Internet and accept online reservations. If Client fails to implement Connectivity and/or accept online reservations; Client will be subject to the following charges:

•	Offline Surcharge. Client understands and agrees that if Client refuses to accept online reservations through the OpenTable Network when Connectivity is available, Client agrees to pay the offline surcharge listed on the OpenTable Product & Services Order Form, Client agrees to pay this additional monthly fee if Connectivity has not been implemented within sixty (60) days after the OpenTable System(s) have been installed at the Restaurant.
•	Support Surcharge. Client understands and agrees that if Client refuses Connectivity, Client agrees to pay a surcharge (listed on the OpenTable Product & Services Order Form) commensurate with the increased costs that OpenTable incurs in supporting a customer that is not reachable with remote software. If the parties determine that Connectivity is to be Client-provided, Client agrees to pay this additional surcharge if Connectivity has not been implemented within sixty (60) days after OpenTable System has been installed at the Restaurant.

SUPPORT RESPONSE TIME GUIDELINES

When Client contacts technical support (1-800-OPENTABLE), OpenTable will attempt to resolve the issue as quickly as possible. There are instances, however, where resolutions must be scheduled, and these requests are handled on a priority basis. The following guidelines will help determine the priority for each request received by technical support. The technical support representative will determine the priority level of the problem based on the information Client provides. Please note that the following guidelines are estimates and are not guarantees on behalf of

OpenTable. •

Request Description	Description	Response Time
• Major hardware failure • Database, File Server Issues	Hardware failure and/or Connectivity issues where users are unable to access OpenTable System	Same day response for issues that can be resolved remotely by the technical support representative having access to the OpenTable System*.
• Minor hardware failure • Connectivity problems	Hardware or connectivity issues not critical to Restaurant operations	Next day response for issues that can be resolved remotely by technical support.*
• Configuration changes (additional charges may apply)	Change requests for floor plan or slot changes after initial set-up	Two business days
• Non-critical issues or procedural clarifications	Training and procedural questions regarding OpenTable System	Three business days

*When replacement equipment is needed, delivery is dependent upon applicable shipment cut-off times and availability of parts.

PROCESSING ONLINE RESERVATIONS

Client understands and agrees that treating diners who book reservations online less favorably than those diners making reservations by phone or walking in will have a detrimental effect on OpenTable's and the Restaurant's business. Thus, Client agrees to adhere to the following guidelines:

•	Ensure that all Client users of the OpenTable System(s) are adequately trained and use the OpenTable System(s) appropriately. This Includes, without limitation, making reservations, seating parties, making configuration changes, honoring all online

OpenTable	Client	Page 8	OT040207

OpenTable

reservations, and using the cancel and no-show features carefully. When a party fails to show up for their reservation, designate the reservation as a “no show" in the system as this is the only way Client will be credited for the "no show”. Never "no-show" a party when the diners did arrive and dine at the Restaurant in any instance where a Client disputes a confirmed reservation. Client must submit any all claims to OpenTable prior to the end of the month following receipt of the invoice which references the disputed reservation. OpenTable reserves the right to audit Client in the event that there is a dispute arising out of a reservation.
•	Make all tables at each Restaurant not set aside for walk-ins or preferred customers accessible and unblocked on the OpenTable System(s) so as to be available to Users of the OpenTable Network.
•	Keep the OpenTable System updated to accurately reflect all temporary closures (e.g. holidays or remodeling) or periods when its Restaurant(s) is/are not accepting reservations for certain time slots made available to Users on the OpenTable Network.

OTHER CLIENT RESPONSIBILITIES

OpenTable depends on Client cooperation to enable us to provide the best possible service. To that end, Client specifically agrees to:

•	Keep OpenTable-installed equipment turned on at all times except when requested otherwise by an OpenTable representative. Be available for staff training on the OpenTable System(s). Client agrees to bring as much of its Restaurant staff together as it can to make training more efficient, and to train new Restaurant staff as they are hired.
•	Utilize all provided manuals, guidelines, tips, techniques, and other documented resolutions as initial attempts to resolve problems. Helpful information may be found on www.otrestaurant.com.
•	Take reasonable steps to protect the OpenTable System from theft, damage, deterioration or loss. If the OpenTable System is damaged, stolen or lost, Client agrees to continue to pay the monthly rental fees due under this Agreement provided that OpenTable replaces the damaged or lost system in accordance with this Service Agreement. OpenTable recommends that Client obtain adequate property damage and public liability insurance covering the OpenTable System(s) and its use during the Term of this Agreement. If damage or loss occurs, Client is responsible for the invoiced costs of repair, up to the full replacement value for each applicable OpenTable System.
•	Accept OpenTable Dining Reward Cheques from dining customers. This is an important aspect of the OpenTable Network that further builds diner loyalty, and Client support is needed to keep it effective.
•	Review all faxes, emails, and mailed materials sent from OpenTable regarding management of Client's account. Client agrees to accept and receive these ongoing communications from OpenTable, including, without limitation, making sure to monitor its fax machine and email account so as not to miss any.
•	Maintain Restaurant Connectivity and cooperate with OpenTable and Internet service provider staff in efforts to restore Connectivity.

TECHNICAL RESTRICTIONS

Client acknowledges and agrees to the following when using the OpenTable System(s):

•	Refrain from installing any software on OpenTable System(s) without approval by OpenTable,
•	OpenTable Software can only accommodate a limited number of active database connections, and that excessive database connections by Client will result in software performance issues (e.g., slowness).
•	Refrain from using OpenTable equipment to access internet sites other than those hosted by OpenTable such as

www.otrestaurant.com and www.OpenTable.com.

•	OpenTable will have sole discretion in determining the most appropriate hardware configuration for a Client Installation.
•	OpenTable Software must not be installed on a Client computer that is also running other transaction processing software. This includes point of sale and accounting software.
•	OpenTable Software must only be installed on hardware and operating systems that OpenTable supports.
•	OpenTable Software will only be installed in conjunction with supported, wired, Internet connectivity types. Wireless Internet connectivity is not supported.
•	The OpenTable system is not supported when using Terminal Services or Citrix network.

OpenTable	Client	Page 8	0704020

CERTIFICATE AGREEMENT

This Agreement is made by and between L’Auberge Restaurant (“Merchant”) and Diamond Resorts International Marketing, Inc. (“Diamond”) on this 13th day of September, 2011.

1.	Merchant agrees to accept gift certificates in the denominations of Twenty-Five Dollars ($25.00) issued by Diamond in exchange for merchandise and/or services. Gift certificates will be clearly marked and embossed with the Diamond logo.

2.	If a customer purchases merchandise and or services in excess of the value of the certificate, the customer shall be responsible for any such difference. In addition, no cash will be refunded on any certificates used to purchase merchandise and/or services for less than the face value of the certificate. This is clearly indicated on the certificate and shall be reiterated by the Diamond representative to the customer at the time the certificate is issued.

3.	Certificates shall be valid only if the certificate is numbered and includes the guest's name, where and when certificate was issued and who the certificate was issued by. These certificates are non-transferable. (Identification may be requested by Merchant).

4.	Certificates will expire thirty (30) days from the date of issue. No extensions shall be granted by Diamond or Merchant.

5.	Merchants shall submit all redeemed certificates for payment directly to Diamond no later than the seventh (7th) of the month following the month the certificate was redeemed.

6.	Merchants must include with each request for payment: an accounting of the request including the number of certificates presented for payment and the dollar amount of the invoice being presented to ensure proper payment.

Send invoices and certificates to:

Diamond Resorts International Marketing, Inc.
Attn: Gloria Frasca
401 A Jordan Rd.
Sedona, AZ 86336

7.	This Agreement may not be altered unless done so by Diamond and in writing.

8.	Either party may terminate this Agreement upon thirty (30) days’ written notice to the other party. Any certificates honored by Merchant must be invoiced to Diamond within sixty (60) days of date of the termination notification, Payment of all certificates presented to Diamond will be made within thirty (30) days of invoice date.

9.	Merchant agrees to accept Diamond’s Certificates in accordance with the terms and conditions stated above.

10.	Merchant agrees to invoice Diamond at a discounted rate of twenty per cent (20%) for the Certificates.

Diamond Resorts International Marketing, Inc.

By:

Its:

Date:

L’Auberge Restaurant

By:	Al Spector

Its:	Manager

Date:	9/26/11

Exhibit A

September 21, 2011

To: Donna Holcomb

Diamond Resorts

RE: Diamond Certificate Program

From: L’Auberge Marketing

Dear Donna,

We assigning up five of our entities for Diamonds' certificate program. They include: Taos, Open Range, Canyon Breeze, Tasting Arizona and L’Auberge restaurant.

We’d like to offer certificates in the amounts of $25.00, $50.00, $75.00 and $100.00.

We agree to the 20% commission kept by you.

Thank you,

/s/ Al Spector
Al Spector
Owner,
L’Auberge, Open Range, Tasting Arizona, Canyon Breeze, Taos.

AMENDMENT NO. 1 to NAVIS Narrowcast / NAVIS RezForce Services Agreement

THIS AMENDMENT NO. 1 to NAVIS Narrowcast / NAVIS RezForce Services Agreement (this “Amendment”) is entered into effective as of May 10, 2012 by and between L'Auberge Orchards LLC (“Client”), and Buehner-Fry, Inc., a Nevada corporation doing business as "NAVIS" (“NAVIS”").

RECITALS

WHEREAS, Client and NAVIS entered into that certain NAVIS Narrowcast / NAVIS RezForce Services Agreement dated May 10, 2012 (the "Services Agreement");

WHEREAS, the parties desire to amend the Services Agreement as set forth in full herein;

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound, the parties agree as follows:

1.            Amendments to Services Agreement.

(a)          The parties acknowledge and agree that Section 2 of the Services Agreement shall be amended and restated as follows:

2.2          NAVIS Narrowcast Services Costs. If Client enters into NAVIS Narrowcast / NAVIS RezForce Services Agreement by Friday, May 18, 2012 and implements NAVIS Services during the week of June 25, 2012, the costs of the Narrowcast Services provided under this Agreement by NAVIS to Client shall be as follows:

Month	Cost

June, 2012	No Cost

July, 2012	$2,250

August, 2012	$2,250

Thereafter	$4,500

2.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

3.           No other Amendments. Except as set forth herein, the terms of the original Services Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment effective as of the date first set forth above.

NAVIS:		Client:
BUEHNER-FRY, INC., a Nevada corporation DBA "NAVIS"		L’Auberge Orchards LLC

By:		By:	/s/ Jesse Alexander

Name:	Michelle Marquis	Name:	Jesse Alexander

Title:	Vice President - Sales	Title:	General Manager

Date:		Date:	5/18/12

Address:	389 SW Scalehouse Ct, Ste 100	Address:	301 L’Auberge Lane

	Bend, OR 97702		Sedona, AZ 86336

SERVICES AGREEMENT

NAVIS Narrowcast/NAVIS RezForce

Resort

THIS SERVICES AGREEMENT (this “Agreement") dated effective as of May 10, 2012 is entered into by and between L'Auberge Orchards LLC ("Client"), and Buehner-Fry, Inc., a Nevada corporation doing business as "NAVIS" ("NAVIS").

RECITALS

A.           NAVIS provides after-hours and overflow reservation booking services for resort lodging property owners ("RezForce") and web-based technologies and processes to help resort lodging property owners be more successful by tracking agents, callers and business (as the services provided by NAVIS exist from time to time, “Narrowcast").

B.           Client either owns or manages resort lodging properties.

C.           Client desires to hire NAVIS to provide the RezForce and Narrowcast services.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the sufficiency and receipt of which are acknowledged, the parties hereby agree as follows:

SECTION 1         SERVICES

NAVIS shall provide the RezForce and Narrowcast services (collectively, the "Services”) to Client as follows:

1.1 RezForce.

a.           NAVIS shall receive reservation calls for Client (i) after Client's normal hours of operation and (ii) during Client's normal hours of operation as needed for overflow calls. The parties acknowledge and agree that the intent of NAVIS in taking these calls will be to book reservations from those inquiries. NAVIS will collect data on any calls that are not converted to bookings and provide such data to Client in the form of leads.

Client's current hours of operation are:

Weekdays:	7am - 9 pm

Saturday:	7am - 9 pm

Sunday:	7am - 9 pm

To allow NAVIS to staff accordingly in consideration of projected call volume, NAVIS cannot receive Client reservation calls outside of the agreed upon times unless Client provides NAVIS with 48-hour prior written notice.

b.           NAVIS shall house all of Client's leads via NAVIS's web-based lead management system.

1 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

c.           If possible, all Travel Agent and Owner calls will be automatically routed to Client. Any non-lead type calls routed to NAVIS will be transferred back to a Direct Inward Dial (DID) specified by Client.

d.           All reservations will be made in Client's online booking mechanism or through a NAVIS log in to Client’s property management system.

1.2 Narrowcast.

a.           Recordings. NAVIS shall save all of Client's Narrowcast system “booked" recordings for 90 days. All other recordings will be held for 30 days. At Client's request, NAVIS shall save Client's recordings for a longer period for an additional fee as set forth under Section 2.1 (b) below.

b.           Marketing Campaign Tracking and Identification. NAVIS will enable Client to track and monitor marketing campaigns and success ratios through the use of dedicated Toll-Free numbers and sales associate interaction with callers.

c.           Call Categorization for Quality Control. All inbound calls are capable of categorization for the purposes of assessing quality and further sales training needs.

d.           Call Reporting. NAVIS will provide Client with detailed analysis and reporting of call quantity, origination, campaign-specific responses, quality assurance and achievement of identified metrics and sales goals.

e.           Call Routing. NAVIS will, upon the request of Client, route incoming calls to designated agents based on caller needs and Client's staffing skill levels.

f.            Caller Identification and Demographics. Where available, NAVIS shall provide real-time data to Client regarding each caller's geographic and personal demographics, including such caller's prior history with Client and socioeconomic data based on call point-of-origin.

g.           Toll-Free Numbers. NAVIS will obtain and provide Client with an unlimited number of toll-free telephone numbers ("Toll-Free Numbers") to be used exclusively by Client throughout the term of this Agreement. All such numbers shall have unlimited minutes of use for so long as the Toll-Free Numbers are used exclusively for Client's reservation business. During the term of this Agreement, and upon termination thereof, all Toll-Free Numbers and any data collected by NAVIS on behalf of Client shall belong to Client. Client is prohibited from automatically directing local calls to a Toll-Free Number during the term of this Agreement.

h.           Outbound Calling. NAVIS will provide Client with the ability to make outbound reservation calls and NAVIS will carry unlimited long distance traffic associated with such calls. Only calls made within the North American dialing plan are included or enabled in the Services.

i.            Q-Vue. NAVIS will provide Client with “Q-Vue" – a real-time dashboard of reservation sales center data.

1.3         Client Advocate. NAVIS will assign Client a dedicated client advocate ("Coach") to insure maximum use and understanding of the Narrowcast Services. The Coach will be available as reasonably requested throughout the term of this Agreement. Any coaching requests outside the scope of the NAVIS' Best-Practice Guide may be available at an additional fee.

2 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

1.4         Education. Prior to full installation of Narrowcast, NAVIS will provide training of the Narrowcast Services on-site at Client's principle place of business at such times as reasonably requested by Client. The training will consist of both management and staff training.

SECTION 2       COSTS

The costs of the Services provided under this Agreement by NAVIS to Client are as follows:

2.1         NAVIS RezForce Services Costs. The costs of the RezForce Services provided under this Agreement by NAVIS to Client are as follows:

a.           A success fee of 13% of Client's total base reservation rate amount that appears on Client's website (provided, however, that if the base reservation website rate includes ancillary revenue or fees as part of the total rate, then the success fee under this paragraph will be calculated on that amount). All reservations will have a minimum booking fee of Twenty-Five Dollars ($25.00).

b.           Any calls resulting in a "Non-booked" type call will be charged a flat fee of $9.50 per call. "Non-booked" type calls consist of Hot Lead, Not-booked, Policy Issue and No Availability. Given acceptable guest cooperation, a "Non-booked" type call will consist of name, email address, phone number, dates of stay, property information and any notes the guest allows NAVIS to collect. Calls transferred that are identified as a "Non-bookable" call will be charged a flat fee of $1.50. "Non-bookable" type transfer calls consist of, without limitation, Owner inquiries, existing reservation(s), group, vendor calls, after-hour emergency, and other non-revenue type after-hours calls.

c.           NAVIS will provide Client with a credit for cancelled reservations as follows: Client must report cancelled reservations to NAVIS no later than 30 days after Client's guest's scheduled arrival date for Client to receive a credit. All cancellations must be processed through the NAVIS RezForce Tracking System at RezForce@TheNavisWav.com for proper processing. Credits will appear in the following monthly billing cycle. All cancellations must have verification from PM System included with cancellation notice. No adjustments will be processed due to client approved guest credits, accommodation complaints, or maintenance concerns with the unit(s). In the event of cancellation, Client will receive a credit in the amount of the success fee; however, Client will be charged a lead fee as a Not Booked type lead for such cancelled reservation. Travel insurance reimbursed reservations do not qualify as "cancelled" reservations. If Travel Insurance was purchased by guest, Client will be billed in the amount of the success fees as it relates to that booking value.

d.           If Client's reservation system will not allow NAVIS to book a reservation as normal, and all the information is captured for a reservation, including availability, the reservation will be considered a "booked reservation" even though the reservation has not actually been entered into Client's reservation system. NAVIS will charge the success fee to Client pursuant to the terms of this Agreement.

e.           It is the policy of NAVIS that a reservation is not a confirmed reservation until the agent or vacation planner has secured a credit card from the guest. The parties acknowledge that there will be times when Client's staff has spoken to a guest but does not book the reservation. The guest then calls back after-hours and speaks with a NAVIS vacation planner to book their reservation. In this scenario, NAVIS will charge the success fee to Client pursuant to the terms of this Agreement. No credits will be issued. This scenario is reciprocal and both parties will be mutually supportive when a situation such as this occurs.

f.            For Clients with an interface between NAVIS and Client's Property Management System (PMS), the PMS allows the NAVIS System to recognize callers based upon their telephone number and reference them to a guest record within your PMS. All callers to NAVIS RezForce from a telephone number recognized as either an existing reservation or an owner will be directed straight to the destination number of the campaign in which they called into, and will not reach a NAVIS RezForce Vacation Planner. Client will not be charged any lead or transfer fees for these call types.

3 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

g.           There is a $2,000 reactivation fee if Client elects to terminate the Services and then reactivate them at any time in the future.

2.2         NAVIS Narrowcast Services Costs. The costs of the Narrowcast Services provided under this Agreement by NAVIS to Client are as follows:

a.           A monthly fee of $4,500. The parties acknowledge that the number of units in Client's rental inventory is 157.

b.           If Client requests NAVIS to save Client call recordings for an additional 30- day period, Client will be charged an additional $0.50 per unit per month.

2.3         Education and Setup Costs. In addition to the monthly costs set forth above, Client shall pay NAVIS a one-time setup fee of $5,000, an "Education Fee" of $6,500, and provide NAVIS with lodging (including any direct or indirect costs, including room charge, tax, fees and parking) for NAVIS' "Client Advocates" for conducting the foregoing.

The foregoing fees and expenses will be billed by NAVIS to Client under Section 3.1 below the first month following execution of this Agreement and paid by Client to NAVIS by Electronic Fund Transfer as provided under Section 3.3 below.

2.4         Taxes. Client will be responsible for any applicable federal, state or local taxes arising out of any reservations booked by NAVIS under this Agreement.

SECTION 3       BILLING

3.1         Billing. NAVIS will bill Client for the Services on the first (1st) business day of the month for (a) the Narrowcast Services to be rendered by NAVIS to Client under this Agreement for such period; and (b) the RezForce Services rendered in the preceding month.

3.2         First Month NAVIS Narrowcast Billing. NAVIS will bill costs on a prorated share. This prorated share will begin the 1st day after we have been on-site for installation.

3.3         Payment by Electronic Fund Transfer. The parties acknowledge and agree that all fees payable by Client to NAVIS for the Services shall be paid by Electronic Fund Transfer. Client agrees to execute and deliver to NAVIS any necessary documents to complete the foregoing as needed from time-to-time. In accordance with the monthly bill under Section 3.1 above, NAVIS will charge each month's bill to Client no later than the 4,h business day after the date that the invoice was delivered by NAVIS to Client under Section 3.1 above. Insufficient funds shall put your account into delinquent status. NAVIS reserves the right to terminate services at that time for nonpayment. Any disputed charges must be presented by Client to NAVIS in writing and the parties agree to cooperate in good faith to promptly resolve any disputed invoice within five (5) days of NAVIS' receipt of Client's written dispute notice. Credits, if any, will be made by NAVIS to Client on future bills. A monthly late fee of 1.5 percent per month will be assessed on unpaid balances over 15 days past due.

SECTION 4       TECHNICAL RESPONSIBILITIES OF CLIENT

4.1         Client shall provide or be responsible for the following as a condition precedent to the obligations of NAVIS to perform the Services contemplated under this Agreement:

4 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

4.2         NAVIS shall install a “IVR Rez filter", which provides for an automated answering system for purposes of allowing NAVIS to provide the RezForce Services contemplated under this Agreement. Client shall indicate to NAVIS where non-reservation calls should be routed to.

4.3         Client shall complete and return to NAVIS the "NAVIS RezForce Terms" document within 14 days of the date such document is provided to Client by NAVIS. (The NAVIS RezForce Terms document allows NAVIS to access information about Client's properties, policies and procedures. The NAVIS RezForce Terms document will override information on Client's website and should be updated on a regular basis.) Client acknowledges and agrees that NAVIS will not be responsible for any mis-quotes due to out of date terms information.

4.4         Client shall provide the following for all computers using RezForce information through the NAVIS website:

a.     A reliable, high speed internet connection to access NAVIS RezForce

b.     Internet Explorer 7.0 or higher (NAVIS RezForce is not supported by Mozilla Firefox, Safari or other browsers)

c.     Pop-up blockers configured to allow pop-ups for www.buehner-fry.com. www.TheNavisWay.com. and www.navistechnologies.info for viewing leads

d.     The following domains need to be added to each user's email “white list" in order to receive emails from the NAVIS system: Buehner-fry.com, navistechnologies.com, navismarketing.com and maill.buenher-fry.com

4.5         Client shall provide online booking capabilities as follows:

a.     True on-line booking capabilities with secure confirmation number provided

b.     Minimum stay rules are built into each search

c.     Website presents pictures and clear unit descriptions

d.     Ability to offer promotions, specials and discounts

e.     Availability is provided in real-time

4.6         For all computers using NAVIS Narrowcast:

f.     A unique, direct and dedicated phone number for each computer workstation using NAVIS Narrowcast.

g.    A reliable, high speed internet connection allowing two way communications between the NAVIS servers and NAVIS Narrowcast on TCP Ports 1501 and 1502. (If using a proxy server, the proxy server must be configured to allow this.)

h.    HTTP access on PORT 80

i.     Internet Explorer 7.0, or higher (NAVIS Narrowcast is not supported in Mozilla Firefox, Safari or other browsers)

j.     Microsoft Windows Operating System XP, Vista (excluding Vista Home Premium on a Compaq machine), or higher (NAVIS Narrowcast is not supported in other operating systems including Mac, Linux, etc. In addition, NAVIS Narrowcast is not supported in a Terminal Server or Citrix environment.)

k.    External Speakers (This allows audible notification of an inbound call or instant message from NAVIS Narrowcast.)

l.     Read and Write access for all agents to C:Program Files\NCDashboard under any local or roaming profile using NAVIS Narrowcast. Additionally, all stations must have the ability to update registry entries for NCIPCIient. (This allows necessary updates to take place on NAVIS Narrowcast.)

m.    Pop-up blockers configured to allow pop-ups for www.buehner-fry.com, www.TheNavisWay.com. and www.navistechnologies.info

5 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

n.     The following domains need to be added to each user's email white list: Buehner-fry.com, navistechnologies.com, navismarketing.com & maill.buehner-fry.com

4.7         For all computers using NAVIS Q-Vue:

o.     Microsoft Windows Operating System XP, Vista, or higher

p.     Minimum of 400 MHz processor (1 GHz recommended)

q.     Internet access

r. Dot.Net version 2.0 and 3.5

4.8         For the computer with the NAVIS - Client PMS Interface installed:

s.     PMS systems including: Maestro, Victorex, RDP, Springer Miller & Epitome, etc. where gather software will be installed on clients server

t.     Microsoft Windows Operating System XP, Vista, or higher

u.    Minimum of 400 MHz processor (1 GHz recommended)

v.    Internet access

w.    Dot.Net version 2.0 or higher

x.     Have a drive mapped to the source data

y.    Be accessible remotely to NAVIS support

4.9         Client must complete and return to NAVIS a Responsibility Organization Change Request form giving NAVIS authority to carry existing toll-free number traffic in order for NAVIS to transfer Clients existing toll-free numbers.

SECTION 5       RELATIONSHIP

5.1         Independent Contractor. NAVIS will be an independent contractor of Client. NAVIS will not be an employee of Client. NAVIS will be free from direction and control over the means and manner of providing the Services, subject only to the right of Client to specify the desired results. NAVIS will have the authority to hire other persons to provide or to assist in providing the Services and will have the authority to fire those persons.

5.2         Standards. Subject to the terms of this Agreement, NAVIS will use commercially reasonable efforts to provide the Services to Client during NAVIS's ordinary business hours.

SECTION 6       LIMITED WARRANTY

6.1         Limited Warranty. NAVIS warrants that it will use commercially reasonable efforts to perform the Services in a professional manner in accordance with the Standards set forth in Section 5.2. NAVIS's sole obligation, and Client's exclusive remedy for any breach by NAVIS of the foregoing warranty, will be that NAVIS shall use commercially reasonable efforts to cure the breach in a timely manner. If, in NAVIS's sole judgment, curing the breach is not commercially feasible, NAVIS shall credit Client for service fees during the affected period of time, in proportion to the extent that the Services were impaired.

6.2         Disclaimer. Except as set forth in section 6.1, NAVIS makes no other warranties or conditions, express or implied, by operation of law or otherwise, including, without limitation, any implied warranties of title, non-infringement, merchantability, or fitness for a particular purpose, or any implied warranties arising out of this agreement. NAVIS does not warrant that the services will be provided error-free, uninterrupted, secure, or virus-free.

SECTION 7       INTELLECTUAL PROPERTY RIGHTS

7.1         Definition. "Intellectual Property Rights" means any and all intellectual property or proprietary rights, including without limitation patent, copyright, trademark, service mark, trade secret, moral, and contract rights in any country or jurisdiction in the world and all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues of them now or hereafter in force.

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7.2         Ownership. NAVIS and its suppliers retain all right, title, and interest in and to all software, materials, and NAVIS proprietary information and technology used by NAVIS, or provided to Client, in connection with the NAVIS web site and the Services and any and all improvements, updates, and modifications to them, and including all Intellectual Property Rights to them. Provider and its suppliers reserve any rights or licenses not expressly granted to Client under this Agreement.

SECTION 8       NONDISCLOSURE PROVISIONS

8.1         Confidential Information. As used in this Agreement, “Confidential Information" means any and all information regarding the party's business, including but not limited to business models, customer and supplier lists, marketing plans, financial and technical information, trade secrets, know-how, ideas, designs, drawings, specifications, techniques, programs, systems, processes, computer software and NAVIS' Best-Practice Guide. Each party agrees that it shall not make use of, disseminate, or in any way disclose the other party's Confidential Information to any person, firm, or business except as authorized by this Agreement and to the extent necessary for performance of this Agreement. Each party agrees that it will disclose Confidential Information only to those of its employees who need to know the information. Each party further agrees that it shall treat all Confidential Information of the other party with the same degree of care that it accords its own Confidential Information, but in no event with less than a reasonable degree of care. However, a receiving party bears no responsibility for safeguarding the disclosing party's Confidential Information that is (a) publicly available, (b) already in the receiving party's possession and not subject to an obligation of confidentiality, (c) obtained by the receiving party from third parties without restrictions on disclosure, or (d) independently developed by the receiving party without reference to the Confidential Information of the disclosing party. Notwithstanding the foregoing, a party receiving Confidential Information shall not be in violation of Section 8 regarding a disclosure that was in response to a valid order by a court or other governmental body if the receiving party provides the other party with prior written notice of the disclosure to permit the other party to seek confidential treatment of the information.

8.2         Confidentiality of Agreement. Neither party shall disclose the existence of, or any terms of, this Agreement to any person other than its lawyers, accountants, and other professional advisers except (a) as required by law or (b) pursuant to a mutually agreeable press release.

SECTION 9       LIMITATION OF LIABILITY

NAVIS shall not be liable to Client under any cause of action, whether in contract, tort, or otherwise, for any direct, indirect, special, incidental, consequential, or punitive damages arising out of this Agreement, including, but not limited to, interrupted communications, lost data, or lost profits, even if NAVIS or Client has been advised of the possibility of such damages, and notwithstanding the failure of the essential purpose of any limited remedy in this Agreement.

SECTION 10     TERM AND TERMINATION

10.1       Term. Unless earlier terminated as provide below, this Agreement shall remain in effect for an initial period of 12 months (the "Initial Term"). The Initial Term shall be automatically renewed for successive periods of 12 months (each, a "Renewal Term"), unless either party indicates in writing its intention not to renew this Agreement at least 30 days before the end of the then-current term. NAVIS reserves the right to increase fees paid by Client under this Agreement at the time of renewal; provided, however, that NAVIS provides written notice of such fee increase to Client at least 45 days before the end of the then-current term.

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10.2       Termination. This Agreement may be terminated by either NAVIS or Client at any time on 30 days’ prior written notice delivered to the other party.

10.3       Effect of Termination. On termination of this Agreement for any reason, (a) any amounts owed to NAVIS under this Agreement before the termination will be immediately due and payable, (b) all rights and obligations of the parties under this Agreement shall immediately terminate, and (c) each party shall return to the other all property and Confidential Information of the other party in its possession or control. The termination of this Agreement, regardless of how it occurs, will not relieve Client of any obligations that have accrued before the termination.

SECTION 11    GENERAL

11.1       Assignment. Client may not assign its rights or delegate its duties under this Agreement without the prior written consent of NAVIS, which NAVIS may withhold in its sole discretion, and any purported attempt to do so without that consent is null and void.

11.2       Binding Effect. Except as otherwise provided in Section 11.1 above, this Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

11.3       Amendment. This Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

11.4       Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or transmitted via facsimile if confirmed by such in mailing, to NAVIS and Client at their respective addresses set forth on this Agreement. Either party may change its address by written notice to the other.

11.5       Waiver. No waiver will be binding on a party unless it is in writing and signed by the party making the waiver. A party's waiver of a breach of a provision of this Agreement will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

11.6       Severability. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

11.7       Further Assurances. The parties shall sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

11.8       Third-Party Beneficiaries. The parties do not intend to confer any right or remedy on any third party.

11.9       Survival. All provisions of this Agreement that would reasonably be expected to survive the termination of this Agreement will do so.

11.10     Attachments. Any exhibits, schedules, and other attachments referenced in this Agreement are part of this Agreement.

11.11     Remedies. Except as limited under Section 9 above, the parties shall have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

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11.12     Governing Law. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Agreement.

11.13     Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Deschutes County, Oregon and administered by the Arbitration Service of Portland, Inc., or by any other arbitrator mutually agreed upon between the parties to the dispute. The determination of the arbitrator(s) shall be final and binding on the parties, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator(s) shall award to the prevailing party, if any, as determined by the arbitrator(s), all of the prevailing party's costs and fees incurred in connection with the arbitration. For this purpose, “costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-ofpocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.

11.14     Attorney’s Fees. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim shall be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

11.15     Entire Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

11.16     Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party shall confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

11.17     Force Majeure. Any delay in the performance of any duties or obligations of either party (except the payment of money owed) shall not be considered a breach of this Agreement if the delay is caused by a labor dispute, shortage of materials, fire, earthquake, flood, or any other event beyond the control of the party if the party uses reasonable efforts, under the circumstances, to notify the other party of the circumstances causing the delay and to resume performance as soon as possible.

11.18     Indemnification. Client agrees to defend and indemnify NAVIS and all of NAVIS's employees, shareholders, directors, members, managers, partners, officers and agents from and against all claims, obligations, liabilities, costs, expenses, proceedings, damages and judgments of every kind, whether known or unknown, including but not limited to reasonable attorneys' fees, relating to or arising out of NAVIS's performance of the Services under this Agreement.

11.19     Time of Essence. Time is of the essence with respect to all dates and time periods set forth in this Agreement.

9 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

IN WITNESS WHEREOF, the undersigned have entered into this Agreement effective as of the date first set forth above.

NAVIS:		Client:
BUEHNER-FRY, INC., a Nevada corporation DBA "NAVIS"		L'Auberge Orchards LLC

By:		By:	/s/ Jesse Alexander

Name:	Michelle Marquis	Name:	Jesse Alexander

Title:	Vice President - Sales	Title:	General Manager

Date:		Date:	5/18/12

Address:	389 SW Scalehouse Ct, Ste 100	Address:	301 L'Auberge Lane

	Bend, OR 97702		Sedona, AZ 86336

10 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

SERVICES AGREEMENT

NAVIS Narrowcast/NAVIS RezForce

Resort

THIS SERVICES AGREEMENT (this "Agreement") dated effective as of May 10, 2012 is entered into by and between L'Auberge Orchards LLC ("Client"), and Buehner-Fry, Inc., a Nevada corporation doing business as "NAVIS" ("NAVIS").

RECITALS

A.           NAVIS provides after-hours and overflow reservation booking services for resort lodging property owners ("RezForce") and web-based technologies and processes to help resort lodging property owners be more successful by tracking agents, callers and business (as the services provided by NAVIS exist from time to time, "Narrowcast").

B.           Client either owns or manages resort lodging properties.

C.           Client desires to hire NAVIS to provide the RezForce and Narrowcast services.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the sufficiency and receipt of which are acknowledged, the parties hereby agree as follows:

SECTION 1       SERVICES

NAVIS shall provide the RezForce and Narrowcast services (collectively, the "Services") to Client as follows:

1.1 RezForce.

a.           NAVIS shall receive reservation calls for Client (i) after Client's normal hours of operation and (ii) during Client's normal hours of operation as needed for overflow calls. The parties acknowledge and agree that the intent of NAVIS in taking these calls will be to book reservations from those inquiries. NAVIS will collect data on any calls that are not converted to bookings and provide such data to Client in the form of leads.

Client's current hours of operation are:

Weekdays:	7am - 9p

Saturday:	7am - 9p

Sunday:	7am - 9p

To allow NAVIS to staff accordingly in consideration of projected call volume, NAVIS cannot receive Client reservation calls outside of the agreed upon times unless Client provides NAVIS with 48-hour prior written notice.

b.           NAVIS shall house all of Client’s leads via NAVIS's web-based lead management system.

1 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

c.           If possible, all Travel Agent and Owner calls will be automatically routed to Client.  Any non-lead type calls routed to NAVIS will be transferred back to a Direct Inward Dial (DID) specified by Client.

d.           All reservations will be made in Client’s online booking mechanism or through a NAVIS log in to Client’s property management system.

1.2 Narrowcast.

a.           Recordings. NAVIS shall save all of Client’s Narrowcast system “booked" recordings for 90 days. All other recordings will be held for 30 days. At Client's request, NAVIS shall save Client's recordings for a longer period for an additional fee as set forth under Section 2.1 (b) below.

b.           Marketing Campaign Tracking and Identification. NAVIS will enable Client to track and monitor marketing campaigns and success ratios through the use of dedicated Toll-Free numbers and sales associate interaction with callers.

c.           Call Categorization for Quality Control. All inbound calls are capable of categorization for the purposes of assessing quality and further sales training needs.

d.           Call Reporting. NAVIS will provide Client with detailed analysis and reporting of call quantity, origination, campaign-specific responses, quality assurance and achievement of identified metrics and sales goals.

e.           Call Routing. NAVIS will, upon the request of Client, route incoming calls to designated agents based on caller needs and Client’s staffing skill levels.

f.            Caller Identification and Demographics. Where available, NAVIS shall provide real-time data to Client regarding each caller's geographic and personal demographics, including such caller's prior history with Client and socioeconomic data based on call point-of-origin.

g.           Toll-Free Numbers. NAVIS will obtain and provide Client with an unlimited number of toll-free telephone numbers ("Toll-Free Numbers") to be used exclusively by Client throughout the term of this Agreement. All such numbers shall have unlimited minutes of use for so long as the Toll-Free Numbers are used exclusively for Client's reservation business. During the term of this Agreement, and upon termination thereof, all Toll-Free Numbers and any data collected by NAVIS on behalf of Client shall belong to Client. Client is prohibited from automatically directing local calls to a Toll-Free Number during the term of this Agreement.

h.           Outbound Calling. NAVIS will provide Client with the ability to make outbound reservation calls and NAVIS will carry unlimited long distance traffic associated with such calls. Only calls made within the North American dialing plan are included or enabled in the Services.

i.            Q-Vue. NAVIS will provide Client with "Q-Vue" - a real-time dashboard of reservation sales center data.

1.3         Client Advocate. NAVIS will assign Client a dedicated client advocate (“Coach") to insure maximum use and understanding of the Narrowcast Services. The Coach will be available as reasonably requested throughout the term of this Agreement. Any coaching requests outside the scope of the NAVIS’ Best-Practice Guide may be available at an additional fee.

2 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

1.4         Education. Prior to full installation of Narrowcast, NAVIS will provide training of the Narrowcast Services on-site at Client's principle place of business at such times as reasonably requested by Client. The training will consist of both management and staff training.

SECTION 2       COSTS

The costs of the Services provided under this Agreement by NAVIS to Client are as follows:

2.1         NAVIS RezForce Services Costs. The costs of the RezForce Services provided under this Agreement by NAVIS to Client are as follows:

a.           A success fee of 13% of Client's total base reservation rate amount that appears on Client's website (provided, however, that if the base reservation website rate includes ancillary revenue or fees as part of the total rate, then the success fee under this paragraph will be calculated on that amount). All reservations will have a minimum booking fee of Twenty-Five Dollars ($25.00).

b.           Any calls resulting in a “Non-booked" type call will be charged a flat fee of $9.50 per call. "Non-booked" type calls consist of Hot Lead, Not-booked, Policy Issue and No Availability. Given acceptable guest cooperation, a "Non-booked" type call will consist of name, email address, phone number, dates of stay, property information and any notes the guest allows NAVIS to collect. Calls transferred that are identified as a "Non-bookable" call will be charged a flat fee of $1.50. "Non-bookable" type transfer calls consist of, without limitation, Owner inquiries, existing reservation(s), group, vendor calls, after-hour emergency, and other non-revenue type after-hours calls.

c.           NAVIS will provide Client with a credit for cancelled reservations as follows: Client must report cancelled reservations to NAVIS no later than 30 days after Client's guest's scheduled arrival date for Client to receive a credit. All cancellations must be processed through the NAVIS RezForce Tracking System at RezForce@TheNavisWay.com for proper processing. Credits will appear in the following monthly billing cycle. All cancellations must have verification from PM System included with cancellation notice. No adjustments will be processed due to client approved guest credits, accommodation complaints, or maintenance concerns with the unit(s). In the event of cancellation, Client will receive a credit in the amount of the success fee; however, Client will be charged a lead fee as a Not Booked type lead for such cancelled reservation. Travel insurance reimbursed reservations do not qualify as "cancelled" reservations. If Travel Insurance was purchased by guest, Client will be billed in the amount of the success fees as it relates to that booking value.

d.           If Client's reservation system will not allow NAVIS to book a reservation as normal, and all the information is captured for a reservation, including availability, the reservation will be considered a "booked reservation" even though the reservation has not actually been entered into Client's reservation system. NAVIS will charge the success fee to Client pursuant to the terms of this Agreement.

e.           It is the policy of NAVIS that a reservation is not a confirmed reservation until the agent or vacation planner has secured a credit card from the guest. The parties acknowledge that there will be times when Client's staff has spoken to a guest but does not book the reservation. The guest then calls back after-hours and speaks with a NAVIS vacation planner to book their reservation. In this scenario, NAVIS will charge the success fee to Client pursuant to the terms of this Agreement. No credits will be issued. This scenario is reciprocal and both parties will be mutually supportive when a situation such as this occurs.

3 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

f.            For Clients with an interface between NAVIS and Client's Property Management System (PMS), the PMS allows the NAVIS System to recognize callers based upon their telephone number and reference them to a guest record within your PMS. All callers to NAVIS RezForce from a telephone number recognized as either an existing reservation or an owner will be directed straight to the destination number of the campaign in which they called into, and will not reach a NAVIS RezForce Vacation Planner. Client will not be charged any lead or transfer fees for these call types.

g.           There is a $2,000 reactivation fee if Client elects to terminate the Services and then reactivate them at any time in the future.

2.2         NAVIS Narrowcast Services Costs. The costs of the Narrowcast Services provided under this Agreement by NAVIS to Client are as follows:

a.           A monthly fee of $4,500. The parties acknowledge that the number of units in Client's rental inventory is 157.

b.           If Client requests NAVIS to save Client call recordings for an additional 30- day period, Client will be charged an additional $0.50 per unit per month.

2.3         Education and Setup Costs. In addition to the monthly costs set forth above, Client shall pay NAVIS a one-time setup fee of $5,000, an "Education Fee" of $6,500, and provide NAVIS with lodging (including any direct or indirect costs, including room charge, tax, fees and parking) for NAVIS' "Client Advocates” for conducting the foregoing.

The foregoing fees and expenses will be billed by NAVIS to Client under Section 3.1 below the first month following execution of this Agreement and paid by Client to NAVIS by Electronic Fund Transfer as provided under Section 3.3 below.

2.4         Taxes. Client will be responsible for any applicable federal, state or local taxes arising out of any reservations booked by NAVIS under this Agreement.

SECTION 3       BILLING

3.1         Billing. NAVIS will bill Client for the Services on the first (1st) business day of the month for (a) the Narrowcast Services to be rendered by NAVIS to Client under this Agreement for such period; and (b) the RezForce Services rendered in the preceding month.

3.2         First Month NAVIS Narrowcast Billing. NAVIS will bill costs on a prorated share. This prorated share will begin the 1st day after we have been on-site for installation.

3.3         Payment by Electronic Fund Transfer. The parties acknowledge and agree that all fees payable by Client to NAVIS for the Services shall be paid by Electronic Fund Transfer. Client agrees to execute and deliver to NAVIS any necessary documents to complete the foregoing as needed from time-to-time. In accordance with the monthly bill under Section 3.1 above, NAVIS will charge each month's bill to Client no later than the 4lh business day after the date that the invoice was delivered by NAVIS to Client under Section 3.1 above. Insufficient funds shall put your account into delinquent status. NAVIS reserves the right to terminate services at that time for nonpayment. Any disputed charges must be presented by Client to NAVIS in writing and the parties agree to cooperate in good faith to promptly resolve any disputed invoice within five (5) days of NAVIS' receipt of Client's written dispute notice. Credits, if any, will be made by NAVIS to Client on future bills. A monthly late fee of 1.5 percent per month will be assessed on unpaid balances over 15 days past due.

SECTION 4       TECHNICAL RESPONSIBILITIES OF CLIENT

4.1         Client shall provide or be responsible for the following as a condition precedent to the obligations of NAVIS to perform the Services contemplated under this Agreement:

4 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

4.2         NAVIS shall install a "IVR Rez filter", which provides for an automated answering system for purposes of allowing NAVIS to provide the RezForce Services contemplated under this Agreement. Client shall indicate to NAVIS where non-reservation calls should be routed to.

4.3         Client shall complete and return to NAVIS the "NAVIS RezForce Terms" document within 14 days of the date such document is provided to Client by NAVIS. (The NAVIS RezForce Terms document allows NAVIS to access information about Client's properties, policies and procedures. The NAVIS RezForce Terms document will override information on Client's website and should be updated on a regular basis.) Client acknowledges and agrees that NAVIS will not be responsible for any mis-quotes due to out of date terms information.

4.4         Client shall provide the following for all computers using RezForce information through the NAVIS website:

a.  A reliable, high speed internet connection to access NAVIS RezForce

b.  Internet Explorer 7.0 or higher (NAVIS RezForce is not supported by Mozilla Firefox, Safari or other browsers)

c.  Pop-up blockers configured to allow pop-ups for www.buehner-fry.com. www.TheNavisWay.com. and www.navistechnologies.info for viewing leads

d.  The following domains need to be added to each user's email "white list" in order to receive emails from the NAVIS system: Buehner-fry.com, navistechnologies.com, navismarketing.com and maill.buenher-fry.com

4.5         Client shall provide online booking capabilities as follows:

a.  True on-line booking capabilities with secure confirmation number provided

b.  Minimum stay rules are built into each search

c.  Website presents pictures and clear unit descriptions

d.  Ability to offer promotions, specials and discounts

e.  Availability is provided in real-time

4.6         For all computers using NAVIS Narrowcast:

f.  A unique, direct and dedicated phone number for each computer workstation using NAVIS Narrowcast.

g.  A reliable, high speed internet connection allowing two way communications between the NAVIS servers and NAVIS Narrowcast on TCP Ports 1501 and 1502. (If using a proxy server, the proxy server must be configured to allow this.)

h.  HTTP access on PORT 80

i.  Internet Explorer 7.0, or higher (NAVIS Narrowcast is not supported in Mozilla Firefox, Safari or other browsers)

j.  Microsoft Windows Operating System XP, Vista (excluding Vista Home Premium on a Compaq machine), or higher (NAVIS Narrowcast is not supported in other operating systems including Mac, Linux, etc. In addition, NAVIS Narrowcast is not supported in a Terminal Server or Citrix environment.)

k.  External Speakers (This allows audible notification of an inbound call or instant message from NAVIS Narrowcast.)

l.  Read and Write access for all agents to CProgram Files\NCDashboard under any local or roaming profile using NAVIS Narrowcast. Additionally, all stations must have the ability to update registry entries for NCIPCIient. (This allows necessary updates to take place on NAVIS Narrowcast.)

m.  Pop-up blockers configured to allow pop-ups for www.buehner-fry.com. www.TheNavisWay.com, and www.navistechnologies.info

5 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

n.  The following domains need to be added to each user's email white list: Buehner-fiy.com, navisfechnologies.com, navismarketing.com & maill.buehner-fry.com

4.7         For all computers using NAVIS Q-Vue:

o.  Microsoft Windows Operating System XP, Vista, or higher

p.  Minimum of 400 MHz processor (1 GHz recommended)

q.  Internet access

r.  Dot.Net version 2.0 and 3.5

4.8         For the computer with the NAVIS - Client PMS Interface installed:

s.  PMS systems including: Maestro, Victorex, RDP, Springer Miller & Epitome, etc. where gather software will be installed on clients server

t.  Microsoft Windows Operating System XP, Vista, or higher

u.  Minimum of 400 MHz processor (1 GHz recommended)

v.  Internet access

w.  Dot.Net version 2.0 or higher

x.  Have a drive mapped to the source data

y.  Be accessible remotely to NAVIS support

4.9         Client must complete and return to NAVIS a Responsibility Organization Change Request form giving NAVIS authority to carry existing toll-free number traffic in order for NAVIS to transfer Clients existing toll-free numbers.

SECTION 5       RELATIONSHIP

5.1         Independent Contractor.    NAVIS will be an independent contractor of Client. NAVIS will not be an employee of Client.  NAVIS will be free from direction and control over the means and manner of providing the Services, subject only to the right of Client to specify the desired results. NAVIS will have the authority to hire other persons to provide or to assist in providing the Services and will have the authority to fire those persons.

5.2         Standards. Subject to the terms of this Agreement, NAVIS will use commercially reasonable efforts to provide the Services to Client during NAVIS's ordinary business hours.

SECTION 6       LIMITED WARRANTY

6.1         Limited Warranty. NAVIS warrants that it will use commercially reasonable efforts to perform the Services in a professional manner in accordance with the Standards set forth in Section 5.2. NAVIS's sole obligation, and Client's exclusive remedy for any breach by NAVIS of the foregoing warranty, will be that NAVIS shall use commercially reasonable efforts to cure the breach in a timely manner. If, in NAVIS's sole judgment, curing the breach is not commercially feasible, NAVIS shall credit Client for sen/ice fees during the affected period of time, in proportion to the extent that the Services were impaired.

6.2         Disclaimer. Except as set forth in section 6.1, NAVIS makes no other warranties or conditions, express or implied, by operation of law or otherwise, including, without limitation, any implied warranties of title, non-infringement, merchantability, or fitness for a particular purpose, or any implied warranties arising out of this agreement. NAVIS does not warrant that the services will be provided error-free, uninterrupted, secure, or virus-free.

SECTION 7       INTELLECTUAL PROPERTY RIGHTS

7.1         Definition. "Intellectual Property Rights" means any and all intellectual property or proprietary rights, including without limitation patent, copyright, trademark, service mark, trade secret, moral, and contract rights in any country or jurisdiction in the world and all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues of them now or hereafter in force.

6 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

7.2         Ownership. NAVIS and its suppliers retain all right, title, and interest in and to all software, materials, and NAVIS proprietary information and technology used by NAVIS, or provided to Client, in connection with the NAVIS web site and the Services and any and all improvements, updates, and modifications to them, and including all Intellectual Property Rights to them. Provider and its suppliers reserve any rights or licenses not expressly granted to Client under this Agreement.

SECTION 8       NONDISCLOSURE PROVISIONS

8.1         Confidential Information. As used in this Agreement, "Confidential Information" means any and all information regarding the party's business, including but not limited to business models, customer and supplier lists, marketing plans, financial and technical information, trade secrets, know-how, ideas, designs, drawings, specifications, techniques, programs, systems, processes, computer software and NAVIS' Best-Practice Guide. Each party agrees that it shall not make use of, disseminate, or in any way disclose the other party’s Confidential Information to any person, firm, or business except as authorized by this Agreement and to the extent necessary for performance of this Agreement. Each party agrees that it will disclose Confidential Information only to those of its employees who need to know the information. Each party further agrees that it shall treat all Confidential Information of the other party with the same degree of care that it accords its own Confidential Information, but in no event with less than a reasonable degree of care. However, a receiving party bears no responsibility for safeguarding the disclosing party’s Confidential Information that is (a) publicly available, (b) already in the receiving party's possession and not subject to an obligation of confidentiality, (c) obtained by the receiving party from third parties without restrictions on disclosure, or (d) independently developed by the receiving party without reference to the Confidential Information of the disclosing party. Notwithstanding the foregoing, a party receiving Confidential Information shall not be in violation of Section 8 regarding a disclosure that was in response to a valid order by a court or other governmental body if the receiving party provides the other party with prior written notice of the disclosure to permit the other party to seek confidential treatment of the information.

8.2         Confidentiality of Agreement. Neither party shall disclose the existence of, or any terms of, this Agreement to any person other than its lawyers, accountants, and other professional advisers except (a) as required by law or (b) pursuant to a mutually agreeable press release.

SECTION 9       LIMITATION OF LIABILITY

NAVIS shall not be liable to Client under any cause of action, whether in contract, tort, or otherwise, for any direct, indirect, special, incidental, consequential, or punitive damages arising out of this Agreement, including, but not limited to, interrupted communications, lost data, or lost profits, even if NAVIS or Client has been advised of the possibility of such damages, and notwithstanding the failure of the essential purpose of any limited remedy in this Agreement.

SECTION 10     TERM AND TERMINATION

10.1       Term. Unless earlier terminated as provide below, this Agreement shall remain in effect for an initial period of 12 months (the "Initial Term"). The Initial Term shall be automatically renewed for successive periods of 12 months (each, a "Renewal Term"), unless either party indicates in writing its intention not to renew this Agreement at least 30 days before the end of the then-current term. NAVIS reserves the right to increase fees paid by Client under this Agreement at the time of renewal; provided, however, that NAVIS provides written notice of such fee increase to Client at least 45 days before the end of the then-current term.

7 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

10.2       Termination. This Agreement may be terminated by either NAVIS or Client at any time on 30 days' prior written notice delivered to the other party.

10.3       Effect of Termination. On termination of this Agreement for any reason, (a) any amounts owed to NAVIS under this Agreement before the termination will be immediately due and payable, (b) all rights and obligations of the parties under this Agreement shall immediately terminate, and (c) each party shall return to the other all property and Confidential Information of the other party in its possession or control. The termination of this Agreement, regardless of how it occurs, will not relieve Client of any obligations that have accrued before the termination.

SECTION 11     GENERAL

11.1       Assignment. Client may not assign its rights or delegate its duties under this Agreement without the prior written consent of NAVIS, which NAVIS may withhold in its sole discretion, and any purported attempt to do so without that consent is null and void.

11.2       Binding Effect. Except as otherwise provided in Section 11.1 above, this Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

11.3       Amendment. This Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

11.4       Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or transmitted via facsimile if confirmed by such in mailing, to NAVIS and Client at their respective addresses set forth on this Agreement. Either party may change its address by written notice to the other.

11.5       Waiver. No waiver will be binding on a party unless it is in writing and signed by the party making the waiver. A party's waiver of a breach of a provision of this Agreement will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

11.6       Severability. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

11.7       Further Assurances. The parties shall sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

11.8       Third-Party Beneficiaries. The parties do not intend to confer any right or remedy on any third party.

11.9       Survival. All provisions of this Agreement that would reasonably be expected to survive the termination of this Agreement will do so.

11.10    Attachments. Any exhibits, schedules, and other attachments referenced in this Agreement are part of this Agreement.

11.11    Remedies. Except as limited under Section 9 above, the parties shall have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

8 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

11.12    Governing Law. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Agreement.

11.13    Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Deschutes County, Oregon and administered by the Arbitration Service of Portland, Inc., or by any other arbitrator mutually agreed upon between the parties to the dispute. The determination of the arbitrator(s) shall be final and binding on the parties, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator(s) shall award to the prevailing party, if any, as determined by the arbitrator(s), all of the prevailing party's costs and fees incurred in connection with the arbitration. For this purpose, “costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-ofpocket expenses such as copying and telephone, court costs, witness fees and attorneys' fees.

11.14    Attorney’s Fees. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim shall be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

11.15    Entire Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

11.16    Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party shall confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

11.17    Force Majeure. Any delay in the performance of any duties or obligations of either party (except the payment of money owed) shall not be considered a breach of this Agreement if the delay is caused by a labor dispute, shortage of materials, fire, earthquake, flood, or any other event beyond the control of the party if the party uses reasonable efforts, under the circumstances, to notify the other party of the circumstances causing the delay and to resume performance as soon as possible.

11.18    Indemnification. Client agrees to defend and indemnify NAVIS and all of NAVIS's employees, shareholders, directors, members, managers, partners, officers and agents from and against all claims, obligations, liabilities, costs, expenses, proceedings, damages and judgments of every kind, whether known or unknown, including but not limited to reasonable attorneys' fees, relating to or arising out of NAVIS's performance of the Services under this Agreement.

11.19    Time of Essence. Time is of the essence with respect to all dates and time periods set forth in this Agreement.

9 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

IN WITNESS WHEREOF, the undersigned have entered into this Agreement effective as of the date first set forth above.

NAVIS:		Client:
BUEHNER-FRY, INC., a Nevada corporation DBA "NAVIS"		L'Auberge Orchards LLC

By:		By:	/s/ Jesse Alexander

Name:	Michelle Marquis	Name:	Jesse Alexander

Title:	Vice President - Sales	Title:	General Manager

Date:		Date:	5/18/12

Address:	389 SW Scalehouse Ct, Ste 100	Address:	301 L'Auberge Lane

	Bend, OR 97702		Sedona, AZ 86336

10 – SERVICES AGREEMENT (NAVIS Narrowcast/RezForce /Resort.Rev.5/201l.v2)

AMENDMENT NO. 1 to NAVIS Narrowcast / NAVIS RezForce Services Agreement

THIS AMENDMENT NO. 1 to NAVIS Narrowcast / NAVIS RezForce Services Agreement (this “Amendment") is entered into effective as of May 10, 2012 by and between L'Auberge Orchards LLC ("Client"), and Buehner-Fry, Inc., a Nevada corporation doing business as "NAVIS" ("NAVIS").

RECITALS

WHEREAS, Client and NAVIS entered into that certain NAVIS Narrowcast / NAVIS RezForce Services Agreement dated May 10, 2012 (the “Services Agreement”);

WHEREAS, the parties desire to amend the Services Agreement as set forth in full herein;

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound, the parties agree as follows:

1.           Amendments to Services Agreement.

(a)          The parties acknowledge and agree that Section 2 of the Services Agreement shall be amended and restated as follows:

2.2         NAVIS Narrowcast Services Costs. If Client enters into NAVIS Narrowcast / NAVIS RezForce Services Agreement by Friday, May 18, 2012 and implements NAVIS Services during the week of June 25, 2012, the costs of the Narrowcast Services provided under this Agreement by NAVIS to Client shall be as follows:

Month	Cost

June, 2012	No Cost

July, 2012	$2,250

August, 2012	$2,250

Thereafter	$4,500

2.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but ali of which together will constitute one and the same instrument.

3.           No other Amendments. Except as set forth herein, the terms of the original Sen/ices Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment effective as of the date first set forth above.

NAVIS:		Client:
BUEHNER-FRY, INC., a Nevada corporation DBA "NAVIS"		L'Auberge Orchards LLC

By:		By:	/s/ Jesse Alexander

Name:	Michelle Marquis	Name:	Jesse Alexander

Title:	Vice President - Sales	Title:	General Manager

Date:		Date:	5/18/12

Address:	389 SW Scalehouse Ct, Ste 100	Address:	301 L'Auberge Lane

	Bend, OR 97702		Sedona, AZ 86336

WE ARE

COPPERSTATE.

RESTAURANT TECHNOLOGIES

Micros Service Agreement

Annual Renewal for	Sedona Properties 310 N. Highway 89A Sedona, AZ 86336	for Internal Use Only Code Q04 Contract # S37

Period Covered Type of Agreement System Covered Coverages

2012/2013 April 1 through March 31

Software Membership Only

Micros 3700

Software Membership includes

Call Center - Two minutes or less phone response 24/7

Software and version upgrades (excluding on-site labor)

To accept this Agreement, please circle a payment option amount and sign below

Payment Options Quarterly	$1,870
		Printed Name
Annual	$7,180
		Signature

Exclusions -

1.	On-Site labor and sizeable configuration changes
2.	Labor to Install the software upgrades or updates is billable, but at discounted rates
3.	Early cancellation penalty applicable to quarterly payment option

SUREPAY APPLICATION AND AGREEMENT
Non-Residential

NAME (as shown on APS Account): L’AUBERGE ORCHARDS LLC
APS ACCOUNT NUMBER: 221 036288
SERVICE ADDRESS: 254 N STATE ROUTE 89A
CITY: Sedona	STATE: AZ	ZIP CODE: 86336
☒ CHECK HERE IF ADDITIONAL ACCOUNTS ON SECOND PAGE
MAILING ADDRESS (street): 301 Lauberge Ln
CITY: Sedona	STATE: AZ	ZIP CODE: 86336
TELEPHONE: 928-204-4376	FAX: 928-282-4531

THIS SECTION TO BE FILLED OUT BY CUSTOMER

NAME AND ADDRESS OF FINANCIAL INSTITUTION
NAME: Alliance Bank of Arizona
STREET: 6486 State Route 179, Suite 110
CITY: Sedona	STATE: AZ	ZIP CODE: 86351
PLEASE FILL IN ACCOUNT INFORMATION FOR EITHER YOUR CHECKING OR SAVINGS ACCOUNT. IF YOU CHOOSE TO HAVE FUNDS WITHDRAWN FROM A CHECKING ACCOUNT, PLEASE ATTACH A VOIDED CHECK. IF YOU CHOOSE TO HAVE FUNDS WITHDRAWN FROM A SAVINGS ACCOUNT, PLEASE ATTACH A STATEMENT SHOWING YOUR SAVINGS ACCOUNT NUMBER AND BANK ROUTING NUMBER.
☒ CHECKING ACCOUNT (Please attach a voided check) BANKING TRANSIT NUMBER:	ACCOUNT NUMBER: SEE ATTACHED
☐ SAVINGS ACCOUNT (Please attach a statement) BANKING TRANSIT NUMBER:	ACCOUNT NUMBER:

SUREPAY AUTHORIZATION AGREEMENT

I hereby authorize APS and the financial institution on this application to charge the account I have specified for payment of my monthly APS bill for a minimum of two (2) years (and until otherwise instructed). In doing so, I understand and have agreed to pay a reduced deposit. I understand that a fee will be charged to my account should a payment request be dishonored or returned for insufficient funds. Following the first returned or dishonored payment request, a full deposit will be required. Should there be a second returned or dishonored payment request, the account will be removed from Surepay and all future payments on this account will need to be paid in cash. I may discontinue my participation in the plan at any time by notifying APS, however if the account has been active for less than two (2) years, the balance of the full deposit will be required. I understand that both the financial institution and APS reserve the right to terminate this payment plan and/or my participation in the plan.

882-01S (6-09) See second page for additional accounts, if any, included in this Agreement

SUREPAY APPLICATION AND AGREEMENT
Non-Residential - continued

SERVICE ADDRESS: 301 LAUBERGE LN
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 221036288	BANK ACCT. NO.:

SERVICE ADDRESS: 170 SCHNEBLY RD APT 3
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 023866288	BANK ACCT. NO.:

SERVICE ADDRESS: 170 SCHNEBLY RD APT 3
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 079966280	BANK ACCT. NO.:

SERVICE ADDRESS: 254 N STATE ROUTE 89A
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 699976289	BANK ACCT. NO.:

SERVICE ADDRESS: 320 N STATE ROUTE 89A STE 4
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 813607286	BANK ACCT. NO.:

SERVICE ADDRESS: 170 SCHNEBLY RD APT 1
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 913866288	BANK ACCT. NO.:

SERVICE ADDRESS: 254 N. STATE ROUTE 89A - RESTAURANT
CITY: Sedone	STATE: AZ	ZIP CODE:	APS ACCOUNT NO.: 221032688

SERVICE ADDRESS: 254 N. STATE ROUTE 89A - RESTAURANT
CITY: Sedone	STATE: AZ	ZIP CODE:	APS ACCOUNT NO.: 221032688

SERVICE ADDRESS:
CITY:	STATE:	ZIP CODE:	APS ACCOUNT NO.:	BANK ACCT. NO.:

Exhibit 1(a)-ii

L'Auberge de Sedona, LLC Accounts Payable

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
AAA Allied Group, Inc						-	-	-	-
	Bill	04/12/2013	Zisko	05/12/2013	109.80	-	-	109.80	-
Total AAA Allied Group, Inc					109.80	0.00	0.00	109.80	0.00
AAA of Southern California San Marcos						-	-	-	-
	Bill	04/12/2013	Felt	05/12/2013	142.50	-	-	142.50	-
Total AAA of Southern California San Marcos					142.50	0.00	0.00	142.50	0.00
Albert Uster Imports						-	-	-	-
	Bill	04/01/2013	IVC026049	05/01/2013	87.80	-	-	87.80	-
	Bill	04/01/2013	IVC024112	05/01/2013	82.76	-	-	82.76	-
	Bill	04/01/2013	IVC024135	05/01/2013	207.13	-	-	207.13	-
	Bill	04/01/2013	IVC026046	05/01/2013	46.66	-	-	46.66	-
	Bill	04/01/2013	IVC025916	05/01/2013	74.76	-	-	74.76	-
	Bill	04/17/2013	IVC032475	05/17/2013	74.76	-	-	-	74.76
Total Albert Uster Imports					573.87	0.00	0.00	499.11	74.76
All American East						-	-	-	-
	Bill	04/23/2013	8840142	05/23/2013	3,776.23	-	-	-	3,776.23
Total All American East					3,776.23	0.00	0.00	0.00	3,776.23
Allegra Print & Imaging of Cottonwood						-	-	-	-
	Credit	02/28/2013	dup pay	05/01/2013	-524.16	-	-	(524.16)	-
Total Allegra Print & Imaging of Cottonwood					-524.16	0.00	0.00	-524.16	0.00
American Express Co Mexico						-	-	-	-
	Bill	04/22/2013	Jonsson	05/22/2013	198.00	-	-	-	198.00
Total American Express Co Mexico					198.00	0.00	0.00	0.00	198.00
American Express Int'l. Inc						-	-	-	-
	Bill	04/22/2013	Hirao	05/22/2013	64.00	-	-	-	64.00
Total American Express Int'l. Inc					64.00	0.00	0.00	0.00	64.00
American Express Travel Related						-	-	-	-
	Bill	04/12/2013	03531500	05/12/2013	893.80	-	-	893.80	-
	Bill	04/22/2013	Pulice	05/22/2013	103.00	-	-	-	103.00
Total American Express Travel Related					996.80	0.00	0.00	893.80	103.00
American Express Travel Related Svc-ND						-	-	-	-
	Bill	04/22/2013	Bruyn/Denatale/Livin	05/22/2013	76.50	-	-	-	76.50
Total American Express Travel Related Svc-ND					76.50	0.00	0.00	0.00	76.50
AMP Consultants						-	-	-	-
	Bill	04/19/2013	1st Quarter 2013	05/19/2013	436.57	-	-	-	436.57

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Total AMP Consultants					436.57	0.00	0.00	0.00	436.57
Arizona's Finest Wedding Sites						-	-	-	-
	Bill	04/15/2013	2718	05/15/2013	1,996.00	-	-	1,996.00	-
Total Arizona's Finest Wedding Sites					1,996.00	0.00	0.00	1,996.00	0.00
Arizona Department of Transportation						-	-	-	-
	Bill	04/01/2013	Record #03286136	05/01/2013	38.46	-	-	38.46	-
Total Arizona Department of Transportation					38.46	0.00	0.00	38.46	0.00
Arizona Dept of Revenue						-	-	-	-
	Bill	04/01/2013	March 2013	04/20/2013	98,766.97	-	98,766.97	-	-
Total Arizona Dept of Revenue					98,766.97	0.00	98,766.97	0.00	0.00
Arizona Highways						-	-	-	-
	Bill	04/05/2013	11196	05/05/2013	324.35	-	-	324.35	-
Total Arizona Highways					324.35	0.00	0.00	324.35	0.00
Arizona Republic Newspapers						-	-	-	-
	Bill	04/04/2013	18985160	05/04/2013	91.75	-	-	91.75	-
	Bill	04/11/2013	18988990	05/11/2013	91.75	-	-	91.75	-
Total Arizona Republic Newspapers					183.50	0.00	0.00	183.50	0.00
Arizona Vines & Wines						-	-	-	-
	Bill	04/04/2013	672	05/04/2013	1,000.00	-	-	1,000.00	-
Total Arizona Vines & Wines					1,000.00	0.00	0.00	1,000.00	0.00
Astor Chocolate Corp.						-	-	-	-
	Bill	04/01/2013	467265	05/01/2013	485.22	-	-	485.22	-
	Bill	04/08/2013	472762	05/08/2013	523.62	-	-	523.62	-
Total Astor Chocolate Corp.					1,008.84	0.00	0.00	1,008.84	0.00
Bon Voyage Travel Service						-	-	-	-
	Bill	04/22/2013	Jaeger	05/22/2013	158.70	-	-	-	158.70
Total Bon Voyage Travel Service					158.70	0.00	0.00	0.00	158.70
Brownell Travel Inc.						-	-	-	-
	Bill	04/12/2013	Greashaber	05/12/2013	170.70	-	-	170.70	-
Total Brownell Travel Inc.					170.70	0.00	0.00	170.70	0.00
Business Card Services						-	-	-	-
	Bill	04/19/2013	04192013	05/19/2013	2,098.04	-	-	-	2,098.04
Total Business Card Services					2,098.04	0.00	0.00	0.00	2,098.04

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Canyon Portal II LLC						-	-	-	-
	Bill	04/10/2013	6098	05/01/2013	2,142.40	-	-	2,142.40	-
	Bill	04/10/2013	6097	05/01/2013	3,310.01	-	-	3,310.01	-
Total Canyon Portal II LLC					5,452.41	0.00	0.00	5,452.41	0.00
Carlson Wagonlit Travel, Inc - AZ						-	-	-	-
	Bill	04/12/2013	Payne	05/12/2013	151.30	-	-	151.30	-
Total Carlson Wagonlit Travel, Inc - AZ					151.30	0.00	0.00	151.30	0.00
CCRA International, Inc.						-	-	-	-
	Bill	04/22/2013	Cernigoj	05/22/2013	132.70	-	-	-	132.70
Total CCRA International, Inc.					132.70	0.00	0.00	0.00	132.70
Cintas Corporation						-	-	-	-
	Bill	04/03/2013	9780457	05/03/2013	530.06	-	-	530.06	-
	Bill	04/03/2013	9778121	05/03/2013	592.23	-	-	592.23	-
	Bill	04/09/2013	9797276	05/09/2013	509.26	-	-	509.26	-
	Bill	04/11/2013	9809661	05/11/2013	305.32	-	-	305.32	-
	Bill	04/11/2013	9809105	05/11/2013	84.67	-	-	84.67	-
	Bill	04/16/2013	9821866	05/16/2013	50.39	-	-	-	50.39
	Bill	04/16/2013	9822927	05/16/2013	118.29	-	-	-	118.29
Total Cintas Corporation					2,190.22	0.00	0.00	2,021.54	168.68
Clarisonic						-	-	-	-
	Bill	04/01/2013	90160038	05/01/2013	277.00	-	-	277.00	-
Total Clarisonic					277.00	0.00	0.00	277.00	0.00
Classic Party Rentals						-	-	-	-
	Bill	04/01/2013	0000395025	05/01/2013	419.41	-	-	419.41	-
Total Classic Party Rentals					419.41	0.00	0.00	419.41	0.00
Club World Japan						-	-	-	-
	Bill	04/12/2013	96622750	05/12/2013	116.00	-	-	116.00	-
Total Club World Japan					116.00	0.00	0.00	116.00	0.00
Colletts Travel Ltd.						-	-	-	-
	Bill	04/22/2013	Raymond	05/22/2013	81.80	-	-	-	81.80
Total Colletts Travel Ltd.					81.80	0.00	0.00	0.00	81.80
Colonial Life						-	-	-	-
	Bill	04/01/2013	3963915-0401621	05/01/2013	2,420.10	-	-	2,420.10	-
Total Colonial Life					2,420.10	0.00	0.00	2,420.10	0.00

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Design Travel Inc.						-	-	-	-
	Bill	04/22/2013	Harp	05/22/2013	198.00	-	-	-	198.00
Total Design Travel Inc.					198.00	0.00	0.00	0.00	198.00
EcoServ Pest Management						-	-	-	-
	Bill	04/09/2013	9302420	05/09/2013	654.00	-	-	654.00	-
Total EcoServ Pest Management					654.00	0.00	0.00	654.00	0.00
Elegant Publishing, Inc.						-	-	-	-
	Bill	04/02/2013	Grace Ormond Wedding	05/02/2013	2,250.00	-	-	2,250.00	-
Total Elegant Publishing, Inc.					2,250.00	0.00	0.00	2,250.00	0.00
emerginC						-	-	-	-
	Bill	04/05/2013	15386	05/05/2013	564.00	-	-	564.00	-
	Bill	04/05/2013	15387	05/05/2013	483.65	-	-	483.65	-
Total emerginC					1,047.65	0.00	0.00	1,047.65	0.00
First Credit Bank						-	-	-	-
	Bill	04/30/2013	May Payment	05/11/2013	188,714.79	-	-	188,714.79	-
Total First Credit Bank					188,714.79	0.00	0.00	188,714.79	0.00
Five Star Alliance LLC						-	-	-	-
	Bill	04/22/2013	Obrien	05/22/2013	107.00	-	-	-	107.00
Total Five Star Alliance LLC					107.00	0.00	0.00	0.00	107.00
Flick, Stephanie						-	-	-	-
	Bill	04/15/2013	Ship Cake	05/15/2013	11.77	-	-	11.77	-
Total Flick, Stephanie					11.77	0.00	0.00	11.77	0.00
Foods in Season, Inc						-	-	-	-
	Bill	04/01/2013	143272	05/01/2013	433.50	-	-	433.50	-
	Bill	04/05/2013	143750	05/05/2013	469.50	-	-	469.50	-
	Bill	04/08/2013	143932	05/08/2013	281.80	-	-	281.80	-
	Bill	04/11/2013	144399	05/11/2013	457.50	-	-	457.50	-
	Bill	04/15/2013	144658	05/15/2013	469.20	-	-	469.20	-
Total Foods in Season, Inc					2,111.50	0.00	0.00	2,111.50	0.00
Ford Credit						-	-	-	-
	Bill	03/04/2013	46737065	05/13/2013	623.03	-	-	623.03	-
	Bill	03/13/2013	45490476	05/29/2013	441.26	-	-	-	441.26
Total Ford Credit					1,064.29	0.00	0.00	623.03	441.26
Fresh Point						-	-	-	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/02/2013	276387	05/02/2013	31.18	-	-	31.18	-
	Bill	04/02/2013	276386	05/02/2013	1,102.89	-	-	1,102.89	-
	Bill	04/05/2013	277242	05/05/2013	1,295.88	-	-	1,295.88	-
	Bill	04/09/2013	278410	05/09/2013	476.43	-	-	476.43	-
	Bill	04/12/2013	279232	05/12/2013	806.26	-	-	806.26	-
	Bill	04/16/2013	280167	05/16/2013	221.10	-	-	-	221.10
	Bill	04/16/2013	280166	05/16/2013	1,037.53	-	-	-	1,037.53
	Bill	04/19/2013	281178	05/19/2013	845.30	-	-	-	845.30
Total Fresh Point					5,816.57	0.00	0.00	3,712.64	2,103.93
Gilchrist & Soames						-	-	-	-
	Bill	04/05/2013	3115812	05/05/2013	4,453.42	-	-	4,453.42	-
Total Gilchrist & Soames					4,453.42	0.00	0.00	4,453.42	0.00
Golden Eagle Distributors, Inc						-	-	-	-
	Bill	04/10/2013	10951827	05/10/2013	254.40	-	-	254.40	-
Total Golden Eagle Distributors, Inc					254.40	0.00	0.00	254.40	0.00
Goli's Avenues of Travel						-	-	-	-
	Bill	04/22/2013	Hammes	05/22/2013	25.50	-	-	-	25.50
Total Goli's Avenues of Travel					25.50	0.00	0.00	0.00	25.50
Grainger						-	-	-	-
	Bill	04/01/2013	9105525266	05/01/2013	143.49	-	-	143.49	-
	Bill	04/01/2013	9099485303	05/01/2013	128.52	-	-	128.52	-
	Bill	04/01/2013	9100237388	05/01/2013	88.87	-	-	88.87	-
	Bill	04/01/2013	9099485311	05/01/2013	95.04	-	-	95.04	-
	Bill	04/03/2013	9107342827	05/03/2013	33.33	-	-	33.33	-
	Bill	04/03/2013	9107342819	05/03/2013	238.30	-	-	238.30	-
Total Grainger					727.55	0.00	0.00	727.55	0.00
Greenleaf Wholesale Florist, Inc						-	-	-	-
	Credit	04/01/2013	1010771172	05/01/2013	-1,325.24	-	-	(1,325.24)	-
	Bill	04/04/2013	10307281	05/04/2013	339.43	-	-	339.43	-
	Bill	04/11/2013	10307462	05/11/2013	480.42	-	-	480.42	-
	Bill	04/18/2013	10307655	05/18/2013	376.06	-	-	-	376.06
Total Greenleaf Wholesale Florist, Inc					-129.33	0.00	0.00	-505.39	376.06
Guest Supply						-	-	-	-
	Bill	04/05/2013	4579284	05/05/2013	552.55	-	-	552.55	-
	Bill	04/05/2013	4581249	05/05/2013	62.41	-	-	62.41	-
	Bill	04/05/2013	4579365	05/05/2013	1,218.12	-	-	1,218.12	-
	Bill	04/05/2013	4579428	05/05/2013	32.50	-	-	32.50	-
	Bill	04/05/2013	4580172	05/05/2013	196.17	-	-	196.17	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/10/2013	4591020	05/10/2013	192.29	-	-	192.29	-
	Bill	04/12/2013	4597617	05/12/2013	747.56	-	-	747.56	-
	Bill	04/16/2013	4605031	05/16/2013	666.95	-	-	-	666.95
	Bill	04/16/2013	4603112	05/16/2013	282.70	-	-	-	282.70
Total Guest Supply					3,951.25	0.00	0.00	3,001.60	949.65
Harbor Linen						-	-	-	-
	Bill	04/04/2013	3914524	05/04/2013	681.53	-	-	681.53	-
Total Harbor Linen					681.53	0.00	0.00	681.53	0.00
HD Supply						-	-	-	-
	Bill	04/01/2013	9121398732	05/01/2013	106.31	-	-	106.31	-
Total HD Supply					106.31	0.00	0.00	106.31	0.00
Holam International Travel						-	-	-	-
	Bill	04/12/2013	Klachky	05/12/2013	59.00	-	-	59.00	-
Total Holam International Travel					59.00	0.00	0.00	59.00	0.00
IMH FCB Pymnt						-	-	-	-
	Bill	03/31/2013	March Payment	05/01/2013	188,714.79	-	-	188,714.79	-
	Bill	03/31/2013	April Payment	05/01/2013	188,714.79	-	-	188,714.79	-
	Bill	03/31/2013	Init. Principal Down	05/01/2013	47,189.75	-	-	47,189.75	-
Total IMH FCB Pymnt					424,619.33	0.00	0.00	424,619.33	0.00
International Restaurant Supply						-	-	-	-
	Bill	04/12/2013	81984085	05/12/2013	156.62	-	-	156.62	-
	Bill	04/12/2013	81984072	05/12/2013	239.68	-	-	239.68	-
Total International Restaurant Supply					396.30	0.00	0.00	396.30	0.00
IPFS Corporation						-	-	-	-
	Bill	03/13/2013	CAL-186881	05/05/2013	1,370.32	-	-	1,370.32	-
Total IPFS Corporation					1,370.32	0.00	0.00	1,370.32	0.00
Iron Mountain						-	-	-	-
	Bill	04/01/2013	GTY8896	05/01/2013	243.53	-	-	243.53	-
Total Iron Mountain					243.53	0.00	0.00	243.53	0.00
J Public Relations						-	-	-	-
	Bill	04/01/2013	3004	05/01/2013	8,259.60	-	-	8,259.60	-
Total J Public Relations					8,259.60	0.00	0.00	8,259.60	0.00
Jet-Fresh, Inc						-	-	-	-
	Bill	04/04/2013	692571	05/04/2013	447.59	-	-	447.59	-
	Bill	04/11/2013	692641	05/11/2013	801.92	-	-	801.92	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Total Jet-Fresh, Inc					1,249.51	0.00	0.00	1,249.51	0.00
Kaeser & Blair Inc.						-	-	-	-
	Bill	04/10/2013	30403397	05/10/2013	612.99	-	-	612.99	-
Total Kaeser & Blair Inc.					612.99	0.00	0.00	612.99	0.00
Kerstin Florian						-	-	-	-
	Bill	04/01/2013	0155294-IN	05/01/2013	724.57	-	-	724.57	-
	Bill	04/01/2013	0155291-iN	05/01/2013	703.93	-	-	703.93	-
	Bill	04/05/2013	0155523-IN	05/05/2013	487.45	-	-	487.45	-
	Bill	04/17/2013	0155803-IN	05/17/2013	84.60	-	-	-	84.60
Total Kerstin Florian					2,000.55	0.00	0.00	1,915.95	84.60
Kiwi Collection Inc.						-	-	-	-
	Bill	04/01/2013	000896-0413-Adm	05/01/2013	299.00	-	-	299.00	-
Total Kiwi Collection Inc.					299.00	0.00	0.00	299.00	0.00
Land Rover Financial Group						-	-	-	-
	Bill	05/22/2013	0010322270	05/24/2013	909.20	-	-	-	909.20
Total Land Rover Financial Group					909.20	0.00	0.00	0.00	909.20
Liberty Pipeline Services, LLC						-	-	-	-
	Bill	04/01/2013	2679	05/01/2013	1,015.00	-	-	1,015.00	-
Total Liberty Pipeline Services, LLC					1,015.00	0.00	0.00	1,015.00	0.00
Litwin Travel						-	-	-	-
	Bill	04/22/2013	Horwitz	05/22/2013	48.00	-	-	-	48.00
Total Litwin Travel					48.00	0.00	0.00	0.00	48.00
Loyalty Travel Agency						-	-	-	-
	Bill	04/12/2013	Mebust, Aaron & Kimb	05/12/2013	107.00	-	-	107.00	-
Total Loyalty Travel Agency					107.00	0.00	0.00	107.00	0.00
Luxe Travel Management Inc						-	-	-	-
	Bill	04/22/2013	Taylor	05/22/2013	59.00	-	-	-	59.00
Total Luxe Travel Management Inc					59.00	0.00	0.00	0.00	59.00
Luxury Travel Advisors Inc.						-	-	-	-
	Bill	04/11/2013	Bax	05/11/2013	104.60	-	-	104.60	-
Total Luxury Travel Advisors Inc.					104.60	0.00	0.00	104.60	0.00
Macquarie Equipment Finance, LLC						-	-	-	-
	Bill	03/26/2013	LSL130501153	05/01/2013	2,354.07	-	-	2,354.07	-
Total Macquarie Equipment Finance, LLC					2,354.07	0.00	0.00	2,354.07	0.00

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Mardi Inc.						-	-	-	-
	Bill	04/22/2013	Doerr	05/22/2013	66.42	-	-	-	66.42
Total Mardi Inc.					66.42	0.00	0.00	0.00	66.42
Merit Technology Partners						-	-	-	-
	Bill	04/02/2013	2013-0144	05/02/2013	1,500.00	-	-	1,500.00	-
Total Merit Technology Partners					1,500.00	0.00	0.00	1,500.00	0.00
Michael Brown						-	-	-	-
	Bill	04/05/2013	379	05/05/2013	75.00	-	-	75.00	-
	Bill	04/12/2013	380	05/12/2013	75.00	-	-	75.00	-
	Bill	04/19/2013	381	05/19/2013	75.00	-	-	-	75.00
Total Michael Brown					225.00	0.00	0.00	150.00	75.00
Mike Koopsen						-	-	-	-
	Bill	04/10/2013	04102013	05/10/2013	100.00	-	-	100.00	-
Total Mike Koopsen					100.00	0.00	0.00	100.00	0.00
Morgan Chaney Packaging						-	-	-	-
	Bill	04/04/2013	206588	05/04/2013	50.51	-	-	50.51	-
Total Morgan Chaney Packaging					50.51	0.00	0.00	50.51	0.00
Mount Hope Wholesale						-	-	-	-
	Bill	04/01/2013	419765	05/01/2013	136.00	-	-	136.00	-
	Bill	04/01/2013	418258	05/01/2013	90.00	-	-	90.00	-
	Bill	04/02/2013	419937	05/02/2013	52.25	-	-	52.25	-
	Bill	04/04/2013	420139	05/04/2013	155.00	-	-	155.00	-
	Bill	04/09/2013	420487	05/09/2013	149.25	-	-	149.25	-
	Bill	04/10/2013	420640	05/10/2013	52.25	-	-	52.25	-
	Bill	04/18/2013	421329	05/18/2013	52.25	-	-	-	52.25
	Bill	04/18/2013	421368	05/18/2013	175.03	-	-	-	175.03
Total Mount Hope Wholesale					862.03	0.00	0.00	634.75	227.28
Mwt Management Inc.						-	-	-	-
	Bill	04/22/2013	Campagna	05/22/2013	127.80	-	-	-	127.80
Total Mwt Management Inc.					127.80	0.00	0.00	0.00	127.80
NAVIS						-	-	-	-
	Bill	04/01/2013	NWC-2478	05/01/2013	2,250.00	-	-	2,250.00	-
Total NAVIS					2,250.00	0.00	0.00	2,250.00	0.00
Office Depot						-	-	-	-
	Bill	04/09/2013	653215380001	05/09/2013	132.67	-	-	132.67	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/14/2013	649905385001	05/14/2013	121.15	-	-	121.15	-
Total Office Depot					253.82	0.00	0.00	253.82	0.00
Open Table						-	-	-	-
	Bill	04/01/2013	1498391	05/01/2013	481.13	-	-	481.13	-
Total Open Table					481.13	0.00	0.00	481.13	0.00
Pacific Seafood						-	-	-	-
	Credit	04/09/2013	13946	05/09/2013	-128.99	-	-	(128.99)	-
	Bill	04/02/2013	285673	05/02/2013	497.40	-	-	497.40	-
	Bill	04/05/2013	286117	05/05/2013	158.31	-	-	158.31	-
	Bill	04/05/2013	286116	05/05/2013	509.99	-	-	509.99	-
	Bill	04/06/2013	286485	05/06/2013	747.45	-	-	747.45	-
	Bill	04/09/2013	286664	05/09/2013	1,101.17	-	-	1,101.17	-
	Bill	04/12/2013	287210	05/12/2013	1,361.62	-	-	1,361.62	-
	Bill	04/16/2013	287745	05/16/2013	544.61	-	-	-	544.61
	Bill	04/20/2013	288491	05/20/2013	702.87	-	-	-	702.87
Total Pacific Seafood					5,494.43	0.00	0.00	4,246.95	1,247.48
Pepsi Cola Bottling Company						-	-	-	-
	Bill	04/10/2013	188712	05/10/2013	643.37	-	-	643.37	-
	Bill	04/10/2013	188697	05/10/2013	48.20	-	-	48.20	-
	Bill	04/17/2013	190003	05/17/2013	64.80	-	-	-	64.80
Total Pepsi Cola Bottling Company					756.37	0.00	0.00	691.57	64.80
Personnel Safety Enterprises						-	-	-	-
	Bill	04/10/2013	1071310006	05/10/2013	37.76	-	-	37.76	-
	Bill	04/18/2013	1071310802	05/18/2013	144.55	-	-	-	144.55
Total Personnel Safety Enterprises					182.31	0.00	0.00	37.76	144.55
Petra Risk Solutions						-	-	-	-
	Bill	05/01/2013	Inst #6	05/08/2013	14,811.00	-	-	14,811.00	-
Total Petra Risk Solutions					14,811.00	0.00	0.00	14,811.00	0.00
Petty Cash Custodian						-	-	-	-
	Bill	04/24/2013	04242013	05/24/2013	875.63	-	-	-	875.63
	Bill	04/15/2013	PC 04152013	05/15/2013	207.50	-	-	207.50	-
Total Petty Cash Custodian					1,083.13	0.00	0.00	207.50	875.63
Phoenix Knife House						-	-	-	-
	Bill	04/12/2013	1-17	05/12/2013	212.13	-	-	212.13	-
Total Phoenix Knife House					212.13	0.00	0.00	212.13	0.00
Pink Jeep Tours						-	-	-	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/10/2013	808832	05/10/2013	807.90	-	-	807.90	-
Total Pink Jeep Tours					807.90	0.00	0.00	807.90	0.00
Platinum Travel Inc.						-	-	-	-
	Bill	05/01/2013	Downs	06/01/2013	88.90	-	-	-	88.90
Total Platinum Travel Inc.					88.90	0.00	0.00	0.00	88.90
Pride Vacation						-	-	-	-
	Bill	05/01/2013	Montjoy	06/01/2013	227.60	-	-	-	227.60
Total Pride Vacation					227.60	0.00	0.00	0.00	227.60
Print Raven, The						-	-	-	-
	Bill	04/12/2013	13458	05/12/2013	137.27	-	-	137.27	-
Total Print Raven, The					137.27	0.00	0.00	137.27	0.00
ProTravel International-Ca						-	-	-	-
	Bill	04/22/2013	Rosen	05/22/2013	109.70	-	-	-	109.70
Total ProTravel International-Ca					109.70	0.00	0.00	0.00	109.70
Protravel International-NyNY						-	-	-	-
	Bill	04/22/2013	Rothlin	05/22/2013	48.00	-	-	-	48.00
Total Protravel International-NyNY					48.00	0.00	0.00	0.00	48.00
Protravel International Inc.-AZ						-	-	-	-
	Bill	04/12/2013	Carter	05/12/2013	60.00	-	-	60.00	-
Total Protravel International Inc.-AZ					60.00	0.00	0.00	60.00	0.00
R.W. Smith & Co.						-	-	-	-
	Bill	04/12/2013	1501133-00	05/12/2013	1,386.93	-	-	1,386.93	-
Total R.W. Smith & Co.					1,386.93	0.00	0.00	1,386.93	0.00
Red Rock Lock						-	-	-	-
	Bill	04/18/2013	111752	05/18/2013	44.29	-	-	-	44.29
Total Red Rock Lock					44.29	0.00	0.00	0.00	44.29
Regency Lighting						-	-	-	-
	Bill	04/02/2013	2690843	05/02/2013	552.18	-	-	552.18	-
	Bill	04/08/2013	2695526	05/08/2013	26.24	-	-	26.24	-
	Bill	04/10/2013	2698327	05/10/2013	325.40	-	-	325.40	-
Total Regency Lighting					903.82	0.00	0.00	903.82	0.00
Rocky Mountain Chocolate Factory						-	-	-	-
	Bill	04/12/2013	545	05/12/2013	237.50	-	-	237.50	-
	Bill	04/18/2013	546	05/18/2013	237.50	-	-	-	237.50

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/24/2013	547	05/24/2013	237.50	-	-	-	237.50
Total Rocky Mountain Chocolate Factory					712.50	0.00	0.00	237.50	475.00
ROKZOO Screen Printers						-	-	-	-
	Bill	04/02/2013	638	05/02/2013	156.00	-	-	156.00	-
Total ROKZOO Screen Printers					156.00	0.00	0.00	156.00	0.00
Sabre Hospitality Solutions						-	-	-	-
	Bill	04/01/2013	0093024899	05/01/2013	1,645.39	-	-	1,645.39	-
Total Sabre Hospitality Solutions					1,645.39	0.00	0.00	1,645.39	0.00
Santa Barbara Travel Bureau Inc.						-	-	-	-
	Bill	04/12/2013	Bevan	05/12/2013	106.00	-	-	106.00	-
Total Santa Barbara Travel Bureau Inc.					106.00	0.00	0.00	106.00	0.00
Sedona Chamber of Commerce						-	-	-	-
	Bill	04/17/2013	1027595	05/17/2013	15.00	-	-	-	15.00
Total Sedona Chamber of Commerce					15.00	0.00	0.00	0.00	15.00
Sedona Engraving & Awards						-	-	-	-
	Bill	04/09/2013	8898	05/09/2013	87.18	-	-	87.18	-
	Bill	04/16/2013	8954	05/16/2013	28.69	-	-	-	28.69
Total Sedona Engraving & Awards					115.87	0.00	0.00	87.18	28.69
Sedona Healing & Hypnotherapy						-	-	-	-
	Bill	04/11/2013	121	05/11/2013	75.00	-	-	75.00	-
	Bill	04/18/2013	122	05/18/2013	75.00	-	-	-	75.00
Total Sedona Healing & Hypnotherapy					150.00	0.00	0.00	75.00	75.00
Sedona Produce, Inc.						-	-	-	-
	Bill	04/02/2013	816883	05/02/2013	125.14	-	-	125.14	-
	Bill	04/04/2013	816956	05/04/2013	170.66	-	-	170.66	-
	Bill	04/04/2013	816951	05/04/2013	28.52	-	-	28.52	-
	Bill	04/05/2013	816997	05/05/2013	91.50	-	-	91.50	-
	Bill	04/06/2013	817017	05/06/2013	163.01	-	-	163.01	-
	Bill	04/06/2013	817028	05/06/2013	94.96	-	-	94.96	-
	Bill	04/08/2013	817061	05/08/2013	198.52	-	-	198.52	-
	Bill	04/12/2013	817168	05/12/2013	13.89	-	-	13.89	-
	Bill	04/13/2013	817217	05/13/2013	64.56	-	-	64.56	-
	Bill	04/13/2013	817213	05/13/2013	154.81	-	-	154.81	-
	Bill	04/15/2013	817224	05/15/2013	18.02	-	-	18.02	-
	Bill	04/15/2013	817245	05/15/2013	153.22	-	-	153.22	-
	Bill	04/18/2013	817327	05/18/2013	166.84	-	-	-	166.84
	Bill	04/20/2013	817389	05/20/2013	224.75	-	-	-	224.75

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Total Sedona Produce, Inc.					1,668.40	0.00	0.00	1,276.81	391.59
Shoes for Crews, Inc.						-	-	-	-
	Bill	04/02/2013	8026936	05/02/2013	70.92	-	-	70.92	-
	Bill	04/07/2013	8055214	05/07/2013	160.84	-	-	160.84	-
	Bill	04/13/2013	8088771	05/13/2013	96.92	-	-	96.92	-
Total Shoes for Crews, Inc.					328.68	0.00	0.00	328.68	0.00
Sinagua Plaza						-	-	-	-
	Bill	04/30/2013	2625	05/01/2013	2,206.67	-	-	2,206.67	-
	Bill	04/30/2013	2626	05/01/2013	2,206.67	-	-	2,206.67	-
Total Sinagua Plaza					4,413.34	0.00	0.00	4,413.34	0.00
Southwest Glassware						-	-	-	-
	Bill	04/10/2013	893353	05/10/2013	787.07	-	-	787.07	-
Total Southwest Glassware					787.07	0.00	0.00	787.07	0.00
Sparklett's						-	-	-	-
	Bill	04/01/2013	10837417 040113	05/01/2013	513.63	-	-	513.63	-
Total Sparklett's					513.63	0.00	0.00	513.63	0.00
Specialty Textile Services						-	-	-	-
	Bill	04/01/2013	44096	05/01/2013	75.75	-	-	75.75	-
	Bill	04/01/2013	44094	05/01/2013	483.93	-	-	483.93	-
	Bill	04/01/2013	44095	05/01/2013	626.87	-	-	626.87	-
	Bill	04/01/2013	44097	05/01/2013	215.57	-	-	215.57	-
	Bill	04/02/2013	44296	05/02/2013	740.66	-	-	740.66	-
	Bill	04/02/2013	44298	05/02/2013	183.50	-	-	183.50	-
	Bill	04/03/2013	44642	05/03/2013	627.76	-	-	627.76	-
	Bill	04/03/2013	44643	05/03/2013	832.51	-	-	832.51	-
	Bill	04/03/2013	44646	05/03/2013	92.13	-	-	92.13	-
	Bill	04/04/2013	44865	05/04/2013	771.26	-	-	771.26	-
	Bill	04/04/2013	44867	05/04/2013	44.23	-	-	44.23	-
	Bill	04/05/2013	45100	05/05/2013	25.25	-	-	25.25	-
	Bill	04/05/2013	45098	05/05/2013	794.34	-	-	794.34	-
	Bill	04/05/2013	45099	05/05/2013	949.81	-	-	949.81	-
	Bill	04/05/2013	45101	05/05/2013	71.47	-	-	71.47	-
	Bill	04/06/2013	45338	05/06/2013	1,286.28	-	-	1,286.28	-
	Bill	04/06/2013	45340	05/06/2013	140.19	-	-	140.19	-
	Bill	04/07/2013	45588	05/07/2013	824.87	-	-	824.87	-
	Bill	04/07/2013	45589	05/07/2013	378.79	-	-	378.79	-
	Bill	04/07/2013	45590	05/07/2013	186.50	-	-	186.50	-
	Bill	04/08/2013	45787	05/08/2013	617.96	-	-	617.96	-
	Bill	04/08/2013	45788	05/08/2013	35.13	-	-	35.13	-
	Bill	04/08/2013	45786	05/08/2013	535.06	-	-	535.06	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/08/2013	45789	05/08/2013	160.96	-	-	160.96	-
	Bill	04/09/2013	46054	05/09/2013	875.51	-	-	875.51	-
	Bill	04/09/2013	46056	05/09/2013	145.48	-	-	145.48	-
	Bill	04/10/2013	46364	05/10/2013	578.89	-	-	578.89	-
	Bill	04/10/2013	46367	05/10/2013	103.29	-	-	103.29	-
	Bill	04/10/2013	46365	05/10/2013	718.22	-	-	718.22	-
	Bill	04/11/2013	46554	05/11/2013	29.27	-	-	29.27	-
	Bill	04/11/2013	46553	05/11/2013	734.05	-	-	734.05	-
	Bill	04/12/2013	46627	05/12/2013	135.15	-	-	135.15	-
	Bill	04/12/2013	46625	05/12/2013	892.06	-	-	892.06	-
	Bill	04/12/2013	46626	05/12/2013	910.22	-	-	910.22	-
	Bill	04/13/2013	47047	05/13/2013	625.87	-	-	625.87	-
	Bill	04/14/2013	47230	05/14/2013	776.22	-	-	776.22	-
	Bill	04/15/2013	47493	05/15/2013	919.36	-	-	919.36	-
	Bill	04/16/2013	47778	05/16/2013	64.04	-	-	-	64.04
	Bill	04/16/2013	47777	05/16/2013	772.92	-	-	-	772.92
	Bill	04/17/2013	48081	05/17/2013	736.57	-	-	-	736.57
	Bill	04/17/2013	48080	05/17/2013	520.73	-	-	-	520.73
	Bill	04/17/2013	48083	05/17/2013	116.72	-	-	-	116.72
	Bill	04/18/2013	48329	05/18/2013	745.84	-	-	-	745.84
	Bill	04/19/2013	48581	05/19/2013	587.55	-	-	-	587.55
	Bill	04/19/2013	48582	05/19/2013	609.16	-	-	-	609.16
	Bill	04/20/2013	48791	05/20/2013	463.37	-	-	-	463.37
	Bill	04/21/2013	49039	05/21/2013	187.67	-	-	-	187.67
Total Specialty Textile Services					22,948.94	0.00	0.00	18,144.37	4,804.57
SRC an Aetna Co.						-	-	-	-
	Bill Pmt -Check	04/20/2012	13093	05/01/2013	-613.48	-	-	(613.48)	-
Total SRC an Aetna Co.					-613.48	0.00	0.00	-613.48	0.00
Sterling Food Service						-	-	-	-
	Bill	04/02/2013	301110	05/02/2013	1,266.54	-	-	1,266.54	-
	Bill	04/05/2013	301317	05/05/2013	104.68	-	-	104.68	-
	Bill	04/09/2013	301543	05/09/2013	800.80	-	-	800.80	-
	Bill	04/19/2013	302305	05/19/2013	1,007.67	-	-	-	1,007.67
Total Sterling Food Service					3,179.69	0.00	0.00	2,172.02	1,007.67
Stern Produce Company						-	-	-	-
	Bill	04/01/2013	317475	05/01/2013	238.25	-	-	238.25	-
	Bill	04/02/2013	318073	05/02/2013	533.03	-	-	533.03	-
	Bill	04/03/2013	318567	05/03/2013	333.18	-	-	333.18	-
	Bill	04/04/2013	319102	05/04/2013	563.46	-	-	563.46	-
	Bill	04/05/2013	319585	05/05/2013	939.83	-	-	939.83	-
	Bill	04/06/2013	320129	05/06/2013	1,315.23	-	-	1,315.23	-
	Bill	04/08/2013	320587	05/08/2013	875.53	-	-	875.53	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/09/2013	321223	05/09/2013	454.43	-	-	454.43	-
	Bill	04/10/2013	321729	05/10/2013	247.85	-	-	247.85	-
	Bill	04/11/2013	322247	05/11/2013	614.68	-	-	614.68	-
	Bill	04/12/2013	322730	05/12/2013	1,269.11	-	-	1,269.11	-
	Bill	04/13/2013	323257	05/13/2013	973.49	-	-	973.49	-
	Bill	04/15/2013	323664	05/15/2013	431.75	-	-	431.75	-
	Bill	04/16/2013	324298	05/16/2013	534.19	-	-	-	534.19
	Bill	04/17/2013	324901	05/17/2013	464.88	-	-	-	464.88
	Bill	04/18/2013	325352	05/18/2013	493.33	-	-	-	493.33
	Bill	04/19/2013	325836	05/19/2013	621.54	-	-	-	621.54
	Bill	04/20/2013	326379	05/20/2013	757.52	-	-	-	757.52
Total Stern Produce Company					11,661.28	0.00	0.00	8,789.82	2,871.46
SuddenLink						-	-	-	-
	Bill	04/01/2013	100001 3550 71525130	05/01/2013	1,850.00	-	-	1,850.00	-
Total SuddenLink					1,850.00	0.00	0.00	1,850.00	0.00
Sun Devil Fire Equipment						-	-	-	-
	Bill	04/01/2013	265865	05/01/2013	450.00	-	-	450.00	-
Total Sun Devil Fire Equipment					450.00	0.00	0.00	450.00	0.00
Sysco Food Service of Arizona						-	-	-	-
	Bill	04/01/2013	304010406	05/01/2013	488.70	-	-	488.70	-
	Bill	04/01/2013	304010407	05/01/2013	145.48	-	-	145.48	-
	Bill	04/01/2013	304010405	05/01/2013	1,444.24	-	-	1,444.24	-
	Bill	04/01/2013	304010402	05/01/2013	206.47	-	-	206.47	-
	Bill	04/01/2013	304010404	05/01/2013	863.24	-	-	863.24	-
	Bill	04/01/2013	304010408	05/01/2013	1,159.49	-	-	1,159.49	-
	Bill	04/01/2013	304010403	05/01/2013	271.21	-	-	271.21	-
	Bill	04/02/2013	304020506	05/02/2013	24.95	-	-	24.95	-
	Bill	04/02/2013	304020472	05/02/2013	71.25	-	-	71.25	-
	Bill	04/03/2013	304030284	05/03/2013	90.85	-	-	90.85	-
	Bill	04/03/2013	304030283	05/03/2013	765.23	-	-	765.23	-
	Bill	04/03/2013	304030282	05/03/2013	817.27	-	-	817.27	-
	Bill	04/03/2013	304030281	05/03/2013	955.85	-	-	955.85	-
	Bill	04/03/2013	304030285	05/03/2013	41.06	-	-	41.06	-
	Bill	04/03/2013	304030457	05/03/2013	72.58	-	-	72.58	-
	Bill	04/05/2013	304052241	05/05/2013	697.72	-	-	697.72	-
	Bill	04/05/2013	304052242	05/05/2013	833.94	-	-	833.94	-
	Bill	04/05/2013	304052247	05/05/2013	2,308.95	-	-	2,308.95	-
	Bill	04/05/2013	304052243	05/05/2013	1,950.03	-	-	1,950.03	-
	Bill	04/05/2013	304052245	05/05/2013	317.18	-	-	317.18	-
	Bill	04/05/2013	304052246	05/05/2013	291.83	-	-	291.83	-
	Bill	04/05/2013	304052240	05/05/2013	4,890.83	-	-	4,890.83	-
	Bill	04/05/2013	304052248	05/05/2013	2,527.95	-	-	2,527.95	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Bill	04/06/2013	304060019	05/06/2013	142.70	-	-	142.70	-
Bill	04/08/2013	304080402	05/08/2013	90.00	-	-	90.00	-
Bill	04/08/2013	304080396	05/08/2013	1,877.28	-	-	1,877.28	-
Bill	04/08/2013	304080404	05/08/2013	536.00	-	-	536.00	-
Bill	04/08/2013	304080397	05/08/2013	613.94	-	-	613.94	-
Bill	04/08/2013	304080403	05/08/2013	574.30	-	-	574.30	-
Bill	04/08/2013	304080401	05/08/2013	415.02	-	-	415.02	-
Bill	04/08/2013	304080400	05/08/2013	802.32	-	-	802.32	-
Bill	04/08/2013	304080399	05/08/2013	362.72	-	-	362.72	-
Bill	04/08/2013	304080398	05/08/2013	268.68	-	-	268.68	-
Bill	04/09/2013	304090218	05/09/2013	36.36	-	-	36.36	-
Bill	04/10/2013	304100363	05/10/2013	79.06	-	-	79.06	-
Bill	04/10/2013	304100362	05/10/2013	414.99	-	-	414.99	-
Bill	04/10/2013	304100359	05/10/2013	641.07	-	-	641.07	-
Bill	04/10/2013	304100358	05/10/2013	307.30	-	-	307.30	-
Bill	04/10/2013	304100360	05/10/2013	1,815.68	-	-	1,815.68	-
Bill	04/10/2013	304100361	05/10/2013	507.68	-	-	507.68	-
Bill	04/10/2013	304100357	05/10/2013	1,052.94	-	-	1,052.94	-
Bill	04/10/2013	304100364	05/10/2013	342.63	-	-	342.63	-
Bill	04/11/2013	304110121	05/11/2013	41.85	-	-	41.85	-
Bill	04/11/2013	304110122	05/11/2013	69.10	-	-	69.10	-
Bill	04/12/2013	304121993	05/12/2013	183.42	-	-	183.42	-
Bill	04/12/2013	304121992	05/12/2013	1,712.58	-	-	1,712.58	-
Bill	04/12/2013	304121991	05/12/2013	272.27	-	-	272.27	-
Bill	04/12/2013	304121990	05/12/2013	565.06	-	-	565.06	-
Bill	04/12/2013	304121989	05/12/2013	472.98	-	-	472.98	-
Bill	04/12/2013	304121987	05/12/2013	415.78	-	-	415.78	-
Bill	04/12/2013	304121986	05/12/2013	170.75	-	-	170.75	-
Bill	04/12/2013	304121988	05/12/2013	983.40	-	-	983.40	-
Bill	04/12/2013	304121994	05/12/2013	536.00	-	-	536.00	-
Bill	04/15/2013	304150376	05/15/2013	536.00	-	-	536.00	-
Bill	04/15/2013	304150371	05/15/2013	91.86	-	-	91.86	-
Bill	04/15/2013	304150373	05/15/2013	393.74	-	-	393.74	-
Bill	04/15/2013	304150375	05/15/2013	1,499.99	-	-	1,499.99	-
Bill	04/15/2013	304150372	05/15/2013	812.50	-	-	812.50	-
Bill	04/15/2013	304150374	05/15/2013	321.43	-	-	321.43	-
Bill	04/16/2013	304160643	05/16/2013	8.83	-	-	-	8.83
Bill	04/16/2013	304160650	05/16/2013	69.30	-	-	-	69.30
Bill	04/17/2013	304140237	05/17/2013	235.84	-	-	-	235.84
Bill	04/17/2013	304170234	05/17/2013	382.37	-	-	-	382.37
Bill	04/17/2013	304170235	05/17/2013	53.92	-	-	-	53.92
Bill	04/17/2013	304170236	05/17/2013	2,689.29	-	-	-	2,689.29
Bill	04/19/2013	304192094	05/19/2013	112.05	-	-	-	112.05
Bill	04/19/2013	304192095	05/19/2013	1,872.09	-	-	-	1,872.09
Bill	04/19/2013	304192093	05/19/2013	1,487.43	-	-	-	1,487.43

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/19/2013	304192092	05/19/2013	406.09	-	-	-	406.09
	Bill	04/19/2013	304192091	05/19/2013	1,037.19	-	-	-	1,037.19
	Bill	04/19/2013	304192090	05/19/2013	200.36	-	-	-	200.36
	Bill	04/19/2013	304192089	05/19/2013	1,863.38	-	-	-	1,863.38
	Bill	04/19/2013	304192087	05/19/2013	228.89	-	-	-	228.89
Total Sysco Food Service of Arizona					51,842.71	0.00	0.00	41,195.68	10,647.03
Tara Spa Therapy, Inc.						-	-	-	-
	Bill	04/08/2013	68187	05/08/2013	327.78	-	-	327.78	-
	Bill	04/08/2013	68186	05/08/2013	322.50	-	-	322.50	-
Total Tara Spa Therapy, Inc.					650.28	0.00	0.00	650.28	0.00
Trails Traveled Photography						-	-	-	-
	Bill	04/02/2013	04022013	05/02/2013	125.00	-	-	125.00	-
	Bill	04/09/2013	04092013	05/09/2013	125.00	-	-	125.00	-
	Bill	04/16/2013	04162013	05/16/2013	125.00	-	-	-	125.00
	Bill	04/23/2013	04232013	05/23/2013	125.00	-	-	-	125.00
Total Trails Traveled Photography					500.00	0.00	0.00	250.00	250.00
Travelocity L.P.-S.A. TX						-	-	-	-
	Bill	04/12/2013	Frizzell	05/12/2013	51.00	-	-	51.00	-
Total Travelocity L.P.-S.A. TX					51.00	0.00	0.00	51.00	0.00
Tzell Travel LLC -NY						-	-	-	-
	Bill	04/12/2013	Riglos	05/12/2013	113.80	-	-	113.80	-
Total Tzell Travel LLC -NY					113.80	0.00	0.00	113.80	0.00
Unisource Energy Services						-	-	-	-
	Bill	04/08/2013	5163557809	05/08/2013	4,622.36	-	-	4,622.36	-
	Bill	04/08/2013	5595649177	05/08/2013	26.13	-	-	26.13	-
	Bill	04/09/2013	0997657591	05/09/2013	80.69	-	-	80.69	-
Total Unisource Energy Services					4,729.18	0.00	0.00	4,729.18	0.00
Universal Companies, Inc						-	-	-	-
	Bill	04/01/2013	2158067	05/01/2013	17.20	-	-	17.20	-
Total Universal Companies, Inc					17.20	0.00	0.00	17.20	0.00
USA Today						-	-	-	-
	Bill	04/01/2013	0011686444	05/01/2013	193.56	-	-	193.56	-
Total USA Today					193.56	0.00	0.00	193.56	0.00
Verve Events & Tents						-	-	-	-
	Bill	04/13/2013	23380	05/13/2013	210.29	-	-	210.29	-
	Bill	04/24/2013	23610	05/24/2013	193.45	-	-	-	193.45

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
Total Verve Events & Tents					403.74	0.00	0.00	210.29	193.45
Wasserstrom						-	-	-	-
	Bill	04/02/2013	9403835340	05/02/2013	311.41	-	-	311.41	-
	Bill	04/08/2013	9403860863	05/08/2013	179.69	-	-	179.69	-
	Bill	04/10/2013	9403869595	05/10/2013	254.12	-	-	254.12	-
Total Wasserstrom					745.22	0.00	0.00	745.22	0.00
Waste Mgmt of Arizona						-	-	-	-
	Bill	04/01/2013	1965077-1586-6	05/01/2013	720.85	-	-	720.85	-
	Bill	04/01/2013	1965085-1586-9	05/01/2013	129.25	-	-	129.25	-
	Bill	04/01/2013	1965078-1586-4	05/01/2013	46.52	-	-	46.52	-
	Bill	04/01/2013	1965082-1586-6	05/01/2013	302.49	-	-	302.49	-
Total Waste Mgmt of Arizona					1,199.11	0.00	0.00	1,199.11	0.00
Wes Lee Barber						-	-	-	-
	Bill	04/03/2013	4313	05/03/2013	100.00	-	-	100.00	-
Total Wes Lee Barber					100.00	0.00	0.00	100.00	0.00
Western Paper Distributors						-	-	-	-
	Bill	04/09/2013	1536125	05/09/2013	1,556.17	-	-	1,556.17	-
Total Western Paper Distributors					1,556.17	0.00	0.00	1,556.17	0.00
Whiskers Barkery						-	-	-	-
	Bill	04/06/2013	40613	05/06/2013	105.19	-	-	105.19	-
	Bill	04/10/2013	41013	05/10/2013	105.19	-	-	105.19	-
Total Whiskers Barkery					210.38	0.00	0.00	210.38	0.00
Wildflower Bread Company LLC						-	-	-	-
	Bill	04/01/2013	202248	05/01/2013	205.97	-	-	205.97	-
	Bill	04/03/2013	202429	05/03/2013	136.04	-	-	136.04	-
	Bill	04/05/2013	202642	05/05/2013	224.78	-	-	224.78	-
	Bill	04/06/2013	202778	05/06/2013	81.50	-	-	81.50	-
	Bill	04/08/2013	202996	05/08/2013	205.97	-	-	205.97	-
	Bill	04/10/2013	203203	05/10/2013	136.04	-	-	136.04	-
	Bill	04/12/2013	203452	05/12/2013	224.78	-	-	224.78	-
	Bill	04/13/2013	203590	05/13/2013	81.50	-	-	81.50	-
	Bill	04/15/2013	203806	05/15/2013	205.97	-	-	205.97	-
	Bill	04/17/2013	204023	05/17/2013	136.04	-	-	-	136.04
	Bill	04/19/2013	204182	05/19/2013	232.78	-	-	-	232.78
	Bill	04/20/2013	204391	05/20/2013	81.50	-	-	-	81.50
Total Wildflower Bread Company LLC					1,952.87	0.00	0.00	1,502.55	450.32
Young, Dennis						-	-	-	-

8:07 PM	L'Auberge de Sedona, LLC.
04/24/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	March	April	May 1-15	May 16 on
	Bill	04/02/2013	4405-27	05/02/2013	150.00	-	-	150.00	-
	Bill	04/04/2013	4405-28	05/04/2013	150.00	-	-	150.00	-
	Bill	04/05/2013	4405-29	05/05/2013	150.00	-	-	150.00	-
	Bill	04/09/2013	4405-31	05/09/2013	150.00	-	-	150.00	-
Total Young, Dennis					600.00	0.00	0.00	600.00	0.00
TOTAL					925,813.83	0.00	98,766.97	789,818.45	37,228.41

Exhibit l (a)-ii

L'Auberge de Sedona, LLC Accounts Receivable

12:13 PM	L'AUBERGE DE SEDONA, LLC.
10/25/13	A/R Aging Summary
As of March 31, 2013

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Canyon Breeze	1,061.37	1,140.74	904.92	0.00	-1,272.33	1,834.70
Canyon Portal	0.00	0.00	0.00	0.00	1,475.40	1,475.40
Open Range	1,028.13	1,059.26	656.60	0.00	1,453.56	4,197.55
Orchards	1,581.89	1,912.69	11.50	0.00	-1,332.23	2,173.85
Rocky Mountain	0.00	0.00	0.00	0.00	598.27	598.27
Sinagua Plaza II	0.00	0.00	0.00	0.00	-156.75	-156.75
Taos	0.00	0.00	174.00	0.00	0.00	174.00
Tasting Arizona	0.00	0.00	0.00	0.00	-1,210.13	-1,210.13
TOTAL	3,671.39	4,112.69	1,747.02	0.00	-444.21	9,086.89

L'Auberge de Sedona	03-31-13
Guest Ledger Detail

Room No.	Name*	Arr. Date	Dep. Date	Persons	Room Charges	Other Charges	Credit	Balance	Rate	Payment Method	Folio Status
1	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	1	50.00	103.07	0.00	153.07	284.13	MC
3	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	2	1,840.50	823.77	2,322.38	341.89	571.50	VA
4	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	5	1,178.00	677.62	2,256.18	-400.56	569.00	AX
5	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	2	629.00	403.62	3,007.42	-1,974.80	629.00	AX
6	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-04-13	2	0.00	859.42	0.00	859.42	512.10	VA
7	XXXXXXXXXXXXXXXXXXXXXXX	03-28-13	04-01-13	2	2,680.00	3,226.28	4,800.73	1,105.55	635.00	VA
8	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	0.00	704.32	1,240.15	-535.83	489.00	MC
9	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	369.00	102.59	0.00	471.59	369.00	VA
10	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	4	1,307.00	479.44	0.00	1,786.44	409.00	AX
11	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	4	0.00	441.90	893.68	-451.78	349.00	VA
14	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	1,268.00	956.89	0.00	2,224.89	599.00	AX
15	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	2	0.00	2,457.23	2,635.09	-177.86	644.00	MC
16	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	2	1,840.50	2,738.78	2,322.38	2,256.90	571.50	AX
17	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-05-13	2	1,178.00	800.41	4,363.88	-2,385.47	569.00	MC
19	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	2	420.75	107.38	2,400.00	-1,871.87	420.75	AX
20	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	2	420.75	107.38	2,000.00	-1,471.87	420.75	AX
21	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	2	2,045.00	1,141.24	887.35	2,298.89	635.00	VA
23	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	4	841.50	632.36	0.00	1,473.86	420.75	VA
24	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	4	1,060.00	525.41	1,969.11	-383.70	495.00	VA
26	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	858.00	597.75	575.58	880.17	409.00	DS
27	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	4	0.00	552.00	0.00	552.00	332.10	AX
28	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	5	2,207.00	1,983.48	3,000.00	1,190.48	709.00	AX
29	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-03-13	5	0.00	2,219.03	3,929.89	-1,710.86	784.00	AX
33	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	1	0.00	207.50	0.00	207.50	0.00	AX
55	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	2	0.00	1,385.80	0.00	1,385.80	227.15	MC
58	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	3	339.00	349.60	1,303.41	-614.81	339.00	AX

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Guest Ledger Detail

Room No.	Name*	Arr. Date	Dep. Date	Persons	Room Charges	Other Charges	Credit	Balance	Rate	Payment Method	Folio Status
62	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	4	1,124.00	540.60	714.11	950.49	559.00	AX
63	XXXXXXXXXXXXXXXXXXXXXXX	03-27-13	04-02-13	2	1,732.50	1,969.99	3,099.19	603.30	332.10	VA
64	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	2	409.00	112.08	1,563.25	-1,042.17	409.00	VA
65	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	0.00	325.58	0.00	325.58	255.00	MC
66	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	2	1,154.23	891.03	0.00	2,045.26	284.13	AX
67	XXXXXXXXXXXXXXXXXXXXXXX	03-28-13	04-01-13	2	1,796.00	1,025.29	545.83	2,275.46	429.00	AX
68	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	2	313.65	89.46	1,209.33	-806.22	313.65	MC
81	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	445.50	105.75	1,102.50	-551.25	445.50	VA
82	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	445.50	105.75	1,102.50	-551.25	445.50	VA
84	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	4	1,565.00	1,023.27	0.00	2,588.27	495.00	VA
85	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	4	1,565.00	529.18	2,608.98	-514.80	495.00	VA
86	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	0.00	2,398.50	966.54	1,431.96	699.00	MC
87	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	2	1,565.00	1,193.19	2,608.98	149.21	495.00	AX
88	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	2	1,565.00	703.64	676.99	1,591.65	495.00	VA
90	XXXXXXXXXXXXXXXXXXXXXXX	03-28-13	04-01-13	2	2,356.00	1,393.94	2,975.24	774.70	569.00	AX
91	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	3	1,072.00	537.94	2,000.04	-390.10	508.00	AX
92	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	1	512.10	136.56	1,297.31	-648.65	512.10	AX
93	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-03-13	4	1,206.00	720.66	2,966.58	-1,039.92	571.50	AX
94	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	569.00	748.83	1,438.13	-120.30	569.00	AX
95	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-03-13	2	569.00	634.86	719.06	484.80	569.00	VA
96	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-06-13	4	0.00	2,066.30	5,782.05	-3,715.75	644.00	VA
96	XXXXXXXXXXXXXXXXXXXXXXX	01-25-13	01-27-13	2	963.00	1,333.12	2,156.54	139.58	481.50	MC	Closed
97	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-06-13	5	0.00	3,418.62	6,643.42	-3,224.80	644.00	AX
435	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	2	196.35	66.97	0.00	263.32	196.35	AX
437	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	295.00	142.25	0.00	437.25	295.00	MC
438	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	1	216.75	101.34	271.52	46.57	216.75	VA

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Guest Ledger Detail

Room No.	Name*	Arr. Date	Dep. Date	Persons	Room Charges	Other Charges	Credit	Balance	Rate	Payment Method	Folio Status
441	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	454.30	825.49	0.00	1,279.79	227.15	VA
442	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	1	295.00	212.42	760.04	-252.62	295.00	MC
545	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	2	255.00	387.27	330.53	311.74	255.00	AX
548	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	265.50	78.02	630.04	-286.52	265.50	VA
549	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	790.00	341.71	540.88	590.83	365.00	AX
550	XXXXXXXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	2	529.84	329.78	0.00	859.62	264.92	AX
551	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	1	196.35	290.10	0.00	486.45	196.35	AX
553	XXXXXXXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	2	985.00	956.00	1,263.81	677.19	295.00	VA
9001	XXXXXXXXXXXXXXXXXXXXXXX	02-24-13	04-30-13	0	0.00	961.94	0.00	961.94	0.00	AX
9004	XXXXXXXXXXXXXXXXXXXXXXX	03-20-13	04-30-13	0	819.00	3,641.79	3,917.45	543.34	0.00	MC
9010	XXXXXXXXXXXXXXXXXXXXXXX	07-22-12	07-22-13	0	8,314.00	3,637.25	14,500.00	-2,548.75	0.00	DB
9023	XXXXXXXXXXXXXXXXXXXXXXX	03-19-13	04-30-13	0	450.00	9,687.83	6,604.96	3,532.87	0.00	DB
9026	XXXXXXXXXXXXXXXXXXXXXXX	03-22-13	04-30-13	0	6,800.00	1,764.28	8,294.12	270.16	0.00	DB
9047	XXXXXXXXXXXXXXXXXXXXXXX	07-03-12	07-02-13	0	0.00	0.00	4,500.00	-4,500.00	0.00	CA
9062	XXXXXXXXXXXXXXXXXXXXXXX	03-14-13	04-30-13	0	0.00	2,892.83	0.00	2,892.83	0.00	DB
9067	XXXXXXXXXXXXXXXXXXXXXXX	02-08-13	02-08-14	1	0.00	1,080.17	2,673.68	-1,593.51	0.00	DB
9068	XXXXXXXXXXXXXXXXXXXXXXX	03-27-13	04-30-13	0	0.00	1,651.26	1,013.13	638.13	0.00	CA
9070	XXXXXXXXXXXXXXXXXXXXXXX	03-31-13	03-31-14	0	3,580.00	20,021.95	37,558.68	-13,956.73	0.00	DB
9071	XXXXXXXXXXXXXXXXXXXXXXX	08-05-12	07-31-13	0	0.00	4,808.79	2,061.29	2,747.50	0.00	DB
9073	XXXXXXXXXXXXXXXXXXXXXXX	11-26-12	11-26-13	0	0.00	0.00	889.29	-889.29	0.00	DB
9075	XXXXXXXXXXXXXXXXXXXXXXX	02-18-13	06-30-13	1	0.00	75.29	1,000.00	-924.71	0.00	CA
9076	XXXXXXXXXXXXXXXXXXXXXXX	02-18-13	02-18-14	3	0.00	2,124.00	2,600.00	-476.00	0.00	DB
9077	XXXXXXXXXXXXXXXXXXXXXXX	03-23-13	04-30-13	2	0.00	1,057.07	2,000.00	-942.93	0.00	DB
9078	XXXXXXXXXXXXXXXXXXXXXXX	09-30-12	09-30-13	0	0.00	1,504.96	3,000.00	-1,495.04	0.00	DB
9079	XXXXXXXXXXXXXXXXXXXXXXX	11-29-12	11-28-13	0	0.00	0.00	500.00	-500.00	0.00	CA
9080	XXXXXXXXXXXXXXXXXXXXXXX	11-30-12	11-30-13	0	0.00	5,000.00	750.00	4,250.00	0.00	DB

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Guest Ledger Detail

Room No.	Name*	Arr. Date	Dep. Date	Persons	Room Charges	Other Charges	Credit	Balance	Rate	Payment Method	Folio Status
9081	XXXXXXXXXXXXXXXXXXXXXXX	11-30-12	11-30-13	0	2,136.00	5,153.17	7,580.00	-290.83	0.00	DB
9082	XXXXXXXXXXXXXXXXXXXXXXX	08-10-12	05-31-13	0	0.00	0.00	27,453.32	-27,453.32	0.00	AX
9083	XXXXXXXXXXXXXXXXXXXXXXX	02-01-13	05-02-13	1	0.00	478.78	2,000.00	-1,521.22	0.00	DB
9084	XXXXXXXXXXXXXXXXXXXXXXX	02-17-13	04-30-13	0	550.00	4,277.70	4,056.19	771.51	0.00	DB
9085	XXXXXXXXXXXXXXXXXXXXXXX	09-29-12	09-29-13	0	5,248.00	3,629.29	9,400.00	-522.71	0.00	DB
9087	XXXXXXXXXXXXXXXXXXXXXXX	03-24-13	06-30-13	1	469.00	265.91	1,000.00	-265.09	0.00	DB
9088	XXXXXXXXXXXXXXXXXXXXXXX	03-22-13	09-22-13	2	0.00	2,471.81	3,000.00	-528.19	0.00	CA
9090	XXXXXXXXXXXXXXXXXXXXXXX	01-09-13	08-09-13	0	0.00	4,411.94	3,370.96	1,040.98	0.00	DB
9095	XXXXXXXXXXXXXXXXXXXXXXX	08-08-12	08-08-13	0	1,848.00	1,845.92	4,800.00	-1,106.08	0.00	CA
9500	XXXXXXXXXXXXXXXXXXXXXXX	02-01-13	02-01-14	0	0.00	0.00	0.96	-0.96	0.00	DB
9501	XXXXXXXXXXXXXXXXXXXXXXX	12-03-12	12-01-13	0	854.00	2,011.14	4,500.00	-1,634.86	0.00	CA
				Guest Total	77,006.57	134,774.83	244,904.65	-33,123.25

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Guest Ledger Detail

Passer By
Name
Charges
Credits
Balance
Passer By Total

Exhibit l (a)-ii

L'Auberge de Sedona, LLC Accounts Deposits

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	859962	11-22-11	11-26-11	10	DPQ	NO SHOW	08-02-11	-324.00
XXXXXXXXXXXXXXX	174225	12-20-11	12-21-11		GCO	NO SHOW	11-20-07	-500.00
XXXXXXXXXXXXXXX	174232	12-20-11	12-21-11		GCO	NO SHOW	11-20-07	-40.00
XXXXXXXXXXXXXXX	959469	03-29-12	03-31-12	97	CHECKED IN	CHECKED OUT	03-31-12	0.12
XXXXXXXXXXXXXXX	978207	03-31-12	04-01-12	27	CHECKED IN	CHECKED OUT	04-01-12	0.12
XXXXXXXXXXXXXXX	930293	03-31-12	04-03-12	549	CHECKED IN	CHECKED OUT	04-03-12	0.12
XXXXXXXXXXXXXXX	952255	04-01-12	04-03-12	2	CHECKED IN	CHECKED OUT	04-03-12	0.12
XXXXXXXXXXXXXXX	967976	04-02-12	04-04-12	546	CHECKED IN	CHECKED OUT	04-04-12	0.12
XXXXXXXXXXXXXXX	953754	04-04-12	04-07-12	96	CHECKED IN	CHECKED OUT	04-07-12	0.12
XXXXXXXXXXXXXXX	947472	04-04-12	04-06-12	29	CHECKED IN	CHECKED OUT	04-06-12	0.12
XXXXXXXXXXXXXXX	982214	04-05-12	04-08-12	86	CHECKED IN	CHECKED OUT	04-08-12	0.12
XXXXXXXXXXXXXXX	981215	04-06-12	04-09-12	81	CHECKED IN	CHECKED OUT	04-09-12	0.12
XXXXXXXXXXXXXXX	963978	04-06-12	04-08-12	94	CHECKED IN	CHECKED OUT	04-08-12	0.12
XXXXXXXXXXXXXXX	970222	04-06-12	04-07-12	9002	CHECKED IN	CHECKED OUT	04-07-12	0.12
XXXXXXXXXXXXXXX	984205	04-08-12	04-09-12	95	DPR	CANCELLED	04-04-12	0.24
XXXXXXXXXXXXXXX	958712	04-08-12	06-23-12	9002	CHECKED IN	CHECKED OUT	06-23-12	0.12
XXXXXXXXXXXXXXX	959728	04-09-12	04-13-12	81	CHECKED IN	CHECKED OUT	04-13-12	0.12
XXXXXXXXXXXXXXX	981216	04-09-12	04-10-12	90	DPR	CANCELLED	04-09-12	0.12
XXXXXXXXXXXXXXX	984209	04-09-12	04-12-12	550	DPR	CANCELLED	04-09-12	0.12
XXXXXXXXXXXXXXX	952212	04-10-12	04-14-12	67	CHECKED IN	CHECKED OUT	04-14-12	0.12
XXXXXXXXXXXXXXX	974218	04-11-12	04-15-12	80	CHECKED IN	CHECKED OUT	04-15-12	0.12
XXXXXXXXXXXXXXX	969718	04-11-12	04-14-12	2	CHECKED IN	CHECKED OUT	04-14-12	0.12
XXXXXXXXXXXXXXX	949224	04-13-12	05-18-12	9075	CHECKED IN	CHECKED OUT	05-18-12	0.12
XXXXXXXXXXXXXXX	970482	04-15-12	04-17-12	3	CHECKED IN	CHECKED OUT	04-17-12	0.12
XXXXXXXXXXXXXXX	959962	04-18-12	04-22-12	83	DPR	CANCELLED	04-16-12	0.24
XXXXXXXXXXXXXXX	976215	04-20-12	04-22-12	87	CHECKED IN	CHECKED OUT	04-22-12	0.12
XXXXXXXXXXXXXXX	979716	04-22-12	04-25-12	81	CHECKED IN	CHECKED OUT	04-25-12	0.12
XXXXXXXXXXXXXXX	977982	04-25-12	04-29-12	25	CHECKED IN	CHECKED OUT	04-29-12	0.12
XXXXXXXXXXXXXXX	975724	04-26-12	04-29-12		DPR	CANCELLED	04-01-12	-0.24
XXXXXXXXXXXXXXX	846739	04-26-12	05-12-12	9009	CHECKED IN	CHECKED OUT	05-12-12	0.12
XXXXXXXXXXXXXXX	972954	04-28-12	06-23-12	9004	CHECKED IN	CHECKED OUT	06-23-12	0.12
XXXXXXXXXXXXXXX	971490	05-02-12	05-04-12	437	DPR	CANCELLED	04-24-12	-315.52
XXXXXXXXXXXXXXX	959472	05-02-12	05-03-12		DPR	CANCELLED	04-02-12	-0.12
XXXXXXXXXXXXXXX	935708	05-04-12	05-15-12	9008	CHECKED IN	CHECKED OUT	05-15-12	0.12
XXXXXXXXXXXXXXX	959455	05-08-12	05-09-12	28	CHECKED IN	CHECKED OUT	05-09-12	0.12
XXXXXXXXXXXXXXX	1010718	05-09-12	05-13-12	24	DPR	CANCELLED	05-07-12	-389.77
XXXXXXXXXXXXXXX	956722	05-09-12	05-14-12	6	CHECKED IN	CHECKED OUT	05-14-12	0.12
XXXXXXXXXXXXXXX	951767	05-10-12	05-12-12		DPR	CANCELLED	05-03-12	0.24
XXXXXXXXXXXXXXX	989205	05-10-12	05-13-12		DPR	CANCELLED	04-17-12	0.12
XXXXXXXXXXXXXXX	986475	05-13-12	06-23-12	9009	CHECKED IN	CHECKED OUT	06-23-12	0.12
XXXXXXXXXXXXXXX	977969	05-16-12	05-20-12	4	CHECKED IN	CHECKED OUT	05-20-12	0.12
XXXXXXXXXXXXXXX	954470	05-17-12	05-18-12		DPR	CANCELLED	05-07-12	0.12
XXXXXXXXXXXXXXX	981307	05-18-12	05-20-12	32	CHECKED IN	CHECKED OUT	05-20-12	0.12
XXXXXXXXXXXXXXX	858207	05-21-12	06-17-12	9013	CHECKED IN	CHECKED OUT	06-17-12	0.12
XXXXXXXXXXXXXXX	920223	05-24-12	05-29-12		DPR	CANCELLED	05-04-12	0.12
XXXXXXXXXXXXXXX	941492	05-25-12	05-27-12	547	CHECKED IN	CHECKED OUT	05-27-12	0.12
XXXXXXXXXXXXXXX	800955	05-25-12	06-02-12	64	CHECKED IN	CHECKED OUT	06-02-12	0.12
XXXXXXXXXXXXXXX	980224	05-28-12	05-30-12		DPR	CANCELLED	03-10-12	-612.50
XXXXXXXXXXXXXXX	950705	05-28-12	05-31-12	87	CHECKED IN	CHECKED OUT	05-31-12	0.12
XXXXXXXXXXXXXXX	960955	05-29-12	06-01-12		DPR	CANCELLED	05-01-12	0.12
XXXXXXXXXXXXXXX	954456	05-30-12	06-02-12	67	CHECKED IN	CHECKED OUT	06-02-12	0.12
XXXXXXXXXXXXXXX	978709	06-04-12	06-08-12	9015	CHECKED IN	CHECKED OUT	06-08-12	0.12
XXXXXXXXXXXXXXX	914966	06-06-12	06-10-12		DPR	CANCELLED	05-14-12	0.24
XXXXXXXXXXXXXXX	1030499	06-14-12	06-14-12		GCO	NO SHOW	06-04-12	-75.00
XXXXXXXXXXXXXXX	963734	06-14-12	06-15-12	32	DPR	CANCELLED	06-04-12	0.12
XXXXXXXXXXXXXXX	944727	06-14-12	06-16-12	553	CHECKED IN	CHECKED OUT	06-16-12	0.12
XXXXXXXXXXXXXXX	971457	06-14-12	06-15-12		DPR	CANCELLED	05-16-12	0.12
XXXXXXXXXXXXXXX	981717	06-17-12	06-20-12		DPR	CANCELLED	05-03-12	0.12

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	968704	06-19-12	07-09-12	9064	CHECKED IN	CHECKED OUT	07-09-12	0.12
XXXXXXXXXXXXXXX	986229	06-24-12	06-26-12		DPR	CANCELLED	06-04-12	-0.12
XXXXXXXXXXXXXXX	949710	06-28-12	07-01-12	29	DPR	CANCELLED	06-23-12	0.12
XXXXXXXXXXXXXXX	987479	07-03-12	07-05-12		DPR	CANCELLED	04-30-12	0.30
XXXXXXXXXXXXXXX	968477	07-16-12	07-22-12	5	CHECKED IN	CHECKED OUT	07-22-12	0.12
XXXXXXXXXXXXXXX	1046226	07-17-12	07-18-12	30	DPR	CANCELLED	07-08-12	0.80
XXXXXXXXXXXXXXX	1004491	07-20-12	07-21-12	17	DPR	NO SHOW	04-23-12	-533.43
XXXXXXXXXXXXXXX	966204	07-20-12	08-03-12	9006	CHECKED IN	CHECKED OUT	08-03-12	0.12
XXXXXXXXXXXXXXX	988223	07-23-12	08-02-12	9001	CHECKED IN	CHECKED OUT	08-02-12	0.12
XXXXXXXXXXXXXXX	1052710	07-25-12	07-28-12		DPR	CANCELLED	07-17-12	0.70
XXXXXXXXXXXXXXX	944208	07-27-12	07-28-12		DPR	CANCELLED	07-01-12	0.24
XXXXXXXXXXXXXXX	978464	07-30-12	08-02-12	9007	CHECKED IN	CHECKED OUT	08-01-12	0.12
XXXXXXXXXXXXXXX	952229	08-01-12	08-02-12	88	CHECKED IN	CHECKED OUT	08-02-12	0.12
XXXXXXXXXXXXXXX	925970	08-02-12	08-30-12	9014	CHECKED IN	CHECKED OUT	08-30-12	0.12
XXXXXXXXXXXXXXX	1053756	08-05-12	08-08-12	8	DPR	CANCELLED	07-19-12	-296.83
XXXXXXXXXXXXXXX	240964	08-06-12	08-07-12		GCO	NO SHOW	05-08-12	-400.00
XXXXXXXXXXXXXXX	818965	08-10-12	05-31-13	9082	CHECKED IN	CHECKED IN	03-31-13	0.12
XXXXXXXXXXXXXXX	955470	08-17-12	08-29-12	9006	CHECKED IN	CHECKED OUT	08-29-12	0.12
XXXXXXXXXXXXXXX	949005	08-24-12	08-28-12	9004	CHECKED IN	CHECKED OUT	08-28-12	0.12
XXXXXXXXXXXXXXX	871967	09-04-12	09-05-12	550	DPR	NO SHOW	05-09-12	-255.00
XXXXXXXXXXXXXXX	1067468	09-05-12	09-06-12	5	DPR	CANCELLED	08-13-12	-580.33
XXXXXXXXXXXXXXX	1067469	09-05-12	09-06-12	2	DPR	CANCELLED	08-13-12	-580.33
XXXXXXXXXXXXXXX	903997	09-08-12	09-11-12		DPR	CANCELLED	08-06-12	0.24
XXXXXXXXXXXXXXX	911712	09-08-12	10-11-12	9007	CHECKED IN	CHECKED OUT	10-11-12	0.12
XXXXXXXXXXXXXXX	1049473	09-09-12	09-10-12	83	DPR	CANCELLED	09-04-12	-383.66
XXXXXXXXXXXXXXX	956725	09-15-12	10-11-12	9014	CHECKED IN	CHECKED OUT	10-11-12	0.12
XXXXXXXXXXXXXXX	963968	09-18-12	09-24-12	83	DPR	CANCELLED	09-17-12	0.12
XXXXXXXXXXXXXXX	954998	09-21-12	09-28-12	9006	CHECKED IN	CHECKED OUT	09-28-12	0.12
XXXXXXXXXXXXXXX	957733	09-21-12	09-23-12	550	CHECKED IN	CHECKED OUT	09-23-12	0.12
XXXXXXXXXXXXXXX	938964	09-27-12	10-05-12	9023	CHECKED IN	CHECKED OUT	10-05-12	0.12
XXXXXXXXXXXXXXX	897961	09-28-12	09-29-12	6	DPR	CANCELLED	09-05-12	0.12
XXXXXXXXXXXXXXX	986250	10-02-12	10-07-12	88	CHECKED IN	CHECKED OUT	10-07-12	0.12
XXXXXXXXXXXXXXX	912733	10-05-12	10-18-12	9090	CHECKED IN	CHECKED OUT	10-18-12	0.12
XXXXXXXXXXXXXXX	R988225	10-05-12	10-25-12	9002	CHECKED IN	CHECKED OUT	10-25-12	0.12
XXXXXXXXXXXXXXX	R949217	10-10-12	10-16-12	9013	CHECKED IN	CHECKED OUT	10-16-12	0.12
XXXXXXXXXXXXXXX	R818958	10-13-12	10-25-12	9067	CHECKED IN	CHECKED OUT	10-25-12	0.12
XXXXXXXXXXXXXXX	R891246	10-26-12	11-08-12	9065	CHECKED IN	CHECKED OUT	11-08-12	0.12
XXXXXXXXXXXXXXX	920979	10-30-12	11-01-12	435	CHECKED IN	CHECKED OUT	11-01-12	0.12
XXXXXXXXXXXXXXX	973954	10-31-12	11-08-12	9064	CHECKED IN	CHECKED OUT	11-08-12	0.12
XXXXXXXXXXXXXXX	1123960	12-08-12	12-09-12		DPR	CANCELLED	11-19-12	3.00
XXXXXXXXXXXXXXX	1128713	03-14-13	03-18-13	554	CHECKED IN	CHECKED OUT	03-18-13	330.53
XXXXXXXXXXXXXXX	1184519	04-01-13	04-06-13	12	DPR	RESERVED	03-12-13	-2,632.03
XXXXXXXXXXXXXXX	1158739	04-01-13	04-07-13	26	DPR	RESERVED	03-12-13	-3,373.98
XXXXXXXXXXXXXXX	1181458	04-01-13	04-04-13	546	DPR	RESERVED	03-12-13	-1,065.83
XXXXXXXXXXXXXXX	1186980	04-01-13	04-03-13	30	DPR	RESERVED	03-15-13	-521.08
XXXXXXXXXXXXXXX	1191478	04-01-13	04-03-13	27	DPR	RESERVED	03-22-13	-943.18
XXXXXXXXXXXXXXX	1193010	04-01-13	04-02-13	547	DPR	RESERVED	03-25-13	-330.53
XXXXXXXXXXXXXXX	1189235	04-01-13	04-03-13	544	DPR	RESERVED	03-20-13	-1,057.02
XXXXXXXXXXXXXXX	1178722	04-01-13	04-04-13	545	DPR	RESERVED	03-12-13	-1,437.04
XXXXXXXXXXXXXXX	1193979	04-01-13	04-04-13	18	DPR	RESERVED	03-27-13	-1,808.25
XXXXXXXXXXXXXXX	1192454	04-01-13	04-03-13	57	DPR	RESERVED	03-24-13	-330.53
XXXXXXXXXXXXXXX	1193973	04-01-13	04-02-13	60	DPR	RESERVED	03-27-13	-706.69
XXXXXXXXXXXXXXX	1170720	04-01-13	04-04-13	90	DPR	RESERVED	03-12-13	-2,157.19
XXXXXXXXXXXXXXX	1155224	04-01-13	04-03-13	444	DPR	RESERVED	03-12-13	-1,057.02
XXXXXXXXXXXXXXX	1186956	04-01-13	04-03-13	2	DPR	RESERVED	03-15-13	-1,994.94
XXXXXXXXXXXXXXX	1187210	04-01-13	04-04-13	86	DPR	RESERVED	03-22-13	-1,622.64
XXXXXXXXXXXXXXX	1195221	04-01-13	04-04-13	55	DPR	RESERVED	03-28-13	-409.72
XXXXXXXXXXXXXXX	1183231	04-01-13	04-05-13	80	DPR	RESERVED	03-12-13	-2,509.99

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1161966	04-01-13	04-05-13	16	DPR	RESERVED	01-21-13	-2,876.24
XXXXXXXXXXXXXXX	1193012	04-01-13	04-02-13	21	DPR	RESERVED	03-25-13	-445.93
XXXXXXXXXXXXXXX	1188204	04-01-13	04-04-13	22	DPR	RESERVED	03-17-13	-694.32
XXXXXXXXXXXXXXX	1196734	04-01-13	04-02-13	71	DPR	RESERVED	03-31-13	-627.50
XXXXXXXXXXXXXXX	1195755	04-01-13	04-02-13	67	DPR	RESERVED	03-30-13	-800.73
XXXXXXXXXXXXXXX	1192205	04-01-13	04-03-13	1	DPR	RESERVED	03-24-13	-943.18
XXXXXXXXXXXXXXX	1142960	04-01-13	04-03-13	3	DPR	RESERVED	03-12-13	-1,438.13
XXXXXXXXXXXXXXX	1170709	04-01-13	04-05-13	98	DPR	RESERVED	03-22-13	-3,247.47
XXXXXXXXXXXXXXX	1193463	04-01-13	04-02-13	553	DPR	RESERVED	03-26-13	-307.28
XXXXXXXXXXXXXXX	1196455	04-01-13	04-04-13	14	DPR	RESERVED	03-30-13	-1,140.07
XXXXXXXXXXXXXXX	1178963	04-02-13	04-05-13	10	DPR	RESERVED	03-01-13	-1,478.25
XXXXXXXXXXXXXXX	1178966	04-02-13	04-05-13	11	DPR	RESERVED	02-28-13	-1,507.50
XXXXXXXXXXXXXXX	1193024	04-02-13	04-03-13	28	DPR	RESERVED	03-26-13	-892.30
XXXXXXXXXXXXXXX	1175004	04-02-13	04-05-13	62	DPR	RESERVED	03-13-13	-1,882.49
XXXXXXXXXXXXXXX	1179711	04-02-13	04-05-13	547	DPR	RESERVED	03-13-13	-893.91
XXXXXXXXXXXXXXX	1169015	04-02-13	04-04-13	94	DPR	RESERVED	03-13-13	-1,438.13
XXXXXXXXXXXXXXX	1174964	04-02-13	04-05-13	92	DPR	RESERVED	02-20-13	-694.32
XXXXXXXXXXXXXXX	1195967	04-02-13	04-03-13	549	DPR	RESERVED	03-31-13	-466.64
XXXXXXXXXXXXXXX	1183213	04-02-13	04-03-13	441	DPR	RESERVED	03-08-13	-355.28
XXXXXXXXXXXXXXX	1178205	04-02-13	04-05-13	550	DPR	RESERVED	03-13-13	-938.91
XXXXXXXXXXXXXXX	1192956	04-02-13	04-04-13	70	DPR	RESERVED	03-25-13	-985.50
XXXXXXXXXXXXXXX	1195956	04-02-13	04-05-13	60	DPR	RESERVED	03-30-13	-2,466.53
XXXXXXXXXXXXXXX	1195965	04-02-13	04-04-13	15	DPR	RESERVED	03-30-13	-1,601.46
XXXXXXXXXXXXXXX	1182481	04-02-13	04-05-13	440	DPR	RESERVED	03-13-13	-893.91
XXXXXXXXXXXXXXX	1187954	04-02-13	04-06-13	439	DPR	RESERVED	03-18-13	-1,581.95
XXXXXXXXXXXXXXX	1181204	04-02-13	04-05-13	553	DPR	RESERVED	03-13-13	-938.91
XXXXXXXXXXXXXXX	1195456	04-02-13	04-03-13	66	DPR	RESERVED	03-29-13	-676.99
XXXXXXXXXXXXXXX	1195455	04-02-13	04-03-13	8	DPR	RESERVED	03-29-13	-676.99
XXXXXXXXXXXXXXX	1154704	04-02-13	04-06-13	554	DPR	RESERVED	03-13-13	-1,581.97
XXXXXXXXXXXXXXX	1159975	04-02-13	04-03-13	442	DPR	RESERVED	01-18-13	-355.28
XXXXXXXXXXXXXXX	1180227	04-02-13	04-03-13	9	DPR	RESERVED	03-02-13	-545.83
XXXXXXXXXXXXXXX	1187206	04-02-13	04-04-13	21	DPR	RESERVED	03-16-13	-800.73
XXXXXXXXXXXXXXX	1184993	04-02-13	04-04-13	551	DPR	RESERVED	03-12-13	-466.64
XXXXXXXXXXXXXXX	1187204	04-02-13	04-05-13	7	DPR	RESERVED	03-16-13	-2,157.19
XXXXXXXXXXXXXXX	1168734	04-02-13	04-05-13	4	DPR	RESERVED	02-06-13	-694.32
XXXXXXXXXXXXXXX	1169959	04-02-13	04-06-13	84	DPR	RESERVED	03-13-13	-2,559.49
XXXXXXXXXXXXXXX	1169957	04-02-13	04-06-13	83	DPR	RESERVED	03-13-13	-2,499.49
XXXXXXXXXXXXXXX	1169958	04-02-13	04-06-13	85	DPR	RESERVED	03-13-13	-2,499.49
XXXXXXXXXXXXXXX	1141978	04-02-13	04-06-13	32	DPR	RESERVED	12-14-12	-2,529.79
XXXXXXXXXXXXXXX	1068205	04-02-13	04-08-13	9092	GRP DEF	RESERVED	03-27-13	-34,094.00
XXXXXXXXXXXXXXX	1178227	04-02-13	04-05-13	552	DPR	RESERVED	03-13-13	-938.91
XXXXXXXXXXXXXXX	1185454	04-02-13	04-04-13	67	DPR	RESERVED	03-13-13	-1,264.90
XXXXXXXXXXXXXXX	1190226	04-02-13	04-03-13	88	DPR	RESERVED	03-20-13	-534.70
XXXXXXXXXXXXXXX	1125461	04-02-13	04-04-13	24	DPR	RESERVED	03-13-13	-1,042.17
XXXXXXXXXXXXXXX	1156962	04-02-13	04-04-13	91	DPR	RESERVED	03-13-13	-1,388.63
XXXXXXXXXXXXXXX	1189204	04-03-13	04-05-13	438	DPR	RESERVED	03-19-13	-995.15
XXXXXXXXXXXXXXX	1194459	04-03-13	04-06-13	27	DPR	RESERVED	03-28-13	-627.50
XXXXXXXXXXXXXXX	1191473	04-03-13	04-05-13	19	DPR	RESERVED	03-22-13	-1,438.12
XXXXXXXXXXXXXXX	1120705	04-03-13	04-06-13	437	DPR	RESERVED	03-14-13	-1,340.53
XXXXXXXXXXXXXXX	1193954	04-03-13	04-05-13	3	DPR	RESERVED	03-27-13	-1,551.96
XXXXXXXXXXXXXXX	1195748	04-03-13	04-04-13	81	DPR	RESERVED	03-30-13	-706.69
XXXXXXXXXXXXXXX	1195954	04-03-13	04-04-13	59	DPR	RESERVED	03-30-13	-639.87
XXXXXXXXXXXXXXX	1142988	04-03-13	04-05-13	544	DPR	RESERVED	12-13-12	-1,000.10
XXXXXXXXXXXXXXX	1150712	04-03-13	04-07-13	88	DPR	RESERVED	03-14-13	-2,608.98
XXXXXXXXXXXXXXX	1178718	04-03-13	04-07-13	435	DPR	RESERVED	03-14-13	-1,643.83
XXXXXXXXXXXXXXX	1148717	04-03-13	04-07-13	442	DPR	RESERVED	03-14-13	-1,643.83
XXXXXXXXXXXXXXX	1148204	04-03-13	04-08-13	93	DPR	RESERVED	12-25-12	-719.06
XXXXXXXXXXXXXXX	1178229	04-03-13	04-05-13	82	DPR	RESERVED	03-14-13	-1,225.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1025204	04-03-13	04-07-13	29	DPR	RESERVED	05-24-12	-852.55
XXXXXXXXXXXXXXX	1168735	04-03-13	04-04-13	95	DPR	RESERVED	02-06-13	-694.32
XXXXXXXXXXXXXXX	1192986	04-03-13	04-06-13	23	DPR	RESERVED	03-25-13	-2,206.69
XXXXXXXXXXXXXXX	1173716	04-03-13	04-05-13	549	DPR	RESERVED	03-14-13	-819.44
XXXXXXXXXXXXXXX	1181995	04-03-13	04-06-13	71	DPR	RESERVED	03-07-13	-1,522.79
XXXXXXXXXXXXXXX	1177501	04-03-13	04-05-13	20	DPR	RESERVED	03-14-13	-1,438.13
XXXXXXXXXXXXXXX	1195710	04-03-13	04-05-13	30	DPR	RESERVED	03-29-13	-1,132.50
XXXXXXXXXXXXXXX	1195268	04-03-13	04-05-13	87	DPR	RESERVED	03-29-13	-1,413.38
XXXXXXXXXXXXXXX	1181714	04-04-13	04-08-13	81	DPR	RESERVED	03-05-13	-566.25
XXXXXXXXXXXXXXX	1159503	04-04-13	04-06-13	95	DPR	RESERVED	01-17-13	-1,673.23
XXXXXXXXXXXXXXX	1194218	04-04-13	04-08-13	8	DPR	RESERVED	03-27-13	-2,282.32
XXXXXXXXXXXXXXX	1125458	04-04-13	04-06-13	94	DPR	RESERVED	11-07-12	-706.69
XXXXXXXXXXXXXXX	1186704	04-04-13	04-07-13	443	DPR	RESERVED	03-16-13	-1,263.81
XXXXXXXXXXXXXXX	1171980	04-04-13	04-09-13	68	DPR	RESERVED	03-15-13	-2,753.15
XXXXXXXXXXXXXXX	1186708	04-04-13	04-07-13	444	DPR	RESERVED	03-16-13	-1,263.81
XXXXXXXXXXXXXXX	1181724	04-04-13	04-07-13	90	DPR	RESERVED	03-06-13	-2,035.06
XXXXXXXXXXXXXXX	1183454	04-04-13	04-05-13	56	DPR	RESERVED	03-09-13	-380.02
XXXXXXXXXXXXXXX	1186986	04-04-13	04-06-13	546	DPR	RESERVED	03-15-13	-772.43
XXXXXXXXXXXXXXX	1166496	04-04-13	04-06-13	9	DPR	RESERVED	03-14-13	-1,686.99
XXXXXXXXXXXXXXX	1177212	04-04-13	04-06-13	86	DPR	RESERVED	03-15-13	-1,274.49
XXXXXXXXXXXXXXX	1176716	04-04-13	04-07-13	91	DPR	RESERVED	03-15-13	-2,256.18
XXXXXXXXXXXXXXX	1173979	04-04-13	04-08-13	551	DPR	RESERVED	02-19-13	-380.02
XXXXXXXXXXXXXXX	1191454	04-05-13	04-07-13	544	DPR	RESERVED	03-22-13	-992.68
XXXXXXXXXXXXXXX	1169485	04-05-13	04-09-13	547	DPR	RESERVED	02-10-13	-590.38
XXXXXXXXXXXXXXX	1195263	04-05-13	04-07-13	440	DPR	RESERVED	03-29-13	-883.79
XXXXXXXXXXXXXXX	1192464	04-05-13	04-06-13	549	DPR	RESERVED	03-24-13	-496.34
XXXXXXXXXXXXXXX	1177497	04-05-13	04-08-13	550	DPR	RESERVED	02-26-13	-441.89
XXXXXXXXXXXXXXX	1170710	04-05-13	04-11-13	2	DPR	RESERVED	02-16-13	-842.80
XXXXXXXXXXXXXXX	1170713	04-05-13	04-11-13	15	DPR	RESERVED	02-16-13	-768.56
XXXXXXXXXXXXXXX	1184962	04-05-13	04-09-13	87	DPR	RESERVED	03-12-13	-2,354.08
XXXXXXXXXXXXXXX	1181977	04-05-13	04-07-13	552	DPR	RESERVED	03-08-13	-346.46
XXXXXXXXXXXXXXX	1169483	04-05-13	04-08-13	4	DPR	RESERVED	02-10-13	-768.56
XXXXXXXXXXXXXXX	1195737	04-05-13	04-08-13	92	DPR	RESERVED	03-29-13	-768.56
XXXXXXXXXXXXXXX	1195260	04-05-13	04-06-13	60	DPR	RESERVED	03-28-13	-676.99
XXXXXXXXXXXXXXX	1195261	04-05-13	04-06-13	62	DPR	RESERVED	03-28-13	-661.99
XXXXXXXXXXXXXXX	1194456	04-05-13	04-07-13	67	DPR	RESERVED	03-28-13	-1,141.16
XXXXXXXXXXXXXXX	1189209	04-05-13	04-06-13	98	DPR	RESERVED	03-19-13	-693.20
XXXXXXXXXXXXXXX	1193510	04-05-13	04-07-13	14	DPR	RESERVED	03-27-13	-768.56
XXXXXXXXXXXXXXX	1177722	04-06-13	04-08-13	5	DPR	RESERVED	02-26-13	-842.80
XXXXXXXXXXXXXXX	1185493	04-06-13	04-08-13	66	DPR	RESERVED	03-13-13	-1,030.04
XXXXXXXXXXXXXXX	1188213	04-06-13	04-07-13	17	DPR	RESERVED	03-17-13	-693.20
XXXXXXXXXXXXXXX	1194205	04-06-13	04-08-13	12	DPR	RESERVED	03-28-13	-1,141.16
XXXXXXXXXXXXXXX	1159954	04-06-13	04-08-13	441	DPR	RESERVED	01-20-13	-441.89
XXXXXXXXXXXXXXX	1182482	04-06-13	04-07-13	96	DPR	RESERVED	03-07-13	-768.56
XXXXXXXXXXXXXXX	1193977	04-06-13	04-07-13	85	DPR	RESERVED	03-27-13	-652.25
XXXXXXXXXXXXXXX	1155985	04-06-13	04-09-13	83	DPR	RESERVED	01-10-13	-676.99
XXXXXXXXXXXXXXX	1184964	04-06-13	04-08-13	20	DPR	RESERVED	03-17-13	-693.20
XXXXXXXXXXXXXXX	1175722	04-06-13	04-07-13	3	DPR	RESERVED	02-21-13	-768.56
XXXXXXXXXXXXXXX	1175723	04-06-13	04-07-13	11	DPR	RESERVED	02-21-13	-595.33
XXXXXXXXXXXXXXX	1193512	04-07-13	04-09-13	97	DPR	RESERVED	03-27-13	-627.50
XXXXXXXXXXXXXXX	1189962	04-07-13	04-09-13	548	DPR	RESERVED	03-20-13	-614.56
XXXXXXXXXXXXXXX	1195739	04-07-13	04-09-13	552	DPR	RESERVED	03-30-13	-566.40
XXXXXXXXXXXXXXX	1179974	04-07-13	04-11-13	17	DPR	RESERVED	03-17-13	-2,264.99
XXXXXXXXXXXXXXX	1181457	04-07-13	04-09-13	443	DPR	RESERVED	03-05-13	-307.28
XXXXXXXXXXXXXXX	1190211	04-07-13	04-10-13	85	DPR	RESERVED	03-21-13	-1,696.89
XXXXXXXXXXXXXXX	1183216	04-07-13	04-09-13	549	DPR	RESERVED	03-08-13	-380.02
XXXXXXXXXXXXXXX	1156972	04-07-13	04-10-13	86	DPR	RESERVED	01-12-13	-1,882.49
XXXXXXXXXXXXXXX	1156954	04-07-13	04-08-13	70	DPR	RESERVED	01-12-13	-545.83

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1183957	04-07-13	04-09-13	9	DPR	RESERVED	03-10-13	-1,116.41
XXXXXXXXXXXXXXX	1183712	04-07-13	04-09-13	436	DPR	RESERVED	03-09-13	-315.53
XXXXXXXXXXXXXXX	1191468	04-07-13	04-08-13	64	DPR	RESERVED	03-22-13	-471.59
XXXXXXXXXXXXXXX	1183243	04-07-13	04-09-13	6	DPR	RESERVED	03-09-13	-1,132.50
XXXXXXXXXXXXXXX	1188221	04-08-13	04-12-13	30	DPR	RESERVED	03-18-13	-1,703.72
XXXXXXXXXXXXXXX	1183711	04-08-13	04-09-13	440	DPR	RESERVED	03-09-13	-315.53
XXXXXXXXXXXXXXX	1180959	04-08-13	04-10-13	70	DPR	RESERVED	03-04-13	-943.18
XXXXXXXXXXXXXXX	1168718	04-08-13	04-12-13	551	DPR	RESERVED	02-06-13	-380.02
XXXXXXXXXXXXXXX	1184214	04-08-13	04-09-13	435	DPR	RESERVED	03-10-13	-315.53
XXXXXXXXXXXXXXX	1184465	04-08-13	04-12-13	88	DPR	RESERVED	03-22-13	-2,262.52
XXXXXXXXXXXXXXX	1182504	04-08-13	04-09-13	9013	DPR	RESERVED	03-07-13	-4,717.47
XXXXXXXXXXXXXXX	1188223	04-08-13	04-10-13	5	DPR	RESERVED	03-18-13	-1,297.32
XXXXXXXXXXXXXXX	1170502	04-08-13	04-09-13	553	DPR	RESERVED	02-21-13	-380.02
XXXXXXXXXXXXXXX	1190720	04-08-13	04-11-13	438	DPR	RESERVED	03-21-13	-991.59
XXXXXXXXXXXXXXX	1182005	04-08-13	04-12-13	60	DPR	RESERVED	03-07-13	-2,042.28
XXXXXXXXXXXXXXX	1176207	04-08-13	04-12-13	9074	DPR	RESERVED	03-28-13	-16,697.99
XXXXXXXXXXXXXXX	1184515	04-08-13	04-12-13	26	DPR	RESERVED	03-12-13	-330.53
XXXXXXXXXXXXXXX	1180216	04-08-13	04-11-13	3	DPR	RESERVED	03-02-13	-566.25
XXXXXXXXXXXXXXX	1192467	04-08-13	04-10-13	550	DPR	RESERVED	03-25-13	-661.06
XXXXXXXXXXXXXXX	1196733	04-08-13	04-10-13	96	DPR	RESERVED	03-31-13	-535.62
XXXXXXXXXXXXXXX	1183715	04-08-13	04-09-13	441	DPR	RESERVED	03-09-13	-315.53
XXXXXXXXXXXXXXX	1031484	04-09-13	04-13-13	6	DPR	RESERVED	06-07-12	-655.93
XXXXXXXXXXXXXXX	1171457	04-09-13	04-13-13	71	DPR	RESERVED	03-20-13	-2,232.82
XXXXXXXXXXXXXXX	1192206	04-09-13	04-12-13	549	DPR	RESERVED	03-24-13	-1,511.28
XXXXXXXXXXXXXXX	1171459	04-09-13	04-11-13	87	DPR	RESERVED	03-20-13	-1,551.97
XXXXXXXXXXXXXXX	1055954	04-09-13	04-12-13	436	DPR	RESERVED	07-28-12	-365.02
XXXXXXXXXXXXXXX	1189212	04-09-13	04-14-13	98	DPR	RESERVED	03-19-13	-2,920.33
XXXXXXXXXXXXXXX	1172469	04-09-13	04-11-13	32	DPR	RESERVED	03-20-13	-1,091.66
XXXXXXXXXXXXXXX	1196729	04-09-13	04-13-13	444	DPR	RESERVED	03-31-13	-305.78
XXXXXXXXXXXXXXX	1081959	04-09-13	04-11-13	16	DPR	RESERVED	09-07-12	-1,297.32
XXXXXXXXXXXXXXX	1168211	04-09-13	04-11-13	27	DPR	RESERVED	02-05-13	-545.83
XXXXXXXXXXXXXXX	1193518	04-09-13	04-12-13	545	DPR	RESERVED	03-26-13	-330.53
XXXXXXXXXXXXXXX	1185460	04-09-13	04-11-13	4	DPR	RESERVED	03-13-13	-1,132.50
XXXXXXXXXXXXXXX	1196205	04-10-13	04-13-13	86	DPR	RESERVED	03-31-13	-1,491.19
XXXXXXXXXXXXXXX	1187207	04-10-13	04-13-13	554	DPR	RESERVED	03-21-13	-1,053.46
XXXXXXXXXXXXXXX	1166276	04-10-13	04-13-13	96	DPR	RESERVED	02-26-13	-719.06
XXXXXXXXXXXXXXX	1196454	04-10-13	04-13-13	82	DPR	RESERVED	03-30-13	-1,491.16
XXXXXXXXXXXXXXX	1176213	04-10-13	04-11-13	58	DPR	RESERVED	02-22-13	-1,856.06
XXXXXXXXXXXXXXX	1195454	04-10-13	04-13-13	550	DPR	RESERVED	03-29-13	-902.19
XXXXXXXXXXXXXXX	1186488	04-10-13	04-15-13	95	DPR	RESERVED	03-15-13	-2,920.33
XXXXXXXXXXXXXXX	1188480	04-10-13	04-12-13	68	DPR	RESERVED	03-18-13	-851.86
XXXXXXXXXXXXXXX	1114709	04-10-13	04-14-13	9	DPR	RESERVED	10-22-12	-2,060.08
XXXXXXXXXXXXXXX	1136280	04-10-13	04-13-13	19	DPR	RESERVED	03-20-13	-2,206.69
XXXXXXXXXXXXXXX	1165209	04-10-13	04-13-13	546	DPR	RESERVED	02-01-13	-315.03
XXXXXXXXXXXXXXX	1165210	04-10-13	04-13-13	548	DPR	RESERVED	02-01-13	-315.03
XXXXXXXXXXXXXXX	1190736	04-11-13	04-12-13	66	DPR	RESERVED	03-21-13	-644.82
XXXXXXXXXXXXXXX	1186206	04-11-13	04-14-13	27	DPR	RESERVED	03-14-13	-1,366.89
XXXXXXXXXXXXXXX	1184516	04-11-13	04-13-13	87	DPR	RESERVED	03-12-13	-1,177.04
XXXXXXXXXXXXXXX	1170957	04-11-13	04-14-13	438	DPR	RESERVED	02-13-13	-380.02
XXXXXXXXXXXXXXX	1174013	04-11-13	04-14-13	67	DPR	RESERVED	02-18-13	-1,959.21
XXXXXXXXXXXXXXX	1166261	04-11-13	04-13-13		DPR	RESERVED	01-30-13	-434.47
XXXXXXXXXXXXXXX	1190724	04-11-13	04-15-13	94	DPR	RESERVED	03-21-13	-627.50
XXXXXXXXXXXXXXX	1190711	04-11-13	04-15-13	83	DPR	RESERVED	03-21-13	-2,042.27
XXXXXXXXXXXXXXX	1194230	04-11-13	04-14-13	544	DPR	RESERVED	03-28-13	-380.02
XXXXXXXXXXXXXXX	1184467	04-11-13	04-14-13	97	DPR	RESERVED	03-11-13	-2,775.88
XXXXXXXXXXXXXXX	1185204	04-11-13	04-15-13	63	DPR	RESERVED	03-12-13	-1,792.81
XXXXXXXXXXXXXXX	1185455	04-11-13	04-12-13	32	DPR	RESERVED	03-13-13	-450.68
XXXXXXXXXXXXXXX	1190455	04-11-13	04-13-13	547	DPR	RESERVED	03-21-13	-330.53

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1159483	04-11-13	04-14-13	28	DPR	RESERVED	01-20-13	-892.30
XXXXXXXXXXXXXXX	1184483	04-11-13	04-14-13	15	DPR	RESERVED	03-26-13	-1,787.84
XXXXXXXXXXXXXXX	1171961	04-11-13	04-13-13	85	DPR	RESERVED	02-14-13	-602.75
XXXXXXXXXXXXXXX	1168480	04-11-13	04-14-13	31	DPR	RESERVED	02-05-13	-545.83
XXXXXXXXXXXXXXX	1185704	04-12-13	04-15-13	84	DPR	RESERVED	03-13-13	-533.46
XXXXXXXXXXXXXXX	1177743	04-12-13	04-14-13	20	DPR	RESERVED	02-27-13	-768.56
XXXXXXXXXXXXXXX	1169486	04-12-13	04-14-13	18	DPR	RESERVED	02-10-13	-1,190.66
XXXXXXXXXXXXXXX	1189213	04-12-13	04-14-13	545	DPR	RESERVED	03-19-13	-367.65
XXXXXXXXXXXXXXX	996714	04-12-13	04-14-13		DPR	RESERVED	02-14-13	-15,923.26
XXXXXXXXXXXXXXX	1060212	04-12-13	04-14-13	9069	GRP DEF	RESERVED	02-14-13	-16,893.38
XXXXXXXXXXXXXXX	1177709	04-12-13	04-14-13	440	DPR	RESERVED	02-26-13	-432.15
XXXXXXXXXXXXXXX	1177710	04-12-13	04-14-13	435	DPR	RESERVED	02-26-13	-402.15
XXXXXXXXXXXXXXX	1177711	04-12-13	04-14-13	436	DPR	RESERVED	02-26-13	-402.15
XXXXXXXXXXXXXXX	1177708	04-12-13	04-14-13	441	DPR	RESERVED	02-26-13	-432.15
XXXXXXXXXXXXXXX	1188474	04-12-13	04-14-13	88	DPR	RESERVED	03-18-13	-555.11
XXXXXXXXXXXXXXX	1185209	04-12-13	04-14-13	17	DPR	RESERVED	03-13-13	-676.99
XXXXXXXXXXXXXXX	1169270	04-12-13	04-14-13	29	DPR	RESERVED	02-08-13	-941.79
XXXXXXXXXXXXXXX	1169269	04-12-13	04-14-13	62	DPR	RESERVED	02-08-13	-662.00
XXXXXXXXXXXXXXX	1169268	04-12-13	04-14-13	2	DPR	RESERVED	02-08-13	-842.80
XXXXXXXXXXXXXXX	1138982	04-12-13	04-14-13	8	DPR	RESERVED	12-05-12	-1,042.17
XXXXXXXXXXXXXXX	1189458	04-12-13	04-14-13	16	DPR	RESERVED	03-20-13	-850.22
XXXXXXXXXXXXXXX	1169244	04-13-13	04-16-13		DPR	RESERVED	02-08-13	-595.33
XXXXXXXXXXXXXXX	1191963	04-13-13	04-14-13		DPR	RESERVED	03-24-13	-392.40
XXXXXXXXXXXXXXX	1163204	04-13-13	04-15-13		DPR	RESERVED	01-23-13	-676.99
XXXXXXXXXXXXXXX	1194956	04-13-13	04-15-13		DPR	RESERVED	03-28-13	-768.56
XXXXXXXXXXXXXXX	1159003	04-13-13	04-14-13		DPR	RESERVED	01-17-13	-768.56
XXXXXXXXXXXXXXX	1191484	04-13-13	04-14-13	7	DPR	RESERVED	03-22-13	-610.79
XXXXXXXXXXXXXXX	1189208	04-14-13	04-16-13		DPR	RESERVED	03-19-13	-340.28
XXXXXXXXXXXXXXX	1158998	04-14-13	04-20-13		DPR	RESERVED	01-16-13	-3,920.69
XXXXXXXXXXXXXXX	1195752	04-14-13	04-15-13		DPR	RESERVED	03-30-13	-283.20
XXXXXXXXXXXXXXX	1187457	04-14-13	04-16-13		DPR	RESERVED	03-16-13	-1,539.60
XXXXXXXXXXXXXXX	1186969	04-14-13	04-16-13		DPR	RESERVED	03-15-13	-851.86
XXXXXXXXXXXXXXX	1159966	04-14-13	04-15-13		DPR	RESERVED	01-18-13	-620.07
XXXXXXXXXXXXXXX	1196707	04-14-13	04-16-13		DPR	RESERVED	03-31-13	-330.53
XXXXXXXXXXXXXXX	1176228	04-14-13	04-18-13		DPR	RESERVED	02-22-13	-704.06
XXXXXXXXXXXXXXX	1158242	04-14-13	04-15-13		DPR	RESERVED	01-19-13	-553.26
XXXXXXXXXXXXXXX	1195242	04-14-13	04-15-13		DPR	RESERVED	03-29-13	-535.62
XXXXXXXXXXXXXXX	1181969	04-14-13	04-20-13		DPR	RESERVED	03-06-13	-2,314.85
XXXXXXXXXXXXXXX	1194216	04-14-13	04-18-13		DPR	RESERVED	03-27-13	-403.10
XXXXXXXXXXXXXXX	1191954	04-14-13	04-16-13		DPR	RESERVED	03-23-13	-330.53
XXXXXXXXXXXXXXX	1146956	04-14-13	04-16-13		DPR	RESERVED	12-21-12	-380.02
XXXXXXXXXXXXXXX	1186204	04-14-13	04-18-13		DPR	RESERVED	03-19-13	-2,265.00
XXXXXXXXXXXXXXX	1192959	04-14-13	04-17-13		DPR	RESERVED	03-25-13	-355.28
XXXXXXXXXXXXXXX	1158219	04-15-13	04-19-13		DPR	RESERVED	01-14-13	-492.75
XXXXXXXXXXXXXXX	1176721	04-15-13	04-17-13		DPR	RESERVED	02-23-13	-560.83
XXXXXXXXXXXXXXX	1186972	04-15-13	04-18-13		DPR	RESERVED	03-15-13	-425.93
XXXXXXXXXXXXXXX	1158714	04-15-13	04-16-13		DPR	RESERVED	01-15-13	-892.30
XXXXXXXXXXXXXXX	1168724	04-15-13	04-17-13		DPR	RESERVED	02-06-13	-1,438.13
XXXXXXXXXXXXXXX	1191467	04-15-13	04-17-13		DPR	RESERVED	03-23-13	-330.53
XXXXXXXXXXXXXXX	1183206	04-15-13	04-19-13		DPR	RESERVED	03-08-13	-602.75
XXXXXXXXXXXXXXX	1185208	04-15-13	04-18-13		DPR	RESERVED	03-13-13	-1,531.71
XXXXXXXXXXXXXXX	1193022	04-15-13	04-17-13		DPR	RESERVED	03-25-13	-566.25
XXXXXXXXXXXXXXX	1156206	04-15-13	04-18-13		DPR	RESERVED	01-10-13	-545.83
XXXXXXXXXXXXXXX	1178234	04-16-13	04-18-13		DPR	RESERVED	02-27-13	-471.59
XXXXXXXXXXXXXXX	1169231	04-16-13	04-22-13		DPR	RESERVED	02-11-13	-5,228.48
XXXXXXXXXXXXXXX	1178705	04-16-13	04-20-13		DPR	RESERVED	03-27-13	-2,213.02
XXXXXXXXXXXXXXX	1190457	04-16-13	04-18-13		DPR	RESERVED	03-21-13	-851.86
XXXXXXXXXXXXXXX	1177734	04-16-13	04-19-13		DPR	RESERVED	03-27-13	-1,313.30

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1163955	04-16-13	04-18-13		DPR	RESERVED	01-23-13	-1,784.59
XXXXXXXXXXXXXXX	1100455	04-16-13	04-19-13		DPR	RESERVED	10-05-12	-1,167.84
XXXXXXXXXXXXXXX	1183708	04-16-13	04-19-13		DPR	RESERVED	03-10-13	-2,639.76
XXXXXXXXXXXXXXX	1177478	04-16-13	04-18-13	33	DPR	RESERVED	02-25-13	-648.66
XXXXXXXXXXXXXXX	1170471	04-17-13	04-18-13		DPR	RESERVED	02-11-13	-892.30
XXXXXXXXXXXXXXX	1195250	04-17-13	04-20-13		DPR	RESERVED	03-28-13	-1,028.42
XXXXXXXXXXXXXXX	1184220	04-17-13	04-20-13		DPR	RESERVED	03-10-13	-1,743.29
XXXXXXXXXXXXXXX	1191959	04-17-13	04-19-13		DPR	RESERVED	03-24-13	-425.93
XXXXXXXXXXXXXXX	1190739	04-17-13	04-19-13		DPR	RESERVED	03-21-13	-1,132.50
XXXXXXXXXXXXXXX	1171706	04-17-13	04-18-13		DPR	RESERVED	02-14-13	-719.06
XXXXXXXXXXXXXXX	1119978	04-17-13	04-19-13		DPR	RESERVED	03-28-13	-760.05
XXXXXXXXXXXXXXX	1195742	04-18-13	04-21-13		DPR	RESERVED	03-29-13	-689.49
XXXXXXXXXXXXXXX	1190713	04-18-13	04-20-13		DPR	RESERVED	03-21-13	-330.53
XXXXXXXXXXXXXXX	1196213	04-18-13	04-22-13		DPR	RESERVED	03-31-13	-2,016.30
XXXXXXXXXXXXXXX	1150458	04-18-13	04-21-13		DPR	RESERVED	12-29-12	-477.75
XXXXXXXXXXXXXXX	1164251	04-18-13	04-20-13		DPR	RESERVED	01-25-13	-380.02
XXXXXXXXXXXXXXX	1133954	04-18-13	04-24-13		DPR	RESERVED	11-24-12	-3,109.18
XXXXXXXXXXXXXXX	1182509	04-18-13	04-21-13		DPR	RESERVED	03-07-13	-355.28
XXXXXXXXXXXXXXX	1181982	04-18-13	04-21-13		DPR	RESERVED	03-06-13	-1,567.33
XXXXXXXXXXXXXXX	1168499	04-18-13	04-21-13		DPR	RESERVED	02-05-13	-627.50
XXXXXXXXXXXXXXX	1138984	04-18-13	04-21-13		DPR	RESERVED	12-05-12	-434.47
XXXXXXXXXXXXXXX	1181218	04-18-13	04-21-13		DPR	RESERVED	03-05-13	-1,513.76
XXXXXXXXXXXXXXX	1181719	04-18-13	04-22-13		DPR	RESERVED	03-06-13	-2,060.08
XXXXXXXXXXXXXXX	1163456	04-18-13	04-20-13		DPR	RESERVED	01-23-13	-1,289.64
XXXXXXXXXXXXXXX	1167716	04-18-13	04-21-13		DPR	RESERVED	02-02-13	-941.79
XXXXXXXXXXXXXXX	1182502	04-18-13	04-21-13		DPR	RESERVED	03-08-13	-719.06
XXXXXXXXXXXXXXX	1180212	04-18-13	04-21-13		DPR	RESERVED	03-02-13	-676.99
XXXXXXXXXXXXXXX	1150457	04-18-13	04-21-13		DPR	RESERVED	12-29-12	-477.75
XXXXXXXXXXXXXXX	1189704	04-18-13	04-19-13		DPR	RESERVED	03-20-13	-330.53
XXXXXXXXXXXXXXX	1158216	04-18-13	04-20-13		DPR	RESERVED	01-14-13	-627.49
XXXXXXXXXXXXXXX	1194227	04-18-13	04-19-13		DPR	RESERVED	03-28-13	-380.02
XXXXXXXXXXXXXXX	1187455	04-19-13	04-22-13		DPR	RESERVED	03-16-13	-1,366.88
XXXXXXXXXXXXXXX	1179204	04-19-13	04-22-13		DPR	RESERVED	03-01-13	-2,235.52
XXXXXXXXXXXXXXX	1189228	04-19-13	04-21-13		DPR	RESERVED	03-19-13	-846.51
XXXXXXXXXXXXXXX	1192996	04-19-13	04-21-13		DPR	RESERVED	03-25-13	-441.89
XXXXXXXXXXXXXXX	1190954	04-19-13	04-22-13		DPR	RESERVED	03-22-13	-1,366.89
XXXXXXXXXXXXXXX	1193968	04-19-13	04-21-13		DPR	RESERVED	03-27-13	-1,221.59
XXXXXXXXXXXXXXX	1155218	04-19-13	04-21-13		DPR	RESERVED	01-06-13	-1,403.48
XXXXXXXXXXXXXXX	1156958	04-19-13	04-21-13		DPR	RESERVED	01-12-13	-768.56
XXXXXXXXXXXXXXX	1190228	04-19-13	04-21-13		DPR	RESERVED	03-21-13	-392.40
XXXXXXXXXXXXXXX	1184218	04-19-13	04-22-13		DPR	RESERVED	03-10-13	-693.20
XXXXXXXXXXXXXXX	1194207	04-19-13	04-21-13		DPR	RESERVED	03-27-13	-562.04
XXXXXXXXXXXXXXX	1166253	04-19-13	04-22-13		DPR	RESERVED	01-29-13	-610.79
XXXXXXXXXXXXXXX	1158960	04-19-13	04-23-13		DPR	RESERVED	01-17-13	-676.99
XXXXXXXXXXXXXXX	1191479	04-19-13	04-22-13		DPR	RESERVED	03-22-13	-470.48
XXXXXXXXXXXXXXX	1192998	04-19-13	04-21-13		DPR	RESERVED	03-25-13	-941.79
XXXXXXXXXXXXXXX	1185480	04-19-13	04-23-13		DPR	RESERVED	03-13-13	-2,354.08
XXXXXXXXXXXXXXX	1196204	04-19-13	04-21-13		DPR	RESERVED	03-30-13	-743.81
XXXXXXXXXXXXXXX	1194214	04-19-13	04-22-13		DPR	RESERVED	03-27-13	-652.25
XXXXXXXXXXXXXXX	1170518	04-19-13	04-22-13		DPR	RESERVED	02-16-13	-768.56
XXXXXXXXXXXXXXX	1182485	04-20-13	04-22-13		DPR	RESERVED	03-17-13	-1,065.68
XXXXXXXXXXXXXXX	1186207	04-20-13	04-22-13		DPR	RESERVED	03-14-13	-676.99
XXXXXXXXXXXXXXX	1170221	04-20-13	04-21-13		DPR	RESERVED	02-11-13	-441.89
XXXXXXXXXXXXXXX	1097254	04-20-13	04-22-13		DPR	RESERVED	10-02-12	-540.88
XXXXXXXXXXXXXXX	1168979	04-20-13	04-22-13		DPR	RESERVED	02-11-13	-1,403.48
XXXXXXXXXXXXXXX	1194210	04-20-13	04-22-13		DPR	RESERVED	03-27-13	-595.33
XXXXXXXXXXXXXXX	1169955	04-20-13	04-21-13	3	DPR	RESERVED	02-10-13	-610.80
XXXXXXXXXXXXXXX	1184485	04-20-13	04-21-13		DPR	RESERVED	03-11-13	-521.08

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1182476	04-21-13	04-24-13		DPR	RESERVED	03-07-13	-877.30
XXXXXXXXXXXXXXX	1190719	04-21-13	04-23-13		DPR	RESERVED	03-21-13	-380.02
XXXXXXXXXXXXXXX	1180460	04-21-13	04-24-13		DPR	RESERVED	03-03-13	-719.06
XXXXXXXXXXXXXXX	1188220	04-21-13	04-25-13		DPR	RESERVED	03-17-13	-2,594.63
XXXXXXXXXXXXXXX	1168500	04-21-13	04-23-13		DPR	RESERVED	02-06-13	-380.02
XXXXXXXXXXXXXXX	1195249	04-21-13	04-22-13		DPR	RESERVED	03-28-13	-403.11
XXXXXXXXXXXXXXX	1191970	04-21-13	04-23-13		DPR	RESERVED	03-24-13	-330.53
XXXXXXXXXXXXXXX	1175007	04-21-13	04-26-13		DPR	RESERVED	02-20-13	-694.32
XXXXXXXXXXXXXXX	1162210	04-22-13	04-26-13		DPR	RESERVED	01-23-13	-804.57
XXXXXXXXXXXXXXX	1174729	04-22-13	04-23-13		DPR	RESERVED	02-20-13	-545.83
XXXXXXXXXXXXXXX	1194219	04-22-13	04-24-13		DPR	RESERVED	03-27-13	-573.04
XXXXXXXXXXXXXXX	1170734	04-22-13	04-24-13	83	DPR	RESERVED	02-12-13	-918.43
XXXXXXXXXXXXXXX	1178224	04-22-13	04-25-13		DPR	RESERVED	02-28-13	-330.53
XXXXXXXXXXXXXXX	1142470	04-22-13	04-26-13		DPR	RESERVED	12-12-12	-867.54
XXXXXXXXXXXXXXX	1030508	04-22-13	04-25-13		DPR	RESERVED	06-04-12	-1,900.98
XXXXXXXXXXXXXXX	1126464	04-22-13	04-27-13		DPR	RESERVED	11-08-12	-694.32
XXXXXXXXXXXXXXX	1172457	04-22-13	04-26-13		DPR	RESERVED	02-15-13	-719.06
XXXXXXXXXXXXXXX	1129455	04-22-13	04-26-13	9000	DPR	RESERVED	12-21-12	-6,045.00
XXXXXXXXXXXXXXX	1170503	04-23-13	04-30-13		DPR	RESERVED	02-11-13	-2,105.22
XXXXXXXXXXXXXXX	1170504	04-23-13	04-30-13		DPR	RESERVED	02-11-13	-2,105.22
XXXXXXXXXXXXXXX	1188477	04-23-13	04-26-13		DPR	RESERVED	03-18-13	-1,277.79
XXXXXXXXXXXXXXX	1188488	04-23-13	04-27-13		DPR	RESERVED	03-18-13	-2,309.54
XXXXXXXXXXXXXXX	1189226	04-23-13	04-25-13		DPR	RESERVED	03-19-13	-627.50
XXXXXXXXXXXXXXX	1195236	04-23-13	04-27-13		DPR	RESERVED	03-28-13	-627.50
XXXXXXXXXXXXXXX	1167957	04-23-13	04-26-13		DPR	RESERVED	02-03-13	-627.50
XXXXXXXXXXXXXXX	1189224	04-23-13	04-25-13		DPR	RESERVED	03-19-13	-627.50
XXXXXXXXXXXXXXX	1145716	04-23-13	04-25-13	70	DPR	RESERVED	12-18-12	-602.16
XXXXXXXXXXXXXXX	1187209	04-23-13	04-24-13		DPR	RESERVED	03-16-13	-330.53
XXXXXXXXXXXXXXX	1166499	04-23-13	04-27-13		DPR	RESERVED	03-13-13	-800.73
XXXXXXXXXXXXXXX	1172471	04-23-13	04-28-13		DPR	RESERVED	02-15-13	-355.28
XXXXXXXXXXXXXXX	1187458	04-23-13	04-24-13		DPR	RESERVED	03-21-13	-566.25
XXXXXXXXXXXXXXX	1136711	04-23-13	04-26-13		DPR	RESERVED	12-21-12	-566.25
XXXXXXXXXXXXXXX	1156231	04-24-13	04-26-13		DPR	RESERVED	03-21-13	-1,289.64
XXXXXXXXXXXXXXX	1168255	04-24-13	04-27-13		DPR	RESERVED	02-05-13	-545.83
XXXXXXXXXXXXXXX	1191958	04-24-13	04-27-13		DPR	RESERVED	03-24-13	-627.50
XXXXXXXXXXXXXXX	1166513	04-24-13	04-28-13		DPR	RESERVED	01-30-13	-719.06
XXXXXXXXXXXXXXX	1174988	04-24-13	04-26-13		DPR	RESERVED	03-14-13	-775.98
XXXXXXXXXXXXXXX	1135290	04-24-13	04-26-13		DPR	RESERVED	12-03-12	-371.21
XXXXXXXXXXXXXXX	1135291	04-24-13	04-26-13		DPR	RESERVED	12-03-12	-371.21
XXXXXXXXXXXXXXX	1167478	04-24-13	04-26-13		DPR	RESERVED	02-01-13	-355.28
XXXXXXXXXXXXXXX	1184963	04-24-13	04-26-13		DPR	RESERVED	03-12-13	-800.73
XXXXXXXXXXXXXXX	1195217	04-24-13	04-27-13		DPR	RESERVED	03-28-13	-566.25
XXXXXXXXXXXXXXX	1195216	04-24-13	04-27-13		DPR	RESERVED	03-28-13	-566.25
XXXXXXXXXXXXXXX	1166278	04-24-13	04-28-13		DPR	RESERVED	01-30-13	-434.74
XXXXXXXXXXXXXXX	1167727	04-25-13	04-28-13		DPR	RESERVED	02-02-13	-719.06
XXXXXXXXXXXXXXX	1184223	04-25-13	04-26-13		DPR	RESERVED	03-10-13	-722.16
XXXXXXXXXXXXXXX	1192960	04-25-13	04-28-13		DPR	RESERVED	03-25-13	-1,787.83
XXXXXXXXXXXXXXX	1190718	04-25-13	04-30-13		DPR	RESERVED	03-21-13	-2,218.74
XXXXXXXXXXXXXXX	1196216	04-25-13	04-26-13		DPR	RESERVED	03-30-13	-719.06
XXXXXXXXXXXXXXX	1196215	04-25-13	04-26-13		DPR	RESERVED	03-30-13	-627.50
XXXXXXXXXXXXXXX	120495	04-25-13	04-26-13		GCO	RESERVED	03-28-12	-0.24
XXXXXXXXXXXXXXX	1193976	04-25-13	04-28-13		DPR	RESERVED	03-28-13	-1,787.83
XXXXXXXXXXXXXXX	1101749	04-25-13	04-27-13		DPR	RESERVED	10-08-12	-380.02
XXXXXXXXXXXXXXX	1135226	04-25-13	04-29-13		DPR	RESERVED	11-27-12	-627.50
XXXXXXXXXXXXXXX	1195964	04-25-13	04-28-13		DPR	RESERVED	03-31-13	-1,293.47
XXXXXXXXXXXXXXX	1195704	04-25-13	04-28-13		DPR	RESERVED	03-29-13	-1,293.47
XXXXXXXXXXXXXXX	1188215	04-26-13	04-30-13		DPR	RESERVED	03-18-13	-3,044.54
XXXXXXXXXXXXXXX	1186987	04-26-13	04-28-13		DPR	RESERVED	03-15-13	-7,725.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1181463	04-26-13	04-29-13		DPR	RESERVED	03-05-13	-441.89
XXXXXXXXXXXXXXX	1192466	04-26-13	05-01-13		DPR	RESERVED	03-24-13	-4,457.15
XXXXXXXXXXXXXXX	1016987	04-26-13	04-28-13		GRP DEF	RESERVED	02-20-13	-14,326.79
XXXXXXXXXXXXXXX	1168466	04-26-13	04-28-13		DPR	RESERVED	03-21-13	-4,697.17
XXXXXXXXXXXXXXX	1176723	04-26-13	04-28-13		DPR	RESERVED	02-23-13	-714.11
XXXXXXXXXXXXXXX	1177226	04-26-13	04-29-13		DPR	RESERVED	02-24-13	-508.71
XXXXXXXXXXXXXXX	1152459	04-26-13	04-28-13		DPR	RESERVED	01-03-13	-496.34
XXXXXXXXXXXXXXX	1184507	04-26-13	04-28-13		DPR	RESERVED	03-11-13	-788.41
XXXXXXXXXXXXXXX	1188217	04-26-13	04-28-13		DPR	RESERVED	03-18-13	-1,288.40
XXXXXXXXXXXXXXX	1180455	04-26-13	04-28-13		DPR	RESERVED	03-03-13	-768.56
XXXXXXXXXXXXXXX	1140218	04-26-13	04-29-13		DPR	RESERVED	02-14-13	-8,910.13
XXXXXXXXXXXXXXX	1193974	04-26-13	04-28-13		DPR	RESERVED	03-27-13	-938.50
XXXXXXXXXXXXXXX	1152460	04-26-13	04-28-13		DPR	RESERVED	01-03-13	-441.89
XXXXXXXXXXXXXXX	1166259	04-26-13	04-29-13		DPR	RESERVED	01-29-13	-768.56
XXXXXXXXXXXXXXX	1168726	04-26-13	04-29-13		DPR	RESERVED	02-06-13	-743.81
XXXXXXXXXXXXXXX	1185709	04-26-13	04-28-13		DPR	RESERVED	03-14-13	-1,337.90
XXXXXXXXXXXXXXX	1178962	04-26-13	04-28-13		DPR	RESERVED	03-20-13	-1,774.70
XXXXXXXXXXXXXXX	1196457	04-26-13	04-28-13		DPR	RESERVED	03-31-13	-887.35
XXXXXXXXXXXXXXX	1179957	04-26-13	04-28-13		DPR	RESERVED	03-01-13	-1,242.62
XXXXXXXXXXXXXXX	1182501	04-27-13	04-30-13		DPR	RESERVED	03-07-13	-2,244.43
XXXXXXXXXXXXXXX	1166994	04-27-13	05-02-13		DPR	RESERVED	01-31-13	-676.99
XXXXXXXXXXXXXXX	1168214	04-27-13	04-30-13	6	DPR	RESERVED	02-04-13	-2,440.09
XXXXXXXXXXXXXXX	1064225	04-27-13	05-01-13		DPR	RESERVED	08-06-12	-2,862.05
XXXXXXXXXXXXXXX	1169276	04-27-13	05-01-13		DPR	RESERVED	02-09-13	-441.89
XXXXXXXXXXXXXXX	1185458	04-27-13	05-01-13		DPR	RESERVED	03-13-13	-872.35
XXXXXXXXXXXXXXX	1164465	04-27-13	04-29-13		DPR	RESERVED	01-25-13	-590.37
XXXXXXXXXXXXXXX	1168476	04-27-13	04-30-13		DPR	RESERVED	02-06-13	-595.33
XXXXXXXXXXXXXXX	1168983	04-27-13	05-01-13		DPR	RESERVED	02-07-13	-365.02
XXXXXXXXXXXXXXX	1166257	04-27-13	04-29-13		DPR	RESERVED	01-29-13	-768.56
XXXXXXXXXXXXXXX	1169274	04-27-13	05-01-13		DPR	RESERVED	02-08-13	-441.89
XXXXXXXXXXXXXXX	1155473	04-27-13	04-30-13		DPR	RESERVED	01-08-13	-441.89
XXXXXXXXXXXXXXX	1162954	04-28-13	05-02-13		DPR	RESERVED	01-22-13	-627.50
XXXXXXXXXXXXXXX	1168989	04-28-13	05-02-13		DPR	RESERVED	02-09-13	-404.77
XXXXXXXXXXXXXXX	353461	04-28-13	04-29-13		GCO	RESERVED	05-15-12	-50.00
XXXXXXXXXXXXXXX	1181209	04-28-13	04-30-13		DPR	RESERVED	03-04-13	-380.02
XXXXXXXXXXXXXXX	1180474	04-28-13	04-30-13		DPR	RESERVED	03-03-13	-492.75
XXXXXXXXXXXXXXX	994984	04-28-13	04-30-13		DPR	RESERVED	04-06-12	-340.28
XXXXXXXXXXXXXXX	1192461	04-28-13	05-01-13		DPR	RESERVED	03-24-13	-1,698.75
XXXXXXXXXXXXXXX	1192997	04-28-13	05-03-13		DPR	RESERVED	03-25-13	-380.02
XXXXXXXXXXXXXXX	1184216	04-28-13	05-04-13		DPR	RESERVED	03-10-13	-3,936.49
XXXXXXXXXXXXXXX	1088719	04-28-13	04-30-13		DPR	RESERVED	01-17-13	-2,269.70
XXXXXXXXXXXXXXX	1187212	04-28-13	04-30-13		DPR	RESERVED	03-18-13	-780.93
XXXXXXXXXXXXXXX	1180457	04-28-13	04-29-13		DPR	RESERVED	03-03-13	-719.06
XXXXXXXXXXXXXXX	1178219	04-28-13	05-01-13		DPR	RESERVED	02-27-13	-521.08
XXXXXXXXXXXXXXX	1179972	04-28-13	04-30-13		DPR	RESERVED	03-05-13	-380.02
XXXXXXXXXXXXXXX	1161218	04-29-13	05-01-13		DPR	RESERVED	01-21-13	-466.64
XXXXXXXXXXXXXXX	1151704	04-29-13	05-03-13		DPR	RESERVED	01-01-13	-1,216.20
XXXXXXXXXXXXXXX	1167967	04-29-13	05-02-13		DPR	RESERVED	02-04-13	-380.02
XXXXXXXXXXXXXXX	1195750	04-29-13	05-01-13		DPR	RESERVED	03-29-13	-330.53
XXXXXXXXXXXXXXX	1193011	04-29-13	05-03-13		DPR	RESERVED	03-26-13	-2,265.00
XXXXXXXXXXXXXXX	1183245	04-29-13	05-02-13		DPR	RESERVED	03-09-13	-805.68
XXXXXXXXXXXXXXX	1170209	04-30-13	05-05-13		DPR	RESERVED	03-14-13	-7,926.74
XXXXXXXXXXXXXXX	1189234	04-30-13	05-09-13		DPR	RESERVED	03-19-13	-566.25
XXXXXXXXXXXXXXX	1183716	04-30-13	05-01-13		DPR	RESERVED	03-10-13	-892.30
XXXXXXXXXXXXXXX	1181208	04-30-13	05-01-13		DPR	RESERVED	03-04-13	-565.63
XXXXXXXXXXXXXXX	1141205	05-01-13	05-04-13		DPR	RESERVED	12-09-12	-612.50
XXXXXXXXXXXXXXX	1180233	05-01-13	05-03-13		DPR	RESERVED	03-03-13	-985.50
XXXXXXXXXXXXXXX	1166265	05-01-13	05-03-13		DPR	RESERVED	01-30-13	-719.06

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1194212	05-01-13	05-03-13		DPR	RESERVED	03-27-13	-448.08
XXXXXXXXXXXXXXX	1135228	05-01-13	05-03-13		DPR	RESERVED	11-27-12	-627.50
XXXXXXXXXXXXXXX	1178719	05-01-13	05-03-13		DPR	RESERVED	02-28-13	-719.06
XXXXXXXXXXXXXXX	1189223	05-01-13	05-04-13		DPR	RESERVED	03-19-13	-627.50
XXXXXXXXXXXXXXX	1156473	05-02-13	05-04-13		GRP DEF	RESERVED	01-24-13	-1,500.00
XXXXXXXXXXXXXXX	986022	05-02-13	05-05-13		DPR	RESERVED	03-29-13	-15,393.78
XXXXXXXXXXXXXXX	1160705	05-02-13	05-04-13		DPR	RESERVED	01-21-13	-380.02
XXXXXXXXXXXXXXX	1128206	05-02-13	05-03-13		DPR	RESERVED	03-13-13	-637.52
XXXXXXXXXXXXXXX	1127454	05-02-13	05-05-13		DPR	RESERVED	11-10-12	-1,787.83
XXXXXXXXXXXXXXX	1178720	05-02-13	05-03-13		DPR	RESERVED	02-28-13	-380.02
XXXXXXXXXXXXXXX	1172725	05-02-13	05-03-13		DPR	RESERVED	02-16-13	-570.58
XXXXXXXXXXXXXXX	1180458	05-02-13	05-08-13		DPR	RESERVED	03-03-13	-648.66
XXXXXXXXXXXXXXX	1154979	05-03-13	05-06-13		DPR	RESERVED	01-06-13	-1,483.93
XXXXXXXXXXXXXXX	1154963	05-03-13	05-06-13		DPR	RESERVED	03-29-13	-529.59
XXXXXXXXXXXXXXX	1181717	05-03-13	05-04-13		DPR	RESERVED	03-05-13	-516.13
XXXXXXXXXXXXXXX	216720	05-03-13	05-04-13		DPQ	RESERVED	05-15-12	-450.00
XXXXXXXXXXXXXXX	1190231	05-03-13	05-06-13		DPR	RESERVED	03-22-13	-1,787.83
XXXXXXXXXXXXXXX	1166494	05-04-13	05-08-13		DPR	RESERVED	01-30-13	-380.02
XXXXXXXXXXXXXXX	1192468	05-04-13	05-07-13		DPR	RESERVED	03-30-13	-417.15
XXXXXXXXXXXXXXX	1190218	05-04-13	05-07-13		DPR	RESERVED	03-21-13	-676.99
XXXXXXXXXXXXXXX	1180211	05-04-13	05-05-13		DPR	RESERVED	03-02-13	-714.11
XXXXXXXXXXXXXXX	1190714	05-04-13	05-06-13		DPR	RESERVED	03-21-13	-392.40
XXXXXXXXXXXXXXX	1138460	05-04-13	05-08-13		DPR	RESERVED	12-03-12	-644.20
XXXXXXXXXXXXXXX	1173707	05-04-13	05-06-13		DPR	RESERVED	02-17-13	-1,040.78
XXXXXXXXXXXXXXX	1169262	05-04-13	05-07-13	2	DPR	RESERVED	02-09-13	-938.20
XXXXXXXXXXXXXXX	1186476	05-04-13	05-07-13		DPR	RESERVED	03-14-13	-392.40
XXXXXXXXXXXXXXX	1184458	05-04-13	05-05-13		DPR	RESERVED	03-11-13	-644.20
XXXXXXXXXXXXXXX	1181712	05-04-13	05-05-13		DPR	RESERVED	03-11-13	-629.20
XXXXXXXXXXXXXXX	1180477	05-05-13	05-08-13		DPR	RESERVED	03-04-13	-425.93
XXXXXXXXXXXXXXX	1177968	05-05-13	05-09-13		DPR	RESERVED	02-27-13	-380.02
XXXXXXXXXXXXXXX	1171707	05-05-13	05-06-13		DPR	RESERVED	02-14-13	-365.02
XXXXXXXXXXXXXXX	1177495	05-05-13	05-08-13		DPR	RESERVED	02-25-13	-330.53
XXXXXXXXXXXXXXX	1167472	05-05-13	05-06-13		DPR	RESERVED	02-01-13	-365.02
XXXXXXXXXXXXXXX	217240	05-05-13	05-06-13		DPQ	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	1181465	05-05-13	05-10-13		DPR	RESERVED	03-06-13	-305.78
XXXXXXXXXXXXXXX	1177494	05-05-13	05-08-13		DPR	RESERVED	02-25-13	-330.53
XXXXXXXXXXXXXXX	1182477	05-05-13	05-08-13		DPR	RESERVED	03-07-13	-1,140.07
XXXXXXXXXXXXXXX	1156468	05-05-13	05-08-13		DPR	RESERVED	01-11-13	-2,955.29
XXXXXXXXXXXXXXX	1195238	05-06-13	05-08-13		DPR	RESERVED	03-28-13	-806.20
XXXXXXXXXXXXXXX	1186961	05-06-13	05-08-13		DPR	RESERVED	03-15-13	-330.53
XXXXXXXXXXXXXXX	1182004	05-06-13	05-09-13		DPR	RESERVED	03-07-13	-1,531.71
XXXXXXXXXXXXXXX	1177954	05-07-13	05-10-13		DPR	RESERVED	02-27-13	-325.03
XXXXXXXXXXXXXXX	1174958	05-07-13	05-10-13		DPR	RESERVED	02-20-13	-315.53
XXXXXXXXXXXXXXX	1171708	05-07-13	05-08-13		DPR	RESERVED	02-14-13	-380.02
XXXXXXXXXXXXXXX	1174959	05-07-13	05-10-13		DPR	RESERVED	02-20-13	-315.53
XXXXXXXXXXXXXXX	1177459	05-07-13	05-10-13		DPR	RESERVED	02-25-13	-325.53
XXXXXXXXXXXXXXX	1177481	05-07-13	05-12-13		DPR	RESERVED	02-25-13	-380.02
XXXXXXXXXXXXXXX	1177479	05-07-13	05-12-13		DPR	RESERVED	02-25-13	-330.53
XXXXXXXXXXXXXXX	1175724	05-07-13	05-12-13		DPR	RESERVED	02-21-13	-330.53
XXXXXXXXXXXXXXX	1194955	05-07-13	05-09-13	439	DPR	RESERVED	03-28-13	-292.28
XXXXXXXXXXXXXXX	1173999	05-07-13	05-10-13		DPR	RESERVED	02-18-13	-330.53
XXXXXXXXXXXXXXX	1185477	05-07-13	05-09-13		DPR	RESERVED	03-13-13	-330.53
XXXXXXXXXXXXXXX	1174016	05-07-13	05-09-13		DPR	RESERVED	02-19-13	-1,091.66
XXXXXXXXXXXXXXX	1158456	05-07-13	05-10-13		DPR	RESERVED	01-15-13	-3,106.94
XXXXXXXXXXXXXXX	1145520	05-07-13	05-09-13		DPR	RESERVED	12-17-12	-678.00
XXXXXXXXXXXXXXX	1174000	05-07-13	05-10-13		DPR	RESERVED	02-18-13	-330.53
XXXXXXXXXXXXXXX	1173996	05-07-13	05-10-13		DPR	RESERVED	02-18-13	-330.53
XXXXXXXXXXXXXXX	1175712	05-07-13	05-10-13		DPR	RESERVED	02-21-13	-325.03

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1175715	05-07-13	05-10-13		DPR	RESERVED	02-21-13	-325.03
XXXXXXXXXXXXXXX	1162706	05-07-13	05-09-13		DPR	RESERVED	01-22-13	-1,987.51
XXXXXXXXXXXXXXX	1150727	05-07-13	05-10-13		DPR	RESERVED	12-30-12	-694.32
XXXXXXXXXXXXXXX	1193021	05-08-13	05-10-13		DPR	RESERVED	03-26-13	-330.53
XXXXXXXXXXXXXXX	1048230	05-08-13	05-11-13		DPR	RESERVED	07-11-12	-1,923.25
XXXXXXXXXXXXXXX	218461	05-08-13	05-09-13		GCO	RESERVED	05-15-12	-150.00
XXXXXXXXXXXXXXX	1172714	05-08-13	05-11-13		DPR	RESERVED	02-16-13	-380.02
XXXXXXXXXXXXXXX	1186211	05-08-13	05-12-13		DPR	RESERVED	03-14-13	-602.75
XXXXXXXXXXXXXXX	1173998	05-08-13	05-12-13		DPR	RESERVED	02-18-13	-648.66
XXXXXXXXXXXXXXX	1188471	05-08-13	05-11-13		DPR	RESERVED	03-24-13	-555.11
XXXXXXXXXXXXXXX	1188470	05-08-13	05-11-13		DPR	RESERVED	03-24-13	-1,983.34
XXXXXXXXXXXXXXX	1157209	05-09-13	05-12-13		DPR	RESERVED	01-13-13	-1,263.81
XXXXXXXXXXXXXXX	1169229	05-09-13	05-12-13		DPR	RESERVED	02-08-13	-478.91
XXXXXXXXXXXXXXX	1165464	05-09-13	05-12-13		DPR	RESERVED	01-27-13	-320.48
XXXXXXXXXXXXXXX	1135006	05-09-13	05-14-13		DPR	RESERVED	11-26-12	-2,930.85
XXXXXXXXXXXXXXX	1129010	05-09-13	05-12-13		DPR	RESERVED	11-20-12	-492.75
XXXXXXXXXXXXXXX	1177204	05-10-13	05-12-13		DPR	RESERVED	02-24-13	-768.56
XXXXXXXXXXXXXXX	1166960	05-10-13	05-12-13		DPR	RESERVED	01-31-13	-800.11
XXXXXXXXXXXXXXX	1194222	05-10-13	05-13-13		DPR	RESERVED	03-27-13	-1,533.25
XXXXXXXXXXXXXXX	1119708	05-10-13	05-13-13		DPR	RESERVED	10-29-12	-2,322.37
XXXXXXXXXXXXXXX	1194457	05-10-13	05-13-13		DPR	RESERVED	03-28-13	-521.08
XXXXXXXXXXXXXXX	1182480	05-10-13	05-12-13		DPR	RESERVED	03-07-13	-441.89
XXXXXXXXXXXXXXX	1172458	05-10-13	05-12-13		DPR	RESERVED	02-15-13	-789.37
XXXXXXXXXXXXXXX	1181958	05-10-13	05-12-13		DPR	RESERVED	03-06-13	-966.54
XXXXXXXXXXXXXXX	1178715	05-10-13	05-12-13		DPR	RESERVED	02-28-13	-768.56
XXXXXXXXXXXXXXX	1178714	05-10-13	05-12-13		DPR	RESERVED	02-28-13	-380.02
XXXXXXXXXXXXXXX	1049732	05-10-13	05-13-13		GRP DEF	RESERVED	03-19-13	-21,203.88
XXXXXXXXXXXXXXX	1191968	05-11-13	05-13-13		DPR	RESERVED	03-25-13	-1,177.04
XXXXXXXXXXXXXXX	1193959	05-11-13	05-14-13		DPR	RESERVED	03-27-13	-521.08
XXXXXXXXXXXXXXX	1158454	05-11-13	05-15-13		DPR	RESERVED	01-15-13	-1,812.11
XXXXXXXXXXXXXXX	219214	05-11-13	05-12-13		DPQ	RESERVED	05-15-12	-150.00
XXXXXXXXXXXXXXX	1193958	05-11-13	05-14-13		DPR	RESERVED	03-27-13	-392.40
XXXXXXXXXXXXXXX	1175012	05-11-13	05-12-13		DPR	RESERVED	02-21-13	-441.89
XXXXXXXXXXXXXXX	1011735	05-11-13	05-14-13		DPR	RESERVED	05-10-12	-468.96
XXXXXXXXXXXXXXX	1075479	05-11-13	05-13-13		DPR	RESERVED	01-29-13	-2,874.62
XXXXXXXXXXXXXXX	1150459	05-11-13	05-15-13		DPR	RESERVED	12-29-12	-1,181.35
XXXXXXXXXXXXXXX	1178228	05-12-13	05-17-13		DPR	RESERVED	02-27-13	-644.82
XXXXXXXXXXXXXXX	1169484	05-12-13	05-13-13		DPR	RESERVED	02-10-13	-892.30
XXXXXXXXXXXXXXX	1109485	05-12-13	05-13-13		DPR	RESERVED	10-18-12	-434.47
XXXXXXXXXXXXXXX	1180224	05-12-13	05-15-13		DPR	RESERVED	03-02-13	-991.59
XXXXXXXXXXXXXXX	1175959	05-12-13	05-13-13		DPR	RESERVED	02-22-13	-396.11
XXXXXXXXXXXXXXX	1109491	05-12-13	05-13-13		DPR	RESERVED	10-17-12	-434.47
XXXXXXXXXXXXXXX	1159508	05-13-13	05-15-13		DPR	RESERVED	01-20-13	-545.83
XXXXXXXXXXXXXXX	1160722	05-13-13	05-16-13		DPR	RESERVED	01-20-13	-545.83
XXXXXXXXXXXXXXX	1146713	05-13-13	05-16-13		DPR	RESERVED	12-21-12	-719.06
XXXXXXXXXXXXXXX	1176711	05-13-13	05-19-13		DPR	RESERVED	02-23-13	-627.50
XXXXXXXXXXXXXXX	219969	05-14-13	05-15-13		DPQ	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	1182001	05-14-13	05-17-13		DPR	RESERVED	03-08-13	-1,461.79
XXXXXXXXXXXXXXX	1191470	05-15-13	05-19-13		DPR	RESERVED	03-23-13	-627.50
XXXXXXXXXXXXXXX	1159955	05-15-13	05-18-13		DPR	RESERVED	01-18-13	-355.28
XXXXXXXXXXXXXXX	1190740	05-16-13	05-20-13		DPR	RESERVED	03-22-13	-2,354.08
XXXXXXXXXXXXXXX	1193498	05-16-13	05-19-13		DPR	RESERVED	03-26-13	-346.90
XXXXXXXXXXXXXXX	1191491	05-16-13	05-18-13		DPR	RESERVED	03-22-13	-805.68
XXXXXXXXXXXXXXX	1195961	05-16-13	05-19-13		DPR	RESERVED	03-31-13	-1,691.03
XXXXXXXXXXXXXXX	1170459	05-16-13	05-20-13		GRP DEF	RESERVED	02-20-13	-4,058.00
XXXXXXXXXXXXXXX	1193978	05-16-13	05-18-13		DPR	RESERVED	03-28-13	-1,177.04
XXXXXXXXXXXXXXX	1168491	05-16-13	05-20-13		DPR	RESERVED	02-05-13	-917.04
XXXXXXXXXXXXXXX	1193019	05-16-13	05-19-13		DPR	RESERVED	03-25-13	-587.75

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1135832	05-16-13	05-19-13		DPR	RESERVED	11-27-12	-545.83
XXXXXXXXXXXXXXX	1193507	05-17-13	05-18-13		DPR	RESERVED	03-27-13	-941.79
XXXXXXXXXXXXXXX	1174012	05-17-13	05-20-13		DPR	RESERVED	02-18-13	-1,278.45
XXXXXXXXXXXXXXX	1193495	05-17-13	05-19-13		DPR	RESERVED	03-26-13	-346.90
XXXXXXXXXXXXXXX	1193496	05-17-13	05-19-13		DPR	RESERVED	03-26-13	-346.90
XXXXXXXXXXXXXXX	1193497	05-17-13	05-19-13		DPR	RESERVED	03-26-13	-346.90
XXXXXXXXXXXXXXX	1193499	05-17-13	05-19-13		DPR	RESERVED	03-26-13	-346.90
XXXXXXXXXXXXXXX	1193500	05-17-13	05-19-13		DPR	RESERVED	03-26-13	-346.90
XXXXXXXXXXXXXXX	1185205	05-17-13	05-19-13	548	DPR	RESERVED	03-12-13	-392.40
XXXXXXXXXXXXXXX	1193457	05-17-13	05-19-13		DPR	RESERVED	03-26-13	-1,386.40
XXXXXXXXXXXXXXX	1119460	05-17-13	05-21-13		DPR	RESERVED	10-29-12	-2,354.08
XXXXXXXXXXXXXXX	1185481	05-17-13	05-19-13		DPR	RESERVED	03-13-13	-590.38
XXXXXXXXXXXXXXX	1138468	05-17-13	05-19-13		DPR	RESERVED	03-21-13	-22,654.84
XXXXXXXXXXXXXXX	1191971	05-17-13	05-20-13		DPR	RESERVED	03-23-13	-570.58
XXXXXXXXXXXXXXX	1176205	05-17-13	05-20-13		DPR	RESERVED	02-22-13	-516.13
XXXXXXXXXXXXXXX	1178717	05-18-13	05-20-13		DPR	RESERVED	02-28-13	-714.11
XXXXXXXXXXXXXXX	1178716	05-18-13	05-20-13		DPR	RESERVED	02-28-13	-540.88
XXXXXXXXXXXXXXX	1156461	05-18-13	05-21-13		DPR	RESERVED	01-11-13	-1,398.68
XXXXXXXXXXXXXXX	1159484	05-18-13	05-21-13		DPR	RESERVED	01-17-13	-441.99
XXXXXXXXXXXXXXX	1181997	05-18-13	05-23-13		DPR	RESERVED	03-06-13	-508.71
XXXXXXXXXXXXXXX	1091969	05-18-13	05-23-13		DPR	RESERVED	09-24-12	-610.79
XXXXXXXXXXXXXXX	1168472	05-18-13	05-20-13		DPR	RESERVED	02-06-13	-821.92
XXXXXXXXXXXXXXX	1143457	05-18-13	05-20-13		DPR	RESERVED	03-29-13	-7,045.60
XXXXXXXXXXXXXXX	1170964	05-18-13	05-19-13		DPR	RESERVED	02-13-13	-1,049.57
XXXXXXXXXXXXXXX	1025458	05-18-13	05-22-13	93	DPR	RESERVED	05-24-12	-560.00
XXXXXXXXXXXXXXX	1196706	05-19-13	05-21-13		DPR	RESERVED	03-31-13	-515.04
XXXXXXXXXXXXXXX	1195254	05-19-13	05-21-13		DPR	RESERVED	03-28-13	-515.04
XXXXXXXXXXXXXXX	1192457	05-19-13	05-20-13		DPR	RESERVED	03-24-13	-578.00
XXXXXXXXXXXXXXX	1192204	05-19-13	05-23-13		DPR	RESERVED	03-24-13	-595.33
XXXXXXXXXXXXXXX	1161704	05-19-13	05-24-13		DPR	RESERVED	01-22-13	-719.06
XXXXXXXXXXXXXXX	1188455	05-19-13	05-21-13		DPR	RESERVED	03-18-13	-471.59
XXXXXXXXXXXXXXX	1184954	05-20-13	05-22-13		DPR	RESERVED	03-12-13	-805.68
XXXXXXXXXXXXXXX	1196732	05-20-13	05-22-13		DPR	RESERVED	03-31-13	-515.04
XXXXXXXXXXXXXXX	1170224	05-20-13	05-25-13		DPR	RESERVED	02-11-13	-3,651.00
XXXXXXXXXXXXXXX	1177217	05-20-13	05-24-13		DPR	RESERVED	02-24-13	-540.88
XXXXXXXXXXXXXXX	1196212	05-20-13	05-23-13		DPR	RESERVED	03-30-13	-1,024.77
XXXXXXXXXXXXXXX	1195730	05-20-13	05-24-13		DPR	RESERVED	03-29-13	-924.31
XXXXXXXXXXXXXXX	221707	05-21-13	05-22-13		GCO	RESERVED	05-15-12	-125.00
XXXXXXXXXXXXXXX	1189233	05-21-13	05-23-13		DPR	RESERVED	03-19-13	-268.66
XXXXXXXXXXXXXXX	1194208	05-21-13	05-23-13		DPR	RESERVED	03-27-13	-380.02
XXXXXXXXXXXXXXX	1169265	05-21-13	05-24-13		DPR	RESERVED	02-08-13	-2,160.90
XXXXXXXXXXXXXXX	1175752	05-21-13	05-24-13		DPR	RESERVED	02-27-13	-330.53
XXXXXXXXXXXXXXX	1162207	05-22-13	05-26-13		DPR	RESERVED	01-22-13	-565.63
XXXXXXXXXXXXXXX	1158959	05-22-13	05-24-13		DPR	RESERVED	01-16-13	-330.53
XXXXXXXXXXXXXXX	1191480	05-22-13	05-24-13		DPR	RESERVED	03-23-13	-355.28
XXXXXXXXXXXXXXX	1154970	05-22-13	05-26-13		DPR	RESERVED	01-05-13	-425.93
XXXXXXXXXXXXXXX	1182454	05-22-13	05-23-13		DPR	RESERVED	03-07-13	-330.53
XXXXXXXXXXXXXXX	1155217	05-22-13	05-26-13		DPR	RESERVED	01-07-13	-425.93
XXXXXXXXXXXXXXX	1045000	05-22-13	05-25-13		DPR	RESERVED	07-02-12	-790.68
XXXXXXXXXXXXXXX	1129709	05-22-13	05-26-13		DPR	RESERVED	11-16-12	-719.06
XXXXXXXXXXXXXXX	1182503	05-22-13	05-24-13		DPR	RESERVED	03-07-13	-566.25
XXXXXXXXXXXXXXX	1176265	05-22-13	05-25-13		DPR	RESERVED	02-24-13	-627.50
XXXXXXXXXXXXXXX	1158958	05-22-13	05-24-13		DPR	RESERVED	01-16-13	-330.53
XXXXXXXXXXXXXXX	1194705	05-22-13	05-25-13		DPR	RESERVED	03-28-13	-1,576.13
XXXXXXXXXXXXXXX	1190741	05-23-13	05-24-13		DPR	RESERVED	03-29-13	-257.52
XXXXXXXXXXXXXXX	1159973	05-23-13	05-28-13		DPR	RESERVED	01-18-13	-627.50
XXXXXXXXXXXXXXX	1009218	05-23-13	05-25-13		DPR	RESERVED	05-04-12	-790.68
XXXXXXXXXXXXXXX	1167004	05-23-13	05-27-13		DPR	RESERVED	02-03-13	-1,346.86

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1172475	05-23-13	05-28-13		DPR	RESERVED	02-15-13	-431.84
XXXXXXXXXXXXXXX	1173711	05-23-13	05-26-13		DPR	RESERVED	02-17-13	-660.50
XXXXXXXXXXXXXXX	964966	05-23-13	05-25-13		DPR	RESERVED	05-15-12	-3,856.07
XXXXXXXXXXXXXXX	1181217	05-23-13	05-27-13		DPR	RESERVED	03-05-13	-1,513.76
XXXXXXXXXXXXXXX	1184468	05-24-13	05-27-13		DPR	RESERVED	03-11-13	-441.89
XXXXXXXXXXXXXXX	1192471	05-24-13	05-27-13		DPR	RESERVED	03-25-13	-392.40
XXXXXXXXXXXXXXX	1193458	05-24-13	05-26-13		DPR	RESERVED	03-26-13	-441.89
XXXXXXXXXXXXXXX	1166206	05-24-13	05-27-13		DPR	RESERVED	01-29-13	-1,745.14
XXXXXXXXXXXXXXX	1184975	05-24-13	05-27-13		DPR	RESERVED	03-13-13	-441.89
XXXXXXXXXXXXXXX	1184974	05-24-13	05-27-13		DPR	RESERVED	03-13-13	-441.89
XXXXXXXXXXXXXXX	1178726	05-24-13	05-27-13		DPR	RESERVED	02-28-13	-645.79
XXXXXXXXXXXXXXX	1195960	05-24-13	05-27-13		DPR	RESERVED	03-31-13	-392.40
XXXXXXXXXXXXXXX	1183230	05-24-13	05-26-13		DPR	RESERVED	03-08-13	-941.79
XXXXXXXXXXXXXXX	1138979	05-24-13	05-28-13	7	DPR	RESERVED	12-05-12	-887.35
XXXXXXXXXXXXXXX	1115206	05-24-13	05-26-13		DPR	RESERVED	03-21-13	-29,161.61
XXXXXXXXXXXXXXX	1120745	05-24-13	05-26-13		DPR	RESERVED	10-30-12	-392.40
XXXXXXXXXXXXXXX	1120748	05-24-13	05-26-13		DPR	RESERVED	10-30-12	-516.13
XXXXXXXXXXXXXXX	1151960	05-24-13	05-27-13		DPR	RESERVED	01-02-13	-1,664.47
XXXXXXXXXXXXXXX	1120747	05-24-13	05-26-13		DPR	RESERVED	10-30-12	-392.40
XXXXXXXXXXXXXXX	1178710	05-24-13	05-26-13		DPR	RESERVED	02-28-13	-392.40
XXXXXXXXXXXXXXX	1184512	05-24-13	05-25-13		DPR	RESERVED	03-12-13	-441.89
XXXXXXXXXXXXXXX	1172720	05-24-13	05-26-13		DPR	RESERVED	02-16-13	-508.71
XXXXXXXXXXXXXXX	1120746	05-24-13	05-26-13		DPR	RESERVED	10-30-12	-392.40
XXXXXXXXXXXXXXX	1098467	05-24-13	05-26-13		DPR	RESERVED	10-03-12	-417.15
XXXXXXXXXXXXXXX	1164243	05-24-13	05-27-13		DPR	RESERVED	01-24-13	-555.11
XXXXXXXXXXXXXXX	1156465	05-25-13	05-27-13		DPR	RESERVED	01-11-13	-887.35
XXXXXXXXXXXXXXX	1093707	05-25-13	05-27-13		DPR	RESERVED	09-27-12	-1,341.86
XXXXXXXXXXXXXXX	1192961	05-25-13	05-27-13		DPR	RESERVED	03-25-13	-590.38
XXXXXXXXXXXXXXX	1195708	05-25-13	05-27-13		DPR	RESERVED	03-29-13	-565.63
XXXXXXXXXXXXXXX	1163718	05-25-13	05-29-13		DPR	RESERVED	01-24-13	-862.60
XXXXXXXXXXXXXXX	1178230	05-25-13	05-27-13		DPR	RESERVED	02-27-13	-821.91
XXXXXXXXXXXXXXX	1191704	05-25-13	05-27-13		DPR	RESERVED	03-23-13	-392.40
XXXXXXXXXXXXXXX	1135259	05-25-13	05-26-13		DPR	RESERVED	11-26-12	-392.40
XXXXXXXXXXXXXXX	1120744	05-25-13	05-26-13		DPR	RESERVED	10-30-12	-392.40
XXXXXXXXXXXXXXX	1194229	05-25-13	05-27-13		DPR	RESERVED	03-28-13	-1,177.04
XXXXXXXXXXXXXXX	1194228	05-26-13	05-27-13		DPR	RESERVED	03-28-13	-305.78
XXXXXXXXXXXXXXX	1095954	05-26-13	05-31-13		DPR	RESERVED	09-29-12	-2,463.75
XXXXXXXXXXXXXXX	1095955	05-26-13	05-31-13		DPR	RESERVED	09-29-12	-2,463.75
XXXXXXXXXXXXXXX	1077464	05-26-13	05-30-13		DPR	RESERVED	08-29-12	-877.30
XXXXXXXXXXXXXXX	1057223	05-26-13	05-28-13		DPR	RESERVED	07-26-12	-691.69
XXXXXXXXXXXXXXX	1192963	05-26-13	05-27-13		DPR	RESERVED	03-25-13	-425.93
XXXXXXXXXXXXXXX	1115253	05-26-13	05-28-13		DPR	RESERVED	10-22-12	-921.00
XXXXXXXXXXXXXXX	1193013	05-26-13	05-27-13		DPR	RESERVED	03-25-13	-330.53
XXXXXXXXXXXXXXX	1164246	05-26-13	05-28-13		DPR	RESERVED	01-25-13	-434.47
XXXXXXXXXXXXXXX	1155979	05-27-13	05-28-13		DPR	RESERVED	01-10-13	-308.70
XXXXXXXXXXXXXXX	1181985	05-27-13	05-29-13		DPR	RESERVED	03-06-13	-1,074.58
XXXXXXXXXXXXXXX	1155980	05-27-13	05-28-13		DPR	RESERVED	01-10-13	-389.77
XXXXXXXXXXXXXXX	1188208	05-28-13	06-03-13		DPR	RESERVED	03-17-13	-335.48
XXXXXXXXXXXXXXX	1177741	05-28-13	05-29-13		DPR	RESERVED	02-27-13	-295.91
XXXXXXXXXXXXXXX	1186975	05-28-13	06-03-13		DPR	RESERVED	03-15-13	-295.91
XXXXXXXXXXXXXXX	1186955	05-28-13	05-29-13		DPR	RESERVED	03-15-13	-404.77
XXXXXXXXXXXXXXX	1190710	05-28-13	05-31-13		DPR	RESERVED	03-21-13	-293.41
XXXXXXXXXXXXXXX	1190222	05-28-13	05-30-13		DPR	RESERVED	03-20-13	-1,363.88
XXXXXXXXXXXXXXX	1177742	05-28-13	05-29-13		DPR	RESERVED	02-27-13	-295.91
XXXXXXXXXXXXXXX	1176236	05-28-13	05-30-13		DPR	RESERVED	02-22-13	-6,062.18
XXXXXXXXXXXXXXX	1179955	05-29-13	06-02-13		DPR	RESERVED	03-01-13	-2,193.72
XXXXXXXXXXXXXXX	1186706	05-29-13	05-31-13		DPR	RESERVED	03-15-13	-295.91
XXXXXXXXXXXXXXX	1131957	05-29-13	05-31-13		DPR	RESERVED	12-03-12	-681.94

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1181456	05-29-13	05-31-13		DPR	RESERVED	03-05-13	-295.91
XXXXXXXXXXXXXXX	1135725	05-29-13	05-30-13		DPR	RESERVED	11-28-12	-508.71
XXXXXXXXXXXXXXX	1191472	05-29-13	05-31-13		DPR	RESERVED	03-22-13	-1,173.58
XXXXXXXXXXXXXXX	1158704	05-29-13	06-03-13		DPR	RESERVED	01-17-13	-508.71
XXXXXXXXXXXXXXX	1174455	05-30-13	06-02-13		DPR	RESERVED	02-19-13	-273.16
XXXXXXXXXXXXXXX	1176264	05-30-13	06-02-13		DPR	RESERVED	02-22-13	-483.96
XXXXXXXXXXXXXXX	1072484	05-30-13	06-02-13		DPR	RESERVED	08-21-12	-367.65
XXXXXXXXXXXXXXX	1127709	05-30-13	06-02-13		DPR	RESERVED	11-12-12	-293.41
XXXXXXXXXXXXXXX	1126733	05-30-13	06-04-13		DPR	RESERVED	11-10-12	-637.52
XXXXXXXXXXXXXXX	1166538	05-30-13	06-01-13		DPR	RESERVED	01-31-13	-295.91
XXXXXXXXXXXXXXX	1159993	05-30-13	06-02-13		DPR	RESERVED	01-18-13	-355.28
XXXXXXXXXXXXXXX	1193455	05-30-13	06-02-13		DPR	RESERVED	03-26-13	-595.33
XXXXXXXXXXXXXXX	1184488	05-30-13	06-02-13		DPR	RESERVED	03-12-13	-508.71
XXXXXXXXXXXXXXX	1177485	05-30-13	06-04-13		DPR	RESERVED	02-26-13	-493.71
XXXXXXXXXXXXXXX	1164212	05-30-13	06-01-13		DPR	RESERVED	01-24-13	-258.16
XXXXXXXXXXXXXXX	1164211	05-30-13	06-01-13		DPR	RESERVED	01-24-13	-258.16
XXXXXXXXXXXXXXX	1188205	05-31-13	06-01-13		DPR	RESERVED	03-18-13	-676.99
XXXXXXXXXXXXXXX	1172709	05-31-13	06-03-13		DPR	RESERVED	02-16-13	-726.49
XXXXXXXXXXXXXXX	1175000	05-31-13	06-02-13		DPR	RESERVED	02-20-13	-355.28
XXXXXXXXXXXXXXX	1191960	05-31-13	06-03-13		DPR	RESERVED	03-23-13	-1,795.88
XXXXXXXXXXXXXXX	1144461	05-31-13	06-02-13		DPR	RESERVED	12-15-12	-355.28
XXXXXXXXXXXXXXX	1062731	05-31-13	06-09-13		DPR	RESERVED	08-03-12	-704.06
XXXXXXXXXXXXXXX	1162465	05-31-13	06-01-13		DPR	RESERVED	01-22-13	-392.40
XXXXXXXXXXXXXXX	1191495	05-31-13	06-02-13		DPR	RESERVED	03-22-13	-355.28
XXXXXXXXXXXXXXX	1169477	05-31-13	06-03-13		DPR	RESERVED	02-09-13	-676.99
XXXXXXXXXXXXXXX	1075469	05-31-13	06-02-13		DPR	RESERVED	03-19-13	-26,967.30
XXXXXXXXXXXXXXX	187736	06-01-13	06-02-13		GCO	RESERVED	05-15-12	-50.00
XXXXXXXXXXXXXXX	1162470	06-01-13	06-02-13		DPR	RESERVED	01-22-13	-951.68
XXXXXXXXXXXXXXX	1163210	06-01-13	06-02-13		DPR	RESERVED	01-22-13	-521.08
XXXXXXXXXXXXXXX	1126718	06-01-13	06-03-13		DPR	RESERVED	11-10-12	-521.08
XXXXXXXXXXXXXXX	1190221	06-01-13	06-02-13		DPR	RESERVED	03-21-13	-676.99
XXXXXXXXXXXXXXX	1027472	06-01-13	06-04-13	15	DPR	RESERVED	05-27-12	-648.81
XXXXXXXXXXXXXXX	1027473	06-01-13	06-04-13	16	DPR	RESERVED	05-27-12	-648.81
XXXXXXXXXXXXXXX	1178235	06-01-13	06-06-13		DPR	RESERVED	02-28-13	-2,875.79
XXXXXXXXXXXXXXX	1193025	06-02-13	06-05-13		DPR	RESERVED	03-26-13	-1,097.37
XXXXXXXXXXXXXXX	1153717	06-02-13	06-04-13		DPR	RESERVED	01-03-13	-566.25
XXXXXXXXXXXXXXX	1186466	06-02-13	06-04-13		GRP DEF	RESERVED	03-22-13	-1,500.00
XXXXXXXXXXXXXXX	1156458	06-03-13	06-04-13		DPR	RESERVED	01-12-13	-566.25
XXXXXXXXXXXXXXX	1166503	06-03-13	06-07-13		DPR	RESERVED	01-30-13	-1,703.72
XXXXXXXXXXXXXXX	1134454	06-03-13	06-04-13		DPR	RESERVED	11-24-12	-272.02
XXXXXXXXXXXXXXX	1156240	06-03-13	06-05-13		DPR	RESERVED	01-11-13	-330.53
XXXXXXXXXXXXXXX	1186958	06-03-13	06-08-13		DPR	RESERVED	03-16-13	-805.68
XXXXXXXXXXXXXXX	1148205	06-03-13	06-07-13		DPR	RESERVED	12-25-12	-719.96
XXXXXXXXXXXXXXX	1162204	06-04-13	06-06-13		DPR	RESERVED	01-22-13	-566.24
XXXXXXXXXXXXXXX	1145724	06-04-13	06-07-13		DPR	RESERVED	12-19-12	-330.53
XXXXXXXXXXXXXXX	1145723	06-04-13	06-07-13		DPR	RESERVED	12-19-12	-330.53
XXXXXXXXXXXXXXX	1155991	06-04-13	06-07-13		DPR	RESERVED	01-10-13	-1,531.71
XXXXXXXXXXXXXXX	1184227	06-05-13	06-06-13		DPR	RESERVED	03-11-13	-425.93
XXXXXXXXXXXXXXX	1192995	06-05-13	06-07-13		DPR	RESERVED	03-25-13	-681.94
XXXXXXXXXXXXXXX	225456	06-05-13	06-06-13		GCO	RESERVED	06-19-12	-600.00
XXXXXXXXXXXXXXX	1116709	06-05-13	06-08-13		DPR	RESERVED	10-24-12	-2,216.58
XXXXXXXXXXXXXXX	1190706	06-05-13	06-08-13		DPR	RESERVED	03-21-13	-404.77
XXXXXXXXXXXXXXX	1186492	06-06-13	06-08-13		DPR	RESERVED	03-14-13	-753.86
XXXXXXXXXXXXXXX	1168462	06-06-13	06-09-13		DPR	RESERVED	02-05-13	-1,366.89
XXXXXXXXXXXXXXX	1147704	06-06-13	06-07-13		DPR	RESERVED	12-24-12	-330.53
XXXXXXXXXXXXXXX	1195955	06-06-13	06-08-13		DPR	RESERVED	03-30-13	-258.16
XXXXXXXXXXXXXXX	1194964	06-06-13	06-08-13		DPR	RESERVED	03-28-13	-273.16
XXXXXXXXXXXXXXX	1194954	06-07-13	06-08-13		DPR	RESERVED	03-28-13	-273.16

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1179710	06-08-13	06-12-13		DPR	RESERVED	03-01-13	-850.22
XXXXXXXXXXXXXXX	1159004	06-09-13	06-15-13		DPR	RESERVED	01-17-13	-3,107.96
XXXXXXXXXXXXXXX	1195957	06-10-13	06-17-13		DPR	RESERVED	03-30-13	-3,700.59
XXXXXXXXXXXXXXX	1174007	06-10-13	06-12-13		DPR	RESERVED	02-19-13	-851.86
XXXXXXXXXXXXXXX	1085963	06-10-13	06-12-13		DPR	RESERVED	09-13-12	-733.50
XXXXXXXXXXXXXXX	1155713	06-10-13	06-13-13		DPR	RESERVED	01-08-13	-510.57
XXXXXXXXXXXXXXX	1195958	06-10-13	06-17-13		DPR	RESERVED	03-30-13	-2,500.09
XXXXXXXXXXXXXXX	1195959	06-10-13	06-17-13		DPR	RESERVED	03-30-13	-2,500.09
XXXXXXXXXXXXXXX	1138991	06-11-13	06-13-13		DPR	RESERVED	12-06-12	-330.53
XXXXXXXXXXXXXXX	1172955	06-11-13	06-13-13		DPR	RESERVED	02-17-13	-851.86
XXXXXXXXXXXXXXX	1172954	06-11-13	06-13-13		DPR	RESERVED	02-17-13	-851.86
XXXXXXXXXXXXXXX	1186486	06-12-13	06-14-13		DPR	RESERVED	03-14-13	-1,074.58
XXXXXXXXXXXXXXX	1181454	06-12-13	06-17-13		DPR	RESERVED	03-05-13	-330.53
XXXXXXXXXXXXXXX	1195749	06-12-13	06-15-13		DPR	RESERVED	03-30-13	-1,634.15
XXXXXXXXXXXXXXX	1091223	06-13-13	06-16-13		DPR	RESERVED	09-23-12	-1,787.83
XXXXXXXXXXXXXXX	1122704	06-13-13	06-15-13		DPR	RESERVED	01-17-13	-22,150.57
XXXXXXXXXXXXXXX	1180205	06-13-13	06-16-13		DPR	RESERVED	03-02-13	-330.53
XXXXXXXXXXXXXXX	1180482	06-13-13	06-16-13		DPR	RESERVED	03-04-13	-1,981.48
XXXXXXXXXXXXXXX	1161214	06-13-13	06-16-13		DPR	RESERVED	01-20-13	-1,787.84
XXXXXXXXXXXXXXX	1155229	06-13-13	06-17-13		DPR	RESERVED	01-06-13	-2,354.08
XXXXXXXXXXXXXXX	1183232	06-14-13	06-16-13		DPR	RESERVED	03-08-13	-1,485.40
XXXXXXXXXXXXXXX	1183233	06-14-13	06-17-13		DPR	RESERVED	03-08-13	-1,787.83
XXXXXXXXXXXXXXX	133454	06-14-13	06-16-13	9063	GCO	RESERVED	03-28-12	-0.24
XXXXXXXXXXXXXXX	227700	06-14-13	06-15-13		GCO	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	1158967	06-14-13	06-18-13	2	DPR	RESERVED	01-16-13	-886.11
XXXXXXXXXXXXXXX	1193461	06-14-13	06-16-13		DPR	RESERVED	03-26-13	-441.89
XXXXXXXXXXXXXXX	1124481	06-14-13	06-16-13		DPR	RESERVED	11-08-12	-5,496.85
XXXXXXXXXXXXXXX	1185707	06-14-13	06-16-13		DPR	RESERVED	03-14-13	-940.96
XXXXXXXXXXXXXXX	1170218	06-15-13	06-17-13		DPR	RESERVED	02-10-13	-1,341.86
XXXXXXXXXXXXXXX	1186979	06-16-13	06-19-13		DPR	RESERVED	03-15-13	-483.96
XXXXXXXXXXXXXXX	1159454	06-16-13	06-18-13		DPR	RESERVED	02-01-13	-10,499.16
XXXXXXXXXXXXXXX	1171704	06-16-13	06-17-13		DPR	RESERVED	02-14-13	-330.53
XXXXXXXXXXXXXXX	1174740	06-17-13	06-21-13		DPR	RESERVED	02-20-13	-1,520.08
XXXXXXXXXXXXXXX	1185456	06-17-13	06-19-13		DPR	RESERVED	03-13-13	-1,074.58
XXXXXXXXXXXXXXX	1185457	06-17-13	06-19-13		DPR	RESERVED	03-13-13	-1,044.58
XXXXXXXXXXXXXXX	1141454	06-18-13	06-20-13		DPR	RESERVED	12-11-12	-1,132.50
XXXXXXXXXXXXXXX	1187704	06-18-13	06-20-13		DPR	RESERVED	03-18-13	-273.16
XXXXXXXXXXXXXXX	1162473	06-19-13	06-21-13		DPR	RESERVED	01-21-13	-726.61
XXXXXXXXXXXXXXX	1180217	06-19-13	06-23-13		DPR	RESERVED	03-02-13	-305.78
XXXXXXXXXXXXXXX	1180954	06-20-13	06-22-13		GRP DEF	RESERVED	03-22-13	-1,500.00
XXXXXXXXXXXXXXX	1185486	06-21-13	06-23-13		DPR	RESERVED	03-13-13	-933.53
XXXXXXXXXXXXXXX	1146270	06-21-13	06-23-13		DPR	RESERVED	12-20-12	-595.33
XXXXXXXXXXXXXXX	R1035208	06-21-13	06-23-13		DPR	RESERVED	02-21-13	-10,473.18
XXXXXXXXXXXXXXX	1142969	06-22-13	06-23-13		DPR	RESERVED	12-16-12	-610.80
XXXXXXXXXXXXXXX	1188955	06-22-13	06-24-13		DPR	RESERVED	03-19-13	-1,177.04
XXXXXXXXXXXXXXX	1195220	06-22-13	06-23-13		DPR	RESERVED	03-28-13	-445.17
XXXXXXXXXXXXXXX	1174710	06-23-13	06-27-13		DPR	RESERVED	02-20-13	-2,282.80
XXXXXXXXXXXXXXX	1174986	06-23-13	06-27-13		DPR	RESERVED	02-20-13	-2,089.16
XXXXXXXXXXXXXXX	1171462	06-23-13	06-25-13		DPR	RESERVED	02-13-13	-851.86
XXXXXXXXXXXXXXX	1170519	06-24-13	06-26-13		DPR	RESERVED	02-11-13	-1,297.31
XXXXXXXXXXXXXXX	1166473	06-25-13	06-27-13		DPR	RESERVED	01-30-13	-851.86
XXXXXXXXXXXXXXX	1167005	06-25-13	06-28-13		DPR	RESERVED	02-01-13	-805.68
XXXXXXXXXXXXXXX	1190219	06-25-13	06-28-13	439	DPR	RESERVED	03-20-13	-273.16
XXXXXXXXXXXXXXX	1182478	06-25-13	06-28-13		DPR	RESERVED	03-07-13	-404.77
XXXXXXXXXXXXXXX	1177225	06-26-13	06-29-13		DPR	RESERVED	02-24-13	-1,708.40
XXXXXXXXXXXXXXX	1101708	06-26-13	06-28-13		DPR	RESERVED	10-08-12	-471.59
XXXXXXXXXXXXXXX	1156466	06-26-13	06-28-13		DPR	RESERVED	01-12-13	-1,601.46
XXXXXXXXXXXXXXX	1170954	06-26-13	06-30-13		DPR	RESERVED	02-14-13	-2,131.36

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1042466	06-27-13	06-28-13		GCO	RESERVED	06-27-12	-200.00
XXXXXXXXXXXXXXX	1177731	06-28-13	06-30-13		DPR	RESERVED	02-26-13	-1,221.58
XXXXXXXXXXXXXXX	1154460	06-28-13	06-30-13		DPR	RESERVED	01-04-13	-768.56
XXXXXXXXXXXXXXX	1128717	06-29-13	07-02-13		DPR	RESERVED	12-03-12	-1,322.34
XXXXXXXXXXXXXXX	1138497	06-29-13	07-02-13		DPR	RESERVED	12-03-12	-1,322.34
XXXXXXXXXXXXXXX	1159000	06-30-13	07-02-13		DPR	RESERVED	01-16-13	-255.00
XXXXXXXXXXXXXXX	1145204	06-30-13	07-01-13		DPR	RESERVED	12-17-12	-330.53
XXXXXXXXXXXXXXX	1178713	06-30-13	07-04-13		GCC	RESERVED	02-28-13	-537.29
XXXXXXXXXXXXXXX	1094717	07-01-13	07-05-13		DPR	RESERVED	09-28-12	-1,703.72
XXXXXXXXXXXXXXX	1038454	07-01-13	07-02-13	9083	GCO	RESERVED	08-27-12	-33.60
XXXXXXXXXXXXXXX	1192704	07-02-13	07-04-13		DPR	RESERVED	03-25-13	-731.58
XXXXXXXXXXXXXXX	1147209	07-02-13	07-03-13		DPR	RESERVED	12-22-12	-330.53
XXXXXXXXXXXXXXX	1155228	07-03-13	07-05-13		DPR	RESERVED	01-07-13	-851.86
XXXXXXXXXXXXXXX	1185482	07-03-13	07-04-13		DPR	RESERVED	03-13-13	-570.70
XXXXXXXXXXXXXXX	1141213	07-03-13	07-06-13		DPR	RESERVED	12-10-12	-471.59
XXXXXXXXXXXXXXX	1177213	07-03-13	07-05-13		DPR	RESERVED	02-24-13	-851.86
XXXXXXXXXXXXXXX	1181471	07-04-13	07-07-13		DPR	RESERVED	03-05-13	-1,787.84
XXXXXXXXXXXXXXX	1101725	07-05-13	07-07-13		DPR	RESERVED	03-14-13	-2,708.73
XXXXXXXXXXXXXXX	1188482	07-06-13	07-09-13		DPR	RESERVED	03-18-13	-505.48
XXXXXXXXXXXXXXX	1121709	07-08-13	07-11-13		DPR	RESERVED	11-01-12	-731.44
XXXXXXXXXXXXXXX	1121711	07-08-13	07-11-13		DPR	RESERVED	11-01-12	-503.76
XXXXXXXXXXXXXXX	1121710	07-08-13	07-11-13		DPR	RESERVED	11-01-12	-731.44
XXXXXXXXXXXXXXX	1168974	07-09-13	07-12-13		DPR	RESERVED	02-07-13	-1,378.02
XXXXXXXXXXXXXXX	1168224	07-09-13	07-12-13		DPR	RESERVED	02-04-13	-778.02
XXXXXXXXXXXXXXX	1195205	07-10-13	07-11-13		DPR	RESERVED	03-28-13	-280.91
XXXXXXXXXXXXXXX	1166956	07-10-13	07-11-13		DPR	RESERVED	02-03-13	-537.29
XXXXXXXXXXXXXXX	1146745	07-10-13	07-12-13		GRP DEF	RESERVED	12-27-12	-4,000.00
XXXXXXXXXXXXXXX	1146234	07-10-13	07-14-13		DPR	RESERVED	01-03-13	-2,193.72
XXXXXXXXXXXXXXX	1194226	07-10-13	07-11-13		DPR	RESERVED	03-27-13	-287.84
XXXXXXXXXXXXXXX	1075487	07-11-13	07-12-13		DPR	RESERVED	08-27-12	-293.41
XXXXXXXXXXXXXXX	1146233	07-11-13	07-14-13		DPR	RESERVED	12-20-12	-1,382.56
XXXXXXXXXXXXXXX	1129495	07-11-13	07-12-13		DPR	RESERVED	11-16-12	-537.29
XXXXXXXXXXXXXXX	1146231	07-11-13	07-14-13		DPR	RESERVED	01-04-13	-1,141.93
XXXXXXXXXXXXXXX	1146232	07-11-13	07-14-13		DPR	RESERVED	12-20-12	-1,422.56
XXXXXXXXXXXXXXX	1146230	07-11-13	07-14-13		DPR	RESERVED	12-19-12	-1,141.93
XXXXXXXXXXXXXXX	234718	07-12-13	07-13-13		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	1191471	07-13-13	07-14-13		DPR	RESERVED	03-22-13	-763.36
XXXXXXXXXXXXXXX	1180468	07-14-13	07-16-13		DPR	RESERVED	03-03-13	-683.18
XXXXXXXXXXXXXXX	1165965	07-14-13	07-16-13		DPR	RESERVED	01-28-13	-508.71
XXXXXXXXXXXXXXX	1195204	07-15-13	07-16-13		DPR	RESERVED	03-28-13	-280.91
XXXXXXXXXXXXXXX	1166491	07-16-13	07-20-13		DPR	RESERVED	01-30-13	-404.77
XXXXXXXXXXXXXXX	1166488	07-16-13	07-20-13		DPR	RESERVED	01-30-13	-355.28
XXXXXXXXXXXXXXX	1166489	07-16-13	07-20-13		DPR	RESERVED	01-30-13	-293.41
XXXXXXXXXXXXXXX	1166492	07-16-13	07-20-13		DPR	RESERVED	01-30-13	-293.41
XXXXXXXXXXXXXXX	1166490	07-16-13	07-20-13		DPR	RESERVED	01-30-13	-404.77
XXXXXXXXXXXXXXX	1167705	07-17-13	07-19-13		DPR	RESERVED	02-03-13	-918.68
XXXXXXXXXXXXXXX	1181474	07-19-13	07-21-13		DPR	RESERVED	03-05-13	-1,221.58
XXXXXXXXXXXXXXX	1169247	07-20-13	07-21-13		DPR	RESERVED	02-08-13	-555.11
XXXXXXXXXXXXXXX	1163714	07-20-13	07-22-13	97	DPR	RESERVED	01-23-13	-701.74
XXXXXXXXXXXXXXX	1155993	07-23-13	07-28-13		DPR	RESERVED	01-10-13	-1,873.51
XXXXXXXXXXXXXXX	1186491	07-23-13	07-25-13		DPR	RESERVED	03-15-13	-295.91
XXXXXXXXXXXXXXX	1143967	07-23-13	07-27-13		DPR	RESERVED	12-16-12	-1,643.83
XXXXXXXXXXXXXXX	1097995	07-24-13	07-27-13		DPR	RESERVED	10-02-12	-487.83
XXXXXXXXXXXXXXX	1097996	07-24-13	07-27-13		DPR	RESERVED	10-02-12	-487.83
XXXXXXXXXXXXXXX	1168740	07-25-13	07-28-13		DPR	RESERVED	02-06-13	-1,730.66
XXXXXXXXXXXXXXX	1188956	07-28-13	07-31-13		DPR	RESERVED	03-19-13	-681.94
XXXXXXXXXXXXXXX	1184228	07-28-13	08-01-13		DPR	RESERVED	03-11-13	-1,463.16
XXXXXXXXXXXXXXX	1166284	07-29-13	08-02-13		DPR	RESERVED	01-30-13	-1,837.36

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1154959	07-30-13	08-01-13		DPR	RESERVED	01-14-13	-756.18
XXXXXXXXXXXXXXX	1183710	07-31-13	08-01-13		DPR	RESERVED	03-10-13	-768.56
XXXXXXXXXXXXXXX	1166498	08-02-13	08-03-13		DPR	RESERVED	01-30-13	-610.79
XXXXXXXXXXXXXXX	1155736	08-03-13	08-05-13		DPR	RESERVED	02-26-13	-943.17
XXXXXXXXXXXXXXX	1130716	08-04-13	08-08-13		DPR	RESERVED	11-27-12	-307.28
XXXXXXXXXXXXXXX	1130715	08-04-13	08-08-13		DPR	RESERVED	11-18-12	-305.78
XXXXXXXXXXXXXXX	1152967	08-04-13	08-06-13		DPR	RESERVED	03-05-13	-4,000.00
XXXXXXXXXXXXXXX	1192465	08-05-13	08-06-13		DPR	RESERVED	03-24-13	-471.59
XXXXXXXXXXXXXXX	1147456	08-08-13	08-09-13		DPR	RESERVED	12-24-12	-425.93
XXXXXXXXXXXXXXX	1147457	08-08-13	08-09-13		DPR	RESERVED	12-24-12	-566.25
XXXXXXXXXXXXXXX	1183204	08-09-13	08-12-13		DPR	RESERVED	03-08-13	-2,010.32
XXXXXXXXXXXXXXX	1107454	08-09-13	08-11-13		DPR	RESERVED	10-15-12	-1,320.58
XXXXXXXXXXXXXXX	1155455	08-11-13	08-13-13		DPR	RESERVED	01-07-13	-805.68
XXXXXXXXXXXXXXX	1186205	08-16-13	08-19-13		DPR	RESERVED	03-14-13	-496.34
XXXXXXXXXXXXXXX	1167960	08-16-13	08-18-13		DPR	RESERVED	02-04-13	-1,221.58
XXXXXXXXXXXXXXX	1184969	08-16-13	08-21-13		DPR	RESERVED	03-12-13	-2,920.33
XXXXXXXXXXXXXXX	1083970	08-16-13	08-18-13		DPR	RESERVED	01-17-13	-7,031.94
XXXXXXXXXXXXXXX	1083965	08-16-13	08-18-13		DPR	RESERVED	01-17-13	-13,235.63
XXXXXXXXXXXXXXX	1193209	08-17-13	08-18-13		DPR	RESERVED	03-26-13	-521.08
XXXXXXXXXXXXXXX	1193206	08-17-13	08-18-13		DPR	RESERVED	03-26-13	-521.08
XXXXXXXXXXXXXXX	1193205	08-17-13	08-18-13		DPR	RESERVED	03-26-13	-521.08
XXXXXXXXXXXXXXX	1193207	08-17-13	08-18-13		DPR	RESERVED	03-26-13	-521.08
XXXXXXXXXXXXXXX	1193208	08-17-13	08-18-13		DPR	RESERVED	03-26-13	-521.08
XXXXXXXXXXXXXXX	1193016	08-19-13	08-23-13		DPR	RESERVED	03-25-13	-330.53
XXXXXXXXXXXXXXX	1165465	08-20-13	08-23-13		DPR	RESERVED	01-27-13	-652.25
XXXXXXXXXXXXXXX	151717	08-22-13	08-22-13		GCO	RESERVED	05-09-12	-100.00
XXXXXXXXXXXXXXX	1165968	08-22-13	08-23-13		DPR	RESERVED	01-28-13	-292.28
XXXXXXXXXXXXXXX	1101476	08-24-13	08-26-13		DPR	RESERVED	10-08-12	-615.12
XXXXXXXXXXXXXXX	1114204	08-24-13	08-27-13		DPR	RESERVED	10-21-12	-831.51
XXXXXXXXXXXXXXX	1192705	08-24-13	08-25-13		DPR	RESERVED	03-25-13	-536.08
XXXXXXXXXXXXXXX	1172712	08-29-13	08-30-13		DPR	RESERVED	02-16-13	-566.25
XXXXXXXXXXXXXXX	1196723	09-03-13	09-04-13		DPR	RESERVED	03-31-13	-307.28
XXXXXXXXXXXXXXX	1196724	09-03-13	09-04-13		DPR	RESERVED	03-31-13	-292.28
XXXXXXXXXXXXXXX	1177740	09-08-13	09-13-13		DPR	RESERVED	02-27-13	-330.53
XXXXXXXXXXXXXXX	1166966	09-09-13	09-13-13		DPR	RESERVED	01-31-13	-9,534.80
XXXXXXXXXXXXXXX	1136240	09-10-13	09-13-13		DPR	RESERVED	11-28-12	-355.28
XXXXXXXXXXXXXXX	1167465	09-11-13	09-15-13		DPR	RESERVED	02-01-13	-627.49
XXXXXXXXXXXXXXX	1174712	09-12-13	09-16-13		DPR	RESERVED	02-19-13	-431.84
XXXXXXXXXXXXXXX	1174711	09-12-13	09-16-13		DPR	RESERVED	02-19-13	-446.84
XXXXXXXXXXXXXXX	1168204	09-12-13	09-14-13		DPR	RESERVED	02-04-13	-565.63
XXXXXXXXXXXXXXX	1150460	09-13-13	09-15-13		DPR	RESERVED	12-29-12	-703.13
XXXXXXXXXXXXXXX	1158977	09-13-13	09-15-13		DPR	RESERVED	03-14-13	-11,590.58
XXXXXXXXXXXXXXX	1186461	09-13-13	09-15-13		GRP DEF	RESERVED	03-22-13	-6,986.29
XXXXXXXXXXXXXXX	1187211	09-14-13	09-15-13		DPR	RESERVED	03-16-13	-862.60
XXXXXXXXXXXXXXX	1155964	09-15-13	09-16-13		DPR	RESERVED	01-09-13	-380.02
XXXXXXXXXXXXXXX	1168474	09-16-13	09-21-13		DPR	RESERVED	02-05-13	-566.24
XXXXXXXXXXXXXXX	1174722	09-16-13	09-21-13	6	DPR	RESERVED	02-19-13	-602.75
XXXXXXXXXXXXXXX	1173959	09-17-13	09-20-13		GRP DEF	RESERVED	03-22-13	-4,933.97
XXXXXXXXXXXXXXX	1145518	09-19-13	09-24-13		DPR	RESERVED	12-17-12	-793.31
XXXXXXXXXXXXXXX	1183954	09-19-13	09-22-13		DPR	RESERVED	03-10-13	-545.83
XXXXXXXXXXXXXXX	1170506	09-19-13	09-22-13		DPR	RESERVED	02-12-13	-719.06
XXXXXXXXXXXXXXX	1156963	09-19-13	09-24-13		DPR	RESERVED	01-12-13	-1,164.52
XXXXXXXXXXXXXXX	1166229	09-20-13	09-22-13		DPR	RESERVED	03-30-13	-10,807.59
XXXXXXXXXXXXXXX	1166468	09-22-13	09-25-13		DPR	RESERVED	01-30-13	-627.50
XXXXXXXXXXXXXXX	1186997	09-25-13	09-26-13		DPR	RESERVED	03-18-13	-627.50
XXXXXXXXXXXXXXX	1155210	09-25-13	09-28-13		DPR	RESERVED	01-06-13	-719.06
XXXXXXXXXXXXXXX	1178233	09-26-13	09-29-13		DPR	RESERVED	02-28-13	-917.04
XXXXXXXXXXXXXXX	1174717	09-26-13	09-27-13		DPR	RESERVED	02-19-13	-793.31

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1156481	09-27-13	09-29-13		DPR	RESERVED	01-29-13	-3,079.93
XXXXXXXXXXXXXXX	1169222	09-28-13	09-30-13		GRP DEF	RESERVED	03-22-13	-8,264.04
XXXXXXXXXXXXXXX	1192967	09-28-13	09-30-13		DPR	RESERVED	03-25-13	-1,210.45
XXXXXXXXXXXXXXX	1142454	10-01-13	10-04-13		DPR	RESERVED	12-12-12	-648.65
XXXXXXXXXXXXXXX	257706	10-01-13	10-02-13		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	1175204	10-01-13	10-03-13		DPR	RESERVED	02-20-13	-380.02
XXXXXXXXXXXXXXX	1142455	10-01-13	10-04-13		DPR	RESERVED	12-12-12	-633.65
XXXXXXXXXXXXXXX	1172719	10-01-13	10-04-13		DPR	RESERVED	02-16-13	-545.83
XXXXXXXXXXXXXXX	1142456	10-01-13	10-04-13		DPR	RESERVED	12-16-12	-648.66
XXXXXXXXXXXXXXX	1142457	10-01-13	10-04-13		DPR	RESERVED	12-16-12	-648.66
XXXXXXXXXXXXXXX	1075712	10-02-13	10-06-13		DPR	RESERVED	08-28-12	-2,579.18
XXXXXXXXXXXXXXX	1075711	10-02-13	10-06-13		DPR	RESERVED	08-28-12	-2,579.18
XXXXXXXXXXXXXXX	1075710	10-02-13	10-06-13		DPR	RESERVED	08-28-12	-2,579.18
XXXXXXXXXXXXXXX	1164207	10-02-13	10-04-13		DPR	RESERVED	01-24-13	-5,000.00
XXXXXXXXXXXXXXX	1177209	10-03-13	10-05-13		DPR	RESERVED	02-24-13	-627.50
XXXXXXXXXXXXXXX	1187705	10-03-13	10-04-13		DPR	RESERVED	03-18-13	-380.02
XXXXXXXXXXXXXXX	1155456	10-04-13	10-06-13		DPR	RESERVED	01-23-13	-7,840.43
XXXXXXXXXXXXXXX	1136958	10-04-13	10-06-13		DPR	RESERVED	12-19-12	-6,797.53
XXXXXXXXXXXXXXX	1143968	10-04-13	10-06-13		DPR	RESERVED	12-14-12	-924.86
XXXXXXXXXXXXXXX	1163243	10-07-13	10-12-13		DPR	RESERVED	01-22-13	-719.06
XXXXXXXXXXXXXXX	262454	10-09-13	10-10-13	9001	GCO	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	1147464	10-09-13	10-12-13		DPR	RESERVED	12-23-12	-521.08
XXXXXXXXXXXXXXX	1173461	10-10-13	10-12-13		DPR	RESERVED	02-17-13	-627.50
XXXXXXXXXXXXXXX	1105973	10-10-13	10-15-13		DPR	RESERVED	10-15-12	-805.68
XXXXXXXXXXXXXXX	1170501	10-10-13	10-15-13		DPR	RESERVED	02-12-13	-793.31
XXXXXXXXXXXXXXX	1173709	10-11-13	10-14-13		DPR	RESERVED	02-17-13	-793.31
XXXXXXXXXXXXXXX	1120715	10-11-13	10-13-13		GRP DEF	RESERVED	03-26-13	-18,000.00
XXXXXXXXXXXXXXX	1184481	10-11-13	10-13-13		DPR	RESERVED	03-11-13	-441.89
XXXXXXXXXXXXXXX	1180235	10-12-13	10-14-13		DPR	RESERVED	03-03-13	-887.35
XXXXXXXXXXXXXXX	1140713	10-14-13	10-18-13		DPR	RESERVED	12-08-12	-545.83
XXXXXXXXXXXXXXX	1193494	10-14-13	10-18-13		DPR	RESERVED	03-26-13	-694.32
XXXXXXXXXXXXXXX	1134221	10-15-13	10-20-13		DPR	RESERVED	01-14-13	-634.09
XXXXXXXXXXXXXXX	1164249	10-15-13	10-18-13		DPR	RESERVED	01-25-13	-380.02
XXXXXXXXXXXXXXX	1168454	10-16-13	10-22-13		DPR	RESERVED	02-05-13	-545.53
XXXXXXXXXXXXXXX	1191964	10-16-13	10-19-13		DPR	RESERVED	03-24-13	-719.06
XXXXXXXXXXXXXXX	1178958	10-17-13	10-20-13		DPR	RESERVED	02-28-13	-892.30
XXXXXXXXXXXXXXX	1100210	10-18-13	10-20-13		DPR	RESERVED	10-24-12	-4,022.14
XXXXXXXXXXXXXXX	1175748	10-19-13	10-23-13		DPR	RESERVED	02-21-13	-1,060.57
XXXXXXXXXXXXXXX	1155465	10-21-13	10-23-13		DPR	RESERVED	01-07-13	-648.65
XXXXXXXXXXXXXXX	1141206	10-21-13	10-24-13		DPR	RESERVED	12-10-12	-719.06
XXXXXXXXXXXXXXX	271717	10-23-13	10-24-13		DPQ	RESERVED	06-19-12	-50.00
XXXXXXXXXXXXXXX	1184499	10-23-13	10-31-13		DPR	RESERVED	03-11-13	-345.28
XXXXXXXXXXXXXXX	1184500	10-23-13	10-31-13		DPR	RESERVED	03-11-13	-345.28
XXXXXXXXXXXXXXX	1184498	10-23-13	10-31-13		DPR	RESERVED	03-11-13	-345.28
XXXXXXXXXXXXXXX	1178454	10-25-13	10-27-13		DPR	RESERVED	02-28-13	-540.88
XXXXXXXXXXXXXXX	1090964	10-25-13	10-27-13		GRP DEF	RESERVED	11-02-12	-4,378.95
XXXXXXXXXXXXXXX	1141481	10-27-13	10-30-13		DPR	RESERVED	12-11-12	-627.50
XXXXXXXXXXXXXXX	1166235	10-27-13	10-28-13		GRP DEF	RESERVED	03-22-13	-4,736.41
XXXXXXXXXXXXXXX	1174957	10-28-13	10-31-13		DPR	RESERVED	02-21-13	-330.53
XXXXXXXXXXXXXXX	1158230	10-29-13	10-31-13		DPR	RESERVED	01-15-13	-719.06
XXXXXXXXXXXXXXX	1180473	10-30-13	11-01-13		DPR	RESERVED	03-03-13	-943.18
XXXXXXXXXXXXXXX	1130991	11-01-13	11-03-13		DPR	RESERVED	12-19-12	-2,451.16
XXXXXXXXXXXXXXX	1158971	11-01-13	11-03-13		DPR	RESERVED	01-23-13	-6,761.10
XXXXXXXXXXXXXXX	1192463	11-02-13	11-04-13		DPR	RESERVED	03-24-13	-441.89
XXXXXXXXXXXXXXX	1159987	11-03-13	11-06-13		DPR	RESERVED	02-01-13	-5,767.48
XXXXXXXXXXXXXXX	278468	11-04-13	11-04-13		GCO	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	1130955	11-07-13	11-10-13		DPR	RESERVED	12-19-12	-7,542.96
XXXXXXXXXXXXXXX	1177228	11-09-13	11-13-13		DPR	RESERVED	02-26-13	-676.99

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1166241	11-15-13	11-17-13		DPR	RESERVED	03-09-13	-5,136.60
XXXXXXXXXXXXXXX	1134993	11-21-13	11-23-13		DPR	RESERVED	11-25-12	-1,601.95
XXXXXXXXXXXXXXX	1134734	11-24-13	11-25-13		GCO	RESERVED	11-24-12	-650.00
XXXXXXXXXXXXXXX	290206	11-26-13	11-27-13		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	1157955	11-26-13	11-29-13		DPR	RESERVED	01-20-13	-595.33
XXXXXXXXXXXXXXX	1157954	11-26-13	11-29-13		DPR	RESERVED	01-20-13	-595.33
XXXXXXXXXXXXXXX	1146709	11-28-13	12-01-13		DPR	RESERVED	12-20-12	-372.60
XXXXXXXXXXXXXXX	292458	11-29-13	11-30-13		GCO	RESERVED	06-19-12	-350.00
XXXXXXXXXXXXXXX	294704	12-04-13	12-05-13		DPQ	RESERVED	06-19-12	-75.00
XXXXXXXXXXXXXXX	295458	12-07-13	12-08-13		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	295960	12-08-13	12-09-13		GCO	RESERVED	06-19-12	-110.00
XXXXXXXXXXXXXXX	178715	12-09-13	12-10-13		GCO	RESERVED	05-15-12	-121.14
XXXXXXXXXXXXXXX	296210	12-09-13	12-10-13		DPQ	RESERVED	06-19-12	-550.00
XXXXXXXXXXXXXXX	178700	12-10-13	12-11-13		GCO	RESERVED	05-15-12	-300.00
XXXXXXXXXXXXXXX	179230	12-10-13	12-11-13		GCO	RESERVED	05-15-12	-300.00
XXXXXXXXXXXXXXX	80957	12-11-13	12-12-13		GCO	RESERVED	03-28-12	-0.36
XXXXXXXXXXXXXXX	80963	12-11-13	12-12-13		GCO	RESERVED	03-28-12	-0.36
XXXXXXXXXXXXXXX	179736	12-12-13	12-13-13		GCO	RESERVED	05-15-12	-60.00
XXXXXXXXXXXXXXX	297705	12-12-13	12-13-13		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	179963	12-13-13	12-14-13		GCO	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	179965	12-13-13	12-14-13		GCO	RESERVED	05-15-12	-2,000.00
XXXXXXXXXXXXXXX	180206	12-14-13	12-15-13		GCO	RESERVED	05-15-12	-750.00
XXXXXXXXXXXXXXX	180204	12-14-13	12-15-13		GCO	RESERVED	05-15-12	-150.00
XXXXXXXXXXXXXXX	298961	12-14-13	12-15-13		GCO	RESERVED	06-19-12	-305.00
XXXXXXXXXXXXXXX	299209	12-15-13	12-16-13		DPQ	RESERVED	06-19-12	-60.00
XXXXXXXXXXXXXXX	299713	12-16-13	12-17-13		GCO	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	299746	12-16-13	12-17-13		DPQ	RESERVED	06-19-12	-50.00
XXXXXXXXXXXXXXX	300455	12-17-13	12-18-13		GCO	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	301704	12-19-13	12-20-13		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	301708	12-19-13	12-20-13		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	301711	12-19-13	12-20-13		DPQ	RESERVED	06-19-12	-75.00
XXXXXXXXXXXXXXX	181699	12-20-13	12-21-13		GCO	RESERVED	05-15-12	-850.00
XXXXXXXXXXXXXXX	302956	12-22-13	12-23-13		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	302963	12-22-13	12-23-13		GCO	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	303210	12-23-13	12-24-13		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	303468	12-24-13	12-25-13		GCO	RESERVED	06-19-12	-240.00
XXXXXXXXXXXXXXX	1172467	12-30-13	01-01-14		GCO	RESERVED	02-15-13	-648.66
XXXXXXXXXXXXXXX	313704	01-10-14	01-11-14		GCO	RESERVED	06-19-12	-120.00
XXXXXXXXXXXXXXX	1196717	01-15-14	01-18-14		DPR	RESERVED	03-31-13	-365.79
XXXXXXXXXXXXXXX	318477	01-20-14	01-21-14		GCO	RESERVED	06-19-12	-96.00
XXXXXXXXXXXXXXX	156245	02-03-14	02-04-14		GCO	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	1194707	02-14-14	02-16-14		DPR	RESERVED	03-28-13	-610.79
XXXXXXXXXXXXXXX	435963	02-15-14	02-15-14	9069	GCO	RESERVED	06-19-12	-402.67
XXXXXXXXXXXXXXX	435964	02-15-14	02-15-14		GCO	RESERVED	06-19-12	-402.67
XXXXXXXXXXXXXXX	435968	02-15-14	02-15-14		GCO	RESERVED	06-19-12	-402.67
XXXXXXXXXXXXXXX	435969	02-15-14	02-15-14		GCO	RESERVED	06-19-12	-402.67
XXXXXXXXXXXXXXX	334212	03-12-14	03-13-14		GCO	RESERVED	06-19-12	-50.00
XXXXXXXXXXXXXXX	338460	03-24-14	03-25-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	338469	03-24-14	03-25-14		DPQ	RESERVED	06-19-12	-300.00
XXXXXXXXXXXXXXX	207222	03-27-14	03-28-14		DPQ	RESERVED	05-15-12	-500.00
XXXXXXXXXXXXXXX	207482	03-28-14	03-29-14		DPQ	RESERVED	05-15-12	-465.00
XXXXXXXXXXXXXXX	207485	03-28-14	03-29-14		DPQ	RESERVED	05-15-12	-464.76
XXXXXXXXXXXXXXX	203968	03-30-14	03-31-14		DPQ	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	201740	03-31-14	04-01-14		DPQ	RESERVED	05-15-12	-750.00
XXXXXXXXXXXXXXX	201741	03-31-14	04-01-14		DPQ	RESERVED	05-15-12	-750.00
XXXXXXXXXXXXXXX	331708	03-31-14	04-01-14		GCO	RESERVED	05-15-12	-1,200.00
XXXXXXXXXXXXXXX	1060224	04-01-14	04-04-14		GRP DEF	RESERVED	08-24-12	-18,000.00
XXXXXXXXXXXXXXX	1171224	04-03-14	04-05-14	9000	GRP DEF	RESERVED	03-22-13	-1,135.52

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	343960	04-04-14	04-05-14		GCO	RESERVED	06-19-12	-400.00
XXXXXXXXXXXXXXX	350210	04-17-14	04-18-14		DPQ	RESERVED	06-19-12	-120.00
XXXXXXXXXXXXXXX	1191474	04-27-14	04-28-14		GRP DEF	RESERVED	03-22-13	-3,609.53
XXXXXXXXXXXXXXX	1174990	05-02-14	05-05-14		GRP DEF	RESERVED	03-22-13	-8,527.23
XXXXXXXXXXXXXXX	1057209	05-26-14	05-27-14	9000	DPR	RESERVED	12-03-12	-6,984.44
XXXXXXXXXXXXXXX	367957	06-03-14	06-04-14		DPQ	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	370970	06-12-14	06-13-14		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	373212	06-18-14	06-19-14		GCO	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	1186455	06-20-14	06-22-14		DPR	RESERVED	03-23-13	-6,982.53
XXXXXXXXXXXXXXX	374723	06-22-14	06-23-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	375473	06-23-14	06-24-14		DPQ	RESERVED	06-19-12	-700.00
XXXXXXXXXXXXXXX	387458	07-24-14	07-25-14		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	388962	07-30-14	07-31-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	392456	08-05-14	08-06-14		DPQ	RESERVED	06-19-12	-50.00
XXXXXXXXXXXXXXX	398457	08-22-14	08-23-14		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	555739	08-31-14	09-01-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	406220	09-14-14	09-15-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	159250	09-21-14	09-22-14		GCO	RESERVED	05-09-12	-679.00
XXXXXXXXXXXXXXX	415214	10-07-14	10-08-14		DPQ	RESERVED	06-19-12	-600.00
XXXXXXXXXXXXXXX	415217	10-07-14	10-08-14		DPQ	RESERVED	06-19-12	-600.00
XXXXXXXXXXXXXXX	417979	10-15-14	10-16-14		DPQ	RESERVED	06-19-12	-300.00
XXXXXXXXXXXXXXX	418466	10-17-14	10-18-14		DPQ	RESERVED	06-19-12	-210.00
XXXXXXXXXXXXXXX	419285	10-19-14	10-20-14		DPQ	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	272954	10-25-14	10-26-14		GCO	RESERVED	05-15-12	-50.00
XXXXXXXXXXXXXXX	1184957	11-03-14	11-08-14	33	DPR	RESERVED	03-24-13	-627.50
XXXXXXXXXXXXXXX	424970	11-06-14	11-07-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	171205	11-08-14	11-09-14		GCO	RESERVED	05-15-12	-300.00
XXXXXXXXXXXXXXX	171206	11-08-14	11-09-14		GCO	RESERVED	05-15-12	-225.00
XXXXXXXXXXXXXXX	427227	11-12-14	11-13-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	427471	11-13-14	11-14-14		DPQ	RESERVED	06-19-12	-120.00
XXXXXXXXXXXXXXX	429462	11-20-14	11-21-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	1134738	11-24-14	11-25-14		DPR	RESERVED	11-24-12	-650.00
XXXXXXXXXXXXXXX	1136267	11-28-14	11-29-14		DPR	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136266	11-28-14	11-29-14		GCO	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136242	11-28-14	11-29-14		GCO	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136244	11-28-14	11-29-14		GCO	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136248	11-28-14	11-29-14		GCO	RESERVED	11-28-12	-175.00
XXXXXXXXXXXXXXX	1136264	11-28-14	11-29-14		DPR	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136261	11-28-14	11-29-14		DPR	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136259	11-28-14	11-29-14		GCO	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136258	11-28-14	11-29-14		DPR	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	434217	12-04-14	12-05-14		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	434716	12-05-14	12-06-14		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	437715	12-14-14	12-15-14		DPQ	RESERVED	06-19-12	-365.00
XXXXXXXXXXXXXXX	438463	12-17-14	12-18-14		DPQ	RESERVED	06-19-12	-400.00
XXXXXXXXXXXXXXX	438714	12-18-14	12-18-14	9001	GCO	RESERVED	06-19-12	-300.00
XXXXXXXXXXXXXXX	439223	12-19-14	12-20-14		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	1147210	12-22-14	12-23-14		DPR	RESERVED	12-22-12	-650.00
XXXXXXXXXXXXXXX	1147219	12-22-14	12-23-14		DPR	RESERVED	12-22-12	-500.00
XXXXXXXXXXXXXXX	1147222	12-22-14	12-23-14		DPR	RESERVED	12-22-12	-650.00
XXXXXXXXXXXXXXX	654251	01-10-15	01-11-15		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	449213	01-17-15	01-18-15		DPQ	RESERVED	06-19-12	-50.00
XXXXXXXXXXXXXXX	662457	01-20-15	01-21-15		DPQ	RESERVED	06-19-12	-104.00
XXXXXXXXXXXXXXX	667707	01-26-15	01-27-15		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	692975	02-22-15	02-23-15		DPQ	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	473219	03-19-15	03-20-15		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	477705	03-29-15	03-30-15		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	477455	03-29-15	03-30-15		DPQ	RESERVED	06-19-12	-250.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	478721	03-31-15	04-01-15		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	485455	04-13-15	04-14-15		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	489216	04-20-15	04-21-15		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	493722	05-01-15	05-02-15		DPQ	RESERVED	06-19-12	-130.00
XXXXXXXXXXXXXXX	498470	05-10-15	05-11-15		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	124474	05-10-15	05-11-15		GCO	RESERVED	03-28-12	-0.24
XXXXXXXXXXXXXXX	180973	05-12-15	05-13-15	9013	GCO	RESERVED	04-25-12	-415.00
XXXXXXXXXXXXXXX	1015720	05-12-15	05-13-15		DPR	RESERVED	05-12-12	-75.00
XXXXXXXXXXXXXXX	506217	05-26-15	05-27-15		DPQ	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	509211	06-01-15	06-02-15		DPQ	RESERVED	06-19-12	-400.00
XXXXXXXXXXXXXXX	1037456	06-17-15	06-18-15	9600	GCO	RESERVED	06-17-12	-150.00
XXXXXXXXXXXXXXX	133215	06-22-15	06-23-15	9063	GCO	RESERVED	03-28-12	-0.24
XXXXXXXXXXXXXXX	136219	06-23-15	06-24-15		GCO	RESERVED	03-28-12	-0.24
XXXXXXXXXXXXXXX	152213	08-25-15	08-26-15		GCO	RESERVED	05-09-12	-500.00
XXXXXXXXXXXXXXX	555993	09-01-15	09-02-15		DPQ	RESERVED	06-19-12	-143.50
XXXXXXXXXXXXXXX	155478	09-07-15	09-08-15	9009	GCO	RESERVED	05-09-12	-2,627.45
XXXXXXXXXXXXXXX	567218	09-12-15	09-13-15		DPQ	RESERVED	06-19-12	-350.00
XXXXXXXXXXXXXXX	154463	09-20-15	09-21-15	9009	GCO	RESERVED	05-09-12	-30.00
XXXXXXXXXXXXXXX	577208	09-21-15	09-22-15		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	588972	10-08-15	10-09-15		DPQ	RESERVED	06-19-12	-350.00
XXXXXXXXXXXXXXX	589954	10-09-15	10-10-15		DPQ	RESERVED	06-19-12	-400.00
XXXXXXXXXXXXXXX	164207	10-11-15	10-12-15		GCO	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	164208	10-11-15	10-12-15		GCO	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	599464	10-23-15	10-24-15		DPQ	RESERVED	06-19-12	-143.00
XXXXXXXXXXXXXXX	167973	10-26-15	10-27-15		GCO	RESERVED	05-15-12	-600.00
XXXXXXXXXXXXXXX	608969	11-05-15	11-06-15		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	611731	11-08-15	11-09-15		DPQ	RESERVED	06-19-12	-102.00
XXXXXXXXXXXXXXX	623208	11-21-15	11-22-15		DPQ	RESERVED	06-19-12	-350.00
XXXXXXXXXXXXXXX	627710	11-28-15	11-29-15		DPQ	RESERVED	06-19-12	-75.00
XXXXXXXXXXXXXXX	177989	12-05-15	12-06-15		GCO	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	633469	12-06-15	12-07-15		DPQ	RESERVED	06-19-12	-300.00
XXXXXXXXXXXXXXX	633969	12-07-15	12-08-15		DPQ	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	634208	12-08-15	12-09-15		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	634983	12-09-15	12-10-15		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	635212	12-10-15	12-11-15		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	635460	12-10-15	12-11-15		DPQ	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	179453	12-11-15	12-12-15		GCO	RESERVED	06-19-12	-75.00
XXXXXXXXXXXXXXX	635959	12-11-15	12-12-15		DPQ	RESERVED	06-19-12	-150.00
XXXXXXXXXXXXXXX	636466	12-12-15	12-13-15		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	636471	12-12-15	12-13-15		DPQ	RESERVED	06-19-12	-300.00
XXXXXXXXXXXXXXX	180967	12-17-15	12-18-15		GCO	RESERVED	06-19-12	-250.00
XXXXXXXXXXXXXXX	639472	12-19-15	12-20-15		GCO	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	640464	12-21-15	12-22-15		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	1147208	12-22-15	12-23-15	9600	GCO	RESERVED	12-22-12	-300.00
XXXXXXXXXXXXXXX	182212	12-22-15	12-23-15		GCO	RESERVED	05-15-12	-100.00
XXXXXXXXXXXXXXX	642215	12-25-15	12-26-15		GCO	RESERVED	06-19-12	-75.00
XXXXXXXXXXXXXXX	654224	01-10-16	01-11-16		DPQ	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	669959	01-29-16	01-30-16		DPQ	RESERVED	06-19-12	-300.00
XXXXXXXXXXXXXXX	721212	03-18-16	03-19-16		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	733998	03-28-16	03-29-16		GCO	RESERVED	06-19-12	-460.00
XXXXXXXXXXXXXXX	737208	03-30-16	03-31-16		DPQ	RESERVED	06-19-12	-551.95
XXXXXXXXXXXXXXX	745726	04-07-16	04-08-16		DPQ	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	761954	04-18-16	04-19-16		DPQ	RESERVED	06-19-12	-200.00
XXXXXXXXXXXXXXX	773251	04-27-16	04-28-16		DPQ	RESERVED	06-19-12	-500.00
XXXXXXXXXXXXXXX	775972	04-29-16	04-30-16		DPQ	RESERVED	06-19-12	-1,200.00
XXXXXXXXXXXXXXX	783468	05-05-16	05-06-16		GCO	RESERVED	06-19-12	-62.00
XXXXXXXXXXXXXXX	790009	05-11-16	05-12-16		GCO	RESERVED	06-19-12	-100.00
XXXXXXXXXXXXXXX	828456	06-09-16	06-10-16		GCO	RESERVED	06-19-12	-50.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	846966	07-06-16	07-07-16		DPQ	RESERVED	03-28-12	-1,000.24
XXXXXXXXXXXXXXX	859983	08-01-16	08-01-16		DPQ	RESERVED	03-28-12	-100.24
XXXXXXXXXXXXXXX	861486	08-05-16	08-06-16		DPQ	RESERVED	03-28-12	-150.24
XXXXXXXXXXXXXXX	867209	08-15-16	08-16-16		DPQ	RESERVED	03-28-12	-50.24
XXXXXXXXXXXXXXX	886955	09-12-16	09-13-16		DPQ	RESERVED	03-28-12	-250.24
XXXXXXXXXXXXXXX	891221	09-19-16	09-20-16		DPQ	RESERVED	03-28-12	-130.24
XXXXXXXXXXXXXXX	897470	09-27-16	09-28-16		GCO	RESERVED	03-28-12	-300.24
XXXXXXXXXXXXXXX	900464	10-02-16	10-03-16		DPR	RESERVED	03-28-12	-100.24
XXXXXXXXXXXXXXX	904493	10-11-16	10-12-16		DPR	RESERVED	03-28-12	-130.24
XXXXXXXXXXXXXXX	906475	10-14-16	10-15-16		DPR	RESERVED	03-28-12	-110.24
XXXXXXXXXXXXXXX	907990	10-17-16	10-18-16		DPR	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	916715	11-02-16	11-03-16		DPR	RESERVED	03-28-12	-400.24
XXXXXXXXXXXXXXX	924723	11-12-16	11-13-16		GCO	RESERVED	03-28-12	-300.24
XXXXXXXXXXXXXXX	925999	11-15-16	11-16-16		DPR	RESERVED	03-28-12	-250.24
XXXXXXXXXXXXXXX	931474	11-26-16	11-27-16		DPR	RESERVED	03-28-12	-125.24
XXXXXXXXXXXXXXX	931475	11-26-16	11-27-16		DPR	RESERVED	03-28-12	-125.24
XXXXXXXXXXXXXXX	931955	11-27-16	11-28-16		DPR	RESERVED	03-28-12	-200.24
XXXXXXXXXXXXXXX	176213	11-28-16	11-29-16		GCO	RESERVED	05-15-12	-50.00
XXXXXXXXXXXXXXX	933993	12-02-16	12-03-16		DPR	RESERVED	03-28-12	-40.24
XXXXXXXXXXXXXXX	934482	12-03-16	12-04-16		DPR	RESERVED	03-28-12	-50.24
XXXXXXXXXXXXXXX	938223	12-12-16	12-13-16		DPR	RESERVED	03-28-12	-200.24
XXXXXXXXXXXXXXX	938242	12-12-16	12-18-16		GCO	RESERVED	03-28-12	-100.24
XXXXXXXXXXXXXXX	938471	12-13-16	12-14-16		DPR	RESERVED	03-28-12	-150.24
XXXXXXXXXXXXXXX	938729	12-14-16	12-15-16		DPR	RESERVED	03-28-12	-150.24
XXXXXXXXXXXXXXX	939715	12-16-16	12-17-16		DPR	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	939721	12-16-16	12-17-16		DPR	RESERVED	03-28-12	-300.24
XXXXXXXXXXXXXXX	940481	12-17-16	12-18-16		DPR	RESERVED	03-28-12	-550.24
XXXXXXXXXXXXXXX	940714	12-18-16	12-19-16		DPR	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	940998	12-19-16	12-20-16		DPR	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	941471	12-20-16	12-21-16		DPR	RESERVED	03-28-12	-50.24
XXXXXXXXXXXXXXX	941479	12-20-16	12-21-16		DPR	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	941483	12-20-16	12-21-16		DPR	RESERVED	03-28-12	-600.24
XXXXXXXXXXXXXXX	942726	12-23-16	12-24-16		DPR	RESERVED	03-28-12	-250.24
XXXXXXXXXXXXXXX	942730	12-23-16	12-24-16		DPR	RESERVED	03-28-12	-150.24
XXXXXXXXXXXXXXX	942964	12-24-16	12-25-16		DPR	RESERVED	03-28-12	-65.24
XXXXXXXXXXXXXXX	954217	01-18-17	01-19-17		DPR	RESERVED	03-28-12	-1,600.24
XXXXXXXXXXXXXXX	955020	01-19-17	01-20-17		GCO	RESERVED	03-28-12	-0.24
XXXXXXXXXXXXXXX	956736	01-23-17	01-24-17		DPR	RESERVED	03-28-12	-1,000.24
XXXXXXXXXXXXXXX	959740	01-30-17	01-31-17		DPR	RESERVED	03-28-12	-400.24
XXXXXXXXXXXXXXX	962466	02-04-17	02-05-17		DPR	RESERVED	03-28-12	-200.24
XXXXXXXXXXXXXXX	963983	02-07-17	02-08-17		DPR	RESERVED	03-28-12	-500.24
XXXXXXXXXXXXXXX	964497	02-08-17	02-09-17		DPR	RESERVED	03-28-12	-150.24
XXXXXXXXXXXXXXX	984724	03-17-17	03-18-17		DPR	RESERVED	03-28-12	-170.24
XXXXXXXXXXXXXXX	993213	04-04-17	04-05-17		DPR	RESERVED	04-04-12	-100.00
XXXXXXXXXXXXXXX	1002712	04-19-17	04-20-17		DPR	RESERVED	04-30-12	-500.00
XXXXXXXXXXXXXXX	1008208	05-01-17	05-02-17		DPR	RESERVED	05-01-12	-136.37
XXXXXXXXXXXXXXX	1009706	05-04-17	05-05-17		DPR	RESERVED	05-04-12	-175.00
XXXXXXXXXXXXXXX	1016460	05-13-17	05-14-17		DPR	RESERVED	05-13-12	-130.00
XXXXXXXXXXXXXXX	1029483	06-02-17	06-03-17		DPR	RESERVED	06-02-12	-120.00
XXXXXXXXXXXXXXX	1030712	06-05-17	06-06-17		DPR	RESERVED	06-05-12	-151.00
XXXXXXXXXXXXXXX	1033503	06-11-17	06-12-17		DPR	RESERVED	06-11-12	-100.00
XXXXXXXXXXXXXXX	1035457	06-13-17	06-14-17		DPR	RESERVED	06-13-12	-350.00
XXXXXXXXXXXXXXX	1016455	06-19-17	06-20-17	9600	GCO	RESERVED	05-13-12	-200.00
XXXXXXXXXXXXXXX	1040219	06-23-17	06-24-17		DPR	RESERVED	06-23-12	-150.00
XXXXXXXXXXXXXXX	1046747	07-05-17	07-06-17		DPR	RESERVED	07-05-12	-100.00
XXXXXXXXXXXXXXX	1048221	07-08-17	07-09-17		DPR	RESERVED	07-08-12	-100.00
XXXXXXXXXXXXXXX	1051707	07-15-17	07-16-17		DPR	RESERVED	07-15-12	-60.60
XXXXXXXXXXXXXXX	1052476	07-17-17	07-18-17		DPR	RESERVED	07-17-12	-250.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1052502	07-17-17	07-18-17		DPR	RESERVED	07-17-12	-50.00
XXXXXXXXXXXXXXX	1054212	07-20-17	07-21-17		DPR	RESERVED	07-20-12	-140.00
XXXXXXXXXXXXXXX	1056489	07-25-17	07-26-17		DPR	RESERVED	07-25-12	-250.00
XXXXXXXXXXXXXXX	1056491	07-25-17	07-26-17		DPR	RESERVED	07-25-12	-250.00
XXXXXXXXXXXXXXX	1057704	07-26-17	07-27-17		DPR	RESERVED	07-26-12	-2,000.00
XXXXXXXXXXXXXXX	1057707	07-26-17	07-27-17		DPR	RESERVED	07-26-12	-350.00
XXXXXXXXXXXXXXX	1062735	08-03-17	08-04-17		DPR	RESERVED	08-03-12	-50.00
XXXXXXXXXXXXXXX	1065516	08-08-17	08-09-17		DPR	RESERVED	08-08-12	-250.00
XXXXXXXXXXXXXXX	1069746	08-16-17	08-17-17		DPR	RESERVED	08-16-12	-500.00
XXXXXXXXXXXXXXX	1072460	08-21-17	08-22-17		DPR	RESERVED	08-21-12	-200.00
XXXXXXXXXXXXXXX	1074455	08-25-17	08-26-17		DPR	RESERVED	08-25-12	-450.00
XXXXXXXXXXXXXXX	1080982	09-05-17	09-06-17		DPR	RESERVED	09-05-12	-200.00
XXXXXXXXXXXXXXX	1080983	09-05-17	09-06-17		DPR	RESERVED	09-05-12	-100.00
XXXXXXXXXXXXXXX	1089961	09-19-17	09-20-17		DPR	RESERVED	09-19-12	-50.00
XXXXXXXXXXXXXXX	1091972	09-24-17	09-25-17		DPR	RESERVED	09-24-12	-150.00
XXXXXXXXXXXXXXX	1098205	10-02-17	10-03-17		GCO	RESERVED	10-02-12	-75.00
XXXXXXXXXXXXXXX	1099956	10-04-17	10-05-17		DPR	RESERVED	10-04-12	-150.00
XXXXXXXXXXXXXXX	1101758	10-08-17	10-09-17		DPR	RESERVED	10-08-12	-800.00
XXXXXXXXXXXXXXX	1106966	10-13-17	10-14-17		DPR	RESERVED	10-13-12	-100.00
XXXXXXXXXXXXXXX	1106967	10-13-17	10-14-17		DPR	RESERVED	10-13-12	-75.00
XXXXXXXXXXXXXXX	1108716	10-15-17	10-16-17		DPR	RESERVED	10-15-12	-60.00
XXXXXXXXXXXXXXX	1109495	10-17-17	10-18-17		DPR	RESERVED	10-17-12	-200.00
XXXXXXXXXXXXXXX	1109710	10-17-17	10-18-17		DPR	RESERVED	10-17-12	-600.00
XXXXXXXXXXXXXXX	1111972	10-18-17	10-19-17		DPR	RESERVED	10-18-12	-100.00
XXXXXXXXXXXXXXX	1117217	10-24-17	10-25-17		DPR	RESERVED	10-24-12	-130.00
XXXXXXXXXXXXXXX	1118458	10-26-17	10-27-17		DPR	RESERVED	10-26-12	-150.00
XXXXXXXXXXXXXXX	1119996	10-29-17	10-30-17		DPR	RESERVED	10-29-12	-250.00
XXXXXXXXXXXXXXX	1123208	11-03-17	11-04-17		DPR	RESERVED	11-03-12	-500.00
XXXXXXXXXXXXXXX	1123214	11-03-17	11-04-17		DPR	RESERVED	11-03-12	-750.00
XXXXXXXXXXXXXXX	1128508	11-12-17	11-13-17		GCO	RESERVED	11-12-12	-91.00
XXXXXXXXXXXXXXX	1128724	11-13-17	11-14-17		DPR	RESERVED	11-13-12	-400.00
XXXXXXXXXXXXXXX	1128968	11-14-17	11-15-17		DPR	RESERVED	11-14-12	-150.00
XXXXXXXXXXXXXXX	1130465	11-17-17	11-18-17		DPR	RESERVED	11-17-12	-125.00
XXXXXXXXXXXXXXX	1132967	11-21-17	11-22-17		DPR	RESERVED	11-21-12	-500.00
XXXXXXXXXXXXXXX	1134257	11-23-17	11-24-17		DPR	RESERVED	11-23-12	-400.00
XXXXXXXXXXXXXXX	1134263	11-23-17	11-24-17		GCO	RESERVED	11-23-12	-650.00
XXXXXXXXXXXXXXX	1134264	11-23-17	11-24-17		GCO	RESERVED	11-23-12	-1,300.00
XXXXXXXXXXXXXXX	1134712	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134721	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134722	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134723	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134725	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134727	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134748	11-24-17	11-25-17		DPR	RESERVED	11-24-12	-400.00
XXXXXXXXXXXXXXX	1134750	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-650.00
XXXXXXXXXXXXXXX	1134754	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-650.00
XXXXXXXXXXXXXXX	1134758	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-650.00
XXXXXXXXXXXXXXX	1134762	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-650.00
XXXXXXXXXXXXXXX	1134761	11-24-17	11-25-17		GCO	RESERVED	11-24-12	-2,600.00
XXXXXXXXXXXXXXX	1134756	11-24-17	11-25-17		DPR	RESERVED	11-24-12	-350.00
XXXXXXXXXXXXXXX	1134954	11-25-17	11-26-17		DPR	RESERVED	11-25-12	-400.00
XXXXXXXXXXXXXXX	1134955	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-175.00
XXXXXXXXXXXXXXX	1134960	11-25-17	11-26-17		DPR	RESERVED	11-25-12	-1,050.00
XXXXXXXXXXXXXXX	1134967	11-25-17	11-26-17		DPR	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1134969	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1134991	11-25-17	11-26-17		DPR	RESERVED	11-25-12	-1,300.00
XXXXXXXXXXXXXXX	1134989	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1134972	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1134999	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-1,050.00
XXXXXXXXXXXXXXX	1135015	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135012	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-175.00
XXXXXXXXXXXXXXX	1135002	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-400.00
XXXXXXXXXXXXXXX	1135000	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135018	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-1,300.00
XXXXXXXXXXXXXXX	1135001	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-400.00
XXXXXXXXXXXXXXX	1135008	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-175.00
XXXXXXXXXXXXXXX	1135003	11-25-17	11-26-17		DPR	RESERVED	11-25-12	-75.00
XXXXXXXXXXXXXXX	1135004	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135040	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135030	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135028	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135020	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135021	11-25-17	11-26-17		GCO	RESERVED	11-25-12	-650.00
XXXXXXXXXXXXXXX	1135248	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-1,050.00
XXXXXXXXXXXXXXX	1135246	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-400.00
XXXXXXXXXXXXXXX	1135245	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135227	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-1,950.00
XXXXXXXXXXXXXXX	1135222	11-26-17	11-27-17		GCO	RESERVED	11-28-12	-175.00
XXXXXXXXXXXXXXX	1135219	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-350.00
XXXXXXXXXXXXXXX	1135205	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135204	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135244	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135251	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135254	11-26-17	11-27-17		GCO	RESERVED	11-29-12	-650.00
XXXXXXXXXXXXXXX	1135261	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135279	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135280	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135275	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135265	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-250.00
XXXXXXXXXXXXXXX	1135278	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-175.00
XXXXXXXXXXXXXXX	1135308	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-175.00
XXXXXXXXXXXXXXX	1135309	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-175.00
XXXXXXXXXXXXXXX	1135310	11-26-17	11-27-17		DPR	RESERVED	11-26-12	-175.00
XXXXXXXXXXXXXXX	1135317	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135318	11-26-17	11-27-17		GCO	RESERVED	11-26-12	-650.00
XXXXXXXXXXXXXXX	1135764	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-1,300.00
XXXXXXXXXXXXXXX	1135765	11-27-17	11-28-17		DPR	RESERVED	11-27-12	-75.00
XXXXXXXXXXXXXXX	1135732	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135740	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-1,300.00
XXXXXXXXXXXXXXX	1135743	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135747	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135749	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135750	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135752	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135754	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135759	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135761	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135775	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135784	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135785	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135786	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-75.00
XXXXXXXXXXXXXXX	1135792	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-1,300.00
XXXXXXXXXXXXXXX	1135793	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135796	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-1,050.00
XXXXXXXXXXXXXXX	1135823	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135824	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1135826	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135828	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135830	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135835	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135836	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135838	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135839	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135840	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135869	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135872	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135873	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135874	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135875	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135893	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135894	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-1,950.00
XXXXXXXXXXXXXXX	1135896	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135897	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135779	11-27-17	11-28-17		DPR	RESERVED	11-27-12	-500.00
XXXXXXXXXXXXXXX	1135898	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135899	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135848	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135854	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135857	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135860	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135891	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135889	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135886	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135885	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135883	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135878	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-75.00
XXXXXXXXXXXXXXX	1135880	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135882	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135877	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135863	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135723	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-75.00
XXXXXXXXXXXXXXX	1135721	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135722	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135717	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135734	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1135716	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135733	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-650.00
XXXXXXXXXXXXXXX	1135744	11-27-17	11-28-17		GCO	RESERVED	11-27-12	-175.00
XXXXXXXXXXXXXXX	1135870	11-28-17	11-29-17		GCO	RESERVED	11-27-12	-400.00
XXXXXXXXXXXXXXX	1136224	11-28-17	11-29-17		GCO	RESERVED	11-28-12	-400.00
XXXXXXXXXXXXXXX	1136228	11-28-17	11-29-17		GCO	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136229	11-28-17	11-29-17		GCO	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136233	11-28-17	11-29-17		DPR	RESERVED	11-29-12	-650.00
XXXXXXXXXXXXXXX	1136236	11-28-17	11-29-17		GCO	RESERVED	11-28-12	-1,300.00
XXXXXXXXXXXXXXX	1136237	11-28-17	11-29-17		DPR	RESERVED	11-28-12	-400.00
XXXXXXXXXXXXXXX	1136271	11-28-17	11-29-17		DPR	RESERVED	11-28-12	-650.00
XXXXXXXXXXXXXXX	1136283	11-28-17	11-29-17		DPR	RESERVED	11-28-12	-50.00
XXXXXXXXXXXXXXX	1136282	11-28-17	11-29-17		DPR	RESERVED	11-28-12	-500.00
XXXXXXXXXXXXXXX	1136720	11-29-17	11-30-17		GCO	RESERVED	11-29-12	-1,475.00
XXXXXXXXXXXXXXX	1136966	11-30-17	12-01-17		DPR	RESERVED	11-30-12	-650.00
XXXXXXXXXXXXXXX	1136984	11-30-17	12-01-17		DPR	RESERVED	11-30-12	-900.00
XXXXXXXXXXXXXXX	1137458	12-01-17	12-02-17		DPR	RESERVED	12-01-12	-75.00
XXXXXXXXXXXXXXX	1138467	12-03-17	12-04-17		DPR	RESERVED	12-03-12	-60.00
XXXXXXXXXXXXXXX	1138708	12-04-17	12-05-17		DPR	RESERVED	12-04-12	-600.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1138709	12-04-17	12-05-17		DPR	RESERVED	12-04-12	-300.00
XXXXXXXXXXXXXXX	1138742	12-04-17	12-05-17		GCO	RESERVED	12-04-12	-100.00
XXXXXXXXXXXXXXX	1139218	12-06-17	12-07-17		DPR	RESERVED	12-06-12	-100.00
XXXXXXXXXXXXXXX	1139478	12-06-17	12-07-17		DPR	RESERVED	12-06-12	-100.00
XXXXXXXXXXXXXXX	1139955	12-07-17	12-08-17		DPR	RESERVED	12-07-12	-500.00
XXXXXXXXXXXXXXX	1140204	12-07-17	12-08-17		DPR	RESERVED	12-07-12	-75.00
XXXXXXXXXXXXXXX	1140229	12-07-17	12-08-17		DPR	RESERVED	12-07-12	-1,000.00
XXXXXXXXXXXXXXX	1141216	12-09-17	12-10-17		DPR	RESERVED	12-09-12	-75.00
XXXXXXXXXXXXXXX	1141473	12-10-17	12-11-17		DPR	RESERVED	12-10-12	-500.00
XXXXXXXXXXXXXXX	1141482	12-10-17	12-11-17		DPR	RESERVED	12-10-12	-100.00
XXXXXXXXXXXXXXX	1141982	12-11-17	12-12-17		DPR	RESERVED	12-11-12	-20.00
XXXXXXXXXXXXXXX	1142459	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-100.00
XXXXXXXXXXXXXXX	1142462	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-500.00
XXXXXXXXXXXXXXX	1142463	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-125.00
XXXXXXXXXXXXXXX	1142467	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-125.00
XXXXXXXXXXXXXXX	1142468	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-125.00
XXXXXXXXXXXXXXX	1142469	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-125.00
XXXXXXXXXXXXXXX	1142479	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-150.00
XXXXXXXXXXXXXXX	1142480	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-100.00
XXXXXXXXXXXXXXX	1142486	12-12-17	12-13-17		DPR	RESERVED	12-12-12	-500.00
XXXXXXXXXXXXXXX	1143975	12-14-17	12-15-17		GCO	RESERVED	12-14-12	-650.00
XXXXXXXXXXXXXXX	1144463	12-15-17	12-16-17		GCO	RESERVED	12-15-12	-300.00
XXXXXXXXXXXXXXX	1144465	12-15-17	12-16-17		GCO	RESERVED	12-15-12	-125.00
XXXXXXXXXXXXXXX	1144466	12-15-17	12-16-17		GCO	RESERVED	12-15-12	-150.00
XXXXXXXXXXXXXXX	1144467	12-15-17	12-16-17		GCO	RESERVED	12-15-12	-600.00
XXXXXXXXXXXXXXX	1144954	12-16-17	12-17-17		DPR	RESERVED	12-16-12	-143.48
XXXXXXXXXXXXXXX	1144958	12-16-17	12-17-17		DPR	RESERVED	12-16-12	-75.00
XXXXXXXXXXXXXXX	1144959	12-16-17	12-17-17		DPR	RESERVED	12-16-12	-75.00
XXXXXXXXXXXXXXX	1145519	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-300.00
XXXXXXXXXXXXXXX	1145454	12-17-17	12-18-17		GCO	RESERVED	12-17-12	-375.00
XXXXXXXXXXXXXXX	1145468	12-17-17	12-18-17		GCO	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145470	12-17-17	12-18-17		GCO	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145472	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145477	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145478	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-300.00
XXXXXXXXXXXXXXX	1145482	12-17-17	12-18-17		GCO	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145483	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-100.00
XXXXXXXXXXXXXXX	1145506	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-150.00
XXXXXXXXXXXXXXX	1145509	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-1,300.00
XXXXXXXXXXXXXXX	1145512	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145521	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145522	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-300.00
XXXXXXXXXXXXXXX	1145523	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-200.00
XXXXXXXXXXXXXXX	1145526	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145527	12-17-17	12-18-17		GCO	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145530	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145525	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-300.00
XXXXXXXXXXXXXXX	1145528	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-100.00
XXXXXXXXXXXXXXX	1145533	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145535	12-17-17	12-18-17		GCO	RESERVED	12-17-12	-650.00
XXXXXXXXXXXXXXX	1145536	12-17-17	12-18-17		DPR	RESERVED	12-17-12	-500.00
XXXXXXXXXXXXXXX	1145710	12-18-17	12-19-17		DPR	RESERVED	12-18-12	-150.00
XXXXXXXXXXXXXXX	1145711	12-18-17	12-19-17		DPR	RESERVED	12-18-12	-50.00
XXXXXXXXXXXXXXX	1145715	12-18-17	12-19-17		GCO	RESERVED	12-18-12	-650.00
XXXXXXXXXXXXXXX	1145725	12-18-17	12-19-17		DPR	RESERVED	12-18-12	-50.00
XXXXXXXXXXXXXXX	1145726	12-18-17	12-19-17		DPR	RESERVED	12-18-12	-500.00
XXXXXXXXXXXXXXX	1145727	12-18-17	12-19-17		DPR	RESERVED	12-18-12	-650.00
XXXXXXXXXXXXXXX	1145728	12-18-17	12-19-17		DPR	RESERVED	12-18-12	-500.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1145729	12-18-17	12-19-17		GCO	RESERVED	12-18-12	-650.00
XXXXXXXXXXXXXXX	1145733	12-18-17	12-19-17		DPR	RESERVED	12-20-12	-1,300.00
XXXXXXXXXXXXXXX	1145744	12-18-17	12-19-17		GCO	RESERVED	12-18-12	-650.00
XXXXXXXXXXXXXXX	1146212	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-500.00
XXXXXXXXXXXXXXX	1146224	12-19-17	12-20-17		DPR	RESERVED	12-19-12	-500.00
XXXXXXXXXXXXXXX	1146235	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-950.00
XXXXXXXXXXXXXXX	1146237	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146244	12-19-17	12-20-17		DPR	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146245	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146246	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146247	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146248	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146253	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-1,600.00
XXXXXXXXXXXXXXX	1146254	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146256	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146258	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146260	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-500.00
XXXXXXXXXXXXXXX	1146261	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-300.00
XXXXXXXXXXXXXXX	1146263	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-300.00
XXXXXXXXXXXXXXX	1146264	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146268	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146269	12-19-17	12-20-17		GCO	RESERVED	12-19-12	-650.00
XXXXXXXXXXXXXXX	1146715	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-30.00
XXXXXXXXXXXXXXX	1146717	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-100.00
XXXXXXXXXXXXXXX	1146725	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-300.00
XXXXXXXXXXXXXXX	1146732	12-20-17	12-21-17		GCO	RESERVED	12-20-12	-1,950.00
XXXXXXXXXXXXXXX	1146733	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146736	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146737	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-500.00
XXXXXXXXXXXXXXX	1146738	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-200.00
XXXXXXXXXXXXXXX	1146742	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-300.00
XXXXXXXXXXXXXXX	1146744	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-300.00
XXXXXXXXXXXXXXX	1146754	12-20-17	12-21-17		DPR	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146755	12-20-17	12-21-17		GCO	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146757	12-20-17	12-21-17		GCO	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146761	12-20-17	12-21-17		GCO	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146762	12-20-17	12-21-17		GCO	RESERVED	12-20-12	-650.00
XXXXXXXXXXXXXXX	1146958	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-150.00
XXXXXXXXXXXXXXX	1146961	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-150.00
XXXXXXXXXXXXXXX	1146966	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-200.00
XXXXXXXXXXXXXXX	1146967	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-200.00
XXXXXXXXXXXXXXX	1147007	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-100.00
XXXXXXXXXXXXXXX	1147015	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-200.00
XXXXXXXXXXXXXXX	1147016	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-300.00
XXXXXXXXXXXXXXX	1147005	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-500.00
XXXXXXXXXXXXXXX	1147020	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-650.00
XXXXXXXXXXXXXXX	1147021	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-300.00
XXXXXXXXXXXXXXX	1147024	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-650.00
XXXXXXXXXXXXXXX	1147025	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-650.00
XXXXXXXXXXXXXXX	1147026	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-650.00
XXXXXXXXXXXXXXX	1147027	12-21-17	12-22-17		DPR	RESERVED	12-21-12	-200.00
XXXXXXXXXXXXXXX	1147227	12-22-17	12-23-17		DPR	RESERVED	12-22-12	-500.00
XXXXXXXXXXXXXXX	1147226	12-22-17	12-23-17		DPR	RESERVED	12-22-12	-1,950.00
XXXXXXXXXXXXXXX	1147225	12-22-17	12-23-17		DPR	RESERVED	12-22-12	-650.00
XXXXXXXXXXXXXXX	1147230	12-22-17	12-23-17		DPR	RESERVED	12-22-12	-650.00
XXXXXXXXXXXXXXX	1147469	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-3,900.00
XXXXXXXXXXXXXXX	1147476	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-650.00
XXXXXXXXXXXXXXX	1147478	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-650.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

L'Auberge de Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	1147471	12-23-17	12-24-17		GCO	RESERVED	12-23-12	-650.00
XXXXXXXXXXXXXXX	1147472	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-1,300.00
XXXXXXXXXXXXXXX	1147483	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-1,150.00
XXXXXXXXXXXXXXX	1147487	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-1,300.00
XXXXXXXXXXXXXXX	1147489	12-23-17	12-24-17		DPR	RESERVED	12-23-12	-300.00
XXXXXXXXXXXXXXX	1147954	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-650.00
XXXXXXXXXXXXXXX	1147956	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-100.00
XXXXXXXXXXXXXXX	1147961	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-650.00
XXXXXXXXXXXXXXX	1147962	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-650.00
XXXXXXXXXXXXXXX	1147972	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-650.00
XXXXXXXXXXXXXXX	1147973	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-300.00
XXXXXXXXXXXXXXX	1147977	12-24-17	12-25-17		DPR	RESERVED	01-22-13	-650.00
XXXXXXXXXXXXXXX	1163228	12-24-17	12-25-17		DPR	RESERVED	01-22-13	-650.00
XXXXXXXXXXXXXXX	1147985	12-24-17	12-25-17		DPR	RESERVED	12-24-12	-120.00
XXXXXXXXXXXXXXX	1148467	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-1,950.00
XXXXXXXXXXXXXXX	1148455	12-25-17	12-26-17		GCO	RESERVED	12-25-12	-650.00
XXXXXXXXXXXXXXX	1148456	12-25-17	12-26-17		DPR	RESERVED	12-27-12	-650.00
XXXXXXXXXXXXXXX	1148457	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-1,300.00
XXXXXXXXXXXXXXX	1148458	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-650.00
XXXXXXXXXXXXXXX	1148460	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-500.00
XXXXXXXXXXXXXXX	1148462	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-300.00
XXXXXXXXXXXXXXX	1148463	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-200.00
XXXXXXXXXXXXXXX	1148470	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-650.00
XXXXXXXXXXXXXXX	1148472	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-950.00
XXXXXXXXXXXXXXX	1148473	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-500.00
XXXXXXXXXXXXXXX	1148475	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-650.00
XXXXXXXXXXXXXXX	1148478	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-300.00
XXXXXXXXXXXXXXX	1148479	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-650.00
XXXXXXXXXXXXXXX	1148480	12-25-17	12-26-17		DPR	RESERVED	12-26-12	-650.00
XXXXXXXXXXXXXXX	1148481	12-25-17	12-26-17		DPR	RESERVED	12-25-12	-500.00
XXXXXXXXXXXXXXX	1148726	12-26-17	12-27-17		DPR	RESERVED	12-26-12	-350.00
XXXXXXXXXXXXXXX	1150711	12-30-17	12-31-17		GCO	RESERVED	12-30-12	-1,500.00
XXXXXXXXXXXXXXX	1152961	01-02-18	01-03-18		GCO	RESERVED	01-02-13	-50.00
XXXXXXXXXXXXXXX	1155211	01-06-18	01-07-18		DPR	RESERVED	01-06-13	-600.00
XXXXXXXXXXXXXXX	1155721	01-08-18	01-09-18		GCO	RESERVED	01-08-13	-100.00
XXXXXXXXXXXXXXX	1156496	01-11-18	01-12-18		DPR	RESERVED	01-11-13	-500.00
XXXXXXXXXXXXXXX	1158234	01-14-18	01-15-18		GCO	RESERVED	01-14-13	-400.00
XXXXXXXXXXXXXXX	1160713	01-19-18	01-20-18		DPR	RESERVED	01-19-13	-210.07
XXXXXXXXXXXXXXX	1160715	01-19-18	01-20-18		DPR	RESERVED	01-19-13	-500.00
XXXXXXXXXXXXXXX	958755	01-27-18	01-28-18		DPR	RESERVED	03-28-12	-100.24
XXXXXXXXXXXXXXX	192981	01-31-18	02-01-18		GCO	RESERVED	05-15-12	-250.00
XXXXXXXXXXXXXXX	1168485	02-05-18	02-06-18		DPR	RESERVED	02-05-13	-80.00
XXXXXXXXXXXXXXX	1169211	02-08-18	02-09-18		DPR	RESERVED	02-08-13	-260.00
XXXXXXXXXXXXXXX	1169266	02-08-18	02-09-18		GCO	RESERVED	02-08-13	-150.00
XXXXXXXXXXXXXXX	1170724	02-12-18	02-13-18		GCO	RESERVED	02-12-13	-600.00
XXXXXXXXXXXXXXX	1172724	02-16-18	02-17-18		GCO	RESERVED	02-16-13	-100.00
XXXXXXXXXXXXXXX	1177468	02-25-18	02-26-18		DPR	RESERVED	02-25-13	-500.00
XXXXXXXXXXXXXXX	1177706	02-26-18	02-27-18		DPR	RESERVED	02-26-13	-2,000.00
XXXXXXXXXXXXXXX	1184513	03-11-18	03-12-18		GCO	RESERVED	03-11-13	-750.00
XXXXXXXXXXXXXXX	1184981	03-12-18	03-13-18		DPR	RESERVED	03-12-13	-60.00
XXXXXXXXXXXXXXX	1186705	03-15-18	03-16-18		DPR	RESERVED	03-15-13	-100.00
XXXXXXXXXXXXXXX	1186962	03-15-18	03-16-18		DPR	RESERVED	03-15-13	-1,400.00
XXXXXXXXXXXXXXX	1186966	03-15-18	03-16-18		DPR	RESERVED	03-15-13	-749.11
XXXXXXXXXXXXXXX	1190721	03-21-18	03-22-18		DPR	RESERVED	03-21-13	-1,000.00
XXXXXXXXXXXXXXX	1190735	03-21-18	03-22-18		GCO	RESERVED	03-21-13	-100.00
							Grand Total	-1597213.18

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Exhibit 1(a)-iii

Orchards Inn & Restaurant LLC

Contract List

4/25/2013

Company	Type

1 Ecolab	Pest elimination services agreement
2 Botanic Effects	Plant maintenance
3 Diamond Resorts	Room Rate Agreement
4 Macquarie Equipment Finance	Equipment financing
5 Specialty Textile Services	Service agreement - linen services
6 Suddenlink	Bulk services and access agreement
7 Sedona Pines	Agreement
8 Waste Management	Service agreement waste pickup
9 Waste Management	Equipment rental agreement
10 Elavon (For Orchards)	ProtoBase express Service
11 Diamond Resorts (also covers non-transfering entities)	Certificate Agreement
12 Expedia	Booking agreement (Requested agr.)
13 Shift 4 (Orchards inn & Rest - See LA)	Corporate Affiliate Agreement
14 Transfirst - Orchards Inn of Sedona	Rate Review Agreement (See LA joint agr.)
15 APS - See Ex. 1(a)-ii.
16 Navis - See Ex. 1(a)-ii
17 Copperstate - See Ex. 1(a)-ii
18
19
20

Taos Restaurant Contract List Follows in this Exhibit 1(a)-iii

Date 11/1/12	Guardian Plus Services Agreement Ecolab Account #		PO Box 8007 Grand Forks, ND 68200-8007 1-800-326-1671

Name		Name		Taos Cantina
Address		Address		264 N State Route 89A
City		City		Sedona
State	Zip Code	State	AZ	Zip Code	86336

Ecolab Service Reporting (included with Each Service) Ö Sanitation & Structural inspection Ö Service Report Ecolab GUARDIANPLUS™ Scope of Service (Attached to this document)
Service	Frequency				Monthly Invoice Amt
GUARDIANPLUS	Monthly				$135.00
Large Fly Program (2 Stealth Fly Lights & 2 Stealth Fly Stations)	Worked May-Oct (cost spread over 12 months)				$30.00

One Month Free Service – See Coupon

First Monthly Cleanout	$300.00	Total Monthly Invoice Amount (Does not include First Month Cleanout)			$165.00

Signature of Ecolab Representative		Signature of Customer Representative

Printed Name of Ecolab Representative		Printed Name of Customer Representative

Title of Ecolab Representative		Title of Customer Representative

All equipment used or delivered by Ecolab which relates to the services (including, but not limited to, bait stations) performed under the Agreement is at all times the sole and exclusive property of Ecolab. Customer will have no right of ownership in Ecolab’s equipment. Customer will not remove Ecolab’s equipment without the prior written consent of Ecolab and Customer must return Ecolab’s equipment promptly following the expiration or termination of this Agreement for any reason. Customer is responsible for any loss, damage, theft or destruction of Ecolab’s equipment.

Ecolab agrees to provide the periodic services above in a good and workmanlike manner and in accordance with Ecolab’s then-current standard written procedures. Materials and methods of application used in the performance of such services will conform to applicable federal and state laws and regulations.

Ecolab will inform Customer of any sanitation and structural deficiencies which are known to Ecolab which may contribute to pest infestation. Customer must correct those deficiencies.

Customer agrees to pay the amounts stated for the specified services. Prices are subject to increase after the first 12 months of this Agreement at any time upon thirty (30) days prior written notice to Customer. Customer is responsible for all sales, use, personal property, and similar taxes related to the Agreement and to all services provided under the Agreement. Payment terms are net 30 days. Ecolab will not accept payment by credit card or similar payment methods unless otherwise agreed by Ecolab in writing.

Should legal action be required in order for Ecolab to enforce payment under this Agreement, Customer agrees to pay and reimburse Ecolab for all reasonable court costs, expenses, attorneys’ fees, and other reasonable costs that may be incurred in such proceedings. If Ecolab fails to provide the services in accordance with the terms of this Agreement, Customer must give written notice to Ecolab to remedy that deficiency by specifying the aspect of the service found to be deficient. If the deficiency has not been corrected within 30 days of Customer’s written notice, Customer will have the right to cancel this Agreement. This Agreement has an initial term of one year and will automatically renew on a month to month basis thereafter until terminated by either party upon 30 days prior written notice. Ecolab will contact the Customer in person 60 days before the renewal to make sure the Customer is satisfied.

If Ecolab does not provide the contracted service on the agreed date, Customer will receive that service visit free of charge. If Ecolab has made an appointment with Customer for service and Customer refuses to allow service or has not followed preparation instructions resulting in a return visit, Customer will be billed an extra trip charge of one-half the total fee for one regular service visit. Customer will be invoiced for each regular service and other specified services.

This Agreement reflects the entire understanding of the parties and supersedes all previous and contemporaneous Agreements or understandings between the parties, both written and verbal, concerning the subject matter of this Agreement. The terms of any purchase order (other than the stated quantity ordered), release, acknowledgement or other document or communication between the parties will not apply.

LIMITATION OF LIABILITY. EXCEPT FOR THE EXPRESS WARRANTIES OR GUARANTEES CONTAINED IN THIS DOCUMENT ALL OTHER WARRANTIES OR GUARANTEES EXPRESS OR IMPLIED, WRITTEN OR VERBAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED. ECOLAB ALSO DISCLAIMS LIABILITY TO CUSTOMER AND ALL OTHERS FOR ALL CONSEQUENTIAL, INCIDENTAL, AND/OR SPECIAL DAMAGES IN ANY WAY RELATED TO ECOLAB’S SERVICES OR PRODUCTS. CUSTOMER ACKNOWLEDGES AND AGREES THAT ECOLAB IS NOT RESPONSIBLE FOR ANY DAMAGE RELATED TO ANY PEST (WHETHER THE PEST IS SPECIFICALLY REFERENCED IN THIS DOCUMENT OR NOT) FOR ANY REASON WHENEVER CAUSED. THIS PROVISION WILL SURVIVE ANY TERMINATION OR EXPIRATION OF ANY AGREEMENT OR RELATIONSHIP BETWEEN ECOLAB AND CUSTOMER.

INDEMNIFICATION. With regard to third party claims, Ecolab will defend, indemnify and hold Customer harmless from and against any liability including reasonable attorneys’ fees and court costs relating to bodily injury, death or property damage, but only to the proportionate extent that such injury, death or property damage is caused directly by (i) Ecolab[s breach of the warranties given in this Agreement or (ii) Ecolab’s (or its employees or agents) negligent or intentionally wrongful acts or omissions. Customer must give Ecolab prompt written notice of any claim for which Customer intends to seek recovery from Ecolab under this Agreement. Ecolab accepts tender for indemnity hereunder. Customer may not settle, defend or litigate any claim for which Customer seeks or will seek indemnification from Ecolab without the prior written consent of Ecolab, and Ecolab will not be liable for any settlement or claim established against, or cost or expense incurred by Customer without that prior written consent

INSURANCE. Ecolab will carry and maintain Worker’s Compensation Insurance coverage as required by state law, auto liability insurance with at least $1,000,000 bodily injury and property damage combined single limit, and comprehensive general liability insurance with at least $1,000,000 bodily and property damage combined single limit including products liability coverage. Upon request, Ecolab will name Customer as an additional insured on a blanket pass under its general liability policy but only to the extent of any indemnification obligations of Ecolab as set forth in this Agreement. No coverage will be provided for claims resulting from the negligent or wrongful acts of Customer, its agents, assigns or employees. If Ecolab’s insurer defends against damages that were caused by Customer’s fault, then Customer must reimburse Ecolab or its insurer for that portion of the damages paid, and the proportionate reasonable costs incurred associated with those damages. Ecolab will provide Customer with a Memorandum of Insurance evidencing Ecolab’s insurance coverage as required, if any, in this Agreement.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IF CUSTOMER AND ECOLAB ARE PARTIES TO A PRODUCT AND SERVICES SUPPLY AGREEMENT, A SERVICES AGREEMENT THAT IS IN EFFECT AS OF THE DATE OF THIS AGREEMENT AND IF THERE ARE ANY INCONSISTENCIES BETWEEN ANY OF THE TERMS OF THAT SERVICE AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SERVICES AGREEMENT WILL CONTROL.

For Customers located in Georgia the following statement applies:

The Georgia Structural Pest Control Act requires all pest control companies to maintain insurance coverage. Information about this coverage is available from this pest control company.

GUARDIANPLUS PROGRAM GUARANTEES

The following ________ and provisions are the only guarantees and warranties that apply to the GuardianPlus Program provided by Ecolab’s Pest Elimination Division. (the specific service which Ecolab will provide may not include all items listed in this section).

ALL PESTS (GENERAL PROVISIONS

Pests Subject to Agreement. While this section of the document applies to the GuardianPlus Program performed by Ecolab’s Pest Elimination Division, this section of the document does not, by itself, create an Ecolab obligation to treat for each of the pests discussed in this section. Ecolab is only responsible for treating those specific pests which the parties have agreed to in writing. If Ecolab treats for a pest not specifically listed in this section, Customer’s only remedy for a new or continued problem relating to that pest will be a free treatment.

CUSTOMER COMMITMENT.

Customer is entitled to the guarantees set forth in this section only if payment of Customer’s account is current and Customer has complied with all of the following:

Provide Ecolab access to all areas of the facility at the appropriate time of day, including locked areas; and

Allowed adequate time for service to be performed, when food preparation or cleaning is not in progress; and

Maintain monthly maintenance services; and

Promptly correct sanitation/structural deficiencies noted by Ecolab service professionals; and

Prepare the premises for professional servicing per the instructions issued by Ecolab to Customer, and

Washed all surfaces which have direct food contact before resuming operations; and

Not moved, destroyed or altered any bait stations; and

Complied with the other obligations otherwise set forth in this document.

FACTORS BEYOND ECOLAB’S REASONABLE CONTROL: With regard to all pests treated by Ecolab, Ecolab does not guarantee Customer will never see another pest on Customer’s premises. Pests may gain entry with deliveries, guests, structural defects or a variety of other means which Ecolab cannot reasonably control.

PROPERTY ACCESS AGREEMENT. Customer agrees to provide Ecolab access to the premises, including locked areas required to be serviced. Customer may provide keys to the facility or to such areas requiring access by Ecolab to perform required services. Upon request from Customer or termination of this agreement, Ecolab shall promptly return any keys to Customer. In the event of missing or damaged Customer property caused by Ecolab, Ecolab will pay the cost of replacement or repair of such items.

Ecolab GuardianPlus Program Guarantees (Cockroaches, Rodents, Mice, Small Flies (Red-Eyed or Dark-Eyed Fruit Flies), and Ants (excluding Fire, Pharaoh, and Carpenter)

General Guarantee. Ecolab guarantees that while Customer is using Ecolab’s consulting services to control cockroaches, rats, mice, small flies (Red-Eyed or Dark -Eyed Fruit Flies) and ants (including Fire, Pharaoh, and Carpenter ants or any wood destroying insects), those pests will not become established on the treated premises. If after Ecolab treats a Customer’s facility for a targeted pest, that facility continues to have an infestation of that targeted pest, then Customer will have no obligation to pay for those services until such time as the infestation is eliminated to the Customer’s reasonable satisfaction and then Customer’s normal billing will resume. An infestation is a reproducing population of a targeted pest for which Ecolab provides services.

Guest Guarantor. If Customer has a dissatisfied guest due to the guest seeing a live cockroach, mouse or rat on premises being treated for those pests by Ecolab, Ecolab will reimburse Customer for that guests’ restaurant bill (excluding alcohol) for that meal by Issuing Customer’s credit memo, but only if Ecolab is notified within 48 hours of any such signing and gives the name and address of the guest. Ecolab will not have any obligation to issue credit memo in excess of the monthly service fees paid to Ecolab by Customer for those pests.

Ecolab Large Fly Program Guarantee. For Customers seeking to use Ecolab’s Large Fly Program, Ecolab will implement that program in a manner consistent with Ecolab’s then current written scope of service for Customer. If Ecolab fails to follow that written scope of service and as a result of that failure an infestation of house flies continue, then Customer will not be charged the monthly service fee for the particular premises where the problem continues.

Pending ID #						Contract #
		Pest Elimination Services Agreement							PO Box 6007 Grand Forks, ND 58206-6007 1-800-325-1671
Date:	10/18/12					Ecolab Account #
	Billing address						Service Address
Name						Name	Orchards Inn
Street						Street	254 North Highway 89A
City						City	Sedona
State	Zip					State	AZ Zip 86336
Phone #						Phone #	928-282-2405
Contact Name						Type of Facility		FSR
Title						Contact Name
Title
Email						Email
Service/Program			Frequency of Service					Service Fee
☒	Elimination or ☐ Extermination Only (Comments are required in Special Instructions)
☒	Ecolab Cockroach Program & Ecolab Rodent Program					☒ Monthly		☐ Other
☐	Ecolab Cockroach Program					☐ Monthly		☐ Other
☐	Ecolab Rodent Program					☐ Monthly		☐ Other
Ecolab Service Reporting (Included with Each Service)
Ö	Sanitation & Structural Inspection
Ö	Service Report
First Month (including Clean Out) $376.00										$187.40 Per Month
☐	FS Comprehensive Program (cockroaches, rodents, ants and small flies)									_____ Per Month
Ö	Perimeter Protection Ant Application (Only applies with FS Comprehensive Program)
Check Month(s) of Service
		Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
Ö	Ecolab Small Fly Proactive Services/Applications (Only applies with FS Comprehensive Program)
Check Month(s) of Service
☐	Full Service	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
☐	Touch-up	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
See Sanitation Partnership: If there are significant sanitation issues, additional for-fee small fly treatments may be required, which will be reviewed with management.
				☐ See Special Instructions							_____ Per Month
☐	Ecolab Large Fly Program	☐ Monthly
	Check Month(s) of Service	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐

	Equipment	Number of Units
	Maxima	_____
	Decora	_____
	Air Defense	_____
	Exterior Fly Belt	_____
☐	Ecolab Air Quality Program	☐ Monthly									_____ Per Month
Number of units ________
☐	Ecolab Ant Program	☐ Monthly			☐ Other						_____ Per Month
Check Month(s) of Service
	Targeted Baiting	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
	Ground Force Stallons #	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
	Granular Application	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
	Power Spray	Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐
☐	Ecolab Bird Program	☐ Monthly			☐ Other						_____ Per Month
Check Month(s) of Service
		Jan ☐	Feb ☐	Mar ☐	Apr ☐	May ☐	Jun ☐	Jul ☐	Aug ☐	Sep ☐	Oct ☐	Nov ☐	Dec ☐

□ Ecolab Small Fly Program	□ Monthly □ Other _____ Per Month
Check Month(s) of Service
	Jan □	Feb □	Mar □	Apr □	May □	Jun □	Jul □	Aug □	Sep □	Oct □	Nov □	Dec □
□ Other	_____ Per Month

Scope of Service/Special Instructions

***** Ecolab Hotel Protect Premium Plus Program – Common, commercial areas, immediate exterior, F&B areas and 12 guest rooms will be inspected and treated monthly. Rodent Program Included. (One month of service free, see coupon.)

Room Rotation □ 5% Upon Request □ 16% Room Rotation (1/6 rotation) □ 10% Room Rotation (Limited Hospitality only)
First Month’s Fee (Inc. all services and clean-out)	$376.00	Start Date		11/1/2012			Total Maintenance Fee				$187.40

All equipment used or delivered by Ecolab which relates to pest elimination/control services *including, but not limited to, balt stations) is at all times the sole and exclusive property of Ecolab. Customer will have no right of ownership of such property. Customer will not remove the equipment without the prior written consent of Ecolab and must return that equipment promptly following the expiration or termination of this Agreement for any reason. Customer is responsible for any loss, damage, theft or destruction of that equipment.

Ecolab agrees to provide the periodic services above in a good and workmanlike manner and in accordance with Ecolab’s then-current standard written procedures. Materials and methods of application used in the performance of such services will conform to applicable federal and state laws and regulations.

Ecolab will inform Customer of any sanitation a structural deficiencies which are known to Ecolab which may contribute to pest infestation. Customer must correct those deficiencies.

Customer agrees to pay the amounts stated for the specific services. If Ecolab does not provide the contracted services on the agreed date, Customer will receive that service visit free of charge. If Ecolab has made an appointment with Customer for service and Customer refuses to allow service or has not followed preparation instructions so as to require a return visit, Customer will be billed an extra trip charge of one-half the total fee for one regular service visit. Customer will be invoiced for each regular service and other specified services. Payment is due within 30 days of service.

Should legal action be required in order for Ecolab to enforce payment under this Agreement, Customer agrees to pay and reimburse Ecolab for all reasonable court costs, expenses, attorneys’ fees and other reasonable costs that may be incurred in such proceedings. If Ecolab fails to provide the services in accordance with the terms of this Agreement, Customer must give written notice to Ecolab to remedy that deficiency by specifying the aspects of the service found to be deficient. If the deficiency has not been corrected within thirty (30) days of such notice, Customer will have the right to cancel this Agreement. This Agreement has an initial term of one year and will automatically renew on a month to month basis thereafter, until termination by either part on 30 days’ notice. Ecolab will contact the customer in person 60 days before the renewal to make sure the customer is satisfied.

This Agreement reflects the entire understanding of the parties and supersedes all previous and contemporaneous Agreements or understandings between the parties, both written and verbal, concerning the subject matter of this Agreement. .

The Terms and Conditions on the following pages of this Agreement are made a part of this Agreement by this reference

Distribute copy to National Support Center, Customer (ALL PAGES), Sales, and District Manager

ALL PESTS (GENERAL PROVISIONS).

Pests Subject to Agreement. While this document applies to all services performed by Ecolab’s Pest Elimination Division, this document does not, by itself, create an Ecolab obligation to treat for each of the pests selected on the front of this document. Ecolab is only responsible for treating those specific pests which the parties have agreed to in writing on the front of this document. If Ecolab treats for a pest not specifically listed in this document, Customer’s only remedy for a new or continued problem relating to that pest will be a free retreatment.

Customer Commitment.

Customer is entitled to the guarantees set forth above only if payment of Customer’s account is current and Customer has complied with all of the following:

•	Provided Ecolab access to all areas of the facility at the appropriate time of day, including locked areas; and
•	Allowed adequate time for service to be performed, when food preparation or cleaning is not in progress; and
•	Maintained monthly maintenance services; and
•	Promptly corrected sanitation/structural deficiencies noted by Ecolab services professionals; and
•	Prepared the premises for professional servicing per the instructions issued by Ecolab to Customer; and
•	Washed all surfaces which have direct food contact before resuming operations; and
•	Not moved, destroyed or altered any bait stations; and
•	Complied with the other obligations otherwise set forth in this document.

Factors Beyond Ecolab’s Reasonable Control. With regard to all pests treated by Ecolab, Ecolab does not guarantee Customer will never see another pest on Customer’s premises. Pests may gain entry with deliveries, guests, structural defects or a variety of other means which Ecolab cannot reasonably control.

Property Access Agreement. Customer agrees to provide Ecolab access to the Premises, including locked areas required to be serviced. Customer may provide keys to the facility or to such areas requiring access by Ecolab to perform required services. Upon request from Customer or termination of this Agreement, Ecolab shall promptly return any keys to Customer. In the event of missing or damaged Customer property caused by Ecolab, Ecolab will pay the cost of replacement or repair of such items.

Ecolab Hotel ProtectTM Cockroach and Ecolab Rodent Program Guarantees. (Cockroaches, Rats and Mice)

•         General Guarantee: Ecolab guarantees that while Customer is using Ecolab’s continuing services to control rats, mice and cockroaches, those pests will not become established on the treated premises, If, after Ecolab treats a Customer’s facility for a targeted pest, that facility continues to have an infestation of that targeted pest, then Customer will have no obligation to pay for those services until such time as the reproducing population of a targeted pest for which Ecolab provides services.

•         Guest Guarantees: If Customer has a dissatisfied guest due to the guest seeing a live cockroach, mouse or rat on premises being treated for those pests by Ecolab, Ecolab will reimburse Customer for that guest’s restaurant bill (excluding alcohol) for that meal [(or for that guest’s hotel room charge for that day but only if Customer has previously elected to purchase a qualifying room program consisting of a one-sixth room treatment rotation)] by issuing Customer a credit memo, but only if Ecolab is notified within 48 hours of any such sighting and given the name and address of the guest. Ecolab will not have any obligation to issue credit memos in excess of the monthly service fees paid to Ecolab by Customer for those pests.

Ecolab Premium Plus Guest Room Program Guarantee. For Customer’s electing to use Ecolab’s Premium Plus Guest Room Program, Ecolab will implement a proactive guest room visual only inspection for bed bugs in key harborage locations and targeted production applications to help reduce the likelihood of pest activity. Customer acknowledges that bed bugs can be brought into an area at any time and no treatments can prevent bed bugs from being brought into a facility.

Ecolab Bed Bug AssuranceTM Program Guarantee. For Customers that sign up at least 95% of their managed properties with Ecolab’s Pest Elimination Division, Ecolab will provide its then-current bed bug inspection and treatment service for up to ten (10) ‘infested rooms” each calendar year. An “infested room” is where Ecolab finds one or more live bed bugs (or evidence of live bed bugs) in a room during the preliminary inspection. Additional charges will be incurred for all inspections conducted that do not result in treatment and standard treatment rates will apply after the 10th infested room is treated. A prorated early termination fee will apply, if the program is cancelled prior to the anniversary of the first year.

Ecolab Large Fly Program Guarantee. For customers electing to use Ecolab’s Large Fly Program, Ecolab will implement that program in a manner consistent with Ecolab’s then-current written scope of service for Customer. If Ecolab fails to follow that written scope of service and as a result of that failure an infestation of house flies continues, Customer will not be charged the monthly service fee for the particular premises where the problem continues. Interior breeding flies (fruit, phorid and drain) are excluded from this program. There is no guarantee for any use of a Large Fly Program in any livestock housing facilities (such s daily, cattle or poultry barns).

Ecolab Ant Program Terms. Ecolab ant Program controls the following perimeter crawling insect pests: ants, sowbugs, pillbugs, millipedes, centipedes, earwigs and silverfish. Unless noted under Special instructions on the first page of this document, this Agreement does not cover pharaoh ants, fire ants, carpenter ants, or any other wood destroying organisms.

Ecolab Ant Program Guarantee. For Customers electing to use Ecolab’s Ant Program, Ecolab will implement that program in a manner consistent with Ecolab’s then-current written scope of service for Customer, using bait stations, liquid treatments and/or granular treatments. If Ecolab fails to follow that written scope of service and as a result of that failure an infestation of ants continues, Customer will not be charged the monthly service fee for the particular premises where the problem continues.

Ecolab Small Fly Program Guarantee. (Fruit Flies). For Customers electing to use Ecolab’s Small Fly Program to control Fruit Flies (Red Eyed or Dark Eyed Fruit Flies), Ecolab will treat the appropriate areas of the premises on a one-time (as requested) basis to help reduce an existing adult Fruit Fly population and render indoor breeding sites less usable for egg lying and larval development. Ecolab guarantees

130R4/10 © 2010 Ecolab Inc.

Customer’s reasonable satisfaction for 90 days after a Small Fly service has been provided or Ecolab will provide a second service at the affected premises at no additional charge during that 90-day period.

Ecolab Bird Program Service Installation Warranty. Ecolab warrants that all exclusion products installed by Ecolab will be free of installation defects for one year following installation or Ecolab will repair the installation at no charge. Acts of God, vandalism, accidental damage, modification by Customer or third parties or any other act or event beyond Ecolab’s reasonable control which causes damage to the exclusion products voids all warrantees, actual or implied. ECOLAB MAKES NO WARRANTY WITH REGARD TO ANY OF THE EXCLUSION PRODUCTS THEMSELVES AND THOSE ARE SOLD “AS IS” AND WITHOUT ANY ECOLAB WARRANTY. Any warranty claim for a defective exclusion product must be made against the manufacturer of the particular exclusion product. Customer warrants and agrees that Customer is solely responsible for all appropriate warning signs, as Customer may deem appropriate, to notify third parties of the existence of such control barriers and devices on Customer’ premises.

LIMITATION OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS DOCUMENT ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR VERBAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED. ECOLAB ALSO DISCLAIMS LIABILITY TO CUSTOMER AND ALL OTHERS FOR ALL CONSEQUENTIAL, INCIDENTAL, AND/OR SPECIAL DAMAGES IN ANY WAY RELATED TO ECOLAB’S SERVICES OR PRODUCTS. CUSTOMER ACKNOWLEDGES AND AGREES THAT ECOLAB IS NOT RESPONSIBLE FOR ANY DAMAGE RELATED TO ANY PEST (WHETHER THE PEST IS SPECIFICALLY REFERENCED IN THIS DOCUMENT OR NOT) FOR ANY REASON WHENEVER CAUSED. THIS PROVISION WILL SURVIVE ANY TERMINATION OR EXPIRATION OF ANY AGREEMENT OR RELATIONSHIP BETWEEN ECOLAB AND CUSTOMER.

INDEMNIFICATION. With regard to third party claims, Ecolab will defend, indemnify and hold Customer harmless from and against any liability including reasonable attorneys’ fees and court costs, relating to bodily injury, death or property damage is caused directly by Ecolab’s (or Ecolab’s employees’ or agents’) negligent or intentionally wrongful acts or omissions. Customer must give Ecolab prompt written notice of any claim for which Customer seeks or will seek indemnification from Ecolab without the prior written consent of Ecolab, and Ecolab will not be liable for any settlement or claim established against, or cost or expense incurred by, Customer without that prior written consent.

INSURANCE. Ecolab will carry and maintain Worker’s Compensation Insurance coverage as required by state law, auto liability insurance with at least $1,000,000 bodily injury and property damage combined single limit, and comprehensive general liability insurance with at least $1,000,000 bodily and property damage combined single limit including products liability coverage. Upon requests, Ecolab will name Customer as an additional insured on a blanket basis under its general liability policy but only to the extent of any indemnification obligations of Ecolab as set forth in this Agreement. No coverage will be provided for claims resulting from the negligent or wrongful acts of Customer, its agents, assigns or employees. If Ecolab’s insurer defends against damages that were caused by Customer’s fault, then Customer must reimburse Ecolab or its insurer for that portion of the damages paid, and the proportionate reasonable costs incurred associated with those damages. Ecolab will provide Customer with a Memorandum of insurance evidencing Ecolab’s insurance coverage as required, if any, in this Agreement.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IF CUSTOMER AND ECOLAB ARE PARTIES TO A PRODUCT AND SERVICES SUPPLY AGREEMENT (A “SERVICES AGREEMENT”) THAT IS IN EFFECT AS OF THE DATE OF THIS AGREEMENT AND IF THERE ARE ANY INCONSISTENCIES BETWEEN ANY OF THE TERMS OF THAT SERVICES AGREEMENT AND THE TERMS OF THAT SERVICES AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE SERVICES AGREEMENT WILL CONTROL.

For Customers located in Georgia the following statement applies:

“The Georgia Structural Pest Control Act” requires all pest control companies to maintain insurance coverage. Information about this coverage is available from this pest control company.

fax 866-431-7264 Glendale • Phoenix • Scottsdale • 602-625-5675
Prescott • Prescott Valley • Sedona • 928-541 -0211
Interior Foliage Specialist	www.Botaniceffects.com

Attached is the Botanic effects Plant Maintenance Agreement Beginning 6-1-2011, Should you have any questions please call us at your convenience.

We value you as a customer and fellow plant lover. We look forward to keeping your home/office green.

Botanic Effects

Interior Foliage Specialists

Botanic Effects LLC agrees to provide the following services for Interior plants located at Orchard Inn Lobby and Taos Restaurant in Sedona, AZ.

I.	Water, fertilize, clean, trim and provide insect/disease control on a weekly basis for plants that we have agreed to maintain.

II.	Free replacement of plants purchased from Botanic Effects that fail to thrive, providing plants are kept in the original environment in which they were installed (See addendum A.)

III.	Blooming plants are available for an additional fee and are not covered as a part of our free replacement policy.

IV.	Monthly charges will cover labor, materials and supplies. Updated Monthly Charges $127.00 (plus bromeliad replacement every 8-12 weeks as needed. 8 bromeliads @19.95 each.)

V.	Total Monthly Charges $127.00

VI.	This agreement effective 6-1-2011 thru 5-31-2011 and may be cancelled by either party at any time. Partial month service will be billed as one month.

Botanic Effects will not be responsible for plants that are frequently moved or placed under stressful conditions caused by extreme temperature fluctuations, low tight situations, watering by anyone other than our trained technician or physical abuse by others.

Bob Knoff
Botanic Effects, LLC	[ILLEGIBLE] 6-1-11

Customer signature and date	Orchards Inn llc
by Al Sector 6/15/11
Manager

fax 866-431-7264 Glendale • Phoenix • Scottsdale • 602-625-5675
Prescott • Prescott Valley • Sedona • 928-541 -0211
Interior Foliage Specialist	www.Botaniceffects.com

ADENDUM A

Orchard Inn Lobby and Taos Restaurant

6-1-2011

Botanic Effects agrees to guarantee all plants in the Orchard Inn Lobby and Taos Restaurant after a 90 day assessment period, beginning June 1, 2011 during which we will monitor plants that were not purchased or installed by Botanic Effects and have not been previously maintained by Botanic Effects. Plants that decline during this time will not be part of the free replacement guarantee and will become the responsibility of Orchard Inn and Taos Restaurant

Botanic Effects. LLC

Bob Knoff

Customer signature and date	/s/ Jesse Alexander

ROOM RATE AGREEMENT

This Agreement (“Agreement”) is made this 16th day of November, 2012 by and among Diamond Resorts International Marketing, Inc., an Arizona corporation (“Diamond Resorts”), and Orchards Inn & Restaurant, LLC, an Arizona limited liability company (“Orchards”).

RECITALS

WHEREAS, Diamond Resorts is a timeshare company that provides overnight stays to its customer in conjunction with its timeshare tour business in Arizona,

WHEREAS, Orchards owns and operates the Orchards Inn, a 70 room hotel in uptown Sedona.

WHEREAS, Diamond Resorts desires to put its customers at Orchards for overnight slays under the terms and conditions set forth in this Agreement.

It is agreed as follows:

1.          Orchards Inn Room Nights. Diamond Resorts shall use Orchards Inn as a room provider for overnight stays resulting from Its timeshare tours (“Room Nights”) whenever rooms at the Orchards Inn are available for this purpose, Diamond Resorts shall pay room rates to Orchards of One Hundred Ten Dollars ($110) per room plus ail applicable state and city sales and bed taxes for Room Nights on any Sunday, Monday, Tuesday, Wednesday and Thursday (“Weekdays”) and shall pay room rates to Orchards of One Hundred Thirty Five Dollars ($135) per room plus all applicable state and city sales and bed taxes for the nights of Friday and Saturday (“Weekends”). However, Weekends shall also include a Sunday if it is the day before any national or state holiday. Bach Room Night includes two (2) complimentary breakfast buffets at Orchards Restaurant valid only on the morning following the Room Night.

2.          Availability of Room Nights. Diamond Resorts acknowledges that Orchards will continue to rent hotel rooms to the public and the use of the hotel rooms will be on a first come, first served basis. Orchards acknowledges that in the event there are no rooms available at Orchards Inn, Diamond Resorts will place its overnight stays elsewhere.

3.          Payment for Room Nights. Orchards shall Invoice Diamond Resorts each Tuesday before 12:00 noon, via email, requesting a Read Receipt for the Message. Diamond Resorts shall choose “yes” to send back to Orchards such Read Receipt, The invoice will be for all Room Nights for the preceding seven nights (Tuesday, Wednesday, Thursday, Friday, Saturday, Sunday, Monday), In the case of any Room Night discrepancies, Diamond Resorts and Orchards shall use their best efforts to communicate with one another and correct any discrepancies. Diamond Resorts shall pay to Orchards the full amount of each invoice within 14 days of receipt.

4.          Term. Unless otherwise stated in the Agreement, the term of the Agreement shall be one (1) year from the date set forth above. Notwithstanding any provision of this Agreement to the contrary, either party may, at any time, terminate tills Agreement prior to expiration for any reason or no reason without penalty upon 30 days’ prior written notice. At the end of the term, this Agreement shall not automatically renew under any circumstances. Any renewal shall require the separate written agreement of each of the parties hereto, and shall, at most, be on a month-to-month basis.

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5.          Modifications and Waivers, No change, modification, or waiver of any provision of this Agreement shall bo valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound, No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

6.          Notices. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States Mali, delivery service or electronic transmission, Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed as shown below or to such other address as such patty may from time to time designate in writing.

Diamond Resorts:	Diamond Resorts International Marketing, Inc.
Attn: General Counsel
10600 West Charleston Blvd
Los Vegas, Nevada 89135

CC:	Diamond Resorts International Marketing, Inc.
401 Jordan Rd,
Sedona, AZ 86336

Orchards:	Orchards Inn and Restaurant LLC
an Arizona limited liability company
6900 B, Camelback Road, Suite 915
Scottsdale, AZ 85251

7.          Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

8.          Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

9.          Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or Instrumentality thereof, this Agreement is to be interpreted, consirued and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

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10.         Entire Agreement. This instrument together with the Lease constitutes the sole and only agreement between the Parties and correctly sets forth the obligations of the Parties to one another as of its date. Any agreements or representations by the Parties not expressly set forth in this instrument or in the Lease are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Agreement or In the Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation.

12.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest.

13.         Indemnification. The Parties hereto hereby indemnify one another (and all of their managers, members and affiliates) and defend and hold harmless from and against all claims, damages, losses, costs, and expenses (including reasonable attorneys’ fees, court costs and other expenses incident to any proceeding, Investigation or any claim, including, without limitation, in any suit by any Party against another) attributable directly or indirectly to the breach of any Party hereto of any obligation hereunder or the inaccuracy of any representation or warranty made by the Parties herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated hereby.

14.         Legal Fees. In the event any of the Parties bring an action under this Agreement whether for the recovery of any sum due hereunder, or for any other relief against one another, declaratory or otherwise, arising out of a breach of any term of this Agreement the prevailing party shall be entitled to receive from the other party reasonable attorneys’ fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action, such sums to be determined by the court sitting without a jury.

15.         Time is of the Essence. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duly under this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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DIAMOND RESORTS		ORCHARDS

Diamond Resorts International Marketing, Inc.		ORCHARDS INN & RESTAURANT LLC,
An Arizona corporation		an Arizona limited liability company

By:	[ILLEGIBLE]	By:	/s/ Al Spector
Al Spector
Its:	EVP	Its:	Manager

4

MELA V (US Lease Nonn) (REV 9/26/08)

Lease No. 001

Dated February 7, 2011

Lessee: Orchards Inn & Restaurant LLC	Lessor: Macquarie Equipment Finance LLC
Street Address: 254 North Highway 89A	Street Address: 2285 Franklin Road, Suite 100
City/State/Zip: Sedona, AZ 86336	City/State/Zip: Bloomfield Hills, MI 48302
EquipmentType/ Serial Qty. Mfr. Model/Feature Description Number	Lessor’s Rental Basis Payment
1 LG SD HEAD END SYSTEM
Base Term: 48 months.	TOTAL:	$931.94* $29,913.05 $372.78**
Due Date: Rental Payments are due in advance on the first day of each Rental Period. Rental Period: Each calendar month during the Term. Equipment Location: 254 North Highway 89A Sedona, AZ 86336

*$931.94 Monthly from March through October

** $372.78 Monthly from November through February

Base Term Commencement Date: The first day of the first whole Rental Period occurring on or after the last Acceptance Date for any item of Equipment.

Outside Acceptance Date: March 1, 2011

Special Terms:

1. Provided no Event of Default has occurred and is continuing, Lessee will purchase the Equipment from Lessor at the expiration of the Initial Lease Term by payment to Lessor of one dollar ($1.00). Upon such payment, Lessor shall transfer title to the Equipment to Lessee free and clear of all items, security Interests, and encumbrances by and through Lessor and such transfer shall be AS-IS, WHERE-IS.

2. The Lessee shall not be required to provide certified or audited financial statements as required in Sections 8 and 14 below.

1. Lease. Lessor leases to Lessee the equipment (‘Equipment’) described in this Lease. Lessor also finances for Lessee the costs of those software, services, consumables, and other nonhardware items described in this Lease and included in the Lessor’s Basis (‘Soft Cost Items’). If any Special Terms arc specified above and inconsistent with the remaining provisions of this Lease, the Special Terms shall control.

2. Purchase and Delivery of Equipment. Lessee is responsible for delivery and installation of the Equipment at the Equipment Location. Lessor will purchase the Equipment from, and pay for Soft Cost Items to, the seller thereof (‘Seller’), and lease the Equipment Lessee, only if not Event of Default, or event that with notice or the lapse of time or both would constitute an Event of Default, is continuing; and on or before the Outside Acceptance Date or, if no Outside Acceptance Date is specified in this, one month from the date of this Lease, Lessor receives the Acceptance Certificate executed by Lessee and this Lease executed by the parties, and such other documents or assurances as Lessor may reasonably request.

3. Acceptance. On the day Lessee accepts the Equipment and is prepared for Lessor to pay for the Soft Cost Items (‘Acceptance Date’), or promptly thereafter, Lessee will execute a certificate of acceptance acceptable to Lessor (‘Acceptance Certificate’). By executing the Acceptance Certificate, in addition to its provision, Lessee represents and warrants that: Lessee has selected the Equipment, Soft Cost Items, and Seller; Lessee has been informed by Lessor or otherwise knows of Seller’s Identity; and Lessee has irrevocably accepted the Equipment and authorized Lessor to pay for the Soft Cost Items.

4. Term. The initial term of the lease of an item of Equipment and financing of a Soft Cost Item (‘Initial Term’) begins on the item’s Acceptance Date and continues through the Base Term Commencement Date and then for the Base Term. Any renewal term (‘Renewal Term’) begins at the end of, as applicable, the Initial Term or any preceding Renewal Term (the Initial Term and all Renewal Terms currently in effect, previously in effect, or which are to come into effect as provided in this Lease or by other written agreement of the parties, collectively, ‘Term’).

5. Rental Payments. Regardless of whether Lessee receives invoices or notices that any Rental Payments are due, Lessee will pay the Rental Payment, plus all applicable, Taxes, for the Term, at such address as Lessor may specify in writing ( including in any invoice), on the Due Dates. Lessor will invoice Lessee for Rental Payments, but the sole remedy for any failure to invoice shall be that no late interest shall accrue under Section 25 on any Rental Payment until payment has been demanded in writing (including in any invoice) for at least 30 days. This Lease is a net lease and is noncancelable during its Term (except as expressly provided in this Lease). During the Term, Lessee’s obligation to pay Rental Payments and other amounts under this Lease shall be, except to the limited extent provided for in Section 23, absolute and unconditional and not subject to abatement, reduction, offset, recoupment, compensation, crossclaim, counterclaim, or any other defense whatsoever, arising under this Lease or otherwise, or against Lessor, Assignee, Seller, the Equipment’s manufacturer (‘Manufacturer’), or any other person. However, the foregoing does not limit Lessee’s enforcement of rights against Lessor in a separate action at law.

6. Lessee’s End of Term Options. At the end of the Term, Lessee has the right, but not the obligation, to exercise one of these option, but only if Lessee gives irrevocable notice to Lessor unequivocally electing one of these options (‘Exercise Notice’) and the Exercise Notice is received by Lessor at least 90 days before the end of the Term:

(a) Purchase Option. If no Event of Default is continuing at the time Lessor receives the Exercise Notice or at the end of the Term, Lessee may purchase all of the Equipment in which case: Lessee will, on the last day of the Term, pay Lessor the Fair Market Value of the Equipment determined as of the date of the Exercise Notice, and all applicable Taxes; Lessee will make all other payments required during the remainder of the Term; and, at the end of the Term, this Lease will

MELA V (US Lease Nonn)

(REV 9/26/08)

terminate and Lessee will be entitled to Lessor’s interest in the Equipment.

(b) Renewal Option. If no Event of Default is continuing at the time Lessor receives the Exercise Notice or at the end of the Term and Lessor determines that no material adverse change in Lessee’s business or financial condition has occurred since the Acceptance Date, Lessee may renew the Term for Renewal Term of 6 months or more as specified in the Exercise Notice in which case: the Rental Payment will be the Fair Market Value of all of the Equipment for the Renewal Term; the parties will enter into a Lease supplement confirming the applicable Rental Payment and Renewal Term; and all other provisions of this Lease will continue to apply (but the failure of the parties to enter into such a supplement will not condition or affect Lessee’s obligations during the Renewal Term).

(c) Return Option. Lessee may return all of the Equipment, in which case Lessee will return the Equipment to Lessor in accordance with Section 16 within l0 days of the last day of the Term.

If one of the foregoing options is not exercised, the Term will automatically extend for successive 3-month Renewal Terms in which case Lessee will continue to pay Lessor rent at the rate total periodic Rental Payment previously in effect for all items of Equipment and Soft Cost Items (or, if the Rental Payments for the Base Term of Renewal Term previously in effect were not constant for all whole Rental Periods, at the rate of the sum of such Rental Payments divided by the number of Rental Periods) (the ‘Previously Effective Rental Rate); and all other provisions of this Lease will continue to apply. Lessee’s purchase, renewal. And return options and the automatic renewal provisions provided for in this section apply at the end of the Initial Term and all optional or automatic Renewal Terms. If Lessee fails to comply with the terms of any of the foregoing options elected by it, Lessor may in its absolute discretion elect to terminate the Exercise Notice in which case the automatic renewal provision set forth above will apply as if no Exercise Notice were given, or Lessor may proceed as otherwise permitted by this Lease., including exercising the remedies provided for in this Lease or at law. The foregoing applies following the noncompliance with any of the foregoing options notwithstanding the execution or entry into of any Lease supplement, bill of sale, purchase agreement, confirmation, or other documentation memorializing and/or confirming the exercise of the option or the terms of the exercise.

7. Taxes. Lessee will pay Lessor (or pay directly to the applicable taxing authority if instructed in writing by Lessor) all taxes, fees, an) and assessments that may be imposed by any governmental entity or taxing authority on the Rental Payments or the Equipment or Soft Cost Item, or their purchase (by Lessee or Lessor), ownership, delivery, return, possession, operation, sale (by Lessor or Lessee), or rental, whether imposed on Lessor or Lessee or any of their affiliates or the Equipment, any Soft Cost Items, this Lease, or any related instrument (‘Taxes’). Taxes include all license and registration fees, and all sales, use personal property, business transfer, value added, goods and services, and other taxes, and governmental and transaction charges, together with any penalties, fines and interest thereon (except to the extent resulting from Lessor’s negligence or willful misconduct), that may be imposed during the Term or Possession Period (as defined In Section 10) or after the Term or Possession Period and relating to events or conditions occurring or existing during the Term or Possession Period. Lessee will not be liable for; Taxes imposed on or measured by Lessor’s net income or tax preference items; overall business taxes that are in lieu of net income taxes; or Lessor’s corporate franchise or net worth taxes. If Lessee is required by law or administrative practice to make any report or return with, respect to Taxes, Lessee will promptly give Lessor notice and cooperate with Lessor to ensure that such action is properly made arid Lessor’s interests accurately reflected. Lessor has no obligation to contest or preserve any right to contest Taxes. However, Lessee may contest Taxes in its own name and at its own expense so long as, in Lessor’s opinion, the contest will not result in encumbrance on any Equipment or otherwise jeopardize Lessor’s rights or interests in any Equipment.

8. Covenants. Lessee will during the Term (a) maintain the Equipment in good working order and condition, in accordance with the Manufacturer’s recommended engineering and maintenance standards; (b) use the Equipment only in connection with its business operations and for purposes for which it was designed and in compliance with all applicable Manufacturer operating standards and all insurance requirements; (c) keep the Equipment at the Equipment Location; (d) affix to the Equipment any labels Lessor may supply stating the Equipment is owned by Lessor; (e) make no alterations of additions to the Equipment except additions that; do not impair the value or performance of the Equipment , are readily removable without damage to the Equipment, and do not result in an encumbrance on the Equipment; (f) comply with all laws and regulations applicable to or affecting this Lease, the Equipment or Lessee, including maintain all required insurance and obtaining all governmental permissions necessary for it to so comply or that may be required of Lessor in so complying; (g) furnish Lessor with its certified or audited financial statements (at any time that its current financial statements are not readily available on the Internet through a free governmental website), and Lessee represents and warrants that all such financial statements or other financial information will be prepared in accordance with generally accepted accounting principles and accurately present Lessee’s financial position as of the dates given; (h) furnish Lessor with resolution, certifications of the names, titles, signatures, and authority of those persons executing Lease documents on behalf of Lessee, and such other information and documents as Lessor may reasonably request; (i) not permit the Equipment to become an accession, a fixture, or real or immoveable property; (j) permit Lessor to inspect the Equipment and Lessee’s applicable maintenance agreements and records at any reasonable time (subject to Lessee’s usual, reasonable security procedures); (k) promptly notify Lessor of: any change in Lessee’s name, any change in the location of Lessee’s chief executive or registered office, any transfer by Lessee, authorized or not, .of any interest in or benefit from the Equipment, and any change, authorized or not, in the location of any Equipment, and (l) ensure that neither Lessee nor its successors or assigns is a tax-exempt entity (as described in the Internal Revenue Code) at any time during the Term or the five years preceding the Term.

9. Title to Equipment. The Equipment will remain the personal property of Lessor even if physically attached to real property. Lessee will keep the Equipment free of encumbrances (other than his Lease or encumbrances created by Lessor or Assignee). Before the Acceptance Date, if requested by Lessor, and from time to time within 30 days of any request by Lessor, Lessee will provide a written waiver of any claim to the Equipment by any person having an interest in the real property where the Equipment is located. Lessee has no right or interest in the Equipment except that set forth in this Lease.

10. Risk of Loss. From delivery of the Equipment by Seller or Lessor to a carrier for shipment to Lessee until the Equipment is returned to and received by Lessor (‘Possession Period’), Lessee bears the entire risk of whole or partial loss, theft, destruction or damage to the Equipment from any cause whatsoever, or requisition of the Equipment by any governmental entity, or expropriation or the taking of the Equipment by eminent domain or otherwise (collectively, ‘Loss’). Lessee will give Lessor notice within 10 days of any Loss (‘Loss Notice’). Except as provided in this section, no Loss will condition, reduce, or relieve Lessee’s Lease obligations, including its obligation to pay Rental Payments in full. If any Equipment is damaged but can be economically repaired, Lessee will immediately place the Equipment in good working order and condition. Upon the occurrence of any other kind of Loss, or if Lessee does not place the Equipment in good working order and condition within 30 days of any economically repairable damage, Lessee will upon Lessor’s demand pay Lessor the Lessor’s Return (as defined in Section 19), calculated by Lessor as of the date of Loss; upon Lessor’s receipt of the Lessor’s Return, plus all other amounts that are or become due under this Lease, this Lease will terminate and Lessee will b. entitled to Lessor’s interest in the Equipment.

11. Insurance. Lessee will at its expense during the Possession Period maintain: (a) insurance against the loss, theft, or damage to the Equipment for its full replacement value, naming Lessor as sole loss payee; and (b) public liability and third party property damage insurance in the amount of $1,000,000 or such other amount as may be requested by Lessor, per occurrence, naming Lessor as an additional insured. Such insurance shall be reasonably satisfactory to Lessor, shall contain the Insurer’s agreement to give Lessor 30 days’ written notice before any cancellation or material change; shall be payable to Lessor regardless of any act, omission or breach by Lessee; and shall provide for commercially reasonable deductibles satisfactory to Lessor. Lessee will provide Lessor with certificates of such insurance effective for the entire Term. Any insurance proceeds of such insurance received by Lessor or Assignee in respect of events with respect to which Lessee has concurrent Lease obligations (including obligations under Sections 10 or 15) will be applied

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by Lessor to those obligations. Lessee has no right to the benefit of any insurance maintained by Lessor.

12. Assignment of Warranties. Lessee is entitled under the Uniform Commercial Code—Leases (Article 2A) to the promises end warranties provided to Lesser, by Seller or any third party in connection with the Equipment. Lessor assigns to Lessee during the Term, so long as no Event of Default is continuing, any assignable representations, warranties, and promises made by Seller or Manufacturer or any other third party in connection with the Equipment, but any claims arising therefrom may only be pursued by Lessee in its own name. Lessor will reasonably cooperate with Lessee, at Lessee’s request and expense, in pursuing any such claims and obtaining for Lessee the benefit of all such rights. Lessee may communicate with Seller or any third party and receive an accurate complete statement of those promises and warranties, including any disclaimers and limitations thereon or on any remedies.

13. Disclaimer and Limitations. As to Lessor, Lessee leases the Equipment and finances the Soft Cost Items As-Is, Where-Is, and on a nonrecourse basis. Whenever Lessee is entitled to Lessor’s interest in any Equipment, Lessor will assign such Equipment As-Is, Where-Is, except that Lessor will warrant the absence of any encumbrances by, through, or under Lessor and, on request, provide Lessee with Lessor’s standard bill of sale to the forgoing effect. Lessor disclaims any other representation or warranty, including with respect to the design, compliance with specifications, durability, quality, operation, or condition (whether discoverable or not) of the Equipment or Soft Costs Items, title, the merchantability of the Equipment or Soft Cost Items, the fitness of the Equipment or Soft Cost Items for particular purposes, status of this Lease for tax accounting classification purposes, or issues regarding the design or operation of the Equipment of infringement of industrial or intellectual property rights of any persons or any patent, trademark, or copyright infringement or the like. Lessor will not be considered to have made any statement, representation, warranty, or promise made by Seller, and neither Seller nor Lessor shall be considered to be an agent of the other. Lessor will have no liability to Lessee, or its customers, or any other persons, for damages arising out of this Lease or concerning any Equipment or Soft Cost Items, including direct, indirect, special, or consequential damages, or damages based on strict or absolute tort liability, and also as to any programs or data residing on any Equipment at any time, including upon return to or repossession by Lessor. However, Lessor shall remain liable to Lessee, in a separate action at law, for direct damages resulting from Lessor’s negligence, willful misconduct, or breach of Lease. This Lease is intended to be a finance lease as defined in the Uniform Commercial Code—Leases (Article 2A) and to be governed solely by its terms. This Lease, the parties’ performance of this Lease, and their other actions relating to this Lease are to be considered so as to give the fullest possible effect to such intent. To the extent permitted by law, Lessee and Lessor agree that this Lease shall be treated as a finance lease. This section does not affect Lessee’s rights against persons other than Lessor, including Seller and Manufacturer.

14. Lessee Warranties. Lessee represents and warrants when it executes this Lease and when it executes the Acceptance Certificate, that: (a) Lessee is duly organized and in good standing under applicable law in the jurisdiction of its organization and domicile and in which Equipment may be located with full power and authority to enter into this Lease; (b) this Lease is enforceable against Lessee in accordance with its terms, subject to laws of general application affecting creditors’ rights generally, and does not breach or create a default under any instrument or agreement binding on Lessee; (c) no proceedings exist before any court or administrative agency that would have a material adverse effect on Lessee, this Lease, or the Equipment , nor has Lessee been threatened with any such proceedings; (d) the financial statements and other financial information made available by Lessee have been prepared in accordance with generally accepted accounting principles and accurately present Lessee’s financial position as of the dates given; and (e) Lessee’s chief executive and registered office is located at its address specified in this Lease.

15. Indemnity. Lessee will indemnify Lessor against and hold Lessor harmless from all liabilities, damages, Taxes, losses (including losses of tax benefits), penalties, expenses (including legal fees and disbursements and costs), claims, actions, and suits, whether based on a theory of strict liability or statutory regulatory liability of Lessor or otherwise (collectively, ‘Claims’), directly or indirectly relating to the operation, selection, manufacture, purchase (by Lessee or Lessor), ownership (for strict liability in tort or for statutory or regulatory liability), leasing, possession, maintenance, delivery, return, at sale (by Lessor to Lessee) of the Equipment, or selection, licensing, provision, return or relinquishment, obtaining, use, creation, or ownership of Soft Cost Items, including Claims relating to (a) the condition of any Equipment arising or existing during the Possession Period, including undiscoverable defects; (b) infringement by Lessee or the Equipment or Soft Cost Items of any patent, trademark, copyright, or industrial or other intellectual property rights of any person; and (c) Lessee’s contest of Taxes or Lessor’s contest of Taxes at Lessee’s behest. However, Lessee will not be liable: (a) following the time Lessor is required to purchase the Equipment and pay for the Soft Cost Items, for the net price of the Equipment or Soft Cost Items included within the Lessor’s Basis; or (b) to a person (including Lessor or Assignee) pursuant to the foregoing for any Claims to the extent resulting from that person’s negligence or willful misconduct or breach of Lease.

16. Surrender of Equipment. Whenever Lessee is required or permitted to return Equipment, Lessee will (or, at Lessor’s request, Lessee will have the Manufacturer or another party acceptable to Lessor), at Lessee’s expense, deinstall, inspect, and properly pack (the Equipment, and return the Equipment to Lessor by such common carrier as Lessor may specify, to a destination within the continental United States of America specified by Lessor, accompanied by the relocation inventory or similar form completed by the deinstaller. However, if the return destination is more than 1,000 miles from the original or final Equipment Location (whichever is closer to the return destination), Lessee’s freight expense in returning the Equipment shall be limited to the amount that would be incurred if the return destination were within such a distance. Lessor is not required to accept any return of Equipment more than one month before the end of the Term. Any return of Equipment accepted by Lessor releases Lessee of its leasehold rights and possessory interest in the Equipment, but will not otherwise constitute a termination of the Term or this Lease or Lessee’s related obligations. When received by Lessor, the Equipment shall be: in good working order; reasonably clean and cosmetically good; free of password protection; and in the same condition as when shipped lo Lessee, reasonable wear and tear excepted. Lessee will be liable to Lessor for all expenses Lessor incurs or would incur in placing the Equipment in the condition required by this Lease (whether or not Lessor actually does place the Equipment in such condition), up to the Fair Market Value of the Equipment. Any additions to the Equipment not removed before return shall become Lessor’s exclusive property (lien free) or, al Lessor’s option and Lessee’s expense, removed and returned to Lessee or sold, destroyed, or otherwise disposed of, all without any liability on the part of Lessor or any other person to Lessee or any other person, and the Equipment restored to its original condition.

17. Default. It is an ‘Event of Default’ under this Lease if (a) Lessee’s failure to pay any Rental Payment or other amount under this Lease when due continues for 10 days after notice; (b) Lessee’s failure to observe any provision of this Lease continues for 30 days after notice; (c) a representation or warranty or statement made by Lessee in this Lease or in any other instrument provided by Lessee is incorrect in any material respect when made; (d) unless expressly permitted by Section 8(c), Lessee relocates the Equipment or, unless expressly permitted by Section 21, Lessee purports to assign or sublet any interest in the Equipment or this Lease or undergo a Change In Control (as defined in such section); (e) the Equipment is levied against, seized, or attached; (f) the appointment, election, nomination, or other institution of any administrator, examiner, administrative receiver, compulsory manager, trustee, or liquidator of Lessee (or any similar person contemplated by the laws of the United States of America or other applicable laws), or Lessee makes or seeks an assignment for the benefit of creditors or any arrangement or composition with its; creditors, or becomes insolvent, or commits any act of bankruptcy, or is the subject of a petition or proceeding under any bankruptcy, reorganization, arrangement of debts insolvency, or receivership law, or Lessee seeks to effectuate a bulk sale of its inventory, equipment, or assets, or any action is taken with a view to Lessee’s termination or the termination of its business, and, if any of the foregoing events is not voluntary, it continues for 60 days; (g) any guarantor of this Lease dies or is the subject of an event of the types listed in clause (f) or breeches or defaults under the guaranty; or (h) a default or event of default occurs under any other lease entered into between Lessor and Lessee.

18. Remedies. 1f an Event of Default is continuing, or if at any time during the continuance of an Event of Default under this Lease or any

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other lease entered into between Lessor and Lessee Lessor has with or without notice to Lessee declared the occurrence of the Event of Default, Lessor may in its absolute discretion exercise any one or more of these remedies: (a) terminate this Lease (b) take possession of, or render unusable, any Equipment wherever located, without notice or process of law (but without breaching the peace and subject to an applicable law), and without liability for damages occasioned by such action (except for direct damages to the extent caused by Lessor’s negligence or willful misconduct), and no such action will constitute a termination of this Lease, all as thought Lessee had failed to surrender the Equipment when required to do so; (c) require Lessee to return the Equipment to a location designated by Lessor in accordance with Section 16 and there surrender control of the Equipment lo Lessor pursuant to Section 16 as though the Term had expired (and such actions will not constitute a termination of this Lease); (d) declare all or, in one or more declarations, any portion of the Lessor’s Return (as defined in Section 19), calculated by Lessor as of the date of the declaration, due and payable, and; (I) upon Lessor’s full receipt of the entire Lessor’s Return, plus all other amounts that are or become due under this Lease, this Lease will terminate and Lessee will be entitled to Lessor’s interest in the Equipment, and (III) upon a declaration of the entire Lessor’s Return or Remaining Rental Payments (as defined in Section 19) being due and payable, any later Rental Payments coming due Under this Lease before the then effective expiration date of the Term shall cease; (c) proceed by court action to enforce performance by Lessee of this Lease and/or to recover all damages and expenses suffered by Lessor as a consequence of any Event of Default; or (f) exorcise any other right or remedy available at law or in equity. Lessee will also reimburse Lessor for all expenses (including legal fees and disbursements and costs and fees of collection agencies) incurred by Lessor in enforcing this lease. Lessor’s sole obligation to mitigate its damages is that if it repossesses any Equipment pursuant to this section Lessor will lease, sell, or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice, and at public or private sale, and apply the net proceeds (after deducting all expenses of disposition), if any, to the amounts owed to Lessor; but Lessee will remain liable to Lessor for any deficiency that remains after any such disposition. With respect to any notice of sale required by law, 10 days’ notice is reasonable notice. The remedies provided in this Lease are in addition to all other rights or remedies now or hereafter existing under this Lease, or at 1aw or in equity, and may be enforced concurrently therewith, and from time to time.

19. Lessor’s Return. Lessor may become entitled to the Lessor’s Return, Which shall be Lessor’s anticipated benefit of its bargain rind profit from This Lease transaction (to which it will specifically be entitled). The Lessor’s Return, as stipulated to herein, includes amounts attributed by the parties to (and a loss to Lessor upon a Loss or Event of Default is dependent in part upon) unpaid Rental Payments to become due, the original cost of the Equipment and Soft Cost Items to Lessor, the unrealized anticipated value of the Equipment to Lessor, the future observance by Lessee of its nonrental Lease obligations for the benefit of Lessor, and Lessor’s minimum anticipated proceeds from the future retail Sale or lease of the Equipment to Lessee or another customer. The parties agree that the Lessor’s Return will, as liquidated damages and not as a penalty, be the following (together with related Taxes):

(a) 105% of the Lessor’s Basis minus 70% of the Rental Payments (excluding Taxes) having come due since the Base Term Commencement Date, or

(b) if greater, the Present Value (as defined in Section 27) of: the Rental Payments scheduled to become due through the last day of the then effective Term (Remaining Rental Payments’); plus Lessor’s estimate of the Fair Market Value of the Equipment on the last day of the Term, or

(c) if (and only if) this Lease gives Lessee the option to purchase all of the Equipment at the end of the Term for a price which is (or is limited to) a stated amount, including an amount stated as a percentage of the Lessor’s Basis, the Present Value of the Remaining Rental Payments; plus such stated amount.

20. Assignment By Lessor. Lessor may unqualifiedly assign this Lease or any Equipment, in whole or in part, including granting or assigning any encumbrance or other interest in this Lease or any Equipment, without notice to or consent of Lessee, to any person (‘Assignee). No assignment will relieve Lessor of its Lease obligations. Lessee and Lessor acknowledge that any suck assignment will not materially change

Lessee’s or Lessor’s obligation under this Lease. If Lessor notifies Lessee of an assignment, Lessee will: (a) unless otherwise directed, absolutely and unconditionally pay all amounts due under this Lease to Assignee without abatement, reduction, offset, recoupment, compensation, crossclaim, counterclaim, or any other defense whatsoever; (b) not permit this Lease to be amended or any of its terms waived without the written consent of Assignee; (c) not require Assignee to perform any obligations of Lessor other than the warranty of quiet enjoyment provided for in Section 23 and any other obligations expressly assumed by the Assignee in Writing; and (d) execute such acknowledgements of assignment as may be reasonably requested by Lessor. Assignee will be entitled to all of Lessor’s rights, power, and privileges under this Lease to the extent of the assignment, including the right to make further assignments. Assignee will not be liable for Lessor’s negligence or willful misconduct or breach of Lease, nor will any action or inaction by Lessor affect the obligations of Lessee to Assignee under this Lease. Lessor may provide copies of this Lease or related documents or information concerning Lessee and its obligations thereunder to any Assignee, prospective Assignee, affiliate, or other person.

21. Assignment By Lessee; Change in Control. Without the prior written consent of the Lessor (not to be unreasonably withheld) Lessee cannot: assign any interest in this Lease or assign or sublet any interest in Equipment (including in connection with a sale of all or some of Lessee’s assets); or undergo an acquisition, change in control, merger, reorganization, consolidation, amalgamation or other event whereby the holders of more than ½ of the equity end voting power of Lessee immediately before the event are not the holders of ½ or more of the equity and voting power of Lessee or its successor immediately after the event (‘Change In Control’). No assignment or sublease by Lessee will discharge or diminish Lessee’s obligations, and Lessee will continue to be primarily, absolutely, unconditionally, and independently liable for the full and prompt observance of all of its obligations under this Lease following any such assignment or sublease or Change In Control.

22. Counterparts: Financing/Statements. This Lease may be executed in one or more counterparts. If there is only one such counterpart, it will be the ‘Original,’ otherwise, one such counterpart will be marked as and be the ‘Original’ and any other counterparts will be marked as and be Duplicates.’ No security interest in this Lease, if it constitutes chattel paper, as defined in the Uniform Commercial Code—Secured Transactions (Article 9) or analogous legislation in effect in any relevant jurisdiction, may be created except through the transfer or possession of the Original. Unless Lessee has the right to acquire Lessor’s interest in the Equipment at the end of the Term for nominal or no consideration, the parties intend this Lease to be a true lease end not one intended merely for security. Lessee Authorizes Lessor and its agents to file financing statements to give public notice of Lessor’s interest in the Equipment and any proceeds thereof or any other items Lessor anticipates may be leased by Lessor to Lessee under this Lease or any other lease (whether nor not such other lease has been executed), but Lessor will terminate or amend any financing statement covering items not leased, at Lessee’s request and Lessor’s expense.

23. Quiet Enjoyment. So long as no Event of Default is continuing, Lessor will not interfere with Lessee’s quiet enjoyment of the Equipment. If a failure by Lessor to materially observe the foregoing warranty of quiet enjoyment continues for l0 days after notice, Lessee may in its absolute discretion exercise any one or more of the following remedies (which shall be its exclusive remedies for such failure): (a) by notice terminate this Lease (including its obligation to pay Rental Payments) as it relates to such Equipment; or (b) proceed in a separate action at law to recover all direct damages suffered by Lessee resulting from such failure.

24. Fair Market Value. ‘Fair Market Value’ is the price or rent, as applicable, that would be obtained at arm’s length between informed and willing parties, neither under compulsion to contract, for the sale or lease of Equipment assuming the Equipment is: in installed, continued, and uninterrupted use by the buyer or lessee; in the condition required by this Lease; and being sold with the software necessary for its use. Fair Market Value will be determined by Lessor, but if Lessee objects in writing to Lessor’s determination within 10 days after Lessor communicates its determination to Lessee’s representative in writing or by email, then Fair Market Value will at Lessee’s expense be determined by an independent appraiser selected by Lessor and reasonably satisfactory to Lessee.

25. Late Performances Interest Limitations. Amounts due under this Lease (including Rental Payments and Lessor’s Return and other payments

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demanded or declared to be due or otherwise due or reimbursable) that are not paid within 10 days of their due date or demand will bear interest, payable upon demand, at the rate of 12% per annum, or such lesser rate as may be the maximum legal rate, from their due dates. Whenever any Equipment is required to be returned to Lessor but is not returned to Lessor by the date required, in addition to all of Lessor’s other rights and remedies hereunder, Lessee shall pay to Lessor rent for the period after the end of the Term through the date of Lessor’s receipt of the Equipment at the Previously Effective Rental Rate (as defined in Section 6). If any payments required to be made under this Lease would otherwise be considered the collection of interest in excess of the maximum amount permitted by applicable law: Lessee will not be obligated to pay the excess; any excess which may have been collected will be credited to

Lessee’s other obligations to Lessor or refunded; and this Lease will be considered to have been amended so as to eliminate Lessee’s obligation to pay such excess.

26. Prorations. Rental Payments for Rental Periods not consisting of a whole calendar month or a whole calendar quarter or another whole calendar period, as applicable, will be prorated on the basis of a 360-day year comprised of four 90-day quarters and twelve 30-day months.

27. Present Value. ‘Present Value’ is the present value of the amount in question discounted to the date present value is to be determined at the Present Value Rate on the last day of the complete week most recently reported on the date of determination or on the Base Term Commencement Date, whichever is less, compounded with the same periodicity as the Rental Period. The ‘Present Value Rate’ is three-fifths of the annualized daily prime rate of interest, as described in Federal Reserve Statistical Release H.15 — Selected Interest Rates (available, for example, at http:// wwv.federalreserve.gov/Releases/H15/data.htm), or any successor publication of the US Federal Reserve System, but if there is no such publication, the lowest prime rate published in The Wall Street Journal.

28. Further Assurances. Lessee will promptly execute such documents And take such further action as Lessor may from time to time reasonably request in order to carry out the intent of this Lease or protect or perfect the rights, interests, and remedies of Lessor reasonably intended to be created thereunder.

29. Notices. Notices under this Lease shall be in writing and conclusively deemed to have been received by the receiving party; on the 5th business day after being sent by first class mail, postage prepaid, unless there is an interruption in postal services, or on the business day when sent by confirming fax; or if sent by overnight or express domestic or international courier, on the next business day or other business day warranted by the courier for delivery; or when given in person; and in all such cases notice shall be directed to a party at its address set forth in this Lease, or at such other address as a party may notify the other from time to time as its address for notice. Notices not sent in accordance with the foregoing will only be effective if and when the writing is actually received by the receiving party at its address for notice.

30. Interpretation. Term of inclusion mean inclusion without limitation. Time is of the essence. The provisions of this Lease will survive its termination, and any return or sale of Equipment, and remain in full force and effect with respect to events or conditions occurring or existing during (or fairly attributable to) the Term or Possession Period. Any waiver or failure of a party to require strict observance of this Lease will not constitute a waiver of any other breach of the same or any other provision of the same Lease or any other lease. This Lease will not be binding upon a party until executed by the party. This Lease cannot be amended except in an instrument executed by both parties. This Lease binds and benefits the parties’ successors and permitted assigns. The parties hereby acknowledge that they have required this contract, and other agreements and notices required or permitted to be entered into or given pursuant hereto, to be drawn up in the English language only. If any such document or communication is prepared in or contains both the English language and another language, only the English language provisions shall have import and the versions in any other language shall not be binding upon the parties thereto and shall have no effect whatsoever on the Interpretation or construction of the English language version. The page Numbering of this Lease may be exclusive of exhibits, if any.

31. Soft Cost Items. The Equipment may contain software in which the Parties have no ownership or other proprietary rights. Where required by a software owner or manufacturer or the Seller of other Soft Cost Items, Lessee will enter into n license or other agreement for the use of the software and the provision of the Soft Cost Items. Any such agreement will be separate and distinct from this Lease, and Lessor will have no rights or obligations thereunder unless otherwise agreed by it in writing. Any rent attributable to Lessor’s financing of Soft Cost Items will be paid under this Lease as rent subject to the provisions of Section 5 regardless of Lessee’s dissatisfaction with, or the failure or quality of the Soft Cost Items, Lessee acknowledges that all Soft Cost Items are provided directly to Lessee by Seller, and not by Lessor, regardless of: anything to the contrary in this Lease; the listing of a Soft Cost Item in this Lease or any purchase agreement, purchase assignment agreement, or other agreement entered into by Lessor (and any such agreement, to the extent entered into by Lessor and relating to Soft Cost Items, shall be solely for the benefit of the Lessee); any characterization by the parties of a Soft Cost Item as ‘Equipment’ in this Lease or any related document.

32. Facsimiles. In any proceeding relating to this Lease, a party may produce a reliably made facsimile will be of an instrument rather than the original and such facsimile will be considered the original. Each party acknowledges that it has received and reviewed all of the pages of this Lease and that none of its provisions are missing or illegible.

33. Invalidity. A provision of this Lease that is or becomes invalid will be ineffective only to the extent of the invalidity, without affecting the remainder of such provision or this Lease.

34. Applicable Law. This Lease is governed by Michigan law without regard to conflicts of law principles. The parties consent and submit to the jurisdiction of the local, state, and federal courts located within Michigan. The parties wave any objection relating to improper venue or Forum non conveniens to the conduct of any proceeding in any such courts. The parties irrevocably waive all right to trial by jury in any proceeding between them relating to this Lease or the Equipment.

If this Lease was transmitted to Lessee for signature in electronic format, Lessee represents and warrants to Lessor that the text originally transmitted has not been altered in any way. Lessor’s acceptance of this Lease is based on its reliance on, and specifically conditioned by, the truth of this representation and warranty. Lessee acknowledges receipt of a true copy of this Lease. This Lease constitutes the entire agreement of the parties relating to leasing of the Equipment.

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Acceptance Certificate

For Lease No. 001

Lessee: Orchards Inn & Restaurant LLC	Lessor: Macquarie Equipment Finance LLC
Street Address: 254 North Highway	Street Address: 2285 Franklin Road, Suite 100
City/State/Zip: Sedona, AZ 86336	City/State/Zip: Bloomfield Hills, MI 48302

This Acceptance Certificate is made by Lessee pursuant to the above-referenced Lease between Lessee and Lessor ('Lease'). Capitalized terms used in this Acceptance Certificate without definition are defined in the Lease.

Lessee certifies that: (a) the Equipment described or referred to in this Acceptance Certificate ('Accepted Equipment') is located at the Equipment Location specified below and is fully installed; (b) Lessee has inspected the Accepted Equipment; (c) on the Acceptance Date specified below Lessee accepted the Accepted Equipment for all purposes of the Lease, any purchase documents with Seller, and all related documents; and (d) no Event of Default or event that with notice or the lapse of time would constitute an Event of Default is continuing.

1. The Accepted Equipment is all of the Equipment described in the Lease.

2. Seller: LG Electronics U.S.A., Inc

3. Address for Billing (if different from Lessee's address stated above):

____________________________

____________________________

____________________________

4. Equipment Location: 254 North Highway 89A

Sedona, AZ 86336

5. Acceptance Date: February 24, 2011 (Lessee must fill in.)

Orchards Inn and Restaurant LLC (Lessee)

Page 1 of 4	Customer	######## Orchards LLC (All Outlets)
	Address	254 N. Hwy. 89A
	City, State, Zip	Sedona, AZ 86336
	Phone	928-282-2405
	Fax	928-282-5710

This Service Agreement is entered into by and between Specialty Textile Services, LLC ("STS"), an Arizona limited liability company and L’Auberge Orchards LLC (All Outlets) ("Customer") on __________, 2010. Supplier agrees to furnish and Customer agrees to accept exclusively from Supplier all the items herein, and any future increases or added items to Customers requirements during the term of this agreement and during any renewal of this agreement in accordance with the conditions and terms set forth herein.

ITEM DESCRIPTION	Unit Price	Minimum Charge	Replacement Value
Apron	.35 each	50% of Inv.	$ 5.50 each
Bar Towel	.20 each	“	1.35 each
Utility Towel	.19 each	“	1.35 each
Glass Towel	.21 each	“	1.25 each
Napkin	.085 each	“	2.30 each
63 x 63 Tablecloth	.68 each	“	20.00 each
72 x 72 Tablecloth	.77 each	“	27.00 each
90 x 90 Tablecloth	1.50 each	“	42.50 each
54 x 120 Tablecloth	1.25 each	“	33.50 each
54 x 54 Tablecloth	.55 each	“	13.50 each

C.O.D. ☐ CHARGE ✓	ECC/NAT GAS SURCHARGE n/a	Hskp. Inventory Maint. 20%
GARMENT PREP CHARGE________ EA	SYSTEMATIC INVENTORY REPL	F& B Inventory Maint. 5%

1. All Items furnished to Customer shall remain the sole property of Supplier and are furnished for the exclusive use of Customer on a rental basis, and shall be laundered and cleaned only by Supplier. if any items furnished to Customer are lost, damaged, or destroyed while in Customer's possession for any reason other than normal wear, then Customer shall, on demand pay supplier current replacement costs for any such lost, damaged or destroyed.

2. STS guarantees to deliver high quality textile rental products and services at all times. Any complaints about service, cleaning quality or finish quality, which has not been resolved in the normal course of business, must be transmitted via registered letter or overnight delivery to STS. If STS fails to resolve any material complaint to acceptable industry standards within thirty (30) days, the customer may terminate this agreement.

3. The parties agree that Supplier's count of pick-up and delivery shall be proof of the amount of linen service provided, unless Customer gives written notice to Supplier of any objection within seven (7) days after delivery of linen.

4. Supplier shall have reasonable access to Customer's place of business during normal business hours, as often as necessary, to check, deliver, or inventory any or all of the linen items furnished by Supplier.

5. Supplier shall invoice Customer upon delivery of each linen supply. Said invoice is due and payable cash on delivery or, if Customer's credit is approved by Supplier, net thirty (30) days of invoice. Delinquent accounts may be converted to a cash on delivery basis and/or be subject to a service charge on past due amounts of one and one-half percent (1.5%) per month (18%) annually.

6. In consideration of the substantial investment by STS in merchandise and equipment to provide service to CUSTOMER, this agreement shall continue ~~for sixty (60) months~~ from the first  delivery date specified above. This service agreement shall be renewed automatically for ~~the same period of time~~ a one year period, provided it is not terminated by either party by written notice at least (60) days prior to the expiration of the initial term or any renewal term. In the event of increased costs, STS may increase its unit rental rates not to exceed 6% for any 12 month period.

7. In addition to the Cost of Living increase aforementioned, such prices may be increased by the reasonable cost of Supplier's compliance with new environmental requirements imposed by any governmental agency.

8. Because it would be otherwise difficult or impractical to fix the exact amount of damage to STS, in the event Customer cancels this agreement for any reason other than as described in paragraph 2, Customer will pay to STS 50% of the average weekly dollar volume for the unexpired term based on the thirteen-week period preceding cancellation.

9. Supplier's obligations to provide services hereunder shall be excused without liability In the event Supplier is prevented from performing by reasons of strikes, lockouts, government acts, acts of God, and other such conditions reasonably beyond the control of the Supplier, including but not limited to explosions, fires, fuel and power shortages.

10. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors, and assigns.

11. Customer warrants that it is under no contract with any other party for linen supply service and that entry into this Agreement is not a breach of any existing contract to which Customer is a party.

12. If any legal action is Instituted by this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, court costs and all legal expenditures incurred as a result of said lawsuit from opposing party. Supplier is entitled to all attorneys' fees or attendant collection costs whether litigation is initiated or not.

13. Supplier shall maintain regular deliveries and in addition shall make special deliveries should that be required to rectify a service failure on Supplier's part An additional service charge may be made by Supplier for any Special Deliveries resulting from the Customer's failure to timely advise Supplier of a change in its service requirements.

14. Customer acknowledges that linen supply items rented under this Agreement are for general purposes and are not designated or recommended for use in areas of flammability. Customer agrees to hold harmless Supplier of and from any injury to person or property resulting from use of linen supply items furnished hereunder.

15. If any provision hereof is determined to be invalid by a Court of competent jurisdiction, the remaining conditions hereof shall remain In full force and effect.

16. This Agreement constitutes the entire Agreement of the parties, superseding any prior understanding. No waivers or statements made by any representative of Supplier will be valid unless contained in the Agreement. Any dispute in connection with this service agreement or any matter relating to this service agreement shall be resolved by binding and final arbitration under the Federal Arbitration Act.

Page 2 of 4	L’Auberge Orchards LLC (All Outlets)	Supplemental Item Sheet

This Supplemental Item Sheet provides for additional items and services to The Service Agreement between Specialty Textile Services, LLC ("STS"), an Arizona limited liability company and (“Customer”) signed on _________ , 2010. All items and services listed herein are subject to the same terms and conditions as the Service Agreement.

ITEM DESCRIPTION	Unit Price	Minimum Charge	Replacement Value
Dust Mat
3 x 4	3.50 each	50% of Inv.	$ 75.00 each
4 x 6	5.50 each	“	95.00 each
3 x 10	6.75 each	“	105.00 each

5 % Food & Beverage Inventory Maintenance		“

Premium Terry Toweling
- Bath Towel 27" x 50"	.50 each	“	5.95 each
- Hand Towel 16" x 30"	.15 each	“	2.65 each
- Wash Cloth 13" x 13"	.08 each	“	.95 each
- Bath Mat 20" x 34"	.36 each	“	4.35 each

T-200 Plain
- King Sheet 108" x 120"	.80 each	“	19.75 each
- Queen Sheet 90" x 115"	.71 each	“	15.75 each
- Std. Pillow Case 21" x 30"	.12 each	“	1.90 each
- Std. Pillow Sham 21" x 30"+ 2"	.42 each	“	9.85 each
- King Duvet 104" x 95"	3.75 each	“	78.75 each
- Queen Duvet 92" x 92"	3.50 each	“	74.85 each

20 % Housekeeping Inventory Maintenance		“

SUPPLIER: SPECIALTY TEXTILE SERVICES, LLC	CUSTOMER: L’Auberge Orchards LLC (all outlets)
BY	BY (authorized signature)
TITLE Sales	TITLE Manager of llc
DATE 10/6/10	DATE 10/6/10

Addendum - Supplement to Rental Service Agreement

L’Auberge Orchards LLC - Housekeeping Department

Inventory Maintenance Charge

The parties agree the Customer will be assessed an inventory maintenance charge equal to 20% of the total billable dollar amount of each invoice. The inventory maintenance charge offsets (up to 25% loss of the working inventory) the replacement charges normally associated with lost products at the Customer’s location for any (3) three consecutive calendar month periods.

Should the Customer exceed the loss of 25% (verified by audit) of the working inventory for any (3) three consecutive calendar months, a one- time charge for the lost products will be assessed to the Customer (by special invoice) at the Supplier’s current replacement charges.

L’Auberge Orchards LLC	Al Sector Manager of llc
Date	10/6/10

Specialty Textile Services	[ILLEGIBLE]
Date	10/6/10

Addendum - Supplement to Rental Service Agreement

L’Auberge Orchards LLC - F & B Department

Inventory Maintenance Charge

The parties agree the Customer will be assessed an inventory maintenance charge equal to 5% of the total billable dollar amount of each invoice. The inventory maintenance charge offsets (up to 25% loss of the working inventory) the replacement charges normally associated with lost products at the Customer’s location for any (3) three consecutive calendar month periods.

Should the Customer exceed the loss of 25% (verified by audit) of the working inventory for any (3) three consecutive calendar months, a one- time charge for the lost products will be assessed to the Customer (by special invoice) at the Supplier’s current replacement charges.

L’Auberge Orchards LLC	Al Sector Manager of llc
Date	10/6/10

Specialty Textile Services	[ILLEGIBLE]
Date	10/6/10

BULK SERVICES AND ACCESS AGREEMENT

THIS BULK SERVICES AGREEMENT (the “Agreement’) is made this 5th Day of January. 2012 by and between (Suddenlink). d/b/a Suddenlink Communications and Orchards Inn of Sedona (“Owner”).

WHEREAS, Suddenlink, directly or through its affiliates, is a full-service provider of Services, including, but is not limited to: 1) cable television service pursuant to a franchise (the “Franchise”) from the appropriate governmental entity; 2) local and long distance telephone service (where available), 3) high speed Internet service, and any additional services as they become available from or through Suddenlink or its affiliates (collectively, the “Services”); and

WHEREAS, Owner holds title to, or is the authorized managing agent for Owner of, the real property located at 254 Highway 89A, Sedona AZ 86336. which presently includes improvements located thereon totaling 75 dwelling units/outlets commonly known as Orchards Inn of Sedona, the “Premises”) and which is more particularly described in Exhibit A attached hereto and by this reference incorporated herein; and

WHEREAS, Owner desires to purchase cable television service (“Video Service”) from Suddenlink for individuals occupying or renting Owner’s dwelling units (“Tenant(s)”), and permit Suddenlink to provide other services to Tenants; and

WHEREAS, Suddenlink is willing and desires to provide Video Service and other Services to Tenants at the Premises upon the terms and conditions set forth hereafter; and

WHEREAS, the parties desire to establish the ownership of certain facilities and equipment installed by Suddenlink or its predecessors within the Premises.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Purpose, Term of Agreement and Rates. The purpose of this Agreement is to state the terms and conditions under which Owner will provide access to the Premises to Suddenlink and Suddenlink will make Video Service available to units in the Premises on a bulk rate basis.

This Agreement shall commence on February 1, 2012, and terminate on March 30, 2014. At the end of the original term, or any successive term, this Agreement will automatically renew for successive terms of one (1) month each unless either party gives written notice of its intent not to renew to the other party at least ninety (90) days prior to the expiration of the previous term (the “Term”).

Owner shall pay to Suddenlink the fees set forth in Exhibit B attached hereto for the Video Service (the “Service Fee”). The Service Fee is due and payable in advance on the first day of each month. Failure to pay the Service Fee in full by the tenth (10th) day of the month shall be a material default under this Agreement. In such event, Suddenlink shall have the right (in addition to all other available remedies) to (i) immediately terminate the Video Service upon ten (10) days’ prior written notice, and Owner shall be liable for immediate payment of all Service Fees for the balance of the Term, which shall be determined by multiplying the then-current monthly Service Fee by the number of months remaining in the Term; or (ii) convert this Agreement to an individual Service Agreement in which event Owner grants to Company the right and license to access the Premises to solicit subscribers and provide Video Service to Tenants on an individual basis for the remainder of the Term. Owner shall not charge the Tenants any incremental fee for the Video Service.

Suddenlink shall provide the Video Service in accordance with the Franchise, applicable law and the rules and regulations of the Federal Communications Commission (“FCC”). Suddenlink retains the right to control, add to, delete and/or change the Video Service. Proper notice of any changes in rates or Video Service shall be given to Owner. If Owner requests services provided by Suddenlink other than those specified in this Agreement, Suddenlink shall furnish such additional services at its established rates then in effect or, in the absence of established rates, at a reasonable charge as Suddenlink determines.

Owner agrees that Tenants shall have the right to individually subscribe to any and all additional services that Suddenlink offers in the market. Suddenlink acknowledges and agrees that Owner shall have no financial responsibility for any services that a tenant subscribes to directly with Suddenlink.

2.     Grant of Easement and Access Rights. Owner grants to Suddenlink and its successors and assigns a perpetual, transferable, and non-exclusive easement across the Premises to install, connect, disconnect, transfer, improve, maintain, service, repair, remove and/or replace its equipment and the Distribution System (as hereinafter defined) as necessary to provide the Services and to do all other acts necessary to ensure continued operation of Services at the Premises, and Owner shall sign the Grant of Easement and Memorandum of Agreement attached hereto as Exhibit D. The terms of the easement shall be deemed to be covenants running with the land constituting the Premises. The provisions of this Section 2 shall survive the expiration or earlier termination of this Agreement.

3.     Distribution System and Inside Wiring.

A.     “Distribution System” shall mean (1) all distribution plant and associated electronics, equipment and wiring installed or provided by Suddenlink or its predecessors which is necessary to distribute Services throughout the Premises, but specifically excluding Inside Wiring defined below, and (2) all customer reception equipment furnished by Suddenlink at the Premises. The installation of the Distribution System and Inside Wiring by Suddenlink will meet all applicable FCC specifications and will be installed in a good, workmanlike manner.

B.     Ownership of the Distribution System shall at all times be and remain in Suddenlink and shall be used exclusively by Suddenlink operations. Upon expiration or termination of this Agreement, Suddenlink shall continue to own and control the entire Distribution System, whether or not a unit is occupied at the time of expiration or termination and whether or not the occupant of a unit is a Suddenlink customer for other services. Upon termination of this Agreement and if Suddenlink is no longer providing Services to the Premises, Suddenlink has the option to remove all or any portion of the Distribution System, provided that any damage to the Premises caused by removal of the Distribution System will be repaired by Suddenlink to Owner’s reasonable satisfaction. Any part of the Distribution System remaining on the Premises upon (60) sixty days after termination of agreement by term or default (i) shall be deemed to be abandoned by Suddenlink.

C.     “Inside Wiring” shall mean that wiring located within a Tenant’s unit and including wiring up to a point at or about 12 inches outside of where the wire enters the Tenant’s unit, but shall not include wiring that is part of a “loop through” system. Ownership of the Inside Wiring shall at all times be and remain in Owner. Owner shall be responsible for the repair and maintenance of the Internal Wiring, in a good, workmanlike manner in accordance with all applicable codes, regulations, or laws.

4.     Maintenance and Repairs. Suddenlink at its expense will maintain the Distribution System in a good, workmanlike manner in accordance with all applicable codes, regulations, or laws.

5.     Promotional Materials. Owner shall submit for Suddenlink’s review and approval prior to use all proposed advertising and promotional materials for the Premises which describe features of Suddenlink’s Services. If Owner wishes to produce materials with the Suddenlink logo, Owner shall request the logo from Suddenlink.

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6.     Video Service Programming. Owner acknowledges that Suddeplink’s performance of this Agreement may be subject to the rules and regulations of federal, state or local regulatory powers and that Suddenlink is not guaranteeing the provision or availability of any particular program or channel. The Video Service initially available to the Premises will consist of Suddenlink’s current channel lineup which may be modified from time to time solely at Suddenlink’s discretion. Suddenlink’s channel lineup may not be changed or altered by Owner or others without Suddenlink’s prior written permission. It is specifically understood that in providing Video Service, Suddenlink makes use of certain programming owned by others. Owner agrees that it will make no claims nor undertake any legal action against any person or entity, including Suddenlink, if certain programming is interrupted, discontinued or substituted; provided that Suddenlink will provide to Owner Its standard Video Service channel lineup at ail times. The Video Service initially provided to the Premises will consist of the channel lineup set forth in Exhibit C. Channel Lineup, and such channel lineup may be modified from time to time.

7.     Interference. Owner will not use, or permit others to use, any equipment that causes interference or is otherwise incompatible with the Distribution System, the reception equipment, or Suddenlink’s right to provide Services under this Agreement. Owner shall not move, disturb, alter, change, or connect any other device to the Distribution System nor authorize or permit anyone to do so.

8.     Insurance. Suddenlink shall maintain (a) comprehensive general liability insurance with a policy limit of at least $2,000,000 to protect Owner against bodily injury or property damage resulting from the installation, operation or maintenance of the Distribution System on the Premises and (b) Workers’ Compensation insurance in statutory amounts. Owner shall be an “additional insured” under such genera! liability Insurance coverage, but only to the extent of Suddenlink’s obligations under this Agreement. Upon written request by Owner, Suddenlink shall provide a certificate of insurance for the foregoing policies. All policies written pursuant to this Section 8 shall be with insurers (i) licensed to do business in the state in which the Premises are located and (ii) carrying an A.M. Best rating of at least A-VIII. All policies, including any renewals thereof, shall specify that such policy cannot be canceled without at least thirty (30) days written notice to the other party.

9.     No Agency. Suddenlink and Owner are independent business entities and neither have any authority to act for, or on behalf of, or bind the other to, any contract, without the other’s written approval.

10.     Force Majeure. Suddenlink shall have no liability to any person for failure to meet any of its obligations under this Agreement, where such failure is the result, in whole or part, of any labor dispute, failure of usual sources of supply, war, riot, insurrection, vandalism, commotion, fire, flood, earthquake, accident, storm, loss of the right to use rights of way or to make pole attachments, act of God or government, or any other cause beyond Suddenlink’s reasonable control.

11.     Owner’s Warranties. Owner warrants that (i) it holds all rights and has full authority to execute this Agreement and to grant the rights herein granted; (ii) this Agreement constitutes a binding obligation of Owner; and (iii) there are no prior or existing agreements, nor will there be any such agreements during the Term, with Tenants or third parties that would be breached or violated by the execution of this Agreement or by Suddenlink providing Services to the Premises.

12.     Indemnification.

A.     Owner agrees to indemnify, defend and hold Suddenlink harmless from and against all claims, suits, proceedings, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) arising, in whole or in part, out of or in connection with (i) the renting, leasing or purchasing of Owner’s residential dwelling space or units, (ii) injuries or damage to Suddenlink’s employees, agents or the Distribution System resulting from the condition of the Premises or the acts or omissions of Owner, its employees or agents, (iii) any claims by third parties that the execution of a service agreement withSuddenlink or Suddeniink’s provision of Service to the Premises would violate any rights of such third party, and (iv) Owner’s breach of this Agreement or any material provision set forth herein.

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B.     Suddenlink agrees to indemnify, defend and hold Owner harmless from and against all claims, suits, proceedings, liabilities, losses, costs, damages and expenses, including reasonable attorneys’ fees, arising out of or in connection with bodily injury or property damage caused by (i) Suddeniink’s provision of Services or (ii) Suddeniink’s breach of this Agreement or any material provision set forth herein.

The provisions contained within this Section 12 shall survive the expiration or termination of this Agreement.

13.     LIMITATION OF LIABILITY. SUDDENLINK SHALL NOT BE LIABLE FOR DAMAGES FOR FAILURE TO FURNISH, OR INTERRUPTION OF, ANY SERVICES, NOR SHALL SUDDENLINK BE RESPONSIBLE FOR FAILURE OR ERRORS IN SIGNAL TRANSMISSION, LOST DATA, FILES OR SOFTWARE DAMAGE REGARDLESS OF THE CAUSE. UNDER NO CIRCUMSTANCES WILL SUDDENLINK BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING LOST REVENUE OR PROFITS ARISING FROM THIS AGREEMENT. SUDDENLINK’S MAXIMUM LIABILITY TO CUSTOMER ARISING UNDER THIS AGREEMENT SHALL BE THE LESSER OF $5,000.00 OR THE AMOUNT ACTUALLY PAID BY CUSTOMER FOR SERVICES HEREUNDER.

14.     Cooperation - Memorandum of Agreement. Owner and Suddenlink agree to cooperate fully and promptly in carrying out this Agreement. Owner agrees to execute any and all documents as may reasonably be requested by Suddenlink to evidence and effectuate the rights granted to Suddenlink under this Agreement including, but not limited to, the execution of the Grant of Easement/Memorandum of Agreement attached hereto as Exhibit D for the purpose of recordation.

15.     Additional Facilities. If Owner adds units to or adjacent to the Premises, this Agreement shall extend to all such units added if the parties mutually agree.

16.     Notices. Any consent, election or notice required or permitted to be given under this Agreement shall be in writing and sent by certified or registered mail or via overnight express courier addressed to the address included at the end of this Agreement, or to such other address or addresses as shall, from time to time, be furnished in writing by the party to receive such notice to the other party.

17.     Default. Subject to the Force Majeure provisions in Section 10, if either party fails to perform or observe any of the material conditions or agreements to be performed or observed by it hereunder (the “Defaulting Party”) and such failure is not cured within thirty (30) days after receipt of written notice from the other party (the “Non-defaulting Party”), the Non-defaulting Party, in addition to any other rights at law or equity it may have, shall have the right to immediately terminate this Agreement.

18.     Confidentiality. Owner shall not disclose any of the terms of this Agreement to any third party without the prior written consent of Suddenlink.

19.     Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns, regardless of whether such successors and assigns expressly agree to be bound by the Agreement. If Owner sells or transfers the Premises to a third party during the initial Term, Owner shall provide a copy of this Agreement to the purchaser or transferee and said purchaser or transferee has the right to assume the rights and obligations of this Agreement or negotiate a new agreement upon completion of sale or transfer of property. Suddenlink may assign this Agreement and all of its rights hereunder without Owner’s consent to any entity which controls, is controlled by or is under common control with Suddenlink or to any entity pursuant to a merger, sale or exchange of stock, or sale or exchange of assets. This Agreement is the entire understanding between the parties and supersedes any prior agreements or understandings whether oral or written. This Agreement may not be amended except by a written instrument executed by both parties. Failure of either party to exercise any of its remedies as set forth in this Agreement or at law or in equity in the event of any default by the other party shall not constitute a waiver of the right of the non-defaulting party to exercise the same in the event of a subsequent default by the defaulting party. The prevailing party in any action brought under this Agreement shall be entitled to recover from the other party reasonable attorney’s fees, costs and necessary disbursements. This Agreement shall be governed by the laws of the state in which the Premises are located except where the laws of the United States have precedence. This Agreement and the obligations of the parties shall be subject to all applicable laws, regulations, court rulings, administrative orders, and Presidential decrees, as they may be amended from time to time.

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Suddenlink Communications	Orchards Inn of Sedona (Owner)
Orchards llc

By:	By:	/s/ Al Spector	X

Name:	Name:	Al Spector	X

Title:	Title:	Manager	X

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Exhibit A

Legal Description of Properties

254 Highway 89A, Sedona AZ 86336

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Exhibit B

Fees for Video Service

The Monthly Service fee shall be $ 993.75 + tax/fees/surcharges for the first 12 months for Basic, HBO, and 2 Music channels (payable in 12 equal monthly installments). Thereafter, the Service fee for all services may increase annually throughout the remaining original and successive terms, said increase is to NOT to exceed 10%. Suddenlink Communications shall provide Owner with thirty (30) days prior written notice of any such increase.

These rates are based upon a rate of $ 13.25 per unit x 75 units per month, with any additional units opening up to be brought under at this same contract amount set forth in this agreement.

Taxes, fees and surcharges, including broadcast surcharges, are not included in these amounts and will be included on the monthly billing statement.

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Exhibit C

Channel Lineup

Channel lineup provided. See attached.

_________ Basic, HBO, and 2 Music Channels.

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Exhibit D

Form of Grant of Easement/Memorandum of Agreement

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Suddenlink Communications

Attn: MDU Department

space above for recorders use only

MEMORANDUM OF AGREEMENT

(Arizona)

PLEASE TAKE NOTICE that Orchards Inn of Sedona (“Owner”) and “Suddenlink Communications” (“Suddenlink”) have entered into a Bulk Service Agreement (the “Agreement”) ____________________, 2012. which, in accordance with its terms, entitles Suddenlink to provide cable television and other services throughout the property described on Exhibit A attached hereto and incorporated herein by this reference. Among other things, the Agreement provides Suddenlink with rights of ingress and egress to the property necessary or useful to provide such service and maintain its equipment and other facilities and provides for ownership of the facilities on the property used in providing such services. The Agreement binds any successors and assigns of the Owner in accordance with its terms. A copy of relevant provisions of the Agreement will be provided to any properly interested person upon written request.

Suddenlink requests that it receive notice of any pending trustee or foreclosure sale or receivership, bankruptcy or other proceeding affecting the property, sent to the address above.

IN WITNESS WHEREOF, the parties have caused their hands and seals to be hereunto affixed the day and year first above written.

OWNER: (Orchards Inn of Sedona)		SUDDENLINK:
Orchards llc

By:	/s/ Al Spector	By:

Name:	Al Spector	Name:

Title:	Manager	Title:

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OWNER ACKNOWLEDGMENT

Orchards Inn of Sedona

STATE OF __________________________

COUNTY OF______________

On 1/9/12  (date) before me, TINA MARIE LITTLEMAN (Notary), personally appeared AL SPECTOR (name of signer), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted executed the instrument.

/s/ Tina Marie Littleman
[NOTARY SEAL]	Notary PublicName:	TINA MARIE LITTLEMAN
	My Commission Expires:	10/21/12

SUDDENLINK ACKNOWLEDGMENT

STATE OF ARIZONA

COUNTY OF _________________

On _______________ (date) before me, _________________________ (Notary), personally appeared ____________________ (name of signer), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted executed the instrument.

[NOTARY SEAL]	Notary Public
Name:
My Commission Expires:

Al Spector

From:	Al Spector
Sent:	Wednesday, November 07, 2012 5:06 PM
To:	'Greg Penrod'; Jonathan Earle; Charles Howard; Bruce Campbell; Gary Givens; Jesse Alexander; Gudrun Ernstberger; Lexy Vudrag; Angela Doyle; Jordan Rogers; Tanya Bring; Cassie Barber
Subject:	Orchards/Pines

Effective with tonight we have made a change in the Pines contract.

1.   Pines guests will not receive the free breakfast buffet.

2.   Pines will be charged $95 rather than $110 Sunday through Thursday and $120 rather than $135 Friday and Saturday. The $120 is also applicable to any holiday where Monday is a holiday so Sunday wifi be treated like a Saturday.

3.   Pines will attempt to book 2 night stays at Orchards. The above rates apply to both nights.

4.   Gudrun and Jonathan and Charles need to get together and create as soon as possible a 25% Discount card which will be for a discount at Open Range, Canyon Breeze and Taos and will be handed out by the Orchards front desk upon check-in of Pines guests and will only be good for the days/nights staying at Orchards plus one day. For example, if a Pines guest checks in on a Tuesday for two nights the discount cards will be good through Thursday night to capture business even after the Pines guest checks out. Be sure to put on the card the expiration dates. Make the card special and designate for something like "Pines VIP guests staying at Orchards Inn." Also the discount card is good for any number of meals so if 4 people (2 adults and 2 kids) are eating then all 4 are given the discount.

5.   Jonathan mentioned our restaurants are no longer shown on the back of the map handout Pines gives out at the OPC booths. Gudrun please get this fixed.

Greg—if you are in agreement please send me a confirming email.

A1 Spector
Cell:	602-819-8809
Email:	al@alspector.net

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AGREEMENT

This Agreement ("Agreement") is made this 20th day of September, 2010 by and among Sedona Pines LLC, an Arizona limited liability company ("Sedona Pines"), Orchards Inn and Restaurant, LLC, an Arizona limited liability company ("Orchards") and Canyon Portal II, LLC, an Arizona limited liability company ("CPII").

RECITALS

1.	Sedona Pines has entered into a Lease with CPII for retail space 6 in the Trading Post Shops at the Canyon Portal shopping center ("Lease").

2.	As an inducement to CPII to give Sedona Pines the Lease on retail space 6, Sedona Pines has committed to use Orchards Inn as its primary room provider for overnight stays in conjunction with its timeshare tour business in the Verde Valley in Arizona.

3.	The Lease between Sedona Pines as Tenant and Canyon Portal as Landlord for retail space 6 is attached hereto as Exhibit B and incorporated herein by this reference.

It is agreed as follows:

1.           Orchards Inn Room Nights. Sedona Pines shall use Orchards Inn as its primary room provider for overnight stays resulting from its timeshare tours ("Room Nights") every time rooms at the Orchards Inn are available for this purpose, Sedona Pines shall pay room rates to Orchards of Ninety Dollars ($90) per room plus all applicable state and city sales and bed taxes for Room Nights on any Sunday, Monday, Tuesday,' Wednesday and Thursday ("Weekdays") and shall pay room rates to Orchards of One Hundred Ten Dollars ($110) per room plus all applicable state and city sales and bed taxes for the nights of Friday and Saturday ("Weekends"). However, Weekends shall also include a Sunday if it is the day before any national or state holiday. Each Room Night includes two (2) complimentary breakfast buffets at Orchards Restaurant valid only on the morning following the Room Night. Orchards shall reserve Room Nights for Sedona Pines in accordance with the schedule attached hereto as Exhibit A and incorporated herein by this reference.

2.           Availability of Room Nights. Sedona Pines acknowledges that Orchards will continue to rent hotel rooms to the public and the use of the hotel rooms will be on a first come, first served basis. Orchards acknowledges that in the event there are no rooms available at Orchards Inn, Sedona Pines will place its overnight stays at either of Sedona Pines Resort, Highlands Resort at Verde Ridge or Sedona Real, or any other available hotel, but only in the case when no rooms are available at Orchards Inn.

1

3.          Minimum Usage. Sedona Pines commits to a minimum usage of One Thousand Five Hundred (1,500) Room Nights at Orchards Inn on an annual basis, which term runs concurrent with the term of the Lease ("Minimum Usage"). Failure by Orchards to meet this Minimum Usage is considered an Event of Default pursuant to Paragraph 21 of the Lease.

4.          Payment for Room Nights. Orchards shall invoice Sedona Pines each Tuesday before 12:00 noon, via email, requesting a Read Receipt for the Message. Sedona Pines shall choose "yes" to send back to Orchards such Read Receipt. The invoice will be for all Room Nights for the preceeding seven nights (Tuesday, Wednesday, Thursday, Friday, Saturday, Sunday, Monday). In the case of any Room Night discrepancies, Sedona Pines and Orchards shall use their best efforts to communicate with one another and correct any discrepancies. Sedona Pines shall pay to Orchards the full amount of each invoice within 14 days of receipt. Failure to pay such amount when due constitutes an Event of Default pursuant to Paragraph 21 of the Lease.

5.          Brochures at OPM Locations. Sedona Pines shall display brochures at its off premises marketing ("OPM") locations for the following restaurants: (i) Canyon Breeze Restaurant; (ii) Open Range Grille; and (iii) Orchards Restaurant. Further, employees of Sedona Pines will hand out discount coupons for these restaurants at all of its OPM locations. The OPM locations that are the subject of this paragraph are as follows:

1.	Information booth located next to Starbucks at 1-17 at the Camp Verde Exit.

2.	Gold King Mine

3.	Village of Oak Creek Outlet Malls

4.	Booth across from Tlaquepaque on SR 179

5.	Dairy Queen booth in SR 89A in Oak Creek Canyon

6.	Sedona Revealed

7.	Sedona Film Museum, however no brochures can be placed in the information racks at this booth because of restrictions in the Museum’s master lease. The restaurants recited above will be recommended after 8:00 PM when the Hitching Post Restaurant closes.

8.	Sam's Hill in Prescott, Courthouse Square

2

6.          Term. The term of this Agreement shall run concurrent with the term of the Lease.

7.          Modifications and Waivers. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach; term, or condition or a continuing waiver after demand for strict compliance.

8.           Notices. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States Mail, delivery service or electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed as shown below or to such other address as such party may from time to time designate in writing.

Sedona Pines:	Sedona Pines LLC
an Arizona limited liability company
6701 W. Highway 89A
Sedona, AZ 86336

Orchards:	Orchards Inn and Restaurant LLC
an Arizona limited liability company
6900 E. Camelback Road, Suite 915
Scottsdale, AZ 85251

Canyon Portal II LLC:	Canyon Portal II LLC
an Arizona limited liability company
6900 E. Camelback Road, Suite 915
Scottsdale, AZ 85251

9.          Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

10.        Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

3

11.         Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Agreement is to be interpreted, construed and governed by the laws of the State of Arizona, The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

12.         Entire Agreement, This instrument together with the Lease constitutes the sole and only agreement between the Parties and correctly sets forth the obligations of the Parties to one another as of its date. Any agreements or representations by the Parties not expressly set forth in this instrument or in the Lease are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Agreement or in the Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof, Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation.

13.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest.

14.         Indemnification. The Parties hereto hereby indemnify one another (and all of their managers, members and affiliates) and defend and hold harmless from and against all claims, damages, losses, costs, and expenses (including reasonable attorneys' fees, court costs and other expenses incident to any proceeding, investigation or any claim, including, without limitation, in any suit by any Party against another) attributable directly or indirectly to the breach of any Party hereto of any obligation hereunder or the inaccuracy of any representation or warranty made by the Parties herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated hereby.

4

15.         Legal Fees. In the event any of the Parties bring an action under this Agreement whether for the recovery of any sum due hereunder, or for any other relief against one another, declaratory or otherwise, arising out of a breach of any term of this Agreement the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action, such sums to be determined by the court sitting without a jury.

14.         Time is of the Essence. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

SEDONA PINES		ORCHARDS

SEDONA PINES LLC, an Arizona		ORCHARDS INN & RESTAURANT
limited liability company		LLC, an Arizona limited liability company

		By:	/s/ A1 Spector
A1 Spector
		Its:	Manager
By:	/s/ Edward D.Henrick, Jr.
Edward D. Henrick, Jr.
Its:	Managing Member

CANYON PORTAL

CANYON PORTAL II, LLC, an Arizona
limited liability company

By:	/s/ Al Spector
Al Spector
Its:	Manager

5

EXHIBIT “A”

ROOM NIGHT RELEASE SCHEDULE

Weekdays

1.          Orchards will hold five (5) rooms for Sedona Pines until 12:00 Noon each weekday.

2.          At 2:00 p.m., Orchards will reduce the number of rooms held for Sedona Pines to three (3) rooms.

3.          At 4:00 p.m., Orchards will reduce the number of rooms held for Sedona Pines to one (1) room.

4.          After 6:00 p.m., Orchards will not hold any rooms for Sedona Pines.

Sedona Pines may request Orchards to hold additional rooms in excess of the number agreed upon above and will pay for such excess number of rooms held. For example, if Sedona Pines asks Orchards to hold 5 rooms after 4 pm, then Sedona Pines will pay for 4 rooms held (the number in excess of the 1 room agreed upon to be held) whether or not these 4 rooms are occupied that night by Sedona Pines.

Weekends

1.          Orchards will hold ten (10) rooms for Sedona Pines until 12:00 Noon each weekday.

2.          At 2:00 p.m., Orchards will reduce the number of rooms held for Sedona Pines to six (6) rooms.

3.          At 4:00 p.m., Orchards will reduce the number of rooms held for Sedona Pines to three (3) room.

4.          After 6:00 p.m., Orchards will not hold any rooms for Sedona Pines.

Sedona Pines may request Orchards to hold additional rooms in excess of the number agreed upon above and will pay for such excess number of rooms held. For example, if Sedona Pines asks Orchards to hold 8 rooms after 4 pm, then Sedona Pines will pay for 5 rooms held (the number in excess of the 3 rooms agreed upon to be held) whether or not these rooms are occupied that night by Sedona Pines.

Sedona Pines Initials   /s/ Edward D.Henrick, Jr.   Date: 9/20/10

Orchards Initials   /s/ A1 Spector   Date: 9/22/10

Exhibit “A”

Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES	SIC Code	7011
	Type of Business	Lodging

WM AGREEMENT #	_______	REASON CODE NBG NBG NBG
CUSTOMER ACCT#	_______	EFFECTIVE DATE 06/01/11	LAST API DATE____
ACCT. NAME	Orchards Inn	BILL NAME	Orchards Inn and Restaurant LLC
SERV. ADDR	254 N. 69A	BILL ADDR	270 N. 69 A Suite #2
CITY, ST ZIP	Sedona, AZ 68336	CITY, ST Zip	Sedona, AZ 66338
COUNTY/Parish	_______	COUNTY/Parish	_______
TEL # 602-510-4111	FAX 928-204-4323	TEL # 602-510-4111	FAX 928-204-4323
CONTACT	Kris Spector	CONTACT	Kris Spector
E-MAIL	KSPECTOR@LAUBERGE.COM	E-MAIL	KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS –

NEW	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charge(s)*
Loc.									M	T	W	Th	F	S	S
		1.0	6FC											X		$200.00/mo.
		1.0	8FY								X					$60.00/mo.
		1.0	FCC													$13.00/mo.
		1.0	ECC													$13.00/mo.
Service customer owned 6FC once weekly on Saturday. Service SM, 8 FY on site once a week on Wed.																Total $286.00 / mth.
OLD	Sys	Qty	Size	Lids	Whls	Lock	Freq	OC	Schedule & Route No.							Charge(s)*
Loc.									M	T	W	Th	F	S	S
$ /mo.
$ /mo.
$ /mo.
$ /mo.

To be completed, if applicable. Any blanks or unfilled or un##### boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement.		* A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice. Information about the Fuel/Environmental Charges can be found out on our website at www.wm.com under billing inquiry. State and Local taxes, if applicable, will also be added to the Charges.	Total $____________/mth.
Contractor pull/push out required?	No (No/Yes)		Net Charge $_____________/mth.
Contractor ######grade or enclosure	No (No/Yes)
Customer’s Waste Materials does not exceed an average weight of	_______ lbs/yard	If applicable to your account the Recycle Material Offset ####### may vary from month to month based on the recyclable material commodity market condition. The charge printed on this Agreement represents the current fee and market conditions.

Other applicable service terms including Waste ####### composition:	NBG agreement FCC and ECC locked at 10% excluding uncontrollable cost increases such as disposal, taxes and regulatory. Customer to receive $100.00 new service ogn.

CUSTOMER DEPOSIT				Schedule of Charges as required
P.O. NUMBER				Container Usage Fee	$0
JOB NUMBER				Locks	$_______/bin $_______/install
RECEIPT REQUIRED?	No (Yes/No)	BILL TO ACCT#
TAXABLE	No (Yes/No)	DISPOSAL SITE		Overage Charge	$_______/yard, min 2 yard charge

THE UNDERSIGNED INDIVIDUAL SIGNING THE AGREEMENT ON BEHALF OF CUSTOMER ACKNOWLEDGES THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, ON THE SECOND PAGE, AND THAT HE/SHE HAS THE AUTHROTIY TO SIGN ON BEHALF OF THIS CUSTOMER

--TERMS: DUE UPON RECEIPT--

				Extra Pickup Charges ******
				Per Lift	$25.00
				Per Yard	$
				Delivery Charge	$25.00
				Container Exchange Charge	$160.00
				Trip Charge (Unable to Service)	$25.00
				Removal Fee	$25.00
CUSTOMER				Customer Service Assisted Payment Charge	$
AUTHORIZED SIGNATURE				Administrative Fee	$________/Invoice
TITLE	Manager	Date:	5/26/11
NAME (PRINT OR TYPE)
COMPANY
AUTHORIZED SIGNATURE

SERVICE AGREEMENT
NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms And Conditions

1. SERVICES RENDERED; WASTE MATERIALS. Customer grants to Company the exclusive right, and Company shall furnish equipment and services, to collect and dispose of and/or recycle all of Customer's “Waste Materials”. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid Waste and Recyclable Materials generated by Customer or at Customer's Service Address. Waste Materials includes Special Waste, such as Industrial process waste, asbestos-containing material, petroleum-contaminated soils, treated de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of Material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Material specifically excludes, and Customer agrees not to deposit or permit, the deposit for collection of, any Waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

2. TERM. The term (“Term”) of this Agreement is only (60) months from the Effective Date set forth above (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(a)) of termination at least ninety (90) days, but not more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3. SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increase within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the Increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

4. CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page; (b) any change in the composition of the Waste Materials if the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (or if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price Index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer: Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Any Customer invoice balance not paid within thirty (30) days of the date of invoice is subject to a late fee, and any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the event that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover any equipment.

5. CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the invoice or by the actions and practices to the parties. If Customer changes it Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

6. EQUIPMENT; ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and shall bear responsibility and liability for all loss or damage to the equipment and for its contents while at Customer’s location. Customer shall not overload, move or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear excepted. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7. LIQUIDATED DAMAGES. In the event Customer terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 2, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) if the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recently monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) if the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the event of termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8. INDEMNITY. The Company agrees to indemnify, defend and hold Customer harmless from and against any and all liability which Customer may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation of alleged violation of law, to the extent caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involving Excluded Materials.

The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation of alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or governmental orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events, (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns, (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties, (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided, (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested, (f) Any blanks or unused or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of this Agreement, (g) If any provision of this Agreement is declared Invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect to the maximum extent allowed, to the intent and meaning of the covered provision, (h) In the event the Company successfully enforces its rights against Customer hereunder, the Customer shall be required to pay the Company’s

Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES

			SIC Code	7011
			Type of Business	LODGING
WM AGREEMENT#	________________	REASON CODE	NBG NBG NBG
CUSTOMER ACCT#	________________	EFFECTIVE DATE	8/25/11	LAST API DATE ____
ACCT. NAME	ORCHARDS INN	BILL. NAME	ORCHARDS INN AND RESTAURANT LLC
SERV. ADDR	254 89A N	BILL. ADDR.	270 N 89A STE 2
CITY, ST ZIP	SEDONA, AZ 86336	CITY, ST ZIP	SEDONA, AZ 86336
COUNTY/Parish	________________	COUNTY/Parish	_________________
TEL # 602-510-4111	FAX # 928-204-4323	TEL # 602-510-4111	FAX # 928-204-4323
CONTACT	KRIS SPECTOR	CONTACT	KRIS SPECTOR
E-MAIL	KSPECTOR@LAUBERGE.COM	E-MAIL	KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS --

NEW									Schedule & Route No.							Charge(s)&
Loc.	Sys	Qty	Size	Lids	Whls	Lock	Freq	QC	M	T	W	Th	F	S	S
		1.0	SOL					0								$109.32/mth.
		1.0	SOL					0								$109.32/mth.
$ /mth.
$ /mth.
Big Belly Solar Compactor with Recycle Kiosk, Custom wrap, side advertising panels and air card																Total $218.64/mth.
OLD									Schedule & Route No.							Charge(s)&
Loc.	Sys	Qty	Size	Lids	Whls	Lock	Freq	QC	M	T	W	Th	F	S	S
$ /mth.
$ /mth.
$ /mth.
$ /mth.
To be completed, if applicable. Any blanks or unused or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement:						*A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice, information about the Fuel/Environmental Charge can be found on our website at www.wm.com under billing inquiry, State and Local taxes, if applicable, will also be added to the Charges.										Total $ /mth.
Container pull/push out required?				No (No/Yes)												Net Change $ /mth.
Container behind gate or enclosure?				No (No/Yes)		If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of				___ lbs/yard
Other applicable service terms (including Waste Material composition):						This is NBG lease agreement no service required no F&E to be billed, $100.00 install charged on first billing. Piotrowski #106

CUSTOMER DEPOSIT			SCHEDULE OF CHARGES* AS REQUIRED
P.O. NUMBER			CONTAINER USE FEE	$ 0
JOB NUMBER			LOCKS	$ /BIN
RECEIPT REQUIRED?	No (No/Yes)	BILL TO ACCT #		$ /Install
TAXABLE	No (No/Yes)	DISPOSAL SITE	OVERALL CHARGES	$ /yard, min 2 yard charge
Extra Pickup Charges*******
			Per Lift	$
			Per Yard	$
			Delivery Charge	$ 100.00
			Container Exchange Charge	$ 150.00
CUSTOMER
AUTHORIZED SIGNATURE			Trip Charge (Unable to Service	$
TITLE		DATE 6/24/11	Removal Fee	$ 60.00
NAME (PRINT OR TYPE)			Customer Service Assisted Payment Charge	$
COMPANY			Administrative Fee	$ /Invoice
AUTHORIZED SIGNATURE

SERVICE AGREEMENT NON-HAZARDOUS WASTES

Commercial Service Agreement
Terms And Conditions

1. SERVICES RENDERED; WASTE MATERIALS. Customer grants to Company the exclusive right, and Company shall furnish equipment and services, to collect and dispose of and/or recycle all of Customer's “Waste Materials”. Customer represents and warrants that the materials to be collected under this Agreement shall be only “Waste Materials” as defined herein. For purposes of this Agreement, “Waste Materials” means all non-hazardous solid Waste and Recyclable Materials generated by Customer or at Customer's Service Address. Waste Materials includes Special Waste, such as Industrial process waste, asbestos-containing material, petroleum-contaminated soils, treated de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of Material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Material specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company’s receipt or collection unless otherwise provided in this Agreement or applicable law.

2. TERM. The term (“Term”) of this Agreement is only (60) months from the Effective Date set forth above (“Initial Term”), which shall automatically renew thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but not more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3. SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if Company withdraws or removes such increase within fifteen (15) days after Customer provides timely notification of termination. Absent such termination, the Increased Charges shall be binding and enforceable against Customer under this Agreement for the remaining Term.

4. CHARGES; PAYMENTS; ADJUSTMENTS. Upon receipt of an invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term: (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment Service specifications on the first page; (b) any change in the composition of the Waste Materials of the average weight per yard of Customer’s Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its fuel or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, state or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (or if specified on the first page, Customer’s Last API Date) for increases in the Consumer Price Index plus four percent of the then current Charges. Any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company’s operating or gross profit margin. Company also reserves the right to charge Customer additional fees if the following additional services are provided to Customer, Administrative Fee, Enclosure Charge, Services on High Demand Days, Pull/Push Out Services, Container Relation Fee, or Seasonal Restart Fee. In the event Company adjusts the Charges as provided in this Section 4, Customer and Company agree that this Agreement as so adjusted will continue in full force and effect for the remaining Term.

Any Customer invoice balance not paid within thirty (30) days of the date of invoice is subject to a late fee, and any Customer check returned for insufficient funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the past due balance is paid in full. In the event that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover any equipment.

5. CHANGES. Changes in the frequency of collection service, schedule, number, capacity and/or type of equipment, may be agreed to orally, in writing, by payment of the invoice or by the actions and practices to he parties. If Customer changes it Service Address during the Term, this Agreement shall remain valid and enforceable with respect to services rendered at Customer’s new service location if such location is within Company’s service area.

6. EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and shall bear responsibility and liability for all loss or damage to the equipment and for its contents while at Customer’s location. Customer shall not overload, move or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear excepted. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provides access. Customer warrants that Customer’s property is sufficient to bear the weight of Company’s equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7. LIQUIDATED DAMAGES. In the event Customer terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company’s legal fees: (a) if the remaining Initial Term under this Agreement is six or more months, Customer shall pay its most recently monthly Charges multiplied by six; (b) if the remaining Initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) if the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the event of termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8. INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation of alleged violation of law, to the extent caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer’s Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company’s Indemnification obligations will not apply to occurrences involving Excluded Materials.

The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation of alleged violation of law to the extent caused by Customer’s breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer’s use, operation or possession of any equipment furnished by the Company.

9. RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10. MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or governmental orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events, (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns, (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties, (d) this Agreement shall be construed in accordance with the law of the state in which the services are provided, (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested, (f) Any blanks or unused or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of this Agreement, (g) if any provision of this Agreement is declared Invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the covered provision, (h) In the event the Company successfully enforces its rights against Customer hereunder, the Customer shall be required to pay the Company’s

EQUIPMENT RENTAL AGREEMENT

This Equipment Rental Agreement between Waste Management of Arizona Inc. and Orchards Inn and Restaurant LLC with a facility located at 254 N 89 A Sedona, AZ. 86336 is dated as of 06/24/2011

1. TERM. The term of this Agreement shall commence on the date of installation of the Equipment, as set forth on Exhibit A, and shall continue for a period of sixty (60) months. Thereafter, the term shall automatically be extended for successive one-month periods, unless and until either party provides the other party with written notice of non-renewal at least thirty days' prior to the then existing term.

2. RENTAL. Customer hereby agrees to pay Company a total of $218.64 per month plus all applicable taxes and fees for rental of the equipment identified in Exhibit A (collectively referred to as the 4Equipmenr). Payments are due by Customer within 10 days of the date of invoice furnished by Company, and Customer shall pay a service charge on all past due amounts accruing from the date of the invoice at a rate of 18% per annum, or if less, the maximum rate allowed by law. Prior to the commencement of the term of this Agreement and as a condition to the effectiveness of this Agreement, Customer will pay Company a deposit on the Equipment in the sum of $0.0, which deposit shall be returned to Customer upon expiration of the Term, provided Customer has complied with the provisions of this Agreement.

3. DELIVERY AND INSTALLATION. Company will deliver and install the Equipment at Customer's facility listed above (or such other facilities as may be set forth in Exhibit A). Customer agrees to pay Company a delivery and installation charge as set forth in Exhibit A. Customer agrees to provide a suitable location to safely accommodate the Equipment.

4. COLLECTION SERVICE. Unless otherwise prohibited by law or by existing contractual agreement, Customer agrees that it shall use Company's solid waste and recyclables collection, processing, and disposal services, to the extent available, to service the Equipment during the term of this Agreement.

5. MAINTENANCE AND EXCHANGES. Customer is responsible for all maintenance, repairs and replacement costs associated with the equipment. Upon Customer request, Company will provide maintenance of the Equipment related to its normal use for its intended purposes. .

6. TITLE TO EQUIPMENT. The Equipment will at all times remain the property of Company. The Equipment shall at all times be and remain personal property, regardless of whether it be affixed to realty.

7. REMOVAL, INSPECTION, AND RETURN OF EQUIPMENT. The Equipment shall not be removed from or relocated within the Customer's premises without prior written approval of Company. Relocation of the Equipment within the premises or to an alternative location may result in additional charges. Company may inspect the Equipment at any time during Customer's normal business hours. Upon any breach of this Agreement by Customer, the Customer shall allow Company access to its premises to remove the Equipment from its location. Company shall not be required to restore the Equipment location area following such removal, but shall use reasonable care not to cause excessive damage in removing the Equipment. A change of business location by Customer shall not void Customer's obligations under this Agreement

8. DISCLAIMER OF WARRANTIES. ALL EQUIPMENT IS PROVIDED AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE RIGHT TO THE QUIET ENJOYMENT OF THE EQUIPMENT, (C) THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP IN THE EQUIPMENT, OR (D) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN COMPANY AND CUSTOMER, ARE TO BE BORNE BY CUSTOMER. Company shall not be liable to Customer for any loss, damage or expense of any kind or nature, including any lost profits, damage to property or consequential, special or incidental damages. With respect to any warranties that may be available from the manufacturer of the Equipment,

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9.	INDEMNITY. Customer will Indemnify, defend, and hold harmless Company, its agents and employees from and against ail losses, damages, injuries, claims, demands, and expenses, including legal expenses of whatsoever nature, arising out of the use or operation of the Equipment by Customer, its agents, employees, invitees or subcontractors, or any negligence or willful misconduct of Customer, its agents, employees, invitees or subcontractors.

10.	EQUIPMENT; ACCESS. The Equipment furnished hereunder by Company shall remain the property of Company; however, Customer shall have the care, custody and control of the Equipment while at Customer's location. Customer shall not overfeed (by weight or by volume), move or alter the Equipment and shall use the Equipment only for its intended purpose. Customer shall protect the Equipment against damage, theft, destruction, graffiti, misuse, or negligent operation, At the termination of this Agreement, Customer shall release the Equipment to Company in the condition In which it was provided, normal wear and tear excepted. Customer shall provide Company with unobstructed access to the Equipment on the scheduled collection day. If the Equipment is Inaccessible so that the regularly scheduled pick-up cannot be made, Company will promptly notify Customer and afford Customer a reasonable opportunity to provide the required access; however, Company reserves the right to charge an additional fee for any modifications In collection service caused by or resulting from Customer's failure to provide access.

11.	INSURANCE. Customer shall maintain during the term of this Agreement, with insurance companies reasonably acceptable to Company, the following Insurance coverage:

Worker's Compensation/Employers Liability Minimum Limits:

•	Coverage A- Statutory
•	Coverage B- $500,000

Comprehensive General Liability Insurance (including contractual liability Insurance evidencing coverage for the above Section 8 - Indemnity) Minimum Limits:

•	Bodily injury-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

•	Properly Damage-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

Company and its parents, subsidiaries and corporate affiliates shall be named as Additional insureds on above policies. Such coverage shall extend only to the extent of Customer's obligation to. indemnify Contractor as provided in Section 8 above. All policies of insurance will be endorsed to afford Company with thirty (30) days advance written notice of cancellation, non-removal, or material change in coverage. Prior to the commencement of the term of this Agreement and as a condition thereto, Customer will provide Company with Certificates of insurance evidencing the required insurance coverage, if requested by Company.

12.	DEFAULT, REPOSSESSION, LIQUIDATED DAMAGES. Customer shall be in default ("Default') under this Agreement in the event of: (a) failure to pay when due any of the charges payable hereunder; (b) breach of any other terms, covenants, or conditions contained In this Agreement and failure to cure such breach within five (6) days following receipt of written notice of such breach; (c) the filing by Customer or any of its creditors for relief under any bankruptcy or similar laws; (d) the making of any assignment for the benefit of Customer's creditors, or (e) the appointment of a receiver or trustee to take possession of any of Customer's assets. If a Default occurs, Company may terminate this Agreement upon giving written notice to Customer. In that event, the Equipment shall immediately be surrendered to Company and Company shall be authorized to enter upon any premises of Customer, without notice, to take possession of the Equipment, and recover all of its expenses related thereto, including but not limited to any de-installation costs, transportation costs, attorneys' fees, court costs and other such expenses. In the event this Agreement is terminated prior to the expiration of the Term, Customer shall pay to Company the sum of twelve (12)

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EXHIBIT A

Description of Equipment Provided

(2) 2-Unit Kiosk; Single Stream Recycling Unit + WM Compactor

(2) WM Wrap (of customers design) – Two unit Kiosk

(2) Clean Wireless Notification

(2) WM Ad Panels (Trash Backer Installed)

Installation Locations and Installation Date

Unites to be installed through out customer campus at customer’s designation.

Other Information

Installation fee of $50.00 will be billed on first Invoice.

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months of monthly rental payments as liquidated damages for such early termination. Customer understands that Company will incur significant expenses modifying the Equipment for Customers use, and will be significantly damaged by termination of this Agreement prior to the full length of the Term, and that the liquidated damages amount agreed to herein is reasonable compensation commensurate with the anticipated loss to Company and that such amount is an agreed upon fee and not a penalty. The remedies set forth herein shall not be exclusive or preclude the parties from seeking any other remedy available under this Agreement or by law. In the event of an action to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, collection fees and other costs.

13.	ASSIGNMENT, BINDING EFFECT. Neither party shall assign this Agreement without the prior written consent of the other party, except that Company may assign this Agreement to any corporation or entity affiliated with Company without Customer's consent. This Agreement shall be binding on end shall inure to the benefit of both Customer and Company and their respective heirs, successors and assigns, in accordance with the terms and conditions set out herein.

14.	NOTICE. Any written notice required to be given hereunder, including notice of termination, shall be deemed effective if delivered by personal delivery or overnight courier or sent by certified mail, postage prepaid, return receipt requester, to the parties at the addresses set forth In the signature page set forth below.

15.	ENTIRE AGREEMENT, AMENDMENT. This Agreement represents the entire understanding and agreement between the parties hereto and supersedes any and all other agreements whether written or oral, that may exist between the parties. No course of performance, usage of trade, understandings, purchase orders or agreements purporting to amend, supplement or explain this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

16.	GOVERNING LAW, SEVERABILITY. The validity, interpretation and performance of this Agreement shall be construed in accordance with the law of the state in which the Equipment is located, if any provision of this Agreement is declared invalid or unenforceable, then such provision shall be deemed severable from and shall not affect the remainder of this Agreement.

17.	COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which when taken together shall constitute one integrated instrument.

Waste Management of Arizona Inc.	CUSTOMER
By: Paul Piotrowski

Name:

Date: 06/24/2011__________________________

By: Al Spector

Name:

Date: 06/24/2011

Notice Address: 1580 E. Elwood

Phoenix, AZ 85040

Notice Address: 270 N. 89A Suite #2

Sedona, AZ 86336

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EQUIPMENT RENTAL AGREEMENT

This Equipment Rental Agreement between Waste Management of Arizona Inc. and Orchards Inn and Restaurant LLC with a facility located at 254 N 89 A Sedona, AZ. 86336 is dated as of 06/24/2011

1. TERM. The term of this Agreement shall commence on the date of installation of the Equipment, as set forth on Exhibit A, and shall continue for a period of sixty (60) months. Thereafter, the term shall automatically be extended for successive one-month periods, unless and until either party provides the other party with written notice of non-renewal at least thirty days' prior to the then existing term.

2. RENTAL. Customer hereby agrees to pay Company a total of $218.64 per month plus all applicable taxes and fees for rental of the equipment identified in Exhibit A (collectively referred to as the 4Equipmenr). Payments are due by Customer within 10 days of the date of invoice furnished by Company, and Customer shall pay a service charge on all past due amounts accruing from the date of the invoice at a rate of 18% per annum, or if less, the maximum rate allowed by law. Prior to the commencement of the term of this Agreement and as a condition to the effectiveness of this Agreement, Customer will pay Company a deposit on the Equipment in the sum of $0.0, which deposit shall be returned to Customer upon expiration of the Term, provided Customer has complied with the provisions of this Agreement.

3. DELIVERY AND INSTALLATION. Company will deliver and install the Equipment at Customer's facility listed above (or such other facilities as may be set forth in Exhibit A). Customer agrees to pay Company a delivery and installation charge as set forth in Exhibit A. Customer agrees to provide a suitable location to safely accommodate the Equipment.

4. COLLECTION SERVICE. Unless otherwise prohibited by law or by existing contractual agreement, Customer agrees that it shall use Company's solid waste and recyclables collection, processing, and disposal services, to the extent available, to service the Equipment during the term of this Agreement.

5. MAINTENANCE AND EXCHANGES. Customer is responsible for all maintenance, repairs and replacement costs associated with the equipment. Upon Customer request, Company will provide maintenance of the Equipment related to its normal use for its intended purposes. .

6. TITLE TO EQUIPMENT. The Equipment will at all times remain the property of Company. The Equipment shall at all times be and remain personal property, regardless of whether it be affixed to realty.

7. REMOVAL, INSPECTION, AND RETURN OF EQUIPMENT. The Equipment shall not be removed from or relocated within the Customer's premises without prior written approval of Company. Relocation of the Equipment within the premises or to an alternative location may result in additional charges. Company may inspect the Equipment at any time during Customer's normal business hours. Upon any breach of this Agreement by Customer, the Customer shall allow Company access to its premises to remove the Equipment from its location. Company shall not be required to restore the Equipment location area following such removal, but shall use reasonable care not to cause excessive damage in removing the Equipment. A change of business location by Customer shall not void Customer's obligations under this Agreement

8. DISCLAIMER OF WARRANTIES. ALL EQUIPMENT IS PROVIDED AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE RIGHT TO THE QUIET ENJOYMENT OF THE EQUIPMENT, (C) THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP IN THE EQUIPMENT, OR (D) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN COMPANY AND CUSTOMER, ARE TO BE BORNE BY CUSTOMER. Company shall not be liable to Customer for any loss, damage or expense of any kind or nature, including any lost profits, damage to property or consequential, special or incidental damages. With respect to any warranties that may be available from the manufacturer of the Equipment,

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Customer agrees that it shall look exclusively to the manufacturer for such warranty protection, and Company will use good faith efforts to pass along any manufacturer's warranty to Customer that may exist for proper use of the Equipment.

9. INDEMNITY. Customer will Indemnify, defend, and hold harmless Company, its agents and employees from and against ail losses, damages, injuries, claims, demands, and expenses, including legal expenses of whatsoever nature, arising out of the use or operation of the Equipment by Customer, its agents, employees, invitees or subcontractors, or any negligence or willful misconduct of Customer, its agents, employees, invitees or subcontractors.

10. EQUIPMENT; ACCESS. The Equipment furnished hereunder by Company shall remain the property of Company; however, Customer shall have the care, custody and control of the Equipment while at Customer's location. Customer shall not overfeed (by weight or by volume), move or alter the Equipment and shall use the Equipment only for its intended purpose. Customer shall protect the Equipment against damage, theft, destruction, graffiti, misuse, or negligent operation. At the termination of this Agreement, Customer shall release the Equipment to Company in the condition in which it was provided, normal wear and tear excepted. Customer shall provide Company with unobstructed access to the Equipment on the scheduled collection day. If the Equipment is Inaccessible so that the regularly scheduled pick-up cannot be made, Company will promptly notify Customer and afford Customer a reasonable opportunity to provide the required access; however, Company reserves the right to charge an additional fee for any modifications In collection service caused by or resulting from Customer's failure to provide access.

11. INSURANCE. Customer shall maintain during the term of this Agreement, with insurance companies reasonably acceptable to Company, the following Insurance coverage:

Worker's Compensation/Employers Liability Minimum Limits:

•	Coverage A- Statutory
•	Coverage B- $500,000

Comprehensive General Liability Insurance (including contractual liability Insurance evidencing coverage for the above Section 8 - Indemnity) Minimum Limits:

•	Bodily injury-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

•	Properly Damage-
•	$1,000,000 each occurrence
•	$1,000,000 Aggregate

Company and its parents, subsidiaries and corporate affiliates shall be named as Additional insureds on above policies. Such coverage shall extend only to the extent of Customer's obligation to. indemnify Contractor as provided in Section 8 above. All policies of insurance will be endorsed to afford Company with thirty (30) days advance written notice of cancellation, non-removal, or material change in coverage. Prior to the commencement of the term of this Agreement and as a condition thereto, Customer will provide Company with Certificates of insurance evidencing the required insurance coverage, if requested by Company.

12. DEFAULT, REPOSSESSION, LIQUIDATED DAMAGES. Customer shall be in default ("Default') under this Agreement in the event of: (a) failure to pay when due any of the charges payable hereunder; (b) breach of any other terms, covenants, or conditions contained In this Agreement and failure to cure such breach within five (6) days following receipt of written notice of such breach; (c) the filing by Customer or any of its creditors for relief under any bankruptcy or similar laws; (d) the making of any assignment for the benefit of Customer's creditors, or (e) the appointment of a receiver or trustee to take possession of any of Customer's assets. If a Default occurs, Company may terminate this Agreement upon giving written notice to Customer. in that event, the Equipment shall immediately be surrendered to Company and Company shall be authorized to enter upon any premises of Customer, without notice, to take possession of the Equipment, and recover all of its expenses related thereto, including but not limited to any de-installation costs, transportation costs, attorneys' fees, court costs and other such expenses. In the event this Agreement is terminated prior to the expiration of the Term, Customer shall pay to Company the sum of twelve (12)

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months of monthly rental payments as liquidated damages for such early termination . Customer understands that Company will incur significant expenses modifying the Equipment for Customers use, and will be significantly damaged by termination of this Agreement prior to the full length of the Term, and that the liquidated damages amount agreed to herein is reasonable compensation commensurate with the anticipated loss to Company and that such amount is an agreed upon fee and not a penalty. The remedies set forth herein shall not be exclusive or preclude the parties from seeking any other remedy available under this Agreement or by law. In the event of an action to enforce this Agreement, the prevailing party shall be entitled to recover Its reasonable attorneys' fees, collection fees and other costs.

13. ASSIGNMENT, BINDING EFFECT. Neither party shall assign this Agreement without the prior written consent of the other party, except that Company may assign this Agreement to any corporation or entity affiliated with Company without Customer's consent. This Agreement shall be binding on end shall inure to the benefit of both Customer and Company and their respective heirs, successors and assigns, in accordance with the terms and conditions set out herein.

14. NOTICE. Any written notice required to be given hereunder, including notice of termination, shall be deemed effective if delivered by personal delivery or overnight courier or sent by certified mail, postage prepaid, return receipt requester], to the parties at the addresses set forth In the signature page set forth below.

15. ENTIRE AGREEMENT, AMENDMENT. This Agreement represents the entire understanding and agreement between the parties hereto and supersedes any and all other agreements whether written or oral, that may exist between the parties. No course of performance, usage of trade, understandings, purchase orders or agreements purporting to amend, supplement or explain this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

16. GOVERNING LAW, SEVERABILITY. The validity, interpretation and performance of this Agreement shall be construed in accordance with the law of the state in which the Equipment is located, if any provision of this Agreement Is declared invalid or unenforceable, then such provision shall be deemed severable from and shall not affect the remainder of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which when taken together shall constitute one integrated instrument.

Waste Management of Arizona Inc.	CUSTOMER
By: Paul Piotrowski

Name:

Date: 06/24/2011__________________________

By: Al Spector

Name:

Date: 06/24/2011

Notice Address: 1580 E. Elwood

Phoenix, AZ 85040

Notice Address: 270 N. 89A Suite #2

Sedona, AZ 86336

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Commercial SERVICE AGREEMENT NON-HAZARDOUS WASTES

			SIC Code	7011
			Type of Business	LODGING
WM AGREEMENT#	________________	REASON CODE	NBG NBG NBG
CUSTOMER ACCT#	________________	EFFECTIVE DATE	8/25/11	LAST API DATE ____
ACCT. NAME	ORCHARDS INN	BILL. NAME	ORCHARDS INN AND RESTAURANT LLC
SERV. ADDR	254 89A N	BILL. ADDR.	270 N 89A STE 2
CITY, ST ZIP	SEDONA, AZ 86336	CITY, ST ZIP	SEDONA, AZ 86336
COUNTY/Parish	________________	COUNTY/Parish	_________________
TEL # 602-510-4111	FAX # 928-204-4323	TEL # 602-510-4111	FAX # 928-204-4323
CONTACT	KRIS SPECTOR	CONTACT	KRIS SPECTOR
E-MAIL	KSPECTOR@LAUBERGE.COM	E-MAIL	KSPECTOR@LAUBERGE.COM

EQUIPMENT/SERVICE SPECIFICATIONS --

NEW									Schedule & Route No.							Charge(s)&
Loc.	Sys	Qty	Size	Lids	Whls	Lock	Freq	QC	M	T	W	Th	F	S	S
		1.0	SOL					0								$109.32/mth.
		1.0	SOL					0								$109.32/mth.
$ /mth.
$ /mth.
Big Belly Solar Compactor with Recycle Kiosk, Custom wrap, side advertising panels and air card																Total $218.64/mth.
OLD									Schedule & Route No.							Charge(s)&
Loc.	Sys	Qty	Size	Lids	Whls	Lock	Freq	QC	M	T	W	Th	F	S	S
$ /mth.
$ /mth.
$ /mth.
$ /mth.
To be completed, if applicable. Any blanks or unused or unmarked boxes or spaces shall be deemed to be inapplicable and not affect the validity of this Agreement:						*A fuel surcharge and environmental cost recovery charge, calculated as a percentage of the Charge(s), will be included on your invoice, information about the Fuel/Environmental Charge can be found on our website at www.wm.com under billing inquiry, State and Local taxes, if applicable, will also be added to the Charges.										Total $ /mth.
Container pull/push out required?				No (No/Yes)												Net Change $ /mth.
Container behind gate or enclosure?				No (No/Yes)		If applicable to your account the Recycle Material Offset fee (RMO/RML) may vary from month to month based on the recyclable material commodity market conditions. The charge printed on this agreement represents the current fee and market conditions.
Customer’s Waste Materials does not exceed an average weight of				___ lbs/yard
Other applicable service terms (including Waste Material composition):						This is NBG lease agreement no service required no F&E to be billed, $100.00 install charged on first billing. Piotrowski #106

CUSTOMER DEPOSIT			SCHEDULE OF CHARGES* AS REQUIRED
P.O. NUMBER			CONTAINER USE FEE	$ 0
JOB NUMBER			LOCKS	$ /BIN
RECEIPT REQUIRED?	No (No/Yes)	BILL TO ACCT #		$ /Install
TAXABLE	No (No/Yes)	DISPOSAL SITE	OVERALL CHARGES	$ /yard, min 2 yard charge
Extra Pickup Charges*******
			Per Lift	$
			Per Yard	$
			Delivery Charge	$ 100.00
			Container Exchange Charge	$ 150.00
CUSTOMER
AUTHORIZED SIGNATURE			Trip Charge (Unable to Service	$
TITLE		DATE 6/24/11	Removal Fee	$ 60.00
NAME (PRINT OR TYPE)			Customer Service Assisted Payment Charge	$
COMPANY			Administrative Fee	$ /Invoice
AUTHORIZED SIGNATURE

SERVICE AGREEMENT NON-HAZARDOUS WASTES

Commercial Service Agreement

Terms And Conditions

SERVICES RENDERED; WASTE MATERIALS. Customer grants to Company the exclusive right, and Company shall furnish equipment and services, to collect and dispose of and/or recycle all of Customer’s Waste Materials. Customer represents and warrants that the materials to be collected under this Agreement shall be only ‘Waste Materials’ as defined herein. For purposes of this Agreement, ‘Waste Materials’ means all non-hazardous solid waste and Recyclable Materials generated by Customer or at Customer's Service Address. Waste Materials includes Special Waste, such as industrial process wastes, asbestos-containing material, petroleum contaminated soils, treated/de-characterized wastes, and demolition debris, but Customer shall complete a Waste Profile for such Special Waste which has been approved by Company in writing. Recyclable Materials shall include any type of material that can be recycled or recovered whether separated or not separated from other Waste Materials prior to collection. Waste Materials specifically excludes, and Customer agrees not to deposit or permit the deposit for collection of, any waste tires, radioactive, volatile, corrosive, flammable, explosive, biomedical, infectious, biohazardous, regulated medical or hazardous waste, toxic substance or material, as defined by, characterized or listed under applicable federal, state, or local laws or regulations, or Special Waste not approved in writing by Company (collectively, “Excluded Materials”). Title to and liability for Excluded Material shall remain with Customer at all times. Title to Waste Materials provided by Customer to Company is transferred to Company upon Company's receipt or collection unless otherwise provided in this Agreement or applicable law.

2.  TERM. The term (‘Term’) of this Agreement is sixty (60) months from the Effective Date set forth above (“Initial Term'), which shall automatically renew thereafter for additional terms of twelve (12) months each ("Renewal Term") unless either party gives to the other party written notice (See Section 10(e)) of termination at least ninety (90) days, but not more than one hundred eighty (180) days, prior to the termination of the then-existing term.

3.  SERVICES GUARANTY; CUSTOMER TERMINATION. If the Company fails to perform the services described within five business days of its receipt of a written demand from Customer (See Section 10(e)), Customer may terminate this Agreement with the payment of all monies due through the termination date. If Company increases the Charges payable by Customer hereunder for reasons other than as set forth in Section 4 below, Customer shall have the right to terminate this Agreement by written notice to the Company no later than thirty (30) days after Company notifies Customer of such increase in Charges in writing. If Customer so notifies Company of its termination of this Agreement, such termination shall be of no force and effect if [ILLEGIBLE] any withdraws or removes such increase within fifteen (15) days after Customer [ILLEGIBLE] is timely notification of termination. Absent such termination, the increased [ILLEGIBLE] is shall be binding and enforceable against Customer under this Agreement for [ILLEGIBLE] remaining Term.

4.  CHARGES; PAYMENTS; ADJUSTMENTS, Upon receipt of an invoice, Customer shall pay for the services and/or equipment (including repair and maintenance) furnished by Company in accordance with the Charges on the first page, as it may be adjusted over the term of this Agreement as noted herein (the “Charges”). Company reserves the right to increase the Charges payable by Customer during the Term; (a) for any changes or modifications to, or differences between, the actual equipment and services provided by Company to Customer and the agreed upon Equipment/Service specifications on the first page, (b) any change in the composition of the Waste Materials or if the average weight per yard of Customer's Waste Materials exceeds the amount specified on the first page; (c) for any increase in or other modification to its [ILLEGIBLE] or environmental cost recovery charges; (d) to cover any increases in disposal and/or third party transportation costs; (e) to cover increased costs due to uncontrollable circumstances, including, without limitation, changes in local, slate or federal laws or regulations, imposition of taxes, fees or surcharges or acts of God such as floods, fires, hurricanes and natural disasters; and (f) no more often than annually from the Effective Date (or if specified on the first page, Customer's last API Date) for increases in the Consumer Price Index plus four percent of the then current Charges. any increase in Charges enumerated in clauses (a) through (e) above may include an amount for Company's operating or gross profit margin. Company also reserves the [ILLEGIBLE] to charge Customer additional fees if the following additional services are provided to Customer Administrative Fee, Enclosure Charge, Services on High demand Days, Pull/Push Out Services, Container Relocation Fee, or Seasonal Restart in the event Company adjusts the Charges as provided in this Section 4, customer and Company agree that this Agreement as so adjusted will continue in full [ILLEGIBLE] and effect for the remaining Term.

Any Customer invoice balance not paid within thirty (30) days of the date of invoice is subject to a late fee, and any Customer check returned for insufficient Funds is subject to a NSF fee, both to the maximum extent allowed by applicable law. In the event that payment is not made when due, Company retains the right to suspend service until the last due balance is paid in full. In the event that service is suspended in excess of fifteen (15) days, Company may terminate this Agreement for such default and recover [ILLEGIBLE] equipment.

CHANGES. Changes in the frequency of collection service, schedule, number, [ILLEGIBLE] and/or type of equipment, may be agreed to orally, in writing, by payment of [ILLEGIBLE] or by the actions and practices of the parties. If Customer changes its [ILLEGIBLE] dress during the Term, this Agreement shall remain valid and enforceable [ILLEGIBLE] to services rendered at Customer’s new service location if such location is [ILLEGIBLE] in Company's service area.

6.  EQUIPMENT, ACCESS. All equipment furnished by Company shall remain the property of Company; however, Customer shall have care, custody and control of the equipment and shall bear responsibility and liability for all loss or damage to the equipment and for its, contents while at Customer's location. Customer shall not overload, move or alter the equipment and shall use the equipment only for its intended purpose. At the termination of this Agreement, Customer shall return the equipment to Company in the condition in which it was provided, normal wear and tear excepted. Customer shall provide unobstructed access to the equipment on the scheduled collection day. Customer shall pay, if charged by Company, an additional fee for any service modifications caused by or resulting from Customer’s failure to provide access. Customer warrants that Customer's property is sufficient to bear the weight of Company's equipment and vehicles and that Company shall not be responsible for any damage to the Customer’s property resulting from the provision of services.

7.  LIQUIDATED DAMAGES. In the event Customer terminates this Agreement prior to the expiration of the Term for any reason other than as set forth in Section 3, or in the event Company terminates this Agreement for Customer’s default, Customer shall pay the following liquidated damages in addition to the Company's legal fees: (a) if the remaining initial Term under this Agreement is six or more months, Customer shall pay its most recent monthly Charges multiplied by six; (b) if the remaining initial Term under this Agreement is less than six months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Term; (c) if the remaining Renewal Term under this Agreement is three or more months, Customer shall pay its most recent monthly Charges multiplied by three; or (d) if the remaining Renewal Term under this Agreement is less than three months, Customer shall pay its most recent monthly Charges multiplied by the number of months remaining in the Renewal Term. Customer acknowledges that the actual damage to Company in the event of termination is difficult to fix or prove, and the foregoing liquidated damages amount is reasonable and commensurate with the anticipated loss to Company resulting from such termination and is an agreed upon fee and is not imposed as a penalty. Customer shall pay liquidated damages of $100 for every Customer waste tire that is found at the disposal facility.

8.  INDEMNITY. The Company agrees to indemnify, defend and save Customer harmless from and against any and all liability which Customer may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law, to the extent caused by any negligent act, negligent omission or willful misconduct of the Company or its employees, which occurs (a) during the collection or transportation of Customer’s Waste Materials, or (b) as a result of the disposal of Customer's Waste Materials in a facility owned by the Company or a subsidiary of Waste Management, Inc., provided that the Company's indemnification obligations will not apply to occurrences involving Excluded Materials.

Customer agrees to indemnify, defend and save the Company harmless from and against any and all liability which the Company may be responsible for or pay out as a result of bodily injuries (including death), property damage, or any violation or alleged violation of law to the extent caused by Customer's breach of this Agreement or by any negligent act, negligent omission or willful misconduct of the Customer or its employees, agents or contractors in the performance of this Agreement or Customer's use, operation or possession of any equipment furnished by the Company.

Neither party shall be liable to the other for consequential, incidental or punitive damages arising out of the performance of this Agreement.

9.  RIGHT OF FIRST REFUSAL. Customer grants to Company a right of first refusal to match any offer relating to services similar to those provided hereunder which Customer receives (or intends to make) upon termination of this Agreement for any reason and Customer shall give Company prompt written notice of any such offer and a reasonable opportunity to respond to it.

10.  MISCELLANEOUS. (a) Except for the obligation to make payments hereunder, neither party shall be in default for its failure to perform or delay in performance caused by events or significant threats of events beyond its reasonable control, whether or not foreseeable, including, but not limited to, strikes, labor trouble, riots, imposition of laws or governmental orders, fires, acts of war or terrorism, acts of God, and the inability to obtain equipment, and the affected party shall be excused from performance during the occurrence of such events. (b) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. (c) This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether written or oral, that may exist between the parties. (d) This Agreement shall be construed in accordance with the law of the state in which the services are provided. (e) All written notification to Company required by this Agreement shall be by Certified Mail, Return Receipt Requested. (f) Any blanks or unfilled or unmarked boxes or spaces on this first page shall be deemed to be inapplicable and not affect the validity of this Agreement. (g) If any provision of this Agreement is declared Invalid or unenforceable, then such provision shall be severed from and shall not affect the remainder of this Agreement; however, the parties shall amend this Agreement to give effect, to the maximum extent allowed, to the intent and meaning of the severed provision. (h) in the event the Company successfully enforces its rights against Customer hereunder the Customer shall he required to pay the Company's

Elavon, Inc (“Elavon”)

ProtoBase eXpress® Service

Agreement Terms and Conditions

L’Auberge Orchards LLC	254 N. SR HWY 89A
Legal/Corporate name (“Merchant”)	d.b.a. Physical Street Address

Orchards	Sendona, AZ 86336
d.b.a. Name (if different than above)	d.b.a. Physical City, State, Zip

26-2535930
Federal Tax ID #

Elavon, Inc., 10700 76th Court Largo FL, 33777

DEFINITIONS:

Connectivity. “Connectivity” means the Elavon controlled non-public telecommunications connectivity and network services for transmitting data between the Origination Point and the Destination Point(s).

Destination Point. A third party location for a designated credit card bank, clearinghouse or processor which receives data from Connectivity and transmits data to Connectivity.

Merchant Activation File. “Merchant Activation File” means the electronic file enabling Merchant to process financial transactions using the Software.

Merchant Location. “Merchant Location” means the location from which Merchant uses Software to process financial transactions using Merchant’s “always on” Internet provider.

Merchant Services. “Merchant Services” is the process of gathering, assimilating and testing the essential information to create a Merchant Activation Pile including, but not limited to Site Activation, Merchant Activation File Redistribution and Merchant Activation File Delivery. Merchant Services are subject to additional fees.

Origination Point. “Origination Point” means a central location provided by Merchant or Merchant’s VAR which transmits data to the Connectivity and receives data from the Connectivity.

Scheduled Service Hours. “Scheduled Service Hours” mean 24 hours per day, 7 days per week, 365 days per year, major holidays included. Software. “Software” means the Elavon software provided to Merchant pursuant to this Agreement and, if applicable, Elavon software previously provided to Merchant.

Software Support. “Software Support” means Elavon personnel support and services made available to Merchant including reasonable telephone communication for supporting the functionality of the Software in accordance with the published Documentation and the published technical specifications of the Destination Point(s) for which Merchant has licensed Software.

Support Services. “Support Services” mean one or more of the following services: Software Maintenance Updates, Software Version Releases, Remote Activation, Remote Installation and Remote Upgrade. Support Services are subject to additional fees.

Value Added Reseller (“VAR”). “VAR” shall mean a company that is licensed or authorized by Elavon to resell its Software and/or Services.

1.  Services. Elavon shall provide Merchant with Connectivity, Software and Software Support (herein referred to as “ProtoBase eXpress Service” or “Services”). In addition, Elavon shall provide Merchant with Support Services and Merchant Services when requested by Merchant.

2.  Connectivity. Elavon shall maintain the Connectivity. Merchant shall be responsible for ensuring its own telecommunications connectivity for transmitting financial data between the Origination Point and the Connectivity is properly maintained.

3.  License Grant. Elavon hereby grants to Merchant a non-exclusive license to use the Software solely in connection with the Services, Support Services and Merchant Services described herein. The Software license granted hereunder is coterminous with the Services. No Software source code will be provided or offered to Merchant under this Agreement. Except as provided herein, Merchant may not assign, sublicense, transfer, pledge, lease, rent, or share its rights under this Agreement. All other license rights in and to the Software, including the rights to use, copy or modify, are prohibited.

4.  Fees. Merchant agrees to pay Elavon or, when authorized, a Elavon authorized Value Added Reseller (“VAR”), fees, in U.S. Dollars, for Services, Support Services and Merchant Services according to the terms of this Agreement. Fees for Services shall be billed to Merchant in advance and pursuant to the Payment Delivery Service Billing Authorization form. Merchant further agrees to pay fees on any subsequent Payment Delivery Service Billing Authorization Form as required due to additional Services or Merchant Services as requested by Merchant.

5.  Payment. Merchant shall pay fees in accordance with the Payment Delivery Service Billing Authorization form. If Merchant fails to pay fees, then, in addition to all other rights and remedies at law or otherwise, Elavon or, when applicable, VAR shall have right to charge Merchant, and Merchant shall have the obligation to pay, late payment charges equal to 1.5% per month or the highest interest rate permitted by applicable law, whichever is lower, on the unpaid amount for the period starting with date payment was due and ending when the full payment is made. In addition, Elavon will be entitled to recover from Merchant all costs incurred to obtain full payment, including attorneys’ fees.

6.  Change of Services. Merchant may request a change in the Services it is being provided by requesting such change in writing with notice of at least thirty (30) days. Prior to implementing the requested change in Services, Elavon or, when applicable, VAR will advise Merchant as to changes in the fees, if any, to be billed Merchant due to the changed level of Services, and Merchant shall provide written approval of such fee changes.

7.  Services Limitations:

a.        Merchant shall be responsible to ensure their Point of Sale (POS)/Property Management System (PMS) in use with the Services remain certified and compatible with the most recent version of Software in order to maintain compliance under applicable industry rules and regulations and the standards set by bankcard associations. Failure of the POS/PMS to be compatible and function in accordance with the Software as regulated and/or required shall excuse Elavon from all liability and all of its obligations under this Agreement or any other Services that Elavon may be providing to Merchant.

Confidential	Page 1 of 3	__ Initial
Elavon, Inc. 10-2009(rev.1)

b.        Elavon will provide Software Support only for the most recent version of Software and the preceding version for no more than twelve (12) months after the most recent version of Software becomes available to Merchant or to Merchants VAR. If Merchant does not update its system within that time, Elavon will have no further obligation to provide Software Support for the preceding version and the Services shall be terminated.

8.  Confidential Information. Each party hereto shall use the same care and discretion, but in no event less than reasonable care and discretion, to prevent disclosure, publication, or dissemination of the other party’s Confidential Information (defined below) as it employs with similar information of its own; and shall not use, reproduce, distribute, disclose, or otherwise disseminate the Confidential Information except in connection with the performance of its obligations under this Agreement. As used herein the term “Confidential Information” means any and all data and information relating to the business of the disclosing party of which the receiving party becomes aware as a consequence of, or through, this Agreement and which has been reduced to tangible form and marked clearly and conspicuously with' a legend identifying its confidential or proprietary nature; provided, however, that Confidential Information does not include any data or information which is already known to the receiving party, or which (i) lias become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to the knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the other party hereto; (iii) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protection against public disclosure, or is required to be disclosed by operation of law; (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the other party hereto; or (v) is furnished to a third party by the disclosing party hereunder without restrictions on the third party’s right to disclose the information.

9.  Warranty And Disclaimer. Elavon warrants its services will be performed in a professional, workmanlike and timely manner in accordance with applicable professional standards and shall reperform any work not in compliance with this warranty brought to its attention within a reasonable time after that work is performed.

THE PRECEDING STATEMENT IS ELAVON’S ONLY WARRANTY CONCERNING THE SERVICES, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 9, ELAVON DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR NONINFRINGEMENT WITH RESPECT TO THE SERVICES, SUPPORT SERVICES, MERCHANT SERVICES OR SOFTWARE PROVIDED HEREUNDER.

10.  Indemnification. Elavon shall indemnify and hold harmless Merchant, its officers, directors, employees and agents, from and against any claim, that Merchant’s use of the Services or Software infringes an existing U.S. patent, copyright or trade secret. Elavon will defend such claim at its expense and will pay any costs or damages that may be finally awarded against Merchant Elavon will not indemnify Merchant, however, if the claim of infringement is caused by (1) Merchant’s misuse or modification (unless approved by Elavon) of such Services or Software; (2) Merchant’s failure to use corrections or enhancements made available by Elavon; or (3) Merchant’s use of such Services and/or Software in combination with any process and/or product. If any such Service or Software is, or in Elavon’s opinion is likely to be, held to constitute an infringing process or product, Elavon shall at its expense and option either (a) procure the right for Merchant to continue using it, (b) replace it with a non-infringing equivalent, (c) modify it to make it a non-infringing equivalent. The foregoing remedies constitute Merchant’s sole and exclusive remedies and Elavon’s entire liability with respect to infringement.

Merchant shall indemnify and hold harmless Elavon and its employees or agents from and against any claims, demands, loss, damage, or expense relating to damage to any of Elavon’s tangible personal properly or personal injury to Elavon and its employees or agents while on Merchant’s premises, except to the extent any such claim is determined to have resulted from the negligence or misconduct of Elavon

To receive the foregoing indemnities, the party seeking indemnification must notify the other in writing of a claim or suit promptly and provide reasonable cooperation (at the indemnifying party's expense). The indemnified party will retain authority to approve or disapprove settlement approval, not to be unreasonably withheld.

11.  Disclaimer and Limitation of Liability. Elavon disclaims any responsibility for the accuracy of any data or other information delivered to Merchant which is produced with or from data provided by Merchant or a Destination Point. Elavon does not assure uninterrupted or error-free Services. In addition, Elavon shall not be liable for any disruptions to the Services caused by Merchant’s, Merchant’s Location, or a Destination Point’s actions, inactions, equipment malfunctions, telecommunications or Internet failures or power losses. Elavon’s maximum liability (whether in contract, tort, negligence, strict liability or by statute or otherwise) to, and the sole remedy of, Merchant or any third party concerning performance or non-performance or otherwise related to this Agreement (excluding Section 10) shall be a refund to Merchant for fees paid to Elavon for the portion of the Services giving rise to such claim. Elavon’s liability to Merchant for actual damages for any cause whatsoever, regardless of the form of the action, will be strictly limited to a maximum of the fees paid to Elavon under this Agreement for the prior three (3) months.

12.  No Consequential, Incidental or Special Damages. IN NO EVENT WILL ELAVON BE LIABLE TO MERCHANT FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF THE SERVICES, SUPPORT SERVICES, MERCHANT SERVICES OR THE USE OF SOFTWARE PROVIDED UNDER THIS AGREEMENT, EVEN IF ELAVON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THAT ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY.

13.  Force Majeure. No party shall be responsible for, or be considered to be in breach hereunder because of, failure or delay in delivery of any service hereunder, nor shall any Party be responsible for failure or delay in receiving such service, if caused by an act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, unusually severe weather, malicious acts of third parties (including, without limitation, the introduction of computer viruses), interruption of telecommunications service, or other cause similar or dissimilar to the foregoing beyond its reasonable control. If a force majeure interrupts Elavon’s Services, Merchant shall continue to pay Elavon’s fees and Elavon shall make all reasonable efforts to restore Services and pay the additional cost to do so. If Elavon is unable to substantially restore Services within one week after the force majeure event, then Merchant may, upon notice to Elavon, abate payment to the extent Services are not performed and obtain similar services from a third party at Merchant’s expense.

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Elavon, Inc. 10-2009(rev.1)

14.  Term and Termination. The Initial Term of this Agreement is one (1) year and shall automatically be renewed and shall continue to be Renewed for successive one-year periods ("Renewal Term") after the Initial Term, unless amended by mutual written agreement of Merchant and Elavon or terminated pursuant to termination provisions. Except as otherwise provided herein, Merchant may terminate this Agreement without cause by giving Elavon ninety (90) days prior written notice and paying Elavon the remaining fees due Elavon for the remainder of the then current term (Initial Term or Renewal Term) within thirty (30) days of such written notice.

Notwithstanding anything herein contained to the contrary, if Elavon fails to observe, keep or perform any provision of this Agreement if such failure continues unremedied for ten (10) days after Elavon has received written notice from Merchant of such failure, then this Agreement may be terminated, at the option of Merchant, without further liability on the part of Merchant.

In the event of termination or expiration of this Agreement, all Merchant's property in Elavon's possession shall be forwarded to Merchant, at Elavon’s expense and Elavon's property and all Elavon's work in Merchant's possession shall be forwarded to Elavon, at Merchant’s expense. Upon termination or expiration of this Agreement, Merchant shall pay Elavon for all fees due up to the effective date of termination or expiration.

15.  Sccurity/Compliance. Elavon is in compliance with all access control and data security requirements promulgated by Elavon or the Payment Card Industry Security Standards Council, in each case as may be amended or supplemented from time to time, (collectively the “Security Requirements”), as may be applicable to Elavon’s performance of the Services under this Agreement, and Elavon will remain in compliance with the Security Requirements during the Initial Term of this Agreement and during any Renewal Term(s).

16.  Monetary Default. Notwithstanding anything contained in this Agreement to the contrary, in the event that Merchant shall be in monetary default of this Agreement for a period of ten (10) days, Elavon shall be excused from the performance of all its obligations hereunder. Additionally, Elavon may terminate this Agreement at anytime following such monetary default by providing written notice to Merchant.

17.  Entire Agreement. This Agreement constitutes the entire agreement between the parties. This Agreement supersedes all prior or contemporaneous oral, implied or written agreements and shall take precedence over any inconsistent provisions contained in any Purchase Order issued by the Merchant related thereto. This Agreement shall not be varied by any oral agreement or representation or by other than an instrument in writing of subsequent date hereto, executed by both parties by their duly authorized representatives.

18.  Taxes. Merchant shall pay all taxes imposed by any governmental authority incurred in connection with the Services provided under this Agreement. If Merchant is a tax-exempt entity, Merchant will provide Elavon with an appropriate certificate of tax exemption.

19.  Notices. Any notice or communication required or permitted under this Agreement must be sent to the parly at its address specified on the first page of this Agreement, or to a substitute address provided in writing, and shall be deemed delivered on the earlier of (a) hand delivered or (b) overnight delivery by a nationally recognized overnight carrier, or (c) confirmed facsimile delivery.

20.  Arbitration. Except for actions initiated pursuant to Section 9 herein, any controversy or claim arising under or related to this Agreement shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association, The location of any such mediation and/or arbitration shall be the County of Fulton, Georgia. The arbitrator shall be selected by the parties from the national panel of arbitrators of the American Arbitration Association with expertise in computer law or telecommunications. Any court having jurisdiction over the matter may enter a judgment upon the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by United States Mail, postage prepaid, or by any regularly conducted commercial express mail service, to the attorney for the party or, if not so represented, to the party at the address set forth herein, or to the party’s last-known business address.

21.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Georgia. Venue and jurisdiction for all litigation shall be in the State of Georgia, in the County of Fulton.

22.  Assignment; Inurement. Merchant shall not have the right to transfer or assign its respective rights and obligations under this Agreement to any other individual or entity without the prior written consent of Elavon or its permitted assigns, which consent shall not be unreasonably withheld. Subject to the foregoing, the Agreement, and the obligations and benefits herein contained, shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

23.  Severability. The parties agree that each provision of this Agreement shall be construed independently of any other provision of this Agreement. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof. This Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

*Signature:	/s/ Diane Randel

Printed Name:	Diane Randel

Title:	Asst. Controller

Date:	9/22/11

Phone Number:	928-204-4338

*Must be an authorized signatory for Merchant to enter into the terms and conditions set forth herein.

TO BE COMPLETED BY ELAVON ORDERS DEPARTMENT
Customer #: ____________
Site #: ____________
Order #: _______________________	Order Date: ____________	VAR: ____________

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Elavon, Inc. 10-2009(rev.1)

Elavon, Inc. Payment Delivery Service Billing Authorization
Date:	☒ New Location	☐ Additional Location	☐ Ownership Change	☐ Merchant Change Request
☒ ProtoBase eXpress Service Agreement	☐ Network Gateway Service Agreement	☐ Managed Payment Service Agreement	Service Agreement Attached
Merchant Payment Application
Merchant Information		DBA Name: Orchards Inn (same as d.b.a. Name on applicable Service Agreement	DBA Phone #: (928) 204-4376
Contact Name: Del Goehring			DBA Fax #: (928) 282-4531
DBA Address 1 (no PO Box): 254 N SR Hwy 89A			Customer Service Phone #: (928) 282-1661
DBA Address 2:			Email Address: delg@lauberge.com
City: Sedona	State: AZ	Zip Code: 86336

Corporate Information		Legal/Corporate Name: L’Auberge Orchards LLC (same as Legal/Corporate Name on applicable Service Agreement)	Legal/Corporate Phone #: (928) 282-1661	Ext.
Legal/Corporate Contact Name: Del Goehring			Legal/Corporate Fax #: (928) 282-4531
Legal/Corporate Address: 254 N SR 89A
City: Sedona, AZ 86336			State: AZ	Zip Code: 86336

Service Payment Options		☒ Monthly ACH (Complete Monthly ACH Bank Account Information below)	☐ Annual Invoice (Complete Annual Invoice Information below)
☐ Service Fees paid by Value Added Reseller (“VAR”). This option applies only to merchants that have a separate agreement with their VAR that allows for the VAR to pay Elavon on the merchant’s behalf.
Monthly US ACH Bank Account		Bank Name: Alliance Bank	ABA/Routing #: 122105980	DDA Account #: 8010129370
Branch Location (City, State, Zip): Sedona, AZ 86351 Contact Telephone number for questions regarding the Account:			ATTACH COPY OF VOIDED CHECK OR LETTER FROM BANK TO VERIFY ACCOUNT INFORMATION

AUTHORIZATION FOR AUTOMATIC WITHDRAWAL OF MONTHLY PAYMENTS

The undersigned Authorized Signatory* on the above account hereby authorizes Elavon, Inc. to automatically withdraw the undersigned’s monthly payment and any amounts, in U.S. Dollars, including any and all taxes or other charges, owed in accordance with the applicable Service Agreement (ProtoBase eXpress, Network Gateway, Managed Payment), by initiating debit entries to the undersigned’s account at the financial institution (“Bank”) indicated hereon or such other fianncial institution used by the undersigned from time to time. A payment (whether paid by debit or other means) that is not honored by Bank for any reason may be subject to a returned item service fee imposed by Elavon, Inc. This authorization shall remain in effect until Elavon, Inc. has received written notice from the undersigned of its termination.

Monthly Canadian ACH Bank Account	Bank Name:	Institution # (3 digits): Transit/Branch # (5 digits):	Account #:
Branch Location (City, State, Zip): Contact Telephone Number for questions regarding the Account:		ATTACH COPY OF VOIDED CHECK OR LETTER FROM BANK TO VERIFY ACCOUNT INFORMATION

AUTHORIZATION FOR AUTOMATIC WITHDRAWAL OF MONTHLY PAYMENTS

The undersigned Authorized Signatory* on the above account hereby authorizes Elavon, Inc. to automatically withdraw the undersigned’s monthly payment and any amounts, in U.S. Dollars, including any and all taxes or other charges, owed in accordance with the applicable Service Agreement (ProtoBase eXpress, Network Gateway, Managed Payment), by initiating debit entries to the undersigned’s account at the financial institution (“Bank”) indicated hereon or such other financial institution used by the undersigned from time to time. A payment (whether paid by debit or other means) that is not honored by Bank for any reason may be subject to a returned item service fee imposed by Elavon, Inc. This authorization shall remain in effect until Elavon, Inc. has received written notice from the undersigned of its termination.

Confidential	Page 1 of 2	Elavon, Inc. 06-2008(rev.1)

Annual Invoice Information	Billing Company Name:			Billing Phone #:	Ext.
	Billing Contact Name:			Billing Fax #:
Billing Address:
	City			State:	Zip Code:
Payment on Invoiced amounts shall be within the allotted number of days as presented on and from the date of Invoice in U.S. Dollars, subject to the approval of credit. The amount of credit or terms of payment may be changed or credit may be withdrawn upon written notice.
Merchant is responsible for providing updated information upon explanation or change to the above information. Not doing so may cause the Merchant to be in Monetary Default of their Service Agreement (ProtoBase eXpressSM, Network Gateway, Managed Payment) Terms and Conditions.
VAR Information[1]
VAR Information	VAR Name:			VAR Phone #:
	VAR Contact Name:			VAR Fax #:
Billing Address 1 (no PO Box):
Billing Address 2:
	City:	State:	Zip Code:

Fees FOR ELAVON OFFICE USE ONLY	TO BE COMPLETED BY ELAVON EMPLOYEES ONLY
TO BE COMPLETED BY ELAVON ACCOUNT REPRESENTATIVE

	Amount	Description
	$500.00	One time setup fee
	$500.00	Same Day Expedite
	$50.00 Monthly ACH or $600.00 annual Invoice	ProtoBase eXpress Service billing

Comments: please choose service payment option on page 1 of document
	Account Rep Name: Martha DeLano	Account Rep Ext. 4528
TO BE COMPLETE BY ELAVON ORDERS DEPARTMENT
Customer #:
Site #:
	Order #:	VAR: Micros

AGREEMENT ACCEPTANCE

The undersigned acknowledges that such party’s signature below serves as an additional signature page to the applicable Service Agreement referenced herein and indicates the undersigned’s acceptance of, and agreement to, all of the terms and conditions hereof and of such agreement. All fees associated the applicable Service are in U.S. Dollars and shall be paid in U.S. Dollars. The undersigned further acknowledges that the applicable Services Agreement, together with the undersigned’s signature below, constitutes the entire agreement between parties.

***ALL BELOW FIELDS ARE REQUIRED***

Authorized Signature*:

Print Name: Diane Randel

Title: Asst. Controller

Date: 9/22/11 Federal Tax ID #: 26-2535930

Confidential	Page 2 of 2	Elavon, Inc. 06-2008(rev.1)

Rates & Availability

All fields with an aseterisk (*) are required.

Property Location Information

(*) Name of property:	Orchards Inn of Sedona
Property’s web address:	www.orchardsinn.com
(*) Property address	254 N State Route 89A
(*) City:	Sedona	(*) Zip/Postal	86336
(*) Country	USA	State/Province:	AZ
(*) Property Phone:	928-282-2405	(*) Property Fax:	928-282-5710
Please consider that the allotments are the sole source of availability for your property for all points of sale encompassed in this channel, which combines Expedia and hotels.com; their respective global points of sale (Expedia, co.uk, .ca, .de, .it, .fr, etc.); WWTE private label partners; IAN affiliate sites, tens of thousands of additional affiliate sites, and all the call centers which support them. Property shall set the Rates for Rooms to be at least as favorable as the rates, rules, terms, and conditions Property offers to or sets for rooms made available for booking through any Property Channel or Third-Party Channel (whether online or otherwise).
Property Information
(*) Local time zone:	Mountain Standard Time (US & Canada), GMT – 07.00
(*) Number of guest rooms:	69	(*) Number of floors:	3
(*) Check in time:	1500	(*) Check out time:	1100 am
(*) The property is a	Non-Smoking facility	Closest major commercial airport code:	PHX
Contact Details
Reservations		Revenue Manager
Name:	Cassie Barber	(*) Name:	Cassie Barber
Title:	Group Rooms Coordinator	(*) Title:	Group Rooms Coordinator
Phone:	928-204-4334	(*) Phone:	928-204-4334
Email:	cassieb@lauberge.com	(*) Email:	cassieb@lauberge.com
(*) Fax for all reservations to be delivered:		(*) Fax:	928-282-1064
928-282-5710
Sales Department		Accounting
Name:	Greg Velasquez	(*) Name:	Sherri Badger
Title:	Director of Marketing	(*) Title:	A/R Coordinator
Phone:	928-204-4355	(*) Phone:	928-204-4308
Email:	gregv@lauberge.com	(*) Email:	sbadger@lauberge.com
Fax:	928-282-1064	(*) Fax:	928-282-1064
Signature:

Booking Requirements Details

(*) Minimum age for check-in:	18
(*) Specify minimum age in categories for:
(*) Adult Age:	18
(*) Child Age	1
(*) Infant Age:	0 (Zero)
(*) The currency for all rates and charges stated in this Agreement is:	United States dollars, USD
(*) City Tax % or Amount:	-Select One from the List-
(*) Local Tax % or Amount	-Select One from the List-
(*) State/Province Tax % or Amount	% Per Night	13.737
(*) Occupancy Tax % or Amount:	-Select One from the List-
(*) Total Tax % or Amount included in the rates:	-Select One from the List-

$20.00 per person in room of more than 2 persons
Additional changes (Energy, Resort, etc.)	______________________________________________________________________
Taxable _____	Non-Taxable _____	Per Night _____	Per Person ✓

Cut-off Policy: The Property shall apply a default cut-off time period of 8:00 PM (of the Property’s local time zone, subject to change by Expedia) on the Traveler’s date of arrival unless otherwise specified here as (____) days before arrival (enter number of days if applicable).

Additional Information:	____________________________________________________

Standard Cancellation Policy: The Property shall apply a default cancellation time period of 11:59 PM (23:59) (of the Property’s local time zone) on the Traveler’s day of arrival unless otherwise specified here as (3) days before arrival (enter number of days if applicable).

Standard Cancellation Window and Penalty:

Select penalty from the list:	1 night________________________________________

Additional Information:	One night room and tax will be charged for cancellations within cancellation policy of 72 hours of arrival date or no shows.

Signature

Rates and Availability entry on the next pages

©Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. Page 2 of 9. US_English. “America Rates and Availability (08182008)”

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):	Standard room with king bed
(*) Bedding	Bed
(*) Maximum Total Occupancy:	2	(*) Rates provided for this property are based on
(*) Maximum adults:	2	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):	Breakfast: Continental
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 3 of 9. “America Rates and Availability (08182008)*

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):
? (*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
? (*) Maximum adults:	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 4 of 9. “America Rates and Availability (08182008)*

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):
? (*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
? (*) Maximum adults:	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 5 of 9. “America Rates and Availability (08182008)*

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):
? (*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
? (*) Maximum adults:	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 6 of 9. “America Rates and Availability (08182008)*

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):
? (*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
? (*) Maximum adults:	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 7 of 9. “America Rates and Availability (08182008)*

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):
? (*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
? (*) Maximum adults:	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 8 of 9. “America Rates and Availability (08182008)*

Rates and Availability * Please fill out one page for one room type (name).

Property Name:	Orchards Inn of Sedona
(*) Room type (name):
? (*) Bedding
(*) Maximum Total Occupancy:	(*) Rates provided for this property are based on
? (*) Maximum adults:	Single supplement fee (applicable to per person pricing only):
(*) Maximum children:	*Number of people included in the base rate is 2 (double occupancy)
(*) Maximum infants:	unless otherwise NOTED here:
(*) Meal included in the rate (Breakfast, Lunch, Dinner, etc.):
** “Published Rate” is the rate Property charges guests that book directly with Property. *** “Standalone (Room only)” is the net rate that a Company pays Property for the room reservation. **** “Package” is the rate that a Company pays Property for room reservations included as part of a package and should be at least US$10 or 10% lower than Room Only net rates.
(*) Published Rate for this room type:
Regular Dates and Rates:
Dates	Days of Week (DOW) Select applicable days	Number of Room Allocation	Room Rate	Extra Person Charges
From	To	All 7 Days	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Base Rooms	Additional Rooms	Standalone Net Rate	Package (Net Amount or % of Discount off Standalone)	Adult	Child	Infant

High Demand (Compression) Dates and Rates:

Dates		Event Information	Number of Room Allocation		Room Rate		Minimum Length of Stay (LOS)	Cancellation (if different from standard policy)		Penalty
From	To	Add notes	Base Rooms	Additional Rooms	Standalone Net Rate (Room Only)	Package (Net Amount or % of Discount off Standalone)	Enter minimum LOS	Full Non- Refundable (Yes/No)	Enter number of days	(1 night, 2 nights, 60% of Stay, or Full)

Additional remarks about this room:
Rates and availability built thru Extranet
***** “Group Bookings”: A Group is defined as 9 or more rooms. Unless otherwise specified by Property, the terms and conditions of the Agreement, with the exception of Sections 1 (Rooms), 2 (Rates), 4 (Incentives/Special Offers), 5.c (Reservations and Cut-Off), 5.d (Cancellation and No-Show), 5.f (Payment) and 5.g (Invoices), shall govern Group bookings. Rates, cancellation and payment terms and conditions will be specifically negotiated in a separate writing signed by the Parties for each Group booking. In the event no such separate writing is executed, the rate, cancellation and payment terms of this Agreement shall govern such Group booking.
Signature:

© Expedia Inc. Confidential and proprietary. All rights reserved.

Last updated August 2008. US_ English. Page 9 of 9. “America Rates and Availability (08182008)*

Exhibit 1(a)-iii

Taos Restaurant

Contract List

4/25/2013

Company	Type

1 A Greener Day	Service Agreement greese disposal/pickup
2 Diamond Resorts	Certificate Agreement
3 Ecolab	Dish machine lease agreement
4 Ecolab	Guardian plus services agreement
5 Fix Enterprises LLC, DBA Roto Rooter Plumbers	Plumbing services
6 Hyatt Vacation Marketing Corp.	Amended Merchant agreement
7 Sysco Arizona (See LA - joint agreement)	Distribution Agreement
8 Waste Management (See Orchards joint agr.)	Service agreement waste pickup
9 Waste Management (See Orchards joint agr.)	Equipment rental agreement
10 Transfirst	Rate Review Agreement (joint agreement)
11

Service Agreement for Grease Disposal and Oil Pick Up
Customer Name	Tao’s Cantina
Address	254 N. Highway 89A Sedona, AZ 86336
Phone Number	(928) 282-7200	Contact	________________________________
Specification and Pricing for the location listed above
Pick Up and Use of Cooking Oil
Frequency	3 weeks	Tank Size	180
Grease Trap and Interceptor Service
Frequency	3 Months	Size 3000	Inside/Outside
Hydro-Jetting
Frequency	As Needed	First Service Date	TBD
Pricing
Oil Removal Service	.50 per gallon	(Paid to Customer)
Same Day Emergency Pump	$50.00
Grease Trap Pumping	.18 per gallon
Hydro-Jetting Service	TBD
Other Pricing
One time charge of 700.00 Per Manhole for installation of odor seal rings with filters and a 25.00 charge Per Manhole for carbon odor eliminating filters to be replaced every time grease trap is pumped.
Additional terms of agreement

All checks will be mailed to 270 N. State Route 89A Suite 11 Sedona, AZ 86336, if fuel prices rise above $5.00 per gallon,

a meeting with either Sedona Center’s Ownership or C.O.O. and A Greener Day will be held to discuss action.

In exchange for rates being locked in it is agreed A Greener Day will be the sole contractor for servicing the grease traps with the exception of emergency calls which A Greener Day cannot service under 3 hours.

Sedona Center has the right to call another contractor for service for time sensitive emergencies without violating the contract.

A Greener Day will be expected to have direct and open communication with Rotor Rooter on all services.

Best practice is A Greener Day will contact the Rotor Rooter before any service is performed. A Greener Day agrees to follow up communication with Rotor Rooter, Sedona Center’s Chief Engineer, and Engineering Supervisor directly after service.

This contract is subject to termination if open communication ceases or A Greener Day fails to make communication efforts with Rotor Rooter.

A Greener Day Recycling complies with all local, state and federal laws and regulations in regards to pick up service, recycling, processing and disposal of all waste products. Upon signing, this agreement will be in effect for (3) three years from the date of this agreement exclusively between A Greener Day Recycling and above mentioned party.

Aron Seehan A Greener Day Representative		12/21/2012______________________________ Date
____________________________________ Taos Cantina Authorized Representative		______________________________________ Date

P.O. Box 1265 Camp Verde, AZ 86322 Main (928) 567-7060 Fax (928) 567-8947

CERTIFICATE AGREEMENT

This Agreement is made by and between Orchards\Taos Cantina ("Merchant”) and Diamond Resorts International Marketing, Inc. (“Diamond”) on this 13th day of September, 2011.

1.	Merchant agrees to accept gift certificates in the denominations of Twenty-Five Dollars ($25.00) issued by Diamond in exchange for merchandise and/or services. Gift certificates will be clearly marked and embossed with the Diamond logo.

2.	If a customer purchases merchandise and or services in excess of the value of the certificate, the customer shall be responsible for any such difference. In addition, no cash will be refunded on any certificates used to purchase merchandise and/or services for less than the face value of the certificate. This is clearly indicated on the certificate and shall be reiterated by the Diamond representative to the customer at the time the certificate is issued.

3.	Certificates shall be valid only if the certificate is numbered and includes the guest’s name, where and when certificate was issued and who the certificate was issued by. These certificates are non-transferable. (Identification may be requested by Merchant).

4.	Certificates will expire thirty (30) days from the date of issue. No extensions shall be granted by Diamond or Merchant.

5.	Merchants shall submit all redeemed certificates for payment directly to Diamond no later than the seventh (7th) of the month following the month the certificate was redeemed.

6.	Merchants must include with each request for payment: an accounting of the request including the number of certificates presented for payment and the dollar amount of the invoice being presented to ensure proper payment

Send invoices and certificates to:

Diamond Resorts International Marketing, Inc.
Attn: Gloria Frasca
401 A Jordan Rd.
Sedona, AZ 86336

7.	This Agreement may not be altered unless done so by Diamond and in writing.

8.	Either party may terminate this Agreement upon thirty (30) days’ written notice to the other party. Any certificates honored by Merchant must be invoiced to Diamond within sixty (60) days of date of the termination notification. Payment of all certificates presented to Diamond will be made within thirty (30) days of invoice date.

9.	Merchant agrees to accept Diamond's Certificates in accordance with the terms and conditions stated above.

10.	Merchant agrees to invoice Diamond at a discounted rate of twenty per cent (20%) for the Certificates.

Diamond Resorts International Marketing, Inc.

By:

Its:

Date:

Orchards/Taos Cantina

By:	Al Spector

Its:	Manager

Date:	9/26/11

Exhibit A

September 21, 2011

To: Donna Holcomb

Diamond Resorts

RB: Diamond Certificate Program

From: L’Auberge Marketing

Dear Donna,

We are signing up five of our entities for Diamonds’ certificate program. They include: Taos, Open Range, Canyon Breeze, Tasting Arizona and L’Auberge restaurant.

We’d like to offer certificates in the amounts of $25.00, $50.00, $75.00 and $100.00.

We agree to the 20% commission kept by you.

Thank you,

/s/ A1 Spector

A1 Spector

Owner,

L’Auberge, Open Range, Tasting Arizona, Canyon Breeze, Taos.

Dishmachine Lease Agreement

THIS AGREEMENT is between Ecolab Inc. (“Ecolab”), and	Tao's Cantina
(Business/Account Name)

254 N Highway 89A STE 3 Sedona, AZ 86336
(Print Complete Corporate Name)	(Street Address, City, State)

928.282.2112		kcspector@gmail.com
(Phone #)	(Fax #)	(Email)

Delivery address (if different from account address):

Address where Equipment will be located (if not account or delivery addresses):

Order Type:	Change of Machine	Pricing Program:	Standard/Tier	PO Number:
Requested Delivery Date:		Contact Name:	Mike Estrada	Ph Num:	928.274.4091
Contract name:	Sedona Center		Contract Number:	IS662
				Dishmachine Serial Number:

1.	EQUIPMENT. Ecolab will provide:

(a)	Dishmachine Equipment:

Style of Machine:	Double Rack	Machine Model:	Apex TSC Corner Double
Corner: Right

(b)	Optional Equipment:

    Booster:

(c)	Parts and Service. Parts and service to maintain the Equipment in good condition.

2.	PAYMENT. In consideration of Ecolab leasing to Customer the warewashing and other equipment identified above (the "Equipment"), Customer agrees to make the following payments and purchases:
(a)	Delivery, Installation & Program Start-up Fee: $ 0.00 (payable upon Customer signature); and
(b)	Base Rate: A base lease rate of $ 164.00 for each monthly service period (payable in advance); and
(c)	Minimum Product Purchases: Customer also agrees to purchase a monthly minimum of $ 200.00
(the “Monthly Minimum”) of Ecolab Institutional chemical products (“Products”) from Ecolab or an approved distributor. Neither the start-up fee (if any) nor base lease rate apply towards this requirement. If Customer’s average monthly purchases of Products with respect to two consecutive months are less than the Monthly Minimum, Ecolab may charge the customer an adjustment charge. This adjustment charge is equal to the Monthly Minimum (stated above) less the actual purchases of Ecolab products those months the product purchases did not meet the Monthly Minimum.

(d)	The price for the Products and payment terms will be as agreed and stated on each invoice.

Customer has read and understood PAYMENT terms	/s/ Al Spector
Customer Initials

3.	TERM: This Agreement will continue for 1 year(s) beginning on the day the Equipment is delivered (the “Initial Term”) and will continue from year-to-year thereafter (each year being a “Renewal Term”) unless either party provides the other with at least 60 days written notice prior to the end of the Initial Term or the then-current Renewal Term.

4.	TERMINATION; EARLY TERMINATION DAMAGES. A party may only terminate this Agreement before the end of the Initial Term or a Renewal Term (if any) if the other party has materially breached this Agreement (i.e., failed to meet its obligations under this Agreement) and fails to cure (i.e., correct) that breach within 60 days of receiving written notice. If this agreement is terminated for any reason before the end of the then-current term (except if Customer terminates pursuant to this Section 4 for Ecolab’s breach of this Agreement) Customer must promptly pay to Ecolab an amount equal to (i) the sum of the base lease rate and Monthly Minimum, multiplied by (ii) the lesser of 3 or the number of months remaining in the then-current term following the effective date of the termination. Customer and Ecolab agree that this is equal to or less than the reasonable estimate of the damages suffered by Ecolab for the early termination of this Agreement.

Customer has read and understood TERMINATION and EARLY TERMINATION damages terms	/s/ Al Spector
Customer Initiate

Remit 60 day notice to earlyleasecancels@ecolab.com or fax 651-204-3592

5.	NOTICE OF CHANGES. The prices under this Agreement will remain in effect for a minimum of one year. Thereafter, Ecolab may increase the base lease rate and any additional charges and extended service prices at any time upon notice to Customer. In the event of a price increase, Customer may terminate this Agreement by giving 60 days’ written notice to Ecolab. To be effective, notice must be received by Ecolab within 30 days after the price increase takes effect. Where applicable, Customer must pay any sales tax and any personal property taxes levied upon the Equipment.

6.	LOSS AND DAMAGE. Customer is responsible for any loss, damage, theft, or destruction of the Equipment while on Customer premises and beyond Ecolab’s control. In addition, Customer is responsible for any damage or destruction caused by the removal of the Equipment by another person or entity other than Ecolab.

7.	DELIVERY. Delivery will be at Customer’s request or as soon thereafter as is practicable. Customer must provide plumbing and electrical hookups and any and all required governmental permits. Customer will provide all utilities (including, without limitation, electricity, 140 degree F hot water and maintain water hardness no higher than 8 grains per gallon) necessary to operate the Equipment.

8.	DEFAULT. Customer will be in default under this Agreement if Customer fails to comply with any terms of this Agreement (time being of the essence), if the Equipment is moved, substantially damaged or encumbered, Customer dies, is dissolved or becomes insolvent, or any action for the benefit of creditors is taken with respect to Customer. Upon default, Customer’s rights under this Agreement will, at the option of Ecolab and without notice to Customer, be terminated (but Customer’s outstanding obligations under this Agreement will survive any termination) and Ecolab will have the right to take immediate possession of the Equipment and to exercise any other remedies available to it in law or in equity. If Customer fails to surrender the Equipment within 30 days from the effective date of termination, Ecolab will invoice Customer for the fair market value of the Equipment and any other outstanding payments due to Ecolab. Customer must pay all reasonable costs incurred by Ecolab, including, without limitation, collection costs and reasonable attorneys’ fees, to collect any amounts due Ecolab, or to enforce any Ecolab right, under this Agreement.

9.	OWNERSHIP. The Equipment (including but not limited to dispensing equipment) will at all times be the sole and exclusive property of Ecolab. Customer will have no right of ownership of such property, but only the right to use the Equipment subject to this Agreement. The Equipment will remain personal property and not become a fixture of any building. Customer will not remove the Equipment without prior written approval of Ecolab. Customer agrees that Ecolab may file and the Customer will execute documentation as Ecolab deems necessary to evidence Ecolab’s ownership. Upon termination of this Agreement, Customer must return the Equipment in as good a condition as when received, reasonable wear and tear excepted. Customer may not change, alter, or repair the Equipment, or use any detergents or sanitizers in the operation of the Equipment except those provided by Ecolab or approved by Ecolab in writing. Upon termination of this Agreement or upon Customer default, Ecolab may enter Customer’s premises for removal of the Equipment.

10.	GENERAL. Customer is solely liable for all claims including, but not limited to, Workers’ Compensation claims, resulting from the operation or use of the Equipment or work thereon by Customer’s employees or agents. Customer may not assign this Agreement without Ecolab’s prior written consent. This Agreement will be binding upon each of the parties hereto and their representative heirs, successors, and assigns. Ecolab will not be liable for consequential or any other damages which may result from any cause beyond the reasonable control of Ecolab including, but not limited to, acts of God or government, supply or labor shortages, or transportation delays.

THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT OF THE PARTIES. THIS AGREEMENT MAY NOT BE MODIFIED EXCEPT BY A WRITTEN AMENDMENT SIGNED BY BOTH PARTIES

Owner:	Orchards Inn & Rest llc by Al Spector Manager	Ecolab Assoc:	Mike Estrada
	Authorized Signature
Print		Employee #	41758
Owner Name:	by Al Spector, Manager.	Account No.	10196050
Customer Authorized Date:		Typed Date	12/26/2012

For Office Use Only - Phase II Lease Agreement		Rev. 8/20/2012

This Agreement will not be binding upon Ecolab Inc. unless and until it is countersigned below by a proper official at Ecolab’s offices in Eagan, Minnesota

Accepted:	Title:	Date:

Fix Enterprises LLC, DBA Roto Rooter Plumbers

Taos Cantina

Start Date: Begins the date ownership signs contract

End Date: January 1, 2016

The rate listed will stay in place through the duration of this contract. Taos Cantina restaurant located at 254 N. SR 89A, Sedona AZ 86336 will be HydroScrubbed on a 2x a year basis beginning on January 1, 2013 and ending on January 1, 2016. In exchange for rates being locked in it is agreed that Roto Rooter Plumbing will be the sole plumbing contractor used for any and all plumbing needs not handled by the staff at Sedona Center Engineering Team. An exception will be made to sole plumbing agreement in the event of an emergency. It is understood that if Roto Rooter cannot service an emergency call in under 3 hours, Taos Cantina will call another plumper without voiding this contract. All service work including procedures and quality standards must be approved by the Sedona Center Chief Engineer and/or Engineering Supervisor before work is begun.

Roto Rooter will be expected to have direct and open communication with A Greener Day on all service calls made to Taos Cantina. Best practice is Roto Rooter will contact the owner of A Greener Day before any service is performed. Roto Rooter agrees to follow up communication with A Greener Day, Sedona Center Chief Engineer, and/or Engineering Supervisor directly after service. This contract is subject to termination if open communication ceases or Roto Rooter fails to make communication efforts with A Greener Day.

Services	Our Price
Cable Cleaning with Camera	$220.00
Cabling Thru Toilet flange by removing and resetting	$270.00
Trailer hydro scrubbing (not to exceed 2 hours)	$400.00
Pipe Repair
All size pipe repair exposed to water line	$160.00
HydroScrub Rates
Taos Cantina 60ft Run	$175.00

1.	Cable Cleaning with camera inspection, through accessible clean out access, 1½ "thru 4“ diameter drains, not to exceed 100 feet in length, or 2 hours of onsite job time. $220.00 per drain

2.	Cable cleaning through toilet flange by removing and resetting, 3" and 4" drains, not to exceed 100 feet in length, or 2 hours of onsite job time. $270.00 per drain

3.	Trailer hydro scrubbing (with accessible access means and accessible clean out, not to exceed 2 hours of onsite job time or drain length of 100' on 2' diameter drains or drain length of 300' on 3" and 4" drain. $400.00 per drain. All drain cleaning time in access of 2 hours will be billed out at $100.00 per hour broke into '1/2 hour intervals. Assessable access, and accessible clean out access means the ability to place and operate drain and sewer cleaning equipment with 1 person operation no further than 6 feet from work per OSHA Safety.

4.	Pipe Repair - ½”, ¾”, 1" diameter exposed water lines up to 2' in length, of copper, Pex, or PVC with proper isolation valves not to include any cost of (valves or controls)$160.00 per repair.

5.	Hydro Scrub - refer to individual contract rates. Main inlet drain to Grease traps and outlet drain from grease traps.

Any work that is outside the hours of 7:30 am - 5:00 pm Monday - Friday that is not agreed upon beforehand including emergency work/ weekends / Holidays will be billed at 1.5 times additional to the list cost.

*Pricing not subject to tax or fuel charge.

*Net 30 day payment on invoiced service

Orchards llc	1/9/13	/s/ Roto Rooter Plumber	01-02-2013
Signature	Date	Signature	Date
Al Spector Manager		Roto Rooter Plumber

HYATT VACATION MARKETING CORPORATION

AMENDED MERCHANT AGREEMENT

Taos Cantina, Merchant, agrees to participate in Hyatt Vacation Marketing Corporation’s marketing program(s) by honoring Hyatt Vacation Chib Gift Certificates in the sum of $25 to $100 at the Merchant’s establishment.

Merchant may redeem gift certificates at 95% of the face value of the certificate on a weekly basis. Certificates can be presented by Merchant to Hyatt Vacation Marketing Corporation and will be reimbursed by Hyatt Vacation Marketing within fourteen (14) days after receipt of same. Gift certificates must be redeemed by Merchant no later than ninety (90) days from the date issued.

Hyatt Vacation Marketing Corporation is responsible for the artwork and printing of the complimentary gift certificates to be honored by Merchant.

Merchant or Hyatt Vacation Marketing Corporation may cancel this Agreement at any time by any form of notice to Merchant or Hyatt Vacation Marketing Corporation

Date: 5/3/12

For Hyatt Vacation Marketing Corporation:	For Merchant:

/s/ Al Spector
(signature)	(signature)

Hyatt Vacation Marketing Corporation	Print Name:	/s/ Al Spector
1 N. Hwy 89A	Title:	Manager
Sedona, AZ 86336	Business Address:
(928) 204-3940	254 N. Hwy 89A, Sedona, AZ86336
Phone:	Jackie Evans, Accounting
204 – 4337

Rate Review Agreement

Merchant Number	39300980280985, 39300979501003, 39300979501409, 39300979499992
Merchant Name:	Open Range Grill & Grill Tavern LLC, dba Tasting Arizona, Canyon Breeze Restaurant, Orchard’s Inn & Restaurant dba Taos, Open Range
Contact Name:	Doug Buchanan
Phone #:	602-482-5991
Fax #:

Notes:	New Rate Offer

Date of Request:		Date Proposed:	1/23/2013

Performed By:	Ginny Focken	Date Accepted:

Current Rates & Fees		Proposed Rates and Fees:
VI/MC/DI Discount Rate:	1.95%	VI/C/DI Discount Rate:	0.10%
Per Item Fee:	$0.15	Per Item Fee:	$0.00
Monthly Service Fee:	$10.00	Monthly Service Fee	$10.00
Translink Monthly Fee:	$8.00	Translink Monthly Fee:	$8.00
$100,00 Breach Coverage:	$8.95	$100,000 BreachCoverage:	$8.95
Visa/MC/Disc Network Access Fee:	$0.025	Visa/MC/Disc Network Access Fee:	$0.025
PCI Quarterly Compliance Fee:	$28.80	PCI Quarterly Compliance Fee:	$28.80

*Coverage is optional. Pricing is Interchange Pass Through Plus Assessments

Rates are subject to change based on Visa/MasterCard/Discover Interchange Increase(s). In consideration of TransFirst’s agreement to lower Merchant’s rates as described above, Merchant agrees that: (A) the Initial Term of Merchant’s Merchant Processing Agreement will continue until the second anniversary of the date Merchant executes this form and will automatically renew for successive one (1) year periods (each a ‘Renewal Term’), unless a party to the Merchant Processing Agreement provides the other parties with notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

Any modifications or alterations, handwritten or otherwise, to this document deems proposed rate quote null and void.

Bruce Campbell

From:	Dough Buchanan [debuchanan@yahoo.com]
Sent:	Tuesday, January 29, 2013 11:29 AM
TO:	Al Spector
Cc:	Bruce Campbell
Subject:	New Transfirst rate agreements
Attachments:	Transfirst rate agreements.pdf

Al,

Copies of the new Transfirst Merchant Processing rate agreements are attached.

Doug

Exhibit l (a)-iii

Orchards Inn & Restaurant, LLC Accounts Payable

2:22 PM	Orchards Inn & Restaurant, LLC.
10/24/13	A/P Aging Summary
As of March 31, 2013

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Advanced Reservations Systems	41.80	0.00	0.00	0.00	0.00	41.80
Allegra Print & Imaging of Cottonwood	99.32	0.00	0.00	0.00	0.00	99.32
Alliance Beverage Distributing Co	0.00	0.00	0.00	0.00	-35.00	-35.00
Allied Forces	878.81	109.59	0.00	0.00	0.00	988.40
American Express Blue	584.99	0.00	0.00	0.00	0.00	584.99
American Telephone, Inc	100.00	0.00	0.00	0.00	0.00	100.00
AmeriGas	157.69	188.33	94.91	0.00	0.00	440.93
APS	12,426.16	3,400.25	0.00	0.00	0.00	15,826.41
Arizona Department of Revenue	1,054.08	0.00	0.00	19,810.19	24,815.03	45,679.30
Arizona Water Company	1,408.57	0.00	0.00	0.00	0.00	1,408.57
AT & T 030 599 3359 001	0.00	75.31	0.00	0.00	0.00	75.31
Barrett Realty LLC	0.00	-10,000.00	0.00	0.00	0.00	-10,000.00
Bianconero Enterprises Inc.	37.80	0.00	0.00	0.00	0.00	37.80
Botanic Effects, LLC	263.42	0.00	0.00	0.00	0.00	263.42
Canyon Breeze	1,682.97	1,125.80	1,211.73	0.00	0.00	4,020.50
CC Foods, Inc.	3,920.25	0.00	0.00	0.00	0.00	3,920.25
CenturyLink	0.00	626.40	0.00	0.00	0.00	626.40
CenturyLink*	37.47	0.00	0.00	0.00	0.00	37.47
Cintas Corporation	1,308.89	0.00	0.00	0.00	0.00	1,308.89
City of Sedona	2,927.66	0.00	0.00	0.00	0.00	2,927.66
corporate Vacations	67.60	0.00	0.00	0.00	0.00	67.60
Creative Printing	0.00	30.35	0.00	0.00	0.00	30.35
David Hunt	551.80	65.00	0.00	0.00	0.00	616.80
Direct TV	0.00	456.94	0.00	0.00	0.00	456.94
Doug Buchanan	560.00	0.00	0.00	0.00	0.00	560.00
Ecolab Pest Elim. Div	0.00	915.80	0.00	0.00	0.00	915.80
Ecolab, Inc	174.82	0.00	0.00	0.00	0.00	174.82
F & S Distributors	1,309.53	0.00	0.00	0.00	0.00	1,309.53
Fc Usa Inc.	21.90	0.00	0.00	0.00	0.00	21.90
FedEx	113.75	0.00	0.00	0.00	0.00	113.75
Flagstaff Publishing Co.	370.47	0.00	0.00	0.00	0.00	370.47
Grainger	1,153.09	1,350.84	0.00	0.00	0.00	2,503.93
Greenleaf Wholesale Florist, Inc	150.00	50.00	0.00	0.00	0.00	200.00
H&L Travel	24.40	0.00	0.00	0.00	0.00	24.40
Harbor Linen	392.21	0.00	0.00	0.00	0.00	392.21
IMH Property Taxes	0.00	0.00	0.00	23,148.68	0.00	23,148.68
Incentive Connection Travel Inc.	35.80	0.00	0.00	0.00	0.00	35.80
L'Auberge de Sedona - 30	1,581.89	0.00	0.00	0.00	0.00	1,581.89
Larson Newspaper	59.82	0.00	0.00	0.00	0.00	59.82
Macquarie Equipment Finance, LLC	1,031.89	0.00	0.00	0.00	0.00	1,031.89
Merit Technology Partners	1,126.00	0.00	0.00	0.00	0.00	1,126.00
Navis	473.97	0.00	0.00	0.00	0.00	473.97
NextCare Urgent Care	170.00	0.00	0.00	0.00	0.00	170.00
Office Depot	368.51	285.92	0.00	0.00	0.00	654.43
Ogdens	98.24	0.00	0.00	0.00	0.00	98.24
Pacific Seafood	3,359.13	0.00	0.00	0.00	0.00	3,359.13
Pepsi Cola Bottling Company	8,238.08	0.00	0.00	0.00	0.00	8,238.08
Petra Risk Solutions	0.00	2,526.38	0.00	0.00	0.00	2,526.38
Petty Cash	722.71	0.00	0.00	0.00	0.00	722.71
Praxair Distribution	25.50	52.92	0.00	0.00	0.00	78.42
Pro-Build	0.00	0.00	0.00	0.00	-14.33	-14.33
RDS	944.83	0.00	0.00	0.00	0.00	944.83
Red Rock Lock	15.50	0.00	0.00	0.00	0.00	15.50
Roto-Rooter	315.00	0.00	0.00	0.00	0.00	315.00
Sabre Hospitality Solutions	4,690.19	0.00	0.00	0.00	0.00	4,690.19
SD Sedona, LLC	404.47	0.00	0.00	0.00	0.00	404.47
Sedona Engraving & Awards	6.62	0.00	0.00	0.00	0.00	6.62
Shoes for Crews, LLC	179.67	0.00	0.00	0.00	0.00	179.67

2:22 PM	Orchards Inn & Restaurant, LLC.
10/24/13	A/P Aging Summary
As of March 31, 2013

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Snap Fitness	0.00	40.00	0.00	0.00	0.00	40.00
Southwest Media Communications, LLC	385.00	0.00	0.00	0.00	0.00	385.00
Specialty Textile Services	21,129.27	0.00	0.00	0.00	0.00	21,129.27
Suddenlink	0.00	1,096.88	0.00	0.00	0.00	1,096.88
Sysco Arizona, Inc.	37,271.20	0.00	0.00	0.00	0.00	37,271.20
Travel and Transport	56.80	0.00	0.00	0.00	0.00	56.80
Travel World Inc.	61.74	0.00	0.00	0.00	0.00	61.74
Travelnow.com Inc-MO	80.10	0.00	0.00	0.00	0.00	80.10
Travelocity Com-PA	51.70	0.00	0.00	0.00	0.00	51.70
Travelocity.Com L.P. - GA	21.90	0.00	0.00	0.00	0.00	21.90
Travelocity.com L.P. SA,TX	24.90	0.00	0.00	0.00	0.00	24.90
Tti Travel	43.02	0.00	0.00	0.00	0.00	43.02
Unisource Energy Services	2,739.91	0.00	0.00	0.00	0.00	2,739.91
USA Today	172.93	0.00	0.00	0.00	0.00	172.93
Verde Valley Newspapers	25.00	0.00	0.00	0.00	0.00	25.00
Western Paper Distributors	164.93	222.73	0.00	0.00	0.00	387.66
TOTAL	117,895.67	2,619.44	1,306.64	42,958.87	24,765.70	189,546.32

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
Alliance Beverage Distributing Co						-	-	-	-
	Credit	10/01/2012	402599308	05/01/2013	-35.00	-	-	(35.00)	-
Total Alliance Beverage Distributing Co					-35.00	0.00	0.00	-35.00	0.00

Allied Forces						-	-	-	-
	Bill	04/12/2013	1904349	05/12/2013	2,181.76	-	-	2,181.76	-
	Bill	04/05/2013	1904332	05/05/2013	941.02	-	-	941.02	-
Total Allied Forces					3,122.78	0.00	0.00	3,122.78	0.00

American Express Blue						-	-	-	-
	Bill	04/15/2013	Amex Apr 13	05/15/2013	223.69	-	-	223.69	-
Total American Express Blue					223.69	0.00	0.00	223.69	0.00

AMP Consultants, Inc.						-	-	-	-
	Bill	04/19/2013	1st Qtr 2013	05/19/2013	89.88	-	-	-	89.88
Total AMP Consultants, Inc.					89.88	0.00	0.00	0.00	89.88

APS						-	-	-	-
	Bill	03/28/2013	221036288	05/03/2013	300.88	-	-	300.88	-
	Bill	03/22/2013	221036288	05/03/2013	11.69	-	-	11.69	-
	Bill	04/22/2013	221036288	05/03/2013	16,453.26	-	-	16,453.26	-
	Bill	03/28/2013	221036288	05/03/2013	6,012.36	-	-	6,012.36	-
Total APS					22,778.19	0.00	0.00	22,778.19	0.00

Booking.Com B.V.						-	-	-	-
	Bill	04/06/2013	1300813781	05/06/2013	31.35	-	-	31.35	-
Total Booking.Com B.V.					31.35	0.00	0.00	31.35	0.00

Canyon Portal II LLC						-	-	-	-
	Bill	04/10/2013	6103	05/01/2013	2,678.00	-	-	2,678.00	-
	Bill	04/10/2013	6102	05/01/2013	320.94	-	-	320.94	-
Total Canyon Portal II LLC					2,998.94	0.00	0.00	2,998.94	0.00

CC Foods, Inc.						-	-	-	-
	Bill	04/16/2013	844593	05/16/2013	803.00	-	-	-	803.00
	Bill	04/19/2013	845137	05/19/2013	234.00	-	-	-	234.00
Total CC Foods, Inc.					1,037.00	0.00	0.00	0.00	1,037.00

CenturyLink						-	-	-	-
	Bill	04/07/2013	928-282-2405 892B	05/07/2013	634.27	-	-	634.27	-
Total CenturyLink					634.27	0.00	0.00	634.27	0.00

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
Cintas Corporation						-	-	-	-
	Bill	04/04/2013	9784508	05/04/2013	257.58	-	-	257.58	-
	Bill	04/10/2013	9803632	05/10/2013	149.84	-	-	149.84	-
	Bill	04/12/2013	9811441	05/12/2013	39.43	-	-	39.43	-
Total Cintas Corporation					446.85	0.00	0.00	446.85	0.00

Coconino County Evironmental Services						-	-	-	-
	Bill	04/19/2013	041913	05/19/2013	18.00	-	-	-	18.00
Total Coconino County Evironmental Services					18.00	0.00	0.00	0.00	18.00

Copperstate Restaurant Technologies						-	-	-	-
	Bill	04/15/2013	241994	05/15/2013	1,700.00	-	-	1,700.00	-
Total Copperstate Restaurant Technologies					1,700.00	0.00	0.00	1,700.00	0.00

Ecolab Pest Elim. Div						-	-	-	-
	Bill	04/17/2013	9302271	05/17/2013	165.00	-	-	-	165.00
	Bill	04/01/2013	9302424	05/01/2013	187.40	-	-	187.40	-
Total Ecolab Pest Elim. Div					352.40	0.00	0.00	187.40	165.00

Ecolab, Inc						-	-	-	-
	Bill	04/04/2013	1498767	05/04/2013	90.67	-	-	90.67	-
Total Ecolab, Inc					90.67	0.00	0.00	90.67	0.00

Grainger						-	-	-	-
	Bill	04/01/2013	9104827101	05/01/2013	324.09	-	-	324.09	-
	Bill	04/01/2013	9104827093	05/01/2013	107.71	-	-	107.71	-
	Bill	04/03/2013	9107431927	05/03/2013	14.10	-	-	14.10	-
Total Grainger					445.90	0.00	0.00	445.90	0.00

Greenleaf Wholesale Florist, Inc						-	-	-	-
	Bill	04/18/2013	10307655	05/18/2013	50.00	-	-	-	50.00
Total Greenleaf Wholesale Florist, Inc					50.00	0.00	0.00	0.00	50.00

Guest Supply						-	-	-	-
	Bill	04/11/2013	4593360	05/11/2013	177.47	-	-	177.47	-
Total Guest Supply					177.47	0.00	0.00	177.47	0.00

Harbor Linen						-	-	-	-
	Bill	04/18/2013	3916612	05/18/2013	177.92	-	-	-	177.92
Total Harbor Linen					177.92	0.00	0.00	0.00	177.92

L'Auberge de Sedona - 30						-	-	-	-
	Credit	03/31/2013	8120	05/01/2013	-923.08	-	-	(923.08)	-
Total L'Auberge de Sedona - 30					-923.08	0.00	0.00	-923.08	0.00

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
Macquarie Equipment Finance, LLC						-	-	-	-
	Bill	03/26/2013	LSL0130501154	05/01/2013	1,031.89	-	-	1,031.89	-
Total Macquarie Equipment Finance, LLC					1,031.89	0.00	0.00	1,031.89	0.00

Mira's Travels, Inc.						-	-	-	-
	Bill	04/22/2013	Burkett	05/22/2013	46.80	-	-	-	46.80
Total Mira's Travels, Inc.					46.80	0.00	0.00	0.00	46.80

Navis						-	-	-	-
	Bill	04/01/2013	NWC-2478	05/01/2013	2,250.00	-	-	2,250.00	-
Total Navis					2,250.00	0.00	0.00	2,250.00	0.00

Pacific Seafood						-	-	-	-
	Credit	04/16/2013	12826	05/16/2013	-285.26	-	-	-	(285.26)
	Bill	04/02/2013	285680	05/02/2013	617.37	-	-	617.37	-
	Bill	04/05/2013	286123	05/05/2013	1,102.57	-	-	1,102.57	-
	Bill	04/09/2013	286671	05/09/2013	516.46	-	-	516.46	-
	Bill	04/12/2013	287218	05/12/2013	278.31	-	-	278.31	-
	Bill	04/16/2013	287750	05/16/2013	502.36	-	-	-	502.36
	Bill	04/20/2013	288496	05/20/2013	281.52	-	-	-	281.52
Total Pacific Seafood					3,013.33	0.00	0.00	2,514.71	498.62

Pepsi Cola Bottling Company						-	-	-	-
	Bill	04/03/2013	187297	05/03/2013	99.50	-	-	99.50	-
	Bill	04/03/2013	187313	05/03/2013	584.36	-	-	584.36	-
	Bill	04/03/2013	187303	05/03/2013	55.00	-	-	55.00	-
	Bill	04/10/2013	188707	05/10/2013	544.14	-	-	544.14	-
	Bill	04/10/2013	188698	05/10/2013	82.50	-	-	82.50	-
	Bill	03/27/2013	186410	05/15/2013	5,813.62	-	-	5,813.62	-
	Bill	04/17/2013	189999	05/17/2013	609.54	-	-	-	609.54
	Bill	04/17/2013	189993	05/17/2013	82.50	-	-	-	82.50
Total Pepsi Cola Bottling Company					7,871.16	0.00	0.00	7,179.12	692.04

Petra Risk Solutions						-	-	-	-
	Bill	05/01/2013	Inst #6	05/08/2013	2,526.38	-	-	2,526.38	-
Total Petra Risk Solutions					2,526.38	0.00	0.00	2,526.38	0.00

Petty Cash						-	-	-	-
	Bill	04/24/2013	04242013Taos	05/24/2013	128.05	-	-	-	128.05
	Bill	04/24/2013	04242013-Orch	05/24/2013	118.13	-	-	-	118.13
	Bill	04/09/2013	PC 04092013	05/09/2013	84.69	-	-	84.69	-
	Bill	04/15/2013	PC 041520013	05/15/2013	89.98	-	-	89.98	-
Total Petty Cash					420.85	0.00	0.00	174.67	246.18

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
Pro-Build						-	-	-	-
	Credit	09/19/2012	1476031	05/01/2013	-14.33	-	-	(14.33)	-
Total Pro-Build					-14.33	0.00	0.00	-14.33	0.00

Regal Publications						-	-	-	-
	Bill	05/01/2013	5630-32620	06/01/2013	212.50	-	-	-	212.50
Total Regal Publications					212.50	0.00	0.00	0.00	212.50

Sedona Engraving & Awards						-	-	-	-
	Bill	04/02/2013	8840	05/02/2013	57.38	-	-	57.38	-
	Bill	04/09/2013	8900	05/09/2013	33.11	-	-	33.11	-
	Bill	04/16/2013	8956	05/16/2013	6.62	-	-	-	6.62
Total Sedona Engraving & Awards					97.11	0.00	0.00	90.49	6.62

Shoes for Crews, LLC						-	-	-	-
	Bill	04/02/2013	8029244	05/02/2013	107.88	-	-	107.88	-
	Bill	04/02/2013	8027059	05/02/2013	36.96	-	-	36.96	-
	Bill	04/07/2013	8055190	05/07/2013	73.92	-	-	73.92	-
	Bill	04/13/2013	8088775	05/13/2013	36.96	-	-	36.96	-
Total Shoes for Crews, LLC					255.72	0.00	0.00	255.72	0.00

Southwest Media Communications, LLC						-	-	-	-
	Bill	04/01/2013	15189	05/01/2013	385.00	-	-	385.00	-
Total Southwest Media Communications, LLC					385.00	0.00	0.00	385.00	0.00

Specialty Textile Services						-	-	-	-
	Bill	04/16/2013	47775	05/16/2013	186.14	-	-	-	186.14
	Bill	04/01/2013	44093	05/01/2013	607.98	-	-	607.98	-
	Bill	04/02/2013	44294	05/02/2013	189.70	-	-	189.70	-
	Bill	04/02/2013	44293	05/02/2013	613.72	-	-	613.72	-
	Bill	04/03/2013	44641	05/03/2013	752.65	-	-	752.65	-
	Bill	04/04/2013	44863	05/04/2013	267.58	-	-	267.58	-
	Bill	04/04/2013	44862	05/04/2013	615.98	-	-	615.98	-
	Bill	04/05/2013	45097	05/05/2013	709.17	-	-	709.17	-
	Bill	04/06/2013	S45374	05/06/2013	259.52	-	-	259.52	-
	Bill	04/06/2013	45337	05/06/2013	750.48	-	-	750.48	-
	Bill	04/07/2013	45585	05/07/2013	237.40	-	-	237.40	-
	Bill	04/07/2013	45584	05/07/2013	488.14	-	-	488.14	-
	Bill	04/08/2013	45785	05/08/2013	743.19	-	-	743.19	-
	Bill	04/09/2013	46052	05/09/2013	317.68	-	-	317.68	-
	Bill	04/09/2013	46051	05/09/2013	533.11	-	-	533.11	-

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
	Bill	04/10/2013	45363	05/10/2013	946.70	-	-	946.70	-
	Bill	04/11/2013	46551	05/11/2013	397.46	-	-	397.46	-
	Bill	04/11/2013	46550	05/11/2013	520.76	-	-	520.76	-
	Bill	04/12/2013	46624	05/12/2013	462.29	-	-	462.29	-
	Bill	04/13/2013	47046	05/13/2013	577.55	-	-	577.55	-
	Bill	04/14/2013	47227	05/14/2013	210.56	-	-	210.56	-
	Bill	04/14/2013	47226	05/14/2013	611.10	-	-	611.10	-
	Bill	04/15/2013	47491	05/15/2013	614.95	-	-	614.95	-
	Bill	04/16/2013	47774	05/16/2013	690.40	-	-	-	690.40
	Bill	04/17/2013	48079	05/17/2013	626.74	-	-	-	626.74
	Bill	04/18/2013	48327	05/18/2013	268.94	-	-	-	268.94
	Bill	04/18/2013	48326	05/18/2013	406.78	-	-	-	406.78
	Bill	04/19/2013	48580	05/19/2013	410.16	-	-	-	410.16
	Bill	04/20/2013	48790	05/20/2013	650.30	-	-	-	650.30
	Bill	04/21/2013	49035	05/21/2013	205.10	-	-	-	205.10
	Bill	04/21/2013	49034	05/21/2013	454.63	-	-	-	454.63
	Bill	04/22/2013	49225	05/22/2013	562.97	-	-	-	562.97
	Bill	04/23/2013	49411	05/23/2013	593.98	-	-	-	593.98
Total Specialty Textile Services					16,483.81	0.00	0.00	11,427.67	5,056.14

Sysco Arizona, Inc.						-	-	-	-
	Bill	04/01/2013	304010390	05/01/2013	821.22	-	-	821.22	-
	Bill	04/01/2013	304010391	05/01/2013	328.12	-	-	328.12	-
	Bill	04/01/2013	304010392	05/01/2013	427.93	-	-	427.93	-
	Bill	04/01/2013	304010393	05/01/2013	305.05	-	-	305.05	-
	Bill	04/01/2013	304010395	05/01/2013	412.93	-	-	412.93	-
	Bill	04/01/2013	304010396	05/01/2013	157.69	-	-	157.69	-
	Bill	04/01/2013	304010397	05/01/2013	359.91	-	-	359.91	-
	Bill	04/01/2013	304010398	05/01/2013	347.90	-	-	347.90	-
	Bill	04/03/2013	304030272	05/03/2013	188.25	-	-	188.25	-
	Bill	04/03/2013	304030273	05/03/2013	951.38	-	-	951.38	-
	Bill	04/03/2013	304030274	05/03/2013	1,053.03	-	-	1,053.03	-
	Bill	04/03/2013	304030275	05/03/2013	432.49	-	-	432.49	-
	Bill	04/03/2013	304030276	05/03/2013	71.72	-	-	71.72	-
	Bill	04/03/2013	304030277	05/03/2013	139.25	-	-	139.25	-
	Bill	04/03/2013	304030278	05/03/2013	740.56	-	-	740.56	-
	Bill	04/05/2013	304052238	05/05/2013	106.49	-	-	106.49	-
	Bill	04/05/2013	304052237	05/05/2013	652.72	-	-	652.72	-
	Bill	04/05/2013	304052236	05/05/2013	340.55	-	-	340.55	-
	Bill	04/05/2013	304052235	05/05/2013	1,305.17	-	-	1,305.17	-
	Bill	04/05/2013	304052234	05/05/2013	515.06	-	-	515.06	-
	Bill	04/05/2013	304052233	05/05/2013	375.68	-	-	375.68	-
	Bill	04/05/2013	304052232	05/05/2013	1,227.67	-	-	1,227.67	-

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
Bill	04/05/2013	304052231	05/05/2013	521.50	-	-	521.50	-
Bill	04/06/2013	304060024	05/06/2013	187.20	-	-	187.20	-
Bill	04/08/2013	304080384	05/08/2013	99.59	-	-	99.59	-
Bill	04/08/2013	304080385	05/08/2013	95.17	-	-	95.17	-
Bill	04/08/2013	304080386	05/08/2013	684.24	-	-	684.24	-
Bill	04/08/2013	304080387	05/08/2013	25.94	-	-	25.94	-
Bill	04/08/2013	304080388	05/08/2013	548.80	-	-	548.80	-
Bill	04/08/2013	304080389	05/08/2013	17.87	-	-	17.87	-
Bill	04/08/2013	304080390	05/08/2013	501.37	-	-	501.37	-
Bill	04/08/2013	304080391	05/08/2013	256.91	-	-	256.91	-
Bill	04/08/2013	304080392	05/08/2013	112.12	-	-	112.12	-
Bill	04/08/2013	304081435	05/08/2013	50.17	-	-	50.17	-
Bill	04/09/2013	304090572	05/09/2013	65.96	-	-	65.96	-
Bill	04/10/2013	304100350	05/10/2013	317.57	-	-	317.57	-
Bill	04/10/2013	304100351	05/10/2013	814.23	-	-	814.23	-
Bill	04/10/2013	304100352	05/10/2013	313.10	-	-	313.10	-
Bill	04/10/2013	304100353	05/10/2013	853.48	-	-	853.48	-
Bill	04/10/2013	304100354	05/10/2013	613.80	-	-	613.80	-
Bill	04/10/2013	304100373	05/10/2013	143.92	-	-	143.92	-
Bill	04/11/2013	304110755	05/11/2013	32.06	-	-	32.06	-
Bill	04/11/2013	304110763	05/11/2013	268.58	-	-	268.58	-
Bill	04/12/2013	304121983	05/12/2013	392.41	-	-	392.41	-
Bill	04/12/2013	304121981	05/12/2013	196.69	-	-	196.69	-
Bill	04/12/2013	304121984	05/12/2013	51.17	-	-	51.17	-
Bill	04/12/2013	304121982	05/12/2013	155.35	-	-	155.35	-
Bill	04/12/2013	304121980	05/12/2013	592.20	-	-	592.20	-
Bill	04/12/2013	304122072	05/12/2013	65.96	-	-	65.96	-
Bill	04/13/2013	304130119	05/13/2013	572.61	-	-	572.61	-
Bill	04/15/2013	304150357	05/15/2013	575.45	-	-	575.45	-
Bill	04/15/2013	304150358	05/15/2013	526.76	-	-	526.76	-
Bill	04/15/2013	304150359	05/15/2013	251.65	-	-	251.65	-
Bill	04/15/2013	304150360	05/15/2013	311.35	-	-	311.35	-
Bill	04/15/2013	304150361	05/15/2013	23.99	-	-	23.99	-
Bill	04/15/2013	304150362	05/15/2013	26.01	-	-	26.01	-
Bill	04/15/2013	304150363	05/15/2013	743.17	-	-	743.17	-
Bill	04/15/2013	304150364	05/15/2013	17.02	-	-	17.02	-
Bill	04/15/2013	304150365	05/15/2013	8.22	-	-	8.22	-
Bill	04/15/2013	304150366	05/15/2013	220.21	-	-	220.21	-
Bill	04/15/2013	304150367	05/15/2013	26.89	-	-	26.89	-
Bill	04/15/2013	304150368	05/15/2013	24.52	-	-	24.52	-
Bill	04/17/2013	304170226	05/17/2013	288.88	-	-	-	288.88
Bill	04/17/2013	304170227	05/17/2013	351.52	-	-	-	351.52
Bill	04/17/2013	304170228	05/17/2013	618.87	-	-	-	618.87

11:53am	Orchards Inn & Restaurant, LLC.
04/25/13	Unpaid Bills Detail
As of May 31, 2013

	Type	Date	Num	Due Date	Open Balance	Mar	Apr	May 1-15	May 16 on
	Bill	04/17/2013	304170229	05/17/2013	115.15	-	-	-	115.15
	Bill	04/17/2013	304170230	05/17/2013	46.88	-	-	-	46.88
	Bill	04/17/2013	304170231	05/17/2013	252.02	-	-	-	252.02
	Bill	04/19/2013	304192080	05/19/2013	462.45	-	-	-	462.45
	Bill	04/19/2013	304192079	05/19/2013	956.94	-	-	-	956.94
	Bill	04/19/2013	304192078	05/19/2013	34.51	-	-	-	34.51
	Bill	04/19/2013	304192077	05/19/2013	86.68	-	-	-	86.68
	Bill	04/19/2013	304192081	05/19/2013	1,069.05	-	-	-	1,069.05
	Bill	04/19/2013	304192082	05/19/2013	85.18	-	-	-	85.18
	Bill	04/19/2013	304192083	05/19/2013	84.21	-	-	-	84.21
	Bill	04/19/2013	304192084	05/19/2013	1,226.47	-	-	-	1,226.47
	Bill	04/19/2013	304192085	05/19/2013	34.46	-	-	-	34.46
	Bill	04/22/2013	304220362	05/22/2013	291.87	-	-	-	291.87
	Bill	04/22/2013	304220363	05/22/2013	66.43	-	-	-	66.43
	Bill	04/22/2013	304220364	05/22/2013	67.65	-	-	-	67.65
	Bill	04/22/2013	304220358	05/22/2013	478.26	-	-	-	478.26
	Bill	04/22/2013	304220359	05/22/2013	758.15	-	-	-	758.15
	Bill	04/22/2013	304220360	05/22/2013	165.97	-	-	-	165.97
	Bill	04/22/2013	304220361	05/22/2013	310.95	-	-	-	310.95
	Bill	04/24/2013	304240263	05/24/2013	502.94	-	-	-	502.94
Total Sysco Arizona, Inc.					30,921.47	0.00	0.00	22,565.98	8,355.49

Travelocity.Com L.P. - GA						-	-	-	-
	Bill	04/12/2013	Busby/Lewis	05/12/2013	83.10	-	-	83.10	-
Total Travelocity.Com L.P. - GA					83.10	0.00	0.00	83.10	0.00

Waste Mgmt of Arizona-Yavapai Hauling						-	-	-	-
	Bill	04/01/2013	1965083-1586-4	05/01/2013	247.32	-	-	247.32	-
	Bill	04/01/2013	1965080-1586-0	05/01/2013	320.79	-	-	320.79	-
Total Waste Mgmt of Arizona-Yavapai Hauling					568.11	0.00	0.00	568.11	0.00

Western Paper Distributors						-	-	-	-
	Bill	04/03/2013	1532171	05/03/2013	45.22	-	-	45.22	-
	Bill	04/03/2013	1532162	05/03/2013	142.71	-	-	142.71	-
Total Western Paper Distributors					187.93	0.00	0.00	187.93	0.00

TOTAL					99,758.06	0.00	0.00	83,105.87	16,652.19

Exhibit l (a)-iii

Orchards Inn & Restaurant, LLC Accounts Receivable

Orchards Inn of Sedona	03-31-13
Guest Ledger Detail

Room No.	Name*	Arr. Date	Dep. Date	Persons	Room Charges	Other Charges	Credit	Balance	Rate	Payment Method	Folio Status
101	XXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	2	199.00	27.34	0.00	226.34	199.00	VA
102	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	280.00	38.46	318.48	-0.02	140.00	MC
103	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	2	199.00	27.34	0.00	226.34	199.00	VA
104	XXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	4	165.60	22.75	376.70	-188.35	165.60	AX.
105	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	3	199.00	27.34	0.00	226.34	199.00	MC
106	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	2	174.00	23.90	0.00	197.90	174.00	MC
107	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	3	140.00	19.23	0.00	159.23	140.00	MC
108	XXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	2	532.80	73.19	794.34	-188.35	165.60	VA
109	XXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	2	532.80	77.40	794.34	-184.14	165.60	VA
110	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	4	204.00	28.02	254.77	-22.75	204.00	VA
111	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	3	388.00	53.30	232.02	209.28	184.00	VA
112	XXXXXXXXXXXXXXXXXX	03-29-13	04-06-13	4	565.00	77.62	221.79	420.83	175.00	MC
113	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	2	95.00	13.05	0.00	108.05	95.00	VA
114	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13		199.00	27.34	0.00	226.34	199.00	AX.
202	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13	2	140.00	19.23	0.00	159.23	140.00	CA
203	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	2	280.00	38.46	318.80	-0.34	140.00	MC
204	XXXXXXXXXXXXXXXXXX	03-28-13	04-02-13	2	698.40	95.94	982.69	-188.35	165.60	MC
206	XXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	4	141.68	19.46	0.00	161.14	141.68	VA
207	XXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	3	280.00	38.46	0.00	318.46	140.00	DS
208	XXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	3	280.00	38.46	0.00	318.46	140.00	DS
209	XXXXXXXXXXXXXXXXXX	03-31-13	04-01-13		204.00	28.02	0.00	232.02	204.00	MC
210	XXXXXXXXXXXXXXXXXX	03-29-13	04-01-13	2	335.00	46.01	0.00	381.01	95.00	VA
211	XXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	3	165.60	22.75	376.70	-188.35	165.60	DS
213	XXXXXXXXXXXXXXXXXX	07-04-07	07-05-07	3	111.96	14.27	0.00	126.23	111.96	MC
301	XXXXXXXXXXXXXXXXXX	03-29-13	04-02-13	2	640.80	88.03	958.12	-229.29	201.60	AX.
303	XXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	3	183.60	25.22	417.64	-208.82	183.60	VA

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Guest Ledger Detail

Room No.	Name*	Arr. Date	Dep. Date	Persons	Room Charges	Other Charges	Credit	Balance	Rate	Payment Method	Folio Status
305	XXXXXXXXXXXXXXXXXX	03-31-13	04-05-13	2	147.20	20.22	0.00	167.42	147.20	VA
306	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	4	468.00	64.29	277.52	254.77	224.00	AX.
307	XXXXXXXXXXXXXXXXXX	03-27-13	04-01-13	2	1,135.00	155.90	249.08	1041.82	219.00	MC
309	XXXXXXXXXXXXXXXXXX	03-31-13	04-05-13	3	183.60	25.22	1,044.10	-835.28	183.60	VA
310	XXXXXXXXXXXXXXXXXX	03-31-13	04-06-13	3	183.60	25.22	1,273.39	-1,064.57	183.60	AX.
313	XXXXXXXXXXXXXXXXXX	03-31-13	04-05-13	3	183.60	25.22	1,044.10	-835.28	183.60	VA
400	XXXXXXXXXXXXXXXXXX	03-25-13	04-06-13	3	1,064.00	146.16	0.00	1210.16	152.00	MC
401	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	3	280.00	38.46	0.00	318.46	140.00	AX.
403	XXXXXXXXXXXXXXXXXX	03-31-13	04-02-13	3	157.08	21.58	0.00	178.66	157.08	VA
404	XXXXXXXXXXXXXXXXXX	03-31-13	04-05-13	4	194.00	26.65	226.34	-5.69	194.00	AX.
405	XXXXXXXXXXXXXXXXXX	03-30-13	04-03-13	3	398.00	54.68	0.00	452.68	199.00	VA
406	XXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	4	428.00	58.79	249.08	237.71	209.00	MC
409	XXXXXXXXXXXXXXXXXX	03-31-13	04-04-13	2	215.10	29.55	978.60	-733.95	215.10	VA
410	XXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	2	538.00	73.91	323.01	288.9	259.00	MC
421	XXXXXXXXXXXXXXXXXX	03-28-13	04-02-13	3	824.40	113.26	224.18	713.48	197.10	VA
422	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	4	458.00	62.91	271.83	249.08	219.00	AX
424	XXXXXXXXXXXXXXXXXX	03-31-13	04-07-13	5	214.00	29.40	249.08	-5.68	214.00	AX.
426	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	5	458.00	62.91	244.65	276.26	219.00	VA
428	XXXXXXXXXXXXXXXXXX	03-31-13	04-06-13	3	155.04	21.30	0.00	176.34	155.04	CA
430	XXXXXXXXXXXXXXXXXX	03-30-13	04-01-13	4	508.00	69.79	300.27	277.52	244.00	VA
433	XXXXXXXXXXXXXXXXXX	03-31-13	04-06-13	2	215.10	29.55	1,488.37	-1,243.72	215.10	VA
9008	XXXXXXXXXXXXXXXXXX	02-19-13	04-06-13	0	2,360.00	324.12	2,724.00	-39.88	0.00	CA
9011	XXXXXXXXXXXXXXXXXX	10-17-12	10-17-13	0	0.00	50.00	197.70	-147.70	0.00	CA
9432	XXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	2	249.00	26.71	0.00	275.71	0.00	DS
9433	XXXXXXXXXXXXXXXXXX	03-30-13	04-02-13	4	249.00	26.71	0.00	275.71	0.00	DS
	Guest Total				18,599.96	2,593.10	17,411.69	3,781.37

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Guest Ledger Detail

Passer By
Name	Charges	Credits	Balance
Passer By Total

Exhibit l (a)-iii

Orchards Inn & Restaurant, LLC Deposits

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	486596	01-03-11	01-04-11	204	DPR	CANCELLED	11-25-10	-149.22
XXXXXXXXXXXXXXX	486597	01-03-11	01-04-11	203	DPR	CANCELLED	11-25-10	-158.32
XXXXXXXXXXXXXXX	486598	01-03-11	01-04-11	423	DPR	CANCELLED	11-25-10	-135.57
XXXXXXXXXXXXXXX	521122	04-10-11	04-11-11	106	DPR	CANCELLED	03-12-11	-161.10
XXXXXXXXXXXXXXX	579622	08-26-11	08-27-11	201	DPR	CANCELLED	08-07-11	-152.52
XXXXXXXXXXXXXXX	520122	09-25-11	09-28-11		DPR	CANCELLED	03-10-11	-611.10
XXXXXXXXXXXXXXX	596376	11-04-11	11-06-11		DPR	CANCELLED	11-04-11	-224.18
XXXXXXXXXXXXXXX	618617	12-22-11	12-23-11	310	DPR	CANCELLED	12-03-11	-158.09
XXXXXXXXXXXXXXX	630134	02-10-12	02-11-12	202	DPR	CANCELLED	01-09-12	-169.45
XXXXXXXXXXXXXXX	626108	03-18-12	03-20-12	302	DPR	CANCELLED	12-27-11	-203.59
XXXXXXXXXXXXXXX	643886	03-20-12	03-22-12	410	DPR	CANCELLED	03-18-12	-224.15
XXXXXXXXXXXXXXX	597136	04-08-12	04-11-12	9001	DPR	NO SHOW	04-04-12	-3,706.14
XXXXXXXXXXXXXXX	666876	05-19-12	05-20-12	104	DPR	CANCELLED	05-07-12	-203.70
XXXXXXXXXXXXXXX	701382	11-05-12	11-10-12		DPR	CANCELLED	09-29-12	0.01
XXXXXXXXXXXXXXX	720629	11-19-12	11-23-12	204	DPR	CANCELLED	10-05-12	-169.47
XXXXXXXXXXXXXXX	737124	11-24-12	11-25-12		DPR	CANCELLED	11-15-12	-180.84
XXXXXXXXXXXXXXX	737125	11-24-12	11-25-12		DPR	CANCELLED	11-15-12	-180.84
XXXXXXXXXXXXXXX	755879	02-02-13	02-03-13	203	DPR	CANCELLED	01-15-13	-192.22
XXXXXXXXXXXXXXX	763645	02-26-13	02-28-13	432	DPR	CANCELLED	02-14-13	-192.22
XXXXXXXXXXXXXXX	774383	04-01-13	04-02-13	113	DPR	RESERVED	03-20-13	-226.34
XXXXXXXXXXXXXXX	771397	04-01-13	04-02-13	307	DPR	RESERVED	03-12-13	-265.12
XXXXXXXXXXXXXXX	766392	04-01-13	04-02-13	413	DPR	RESERVED	02-21-13	-244.65
XXXXXXXXXXXXXXX	755922	04-01-13	04-03-13	420	DPR	RESERVED	01-15-13	-188.35
XXXXXXXXXXXXXXX	755923	04-01-13	04-03-13	423	DPR	RESERVED	01-15-13	-188.35
XXXXXXXXXXXXXXX	775369	04-01-13	04-03-13	429	DPR	RESERVED	03-23-13	-260.46
XXXXXXXXXXXXXXX	771876	04-01-13	04-06-13	425	DPR	RESERVED	03-12-13	-1,243.72
XXXXXXXXXXXXXXX	761623	04-01-13	04-03-13	311	DPR	RESERVED	02-06-13	-232.02
XXXXXXXXXXXXXXX	757402	04-01-13	04-05-13	308	DPR	RESERVED	01-22-13	-232.02
XXXXXXXXXXXXXXX	712625	04-01-13	04-03-13	105	DPR	RESERVED	09-15-12	-214.96
XXXXXXXXXXXXXXX	761680	04-01-13	04-07-13	304	DPR	RESERVED	02-05-13	-1,293.86
XXXXXXXXXXXXXXX	766380	04-01-13	04-06-13	430	DPR	RESERVED	02-21-13	-277.52
XXXXXXXXXXXXXXX	770132	04-01-13	04-03-13	401	DPR	RESERVED	03-06-13	-305.95
XXXXXXXXXXXXXXX	763417	04-01-13	04-03-13	422	DPR	RESERVED	02-13-13	-489.30
XXXXXXXXXXXXXXX	769364	04-01-13	04-03-13	411	DPR	RESERVED	03-03-13	-499.54
XXXXXXXXXXXXXXX	760403	04-01-13	04-03-13	427	DPR	RESERVED	02-01-13	-448.36
XXXXXXXXXXXXXXX	775109	04-01-13	04-02-13	203	DPR	RESERVED	03-22-13	-232.02
XXXXXXXXXXXXXXX	775623	04-01-13	04-02-13	432	DPR	RESERVED	03-24-13	-266.14
XXXXXXXXXXXXXXX	730369	04-01-13	04-03-13	407	DPR	RESERVED	10-28-12	-498.16
XXXXXXXXXXXXXXX	760859	04-01-13	04-04-13	102	DPR	RESERVED	02-03-13	-565.05
XXXXXXXXXXXXXXX	729140	04-01-13	04-04-13	201	DPR	RESERVED	10-26-12	-503.64
XXXXXXXXXXXXXXX	729141	04-01-13	04-04-13	202	DPR	RESERVED	10-26-12	-503.64
XXXXXXXXXXXXXXX	710151	04-02-13	04-03-13	212	DPR	RESERVED	09-05-12	-193.47
XXXXXXXXXXXXXXX	773893	04-02-13	04-03-13	406	DPR	RESERVED	03-18-13	-260.46
XXXXXXXXXXXXXXX	768405	04-02-13	04-03-13	104	DPR	RESERVED	03-01-13	-232.02
XXXXXXXXXXXXXXX	756116	04-02-13	04-04-13	302	DPR	RESERVED	01-16-13	-417.64
XXXXXXXXXXXXXXX	759907	04-02-13	04-05-13	303	DPR	RESERVED	01-30-13	-232.02
XXXXXXXXXXXXXXX	740113	04-02-13	04-03-13	101	DPR	RESERVED	11-24-12	-188.35
XXXXXXXXXXXXXXX	752868	04-02-13	04-04-13	307	DPR	RESERVED	01-05-13	-417.64
XXXXXXXXXXXXXXX	766893	04-02-13	04-04-13	210	DPR	RESERVED	02-24-13	-417.64
XXXXXXXXXXXXXXX	767123	04-02-13	04-03-13	413	DPR	RESERVED	02-25-13	-266.14
XXXXXXXXXXXXXXX	769371	04-02-13	04-04-13	108	DPR	RESERVED	03-03-13	-232.02
XXXXXXXXXXXXXXX	767137	04-02-13	04-05-13	211	DPR	RESERVED	02-24-13	-626.46
XXXXXXXXXXXXXXX	736623	04-02-13	04-03-13	206	DPR	RESERVED	11-14-12	-209.28
XXXXXXXXXXXXXXX	768658	04-02-13	04-06-13	432	DPR	RESERVED	03-04-13	-1,508.84
XXXXXXXXXXXXXXX	775120	04-02-13	04-03-13	410	DPR	RESERVED	03-22-13	-260.46
XXXXXXXXXXXXXXX	711609	04-02-13	04-05-13	301	DPR	RESERVED	09-11-12	-641.82
XXXXXXXXXXXXXXX	775921	04-02-13	04-03-13	426	DPR	RESERVED	03-26-13	-300.27
XXXXXXXXXXXXXXX	774380	04-02-13	04-03-13	306	DPR	RESERVED	03-20-13	-266.14

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	767914	04·02-13	04-03-13	203	DPR	RESERVED	02-26-13	-208.82
XXXXXXXXXXXXXXX	767915	04-02-13	04-03-13	204	DPR	RESERVED	02-26-13	-208.82
XXXXXXXXXXXXXXX	767919	04-02-13	04-05-13	402	DPR	RESERVED	03-01-13	-271.83
XXXXXXXXXXXXXXX	767921	04-02-13	04-05-13	403	DPR	RESERVED	03-01-13	-271.83
XXXXXXXXXXXXXXX	711858	04-02-13	04-07-13	109	DPR	RESERVED	01-08-13	-1,003.17
XXXXXXXXXXXXXXX	754388	04-02-13	04-04-13	431	DPR	RESERVED	01-10-13	-687.87
XXXXXXXXXXXXXXX	776117	04-03-13	04-04-13	405	DPR	RESERVED	03-26-13	-300.27
XXXXXXXXXXXXXXX	767630	04-03-13	04-06-13	204	DPR	RESERVED	02-25-13	-646.93
XXXXXXXXXXXXXXX	767911	04-03-13	04-04-13	423	DPR	RESERVED	02-26-13	-208.82
XXXXXXXXXXXXXXX	773901	04-03-13	04-05-13	311	DPR	RESERVED	03-18-13	-479.06
XXXXXXXXXXXXXXX	764622	04-03-13	04-05-13	426	DPR	RESERVED	02-16-13	-489.30
XXXXXXXXXXXXXXX	771611	04-03-13	04-04-13	429	DPR	RESERVED	03-11-13	-275.36
XXXXXXXXXXXXXXX	773608	04-03-13	04-06-13	411	DPR	RESERVED	03-18-13	-266.14
XXXXXXXXXXXXXXX	777120	04-03-13	04-06-13		DPR	RESERVED	03-31-13	-266.14
XXXXXXXXXXXXXXX	762624	04-03-13	04-05-13	407	DPR	RESERVED	02-09-13	-448.36
XXXXXXXXXXXXXXX	762623	04-03-13	04-05-13	406	DPR	RESERVED	02-09-13	-448.36
XXXXXXXXXXXXXXX	755859	04-03-13	04-05-13	205	DPR	RESERVED	01-15-13	-376.70
XXXXXXXXXXXXXXX	759660	04-03-13	04-05-13	306	DPR	RESERVED	01-29-13	-232.02
XXXXXXXXXXXXXXX	740661	04-03-13	04-05-13	111	DPR	RESERVED	11-27-12	-209.28
XXXXXXXXXXXXXXX	764617	04-03-13	04-04-13	113	DPR	RESERVED	02-16-13	-183.60
XXXXXXXXXXXXXXX	763160	04-03-13	04-05-13	422	DPR	RESERVED	02-11-13	-448.36
XXXXXXXXXXXXXXX	762168	04-03-13	04-04-13	413	DPR	RESERVED	02-08-13	-224.18
XXXXXXXXXXXXXXX	763433	04-03-13	04-04-13	107	DPR	RESERVED	02-13-13	-208.82
XXXXXXXXXXXXXXX	759111	04-03-13	04-05-13	212	DPR	RESERVED	02-14-13	-376.70
XXXXXXXXXXXXXXX	762860	04-03-13	04-05-13	104	DPR	RESERVED	02-10-13	-376.70
XXXXXXXXXXXXXXX	759110	04-03-13	04-05-13	213	DPR	RESERVED	02-12-13	-376.70
XXXXXXXXXXXXXXX	760168	04-03-13	04-05-13	101	DPR	RESERVED	01-31-13	-376.10
XXXXXXXXXXXXXXX	765424	04-03-13	04-04-13	208	DPR	RESERVED	02-18-13	-208.82
XXXXXXXXXXXXXXX	763435	04-03-13	04-04-13	206	DPR	RESERVED	02-13-13	-208.82
XXXXXXXXXXXXXXX	768391	04-04-13	04-05-13	210	DPR	RESERVED	02-28-13	-208.82
XXXXXXXXXXXXXXX	764111	04-04-13	04-05-13	413	DPR	RESERVED	03-28-13	-244.65
XXXXXXXXXXXXXXX	772121	04-04-13	04-08-13	429	DPR	RESERVED	03-13-13	-1,019.54
XXXXXXXXXXXXXXX	773385	04-04-13	04-07-13	312	DPR	RESERVED	03-17-13	-499.53
XXXXXXXXXXXXXXX	759893	04-04-13	04-07-13	107	DPR	RESERVED	02-01-13	-605.99
XXXXXXXXXXXXXXX	769363	04-04-13	04-05-13	110	DPR	RESERVED	03-03-13	-208.82
XXXXXXXXXXXXXXX	762166	04-04-13	04-06-13	307	DPR	RESERVED	02-08-13	-438.11
XXXXXXXXXXXXXXX	759128	04-04-13	04-07-13	314	DPR	RESERVED	01-26-13	-667.40
XXXXXXXXXXXXXXX	767136	04-04-13	04-07-13	108	DPR	RESERVED	02-25-13	-232.02
XXXXXXXXXXXXXXX	766616	04-04-13	04-05-13	208	DPR	RESERVED	02-22-13	-208.82
XXXXXXXXXXXXXXX	766615	04-04-13	04-05-13	207	DPR	RESERVED	02-22-13	-208.82
XXXXXXXXXXXXXXX	766614	04-04-13	04-05-13	206	DPR	RESERVED	02-22-13	-208.82
XXXXXXXXXXXXXXX	776621	04-04-13	04-06-13	302	DPR	RESERVED	03-28-13	-266.14
XXXXXXXXXXXXXXX	760401	04-04-13	04-07-13	113	DPR	RESERVED	02-03-13	-605.99
XXXXXXXXXXXXXXX	760402	04-04-13	04-07-13	114	DPR	RESERVED	02-03-13	-605.99
XXXXXXXXXXXXXXX	770646	04-05-13	04-06-13	426	DPR	RESERVED	03-09-13	-295.83
XXXXXXXXXXXXXXX	772133	04-05-13	04-08-13	301	DPR	RESERVED	03-13-13	-754.42
XXXXXXXXXXXXXXX	770900	04-05-13	04-07-13	101	DPR	RESERVED	03-10-13	-499.54
XXXXXXXXXXXXXXX	761124	04-05-13	04-07-13	313	DPR	RESERVED	02-04-13	-458.58
XXXXXXXXXXXXXXX	759657	04-05-13	04-09-13	206	DPR	RESERVED	01-29-13	-794.34
XXXXXXXXXXXXXXX	766867	04-05-13	04-06-13	402	DPR	RESERVED	02-24-13	-265.12
XXXXXXXXXXXXXXX	752394	04-05-13	04-06-13	207	DPR	RESERVED	01-03-13	-232.02
XXXXXXXXXXXXXXX	761373	04-05-13	04-07-13	422	DPR	RESERVED	02-04-13	-489.30
XXXXXXXXXXXXXXX	761390	04-05-13	04-08-13	211	DPR	RESERVED	02-04-13	-605.99
XXXXXXXXXXXXXXX	766871	04-05-13	04-07-13	213	DPR	RESERVED	02-23-13	-229.29
XXXXXXXXXXXXXXX	754402	04-05-13	04-06-13	413	DPR	RESERVED	01-11-13	-271.83
XXXXXXXXXXXXXXX	747120	04-05-13	04-07-13	309	DPR	RESERVED	12-18-12	-382.16
XXXXXXXXXXXXXXX	768652	04-05-13	04-06-13	305	DPR	RESERVED	03-02-13	-249.77
XXXXXXXXXXXXXXX	774396	04-05-13	04-06-13	406	DPR	RESERVED	03-21-13	-260.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	775630	04-05-13	04-06-13	303	DPR	RESERVED	03-24-13	-283.21
XXXXXXXXXXXXXXX	755874	04-05-13	04-08-13	311	DPR	RESERVED	01-15-13	-667.40
XXXXXXXXXXXXXXX	774389	04-05-13	04-06-13	308	DPR	RESERVED	03-21-13	-288.89
XXXXXXXXXXXXXXX	767898	04-05-13	04-06-13	210	DPR	RESERVED	02-26-13	-249.08
XXXXXXXXXXXXXXX	773894	04-06-13	04-07-13	405	DPR	RESERVED	03-18-13	-260.00
XXXXXXXXXXXXXXX	750119	04-06-13	04-09-13	208	DPR	RESERVED	01-15-13	-505.00
XXXXXXXXXXXXXXX	750120	04-06-13	04-09-13	209	DPR	RESERVED	01-15-13	-505.00
XXXXXXXXXXXXXXX	759894	04-06-13	04-13-13	305	DPR	RESERVED	01-29-13	-1,502.68
XXXXXXXXXXXXXXX	771130	04-06-13	04-07-13		DPR	RESERVED	03-10-13	-260.00
XXXXXXXXXXXXXXX	769373	04-06-13	04-13-13	303	DPR	RESERVED	03-03-13	-1,645.99
XXXXXXXXXXXXXXX	759367	04-06-13	04-10-13	207	DPR	RESERVED	01-27-13	-773.87
XXXXXXXXXXXXXXX	773907	04-06-13	04-07-13	400	DPR	RESERVED	03-19-13	-260.00
XXXXXXXXXXXXXXX	767904	04-06-13	04-10-13	210	DPR	RESERVED	03-01-13	-254.77
XXXXXXXXXXXXXXX	774392	04-06-13	04-07-13	112	DPR	RESERVED	03-21-13	-229.29
XXXXXXXXXXXXXXX	755872	04-06-13	04-07-13	212	DPR	RESERVED	01-16-13	-232.02
XXXXXXXXXXXXXXX	769119	04-06-13	04-08-13	310	DPR	RESERVED	03-02-13	-479.06
XXXXXXXXXXXXXXX	773392	04-06-13	04-07-13	426	DPR	RESERVED	03-18-13	-260.00
XXXXXXXXXXXXXXX	773393	04-06-13	04-07-13	427	DPR	RESERVED	03-18-13	-260.00
XXXXXXXXXXXXXXX	762618	04-06-13	04-13-13	302	DPR	RESERVED	02-09-13	-1,502.68
XXXXXXXXXXXXXXX	769869	04-07-13	04-09-13	433	DPR	RESERVED	03-05-13	-448.36
XXXXXXXXXXXXXXX	770870	04-07-13	04-08-13	426	DPR	RESERVED	03-18-13	-219.06
XXXXXXXXXXXXXXX	771381	04-07-13	04-09-13	404	DPR	RESERVED	03-11-13	-249.08
XXXXXXXXXXXXXXX	770135	04-07-13	04-12-13	422	DPR	RESERVED	03-06-13	-249.08
XXXXXXXXXXXXXXX	761683	04-07-13	04-09-13	105	DPR	RESERVED	02-06-13	-203.59
XXXXXXXXXXXXXXX	752650	04-07-13	04-11-13		DPR	RESERVED	01-04-13	-835.28
XXXXXXXXXXXXXXX	753109	04-07-13	04-09-13	103	DPR	RESERVED	01-06-13	-376.70
XXXXXXXXXXXXXXX	688641	04-07-13	04-08-13	424	DPR	RESERVED	07-08-12	-213.94
XXXXXXXXXXXXXXX	776386	04-07-13	04-10-13	104	DPR	RESERVED	03-28-13	-209.28
XXXXXXXXXXXXXXX	771367	04-07-13	04-10-13	421	DPR	RESERVED	03-11-13	-565.05
XXXXXXXXXXXXXXX	774362	04-07-13	04-10-13	309	DPR	RESERVED	03-20-13	-657.18
XXXXXXXXXXXXXXX	772866	04-07-13	04-11-13	304	DPR	RESERVED	03-18-13	-876.23
XXXXXXXXXXXXXXX	772147	04-07-13	04-10-13	102	DPR	RESERVED	03-16-13	-565.05
XXXXXXXXXXXXXXX	771114	04-07-13	04-10-13	405	DPR	RESERVED	03-10-13	-672.54
XXXXXXXXXXXXXXX	776114	04-07-13	04-10-13	107	DPR	RESERVED	03-26-13	-209.28
XXXXXXXXXXXXXXX	772872	04-07-13	04-11-13	406	DPR	RESERVED	03-20-13	-876.24
XXXXXXXXXXXXXXX	774119	04-07-13	04-12-13	432	DPR	RESERVED	03-19-13	-1,095.29
XXXXXXXXXXXXXXX	775375	04-07-13	04-10-13	108	DPR	RESERVED	03-23-13	-565.05
XXXXXXXXXXXXXXX	755901	04-07-13	04-09-13	212	DPR	RESERVED	02-06-13	-376.70
XXXXXXXXXXXXXXX	757429	04-07-13	04-08-13	101	DPR	RESERVED	01-22-13	-188.35
XXXXXXXXXXXXXXX	759114	04-08-13	04-09-13	401	DPR	RESERVED	01-26-13	-249.08
XXXXXXXXXXXXXXX	767111	04-08-13	04-14-13	429	DPR	RESERVED	02-24-13	-1,508.84
XXXXXXXXXXXXXXX	775142	04-08-13	04-09-13	423	DPR	RESERVED	03-22-13	-219.06
XXXXXXXXXXXXXXX	775141	04-08-13	04-09-13	420	DPR	RESERVED	03-22-13	-219.06
XXXXXXXXXXXXXXX	776372	04-08-13	04-10-13	311	DPR	RESERVED	03-27-13	-243.40
XXXXXXXXXXXXXXX	776371	04-08-13	04-10-13	310	DPR	RESERVED	03-27-13	-243.40
XXXXXXXXXXXXXXX	753900	04-08-13	04-10-13	312	DPR	RESERVED	01-09-13	-452.68
XXXXXXXXXXXXXXX	761919	04-08-13	04-10-13	111	DPR	RESERVED	02-06-13	-376.70
XXXXXXXXXXXXXXX	762387	04-08-13	04-10-13	205	DPR	RESERVED	02-08-13	-418.55
XXXXXXXXXXXXXXX	776365	04-08-13	04-09-13	313	DPR	RESERVED	03-27-13	-243.40
XXXXXXXXXXXXXXX	775611	04-08-13	04-09-13	211	DPR	RESERVED	03-24-13	-188.35
XXXXXXXXXXXXXXX	764881	04-08-13	04-12-13	301	DPR	RESERVED	02-17-13	-917.16
XXXXXXXXXXXXXXX	774152	04-08-13	04-09-13	101	DPR	RESERVED	03-20-13	-188.35
XXXXXXXXXXXXXXX	756125	04-09-13	04-10-13	105	DPR	RESERVED	01-17-13	-209.28
XXXXXXXXXXXXXXX	771112	04-09-13	04-11-13	313	DPR	RESERVED	03-10-13	-427.88
XXXXXXXXXXXXXXX	776133	04-09-13	04-10-13	208	DPR	RESERVED	03-26-13	-209.28
XXXXXXXXXXXXXXX	759650	04-09-13	04-11-13	212	DPR	RESERVED	01-29-13	-209.28
XXXXXXXXXXXXXXX	754659	04-09-13	04-13-13	424	DPR	RESERVED	01-11-13	-249.08
XXXXXXXXXXXXXXX	747883	04-09-13	04-13-13	314	DPR	RESERVED	12-19-12	-713.14

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	761863	04-09-13	04-10-13	404	DPR	RESERVED	02-06-13	-249.08
XXXXXXXXXXXXXXX	773365	04-09-13	04-10-13	103	DPR	RESERVED	03-17-13	-203.59
XXXXXXXXXXXXXXX	776865	04-09-13	04-10-13	110	DPR	RESERVED	03-29-13	-209.28
XXXXXXXXXXXXXXX	770389	04-10-13	04-11-13	9000	DPR	RESERVED	03-18-13	-2,331.99
XXXXXXXXXXXXXXX	771135	04-10-13	04-12-13	426	DPR	RESERVED	03-10-13	-448.36
XXXXXXXXXXXXXXX	758158	04-10-13	04-14-13	411	DPR	RESERVED	01-23-13	-937.66
XXXXXXXXXXXXXXX	763859	04-10-13	04-12-13	312	DPR	RESERVED	02-14-13	-458.59
XXXXXXXXXXXXXXX	769365	04-10-13	04-12-13	311	DPR	RESERVED	03-03-13	-417.64
XXXXXXXXXXXXXXX	767872	04-10-13	04-13-13	402	DPR	RESERVED	03-23-13	-708.35
XXXXXXXXXXXXXXX	776123	04-10-13	04-12-13	309	DPR	RESERVED	03-26-13	-479.06
XXXXXXXXXXXXXXX	728615	04-10-13	04-13-13	404	DPR	RESERVED	10-24-12	-249.08
XXXXXXXXXXXXXXX	776374	04-10-13	04-13-13	431	DPR	RESERVED	03-27-13	-260.46
XXXXXXXXXXXXXXX	766860	04-10-13	04-12-13	210	DPR	RESERVED	02-23-13	-417.64
XXXXXXXXXXXXXXX	704874	04-10-13	04-12-13	310	DPR	RESERVED	08-21-12	-427.88
XXXXXXXXXXXXXXX	762421	04-10-13	04-13-13	103	DPR	RESERVED	02-09-13	-585.52
XXXXXXXXXXXXXXX	771863	04-10-13	04-12-13	405	DPR	RESERVED	03-12-13	-448.36
XXXXXXXXXXXXXXX	775122	04-11-13	04-14-13	102	DPR	RESERVED	03-22-13	-605.99
XXXXXXXXXXXXXXX	713885	04-11-13	04-13-13	101	DPR	RESERVED	09-17-12	-402.29
XXXXXXXXXXXXXXX	760877	04-11-13	04-13-13	202	DPR	RESERVED	02-03-13	-209.28
XXXXXXXXXXXXXXX	763389	04-11-13	04-14-13	425	DPR	RESERVED	02-12-13	-713.48
XXXXXXXXXXXXXXX	765644	04-11-13	04-12-13	406	DPR	RESERVED	02-19-13	-271.83
XXXXXXXXXXXXXXX	754119	04-11-13	04-12-13	107	DPR	RESERVED	01-09-13	-209.28
XXXXXXXXXXXXXXX	770620	04-11-13	04-12-13	212	DPR	RESERVED	03-08-13	-188.35
XXXXXXXXXXXXXXX	776878	04-11-13	04-14-13	204	DPR	RESERVED	03-29-13	-226.34
XXXXXXXXXXXXXXX	770644	04-11-13	04-15-13	430	DPR	RESERVED	03-10-13	-249.08
XXXXXXXXXXXXXXX	776612	04-11-13	04-14-13	105	DPR	RESERVED	03-29-13	-667.40
XXXXXXXXXXXXXXX	777128	04-11-13	04-12-13		DPR	RESERVED	03-31-13	-232.02
XXXXXXXXXXXXXXX	741622	04-11-13	04-14-13	408	DPR	RESERVED	11-29-12	-249.08
XXXXXXXXXXXXXXX	763861	04-11-13	04-12-13	208	DPR	RESERVED	02-14-13	-208.82
XXXXXXXXXXXXXXX	770116	04-11-13	04-12-13	433	DPR	RESERVED	03-06-13	-224.18
XXXXXXXXXXXXXXX	775918	04-12-13	04-15-13	433	DPR	RESERVED	03-25-13	-759.53
XXXXXXXXXXXXXXX	763391	04-12-13	04-14-13	426	DPR	RESERVED	02-12-13	-489.30
XXXXXXXXXXXXXXX	763392	04-12-13	04-14-13	427	DPR	RESERVED	02-12-13	-489.30
XXXXXXXXXXXXXXX	775144	04-12-13	04-14-13	107	DPR	RESERVED	03-23-13	-458.58
XXXXXXXXXXXXXXX	775909	04-12-13	04-14-13	301	DPR	RESERVED	03-25-13	-520.00
XXXXXXXXXXXXXXX	757373	04-12-13	04-14-13	312	DPR	RESERVED	01-21-13	-254.77
XXXXXXXXXXXXXXX	757372	04-12-13	04-14-13	313	DPR	RESERVED	01-22-13	-254.77
XXXXXXXXXXXXXXX	763901	04-12-13	04-14-13	422	DPR	RESERVED	02-14-13	-288.89
XXXXXXXXXXXXXXX	755913	04-12-13	04-14-13	205	DPR	RESERVED	01-15-13	-441.30
XXXXXXXXXXXXXXX	740358	04-12-13	04-13-13	108	DPR	RESERVED	11-25-12	-232.02
XXXXXXXXXXXXXXX	770895	04-12-13	04-14-13	432	DPR	RESERVED	03-09-13	-530.24
XXXXXXXXXXXXXXX	753381	04-12-13	04-14-13	406	DPR	RESERVED	01-07-13	-271.83
XXXXXXXXXXXXXXX	776387	04-12-13	04-14-13	405	DPR	RESERVED	03-27-13	-520.00
XXXXXXXXXXXXXXX	770153	04-12-13	04-14-13	201	DPR	RESERVED	03-07-13	-458.58
XXXXXXXXXXXXXXX	774136	04-12-13	04-14-13	110	DPR	RESERVED	03-19-13	-458.58
XXXXXXXXXXXXXXX	761902	04-12-13	04-16-13	304	DPR	RESERVED	02-06-13	-958.12
XXXXXXXXXXXXXXX	762115	04-12-13	04-13-13	310	DPR	RESERVED	02-07-13	-249.77
XXXXXXXXXXXXXXX	757859	04-12-13	04-15-13		DPR	RESERVED	01-23-13	-254.77
XXXXXXXXXXXXXXX	776608	04-13-13	04-15-13	402	DPR	RESERVED	03-28-13	-288.89
XXXXXXXXXXXXXXX	762397	04-13-13	04-15-13	314	DPR	RESERVED	02-08-13	-479.06
XXXXXXXXXXXXXXX	755619	04-13-13	04-14-13	101	DPR	RESERVED	01-14-13	-220.65
XXXXXXXXXXXXXXX	755624	04-13-13	04-14-13	212	DPR	RESERVED	01-15-13	-232.02
XXXXXXXXXXXXXXX	775121	04-13-13	04-16-13	303	DPQ	RESERVED	03-23-13	-708.35
XXXXXXXXXXXXXXX	773886	04-13-13	04-15-13	202	DPR	RESERVED	03-18-13	-438.11
XXXXXXXXXXXXXXX	756362	04-13-13	04-16-13	311	DPR	RESERVED	01-17-13	-646.93
XXXXXXXXXXXXXXX	756360	04-13-13	04-16-13	309	DPR	RESERVED	01-17-13	-646.93
XXXXXXXXXXXXXXX	756361	04-13-13	04-16-13	310	DPR	RESERVED	01-17-13	-646.93
XXXXXXXXXXXXXXX	755919	04-13-13	04-17-13	421	DPR	RESERVED	01-15-13	-595.75

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	771126	04-13-13	04-15-13	305	DPR	RESERVED	03-17-13	-494.41
XXXXXXXXXXXXXXX	759370	04-13-13	04-15-13	302	DPR	RESERVED	01-27-13	-438.11
XXXXXXXXXXXXXXX	752630	04-13-13	04-14-13	209	DPR	RESERVED	01-04-13	-220.65
XXXXXXXXXXXXXXX	752629	04-13-13	04-14-13	210	DPR	RESERVED	01-04-13	-220.65
XXXXXXXXXXXXXXX	775635	04-13-13	04-14-13	112	DPR	RESERVED	03-25-13	-229.29
XXXXXXXXXXXXXXX	775913	04-13-13	04-18-13	401	DPR	RESERVED	03-25-13	-277.52
XXXXXXXXXXXXXXX	768115	04-13-13	04-16-13	403	DPR	RESERVED	03-01-13	-754.42
XXXXXXXXXXXXXXX	775863	04-13-13	04-14-13	111	DPR	RESERVED	03-25-13	-229.29
XXXXXXXXXXXXXXX	753113	04-13-13	04-16-13	404	DPR	RESERVED	01-06-13	-271.83
XXXXXXXXXXXXXXX	760377	04-14-13	04-17-13		DPR	RESERVED	01-31-13	-733.95
XXXXXXXXXXXXXXX	775620	04-14-13	04-17-13		DPR	RESERVED	03-24-13	-243.40
XXXXXXXXXXXXXXX	758392	04-14-13	04-15-13		DPR	RESERVED	01-24-13	-188.35
XXXXXXXXXXXXXXX	734383	04-14-13	04-16-13		DPR	RESERVED	11-13-12	-376.70
XXXXXXXXXXXXXXX	764638	04-14-13	04-16-13		DPR	RESERVED	02-16-13	-254.77
XXXXXXXXXXXXXXX	774629	04-14-13	04-16-13		DPR	RESERVED	03-21-13	-479.06
XXXXXXXXXXXXXXX	771360	04-14-13	04-16-13		DPR	RESERVED	03-11-13	-271.83
XXXXXXXXXXXXXXX	774626	04-14-13	04-18-13		DPR	RESERVED	03-21-13	-958.12
XXXXXXXXXXXXXXX	766898	04-14-13	04-16-13		DPR	RESERVED	02-24-13	-489.30
XXXXXXXXXXXXXXX	773869	04-15-13	04-16-13		DPR	RESERVED	03-18-13	-208.82
XXXXXXXXXXXXXXX	0.774144	04-15-13	04-16-13		DPR	RESERVED	03-20-13	-260.46
XXXXXXXXXXXXXXX	753396	04-15-13	04-19-13		DPR	RESERVED	01-07-13	-896.72
XXXXXXXXXXXXXXX	762373	04-15-13	04-16-13		DPR	RESERVED	02-08-13	-229.29
XXXXXXXXXXXXXXX	748879	04-15-13	04-17-13		DPR	RESERVED	12-23-12	-243.40
XXXXXXXXXXXXXXX	772861	04-15-13	04-19-13		DPR	RESERVED	03-16-13	-958.12
XXXXXXXXXXXXXXX	759358	04-16-13	04-18-13		DPR	RESERVED	01-27-13	-187.67
XXXXXXXXXXXXXXX	767376	04-16-13	04-18-13		DPR	RESERVED	03-01-13	-229.29
XXXXXXXXXXXXXXX	762632	04-16-13	04-18-13		DPR	RESERVED	02-09-13	-187.67
XXXXXXXXXXXXXXX	776869	04-16-13	04-17-13		DPR	RESERVED	03-29-13	-239.53
XXXXXXXXXXXXXXX	761115	04-16-13	04-18-13		DPR	RESERVED	02-03-13	-375.34
XXXXXXXXXXXXXXX	776868	04-16-13	04-18-13		DPR	RESERVED	03-29-13	-458.59
XXXXXXXXXXXXXXX	776385	04-16-13	04-18-13		DPR	RESERVED	03-27-13	-266.14
XXXXXXXXXXXXXXX	756119	04-16-13	04-19-13		DPR	RESERVED	01-16-13	-672.54
XXXXXXXXXXXXXXX	752376	04-16-13	04-18-13		DPR	RESERVED	01-03-13	-187.67
XXXXXXXXXXXXXXX	752120	04-16-13	04-18-13		DPR	RESERVED	01-02-13	-187.67
XXXXXXXXXXXXXXX	776388	04-16-13	04-17-13		DPR	RESERVED	03-28-13	-266.14
XXXXXXXXXXXXXXX	767142	04-16-13	04-17-13		DPR	RESERVED	03-25-13	-229.29
XXXXXXXXXXXXXXX	763387	04-16-13	04-20-13		DPR	RESERVED	02-12-13	-249.08
XXXXXXXXXXXXXXX	773902	04-16-13	04-17-13		DPR	RESERVED	03-18-13	-479.06
XXXXXXXXXXXXXXX	708861	04-16-13	04-17-13		DPR	RESERVED	09-01-12	-213.94
XXXXXXXXXXXXXXX	708860	04-16-13	04-17-13		DPR	RESERVED	09-01-12	-213.94
XXXXXXXXXXXXXXX	688858	04-16-13	04-17-13		DPR	RESERVED	07-08-12	-209.28
XXXXXXXXXXXXXXX	766378	04-16-13	04-19-13		DPR	RESERVED	02-21-13	-687.87
XXXXXXXXXXXXXXX	752864	04-16-13	04-17-13		DPR	RESERVED	01-05-13	-224.18
XXXXXXXXXXXXXXX	776644	04-16-13	04-17-13		DPR	RESERVED	03-28-13	-438.12
XXXXXXXXXXXXXXX	776645	04-16-13	04-17-13		DPR	RESERVED	03-28-13	-438.12
XXXXXXXXXXXXXXX	777119	04-16-13	04-17-13		DPR	RESERVED	03-30-13	-239.53
XXXXXXXXXXXXXXX	777118	04-16-13	04-17-13		DPR	RESERVED	03-30-13	-208.82
XXXXXXXXXXXXXXX	754638	04-16-13	04-18-13		DPR	RESERVED	01-11-13	-187.67
XXXXXXXXXXXXXXX	747625	04-16-13	04-17-13		DPR	RESERVED	12-18-12	-156.96
XXXXXXXXXXXXXXX	772875	04-16-13	04-18-13		DPR	RESERVED	03-17-13	-260.46
XXXXXXXXXXXXXXX	776624	04-17-13	04-18-13		DPR	RESERVED	03-28-13	-188.35
XXXXXXXXXXXXXXX	776870	04-17-13	04-18-13		DPR	RESERVED	03-29-13	-188.35
XXXXXXXXXXXXXXX	764878	04-17-13	04-20-13		DPR	RESERVED	02-17-13	-254.77
XXXXXXXXXXXXXXX	764877	04-17-13	04-20-13		DPR	RESERVED	02-17-13	-254.77
XXXXXXXXXXXXXXX	772859	04-17-13	04-19-13		DPR	RESERVED	03-16-13	-479.06
XXXXXXXXXXXXXXX	763917	04-17-13	04-18-13		DPR	RESERVED	02-14-13	-187.67
XXXXXXXXXXXXXXX	754612	04-17-13	04-18-13		DPR	RESERVED	01-11-13	-209.28
XXXXXXXXXXXXXXX	724612	04-17-13	04-20-13		DPR	RESERVED	10-14-12	-209.28

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	762409	04-17-13	04-20-13		DPR	RESERVED	02-10-13	-754.42
XXXXXXXXXXXXXXX	766383	04-17-13	04-20-13		DPR	RESERVED	02-21-13	-708.35
XXXXXXXXXXXXXXX	776143	04-17-13	04-19-13		DPR	RESERVED	03-26-13	-376.70
XXXXXXXXXXXXXXX	762392	04-17-13	04-19-13		DPR	RESERVED	02-08-13	-489.30
XXXXXXXXXXXXXXX	767868	04-17-13	04-21-13		DPR	RESERVED	02-26-13	-1,019.54
XXXXXXXXXXXXXXX	777112	04-17-13	04-18-13		DPR	RESERVED	03-31-13	-188.35
XXXXXXXXXXXXXXX	764869	04-18-13	04-22-13		DPR	RESERVED	02-17-13	-249.08
XXXXXXXXXXXXXXX	770862	04-18-13	04-21-13		DPR	RESERVED	03-09-13	-203.59
XXXXXXXXXXXXXXX	737118	04-18-13	04-20-13		DPR	RESERVED	11-15-12	-226.34
XXXXXXXXXXXXXXX	762617	04-18-13	04-20-13		DPR	RESERVED	02-09-13	-479.06
XXXXXXXXXXXXXXX	769662	04-18-13	04-21-13		DPR	RESERVED	03-05-13	-271.83
XXXXXXXXXXXXXXX	764897	04-18-13	04-19-13		DPR	RESERVED	02-18-13	-229.29
XXXXXXXXXXXXXXX	774364	04-18-13	04-21-13		DPR	RESERVED	03-20-13	-243.40
XXXXXXXXXXXXXXX	766862	04-18-13	04-21-13		DPR	RESERVED	02-24-13	-774.89
XXXXXXXXXXXXXXX	776871	04-18-13	04-20-13	408	DPR	RESERVED	03-29-13	-458.59
XXXXXXXXXXXXXXX	762642	04-18-13	04-19-13		DPR	RESERVED	02-10-13	-271.83
XXXXXXXXXXXXXXX	766157	04-18-13	04-19-13		DPR	RESERVED	02-21-13	-232.02
XXXXXXXXXXXXXXX	746379	04-18-13	04-22-13		DPR	RESERVED	12-14-12	-730.20
XXXXXXXXXXXXXXX	758858	04-18-13	04-19-13		DPR	RESERVED	01-25-13	-249.08
XXXXXXXXXXXXXXX	674373	04-18-13	04-20-13		DPR	RESERVED	05-26-12	-214.96
XXXXXXXXXXXXXXX	746886	04-18-13	04-22-13		DPR	RESERVED	12-17-12	-730.20
XXXXXXXXXXXXXXX	771388	04-18-13	04-20-13		DPR	RESERVED	03-11-13	-244.65
XXXXXXXXXXXXXXX	774394	04-19-13	04-21-13		DPR	RESERVED	03-21-13	-232.02
XXXXXXXXXXXXXXX	756384	04-19-13	04-21-13		DPR	RESERVED	01-18-13	-271.83
XXXXXXXXXXXXXXX	772112	04-19-13	04-22-13		DPR	RESERVED	03-13-13	-713.48
XXXXXXXXXXXXXXX	768369	04-19-13	04-21-13		DPR	RESERVED	02-28-13	-458.58
XXXXXXXXXXXXXXX	759908	04-19-13	04-21-13		DPR	RESERVED	01-30-13	-266.14
XXXXXXXXXXXXXXX	774627	04-19-13	04-21-13		DPR	RESERVED	03-21-13	-479.06
XXXXXXXXXXXXXXX	775610	04-19-13	04-21-13		DPR	RESERVED	03-24-13	-417.64
XXXXXXXXXXXXXXX	760642	04-19-13	04-21-13		DPR	RESERVED	02-01-13	-458.58
XXXXXXXXXXXXXXX	731366	04-19-13	04-21-13		DPR	RESERVED	10-30-12	-249.08
XXXXXXXXXXXXXXX	776358	04-19-13	04-20-13		DPR	RESERVED	03-27-13	-208.82
XXXXXXXXXXXXXXX	766620	04-19-13	04-22-13		DPR	RESERVED	02-22-13	-254.78
XXXXXXXXXXXXXXX	721614	04-20-13	04-26-13		DPR	RESERVED	10-07-12	-208.82
XXXXXXXXXXXXXXX	775925	04-20-13	04-21-13		DPR	RESERVED	03-25-13	-239.53
XXXXXXXXXXXXXXX	761688	04-20-13	04-24-13		DPR	RESERVED	02-06-13	-855.75
XXXXXXXXXXXXXXX	751901	04-20-13	04-23-13		DPR	RESERVED	01-02-13	-693.01
XXXXXXXXXXXXXXX	705359	04-20-13	04-23-13		DPR	RESERVED	08-23-12	-249.08
XXXXXXXXXXXXXXX	762388	04-20-13	04-23-13		DPR	RESERVED	02-08-13	-277.52
XXXXXXXXXXXXXXX	777358	04-20-13	04-21-13		DPR	RESERVED	03-31-13	-288.89
XXXXXXXXXXXXXXX	761927	04-20-13	04-21-13		DPR	RESERVED	02-06-13	-208.82
XXXXXXXXXXXXXXX	772130	04-20-13	04-22-13		DPR	RESERVED	03-13-13	-468.83
XXXXXXXXXXXXXXX	761618	04-20-13	04-26-13		DPR	RESERVED	02-05-13	-1,273.39
XXXXXXXXXXXXXXX	757114	04-20-13	04-21-13		DPR	RESERVED	01-20-13	-229.29
XXXXXXXXXXXXXXX	705360	04-20-13	04-23-13	212	DPR	RESERVED	08-23-12	-249.08
XXXXXXXXXXXXXXX	757631	04-20-13	04-24-13		DPR	RESERVED	01-22-13	-266.14
XXXXXXXXXXXXXXX	775358	04-20-13	04-22-13		DPR	RESERVED	03-23-13	-458.59
XXXXXXXXXXXXXXX	766160	04-21-13	04-23-13		DPR	RESERVED	02-21-13	-209.28
XXXXXXXXXXXXXXX	771116	04-21-13	04-24-13		DPR	RESERVED	03-10-13	-565.05
XXXXXXXXXXXXXXX	775609	04-21-13	04-23-13		DPR	RESERVED	03-24-13	-376.70
XXXXXXXXXXXXXXX	760125	04-21-13	04-22-13		DPR	RESERVED	01-30-13	-208.82
XXXXXXXXXXXXXXX	765428	04-21-13	04-23-13		DPR	RESERVED	02-18-13	-376.70
XXXXXXXXXXXXXXX	776139	04-21-13	04-24-13		DPR	RESERVED	03-26-13	-237.71
XXXXXXXXXXXXXXX	775617	04-21-13	04-24-13		DPR	RESERVED	03-24-13	-657.18
XXXXXXXXXXXXXXX	720626	04-21-13	04-27-13		DPR	RESERVED	10-05-12	-249.08
XXXXXXXXXXXXXXX	764880	04-21-13	04-23-13		DPR	RESERVED	02-17-13	-376.70
XXXXXXXXXXXXXXX	742630	04-21-13	04-23-13		DPR	RESERVED	12-03-12	-209.28
XXXXXXXXXXXXXXX	769664	04-21-13	04-22-13		DPR	RESERVED	03-05-13	-209.28

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	759913	04-21-13	04-23-13		DPR	RESERVED	01-29-13	-386.94
XXXXXXXXXXXXXXX	759912	04-21-13	04-23-13		DPR	RESERVED	01-29-13	-386.94
XXXXXXXXXXXXXXX	759914	04-21-13	04-23-13		DPR	RESERVED	01-29-13	-386.94
XXXXXXXXXXXXXXX	770642	04-21-13	04-22-13		DPR	RESERVED	03-09-13	-188.35
XXXXXXXXXXXXXXX	768142	04-21-13	04-24-13		DPR	RESERVED	03-01-13	-249.08
XXXXXXXXXXXXXXX	766889	04-21-13	04-22-13		DPR	RESERVED	02-23-13	-209.28
XXXXXXXXXXXXXXX	759131	04-21-13	04-22-13		DPR	RESERVED	01-26-13	-188.35
XXXXXXXXXXXXXXX	759130	04-21-13	04-22-13		DPR	RESERVED	01-26-13	-188.35
XXXXXXXXXXXXXXX	759129	04-21-13	04-22-13		DPR	RESERVED	01-26-13	-188.35
XXXXXXXXXXXXXXX	759126	04-22-13	04-23-13		DPR	RESERVED	01-27-13	-208.82
XXXXXXXXXXXXXXX	772125	04-22-13	04-25-13		DPR	RESERVED	03-13-13	-672.53
XXXXXXXXXXXXXXX	773377	04-22-13	04-23-13		DPR	RESERVED	03-18-13	-219.06
XXXXXXXXXXXXXXX	773376	04-22-13	04-23-13		DPR	RESERVED	03-18-13	-219.06
XXXXXXXXXXXXXXX	768395	04-22-13	04-26-13		DPR	RESERVED	03-01-13	-753.39
XXXXXXXXXXXXXXX	750877	04-22-13	04-27-13		DPR	RESERVED	12-29-12	-962.22
XXXXXXXXXXXXXXX	751362	04-22-13	04-24-13		DPR	RESERVED	12-31-12	-232.02
XXXXXXXXXXXXXXX	751361	04-22-13	04-24-13		DPR	RESERVED	12-31-12	-232.02
XXXXXXXXXXXXXXX	762643	04-22-13	04-25-13		DPR	RESERVED	02-10-13	-209.28
XXXXXXXXXXXXXXX	767920	04-22-13	04-24-13		DPR	RESERVED	03-01-13	-209.28
XXXXXXXXXXXXXXX	759124	04-22-13	04-23-13		DPR	RESERVED	01-27-13	-208.82
XXXXXXXXXXXXXXX	759125	04-22-13	04-23-13		DPR	RESERVED	01-27-13	-208.82
XXXXXXXXXXXXXXX	777361	04-22-13	04-24-13		DPR	RESERVED	03-31-13	-479.06
XXXXXXXXXXXXXXX	772862	04-22-13	04-23-13		DPR	RESERVED	03-16-13	-243.40
XXXXXXXXXXXXXXX	771125	04-22-13	04-25-13		DPR	RESERVED	03-10-13	-672.54
XXXXXXXXXXXXXXX	677362	04-23-13	04-25-13		DPR	RESERVED	06-06-12	-232.02
XXXXXXXXXXXXXXX	768641	04-23-13	04-25-13		DPR	RESERVED	03-30-13	-418.56
XXXXXXXXXXXXXXX	770611	04-23-13	04-25-13		DPR	RESERVED	03-08-13	-237.71
XXXXXXXXXXXXXXX	750383	04-23-13	04-26-13		DPR	RESERVED	12-27-12	-232.02
XXXXXXXXXXXXXXX	750384	04-23-13	04-26-13		DPR	RESERVED	12-27-12	-232.02
XXXXXXXXXXXXXXX	717115	04-23-13	04-26-13		DPR	RESERVED	09-27-12	-209.28
XXXXXXXXXXXXXXX	772128	04-23-13	04-25-13		DPR	RESERVED	03-13-13	-427.88
XXXXXXXXXXXXXXX	772129	04-23-13	04-25-13		DPR	RESERVED	03-13-13	-427.88
XXXXXXXXXXXXXXX	776648	04-23-13	04-24-13		DPR	RESERVED	03-28-13	-232.02
XXXXXXXXXXXXXXX	775123	04-23-13	04-25-13		DPR	RESERVED	03-22-13	-376.70
XXXXXXXXXXXXXXX	769654	04-23-13	04-24-13		DPR	RESERVED	03-04-13	-208.82
XXXXXXXXXXXXXXX	775892	04-24-13	04-26-13		DPR	RESERVED	03-25-13	-376.70
XXXXXXXXXXXXXXX	773391	04-24-13	04-26-13		DPR	RESERVED	03-17-13	-438.12
XXXXXXXXXXXXXXX	760869	04-24-13	04-27-13		DPR	RESERVED	02-03-13	-209.28
XXXXXXXXXXXXXXX	776616	04-24-13	04-25-13		DPR	RESERVED	03-28-13	-208.82
XXXXXXXXXXXXXXX	776617	04-24-13	04-25-13		DPR	RESERVED	03-28-13	-208.82
XXXXXXXXXXXXXXX	772874	04-24-13	04-27-13		DPR	RESERVED	03-16-13	-677.65
XXXXXXXXXXXXXXX	774634	04-24-13	04-26-13		DPR	RESERVED	03-21-13	-438.11
XXXXXXXXXXXXXXX	768139	04-24-13	04-26-13		DPR	RESERVED	03-02-13	-376.70
XXXXXXXXXXXXXXX	772617	04-24-13	04-27-13		DPR	RESERVED	03-28-13	-739.06
XXXXXXXXXXXXXXX	763618	04-24-13	04-26-13		DPR	RESERVED	02-13-13	-448.36
XXXXXXXXXXXXXXX	769908	04-24-13	04-26-13		DPR	RESERVED	03-05-13	-237.71
XXXXXXXXXXXXXXX	772120	04-24-13	04-27-13		DPR	RESERVED	03-13-13	-243.40
XXXXXXXXXXXXXXX	695135	04-24-13	04-26-13		DPR	RESERVED	07-25-12	-427.88
XXXXXXXXXXXXXXX	695134	04-24-13	04-26-13		DPR	RESERVED	07-25-12	-427.88
XXXXXXXXXXXXXXX	695136	04-24-13	04-26-13		DPR	RESERVED	07-25-12	-427.88
XXXXXXXXXXXXXXX	760876	04-25-13	04-28-13		DPR	RESERVED	02-10-13	-243.40
XXXXXXXXXXXXXXX	774151	04-25-13	05-01-13		DPR	RESERVED	03-19-13	-1,355.30
XXXXXXXXXXXXXXX	763863	04-25-13	04-27-13		DPR	RESERVED	02-14-13	-203.59
XXXXXXXXXXXXXXX	755647	04-25-13	04-29-13		DPR	RESERVED	01-14-13	-876.22
XXXXXXXXXXXXXXX	775626	04-25-13	04-27-13		DPR	RESERVED	03-24-13	-458.59
XXXXXXXXXXXXXXX	755373	04-25-13	04-26-13		DPR	RESERVED	01-31-13	-188.35
XXXXXXXXXXXXXXX	760411	04-25-13	04-26-13		DPR	RESERVED	01-31-13	-188.35
XXXXXXXXXXXXXXX	770864	04-25-13	04-27-13		DPR	RESERVED	03-10-13	-468.83

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	760888	04-25-13	04-29-13		DPR	RESERVED	02-02-13	-937.66
XXXXXXXXXXXXXXX	766411	04-25-13	04-28-13		DPR	RESERVED	02-22-13	-713.47
XXXXXXXXXXXXXXX	766650	04-26-13	04-29-13		DPR	RESERVED	02-23-13	-232.02
XXXXXXXXXXXXXXX	767113	04-26-13	04-28-13		DPR	RESERVED	02-24-13	-417.64
XXXXXXXXXXXXXXX	761935	04-26-13	04-29-13		DPR	RESERVED	02-07-13	-605.99
XXXXXXXXXXXXXXX	771867	04-26-13	04-29-13		DPR	RESERVED	03-12-13	-774.89
XXXXXXXXXXXXXXX	776613	04-26-13	04-28-13		DPR	RESERVED	03-28-13	-520.00
XXXXXXXXXXXXXXX	767910	04-26-13	04-28-13		DPR	RESERVED	02-27-13	-203.59
XXXXXXXXXXXXXXX	764871	04-26-13	04-27-13		DPR	RESERVED	02-18-13	-229.29
XXXXXXXXXXXXXXX	757630	04-26-13	05-01-13		DPR	RESERVED	01-23-13	-1,161.84
XXXXXXXXXXXXXXX	682869	04-26-13	04-29-13		DPR	RESERVED	06-21-12	-226.34
XXXXXXXXXXXXXXX	753125	04-26-13	04-28-13		DPR	RESERVED	01-07-13	-417.64
XXXXXXXXXXXXXXX	773900	04-26-13	04-28-13		DPR	RESERVED	03-18-13	-479.06
XXXXXXXXXXXXXXX	749118	04-26-13	04-29-13		DPR	RESERVED	12-25-12	-254.77
XXXXXXXXXXXXXXX	776108	04-26-13	04-28-13		DPR	RESERVED	03-26-13	-417.64
XXXXXXXXXXXXXXX	765108	04-26-13	04-29-13		DPR	RESERVED	02-18-13	-605.99
XXXXXXXXXXXXXXX	765109	04-26-13	04-29-13		DPR	RESERVED	02-18-13	-605.99
XXXXXXXXXXXXXXX	761370	04-27-13	05-04-13		DPR	RESERVED	02-04-13	-254.77
XXXXXXXXXXXXXXX	762898	04-27-13	04-28-13		DPR	RESERVED	02-11-13	-229.29
XXXXXXXXXXXXXXX	753901	04-27-13	04-29-13	202	DPR	RESERVED	01-08-13	-397.17
XXXXXXXXXXXXXXX	765615	04-27-13	05-04-13		DPR	RESERVED	02-19-13	-232.02
XXXXXXXXXXXXXXX	753897	04-27-13	04-29-13	201	DPR	RESERVED	01-09-13	-441.30
XXXXXXXXXXXXXXX	764139	04-27-13	04-28-13		DPR	RESERVED	02-16-13	-232.02
XXXXXXXXXXXXXXX	773887	04-27-13	04-29-13		DPR	RESERVED	03-18-13	-397.17
XXXXXXXXXXXXXXX	762367	04-27-13	04-29-13		DPR	RESERVED	02-08-13	-438.11
XXXXXXXXXXXXXXX	776366	04-27-13	04-29-13		DPR	RESERVED	03-27-13	-397.17
XXXXXXXXXXXXXXX	749111	04-27-13	04-29-13		DPR	RESERVED	12-25-12	-397.17
XXXXXXXXXXXXXXX	751874	04-27-13	04-30-13		DPR	RESERVED	01-02-13	-271.83
XXXXXXXXXXXXXXX	755869	04-27-13	04-29-13		DPR	RESERVED	01-16-13	-397.17
XXXXXXXXXXXXXXX	770365	04-27-13	05-02-13		DPR	RESERVED	03-07-13	-1,064.57
XXXXXXXXXXXXXXX	761610	04-27-13	04-28-13		DPR	RESERVED	02-07-13	-232.02
XXXXXXXXXXXXXXX	764870	04-27-13	04-29-13		DPR	RESERVED	02-18-13	-254.77
XXXXXXXXXXXXXXX	761609	04-27-13	04-28-13		DPR	RESERVED	02-06-13	-232.02
XXXXXXXXXXXXXXX	766159	04-27-13	04-29-13		DPR	RESERVED	02-21-13	-254.77
XXXXXXXXXXXXXXX	772146	04-28-13	04-29-13		DPR	RESERVED	03-14-13	-209.28
XXXXXXXXXXXXXXX	746890	04-28-13	04-30-13		DPR	RESERVED	12-17-12	-348.04
XXXXXXXXXXXXXXX	769391	04-28-13	04-30-13		DPR	RESERVED	03-04-13	-203.59
XXXXXXXXXXXXXXX	775633	04-28-13	05-01-13		DPR	RESERVED	03-24-13	-565.05
XXXXXXXXXXXXXXX	771365	04-28-13	05-01-13		DPR	RESERVED	03-11-13	-672.54
XXXXXXXXXXXXXXX	765398	04-28-13	04-30-13		DPR	RESERVED	02-18-13	-376.70
XXXXXXXXXXXXXXX	769136	04-28-13	04-30-13		DPR	RESERVED	03·03-13	-249.08
XXXXXXXXXXXXXXX	770612	04-28-13	04-29-13		DPR	RESERVED	03-08-13	-224.18
XXXXXXXXXXXXXXX	764113	04-28-13	04-29-13		DPR	RESERVED	02-15-13	-208.82
XXXXXXXXXXXXXXX	764114	04-28-13	04-29-13		DPR	RESERVED	02-15-13	-208.82
XXXXXXXXXXXXXXX	756624	04-28-13	04-30-13		DPR	RESERVED	01-19-13	-232.02
XXXXXXXXXXXXXXX	771403	04-29-13	05-04-13		DPR	RESERVED	03-11-13	-1,013.40
XXXXXXXXXXXXXXX	775864	04-29-13	04-30-13		DPR	RESERVED	03-25-13	-209.28
XXXXXXXXXXXXXXX	772860	04-29-13	05-01-13		DPR	RESERVED	03-16-13	-438.12
XXXXXXXXXXXXXXX	762360	04-29-13	05-03-13		DPR	RESERVED	02-08-13	-243.40
XXXXXXXXXXXXXXX	771384	04-29-13	05-01-13		DPR	RESERVED	03-11-13	-335.75
XXXXXXXXXXXXXXX	752360	04-29-13	05-01-13		DPR	RESERVED	01-06-13	-417.64
XXXXXXXXXXXXXXX	770158	04-30-13	05-02-13		GCC	RESERVED	03-07-13	-186.53
XXXXXXXXXXXXXXX	772131	04-30-13	05-02-13		DPR	RESERVED	03-13-13	-345.98
XXXXXXXXXXXXXXX	772132	04-30-13	05-02-13		DPR	RESERVED	03-13-13	-345.98
XXXXXXXXXXXXXXX	776890	04-30-13	05-01-13		DPR	RESERVED	03-29-13	-188.35
XXXXXXXXXXXXXXX	764616	04-30-13	05-03-13		DPR	RESERVED	02-16-13	-169.47
XXXXXXXXXXXXXXX	746867	05-01-13	05-04-13		DPR	RESERVED	12-16-12	-539.12
XXXXXXXXXXXXXXX	771382	05-01-13	05-04-13		DPR	RESERVED	03-11-13	-585.52

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	763441	05-01-13	05-04-13		DPR	RESERVED	02-13-13	-249.08
XXXXXXXXXXXXXXX	776866	05-01-13	05-05-13		DPR	RESERVED	03-29-13	-917.18
XXXXXXXXXXXXXXX	771868	05-01-13	05-03-13		DPR	RESERVED	03-12-13	-209.27
XXXXXXXXXXXXXXX	769634	05-02-13	05-03-13		DPR	RESERVED	03-04-13	-209.28
XXXXXXXXXXXXXXX	769632	05-02-13	05-03-13		DPR	RESERVED	03-04-13	-209.28
XXXXXXXXXXXXXXX	777117	05-02-13	05-05-13		DPR	RESERVED	03-31-13	-605.99
XXXXXXXXXXXXXXX	757425	05-02-13	05-06-13		DPR	RESERVED	01-22-13	-876.22
XXXXXXXXXXXXXXX	738111	05-02-13	05-05-13		DPR	RESERVED	11-18-12	-605.99
XXXXXXXXXXXXXXX	757144	05-02-13	05-06-13		DPR	RESERVED	01-21-13	-937.66
XXXXXXXXXXXXXXX	736879	05-02-13	05-05-13		DPR	RESERVED	11-15-12	-197.90
XXXXXXXXXXXXXXX	736877	05-02-13	05-06-13		DPR	RESERVED	11-15-12	-197.90
XXXXXXXXXXXXXXX	774153	05-02-13	05-05-13		DPR	RESERVED	03-20-13	-209.28
XXXXXXXXXXXXXXX	769123	05-02-13	05-04-13		DPR	RESERVED	03-03-13	-232.02
XXXXXXXXXXXXXXX	769124	05-02-13	05-04-13		DPR	RESERVED	03-03-13	-209.28
XXXXXXXXXXXXXXX	770892	05-02-13	05-06-13		DPR	RESERVED	03-10-13	-937.66
XXXXXXXXXXXXXXX	747893	05-02-13	05-03-13		DPR	RESERVED	12-20-12	-203.59
XXXXXXXXXXXXXXX	772144	05-02-13	05-03-13		DPR	RESERVED	03-13-13	-208.82
XXXXXXXXXXXXXXX	760358	05-02-13	05-05-13		DPR	RESERVED	02-01-13	-713.48
XXXXXXXXXXXXXXX	774391	05-02-13	05-05-13		DPR	RESERVED	03-21-13	-243.40
XXXXXXXXXXXXXXX	769383	05-03-13	05-05-13		DPR	RESERVED	03-03-13	-214.96
XXXXXXXXXXXXXXX	769860	05-03-13	05-05-13		DPR	RESERVED	03-05-13	-214.96
XXXXXXXXXXXXXXX	769627	05-03-13	05-05-13		DPR	RESERVED	03-04-13	-220.65
XXXXXXXXXXXXXXX	748861	05-03-13	05-05-13		DPR	RESERVED	12-23-12	-458.58
XXXXXXXXXXXXXXX	760858	05-03-13	05-04-13		DPR	RESERVED	02-07-13	-208.82
XXXXXXXXXXXXXXX	772864	05-03-13	05-06-13		DPR	RESERVED	03-16-13	-759.53
XXXXXXXXXXXXXXX	736878	05-03-13	05-05-13		DPR	RESERVED	11-15-12	-220.65
XXXXXXXXXXXXXXX	777127	05-04-13	05-05-13		DPR	RESERVED	03-31-13	-254.77
XXXXXXXXXXXXXXX	777126	05-04-13	05-05-13		DPR	RESERVED	03-31-13	-254.77
XXXXXXXXXXXXXXX	773375	05-04-13	05-06-13		DPR	RESERVED	03-18-13	-499.53
XXXXXXXXXXXXXXX	772402	05-04-13	05-06-13		DPR	RESERVED	03-14-13	-499.53
XXXXXXXXXXXXXXX	761160	05-04-13	05-06-13		DPR	RESERVED	02-04-13	-468.83
XXXXXXXXXXXXXXX	773108	05-04-13	05-07-13		DPR	RESERVED	03-17-13	-283.21
XXXXXXXXXXXXXXX	771862	05-04-13	05-10-13		DPR	RESERVED	03-12-13	-1,309.23
XXXXXXXXXXXXXXX	765430	05-04-13	05-07-13		DPR	RESERVED	02-18-13	-646.93
XXXXXXXXXXXXXXX	766407	05-04-13	05-11-13		DPR	RESERVED	02-21-13	- 1,610.20.
XXXXXXXXXXXXXXX	760865	05-04-13	05-10-13		DPR	RESERVED	02-03-13	-1,273.39
XXXXXXXXXXXXXXX	751114	05-05-13	05-06-13		DPR	RESERVED	12-31-12	-186.53
XXXXXXXXXXXXXXX	765415	05-05-13	05-13-13		DPR	RESERVED	02-19-13	-1,834.38
XXXXXXXXXXXXXXX	763873	05-05-13	05-09-13		DPR	RESERVED	02-15-13	-232.02
XXXXXXXXXXXXXXX	763872	05-05-13	05-09-13		DPR	RESERVED	02-15-13	-232.02
XXXXXXXXXXXXXXX	774109	05-05-13	05-08-13		GRP DEF	RESERVED	03-19-13	-3,228.00
XXXXXXXXXXXXXXX	766887	05-06-13	05-07-13		DPR	RESERVED	02-23-13	-208.82
XXXXXXXXXXXXXXX	761363	05-06-13	05-11-13		DPR	RESERVED	02-04-13	-1,033.86
XXXXXXXXXXXXXXX	772148	05-06-13	05-08-13		DPR	RESERVED	03-14-13	-438.12
XXXXXXXXXXXXXXX	774125	05-06-13	05-07-13		DPR	RESERVED	03-19-13	-209.28
XXXXXXXXXXXXXXX	771884	05-06-13	05-08-13		DPR	RESERVED	03-13-13	-427.88
XXXXXXXXXXXXXXX	764904	05-06-13	05-09-13		DPR	RESERVED	02-18-13	-672.54
XXXXXXXXXXXXXXX	760634	05-06-13	05-07-13		DPR	RESERVED	03-06-13	-167.88
XXXXXXXXXXXXXXX	777360	05-07-13	05-09-13		DPR	RESERVED	03-31-13	-438.11
XXXXXXXXXXXXXXX	737609	05-07-13	05-08-13	411	DPR	RESERVED	11-17-12	-174.02
XXXXXXXXXXXXXXX	737610	05-07-13	05-08-13	410	DPR	RESERVED	11-17-12	-174.02
XXXXXXXXXXXXXXX	750141	05-07-13	05-10-13		DPR	RESERVED	12-27-12	-209.28
XXXXXXXXXXXXXXX	762866	05-07-13	05-09-13		DPR	RESERVED	02-10-13	-417.64
XXXXXXXXXXXXXXX	762865	05-07-13	05-09-13		DPR	RESERVED	02-10-13	-417.64
XXXXXXXXXXXXXXX	770152	05-08-13	05-10-13		DPR	RESERVED	03-07-13	-376.70
XXXXXXXXXXXXXXX	766613	05-08-13	05-12-13		DPR	RESERVED	02-22-13	-209.28
XXXXXXXXXXXXXXX	774361	05-08-13	05-10-13		DPR	RESERVED	03-20-13	-203.59
XXXXXXXXXXXXXXX	756375	05-09-13	05-11-13		DPR	RESERVED	01-17-13	-209.28

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	756613	05-09-13	05-11-13		DPR	RESERVED	01-19-13	-186.53
XXXXXXXXXXXXXXX	756626	05-09-13	05-10-13		DPR	RESERVED	01-19-13	-220.65
XXXXXXXXXXXXXXX	777129	05-09-13	05-10-13		DPR	RESERVED	03-31-13	-188.35
XXXXXXXXXXXXXXX	763438	05-09-13	05-11-13		DPR	RESERVED	02-12-13	-438.11
XXXXXXXXXXXXXXX	763439	05-09-13	05-11-13		DPR	RESERVED	02-12-13	-438.11
XXXXXXXXXXXXXXX	759619	05-10-13	05-15-13		DPR	RESERVED	01-28-13	-226.34
XXXXXXXXXXXXXXX	770146	05-10-13	05-12-13		DPR	RESERVED	03-06-13	-203.59
XXXXXXXXXXXXXXX	771139	05-10-13	05-13-13		DPR	RESERVED	03-10-13	-188.35
XXXXXXXXXXXXXXX	769628	05-10-13	05-12-13		DPR	RESERVED	03-04-13	-458.58
XXXXXXXXXXXXXXX	769663	05-10-13	05-12-13		DPR	RESERVED	03-05-13	-489.30
XXXXXXXXXXXXXXX	764115	05-10-13	05-12-13		DPR	RESERVED	02-15-13	-203.59
XXXXXXXXXXXXXXX	775631	05-10-13	05-12-13		DPR	RESERVED	03-24-13	-520.00
XXXXXXXXXXXXXXX	750130	05-10-13	05-12-13	405	DPR	RESERVED	12-26-12	-489.30
XXXXXXXXXXXXXXX	770150	05-10-13	05-12-13		DPR	RESERVED	03-06-13	-203.59
XXXXXXXXXXXXXXX	770889	05-10-13	05-12-13		DPR	RESERVED	03-09-13	-203.59
XXXXXXXXXXXXXXX	770890	05-10-13	05-12-13		DPR	RESERVED	03-09-13	-203.59
XXXXXXXXXXXXXXX	760613	05-11-13	05-15-13		DPR	RESERVED	02-01-13	-855.75
XXXXXXXXXXXXXXX	770898	05-11-13	05-13-13		DPR	RESERVED	03-10-13	-434.70
XXXXXXXXXXXXXXX	775136	05-11-13	05-17-13		DPR	RESERVED	03-22-13	-1,273.39
XXXXXXXXXXXXXXX	746893	05-11-13	05-13-13	212	DPR	RESERVED	12-16-12	-330.98
XXXXXXXXXXXXXXX	746892	05-11-13	05-13-13		DPR	RESERVED	12-16-12	-330.98
XXXXXXXXXXXXXXX	722116	05-12-13	05-14-13		DPR	RESERVED	10-09-12	-186.53
XXXXXXXXXXXXXXX	757109	05-12-13	05-14-13		DPR	RESERVED	01-20-13	-186.53
XXXXXXXXXXXXXXX	738873	05-12-13	05-15-13		DPR	RESERVED	11-21-12	-186.53
XXXXXXXXXXXXXXX	759634	05-13-13	05-18-13		DPR	RESERVED	01-28-13	-210.41
XXXXXXXXXXXXXXX	754871	05-13-13	05-18-13		DPR	RESERVED	01-12-13	-210.41
XXXXXXXXXXXXXXX	759360	05-13-13	05-16-13	408	DPR	RESERVED	01-27-13	-611.10
XXXXXXXXXXXXXXX	756137	05-13-13	05-18-13		DPR	RESERVED	01-16-13	-210.41
XXXXXXXXXXXXXXX	761864	05-13-13	05-14-13		DPR	RESERVED	03-01-13	-700.62
XXXXXXXXXXXXXXX	686111	05-13-13	05-16-13		DPR	RESERVED	06-30-12	-243.40
XXXXXXXXXXXXXXX	760382	05-13-13	05-18-13		DPR	RESERVED	01-31-13	-210.41
XXXXXXXXXXXXXXX	771608	05-13-13	05-15-13		DPR	RESERVED	03-12-13	-448.36
XXXXXXXXXXXXXXX	760126	05-13-13	05-16-13		DPR	RESERVED	01-30-13	-209.28
XXXXXXXXXXXXXXX	754870	05-13-13	05-19-13		DPR	RESERVED	01-12-13	-210.41
XXXXXXXXXXXXXXX	777124	05-13-13	05-14-13		DPR	RESERVED	03-30-13	-167.88
XXXXXXXXXXXXXXX	759653	05-14-13	05-17-13		DPR	RESERVED	01-29-13	-220.65
XXXXXXXXXXXXXXX	763905	05-14-13	05-16-13	421	DPR	RESERVED	02-14-13	-214.96
XXXXXXXXXXXXXXX	760129	05-14-13	05-15-13		DPR	RESERVED	01-30-13	-209.28
XXXXXXXXXXXXXXX	751876	05-14-13	05-19-13		DPR	RESERVED	01-01-13	-209.28
XXXXXXXXXXXXXXX	757411	05-15-13	05-17-13		DPR	RESERVED	01-21-13	-186.53
XXXXXXXXXXXXXXX	756619	05-15-13	05-17-13	405	DPR	RESERVED	01-18-13	-407.40
XXXXXXXXXXXXXXX	750114	05-15-13	05-18-13		DPR	RESERVED	12-26-12	-585.52
XXXXXXXXXXXXXXX	673384	05-16-13	05-19-13	313	DPR	RESERVED	05-24-12	-214.96
XXXXXXXXXXXXXXX	763111	05-16-13	05-20-13		GRP DEF	RESERVED	02-20-13	-814.36
XXXXXXXXXXXXXXX	762636	05-16-13	05-20-13		DPR	RESERVED	02-09-13	-845.52
XXXXXXXXXXXXXXX	762122	05-16-13	05-20-13		DPR	RESERVED	02-08-13	-197.90
XXXXXXXXXXXXXXX	752369	05-16-13	05-17-13		DPR	RESERVED	01-03-13	-209.28
XXXXXXXXXXXXXXX	751367	05-17-13	05-18-13		DPR	RESERVED	12-31-12	-229.29
XXXXXXXXXXXXXXX	755617	05-17-13	05-19-13		DPR	RESERVED	01-14-13	-203.59
XXXXXXXXXXXXXXX	773868	05-17-13	05-19-13	426	DPR	RESERVED	03-18-13	-581.42
XXXXXXXXXXXXXXX	773867	05-17-13	05-19-13	427	DPR	RESERVED	03-18-13	-581.42
XXXXXXXXXXXXXXX	765646	05-17-13	05-19-13		DPR	RESERVED	02-19-13	-203.59
XXXXXXXXXXXXXXX	750863	05-17-13	05-19-13		DPR	RESERVED	12-29-12	-203.59
XXXXXXXXXXXXXXX	767906	05-17-13	05-19-13		DPR	RESERVED	02-26-13	-288.89
XXXXXXXXXXXXXXX	767907	05-17-13	05-19-13		DPR	RESERVED	02-26-13	-288.89
XXXXXXXXXXXXXXX	747611	05-17-13	05-19-13		DPR	RESERVED	12-19-12	-382.16
XXXXXXXXXXXXXXX	766375	05-17-13	05-19-13		DPR	RESERVED	02-21-13	-254.77
XXXXXXXXXXXXXXX	775634	05-17-13	05-20-13		DPR	RESERVED	03-24-13	-254.77

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	763112	05-17-13	05-20-13		GRP DEF	RESERVED	02-20-13	-814.36
XXXXXXXXXXXXXXX	770871	05-17-13	05-20-13		DPR	RESERVED	03-20-13	-317.33
XXXXXXXXXXXXXXX	759118	05-17-13	05-19-13		DPR	RESERVED	01-26-13	-203.59
XXXXXXXXXXXXXXX	754629	05-17-13	05-20-13		DPR	RESERVED	01-12-13	-667.40
XXXXXXXXXXXXXXX	750612	05-17-13	05-19-13		DPR	RESERVED	12-28-12	-203.59
XXXXXXXXXXXXXXX	762612	05-17-13	05-19-13		DPR	RESERVED	02-09-13	-417.64
XXXXXXXXXXXXXXX	776131	05-17-13	05-20-13		DPR	RESERVED	03-26-13	-610.77
XXXXXXXXXXXXXXX	767895	05-17-13	05-19-13		DPR	RESERVED	02-26-13	-203.60
XXXXXXXXXXXXXXX	769109	05-17-13	05-19-13		DPR	RESERVED	03-18-13	-520.00
XXXXXXXXXXXXXXX	740883	05-17-13	05-18-13		DPR	RESERVED	11-29-12	-208.82
XXXXXXXXXXXXXXX	740885	05-17-13	05-18-13		DPR	RESERVED	11-29-12	-208.82
XXXXXXXXXXXXXXX	768637	05-17-13	05-19-13		DPR	RESERVED	03-01-13	-203.59
XXXXXXXXXXXXXXX	764612	05-17-13	05-20-13		DPR	RESERVED	02-16-13	-254.77
XXXXXXXXXXXXXXX	761936	05-17-13	05-21-13		DPR	RESERVED	02-07-13	-794.34
XXXXXXXXXXXXXXX	763437	05-17-13	05-19-13		DPR	RESERVED	02-12-13	-203.59
XXXXXXXXXXXXXXX	768650	05-17-13	05-19-13		DPR	RESERVED	03-01-13	-458.58
XXXXXXXXXXXXXXX	767890	05-17-13	05-19-13		DPR	RESERVED	02-26-13	-203.59
XXXXXXXXXXXXXXX	767620	05-17-13	05-19-13		DPR	RESERVED	02-25-13	-203.59
XXXXXXXXXXXXXXX	769891	05-18-13	05-19-13		DPR	RESERVED	03-05-13	-265.12
XXXXXXXXXXXXXXX	770117	05-18-13	05-20-13		DPR	RESERVED	03-06-13	-203.59
XXXXXXXXXXXXXXX	763156	05-18-13	05-19-13		DPR	RESERVED	02-11-13	-254.77
XXXXXXXXXXXXXXX	762419	05-18-13	05-19-13		DPR	RESERVED	02-10-13	-244.65
XXXXXXXXXXXXXXX	766108	05-18-13	05-19-13		DPR	RESERVED	02-20-13	-203.59
XXXXXXXXXXXXXXX	767370	05-18-13	05-19-13		DPR	RESERVED	02-25-13	-203.59
XXXXXXXXXXXXXXX	760861	05-18-13	05-19-13		DPR	RESERVED	02-02-13	-203.70
XXXXXXXXXXXXXXX	739109	05-18-13	05-19-13		DPR	RESERVED	11-21-12	-232.02
XXXXXXXXXXXXXXX	776867	05-19-13	05-20-13		DPR	RESERVED	03-30-13	-198.58
XXXXXXXXXXXXXXX	769396	05-19-13	05-22-13		DPR	RESERVED	03-03-13	-226.34
XXXXXXXXXXXXXXX	732121	05-19-13	05-21-13		DPR	RESERVED	11-02-12	-376.70
XXXXXXXXXXXXXXX	776863	05-19-13	05-20-13		DPR	RESERVED	03-29-13	-167.88
XXXXXXXXXXXXXXX	776864	05-19-13	05-20-13		DPR	RESERVED	03-29-13	-167.88
XXXXXXXXXXXXXXX	731865	05-19-13	05-21-13		DPR	RESERVED	11-01-12	-186.53
XXXXXXXXXXXXXXX	761393	05-19-13	05-21-13		DPR	RESERVED	02-05-13	-186.53
XXXXXXXXXXXXXXX	773885	05-20-13	05-23-13		DPR	RESERVED	03-18-13	-503.64
XXXXXXXXXXXXXXX	744865	05-20-13	05-26-13		DPR	RESERVED	12-09-12	-975.88
XXXXXXXXXXXXXXX	770896	05-20-13	05-22-13	408	DPR	RESERVED	03-09-13	-407,40
XXXXXXXXXXXXXXX	768390	05-20-13	05-22-13		DPR	RESERVED	03-01-13	-376.70
XXXXXXXXXXXXXXX	772359	05-20-13	05-22-13		DPR	RESERVED	03-14-13	-220.65
XXXXXXXXXXXXXXX	754608	05-20-13	05-23-13		DPR	RESERVED	01-11-13	-335.76
XXXXXXXXXXXXXXX	770874	05-20-13	05-21-13		DPR	RESERVED	03-10-13	-186.53
XXXXXXXXXXXXXXX	770621	05-20-13	05-24-13		DPR	RESERVED	03-08-13	-814.80
XXXXXXXXXXXXXXX	770622	05-20-13	05-24-13		DPR	RESERVED	03-08-13	-814.80
XXXXXXXXXXXXXXX	737359	05-20-13	05-23-13		DPR	RESERVED	11-16-12	-209.28
XXXXXXXXXXXXXXX	771609	05-21-13	05-24-13		DPR	RESERVED	03-12-13	-611.10
XXXXXXXXXXXXXXX	769647	05-21-13	05-23-13		DPR	RESERVED	03-04-13	-376.70
XXXXXXXXXXXXXXX	773880	05-21-13	05-22-13		DPR	RESERVED	03-18-13	-202.93
XXXXXXXXXXXXXXX	762164	05-21-13	05-23-13		DPR	RESERVED	02-07-13	-186.53
XXXXXXXXXXXXXXX	762418	05-21-13	05-22-13		DPR	RESERVED	02-09-13	-180.84
XXXXXXXXXXXXXXX	770407	05-21-13	05-23-13		DPR	RESERVED	03-07-13	-180.84
XXXXXXXXXXXXXXX	763174	05-21-13	05-22-13		DPR	RESERVED	02-11-13	-335.76
XXXXXXXXXXXXXXX	766859	05-22-13	05-26-13		DPR	RESERVED	02-23-13	-845.52
XXXXXXXXXXXXXXX	770860	05-22-13	05-26-13		DPR	RESERVED	03-10-13	-226.34
XXXXXXXXXXXXXXX	773363	05-22-13	05-24-13		DPR	RESERVED	03-17-13	-335.75
XXXXXXXXXXXXXXX	761664	05-22-13	05-27-13		DPR	RESERVED	02-05-13	-982.69
XXXXXXXXXXXXXXX	761665	05-22-13	05-27-13		DPR	RESERVED	02-05-13	-982.69
XXXXXXXXXXXXXXX	761663	05-22-13	05-27-13		DPR	RESERVED	02-05-13	-982.69
XXXXXXXXXXXXXXX	766873	05-22-13	05-24-13		DPR	RESERVED	02-23-13	-203.59
XXXXXXXXXXXXXXX	773367	05-23-13	05-27-13		DPR	RESERVED	03-17-13	-226.34

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	721619	05-23-13	05-24-13		DPR	RESERVED	10-07-12	-167.88
XXXXXXXXXXXXXXX	759365	05-23-13	05-25-13		DPR	RESERVED	01-27-13	-422.76
XXXXXXXXXXXXXXX	771131	05-23-13	05-31-13		DPR	RESERVED	03-10-13	-1,834.35
XXXXXXXXXXXXXXX	750626	05-23-13	05-28-13		DPR	RESERVED	12-28-12	-982.69
XXXXXXXXXXXXXXX	769374	05-23-13	05-28-13		DPR	RESERVED	03-03-13	-1,049.22
XXXXXXXXXXXXXXX	762396	05-23-13	05-24-13		DPR	RESERVED	02-08-13	-167.88
XXXXXXXXXXXXXXX	762399	05-23-13	05-24-13		DPR	RESERVED	02-08-13	-188.35
XXXXXXXXXXXXXXX	754864	05-23-13	05-25-13		DPR	RESERVED	01-12-13	-397.17
XXXXXXXXXXXXXXX	754872	05-23-13	05-25-13		DPR	RESERVED	01-12-13	-203.59
XXXXXXXXXXXXXXX	765647	05-23-13	05-27-13		DPR	RESERVED	02-20-13	-226.34
XXXXXXXXXXXXXXX	761153	05-23-13	05-29-13		DPR	RESERVED	02-03-13	-1,252.92
XXXXXXXXXXXXXXX	740890	05-24-13	05-26-13		DPR	RESERVED	11-27-12	-214.96
XXXXXXXXXXXXXXX	740891	05-24-13	05-26-13		DPR	RESERVED	11-27-12	-214.96
XXXXXXXXXXXXXXX	740871	05-24-13	05-26-13		DPR	RESERVED	11-27-12	-214.96
XXXXXXXXXXXXXXX	750885	05-24-13	05-31-13		DPR	RESERVED	12-29-12	-1,386.02
XXXXXXXXXXXXXXX	731109	05-24-13	05-28-13	405	DPR	RESERVED	10-29-12	-226.34
XXXXXXXXXXXXXXX	750376	05-24-13	05-26-13		DPR	RESERVED	12-27-12	-214.96
XXXXXXXXXXXXXXX	750377	05-24-13	05-26-13		DPR	RESERVED	12-27-12	-214.96
XXXXXXXXXXXXXXX	774395	05-24-13	05-27-13		DPR	RESERVED	03-20-13	-759.53
XXXXXXXXXXXXXXX	768371	05-24-13	05-26-13		DPR	RESERVED	02-28-13	-214.96
XXXXXXXXXXXXXXX	737111	05-24-13	05-26-13	406	DPR	RESERVED	11-15-12	-214.96
XXXXXXXXXXXXXXX	737110	05-24-13	05-26-13		DPR	RESERVED	11-15-12	-214.96
XXXXXXXXXXXXXXX	775124	05-24-13	05-26-13		DPR	RESERVED	03-23-13	-520.00
XXXXXXXXXXXXXXX	777123	05-24-13	05-27-13		DPR	RESERVED	03-31-13	-759.53
XXXXXXXXXXXXXXX	755360	05-24-13	05-25-13		DPR	RESERVED	01-13-13	-229.29
XXXXXXXXXXXXXXX	765427	05-24-13	05-26-13		DPR	RESERVED	02-19-13	-294.58
XXXXXXXXXXXXXXX	774390	05-24-13	05-28-13		DPR	RESERVED	03-21-13	-876.22
XXXXXXXXXXXXXXX	777359	05-25-13	05-27-13		DPR	RESERVED	03-31-13	-438.11
XXXXXXXXXXXXXXX	740651	05-25-13	05-26-13		DPR	RESERVED	11-26-12	-214.96
XXXXXXXXXXXXXXX	754116	05-25-13	05-26-13		DPR	RESERVED	01-09-13	-208.82
XXXXXXXXXXXXXXX	754115	05-25-13	05-26-13		DPR	RESERVED	01-09-13	-208.82
XXXXXXXXXXXXXXX	757138	05-25,13	05-28-13		DPR	RESERVED	01-20-13	-708.35
XXXXXXXXXXXXXXX	768169	05-25-13	05-27-13		DPR	RESERVED	02-28-13	-438.11
XXXXXXXXXXXXXXX	736875	05-25-13	05-27-13		DPR	RESERVED	11-14-12	-214.96
XXXXXXXXXXXXXXX	771123	05-25-13	05-27-13		DPR	RESERVED	03-10-13	-294.58
XXXXXXXXXXXXXXX	767368	05-25-13	05-27-13		DPR	RESERVED	02-26-13	-300.27
XXXXXXXXXXXXXXX	752399	05-25-13	05-27-13		DPR	RESERVED	01-03-13	-438.11
XXXXXXXXXXXXXXX	775922	05-26-13	05-31-13		DPR	RESERVED	03-25-13	-1,044.10
XXXXXXXXXXXXXXX	771138	05-26-13	05-27-13		DPR	RESERVED	03-10-13	-208.82
XXXXXXXXXXXXXXX	771613	05-26-13	06-01-13		DPR	RESERVED	03-12-13	-232.02
XXXXXXXXXXXXXXX	769382	05-26-13	05-28-13		DPR	RESERVED	03-04-13	-489.30
XXXXXXXXXXXXXXX	769130	05-26-13	05-27-13		DPR	RESERVED	03-02-13	-277.52
XXXXXXXXXXXXXXX	753884	05-26-13	05-30-13		DPR	RESERVED	01-09-13	-186.53
XXXXXXXXXXXXXXX	764126	05-26-13	05-27-13		DPR	RESERVED	02-15-13	-244.65
XXXXXXXXXXXXXXX	716610	05-27-13	05-29-13		DPR	RESERVED	09-26-12	-376.70
XXXXXXXXXXXXXXX	775910	05-27-13	05-30-13	406	DPR	RESERVED	03-25-13	-595.74
XXXXXXXXXXXXXXX	769622	05-27-13	05-29-13		DPR	RESERVED	03-04-13	-186.53
XXXXXXXXXXXXXXX	755359	05-27-13	05-30-13		DPR	RESERVED	01-13-13	-186.53
XXXXXXXXXXXXXXX	773364	05-27-13	05-29-13		DPR	RESERVED	03-17-13	-335.76
XXXXXXXXXXXXXXX	762608	05-28-13	05-30-13		DPR	RESERVED	02-10-13	-209.28
XXXXXXXXXXXXXXX	763425	05-28-13	05-30-13		DPR	RESERVED	02-13-13	-186.53
XXXXXXXXXXXXXXX	772141	05-28-13	05-29-13		DPR	RESERVED	03-13-13	-198.58
XXXXXXXXXXXXXXX	769638	05-28-13	05-30-13		DPR	RESERVED	03-04-13	-186.53
XXXXXXXXXXXXXXX	774139	05-29-13	05-30-13		DPR	RESERVED	03-20-13	-220.65
XXXXXXXXXXXXXXX	766892	05-29-13	06-05-13		DPR	RESERVED	02-24-13	-226.34
XXXXXXXXXXXXXXX	772867	05-30-13	06-03-13		DPR	RESERVED	03-16-13	-835.28
XXXXXXXXXXXXXXX	770425	05-30-13	06-02-13		DPR	RESERVED	03-07-13	-214.96
XXXXXXXXXXXXXXX	768116	05-30-13	06-02-13		DPR	RESERVED	02-27-13	-641.82

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	744861	05-30-13	06-01-13		DPR	RESERVED	12-09-12	-330.98
XXXXXXXXXXXXXXX	769360	05-30-13	06-02-13		DPR	RESERVED	03-03-13	-209.28
XXXXXXXXXXXXXXX	749113	05-30-13	06-02-13		DPR	RESERVED	12-24-12	-226.34
XXXXXXXXXXXXXXX	752643	05-30-13	06-02-13		DPR	RESERVED	01-04-13	-203.59
XXXXXXXXXXXXXXX	762365	05-30-13	06-02-13		DPR	RESERVED	02-08-13	-534.34
XXXXXXXXXXXXXXX	765436	05-30-13	05-31-13		DPR	RESERVED	02-19-13	-167.88
XXXXXXXXXXXXXXX	747882	05-30-13	06-02-13		DPR	RESERVED	12-19-12	-505.00
XXXXXXXXXXXXXXX	775866	05-30-13	06-02-13		DPR	RESERVED	03-25-13	-214.96
XXXXXXXXXXXXXXX	752649	05-30-13	06-02-13		DPR	RESERVED	01-04-13	-656.27
XXXXXXXXXXXXXXX	769117	05-30-13	06-02-13		DPR	RESERVED	03-02-13	-641.82
XXXXXXXXXXXXXXX	775628	05-30-13	06-01-13		DPR	RESERVED	03-24-13	-417.64
XXXXXXXXXXXXXXX	774612	05-31-13	06-02-13		DPR	RESERVED	03-21-13	-214.96
XXXXXXXXXXXXXXX	755867	05-31-13	06-02-13		DPR	RESERVED	01-15-13	-232.02
XXXXXXXXXXXXXXX	767128	05-31-13	06-01-13		DPR	RESERVED	02-27-13	-226.34
XXXXXXXXXXXXXXX	764875	05-31-13	06-02-13		DPR	RESERVED	02-17-13	-489.30
XXXXXXXXXXXXXXX	735359	05-31-13	06-03-13		DPR	RESERVED	03-14-13	-636.70
XXXXXXXXXXXXXXX	744141	05-31-13	06-02-13		DPR	RESERVED	12-07-12	-214.96
XXXXXXXXXXXXXXX	756381	05-31-13	06-06-13		DPR	RESERVED	01-17-13	-254.77
XXXXXXXXXXXXXXX	727608	05-31-13	06-02-13		DPR	RESERVED	12-10-12	-417.64
XXXXXXXXXXXXXXX	749869	05-31-13	06-01-13		DPR	RESERVED	12-27-12	-244.65
XXXXXXXXXXXXXXX	766406	05-31-13	06-04-13		DPR	RESERVED	02-22-13	-937.65
XXXXXXXXXXXXXXX	759109	05-31-13	06-02-13		DPR	RESERVED	01-26-13	-214.96
XXXXXXXXXXXXXXX	758868	06-01-13	06-02-13		DPR	RESERVED	01-25-13	-208.82
XXXXXXXXXXXXXXX	766888	06-01-13	06-03-13		DPR	RESERVED	02-23-13	-422.76
XXXXXXXXXXXXXXX	767875	06-01-13	06-03-13		DPR	RESERVED	02-26-13	-367.37
XXXXXXXXXXXXXXX	754869	06-01-13	06-07-13		DPR	RESERVED	01-12-13	-1,273.39
XXXXXXXXXXXXXXX	766379	06-01-13	06-03-13		DPR	RESERVED	02-21-13	-397.17
XXXXXXXXXXXXXXX	775363	06-01-13	06-02-13		DPR	RESERVED	03-24-13	-219.06
XXXXXXXXXXXXXXX	769397	06-02-13	06-07-13		DPR	RESERVED	03-03-13	-864.95
XXXXXXXXXXXXXXX	771361	06-02-13	06-05-13		DPR	RESERVED	03-11-13	-472.92
XXXXXXXXXXXXXXX	769858	06-02-13	06-03-13		DPR	RESERVED	03-05-13	-157.64
XXXXXXXXXXXXXXX	759920	06-02-13	06-05-13		DPR	RESERVED	01-30-13	-186.53
XXXXXXXXXXXXXXX	767877	06-02-13	06-03-13		DPR	RESERVED	02-26-13	-175.15
XXXXXXXXXXXXXXX	767876	06-02-13	06-03-13		DPR	RESERVED	02-26-13	-175.15
XXXXXXXXXXXXXXX	767878	06-02-13	06-03-13		DPR	RESERVED	02-26-13	-175.15
XXXXXXXXXXXXXXX	776888	06-02-13	06-08-13		DPR	RESERVED	03-29-13	-1,114.73
XXXXXXXXXXXXXXX	770885	06-03-13	06-10-13		DPR	RESERVED	03-10-13	-175.15
XXXXXXXXXXXXXXX	776135	06-03-13	06-04-13		DPR	RESERVED	03-27-13	-157.64
XXXXXXXXXXXXXXX	773897	06-03-13	06-05-13		DPR	RESERVED	03-18-13	-315.28
XXXXXXXXXXXXXXX	765420	06-03-13	06-05-13		DPR	RESERVED	02-19-13	-186.53
XXXXXXXXXXXXXXX	774143	06-03-13	06-07-13		DPR	RESERVED	03-19-13	-732.92
XXXXXXXXXXXXXXX	772425	06-03-13	06-04-13		DPR	RESERVED	03-14-13	-157.64
XXXXXXXXXXXXXXX	772426	06-03-13	06-04-13		DPR	RESERVED	03-14-13	-157.64
XXXXXXXXXXXXXXX	769626	06-03-13	06-04-13		DPR	RESERVED	03-04-13	-157.64
XXXXXXXXXXXXXXX	774610	06-03-13	06-04-13		DPR	RESERVED	03-21-13	-183.23
XXXXXXXXXXXXXXX	718865	06-04-13	06-08-13		DPR	RESERVED	09-30-12	-565.05
XXXXXXXXXXXXXXX	757132	06-04-13	06-06-13		DPR	RESERVED	01-20-13	-376.70
XXXXXXXXXXXXXXX	775126	06-04-13	06-05-13		DPR	RESERVED	03-22-13	-157.64
XXXXXXXXXXXXXXX	772635	06-04-13	06-06-13		DPR	RESERVED	03-16-13	-366.46
XXXXXXXXXXXXXXX	770880	06-04-13	06-08-13		DPR	RESERVED	03-10-13	-645.91
XXXXXXXXXXXXXXX	765610	06-04-13	06-05-13		DPR	RESERVED	02-19-13	-167.88
XXXXXXXXXXXXXXX	774370	06-04-13	06-05-13		DPR	RESERVED	03-20-13	-157.64
XXXXXXXXXXXXXXX	740136	06-04-13	06-06-13		DPR	RESERVED	11-25-12	-186.53
XXXXXXXXXXXXXXX	772110	06-04-13	06-06-13		DPR	RESERVED	03-13-13	-376.70
XXXXXXXXXXXXXXX	770126	06-05-13	06-07-13		DPR	RESERVED	03-06-13	-315.28
XXXXXXXXXXXXXXX	770859	06-05-13	06-08-13		DPR	RESERVED	03-10-13	-488.27
XXXXXXXXXXXXXXX	770858	06-05-13	06-08-13		DPR	RESERVED	03-10-13	-488.27
XXXXXXXXXXXXXXX	770151	06-05-13	06-07-13		DPR	RESERVED	03-06-13	-277.20

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	770368	06-05-13	06-09-13		DPR	RESERVED	03-07-13	-763.62
XXXXXXXXXXXXXXX	773910	06-05-13	06-08-13		DPR	RESERVED	03-19-13	-157.64
XXXXXXXXXXXXXXX	774114	06-06-13	06-09-13		DPR	RESERVED	03-19-13	-580.39
XXXXXXXXXXXXXXX	765632	06-06-13	06-08-13		DPR	RESERVED	02-20-13	-169.47
XXXXXXXXXXXXXXX	766634	06-06-13	06-07-13		DPR	RESERVED	02-22-13	-172.99
XXXXXXXXXXXXXXX	692136	06-06-13	06-08-13		DPR	RESERVED	07-17-12	-192.22
XXXXXXXXXXXXXXX	771883	06-06-13	06-08-13		DPR	RESERVED	03-12-13	-146.72
XXXXXXXXXXXXXXX	762378	06-07-13	06-11-13		DPR	RESERVED	02-13-13	-876.22
XXXXXXXXXXXXXXX	720108	06-07-13	06-11-13		DPR	RESERVED	10-04-12	-254.77
XXXXXXXXXXXXXXX	775613	06-07-13	06-10-13		DPR	RESERVED	03-24-13	-243.40
XXXXXXXXXXXXXXX	775614	06-07-13	06-10-13		DPR	RESERVED	03-24-13	-243.40
XXXXXXXXXXXXXXX	740608	06-07-13	06-09-13		DPR	RESERVED	11-26-12	-458.58
XXXXXXXXXXXXXXX	754129	06-07-13	06-11-13		DPR	RESERVED	01-09-13	-249.08
XXXXXXXXXXXXXXX	688874	06-07-13	06-08-13		DPR	RESERVED	07-14-12	-224.18
XXXXXXXXXXXXXXX	765621	06-08-13	06-09-13		DPR	RESERVED	02-19-13	-208.82
XXXXXXXXXXXXXXX	776893	06-08-13	06-10-13		DPR	RESERVED	03-30-13	-351.11
XXXXXXXXXXXXXXX	754137	06-08-13	06-12-13		DPR	RESERVED	01-10-13	-226.34
XXXXXXXXXXXXXXX	765648	06-09-13	06-12-13		DPR	RESERVED	02-20-13	-518.97
XXXXXXXXXXXXXXX	766110	06-09-13	06-12-13		DPR	RESERVED	02-21-13	-472.92
XXXXXXXXXXXXXXX	772424	06-09-13	06-12-13		DPR	RESERVED	03-15-13	-549.69
XXXXXXXXXXXXXXX	765389	06-09-13	06-11-13		DPR	RESERVED	02-18-13	-376.70
XXXXXXXXXXXXXXX	746884	06-09-13	06-10-13		DPR	RESERVED	12-16-12	-188.35
XXXXXXXXXXXXXXX	761133	06-09-13	06-12-13		DPR	RESERVED	02-04-13	-209.28
XXXXXXXXXXXXXXX	770113	06-10-13	06-12-13		DPR	RESERVED	03-06-13	-366.46
XXXXXXXXXXXXXXX	769115	06-10-13	06-12-13		DPR	RESERVED	03-03-13	-376.70
XXXXXXXXXXXXXXX	731360	06-10-13	06-16-13		DPR	RESERVED	12-20-12	-1,255.68
XXXXXXXXXXXXXXX	763643	06-10-13	06-11-13		DPR	RESERVED	02-14-13	-167.88
XXXXXXXXXXXXXXX	770148	06-10-13	06-11-13		DPR	RESERVED	03-07-13	-157.64
XXXXXXXXXXXXXXX	757126	06-11-13	06-14-13		DPR	RESERVED	01-20-13	-180.84
XXXXXXXXXXXXXXX	757127	06-11-13	06-14-13		DPR	RESERVED	01-20-13	-180.84
XXXXXXXXXXXXXXX	776642	06-11-13	06-15-13		DPR	RESERVED	03-28-13	-748.27
XXXXXXXXXXXXXXX	774134	06-11-13	06-18-13		DPR	RESERVED	03-19-13	-1,313.32
XXXXXXXXXXXXXXX	769868	06-12-13	06-13-13		DPR	RESERVED	03-05-13	-172.99
XXXXXXXXXXXXXXX	762163	06-12-13	06-14-13		DPR	RESERVED	02-08-13	-209.28
XXXXXXXXXXXXXXX	762629	06-12-13	06-15-13		DPR	RESERVED	02-09-13	-167.88
XXXXXXXXXXXXXXX	762630	06-12-13	06-15-13		DPR	RESERVED	02-09-13	-167.88
XXXXXXXXXXXXXXX	762631	06-12-13	06-15-13		DPR	RESERVED	02-09-13	-167.88
XXXXXXXXXXXXXXX	763430	06-12-13	06-14-13		DPR	RESERVED	02-13-13	-376.70
XXXXXXXXXXXXXXX	768402	06-12-13	06-15-13		DPR	RESERVED	03-01-13	-534.33
XXXXXXXXXXXXXXX	768403	06-12-13	06-15-13		DPR	RESERVED	03-01-13	-534.33
XXXXXXXXXXXXXXX	762878	06-12-13	06-15-13		DPR	RESERVED	02-10-13	-585.52
XXXXXXXXXXXXXXX	762621	06-13-13	06-15-13		DPR	RESERVED	02-09-13	-186.53
XXXXXXXXXXXXXXX	760874	06-13-13	06-16-13		DPR	RESERVED	02-03-13	-243.40
XXXXXXXXXXXXXXX	763867	06-13-13	06-14-13		DPR	RESERVED	02-14-13	-188.35
XXXXXXXXXXXXXXX	763866	06-13-13	06-14-13		DPR	RESERVED	02-14-13	-188.35
XXXXXXXXXXXXXXX	685141	06-14-13	06-17-13		DPR	RESERVED	06-28-12	-249.08
XXXXXXXXXXXXXXX	769129	06-14-13	06-15-13		DPR	RESERVED	03-03-13	-219.06
XXXXXXXXXXXXXXX	761120	06-14-13	06-17-13		DPR	RESERVED	02-04-13	-254.77
XXXXXXXXXXXXXXX	774111	06-14-13	06-15-13		DPR	RESERVED	03-19-13	-203.59
XXXXXXXXXXXXXXX	768141	06-15-13	06-18-13		DPR	RESERVED	02-27-13	-518.99
XXXXXXXXXXXXXXX	760370	06-15-13	06-18-13		DPR	RESERVED	01-31-13	-271.83
XXXXXXXXXXXXXXX	765649	06-16-13	06-19-13		DPR	RESERVED	02-19-13	-565.05
XXXXXXXXXXXXXXX	769873	06-16-13	06-17-13		DPR	RESERVED	03-05-13	-188.35
XXXXXXXXXXXXXXX	769874	06-16-13	06-17-13		DPR	RESERVED	03-05-13	-157.64
XXXXXXXXXXXXXXX	777130	06-16-13	06-18-13		DPR	RESERVED	03-31-13	-169.47
XXXXXXXXXXXXXXX	764649	06-16-13	06-17-13		DPR	RESERVED	02-16-13	-203.70
XXXXXXXXXXXXXXX	762358	06-16-13	06-17-13		DPR	RESERVED	02-08-13	-203.70
XXXXXXXXXXXXXXX	768111	06-16-13	06-21-13		DPR	RESERVED	02-27-13	-941.75

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	768110	06-16-13	06-21-13		DPR	RESERVED	02-27-13	-941.75
XXXXXXXXXXXXXXX	777131	06-17-13	06-18-13		DPR	RESERVED	03-31-13	-169.47
XXXXXXXXXXXXXXX	777132	06-17-13	06-18-13		DPR	RESERVED	03-31-13	-169.47
XXXXXXXXXXXXXXX	763908	06-17-13	06-21-13		DPR	RESERVED	02-15-13	-814.80
XXXXXXXXXXXXXXX	772113	06-18-13	06-21-13		DPR	RESERVED	03-13-13	-209.28
XXXXXXXXXXXXXXX	752118	06-18-13	06-19-13		DPR	RESERVED	01-02-13	-209.28
XXXXXXXXXXXXXXX	752117	06-18-13	06-19-13		DPR	RESERVED	01-02-13	-209.28
XXXXXXXXXXXXXXX	752116	06-18-13	06-19-13		DPR	RESERVED	01-02-13	-209.28
XXXXXXXXXXXXXXX	757427	06-18-13	06-20-13		DPR	RESERVED	01-22-13	-186.53
XXXXXXXXXXXXXXX	752115	06-18-13	06-19-13		DPR	RESERVED	01-02-13	-209.28
XXXXXXXXXXXXXXX	767372	06-19-13	06-25-13		DPR	RESERVED	02-25-13	-1,191.52
XXXXXXXXXXXXXXX	760871	06-19-13	06-22-13		DPR	RESERVED	02-10-13	-518.99
XXXXXXXXXXXXXXX	760870	06-19-13	06-22-13		DPR	RESERVED	02-02-13	-518.99
XXXXXXXXXXXXXXX	703611	06-19-13	06-21-13		DPR	RESERVED	08-17-12	-345.98
XXXXXXXXXXXXXXX	775912	06-20-13	06-21-13		DPR	RESERVED	03-25-13	-157.64
XXXXXXXXXXXXXXX	776860	06-20-13	06-21-13		DPR	RESERVED	03-29-13	-157.64
XXXXXXXXXXXXXXX	770426	06-20-13	06-22-13		DPR	RESERVED	03-08-13	-330.63
XXXXXXXXXXXXXXX	772430	06-20-13	06-22-13		DPR	RESERVED	03-15-13	-381.81
XXXXXXXXXXXXXXX	773898	06-20-13	06-22-13		DPR	RESERVED	03-18-13	-330.63
XXXXXXXXXXXXXXX	775624	06-21-13	06-24-13		DPR	RESERVED	03-24-13	-203.59
XXXXXXXXXXXXXXX	774148	06-21-13	06-23-13		DPR	RESERVED	03-20-13	-237.71
XXXXXXXXXXXXXXX	775919	06-21-13	06-25-13		DPR	RESERVED	03-25-13	-203.59
XXXXXXXXXXXXXXX	760384	06-21-13	06-27-13		DPR	RESERVED	02-07-13	-1,252.92
XXXXXXXXXXXXXXX	763616	06-21-13	06-24-13		DPR	RESERVED	02-13-13	-243.40
XXXXXXXXXXXXXXX	776609	06-22-13	06-25-13	212	DPR	RESERVED	03-28-13	-203.59
XXXXXXXXXXXXXXX	776378	06-22-13	06-24-13		DPR	RESERVED	03-27-13	-243.40
XXXXXXXXXXXXXXX	751877	06-22-13	06-27-13		DPR	RESERVED	01-01-13	-249.08
XXXXXXXXXXXXXXX	773368	06-23-13	06-24-13		DPR	RESERVED	03-17-13	-157.64
XXXXXXXXXXXXXXX	773369	06-23-13	06-24-13		DPR	RESERVED	03-17-13	-157.64
XXXXXXXXXXXXXXX	772614	06-23-13	06-24-13		DPR	RESERVED	03-15-13	-157.64
XXXXXXXXXXXXXXX	726884	06-23-13	06-25-13		DPR	RESERVED	10-24-12	-175.15
XXXXXXXXXXXXXXX	726883	06-23-13	06-25-13		DPR	RESERVED	10-20-12	-175.15
XXXXXXXXXXXXXXX	769110	06-23-13	06-25-13		DPR	RESERVED	03-02-13	-192.22
XXXXXXXXXXXXXXX	769111	06-23-13	06-25-13		DPR	RESERVED	03-02-13	-192.22
XXXXXXXXXXXXXXX	764866	06-23-13	06-25-13		DPR	RESERVED	02-17-13	-335.76
XXXXXXXXXXXXXXX	760875	06-24-13	06-26-13		DPR	RESERVED	02-04-13	-376.70
XXXXXXXXXXXXXXX	774608	06-24-13	06-27-13		DPR	RESERVED	03-21-13	-472.92
XXXXXXXXXXXXXXX	718115	06-24-13	06-25-13		DPR	RESERVED	09-29-12	-203.70
XXXXXXXXXXXXXXX	753861	06-25-13	06-26-13		DPR	RESERVED	01-09-13	-186.53
XXXXXXXXXXXXXXX	768653	06-25-13	06-29-13		DPR	RESERVED	03-02-13	-768.75
XXXXXXXXXXXXXXX	774122	06-26-13	06-28-13		DPR	RESERVED	03-19-13	-169.47
XXXXXXXXXXXXXXX	774121	06-26-13	06-28-13		DPR	RESERVED	03-19-13	-169.47
XXXXXXXXXXXXXXX	757110	06-27-13	07-01-13		DPR	RESERVED	01-20-13	-702.22
XXXXXXXXXXXXXXX	765380	06-27-13	07-01-13		DPR	RESERVED	02-18-13	-702.22
XXXXXXXXXXXXXXX	760882	06-28-13	06-30-13		DPR	RESERVED	02-02-13	-458.58
XXXXXXXXXXXXXXX	728608	06-28-13	06-30-13		DPR	RESERVED	10-24-12	-254.77
XXXXXXXXXXXXXXX	772640	06-29-13	07-05-13		DPR	RESERVED	03-16-13	-203.59
XXXXXXXXXXXXXXX	776122	06-29-13	06-30-13		DPR	RESERVED	03-26-13	-203.59
XXXXXXXXXXXXXXX	776126	06-29-13	06-30-13		DPR	RESERVED	03-26-13	-203.59
XXXXXXXXXXXXXXX	746864	06-30-13	07-01-13		DPR	RESERVED	12-20-12	-186.53
XXXXXXXXXXXXXXX	750404	06-30-13	07-02-13		DPR	RESERVED	12-28-12	-209.28
XXXXXXXXXXXXXXX	746865	06-30-13	07-01-13		DPR	RESERVED	12-20-12	-186.53
XXXXXXXXXXXXXXX	748609	07-01-13	07-02-13		DPR	RESERVED	12-22-12	-167.88
XXXXXXXXXXXXXXX	748608	07-01-13	07-02-13		DPR	RESERVED	12-22-12	-167.88
XXXXXXXXXXXXXXX	764637	07-01-13	07-03-13		DPR	RESERVED	02-16-13	-376.70
XXXXXXXXXXXXXXX	768123	07-01-13	07-05-13		DPR	RESERVED	02-27-13	-753.40
XXXXXXXXXXXXXXX	761108	07-02-13	07-10-13		DPR	RESERVED	02-03-13	-186.53
XXXXXXXXXXXXXXX	773882	07-02-13	07-04-13		DPR	RESERVED	03-18-13	-220.65

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	755868	07-02-13	07-03-13		DPR	RESERVED	01-21-13	-209.28
XXXXXXXXXXXXXXX	759640	07-03-13	07-04-13		DPR	RESERVED	01-29-13	-180.84
XXXXXXXXXXXXXXX	738399	07-04-13	07-06-13		DPR	RESERVED	11-20-12	-186.53
XXXXXXXXXXXXXXX	759915	07-04-13	07-05-13		DPR	RESERVED	01-30-13	-226.34
XXXXXXXXXXXXXXX	765392	07-04-13	07-06-13		DPR	RESERVED	02-18-13	-397.17
XXXXXXXXXXXXXXX	760609	07-05-13	07-08-13		DPR	RESERVED	02-01-13	-605.99
XXXXXXXXXXXXXXX	760608	07-05-13	07-07-13		DPR	RESERVED	02-01-13	-417.64
XXXXXXXXXXXXXXX	734123	07-06-13	07-07-13		DPR	RESERVED	11-15-12	-226.34
XXXXXXXXXXXXXXX	763634	07-06-13	07-08-13		DPR	RESERVED	02-13-13	-232.02
XXXXXXXXXXXXXXX	770125	07-07-13	07-17-13		DPR	RESERVED	03-06-13	-1,891.67
XXXXXXXXXXXXXXX	754134	07-07-13	07-10-13	422	DPR	RESERVED	01-09-13	-226.34
XXXXXXXXXXXXXXX	777133	07-09-13	07-11-13		DPR	RESERVED	03-31-13	-315.28
XXXXXXXXXXXXXXX	770405	07-09-13	07-17-13		DPR	RESERVED	03-07-13	-1,373.74
XXXXXXXXXXXXXXX	766881	07-10-13	07-11-13		DPR	RESERVED	02-24-13	-186.53
XXXXXXXXXXXXXXX	764613	07-10-13	07-11-13		DPR	RESERVED	02-16-13	-167.88
XXXXXXXXXXXXXXX	756415	07-10-13	07-11-13		DPR	RESERVED	01-28-13	-180.84
XXXXXXXXXXXXXXX	756416	07-10-13	07-11-13		DPR	RESERVED	01-28-13	-180.84
XXXXXXXXXXXXXXX	768364	07-11-13	07-12-13		DPR	RESERVED	02-28-13	-188.35
XXXXXXXXXXXXXXX	770608	07-11-13	07-13-13		DPR	RESERVED	03-08-13	-422.76
XXXXXXXXXXXXXXX	761636	07-12-13	07-15-13		DPR	RESERVED	02-06-13	-271.83
XXXXXXXXXXXXXXX	759888	07-12-13	07-13-13		DPR	RESERVED	01-30-13	-254.77
XXXXXXXXXXXXXXX	775862	07-12-13	07-16-13		DPR	RESERVED	03-25-13	-794.34
XXXXXXXXXXXXXXX	734860	07-13-13	07-14-13		DPR	RESERVED	11-09-12	-208.82
XXXXXXXXXXXXXXX	766646	07-13-13	07-15-13		DPR	RESERVED	02-23-13	-254.77
XXXXXXXXXXXXXXX	759868	07-13-13	07-14-13		DPR	RESERVED	01-30-13	-277.52
XXXXXXXXXXXXXXX	768359	07-13-13	07-14-13		DPR	RESERVED	02-28-13	-232.02
XXXXXXXXXXXXXXX	771110	07-14-13	07-16-13		DPR	RESERVED	03-10-13	-397.16
XXXXXXXXXXXXXXX	717868	07-15-13	07-17-13		DPR	RESERVED	09-28-12	-335.76
XXXXXXXXXXXXXXX	758361	07-15-13	07-17-13		DPR	RESERVED	01-24-13	-186.53
XXXXXXXXXXXXXXX	755361	07-18-13	07-20-13		DPR	RESERVED	01-13-13	-186.53
XXXXXXXXXXXXXXX	736611	07-20-13	07-21-13		DPR	RESERVED	11-14-12	-232.02
XXXXXXXXXXXXXXX	758127	07-20-13	07-27-13		DPR	RESERVED	01-23-13	-1,502.68
XXXXXXXXXXXXXXX	766617	07-21-13	07-22-13		DPR	RESERVED	02-22-13	-209.28
XXXXXXXXXXXXXXX	726627	07-22-13	07-23-13		DPR	RESERVED	10-20-12	-186.53
XXXXXXXXXXXXXXX	777116	07-23-13	07-25-13		DPR	RESERVED	03-31-13	-366.46
XXXXXXXXXXXXXXX	769359	07-24-13	07-26-13		DPR	RESERVED	03-03-13	-186.53
XXXXXXXXXXXXXXX	772613	07-27-13	07-28-13		DPR	RESERVED	03-15-13	-208.82
XXXXXXXXXXXXXXX	758128	07-27-13	07-29-13		DPR	RESERVED	01-23-13	-254.77
XXXXXXXXXXXXXXX	758129	07-27-13	07-29-13		DPR	RESERVED	01-23-13	-254.77
XXXXXXXXXXXXXXX	763436	07-28-13	07-30-13		DPR	RESERVED	02-13-13	-226.34
XXXXXXXXXXXXXXX	764874	07-28-13	07-31-13		DPR	RESERVED	02-18-13	-180.84
XXXXXXXXXXXXXXX	754616	07-29-13	07-31-13		DPR	RESERVED	01-12-13	-186.53
XXXXXXXXXXXXXXX	764620	07-30-13	08-02-13		DPR	RESERVED	02-16-13	-503.64
XXXXXXXXXXXXXXX	775627	08-01-13	08-05-13		DPR	RESERVED	03-24-13	-186.53
XXXXXXXXXXXXXXX	776110	08-02-13	08-04-13		DPR	RESERVED	03-26-13	-226.34
XXXXXXXXXXXXXXX	752359	08-02-13	08-03-13		DPR	RESERVED	01-03-13	-208.82
XXXXXXXXXXXXXXX	769665	08-04-13	08-05-13		DPR	RESERVED	03-09-13	-180.84
XXXXXXXXXXXXXXX	762619	08-06-13	08-10-13		DPR	RESERVED	02-10-13	-186.53
XXXXXXXXXXXXXXX	774117	08-07-13	08-08-13		DPR	RESERVED	03-19-13	-167.88
XXXXXXXXXXXXXXX	774118	08-07-13	08-08-13		DPR	RESERVED	03-19-13	-167.88
XXXXXXXXXXXXXXX	718858	08-08-13	08-11-13		DPR	RESERVED	10-06-12	-226.34
XXXXXXXXXXXXXXX	718868	08-08-13	08-11-13		DPR	RESERVED	10-06-12	-226.34
XXXXXXXXXXXXXXX	754632	08-10-13	08-11-13		DPR	RESERVED	01-11-13	-244.65
XXXXXXXXXXXXXXX	754633	08-10-13	08-11-13		DPR	RESERVED	01-11-13	-244.65
XXXXXXXXXXXXXXX	743877	08-11-13	08-12-13		DPR	RESERVED	12-06-12	-186.53
XXXXXXXXXXXXXXX	738383	08-12-13	08-14-13		DPR	RESERVED	11-19-12	-209.28
XXXXXXXXXXXXXXX	773911	08-12-13	08-14-13		DPR	RESERVED	03-19-13	-397.16
XXXXXXXXXXXXXXX	745108	08-12-13	08-14-13		DPR	RESERVED	12-10-12	-313.92

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	738385	08-12-13	08-14-13		DPR	RESERVED	11-19-12	-186.53
XXXXXXXXXXXXXXX	776375	08-13-13	08-14-13		DPR	RESERVED	03-28-13	-198.58
XXXXXXXXXXXXXXX	760361	08-15-13	08-17-13		DPR	RESERVED	02-01-13	-226.34
XXXXXXXXXXXXXXX	767902	08-18-13	08-23-13		DPR	RESERVED	02-26-13	-839.38
XXXXXXXXXXXXXXX	776119	08-19-13	08-24-13		DPR	RESERVED	03-26-13	-671.52
XXXXXXXXXXXXXXX	763358	08-20-13	08-22-13		DPR	RESERVED	02-12-13	-186.53
XXXXXXXXXXXXXXX	760898	08-20-13	08-22-13		DPR	RESERVED	02-03-13	-186.53
XXXXXXXXXXXXXXX	760897	08-20-13	08-22-13		DPR	RESERVED	02-03-13	-186.53
XXXXXXXXXXXXXXX	769666	08-23-13	08-25-13		DPR	RESERVED	03-05-13	-458.58
XXXXXXXXXXXXXXX	769366	08-24-13	08-27-13		DPR	RESERVED	03-03-13	-585.52
XXXXXXXXXXXXXXX	773358	08-24-13	08-26-13		DPR	RESERVED	03-17-13	-397.17
XXXXXXXXXXXXXXX	766358	08-25-13	08-28-13		DPR	RESERVED	02-21-13	-503.64
XXXXXXXXXXXXXXX	730859	08-25-13	08-27-13		DPR	RESERVED	10-29-12	-226.34
XXXXXXXXXXXXXXX	767623	08-28-13	08-30-13		DPR	RESERVED	02-26-13	-209.28
XXXXXXXXXXXXXXX	760127	08-28-13	08-30-13		DPR	RESERVED	01-30-13	-186.53
XXXXXXXXXXXXXXX	759361	08-31-13	09-07-13		DPR	RESERVED	01-27-13	-208.82
XXXXXXXXXXXXXXX	762124	09-05-13	09-06-13		DPR	RESERVED	02-08-13	-186.53
XXXXXXXXXXXXXXX	742109	09-05-13	09-07-13		DPR	RESERVED	12-01-12	-186.53
XXXXXXXXXXXXXXX	761131	09-06-13	09-08-13		DPR	RESERVED	02-04-13	458.58
XXXXXXXXXXXXXXX	770367	09-06-13	09-09-13		DPR	RESERVED	03-07-13	-232.02
XXXXXXXXXXXXXXX	767615	09-07-13	09-14-13		DPR	RESERVED	02-25-13	-1,502.68
XXXXXXXXXXXXXXX	776373	09-07-13	09-10-13		DPR	RESERVED	03-28-13	-677.65
XXXXXXXXXXXXXXX	728858	09-07-13	09-09-13		DPR	RESERVED	10-24-12	-438.11
XXXXXXXXXXXXXXX	764865	09-08-13	09-10-13		DPR	RESERVED	02-17-13	-186.53
XXXXXXXXXXXXXXX	760639	09-09-13	09-13-13		DPR	RESERVED	02-02-13	-186.53
XXXXXXXXXXXXXXX	776361	09-12-13	09-15-13		DPR	RESERVED	03-27-13	-203.59
XXXXXXXXXXXXXXX	770420	09-12-13	09-14-13	405	DPR	RESERVED	03-07-13	-462.76
XXXXXXXXXXXXXXX	766876	09-13-13	09-15-13		DPR	RESERVED	02-23-13	-203.59
XXXXXXXXXXXXXXX	711411	09-13-13	09-15-13		DPR	RESERVED	09-11-12	-294.58
XXXXXXXXXXXXXXX	773913	09-13-13	09-15-13		DPR	RESERVED	03-18-13	-203.59
XXXXXXXXXXXXXXX	776109	09-13-13	09-15-13		DPR	RESERVED	03-26-13	-203.59
XXXXXXXXXXXXXXX	771358	09-13-13	09-15-13		DPR	RESERVED	03-11-13	-203.59
XXXXXXXXXXXXXXX	769864	09-14-13	09-18-13		DPR	RESERVED	03-05-13	-254.77
XXXXXXXXXXXXXXX	757408	09-17-13	09-18-13		DPR	RESERVED	01-21-13	-1,500.00
XXXXXXXXXXXXXXX	754373	09-17-13	09-18-13		DPR	RESERVED	01-10-13	-186.53
XXXXXXXXXXXXXXX	771109	09-17-13	09-22-13		DPR	RESERVED	03-10-13	-214.96
XXXXXXXXXXXXXXX	737385	09-20-13	09-22-13		DPR	RESERVED	11-16-12	-254.77
XXXXXXXXXXXXXXX	761627	09-24-13	09-25-13		DPR	RESERVED	02-06-13	-167.88
XXXXXXXXXXXXXXX	771137	09-26-13	09-27-13		DPR	RESERVED	03-11-13	-180.84
XXXXXXXXXXXXXXX	769375	09-27-13	09-28-13		DPR	RESERVED	03-03-13	-244.65
XXXXXXXXXXXXXXX	752386	09-27-13	09-30-13		DPR	RESERVED	01-03-13	-605.99
XXXXXXXXXXXXXXX	736891	09-28-13	09-30-13		DPR	RESERVED	11-15-12	-232.02
XXXXXXXXXXXXXXX	739608	09-28-13	09-30-13		DPR	RESERVED	11-29-12	-397.17
XXXXXXXXXXXXXXX	755609	09-28-13	10-01-13		DPR	RESERVED	01-14-13	-693.01
XXXXXXXXXXXXXXX	744108	09-29-13	09-30-13		DPR	RESERVED	12-07-12	-226.34
XXXXXXXXXXXXXXX	769905	09-29-13	09-30-13		DPR	RESERVED	03-06-13	-186.53
XXXXXXXXXXXXXXX	763186	09-30-13	10-03-13		DPR	RESERVED	02-12-13	-611.10
XXXXXXXXXXXXXXX	744876	10-03-13	10-04-13		DPR	RESERVED	12-10-12	-139.90
XXXXXXXXXXXXXXX	756443	10-03-13	10-06-13		DPR	RESERVED	01-19-13	-226.34
XXXXXXXXXXXXXXX	766870	10-03-13	10-21-13		DPR	RESERVED	02-23-13	-3,758.76
XXXXXXXXXXXXXXX	760128	10-07-13	10-10-13		DPR	RESERVED	01-30-13	-186.53
XXXXXXXXXXXXXXX	769358	10-07-13	10-09-13		DPR	RESERVED	03-04-13	-209.28
XXXXXXXXXXXXXXX	764905	10-07-13	10-10-13		DPR	RESERVED	02-18-13	-203.59
XXXXXXXXXXXXXXX	772630	10-08-13	10-12-13		DPR	RESERVED	03-15-13	-896.71
XXXXXXXXXXXXXXX	776138	10-08-13	10-11-13		DPR	RESERVED	03-26-13	-657.18
XXXXXXXXXXXXXXX	769876	10-08-13	10-12-13		DPR	RESERVED	03-09-13	-232.02
XXXXXXXXXXXXXXX	730620	10-09-13	10-11-13		DPR	RESERVED	10-31-12	-186.53
XXXXXXXXXXXXXXX	767879	10-09-13	10-12-13		DPR	RESERVED	02-26-13	-565.05

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Orchards Inn of Sedona	03-31-13
Deposit Ledger

Name*	Conf.No.	Arrival	Departure	Room No.	Res. Type	Status	Last Paid On	Deposit Balance
XXXXXXXXXXXXXXX	757652	10-10-13	10-12-13		DPR	RESERVED	01-23-13	-209.28
XXXXXXXXXXXXXXX	772423	10-10-13	10-12-13		DPR	RESERVED	03-15-13	-458.59
XXXXXXXXXXXXXXX	763154	10-10-13	10-13-13		DPR	RESERVED	02-11-13	-605.99
XXXXXXXXXXXXXXX	772108	10-10-13	10-13-13		DPR	RESERVED	03-13-13	-209.28
XXXXXXXXXXXXXXX	771375	10-11-13	10-14-13		DPR	RESERVED	03-11-13	-266.14
XXXXXXXXXXXXXXX	771374	10-11-13	10-14-13		DPR	RESERVED	03-11-13	-266.14
XXXXXXXXXXXXXXX	763165	10-11-13	10-13-13		DPR	RESERVED	02-11-13	-458.58
XXXXXXXXXXXXXXX	772616	10-11-13	10-13-13		DPR	RESERVED	03-15-13	-203.59
XXXXXXXXXXXXXXX	775373	10-11-13	10-14-13		DPR	RESERVED	03-24-13	-605.99
XXXXXXXXXXXXXXX	770618	10-11-13	10-14-13		DPR	RESERVED	03-08-13	-203.59
XXXXXXXXXXXXXXX	771882	10-12-13	10-13-13		DPR	RESERVED	03-13-13	-208.82
XXXXXXXXXXXXXXX	773381	10-13-13	10-15-13		DPR	RESERVED	03-17-13	-397.17
XXXXXXXXXXXXXXX	773382	10-13-13	10-15-13		DPR	RESERVED	03-17-13	-397.17
XXXXXXXXXXXXXXX	762873	10-14-13	10-15-13	210	DPR	RESERVED	02-11-13	-167.88
XXXXXXXXXXXXXXX	768644	10-15-13	10-18-13		DPR	RESERVED	03-02-13	-611.10
XXXXXXXXXXXXXXX	768858	10-15-13	10-18-13		DPR	RESERVED	03-02-13	-565.05
XXXXXXXXXXXXXXX	770379	10-16-13	10-18-13		DPR	RESERVED	03-07-13	-220.65
XXXXXXXXXXXXXXX	770380	10-16-13	10-18-13		DPR	RESERVED	03-07-13	-220.65
XXXXXXXXXXXXXXX	773899	10-17-13	10-20-13		DPR	RESERVED	03-18-13	-220.65
XXXXXXXXXXXXXXX	753384	10-19-13	10-28-13		DPR	RESERVED	01-07-13	-1,940.79
XXXXXXXXXXXXXXX	764636	10-19-13	10-26-13		DPR	RESERVED	02-16-13	-254.77
XXXXXXXXXXXXXXX	750365	10-20-13	10-24-13		DPR	RESERVED	12-27-12	-186.53
XXXXXXXXXXXXXXX	760868	10-20-13	10-23-13		DPR	RESERVED	02-03-13	-186.53
XXXXXXXXXXXXXXX	755608	10-22-13	10-25-13		DPR	RESERVED	01-14-13	-186.53
XXXXXXXXXXXXXXX	767860	10-25-13	10-26-13		DPR	RESERVED	02-26-13	-232.02
XXXXXXXXXXXXXXX	767859	10-25-13	10-26-13		DPR	RESERVED	02-26-13	-232.02
XXXXXXXXXXXXXXX	699377	10-27-13	10-30-13		DPR	RESERVED	08-04-12	-186.53
XXXXXXXXXXXXXXX	775612	11-02-13	11-10-13		DPR	RESERVED	03-24-13	-266.14
XXXXXXXXXXXXXXX	776118	11-07-13	11-12-13	213	DPR	RESERVED	03-26-13	-147.86
XXXXXXXXXXXXXXX	762645	11-07-13	11-10-13		DPR	RESERVED	02-10-13	-186.53
XXXXXXXXXXXXXXX	774624	11-14-13	11-15-13		DPR	RESERVED	03-22-13	-167.88
XXXXXXXXXXXXXXX	738858	11-14-13	11-16-13		DPR	RESERVED	11-20-12	-209.28
XXXXXXXXXXXXXXX	755880	12-01-13	12-03-13		DPR	RESERVED	01-15-13	-203.59
XXXXXXXXXXXXXXX	644377	02-25-14	02-26-14		DPR	RESERVED	02-25-12	-400.00
XXXXXXXXXXXXXXX	671110	05-17-14	05-18-14		DPR	RESERVED	05-18-12	-150.00
XXXXXXXXXXXXXXX	715120	09-21-14	09-22-14		DPR	RESERVED	09-21-12	-150.00
XXXXXXXXXXXXXXX	740120	09-21-14	09-22-14		DPR	RESERVED	11-24-12	-150.00
XXXXXXXXXXXXXXX	740369	11-24-14	11-25-14		DPR	RESERVED	11-25-12	-150.00
XXXXXXXXXXXXXXX	741890	11-30-14	12-01-14		DPR	RESERVED	11-30-12	-150.00
XXXXXXXXXXXXXXX	743864	12-06-14	12-07-14		DPR	RESERVED	12-06-12	-450.00
XXXXXXXXXXXXXXX	748136	12-20-14	12-21-14		DPR	RESERVED	12-20-12	-150.00
XXXXXXXXXXXXXXX	753863	12-20-14	12-21-14		DPR	RESERVED	01-08-13	-100.00
XXXXXXXXXXXXXXX	642623	12-31-14	01-01-15		DPR	RESERVED	02-19-12	-200.00
XXXXXXXXXXXXXXX	770861	03-09-15	03-10-15		DPR	RESERVED	03-09-13	-270.00
XXXXXXXXXXXXXXX	773109	03-17-15	03-18-15		DPR	RESERVED	03-17-13	-500.00
							Grand Total	-400,013.53

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

EXHIBIT 1(a)-iv

CONTRACTS, ACCOUNTS PAYABLE, ACCOUNTS RECEIVABLE AND DEPOSITS
(170 Schnebly Road)

Not included because 170 Schnebly Road did not transfer.

EXHIBIT 1(a)-v

CONTRACTS, ACCOUNTS PAYABLE, ACCOUNTS RECEIVABLE AND DEPOSITS
(Orchards Annex)

1.	APS Contract
2.	A/P Aging
3.	A/R Aging

SUREPAY APPLICATION AND AGREEMENT
Non-Residential

NAME (as shown on APS Account): L’AUBERGE ORCHARDS LLC
APS ACCOUNT NUMBER: 221 036288
SERVICE ADDRESS: 254 N STATE ROUTE 89A
CITY: Sedona	STATE: AZ	ZIP CODE: 86336
☒ CHECK HERE IF ADDITIONAL ACCOUNTS ON SECOND PAGE
MAILING ADDRESS (street): 301 Lauberge Ln
CITY: Sedona	STATE: AZ	ZIP CODE: 86336
TELEPHONE: 928-204-4376	FAX: 928-282-4531

THIS SECTION TO BE FILLED OUT BY CUSTOMER

NAME AND ADDRESS OF FINANCIAL INSTITUTION
NAME: Alliance Bank of Arizona
STREET: 6486 State Route 179, Suite 110
CITY: Sedona	STATE: AZ	ZIP CODE: 86351
PLEASE FILL IN ACCOUNT INFORMATION FOR EITHER YOUR CHECKING OR SAVINGS ACCOUNT. IF YOU CHOOSE TO HAVE FUNDS WITHDRAWN FROM A CHECKING ACCOUNT, PLEASE ATTACH A VOIDED CHECK. IF YOU CHOOSE TO HAVE FUNDS WITHDRAWN FROM A SAVINGS ACCOUNT, PLEASE ATTACH A STATEMENT SHOWING YOUR SAVINGS ACCOUNT NUMBER AND BANK ROUTING NUMBER.
☒ CHECKING ACCOUNT (Please attach a voided check) BANKING TRANSIT NUMBER:	ACCOUNT NUMBER: SEE ATTACHED
☐ SAVINGS ACCOUNT (Please attach a statement) BANKING TRANSIT NUMBER:	ACCOUNT NUMBER:

SUREPAY AUTHORIZATION AGREEMENT

I hereby authorize APS and the financial institution on this application to charge the account I have specified for payment of my monthly APS bill for a minimum of two (2) years (and until otherwise instructed). In doing so, I understand and have agreed to pay a reduced deposit. I understand that a fee will be charged to my account should a payment request be dishonored or returned for insufficient funds. Following the first returned or dishonored payment request, a full deposit will be required. Should there be a second returned or dishonored payment request, the account will be removed from Surepay and all future payments on this account will need to be paid in cash. I may discontinue my participation in the plan at any time by notifying APS, however if the account has been active for less than two (2) years, the balance of the full deposit will be required. I understand that both the financial institution and APS reserve the right to terminate this payment plan and/or my participation in the plan.

882-01S (6-09)	See second page for additional accounts, if any, included in this Agreement

SUREPAY APPLICATION AND AGREEMENT
Non-Residential - continued

SERVICE ADDRESS: 301 LAUBERGE LN
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 221036288	BANK ACCT. NO.: 8010129404

SERVICE ADDRESS: 170 SCHNEBLY RD APT 3
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 023866288	BANK ACCT. NO.: 8010129404

SERVICE ADDRESS: 170 SCHNEBLY RD APT 3
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 079966280	BANK ACCT. NO.: 8010129404

SERVICE ADDRESS: 254 N STATE ROUTE 89A
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 699976289	BANK ACCT. NO.: 8010129370

SERVICE ADDRESS: 320 N STATE ROUTE 89A STE 4
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 813607286	BANK ACCT. NO.: 8010129404

SERVICE ADDRESS: 170 SCHNEBLY RD APT 1
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 913866288	BANK ACCT. NO.: 8010129404

SERVICE ADDRESS: 254 N. State Route 89A Dawn to Dusk
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 221032688	8010129370

SERVICE ADDRESS: 254 N. STATE ROUTE 89A - RESTAURANT
CITY: Sedona	STATE: AZ	ZIP CODE: 86336	APS ACCOUNT NO.: 221032688	8010129370

SERVICE ADDRESS:
CITY:	STATE:	ZIP CODE:	APS ACCOUNT NO.:	BANK ACCT. NO.:

882-01S (6-09)

Orchards Annex, LLC

A/P Aging Summary

As of March 31, 2013

	Current	1 – 30	31 – 60	61 – 90	˃ 90	TOTAL
APS	0.00	180.49	0.00	0.00	0.00	180.49
Arizona Dept of Revenue	10,839.96	0.00	0.00	0.00	0.00	10,839.96
Arizona Water Company	939.64	0.00	0.00	0.00	0.00	939.64
Barrett Realty	0.00	-6,790.00	0.00	0.00	0.00	-6,790.00
Canyon Breeze	0.00	0.00	-3,512.43	0.00	0.00	-3,512.43
Canyon Portal II-Rent	0.00	-39,750.06	0.00	0.00	0.00	-39,750.06
City of Sedona	840.33	0.00	0.00	0.00	0.00	840.33
Orchards	11,065.63	6,093.49	0.00	0.00	0.00	17,159.12
Petra Risk Solutions	0.00	1,732.38	0.00	0.00	0.00	1,732.38
RDS	8,688.02	0.00	0.00	0.00	0.00	8,688.02
Red Rock Lock	13.29	0.00	0.00	0.00	0.00	13.29
Sun Devil Fire Equipment, Inc.	0.00	0.00	0.00	0.00	443.90	443.90
TOTAL	32,386.87	-38,533.70	-3,512,43	0.00	443.90	-9,215.36

Orchards Annex, LLC

A/R Aging Summary

As of March 31, 2013

	Current	1 – 30	31 – 60	61 – 90	˃ 90	TOTAL
Canyon Breeze	0.00	0.00	0.00	0.00	2,807.19	2,807.19
TOTAL	0.00	0.00	0.00	0.00	2,807.19	2,807.19

Exhibit 1(a)-vi

List of Contracts, Accounts Payable, Accounts Receivable and Deposits

Orchards Inn Parking Lease

Contracts: NONE

Accounts Payable: Rent as set forth in the Lease for Parking Spaces dated January 1, 2012 by and between Canyon Portal II LLC as Landlord and Orchards Inn & Restaurant LLC as Tenant and the 1st Amendment thereto dated May 1, 2012, which together constitute the “Lease”

Accounts Receivable: NONE

Deposits: NONE

Exhibit 1(a)-vii

List of Contracts, Accounts Payable, Accounts Receivable and Deposits

Slnagua Plaza Storage Lease

Contracts: NONE

Accounts Payable: Rent as set forth in the Lease for Storage Space dated January 1, 2012 by and between Slnagua Plaza II LLC as Landlord and L'Auberge Orchards LLC as Tenant and the 1st Amendment thereto dated May 1, 2012, which together constitute the "Lease"

Accounts Receivable: NONE

Deposits: NONE

Exhibit 1(a)-viii

List of Contracts, Accounts Payable, Accounts Receivable and Deposits

Sinagua Plaza Parking Lease

Contracts: NONE

Accounts Payable: Rent as set forth in the Lease for Parking Spaces dated January 1, 2012 by and between Sinagua Plaza II LLC as Landlord and L'Auberge Orchards LLC as Tenant and the 1st Amendment thereto dated May 1, 2012, which together constitute the "Lease"

Accounts Receivable: NONE

Deposits: NONE

Exhibit 1(a)-ix

List of Contracts, Accounts Payable, Accounts Receivable and Deposits
Affordable Housing Lease

Contracts: NONE

Accounts Payable: Rent as set forth in the Lease Agreement dated April 1, 2012 by and between Canyon Portal II LLC as Landlord and L'Auberge Orchards LLC as Tenant for Affordable Housing Units numbered 414, 415, 434 and 435 Lease")

Accounts Receivable: Rents received from Tenants pursuant to the Rent Roll and Lease Agreements which changes from time to time as Tenants move in / out.

Deposits: NONE

Exhibit 1(a )-x

List of Contracts, Accounts Payable, Accounts Receivable and Deposits

Temporary Housing Lease

Contracts: NONE

Accounts Payable: Rent as set forth in the Lease Agreement dated April 1, 2012 by and between Canyon Portal II LLC as Landlord and L'Auberge Orchards LLC as Tenant for Temporary Housing Units numbered 418, 419, 436, 437 and 438 ("Lease")

Accounts Receivable: Rents received from Tenants pursuant to the Rent Roll and Lease Agreements which changes from time to time as Tenants move in / out.

Deposits: NONE

Exhibit 1(f)-i

Licenses and Permits (LaMerra Property)

Certificate of Registration of Trademark of LAMERRA.

Exhibit 1(f)-ii

Licenses and Permits (L'Auberge Property)

1.	Hotel/Motel Liquor License #11033038 issued to Al Spector as Agent for L'Auberge Orchards LLC as Owner.

2.	Arizona State Board of Cosmetology License #17071 issued to L'Auberge Spa LLC

3.	Arizona Department of state issued Trade Name: L'Auberge Restaurant

4.	Arizona Department of state issued Trade Name: Terrace on the Creek

5.	Arizona Department of state issued Trade Name: L'Auberge de Sedona

6.	Arizona Department of state issued Trade Name: L'Auberge Spa

7.	Arizona Department of Revenue Sales Tax License #20339412

8.	City of Sedona Sales Tax License (managed by Revenue Discovery System) License #419066

9.	Coconino County Health Department License #EHL-4484 for the L'Auberge Restaurant Kitchen

10.	Coconino County Health Department License #EHL-4485 for the Bar Area in the Arrivals Building

11.	Coconino County Health Department License #EHL-2647 for the Employee Dining Room

12.	Coconino County Health Department License EH -5330 for the L'Auberge Spa

Exhibit 1(f)-iii

Licenses and Permits (Orchards Inn Property)

1.	Hotel/Motel Liquor License #11033038 issued to Al Spector as Agent for L'Auberge Orchards LLC as Owner.

2.	Arizona Department of State issued Trade Name: The Orchards Bar and Grill

3.	Arizona Department of Revenue Sales Tax License #20335194

4.	City of Sedona Sales Tax License (managed by Revenue Discovery System) License #420413

5.	City of Sedona Right of Way Permit #ROW00045

6.	Coconino County Health Department License #EHL-4487 for Taos Cantina

7.	Coconino County Health Department License #EHL-4488 for the Bar at Taos

Exhibit 1(f)-iv

Licenses and Permits (Schnebly Hill Property)

NONE

Exhibit 1(f)-v

Licenses and Permits (Orchards Annex Property)

1.	Arizona Department of Revenue Sales Tax License #20513229

2.	City of Sedona Sales Tax License (managed by Revenue Discovery System) License #416983

Exhibit 1(f)-vi

Licenses and Permits (Orchards Inn Parking Lease)

NONE

Exhibit 1(f)-vii

Licenses and Permits (Sinagua Plaza Storage Lease)

NONE

Exhibit 1(f)-viii

Licenses and Permits (Sinagua Plaza Parking Lease)

NONE

Exhibit 1(f)-ix

Licenses and Permits (Affordable Housing Lease)

NONE

Exhibit 1(f)-x

Licenses and Permits (Temporary Housing Lease)

NONE

Exhibit 1(h)

List of Existing Leases as of April 24, 2013:

1.	LaMerra Property — Month to Month Lease with Okie and Lisa McNatt

2.	L'Auberge Property — NONE

3.	Orchards Inn Property - NONE

4.	Schnebly Hill Property —
•	Unit A
o	Andre Pena
o	Miguel Ortiz
o	Joel Cuenca
•	Unit B
o	Lizbeth Morales
•	Unit C
o	Brittany Wolfe

5. Orchards Annex Property — NONE

6. Orchards Inn Parking — NONE

7. Sinagua Plaza Storage — NONE

8. Sinagua Plaza Parking — NONE

9. Affordable Housing —

•	#414/#415
o	Alberto Barrera
o	Gil Hermosillo
•	#434/#435
o	Chester Ford

10.Temporary Housing —

•	#418
o	Bruce Campbell
•	#419
o	Vacant
•	#436
o	Vacant
•	#437
o	David Perez
•	#438
o	Hector Hernandez

Exhibit 1(m)-i

Personal Property Inventory (LaMerra Property)

1.	Large topo map of the subdivision

2.	John Deere

Exhibit 1(m)-ii

L’Auberge Personal Property Inventory

Spa Furniture Inventory

Retail area

2 office chairs

2 round wood display tables

3 white cubed shelves

2 computers

1 chair for guests

1 lamp

1 full mannequin

Agave

1 massage table

1 therapist chair

1 hot towel cabby

1 sanitizer

Pinion

2 massage tables

2 therapist chairs

2 hot towel cabbies

1 side table

Manzanita

2 massage tables

2 therapist chairs

1 hot towel cabby

2 side tables

Sage

1 massage table

1 therapist chair

1 hot towel cabby

Relaxation area

6 chairs

2 side tables

1 beverage station

Mens area

1 bench

Ladies area

1 table outside of entrance

3 stools

Dispenary/Breakroom

1 table

4 chairs

1 microwave

1 computer

1 stool

1 refrigerator

Director's office

1 desk

3 chairs

1 computer

RADIOS

	Department	Make	FCC ID#	Model	Serial#	MD#	Battery Model

1	Enginerring	Motorrola	ABZ99FT4056 8364 L	CP200	018TJR1939	AAH50RDC9AA2AN	NNTN4497CR 938 AUDJ
2	Enginerring	Motorrola	ABZ99FT4056 7132 L	CP200	018THEV698	AAH50RDC9AA1AN	NNTN4851A 141 AUMA
3	Enginerring	Motorrola	ABZ99FT4056 6283 L	CP200	018TGN8890	AAH50RDC9AA1AN	NNTN4851A 141 AUMA
4	Enginerring	Motorrola	ABZ99FT4056 5531 N	CP200	018TFZ3001	AAH50RDC9AA1AN	NNTN4497CR 045 AU2B
5	Enginerring	Motorrola	ABZ99FT4056 9205	CP200	018TKL8033	AAH50RDC9AA2AN	NNTN4497CR 938 AUDJ
6	Enginerring	Motorrola	ABZ99FT4056 7132 L	CP200	018THEV699	AAH50RDC9AA1AN	NNTN4497CR 932 AUEJ

7	Enginerring	ICOM	AFJ277602	IC-F24	202084		BP-232N

8	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460923	202D-277601	BP-232N
9	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460922	202D-277601	BP-232N
10	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460927	202D-277601	BP-232N
11	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460924	202D-277601	BP-232N
12	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460925	202D-277601	BP-232N
13	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460928	202D-277601	BP-232N
14	Enginerring	BEARCOM	AFJ277601	IC-F24S	1460930	202D-277601	BP-232N

15	Enginerring	TITAN RADIO	R741TR200U2	TR200	11D20D0299	TR200U(2)	BL1716
16	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0786	TR400U	11N0203035
17	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0790	TR400U	11N0203038
18	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0787	TR400U	11N0203031
19	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0783	TR400U	11N0203032
20	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0782	TR400U	11N0203037
21	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0789	TR400U	11N0203040
22	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0785	TR400U	11N0203030
23	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0784	TR400U	11N0203050
24	Enginerring	TITAN RADIO	Z5VTR-400U2	TR400	11N02D0781	TR400U	11N0203036

25	HouseKeeping	BEARCOM	AFJ277601	IC-F24S	1460688	202D-277601	BP-232N
26	HouseKeeping	BEARCOM	AFJ277601	IC-F24S	1460921	202D-277601	BP-232N
27	HouseKeeping	BEARCOM	AFJ277601	IC-F24S	113245	202D-277601	BP-232N

28	HouseKeeping	MOTORROLA	ABZ99FT4056 N	CP200	018TFZ3007	AAH50RDC9AA1AN	NNTN4497BR 804 AVFJ
29	HouseKeeping	MOTORROLA	ABZ99FT4056 9205	CP200	018TKJ7870	AAH50RDC9AA2AN	NNTN4497CR 939 AUEJ
30	HouseKeeping	MOTORROLA	ABZ99FT4056 9205	CP200	018TKJ7943	AAH50RDC9AA2AN	NNTN4497CR 939 AUEJ
31	HouseKeeping	MOTORROLA	ABZ99FT4056 5531 N	CP200	018TFZ2970	AAH50RDC9AA1AN	NNTN4497BR 645 AVG4

32	FRONT DESK	BEARCOM	AFJ277601	IC-F24S	1460929	202D-277601	BP-232N
33	FRONT DESK	BEARCOM	AFJ277601	IC-F24S	1460689	202D-277601	BP-232N

34	FRONT DESK	BLACKBOX	U7GBLACKBOXU	BLACKBOX+U	K1517T00930
35	FRONT DESK	BLACKBOX	U7GBLACKBOXU	BLACKBOX+U	K1517T00924
36	FRONT DESK	BLACKBOX	U7GBLACKBOXU	BLACKBOX+U	K1517T00927
37	FRONT DESK	BLACKBOX	U7GBLACKBOXU	BLACKBOX+U	K1517T00928

38	FRONT DESK	MOTOROLA	ABZ99FT4056 283 L	CP200	018TGN8896	AAH50RDC9AA1AN	NNTN4497BR 730 AVPJ
39	FRONT DESK	MOTOROLA	ABZ99FT4056 5531 N	CP200	018TFZ3018	AAH50RDC9AA1AN	NNTN4497CR 938 AUDJ
40	FRONT DESK	MOTOROLA	ABZ99FT4056 9205	CP200	018THJ7941	AAH50RDC9AA2AN	NNTN4497CR 938 AUDJ

LA Kitchen

Spring 2013

Equipment List

Item	Amt.	Item	Amt.
5 gal. Clear Lexan	19	Clear Cambro-Sq.- 2 qt.	8
3 gal. Clear Lexan	6	Clear Cambro-Sq.- 4 qt.	9
Clear Lexan Lids	11	Clear Cambro-Sq.- 6 qt.	40
Clear 400 Hotel	2	Clear Cambro-Sq.- 8 qt.	29
Clear 600 Hotel	4	Clear Cambro-Sq.- 22 qt.	22
Clear Full Hotel Pan Lids	47	Clear Cambro Rnd. 6 qt	2
Clear 1/2 Hotel Pan Lids	12	Clear Cambro Rnd. 3 qt	8
Metal 200 Full	29	Sm Aluminum Sauté pan	67
Metal 200 Full Perferated	14	Med Aluminum Sauté pan	12
Metal 400 Full	13	Blk Steal Pand Sm	9
Metal 600 Full	12	Blk Steal Pand lg	9
Metal 900 Full	2	Stock pot lg	4
Metal 200 1/2	33	Stock pot med	3
Metal 200 1/2 - Oval Insert	2	Ice Tray - Brunch	2
Metal 400 1/2	11	Brunch Display Racks	4
Metal 600 1/2	12	Brunch Risers	13
Metal 400 1/3	27	Salad Bowl Risers	3
Metal 600 1/3	16	Speed Carts	15
Metal 1/6	69	Vita mix blender	3
Plastic 1/6	19	Vita mix blender top	4
Metal 1/9	51	Flour bins	5
Plastic 1/9	61	Toaster	1
Yin / Yang Full 200	4	Panini Press	1
Round Chafers	2	Robocoup	1
Round Chafers - Inserts	5	Microwave	4
Rectangle Chafers	6	Kryovac Machine	1

Item	Amt.	Item	Amt.
Soup Chafer	1	Paper towel dispensers	6
2" Sheet Size Lexan	13	Coffee Dispeners-2 ga.	7
4" Sheet Size Lexan	2	Coffee Dispeners-Airpots	7
6" Sheet Size Lexan	1	Chrome Serving Tray Square	6
9" Sheet Size Lexan	3	Metal Round Serving Tray	12
4" Perf. Sheet Size Lexan	8	Lg. Oval Service Tray-Plastic	4
Sheet Size Lexan - Lid	4	Sm. Cocktail Service Tray	3
Pots sm	7	Apple Peeler	1
Pots med	6	Med. Reach In Fridge 3' x 9'	2
Pots Lg	3	Rubbermade Chest 10 gal.	3
Army pans	2	Bar Condimment Tray	3
sheet pans 1/2	25	Chrome Water Pitchers	10
sheet pans full	149	Rectangle Room Service Tray	6
Pie Pans	25	Banquet Chaffers	5
Cutting Board	4	Baskets, Lg.	5
China Cap	3	Baskets, Sm.	7
Cutting Board plastic white	15	Metal Wire Baskets	8
China Cap	4	Metal Bowl / Basket Stads	2
Metro Rack Produce	8	Rubbermade Carts	3
Metro Rack Meat	3	Dolly	3
Metro Rack dairy	3	Glass Racks	35
Metro Rack Dish	5	Glass Rack Dollies	4
Metro Rack Banquets	7	Metal Bread Holders	1
Stainless Steel Bowls	25	Window fan	1
Resting Racks full	10	Rubber made Closet Pastry	1
Resting Racks 200	11	Flour Tamis	1
Resting Rack 1/2 200	8	Mini Metro Shelf	1
Aluminum Rondo	10	Induction Burner	1

Item	Amt.	Item	Amt.
Whisks	12	Silpat - Full Sheet	10
Metal Spoons	11	Digital Scale	1
Metal Slotted spoons	9	Cake Turntable	1
Tongs	7	Paint brush	5
Plastic Spatulas	8	Ice Bucket-Single	1
Ladles 2oz	10	Ice Bucket-Large	3
Ladles 4oz	5	Plate Covers	62
Ladles 6oz	3	Pitcher - 2 qt.	1
Ladies 8oz	2	Qt. Crocks	7
Ladles lg	2	Square Cake Molds	2
Hand Cheese Grater	2	Rolling pin	1
Speed pourers	8	Flex Molds Pastry	9
Loaf Pans - Lg./ Single	5	Muffin Tins	1
Loaf Pans-Set of 4	5	Flour Sifter	1
Coffee Urns	2	Cake Pan - Lg.	12
Chrome Water Pitchers	2	Cake Pan - Sm.	4
Dish Racks	6	Cake Pan - Square	5
Colanders	2	Loaf Pans - Reg./ Single	4
Mini Porceline Pans	50	Mini Porceline Octogan	50
Plastic Pitcher - 2 qt	8

Number	Manufacture	Model Number	Serial Number
1	TRUE	TUC-67D-4	1-3881800	4 door Preptable
1	TRUE	TPP-67	AEA440YXA	Undercounter reach in 2 door prep table
1	TRUE	TRCB-48	5218426	2 door endercounter reach-in
1	TRUE	TWT-93	AKA4460YXA	3 door prep top reach-in
1	BEVERAGE-AIR	WTRCS52-1	7805693	2 drawer reach-in
1	TRUE	TSSU-72-18	6626782	3 door prep top reach-in
1	DELFIELD	UC4148	8.09152E+11	2 door freezer
1	TURBO AIR	TST-48SD	SR48011012	2 door reach in regrigerator
1	TRUE	TUC-67D-4	1-3948128	under counter reach-in
1	JIMEX CORP	U1BRR-06S	UR060503062	Single door pastry reach-in
1	WALK IN Bootz			walk in fridge
1	WALK IN FREEZER Bootz			walk in freezer
1	WALK IN Bootz			walk in fridge dairy
1	TRUE	T23-G	5330640	Glass door fidge
1	TRUE	T23	646467	Reach-in fridge
3	Avanti			Wind fridge
1	TRUE	63366	6638837	Single door reach in
1	TURBO AIR	TUR-28SD	UR28009004	Bar fridge
1	TURBO AIR	TUR-28SD	UR28009028	Bar Frideg
1	JIMEX CORP	U1BRR-06S	UR060503062	Reach in Fridge
2	Imperial			Salamanders
3	Imperial			Convection ovens
1	Stratus			2 burner top
1	Imperial			2 burner top
1	Tri star			grill
2	Blodget			Double stack convection ovens
2	Hobart	A-200		Mixer
1	Tilt Skillet			Stock and soup
1	Pitco			Deepfryer
1	Taylor			batch freezer Ice cream maker
1	Globe			meat slicer

1	Ultrvac				vacuum sealer
2	Berner				air door (fly prevention)
1	Hatco				Toaster conveyor
1	Traulsen	GRI2-32CUT			EDR stad up double door reach in fridge
1	MCCall				EDR Double door stand up reach-in freezer
2	Southbend				EDR Double stack convection ovens
1	Metro				EDR Proofer
1	Metro				EDR hot food box
1	Ice creem freezer				EDR Sliding door ice cream freezer
1	Kolpak				EDR walk-in regrigerator

Kitchen dishwasher		ECO labs	EC44	85DA120031
EDR dishwasher		ECO labs	APEX TSC DOUBLE	121275760
EDR WARMER	3/26/2013	AEROHOT	EP303 M	3132298	208V / WATTS 2250
Booster water heater		Hatco	C-30	9975300106

Serial Number	Part Number	Description	Location	QTY
N/A	Unk	17" LCD Dell Monitor	L'Auberge	1
C51200627G00636	Unk	abmx.com (not sure what it is)	L'Auberge	1
N/A	Unk	APC UPS Symmetra Power Array	L'Auberge	1
(270601002848)	Unk	Belkin 8 port KVM	L'Auberge	1
FTX0926A20U	Unk	Cisco 2800 Series Router - 2821	L'Auberge	1
FOC0816Y13M	Unk	Cisco Catalyst 2950 - 30 Port Switch	L'Auberge	1
FOC1302Z4TH	Unk	Cisco Catalyst 2960 - 24 Port Switch	L'Auberge	1
N/A	Unk	Cisco Catalyst 3560 - POE 8 Port Switch	L'Auberge	1
H0104V0000120117G0001	FRM301-CH	CTC Union Fiber Transceiver	L'Auberge	1
N/A	Unk	Cyber Power CPS-1215 RM	L'Auberge	2
N/A	Unk	Dell Keyboard	L'Auberge	1
N/A	Unk	Dell Mouse	L'Auberge	1
G29P2B1	Unk	Dell Optiplex GX620 - Vingcard	L'Auberge	1
HG95291	Unk	Dell Power Connect 2724 - 24 Port Switch	L'Auberge	1
GZQMK91	Unk	Dell Power Edge 1800 - LaubIFC01	L'Auberge	1
7DJKNT1	Unk	Dell Power Edge 1850 - ACCTDC01	L'Auberge	1
7DJKNR1	Unk	Dell Power Edge 1850 - LAUBDC01	L'Auberge	1
8KMJ981	Unk	Dell Power Edge 1850 - Millenium	L'Auberge	1
3YTYLX1	Unk	Dell Power Edge 1850 - Terminal	L'Auberge	1
8XX6RF1	Unk	Dell Power Edge 2950 - LAUBPMS01	L'Auberge	1
7LRJFG1	Unk	Dell Power Edge 2950 - MAIL	L'Auberge	1
HTN6JJ1	Unk	Dell Power Edge 2950 - Sedcampnas	L'Auberge	1
1MYNFP1	Unk	Dell Power Edge R210	L'Auberge	1
DRXWXR1	Unk	Dell Power Edge R310 - SEDCAMPMAIL	L'Auberge	1
TDB093340339	DRPR1-A	Drobo Pro	L'Auberge	1
FG100D3G12804316	Unk	Fortinet Fortigate 100D - Firewall	L'Auberge	1
FGT60C3G11002572	P06535-08-01	Fortinet Fortigate 60C - Firewall	L'Auberge	1
FGT603611001490	P06535-08-01	Fortinet Fortigate 60C - Firewall	L'Auberge	1
MXM71300LS	Unk	HP DS5700 - ADP PC	L'Auberge	1
2UX717009P	Unk	HP ProLiant DL380 G5 - SEDCAMPDC	L'Auberge	1
N/A	Unk	Hubbel Fiber Tray	L'Auberge	2
(12810340190570070201000)	50087-025-00	Motorola Surfboard SB5100	L'Auberge	1
(140058709553040502039001)	515291-001-00	Motorola Surfboard SB5101	L'Auberge	1
(111208000093)	Unk	Rukus Zone Director 3000	L'Auberge	1
NA5J0MYM	1DXAP1-500	Seagate External HDD 1 TB	L'Auberge	1
NA0LXQ4N	9ZQ2P6-500	Seagate External HDD 3 TB	L'Auberge	1
9920HY05M630700160	Unk	Tripp-Lite Smart Pro UPS	L'Auberge	1
9920HY0SM630700042	Unk	Tripp-Lite Smart Pro UPS	L'Auberge	1
WCAV55452545	WDBAAF5000EBK-00	Western Digital External HDD 500 GB	L'Auberge	1
FOX074702ZM	Unk	Cisco Catalyst 4506 - Switch (Cards listed below)	L'Auberge	1
SNI0721AB2P	Unk	1300 AVC PSU	L'Auberge	2
JAB061106XK	Unk	WS-4014 - Supervisor III Engine Card	L'Auberge	1
JAB081806PV	Unk	WS-X4224-RJ45V 24 Port PoE Card	L'Auberge	1
JAB082507L8	Unk	WS-X4448-GB-RJ45 48 Port Card	L'Auberge	1
JAB085103WB	Unk	WS-X4506-GB-T 6 Port Fiber Transceiver Card	L'Auberge	1

Serial Number	Part Number	Description	Location	QTY
N/A	Unk	APC Battery Pack	L'Auberge	1
N/A	Unk	APC Smart UPS 3000 XL	L'Auberge	1
SG416NV0JX	J4813A	HP ProCurve 2524 - Switch	L'Auberge	1
AA-BDJ-9885	Unk	Mitel SX-200	L'Auberge	1
AA-BDZ-1338	Unk	Mitel SX-200	L'Auberge	1
50003723	Unk	Mitel SX-200 ICP	L'Auberge	1
I04246814000100	Unk	Power Dsine 6012 - PoE Switch	L'Auberge	1
N/A	Unk	Tripp-Lite isobar	L'Auberge	1
1MCWX63K0140	Unk	USR 56k v.92 - Modem	L'Auberge	1

Serial Number	Part Number	Description	Location	QTY
21400366692	Unk	Acer Veriton RTL8192DE	Orchards	1
JS0451023626	SUA3000RM2U	APC UPS	Orchards	1
FTX1016A25K	Unk	Cisco 2800 Series Router - 2821	Orchards	1
Unk	Unk	Cisco Catalyst 2950	Orchards	1
Unk	Unk	Cisco SF-302-08P - 8 Port PoE Switch	Orchards	1
Unk	Unk	CTC Fiber Transceiver	Orchards	1
BB0BY2000518	Unk	CyberPower UPS 1500 AVR	Orchards	1
Unk	Unk	Dell Power Connect 2724 - 24 Port Switch	Orchards	1
Unk	Unk	Dell Power Connect 2808 - 8 Port Switch	Orchards	1
3YHSYB1	Unk	Dell Power Edge 1850	Orchards	1
11250G1	Unk	Dell Power Edge 2950	Orchards	1
MXL64705FG	Unk	HP dc5100mt - PC	Orchards	1
ZH041232	9NT2A4-500	Maxtor External HDD 500 GB	Orchards	1
Unk	Unk	Mitel ASU II	Orchards	1
Unk	Unk	Mitel SX-200	Orchards	1
Unk	Unk	Mitel SX-200 MX Controller	Orchards	1
360801005256	Unk	Rukus Zone Director 1000	Orchards	1
480801008140	Unk	Rukus Zone Flex AP 2942	Orchards	1
N/A	Unk	Tripp-Lite isobar	Orchards	2

China -

22	BLT bigger style plate
10	Salmon BLT plate
42	RS large bowl
31	Large square plate
25	Large round with center hole, we don’t use
19	Long crepe plate
7	Old soup bowl
32	Soup bowl
11	French onion bowl
12	Side salad bowl
24	Shallow bowl side handles
90	Very small dessert bowl
90	Very small dessert bowl with handle
18	Cheese plate
10	Flatbread oval plate
12	Longer flatbread oval plate
33	Butter ramekins small square
8	Burger setup trio dish
20	Creamers
45	Round desert ramekins
31	Breakfast oval plate
50	B & B dimpled
30	B & B smooth
60	Coffee cups
65	Coffee saucers

Glassware –

176 Water glasses

59 Juice glasses

53 High ball

56 Low ball

73 Champagne

38 RS red wine

20 RS white wine

15 espresso cups

30 Irish coffee mugs

24 Reidel pinot noir

36 Reidel cab/merlot

12 Reidel hermitage

12 Reidel martini

Silverware -

329 small forks

191 large forks

265 Dinner knife

60 Steak knife

113 Butter knife

23 Soup spoon

61 Tea spoon

71 Large spoon

10 espresso spoons

Office Equipment

Dell computers (3)

Dell monitors (3)

Dell keyboards (3)

2 door filing cabinets (3)

Telephones in office (2)

Dell printer B2360dn (1)

Brother dcp 7020  laser printer (1)

Cartridges for brother computer (4)

Cartridges for dell computer (2)

Tool box for chefs tools (1)

Paper cutter (1)

Three hole punch (1)

Safe (1)

Compaq laptop computer (1)

Pencil sharpener (1)

Clip boards (13)

Dining Room Furniture and Equipment

Micros computers (5)

Micros printers (4)

Veranda Bar, Patio and Fire Pit area -

Liquor hutch for cognacs (1)

Cappuccino machines (2)

Bar dolly (1)

Wicker bar tables (8)

Veranda bar stools with cushions (18)

Firepit tables (3)

Fire pit chairs with two cushions on each (30)

Inside bar stools (17)

Tall veranda bar stools (4)

Wicker tall bar stools outside patio dining (9)

Long 9 foot table for veranda (1)

3 by 3 tables on veranda patio (5)

Indoor Dining Room -

Hutch for menus (1)

Indoor host stand (1)

Server hutch next to back door (1)

Server shelving unit for glassware by kitchen door (1)

Indoor plants for dining room (7)

Hallway tables (2)

Inside dining room chairs (61)

3 foot by 2 foot inside dining tables (27)

Creekside Patio -

Square terrace tables (11)

Small round terrace tables (14)

Large round table on terrace (1)

Large rectangle tables on terrace (2)

Leather chairs in front of fireplace (2)

High chairs (2)

Patio side station

9 water pitchers

5 silver ice buckets with stands

2 small refrigerators

2 drawer warmer

27 bud vases

Wine cellar

1 desk

1chair

5 metro shelving units

1 ice machine

1 computer monitor

Room service

16 big RS trays

7 little RS trays

43 salt and peppers

14 coffee pots

7 new amenity buckets

4 old amenity buckets.

Tables/Chairs/Misc.

4/15/2013

Chairs

White Folding Chairs	172
Black Chairs	28
Burgundy Chairs	131 (20 torn)

Exec. Chairs	14 + offices

Tables

6x30	22
8x30	7
4x18	3
8x18	10
Serp	3
1/2 Round	1
Bars (Rolling)	3
Bar Tops	3-6 ft, 2-7 ft.

30" Rounds	4-legs, 5 w/o
36" Rounds	1-legs, 1 w/o
30" Square	1
Highboy Poles	5-highboy, 3-adjustable
Pole Stands (feet)	9

48" Rounds	2
60" Rounds	8
66" Rounds	15
72" Rounds	9

4’ wood table (water)	3
5’ wood table	5
6’ wood table	1
7’ wood table	2
Cezanne Boardroom Table	1
Cezanne Credenza	1

Silver Service

Rectangle Chafer	7
Round Chafer	4
Square Serving Trays	10
Round Serving Trays	39
Coffee Pots	5
Water Pitchers	8
Juice Pitchers	10
Large Cream Pitcher	5

Silver Service Utensils

Large Serving Spoons	14
Small Serving Spoons	26
Serving Forks	7
Large Ladles	4
Small Ladles	4
Long Tongs	12
Medium Tongs	10
Short Tongs	25
Cake Server (spat)	7
Cake Knife	2

Misc.

Oval Trays (Shared)	22
Cocktail Trays	8
Tray Jacks	6-tall (new) , 7-short
High Chairs	5
Air Pots	15
Coffee Urn	8
Insulated Coffee Pots (Insulated)	4
Salt & Peppers	Tall-13, Short S-14, P-11
Sugar Caddy	China-7, Glass-40
Votives	224

Trash Cans w/wheels - 5, w/o - 2 Bar (narrow) - 3

Beverage Dispensers	3
Meeting Blotter Pads	7
Refrigerator in Banquet Storeroom	1
Metro Racks in Banquet Storeroom	3

AV Equipment

LCD Projector	3
Screens	2 -6x6, 1- 8x8, 1- 10x20?
Mixers	2- 4 Channel, 1- 8 Channel
Wireless Mic Systems	3
DVD Player	3
VCR	2
Stereo Receiver	1
Copy/Printer	1
Conference Phone	1
Loud Speakers	2
Flat Panel TV	1- 32” (Matisse) , 1- 42” (Cezanne)
White Board	1- 3x4, 1- 2x3
Daylite Flip Chart Stands	8
Easel	2
Assorted Power Cords, Power Strips and Cables

Props

Bird Houses - (8)

Lavender with Geese

White Wedding- Tree, Candle Sticks, Card Tray

Table Runners-(15 Brown)

Black Metal Risers- Assorted Sizes
Wicker Baskets-Assorted Sizes

Christmas Décor- 2- 6 ft. Trees, 1- 3 ft. Tree, Assorted Lights and Decor

	Indoor unit	Model 1	Serial 1	Model 2	Serial 2	Out door unit	Model	Serial
L'AUBERGE ROOMS
CREEK SIDE
1	FUJITSU	ASU18RLQ	GWA001704			FUJITSU	A0U18RLQ	GWN001454
2	FUJITSU	ASU9RMLQ	GQA040244	ASU9MLQ	GQA039953	FUJITSU	A0U24RML1	DXN011223
3	FUJITSU	ASU18RLQ	GWA0001722			FUJITSU	A0U18RLQ	GWN001471
4	FUJITSU	ASU18RLQ	GWA001567			FUJITSU	A0U18RLQ	GWN001528
5	FUJITSU	ASU12RMLQ	GRA031789	ASU12RMLQ	GRA0031781	FUJITSU	A0U24RML1	DXN007925
6	FUJITSU	ASU18RLQ	GWA001725			FUJITSU	A0U18RLQ	GWN001433
7	FUJITSU	ASU18RLQ	GWA001579			FUJITSU	A0U18RLQ	GWN001451
GARDEN COT
8	NORDYNE	B5BV-000K-B-10	C5D090508703			NORDYNE	DS5BD-024KB	DSD081200058
9	THERMAL ZONE	M8412HP13240IA	?			THERMAL ZONE	MS412HP13240CA	?
10	FUJITSU	ASU18RLQ	GWA000734			FUJITSU	A0U18RLQ	GWN000721
11	FUJITSU	ASU18RLQ	GWA001559			FUJITSU	A0U18RLQ	GWN001558
12	FUJITSU	ASU18RLQ	GWA001732			FUJITSU	A0U18RLQ	GWN001620
14	FUJITSU	ASU18RLQ	GWA00572			FUJITSU	A0U18RLQ	GWN000546
CREEKSIDE
15	FUJITSU	ASU18RLQ	GWA001710			FUJITSU	A0U18RLQ	GWN001455
16	FUJITSU	ASU18RLQ	GWA001702			FUJITSU	A0U18RLQ	GWN001519
17	FUJITSU	ASU18RLQ	GWA001566			FUJITSU
18	FUJITSU	ASU18RLQ	GWA001724			FUJITSU	A0U18RLQ	GWN001447
19	FUJITSU	ASU18RLQ	GWA001718			FUJITSU	A0U18RLQ	GWN001642
20	FUJITSU	ASU18RLQ	GWA001717			FUJITSU	A0U18RLQ	GWN001616
21	FUJITSU	ASU18RLQ	GWA001410			FUJITSU	A0U18RLQ	GWN001517
22	FUJITSU	ASU18RLQ	GWA000571			FUJITSU	A0U18RLQ	GWN000545
23	FUJITSU	ASU18RLQ	GWA001571			FUJITSU	A0U18RLQ	GWN001520
GARDEN COT
24	FUJITSU	ASU18RLQ	GWA011552			FUJITSU	A0U18RLQ	GWN008889
25	FUJITSU	ASU18RLQ	GWA001573			FUJITSU	A0U18RLQ	GWN001445
26	FUJITSU	ASU18RLQ	GWA001413			FUJITSU	A0U18RLQ	GWN001470
27	FUJITSU	ASU18RLQ	GWA001701			FUJITSU	A0U18RLQ	GWN001643
28	LENNOX					LENNOX	HP16261V11P	5184A19397
29	LENNOX					LENNOX	HP16261V11P	5184A19413
30	FUJITSU	ASU18RLQ	GWA011495			FUJITSU	A0U18RLQ	GWN009115
31	FUJITSU	ASU18RLQ	GWA001709			FUJITSU	A0U18RLQ	GWN001412
32	FRIEDRICH	MW18Y3F	LFJC00388			FRIEDRICH	MR18Y3FS	LFJC00459

	Indoor unit	Model 1	Serial 1	Model 2	Serial 2	Out door unit	Model	Serial
33	NORDYNE					NORDYNE	DS5BD-024KB	DSA090200688
CREEK HOUSE
CH	RHEEM	RHQA2010	HM09844607			RUUD	UPNL-060JAZ	7480W201006762
55	LENNOX	CB26UH060R2301	6007K27206			LENNOX	HP13-024-230-01	5808A01523
56	LENNOX	CB26UH060R2301	6007K27206			LENNOX	HP13-024-230-01	5808A01523
57	LENNOX	CB26UH060R2301	6007K27206			LENNOX	HP13-024-230-01	5808A01523
58	RHEEM	RHQA1605B	HM13840993			GOODMEN	CPKE42-18	9908474706
59	FUJITSU	ASU15RLQ	GVA005637			FUJITSU	A0U15RLQ	GVN102261
SPA COT
60	BROAN	B5BV-000K-B-10	B5D081000854			NORDYNE	DS5BD-024KB	DSA090200683
61	NORDYNE	B5BV-000K-B-10	B5D081001354			NORDYNE	DS5BD-024KB	DSA090200690
62	BROAN	B5BV-000K-B-10	B5D080906720			NORDYNE	DS5BD-024KB	DSD081200067
63	BROAN	B5BV-000K-B-10	B5D081000856			NORDYNE	DS5BD-024KB	DSA090501293
64	NORDYNE					NORDYNE	DS5BD-024KB	DSA090501296
65	BROAN	B5BV-000K-B-10	B5D081000855			NORDYNE	DS5BD-024KB	DSA090600369
66	NORDYNE					NORDYNE	DS5BD-024KB	DSA090501295
67	BROAN	B5BV-000K-B-10	B5D080908297			NORDYNE	DS5BD-024KB	DSA090200686
68	NORDYNE					NORDYNE	DS5BD-024KB	DSA090501294
70	NORDYNE	B5BV-000K-B-10	B5D080908296			NORDYNE	S5BD-024KA	S5A070602750
71	NORDYNE	B5BV-000K-B-10	B5D081101079			NORDYNE	S5BD-024KA	S5A070602749
VISTA SUITES
80	INTERTHERM	B5BV-000K-B-10	B5D091201583			NORDYNE	DS5BD-024KB	DSA090301004
81	INTERTHERM	B5BV-000K-B-10				NORDYNE	DS5BD-024KB	DSA090301017
82	INTERTHERM	B5BV-000K-B-10	B5D091201586			NORDYNE	DS5BD-024KB	DSA090301002
83	INTERTHERM	B5BV-000K-B-10				NORDYNE	DS5BD-024KB	DSA090300916
84	INTERTHERM	B5BV-000K-B-10				NORDYNE	DS5BD-024KB	DSA090301007
85	INTERTHERM	B5BV-000K-B-10				NORDYNE	DS5BD-024KB	DSA090300997
86	INTERTHERM	B5BV-000K-B-10				NORDYNE	DS5BD-024KB	DSA090300996
87	INTERTHERM	B5BV-000K-B-10	B5D091201591			NORDYNE	DS5BD-024KB	DSA090301015
88	INTERTHERM	B5BV-000K-B-10	B5D081000853			NORDYNE	DS5BD-024KB	DSA090301013

90	INTERTHERM	B5BV-000K-B-10	B5D091201612
91	INTERTHERM	B5BV-000K-B-10	B5D091201603			NORDYNE	DS5BD-024KB	DSA090301016
92	INTERTHERM	B5BV-000K-B-10					DS5BD-024KB	DSA090300917
93	INTERTHERM	B5BV-000K-B-10

	Indoor unit	Model 1	Serial 1	Model 2	Serial 2	Out door unit	Model	Serial
94	INTERTHERM	B5BV-000K-B-10	B5D091201604			NORDYNE	DS5BD-024KB	DSA090300999
95	INTERTHERM	B5BV-000K-B-10	B5D091201594			NORDYNE	DS5BD-024KB	DSA090301000
96	INTERTHERM	B5BV-000K-B-10	B5D091201592			NORDYNE	DS5BD-024KB	DAS090301014
97	INTERTHERM	B5BV-000K-B-10	B5D081000851			NORDYNE	DS5BD-024KB	DSA090301005
98	INTERTHERM
LODGE
435	FIRST CO.					CHILLER
436	FIRST CO.					CHILLER
437	FIRST CO.	6HHS5-240	S01			CHILLER
438	FIRST CO.					CHILLER
439	FIRST CO.					CHILLER
440	FIRST CO.					CHILLER
441	FIRST CO.					CHILLER
442	FIRST CO.					CHILLER
443	FIRST CO.					CHILLER
444	FIRST CO.					CHILLER
544	FIRST CO.					CHILLER
545	FIRST CO.					CHILLER
546	FIRST CO.					CHILLER
547	FIRST CO.					CHILLER
548	FIRST CO.					CHILLER
549	FIRST CO.					CHILLER
550	FIRST CO.					CHILLER
551	FIRST CO.					CHILLER
552	FIRST CO.					CHILLER
553	FIRST CO.					CHILLER
554	FIRST CO.					CHILLER

	Indoor unit	Model 1	Serial 1	Model 2	Serial 2	Out door unit	Model	Serial
PUBLIC AREAS
ART COTTAGE
P1	RUUD	RRNL-B042JK08X	2G7411ADAAF211003744	GAS PACK
GYM
P2	Rheem	RRNL-B042JK08X	2G7411ADAAF481007645	Gas pack
SPA
	Lennox			GAS Furnace		TEMPSTAR	TCA048AKA4	L021219151
	Indoor unit	Model 1	Serial 1	Model 2	Serial 2	Out door unit	Model	Serial
LOCKER RM
P3	Rheem	RRNL-B036JK08E	2G7409ADAAF081105779	GAS PACK

KITCHEN
D2		IN ROOF				TRANE	4TWR3024A1000AA	9161NRD4F
K1	RUUD	UNLA-HM6024JA	M1608-03848			RUUD	UPNE-060AZ	7434-M1308
D1	TRANE	4TEC3F60B1000AA	9062NKP2V			TRANE	4TWR3060A1000AA	9132WLW2F
D3		IN ROOF				RUUD	UPNL-024JAZ	7474-M090907796
OF	TRANE	4TEC3F48B1000AA	90617FS2V			TRANE	4TWR3048A1000AA	9192MH21F
	PHOENIX COOLER	H1425	959047
	AERO COOL	TH6800	916976
	PATIO DINING					RUUD	PACK A/C	HEAT STRIPS
ARRIVALS

EDR KITCHEN
	ICE BOX	QPA310	10860349			NORDYNE	T5BD-048K	T5A080600833
	ICE MACHINES	QD0453W	10862490
1	WALK IN
3	REACH IN
4	FREEZER
5	FREEZER
	Boiler RayPack	WH1-0400	705266379	BTU'S	399,000	NAT
	WINE ROOM					FUJITSU	HMH024KD1	402KA?PO??

	Indoor unit	Model 1	Serial 1	Model 2	Serial 2	Out door unit	Model	Serial
EO building
						TEMPSTAR	TCA060AKA2	L011239536
H1						FUJITSU	A0U12RQ	BPN008361
H2						FUJITSU	A0U12RQ	BPN008530
H2						FUJITSU	A0U12RQ	BPN008544
						TEMPSTAR	TCA060AKA2	L011433217
HR						FUJITUS	A0U12RQ	BPN008362
						SAMSUNG	UQ24A2RC	A3112P2JX400185J
						CARRIER	38ARQ012—501—	0203G50033
						CARRIER	38ARQ012—501—	0203G50036

BANQUETS
	ICE BOX	S970	10822226
	ICE MACHINES	SY0504A	110753046	MANITOWOC

Pool Equipment

Pool Heater:	Master Temp 400-pentair		Serial#	11171711101634

Chlorinator	Pentair-Intellichlor IC60		Serial#	342731

Filter	Pentair CCP420		Serial#	019616611000V

Pump	Pentair Intelliflo Variable Speed		Serial #	0332179110235Q

Water feature	Whisper flo		Serial#	0326123110117U

Spa Equipment

Heater	Master temp 250		Serial#	1117153110201V

Chlorinator	Intellichlor IC40		Serial#	354163

Filter	Clean and clear CCP320		Serial#	0196173110145L

Pump	Intelliflow variable speed		Serial#	3.32179E+12

Jet Pump	Whisper flo		Serial#	0326136110196T

Pool Furniture

7 Chaise Lounges

9 foot stools

3 tables

12 chairs

	Gym Equipment

Tread mills	2	Refridgerator	1

Make:		Make:
True CS550		Haier

Model:		Serial#
TCS550		HBCN05V5

Serial#
11-TCS550054/55A

Elliptical machine	1	Television	2

Make:		Make:
True CS800		LG

Model:		Model:
XCS800		LG42LC50C/LG42LD340H

Serial#
11-XCS0241

Free Weight Tower	1

Make:
Hampton

Weight Benches	2

Make:
Tuff Stuff

Model:
Proformance plus

Serial#
0017955/0018269

Engineering Shop Tool Inventory

Shop Tools		Hvac Tools

Black &Decker belt sander		9010 Electroni Refrigerant scale
Black and decker 10" miter saw		Extech cfm Thermo-Anemometer
Bosch 4.5 grinder		EZ-ject leak detection kit
Bosch rotohammer 119vrs		FieldPiece Digital Manifold Gauge	2
Circular saw cordless 6.5v		Leak Detector
Delta Bench Grinder	2	Ony/Acetylene Kit
Dewalt 6.5 circular saw		R22 Manifold Gauge
Dewalt drill DC280C2		R410A Manifold Gauge
Dewalt metal chop saw		Recover machine
Hand sanke		Swage/Flare kit
Husky air compressor		Ultimate Blower wheel puller
Husky socket set		Vac Pump Cool Tech
Makita 18v impact driver & hammer driver drill kit		Volt Meter
Makita 4.5" grinder 9557NB
Makita 7" corded grinder
Milwaukee sawzall
Porter cable brad nailer
Porter cable Finish Nailer
Porter cable Narrow crown & stapler
Porter cable Pancake compressor
Ridgid power snake
Roto zip saw 204250222
Ryobi 12" drill press
Ryobi Router
Tyton Spray Gun 440I
Westward Battery Jump Box

Stand alone heaters

Deck Heater:

Make:			Make:
Juangsu	7		Dayton	8

Model:			Model:
HSS-A-SS			HSS-RS-SS

Serial#			Serial#
2011026465			ITGP7A

Fire Pits

Make:
Mallin Casual Furnature	3

Model:
P64000078

Serial#
697132

Infrared Heaters

Make:			Make:
Sunpak	7		Infratech	2

Model:			Model:
S25			W-1012

Serial#			Serial#
15816			212

Steam Generators Spa

Make:			Make:
Steamist	2		Steamist	1

Model:			Model
SM-7			TSG-10

Serial #			Serial#
1001401			2004495

			Microwaves	9

Make:	Model:

Magic chef	MCM770B1
Magic Chef	MCB780W
Goldstar	MA680M
Samsung	MUH4274W
Magic chef	MCD770B
Sharp	R230KK
Gold Star	MA680M
Gold Star	MA680M
Magic chef	MCM770B1

			DVD Players	8

Make:	Model:

Sony	DVPSR200P		5
Toshiba	SD2900KU		1
Panasonic	DVDS68		2

			Fans	5

Make:	Model:

Polar-Aire	LF18		2
Lasko	3733		2
Living Acent	FS4-8JR		1

			Dressers	9

	Drawers	Cabinets
Marble topped	6		4

Wood topped	5		2

Wood Topped	6		1

Dark wood topped	6	2	2

			Refrigerator

			0

Laundry Equipment

Make:

Maytag extractor	2

Model:
MFS50PNFVS

Serial:
11000107&8JA

Make:

Huebsch Dryer	1

Model:
HT075NQTB1G2W01

Serial#
1007019963

Cottage Water heaters

Art Cottage Electric on demand	1

Edr electric booster heater	1

Kitchen/Restaruant 100gal Rheem Electric	1

Laundry Electric 50gl cap	1

Oasis cafeteria 50gl cap	1

Raypak lodge boiler 399K btu 21 rooms	1

Rheem Electric 50gl cap	26

Rheem Furry Gas 50	8

Rheem Gas 75/50 Gallon cap	2

Rinnai on demand 75/50 gallon cap	30

Spa Rheem gas 75gl cap	1

Emergency Back up Generator

Make:

Kohler Power System	1

Model:

35RZ

Grounds Shop Tool Inventory

Digging Bar	2
Hand held Pole saw	1
Pick axe	3
Pitch Fork	1
Post Hole Diggers	2
Push Broom	2
Rakes	16
Scraper	2
Shovels	16
Tamper	1

25 Gallon Sprayer	2
Aerator	1
Back pack Sprayer	2
Blowers	5
Chain Saw	1
Electric hedge trimmer	1
Fertilizer spreader	4
Lawn Mower	2
Pole Saw	1
Pressure Washer	1
Push Mower	1
Weed Eater	2
Wheel Barrel	1

AREA	ITEM	DESCRIPTION	QUANTITY
Executive Office
	Desktop Computer		10
	Laptop		1
	Wired Telephone		10
	Desk	Wood	11
	File Cabinet	Wood with Drawers	6
	File Cabinet	Metal	5
	Armoire	Wood	1
	Xerox Copier	LEASED	2
	Printer	Dell	3
	Desk Lamp		1
	Executive Chair	Black	14
	Arm Chairs	Fabric - Wood	7
	Bookshelf	Wood	2
	Television	Flatscreen	1
	Shelves		6
	Artwork	Various/Framed	4
	Fax Machine		1
	Refrigerator	Full Size	1
	Microwave		1

Front Office
	Desktop Computer		9
	Key Machine		1
	Wired Telephone		7
	Desk		3
	File Cabinet		3
	Credenza		2
	Xerox Copier	LEASED	1
	Printer		6
	Small End Table		3
	Desk & Floor Lamp		4
	Formal Arm Chairs	Wood chair at check in	6
	Red Arm Chair	Waiting area	2
	Tan Arm Chair + 4 pillows	Waiting area	7
	End Table	Leather	4
	Leather Folders		27
	Executive Chair		6
	Wheel Chair		1
	Plants		9
	Large Mirror		1
	Artwork		6
	Water Urn		1
	Easel		1
	Trash Can		7

Reservations	Including Side Revenue Manager Office
	Desktop Computer		9
	Additional Monitors		7
	Laptop		1
	Wired Telephone		9
	Phone Headset		7
	Computer Headset		7
	Desk		3
	Cubicle		6
	File Cabinet		6
	Side Table with Shelves		4
	Xerox Copier	LEASED - In side office	1
	Printer		3
	Fax Machine		1
	Desk Lamp		6
	Executive Chair		9
	White/Cork Boards		4
	Mini Refrigerator		1

Business Center
	Desktop Computer		2
	End Table	Wood	1
	Desk		2
	Printer		1
	Executive Chair		2

Lodge Common Space
	Game Table with Games	Wood	2
	Game Chairs	Wood	4
	Wicker Chair	with cushion	4
	Leather Arm Chair		6
	Leather Sofa		1
	Coffee Table		2
	Round Table	Wood	3
	Credenza		3
	Marble Island		1
	Chest	Wooden	2
	Art Book	Impressionism	2
	Side Table	Wood	2
	Wine Refrigerator		1
	Ottoman		1
	Mirror		1
	Artwork		6
	Phone		1
	Desk Lamp		2
	Floor Lamp		1
Valet
	Golf Cart	Star Cart	2
	Cart Charger		1
	Bell Luggage Cart		3
	Lantern		8
	L.E.D. Lights		5
	Window Washer		3
	Propane Heater		2
	Refrigerator	Wine Fridge for Water	1
	Ice Chest		2
	Patio Love Seat		1
	Radios		7

EXHIBIT 1(M) - ii

PERSONAL PROPERTY - L'AUBERGE DE SEDONA

Room#	1	2	3	4	5	6	7	8	9	10	11	12	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	55	56	57	58	59	60	61	62	63	64	65	66
Bed	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	Q2	Q2	1	1	1	1	Q1	1	1	1	Q1	1	1	1	1	1	1	1
Headboard	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	Q2	Q2	1	1	1	1	Q1	1	1	1	1	1	1	1	1	1	1	1
TV	1	2	1	1	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	3	3	1	1	1	1	1	1	1	1	1	2	1	2	1	1	1	1
sofa bed	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1						1	1		1
Desk	1	1	1	1	1			1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1			1	1	1	1	1	1	1	1	1
Armoir	1	1			1	1		1	1			1		1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1							1		1	1	1	1
safe box	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Dresser																																	1	1	1
Fri cabinet		1			1									1	1	1		1	1	1		1	1	1	1	1			1				1	1	1	1	1
chairs	1	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	2		2		1	2	1	2	2	2	2
ottoman	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1							1	1	1	1	1	1
F-Lamps	1	1	1	1	1	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1		1	1	1	1		1		1
Lamps	3	3	3	3	3	2	2	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	5	5	3	3	3	3	3	2	3	3	3	3	3	3	3	3	3	3
Nighstand	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2
Refrigerator	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Kitch- table						1	1
desk-chair	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1			1	1	1	1	1	1	1	1	1
ironing board	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
iron	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Luggage rack	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	2	2	2	1	1	1	1	1	1	1	1	1
stools																																								1	1	1		1
Ihome	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1			1	1	1	1						1	1	1	1	1	1	1
lugg bench	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1		2	2	1	1	1	1			1	1	1	1	1	1	1	1	1	1
clock radio	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
hangers	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	28	28	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14
coffee maker	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
ice bucket	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Glasses	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
coffee mugs	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
make up mirr	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Phone	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
coffee table	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1				1	1	1	1	1	1	1	1	1
Q pillows	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
king pillows	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
blankets	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1						1	1		1
duvets	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	Q2	Q2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
door mats	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
art work	1		1		1	1	1	1	1	1	1	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Wall mirror																																						1	1	1	1	1	1	1
Satin hangers	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
patio table	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
patio chairs	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
lounch chairs	1	1	1	1	1	1	1	1						1	1	1	1	1	1	1	1	1																1	1	1	1	1	1	1
patio umbrellas
sheer drapes	2	2	2	2	2		2	2	2	2	2	2		2	2	2	2	2	2	2	2	2		2	2	2	2	2	2	2	2	2						6	2	6	2	2	2	2
black out drapes	2	4	2	4	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2						4	2	4	2	2	2	2
Blinds	2		2		2	2	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	4	4	2	2	2	3	7	5	4	5	4	3	3	3	3	3	3	3
waste basket	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3
tissue cover	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
amenitie holder	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
dish soap	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	2	2	2	2	2	2	2
ashtrays	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
flower vases	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1

Room #	67	68	70	71	80	81	82	83	84	85	86	87	88	90	91	92	93	94	95	96	97	98	435	436	437	438	439	440	441	442	443	444	544	545	546	547	548	550	551	552	553	554
Bed	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	Q1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Headboard	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	Q1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
TV	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
sofa bed														1	1	1	1	1	1	1	1	1
Desk	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Armoir	1	1	1	1	1	1	1	1	1	1	1	1	1										1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
safe box	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Dresser																							1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Fri cabinet
chairs	2	2	2	2	2	2	2	2	2	2	2	2	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	1	1	1	1	1	1	1	1	1
ottoman	1	1	1	1	1	1	1	1	1	1	1	1	1	1		1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1		1	1	1	1	1	1	1	1	1
F-Lamps														1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Lamps	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3
Nighstand	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Refrigerator	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Kitch- table																							1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
desk-chair	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
ironing board	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
iron	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Luggage rack																							1	1	1	1	1	1	1	1	1	1	2	1	1	1	1	1	1	1	1	1
stools	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Ihome	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
lugg bench	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1			1	1	1	1	1	1	1	1
clock radio	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
hangers	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14	14
coffee maker	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
ice bucket	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Glasses	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
coffee mugs	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
make up mirr	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Phone	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
coffee table	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Q pillows	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
king pillows	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
blankets														1	1	1	1	1	1	1	1	1
duvets	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Door mats	1	1	1	1	1	1	1	1	1	1	1	1	1	2	1	1	1	1	1	1	1	1
art work	1	1	1	1	1	1	1	1	1	1	1	1	1	2	2	2	2	2	2	2	2	2	2	2	2	2
wall mirrors	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Satin hangers	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
patio table	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
patio chairs	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Lounge chairs	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Patio umbrellas					1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
sheer drapes	2	2	2	2	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6
black out drapes	2	2	2	2	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6
Blinds	3	3	3	3	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	3	3	3	3	3	3	3	3	3	3	7	3	3	3	3	3	3	3	3	3
waste basket	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3
tissue cover	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
amenitie holder	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
dish soap	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	1	1	1	1	1	1	1	1	1	2	1	1	1	1	1	1	1	1	1
ashtrays	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Flower vases	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1

FIRE EXTINGUISHERS

		QTY

1	Sales Office 2nd floor north exit	1
2	Executive offices Data area	1
3	Oasis EDR	1
4	Housekeeping laundry room	1
5	Banquets storage	1
6	Cezzanne	1
7	IT Room Hallway	1
8	Common area South walkway	1
9	Matisse	1
10	Monnet	1
11	Reservations	1
12	Vallet Stand	1
13	Creek side Dining station	1
14	Verranda Bar	1
15	Restaurant Fire Place	1
16	Main Kitchen #1	1
17	Main Kitchen #2	1
18	Main Kitchen #3	1
19	Main Kitchen #4	1
20	Main Kitchen #5	1
21	Main Kitchen "K" Type	1
22	Main Kitchen outside Rear Door	1
23	EDR "K" Type	1
24	EDR Kitchen	1
25	Creek House 2nd Floor	1
26	Wine Room Creek House	1
27	Creek House public R/R	1
28	PBX	1
29	PBX Hallway	1
30	Spa Break room	1
31	Artist Cottage	1
32	Parking Garage @ Eng. Cage	1
33	Eng Office	1
34	Cottage 1	1
35	Cottage 3	1
36	Cottage 28	1
37	Cottage 30	1
38	Pool	1

Exhibit 1(m)-iii

Orchards Inn Personal Property Inventory

Orchards Inn Inventory

#	Item
	Optiplex 755 Computer	Front Office Workstation
2	Optiplex 620 Computer	Front Office Workstation
1	Dell Inspiron One Computer	Computer for guest use
1	HP Laserjet M2727nf Printer	Printer/Scanner/Fax Machine
1	De112350dn Printer	Printer for Front Desk
1	Hp LaserjetP1102W Printer	Printer for guest use
1	Panasonic KX-P1150 Printer	Inhouse Phone call charge Printer
1	Hp Laserjet P1006	Printer for Front Desk/ Charles' Desk
1	Leather Chair	In Lobby
1	Leather Love Seat	In Lobby
1	Bench	In Lobby
2	Lamps	In Lobby
5	Tables	In Lobby
1	42" Vizio TV	In Lobby
1	Microwave	In Lobby
1	Safe	In Lobby
1	Safe Deposit Boxes for Employee Banks and guest use (7 Boxes)

'HOUSEKEEPING OFrICE

2 refrigerator

1 microwave

3 coffeemake 12oz

5 hair drayers

4 irons

10 coffecraft 4 oz

5 Q dubet insert

6 K dubet insert

4 K mattress cover

6 Q mattress cover

2 k blankets

3 crib blankets

3 crib sheets

1 crib mattress cover

1 computer

1 printer

1 desk

1 nigth stand

6 arm chair

1 baunquets table

2 folder cabinets

1 desk chair

STORAGE CLOSETS

1st floor	2nd floor	3rd floor	annex
1 rolloway	1 rolloway	1 rolloway	2rolloway
1 crib	1 crib	1 crib	2 rolloway
1vacuum	1vacuum	2 dvd players
1 hskp car	1 hskp car	6 microwave
		8 pillows	8 pillows
		1vacuum	2vacuum
		1 hskp car	2 hskp car

Taos

•	Interior Tables — 29
•	Interior chairs — 78
•	Bar stools — 20
•	Patio Tables — 17
•	Exterior Chairs — 66

•	3 — 5' Salad Sandwich Prep
•	1— 4' low reach in
•	1— tall single door refrigerator
•	2 — 6 burner ovens
•	1— 4' steam table
•	2 — 4' infrared food warmers
•	2 — commercial microwaves
•	1— Hobart floor mixer
•	1— Sammic Food Processor
•	1— Robo Coup II food processor
•	2 — Hand Held Robo Coup Hand mixers
•	1— walk in/Freezer
•	1— Beer Cooler
•	1 — 1406 Ice-O-Matic Ice machine
•	2 — 4' Beer reach in
•	3- 3 compartment sinks
•	1— Hand Wash sink
•	1— Glass washer
•	1— Dishwasher
•	1— Hot water heater
•	2 — Vita-Mix Blenders
•	12 — Black Tubs
•	1— Exhaust Hood
•	13 — Exhaust hood filter
•	2 — 8' Prep Tables
•	5 — 4' plastic shelves
•	4 — Stainless shelving units

ENGINEERING OFFICE

6 — DVD players 3

3— Room phones

5 5— TV Remotes

Exhibit 1(m)-iii

TAOS - CHINA AND GLASSWARE

•	17 dz —12" Dinner Plates
•	3 dz —12" Bowl
•	4 dz — 7.5" side plate
•	8 dz — 7.5" cup plate
•	8 dz-10oz Crock
•	5 dz — casserole plate
•	11 dz — skateboard plate
•	8 dz — Molcajete Bowls 8.5 oz
•	5 dz — Molcajete Bowls 2.5 oz
•	7 dz — 5.5 side plate
•	4 dz — coffee cup 7oz
•	2 dz — 6.5 oz cup
•	5 dz — yellow baskets
•	12dz- Pepsi Plastic cups 16oz
•	7 dz- Pepsi kids cups 8oz
•	7 dz Dessert spoons
•	18 dz — Dinner fork
•	20 dz —Dinner Knives
•	5 dz — teaspoons
•	7 — Large oval serving trays

•	12 -Libbey Pitcher glass 60oz
•	5 dz — Wine glasses
•	5 dz — Margarita Glasses
•	4 dz — Short Glasses
•	6 dz — Rock Glasses
•	6 dz —Pint Glasses
•	2 dz — Martini Glasses

Exhibit 1(m)-iv

Schnebly Road Personal Property Inventory

270 Schnebly

Unit 1

•	3 — beds
•	1— refridg.
•	1— Stove
•	1— Washer and
•	1— dryer
•	1— water heater
•	1— dishwasher
•	1— kitchen table
•	4 — chairs

Unit 2

•	1— Bed
•	1— stove
•	1— refridg.
•	1— table
•	3 — chairs
•	1— dishwasher
•	1— washer and dryer
•	1— water heater

Unit 3

•	1— bed
•	1— stove
•	1— refridg.
•	1— table
•	4 — chairs
•	1— dishwasher
•	1— washer and dryer
•	1— water heater

EXHIBIT 1(M) - V

PERSONAL PROPERTY - ORCHARDS ANNEX PROPERTY LEASE

Room #:	400	401	402	403	404	405	406	407	408	409	410	411	412	413	420	421	422	423	424	425	426	427	428	429	430	431	432	433

TV	1	2	1	1	1	1	1	1	1	1	2	2	1	1	1	2	1	1	1	1	1	1	1	1	2	2	1	1
CREDENZA			1		1	1	1	1	1								1		1	1	1	1	1
NIGHSTAND	2	2	1	2	1	2	1	1	2	2	2	2	1	2	2	2	1	2	1	2	1	1	2	2	2	2	2	2
COFFEE TABLE	1	1	1	1	1	1	1	1		1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
FLOOR LAMP		1	3		2	1	1	2			1	1				1	3		2	1	1	1	1	1	1	1
LAMPS	2	3	2	2	2	3	1	1	2	2	3	3	1	2	2	3	2	3	2	2	2	2	2	2	3	3	2	2
LOUNGE CHAIR		1	1	1	1						1	1				1		1	1						1	1
OTTOMAN		1	1	1	1						1	1				1		1	1						1	1
DVD	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
SOFA BED	1 F	1 F	1 F	1 F	1 F	1T	1 F	1 F	1T	1 F	1 F	1 F	1 F	1 F	1 F	1 F	1 F	1 F	1 F	1T	1 F	1 F	1T	1 F	1 F	1 F	1 F	1 F
PHONE	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
CLOCK RADIO	1	1	1	1	1	1	1	1	1	1	1	1	1		1	1	1	1	1	1	1	1	1	1	1	1	1	1
HAIR DRYER	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
COFFEEMAKER	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
COFFEE CUP	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
GLASSES	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
REFRIGERATOR	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
LUGGAGE RACK	1	1	2	1	2	1	2	2	1	1	1	1	1	1	1	1	2	1	2	1	2	2	1	1	1	1	1	1
AMOIRE	1	1	1	1					1	1	1	1	1	1	1	1		1						1	1	1	1	1
ICE BUCKET	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
IRON	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
IRONING BOARD	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
DRESSER		1									1	1				1									1	1
BEDS	1	1	2	1	2	1	2	2	1	1	1	1	1	2	1	1	2	1	2	1	2	2	1	1	1	1	1	1
HEADBOARDS	1	1	2	1	2	1	2	2	1	1	1	1	1	2	1	1	2	1	2	1	2	2	1	1	1	1	1	1
DUVET INSERT	1K	1K	2Q	1K	2Q	1K	2Q	2Q	1K	1K	1K	1K	1K	2Q	1K	1K	2Q	1K	2Q	1K	2Q	2Q	1K	1K	1K	1K	1K	1K
BLANKETS	1K	1K	2Q	1K	2Q	1K	2Q	2Q	1K	1K	1K	1K	1K	2Q	1K	1K	2Q	1K	2Q	1K	2Q	2Q	1K	1K	1K	1K	1K	1K
END TABLE		1	1		1						1	1		1		1	1	1	1						1	1	1
KITCHEN TABLE	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
KITCHEN CHAIR	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
MICROWAVE	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
MIRRORS	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
WINDOW COVERINGS	2	2	1	1	2	1	1	1	1	2	1	1	2	2	2	1	1	1	2	2	1	1	2	2	2	2	1	1
ARTWORK	3	6	7	5	6	3	2	2	2	5	6	6	4	3	4	6	7	5	6	2	2	3	2	4	6	5	5	5

Key: 1F = 1 Full Sofa Bed

1T = 1 Twin Sofa Bed

1K = 1 King

2Q = 2 Queen

Exhibit 1(m)-vi

Personal Property Inventory (Orchards Inn Parking Lease)

NONE

Exhibit 1(m)-vii

Sinagua Plaza Storage Lease Personal Property Inventory

Personal Property Inventory — Owned by L'Auberge (stored at Sinagua Plaza).

Access Panels	4
Air Curtain	1
Barthroom Cabinets	2
Broken Refrigerator cabinet	2
Carpet Pad	22
Ceiling fan	1
Check Box	7
Cushions misc	28
Custom desk lamp	10
Damaged Tall White spa Chair	1
Dining Table 28/29	1
Fabric and carpet pads	7
Gold Lamp Shades	10
Green dining chairs for 28/29	3
Grout	2
Upolstered Chairs	10
Highback bar stool	1
King size headborads lodge	2
Kitchen Well	1
i_eather Chairs	2
,..odge Cabinet no top	1
Lodge End table/night stand	8
Marble back splash	8
Misc. Lampshades	46
Oval Coffee table	1
Peerless stand	1
Spa cottage tv cabinet	6
Spa lamps bed side no lamp shades	6
Thumbprint Security Door	1
Toilet Tank	1
Vista Suite Refer Cabinet	2
White upright spa suite lamps	6

Exhibit 1(m)-viii

Personal Property Inventory (Sinagua Plaza Parking Lease)

NONE

Personal Property Inventory Affordable Housing Lease

Exhibit 1(m)-ix

Room 414

•	1— dresser
•	2 — chairs
•	1— stove
•	1— microwave
•	1— refridg.
•	1— Table
•	1—TV

Room 415

•	3 — chairs
•	1—TV
•	1— Bed
•	1— Microwave
•	1— small table
•	2 — night stands
•	2 — lamps

Rooms 434 & 435

•	1— Refidg.
•	1— Stove
•	1— Microwave
•	2 — TV's
•	2 — night stands
•	1- bed and box spring
•	2 - cable Boxes
•	2 — Armour
•	1— Dresser
•	2 — Chairs
•	4 — Lamps

Personal Property Inventory Temporary Housing Lease

Exhibit 1(m)-x

ROOM 419

CREDENZA - 1

COFFEE MAKER - 1

Room 418

•	2 — queen beds
•	1- mini refridg.
•	1— microwave
•	1— nightstand
•	1— little table
•	2 — Amoire
•	1— DVD Player
•	1— Coffee maker
•	2 — chairs

Room 419

•	1— king bed
•	1- mini refridg.
•	1— microwave
•	2 — nightstands
•	1— little table
•	2 — chairs
•	1—coffee maker
•	1— credenza

Room 436

•	2 — beds
•	1- mini refridg.
•	1— microwave
•	1— nightstand
•	1— little table
•	3 — chairs
•	Fireplace

Room 437

•	1— Bed
•	1— microwave
•	1- nightstand
•	1— little table
•	2 — chairs
•	1— dresser
•	1— little refridg.

Room 438

•	2 — Beds
•	1— dresser
•	1— microwave
•	1— mini-refridg.
•	1— Fireplace
•	2 — nightstands

EXHIBIT 2(c)

LA MERRA

EXHIBIT B

PERMITTED ENCUMBRANCES

1. Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2013.

5. LIABILITIES AND OBLIGATIONS imposed upon said land by reason of its inclusion within the following named District

Retreat at Oak Creek Domestic Water Improvement District

6. EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 184 of Deeds

Purpose telephone lines

7. EASEMENT and rights incident thereto, as set forth in instrument Recorded in Book 188 of Deeds

Purpose electric power transmission line

8. EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 217 of Official Records

Purpose ingress and egress

9. EASEMENT and rights incident thereto, as set forth in instrument Recorded in Book 1351 of Official Records

Purpose electric transmission line

10.           EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 1351 of Official Records

Purpose electric transmission line

11.           EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 1351 of Official Records

Purpose electric lines

12.           EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 1351 of Official Records

Purpose electric lines

13. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 3833 of Official Records

Purpose access and utilities

14. MATTERS SHOWN ON SURVEY:

Recorded in Book 164 of Land Surveys

15. Covenants, conditions, restrictions and easements but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, source of income, gender, gender identity, gender expression, medical condition or genetic information, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recorded in Book 4513 of Official Records

Liens and charges as set forth in the above mentioned declaration,

Payable to: The Retreat Property Company, L.L.C., an Arizona limited liability company

16. EASEMENTS, RESTRICTIONS, RESERVATIONS, CONDITIONS AND SET-BACK LINES as set forth on the plat recorded in Book 61 of Maps and Plats, page 27, but deleting any covenants, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violated 42 USC 3604(c).

17. EASEMENT and rights incident thereto, as set forth in instrument

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 32)

18. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 31)

19. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lots 29 and 38)

20. EASEMENT and rights incident thereto, as set forth in instrument

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lots 27 and 28)

21. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 20)

22. EASEMENT and rights incident thereto, as set forth in instr►mnent:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 16 and Tract C)

23. BASEMENT and rights incident thereto, as set forth in instrument

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 1)

24. Reservations, exceptions and provisions contained in the patent and in the acts authorizing the issuance thereof

25. Water rights, claims or title to water, whether or not disclosed by the public records.

26. Any rights of the parties in possession of a portion of, or all of, said Land, which rights are not disclosed by the public records.

27. A deed of trust to secure an indebtedness in the amount shown below,

Amount: $32,000,000.00

Dated: June 11, 2007

Trustor/Orantor HL, LLC

Trustee: Fidelity National Title Insurance Agency of Coconino, Inc.

Beneficiary: IMH Secured Loan Fund, LLC

Recording Date: June 11, 2007

Book 4513 of Official Records

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by: HL LLC and IMH Secured Loan Fund, LLC

Recorded April 30, 2008

Book 4592 of Official Records

An assignment of the beneficial interest under said deed of trust which names:

Assignee: IMH Special Asset NT 233, LLC, an Arizona limited liability company

Recording Date: November 13, 2009

Recorded in Book: 4706 of Official Records

Page: 680

A partial assignment of the beneficial interest under said trust deed

From: IMH Special Asset NT 233, LLC, an Arizona limited liability company

Assignee: First Credit Bank, a California banking corporation

Recording Date: January 21, 2011

Recorded in Book: 4790 of Official Records

Page: 182

As to: Lots 1, 3 through 8, inclusive, 15, 16, and 20 through 38, inclusive

A collateral assignment of the beneficial interest, which names

Assignee: NWRA Ventures I, LLC, a Delaware limited liability company

Recording Date: June 15, 2011

Recorded in Book: 4817 of Official Records

Page: 448

A partial assignment of the beneficial interest under said trust deed

From: First Credit Bank, a California banking corporation

Assignee: IMH Special Asset NT 233, LLC, an Arizona limited liability company

Recording Date: July 11, 2011

Recorded in Book: 4822 of Official Records

Page: 186

As to: Lots 1, 3 through 8, inclusive, 15, 16, and 20 through 38, inclusive

NOTE: Partial releases recorded January 12, 2010 in Book 4717 of Official Records, page 454 and February 12,

2010 in Book 4723 of Official Records, page 394.

28. A deed of trust to secure an indebtedness in the amount shown below, Amount $20,000,000.00

Dated: ______, 2013

Trustor/Grantor HL NEWCO, LLC, a Delaware limited liability company

Trustee: Lawyers Title of Arizona, Inc

Beneficiary: NWRA VENTURES I, LLC, a Delaware limited liability company, its successors and/or assigns, as their respective interests may appear

Recording Date: _____, 2013

Recorded in Book:_____of Official Records

L’Auberge

SCHEDULE B

Permitted Encumbrances

PART I

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2013.

2.	Reservations contained In the Patent

From:	The United States of America
Recording Date:	November 26, 1915
Recording No:	Book 43 of Deeds, page 246 (portion in the Southwest quarter of Section 8); and

Recording Date:	June 28, 1916
Recording No:	Book 43 of Deeds, page 626 (portion in the Northwest quarter of Section 8)

Which among other things recites as follows:

Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws and decisions of the courts, and the reservation from the lands hereby granted, a right of way thereon for ditches or canals constructed by the authority of the United States.

3.	Water rights, claims or title to water, whether or not disclosed by the public records.

4.	INTENTIONALLY DELETED

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	gas pipelines
Recording No:	Docket 262, page 637
(Parcels 3 and 4)

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	highway purposes and slope maintenance
Recording No:	Docket 319, page 547
(Parcel 2)

7.	INTENTIONALLY DELETED

8.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	communication lines and appurtenant facilities
Recording No:	Docket 945, page 417
(Parcel 1)

3662329 Pages: 11 of 13 05/15/2013 03:49:28 PM

SCHEDULE B-Part I

(Continued)

9.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	water lines and appurtenant facilities
Recording No:	Docket 945, page 423
(Parcel 1)

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	gas pipelines and appurtenant facilities
Recording No:	Docket 945, page 425
(Parcel 1)

11.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	water lines and appurtenant facilities
Recording No:	Docket 945, page 628
(Parcel 2)

12.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	ingress and egress and public utilities
Recording No:	Docket 954, page 152
(Parcel 1)

13.	Easement(s) for the purpose(s) shown below and rights Incidental thereto as set forth in a document:

Purpose:	drainage for State Highway 89A
Recording No:	Docket 1002, page 347
(Parcel 1)

14.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	pipelines and appurtenant facilities
Recording No:	Docket 1050, page 348
(Parcel 1)

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	pipelines and appurtenant facilities
Recording No:	Docket 1050, page 700
(Parcel 1)

16.	INTENTIONALLY DELETED

17.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	communication lines and appurtenant facilities
Recording No:	Docket 1050, page 708
(Parcel 1)

18.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	ditch
Recording No:	Docket 1548, page 247 ;and
Recording No:	Docket 1573, page 730
(Parcel 1)

3662329 Pages: 12 of 13 05/15/2013 03:49:28 PM

SCHEDULE B—Part

(Continued)

19.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	communication lines and appurtenant facilities
Recording No:	Docket 1783, page 608
(Parcel 1)

20.	TERMS, COVENANTS AND PROVISIONS of an "Easement" recorded November 8, 2000, in Recording No. 3070720.

(Parcel 2)

21.	TERMS, COVENANTS AND PROVISIONS of an "Easement Agreement" recorded April 25, 2002 in Recording No. 3138455 and re-recorded July 18, 2005 in Recording No. 3332653.

(Parcel 3)

22.	INTENTIONALLY DELETED

23.	INTENTIONALLY DELETED

24.	INTENTIONALLY DELETED

25.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508822.

26.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded In Recording No. 3508823.

27.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508824.

28.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	water lines
Recording No:	3518961
(Parcel 1 and 4)

29.	Easement(s) for the purpose(s) shown below and rights Incidental thereto as set forth in a document:

Purpose:	utilities
Recording No:	3519923
(Parcel 1)

30.	Matters contained in that certain document

Entitled:	Second Amended Development Agreement
Executed by:	City of Sedona, an Arizona municipal corporation and L'Auberge Orchards, LLC, an Arizona limited liability company
Recording Date:	March 15, 2010
Recording No.:	3555969 and 3555971

31.	Easement(s) for the purpose(s) shown below and rights Incidental thereto as set forth In a document:

Purpose:	Use and License Agreement
Recording Date:	January 27, 2010
Recording No:	3551953

3662329 Pages: 13 of 13 05/15/2013 03:49:28 PM

SCHEDULE B—Part I

(Continued)

32.	Covenants, conditions and restrictions but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, or source of Income, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recording No:	3555970
Recording No:	3555972

33.	Agreement with the City of Sedona for Waiver of Rights and Remedies under A.R.S. 12-1134:

Executed by:	L'Auberge Orchards LLC
Recording Date:	May 23, 2011
Recording No.:	3596028

Said Agreement discloses a right of way for the Owenby

Ditch (Affects Tax Parcel 401-12-001C)

34.	Covenants, conditions, restrictions and easements but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, source of income, gender, gender identity, gender expression, medical condition or genetic information, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction Is permitted by applicable law, as set forth in the document

Recording No:	3596029

(Affects the Owenby Ditch contained within Tax Parcel No. 401-12-001C)

35.	INTENTIONALLY DELETED

36.	AMBIGUITY of the description used herein resulting from the indefinite location of the Centerline of Oak Creek.

(Affects Parcel 1)

37.	Any rights of the parties in possession of a portion of, or all of, said Land, which rights are not disclosed by the public records.

ORCHARDS INN

PERMITTED EXCEPTIONS

I.	Property taxes, which area lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2013.

2.	Reservations contained in the Patent

From:	The United States of America
Recording Date:	June 28, 1916
Recording No:	Book 43 of Deeds, page 626

Which among other things recites as follows:

Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws and decisions of the courts, and the reservation from the lands hereby granted, a right ofway thereon for ditches or canals constructed by the authority of the United States.

3.	Water rights, claims or title to water, whether or not disclosed by the public records.

4.	INTENTIONALLY DELETED

5.	INTENTIONALLY DELETED

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document

Purpose:	parking and roof water drainage
Recording No:	Docket 309, page 167

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	water lines and appurtenant facilities
Recording No:	Docket 1776, page 715

8.	INTENTIONALLY DELETED

9.	COVENANTS AND CONDITIONS in Special Warranty Deed (in Lieu of Condemnation) recorded December 27, 2005, in Recording No. 3361777.

10.	Matters shown on record of survey:

Recording No.:	3490268

11.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508822.

12.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508823.

13.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508824.

3662330 Pages: 7 of 9 05/15/2013 03:49:28 PM

14.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	designated parking spaces
Recording No:	3519364; and
Re-recorded	3521268

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	utility
Recording No:	3609645

16.	Any rights of the parties In possession of a portion of, or all of, said Land, which rights are not disclosed by the public records.

17.	INTENTIONALLY DELETED

18.	A deed of trust to secure an indebtedness in the amount shown below,

Amount:	$43,435,000.00
Dated:	May 7, 2008
Trustor/Grantor:	L'Auberge Orchard, LLC., an Arizona limited liability company
Trustee:	Trantmation Title Insurance Company
Beneficiary:	IMH Secured Loan Fund, LLC
Recording Date:	May 9, 2008
Recording No:	3485966

And Amended and Restated Deed of Trust as shown below,

Trustor/Grantor:	L'Auberge Orchard, LLC., an Arizona limited liability company
Trustee:
Beneficiary:	NWRA VENTURES 1, LLC, a Delaware limited liability company
Recording Date:	2013
Recording No:

An agreement recorded September 25, 2009 at Recording No. 3539611 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

An assignment of the beneficial interest under said deed of trust which names:

Assignee:	IMH Special Asset NT 232, LLC, an Arizona limited liability company
Recording Date:	November 13, 2009
Recording No:	3544893

An agreement recorded September 30, 2010 at Recording No. 3575445 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

3662330 Pages: 8 of 9 05/15/2013 03:49:28 PM

An agreement recorded March 9, 2011 at Recording No. 3589822 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

A collateral assignment of the beneficial interest, which names

Assignee:	NWRA Ventures 1, LLC, a Delaware limited liability company
Recording Date:	Juno 15, 2011
Recording No:	3597846

An agreement recorded March 29, 2013 at Recording No. 3658075 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

An absolute assignment of the beneficial interest under said deed of trust which names:

Assignee:	NWRA Ventures I, LLC, a Delaware limited liability company
Recording Date:	_____, 2013
Recording No:	______

19.	A financing statement as follows:

Debtor:	L'Auberge Orchard, LLC., an Arizona limited
Secured Party	liability company IMH Secured Loan Fund, LLC., a
Recording Date:	Delaware limited liability company May 16, 2008
Recording No:	3486766; and

A change to the above financing statement was filed

Nature of Change:	Assignment
Recording Date:	March 24, 2010
Recording No:	3556918

An agreement recorded September 25, 2009 at Recording No. 3539611 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

20.	A deed of trust to secure an indebtedness in the amount shown below,

Amount:	$14,000,000.00
Dated:	September 18, 2009
Trustor/Grantor:	L'Auberge Orchard, LLC„ an Arizona limited liability company
Trustee:	Lawyers Title Insurance Corporation, a Nebraska corporation
Beneficiary:	First Credit Bank
Recording Date:	September 25, 2009
Recording No:	3539609

3662330 Pages: 9 of 9 05/15/2013 03:49:28 PM

An agreement to modit), the terms and provisions of said deed of trust as therein provided

Executed by:	L'Auberge Orchard, LLC., an Arizona limited liability company and First Credit Bank
Recording Date:	September 30, 2010
Recording No:	3575444

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by:	L'Auberge Orchard, LLC., an Arizona limited liability company and First Credit Bank
Recording Date:	March 9, 2011
Recording No:	3589821

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by:	L'Auberge Orchards, LLC, an Arizona limited liability company and First Credit Bank
Recording Date:	March 29, 2013
Recording No:	3658074

21.	A deed of trust to secure an Indebtedness in the amount shown below,

Amount:	$17,000,000,00
Dated:	, 2013
Recorded:	, 2013
Recording No.:
Truster:	ORCHARDS NEWCO, LLC, a Delaware limited liability company
Trustee:	Lawyers Title of Arizona, Inc
Beneficiary:	NWRA VENTURES I, LLC, a Delaware limited liability company, its successors and/or assigns, as their respective interests may appear

EXHIBIT 2(d)(ii)

Legal Description

(Orchards Annex Property Leases)

Parcel No. 1 (HOUSEKEEPING)

INTENTIONALLY OMITTED

Parcel No. 2 (I.T. EQUIPMENT ROOM):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass apped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N74°53'13"E a distance of 103.87 feet to the POINT OF BEGINNING;

THENCE S56°33'53"E a distance of 8.00 feet;

THENCE S33°26'07"W a distance of 22.14 feet;

THENCE N89°41'47"W a distance of 9.55 feet;

THENCE N33°26'07"E a distance of 27.36 feet to the POINT OF BEGINNING.

Parcel No. 3 (ORCHARDS ANNEX BUILDING “A”):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N67°01'52"E a distance of 426.86 feet to the POINT OF BEGINNING;

THENCE S56°17'32"E a distance of 37.30 feet;

THENCE S33°42'28"W a distance of 14.70 feet;

THENCE S56°17'32"E a distance of 8.10 feet;

THENCE S33°42'28"W a distance of 62.40 feet;

THENCE N56°17'32"W a distance of 50.00 feet;

THENCE N33°42'28"E a distance of 62.30 feet;

THENCE S56°17'32"E a distance of 4.60 feet;

THENCE N33°42'28"E a distance of 14.80 feet to the POINT OF BEGINNING.

Parcel No. 4 (ORCHARDS ANNEX BUILDING “B”):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N77°31'12"E a distance of 296.27 feet to the POINT OF BEGINNING;

THENCE N33°26'55"E a distance of 44.70 feet;

THENCE S56°33'05"E a distance of 12.70 feet;

THENCE N33°26'55"E a distance of 8.20 feet;

THENCE S56°33'05"E a distance of 38.10 feet;

THENCE S33°26'55"W a distance of 67.10 feet;

THENCE N56°33'05"W a distance of 38.30 feet;

THENCE N33°26'55"E a distance of 14.20 feet;

THENCE N56°33'05"W a distance of 12.50 feet to the POINT OF BEGINNING.

Parcel No. 5 (ORCHARDS ANNEX BUILDING “C”):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N80°02'28"E a distance of 274.61 feet to the POINT OF BEGINNING;

THENCE S56°52'51"E a distance of 45.40 feet;

THENCE S33°07'09"W a distance of 76.10 feet;

THENCE N56°52'51"W a distance of 38.30 feet;

THENCE N33°07'09"E a distance of 5.70 feet;

THENCE N56°52'51"W a distance of 12.70 feet;

THENCE N33°07'09"E a distance of 55.70 feet;

THENCE S56°52'51"E a distance of 5.60 feet;

THENCE N33°07'09"E a distance of 14.70 feet to the POINT OF BEGINNING.

Parcel No. 6 (AFFORDABLE HOUSING):

INTENTIONALLY OMITTED

Parcel No. 7 (TEMPORARY HOUSING):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N59°47'28"E a distance of 330.63 feet;

THENCE N56°03'17"W a distance of 25.50 feet to the POINT OF BEGINNING (Point “A” for reference hereinafter);

THENCE N56°03'17"W a distance of 34.10 feet;

THENCE N33°56'43"E a distance of 18.84 feet;

THENCE S86°25'02"E a distance of 1.59 feet;

THENCE N03°34'58"E a distance of 5.00 feet;

THENCE S86°25'02"E a distance of 3.50 feet;

THENCE N03°34'58"E a distance of 50.13 feet;

THENCE S86°25'02"E a distance of 5.10 feet;

THENCE N03°34'58"E a distance of 5.02 feet to Point “B” for reference hereinafter;

THENCE S86°25'02"E a distance of 26.10 feet;

THENCE S03°34'58"W a distance of 33.00 feet to Point “C” for reference hereinafter;

THENCE S03°34'58"W a distance of 30.49 feet;

THENCE S56°03'17"E a distance of 1.10 feet;

THENCE S33°56'43"W a distance of 34.30 feet to the POINT OF BEGINNING.

EXCEPTING THEREFROM the following described two portions thereof that are on the bottom floor of a two story building:

BEGINNING at Point “A” as referenced hereinbefore;

THENCE N56°03'17"W a distance of 24.90 feet;

THENCE N33°56'43"E a distance of 23.30 feet;

THENCE N03°34'58"E a distance of 0.80 feet;

THENCE S86°25'02"E a distance of 21.00 feet;

THENCE S03°34'58"W a distance of 0.35 feet;

THENCE S56°03'17"E a distance of 7.01 feet;

THENCE S33°56'43"W a distance of 34.30 feet to the POINT OF BEGINNING (Point “A”).

Beginning at Point “C” as referenced hereinbefore;

THENCE S03°34'58"W a distance of 17.70 feet;

THENCE N86°25'02"W a distance of 5.10 feet;

THENCE N03°34'58"E a distance of 17.70 feet;

THENCE S86°25'02"E a distance of 5.10 feet to the POINT OF BEGINNING (Point “C”).

AND FURTHER EXCEPTING THEREFROM the following described portion thereof that is on the top floor of said two story building:

BEGINNING at Point “B” as referenced hereinbefore;

THENCE S86°25'02"E a distance of 26.10 feet;

THENCE S03°34'58"W a distance of 34.15 feet;

THENCE N86°25'02"W a distance of 26.10 feet;

THENCE N03°34'58"E a distance of 34.15 feet to the POINT OF BEGINNING (Point “B”).

Parcel No. 8 (PARKING LEASEHOLD SITE NO. 1):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N65°24’08”E a distance of 429.98 feet to the POINT OF BEGINNING;

THENCE N32°17’00”E a distance of 27.00 feet;

THENCE S57°43’00”E a distance of 18.00 feet;

THENCE S32°17’00”W a distance of 27.00 feet;

THENCE N57°43’00”W a distance of 18.00 feet to the POINT OF BEGINNING.

Parcel No. 9 (PARKING LEASEHOLD SITE NO. 2):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N62°08’42”E a distance of 198.61 feet to the POINT OF BEGINNING;

THENCE N34°11’13”E a distance of 18.00 feet;

THENCE S55°48’47”E a distance of 36.00 feet;

THENCE S34°11’13”W a distance of 18.00 feet;

THENCE N55°48’47”W a distance of 36.00 feet to the POINT OF BEGINNING.

Parcel No. 10 (PARKING LEASEHOLD SITE NO. 3):

A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:

Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;

THENCE N73°08’07”E a distance of 158.27 feet to the POINT OF BEGINNING;

THENCE N33°52’16”E a distance of 18.00 feet;

THENCE S56°07’44”E a distance of 27.00 feet;

THENCE S33°52’16”W a distance of 18.00 feet;

THENCE N56°07’44”W a distance of 27.00 feet to the POINT OF BEGINNING.

EXHIBIT A

ORCHARDS ANNEX LEASE

Assignment and Assumption of Lease (Orchards Annex)

EXHIBIT 2(d)(iii)-A

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Orchards Annex Property)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and entered into as of this _____ day of _____, 2013 (the “Effective Date”) by and between Orchards Annex, LLC, an Arizona limited liability company (“Assignor”), and Orchards Newco, LLC, an Arizona limited liability company (“Assignee”), and consented to by Canyon Portal II, LLC, an Arizona limited liability company (“Landlord”).

RECITALS

A.           Landlord and Assignor entered into that certain Lease [dated March 13, 2009, and an Amendment to Lease dated July 1, 2011, for a 40 Unit hotel property located at 280 N. Highway 89-A], Sedona, Arizona (the “Premises”), attached hereto as Exhibit A.

B.           Assignor desires to assign its rights and delegate its obligations as “Tenant” under the Lease to Assignee, and Assignee desires to accept and assume such rights and obligations.

C.           Landlord is willing to consent to such assignment, delegation, and assumption of Assignor’s rights and obligations under the Lease.

D.           The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.	REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is a true and complete copy of the Lease, including the Amendment to Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute a default under the Lease.

2.	ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignor’s obligations under the Lease.

3.	ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease.

4.	MISCELLANEOUS

4.1           Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.

4.2           Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3           Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of [Maricopa] County, Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

4.5           Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6           Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, or otherwise varied, except by a writing duly executed by the parties.

4.7           Captions. All captions in this Assignment are included herein for convenience of reference .only and shall not constitute part of this Assignment for any other purposes

4.8           Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, effective as of the date set forth above.

2

ASSIGNOR:	ASSIGNEE:

ORCHARDS ANNEX, LLC, an Arizona limited liability company	ORCHARDS NEWCO, LLC, an Arizona limited liability company

	By:	IMH Financial Corporation,
a Delaware Corporation, Sole Member

By:		By:
Albert B. Spector , Jr.		Name:
Its:		Its:

3

CONSENT TO ASSIGNMENT OF LEASE

1.        Consent to Assignment. Landlord consents to the foregoing Assignment and agrees to recognize the Assignee as the “Tenant” under the Lease from and after the Effective Date specified in the Assignment.

2.        Lease and Defaults. Landlord represents to Assignee that:

(a) The Lease, including amendments, attached hereto as Exhibit A, represents a true and complete copy of the Lease and Amendment to Lease between Landlord and Assignor with respect to the Premises, and remains in full force and effect;

(b) The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of Landlord;

(c) No third party consent to the terms of this Assignment is required before the terms of this Assignment are binding upon Landlord; and

(d) Neither Landlord nor Assignor is in default of their obligations under the Lease.

LANDLORD:

CANYON PORTAL II, L.L.C., an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

4

EXHIBIT 2(d)(iii)-B

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Orchards Inn Parking Lease)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and entered into as of this _____ day of _______________, 2013 (the “Effective Date”) by and between Orchards Inn & Restaurant, LLC, an Arizona limited liability company (“Assignor”), and Orchards Newco, LLC, a Delaware limited liability company (“Assignee”), and consented to by Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”).

RECITALS

A.           Landlord and Assignor entered into that certain Lease for Parking Spaces dated January 1, 2012, and Amendment to Lease dated May 1, 2012 (together, the “Lease”), for ten (10) parking spaces located at 270-300 N. Highway 89A in Sedona, Arizona (the “Premises”), attached hereto as Exhibit A.

B.           Assignor desires to assign its rights and delegate its obligations as “Tenant” under the Lease to Assignee, and Assignee desires to accept and assume such rights and obligations.

C.           Landlord is willing to consent to such assignment, delegation, and assumption of Assignor’s rights and obligations under the Lease.

D.           The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.           REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is a true and complete copy of the Lease, including the Amendment to Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute a default under the Lease.

2.           ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignor’s obligations under the Lease.

3.           ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease.

4.           MISCELLANEOUS

4.1           Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.

4.2           Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3           Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of Maricopa County, Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

4.5           Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6           Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, or otherwise varied, except by a writing duly executed by the parties.

4.7           Captions. All captions in this Assignment are included herein for convenience of reference .only and shall not constitute part of this Assignment for any other purposes

4.8           Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, effective as of the date set forth above.

[SIGNATURES ON FOLLOWING PAGES]

2

ASSIGNOR:		ASSIGNEE:

ORCHARDS INN & RESTAURANT, LLC, an Arizona limited liability company		ORCHARDS NEWCO, LLC, a Delaware limited liability company

By:	L’Auberge Orchards, LLC,	By:	IMH Financial Corporation,
	an Arizona limited liability company, I		a Delaware Corporation
Its:	Sole Member	Its:	Sole Member

	By:		By:
	Name:		Name:
	Its:		Its:

Assignment and Assumption of Lease (Orchards Inn Parking)

CONSENT TO ASSIGNMENT OF LEASE

1.       Consent to Assignment. Landlord consents to the foregoing Assignment and agrees to recognize the Assignee as the “Tenant” under the Lease from and after the Effective Date specified in the Assignment.

2.       Lease and Defaults. Landlord represents to Assignee that:

(a) The Lease, including amendments, attached hereto as Exhibit A, represents a true and complete copy of the Lease and Amendment to Lease between Landlord and Assignor with respect to the Premises, and remains in full force and effect;

(b) The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of Landlord;

(c) No third party consent to the terms of this Assignment is required before the terms of this Assignment are binding upon Landlord; and

(d) Neither Landlord nor Assignor is in default of their obligations under the Lease.

LANDLORD:

CANYON PORTAL II, L.L.C., an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

Assignment and Assumption of Lease (Orchards Inn Parking)

2

EXHIBIT A

ORCHARDS INN PARKING LEASE

Assignment and Assumption of Lease (Orchards Inn Parking)

EXHIBIT 2(d)(iii)-C

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Sinagua Plaza Storage Lease)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and entered into as of this _____ day of _____, 2013 (the “Effective Date”) by and between L’Auberge Orchards, LLC, an Arizona limited liability company (“Assignor”), and L’Auberge Newco, LLC, a Delaware limited liability company (“Assignee”), and consented to by SINAGUA PLAZA II, L.L.C., an Arizona limited liability company (“Landlord”).

RECITALS

A.           Landlord and Assignor entered into that certain Lease for Storage Space dated January 1, 2012, and Amendment to Lease dated May 1, 2012 (together, the “Lease”), for storage space in the basement of a shopping center located at 320 N. Highway 89A, Sedona, Arizona (the “Premises”), attached hereto as Exhibit A.

B.           Assignor desires to assign its rights and delegate its obligations as “Tenant” under the Lease to Assignee, and Assignee desires to accept and assume such rights and obligations.

C.           Landlord is willing to consent to such assignment, delegation, and assumption of Assignor’s rights and obligations under the Lease.

D.           The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.	REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is a true and complete copy of the Lease, including the Amendment to Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute a default under the Lease.

2.	ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignor’s obligations under the Lease.

3.	ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease.

4.	MISCELLANEOUS

4.1           Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.

4.2           Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3           Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of Maricopa County, Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

4.5           Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6           Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, or otherwise varied, except by a writing duly executed by the parties.

4.7           Captions. All captions in this Assignment are included herein for convenience of reference .only and shall not constitute part of this Assignment for any other purposes

4.8           Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, effective as of the date set forth above.

[SIGNATURES ON FOLLOWING PAGES]

2

ASSIGNOR:	ASSIGNEE:

L’AUBERGE ORCHARDS, LLC, an Arizona limited liability company	L’AUBERGE NEWCO, LLC, a Delaware limited liability company

	By:	IMH Financial Corporation, a Delaware Corporation
	Its:	Sole Member

By:		By:
Albert B. Spector, Jr.		Name:
Its:		Its:

Assignment and Assumption of Lease (Sinagua Storage)

CONSENT TO ASSIGNMENT OF LEASE

1.        Consent to Assignment. Landlord consents to the foregoing Assignment and agrees to recognize the Assignee as the “Tenant” under the Lease from and after the Effective Date specified in the Assignment.

2.        Lease and Defaults. Landlord represents to Assignee that:

(a) The Lease, including amendments, attached hereto as Exhibit A, represents a true and complete copy of the Lease and Amendment to Lease between Landlord and Assignor with respect to the Premises, and remains in full force and effect;

(b) The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of Landlord;

(c) No third party consent to the terms of this Assignment is required before the terms of this Assignment are binding upon Landlord; and

(d) Neither Landlord nor Assignor is in default of their obligations under the Lease.

LANDLORD:

SINAGUA PLAZA II, L.L.C., an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

Assignment and Assumption of Lease (Sinagua Storage)

2

EXHIBIT A

SINAGUA STORAGE LEASE

Assignment and Assumption of Lease (Sinagua Storage)

EXHIBIT 2(d)(iii)-D

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Sinagua Plaza Parking Lease)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and entered into as of this _____ day of _____, 2013 (the “Effective Date”) by and between L’Auberge Orchards , LLC, an Arizona limited liability company (“Assignor”), and L’Auberge Newco, LLC, a Delaware limited liability company (“Assignee”), and consented to by Sinagua Plaza II, L.L.C., an Arizona limited liability company (“Landlord”).

RECITALS

A.           Landlord and Assignor entered into that certain Lease for Parking Spaces dated January 1, 2012, and that certain Amendment to Lease dated May 1, 2012 (together, the “Lease”), for seventeen (17) parking spaces located in the parking structure adjacent to 320 N. Highway 89A, Sedona, Arizona (the “Premises”), attached hereto as Exhibit A.

B.           Assignor desires to assign its rights and delegate its obligations as “Tenant” under the Lease to Assignee, and Assignee desires to accept and assume such rights and obligations.

C.           Landlord is willing to consent to such assignment, delegation, and assumption of Assignor’s rights and obligations under the Lease.

D.           The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.	REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is a true and complete copy of the Lease, including the Amendment to Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute a default under the Lease.

2.	ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignor’s obligations under the Lease.

3.	ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease.

4.	MISCELLANEOUS

4.1           Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.

4.2           Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3           Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of Maricopa County, Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

4.5           Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6           Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, or otherwise varied, except by a writing duly executed by the parties.

4.7           Captions. All captions in this Assignment are included herein for convenience of reference .only and shall not constitute part of this Assignment for any other purposes

4.8           Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, effective as of the date set forth above.

2

ASSIGNOR:	ASSIGNEE:

L’AUBERGE ORCHARDS, LLC, an Arizona limited liability company	L’AUBERGE NEWCO, LLC, a Delaware limited liability company

	By:	IMH Financial Corporation, a Delaware Corporation, Sole Member

By:		By:
Albert B. Spector, Jr.		Name:
Its:		Its:

Assignment and Assumption of Lease (Sinagua Parking)

CONSENT TO ASSIGNMENT OF LEASE

1.        Consent to Assignment. Landlord consents to the foregoing Assignment and agrees to recognize the Assignee as the “Tenant” under the Lease from and after the Effective Date specified in the Assignment.

2.        Lease and Defaults. Landlord represents to Assignee that:

(a) The Lease, including amendments, attached hereto as Exhibit A, represents a true and complete copy of the Lease and Amendment to Lease between Landlord and Assignor with respect to the Premises, and remains in full force and effect;

(b) The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of Landlord;

(c) No third party consent to the terms of this Assignment is required before the terms of this Assignment are binding upon Landlord; and

(d) Neither Landlord nor Assignor is in default of their obligations under the Lease.

LANDLORD:

SINAGUA PLAZA II, L.L.C., an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

Assignment and Assumption of Lease (Sinagua Parking)

2

EXHIBIT A

SINAGUA PARKING LEASE

Assignment and Assumption of Lease (Sinagua Parking)

EXHIBIT 2(d)(iii)-E

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Affordable Housing Lease)

INTENTIONALLY OMITTED

EXHIBIT 2(d)(iii)-F

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Temporary Housing Lease)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and entered into as of this _____ day of _____, 2013 (the “Effective Date”) by and between L’Auberge Orchards, LLC, an Arizona limited liability company (“Assignor”), and L’Auberge Newco, LLC, a Delaware limited liability company (“Assignee”), and consented to by Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”).

RECITALS

A.           Landlord and Assignor entered into that certain Lease dated April 1, 2012, for Housing Units 418, 419, 436, 437 & 438 at 280 N. Highway 89A, Sedona, Arizona (the “Premises”), attached hereto as Exhibit A.

B.           Assignor desires to assign its rights and delegate its obligations as “Tenant” under the Lease to Assignee, and Assignee desires to accept and assume such rights and obligations.

C.           Landlord is willing to consent to such assignment, delegation, and assumption of Assignor’s rights and obligations under the Lease.

D.           The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.	REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is a true and complete copy of the Lease, including the Amendment to Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute a default under the Lease.

2.	ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignor’s obligations under the Lease.

3.	ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease.

4.	MISCELLANEOUS

4.1           Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.

4.2           Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3           Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of Maricopa County, Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

4.5           Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6           Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, or otherwise varied, except by a writing duly executed by the parties.

4.7           Captions. All captions in this Assignment are included herein for convenience of reference .only and shall not constitute part of this Assignment for any other purposes

4.8           Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, effective as of the date set forth above.

[SIGNATURES ON FOLLOWING PAGES]

2

ASSIGNOR:	ASSIGNEE:

L’AUBERGE ORCHARDS, LLC, an Arizona limited liability company	L’AUBERGE NEWCO, LLC, a Delaware limited liability company

By:	By:	IMH Financial Corporation,
Albert B. Spector, Jr.		a Delaware Corporation
Its:	Its:	Sole Member

By:
Name:
Its:

Assignment and Assumption of Lease (Temporary Housing)

CONSENT TO ASSIGNMENT OF LEASE

1.        Consent to Assignment. Landlord consents to the foregoing Assignment and agrees to recognize the Assignee as the “Tenant” under the Lease from and after the Effective Date specified in the Assignment.

2.        Lease and Defaults. Landlord represents to Assignee that:

(a) The Lease, including amendments, attached hereto as Exhibit A, represents a true and complete copy of the Lease and Amendment to Lease between Landlord and Assignor with respect to the Premises, and remains in full force and effect;

(b) The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of Landlord;

(c) No third party consent to the terms of this Assignment is required before the terms of this Assignment are binding upon Landlord; and

(d) Neither Landlord nor Assignor is in default of their obligations under the Lease.

LANDLORD:

CANYON PORTAL II, L.L.C., an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

Assignment and Assumption of Lease (Temporary Housing)

2

EXHIBIT A

TEMPORARY HOUSING LEASE

Assignment and Assumption of Lease (Temporary Housing)

EXHIBIT 2(d)(iii)-G

ASSIGNMENT AND ASSUMPTION OF LEASE AND

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

(Telephone Room Lease)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and entered into as of this _____ day of _____, 2013 (the “Effective Date”) by and between L’Auberge Orchards LLC, an Arizona limited liability company (“Assignor”), and orchards Newco, LLC, a Delaware limited liability company (“Assignee”), and consented to by Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”).

RECITALS

A.           Landlord and Assignor entered into that certain Lease commencing April 1, 2010 Amendment to Lease dated February 1, 2011 and Second Amendment to Lease dated ___________________, 2013 (collectively, the “Lease”), for 174 square feet for housing of telecommunications equipment in Sedona, Arizona (the “Premises”), attached hereto as Exhibit A.

B.           Assignor desires to assign its rights and delegate its obligations as “Tenant” under the Lease to Assignee, and Assignee desires to accept and assume such rights and obligations.

C.           Landlord is willing to consent to such assignment, delegation, and assumption of Assignor’s rights and obligations under the Lease.

D.           The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.	REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is a true and complete copy of the Lease, including the Amendment to Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute a default under the Lease.

2.	ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignor’s obligations under the Lease.

3.	ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease.

4.	MISCELLANEOUS

4.1           Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.

4.2           Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3           Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of Maricopa County, Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

4.5           Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6           Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated, or otherwise varied, except by a writing duly executed by the parties.

4.7           Captions. All captions in this Assignment are included herein for convenience of reference .only and shall not constitute part of this Assignment for any other purposes

4.8           Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, effective as of the date set forth above.

[SIGNATURES ON FOLLOWING PAGES]

2

ASSIGNOR:	ASSIGNEE:

L’AUBERGE ORCHARDS LLC, an Arizona limited liability company	ORCHARDS NEWCO, LLC, a Delaware limited liability company

By:	By:	IMH Financial Corporation,
Albert B. Spector, Jr.		a Delaware Corporation
Its:	Its:	Sole Member

By:
Name:
Its:

Assignment and Assumption of Lease (Telephone Room)

CONSENT TO ASSIGNMENT OF LEASE

1.        Consent to Assignment. Landlord consents to the foregoing Assignment and agrees to recognize the Assignee as the “Tenant” under the Lease from and after the Effective Date specified in the Assignment.

2.        Lease and Defaults. Landlord represents to Assignee that:

(a) The Lease, including amendments, attached hereto as Exhibit A, represents a true and complete copy of the Lease and Amendment to Lease between Landlord and Assignor with respect to the Premises, and remains in full force and effect;

(b) The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of Landlord;

(c) No third party consent to the terms of this Assignment is required before the terms of this Assignment are binding upon Landlord; and

(d) Neither Landlord nor Assignor is in default of their obligations under the Lease.

LANDLORD:

CANYON PORTAL II, L.L.C., an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

Assignment and Assumption of Lease (Telephone Room)

Signature 2

EXHIBIT A

telephone room LEASE

Assignment and Assumption of Lease (Telephone Room)

EX. 2(d)(iii)-G EXHIBIT A

TRADING POST SHOPS

SECOND AMENDMENT TO TENANT

LEASE

SEDONA, ARIZONA

Landlord: Canyon Portal II, L.L.C.

Tenant: L'Auberge Orchards, LLC

Date of Amendment: May 14, 2013

CANYON PORTAL II, L.L.C.

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("Lease") is made effective May 14, 2013, by and between Landlord and Tenant (each as defined in the Fundamental Lease provisions below.

WHEREAS, Landlord and Tenant entered into that certain Lease dated April 1, 2010, as amended by the First Amendment to Lease dated February 1, 2011 (collectively, the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord the Premises (as defined below);

WHEREAS, the Original Lease referred to a lease between Landlord and a third party tenant;

WHEREAS, Landlord and Tenant desire to amend the Original Lease to incorporate all terms and conditions within a single document.

NOW, THEREFORE, in consideration of the above referenced recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

This Lease amends and restates, in its entirety, the Original Lease.

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.

Landlord:	Canyon Portal II, L.L.C., an Arizona limited liability company

Tenant:	L'Auberge Orchards, LLC, an Arizona limited liability company

Trade Name:	N/A

Lease Term:	Commencement Date: May 14, 2013 Termination Date: December 31, 2040

Premises:	Approximately 174 square feet of the Trading Post Shops Building as depicted on Exhibit A attached hereto and which parcel upon which the Building is located is legally described on Exhibit B.

Rent:	The total gross monthly rent (inclusive of minimum base rent, common area charges and all other additional rent) payable in accordance with the Lease shall be $536 for the period commencing on the date hereof through the fifth (5th) anniversary of the date hereof. Thereafter, the total gross monthly rent payable under this Lease shall be adjusted in accordance with that portion of Section 4.B. of the Original Lease beginning with the second sentence of such Section 4.B.

1

Common Area Proportionate Share:	Based upon square footage pursuant to Section 11 below.

Security Deposit Amount:	No Security Deposit is required

Address of Landlord:	Canyon Portal II LLC c/o Al Spector 6900 E. Camelback Road, Suite 915 Scottsdale, Arizona 85251

Address to which Rent Payments should be sent:	Canyon Portal II LLC do Al Spector 6900 E. Camelback Road, Suite 915 Scottsdale, Arizona 85251

Address of Tenant:	Orchards Inn & Restaurant LLC c/o Al Spector 6900 E. Camelback Road, Suite 915 Scottsdale, Arizona 85251

Only Permitted Uses:	Storage facilities and equipment for telephone and electronic equipment.

Guarantors:	None

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of the Lease to any Fundamental Lease Provision shall be construed to incorporate all of the terms set forth above with respect to such Provisions.

SECTION 2 - PREMISES.

Subject to the conditions set forth herein, Landlord hereby leases to Tenant the Premises. A site plan showing the boundaries of the Premises and its relative location within a larger commercial development comprised of four elements including the Trading Post Shops, Canyon Portal Shops, North Retail Building, and Orchards Annex (the "Project") is attached hereto as Exhibit A. Tenant's acceptance of the Premises and Agreement to the terms of this Lease are not conditioned upon any representation by Landlord of the number of square feet in the Premises.

2

Tenant is already in possession of the Premises and Tenant's business is continuing uninterrupted.

SECTION 3 - GENERAL PROVISIONS.

3.1 No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

3.2 Approval of Financial Statement. None

3.3 No Co-Tenancy Requirement. Landlord reserves the right to effect such tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this lease, occupy any space in the Project.

3.4 Name Change of the Project. Landlord reserves the right to change the name of the Project from time to time during the term of this Lease.

SECTION 4 - LEASE TERM.

4.1 Term. The term of this Lease (herein called the "Lease Term" or the "Term") shall commence on the Commencement Date and shall continue until the Termination Date, unless the Term is terminated sooner or extended as hereinafter provided.

4.2 Early Termination. Notwithstanding anything herein or in the Original Lease to the contrary, Tenant shall have the right to terminate this Lease at any time upon thirty (30) days prior written notice to Landlord.

4.3 Holding Over. If Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, remains in possession of the Premises with Landlord's written consent, but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all covenants, conditions and provisions of this Lease. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be in wrongful hold over and shall be subject to all the rights and remedies provided to Landlord under this Lease and by law, including but not limited to forcible entry and detainer actions or other eviction processes. During any hold over period, whether with consent or wrongful, the monthly rent shall be two hundred percent (200%) of Tenant's monthly rent payable during the last month of the Term of this Lease.

4.4 Abandonment. If Tenant, prior to the expiration of this Lease, relinquishes possession of the Premises without Landlord's written consent, such relinquishment shall be deemed to be an abandonment of the Premises and an Event of Default under this Lease.

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4.5 Surrender of Premises. Upon any termination of this Lease for any reason, Tenant shall immediately surrender possession of the Premises to Landlord in good and tenantable repair, reasonable wear and tear excepted, and shall surrender all keys and all copies of such keys for the Premises to Landlord at the place then fixed for the payment of rent or other agreed upon location.

4.6 Extension of Term. Landlord grants to Tenant the right to extend the Lease Term for three (3) additional periods of ten (10) years each. Each extension shall be upon the same terms and conditions as the Original Lease, as modified by this Amendment.

SECTION 5 —RENT, SECURITY DEPOSIT, AND SALES REPORTS.

5.1 Rent.

A. Tenant shall pay to Landlord the Minimum Rent as set forth in Section 1 under Fundamental Lease Provisions in twelve (12) equal monthly installments during each Lease Year, in advance, on the first day of each calendar month. The Minimum Rent and Additional Charges hereinafter provided for shall be paid in lawful money of the United States to Landlord at its address or at such other place as Landlord may from time to time designate in writing.

B. The Rent provided for in this Section 5.1 shall be subject to adjustment as described herein commencing in the sixth (6th) year of the term, and for each year thereafter as follows: The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the five percent (5%) is applicable each year, then monthly rent for years two through five would be: year two - $1,050.00; year three - $1,102.50; year four - $1,157.63; and year five - $1,215.51.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

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C. Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D. All rental amounts are "net" rent to Landlord. All Additional Charges (as described in this Lease) shall be deemed rent whether or not expressly designated as such, and shall be paid in addition to the Minimum Annual Base Rental at the times and in the manner provided for in this Lease.

5.2 Security Deposit. None

SECTION 6 - NO COUNTERCLAIM OR ABATEMENT OF RENT.

6.1 No Notice. Except as expressly provided herein, monthly rental and Additional Charges and all other sums payable by Tenant shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense of any kind or nature and without abatement, suspension, deferment, diminution or reduction. Except as expressly provided herein, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof and to any abatement, suspension, deferment, diminution or reduction of any sum payable by Tenant to Landlord.

6.2 No Conditional Payment. NO PAYMENT BY TENANT OR RECEIPT BY LANDLORD OF A LESSER AMOUNT THAN THE TOTAL OF ALL SUMS DUE HEREUNDER SHALL BE DEEMED TO BE OTHER THAN AN ACCOUNT OF THE EARLIEST STIPULATED RENT, NOR SHALL ANY ENDORSEMENT OR STATEMENT ON ANY CHECK, OTHER PAYMENTS OR ANY ACCOMPANYING LETTER BE DEEMED AS ACCORD AND/OR SATISFACTION AND LANDLORD MAY ACCEPT SUCH CASH AND/OR NEGOTIATE SUCH CHECK OR PAYMENT WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO RECOVER THE BALANCE OF SUCH RENT OR PURSUE ANY OTHER REMEDY PROVIDED IN THIS LEASE OR OTHERWISE, REGARDLESS OF WHETHER LANDLORD MAKES ANY NOTATION ON SUCH INSTRUMENT OF PAYMENT OR OTHERWISE NOTIFIES TENANT THAT SUCH ACCEPTANCE, CASHING OR NEGOTIATION OF SUCH PAYMENT IS WITHOUT PREJUDICE TO ANY OF LANDLORD'S RIGHTS. TENANT SPECIFICALLY WAIVES THE PROVISIONS OF A.R.S. 47-1207.

SECTION 7 - COMMON AREAS.

7.1 Use of Common Areas. All facilities furnished by Landlord in the Project and designated for the general common use of occupants of the Project, including Tenant hereunder, its officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to change the area, level, location and arrangement of parking areas and other Common Area facilities and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof. Landlord shall have the exclusive right at any and all times to close any portion of the Common Areas for the purpose of making repairs, changes or additions thereto; may change the size, area or arrangement of the Common Areas; and may enter into agreements as Landlord deems appropriate for parking and ingress or egress.

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7.2 Parking Policy. Each Tenant shall be allocated one reserved parking space at the Project, determined by square footage of suite, the location of which may be changed by Landlord from time to time. Tenant shall be responsible for the removal of any vehicle that is unlawfully parked in the Tenant's reserved parking space. Tenant and its employees shall not park in any parking space that is designated for another Tenant. Any vehicle that is unlawfully parked in a designated parking space for another Tenant will be towed at the owner's expense. All employees of Tenant may park at the Project only in parking spaces designated for "Employees" by the Landlord. In order to restrict the use by Tenant's employees of parking areas designated or which may be designated by Landlord as customer parking areas, Tenant shall furnish Landlord with the license numbers of any vehicle of Tenant and Tenant's employees promptly after each request for such information by Landlord.

SECTION 8 - USE OF PREMISES.

8.1 Use. Tenant shall use the Premises solely for the Permitted Uses set forth in the Fundamental Lease Provisions and not for any other purpose. Tenant shall not use or permit the Premises to be used in violation of the laws, ordinances, regulations and requirements of the United States, the State of Arizona, Coconino County, the City of Sedona or any subdivision or department thereof or any other authority or agency having jurisdiction over the Premises or the Project.

8.2 Prohibited Conduct. Except by prior written consent of Landlord, Tenant shall not:

A. Use or operate any machinery that, in Landlord's opinion, is harmful to the Premises or the Project or disturbing to other tenants in the building of which the Premises is a part; use any loud speakers, televisions, stereos, radios or other devices in a manner so as to be heard outside the Premises.

B. Do or suffer to be done any act, matter or thing objectionable to the fire, casualty or liability insurance carriers whereby any insurance now in force or hereafter to be placed on the Premises or the Project, or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession of the Premises. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises or the Project.

C. Do or cause to be done any act, matter or thing in violation of any federal, state, county or local law, statute, regulation, rule or ordinance.

8.3 Prescribed Conduct. At all times throughout the Lease Term, Tenant shall:

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A. Comply with any and all requirements of any of the constituted public authorities and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use, safety, cleanliness or occupation of the Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from Tenant's failure to do so.

B. Upon Tenant becoming aware of any accident, fire, pest infestation, or damage occurring on or to the Premises, Tenant shall give Landlord prompt written notice of any such accident, fire, pest infestation, or damage.

C. Load and unload goods at such times in the areas and through such entrances as may be reasonably designated for "Delivery" by Landlord. Such trailers or trucks shall not be permitted to remain parked overnight in any area of the Project, whether loaded or unloaded. Designated fire lanes shall not be used for the loading or unloading of merchandise, parking or standing of running vehicles at any time. The unlawful use of such fire lanes may result in the towing of the offending vehicle and subject the owner or user thereof to all applicable fines established by the City of Sedans and/or Landlord.

SECTION 9 - CONSTRUCTION OF IMPROVEMENTS.

9.1 Construction.

A. Landlord

B. Tenant

9.2 Tenant Improvements. All Tenant Improvements will be performed by and the cost will be borne by Tenant. Tenant will be responsible for obtaining all municipal permits and paying all applicable fees.

9.3 Written Approval. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, without first obtaining Landlord's written approval and consent, which consent will not be unreasonably withheld, conditioned or delayed. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. For any alterations, additions or improvements to the Premises costing in excess of $500,000, in each instance, Landlord may condition its approval upon the requirement that Tenant, or its contractor, secure and bear the cost of a labor and materials payment bond. All alterations, improvements, additions and fixtures made or installed by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord.

9.4 Trade Fixtures. Tenant shall not cut or drill into or secure any trade fixtures, apparatus or equipment of any kind to any part of the Premises without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. All furnishings, equipment and machines installed by Tenant and that are not trade fixtures in the Premises shall remain the property of Tenant subject to any lien provided Landlord by law and shall be removed at the expiration or earlier termination of this Lease, or any renewal or extension thereof; provided, Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided further that in the event of such removal, Tenant shall promptly restore the Premises to its original order and condition. Any such furnishings, trade fixtures, equipment and machines not removed at or prior to such termination of this Lease shall be and become the property of Landlord.

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SECTION 10 - TENANT OBLIGATIONS.

10.1 Payment by Tenant. Tenant shall pay and discharge punctually as and when the same shall become due and payable, each and every cost, expense and obligation of every kind and nature, foreseen or unforeseen, arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Tenant shall also pay and discharge punctually, as and when the same shall become due and payable without penalty, personal property, business, occupation and occupational license taxes, water, sewer, electricity and telephone charges and fees.

10.2 Payment by Landlord. Tenant shall not be required to pay or reimburse Landlord for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax, or profits tax of Landlord unless and to the extent such levy, tax or imposition is in lieu of or a substitute for any other levy, tax or imposition now or later in existence upon or with respect to the Premises which, if such other levy, tax or imposition were in effect, would be payable by Tenant under the provisions hereof; (ii) any estate, inheritance, devolution, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord’s interest in the Premises; or (iii) any lien not of record as of the Commencement Date arising from the unilateral acts or omissions of Landlord and unrelated to a default of Tenant under this Lease.

10.3 Proof of Payment. Tenant, upon Landlord's request, shall furnish to Landlord within thirty (30) days thereafter proof of the payment of any obligation to be paid by Tenant.

10.4 Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all taxes levied or assessed against any leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant. Tenant hereby agrees to protect and hold harmless Landlord and the Premises from any liability for Tenant's share of any and all such taxes, assessments and charges together with any interest, penalties or other charges thereby imposed, and from any sale or other proceedings to enforce payment thereof, and to pay all such taxes, assessments and charges before delinquency and before same become a lien.

10.5 Premises Utilities. Landlord shall, at Landlord's expense, cause to be provided to the Premises all lines for water, gas, sewer, and electricity necessary for the operation of the Premises for the Permitted Use. Tenant shall be responsible for any and shall pay for all utilities used or consumed in or upon the Premises as and when the charges shall become due and payable during the Term. Tenant shall make all appropriate applications to local utility companies and pay all required deposits. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

SECTION 11 - COMMON AREA MAINTENANCE.

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11.1 Expenses. From and after the Commencement Date and continuing for the Term hereof, Tenant shall pay to Landlord, as Additional Rent, Tenant's "Proportionate Share" of: (i) all costs of operation and maintenance of the Common Areas of the Project; (ii) all Common Area utilities; (iii) all real estate and assessment taxes levied and assessed against the Project; (iv) all insurance coverage upon the Project and its operations; and (v) Landlord's management fee. Tenant's Proportionate Share shall be payable in equal monthly installments at the same time rent is payable hereunder, without demand and without any deduction or set-off whatsoever.

Notwithstanding the foregoing to the contrary, the following items shall not be included in Landlords calculation of Common Area Maintenance Expenses pursuant to Section 11.1 of the Original Lease:

(i) depreciation;

(ii) costs of repairing and replacing to the extent that proceeds of insurance or condemnation awards are received therefor;

(iii) costs incurred in renovating or otherwise improving, decorating, painting or altering space for tenants in the Project;

(iv) cost of procuring or relocating tenants, including attorneys' fees, accounting fees, design fees, advertising expenses and broker commissions;

(v) expenses incurred in connection with the enforcement of the terms of any lease, including the cost of removing and storing the property of former occupants of the Project;

(vi) cost of any special or unique service furnished on a selective basis to individual occupants of the Project;

(vii) ground rents, debt service payments, loan origination fees, loan closing costs and similar expenses relating to indebtedness encumbering the Project;

(viii) promotional, marketing or entertainment expenses, including charitable or political contributions;

(ix) fines or penalties assessed against Landlord which are not the result of Tenant's failure to timely perform any obligation of Tenant under this Lease;

(x) Except as provided in Section 11.1(A)(4), property management fees; salaries or other compensation paid to executive employees above the grade of Project or property manager (including profit sharing, bonuses and 401(k) savings plans); expenses relating to the formation, modification, maintenance and dissolution of the entity comprising Landlord, including accounting, auditing and legal fees and key man disability insurance; any expense representing an amount paid by Landlord to a related entity which is in excess of the amount which would have been paid in the absence of that relationship; Landlord's general overhead and general and administrative expenses, including costs relating to accounting, payroll and computer services; rental costs relating to any management office (on or off site) and costs associated with the purchase or rental of furniture, fixtures or equipment for Landlord's offices;

(xi) costs incurred by Landlord to rectify violations of laws existing as of the Effective Date;

(xii) reserves;

(xiii) cost of repairing damage caused by the negligence of Landlord, its agents, employees and contractors or other tenants and their respective agents, employees and contractors;

(xiv) costs for investigating, monitoring or remediation Hazardous Materials not caused by Tenant, Tenant's agents, contractors, or employees; and

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(xv) capital expenditures, except those (i) made primarily to reduce Common Area Costs or to comply with any Laws or other governmental requirements enacted after the effective date of this Lease, or (ii) for repairs (as opposed to additions or new improvements, except that Landlord shall be permitted to include new improvements involving signs for the Center or the upgrading or addition of lights in the parking and other Common Areas), or (iii) repairs of the parking lots, parking structures, sidewalks, curb cuts, and driveways; provided, all such permitted capital expenditures (together with reasonable finance charges) shall be amortized on a straight-line basis without interest for purposes of this Lease over the shorter of seven (7) years or the useful life of such improvement. Tenant shall be responsible for Tenant's Proportionate Share of such permitted amortization of capital expenditures during the Term.

Landlord shall allocate the foregoing charges among all the occupants of the Project according to each occupant's proportionate share. Tenant's Proportionate Share shall be the ratio that the total floor area of the Premises bears to the total floor area of all buildings in the Project which are from time to time completed as of the first day of each calendar quarter.

A. FOR PURPOSES OF THIS SECTION 11.1:

1. The cost of operation and maintenance of the common facilities includes all expenditures incurred by or on behalf of Landlord in keeping and maintaining the foundations, exterior walls, floors and roofs of the Project, all repairs to and replacements of equipment associated with the Project including, but not limited to, air-conditioning units and the cost of operating and maintaining the common facilities, including without limitation, the cost of all of Landlord's gardening and landscaping, the current portion of any assessments against the Project for any purpose, repairs, preventive maintenance, repainting including restriping of parking lot and access ways, updating and maintenance of directory signs, rental of signs and equipment, lighting, sanitary control, cleaning, sweeping, removal of ice, snow, trash, rubbish, garbage and other refuse, depreciation over a period of not exceeding sixty (60) months of machinery, equipment and other assets used in the operation and maintenance of the Project, repair, maintenance or replacement of onsite water lines, sanitary sewer lines, septic tanks, leach lines and evapotranspiration beds, storm water lines and electrical lines and equipment serving the property, the cost of police, security and traffic control services, reasonable reserves for anticipated expenditures, the cost and maintenance and upkeep of the public restroom facilities, marketing and advertising expenditures for Canyon Portal complex and the cost of all personnel required to supervise, implement and accomplish all of the foregoing, including but not limited to, on-site management and maintenance personnel.

2. Real Estate Taxes includes all taxes, assessments and other governmental fees or charges, general and specific, ordinary and extraordinary, of any kind and nature whatsoever, including but not limited to, assessments for public improvements or benefits, which shall, during the Term hereof, be assessed, levied, or imposed upon the Project or Landlord or become due or payable.

3. Insurance coverage upon the Project and its operations includes the cost of all Landlord's insurance relating to the common facilities of the Project as a whole or the operations thereon, including, but not limited to: casualty insurance, flood insurance, rent loss insurance, fire insurance and extended coverage, as well as general liability insurance, umbrella liability insurance, bodily injury, public liability, property damage liability, automobile insurance, sign insurance and any other insurance carried by the Landlord in coverage limits selected by the Landlord.

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4. Landlord's Management Fee is comprised of compensation and fees paid by Landlord to an independent management agent or broker for management of the Project, or if Landlord manages the Project on its own behalf, such fees shall be stipulated to be and computed as four percent (4%) of the gross rent received by Landlord from all Project Tenants for the fiscal year in question. In addition, the Manager shall charge and be paid an additional fee of ten percent (10%) of the total of all Common Area Expenses to cover supervision, administration and overhead of the Project.

11.2 Common Area Expenses Estimates. At the beginning of each calendar year, Landlord shall have the right to prospectively estimate the total amount of Common Area Expenses anticipated for such year, based on Landlord's experience and the latest available tax information, and Landlord shall thereafter notify Tenant of the portion of estimated Common Area Expenses which Tenant shall be expected to pay each month. Within ninety (90) days following the end of the applicable calendar year, Landlord shall furnish Tenant a statement setting forth the amount of the actual Common Area Expenses for such year, showing in adequate detail the manner in which Tenant's portion of Common Area Expenses has been computed and the payments made by Tenant for Common Area Expenses during such year. If the amount collected by Landlord from Tenant for estimated Common Area Expenses exceeds the actual amount of Common Area Expenses for such year, Landlord shall refund the excess within thirty (30) days or shall apply any credit to the next Common Area Expense payment to be made by Tenant. If Tenant's payments of estimated Common Area Expenses are less than the total amount of actual Common Area Expenses for such year, Tenant shall pay the deficiency within thirty (30) days.

SECTION 12 - MAINTENANCE AND REPAIRS BY TENANT.

12.1 Tenant's Obligation. Tenant shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including but not limited to, the exterior and interior portion of all doors, door checks, door locks, windows, all plumbing and sewage facilities within the Premises, all alterations, improvements and installations made by Tenant and any repairs required to be made due to burglary or other illegal entry into the Premises. Tenant shall maintain and bear the expense of the light fixtures and bulbs, air-conditioning unit and filters, heating unit or furnace, janitorial services, interior pest control, and the like.

12.2 Prohibited Acts. Tenant shall not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises and will be responsible for any damage caused thereto by any acts of Tenant, its agents, servants, employees or contractors. Tenant shall place any rubbish, broken down boxes, trash or other excess matter only in such containers as are authorized from time to time by Landlord; keep the Premises (including all exterior surfaces and both sides of all glass) clean, orderly, sanitary and free from objectionable odors and from insects, vermin, and other pests; and keep the outside areas and sidewalks immediately adjoining the Premises clean and free from empty boxes, trash of any kind, ice and any other obstructions or safety hazards.

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12.3 Rights of Landlord. If Tenant refuses or fails to commence and complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete the repairs or perform the maintenance. The cost of such repairs or maintenance shall be paid immediately by Tenant to Landlord as additional rent upon demand.

SECTION 13 - REPAIR BY LANDLORD.

13.1 Repair by Landlord. Landlord shall keep and maintain the foundation, exterior walls, floors and roof of the building in which the Premises are located (but the same shall be included in the cost of operations and maintenance of the common facilities as defined in Section 11), exclusive of doors, door frames, door checks, door locks, windows and window frames located in exterior building walls. Landlord shall not, however, be required to make any such repairs when such repairs are the result of misuse or neglect by Tenant, its agents, employees, invitees, licensees or contractors. Any repairs required to be made by reason of such Tenant misuse or neglect shall be the responsibility of Tenant, the above provisions to the contrary notwithstanding. Except as provided herein, Landlord shall have no obligation to alter or modify the Premises, or any part thereof, or to repair and maintain any plumbing, heating, electrical, air-conditioning or other mechanical installation in the Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass no matter what the cause. If Tenant deems that Landlord is in default in any work or repair to be done by Landlord, the Tenant should give Landlord written notice of such default. Landlord shall have twenty (10) days within which to cure the default. In no event, however, will rent be abated by Tenant due to any alleged default of Landlord.

13.2 Hazardous Materials. Exclusive of Hazardous Materials normally associated with Tenant's permitted use, if any, Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than "De Minimis" amounts (as defined below)). Tenant further covenants and agrees to pay all costs and expenses associated with enforcement, removal, remedial or other governmental or regulatory actions, agreements or order threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors. For purposes of this Lease (i) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, automotive and petroleum products and byproducts (including, without limitation, gasoline, diesel and other fuels, new, used and recycled oil, grease, brake fluid, antifreeze, and other automotive fluids installed in or recovered from service vehicles or otherwise, and any other fuel additive, derivative, lubricant or byproduct generated, stored or used in Tenant's business operation or otherwise occurring), pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous toxic or hazardous chemical, material or substance defined as hazardous or regulated or as a pollutant or contaminant in, or the use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws; (ii) the term "De Minimis" amounts shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any form or combination of forms (a) does not constitute a violation of any Hazardous Materials Laws; and (b) is customarily employed in, or associated with, similar retail projects in Coconino County, Arizona; and (iii) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate or legislate the protection of human health or the environment, including but not limited to the Comprehensive Environment Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, etseq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, etseq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, etseq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, etseq.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, etseq.; Ariz.Rev. Stat. Ann.Title 49 (The "Arizona Environmental Quality Act of 1986"); and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be adopted, amended or replaced from time to time.

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SECTION 14 - LIENS.

14.1 No Liens. Tenant shall have no authority to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises or which would cause any document to be recorded against the Premises or the Project. Should Tenant cause any construction, alterations, rebuildings, restorations, replacements, changes, additions, improvements or repairs to be made on the Premises, or cause any labor to be performed or material to be furnished thereon, therein or thereto, neither Landlord nor the Premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen for performing such labor and furnishing such material.

14.2 Tenant's Obligations. The initial and any subsequent alterations or improvements made by Tenant to the Premises must be paid for by Tenant when such alterations or improvements are made. Nothing in this Lease shall be construed to authorize Tenant, or any person dealing with or under Tenant, to charge the rents of the Premises, or the property and buildings of which the Premises form a part, or the interest of Landlord in the state of the Premises, with a mechanics' lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of the Landlord in the making of any such improvements or alterations to the Premises.

14.3 Removal of Liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's, materialman's, or other lien, charge or order for the payment of money shall be filed or recorded against the Premises or against Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, either cause the same to be discharged of record pursuant to A.R.S. §33-1004, or otherwise cause such discharge, within ten (10) days after Tenant shall have received notice of the filing thereof, or Tenant may, within such period, furnish to Landlord a bond satisfactory to Landlord against such lien, charge or order, in which case Tenant shall have the right in good faith to contest the validity or amount thereof.

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SECTION 15 - INSURANCE.

15.1 Project Insurance. Landlord bears the risk of and may insure as a Common Area Expense as practical or as required by Landlord's Lender, the operation of the Project as a whole or the common areas thereof. Such insurance may include, but is not limited to, general liability, umbrella excess liability, bodily injury, public liability, property damage liability, fire and extended coverage in amounts not less than eighty percent (80%) of the replacement cost of the Project, sign insurance and the like in coverage limits selected by Landlord. Tenant shall pay to Landlord its "Proportionate Share" of such insurance as provided in Section 11 above.

15.2 Tenant's Property. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not be liable or responsible for any loss or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, gas leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of any intentional and wrongful act of Landlord. Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with the provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

15.3 Tenant's Operations. All operations conducted by Tenant shall be at Tenant's sole risk. In addition, Tenant shall procure insurance for its operations as follows:

A. Tenant shall keep in force at its own expense public liability insurance and comprehensive general liability insurance, including contractual liability insurance sufficient to cover all phases and aspects of the operation and conduct of its business, with minimum limits of $2,000,000.00 on account of bodily injuries to or death of one person and $3,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $2,000,000.00 as a result of damage to property.

B. Tenant shall keep and maintain in force during the Term hereof, plate glass insurance upon windows and doors in the Premises as required by Landlord unless Landlord maintains such insurance on behalf of all Tenants and treats it as a Common Area Expense.

15.4 Certificate of Insurance. Tenant shall provide annually to Landlord a Certificate of Insurance listing Landlord as an additional named insured.

15.5 Insurance Companies. The policies affording the insurance required by this Lease shall be with companies (rated A-[minus] VII or better, A.M. Best's Key Rating Guide) authorized to do business in the State of Arizona and shall be in a form reasonably satisfactory to Landlord, shall provide replacement cost coverage, shall name Landlord as an additional insured, and shall provide for payment of loss thereunder to Landlord and Tenant as their interests, may appear. The policies or certificates evidencing such insurance shall be delivered to Landlord on or before the Commencement Date and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Alternatively, the insurance required by this Section 15 may be provided under a blanket policy to the Tenant’s existing insurance policy.

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15.6 Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Lease or fail to maintain the same in force continuously during the Term, or any extension thereof, Landlord shall be entitled to procure such insurance and Tenant shall, upon demand, immediately reimburse Landlord for such premium expense or Landlord may declare Tenant in default under this Lease.

15.7 Waiver of Subrogation. Except with respect to Worker's Compensation, to which no waiver of subrogation will apply, each party hereby waives any and every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of such mutual waivers shall be given to each insurance carrier and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waivers.

SECTION 16 - DAMAGE OR DESTRUCTION.

If all or any portion of the Premises or the Project is damaged by fire or other casualty insurable under a standard fire insurance policy with a standard extended coverage endorsement, Minimum Monthly Rental and Additional Rent shall abate and Landlord shall promptly repair as is necessary to replace the Premises and when placed in such condition the Premises shall be deemed restored and rendered tenantable, such repair or rebuilding to be commenced within a reasonable time after the occurrence. If such damage occurs in the last two years of the Lease Term or during any Option Term, Tenant or Landlord shall have the option of terminating the Lease upon written notice to the other party. If Landlord's Lender requires that the insurance proceeds be used to retire the debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Promptly following Landlord's repair or rebuilding, Tenant, at Tenant's sole expense, shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

SECTION 17 - EASEMENTS.

Landlord expressly reserves all rights in and with respect to the use of the Premises as provided herein, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish Common Areas and grant parking easements to others and to enter upon the Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer, and other pipe lines, and telephone, electric and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of the other property in the Project or any other property in the neighborhood thereof, whether owned by Landlord or not.

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SECTION 18 - INDEMNIFICATION.

18.1 By Tenant. Excepting any responsibility allocated to Landlord by reason of its gross negligence (excluding from this exception, however, any responsibility allocated to Landlord by reason of its failure to enforce the terms of this Lease), Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Landlord by reason of the gross negligence or willful misconduct of Tenant, its agents, employees, contractors, suppliers, licensees, invitees and guests and/or the occurrence of any of the following during the Term: (i) any use, non-use or condition of the Premises or any part thereof; (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof; (iii) any failure on the part of Tenant to perform or comply with any of the provisions of this Lease; (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Landlord and unrelated to a default of Tenant under this Lease); or (v) any failure on the part of Tenant to clean up and/or dispose of any Hazardous Materials, as described in Section 13.2 above, in accordance with the requirements of this Lease and applicable law. In the event Landlord should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Tenant shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Tenant but approved by Landlord. If any such action, suit or proceeding should result in a final judgment against Landlord, Tenant shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Tenant under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease..

18.2 By Landlord. Landlord shall save, hold harmless and indemnify Tenant for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or its agents, contractors, servants or employees and/or the occurrence of any of the following during the Term: (i) any use or condition of the Premises or any part thereof (which Landlord is required to maintain); (ii) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Common Areas; (iii) any failure on the part of Landlord to perform or comply with any of the provisions of this Lease; and (iv) performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof (excluding any such matters performed or furnished by or at the request of Tenant). In the event Tenant should be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Landlord shall, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by legal counsel designated by Landlord but approved by Tenant. If any such action, suit or proceeding should result in a final judgment against Tenant, Landlord shall promptly satisfy and discharge such judgment or shall cause such judgment to be promptly satisfied and discharged. The obligations of Landlord under this Section 18 arising by reason of any such occurrence taking place while this Lease is in effect shall survive the termination of this Lease..

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SECTION 19 - ASSIGNMENT AND SUBLETTING.

Tenant shall have the right to transfer or assign this Lease or sublet all or any portion of the Premises without Landlord's consent, but with prior written notice to Landlord; provided, the assignee or subtenant expressly assumes all obligations of Tenant under the Lease. Notwithstanding the foregoing, Landlord shall not have the right to consent to any assignment or subletting of this Lease or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant, and Landlord shall not withhold its consent to any proposed assignee or subtenant with financial wherewithal equal to or superior to that of Tenant and who is actively engaged in the hospitality industry.

SECTION 20 - SUBJECT TO MASTER LEASE.

Tenant acknowledges that this Lease is subordinate to a Master Lease of the Project among CANYON PORTAL PROPERTIES, L.L.C. and ATHERTON VENTURES, L.L.C. as Landlord and CANYON PORTAL II, L.L.C., an Arizona limited liability company as Tenant. A Memorandum of Lease is recorded in Coconino County as Instrument No. 98-21399 on July 2, 1998. An Amendment to Memorandum of Lease is recorded in Coconino County as Instrument No. 3288292 on October 14, 2004.

SECTION 21 - DEFAULTS BY TENANT.

21.1 Event of Default. Each of the following occurrences shall be an Event of Default hereunder:

A. If Tenant fails to pay any Rent, Additional Charges or any sum due hereunder promptly when due and such failure continues for three (3) days after the date such payment was due.

B. If Tenant defaults or breaches any of the other (non-monetary) covenants, agreements, conditions or undertakings herein to be kept, observed and performed by Tenant and such default continues for ten (10) days after notice thereof in writing to Tenant.

C. TENANT ACKNOWLEDGES THAT ANY VIOLATION OF ANY OF THE PRESCRIBED CONDUCT AS SET FORTH IN PARAGRAPH 8.3 IS A MATERIAL BREACH OF THIS LEASE. IF IN ANY TWELVE (12) MONTH PERIOD THERE ARE MORE THAN TWO (2) NOTICES OF VIOLATION OFPARAGRAPH 8.3 SENT BY LANDLORD TO TENANT, THEN LANDLORDSHALL HAVE THE RIGHT TO TERMINATE THIS LEASE WITHOUT NOTICE.

TENANT'S INITIALS: _______________

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D. If Tenant files any petition under any chapter or section of the Federal Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or shall file an answer admitting insolvency or inability to pay its debts.

E. If Tenant fails to obtain a stay of any involuntary proceedings under any chapter or section of the Federal Bankruptcy Code within sixty (60) days after the institution thereof

F. If a trustee or receiver is appointed for Tenant or for a major portion of its property or for any portion of the Premises and such appointment is not vacated and dismissed within sixty (60) days thereafter and in any event prior to any action adverse to the interest of Tenant or Landlord having been taken by such trustee or receiver.

G. If any court takes jurisdiction of a major portion of the property of Tenant or any part of the Premises in any involuntary proceeding for dissolution, liquidation or winding up of Tenant and such jurisdiction is not relinquished or vacated within sixty (60) days.

H. If Tenant makes an assignment for the benefit of its creditors.

21.2 Re-Enter of Premises. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and evict Tenant and all persons occupying or upon the same under Tenant, using such force as may be lawful and necessary in so doing, and to possess the Premises and enjoy the same as in their former estate and to take full possession of and control over the Premises and the buildings and improvements thereon and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Landlord shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Tenant from any liability under this Lease. Upon such reentry, all rights of Tenant to occupy or possess the Premises shall cease and terminate.

21.3 Lease Termination. Upon the occurrence of any such Event(s) of Default and at any time thereafter, Landlord shall have the right, at its election, with or without reentry as provided in Section 21.2, to give written notice to Tenant stating that this Lease shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant hereunder shall terminate. Upon such termination, Tenant shall quit and peacefully surrender to Landlord the Premises and the buildings and improvements then situated thereon.

21.4 Reletting. At any time and from time to time after such reentry, Landlord may re-let the Premises and the buildings and improvements thereon, or any part thereof, in the name of Landlord or otherwise, for such term or terms(which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Landlord, in its reasonable discretion, may determine and may collect and receive the rental therefore. However, in no event shall Landlord be under any obligation to re-let the Premises and the buildings and improvements thereon, or any part thereof, and Landlord shall in no way be responsible or liable for any failure to re-let or for any failure to collect any rental due upon any such re-letting. Even though it may re-let the Premises, Landlord shall have the right thereafter to terminate this Lease and all of the rights of Tenant in or to the Premises. Nothing contained in the foregoing shall be deemed a waiver or relinquishment by Tenant of any duty imposed by law on Landlord to mitigate its damages.

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21.5 Survival of Liability. Unless Landlord shall have notified Tenant in writing that it has elected to terminate this Lease, no such reentry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Tenant of its liability and obligations under this Lease; and all such liability and obligations shall survive any such reentry. In the event of any such reentry, whether or not the Premises and the buildings and improvements thereon, or any part thereof, shall have been re-let, Tenant shall pay to Landlord the entire rental and all other charges required to be paid by Tenant up to the time of such reentry of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such reentry, shall be liable to Landlord, and shall pay to Landlord, as damages for Tenant's default:

A. The amount of Minimum Annual Base Rental and additional charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

B. The net proceeds of any re-letting, after deducting all of Landlord's expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation for such re-letting.

Tenant shall be liable for and pay such damages to Landlord on a monthly basis on the first day of each month and Landlord shall be entitled to recover from Tenant monthly as the same shall arise. The excess, if any, in any month or months, of the net proceeds described in subparagraph (B) above actually received by Landlord over the Minimum Annual Base Rental and Additional Charges described in subparagraph (A) above shall belong to Landlord, provided that such excess shall be credited and applied against Tenant's future obligations arising under this Section 21.5 as the same become due and payable by Tenant hereunder, and that Tenant shall remain liable for future deficiencies, as applicable. Notwithstanding any such reentry without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease for Tenant's previous breach.

21.6 Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

21.7 Sublessee Defaults. Any violation of any covenant or provision of this Lease, whether by act or omission, by any sublessee or any other persons occupying any portion of the Premises under the rights of Tenant shall be deemed a violation of such provision by Tenant and a default under this Lease. Any such violation shall not be deemed to be a default hereunder if and so long as Tenant in good faith and at its own expense takes and diligently pursues any and all steps it is entitled to take and which steps if completed will cure said default.

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21.8 Repetitive Rent Payment Defaults. NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 21.1 HEREOF TO THE CONTRARY, IF IN ANY ONE (1) PERIOD OF TWELVE (12) CONSECUTIVE MONTHS, TENANTSHALL HAVE BEEN IN DEFAULT IN THE PAYMENT OF RENT HEREIN AT LEAST THREE (3) TIMES AND LANDLORD, BECAUSE OF SUCH DEFAULTS, SHALL HAVE SERVED UPON TENANT WITHIN SUCH TWELVE (12) MONTH PERIOD THREE (3) OR MORE NOTICES OF LATE PAYMENT, THEN THE FOURTH DEFAULT SHALL BE DEEMED TO BE A NON-CURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO IMMEDIATE POSSESSION OF THE PREMISES.

21.9 Cure Period. Notwithstanding any other provision of this Section, Landlord and Tenant agree that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be cured within the twenty (20) day period for curing as specified in the written notice relating thereto, then such default shall be deemed to be cured by the other party within such period of twenty (20) days if the other party shall have commenced thereof and shall continue thereafter with all due diligence to effect such cure and does so complete the same with the use of such diligence as aforesaid.

21.10 Late Charges. A late charge in the amount of ten percent (10%) of the delinquent payment shall be assessed to any payment required to be made by Tenant to Landlord under the terms of this Lease not received by Landlord within three (3) days after its due date (regardless of whether Tenant has been given notice of such failure of payment). If Tenant tenders to Landlord a check that is returned marked "NSF" or its equivalent, Tenant shall pay Landlord a payment in the amount of twenty percent (20%) of the amount of such non-negotiable check. Tenant's failure to pay any such late charge within three (3) days after Landlord's written demand therefor shall constitute an Event of Default hereunder. In addition to the payments set forth in the preceding two sentences, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum from the date any payment is due until the date such payment is actually received by Landlord.

SECTION 22 - CONDEMNATION.

If title to all or any portion of the Premises is taken by a public or quasi- public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where the same shall provide for Tenant's moving or other reimbursable expenses, the portion thereof allocated to the taking of Tenant's trade fixtures, equipment and personal property or to a loss of business by Tenant. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken substantially and materially impairs the usefulness of the Premises for the purposes for which they are leased in which case, either party may cancel this Lease by notice to the other within sixty (60) days after such possession. Should only a portion of the Premises be taken and the Premises continue to be reasonably suitable for Tenant's use, the rent shall be reduced from the date of such possession in direct proportion to the reduction in the square footage of the Premises. Notwithstanding the language of this Paragraph, Tenant shall be allowed to separately litigate its damages for loss of its business as a result of any condemnation.

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SECTION 23 - TENANT'S WAIVER OF STATUTORY RIGHTS.

In the event of any termination of the Term (or any repossession of the Premises), Tenant so far as permitted by law, waives (i) any notice of reentry or of the institution of legal proceedings to that end; and (ii) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

SECTION 24 - WAIVER OF PERFORMANCE.

No failure by Landlord or Tenant to insist upon the strict performance of any term or condition hereof or to exercise any right, power or remedy consequent upon a breach thereof and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease (which shall continue in full force and effect), or the respective rights of Landlord or Tenant with respect to any other then-existing or subsequent breach.

SECTION 25 - REMEDIES CUMULATIVE.

Each right, power and remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease now or hereafter existing at law, in equity or otherwise; and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

SECTION 26 - CONVEYANCE BY LANDLORD.

In the event Landlord or any successor Landlord shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon Landlord under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Premises.

SECTION 27 - NO PERSONAL LIABILITY TO LANDLORD.

Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease, and no other property or assets of Landlord, or any partner or member of, or shareholder in, Landlord, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

SECTION 28 - ATTORNEYS' FEES.

In the event Landlord retains an attorney to enforce its rights under this Lease or to bring suit for possession of the Premises, for the recovery of any sum due hereunder, or for any other relief against Tenant, declaratory or otherwise, arising out of a breach of any term of this Lease, or in the event Tenant should bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, which shall be deemed to have accrued due to the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

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SECTION 29 - PROVISIONS SUBJECT TO APPLICABLE LAW.

All rights, powers and remedies provided herein shall be exercised only to the extent that the exercise thereof shall not violate any applicable law and are intended to be limited to the extent necessary so that they shall not render this Lease invalid or unenforceable under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

SECTION 30 - RIGHT TO CURE TENANT'S DEFAULTS.

In the event Tenant shall breach any term, covenant or provision of this Lease, Landlord may at any time, without notice, cure such breach for the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay or elects to pay any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, incurred in instituting, Prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be Additional Charges and shall be paid by Tenant to Landlord on the first day of the month following the incurring of such expenses of the payment of such sums and shall include interest at the rate of eighteen percent (18%) per annum from the date Landlord makes a payment until Tenant pays such Additional Charges in full.

SECTION 31 - NOTICES.

Any notice to be given by Landlord or Tenant shall be given exclusively in writing and delivered in person or by overnight mail service to Landlord or Tenant, forwarded by certified or registered mail, postage prepaid, or sent via facsimile transmission, to the address indicated in the Fundamental Lease Provisions, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be deemed effective (a) upon receipt or refusal to accept delivery, if personally delivered; (b) on the next business day following delivery to the overnight courier; (c) in the case of certified mailing, on the date of actual delivery as shown by the addressee's receipt or upon the expiration of three (3) business days following the date of mailing, whichever occurs first; or (d) in the case of facsimile transmission, upon receipt (a written confirmation of successful transmission from the transmitting facsimile machine being prima facie evidence of such receipt).

SECTION 32 - SIGNS.

Tenant shall not place, alter, exhibit, inscribe, paint or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises, or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, and if so approved, Tenant shall maintain the same in good condition and repair.

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SECTION 33 - LANDLORD'S INSPECTIONS.

33.1 Inspection. Landlord reserves the right to, at all reasonable times, by itself or by its duly authorized agents, employees and contractors, and without notice to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, to make, at its option, repairs, installations, alterations, improvements and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon or affix to the roof and exterior walls of the Premises: equipment, signs, displays, antennae and any other object or structure of any kind, provided the same shall not interfere with Tenant's occupancy or materially impair the structural integrity of the building of which the Premises are a part.

33.2 Presenting for Sale or Lease. Landlord hereby reserves the right during usual business hours to enter the Premises and to show the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, or the extension thereof, to exhibit the same to any prospective tenant, and to display appropriate signage for such sale or lease. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during reasonable hours at any time.

SECTION 34 - ESTOPPEL CERTIFICATE.

Tenant will execute, acknowledge and deliver to Landlord, within ten (10) business days following a written request therefor, a certificate certifying (a) that this Lease is unmodified and in full force (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications);(b) the dates, if any, to which rent, Additional Charges and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in such certificate; and (d) this Lease is and shall be subordinate to any existing or future deed of trust, mortgage or security agreement placed upon the Premises or the Project by the Landlord or owner of the Property. Any claim of Tenant in contradiction of any of the foregoing matters must be set forth with specificity in the certificate. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of the Premises or any part thereof Tenant's failure to deliver such certificate within the time permitted hereby shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance. In addition, at Landlord's option, after notice to Tenant and expiration of applicable grace period under this Lease, such failure of Tenant to deliver such certificate shall constitute an Event of Default. Tenant acknowledges and agrees that the promise to issue such statements pursuant hereto are a material consideration inducing Landlord to enter into this Lease and that the breach of such promise shall be deemed a material breach of this Lease.

SECTION 35 - WAIVER OF TRIAL BY JURY.

TENANT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT AGREES THAT EXCLUSIVE JURISDICTION FOR ALL LEGAL ACTIONS SHALL BE COCONINO COUNTYSUPERIOR COURT.

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SECTION 36 - RECORDING.

Neither this Lease nor a memorandum thereof, may be recorded, or otherwise made public, by any means, without the express written consent of Landlord. Any such recording or publication without such consent, shall, at Landlord's option, cause this Lease and all rights of Tenant hereunder, to be immediately forfeited and of no further force and effect, provided, however, that Landlord shall have the right to such action against Tenant, for damages resulting from such recording, as Landlord shall be entitled to by law.

SECTION 37 - SUBORDINATION.

This Lease is hereby declared to be subject and subordinate to the lien of any present or future encumbrance or encumbrances upon the Premises or the Project, irrespective of the time of execution or the time of recording of any such encumbrance or encumbrances. Landlord shall use its good faith efforts to obtain for Tenant an attornment and non-disturbance agreement from any lender which has a lien on the Premises. This subordination is subject to the right of Tenant upon a foreclosure or other action taken under any mortgage by the holders thereof to have this Lease and the rights of Tenant hereunder not be disturbed but to continue in full force and effect so long as Tenant shall not be in default hereunder. The word "encumbrance" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

SECTION 38 - MISCELLANEOUS.

38.1 Definition of Tenant. The Term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein shall be made binding upon Tenant and construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the building or in the building through, under or above Tenant.

38.2 Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, it shall be the obligation of the firm and of the individual members thereof.

38.3 Gender and Number. Whenever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa and the masculine, feminine, or neuter form shall included the masculine, feminine and neuter forms.

38.4 Modifications and Waivers. No change, modification, or waiver of any provision of this Lease shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Lease by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition.

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38.5 Implied Warranties. OTHER THAN AS SET FORTH IN THIS LEASE, TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

38.6 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in this Lease.

38.7 Severability. To the fullest extent possible each provision of this agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Lease is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Lease is declared void or unenforceable, such provision shall be deemed severed from this Lease, which shall otherwise remain in full force and effect.

38.8 Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Lease is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Superior Court of the State of Arizona for the County of Coconino in connection with any legal action or proceeding arising out of or relating to this Lease and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

38.9 Entire Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to the Tenant, or the Lease term herein specified, and correctly sets forth the obligations of the Landlord and Tenant to each other as of its date. Any agreements or representations by the Landlord to the Tenant not expressly set forth in this instrument are void and unenforceable. All prior agreements and understanding of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings contained in this Lease regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in the interpretation of this Lease.

38.10 Time is of the Essence. Time is of the essence of this Lease and each and every provision hereof Any extension of time granted for the performance of any duty under this Lease shall not be considered an extension of time for the performance of any other duty under this Lease.

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38.11 Brokers. Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with this Leasehold.

Amendment to Lease (Telephone Room)

List of Exhibits

A. Project Site Plan

B. Legal Description

1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment") is entered into this 1st day of February, 2011 by and between Canyon Portal II, L.L.C., an Arizona limited liability company ("Landlord") and L'Auberge Orchards LLC, an Arizona limited liability company ("Tenant") and is an Amendment to that Lease Agreement with a Commencement Date of April 1, 2010 ("Lease") at Canyon Portal in the Trading Post Shops building in Sedona, Arizona.

RECITALS

A.	Landlord and Tenant entered into a Lease (Lease) with a Commencement Date of April 1, 2010 with respect to 174 square feet for housing of telecommunications equipment.

B.	Landlord and Tenant desire to amend the Lease to extend the termination date to December 31, 2017.

C.	The terms used herein shall have the same meaning as in the Lease.

IT IS AGREED AS FOLLOWS:

1. Minimum Annual Base Rental. The minimum annual base rental for the period of March 1, 2011 to December 31, 2012 shall be Two Hundred Sixty Eight Dollars and Eighty Three Cents ($268.83). Thereafter rent shall be adjusted each January 1 as described herein.

The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than three percent (3%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the three percent (3%) is applicable each year, then monthly rent for years two through five would be: year two - $1,030.00; year three - $1,060.90; year four - $1,092.73; and year five $1,125.51.

If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

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C. Monthly rent for the first month shall be paid on the date the Term commences. Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day.

D. All rental amounts are "net" rent to Landlord. All Additional Charges (as described in this Lease) shall be deemed rent whether or not expressly designated as such, and shall be paid in addition to the Minimum Annual Base Rental at the times and in the manner provided for in this Lease.

pursuant to Section 5.1(B) in the Lease and as modified in the First Amendment.

2. Full Force and Effect. Except as modified by this Amendment, the Lease and each of its terms and conditions remains in full force and effect.

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LEASE

SECTION 1 - FUNDAMENTAL LEASE PROVISIONS.

Landlord:	Canyon Portal II, LLC
L'Auberge Orchards LLC
Tenant:
Trade Name:
Lease Term:	Commencement Date:	April 1, 2010

	Termination Date:	March 1, 2011

Premises:	174 square feet as further depicted on the attached Exhibit A.

Minimum Rent:	Minimum Rent for the period April 1, 2010 through March 31, 2011 shall be Two Hundred Sixty One Dollars ($261.00). Pursuant to Paragraph 5.1 of the Lease attached as Exhibit B, Rent is due and payable in advance on or before the first day of each month and subject to adjustment as forth in Section 5.1 of the Lease.

Address of Landlord:	Canyon Portal II, L.L.C. 6900 E. Scottsdale Road, #830 Scottsdale, AZ 85251 Telephone: (480) 941-0221 Fax:(480) 990-9093

Address of Tenant:	L'Auberge Orchards LLC 6900 E. Scottsdale Road, #830 Scottsdale, AZ 85251 Telephone: (480) 941-0221 Fax:(480) 990-9093

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of the Lease to any Fundamental Lease Provision shall be construed to incorporate all of the terms set forth above with respect to such Provisions.

SECTION 2 - LEASE.

This terms and conditions of this Lease shall be identical to the Lease between Nicrin, Inc. and Landlord, which is attached hereto as Exhibit B. All terms and conditions shall be the same.

LANDLORD: CANYON PORTAL II, L.L.C., an Arizona limited liability company	TENANT: L'AUBERGE ORCHARDS, LLC, an Arizona limited liability company

SECOND ADDENDUM TO LEASE

This Second Addendum to Lease ("Addendum") is entered into this day ofNovember, 1999 between NICRIN, INC., an Arizona Corporation ("Tenant") and CANYON PORTAL, L.L.C., an Arizona limited liability company ("Landlord") and amends that Lease dated October 1, 1987 and subsequently modified and amended on September 10, 1988; December 4, 1988; March 4, 1989; August 6, 1991; October 1, 1991; June 30, 1997; and September 25, 1998 ("Lease"). A full copy of the Lease, as amended, is attached hereto as Exhibit A.

THE PARTIES AGREE AS FOLLOWS:

1.	Second Additional Space. Tenant will lease that space which is an approximately 60-foot wall area in the restaurant at the North Retail Building. The space is reflected on the attached Exhibit B.

2.	Term. The term of the Second Additional Space shall extend through September 30, 2006.

3.	Rent. The basic rent per month for the Second Additional Space shall be as follows.

a.	Date of Occupancy to December 31, 2000 - $4,100 per month

b.	January 1, 2001 to December 31, 2001 - $4,500 per month

c.	January 1, 2002 to December 31, 2002 - $5,000 per month

d.	January 1, 2003 to December 31, 2003 - $5,500 per month

e.	The rental increases for calendar years 2004, 2005 and the period through September 30, 2006 shall be adjusted pursuant to the Annual Rent Increase provisions set forth in Paragraph 3.2 of the Lease Extension Agreement dated September 25, 1998.

4.	Second Security Deposit. Tenant, upon signing this Addendum, shall deposit with Landlord a second Security Deposit in the amount of Four Thousand One Hundred Dollars ($4,100.00).

5.	Occupancy. Rent for the Second Additional Space shall commence on or before April 1, 2000. If for any reason occupancy of the Second Additional Space is not available by April 1, 2000, rent for the Second Additional Space shall be pro-rated (in arrears) for the month of April, 2000 and shall commence upon the delivery to Landlord of a copy of the Certificate of Occupancy from the City of Sedona for the food court.

6.	Option Periods. Tenant is granted two (2) five-year options. The terms and conditions of the options shall be governed by Section 3 of the Lease Extension Agreement dated September 25, 1998. Tenant has the right to exercise the options for either or both of (1) Suite 1 and Suite 7 of the Trading Post Shops and (ii) the Second Additional Space.

7.	Lease Transfer Fee. Section 1.4 of the Lease Extension Agreement dated September 25, 1998 is deleted in its entirety and is replaced by the following.

a.	1.4. Lease Transfer.

A. Tenant shall pay to Landlord a Lease Transfer Fee (as defined in Section 1.4(B) below) upon the occurrence of any of the following events: (i) Tenant sells, transfers or assigns (directly, by operation of law or otherwise) its interest in the Lease or in the business being conducted at the Premises to any other person or legal entity; (ii) a sale, transfer or assignment (directly, by operation of law or otherwise) of all or any portion of the ownership of stock or ownership interest in the present Tenant entity or any successor entity including but not limited to any sale, transfer or assignment by merger, recapitalization, reorganization, or restructure; or (iii) Tenant enters into a sublease, license, use or occupancy agreement with any other person or entity for the leased Premises (items in sub-paragraphs I, ii, and iii are collectively referred to as a "Transfer"). This Lease Transfer Fee is specifically negotiated to compensate Landlord for a Transfer of Premises that Tenant acknowledges is in short supply in Uptown Sedona, Arizona. Should Tenant, for any reason, reacquire the leased premises after any sale, sublease or transfer, there will be no "transfer fee" to Tenant upon the reacquisition of the Premises. However, any subsequent action by Tenant that meets the requirements of items (i), (ii), or (iii) above, shall subject Tenant to a new Transfer Fee. The offer of Landlord to enter into this Lease is specifically contingent upon Tenant agreeing to pay the Lease Transfer Fee. Any failure of Tenant to pay a Lease Transfer Fee entitles Landlord immediately, and without notice, to terminate this Lease. The Lease Transfer Fee is not in substitution of other provisions of this Lease concerning assignment and subletting, which are in full force and effect.

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B. A Lease Transfer Fee shall be paid by Tenant to Landlord in cash upon the date of the Transfer in an amount of Ten Thousand Dollars ($10,000.00) with such amount to be increase by a CPI adjustment calculated with the actual CPI.

C. As a condition of approval of the Transfer, Landlord shall enter into a Lease amendment with the assignee increasing the Minimum Annual Base Rental to the then-market rental for the Premises, as reasonably determined by Landlord and taking into account the additional amounts received by Landlord and tenants for rent, key fees, lease assignments or sales of business.

D. Landlord shall be entitled to review in detail the retail experience, the intended use on the Premises, financial capability and tourist marketing experience of any assignee to determine if such proposed assignee is suitable as a tenant in the Project. Tenant acknowledges that Landlord has no obligation to consent to Transfers and that Landlord, after a review of proposed assignee, may reasonably reject such assignee as not suitable for the Project.

E. Tenant acknowledges that (i) the Lease Transfer Fee is a serious impediment to the Transfer of this Lease or the sale of Tenant's business; (ii) Landlord has entered into this Lease after carefully choosing Tenant from a number of applicants to lease the Premises; and (iii) Landlord does not want and will not allow Tenant to Transfer this Lease or sell its business unless the Lease Transfer Fee provisions are complied with in full. Key Fees for the transfer of leases in the North Retail Building are not approved by Landlord. It is understood that Tenant is not paying a Key Fee in order to occupy the Second Additional Space and when and if it sells the business or assigns its Lease, it will not collect a Key Fee from the new business owner. Notwithstanding the prior sentence, it is the intent of the Landlord and Tenant that subject to the provisions of this Lease, Tenant shall retain the monies to be paid as a result of the sale of the business (as contrasted with the sale or assignment of a below market lease).

8.	Approval of Plans and Payment of Construction. Tenant shall prepare a plan which reflects how it will utilize the Second Additional Space. The plan must be approved by Landlord prior to commencement of any construction. Tenant acknowledges that coordination of its plan with that for the restaurant at the North Retail Building is a condition imposed by Landlord for entering into this Lease. Tenant shall pay for all costs of its interior improvements.

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9.	Full Force and Effect Except as modified by this Addendum, the Lease, as previously amended and modified, remains in full force and effect.

LANDLORD: CANYON PORTAL, L.L.C., an Arizona limited liability company By: CANYON PORTAL PROPERTIES, INC. its: Managing Member	TENANT: NICRIN, INC., an Arizona corporation

By: Tom R. Van Sickle Its: President	By: Lee Athenour Its: President

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LEASE ADDENDUM

This Lease Addendum ("Addendum") is entered into between NICRIN, INC., an Arizona Corporation and CANYON PORTAL, L.L.C., an Arizona Limited Liability Company, on September 25, 1998 and amends that Lease, as previously amended June 30, 1997 and now in full force and effect with respect to Suite 1, Trading Post Shops and adds to that Lease; Suite 7 in the Trading Post Addition.

THE PARTIES AGREE AS FOLLOWS:

1. Additional Space. Suite 1 contains approximately 531.70 square feet. Suite 7 contains approximately 600.00 square feet.

2. Rent. The basic rent per month shall be as follows:

	ORIGINAL RENT	ADDED RENT	TOTAL RENT
Date of Occupancy - September 30, 1998	$2,259.73	$1,950.00	$4,209.73
October 1, 1998 -September 30,1999	$2,392.65	$2,100.00	$4,492.65
October 1, 1999 -September 30, 2000	$2,525.58	$2,250.00	$4,775.58
October 1, 2000 - September 30, 2001	$2,658.50	$2,400.00	$5,058.50

The rental increases thereafter shall be adjusted pursuant to Paragraph 3 of the Lease Extension Agreement dated June 30, 1997,

3. Increased Security Deposit. Tenant shall on the signing of this document increase its security deposit from $ 2,658.50 to $ 5,058.50.

4. Key Fee Agreement. Simultaneous with this Addendum, the Landlord and Tenant shall sign a Key Fee Agreement in the form attached hereto as Exhibit A.

5. Occupancy. Rent for the added space shall commence October 1, 1998. If for any reason, occupancy of the added space is not available on October 1, 1998, rent for the added space shall be pro-rated, (in arrears), for the month of October and shall commence seven (7) days following the delivery of a Copy of a Certificate of Occupancy from the City of Sedona to the Tenant by the Landlord.

6. Full Force and Effect, Except as modified by this Addendum and the June 30, 1997 "Lease Extension Agreement", the Lease remains in full force and effect.

LANDLORD:	TENANT:
CANYON PORTAL, L.L.C.
By: CANYON PORTAL PROPERTIES, INC. Its: Managing Member
By: Tom B. Van Sickle, President Its: President September 25,1998

LEANADI.DOC	2

"EXHIBIT A"

KEY FEE AGREEMENT

This AGREEMENT made September 25, 1998 between CANYON PORTAL, L.L.C., an Arizona Limited Liability Company, 280 North Highway 89A, Sedona, Arizona 86336 ("Landlord") and Nicrin, Inc., an Arizona Corporation, Suite 1, 270 North Highway 89A, Sedona, Arizona 86336 ("Tenant").

RECITALS

A.	Tenant has requested a lease of approximately 600 square feet of space in the Trading Post Addition from Landlord.

B.	Because of the large demand for rental space in the Trading Post Addition, Landlord is willing to lease to Tenant only upon payment of a Key Fee as provided herein.

NOW, THEREFORE, the parties agree:

1. Build Out Fee. Tenant shall pay Landlord the sum of $50.00 per square foot for the premises in the Trading Post Addition leased by Landlord to Tenant pursuant to that written Lease Addendum of even date herewith for a total of $30,000.00. The payment of the Key Fees is in consideration for the execution of the lease according to its terms and shall not be allocated to any rental or deposit due under the lease.

2. Payment. Tenant shall pay the Key Fee without interest on the following schedule:

Upon the Presentation of a Certificate of Occupancy from the City of Sedona 100%

3. Occupancy. Payment of the Key Fee in full shall entitle Tenant to enter into possession of the premises pursuant to the Lease Addendum between Landlord and Tenant of even date herewith.

4. Default. The Key Fee to be paid by Tenant shall be nonrefundable. Nothing contained in this Paragraph shall limit Landlord's other remedies for Tenant's default contained in the lease between Landlord and Tenant.

5. Landlord's Default. If Landlord is unable to deliver the premises to Tenant for any reason, Tenant's sole remedy shall be limited to the refund of all sums paid pursuant hereto and all deposits and advance payments made under the lease.

"Exhibit B"

LEASE EXTENSION AGREEMENT

This Lease Extension Agreement (Extension) is entered into this 25th day of September, 1998 by and between CANYON PORTAL PROPERTIES, L.L.C., an Arizona Limited Liability Company ("Canyon Portal" or "Landlord") and NICRIN, Inc., ("Tenant"). The Lease as extended on June 30, 1997 and further amended by a Lease Addendum of even date herewith remains in full force and effect except as modified in this Lease Extension Agreement.

RECITALS:

1. Sedona Uptown Properties, an Arizona limited partnership, predecessor in interest to Canyon Portal Properties, Inc., and Russell and Renee Flaherty, entered into a Shopping Center Lease Agreement ("Lease") dated October 1, 1987, as Landlord and Tenant respectively. On December 4, 1988, Tenant assigned its rights and obligations to Helena Sigman, which assignment was approved by the Landlord. On January 1, 1989 Canyon Portal Properties, Inc. assumed all of the rights and obligations of Sedona Uptown Properties. On September 21, 1989, Landlord and Tenant entered into an Addendum to Lease by which "The term of the Lease shall be to end on September 30, 1991 ." On August 6, 1991, Helena Sigma assigned the Lease to Cindy Hoekema, which assignment was approved by the Landlord. On October 1, 1991, Landlord and Tenant entered into a Modification Agreement which extended the term of the lease five years. The Lease covers the Premises known as Suite 1, Trading Post Shops, Sedona, Arizona consisting of approximately 531.70 square feet of gross floor area. The Lease term commenced October 1, 1987, and ended September 30, 1996. On January 1, 1997, Canyon Portal, L.L.C., assumed all of the rights and obligations of Canyon Portal Properties, Inc. and Canyon Portal Properties, Inc. became the Managing Member of Canyon Portal, L.L.C. On June 30, 1997, Tenant assigned its interest in the Leasehold Premises to Nicrin, Inc., which Assignment Landlord Approved and further extended the Lease until September 30, 2006 subject to the requirements stated therein (Landlord Approval and Lease Extension). On September 9, 1998 Landlord and Tenant entered into a Lease Addendum which added Suite 7 in the Trading Post Addition to the leased premises.

2. Tenant has given notice to Landlord that it wishes to extend its Lease of the premises with Landlord for an additional period of ten (10) years beyond September 30, 2006.

3. Landlord has agreed to offer to the Tenant two 5 (five) year options at the end of the current Lease period subject to the replacement of paragraph 2 on page 2 of the previously agreed on Landlord Approval and Lease Extension entered into by the parties on June 30, 1997 with a new "SECTION 1 - ASSIGNMENT AND SUBLETTING" that will govern all future assignment and subletting of the premises by the Tenant.

leasatlA.doe

NOW THEREFORE. THE PARTIES AGREE AS FOLLOWS:
SECTION 1- ASSIGNMENT AND SUBLETTING.

1.1 Landlord Consent Tenant shall not transfer or assign this Lease or any interest in this Lease or sublet the Premises or any portion thereof without first obtaining the written consent of Landlord; and any attempted transfer, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void and confer no rights upon any third person, and at the option of Landlord, shall cause a termination of this Lease, in which event such third person shall occupy the Premises as a tenant at sufferance. The acceptance of any rent payments by Landlord from any such alleged assignee shall not constitute approval of the assignment or subletting of this Lease by Landlord. No transfer, assignment or subletting shall relieve Tenant of its liability for the fill performance of all of the terms, agreements, covenants and conditions of this Lease. A consent by Landlord to one transfer, assignment or subletting shall not operate as a waiver of this Section as to any future transfer, assignment or subletting, and this Section 1., and Sections 2. and 3., below shall apply to any transferee, assignee or subtenant.

1.2 In Writing. Each transfer, assignment, and subletting to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor or sublessor; and the transferee, assignee, or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. A consent to any transfer, assignment or subletting shall not constitute waiver or discharge of the provisions of this paragraph with respect to a subsequent transfer, assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the transfer, assignment or subletting of the Premises.

1.3 Transfer Limitation. If Tenant (including any entity later becoming Tenant) is a corporation, unincorporated association, limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, company or partnership in the aggregate in excess of twenty percent (20%) from the time such entity becomes a Tenant hereunder, shall be deemed an assignment within the meaning and provisions of this Section 1. The foregoing sentence shall not apply to (1) a corporation of which the capital stock is publicly traded on a recognized national stock exchange, (ii) a transfer pursuant to the laws of devise and descent upon the death of a shareholder, partner or owner or (iii) the transfer by a shareholder, partner or owner to family members or to a trust for the benefit of family members.

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1.4 Lease Transfer Fee.

A. Tenant shall pay to Landlord a Lease Transfer Fee (as defined below) upon the occurrence of any of the following events: (i) Tenant sells, transfers or assigns (directly, by operation of law or otherwise) its interest in the business being conducted at the premises to any other person or legal entity; (ii) A sale, transfer or assignment (directly, by operation of law or otherwise) of all or any portion of the ownership of stock or ownership interest in the present Tenant entity or any successor entity including but not limited to any sale, transfer or assignment by merger, recapitalization, reorganization, or restructure; or (iii) Tenant enters into a sub-lease, license, use or occupancy agreement with any other person or entity for the leased premises (items in sub-paragraphs i, ii, and iii are collectively referred to as a "Transfix."). This Lease Transfer Fee is specifically negotiated to compensate Landlord for a transfer of Premises that Tenant acknowledges is in short supply in Uptown Sedona, Arizona. Should Tenant, for any reason, reacquire the leased premises after any sale, sub-lease or transfer; there will be no "transfer fee" to Tenant upon the reacquisition of the premises. However, any subsequent action by Tenant that meets the requirements of items (1), (ii), or (iii) above, shall subject Tenant to a new transfer fee. The Offer of Landlord to enter into this Extension is specifically contingent upon Tenant agreeing to pay the Lease Transfer Fee. Any failure of Tenant to pay a Lease Transfer Fee will entitle Landlord immediately, and without notice, to terminate the Lease, as modified by the Lease Extension Agreement. The Lease Transfer Fee is not in substitution of other provisions of the Lease concerning assignment and subletting, which are in full force and effect.

B. A Lease Transfer Fee shall be paid by Tenant to Landlord in cash upon the date of the Transfer in an amount equal to the greater of () an amount equal to all Rent of every kind (including but not limited to monthly rent, additional charges, key fees, and common area charges) paid by Tenant to Landlord in the 12 months prior to the Transfer; or (ii) forty percent (40%) of all moneys to be paid by any purchaser to Tenant for any purpose including but not limited to the Lease Transfer, purchase of inventory, consulting fees payable to Tenant or any affiliate of Tenant or the like.

C. As a condition of approval of the Assignment, Landlord shall enter into a Lease amendment with the assignee increasing the Base Monthly Rent to the then market rental for the Premises, as reasonably determined by Landlord and taking into account the additional amounts received by Landlord and Tenants for rent, key fees, lease assignments or sales of business.

D. Landlord shall be entitled to review in detail the retail experience, the intended use on the Premises, financial capability and tourist marketing experience of any assignee to determine if such proposed assignee is suitable as a tenant in the Project. Tenant acknowledges Landlord has no obligation to consent to assignments and that Landlord, after a review of proposed assignee, may reject such assignee as not suitable for the Project.

leasetilAdoc	3

E. Tenant acknowledges (1) the Lease Transfer Fee is a serious impediment to the assignment of this Lease or the sale of Tenant's business; (ii) Landlord has entered into this Lease after carefully choosing Tenant from a number of applicants to lease the Premises; and (iii) Landlord does not want and will not allow Tenant to assign this Lease or sell its business unless the Lease Transfer Fee provisions above are complied with in full.

SECTION 2 - SUBJECT TO MASTER LEASE

Tenant acknowledges that this Lease is subordinate to a Master Lease of the Project among CARLA LEPORI CONIGLIO, Trustee of the CARLA LEPORI CONIGLIO LIVING TRUST and Trustee of the MARIANA PACINI TRUST, as amended, dated January 28, 1983, CARLA LEPORI CONIGLIO, ROBERT A. ?ACM, DORIS GREENE, DORIS PACINI GREENE, Trustee of the DORIS PACINI GREENE REVOCABLE LIVING TRUST, dated August 17, 1994, CARA M. CONIGLIO, LISA P. KAUFMANN, PHILIP M. CONIGLIO, Jr., and ATHERTON VENTURES, a California general partnership, as Landlord, and CANYON PORTAL, L.L.C., an Arizona limited liability company as Tenant. The Master Lease is recorded in Coconino County at Docket 1362, Page 162.

SECTION 3 - OPTION RENEWAL TERMS

3.1 Two Five (5) Year Option. The first Option provided by this Extension of the Lease shall be for a five (5) year period commencing October 1, 2006 and ending September 30, 2011. The second Option provided by this Extension of the Lease shall be for a five (5) year period commencing October 1, 2011 and ending September 30, 2016.

3.2 Market Rental Rate. At the commencement of each five (5) year Option period, the Annual Rent shall be increased to the then "Market Rate" for similar space in "Uptown Sedona", but in no case shall the new "Market Rate" be less than 105% of the previous years' rental.

3.2 Annual Rent Increases. Commencing with the second year of EACH Option Term, and for each year thereafter, monthly rent for the premises shall be increased based upon a cost of living adjustment calculated in the following manner. The base for computing the adjustment is the Consumers' Price Index for All Urban Consumers, United States Cities Average published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the date of the commencement of the first day of the previous Lease year ("Beginning Index"). For example, the adjustment for year two would be based on the Index for the first day of Lease year one. The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the base monthly rent for the following year shall be set by multiplying the base monthly rent for the previous year, e.g., for the 12th Lease month, by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. However, the adjustment to the rent shall be no less than five percent (5%) compounded per annum of the base monthly rent provided in this Lease. As an example, if year one monthly rent is $1,000.00 and the five percent (5%) is applicable each year, then monthly rent for years two through five would be: year two $1,050.00; year three - $1,102.50; year four - $1,157.63 and year five - $1,215.51. In any event, the cost of living adjustment calculated in accordance with the foregoing formula shall not be less than 5% of the prior year's rent rate.

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If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

4. Increased Security Deposit Tenant shall increase its Security Deposit at the beginning of Each Option Period to an amount that is equal to the ending monthly rental rate for the previous rental period.

Except as modified above, the Lease remains in full force and effect.

ESTOPPEL CERTIFICATE

RE: The ("Lease") dated October 1, 1987, addendum dated September 2/, 1989, modification agreement dated October 1, 1991, lease extension dated June 30, 1997 and lease extension agreement dated September 25, 1998 between ("Lessee/Tenant") Russell and Renee Flaherty, which was assigned to NICRIN, INC., an Arizona corporation and ("Lessor/Landlord")Sedona Uptown Properties, which was assigned to CANYON PORTAL,_ L.L.C., an Arizona limited liability co. Approximate square footage occupied suite 1, 531.70, suite 7, 600 Commonly known as :Suite 1 & 7 of Canyon Portal, Sedona, Arizona the ("Leased Premises").

The undersigned, hereby understand and acknowledge to and for the benefit of OWENS FINANCIAL GROUP, INC,, a California Corporation ("Lender"), which has made or is about to make a loan ("Loan") to Lessor/Landlord, part of the security for which will be a deed of trust ("Deed of Trust") covering the Leased Premises, and an Assignment of Rents and Leases, the truth and accuracy of the following:

1. Attached hereto is a complete, true and correct copy of the Lease, and except as identified in writing to Lender and attached hereto together with the Lease, there are no modifications, amendments, supplements or understandings, oral or written, amending, supplementing or changing the terms of the Lease.

2. Lessee/Tenant has accepted and is in possession of the Leased Premises, and the Lease is in full force and effect, having been duly executed and delivered by Lessee/Tenant, and is a valid and binding obligation of Lessee/Tenant and Lessor/Landlord. The term of the Lease commenced on 10/1/87 and will terminate on 9/30/06 .

3. Current base monthly rent under the Lease is $4,492.15, which has been paid through and including August 31, 1999. Lessee/Tenant has not paid rent for more than one (1) Month after the month during which this certificate is executed. Lessee/Tenant has made no advancements for or on behalf of Lessor/Landlord and there are no offsets, deductions or credits against the payment of rents or other charges due under the Lease, or claims or causes of action against Lessor/Landlord. There are no defenses against the enforcement of the Lease by Lessor/Landlord and there is no default under the Lease. Both parties have performed the obligations required to be performed by each party thereunder through the date hereof. There are not. any existing conditions which upon giving notice or lapse of time or both would constitute a default under the Lease, and Lessor/Landlord has satisfactorily complied with all requirements to the commencement of the term of the Lease.

4. No monetary consideration has been granted to Lessee/Tenant for entering into the Lease except as otherwise specifically set forth therein. Lessee/Tenant has made no agreements or arrangements with Lessor/Landlord which directly or indirectly reduce or delay any of the rental payments or Obligations of Lessee/Tenant; and there are no liabilities or obligations of Lessor/Landlord or any other person which Lessee/Tenant could offset against or otherwise use to reduce the rental payments of Lessee/Tenant.

5. Any and all improvements required by the Lease have been completed by Lessor/Landlord substantially in accordance with plans and specifications approved by Lessor/Landlord and Lessee/Tenant.

6. Lessee/Tenant has paid Lessor a security deposit and/or last months rent under the Lease in the amount of $5,058.50. No other deposits have been made.

7. Lessee/Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Leased Premises.

8. Lessor/Landlord and Lessee/Tenant agree that the Lease shall not be modified, amended, terminated or otherwise changed or altered and Lessee/ Tenant shall not directly or indirectly sublease the Leased Premises or assign any right, title or interest of Lessee/Tenant thereunder, whether for security or otherwise, without the prior written consent of Lender.

9. Until further written notice from Lender, payments may continue as set forth in the Lease.

10. Lessor/Landlord has not made, and Lessee/Tenant has no knowledge of, any prior assignment, hypothecation or pledge of the rents or the Lease to any other party.

11. Lessee/Tenant has 2 options to renew the Lease, for a period of 5 years each. Lessee/Tenant has no right of first offer or right of first refusal to lease or occupy any other space within the Leased Premises, except as set forth in the Lease. Lessee/Tenant has no right to renew or extend the Lease except as expressly set forth in the Lease.

12. There has not been filed by or against Lessee/Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United states, or any state thereof, or any other action brought under said bankruptcy laws with respect to Lessee/Tenant.

13. All insurance required of Lessee/Tenant by the Lease has been provided by Lessee/Tenant and all premiums paid.

14. The Deed of Trust or other security instrument securing the Loan to Lender, and any renewal, extension or modification thereof, shall remain at all times a lien on both the real property and improvements, of which the Leased Premises constitutes a part.

15. In the event of a Trustee's Sale or any action to enforce the terms of the Note and Deed of Trust, Lessee/Tenant shall attorn to the Purchaser upon such a foreclosure or sale or upon any grant of a deed in lieu of foreclosure and shall recognize such purchaser as the Lessor/Landlord under the Lease, provided, however, that in any of the above-described events, Lender, or any purchaser or any successor owner of the property shall not be (i) liable for any act or omission of the prior landlord (including Lessor), (ii) subject to any offsets or defenses which Lessee/Tenant might have against a prior landlord (including Lessor); (iii) bound by any rent or additional rent which Tenant might have paid in advance for more than one (1) month to any prior landlord (including Lessor); or (iv) bound by any agreement or modification of the Lease made without the written consent of Lender.

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16. Lessee/Tenant has no actual or constructive knowledge of the presence of, or any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on or beneath or from the Leased Premises or the Property of which it is a part, except as follows (if none, state "none"): NONE

17. Lessee/Tenant has not been served with any notice concerning, nor does Lessee know of, any violation of or non-compliance with any laws, ordinances, requirements, orders, rules or regulations of any governmental or quasi- governmental body or board of insurance underwriters with respect to the Leased Premises or the use or occupancy thereof by the Lessee/Tenant. The Leased Premises are in good condition and repair.

18. Notwithstanding any provision in the Lease, in the event of a default by Lessor/Landlord of his obligations under the Lease, Lessee/Tenant shall give written notice of such breach and/or default to Lender at the following address:

OWENS FINANCIAL GROUP, INC.

2221 OLYMPIC BLVD. (P. O. BOX 2308)

WALNUT CRUX, CA 94595

Lessee/Tenant shall allow Lender 30 days to cure such breach and/or default, although Lender has no obligation to do so.

19. This Agreement may be relied upon by Lender in connection with its making of the Loan to Lessor/Landlord.

9

ASSIGNMENT OF CANYON PORTAL SHOPS LEASE
AND CONSENT OF LANDLORD

RECITALS:

WHEREAS, Assignor, Cyndee Hoekema, dba/Best Little Shop in Sedona, (`'Tenant”) assumed a Lease on August 6, 1991 from Helena Sigman, which Assignment was approved by the Landlord; Helena Sigman having assumed the Lease from Russell and Renee Flaherty on December 4, 1988; which Lease they had entered into dated October 1, 1987 with Sedona Uptown Properties, an Arizona limited partnership, predecessor in interest to Canyon Portal Properties, Inc., ("Landlord") for the premises known as Suite 1, Trading Post Shops ("premises"); and

WHEREAS, the Assignee, Nicrin, Inc., an Arizona Corporation, wishes to receive an assignment of said Lease, and

WHEREAS, pursuant to the requirements of Article 8 of said Lease, the Landlord is required to consent and desires to consent to such an assignment of the Lease;

NOW, THEREFORE, for valuable consideration, receipt of which is acknowledged by each of the parties, Assignor hereby assigns to Assignee and Assignee accepts assignment of the premises, and Landlord consents to the assignment under the following terms and conditions:

1. Assignee shall fully perform all of the terms and conditions of the Lease for the full term of the Lease.

2. Assignee shall continue to operate the premises as a retail clothing and accessory store with accessories for the home. Inventory shall include, but not be limited to:

1. Contemporary clothing for men, women, and children

2. Resortwear including tee shirts, sweatshirts, caps, hats, and footwear

3.) Contemporary jewelry, watches, sunglasses, and lotions

4.) Home accessories

No other merchandise shall be allowed to be sold on the premises except by the written consent of the Landlord, which Consent shall not be unreasonably withheld.

3. Assignee shall execute the "Lease Extension Agreement attached to this Assignment and labeled "Exhibit A".

4. Any remodeling plans must first be submitted to the Landlord for its approval and then submitted to the City of Sedona for its approval, if required. Also, any floor space that is added to the premises by the remodeling shall be subject to additional rental payments in proportion to the original floor space.

CONSENT:

Landlord consents to the assignment of this Lease by the Assignor to the Assignee subject to the receipt by the Landlord of the "Lease Transfer Fee" of $15,951.00.

All rights, obligations, and liabilities herein shall extend to and bind the heirs, executors, administrators, successors, subleases, and assigns of the parties hereto.

The premises may not be further assigned or subleased without the consent of the Landlord.

If legal or other proceedings are brought or commenced to interpret or enforce the terms of the Agreement, the prevailing party shall be entitled to recover all costs and expenses of such proceedings, including reasonable attorney's fees, regardless of whether any such proceedings are prosecuted to judgment.

“Exhibit A”

LEASE EXTENSION AGREEMENT

This Lease Extension Agreement (Extension) is entered into this 30th day of June, 1997 by and between CANYON PORTAL PROPERTIES, INC., an Arizona corporation ("Canyon Portal" or "Landlord") and N1CRIN, Inc., ("Tenant"). The Lease remains in full force and effect except as modified in this Lease Extension Agreement.

RECITALS;

1. Sedona Uptown Properties, an Arizona limited partnership, predecessor in interest to Canyon Portal Properties, Inc., and Russell and Renee Flaherty, entered into a Shopping Center Lease Agreement ("Lease") dated October 1, 1987, as Landlord and Tenant respectively. On December 4, 1988, Tenant assigned its rights and obligations to Helena Sigman, which assignment was approved by the Landlord. On January 1, 1989 Canyon Portal Properties, Inc. assumed all of the rights and obligations of Sedona Uptown Properties. On September 21, 1989, Landlord and Tenant entered into an Addendum to Lease by which "The term of the Lease shall be to end on September 30, 1991 ." On August 6, 1991, Helena Sigman assigned the Lease to Cindy Hoekema, which assignment was approved by the Landlord. On October 1, 1991, Landlord and Tenant entered into a Modification Agreement which extended the term of the lease five years. The Lease covers the Premises known as Suite 1, Trading Post Shops, Sedona, Arizona consisting of 531.70 square feet of gross floor area. The Lease term commenced October 1, 1987, and ended September 30, 1996. On June 30, 1997, Tenant assigned its interest in the Leasehold Premises to Nicrin, Inc., which Assignment Landlord Approved subject to the fulfillment of this Lease Extension and all requirements herein.

2. Tenant has given notice to Landlord that it wishes to extend its Lease of the premises with Landlord for a period of ten (10) years.

3. Landlord has determined that the current market rate for the Renewal Term of the Lease shall include a "Lease Transfer fee", annual inflationary rent increases over the life of the lease, and an increased "Security deposit", all of which shall be defined in this Extension. In consideration for the "Lease Transfer Fee" provision in this Extension, Landlord shall grant to Tenant an extension effective for a 10 year period. Tenant has agreed that the inclusion of the (i) "Lease Transfer Fee", (ii) annual inflationary increases, and (iii) increased security deposit are acceptable in this Extension in consideration for the 10 year Renewal Term of the lease.

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NOW THEREFORE. THE PARTIES AGREE AS FOLLOWS:

1. Ten Year Renewal Term. The Renewal of the Lease shall be a ten (10) year period commencing October 1, 1996, and ending September 30, 2006.

2. Lease Transfer Fee Tenant shall pay to Landlord a Lease Transfer Fee equal to $30.00 per square foot of the leased premises upon the occurrence of any of the following events: (i) Tenant sells, transfers or assigns its interest in the business being conducted at the premises to any other person or legal entity; (ii) A sale, transfer or assignment of all or portion of the ownership of stock or ownership interest in the present Tenant entity or any successor entity; or (iii) Tenant enters into a sub-lease, license, use or occupancy agreement with any other person or entity for the leased premises. This Lease Transfer Fee is specifically negotiated to compensate Landlord for a transfer of Premises that Tenant acknowledges is in short supply in Uptown Sedona, Arizona. Should Tenant, for any reason, reacquire the leased premises after any sale, sub-lease or transfer; there will be no "transfer fee" to Tenant upon the reacquisition of the premises. However, any subsequent action by Tenant that meets the requirements of items (i), (ii), or (iii) above, shall subject Tenant to a new transfer fee. The Offer of Landlord to enter into this Extension is specifically contingent upon Tenant agreeing to pay the Lease Transfer Fee. Any failure of Tenant to pay a Lease Transfer Fee will entitle Landlord immediately, and without notice, to terminate the Lease, as modified by the Lease Extension Agreement. The Lease Transfer Fee is not in substitution of Paragraph 8.01 of the Lease concerning assignment and subletting. which paragraph remains in full force and effect.

3. Anneal Rent Increases. Commencing with the first year of the Renewal Term, monthly rent for the premises shall be increased by $.25 per square foot per month over the prior year's rent rate for the first five (5) years of the renewal term. This monthly increase over the prior year's rate represents an average increase of less than 6% per year for the first five years of the Renewal Term. Rent for the first year of the Renewal Term shall be $4.00 per square foot per month. Commencing with the sixth year of the Renewal Term and continuing through the remaining years of the Renewal Term, the monthly rent shall be increased based upon a cost of living adjustment calculated in the following manner. As promptly as practicable at the annual anniversary of the Renewal Term beginning with the 5th anniversary of the Renewal Term, Landlord shall compute the increase, if any, in the cost of living for the preceding one-year calendar period based upon the "Revised Consumers Price Index -- All Cities" (the index), published by the Bureau of Labor Statistics of the United States Department of Labor. The index number indicated in the column entitled "all items" for the month of December, 1999 shall be the "base Index number" and the corresponding Index number for the month of December for any year in which a calculation is to be made, commencing in the year 2000 shall be the "current Index number". The Current Index No. shall be divided by the Base Index Number, and the resulting figure multiplied by the rent payable of $5.00 per square foot for year 5 of the Renewal Term. In any event, the cost of living adjustment calculated in accordance with the foregoing formula shall not be less than 3% of the prior year's rent rate and not more than 7% of the prior year's rent rate.

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4. Increased Security Deposit Tenant shall increase its Security Deposit from its present amount of $1,993.88 to $2,658.50, which is equal to the ending monthly rental rate for the 5th year of the Renewal Term.

5. Landlord's Management Fee. Landlord's Management Fee is compensation and fees actually paid by Landlord to an independent management agent or broker for management of the Shopping Center; or, if Landlord manages the Center on its own behalf, such fees shall be stipulated to be and computed as three percent (3%) of the gross rent received by Landlord from all Shopping Center tenants for the fiscal year in question. Tenant confirms that such Landlord's Management Fee is to be included as a Common Area Maintenance expense under the Lease and this Extension.

6. Landlord Construction Work Landlord, during the term of the Lease, will be doing construction work on the Trading Post Shops. Such work will include, but not be limited to, installing a fire sprinkler system, re-roofing, and general renovation. Tenant acknowledges that such work may interfere with the ability of Tenant to conduct its business. if Tenant is unable to open for business solely because of the work of Landlord, then Tenant may abate the rent owed to Landlord for any days Tenant cannot open due exclusively to the fault of Landlord and its reconstruction work, as long as Tenant notifies Landlord in writing by 10:00 a.m. on each day that Tenant cannot open for business. The abatement of rent will be determined by the number of days in the relevant month. Since Tenant pre-pays its Lease rate, Tenant may take a credit on the subsequent month for any abatement of rent which is due to the Tenant. Tenant acknowledges that the abatement of rent is the only consideration that will be paid by Landlord to Tenant for the interference with Tenant's business. The maximum number of days for which rent may be abated by Tenant is ten (10) days. Landlord also states and Tenant acknowledges that the rear wall of the building will be upgraded and such improvements may require the removal of doors and/or windows located in the rear wall. Also, all utilities serving the building will be relocated underground and such relocation may cause an interruption of Tenant's business; but such interruption shall not entitle Tenant to any abatement of Rent.

7. Restatement of Article 3. Article 3 of the Lease and the subsequent modifications which set forth the use of the leased premises is hereby restated as follows:

Use of Leased Premises. Lessee shall operate the leased premises only for the use and purpose for which it is let: As a retail clothing and accessory store with accessories for the home. Inventory shall include, but not be limited to:

1. Contemporary clothing for men, women, and children

2. Resortwear including tee shirts, sweatshirts, caps, hats, and footwear

3. Contemporary jewelry, watches, sunglasses, and lotions

4. Home accessories

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No other merchandise shall be allowed to be sold on the premises except by the written consent of the Landlord, which consent shall not be unreasonably withheld.

Except as modified above, the Lease remains in full force and effect.

LANDLORD:	TENANT:
CANYON PORTAL PROPERTIES, INC.,	Nicrin, Inc., an Arizona Corporation

MODIFICATION AGREEMENT

This Modification Agreement is made and entered into this 1st day of October 1991 by and between Cindy Hoekema hereinafter referred to as "lessee" and Canyon Portal Properties, Inc. (assignee of interest of Sedona Uptown Properties, an Arizona limited partnership) hereinafter referred to as "lessor".

RECITALS

1. This modification agreement. pertains to that certain lease agreement and amendments, assignments, and modifications, all as attached hereto as exhibit 'A".

2. This modification agreement pertains to space 1 Trading Post Shops, located at 270 North Highway 89-A, Sedona, Coconino County, Arizona.

3. The lessor and lessee as defined above wish to renew and modify said lease agreement'.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and $10.00, and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed.

1. That the attached existing lease, amendments, assignments and modifications are in good standing and both lessor and lessee waive all notice periods required for renewal and modification of said lease agreement.

2. Article 1. Term shall be modified to a term of five years commencing on October 1, 1991 and ending on September 30, 1996.

3. Article 9. Options shall be modified hereby to grant an option to "lessee" to extend the term of this lease, as modified by this agreement, for a period of five years. All other conditions of Article 9. pertain to this option.

4. Article 2. Rent shall be modified to the following rental schedule.

First 6 mo.:	$2.50 / sq. ft. / month
Second 6 mo.:	$2.75 / sq.ft. / month
Year 2:	$3.00 / sq.ft. / month
Year 3:	$3.25 / sq.ft. / month
Year 4:	$3.50 / sq.ft. / month
Year 5:	$3.75 / sq.ft. / month

All other conditions of this article remain the same.

5. Article 7.01. Default shall be modified to eliminate a ten day grace period and all rents will be due on the first of each month and delinquent on the second day of each month. All other terms and conditions of Article 7.01 remain the same.

6. Article 2. Rent is modified to acknowledge a total last months rent deposit of $1993.88 plus applicable taxes. The provision for 6% interest on the last months rent deposit is hereby eliminated from article 2.

7. "Lessee" is hereby granted an option to add as additional lease space under this lease any new space added to the rear of the existing shops at Trading Post-Shops.

This modification agreement modifies only those articles as indicated above and only to the extent indicated and all other terms and conditions of the attached lease agreement, assignments, modifications and amendments shall remain in full force and effect.

Lessor:	Lessee:

ASSIGNMENT OF LEASE

FOR VALUE RECEIVED Helena Sigman does hereby assign, sell, transfer and convey to Cyndee Hoekema, a married woman, as her sole and separate property, all of her right, title and interest in and to that certain Lease dated October 1, 1987, between Canyon Portal Properties, Inc., an Arizona corporation, Lessor, and Helena Sigman, Lessee, the leased premises being Trading Post Number One, Best Little Shop in Sedona at 270 North Highway 89A, Sedona, Coconino County, Arizona.

It is understood and agreed that the Assignee shall assume and pay the rent accruing under the terms of the Lease commencing with the rental due and payable on the first day of August, 1991. Helena Sigman agrees that in the event of a default of any provision of the Lease by Hoekema, she shall remain liable to the Lessor for any unpaid rent and shall be liable for any allowable damages. A default by Cyndee Hoekema under any of the terms, conditions and covenants of the lease assigned herein, shall result in a reversion to Helena Sigman of all her right, title and interest in the original lease dated October 1, 1987, and any amendments thereto, and shall not be deemed to be a forfeiture of her rights. The failure of Cyndee Hoekema to make any payment under the Agreement for Sale between Hoekema and Sigman, shall also result in a forfeiture of assignee's rights under the lease assigned herein, and all such rights and interest in the lease shall revert to Helena Sigman.

This agreement shall be binding upon the heirs, assigns, personal representatives and successors of both Assignor and Assignee.

DATED this 6th day of August, 1991.

ACCEPTANCE OF ASSIGNMENT OF LEASE

Cyndee Hoekema, the undersigned Assignee, does accept the above assignment of Lease and agrees to all of the terms and conditions contained. therein.

DATED this 6th day of August, 1991.

CONSENT TO ASSIGNMENT OF LEASE

Canyon Portal Properties, Inc., Lessor of the premises described above, hereby consents to the Assignment of Lease dated October 7, 1987, whereby the Lease was assigned by Helena Sigman as Assignor to Cyndee Hoekema, does hereby approve of the same provided, however, that said assignment shall not operate to release the Assignor Helena Sigman, from liability for the faithful performance of the terms, conditions and covenants of the Lease.

DATED this 6th day of August, 1991.
Canyon Portal Properties, Inc.

Addendum To Lease

This Addendum is made this 21st day of September, 1989 between Canyon Portal Properties, Inc. (Hereafter, referred to as Lessor) and Helena Sigman (Hereafter referred to as lessee.) added to that lease agreement entered into on October 1, 1987 and amended on for the below described lease premises.

LEASED PREMISES: Trading Post #l Best Little Shop in Sedona

The lessor and lessee hereby agree as follows:

1. Section 1.01 The term of lease shall be extended to end on September 3o, 1991.

2. Section 2.01 Rental shall be (same as year 2) for year three of the lease agreement and shall be (same as year 3) for year four of the lease agreement.

All other terms and conditions of the lease and above referred addendums there to remain in FULL FORCE AND EFFECT.

CANYON PORTAL PROPERTIES

P.O. BOX 10293

SEDONA, ARIZONA 86336

MARCH 24, 1989

BEST LITTLE SHOP IN SEDONA
SPACE 1

TRADING POST PROPERTY

SEDONA ARIZONA

R.E. LEASE ON SPACE 1 TRADING POST:

This letter will serve as approval for the following items r. e. your lease on the above space.

1. You have our permission to install a One Hour Photo service in your space subject to your getting the approval of the State of Arizona Health Department that the chemicals being used in the photo process will not harm our sewerage system. We have rented a space in our new building to John Minnick who is going to put in a one hour photo business. If this building should get built and we have to honor that lease then we can cancel our agreement with you on a thirty day notice. If we should not build the building or finalize the lease with Mr. Minnick then you can consider the photo service becoming a permanent part of your lease and we will give you exclusivity for the photo process.

2. We anticipate waiting now until early summer or late fall to do the outside improvement work. In this regard you have our approval to install an awning on the front of your shop. Once we start the work you will have to remove the awning but it will be your property at that time.

3. You requested being able to put a side door in your space opening out to the driveway. We would like to see a simple drawing of where this would be placed and the affect on the new driveway. We are very concerned about the effects this will have on traffic coming out onto the driveway. Please contact our architect Don Woods to make arrangements to work this out.

ASSIGNMENT OF LEASE AND CONSENT OF LANDLORD

This document incorporates in whole the Contract of Sale entered into on December 4, 1988 between Russell Flaherty and Helena Sigman for the Purchase and sale of the lease of space #1 (one) in the TRADING POST of Sedona.

Parties to this contract, 1) Russell Flaherty, lessee and seller, 2) Helena Sigman, assignee and buyer, and 3) John De Poe, master leaseholder and landlord.

. . .

The lessee and landlord have no claim or defenses one against the other by reason of said lease.

It is agreed:

A) Assignment. Lessee hereby sells, assigns and transfers to Assignee-any and all of the Lessee's right, title and interest in and to the lease. The foregoing sale, assignment and transfer is made without any recourse whatsoever to Lessee and without any representations or warranties express or implied any nature whatsoever.

B) Acceptance and Indemnification. Assignee hereby accepts the foregoing. sale , assignment and transfer and promises and agrees to pay all rent and additional rent, and to faithfully perform all covenants, stipulations, agree-ments, conditions and obligations under the Lease accruing on and after December 15, 1988 and continuing thereafter, and Lessee is responsible for the period prior thereto. Assignee shall indemnify and save Lessee harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever and relating to the Lease or the premises demised thereunder arising on and after December 15,. 1988.

C) Modification of Lease. The Lessee agrees that the Landlord and the Assignee may change, modify or amend the Lease in any way including the rental to be paid thereunder, and that further assignments may be made, without notice to or consent of the Lessee, and without in any manner releasing or relieving the Lessee from liability under the Lease as originally executed by the parties thereto, and the Lessee shall remain liable under all terms, covenants and conditions of the Lease as originally executed to the end of the term thereof.

D) Consent of Landlord. In consideration of the foregoing, the Landlord. hereby consents to the assignment of the Lease by the Lessee to the Assignee, but upon the express condition that neither such consent nor the collection of rent from the Assignee shall be deemed a waiver or relinquishment in the future of the covenant against assignment or subletting without the written consent of the Landlord, nor shall the acceptance of Assignee be construed as releasing the Lessee from the full performance of the provisions of the Lease.

ASSIGNMENT OF LEASE AND CONSENT OF LANDLORD

Page two of two

E) Agreement Binding. This agreement shall be binding upon the successors and assigns or the parties hereto.

F) Landlord hereby agrees to transfer the last month's rent held on deposit from Lessee to Assignee.

G) Following discussions between Assignee and Landlord, the Landlord agrees that the Assignee will carry on a retail trade of women's accessories and accessories for the home. Landlord further recognizes that it is. impossible to totally avoid Native American made and or related items in the retail trade in Sedona. It is the intent of the Assignee not to be identified as a Native American jewelry shop, but to stress the import of products from her own Slavic background.

September 10, 1988

LETTER AGREEMENT AND ADDENDUM TO LEASE SPACE 1 TRADING POST

On October 1, 1987 we entered into a 1 year lease agreement which expires on September 30, 1988. By this letter agreement we agree to extend the term of the lease to three (3) years to expire on September 30, 1990.

The rent for the second lease year (10/1/88-9/30/89) will be $1195 per month and the rent for the third lease year (10/1/89- 9/30/90) will be $1328 per month.

You will be able to operate your present restaurant business until such time as we convert over to the new sewer system or we are given notice by the State Health Dept. that we can no longer have a restaurant operation. We will give you at least 30 days notice of this termination of use. You can operate under the lease for the balance of the term as long as the use is approved in advance by us. The use cannot be unreasonably withheld.

By this letter agreement you hereby have a right to renew the lease for 3 additional years at market rates to be mutually agreed upon. If the parties cannot upon rates then the parties agree to binding arbitration.

All other terms, and conditions of the original lease remain in full force and effect.

Russell Flaherty
Date_	Date

LEASE AGREEMENT

This Lease Agreement is made and entered into this 1st day of October 1987, by and between Sedona Uptown Properties, an Arizona Limited Partnership, hereinafter referred to as Lessor, and Russell and Renee Flaherty, hereinafter referred to as Lessee.

In consideration of the mutual covenants and agreements herein set forth, and other good and valuable considerations, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease from Lessor, the premises situated in Sedona, Coconino County, Arizona, and more particularly described in Exhibit "A" attached hereto and hereinafter called the "leased premises." (Space # 1 containing 531.70 square feet).

ARTICLE 1. TERM

Term Of Lease

••

1.01 The term of this lease shall be one year, commencing on October 1, 1987, and ending on September 30, 1988, unless sooner terminated as herein provided.

Lease Year Defined

1.02 The term "lease year", as used herein, shall mean a period of twelve (12) consecutive full calendar months beginning on October 1, 1987, and continuing through September 30, 1988.

ARTICLE 2. RENT

2.01 Lessee agrees to pay to Lessor without any prior demand therefore and without any deduction or setoff whatsoever, a fixed rent per month payable on the 1st. day of October 1987 and on the first day of each month of the lease term, plus applicable State and Local Sales and Use Taxes, as follows:

Lease Months	1	thru	6	$1000.00
Lease Months	7	thru	12	$1064.00

In addition to the Rent due above Lessee agrees to pay a last months rent in the amount of $1064.00 plus-applicable sales tax. Said last months rent will be billed in six monthly installments beginning with the second lease month of this agreement. Lessor agrees to pay Lessee 6% interest on said last months rent.

ARTICLE 3. BUSINESS

Lessee shall operate the leased premises for the use and purpose for which it is let, the operation of a Fast Food, Hamburger, Sandwich, Ice Cream and Soft Drinks continuously during the term of this lease agreement. Lessee shall keep the leased premises reasonably stocked with merchandise, and reasonably staffed to serve the patrons thereof, comparable to Fast Food Restr. doing a similar business in the trade area of the leased premises. Lessee in not required to operate its business during any time when such operations must be suspended because of casualty loss to the building, strike, insurrection, or other cause beyond the control of Lessee. The business will serve during the hours of 9:00 a.m. to 5:00 p.m. each day. The business of the Lessee will be restricted to the Leased premises and the Lessee will not be allowed to display or sell merchandise outside the Leased premises, nor shall Lessor allow other tenants to do so. Parking in front of the leased premises will be restricted to patrons of the leased premises and Lessor will provide parking for employees of the Lessee. Lessee may not use the parking for promotional, personal or by employee's in front of or adjacent to the leased premises. Lessee will not be required to be open during inclement weather or vacation periods.

ARTICLE 4. MAINTENANCE AND SURRENDER

Maintenance

4.01 Lessee shall at its expense and risk maintain underground or otherwise concealed plumbing, and the structural soundness of the exterior walls on the leased premises in good repair and condition. Lessor will provide common restroom facilities. The bathroom facilities Included on the Leased premises shall be used by employees only.

Lessee understands that he will be responsible for the following: (1) maintenance of all interior walls, floors, and ceilings; (2) construction and maintenance of all counters, shelves, and displays; (3) installation of all lighting fixtures; (4) maintenance of the air conditioning system; (5)
maintenance of all interior electrical and plumbing facilities; (6). maintenance of all windows and installation of all window coverings; window glass, interior decorations, exterior signs, and door fittings. Lessee, in addition to being responsible for their pro rata share of all repairs, maintenance and replacements on the exterior .of the building shall also be responsible for their pro rata share of all common area up keep, maintenance and replacement. Lessor will provide the maintenance, repair and replacement of all common areas and will bill Lessee no less than monthly and Lessee hereby agrees to pay this in addition to the monthly rent due under this lease. Lessee's percentage share shall be 500/3,800 (13%) of the repair, maintenance, replacement of the premises and common areas as outlined above. It is further agreed that the common area will be limited to only that portion in front of the Trading Post and shall not include any other portion of the property. This Lease is a triple net lease with all costs to be paid for or passed on to the Lessee.

Surrender

4.02 Lessee shall. throughout the lease term maintain the building and other improvements constituting the leased premises and keep them free from waste or nuisance, and shall deliver up the lease in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty excepted. In the event Lessee should neglect to reasonably maintain the leased premises, Lessor shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefore shall be payable by Lessee .to Lessor as additional rental on the next rental installment date.

ARTICLE 5. OBLIGATIONS OF LESSOR AND LESSEE

Taxes and Assessments

5.01 (a) Lessee shall be responsible for all sales taxes, state license charges, state income taxes, state franchise taxes, federal withholding taxes, P.I.C.A. and P.U.T.A. employer contributions, and for any other state, federal, county, or municipal tax, charge, fee, impost, or contribution which may be required to open, operate or sustain Lessee's business affairs. Lessee shall have the right in good faith at its cost and expense to contest any such taxes, charges, and assessments, and shall be obligated to pay the contested amount only if and when finally determined to be due.

(b) Lessee shall pay when due their percentage share of all Real Estate Property Taxes for land and improvements on. the Trading Post Building which includes their premises and the common area as defined above. This lease is a triple net lease with all costs for property taxes to be pro rated to the Lessee's.

Alterations, Additions, and Improvements

5.02 Lessee shall not create any openings in the roof or exterior walls, nor make any alternations, additions, or improvements to the leased premises without the prior written consent of Lessor. Consent for nonstructural alternations, additions, or improvements shall not be unreasonably withheld by Lessor. Lessee shall have the right at all times to erect or install shelves, bins, machinery, air conditioning or heating equipment, walk in freezers and refrigeration equipment, and trade fixtures, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations.

All built in or affixed alternations, additions, or improvements made by Lessee shall become the property of the Lessor at the termination of this lease; however, the Lessee shall promptly remove, if Lessor so elects, all alternations, additions, and improvements, and any other property placed in the premises by Lessee, and Lessee shall repair any damage caused by such removal.

Signs

5.03 Lessee shall not erect or install any sign, placard, or exterior advertisement on the leased premises unless such sign, placard or exterior advertisement be approved by Lessor and Coconino County; but such approval shall not be unreasonably withheld if the sign, placard, or exterior advertisement is in harmony with the design concept of the building of which these demised premises are a part. Lessee shall, at Lessor's option, remove all signs at the termination of this lease, and shall repair any damage and close any holes caused by such removal.

Utility Charges

5.04 Lessee shall pay all utility charges ,for electricity, telephone, sewer, heat, gas, water, and power used in and about the leased premises, all such charges to be paid by Lessee to the utility company and municipality furnishing the same, before the same shall become delinquent. There may be certain utility charges that will be paid on a prorated basis or charged as a common area expense. Lessee agrees to these charges as part of this triple net lease.

Insurance

5.05 Lessee shall, during the term of this lease, provide Bodily Injury and Property Damage Liability Insurance for the leased premises in an amount not less than $ 500,000.00. Lessee shall provide Lessor with a certificate of Insurance showing Proof of this coverage. Lessor will obtain insurance coverage for the replacement of the buildings and General Liability insurance for the Trading Post Building and Common Areas. Lessee agrees to pay his pro rata portion of the cost of said policy.

Tire and Casualty Damage

5.06 If the building or other improvements on the leased premises should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate written notice thereof to Lessor.

Total Destruction

(a) If the building on the leased premises should be totally destroyed by fire, tornado, or other casualty, or it if should be damaged that rebuilding or repairs cannot reasonably be completed within 180 working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, this lease shall terminate and rent shall be abated for the unexpired portion of this lease, effective as of the date of said written notification.

Partial Damage

(b) If the building or other improvements on the leased premised should be damaged by fire, tornado, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within 180 working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, this leases shall not terminate but Lessor shall, if the casualty has occurred prior to the final 6 mouths of the lease term, at his sole cost and risk proceed forthwith to rebuild or repair such building and other improvements to substantially the condition in which they existed prior to such damage. If the casualty occurs during the final 6 months of the lease term, Lessor shall not be required to rebuild or repair such damage. If the building and other improvements are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably. In the event that Lessor should fail to complete such rebuilding or repairs within 90 working days from the date of written notification by Lessee or Lessor of the occurrence of the damage, Lessee may at its option terminate this lease by written notification at such time to Lessor, whereon all rights and obligations hereunder shall cease.

Condemnation

5.07 If during the term of this lease or any extension or renewal thereof, all of the leased premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective as of the date of the taking of said premised by the condemning authority.

ARTICLE 6. INDEMNITY

Lessee agrees to indemnify and hold Lessor harmless against any and all claims, demands, damages, costs and expenses, including attorney's fees for the defense thereof, arising from the conduct or management of Lessee's business in the leased premises or from any breach on the part of Lessee of any conditions of this lease, or from any act or negligence or Lessee, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the leased premises. In case of any action or proceeding brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, covenants to defend such action or proceeding by counsel acceptable to Lessor.

ARTICLE 7. DEFAULT

Default by Lessee

7.01 If Lessee shall allow the rent to be in arrears more than ten (10) days after written notice of such delinquency, or shall remain in default under any other condition of this lease for a period of ten (10) days after written notice from Lessor, or should any other person than Lessee secure possession of the premises, or any part thereof, by reason of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever, Lessor may at its option, without notice to Lessee, terminate, this lease, or in the alternative, Lessor may reenter and take possession of said premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and relet the premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Lessor, and at such monthly rental as Lessor may with reasonable diligence be able to secure. Should
Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be lease than the rental Lessees was obligated to pay under this lease, or any renewal thereof, plus the expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor.

It is expressly agreed that in the event of default by Lessee hereunder, Lessor shall have a lien upon all goods, chattels, or personal property of any description belonging to Lessee which are placed in, or become a part of, the leased premises as security for rent due and to become due for the remainder of the current lease term, which lien shall not be in lieu of or in any way affect the statutory Lessor's lien given by law.

Default by Lessor

7.02 If Lessor defaults in the performance of any term, covenant, or condition required to be performed by him under this agreement, Lessee may elect either one of the following:

(a) After not less than 30 days' notice to Lessor, Lessee may remedy such default by any necessary action, and in connection with such remedy may pay expenses and employ counsel; all sums expended or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee on demand, and on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct the costs and expenses thereof from rent subsequently becoming due hereunder; or

(b) Elect to terminate this agreement on giving at least 30 days' notice to Lessor of such intention, thereby terminating this agreement on the date designated in such notice, unless Lessor shall have cured such default prior to expiration of the 30 day period.

ARTICLE 8. ASSIGNMENT

Assignment and Subletting by Lessee

6.01 Lessee shall have the right with the prior written consent of Lessor to assign this lease, and any interest therein, and to sublet the leased premises, or any part thereof, or any right or privilege pertinent thereto, provided each assignee assumes in writing all of Lessee's obligations under this lease and Lessee shall remain liable for each and every obligation under this lease. Lessor shall not unreasonably withhold approval of the assignment of this lease.

Assignment by Lessor

8.02 Lessor is expressly given the right to assign any or all of its interest under the terms of this lease.

ARTICLE 9. MISCELLANEOUS

Notices and Addresses

9.01 All notices provided to be given under this agreement shall be given by certified mail or registered mail, addressed to the proper party, at the following address:

Lessor: Russell and Rene Flaherty P.O. Box 1846 Sedona, Arizona 86336	Lessee: Sedona Uptown Properties P.O. Box 10239 Sedans, Arizona 86336

Parties Bound

9.02 This agreement shall be binding upon and inure to the benefit of the parties hereto end their respective being executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.

Arizona Law to Apply

9.03 This agreement shall be construed under and in accordance with the laws of the State of Arizona, and all obligations of the parties created hereunder are performable in Coconino County, Arizona.

Legal Construction

9.04 In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Prior Agreements Superceded

9.05 This agreement constitutes the sole and only agreement of the parties hereto and supercedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

Amendment

9.06 No amendment, modification, or alternation of the terms hereof shall be binding unless t1e same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

Rights and Remedies Cumulative

9.07 The rights and remedies provided by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have' by lay, statute, ordinance, or otherwise.

Waiver of Default

9.08 No waiver by the parties hereto of any, default or breach of any term, condition, or covenant of this lease shall be. deemed to be waiver of any other breach of the same or any other term, condition, covenant contained herein.

Attorneys' Fees

9.09 In the event the Lessor or Lessee breaches any of the terms of this agreement whereby the party not in default employees attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorneys' fees so incurred by such other party.

Force Majeure

9.10 Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

Time of Essence

9.11 Time is of the essence of this agreement

9.12 The Triple Net portion of this lease agreement as applicable to the repairs, maintenance and replacement of the building containing the lessee premises shall not begin until Lessor, at Lessor's expense has completed the reroofing of the roof, installation of air conditioning, completion of front fascade, completion of front courtyard and landscaping and sidewalks. The triple net portion of the lease as it applies to Property Taxes and Insurance shall begin at inception of this Lease agreement. The work as outlined above shall begin no earlier that November 1, 1987 and be completed no later than March 1, 1988.

IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto execute this agreement as of the day and year first above written.

DRAWINGS FOR
CANYON PORTAL

SEDONA UPTOWN PROPERTIES
A LIMITED PARTNERSHIP
THE GILOMEN CO. -
NORTHERN MGMT. SERVICES INC.
GENERAL PARTNERS, SEDONA, AZ

TRADING POST

TOTAL 4180.80 SQ. FT

#1 - 531.70 SQ. FT
#2 - 644.92 SQ. FT
#3 - 752.39 SQ. FT
#4 - 942.59 SQ. FT
#5 - 992.83 SQ. FT
#6 - 316.37 SQ. FT

31'-6"
#1 BURGER HUT
#2 CHIMAYO RUG
#3 JUIPINE STORES
#4 KLASSY KOWBOY
#5 THE NAJA
#6 THE NAJA
CONCRETE PATIO
OVER HANG
FLAG POLE
CONCRETE WALK WAY
12'-0"
24'-0"
23'-6"
23'-6"
24'-0"
16'-0"
123'-0"
U.S. HW
SCALE 1/8" = 1'-0"

Exhibit 2(f)

IMH Financial Corporation

IMHFC Funded Payment Summary to FCB

On 3/29/2013

Minimum Required Payment by FCB (per FCB schedule)	$613,334.12
Less: L'Auberge payment recorded by FCB on 3/29/13	(188,714.79)
Minimum Interest Payment Due	424,619.33
Add: Real property taxes due for L'Auberge	62,039.72
Add: Real property taxes due for La Merra	23,148.68
Total payment by IMHFC on 3/29/13	$509,807.73

Less: Reimbursements from Borrower
Real property taxes due for L'Auberge (4/5/13)	(62,039.72)
Real property taxes due for La Merra (4/5/13)	(23,148.68)
Excess payment on FCB loan (5/7/13)	(74,926.27)
Total reimbursements from Borrower	(160,114.67)

Net out-of-pocket funding by IMHFC	$349,693.06

Exhibit 3(c)-i

Tenants (LaMerra Property)

James Earl and Lisa McNatt Month to nth Lease Agreement; free rent In exchange for serving as caretakers of the house

Exhibit 3(c)-ii

Tenants — L'Auberge Property

NONE

Exhibit 3(c)-iii

Tenants — Orchards Inn Property

NONE

Exhibit 3(c)-iv

Tenants — Schnebly Hill Property

Name	Unit	Monthly Rent	Term
Brittany Wolfe	C	$650.00	Month to Month w/30 day notice
Lizbeth Morales	B	$650.00	Month to Month w/30 day notice
Andre Pena	A	$300.00	Month to Month w/30 day notice
Miguel Ortiz	A	$300.00	Month to Month w/30 day notice
Joel Cuenca	A	$300.00	Month to Month w/30 day notice

Exhibit 3(c)-v

Tenants — Orchards Annex Property

NONE

Exhibit 3(c) — vi

Tenants — Orchards Inn Parking Lease

Orchards Inn & Restaurant LLC is the Tenant under the Lease. There are no sub-tenants.

Exhibit 3(c) — vii

Tenants Sinagua Plaza Storage Lease

L'Auberge Orchards LLC Is the Tenant under the Lease. There are no sub-

tenants.

Exhibit 3(c) — viii

Tenants — Sinagua Plaza Parking Lease

L'Auberge Orchards LLC Is the Tenant under the Lease. There are no sub-

tenants.

Exhibit 3 (c) —ix

Tenants — Affordable Housing Lease

L'Auberge Orchards LLC is the Tenant under the Lease. L'Auberge Orchards'
sub-tenants are:

		Monthly
Name	Unit	Rent	Term
Alberto Barrera/Gil Hermosillo	414/415	$550.00	Month to Month w/30 day notice
Chester Ford	434/435	$550.00	Month to Month w/30 day notice

Exhibit 3 (c) —x

Tenants — Temporary Housing Lease

L'Auberge Orchards Is the Tenant under the Lease. L'Auberge Orchards' sub-

tenants are:

Temporary Housing Rent Roll

Room #	Tenant	Occupancy Date	Term End Date	Notes
418	Bruce Campbell	10/15/2011	Indefinite
419	Vacant
436	Vacant
437	David Perez	9/3/2012	4/30/2013	Pays $400 per month
438	Hector Hernandez	4/19/2013	5/4/2013

Exhibit 3(h)

ASSIGNMENT AND ASSUMPTION OF DECLARANT’S RIGHTS AND

APPOINTMENT OF DESIGN REVIEW COMMITTEE

When recorded return to:

Jonathan Brohard

Polsinelli Shughart, PC

One E. Washington St., Ste. 1200

Phoenix, AZ 85004

ASSIGNMENT AND ASSUMPTION Of DECLARANT'S RIGHTS

AND APPOINTMENT OF DESIGN REVIEW COMMITTEE

(LaMerra Property)

THIS ASSIGNMENT AND ASSUMPTION is made and entered into effective as of _____________________, 2013, by and among HL LLC, an Arizona limited liability company (“Assignor”) and HL NEWCO, LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

A)	Assignor is named the “Declarant” under those certain Covenants, Conditions, and Restrictions for “The Retreat at Oak Creek” dated June 11, 2007, and recorded June 11, 2007 in Book 4513, Page 848 of the Official Records of Yavapai County, Arizona (the “Official Records”) (the “Declaration”). Capitalized terms appearing herein without definition shall have the meaning ascribed to such terms in the Declaration. The Declaration burdens and benefits the Property and the Lots.

B)	Assignor and Assignee are parties to that certain “Sedona Agreement” dated March 29, 2013 whereby the Assignor, among others, has agreed to, among other things, convey and transfer to Assignee certain assets and interests owned, held and/or controlled by the Assignor, as identified in the Sedona Agreement and subject to the terms and conditions of the Sedona Agreement, for good and valuable consideration

C)	Pursuant to the Sedona Agreement, Assignor is conveying the real property described on Exhibit A hereto (the “Property”) to Assignee, which Property is all of the real property owned by Assignor that is subject to the Declaration.

D)	Assignor desires to transfer all of its right, title and interest in and to the Declaration, as “Declarant” and in every other respect, to Assignee, and Assignee desires to accept such assignment and assume all obligations thereunder.

E)	Assignee, as successor Declarant, desires to appoint itself as “Design Review Committee” under the Declaration pursuant to Section 8.01 thereof.

NOW THEREFORE, IN CONSIDERATION of the foregoing Recitals and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the sufficiency of which is hereby acknowledged: (i) Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and to the Declaration, as Declarant and in every other respect, and Assignee hereby accepts such assignment and assumes the same; and (ii) Assignee, as successor Declarant, hereby appoints HL Newco, LLC, a Delaware limited liability company, as Design Review Committee pursuant to Section 8.01 of the Declaration.

Pursuant to Section 11.20 of the Declaration, Assignee’s address for notices is c/o IMH Financial Corporation, P. O. Box 910, Scottsdale, Arizona 85252 and for hand-delivery, 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT that this Assignment and Assumption shall inure to the benefit of and be binding upon the successors and assigns of Assignor and Assignee.

This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Declarant's Rights and Appointment of Design Review Committee as of the day and year first written above.

[SIGNATURES ON FOLLOWING PAGE]

2

ASSIGNOR:	HL LLC,
an Arizona limited liability company

By:
	Name:	Albert B. Spector, Jr.
Its:

ASSIGNEE:	HL NEWCO, LLC,
a Delaware limited liability company

	By:	IMH Financial Corporation,
a Delaware corporation
	Its:	Sole Member

By:
Name:
Its:

Assignment and Assumption of Declarant’s Rights – Signature

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF _________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared Albert B. Spector, Jr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or HL LLC upon behalf of which Albert B. Spector, Jr. acted, executed the instrument.
______________________________________ Signature
My Commission Expires:	(Space above for official notarial seal)

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or IMH Financial Corporation, a Delaware corporation upon behalf of which _______________________________ acted, executed the instrument.
______________________________________ Signature
My Commission Expires:	(Space above for official notarial seal)

Assignment and Assumption of Declarant’s Rights – Signature

2

EXHIBIT A

LEGAL DESCRIPTION

(LaMerra)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF YAVAPAI, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

THE NORTH HALF OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

EXCEPT BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LAND, WHICH POINT IS DISTANT 650 FEET EASTERLY ALONG SAID SOUTHERLY LINE FROM THE SOUTHWEST CORNER OF SAID LAND;

THENCE WESTERLY ALONG SAID SOUTHERLY LINE TO THE SOUTHWEST CORNER OF SAID LAND;

THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LAND, A DISTANCE OF 670 FEET;

THENCE SOUTHEASTERLY IN A DIRECT LINE TO THE POINT OF BEGINNING.

PARCEL NO. 2:

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (BEING LOT 13) OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

PARCEL NO.3:

ALL THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SAID SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 115.90 FEET TO AN EXISTING FENCE;

THENCE NORTH 89 DEGREES 24 MINUTES 50 SECONDS EAST, ALONG SAID FENCE, 204.31 FEET;

THENCE SOUTH 2 DEGREES 37 MINUTES 30 SECONDS EAST TO A POINT ON THE SOUTH LINE OF SAID SECTION 27;

Assignment and Assumption of Declarant’s Rights – Ex. A

THENCE SOUTH 89 DEGREES 00 MINUTES WEST, ALONG SAID SECTION LINE TO THE ACTUAL POINT OF BEGINNING.

PARCEL NO.4:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING EASTERLY OF A LINE LOCATED 100 FEET WEST OF AND PARALLEL TO SAID EAST LINE OF THE SOUTHWEST QUARTER, AND SOUTH OF A LINE HAVING A COURSE OF NORTH 85 DEGREES 13 MINUTES EAST THROUGH A POINT THAT LIES NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 118.5 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP.

PARCEL NO. 5:

ALL THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING SOUTHERLY OF AND CONTIGUOUS TO THE FOLLOWING DESCRIBED BOUNDARY LINE:

FROM THE NORTHEAST CORNER OF THE QUIT CLAIM PARCEL OF LAND DESCRIBED AS BOOK 938 OF OFFICIAL RECORDS, PAGE 57, YAVAPAI COUNTY RECORDERS OFFICE, THE TRUE POINT OF BEGINNING, SAID CORNER LYING ON THE EAST-WEST BARBED WIRE FENCE AS SHOWN ON THE RECORD OF SURVEY RECORDED AS BOOK 17 OF LAND SURVEYS AT PAGE 17, AND ALSO ON THE SOUTHERLY LINE OF THE MONTERASTELLI (SIC) BOUNDARY AS SHOWN ON RESULTS OF SURVEY BY PATRICK NEVILLE, RECORDED AS BOOK 16, AT PAGE 100, DATED JULY 14, 1992;

THENCE SOUTH 89 DEGREES 53 MINUTES 02 SECONDS EAST, ALONG THE FENCE AND ITS EASTERLY EXTENSION AND ALONG THE SOUTHERLY LINE OF THE MONTERASTELLI BOUNDARY, 791.99 FEET;

THENCE SOUTH 41 DEGREES 19 MINUTES 24 SECONDS EAST, 39.09 FEET TO THE SOUTH LINE OF SECTION 27, PER THE ARIZONA ENGINEERING COMPANY RECORD OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEY, AT PAGE 99;

THENCE SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, ALONG THE SOUTH LINE OF SECTION 27, 75.15 FEET;

THENCE SOUTH 73 DEGREES 27 MINUTES 42 SECONDS EAST, 55.92 FEET;

THENCE NORTH 22 DEGREES 46 MINUTES 34 SECONDS EAST, 11.20 FEET;

THENCE NORTH 87 DEGREES 02 MINUTES 45 SECONDS EAST, 21.97 FEET;

THENCE SOUTH 81 DEGREES 16 MINUTES 09 SECONDS EAST, 29.96 FEET;

THENCE SOUTH 65 DEGREES 43 MINUTES 54 SECONDS EAST, 22.05 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 34, WHICH IS THE POINT OF TERMINUS OF THE BOUNDARY LINE;

Assignment and Assumption of Declarant’s Rights – Ex. A

2

THE BASIS OF BEARINGS FOR THIS DESCRIPTION IS SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, FROM THE SOUTH QUARTER CORNER OF SECTION 27 TO THE SOUTHEAST CORNER OF SECTION 27, ACCORDING TO THE ARIZONA ENGINEERING COMPANY RESULTS OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEYS, AT PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE.

PARCEL NO. 6:

EASEMENT FOR ROADWAY FOR INGRESS AND EGRESS FOR THE PURPOSE OF TRAVEL AND MAINTENANCE AS CREATED IN BOOK 3833, OF OFFICIAL RECORDS, PAGE 934, BEING 50 FEET WIDE, LYING 30 FEET ON THE WESTERLY AND SOUTHERLY SIDES AND 20 FEET ON THE EASTERLY AND NORTHERLY SIDES OF THE FOLLOWING DESCRIBED PROPERTY:

THE CENTERLINE OF AN EXISTING DIRT ROAD IN SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 27;

THENCE NORTH 86 DEGREES 13 MINUTES 45 SECONDS EAST, A DISTANCE OF 2448.25 FEET TO A CONCRETE MONUMENT MARKED 1/4 ON THE WEST FACE, WITH AN ALUMINUM CAP MARKED LS 13010, ACCEPTED BY JOHN A. LUCKOW, ARIZONA REGISTERED LAND SURVEYOR, AS THE TRUE LOCATION OF THE SOUTH QUARTER CORNER OF RECORD OF SURVEY DATED FEBRUARY 24, 1990, RECORDED IN BOOK 10 OF LAND SURVEYORS, PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE, WHICH IS IDENTICAL TO THE SOUTHEAST CORNER OF THE PROPERTY AS CONVEYED TO HARRIET KOHLER (ALSO KNOWN AS HARRIET K. SEAMAN) BY INSTRUMENTS RECORDED IN THE OFFICE OF THE RECORDER OF YAVAPAI COUNTY, ARIZONA, IN BOOK 179 OF DEEDS, PAGE 586 AND IN BOOK 357 OF OFFICIAL RECORDS, PAGE 233 AND WHICH IS ALSO IDENTICAL TO THE NORTHEAST CORNER OF PARCEL 4 ABOVE, ACCEPTED AND UTILIZED AS THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, PRIOR TO THE 1956 GLO DEPENDENT RESURVEY OF SECTION 27 BY WHICH THE QUARTER CORNER BETWEEN SECTIONS 27 AND 35 HAS BEEN MARKED BY A STANDARD GLO BRASS CAPPED PIPE, WHICH IS THE SAME GLO BRASS CAP ESTABLISHING THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED IN PARCEL 4 ABOVE;

THENCE SOUTH 85 DEGREES 13 MINUTES 00 SECONDS WEST, 15.05 FEET, TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION:

THENCE NORTH 07 DEGREES 16 MINUTES 03 SECONDS EAST, 55.48 FEET;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 201.21 FEET TO THE EAST LINE OF THE KOHLER PARCEL AS DESCRIBED IN WARRANTY DEED RECORDED IN BOOK 179 OF DEEDS, PAGE 586, YAVAPAI COUNTY RECORDERS OFFICE, STATE OF ARIZONA;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 283.79 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 55 MINUTES 40 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 71.03 FEET, TO THE EAST LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 53 MINUTES 55

SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 70.92 FEET TO THE PT.;

Assignment and Assumption of Declarant’s Rights – Ex. A

3

THENCE NORTH 37 DEGREES 24 MINUTES 00 SECONDS WEST, 164.52 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 07 DEGREES 11 MINUTES 55 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 16.33 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 32 DEGREES 59 MINUTES 56 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 74.87 FEET TO THE P.T.;

THENCE NORTH 77 DEGREES 35 MINUTES 51 SECONDS WEST, 92.01 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 44 MINUTES 58 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 46.90 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAV1NG A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 51 MINUTES 24

SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 47.37 FEET TO THE P.T.;

THENCE SOUTH 80 DEGREES 47 MINUTES 47 SECONDS WEST, 160.95 FEET;

THENCE SOUTH 84 DEGREES 31 MINUTES 30 SECONDS WEST, 60.56 FEET TO THE TERMINUS OF THIS DESCRIPTION AT THE WEST LINE OF THE KOHLER PARCEL, THE NORTHWEST CORNER OF WHICH BEARS NORTH 01 DEGREES 01 MINUTES 44 SECONDS WEST, A DISTANCE OF 116.37 FEET.

PARCEL NO. 7:

EASEMENT FOR IRRIGATION DITCH PURPOSES AS CREATED IN BOOK 2250, OF OFFICIAL RECORDS, PAGE 382, OVER AND ACROSS THE REAL PROPERTY DESCRIBED BELOW. THE CENTERLINE OF THE EASEMENT IS THE CENTERLINE OF THE EXISTING DITCH AND THE EASEMENT IS OF THE WIDTH REASONABLY NECESSARY FOR THE MAINTENANCE AND OPERATION OF THE DITCH.

REAL PROPERTY WHICH EASEMENT CROSSES IS DESCRIBED AS FOLLOWS:

THE FOLLOWING DESCRIBED PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH OF RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, TO WIT:

BEGINNING AT THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, ABOVE TOWNSHIP AND RANGE, SAID CORNER BEING MARKED BY A STONE MONUMENT, WHICH WAS ACCEPTED BY JIM LAMPORT, SURVEYOR IN 1928, AND BY OLD SETTLERS FOR MANY YEARS;

THENCE FROM SAID POINT NORTH ON THE QUARTER SECTION LINE THROUGH THE CENTER OF SAID SECTION 27, (THIS LINE BEING ASSUMED NORTH FOR THE PURPOSE OF THIS DESCRIPTION) 774.0 FEET TO A STONE MONUMENT;

Assignment and Assumption of Declarant’s Rights – Ex. A

4

THENCE NORTH 73 DEGREES 34 MINUTES WEST, 659.6 FEET TO A STONE MONUMENT;

THENCE SOUTH 03 DEGREES 45 MINUTES WEST, 1021.3 FEET TO A STONE MONUMENT ON THE SOUTH LINE OF Said) SECTION 27;

THENCE NORTH 85 DEGREES 13 MINUTES EAST, 701.9 FEET ALONG SAID SECTION LINE TO THE POINT OF BEGINNING.

PARCEL NO. 8:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCEL:

A PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 600 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 180.05 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 44.71 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 143.31 FEET;

THENCE SOUTH 88 DEGREES 30 MINUTES 06 SECONDS WEST, A DISTANCE OF 19.54 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 9:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES AS CREATED IN BOOK 938 OF OFFICIAL RECORDS, PAGE 65, OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCELS:

PARCEL A:

THE FOLLOWING DESCRIBED PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 115.84 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27, MARKED BY A G.L.O. BRASS CAP;

Assignment and Assumption of Declarant’s Rights – Ex. A

5

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 484.16 FEET;

THENCE NORTH 88 DEGREES 30 MINUTES 06 SECONDS EAST, A DISTANCE OF 19.54 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 484.55 FEET TO THE PLACE OF BEGINNING.

PARCEL B:

A PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE EAST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 889.73 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 103.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 303.41 FEET. (THE DIRECTION AND LOCATIONS OF THE ABOVE LINE DETERMINED BY STONE MONUMENTS AS CALLED FOR IN THAT CERTAIN DEED OF CORRECTION OF RECORD IN THE OFFICE OF THE COUNTY RECORDER, YAVAPAI COUNTY, ARIZONA, IN BOOK 172 OF DEEDS, PAGE 495 THEREOF);

THENCE NORTH 82 DEGREES 32 MINUTES 53 SECONDS EAST, A DISTANCE OF 67.32 FEET;

THENCE SOUTH 75 DEGREES 10 MINUTES 23 SECONDS EAST, A DISTANCE OF 195.82 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 58.16 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 10:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND PUBLIC UTILITY PURPOSES AS CREATED IN BOOK 1920 OF OFFICIAL RECORDS, PAGE 314, EMBRACING ALL OF THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND LYING IN THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST;

THENCE SOUTH 88 DEGREES 53 MINUTES 57 SECONDS WEST, A DISTANCE OF 612.24 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27;

Assignment and Assumption of Declarant’s Rights – Ex. A

6

THENCE NORTH 01 DEGREES 11 MINUTES 29 SECONDS WEST, A DISTANCE OF 946.77 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 85 DEGREES 55 MINUTES 21 SECONDS WEST, A DISTANCE OF 113.99 FEET;

THENCE NORTH 24 DEGREES 08 MINUTES 42 SECONDS WEST, A DISTANCE OF 61.87 FEET TO A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 141 DEGREES 20 MINUTES 20 SECONDS, A RADIUS OF 131.79 FEET;

THENCE ALONG THE ARC OF SAID CURVE, A DISTANCE OF 50.30 FEET;

THENCE SOUTH 24 DEGREES 08 MINUTES 42 SECONDS EAST, A DISTANCE OF 26.91 FEET;

THENCE NORTH 85 DEGREES 55 MINUTES 21 SECONDS EAST, A DISTANCE OF 81.55 FEET;

THENCE SOUTH 01 DEGREES 11 MINUTES 29 SECONDS EAST, A DISTANCE OF 50.06 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THE RIGHT TO IMPROVE AND MAINTAIN THE EXISTING ROAD AND TO RECONSTRUCT AND ENLARGE THE ROAD TO UTILIZE ALL OF THE EASEMENT PROPERTY OR ANY PART THEREOF FOR ROADWAY PURPOSES.

PARCEL NO. 11:

AN EASEMENT APPURTENANT TO PARCELS 1, 2, 3, 4 AND 5 ABOVE, FOR ROADWAY AND PUBLIC UTILITIES CREATED IN BOOK 1920, OF OFFICIAL RECORDS, PAGE 307, OVER THAT PORTION OF THE RED ROCK LOOP ROAD DESCRIBED IN THE ATTACHMENT TO THE INSTRUMENT OF RECORD IN BOOK 915, OF OFFICIAL RECORDS, PAGES 795-803, INCLUSIVE, RECORDS OF YAVAPAI COUNTY, ARIZONA, LYING WITHIN THE EAST ONE-HALF, WEST ONE-HALF, SOUTHEAST QUARTER, SOUTHWEST QUARTER, SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

EXCEPTING FROM THE ABOVE PARCELS THE FOLLOWING PROPERTY:

Lot 11, THE RETREAT AT OAK CREEK, according to Book 59 of Maps, pages 99 through 104, inclusive, records of Yavapai County, Arizona.

AND

Lots 2, 9, 10, 12, 13, 14, 17, 18 and 19, LAMERRA, according to Book 61 of Maps, pages 27 through 32, inclusive, records of Yavapai County, Arizona.

Assignment and Assumption of Declarant’s Rights – Ex. A

7

Exhibit 3(m)

Title Disputes

All such Title Disputes are reflected on Schedule 3(d)

Exhibit 3(n)

Tax Liabilities

Not submitted by Conveying Parties

Exhibit 3(p)

Actual or Threatened Claims with Respect to All Properties

See Schedule 3(d)

Exhibit 3(q)

Transactions with Related Parties

Not submitted by Conveying Parties

Non-Transferring Assets

(Exhibit 3(u))

(2) Western Paintings/Pictures located in sitting room of Cottage #5

(1) Western Painting/Picture located in bedroom of Cottage #5 (1)

Indian Painting/Picture located in the Veranda Bar

(3) Board Tables approximately 42" X 96" Mahogany in color

(6) Herman Miller Aeron Desk Chairs

(1) Credenza w/ bookcase top, Mahogany in color

(1) Filing cabinet w/ bookcase top, Mahogany in color

(2) Book shelves, Mahogany in color

Exhibit 3(x)(i)

L'Auberge de Sedona LLC Employees

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	Housekeeping Public Area	02/27/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Server	08/14/2008	XXXXXX	4.25
XXXXXX	Full-time Regular	Spa Supervisor	12/31/2009	XXXXXX	87.37
XXXXXX	Full-time Regular	General Manager	12/05/2005	XXXXXX	180.00
XXXXXX	Full-time Regular	Server	05/02/2012	XXXXXX	19.34
XXXXXX	Full-time Regular	Cook I	03/12/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Reverationist	08/10/2006	XXXXXX	99.78
XXXXXX	Full-time Regular	Cook I	04/11/2011	XXXXXX	25.78
XXXXXX	Part-time Regular	Banquet Server	10/31/2011	XXXXXX	.62
XXXXXX	Full-time Regular	Coordinator	09/21/2009	XXXXXX	38.60
XXXXXX	Full-time Regular	Engineer Ii	03/31/2010	XXXXXX	36.93
XXXXXX	Full-time Regular	Sales Coordinator	05/13/2009	XXXXXX	12.17
XXXXXX	Full-time Regular	Engineer I	02/21/2006	XXXXXX	136.73
XXXXXX	Full-time Regular	Bartender	02/25/2010	XXXXXX	68.33
XXXXXX	Full-time Regular	Spa Housekeeping	01/16/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Reverationist	07/11/2012	XXXXXX	15.66
XXXXXX	Full-time Regular	Valet Supervisor	02/23/2009	XXXXXX	32.77
XXXXXX	Full-time Regular	Cashier/greeter	01/16/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Concierge	06/30/2010	XXXXXX	45.80
XXXXXX	Full-time Regular	Busser	03/28/2012	XXXXXX	33.88
XXXXXX	Full-time Regular	Banquet House Attendant	04/05/2012	XXXXXX	13.76
XXXXXX	Full-time Regular	Rest General Manager/ Asst. Mgr	03/02/2011	XXXXXX	51.84
XXXXXX	Full-time Regular	Security Guard	03/16/2011	XXXXXX	47.10
XXXXXX	Part-time Regular	Banquet Server	07/28/2010	XXXXXX	0.00
XXXXXX	Full-time Regular	Expeditor	03/27/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Turn Down Attendant	02/18/2013	XXXXXX	.61
XXXXXX	Full-time Regular	Cook I	09/12/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Valet	06/03/2011	XXXXXX	22.48
XXXXXX	Full-time Regular	Valet	09/26/2012	XXXXXX	3.20
XXXXXX	Full-time Regular	Lead Room Attendant	04/11/2012	XXXXXX	27.96
XXXXXX	Full-time Regular	Busser	10/12/2007	XXXXXX	171.56
XXXXXX	Full-time Regular	Warewasher/dishwasher	09/10/2012	XXXXXX	11.84
XXXXXX	Full-time Regular	Expeditor	03/28/2012	XXXXXX	26.55
XXXXXX	Full-time Regular	Spa Housekeeping	02/11/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	PBX	04/03/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Rest General Manager/ Asst. Mgr	09/15/2010	XXXXXX	57.76
XXXXXX	Part-time Regular	Cashier/greeter	08/15/2012	XXXXXX	4.81
XXXXXX	Full-time Regular	Reverationist	01/12/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Sales Manager	05/01/2006	XXXXXX	111.78
XXXXXX	Full-time Regular	Cook I	03/12/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Room Attendant	03/12/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Exe Chef/Asst K Mgr/Sous Chef	05/02/2012	XXXXXX	23.44
XXXXXX	Full-time Regular	Spa Therapist	04/06/2011	XXXXXX	6.54
XXXXXX	Part-time Regular	Cook I	08/16/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	PBX	06/29/2007	XXXXXX	36.50
XXXXXX	Full-time Regular	PBX	02/06/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Spa Manager	10/03/2011	XXXXXX	21.64
XXXXXX	Full-time Regular	Bartender	03/27/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Valet	09/21/2011	XXXXXX	44.46
XXXXXX	Full-time Regular	Server	03/20/2000	XXXXXX	74.73
XXXXXX	Full-time Regular	Busser	04/11/2012	XXXXXX	11.83
XXXXXX	Part-time Regular	Banquet Bartender	09/14/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Server	07/07/2010	XXXXXX	69.07
XXXXXX	Full-time Regular	Expeditor	02/01/2012	XXXXXX	43.80
XXXXXX	Full-time Regular	Cook I	04/01/2009	XXXXXX	9.41
XXXXXX	Full-time Regular	Room Attendant	02/13/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Warewasher/dishwasher	10/10/2012	XXXXXX	9.69
XXXXXX	Full-time Regular	House Attendant	04/05/2012	XXXXXX	3.00
XXXXXX	Full-time Regular	Sales Manager	05/30/2012	XXXXXX	14.80

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	Sales Manager	05/30/2012	XXXXXX	17.28
XXXXXX	Full-time Regular	Pastry Chef	08/15/2012	XXXXXX	17.97
XXXXXX	Full-time Regular	Lead Groundsmen	12/07/2009	XXXXXX	104.16
XXXXXX	Full-time Regular	Cook I	07/19/2001	XXXXXX	99.47
XXXXXX	Full-time Regular	Valet Supervisor	02/29/2012	XXXXXX	20.24
XXXXXX	Full-time Regular	Spa Therapist	04/01/2013	XXXXXX	0.00
XXXXXX	Part-time Regular	Spa Therapist	03/06/2013	XXXXXX	0.00
XXXXXX	Part-time Regular	Turn Down Attendant	03/07/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Laundry Attendant	03/12/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Security Guard	03/20/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Lead Room Attendant	05/11/2001	XXXXXX	45.07
XXXXXX	Full-time Regular	Banquet House Attendant	12/24/2007	XXXXXX	10.41
XXXXXX	Full-time Regular	Valet	04/25/2012	XXXXXX	21.47
XXXXXX	Full-time Regular	Expeditor	10/17/2012	XXXXXX	1.31
XXXXXX	Full-time Regular	Reservationist Manager	08/18/2010	XXXXXX	26.31
XXXXXX	Part-time Regular	Spa Therapist	08/15/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Cook I	03/28/2012	XXXXXX	33.55
XXXXXX	Full-time Regular	Night Auditor	05/21/2012	XXXXXX	7.33
XXXXXX	Full-time Regular	Spa Therapist	07/18/2012	XXXXXX	10.36
XXXXXX	Full-time Regular	Busser	03/20/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Exe Chef/Asst K Mgr/Sous Chef	08/29/2008	XXXXXX	89.88
XXXXXX	Full-time Regular	Busser	02/05/2001	XXXXXX	10.26
XXXXXX	Full-time Regular	Valet	06/15/2011	XXXXXX	16.20
XXXXXX	Full-time Regular	Server	01/05/2006	XXXXXX	68.16
XXXXXX	Full-time Regular	Guest Service Agent	01/30/2013	XXXXXX	.64
XXXXXX	Part-time Regular	Yoga Hours	02/20/2011	XXXXXX	14.25
XXXXXX	Part-time Regular	Spa Therapist	03/07/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	PBX	08/15/2012	XXXXXX	14.78
XXXXXX	Part-time Regular	Banquet Server	05/02/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Expeditor	02/29/2012	XXXXXX	36.63
XXXXXX	Full-time Regular	Night Auditor	12/18/2002	XXXXXX	96.51
XXXXXX	Full-time Regular	Valet	11/02/2011	XXXXXX	17.39
XXXXXX	Full-time Regular	Server	06/23/2010	XXXXXX	8.51
XXXXXX	Full-time Regular	Bellmen	02/24/2010	XXXXXX	78.99
XXXXXX	Full-time Regular	Reverationist	02/13/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Warewasher/dishwasher	03/22/2013	XXXXXX	0.00
XXXXXX	Part-time Regular	Sales Coordinator	08/20/2009	XXXXXX	0.00
XXXXXX	Full-time Regular	Sales Coordinator	05/04/2005	XXXXXX	36.13
XXXXXX	Full-time Regular	Turn Down Attendant	02/20/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Rest Gen Mgr/ Asst. Mgr	04/30/2012	XXXXXX	55.44
XXXXXX	Full-time Regular	Reverationist	01/09/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Bellmen	08/18/2001	XXXXXX	161.12
XXXXXX	Part-time Regular	Banquet Server	08/17/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Warewasher/dishwasher	04/03/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Spa Therapist	09/28/2011	XXXXXX	21.16
XXXXXX	Full-time Regular	Expeditor	02/15/2012	XXXXXX	7.51
XXXXXX	Full-time Regular	Banquet Manager	01/25/2012	XXXXXX	69.00
XXXXXX	Part-time Regular	Spa Therapist	05/17/2010	XXXXXX	0.00
XXXXXX	Part-time Regular	Spa Therapist	09/12/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Director	11/03/1999	XXXXXX	180.00
XXXXXX	Full-time Regular	Spa Therapist	01/25/2012	XXXXXX	27.43
XXXXXX	Full-time Regular	Groundsmen	02/23/2011	XXXXXX	12.10
XXXXXX	Full-time Regular	Lead Room Attendant	04/05/2012	XXXXXX	17.55
XXXXXX	Part-time Regular	House Attendant	10/11/2012	XXXXXX	18.11
XXXXXX	Part-time Regular	Yoga Hours	04/15/2009	XXXXXX	0.00
XXXXXX	Full-time Regular	Engineer I	02/08/2012	XXXXXX	26.76
XXXXXX	Full-time Regular	Security Guard	08/11/2010	XXXXXX	13.17
XXXXXX	Full-time Regular	Expeditor	04/21/2010	XXXXXX	32.52
XXXXXX	Full-time Regular	Service Agent Supervisor	05/16/2012	XXXXXX	30.54
XXXXXX	Full-time Regular	Server	10/18/2007	XXXXXX	39.15
XXXXXX	Full-time Regular	Cook I	04/03/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Server	10/15/2008	XXXXXX	119.67
XXXXXX	Part-time Regular	Spa Therapist	09/29/2010	XXXXXX	0.00
XXXXXX	Full-time Regular	Spa Guest Service Agent	04/03/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Housekeeping Public Area	06/08/2011	XXXXXX	9.00

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	Groundsmen	02/08/2012	XXXXXX	18.76
XXXXXX	Full-time Regular	Concierge	09/21/2011	XXXXXX	56.83
XXXXXX	Full-time Regular	Valet	02/06/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Room Attendant	03/22/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Engineer Ii	08/03/2011	XXXXXX	6.31
XXXXXX	Full-time Regular	EDR Cook	04/07/2008	XXXXXX	96.93
XXXXXX	Full-time Regular	Lead Room Attendant	11/01/2007	XXXXXX	53.93
XXXXXX	Full-time Regular	Room Attendant	04/20/2006	XXXXXX	18.14
XXXXXX	Full-time Regular	Cook I	03/08/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Room Attendant	01/23/2006	XXXXXX	110.59
XXXXXX	Full-time Regular	Cashier/greeter	09/05/2012	XXXXXX	10.25
XXXXXX	Full-time Regular	Warewasher/dishwasher	10/24/2012	XXXXXX	7.93
XXXXXX	Full-time Regular	Valet	10/08/2012	XXXXXX	8.63
XXXXXX	Full-time Regular	Cook I	03/21/2012	XXXXXX	35.23
XXXXXX	Full-time Regular	Cook I	04/03/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Engineer I	05/11/2010	XXXXXX	13.24
XXXXXX	Part-time Regular	Yoga Hours	01/26/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Groundsmen	08/23/2011	XXXXXX	31.32
XXXXXX	Full-time Regular	Concierge	02/24/2006	XXXXXX	55.16
XXXXXX	Full-time Regular	Rooms Manager	03/23/2009	XXXXXX	71.62
XXXXXX	Full-time Regular	Spa Guest Service Agent	04/03/2013	XXXXXX	0.00
XXXXXX	Part-time Regular	Spa Guest Service Agent	08/10/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Carpet Cleaner	04/28/2010	XXXXXX	95.28
XXXXXX	Full-time Regular	Valet	10/13/2010	XXXXXX	29.26
XXXXXX	Full-time Regular	Room Attendant	04/03/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Busser	11/23/2005	XXXXXX	44.83
XXXXXX	Part-time Regular	Banquet Server	04/18/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Engineer I	07/11/2012	XXXXXX	21.25
XXXXXX	Full-time Regular	Bartender	05/30/2012	XXXXXX	27.43
XXXXXX	Full-time Regular	Cook I	12/05/2007	XXXXXX	22.50
XXXXXX	Full-time Regular	Coordinator	11/28/1999	XXXXXX	98.71
XXXXXX	Part-time Regular	Turn Down Attendant	01/23/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Banquet Supervisor/captain	12/15/2010	XXXXXX	44.51
XXXXXX	Full-time Regular	Bartender	01/19/2011	XXXXXX	65.72
XXXXXX	Full-time Regular	Room Attendant	02/22/2012	XXXXXX	(9.32)
XXXXXX	Full-time Regular	Groundsmen	06/10/2011	XXXXXX	13.43
XXXXXX	Full-time Regular	Expeditor	03/28/2012	XXXXXX	35.72
XXXXXX	Full-time Regular	Cook I	03/04/2009	XXXXXX	75.68
XXXXXX	Full-time Regular	House Attendant	10/10/2012	XXXXXX	8.15
XXXXXX	Full-time Regular	Warewasher/dishwasher	03/07/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Sales Manager	03/21/2007	XXXXXX	75.63
XXXXXX	Full-time Regular	Warewasher/dishwasher	04/05/2012	XXXXXX	30.13
XXXXXX	Full-time Regular	Room Attendant	03/18/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Room Attendant	02/27/2013	XXXXXX	0.00
XXXXXX	Part-time Regular	Turn Down Attendant	03/20/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Chief Engineer	02/13/2012	XXXXXX	33.92
XXXXXX	Full-time Regular	Engineer Supervisor	08/23/2011	XXXXXX	21.15
XXXXXX	Full-time Regular	Cook I	05/30/2012	XXXXXX	28.24
XXXXXX	Full-time Regular	Exec Chef/Asst K Mgr/Sous Chef	09/12/2012	XXXXXX	18.75
XXXXXX	Full-time Regular	Server	08/24/2006	XXXXXX	132.39
XXXXXX	Full-time Regular	Room Attendant	06/27/2012	XXXXXX	23.40
XXXXXX	Full-time Regular	House Attendant	10/24/2012	XXXXXX	7.79
XXXXXX	Full-time Regular	Engineer Ii	11/02/2011	XXXXXX	15.05
XXXXXX	Full-time Regular	Spa Therapist	10/25/2011	XXXXXX	45.99
XXXXXX	Full-time Regular	Spa Housekeeping	01/10/2013	XXXXXX	.03
XXXXXX	Part-time Regular	Banquet Server	04/20/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Room Attendant	03/12/2012	XXXXXX	14.39
XXXXXX	Full-time Regular	Reverationist	03/13/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Director of Rooms	03/11/2008	XXXXXX	72.12
XXXXXX	Full-time Regular	Sales Manager	04/04/2011	XXXXXX	81.63
XXXXXX	Full-time Regular	Cook I	01/01/2008	XXXXXX	36.22
XXXXXX	Full-time Regular	Housekeeping Manager	04/16/2007	XXXXXX	132.38
XXXXXX	Full-time Regular	Cashier/greeter	01/24/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Rooms Assistant Manager	07/09/2008	XXXXXX	98.50
XXXXXX	Full-time Regular	Engineer I	01/05/2006	XXXXXX	43.58

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	PBX	05/09/2012	XXXXXX	6.18
XXXXXX	Full-time Regular	House Attendant	03/27/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Expeditor	03/02/2011	XXXXXX	74.68
XXXXXX	Part-time Regular	Spa Therapist	03/17/2010	XXXXXX	8.76
XXXXXX	Full-time Regular	Pastry Chef	09/05/2012	XXXXXX	7.55
XXXXXX	Part-time Regular	Banquet Server	02/15/2011	XXXXXX	0.00
XXXXXX	Full-time Regular	Turn Down Attendant	10/20/2010	XXXXXX	2.47
XXXXXX	Full-time Regular	Cashier/greeter	03/20/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Valet	06/13/2012	XXXXXX	24.45

Orchards Inn & Restaurant LLC Employees

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	Room Attendant	03/14/2013	XXXXXX	-
XXXXXX	Full-time Regular	Lead Room Attendant	02/18/2013	XXXXXX	-
XXXXXX	Full-time Regular	Guest Service Agent	02/06/2013	XXXXXX	-
XXXXXX	Full-time Regular	Room Attendant	04/16/2012	XXXXXX	30.97
XXXXXX	Full-time Regular	House Attendant	03/05/2013	XXXXXX	-
XXXXXX	Full-time Regular	House Attendant	04/05/2012	XXXXXX	19.74
XXXXXX	Full-time Regular	House Attendant	05/07/2012	XXXXXX	27.71
XXXXXX	Full-time Regular	Guest Service Agent	02/16/2006	XXXXXX	154.68
XXXXXX	Full-time Regular	Room Attendant	08/01/2012	XXXXXX	16.95
XXXXXX	Full-time Regular	Room Attendant	02/09/2011	XXXXXX	19.12
XXXXXX	Full-time Regular	Night Auditor	05/21/2012	XXXXXX	13.20
XXXXXX	Full-time Regular	Rooms Asst. Manager	08/30/2010	XXXXXX	38.73
XXXXXX	Full-time Regular	General Manager	01/12/2011	XXXXXX	38.16
XXXXXX	Full-time Regular	Annex - Room Att Supervisor	12/15/2010	XXXXXX	18.34
XXXXXX	Part-time Regular	Annex - House Attendant	10/11/2012	XXXXXX	-
XXXXXX	Full-time Regular	Night Auditor	06/22/2011	XXXXXX	5.61
XXXXXX	Full-time Regular	Housekeeping Manager	05/18/2011	XXXXXX	76.44
XXXXXX	Full-time Regular	Room Attendant	10/20/2010	XXXXXX	28.68

Taos Cantina LLC Employees

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	Server	03/28/2012	XXXXXX	55.16
XXXXXX	Full-time Regular	Bartender	03/09/2011	XXXXXX	76.75
XXXXXX	Full-time Regular	Cook I	03/14/2012	XXXXXX	19.00
XXXXXX	Full-time Regular	Cook Ii	07/19/1999	XXXXXX	0.00
XXXXXX	Full-time Regular	Cook I	04/06/2011	XXXXXX	39.67
XXXXXX	Full-time Regular	Back Server	04/03/2013	XXXXXX	0.00
XXXXXX	Part-time Regular	Chef	01/31/2012	XXXXXX	26.52
XXXXXX	Full-time Regular	Bartender	01/30/2013	XXXXXX	0.00
XXXXXX	Full-time Regular	Cook I	02/27/2013	XXXXXX	6.49
XXXXXX	Full-time Regular	Bartender	08/01/2012	XXXXXX	1.41
XXXXXX	Part-time Regular	Cook I	12/31/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Cook Iii	11/12/2012	XXXXXX	7.09
XXXXXX	Full-time Regular	Cook Iii	04/08/2002	XXXXXX	159.06
XXXXXX	Full-time Regular	Assistant Restaurant Manager	03/09/2011	XXXXXX	52.36
XXXXXX	Full-time Regular	Warewasher/dishwasher	12/24/2012	XXXXXX	7.75
XXXXXX	Full-time Regular	Server	04/11/2012	XXXXXX	3.83
XXXXXX	Full-time Regular	Server	06/06/2012	XXXXXX	7.18
XXXXXX	Full-time Regular	Server	01/05/2006	XXXXXX	154.89
XXXXXX	Part-time Regular	Cashier/greeter	06/13/2012	XXXXXX	0.00
XXXXXX	Full-time Regular	Server	02/23/2011	XXXXXX	55.23
XXXXXX	Full-time Regular	Restaurant Manager	02/01/2012	XXXXXX	21.56
XXXXXX	Full-time Regular	Cashier/greeter	03/19/2012	XXXXXX	10.90
XXXXXX	Full-time Regular	Back Server	06/06/2012	XXXXXX	7.11
XXXXXX	Full-time Regular	Server	08/18/2010	XXXXXX	79.91

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Employee Name (Last, First) *	FT or PT	Job Title	Employment Start Date	Hrly Pay Rate *	Current Accrued Unused PTO Hours
XXXXXX	Full-time Regular	Server	04/27/2011	XXXXXX	45.79
XXXXXX	Full-time Regular	Back Server	07/11/2012	XXXXXX	.22
XXXXXX	Part-time Regular	Cashier/greeter	04/25/2012	XXXXXX	1.42
XXXXXX	Full-time Regular	Bartender	04/22/2011	XXXXXX	11.05

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Exhibit 3(x)(ii)

Labor Unions

NONE

Exhibit 3(x)(iii)

Collective Bargaining Agreements
No Conveying Party is a party to, bound by or In the process of negotiating any collective bargaining agreement, memorandum of understanding or other labor-
related contract, arrangement or understanding with any labor union, labor organization or other employee group or association applicable to persons employed at or performing personal services at the Property.

All employees are employed "at will" except thatthere exists a Severance Policy which is found on Page 46 of the Employee Handbook and set forth below:

SEVERANCE PAY POLICY

PURPOSE: To define the company's position with respect to severance pay for exempt and non-

exempt Associates and to determine the procedures for making such payment.

POLICY:

A. DEFINITIONS

1. Severance Pay is a payment made to an Associate who is placed on layoff status, job elimination or for termination other than for cause. Severance pay does not constitute compensation, and where applicable will be paid in addition to accrued salary, wages, and unused PTO time.

2. Notice is given by a written or verbal statement which is to be delivered in person,

except that if the individual cannot be personally located at the usual place of Employment during assigned working hours, notice may be given by mailing the statement to the employee at his or her last known address. If notice is mailed, it will be sent by certified mail.

B. PROCEDURE

1. When it is necessary for the Company to put in effect a reduction in work force, or to terminate an employee for reasons other than cause, the following payout schedule will apply:

•	Non-exempt Associate in a non-probationary status will be given one (1) week severance pay for each full year worked. Cap of three (3) weeks applies.
•	Exempt Associate in a non-probationary status will be given two (2) weeks of severance pay for each full year worked. Cap of six (6) weeks applies.
•	Executive Committee member in a non-probationary status will be given one (1) months severance pay for the first full year worked, and two (2) weeks for each additional full year worked. Cap of four (4) months applies.

4. Continuation of health insurance benefits may be extended through the term of the severance payout if the Associate was an active participant at the time of termination.

C. SEVERANCE PAY OPTIONS

The Company has the option of selecting one (1) of the following severance pay outs:

1. Lump Sum Payment — The total amount due to the Associate is paid at one time within three (3) days of termination date.

2. Salary Continuation — The Company may agree to salary continuation for a certain period of time to satisfy the Severance pay due. The terminated Associate will continue to be on the payroll and receive paychecks at the same frequency as a regular active Associate. Other benefits, ie, health insurance may continue at the election of the Associate (Associate must already have elected coverage to apply).

C. ELIGIBILITY

1. An exempt or non-exempt Associate is not eligible for severance pay if:

(a) the effective date of termination occurs during the first year of employment

(b) the termination is for cause

(c) voluntary termination

D. EXECUTION OF POLICY

I. Terminations for which severance pay is to be given must be communicated to the Director of Human Resources. A copy of the written notice of termination, endorsed to show the date upon which notice was given to the Associate, shall be sent to the Director of Human Resources. The effective date of termination shown on the written notice must be the actual date of termination of the Associate.

2. The Director of Human Resources is responsible for reviewing the notice of termination for consistency with this policy and assuring that the amount of severance pay, if any, is correctly computed and distributed to the appropriate entities.

3. Severance pay action should be taken immediately upon learning of a termination and definitely before the last paycheck is released. A telephoned or an e-mailed notification to the Director of Human Resources will expedite termination procedures.

Exhibit 3(x)(iv)

Employment Agreements

No Conveying Party is bound by or In the process of negotiating any employee leasing, shared labor or potential joint or single employer contracts or personal services contracts arrangements or understandings involving the Property.

Exhibit 3(x)(v)

Strikes and Labor Actions

No Conveying Party has experience or been affected by any strike, boycott, slowdown, walkout, work stoppage, or lockout within the past six (6) moths and there is no such labor action pending, or, to Conveying Parties' knowledge, threatened against or otherwise affecting any Conveying Parties with respect to employees or personal service providers.

Exhibit 3(x)(vi)

Pending or Threatened Investigation or Claims with respect to Employees or individuals who perform personal services at the Property

NONE

Exhibit 3 (x) (ix)

Compensation and Termination Agreements

Cell Phone Reimbursement: Leadership Team Members receive $75 per month reimbursement and Operational Managers receive $50 per month.

L'Auberge In Lieu of Tips: In lieu of accepting gratuities, all hourly employees at L'Auberge share in 40% of the total service fee collected each month.

Manager Bonus Programs at L'Auberge:

Senior Mgmt*	Monthly Bonus*	Quarterly Bonus*	Annual Total Bonus*	Bonus Based On

XXXXXX
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Revenue Goals
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Revenue Goals

Managers*
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX		XXXXXX	Labor/Revenue Goals
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX
XXXXXX	XXXXXX		XXXXXX	Labor/Food Costs
XXXXXX	XXXXXX		XXXXXX	Labor/Food Costs
XXXXXX
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX		XXXXXX	Labor/Food Costs
XXXXXX	XXXXXX		XXXXXX	Labor/Revenue Goals
XXXXXX
XXXXXX	XXXXXX		XXXXXX	Revenue Goals

Asst Managers*
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX		XXXXXX	Labor/Food Costs
XXXXXX	XXXXXX		XXXXXX	Labor/Food Costs
XXXXXX	XXXXXX		XXXXXX	Labor/Food Costs

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Manager Bonus Programs at Orchards:

Senior Mgmt*	Monthly Bonus*	Quarterly Bonus*	Annual Total Bonus*	Bonus Based On

XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Revenue Goals
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX	XXXXXX	XXXXXX	Labor/Revenue Goals

Managers*
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget
XXXXXX	XXXXXX		XXXXXX	Labor/Dept Budget

Asst Managers*
XXXXXX	XXXXXX		XXXXXX

Agreement for Payment of Health Services — An Agreement to pay for a defined number of visits per year to the Sedona Urgent Care under which the Conveying Parties pay $100 for each eligible visit. A complete copy of the Agreement is attached to this Exhibit 3(x)(ix).

Group Health Insurance and Dental Insurance and Vision Insurance. Aetna Group Plan 468146-10-002 for Medical, Aetna Group Plan 468146-31-002 for Dental and Vision.

Termination Severance Agreements — Severance Pay Policy found on Page 46 of the Employee Handbook and set forth below:

SEVERANCE PAY POLICY

PURPOSE: To define the Company's position with respect to severance pay for exempt and nonexempt Associates and to determine the procedures for making such payment.

POLICY:

A. DEFINITIONS

I. Severance Pay is a payment made to an Associate who is placed on layoff status, job elimination or for termination other than for cause. Severance pay does not constitute compensation, and where applicable will be paid in addition to accrued salary, wages, and unused PTO time.

2. Notice is given by a written or verbal statement which is to be delivered in person, except that if the individual cannot be personally located at the usual place of Employment during assigned working hours, notice may be given by mailing the statement to the employee at his or her last known address. If notice is mailed, it will be sent by certified mail.

* The information denoted by "X's" on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

B. PROCEDURE

1. When it is necessary for the Company to put in effect a reduction in work force, or to terminate an employee for reasons other than cause, the following payout schedule will apply:

•	Non-exempt Associate in a non-probationary status will be given one (1) week severance pay for each full year worked. Cap of three (3) weeks applies.
•	Exempt Associate in a non-probationary status will be given two (2) weeks of severance pay for each full year worked. Cap of six (6) weeks applies.
•	Executive Committee member in a non-probationary status will be given one (1) months severance pay for the first full year worked, and two (2) weeks for each additional full year worked. Cap of four (4) months applies.

4.           Continuation of health insurance benefits may be extended through the term of the severance payout if the Associate was an active participant at the time of termination.

C. SEVERANCE PAY OPTIONS

The Company has the option of selecting one (1) of the following severance pay outs:

1.           Lump Sum Payment — The total amount due to the Associate is paid at one time within three (3) days of termination date.

2.           Salary Continuation — The Company may agree to salary continuation for a certain period of time to satisfy the Severance pay due. The terminated Associate will continue to be on the payroll and receive paychecks at the same frequency as a regular active Associate. Other benefits, ie, health insurance may continue at the election of the Associate (Associate must already have elected coverage to apply).

C. ELIGIBILITY

1. An exempt or non-exempt Associate is not eligible for severance pay if:

(a)          the effective date of termination occurs during the first year of employment

(b)          the termination is for cause

(c)          voluntary termination

D. EXECUTION OF POLICY

1.           Terminations for which severance pay is to be given must be communicated to the Director of Human Resources. A copy of the written notice of termination, endorsed to show the date upon which notice was given to the Associate, shall be sent to the Director of Human Resources. The effective date of termination shown on the written notice must be the actual date of termination of the Associate.

2.           The Director of Human Resources is responsible for reviewing the notice of termination for consistency with this policy and assuring that the amount of severance pay, if any, is correctly computed and distributed to the appropriate entities.

3.           Severance pay action should be taken immediately upon learning of a termination and definitely before the last paycheck is released. A telephoned or an e-mailed notification to the Director of Human Resources will expedite termination procedures.

AGREEMENT FOR PAYMENT FOR HEALTH SERVICES

This Agreement for Payment for Health Services (Agreement) is made this 1 day of May, 2012 by and between Sedona Urgent Care, Ltd, an Arizona professional corporation ("Sedona Urgent Care") and Barrett Realty, LLC, an Arizona limited liability company; L'Auberge de Sedona, LLC, an Arizona limited liability company; Open Range Grill and Tavern, LLC, an Arizona limited liability company; Orchards Inn & Restaurant LLC, an Arizona limited liability company; and Sedona Culinary Concepts, LLC, an Arizona limited liability company, collectively known as "Sedona Center" .

RECITALS

1.	Sedona Urgent Care is a provider of professional medical services and/or related health care services.

2.	Sedona Center is an employer in Uptown Sedona.

3.	Sedona Urgent Care desires to provide certain medical services to the employees of Sedona Center under the terms and conditions set forth in this Agreement

4.	Sedona Center desires to retain Sedona Urgent Care to provide certain medical services to its employees only to the extent of payment for such services as set forth under the terms and conditions that follow.

T IS AGREED AS FOLLOWS:

1.	PROVISION OF COVERED MEDICAL SERVICES BY SEDONA URGENT CARE. Sedona Urgent Care agrees to provide health care services within the normal scope of practice and in accordance with the licenses of Urgent Care to the employees of Sedona Center as defined below:

COVERED SERVICES (Included in Case Rate)

•	Minor emergency

Examples may include

-     Sutures (Including suture removal)

-     Ortho Glass Splints

-     Sprains

-     Lacerations

-     Fractures (Does not include Durable Medical Equipment)

-     Minor Burns and Abrasions

-     Allergic Reactions

•	Illness/Sickness Including any tests that are required for diagnostic purposes.

Examples may include

Strep test

Flu test

Urinalysis (Does not include lab charges if urine needs to be sent to a lab) Accu-check (Blood glucose test)

Blood Pressure checks

Mono Test

•	Onsite Digital X-Ray and Readings

NON-COVERED SERVICES

-   Physical Therapy

-   Wellness Exams

•	Charges incurred by outside sources/services including but not limited to:

Labs

Pharmaceuticals (Pharmacies)

Diagnostic Imaging (MRI, CAT Scans, Ultrasound, Mammograms etc.)

Durable Medical Equipment

Work related accidents, injuries, or illnesses.

All other charges incurred from other Practitioners and/or Facilities.

2.	TERM. The initial Term of this Agreement shall be from June 1, 2012 to May 31, 2013.

3.	COVERED SERVICES ELIGIBLE FOR PAYMENT BY SEDONA CENTER. Sedona Center agrees to pay for Covered Services in accordance with the following schedule ("Eligibility Schedule"): (i) Employee Only — up to three (3) visits per year; (ii) Employee and Spouse — up to six (6) visits per year; and (iii) Employee, Spouse and dependents up to the age of 21 - up to eight (8) visits per year. Upon the signing of this Agreement, Sedona Center shall provide a current and up-to-date census ("Eligibility Census") to Sedona Urgent Care. Thereafter, each time a new hire or termination occurs that impacts the Eligibility Census, Sedona Center will provide an update to the Eligibility Census that will be sent via email to sedonaurgentcare@yahoo.com. Upon receipt of each such email, Sedona Urgent Care will respond to the email with the word "Received", thereby confirming receipt of the most current Eligibility Census. Both parties acknowledge that Sedona Center will pay the Case Rate only in accordance with the Eligibility Schedule and the Eligibility Census. Should Sedona Urgent Care render services to any person that is not listed on the most current Eligibility Census, or in excess of the Eligibility Schedule, Sedona Center will not be liable for payment for such services.

4.	PAYMENT BY SEDONA CENTER TO SEDONA URGENT CARE. Sedona Center agrees to pay to Sedona Urgent Care a Case Rate not to exceed one hundred dollars ($100.00) for each eligible visit in accordance with the Eligibility Schedule and the Eligibility Census. Sedona Center agrees to be responsible for all balances due in the unlikely events of bankruptcy proceedings, sale of business, split in partnership or shareholders, or loses its authority to do business in total.

2

5.	PAYMENT BY ELIGIBLE EMPLOYEE. At the time services are rendered by Sedona Urgent Care, all eligible employees will be responsible for payment to Sedona Urgent Care of a copay of fifteen dollars ($15.00) for each visit ("Co-Pay"), per person, payable to Sedona Urgent Care. Any charges incurred by an employee of Sedona Center in excess of the Eligibility Schedule will be the responsibility of and collected by Sedona Urgent Care from each employee and/or dependent at the time services are rendered, without a maximum cost of out of pocket to the employee and/or dependents. Sedona Center will not be responsible for payment of any amount for services rendered to employees not on the Eligibility Census and/or in excess of the Eligibility Schedule. As a means of audit, Sedona Urgent Care will furnish all eligible employees and/or spouses and dependents of eligible employees with a second receipt of payment of the Co-Pay which will be given by the eligible employee to Sedona Center as evidence that services were provided.

6.	INVOICING BY SEDONA URGENT CARE. Monthly Statements of services provided by Sedona Urgent Care to eligible employees of Sedona Center will be mailed to the attention of Bruce Campbell, 270 N. Highway 89A, Suite 11, Sedona, AZ 86336, with a copy to Tina Littleman, 301 L'Auberge Lane, Sedona, AZ 86336. Each Statement will include following information: (1) the name of the eligible employee and the date of service, and/or (2) in the case of services rendered to either a spouse or dependent of an eligible employee, the name of the eligible employee, the name of the spouse or dependent, and the date of service. Monthly Statements will be mailed on the fifteenth (15th) day of each month for the previous calendar month. Payment shall be made by Sedona Center within fifteen days to Sedona Urgent Care.

7.	NO INSURANCE CLAIMS. Sedona Urgent Care specifically acknowledges that in the case of rendering medical services to eligible employees of Sedona Center that are covered under any health insurance plan, Sedona Center intends the arrangement for payments under this Agreement to be in lieu of Sedona Urgent Care submitting to insurance companies for reimbursement for services. Sedona Urgent Care agrees that it will either utilize a patient's health insurance benefit or submit for payment of the Case Rate to Sedona Center, but not both.

8.	RELATIONSHIP OF THE PARTIES In performance of their respective duties and obligations hereunder, Sedona Urgent Care and Sedona Center and each of their respective owners, officers, partners, agents, and employees and agents, are at all times acting and performing as independent contractors and neither party, nor their respective owners, officers, partners, agents, and employees and agents shall be considered the partner, agent, servant, employee of, or joint venturer with the other party.

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9.	STANDARDS OF PROFESSIONAL PRACTICE. Health care services shall be made available to eligible employees without discrimination on the basis of sex, age, race, color, religion, national origin, health status or disability. Providers of Sedona Urgent Care shall provide health care services to eligible employees in the same manner provided to other patients and in accordance with prevailing practices and standards of profession,

10.	MEDICAL RECORDS Sedona Urgent Care shall prepare, maintain, and retain as confidential, the medical records of all patients receiving health care services for a time period of 6 years, as required by state and federal laws, licensing requirements. Sedona Center has no interest in nor right to any confidential medical record information.

11.	GRIEVANCE PROCESS Sedona Center's role in this Agreement is to provide payment to Sedona Urgent Care for health care services provided by Sedona Urgent Care to eligible employees of Sedona Center in accordance with the Eligibility Schedule and the Eligibility Census. Sedona Center has no further obligation, and specifically will not participate in any grievance procedures to resolve disputes that may arise between Sedona Urgent Care and eligible employees/spouses/dependents of Sedona Center. Sedona Center does not claim to be knowledgeable in the field of health care and therefore accepts no liability whatsoever in the performance of health care services by Sedona Urgent Care.

12.	NOTICES. Except as otherwise provided in this Agreement, all notices, consents, or approvals required by this Agreement shall be in writing sent by certified or registered mail, (postage prepaid), by facsimile or electronic mail to:

SEDONA URGENT CARE: Gordon S. Tekell

SEDONA URGENT CARE

Phone:
Fax:______
Email:

SEDONA CENTER	Bruce Campbell
SEDONA CENTER LLC
270 N. Highway 89A, Suite 11
Sedona, AZ 86336

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Phone: (928) 204-4376
Fax: (928) 282-4531
Email: BruceC@Iauberge.corn

With a copy to:	Al Spector Barrett Realty LLC 6900 E. Camelback Road, #915 Scottsdale, AZ 85251 Phone: (480) 941-0221, x 314 Fax: (480) 990-9093 Email: al@alspector.net or (ii) in any other manner mutually agreed upon by the Parties. Notices shall be deemed effective on the date of mailings.

13.	RIGHTS OF TERMINATION. In the event either party wishes to terminate this Agreement, either party shall have the right to do so by giving written notice of such intent to terminate at least sixty (60) days prior for any reason.

14.	MODIFICATION: AMENDMENTS. This Agreement may be amended from time to time in writing as mutually agreed to by both parties.

15.	ENTIRE AGREEMENT. This Agreement, together with all amendments, if any, constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous, oral and written, agreements and understandings pertaining thereto. Any amendment to this Agreement must be in writing, mutually agreed upon and duly executed.

16.	ASSIGNMENT. This agreement is between Sedona Urgent Care, Gordon S. Tekell as sole owner and Sedona Center. Any third party interest or intent to transfer this agreement shall require notice to and the written consent of all parties involved. Any attempt by Sedona Urgent Care or Sedona Center to assign this agreement or its interest hereunder without complying with the terms of this paragraph shall be void and of no effect, at its option, may elect to terminate this agreement upon thirty (30) days of written notice, without any further liability or obligation by either party. Either party may assign this Agreement in completely or in part to any purchaser of or successor to the assets or change in operations of Sedona Center or Sedona Urgent Care, provided that the assignee agrees to assume all obligations under the Agreement

17.	COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed original, and all of which together will constitute one and the same instrument In addition, signatures transmitted by facsimile shall serve the same purpose and function as original signatures.

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18.	MUTUAL INDEMNITY. The parties acknowledge and agree that neither Sedona Urgent Care nor Sedona Center will be liable for the activities of the other nor the agents and employees of the other, including but not limited to, any liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind or nature by or on behalf of any person, party or governmental authority arising out of or in connection with (i) any failure to perform any of the agreement terms, covenants or conditions of this Agreement; (ii) any negligent act or omission or other misconduct; (iii) the failure to comply with any applicable laws, rules or regulations; or (iv) any accident, injury or damage to persons or property. Notwithstanding anything to the contrary contained herein, both parties further agree to and hereby does indemnify, defend and hold harmless one another from any and all claims, judgments, costs, liabilities, damages and the provision by Sedona Urgent Care of health care services provided to the employees of Sedona Center.

19.	SEVERABILITY. Any term or provision of this Agreement that is or becomes invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

20.	GOVERNING LAW: CONSENT TO JURISDICTION: VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Each party hereto hereby agrees that any proceeding relating to this Agreement and the transactions contemplated hereby shall be brought solely in the superior court of the state of Arizona, county of Coconino.

21.	PATIENT TRANSPORT DISCLOSURE. Sedona Urgent Care is an urgent care facility which follows the Patient Transportation rules and guidelines governing such facilities. Attached as Exhibit "A" is the full Patient Transport Disclosure. Sedona Center will not pay any expenses related to Patient Transportation.

1N WITNESS WHEREOF, the parties have the authority necessary to bind; the entities identified herein and have executed this Agreement to be effective as of June 1, 2012.

SEDONA URGENT CARE, LTD.,

an Arizona professional corporation

By:
Gordon S. Tekell
Its:	President

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For and on behalf of all entities whose employees benefit from this Agreement

SEDONA CENTER, LLC, an Arizona

limited liability company

By:	/s/ Al Spector
Al Spector
Its: Manager

PATIENT TRANSPORT DISCLOSURE

The Urgent Care facility is designed for ambulatory patients not requiring the level of service provided in an emergency department. Nevertheless, patients may present with serious, even life-threatening illnesses or injuries. These patients should be transferred to the Emergency Department per the following guidelines:

—Patients in shock, even if cause is undetennhted.

—Patients In coma.

—Patients in hypertensive crisis.

—Patients with obvious life-threatening conditions such as stab wounds, head injuries with loss of consciousness, gunshot wounds, etc.

—Patients with obvious life-threatening medical conditions such as severe chest pain with possible MI, congestive heart failure, CVA, etc.

—Patients requiring admission to the hospital.

—Patients requiring observation until specialized studies are obtained to diagnose their condition, such as lumbar punctures, CT scans, ME, etc. —Psychiatric patients requiring evaluation for admission.

EXHIBIT "A"

Exhibit 4(d)

Third-Party Authorizations of Transaction

NONE

Exhibit 4(e)

Consents to Transaction

NONE

Exhibit 5(a)

Permitted Modifications of Agreement, Properties and Business Practices

Conveying Parties confirm the following:

(1)	Since January 1, 2011 except in the ordinary course of business no Conveying Party has entered into, modified or waived material provisions of, or terminated any material agreements relating to the Property, including Leases and employment agreements.

(2)	Since January 1, 2011 except in the ordinary course of business no Conveying Party has removed from the Property any material portion of the personal property or other intangible property that is being conveyed pursuant to this Agreement.

(3)	Since November 1, 2012 except In the ordinary course of business Conveying Party has not materially changed the usual business practices and operating of the Property, including inventory and supply levels, maintenance, employment and maintenance of reserves.

EXHIBIT 8(a)-i

SPECIAL WARRANTY DEED CONVEYING LAMERRA PROPERTY

TO HL NEWCO, LLC

When recorded return to:

Jonathan T. Brohard, Esq.

Polsinelli Shughart, PC

One E. Washington St., Ste. 1200

Phoenix, AZ 85004

SPECIAL WARRANTY DEED

(LaMerra Property)

HL, LLC, an Arizona limited liability company (“Grantor”), for the consideration of Ten Dollars, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby conveys to HL Newco, LLC, a Delaware limited liability company (“Grantee”), its successors and assigns forever, that certain real property situated in the State of Arizona, and more particularly described as:

See Exhibit A attached hereto

together with all rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereto belonging, and the rents, issues and profits thereof and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to those identified by the Arizona Department of Water Resources as Nos. 36-18397.0002, 36-18398.0002, 36-18399.0002, 55-609715, 55-609716, 55-901602, 39-48282, 39-48283, 39-48284, 39-48285 and 39-56981; SUBJECT TO current and future taxes and the assessments, liens, and encumbrances set forth on Exhibit B attached hereto.

And the GRANTOR binds itself to warrant the title against all acts of the Grantor and none other, subject to the matters set forth above.

This Deed is exempt from an Affidavit of Value pursuant to ARS § 11-1134B-1.

IN WITNESS WHEREOF, the Grantor has signed this Special Warranty Deed as of the ____ day of _____________, 2013.

[SIGNATURE ON FOLLOWING PAGE]

GRANTOR

HL LLC,
an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF _______________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.
______________________________________ Signature
My Commission Expires:	(Space above for official notarial seal)

Special Warranty Deed (LaMerra) - Signature

EXHIBIT A

LEGAL DESCRIPTION

(LaMerra)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF YAVAPAI, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

THE NORTH HALF OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

EXCEPT BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LAND, WHICH POINT IS DISTANT 650 FEET EASTERLY ALONG SAID SOUTHERLY LINE FROM THE SOUTHWEST CORNER OF SAID LAND;

THENCE WESTERLY ALONG SAID SOUTHERLY LINE TO THE SOUTHWEST CORNER OF SAID LAND;

THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LAND, A DISTANCE OF 670 FEET;

THENCE SOUTHEASTERLY IN A DIRECT LINE TO THE POINT OF BEGINNING.

PARCEL NO. 2:

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (BEING LOT 13) OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

PARCEL NO.3:

ALL THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SAID SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 115.90 FEET TO AN EXISTING FENCE;

THENCE NORTH 89 DEGREES 24 MINUTES 50 SECONDS EAST, ALONG SAID FENCE, 204.31 FEET;

THENCE SOUTH 2 DEGREES 37 MINUTES 30 SECONDS EAST TO A POINT ON THE SOUTH LINE OF SAID SECTION 27;

THENCE SOUTH 89 DEGREES 00 MINUTES WEST, ALONG SAID SECTION LINE TO THE ACTUAL POINT OF BEGINNING.

Special Warranty Deed (LaMerra) – Ex. A

PARCEL NO.4:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING EASTERLY OF A LINE LOCATED 100 FEET WEST OF AND PARALLEL TO SAID EAST LINE OF THE SOUTHWEST QUARTER, AND SOUTH OF A LINE HAVING A COURSE OF NORTH 85 DEGREES 13 MINUTES EAST THROUGH A POINT THAT LIES NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 118.5 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS

CAP.

PARCEL NO. 5:

ALL THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING SOUTHERLY OF AND CONTIGUOUS TO THE FOLLOWING DESCRIBED BOUNDARY LINE:

FROM THE NORTHEAST CORNER OF THE QUIT CLAIM PARCEL OF LAND DESCRIBED AS BOOK 938 OF OFFICIAL RECORDS, PAGE 57, YAVAPAI COUNTY RECORDERS OFFICE, THE TRUE POINT OF BEGINNING, SAID CORNER LYING ON THE EAST-WEST BARBED WIRE FENCE AS SHOWN ON THE RECORD OF SURVEY RECORDED AS BOOK 17 OF LAND SURVEYS AT PAGE 17, AND ALSO ON THE SOUTHERLY LINE OF THE MONTERASTELLI (SIC) BOUNDARY AS SHOWN ON RESULTS OF SURVEY BY PATRICK NEVILLE, RECORDED AS BOOK 16, AT PAGE 100, DATED JULY 14, 1992;

THENCE SOUTH 89 DEGREES 53 MINUTES 02 SECONDS EAST, ALONG THE FENCE AND ITS EASTERLY EXTENSION AND ALONG THE SOUTHERLY LINE OF THE MONTERASTELLI BOUNDARY, 791.99 FEET;

THENCE SOUTH 41 DEGREES 19 MINUTES 24 SECONDS EAST, 39.09 FEET TO THE SOUTH LINE OF SECTION 27, PER THE ARIZONA ENGINEERING COMPANY RECORD OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEY, AT PAGE 99;

THENCE SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, ALONG THE SOUTH LINE OF SECTION 27, 75.15 FEET;

THENCE SOUTH 73 DEGREES 27 MINUTES 42 SECONDS EAST, 55.92 FEET;

THENCE NORTH 22 DEGREES 46 MINUTES 34 SECONDS EAST, 11.20 FEET;

THENCE NORTH 87 DEGREES 02 MINUTES 45 SECONDS EAST, 21.97 FEET;

THENCE SOUTH 81 DEGREES 16 MINUTES 09 SECONDS EAST, 29.96 FEET;

THENCE SOUTH 65 DEGREES 43 MINUTES 54 SECONDS EAST, 22.05 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 34, WHICH IS THE POINT OF TERMINUS OF THE BOUNDARY LINE;

THE BASIS OF BEARINGS FOR THIS DESCRIPTION IS SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, FROM THE SOUTH QUARTER CORNER OF SECTION 27 TO THE SOUTHEAST CORNER OF SECTION 27, ACCORDING TO THE ARIZONA ENGINEERING COMPANY RESULTS OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEYS, AT PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE.

Special Warranty Deed (LaMerra) – Ex. A

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PARCEL NO. 6:

EASEMENT FOR ROADWAY FOR INGRESS AND EGRESS FOR THE PURPOSE OF TRAVEL AND MAINTENANCE AS CREATED IN BOOK 3833, OF OFFICIAL RECORDS, PAGE 934, BEING 50 FEET WIDE, LYING 30 FEET ON THE WESTERLY AND SOUTHERLY SIDES AND 20 FEET ON THE EASTERLY AND NORTHERLY SIDES OF THE FOLLOWING DESCRIBED PROPERTY:

THE CENTERLINE OF AN EXISTING DIRT ROAD IN SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 27;

THENCE NORTH 86 DEGREES 13 MINUTES 45 SECONDS EAST, A DISTANCE OF 2448.25 FEET TO A CONCRETE MONUMENT MARKED 1/4 ON THE WEST FACE, WITH AN ALUMINUM CAP MARKED LS 13010, ACCEPTED BY JOHN A. LUCKOW, ARIZONA REGISTERED LAND SURVEYOR, AS THE TRUE LOCATION OF THE SOUTH QUARTER CORNER OF RECORD OF SURVEY DATED FEBRUARY 24, 1990, RECORDED IN BOOK 10 OF LAND SURVEYORS, PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE, WHICH IS IDENTICAL TO THE SOUTHEAST CORNER OF THE PROPERTY AS CONVEYED TO HARRIET KOHLER (ALSO KNOWN AS HARRIET K. SEAMAN) BY INSTRUMENTS RECORDED IN THE OFFICE OF THE RECORDER OF YAVAPAI COUNTY, ARIZONA, IN BOOK 179 OF DEEDS, PAGE 586 AND IN BOOK 357 OF OFFICIAL RECORDS, PAGE 233 AND WHICH IS ALSO IDENTICAL TO THE NORTHEAST CORNER OF PARCEL 4 ABOVE, ACCEPTED AND UTILIZED AS THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, PRIOR TO THE 1956 GLO DEPENDENT RESURVEY OF SECTION 27 BY WHICH THE QUARTER CORNER BETWEEN SECTIONS 27 AND 35 HAS BEEN MARKED BY A STANDARD GLO BRASS CAPPED PIPE, WHICH IS THE SAME GLO BRASS CAP ESTABLISHING THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED IN PARCEL 4 ABOVE;

THENCE SOUTH 85 DEGREES 13 MINUTES 00 SECONDS WEST, 15.05 FEET, TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION:

THENCE NORTH 07 DEGREES 16 MINUTES 03 SECONDS EAST, 55.48 FEET;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 201.21 FEET TO THE EAST LINE OF THE KOHLER PARCEL AS DESCRIBED IN WARRANTY DEED RECORDED IN BOOK 179 OF DEEDS, PAGE 586, YAVAPAI COUNTY RECORDERS OFFICE, STATE OF ARIZONA;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 283.79 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 55 MINUTES 40 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 71.03 FEET, TO THE EAST LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 53 MINUTES 55 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 70.92 FEET TO THE PT.;

Special Warranty Deed (LaMerra) – Ex. A

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THENCE NORTH 37 DEGREES 24 MINUTES 00 SECONDS WEST, 164.52 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 07 DEGREES 11 MINUTES 55 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 16.33 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 32 DEGREES 59 MINUTES 56 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 74.87 FEET TO THE P.T.;

THENCE NORTH 77 DEGREES 35 MINUTES 51 SECONDS WEST, 92.01 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 44 MINUTES 58 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 46.90 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAV1NG A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 51 MINUTES 24 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 47.37 FEET TO THE P.T.;

THENCE SOUTH 80 DEGREES 47 MINUTES 47 SECONDS WEST, 160.95 FEET;

THENCE SOUTH 84 DEGREES 31 MINUTES 30 SECONDS WEST, 60.56 FEET TO THE TERMINUS OF THIS DESCRIPTION AT THE WEST LINE OF THE KOHLER PARCEL, THE NORTHWEST CORNER OF WHICH BEARS NORTH 01 DEGREES 01 MINUTES 44 SECONDS WEST, A DISTANCE OF 116.37 FEET.

PARCEL NO. 7:

EASEMENT FOR IRRIGATION DITCH PURPOSES AS CREATED IN BOOK 2250, OF OFFICIAL RECORDS, PAGE 382, OVER AND ACROSS THE REAL PROPERTY DESCRIBED BELOW. THE CENTERLINE OF THE EASEMENT IS THE CENTERLINE OF THE EXISTING DITCH AND THE EASEMENT IS OF THE WIDTH REASONABLY NECESSARY FOR THE MAINTENANCE AND OPERATION OF THE DITCH.

REAL PROPERTY WHICH EASEMENT CROSSES IS DESCRIBED AS FOLLOWS:

THE FOLLOWING DESCRIBED PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH OF RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, TO WIT:

BEGINNING AT THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, ABOVE TOWNSHIP AND RANGE, SAID CORNER BEING MARKED BY A STONE MONUMENT, WHICH WAS ACCEPTED BY JIM LAMPORT, SURVEYOR IN 1928, AND BY OLD SETTLERS FOR MANY YEARS;

THENCE FROM SAID POINT NORTH ON THE QUARTER SECTION LINE THROUGH THE CENTER OF SAID SECTION 27, (THIS LINE BEING ASSUMED NORTH FOR THE PURPOSE OF THIS DESCRIPTION) 774.0 FEET TO A STONE MONUMENT;

Special Warranty Deed (LaMerra) – Ex. A

4

THENCE NORTH 73 DEGREES 34 MINUTES WEST, 659.6 FEET TO A STONE MONUMENT;

THENCE SOUTH 03 DEGREES 45 MINUTES WEST, 1021.3 FEET TO A STONE MONUMENT ON THE SOUTH LINE OF Said) SECTION 27;

THENCE NORTH 85 DEGREES 13 MINUTES EAST, 701.9 FEET ALONG SAID SECTION LINE TO THE POINT OF BEGINNING.

PARCEL NO. 8:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCEL:

A PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 600 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 180.05 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 44.71 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 143.31 FEET;

THENCE SOUTH 88 DEGREES 30 MINUTES 06 SECONDS WEST, A DISTANCE OF 19.54 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 9:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES AS CREATED IN BOOK 938 OF OFFICIAL RECORDS, PAGE 65, OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCELS:

PARCEL A:

THE FOLLOWING DESCRIBED PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 115.84 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 484.16 FEET;

Special Warranty Deed (LaMerra) – Ex. A

5

THENCE NORTH 88 DEGREES 30 MINUTES 06 SECONDS EAST, A DISTANCE OF 19.54 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 484.55 FEET TO THE PLACE OF BEGINNING.

PARCEL B:

A PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE EAST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 889.73 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 103.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 303.41 FEET. (THE DIRECTION AND LOCATIONS OF THE ABOVE LINE DETERMINED BY STONE MONUMENTS AS CALLED FOR IN THAT CERTAIN DEED OF CORRECTION OF RECORD IN THE OFFICE OF THE COUNTY RECORDER, YAVAPAI COUNTY, ARIZONA, IN BOOK 172 OF DEEDS, PAGE 495 THEREOF);

THENCE NORTH 82 DEGREES 32 MINUTES 53 SECONDS EAST, A DISTANCE OF 67.32 FEET;

THENCE SOUTH 75 DEGREES 10 MINUTES 23 SECONDS EAST, A DISTANCE OF 195.82 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 58.16 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 10:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND PUBLIC UTILITY PURPOSES AS CREATED IN BOOK 1920 OF OFFICIAL RECORDS, PAGE 314, EMBRACING ALL OF THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND LYING IN THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST;

THENCE SOUTH 88 DEGREES 53 MINUTES 57 SECONDS WEST, A DISTANCE OF 612.24 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27;

THENCE NORTH 01 DEGREES 11 MINUTES 29 SECONDS WEST, A DISTANCE OF 946.77 FEET TO THE TRUE POINT OF BEGINNING;

Special Warranty Deed (LaMerra) – Ex. A

6

THENCE SOUTH 85 DEGREES 55 MINUTES 21 SECONDS WEST, A DISTANCE OF 113.99 FEET;

THENCE NORTH 24 DEGREES 08 MINUTES 42 SECONDS WEST, A DISTANCE OF 61.87 FEET TO A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 141 DEGREES 20 MINUTES 20 SECONDS, A RADIUS OF 131.79 FEET;

THENCE ALONG THE ARC OF SAID CURVE, A DISTANCE OF 50.30 FEET;

THENCE SOUTH 24 DEGREES 08 MINUTES 42 SECONDS EAST, A DISTANCE OF 26.91 FEET;

THENCE NORTH 85 DEGREES 55 MINUTES 21 SECONDS EAST, A DISTANCE OF 81.55 FEET;

THENCE SOUTH 01 DEGREES 11 MINUTES 29 SECONDS EAST, A DISTANCE OF 50.06 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THE RIGHT TO IMPROVE AND MAINTAIN THE EXISTING ROAD AND TO RECONSTRUCT AND ENLARGE THE ROAD TO UTILIZE ALL OF THE EASEMENT PROPERTY OR ANY PART THEREOF FOR ROADWAY PURPOSES.

PARCEL NO. 11:

AN EASEMENT APPURTENANT TO PARCELS 1, 2, 3, 4 AND 5 ABOVE, FOR ROADWAY AND PUBLIC UTILITIES CREATED IN BOOK 1920, OF OFFICIAL RECORDS, PAGE 307, OVER THAT PORTION OF THE RED ROCK LOOP ROAD DESCRIBED IN THE ATTACHMENT TO THE INSTRUMENT OF RECORD IN BOOK 915, OF OFFICIAL RECORDS, PAGES 795-803, INCLUSIVE, RECORDS OF YAVAPAI COUNTY, ARIZONA, LYING WITHIN THE EAST ONEHALF, WEST ONE-HALF, SOUTHEAST QUARTER, SOUTHWEST QUARTER, SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

EXCEPTING FROM THE ABOVE PARCELS THE FOLLOWING PROPERTY:

Lot 11, THE RETREAT AT OAK CREEK, according to Book 59 of Maps, pages 99 through 104, inclusive, records of Yavapai County, Arizona.

AND

Lots 2, 9, 10, 12, 13, 14, 17, 18 and 19, LAMERRA, according to Book 61 of Maps, pages 27 through 32, inclusive, records of Yavapai County, Arizona.

Special Warranty Deed (LaMerra) – Ex. A

7

EXHIBIT B

PERMITTED ENCUMBRANCES

1. Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2013.

5. LIABILITIES AND OBLIGATIONS imposed upon said land by reason of its inclusion within the following named District

Retreat at Oak Creek Domestic Water Improvement District

6. EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 184 of Deeds

Purpose telephone lines

7. EASEMENT and rights incident thereto, as set forth in instrument Recorded in Book 188 of Deeds

Purpose electric power transmission line

8. EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 217 of Official Records

Purpose ingress and egress

9. EASEMENT and rights incident thereto, as set forth in instrument Recorded in Book 1351 of Official Records

Purpose electric transmission line

10.         EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 1351 of Official Records

Purpose electric transmission line

11.          EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 1351 of Official Records

Purpose electric lines

12.         EASEMENT and rights incident thereto, as set forth in instrument: Recorded in Book 1351 of Official Records

Purpose electric lines

Special Warranty Deed (LaMerra) – Ex. A

8

13.         EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 3833 of Official Records Page 934

Purpose access and utilities

14. MATTERS SHOWN ON SURVEY: Recorded in Book 164 of Land Surveys

15. Covenants, conditions, restrictions and easements but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, source of income, gender, gender identity, gender expression, medical condition or genetic information, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recorded in Book 4513 of Official Records

Liens and charges as set forth in the above mentioned declaration,

Payable to: The Retreat Property Company, L.L.C., an Arizona limited liability company

16. EASEMENTS, RESTRICTIONS, RESERVATIONS, CONDITIONS AND SET-BACK LINES as set forth on the plat recorded in Book 61 of Maps and Plats, page 27, but deleting any covenants, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violated 42 USC 3604(c).

17. EASEMENT and rights incident thereto, as set forth in instrument

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 32)

18. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 31)

19. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lots 29 and 38)

20. EASEMENT and rights incident thereto, as set forth in instrument Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lots 27 and 28)

Special Warranty Deed (LaMerra) – Ex. A

9

21. EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 20)

22. EASEMENT and rights incident thereto, as set forth in instr►mnent:

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 16 and Tract C)

23. BASEMENT and rights incident thereto, as set forth in instrument

Recorded in Book 4602 of Official Records

Purpose electric lines, other utility lines and facilities

(Affects Lot 1)

24. Reservations, exceptions and provisions contained in the patent and in the acts authorizing the issuance thereof

25. Water rights, claims or title to water, whether or not disclosed by the public records.

26. Any rights of the parties in possession of a portion of, or all of, said Land, which rights are not disclosed by the public records.

27. A deed of trust to secure an indebtedness in the amount shown below,

Amount: $32,000,000.00

Dated: June 11, 2007

Trustor/Orantor HL, LLC

Trustee: Fidelity National Title Insurance Agency of Coconino, Inc.

Beneficiary: IMH Secured Loan Fund, LLC

Recording Date: June 11, 2007

Book 4513 of Official Records

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by: HL LLC and IMH Secured Loan Fund, LLC

Recorded April 30, 2008

Book 4592 of Official Records

An assignment of the beneficial interest under said deed of trust which names:

Assignee: IMH Special Asset NT 233, LLC, an Arizona limited liability company

Recording Date: November 13, 2009

Special Warranty Deed (LaMerra) – Ex. A

10

Recorded in Book: 4706 of Official Records

Page: 680

A partial assignment of the beneficial interest under said trust deed

From: IMH Special Asset NT 233, LLC, an Arizona limited liability company

Assignee: First Credit Bank, a California banking corporation

Recording Date: January 21, 2011

Recorded in Book: 4790 of Official Records

Page: 182

As to: Lots 1, 3 through 8, inclusive, 15, 16, and 20 through 38, inclusive

A collateral assignment of the beneficial interest, which names

Assignee: NWRA Ventures I, LLC, a Delaware limited liability company

Recording Date: June 15, 2011

Recorded in Book: 4817 of Official Records

Page: 448

A partial assignment of the beneficial interest under said trust deed

From: First Credit Bank, a California banking corporation

Assignee: IMH Special Asset NT 233, LLC, an Arizona limited liability company

Recording Date: July 11, 2011

Recorded in Book: 4822 of Official Records

Page: 186

As to: Lots 1, 3 through 8, inclusive, 15, 16, and 20 through 38, inclusive

NOTE: Partial releases recorded January 12, 2010 in Book 4717 of Official Records, page 454 and February 12,

2010 in Book 4723 of Official Records, page 394.

28. A deed of trust to secure an indebtedness in the amount shown below, Amount $20,000,000.00

Dated:____ , 2013

Trustor/Grantor HL NEWCO, LLC, a Delaware limited liability company

Trustee: Lawyers Title of Arizona, Inc

Beneficiary: NWRA VENTURES I, LLC, a Delaware limited liability company, its successors and/or assigns, as their respective interests may appear

Recording Date: ' , 2013

Recorded in Book:_____of Official Records

Special Warranty Deed (LaMerra) – Ex. B

11

EXHIBIT 8(a)-ii

SPECIAL WARRANTY DEED CONVEYING L’AUBERGE PROPERTY

TO L’AUBERGE NEWCO, LLC

When recorded return to:

Jonathan T. Brohard, Esq.

Polsinelli Shughart, PC

One E. Washington St., Ste. 1200

Phoenix, AZ 85004

SPECIAL WARRANTY DEED

(L’Auberge Property)

L’Auberge Orchards, LLC, an Arizona limited liability company (“Grantor”), for the consideration of Ten Dollars, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby conveys to L’Auberge Newco, LLC, a Delaware limited liability company (“Grantee”), its successors and assigns forever, that certain real property situated in the State of Arizona, and more particularly described as:

See Exhibit A attached hereto

together with all rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereto belonging, and the rents, issues and profits thereof and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to those identified by the Arizona Department of Water Resources as Nos. 36-60294.0001 and 36-69321.0001; SUBJECT TO current and future taxes and the assessments, liens and encumbrances set forth on Exhibit B attached hereto.

And the GRANTOR binds itself to warrant the title against all acts of the Grantor and none other, subject to the matters set forth above.

By accepting this deed, Grantee specifically intends that a merger of title shall not occur and that that certain Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing from Grantor, as Trustor, to Transnation Title Insurance Company, as Trustee, for the benefit of IMH Financial Corporation, f/k/a IMH Secured Loan Fund, LLC, as Beneficiary, dated May 7, 2008, recorded in the Official Records of Coconino County, Arizona on May 9, 2008 in Instrument No. 3485966, as the same may have been modified from time to time, shall continue as a lien on the property.

This Deed is exempt from an Affidavit of Value pursuant to ARS § 11-1134B-1.

IN WITNESS WHEREOF, the Grantor has signed this Special Warranty Deed as of the 14th day of May, 2013.

[SIGNATURE ON FOLLOWING PAGE]

2

GRANTOR

L’Auberge OrchardS, LLC,
an Arizona limited liability company

By:
Albert B. Spector, Jr.

Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Special Warranty Deed (L’Auberge) - Signature

EXHIBIT A

LEGAL DESCRIPTION

(L’Auberge Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet record), to a point on the Southeasterly right of way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet, record), a chord bearing of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE continuing Northeasterly along said Southeasterly right of way line, being a curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet record), a chord bearing of North 26 degrees 36 minutes 58 seconds East, a central angle of 01 degrees 41 minutes 17 seconds (01 degrees 41 minutes 39 seconds, record), an arc distance of 63.35 feet (63.57 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 3.74 feet to a point on the Northeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document No. 2005-3361777 of the Coconino County Recorder’s office in Coconino county, Arizona;

THENCE along the North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set); THENCE along the Northerly line of the Orchards/L’Auberge parcel, South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet to the POINT OF BEGINNING;

THENCE South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 47.00 feet to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, (North 38 degrees 15 minutes 00 seconds East record), a distance of 150.75 feet (152.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set).

THENCE South 50 degrees 57 minutes 03 seconds East, (South 51 degrees 45 minutes 00 seconds East record), a distance of 82.00 feet (82.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 57 degrees 27 minutes 57 seconds East (North 56 degrees 40 minutes 00 seconds East record), a distance of 26.55 feet (26.5 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE South 32 degrees 32 minutes 03 seconds East (South 33 degrees 20 minutes 00 seconds East record), a distance of 523.60 feet (542.50 feet record) to a point in Oak Creek that lies on the Northwesterly boundary of the “Brewer Tract”, described in Docket 510, page 496, of the Coconino County Recorder’s Office and from which a ½” rebar with tag stamped “LS14184” previously set as a witness corner lies, North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE South 51 degrees 44 minutes 33 seconds West (no record) a distance of 6.59 feet (no record) to the Westerly corner of said “Brewer Tract” being a portion in Oak Creek;

THENCE South 54 degrees 01 minutes 27 seconds East (no record), a distance of 19.52 feet (no record) along the Southwesterly boundary of said “Brewer Tract” to a point in Oak Creek;

THENCE South 52 degrees 31 minutes 27 seconds West (South 51 degrees 43 minutes 30 seconds West, record), a distance of 11.99 feet (11.40 feet record) to a point in Oak Creek;

THENCE South 69 degrees 02 minutes 57 seconds West (South 68 degrees 15 minutes 00 seconds West record), a distance of 166.54 feet (166.54 feet) to a point in Oak Creek;

THENCE South 48 degrees 22 minutes 03 seconds East (South 49 degrees 10 minutes 00 seconds East, record), a distance of 60.39 feet (60.40 feet record), to a ½” rebar with tag stamped “PE2924” (previously set);

THENCE South 63 degrees 20 minutes 02 seconds West, (South 62 degrees 02 minutes 45 seconds West, record), a distance of 835.28 feet (832.38 feet record) to a point in Oak Creek that is on the West line of said Section 8 and lies South 01 degrees 42 minutes 03 seconds East, a distance of 624.60 feet from said West quarter corner of Section 8;

THENCE North 01 degrees 42 minutes 03 seconds West (North 02 degrees 30 minutes 00 seconds West, record), a distance of 447.60 feet (447.60 feet record) along said West line of Section 8 to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 37 minutes 57 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 207.55 feet to a ½” rebar with tag stamped “LS14184” (previously set);

2

THENCE North 38 degrees 09 minutes 30 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 109.23 feet to a ½” rebar with no identification (previously found):

THENCE North 49 degrees 44 minutes 02 seconds East, a distance of 94.50 feet;

THENCE North 37 degrees 42 minutes 35 seconds East, a distance of 174.72 feet to the POINT OF BEGINNING.

EXCEPTING THEREFROM the following described property:

A parcel of land being a portion of “Parcel 1B” as said “Parcel 1B” is shown and described on that certain ALTA/ACSM Land Title Survey map recorded as instrument number 3490268 in the Official Records of Coconino County, said parcel being situated in the West half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian in Coconino County, Arizona, and being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01°42’03” East (basis of bearings for this description), a distance of 2621.04 feet;

Thence from said West quarter corner, along the West line of the Southwest quarter of said Section 8, South 01°42’03” East, a distance of 624.60 feet to the Southwest corner of said “Parcel 1B”;

Thence along the Southerly boundary of said “Parcel 1B”, North 63°20’02” East a distance of 579.51 feet to the POINT OF BEGINNING;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 63°20’02” East a distance of 255.77 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 48°22’03” West a distance of 60.39 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 69°02’57” East a distance of 32.29 feet to the most Northerly corner of the Weckerly parcel as described in Docket 1525, pages 007-009 of the Coconino County Recorder’s Office;

Thence along a prolongation of the Northeasterly boundary of said Weckerly parcel, North 54°01’29” West a distance of 23.88 feet, more or less, to the centerline of Oak Creek as it may exist from time to time in the future;

Thence along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 65°34’01” West a distance of 111.83 feet, more or less;

Thence continuing along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 69°31’14” West a distance of 163.52 feet, more or less, to the intersection of said centerline of Oak Creek with the Northwesterly prolongation of the Southwesterly boundary of the Miller parcel as described in Docket 1478, pages 378 & 378A of the Coconino County Recorder’s Office;

Thence in a reversed direction of said Northwesterly prolongation of the Southwesterly boundary of the Miller parcel, South 38°15’58” East a distance of 98.08 feet, more or less, to the POINT OF BEGINNING.

3

PARCEL NO. 2:

An easement for ingress, egress and public utilities created by instrument recorded December 22, 1982, in Docket 911, page 206, records of Coconino County, Arizona, more particularly described as follows:

A strip of land 33.00 feet wide situated in the Southeast quarter of Section 7, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly defined as lying 16.50 feet on each side of the following described centerline:

COMMENCING at the East quarter corner of said Section 7, as marked by a GLO brass capped pipe under drain cover in sidewalk and from which the Southeast corner of said Section 7, as marked by a B.L.M. brass capped pipe, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE South 01 degrees 42 minutes 03 seconds East (South 02 degrees 30 minutes 00 seconds East, recorded), a distance of 261.40 feet (261.4 feet record) along the East line of said Southeast quarter of Section 7 to the POINT OF BEGINNING of this center line (side lines of strip of land begin on said East line);

THENCE South 28 degrees 37 minutes 57 seconds West (South 27 degrees 50 minutes 00 seconds West record), a distance of 500.20 feet (500.2 feet record);

THENCE South 37 degrees 53 minutes 57 seconds West (South 37 degrees 06 minutes 00 seconds West, record), a distance of 330.00 feet (330.00 feet record) to the terminus of center line:

EXCEPT therefrom all that portion thereof lying within the right of way of Arizona Highway 89-A;

PARCEL NO. 3:

A perpetual, non-exclusive easement for ingress and egress as set forth in that certain easement agreement recorded April 25, 2002 in instrument number 2002-3138455 and re-recorded July 18, 2005 in instrument number 2005-3332653 of Official Records, Coconino County, Arizona.

PARCEL NO. 4:

A parcel of land being a portion of the “Pacini Tract” described in Parcel II in Docket 1711, page 863 and 864 of the Coconino County Recorders Office and situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, said parcel being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

4

THENCE from said West quarter corner, North 21 degrees 27 minutes 04 seconds East, a distance of 342.00 feet (North 20 degrees 32 minutes East, a distance of 342 feet, record) to a ½” rebar with tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete (previously set) on the Southeasterly right of way line of Arizona Highway 89-A;

THENCE departing said Southeasterly right of way line of Arizona Highway 89-A South 89 degrees 51 minutes 31 seconds East, a distance of 215.83 feet (North 89 degrees 10 minutes East, a distance of 217.50 feet record), to a ½” rebar with plastic cap stamped “LS14184” (found);

THENCE South 40 degrees 28 minutes 17 seconds East, a distance of 109.25 feet (South 41 degrees 45 minutes East, a distance of 110.77 feet record) to a ½” rebar with plastic cap stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, a distance of 150.75 feet (North 38 degrees 15 minutes East, a distance of 152.0 feet record), to a ½” rebar with tag stamped “LS14184” (previously set) at a corner of said “Pacini Tract”;

THENCE along the boundary of said “Pacini Tract” South 50 degrees 57 minutes 03 seconds East, a distance of 82.00 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract” North 57 degrees 27 minutes 57 seconds East, a distance of 26.55 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract”, South 32 degrees 32 minutes 03 seconds East, a distance of 5.00 feet to the POINT OF BEGINNING;

THENCE North 57 degrees 27 minutes 57 seconds East, a distance of 58.00 feet to a ½” rebar with tag stamped “LS14184”;

THENCE North 89 degrees 27 minutes 57 seconds East, a distance of 35.39 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 00 degrees 32 minutes 03 seconds East, a distance of 163.25 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 32 degrees 32 minutes 03 seconds East, a distance of 215.13 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 31 degrees 56 minutes 49 seconds East, a distance of 146.28 feet to a point on the Northwesterly boundary of the “Brewer Tract” as described in Docket 510, page 496 of the Coconino County Recorder’s Office and the Southwest corner of the said “Pacini Tract” and from which a ½” rebar with brass tag stamped “LS14184” (previously set as a witness corner) bears North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE along the Westerly boundary of the said “Pacini Tract”, North 32 degrees 32 minutes 03 seconds West, a distance of 518.60 feet to the POINT OF BEGINNING.

5

PARCEL NO. 5:

INTENTIONALLY DELETED.

6

EXHIBIT B

PERMITTED ENCUMBRANCES

PART I

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2013.

2.	Reservations contained In the Patent

From:	The United States of America
Recording Date:	November 26, 1915
Recording No:	Book 43 of Deeds, page 246 (portion in the Southwest quarter of Section 8); and
Recording Date:	June 28, 1916
Recording No:	Book 43 of Deeds, page 626 (portion in the Northwest quarter of Section 8)

Which among other things recites as follows:

Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws and decisions of the courts, and the reservation from the lands hereby granted, a right of way thereon for ditches or canals constructed by the authority of the United States.

3.	Water rights, claims or title to water, whether or not disclosed by the public records.

4.	INTENTIONALLY DELETED

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	gas pipelines
Recording No:	Docket 262, page 637
(Parcels 3 and 4)

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	highway purposes and slope maintenance
Recording No:	Docket 319, page 547
(Parcel 2)

7.	INTENTIONALLY DELETED

8.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	communication lines and appurtenant facilities
Recording No:	Docket 945, page 417
(Parcel 1)

7

3662329 Pages: 11 of 13 05/15/2013 03:49:28 PM

SCHEDULE B-Part I

(Continued)

9.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	water lines and appurtenant facilities
Recording No:	Docket 945, page 423
(Parcel 1)

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	gas pipelines and appurtenant facilities
Recording No:	Docket 945, page 425
(Parcel 1)

11.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	water lines and appurtenant facilities
Recording No:	Docket 945, page 628
(Parcel 2)

12.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	ingress and egress and public utilities
Recording No:	Docket 954, page 152
(Parcel 1)

13.	Easement(s) for the purpose(s) shown below and rights Incidental thereto as set forth in a document:

Purpose:	drainage for State Highway 89A
Recording No:	Docket 1002, page 347
(Parcel 1)

14.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	pipelines and appurtenant facilities
Recording No:	Docket 1050, page 348
(Parcel 1)

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	pipelines and appurtenant facilities
Recording No:	Docket 1050, page 700
(Parcel 1)

16.	INTENTIONALLY DELETED

17.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	communication lines and appurtenant facilities
Recording No:	Docket 1050, page 708
(Parcel 1)

18.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	ditch
Recording No:	Docket 1548, page 247 ;and
Recording No:	Docket 1573, page 730
(Parcel 1)

8

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SCHEDULE B—Part

(Continued)

19.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth In a document:

Purpose:	communication lines and appurtenant facilities
Recording No:	Docket 1783, page 608
(Parcel 1)

20.	TERMS, COVENANTS AND PROVISIONS of an "Easement" recorded November 8, 2000, in Recording No. 3070720.

(Parcel 2)

21.	TERMS, COVENANTS AND PROVISIONS of an "Easement Agreement" recorded April 25, 2002 in Recording No. 3138455 and re-recorded July 18, 2005 in Recording No. 3332653.

(Parcel 3)

22.	INTENTIONALLY DELETED

23.	INTENTIONALLY DELETED

24.	INTENTIONALLY DELETED

25.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508822.

26.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded In Recording No. 3508823.

27.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508824.

28.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	water lines
Recording No:	3518961
(Parcel 1 and 4)

29.	Easement(s) for the purpose(s) shown below and rights Incidental thereto as set forth in a document:

Purpose:	utilities
Recording No:	3519923
(Parcel 1)

30.	Matters contained in that certain document

Entitled:	Second Amended Development Agreement
Executed by:	City of Sedona, an Arizona municipal corporation and L'Auberge Orchards, LLC, an Arizona limited liability company
Recording Date:	March 15, 2010
Recording No.:	3555969 and 3555971

31.	Easement(s) for the purpose(s) shown below and rights Incidental thereto as set forth In a document:

Purpose:	Use and License Agreement
Recording Date:	January 27, 2010
Recording No:	3551953

9

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SCHEDULE B—Part I

(Continued)

32.	Covenants, conditions and restrictions but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, or source of Income, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recording No:	3555970
Recording No:	3555972

33.	Agreement with the City of Sedona for Waiver of Rights and Remedies under A.R.S. 12-1134:

Executed by:	L'Auberge Orchards LLC
Recording Date:	May 23, 2011
Recording No.:	3596028

Said Agreement discloses a right of way for the Owenby Ditch

(Affects Tax Parcel 401-12-001C)

34.	Covenants, conditions, restrictions and easements but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, source of income, gender, gender identity, gender expression, medical condition or genetic information, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction Is permitted by applicable law, as set forth in the document

Recording No:	3596029

(Affects the Owenby Ditch contained within Tax Parcel No. 401-12-001C)

35.	INTENTIONALLY DELETED

36.	AMBIGUITY of the description used herein resulting from the indefinite location of the Centerline of Oak Creek.

(Affects Parcel 1)

37.	Any rights of the parties in possession of a portion of, or all of, said Land, which rights are not disclosed by the public records.

Special Warranty Deed (L’Auberge/Schnebly) – Ex. B

EXHIBIT 8(a)-iii

SPECIAL WARRANTY DEED CONVEYING ORCHARDS INN PROPERTY TO ORCHARDS NEWCO, LLC

When recorded return to:

Jonathan T. Brohard, Esq.

Polsinelli Shughart, PC

One East Washington, Suite 1200

Phoenix, AZ 85004

SPECIAL WARRANTY DEED

(Orchards Inn Property)

L’Auberge Orchards, LLC, an Arizona limited liability company (“Grantor”), for the consideration of Ten Dollars, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby conveys to Orchards Newco, LLC, a Delaware limited liability company (“Grantee”), its successors and assigns forever, that certain real property situated in the State of Arizona, and more particularly described as:

See Exhibit A attached hereto

together with all rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereto belonging, and the rents, issues and profits thereof and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to that identified by the Arizona Department of Water Resources as No. 36-42343.0001; SUBJECT TO current and future taxes and the assessments, liens and encumbrances set forth on Exhibit B attached hereto.

And the GRANTOR binds itself to warrant the title against all acts of the Grantor and none other, subject to the matters set forth above.

This Deed is exempt from an Affidavit of Value pursuant to ARS § 11-1134B-1.

IN WITNESS WHEREOF, the Grantor has signed this Special Warranty Deed as of the ____ day of ___________, 2013.

[SIGNATURE ON FOLLOWING PAGE]

GRANTOR

L’Auberge OrchardS, LLC,
an Arizona limited liability company

By:

Albert B. Spector, Jr.

Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF _________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Special Warranty Deed (Orchards Inn) – Signature

EXHIBIT A

LEGAL DESCRIPTION

(Orchards Inn Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet, record) to a point on the Southeasterly right-of-way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2150.00 feet record)., a chord being of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89A, South 65 degrees 25 minutes 03 seconds East, a distance of 11.73 feet to the POINT OF BEGINNING, which lies on the Southeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document NO. 2005-3361777 of the Coconino County Recorder’s Office, Coconino County, Arizona;

THENCE along said Southeasterly line, North 24 degrees 46 minutes 32 seconds East, a distance of 23.47 feet;

THENCE continuing along said Southeasterly line, North 21 degrees 21 minutes 48 seconds East, a distance of 3.63 feet;

THENCE continuing along said Southeasterly line, North 20 degrees 52 minutes 26 seconds West, a distance of 8.33 feet;

THENCE continuing along said Southeasterly line, North 69 degrees 07 minutes 34 seconds East, a distance of 1.00 feet;

THENCE continuing along said Southeasterly line, North 19 degrees 27 minutes 50 seconds West, a distance of 6.81 feet;

Special Warranty Deed (Orchards Inn) – Ex. A

THENCE continuing along said Southeasterly line, North 26 degrees 18 minutes 08 seconds East, a distance of 19.54 feet;

THENCE continuing along said Southeasterly line, South 62 degrees 51 minutes 12 seconds East, a distance of 4.07 feet;

THENCE continuing along said Southeasterly line, North 23 degrees 53 minutes 25 seconds East, a distance of 6.93 feet;

THENCE continuing along said Southeasterly line of that tract of land acquired by the City of Sedona in December 2005, North 62 degrees 35 minutes 35 seconds West, a distance of 0.55 feet to the North line of the Orchards/L’Auberge parcel;

THENCE along said North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

THENCE South 40 degrees 28 minutes 17 seconds East, (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet;

THENCE South 37 degrees 42 minutes 35 seconds West, a distance of 174.72 feet;

THENCE South 49 degrees 44 minutes 02 seconds West, a distance of 94.50 feet to a ½” rebar with no identification (previously found);

THENCE North 31 degrees 49 minutes 11 seconds West (North 32 degrees 21 minutes 20 seconds West, record), a distance of 114.47 feet (113.94 feet record) to a ½” rebar with cap stamped “LS 14184” (previously set);

THENCE North 22 degrees 35 minutes 10 seconds East (North 24 degrees 24 minutes 07 seconds East, record), a distance of 66.04 feet (65.00 feet, record) to a concrete nail with brass tag stamped “LS14184”, previously set at the position of a previously set chiseled “+” in concrete;

THENCE North 65 degrees 25 minutes 03 seconds West, (North 65 degrees 34 minutes 02 seconds West, record), a distance of 65.96 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

INTENTIONALLY DELETED.

PARCEL NO. 3:

An easement for overhead canopies and other purposes by or pursuant to that certain Special Warranty Deed (In Lieu of Condemnation) recorded December 27, 2005 in Document No. 3361777, Official Records of Coconino County, Arizona.

2

EXHIBIT B

PERMITTED ENCUMBRANCES

Property taxes, which area lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2013.

2.	Reservations contained in the Patent

From:	The United States of America
Recording Date:	June 28, 1916
Recording No:	Book 43 of Deeds, page 626

Which among other things recites as follows:

Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws and decisions of the courts, and the reservation from the lands hereby granted, a right ofway thereon for ditches or canals constructed by the authority of the United States.

3.	Water rights, claims or title to water, whether or not disclosed by the public records.

4.	INTENTIONALLY DELETED

5.	INTENTIONALLY DELETED

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document

Purpose:	parking and roof water drainage
Recording No:	Docket 309, page 167

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	water lines and appurtenant facilities
Recording No:	Docket 1776, page 715

8.	INTENTIONALLY DELETED

9.	COVENANTS AND CONDITIONS in Special Warranty Deed (in Lieu of Condemnation) recorded December 27, 2005, in Recording No. 3361777.

10.	Matters shown on record of survey:

Recording No.:	3490268

11.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508822.

12.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508823.

13.	Waiver of Rights and Remedies under A.R.S. 12-1134, recorded in Recording No. 3508824.

3

3662330 Pages: 7 of 9 05/15/2013 03:49:28 PM

14.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	designated parking spaces
Recording No:	3519364; and
Re-recorded	3521268

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:	utility
Recording No:	3609645

16.	Any rights of the parties In possession of a portion of, or all of, said Land, which rights are not disclosed by the public records.

17.	INTENTIONALLY DELETED

18.	A deed of trust to secure an indebtedness in the amount shown below,

Amount:	$43,435,000.00
Dated:	May 7, 2008
Trustor/Grantor:	L'Auberge Orchard, LLC., an Arizona limited liability company
Trustee:	Trantmation Title Insurance Company
Beneficiary:	IMH Secured Loan Fund, LLC
Recording Date:	May 9, 2008
Recording No:	3485966

And Amended and Restated Deed of Trust as shown below,

Trustor/Grantor:	L'Auberge Orchard, LLC., an Arizona limited liability company
Trustee:
Beneficiary:	NWRA VENTURES 1, LLC, a Delaware limited liability company 2013
Recording Date:
Recording No:

An agreement recorded September 25, 2009 at Recording No. 3539611 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

An assignment of the beneficial interest under said deed of trust which names:

Assignee:	IMH Special Asset NT 232, LLC, an Arizona limited liability company
Recording Date:	November 13, 2009
Recording No:	3544893

An agreement recorded September 30, 2010 at Recording No. 3575445 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

4

3662330 Pages: 8 of 9 05/15/2013 03:49:28 PM

An agreement recorded March 9, 2011 at Recording No. 3589822 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

A collateral assignment of the beneficial interest, which names

Assignee:	NWRA Ventures 1, LLC, a Delaware limited liability company
Recording Date:	Juno 15, 2011
Recording No:	3597846

An agreement recorded March 29, 2013 at Recording No. 3658075 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

An absolute assignment of the beneficial interest under said deed of trust which names:

Assignee:	NWRA Ventures I, LLC, a Delaware limited liability company
Recording Date:	, 2013
Recording No:

19.	A financing statement as follows:

Debtor:	L'Auberge Orchard, LLC., an Arizona limited
Secured	liability company IMH Secured Loan Fund, LLC., a
Party	Delaware limited liability company May 16, 2008
Recording Date:	3486766; and
Recording No:

A change to the above financing statement was filed

Nature of Change:	Assignment
Recording Date:	March 24, 2010
Recording No:	3556918

An agreement recorded September 25, 2009 at Recording No. 3539611 which states that this instrument was subordinated to the document or interest described in the instrument

Recording Date:	September 25, 2009
Recording No:	3539609

20.	A deed of trust to secure an indebtedness in the amount shown below,

Amount:	$14,000,000.00
Dated:	September 18, 2009
Trustor/Grantor:	L'Auberge Orchard, LLC„ an Arizona limited liability company
Trustee:	Lawyers Title Insurance Corporation, a Nebraska corporation
Beneficiary:	First Credit Bank
Recording Date:	September 25, 2009
Recording No:	3539609

5

3662330 Pages: 9 of 9 05/15/2013 03:49:28 PM

An agreement to modit), the terms and provisions of said deed of trust as therein provided

Executed by:	L'Auberge Orchard, LLC., an Arizona limited liability company and First Credit Bank
Recording Date:	September 30, 2010
Recording No:	3575444

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by:	L'Auberge Orchard, LLC., an Arizona limited liability company and First Credit Bank
Recording Date:	March 9, 2011
Recording No:	3589821

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by:	L'Auberge Orchards, LLC, an Arizona limited liability company and First Credit Bank
Recording Date:	March 29, 2013
Recording No:	3658074

21.	A deed of trust to secure an Indebtedness in the amount shown below,

Amount:	$17,000,000,00
Dated:	, 2013
Recorded:	, 2013
Recording No.:
Truster:	ORCHARDS NEWCO, LLC, a Delaware limited liability company
Trustee:	Lawyers Title of Arizona, Inc
Beneficiary:	NWRA VENTURES I, LLC, a Delaware limited liability company, its successors and/or assigns, as their respective interests may appear

Special Warranty Deed (Orchards Inn) – Ex. B

Exhibit 8(b)-i

BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION

(LaMerra Property)

This BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION (this “Bill of Sale”) is dated as of _____________, 2013, by and between HL LLC, an Arizona limited liability company (“Assignor”) and HL Newco, LLC, a Delaware limited liability company (“Assignee”).

This Bill of Sale is being executed and delivered in conjunction with a Special Warranty Deed of even date herewith from Assignor to Assignee.

For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.	Sale and Assignment of Personal Property.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all of Assignor’s right, title and interest in and to all personal property owned or leased by Assignor now existing or at any time hereafter placed in or attached to with respect to, or used in connection with the ownership, operation, leasing, maintenance or repair of that certain real property in Yavapai County, Arizona, and legally described on Exhibit A attached hereto (the “Real Property”).

2.	General Assignment and Assumption.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all right, title and interest of Assignor in and to the following:

a.           to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated, including but not limited to all such permits and licenses;

b.           all warranties and guarantees (if any) issued to Assignor by any manufacturer or contractor in connection with the construction or installation of equipment included as part of the Real Property;

c.           all claims against contractors and suppliers with respect to work done on or with respect to the Real Property or materials incorporated into the Real Property;

d.           all contracts in effect as of the date hereof with respect to the Real Property;

e.           all brands, trade names, trademarks, web sites, telephone numbers and listings, deposits and other general intangibles of or relating to the Real Property, including, without limitation, “LaMerra,” and “LaMerra Sedona”;

f.            all permits, licenses, and approvals applicable to the Real Property or any business conducted thereon or therefrom;

g.           all engineering documents, architectural documents and other plats, plans, specifications, drawings and surveys applicable to the Real Property;

h.           all refunds of insurance premiums associated with or related to the Real Property;

i.            all returns or refunds of deposits, charges, payments or taxes associated with the Real Property or business conducted thereon by Assignor, its subsidiaries, affiliates or agents;

j.            all water rights associated with or related to the Real Property;

k.          all accounts, cash and cash equivalents; and

l.            all other rights, privileges and appurtenances associated with the Real Property.

All of the foregoing items in this Section 2 are collectively referred to as the “Property Interests”).

3.	Acceptance and Assumption.

Assignee hereby accepts the assignment of the Property Interests and assumes the liability and obligations specifically described on Exhibit B attached hereto (the “Scheduled Assumed Liabilities”).

4.	Successors and Assigns.

This Bill of Sale and General Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	Governing Law.

This Bill of Sale and General Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, this Bill of Sale and General Assignment and Assumption has been executed this _____ day of ______, 2013.

[SIGNATURES ON FOLLOWING PAGES]

2

ASSIGNOR:

HL LLC, an Arizona limited liability company

By:
Name:	Albert B. Spector, Jr.
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Bill of Sale (LaMerra) – Signature 1

ASSIGNEE:

HL NEWCO, LLC, a Delaware limited liability company

By:	IMH Financial Corporation, a Delaware Corporation, Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Bill of Sale (LaMerra) – Signature 2

EXHIBIT A

LEGAL DESCRIPTION

(LaMerra)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF YAVAPAI, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

THE NORTH HALF OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

EXCEPT BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LAND, WHICH POINT IS DISTANT 650 FEET EASTERLY ALONG SAID SOUTHERLY LINE FROM THE SOUTHWEST CORNER OF SAID LAND;

THENCE WESTERLY ALONG SAID SOUTHERLY LINE TO THE SOUTHWEST CORNER OF SAID LAND;

THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LAND, A DISTANCE OF 670 FEET;

THENCE SOUTHEASTERLY IN A DIRECT LINE TO THE POINT OF BEGINNING.

PARCEL NO. 2:

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (BEING LOT 13) OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

PARCEL NO.3:

ALL THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SAID SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 115.90 FEET TO AN EXISTING FENCE;

THENCE NORTH 89 DEGREES 24 MINUTES 50 SECONDS EAST, ALONG SAID FENCE, 204.31 FEET;

THENCE SOUTH 2 DEGREES 37 MINUTES 30 SECONDS EAST TO A POINT ON THE SOUTH LINE OF SAID SECTION 27;

THENCE SOUTH 89 DEGREES 00 MINUTES WEST, ALONG SAID SECTION LINE TO THE

Bill of Sale (LaMerra) – Ex. A

4

ACTUAL POINT OF BEGINNING.

PARCEL NO.4:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING EASTERLY OF A LINE LOCATED 100 FEET WEST OF AND PARALLEL TO SAID EAST LINE OF THE SOUTHWEST QUARTER, AND SOUTH OF A LINE HAVING A COURSE OF NORTH 85 DEGREES 13 MINUTES EAST THROUGH A POINT THAT LIES NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 118.5 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP.

PARCEL NO. 5:

ALL THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING SOUTHERLY OF AND CONTIGUOUS TO THE FOLLOWING DESCRIBED BOUNDARY LINE:

FROM THE NORTHEAST CORNER OF THE QUIT CLAIM PARCEL OF LAND DESCRIBED AS BOOK 938 OF OFFICIAL RECORDS, PAGE 57, YAVAPAI COUNTY RECORDERS OFFICE, THE TRUE POINT OF BEGINNING, SAID CORNER LYING ON THE EAST-WEST BARBED WIRE FENCE AS SHOWN ON THE RECORD OF SURVEY RECORDED AS BOOK 17 OF LAND SURVEYS AT PAGE 17, AND ALSO ON THE SOUTHERLY LINE OF THE MONTERASTELLI (SIC) BOUNDARY AS SHOWN ON RESULTS OF SURVEY BY PATRICK NEVILLE, RECORDED AS BOOK 16, AT PAGE 100, DATED JULY 14, 1992;

THENCE SOUTH 89 DEGREES 53 MINUTES 02 SECONDS EAST, ALONG THE FENCE AND ITS EASTERLY EXTENSION AND ALONG THE SOUTHERLY LINE OF THE MONTERASTELLI BOUNDARY, 791.99 FEET;

THENCE SOUTH 41 DEGREES 19 MINUTES 24 SECONDS EAST, 39.09 FEET TO THE SOUTH LINE OF SECTION 27, PER THE ARIZONA ENGINEERING COMPANY RECORD OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEY, AT PAGE 99;

THENCE SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, ALONG THE SOUTH LINE OF SECTION 27, 75.15 FEET;

THENCE SOUTH 73 DEGREES 27 MINUTES 42 SECONDS EAST, 55.92 FEET;

THENCE NORTH 22 DEGREES 46 MINUTES 34 SECONDS EAST, 11.20 FEET;

THENCE NORTH 87 DEGREES 02 MINUTES 45 SECONDS EAST, 21.97 FEET;

THENCE SOUTH 81 DEGREES 16 MINUTES 09 SECONDS EAST, 29.96 FEET;

THENCE SOUTH 65 DEGREES 43 MINUTES 54 SECONDS EAST, 22.05 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 34, WHICH IS THE POINT OF TERMINUS OF THE BOUNDARY LINE;

THE BASIS OF BEARINGS FOR THIS DESCRIPTION IS SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, FROM THE SOUTH QUARTER CORNER OF SECTION 27 TO THE SOUTHEAST CORNER OF SECTION 27, ACCORDING TO THE ARIZONA ENGINEERING

Bill of Sale (LaMerra) – Ex. A

2

COMPANY RESULTS OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEYS, AT PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE.

PARCEL NO. 6:

EASEMENT FOR ROADWAY FOR INGRESS AND EGRESS FOR THE PURPOSE OF TRAVEL AND MAINTENANCE AS CREATED IN BOOK 3833, OF OFFICIAL RECORDS, PAGE 934,

BEING 50 FEET WIDE, LYING 30 FEET ON THE WESTERLY AND SOUTHERLY SIDES AND 20 FEET ON THE EASTERLY AND NORTHERLY SIDES OF THE FOLLOWING DESCRIBED PROPERTY:

THE CENTERLINE OF AN EXISTING DIRT ROAD IN SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 27;

THENCE NORTH 86 DEGREES 13 MINUTES 45 SECONDS EAST, A DISTANCE OF 2448.25 FEET TO A CONCRETE MONUMENT MARKED 1/4 ON THE WEST FACE, WITH AN ALUMINUM CAP MARKED LS 13010, ACCEPTED BY JOHN A. LUCKOW, ARIZONA REGISTERED LAND SURVEYOR, AS THE TRUE LOCATION OF THE SOUTH QUARTER CORNER OF RECORD OF SURVEY DATED FEBRUARY 24, 1990, RECORDED IN BOOK 10 OF LAND SURVEYORS, PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE, WHICH IS IDENTICAL TO THE SOUTHEAST CORNER OF THE PROPERTY AS CONVEYED TO HARRIET KOHLER (ALSO KNOWN AS HARRIET K. SEAMAN) BY INSTRUMENTS RECORDED IN THE OFFICE OF THE RECORDER OF YAVAPAI COUNTY, ARIZONA, IN BOOK 179 OF DEEDS, PAGE 586 AND IN BOOK 357 OF OFFICIAL RECORDS, PAGE 233 AND WHICH IS ALSO IDENTICAL TO THE NORTHEAST CORNER OF PARCEL 4 ABOVE, ACCEPTED AND UTILIZED AS THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, PRIOR TO THE 1956 GLO DEPENDENT RESURVEY OF SECTION 27 BY WHICH THE QUARTER CORNER BETWEEN SECTIONS 27 AND 35 HAS BEEN MARKED BY A STANDARD GLO BRASS CAPPED PIPE, WHICH IS THE SAME GLO BRASS CAP ESTABLISHING THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED IN PARCEL 4 ABOVE;

THENCE SOUTH 85 DEGREES 13 MINUTES 00 SECONDS WEST, 15.05 FEET, TO THE TRUE

POINT OF BEGINNING OF THIS DESCRIPTION:

THENCE NORTH 07 DEGREES 16 MINUTES 03 SECONDS EAST, 55.48 FEET; THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 201.21 FEET TO THE EAST LINE OF THE KOHLER PARCEL AS DESCRIBED IN WARRANTY DEED RECORDED IN BOOK 179 OF DEEDS, PAGE 586, YAVAPAI COUNTY RECORDERS OFFICE, STATE OF ARIZONA; THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 283.79 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 55 MINUTES 40 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 71.03 FEET, TO THE EAST LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 53 MINUTES 55 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 70.92 FEET TO THE PT.;

Bill of Sale (LaMerra) – Ex. A

3

THENCE NORTH 37 DEGREES 24 MINUTES 00 SECONDS WEST, 164.52 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 07 DEGREES 11 MINUTES 55 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 16.33 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 32 DEGREES 59 MINUTES 56 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 74.87 FEET TO THE P.T.;

THENCE NORTH 77 DEGREES 35 MINUTES 51 SECONDS WEST, 92.01 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 44 MINUTES 58 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 46.90 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAV1NG A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 51 MINUTES 24 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 47.37 FEET TO THE P.T.;

THENCE SOUTH 80 DEGREES 47 MINUTES 47 SECONDS WEST, 160.95 FEET;

THENCE SOUTH 84 DEGREES 31 MINUTES 30 SECONDS WEST, 60.56 FEET TO THE TERMINUS OF THIS DESCRIPTION AT THE WEST LINE OF THE KOHLER PARCEL, THE NORTHWEST CORNER OF WHICH BEARS NORTH 01 DEGREES 01 MINUTES 44 SECONDS WEST, A DISTANCE OF 116.37 FEET.

PARCEL NO. 7:

EASEMENT FOR IRRIGATION DITCH PURPOSES AS CREATED IN BOOK 2250, OF OFFICIAL RECORDS, PAGE 382, OVER AND ACROSS THE REAL PROPERTY DESCRIBED BELOW. THE CENTERLINE OF THE EASEMENT IS THE CENTERLINE OF THE EXISTING DITCH AND THE EASEMENT IS OF THE WIDTH REASONABLY NECESSARY FOR THE MAINTENANCE AND OPERATION OF THE DITCH.

REAL PROPERTY WHICH EASEMENT CROSSES IS DESCRIBED AS FOLLOWS:

THE FOLLOWING DESCRIBED PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH OF RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, TO WIT:

BEGINNING AT THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, ABOVE TOWNSHIP AND RANGE, SAID CORNER BEING MARKED BY A STONE MONUMENT, WHICH WAS ACCEPTED BY JIM LAMPORT, SURVEYOR IN 1928, AND BY OLD SETTLERS FOR MANY YEARS;

THENCE FROM SAID POINT NORTH ON THE QUARTER SECTION LINE THROUGH THE CENTER OF SAID SECTION 27, (THIS LINE BEING ASSUMED NORTH FOR THE PURPOSE OF THIS DESCRIPTION) 774.0 FEET TO A STONE MONUMENT;

Bill of Sale (LaMerra) – Ex. A

4

THENCE NORTH 73 DEGREES 34 MINUTES WEST, 659.6 FEET TO A STONE MONUMENT;

THENCE SOUTH 03 DEGREES 45 MINUTES WEST, 1021.3 FEET TO A STONE MONUMENT ON THE SOUTH LINE OF Said) SECTION 27;

THENCE NORTH 85 DEGREES 13 MINUTES EAST, 701.9 FEET ALONG SAID SECTION LINE TO THE POINT OF BEGINNING.

PARCEL NO. 8:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCEL:

A PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 600 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 180.05 FEET; THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 44.71 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 143.31 FEET;

THENCE SOUTH 88 DEGREES 30 MINUTES 06 SECONDS WEST, A DISTANCE OF 19.54 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 9:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES AS CREATED IN BOOK 938 OF OFFICIAL RECORDS, PAGE 65, OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCELS:

PARCEL A:

THE FOLLOWING DESCRIBED PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 115.84 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 484.16 FEET;

Bill of Sale (LaMerra) – Ex. A

5

THENCE NORTH 88 DEGREES 30 MINUTES 06 SECONDS EAST, A DISTANCE OF 19.54 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 484.55 FEET TO THE PLACE OF BEGINNING.

PARCEL B:

A PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE EAST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 889.73 FEET FROM THE SOUTH QUARTER CORNER OF

SECTION 27 MARKED BY A G.L.O. BRASS CAP; THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 103.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 303.41 FEET. (THE DIRECTION AND LOCATIONS OF THE ABOVE LINE DETERMINED BY STONE MONUMENTS AS CALLED FOR IN THAT CERTAIN DEED OF CORRECTION OF RECORD IN THE OFFICE OF THE COUNTY RECORDER, YAVAPAI COUNTY, ARIZONA, IN BOOK 172 OF DEEDS, PAGE 495 THEREOF);

THENCE NORTH 82 DEGREES 32 MINUTES 53 SECONDS EAST, A DISTANCE OF 67.32 FEET;

THENCE SOUTH 75 DEGREES 10 MINUTES 23 SECONDS EAST, A DISTANCE OF 195.82 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 58.16 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 10:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND PUBLIC UTILITY PURPOSES AS CREATED IN BOOK 1920 OF OFFICIAL RECORDS, PAGE 314, EMBRACING ALL OF THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND LYING IN THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST;

THENCE SOUTH 88 DEGREES 53 MINUTES 57 SECONDS WEST, A DISTANCE OF 612.24 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST

QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27;

THENCE NORTH 01 DEGREES 11 MINUTES 29 SECONDS WEST, A DISTANCE OF 946.77

Bill of Sale (LaMerra) – Ex. A

6

FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 85 DEGREES 55 MINUTES 21 SECONDS WEST, A DISTANCE OF 113.99 FEET;

THENCE NORTH 24 DEGREES 08 MINUTES 42 SECONDS WEST, A DISTANCE OF 61.87 FEET TO A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 141 DEGREES 20 MINUTES

20 SECONDS, A RADIUS OF 131.79 FEET;

THENCE ALONG THE ARC OF SAID CURVE, A DISTANCE OF 50.30 FEET; THENCE SOUTH 24 DEGREES 08 MINUTES 42 SECONDS EAST, A DISTANCE OF 26.91 FEET;

THENCE NORTH 85 DEGREES 55 MINUTES 21 SECONDS EAST, A DISTANCE OF 81.55 FEET;

THENCE SOUTH 01 DEGREES 11 MINUTES 29 SECONDS EAST, A DISTANCE OF 50.06 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THE RIGHT TO IMPROVE AND MAINTAIN THE EXISTING ROAD AND TO RECONSTRUCT AND ENLARGE THE ROAD TO UTILIZE ALL OF THE EASEMENT PROPERTY OR ANY PART THEREOF FOR ROADWAY PURPOSES.

PARCEL NO. 11:

AN EASEMENT APPURTENANT TO PARCELS 1, 2, 3, 4 AND 5 ABOVE, FOR ROADWAY AND PUBLIC UTILITIES CREATED IN BOOK 1920, OF OFFICIAL RECORDS, PAGE 307, OVER THAT PORTION OF THE RED ROCK LOOP ROAD DESCRIBED IN THE ATTACHMENT TO THE INSTRUMENT OF RECORD IN BOOK 915, OF OFFICIAL RECORDS, PAGES 795-803, INCLUSIVE, RECORDS OF YAVAPAI COUNTY, ARIZONA, LYING WITHIN THE EAST ONEHALF, WEST ONE-HALF, SOUTHEAST QUARTER, SOUTHWEST QUARTER, SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND

MERIDIAN, YAVAPAI COUNTY, ARIZONA.

EXCEPTING FROM THE ABOVE PARCELS THE FOLLOWING PROPERTY: Lot 11, THE RETREAT AT OAK CREEK, according to Book 59 of Maps, pages 99 through 104, inclusive, records of Yavapai County, Arizona.

AND

Lots 2, 9, 10, 12, 13, 14, 17, 18 and 19, LAMERRA, according to Book 61 of Maps, pages 27 through 32, inclusive, records of Yavapai County, Arizona.

Bill of Sale (LaMerra) – Ex. A

7

EXHIBIT B

SCHEDULED ASSUMED LIABILITIES

Bill of Sale (LaMerra) – Ex. B

SCHEDULE OF ASSUMED LIABILITIES

1. Advance Deposit Liabilities	$1,954,171
2. Squire Sanders & Dempsey	$54,000
3. Paid Time Off	$111,487
4. Arizona Department of Revenue	$164,877
5. RDS Payment	$104,840

Bill of Sale (LaMerra) – Ex. A

Exhibit 8(b)-ii

BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION

(L’Auberge Property)

This BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION (this “Bill of Sale”) is dated as of _____________, 2013, by and between L’Auberge Orchards, LLC, a Delaware limited liability company (“Assignor”) and L’Auberge Newco, LLC, a Delaware limited liability company (“Assignee”).

This Bill of Sale is being executed and delivered in conjunction with a Special Warranty Deed of even date herewith from Assignor to Assignee.

For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.          Sale and Assignment of Personal Property.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all of Assignor’s right, title and interest in and to all personal property owned or leased by Assignor now existing or at any time hereafter placed in or attached to with respect to, or used in connection with the ownership, operation, leasing, maintenance or repair of that certain real property in Coconino County, Arizona, and legally described on Exhibit A attached hereto (the “Real Property”).

2.          General Assignment and Assumption.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all right, title and interest of Assignor in and to the following:

a.           to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated, including but not limited to all such permits and licenses;

b.           all warranties and guarantees (if any) issued to Assignor by any manufacturer or contractor in connection with the construction or installation of equipment included as part of the Real Property;

c.           all claims against contractors and suppliers with respect to work done on or with respect to the Real Property or materials incorporated into the Real Property;

d.           all contracts in effect as of the date hereof with respect to the Real Property;

e.           all brands, trade names, trademarks, web sites, telephone numbers and listings, deposits and other general intangibles of or relating to the Real Property, including without limitation “L’Auberge de Sedona,” “Spa as L’Auberge de Sedona,” and “L’Auberge Restaurant on Oak Creek”;

f.            all permits, licenses, and approvals applicable to the Real Property or any business conducted thereon or therefrom;

g.           all engineering documents, architectural documents and other plats, plans, specifications, drawings and surveys applicable to the Real Property;

h.           all refunds of insurance premiums associated with or related to the Real Property;

i.            all returns or refunds of deposits, charges, payments or taxes associated with the Real Property or business conducted thereon by Assignor, its subsidiaries, affiliates or agents;

j.            all water rights associated with or related to the Real Property;

k.          all accounts, cash and cash equivalents;

l.            all other rights, privileges and appurtenances associated with the Real Property, including but not limited to all right, title and interest in and to that certain pre-fabricated cottage currently in storage in the Schulte manufacturing facility in Avondale, Arizona.

All of the foregoing items in this Section 2 are collectively referred to as the “Property Interests”).

3.          Acceptance and Assumption.

Assignee hereby accepts the assignment of the Property Interests and assumes the liability and obligations specifically described on Exhibit B attached hereto (the “Scheduled Assumed Liabilities”).

4.          Successors and Assigns.

This Bill of Sale and General Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.          Governing Law.

This Bill of Sale and General Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, this Bill of Sale and General Assignment and Assumption has been executed this _____ day of ______, 2013.

[SIGNATURES ON FOLLOWING PAGES]

Bill of Sale (L’Auberge) –Ex. A

2

ASSIGNOR:

L’AUBERGE ORCHARDS, LLC, a Delaware limited liability company

By:
Albert B. Spector, Jr.
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Bill of Sale (L’Auberge) – Signature 1

ASSIGNEE:

L’AUBERGE NEWCO, LLC, a Delaware limited liability company

By:	IMH Financial Corporation, a Delaware Corporation, Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Bill of Sale (L’Auberge) – Signature 2

EXHIBIT A

LEGAL DESCRIPTION

(L’Auberge Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet record), to a point on the Southeasterly right of way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet, record), a chord bearing of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE continuing Northeasterly along said Southeasterly right of way line, being a curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet record), a chord bearing of North 26 degrees 36 minutes 58 seconds East, a central angle of 01 degrees 41 minutes 17 seconds (01 degrees 41 minutes 39 seconds, record), an arc distance of 63.35 feet (63.57 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 3.74 feet to a point on the Northeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document No. 2005-3361777 of the Coconino County Recorder’s office in Coconino county, Arizona;

THENCE along the North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

THENCE along the Northerly line of the Orchards/L’Auberge parcel, South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet to the POINT OF BEGINNING;

Bill of Sale (L’Auberge) –Ex. A

THENCE South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 47.00 feet to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, (North 38 degrees 15 minutes 00 seconds East record), a distance of 150.75 feet (152.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set).

THENCE South 50 degrees 57 minutes 03 seconds East, (South 51 degrees 45 minutes 00 seconds East record), a distance of 82.00 feet (82.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 57 degrees 27 minutes 57 seconds East (North 56 degrees 40 minutes 00 seconds East record), a distance of 26.55 feet (26.5 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE South 32 degrees 32 minutes 03 seconds East (South 33 degrees 20 minutes 00 seconds East record), a distance of 523.60 feet (542.50 feet record) to a point in Oak Creek that lies on the Northwesterly boundary of the “Brewer Tract”, described in Docket 510, page 496, of the Coconino County Recorder’s Office and from which a ½” rebar with tag stamped “LS14184” previously set as a witness corner lies, North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE South 51 degrees 44 minutes 33 seconds West (no record) a distance of 6.59 feet (no record) to the Westerly corner of said “Brewer Tract” being a portion in Oak Creek;

THENCE South 54 degrees 01 minutes 27 seconds East (no record), a distance of 19.52 feet (no record) along the Southwesterly boundary of said “Brewer Tract” to a point in Oak Creek;

THENCE South 52 degrees 31 minutes 27 seconds West (South 51 degrees 43 minutes 30 seconds West, record), a distance of 11.99 feet (11.40 feet record) to a point in Oak Creek;

THENCE South 69 degrees 02 minutes 57 seconds West (South 68 degrees 15 minutes 00 seconds West record), a distance of 166.54 feet (166.54 feet) to a point in Oak Creek;

THENCE South 48 degrees 22 minutes 03 seconds East (South 49 degrees 10 minutes 00 seconds East, record), a distance of 60.39 feet (60.40 feet record), to a ½” rebar with tag stamped “PE2924” (previously set);

THENCE South 63 degrees 20 minutes 02 seconds West, (South 62 degrees 02 minutes 45 seconds West, record), a distance of 835.28 feet (832.38 feet record) to a point in Oak Creek that is on the West line of said Section 8 and lies South 01 degrees 42 minutes 03 seconds East, a distance of 624.60 feet from said West quarter corner of Section 8;

THENCE North 01 degrees 42 minutes 03 seconds West (North 02 degrees 30 minutes 00 seconds West, record), a distance of 447.60 feet (447.60 feet record) along said West line of Section 8 to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 37 minutes 57 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 207.55 feet to a ½” rebar with tag stamped “LS14184” (previously set);

Bill of Sale (L’Auberge) –Ex. A

3

THENCE North 38 degrees 09 minutes 30 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 109.23 feet to a ½” rebar with no identification (previously found):

THENCE North 49 degrees 44 minutes 02 seconds East, a distance of 94.50 feet;

THENCE North 37 degrees 42 minutes 35 seconds East, a distance of 174.72 feet to the POINT OF BEGINNING.

EXCEPTING THEREFROM the following described property:

A parcel of land being a portion of “Parcel 1B” as said “Parcel 1B” is shown and described on that certain ALTA/ACSM Land Title Survey map recorded as instrument number 3490268 in the Official Records of Coconino County, said parcel being situated in the West half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian in Coconino County, Arizona, and being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01°42’03” East (basis of bearings for this description), a distance of 2621.04 feet;

Thence from said West quarter corner, along the West line of the Southwest quarter of said Section 8, South 01°42’03” East, a distance of 624.60 feet to the Southwest corner of said “Parcel 1B”;

Thence along the Southerly boundary of said “Parcel 1B”, North 63°20’02” East a distance of 579.51 feet to the POINT OF BEGINNING;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 63°20’02” East a distance of 255.77 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 48°22’03” West a distance of 60.39 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 69°02’57” East a distance of 32.29 feet to the most Northerly corner of the Weckerly parcel as described in Docket 1525, pages 007-009 of the Coconino County Recorder’s Office;

Thence along a prolongation of the Northeasterly boundary of said Weckerly parcel, North 54°01’29” West a distance of 23.88 feet, more or less, to the centerline of Oak Creek as it may exist from time to time in the future;

Thence along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 65°34’01” West a distance of 111.83 feet, more or less;

Thence continuing along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 69°31’14” West a distance of 163.52 feet, more or less, to the intersection of said centerline of Oak Creek with the Northwesterly prolongation of the Southwesterly boundary of the Miller parcel as described in Docket 1478, pages 378 & 378A of the Coconino County Recorder’s Office;

Thence in a reversed direction of said Northwesterly prolongation of the Southwesterly boundary of the Miller parcel, South 38°15’58” East a distance of 98.08 feet, more or less, to the POINT OF BEGINNING.

Bill of Sale (L’Auberge) –Ex. A

4

PARCEL NO. 2:

An easement for ingress, egress and public utilities created by instrument recorded December 22, 1982, in Docket 911, page 206, records of Coconino County, Arizona, more particularly described as follows:

A strip of land 33.00 feet wide situated in the Southeast quarter of Section 7, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly defined as lying 16.50 feet on each side of the following described centerline:

COMMENCING at the East quarter corner of said Section 7, as marked by a GLO brass capped pipe under drain cover in sidewalk and from which the Southeast corner of said Section 7, as marked by a B.L.M. brass capped pipe, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE South 01 degrees 42 minutes 03 seconds East (South 02 degrees 30 minutes 00 seconds East, recorded), a distance of 261.40 feet (261.4 feet record) along the East line of said Southeast quarter of Section 7 to the POINT OF BEGINNING of this center line (side lines of strip of land begin on said East line);

THENCE South 28 degrees 37 minutes 57 seconds West (South 27 degrees 50 minutes 00 seconds West record), a distance of 500.20 feet (500.2 feet record);

THENCE South 37 degrees 53 minutes 57 seconds West (South 37 degrees 06 minutes 00 seconds West, record), a distance of 330.00 feet (330.00 feet record) to the terminus of center line:

EXCEPT therefrom all that portion thereof lying within the right of way of Arizona Highway 89-A;

PARCEL NO. 3:

A perpetual, non-exclusive easement for ingress and egress as set forth in that certain easement agreement recorded April 25, 2002 in instrument number 2002-3138455 and re-recorded July 18, 2005 in instrument number 2005-3332653 of Official Records, Coconino County, Arizona.

PARCEL NO. 4:

A parcel of land being a portion of the “Pacini Tract” described in Parcel II in Docket 1711, page 863 and 864 of the Coconino County Recorders Office and situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, said parcel being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

Bill of Sale (L’Auberge) –Ex. A

5

THENCE from said West quarter corner, North 21 degrees 27 minutes 04 seconds East, a distance of 342.00 feet (North 20 degrees 32 minutes East, a distance of 342 feet, record) to a ½” rebar with tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete (previously set) on the Southeasterly right of way line of Arizona Highway 89-A;

THENCE departing said Southeasterly right of way line of Arizona Highway 89-A South 89 degrees 51 minutes 31 seconds East, a distance of 215.83 feet (North 89 degrees 10 minutes East, a distance of 217.50 feet record), to a ½” rebar with plastic cap stamped “LS14184” (found);

THENCE South 40 degrees 28 minutes 17 seconds East, a distance of 109.25 feet (South 41 degrees 45 minutes East, a distance of 110.77 feet record) to a ½” rebar with plastic cap stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, a distance of 150.75 feet (North 38 degrees 15 minutes East, a distance of 152.0 feet record), to a ½” rebar with tag stamped “LS14184” (previously set) at a corner of said “Pacini Tract”;

THENCE along the boundary of said “Pacini Tract” South 50 degrees 57 minutes 03 seconds East, a distance of 82.00 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract” North 57 degrees 27 minutes 57 seconds East, a distance of 26.55 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract”, South 32 degrees 32 minutes 03 seconds East, a distance of 5.00 feet to the POINT OF BEGINNING;

THENCE North 57 degrees 27 minutes 57 seconds East, a distance of 58.00 feet to a ½” rebar with tag stamped “LS14184”;

THENCE North 89 degrees 27 minutes 57 seconds East, a distance of 35.39 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 00 degrees 32 minutes 03 seconds East, a distance of 163.25 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 32 degrees 32 minutes 03 seconds East, a distance of 215.13 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 31 degrees 56 minutes 49 seconds East, a distance of 146.28 feet to a point on the Northwesterly boundary of the “Brewer Tract” as described in Docket 510, page 496 of the Coconino County Recorder’s Office and the Southwest corner of the said “Pacini Tract” and from which a ½” rebar with brass tag stamped “LS14184” (previously set as a witness corner) bears North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE along the Westerly boundary of the said “Pacini Tract”, North 32 degrees 32 minutes 03 seconds West, a distance of 518.60 feet to the POINT OF BEGINNING.

Bill of Sale (L’Auberge) –Ex. A

6

PARCEL NO. 5:

INTENTIONALLY DELETED.

Bill of Sale (L’Auberge) –Ex. A

7

EXHIBIT B

SCHEDULED ASSUMED LIABILITIES

Bill of Sale (L’Auberge) –Ex. B

SCHEDULE OF ASSUMED LIABILITIES

1. Advance Deposit Liabilities	$1,954,171
2. Squire Sanders & Dempsey	$54,000
3. Paid Time Off	$111,487
4. Arizona Department of Revenue	$164,877
5. RDS Payment	$104,840

Bill of Sale (L’Auberge) –Ex. A

2

Exhibit 8(b)-iii

BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION

(Orchards Inn Property)

This BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION (this “Bill of Sale”) is dated as of _____________, 2013, by and between L’Auberge Orchards, LLC, a Delaware limited liability company (“Assignor”) and Orchards Newco, LLC, a Delaware limited liability company (“Assignee”).

This Bill of Sale is being executed and delivered in conjunction with a Special Warranty Deed of even date herewith from Assignor to Assignee.

For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.          Sale and Assignment of Personal Property.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all of Assignor’s right, title and interest in and to all tangible and intangible personal property including, without limitation, all such property referred to in the Deed of Trust owned or leased by Assignor now existing or at any time hereafter placed in or attached to with respect to, or used in connection with the ownership, operation, leasing, maintenance or repair of that certain real property in Coconino County, Arizona, and legally described on Exhibit A attached hereto (the “Real Property”).

2.          General Assignment and Assumption.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all right, title and interest of Assignor, without limitation, in and to the following:

a.           to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated, including but not limited to all such permits and licenses;

b.           all warranties and guarantees (if any) issued to Assignor by any manufacturer or contractor in connection with the construction or installation of equipment included as part of the Real Property;

c.           all claims against contractors and suppliers with respect to work done on or with respect to the Real Property or materials incorporated into the Real Property;

d.           all contracts in effect as of the date hereof with respect to the Real Property;

e.           all brands, trade names, trademarks, web sites, telephone numbers and listings, deposits and other general intangibles of or relating to the Real Property, including, without limitation, “Orchards Inn,” “Orchards Inn of Sedona,” “Canyon Portal Motel,” and “Orchards Annex”;

f.            all permits, licenses, and approvals applicable to the Real Property or any business conducted thereon or therefrom;

g.           all engineering documents, architectural documents and other plats, plans, specifications, drawings and surveys applicable to the Real Property;

h.           all refunds of insurance premiums associated with or related to the Real Property;

i.            all returns or refunds of deposits, charges, payments or taxes associated with the Real Property or business conducted thereon by Assignor, its subsidiaries, affiliates or agents;

j.            all water rights associated with or related to the Real Property;

k.          all accounts, cash and cash equivalents; and

l.            all other rights, privileges and appurtenances associated with the Real Property.

All of the foregoing items in this Section 2 are collectively referred to as the “Property Interests”).

3.          Acceptance and Assumption.

Assignee hereby accepts the assignment of the Property Interests and assumes the liability and obligations specifically described on Exhibit B attached hereto (the “Scheduled Assumed Liabilities”).

4.          Successors and Assigns.

This Bill of Sale and General Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.          Governing Law.

This Bill of Sale and General Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, this Bill of Sale and General Assignment and Assumption has been executed this _____ day of ______, 2013.

[SIGNATURES ON FOLLOWING PAGES]

2

ASSIGNOR:

L’AUBERGE ORCHARDS LLC, a Delaware limited liability company

By:
Albert B. Spector, Jr.

Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Bill of Sale (Orchards Inn) – Signature 1

ASSIGNEE:

ORCHARDS NEWCO, LLC, a Delaware limited liability company

By:	IMH Financial Corporation, a Delaware Corporation, Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Bill of Sale (Orchards Inn) – Signature 2

EXHIBIT A

LEGAL DESCRIPTION

(Orchards Inn Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet, record) to a point on the Southeasterly right-of-way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2150.00 feet record)., a chord being of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89A, South 65 degrees 25 minutes 03 seconds East, a distance of 11.73 feet to the POINT OF BEGINNING, which lies on the Southeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document NO. 2005-3361777 of the Coconino County Recorder’s Office, Coconino County, Arizona;

THENCE along said Southeasterly line, North 24 degrees 46 minutes 32 seconds East, a distance of 23.47 feet;

THENCE continuing along said Southeasterly line, North 21 degrees 21 minutes 48 seconds East, a distance of 3.63 feet;

THENCE continuing along said Southeasterly line, North 20 degrees 52 minutes 26 seconds West, a distance of 8.33 feet;

THENCE continuing along said Southeasterly line, North 69 degrees 07 minutes 34 seconds East, a distance of 1.00 feet;

THENCE continuing along said Southeasterly line, North 19 degrees 27 minutes 50 seconds West, a distance of 6.81 feet;

Bill of Sale (Orchards Inn) – Ex. A

THENCE continuing along said Southeasterly line, North 26 degrees 18 minutes 08 seconds East, a distance of 19.54 feet;

THENCE continuing along said Southeasterly line, South 62 degrees 51 minutes 12 seconds East, a distance of 4.07 feet;

THENCE continuing along said Southeasterly line, North 23 degrees 53 minutes 25 seconds East, a distance of 6.93 feet;

THENCE continuing along said Southeasterly line of that tract of land acquired by the City of Sedona in December 2005, North 62 degrees 35 minutes 35 seconds West, a distance of 0.55 feet to the North line of the Orchards/L’Auberge parcel;

THENCE along said North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

THENCE South 40 degrees 28 minutes 17 seconds East, (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet;

THENCE South 37 degrees 42 minutes 35 seconds West, a distance of 174.72 feet;

THENCE South 49 degrees 44 minutes 02 seconds West, a distance of 94.50 feet to a ½” rebar with no identification (previously found);

THENCE North 31 degrees 49 minutes 11 seconds West (North 32 degrees 21 minutes 20 seconds West, record), a distance of 114.47 feet (113.94 feet record) to a ½” rebar with cap stamped “LS 14184” (previously set);

THENCE North 22 degrees 35 minutes 10 seconds East (North 24 degrees 24 minutes 07 seconds East, record), a distance of 66.04 feet (65.00 feet, record) to a concrete nail with brass tag stamped “LS14184”, previously set at the position of a previously set chiseled “+” in concrete;

THENCE North 65 degrees 25 minutes 03 seconds West, (North 65 degrees 34 minutes 02 seconds West, record), a distance of 65.96 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

INTENTIONALLY DELETED.

PARCEL NO. 3:

An easement for overhead canopies and other purposes by or pursuant to that certain Special Warranty Deed (In Lieu of Condemnation) recorded December 27, 2005 in Document No. 3361777, Official Records of Coconino County, Arizona.

2	Bill of Sale (Orchards Inn) – Ex. A

EXHIBIT B

SCHEDULED ASSUMED LIABILITIES

Bill of Sale (Orchards Inn) – Ex. B

SCHEDULE OF ASSUMED LIABILITIES

1. Advance Deposit Liabilities	$1,954,171
2. Squire Sanders & Dempsey	$54,000
3. Paid Time Off	$111,487
4. Arizona Department of Revenue	$164,877
5. RDS Payment	$104,840

2	Bill of Sale (Orchards Inn) – Ex. A

EXHIBIT 8(c)-i

ESTOPPEL CERTIFICATE

(LaMerra Property)

A.	Pursuant to that certain “Sedona Agreement” dated March 29, 2013 (the “Agreement”) by and among HL LLC, an Arizona limited liability company (“Grantor”), IMH SPECIAL ASSET NT 233, LLC, an Arizona limited liability company (“Noteholder”), and HL Newco, LLC, a Delaware limited liability company (“Grantee”), among others, Grantor made, executed and delivered that certain Special Warranty Deed of even date herewith (the “Deed”), as Grantor, to Grantee, its successors and assigns, as Grantee, conveying the real property in Yavapai County, Arizona, commonly known as the “LaMerra Property,” and legally described on Exhibit A attached hereto and made a part hereof (the “Property”).

B.	The Deed was executed and delivered to Grantee in lieu of Noteholder’s exercise of its rights and remedies, including possible foreclosure of its lien under that certain Construction Deed of Trust, Assignment of Rents and Security Agreement, dated June 11, 2007, from Grantor, as Trustor, to Fidelity National Title Insurance Agency of Coconino, Inc., as Trustee, for the benefit of IMH Secured Loan Fund, LLC, a Delaware limited liability company (“Original Lender”), as Beneficiary, recorded on June 11, 2007, in Book 4513, Page 768 of the Official Records of Yavapai County, Arizona (the “Deed of Trust”). The Deed of Trust and various other documents (collectively the “Loan Documents”) secure a Promissory Note made by Grantor, as Borrower, and payable to the order of Original Lender, dated June 11, 2007, evidencing a loan from Original Lender to Grantor, in the original amount of $32,000,000.00, which was later increased to $43,435,000.00 (the “Loan”). Noteholder is now the holder and owner of the Loan and the Loan Documents.

C.	Grantee and Grantor believe that the indebtedness secured by the Deed of Trust is greater than the fair value of the (i) Property deeded, and (ii) any other personal property conveyed by Grantor to Grantee pursuant to the Agreement.

D.	The Deed was Grantor’s free and voluntary act; Grantor in offering to execute the Deed and in executing the same, is not acting under any duress, undue influence, misapprehension, or misrepresentation by Noteholder or Grantee in the Deed, and it is Grantor’s intention as Grantor to convey and transfer, and by the Deed, Grantor did convey and transfer to the Grantee therein, all right, title and interest absolutely, in and to the Property described in the Deed.

E.	It is the express intent of Grantor, Grantee and Noteholder that, while Noteholder is releasing Grantor from a portion, but not all, of Grantor’s personal liability under the Loan Documents, the Loan Documents, and specifically the lien of the Deed of Trust, shall not be satisfied, reconveyed, released, terminated or cancelled by conveyance of the Deed, but shall expressly survive such conveyance. Nothing contained in the Deed, the Agreement or herein shall be construed to impair the rights of Noteholder, as the holder of the Loan Documents, with respect to the real and personal property granted as collateral under the Loan Documents, or to affect in any manner the right of the holder of the Loan Documents to foreclose, sell, or otherwise proceed against any such real and personal property and exercise any available remedies with respect thereto under the Loan Documents, including pursuing a deficiency against Grantor, as set forth in the Agreement. No merger of the fee estate conveyed by the Deed with the estate, title and security interest granted by the Loan Documents shall occur (notwithstanding the fact that title to all such interest may be vested in the same person or entity, or a controlled person or entity) until or unless the holder of all such interests shall execute an appropriate instrument effecting such merger and shall duly file the same in the Office of the Recorder of Yavapai County, Arizona.

F.	This Estoppel Certificate is made on Grantor’s best knowledge and belief for the protection and benefit of Noteholder and Grantee in the Deed, their successors and assigns, and all other parties hereafter dealing with, or who may acquire an interest in the property described therein, and shall bind Grantor’s heirs, administrators, successors and assigns.

G.	This Estoppel Certificate may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all taken together shall constitute one and the same agreement.

This Estoppel Certificate is dated this ____ day of __________, 2013.

[signatures on following pages]

2

GRANTOR:

HL LLC, an Arizona limited liability company
By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (LaMerra) – Signature 1

GRANTEE:

HL NEWCO, LLC, a Delaware limited liability company

By:	IMH Financial Corporation, a Delaware corporation, its Sole Member
By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

2	Estoppel Certificate (LaMerra) – Signature 2

NOTEHOLDER:

IMH SPECIAL ASSET NT 232, an Arizona limited liability company

By:	IMH Financial Corporation, a Delaware corporation, its ____________________
By:
Print Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

3	Estoppel Certificate (LaMerra) – Signature 3

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

(LaMerra Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF YAVAPAI, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

THE NORTH HALF OF THE NORTHEAST QUARTER OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

EXCEPT BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LAND, WHICH POINT IS DISTANT 650 FEET EASTERLY ALONG SAID SOUTHERLY LINE FROM THE SOUTHWEST CORNER OF SAID LAND;

THENCE WESTERLY ALONG SAID SOUTHERLY LINE TO THE SOUTHWEST CORNER OF SAID LAND;

THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LAND, A DISTANCE OF 670 FEET;

THENCE SOUTHEASTERLY IN A DIRECT LINE TO THE POINT OF BEGINNING.

PARCEL NO. 2:

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (BEING LOT 13) OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

PARCEL NO.3:

ALL THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SAID SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 115.90 FEET TO AN EXISTING FENCE;

THENCE NORTH 89 DEGREES 24 MINUTES 50 SECONDS EAST, ALONG SAID FENCE, 204.31 FEET;

THENCE SOUTH 2 DEGREES 37 MINUTES 30 SECONDS EAST TO A POINT ON THE SOUTH LINE OF SAID SECTION 27;

THENCE SOUTH 89 DEGREES 00 MINUTES WEST, ALONG SAID SECTION LINE TO THE ACTUAL POINT OF BEGINNING.

Estoppel Certificate (LaMerra) –Exhibit A

PARCEL NO.4:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING EASTERLY OF A LINE LOCATED 100 FEET WEST OF AND PARALLEL TO SAID EAST LINE OF THE SOUTHWEST QUARTER, AND SOUTH OF A LINE HAVING A COURSE OF NORTH 85 DEGREES 13 MINUTES EAST THROUGH A POINT THAT LIES NORTH 2 DEGREES 37 MINUTES 30 SECONDS WEST, 118.5 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP.

PARCEL NO. 5:

ALL THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, LYING SOUTHERLY OF AND CONTIGUOUS TO THE FOLLOWING DESCRIBED BOUNDARY LINE:

FROM THE NORTHEAST CORNER OF THE QUIT CLAIM PARCEL OF LAND DESCRIBED AS BOOK 938 OF OFFICIAL RECORDS, PAGE 57, YAVAPAI COUNTY RECORDERS OFFICE, THE TRUE POINT OF BEGINNING, SAID CORNER LYING ON THE EAST-WEST BARBED WIRE FENCE AS SHOWN ON THE RECORD OF SURVEY RECORDED AS BOOK 17 OF LAND SURVEYS AT PAGE 17, AND ALSO ON THE SOUTHERLY LINE OF THE MONTERASTELLI (SIC) BOUNDARY AS SHOWN ON RESULTS OF SURVEY BY PATRICK NEVILLE, RECORDED AS BOOK 16, AT PAGE 100, DATED JULY 14, 1992;

THENCE SOUTH 89 DEGREES 53 MINUTES 02 SECONDS EAST, ALONG THE FENCE AND ITS EASTERLY EXTENSION AND ALONG THE SOUTHERLY LINE OF THE MONTERASTELLI BOUNDARY, 791.99 FEET;

THENCE SOUTH 41 DEGREES 19 MINUTES 24 SECONDS EAST, 39.09 FEET TO THE SOUTH LINE OF SECTION 27, PER THE ARIZONA ENGINEERING COMPANY RECORD OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEY, AT PAGE 99;

THENCE SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, ALONG THE SOUTH LINE OF SECTION 27, 75.15 FEET;

THENCE SOUTH 73 DEGREES 27 MINUTES 42 SECONDS EAST, 55.92 FEET;

THENCE NORTH 22 DEGREES 46 MINUTES 34 SECONDS EAST, 11.20 FEET;

THENCE NORTH 87 DEGREES 02 MINUTES 45 SECONDS EAST, 21.97 FEET;

THENCE SOUTH 81 DEGREES 16 MINUTES 09 SECONDS EAST, 29.96 FEET;

THENCE SOUTH 65 DEGREES 43 MINUTES 54 SECONDS EAST, 22.05 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 34, WHICH IS THE POINT OF TERMINUS OF THE BOUNDARY LINE;

THE BASIS OF BEARINGS FOR THIS DESCRIPTION IS SOUTH 88 DEGREES 14 MINUTES 32 SECONDS EAST, FROM THE SOUTH QUARTER CORNER OF SECTION 27 TO THE SOUTHEAST CORNER OF SECTION 27, ACCORDING TO THE ARIZONA ENGINEERING COMPANY RESULTS OF SURVEY RECORDED AS BOOK 10 OF RECORDS OF SURVEYS, AT PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE.

2	Estoppel Certificate (LaMerra) – Exhibit A

PARCEL NO. 6:

EASEMENT FOR ROADWAY FOR INGRESS AND EGRESS FOR THE PURPOSE OF TRAVEL AND MAINTENANCE AS CREATED IN BOOK 3833, OF OFFICIAL RECORDS, PAGE 934, BEING 50 FEET WIDE, LYING 30 FEET ON THE WESTERLY AND SOUTHERLY SIDES AND 20 FEET ON THE EASTERLY AND NORTHERLY SIDES OF THE FOLLOWING DESCRIBED PROPERTY:

THE CENTERLINE OF AN EXISTING DIRT ROAD IN SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 27;

THENCE NORTH 86 DEGREES 13 MINUTES 45 SECONDS EAST, A DISTANCE OF 2448.25 FEET TO A CONCRETE MONUMENT MARKED 1/4 ON THE WEST FACE, WITH AN ALUMINUM CAP MARKED LS 13010, ACCEPTED BY JOHN A. LUCKOW, ARIZONA REGISTERED LAND SURVEYOR, AS THE TRUE LOCATION OF THE SOUTH QUARTER CORNER OF RECORD OF SURVEY DATED FEBRUARY 24, 1990, RECORDED IN BOOK 10 OF LAND SURVEYORS, PAGE 99, YAVAPAI COUNTY RECORDERS OFFICE, WHICH IS IDENTICAL TO THE SOUTHEAST CORNER OF THE PROPERTY AS CONVEYED TO HARRIET KOHLER (ALSO KNOWN AS HARRIET K. SEAMAN) BY INSTRUMENTS RECORDED IN THE OFFICE OF THE RECORDER OF YAVAPAI COUNTY, ARIZONA, IN BOOK 179 OF DEEDS, PAGE 586 AND IN BOOK 357 OF OFFICIAL RECORDS, PAGE 233 AND WHICH IS ALSO IDENTICAL TO THE NORTHEAST CORNER OF PARCEL 4 ABOVE, ACCEPTED AND UTILIZED AS THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, PRIOR TO THE 1956 GLO DEPENDENT RESURVEY OF SECTION 27 BY WHICH THE QUARTER CORNER BETWEEN SECTIONS 27 AND 35 HAS BEEN MARKED BY A STANDARD GLO BRASS CAPPED PIPE, WHICH IS THE SAME GLO BRASS CAP ESTABLISHING THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED IN PARCEL 4 ABOVE;

THENCE SOUTH 85 DEGREES 13 MINUTES 00 SECONDS WEST, 15.05 FEET, TO THE TRUE

POINT OF BEGINNING OF THIS DESCRIPTION:

THENCE NORTH 07 DEGREES 16 MINUTES 03 SECONDS EAST, 55.48 FEET;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 201.21 FEET TO THE EAST LINE OF THE KOHLER PARCEL AS DESCRIBED IN WARRANTY DEED RECORDED IN BOOK 179 OF DEEDS, PAGE 586, YAVAPAI COUNTY RECORDERS OFFICE, STATE OF ARIZONA;

THENCE NORTH 00 DEGREES 25 MINUTES 35 SECONDS EAST, 283.79 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 55 MINUTES 40 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 71.03 FEET, TO THE EAST LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 53 MINUTES 55 SECONDS;

THENCE NORTHERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 70.92 FEET TO THE PT.;

3	Estoppel Certificate (LaMerra) – Exhibit A

THENCE NORTH 37 DEGREES 24 MINUTES 00 SECONDS WEST, 164.52 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 07 DEGREES 11 MINUTES 55 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 16.33 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 32 DEGREES 59 MINUTES 56 SECONDS;

THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 74.87 FEET TO THE P.T.;

THENCE NORTH 77 DEGREES 35 MINUTES 51 SECONDS WEST, 92.01 FEET TO THE P.C. OF A CURVE, HAVING A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 44 MINUTES 58 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 46.90 FEET TO THE NORTH LINE OF THE KOHLER PARCEL AND THE BEGINNING OF A CURVE, HAV1NG A RADIUS OF 250.00 FEET AND A CENTRAL ANGLE OF 10 DEGREES 51 MINUTES 24 SECONDS;

THENCE WESTERLY ALONG A CURVE TO THE LEFT, AN ARC DISTANCE OF 47.37 FEET TO THE P.T.;

THENCE SOUTH 80 DEGREES 47 MINUTES 47 SECONDS WEST, 160.95 FEET;

THENCE SOUTH 84 DEGREES 31 MINUTES 30 SECONDS WEST, 60.56 FEET TO THE TERMINUS OF THIS DESCRIPTION AT THE WEST LINE OF THE KOHLER PARCEL, THE NORTHWEST CORNER OF WHICH BEARS NORTH 01 DEGREES 01 MINUTES 44 SECONDS WEST, A DISTANCE OF 116.37 FEET.

PARCEL NO. 7:

EASEMENT FOR IRRIGATION DITCH PURPOSES AS CREATED IN BOOK 2250, OF OFFICIAL RECORDS, PAGE 382, OVER AND ACROSS THE REAL PROPERTY DESCRIBED BELOW. THE CENTERLINE OF THE EASEMENT IS THE CENTERLINE OF THE EXISTING DITCH AND THE EASEMENT IS OF THE WIDTH REASONABLY NECESSARY FOR THE MAINTENANCE AND OPERATION OF THE DITCH.

REAL PROPERTY WHICH EASEMENT CROSSES IS DESCRIBED AS FOLLOWS:

THE FOLLOWING DESCRIBED PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH OF RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, TO WIT:

BEGINNING AT THE QUARTER CORNER BETWEEN SECTIONS 27 AND 34, ABOVE TOWNSHIP AND RANGE, SAID CORNER BEING MARKED BY A STONE MONUMENT, WHICH WAS ACCEPTED BY JIM LAMPORT, SURVEYOR IN 1928, AND BY OLD SETTLERS FOR MANY YEARS;

THENCE FROM SAID POINT NORTH ON THE QUARTER SECTION LINE THROUGH THE CENTER OF SAID SECTION 27, (THIS LINE BEING ASSUMED NORTH FOR THE PURPOSE OF THIS DESCRIPTION) 774.0 FEET TO A STONE MONUMENT;

4	Estoppel Certificate (LaMerra) – Exhibit A

THENCE NORTH 73 DEGREES 34 MINUTES WEST, 659.6 FEET TO A STONE MONUMENT;

THENCE SOUTH 03 DEGREES 45 MINUTES WEST, 1021.3 FEET TO A STONE MONUMENT ON THE SOUTH LINE OF Said) SECTION 27;

THENCE NORTH 85 DEGREES 13 MINUTES EAST, 701.9 FEET ALONG SAID SECTION LINE TO THE POINT OF BEGINNING.

PARCEL NO. 8:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCEL:

A PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 600 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 180.05 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 44.71 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 143.31 FEET;

THENCE SOUTH 88 DEGREES 30 MINUTES 06 SECONDS WEST, A DISTANCE OF 19.54 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 9:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND UTILITY PURPOSES AS CREATED IN BOOK 938 OF OFFICIAL RECORDS, PAGE 65, OVER, ACROSS AND UNDER THE FOLLOWING DESCRIBED PARCELS:

PARCEL A:

THE FOLLOWING DESCRIBED PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 115.84 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27, MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 27, A DISTANCE OF 484.16 FEET;

5	Estoppel Certificate (LaMerra) – Exhibit A

THENCE NORTH 88 DEGREES 30 MINUTES 06 SECONDS EAST, A DISTANCE OF 19.54 FEET;

THENCE SOUTH 0 DEGREES 48 MINUTES 45 SECONDS WEST, A DISTANCE OF 484.55 FEET TO THE PLACE OF BEGINNING.

PARCEL B:

A PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA;

BEGINNING AT A POINT ON THE EAST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27 BEARING NORTH 01 DEGREES 29 MINUTES 54 SECONDS WEST, A DISTANCE OF 889.73 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 27 MARKED BY A G.L.O. BRASS CAP;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 103.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 73 DEGREES 03 MINUTES 08 SECONDS WEST, A DISTANCE OF 303.41 FEET. (THE DIRECTION AND LOCATIONS OF THE ABOVE LINE DETERMINED BY STONE MONUMENTS AS CALLED FOR IN THAT CERTAIN DEED OF CORRECTION OF RECORD IN THE OFFICE OF THE COUNTY RECORDER, YAVAPAI COUNTY, ARIZONA, IN BOOK 172 OF DEEDS, PAGE 495 THEREOF);

THENCE NORTH 82 DEGREES 32 MINUTES 53 SECONDS EAST, A DISTANCE OF 67.32 FEET;

THENCE SOUTH 75 DEGREES 10 MINUTES 23 SECONDS EAST, A DISTANCE OF 195.82 FEET;

THENCE SOUTH 35 DEGREES 58 MINUTES 39 SECONDS EAST, A DISTANCE OF 58.16 FEET TO THE PLACE OF BEGINNING.

PARCEL NO. 10:

A NON-EXCLUSIVE EASEMENT FOR ROADWAY AND PUBLIC UTILITY PURPOSES AS CREATED IN BOOK 1920 OF OFFICIAL RECORDS, PAGE 314, EMBRACING ALL OF THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND LYING IN THE SOUTHWEST QUARTER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH QUARTER CORNER OF SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST;

THENCE SOUTH 88 DEGREES 53 MINUTES 57 SECONDS WEST, A DISTANCE OF 612.24 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27;

THENCE NORTH 01 DEGREES 11 MINUTES 29 SECONDS WEST, A DISTANCE OF 946.77 FEET TO THE TRUE POINT OF BEGINNING;

6	Estoppel Certificate (LaMerra) – Exhibit A

THENCE SOUTH 85 DEGREES 55 MINUTES 21 SECONDS WEST, A DISTANCE OF 113.99 FEET;

THENCE NORTH 24 DEGREES 08 MINUTES 42 SECONDS WEST, A DISTANCE OF 61.87 FEET TO A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 141 DEGREES 20 MINUTES 20 SECONDS, A RADIUS OF 131.79 FEET;

THENCE ALONG THE ARC OF SAID CURVE, A DISTANCE OF 50.30 FEET;

THENCE SOUTH 24 DEGREES 08 MINUTES 42 SECONDS EAST, A DISTANCE OF 26.91 FEET;

THENCE NORTH 85 DEGREES 55 MINUTES 21 SECONDS EAST, A DISTANCE OF 81.55 FEET;

THENCE SOUTH 01 DEGREES 11 MINUTES 29 SECONDS EAST, A DISTANCE OF 50.06 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THE RIGHT TO IMPROVE AND MAINTAIN THE EXISTING ROAD AND TO RECONSTRUCT AND ENLARGE THE ROAD TO UTILIZE ALL OF THE EASEMENT PROPERTY OR ANY PART THEREOF FOR ROADWAY PURPOSES.

PARCEL NO. 11:

AN EASEMENT APPURTENANT TO PARCELS 1, 2, 3, 4 AND 5 ABOVE, FOR ROADWAY AND PUBLIC UTILITIES CREATED IN BOOK 1920, OF OFFICIAL RECORDS, PAGE 307, OVER THAT PORTION OF THE RED ROCK LOOP ROAD DESCRIBED IN THE ATTACHMENT TO THE INSTRUMENT OF RECORD IN BOOK 915, OF OFFICIAL RECORDS, PAGES 795-803, INCLUSIVE, RECORDS OF YAVAPAI COUNTY, ARIZONA, LYING WITHIN THE EAST ONEHALF, WEST ONE-HALF, SOUTHEAST QUARTER, SOUTHWEST QUARTER, SECTION 27, TOWNSHIP 17 NORTH, RANGE 5 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA.

EXCEPTING FROM THE ABOVE PARCELS THE FOLLOWING PROPERTY:

Lot 11, THE RETREAT AT OAK CREEK, according to Book 59 of Maps, pages 99 through 104, inclusive, records of Yavapai County, Arizona.

AND

Lots 2, 9, 10, 12, 13, 14, 17, 18 and 19, LAMERRA, according to Book 61 of Maps, pages 27 through 32, inclusive, records of Yavapai County, Arizona.

7	Estoppel Certificate (LaMerra) – Exhibit A

exhibit 8(c)-ii

ESTOPPEL CERTIFICATE

(L’Auberge Property)

A.	Pursuant to that certain Amended and Restated Sedona Agreement with an effective date of March 28, 2013 (the “Agreement”) by and among L’Auberge Orchards, LLC, an Arizona limited liability company (“Grantor”), IMH SPECIAL ASSET NT 232, LLC, an Arizona limited liability company (“Noteholder”), and L’Auberge Newco, LLC, a Delaware limited liability company (“Grantee”), among others, Grantor made, executed and delivered that certain Special Warranty Deed of even date herewith (the “Deed”), as Grantor, to Grantee, its successors and assigns, as Grantee, conveying, in part, the real property in Coconino County, Arizona, commonly known as “L’Auberge de Sedona,” and legally described on Exhibit A attached hereto and made a part hereof (the “Property”).

B.	The Deed was executed and delivered to Grantee in lieu of Noteholder’s exercise of its rights and remedies, including possible foreclosure of its liens under that certain Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated May 7, 2008, from Grantor, as Trustor, to Transnation Title Insurance Company, as Trustee, for the benefit of IMH Secured Loan Fund, LLC a Delaware limited liability company (“Original Lender”), as Beneficiary, recorded on May 9, 2008, as Instrument No. 3485966, in the Official Records of Coconino County, Arizona (the “Deed of Trust”), and certain documents related thereto (collectively, the “Loan Documents”). The Loan Documents secure a Promissory Note made by Grantor, as Borrower, and payable to the order of Original Lender, dated May 7, 2008, evidencing a loan from Original Lender to Grantor, in the original amount of $72,250,000.00 (the “Loan”). Noteholder is now the holder and owner of the Loan and the Loan Documents.

C.	Grantee and Grantor believe that the indebtedness secured by the Loan Documents is greater than the fair value of: (i) the Property deeded, (ii) the Orchards Inn Property, as defined in the Agreement, deeded to an affiliate of Grantee concurrently with the deeding of the Property, (iii) the interest in the lease being assigned to an affiliate of Grantee pursuant to the Assignment of Lease, as defined in the Agreement, (iv) the interest in the limited liability company being assigned to an affiliate of Grantee pursuant to an Assignment of Membership Interest, as defined in the Agreement, and (v) any other personal property conveyed by Grantor to Grantee pursuant to the Agreement.

D.	The Deed was Grantor’s free and voluntary act; Grantor in offering to execute the Deed and in executing the same, is not acting under any duress, undue influence, misapprehension, or misrepresentation by Noteholder or Grantee in the Deed, and it is Grantor’s intention as Grantor to convey and transfer, and by the Deed, Grantor did convey and transfer to the Grantee therein, all right, title and interest absolutely, in and to the Property described in the Deed.

E.	It is the express intent of Grantor, Grantee and Noteholder that, while Noteholder is releasing Grantor from personal liability under the Loan Documents, the Loan Documents, and specifically the lien of the Deed of Trust, shall not be satisfied, reconveyed, released, terminated or cancelled by conveyance of the Deed, but shall expressly survive such conveyance. Nothing contained in the Deed, the Agreement or herein shall be construed to impair the rights of Noteholder, as the holder of the Loan Documents, with respect to the real and personal property granted as collateral under the Loan Documents, or to affect in any manner the right of the holder of the Loan Documents to foreclose, sell, or otherwise proceed against any such real and personal property and exercise any available remedies with respect thereto under the Loan Documents. No merger of the fee estate conveyed by the Deed with the estate, title and security interest granted by the Loan Documents shall occur (notwithstanding the fact that title to all such interest may be vested in the same person or entity, or a controlled person or entity) until or unless the holder of all such interests shall execute an appropriate instrument effecting such merger and shall duly file the same in the Office of the Recorder of Coconino County, Arizona.

F.	This Estoppel Certificate is made on Grantor’s best knowledge and belief for the protection and benefit of Noteholder and Grantee in the Deed, their successors and assigns, and all other parties hereafter dealing with, or who may acquire an interest in the property described therein, and shall bind Grantor’s heirs, administrators, successors and assigns.

G.	This Estoppel Certificate may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all taken together shall constitute one and the same agreement.

This Estoppel Certificate in Support of Deed in Lieu is dated this ____ day of ______________________, 2013.

[signatures on following pageS]

2

GRANTOR:

L’AUBERGE ORCHARDS LLC, an Arizona limited liability company
By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF _________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (L’Auberge) – Signature 1

GRANTEE:

L’AUBERGE NEWCO, LLC, a Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation, its Sole Member
By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (L’Auberge) – Signature 2

NOTEHOLDER:

IMH SPECIAL ASSET NT 232, LLC, an Arizona limited liability company

By:	IMH Financial Corporation, a Delaware corporation, its ____________________
By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (L’Auberge) – Signature 3

EXHIBIT A

LEGAL DESCRIPTION OF THE L’AUBERGE PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO,

STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet record), to a point on the Southeasterly right of way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet, record), a chord bearing of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE continuing Northeasterly along said Southeasterly right of way line, being a curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet record), a chord bearing of North 26 degrees 36 minutes 58 seconds East, a central angle of 01 degrees 41 minutes 17 seconds (01 degrees 41 minutes 39 seconds, record), an arc distance of 63.35 feet (63.57 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 3.74 feet to a point on the Northeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document No. 2005-3361777 of the Coconino County Recorder’s office in Coconino county, Arizona;

THENCE along the North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set); THENCE along the Northerly line of the Orchards/L’Auberge parcel, South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet to the POINT OF BEGINNING;

Estoppel Certificate (L’Auberge) – Exhibit A

THENCE South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 47.00 feet to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, (North 38 degrees 15 minutes 00 seconds East record), a distance of 150.75 feet (152.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set).

THENCE South 50 degrees 57 minutes 03 seconds East, (South 51 degrees 45 minutes 00 seconds East record), a distance of 82.00 feet (82.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 57 degrees 27 minutes 57 seconds East (North 56 degrees 40 minutes 00 seconds East record), a distance of 26.55 feet (26.5 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE South 32 degrees 32 minutes 03 seconds East (South 33 degrees 20 minutes 00 seconds East record), a distance of 523.60 feet (542.50 feet record) to a point in Oak Creek that lies on the Northwesterly boundary of the “Brewer Tract”, described in Docket 510, page 496, of the Coconino County Recorder’s Office and from which a ½” rebar with tag stamped “LS14184” previously set as a witness corner lies, North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE South 51 degrees 44 minutes 33 seconds West (no record) a distance of 6.59 feet (no record) to the Westerly corner of said “Brewer Tract” being a portion in Oak Creek;

THENCE South 54 degrees 01 minutes 27 seconds East (no record), a distance of 19.52 feet (no record) along the Southwesterly boundary of said “Brewer Tract” to a point in Oak Creek;

THENCE South 52 degrees 31 minutes 27 seconds West (South 51 degrees 43 minutes 30 seconds West, record), a distance of 11.99 feet (11.40 feet record) to a point in Oak Creek;

THENCE South 69 degrees 02 minutes 57 seconds West (South 68 degrees 15 minutes 00 seconds West record), a distance of 166.54 feet (166.54 feet) to a point in Oak Creek;

THENCE South 48 degrees 22 minutes 03 seconds East (South 49 degrees 10 minutes 00 seconds East, record), a distance of 60.39 feet (60.40 feet record), to a ½” rebar with tag stamped “PE2924” (previously set);

THENCE South 63 degrees 20 minutes 02 seconds West, (South 62 degrees 02 minutes 45 seconds West, record), a distance of 835.28 feet (832.38 feet record) to a point in Oak Creek that is on the West line of said Section 8 and lies South 01 degrees 42 minutes 03 seconds East, a distance of 624.60 feet from said West quarter corner of Section 8;

THENCE North 01 degrees 42 minutes 03 seconds West (North 02 degrees 30 minutes 00 seconds West, record), a distance of 447.60 feet (447.60 feet record) along said West line of Section 8 to a ½” rebar with tag stamped “LS14184” (previously set);

THENCE North 38 degrees 37 minutes 57 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 207.55 feet to a ½” rebar with tag stamped “LS14184” (previously set);

2	Estoppel Certificate (L’Auberge) – Exhibit A

THENCE North 38 degrees 09 minutes 30 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 109.23 feet to a ½” rebar with no identification (previously found):

THENCE North 49 degrees 44 minutes 02 seconds East, a distance of 94.50 feet;

THENCE North 37 degrees 42 minutes 35 seconds East, a distance of 174.72 feet to the POINT OF BEGINNING.

EXCEPTING THEREFROM the following described property:

A parcel of land being a portion of “Parcel 1B” as said “Parcel 1B” is shown and described on that certain ALTA/ACSM Land Title Survey map recorded as instrument number 3490268 in the Official Records of Coconino County, said parcel being situated in the West half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian in Coconino County, Arizona, and being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01°42’03” East (basis of bearings for this description), a distance of 2621.04 feet;

Thence from said West quarter corner, along the West line of the Southwest quarter of said Section 8, South 01°42’03” East, a distance of 624.60 feet to the Southwest corner of said “Parcel 1B”;

Thence along the Southerly boundary of said “Parcel 1B”, North 63°20’02” East a distance of 579.51 feet to the POINT OF BEGINNING;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 63°20’02” East a distance of 255.77 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 48°22’03” West a distance of 60.39 feet;

Thence continuing along said Southerly boundary of “Parcel 1B”, North 69°02’57” East a distance of 32.29 feet to the most Northerly corner of the Weckerly parcel as described in Docket 1525, pages 007-009 of the Coconino County Recorder’s Office;

Thence along a prolongation of the Northeasterly boundary of said Weckerly parcel, North 54°01’29” West a distance of 23.88 feet, more or less, to the centerline of Oak Creek as it may exist from time to time in the future;

Thence along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 65°34’01” West a distance of 111.83 feet, more or less;

Thence continuing along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 69°31’14” West a distance of 163.52 feet, more or less, to the intersection of said centerline of Oak Creek with the Northwesterly prolongation of the Southwesterly boundary of the Miller parcel as described in Docket 1478, pages 378 & 378A of the Coconino County Recorder’s Office;

Thence in a reversed direction of said Northwesterly prolongation of the Southwesterly boundary of the Miller parcel, South 38°15’58” East a distance of 98.08 feet, more or less, to the POINT OF BEGINNING.

3	Estoppel Certificate (L’Auberge) – Exhibit A

PARCEL NO. 2:

An easement for ingress, egress and public utilities created by instrument recorded December 22, 1982, in Docket 911, page 206, records of Coconino County, Arizona, more particularly described as follows:

A strip of land 33.00 feet wide situated in the Southeast quarter of Section 7, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly defined as lying 16.50 feet on each side of the following described centerline:

COMMENCING at the East quarter corner of said Section 7, as marked by a GLO brass capped pipe under drain cover in sidewalk and from which the Southeast corner of said Section 7, as marked by a B.L.M. brass capped pipe, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE South 01 degrees 42 minutes 03 seconds East (South 02 degrees 30 minutes 00 seconds East, recorded), a distance of 261.40 feet (261.4 feet record) along the East line of said Southeast quarter of Section 7 to the POINT OF BEGINNING of this center line (side lines of strip of land begin on said East line);

THENCE South 28 degrees 37 minutes 57 seconds West (South 27 degrees 50 minutes 00 seconds West record), a distance of 500.20 feet (500.2 feet record);

THENCE South 37 degrees 53 minutes 57 seconds West (South 37 degrees 06 minutes 00 seconds West, record), a distance of 330.00 feet (330.00 feet record) to the terminus of center line:

EXCEPT therefrom all that portion thereof lying within the right of way of Arizona Highway 89-A;

PARCEL NO. 3:

A perpetual, non-exclusive easement for ingress and egress as set forth in that certain easement agreement recorded April 25, 2002 in instrument number 2002-3138455 and re-recorded July 18, 2005 in instrument number 2005-3332653 of Official Records, Coconino County, Arizona.

PARCEL NO. 4:

A parcel of land being a portion of the “Pacini Tract” described in Parcel II in Docket 1711, page 863 and 864 of the Coconino County Recorders Office and situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, said parcel being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

4	Estoppel Certificate (L’Auberge) – Exhibit A

THENCE from said West quarter corner, North 21 degrees 27 minutes 04 seconds East, a distance of 342.00 feet (North 20 degrees 32 minutes East, a distance of 342 feet, record) to a ½” rebar with tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete (previously set) on the Southeasterly right of way line of Arizona Highway 89-A;

THENCE departing said Southeasterly right of way line of Arizona Highway 89-A South 89 degrees 51 minutes 31 seconds East, a distance of 215.83 feet (North 89 degrees 10 minutes East, a distance of 217.50 feet record), to a ½” rebar with plastic cap stamped “LS14184” (found);

THENCE South 40 degrees 28 minutes 17 seconds East, a distance of 109.25 feet (South 41 degrees 45 minutes East, a distance of 110.77 feet record) to a ½” rebar with plastic cap stamped “LS14184” (previously set);

THENCE North 38 degrees 57 minutes 49 seconds East, a distance of 150.75 feet (North 38 degrees 15 minutes East, a distance of 152.0 feet record), to a ½” rebar with tag stamped “LS14184” (previously set) at a corner of said “Pacini Tract”;

THENCE along the boundary of said “Pacini Tract” South 50 degrees 57 minutes 03 seconds East, a distance of 82.00 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract” North 57 degrees 27 minutes 57 seconds East, a distance of 26.55 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;

THENCE continuing along the boundary of said “Pacini Tract”, South 32 degrees 32 minutes 03 seconds East, a distance of 5.00 feet to the POINT OF BEGINNING;

THENCE North 57 degrees 27 minutes 57 seconds East, a distance of 58.00 feet to a ½” rebar with tag stamped “LS14184”;

THENCE North 89 degrees 27 minutes 57 seconds East, a distance of 35.39 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 00 degrees 32 minutes 03 seconds East, a distance of 163.25 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 32 degrees 32 minutes 03 seconds East, a distance of 215.13 feet to a ½” rebar with tag stamped “LS14184”;

THENCE South 31 degrees 56 minutes 49 seconds East, a distance of 146.28 feet to a point on the Northwesterly boundary of the “Brewer Tract” as described in Docket 510, page 496 of the Coconino County Recorder’s Office and the Southwest corner of the said “Pacini Tract” and from which a ½” rebar with brass tag stamped “LS14184” (previously set as a witness corner) bears North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;

THENCE along the Westerly boundary of the said “Pacini Tract”, North 32 degrees 32 minutes 03 seconds West, a distance of 518.60 feet to the POINT OF BEGINNING.

5	Estoppel Certificate (L’Auberge) – Exhibit A

PARCEL NO. 5:

INTENTIONALLY DELETED.

6	Estoppel Certificate (L’Auberge) – Exhibit A

EXHIBIT 8(c)-iii

ESTOPPEL CERTIFICATE

(Orchards Inn Property)

A.	Pursuant to that certain "Sedona Agreement" dated March 29, 2013 (the "Agreement") by and among L'AUBERGE ORCHARDS, LLC, an Arizona limited liability company ("Grantor"), IMH SPECIAL ASSET NT 232, LLC, an Arizona limited liability company ("Noteholder"), and ORCHARDS NEWCO, LLC, a Delaware limited liability company ("Grantee"), among others, Grantor made, executed and delivered that certain Special Warranty Deed of even date herewith (the "Deed"), as Grantor, to Grantee, its successors and assigns, as Grantee, conveying the real property in Coconino County, Arizona, a portion of which is legally described on Exhibit A attached hereto and made a part hereof, and is commonly known as the "Orchards Inn Property" (the "Property").

B.	The Deed was executed and delivered to Grantee in lieu of Noteholder's exercise of its rights and remedies, including possible foreclosure of its lien under that certain Construction Deed of Trust, Assignment of Rents and Security Agreement, dated May 7, 2008, from Grantor, as Trustor, to Transaction Title Insurance Company, as Trustee, for the benefit of IMH Secured Loan Fund, LLC, a Delaware limited liability company ("Original Lender"), as Beneficiary, recorded on May 9, 2008, as Instrument No. 3485966, in the Official Records of Coconino County, Arizona (the "Deed of Trust"). The Deed of Trust and various other documents (collectively the "Loan Documents") secure a Promissory Note made by Grantor, as Borrower, and payable to the order of Original Lender, dated May 7, 2008, evidencing a loan from Original Lender to Grantor, in the original amount of $72,250,000.00 (the "Loan"). Noteholder is now the holder and owner of the Loan and the Loan Documents.

C.	Grantee and Grantor believe that the indebtedness secured by the Deed of Trust is greater than the fair value of: (i) the Property deeded, (ii) the L'Auberge Property, and the Schnebly Hill Property, as defined in the Agreement, deeded to an affiliate of Grantee concurrently with the deeding of the Property, (iii) the interest in the lease being assigned to an affiliate of Grantee pursuant to the Assignment of Lease, as defined in the Agreement, (iv) the interest in the limited liability company being assigned to an affiliate of Grantee pursuant to an Assignment of Membership Interest, as defined in the Agreement and (v) any other personal property conveyed by Grantor to Grantee pursuant to the Agreement.

D.	The Deed was Grantor's free and voluntary act; Grantor in offering to execute the Deed and in executing the same, is not acting under any duress, undue influence, misapprehension, or misrepresentation by Noteholder or Grantee in the Deed, and it is Grantor's intention as Grantor to convey and transfer, and by the Deed, Grantor did convey and transfer to the Grantee therein, all right, title and interest absolutely, in and to the Property described in the Deed.

E.	It is the express intent of Grantor, Grantee and Noteholder that, while Noteholder is releasing Grantor from personal liability under the Loan Documents, the Loan Documents, and specifically the lien of the Deed of Trust, shall not be satisfied, reconveyed, released, terminated or cancelled by conveyance of the Deed, but shall expressly survive such conveyance. Nothing contained in the Deed, the Agreement or herein shall be construed to impair the rights of Noteholder, as the holder of the Loan Documents, with respect to the real and personal property granted as collateral under the Loan Documents, or to affect in any manner the right of the holder of the Loan Documents to foreclose, sell, or otherwise proceed against any such real and personal property and exercise any available remedies with respect thereto under the Loan Documents. No merger of the fee estate conveyed by the Deed with the estate, title and security interest granted by the Loan Documents shall occur (notwithstanding the fact that title to all such interest may be vested in the same person or entity or a controlled person or entity) until or unless the holder of all such interests shall execute an appropriate instrument effecting such merger and shall duly file the same in the Office of the Recorder of Coconino County, Arizona.

F.	This Estoppel Certificate is made on Grantor's best knowledge and belief for the protection and benefit of Noteholder and Grantee in the Deed, their successors and assigns, and all other parties hereafter dealing with, or who may acquire an interest in the property described therein, and shall bind Grantor's heirs, administrators, successors and assigns.

G.	This Estoppel Certificate may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all taken together shall constitute one and the same agreement.

This Estoppel Certificate in Support of Deed in Lieu is dated this _____ day of _______ 2013.

[SIGNATURES ON FOLLOWING PAGES]

2

GRANTOR:

L’AUBERGE ORCHARDS, LLC, an Arizona limited liability company

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ____________________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (Orchards Inn) - Signature 1

GRANTEE:

ORCHARDS NEWCO, LLC, a Delaware limited liability company

By:	IMH Financial Corporation, a Delaware corporation, its Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (Orchards Inn) - Signature 2

2

NOTEHOLDER:

IMH SPECIAL ASSET NT 232, LLC, an Arizona limited liability company

By:	IMH Financial Corporation, a Delaware corporation, Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Estoppel Certificate (Orchards Inn) - Signature 3

3

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

(Orchards Inn Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;

THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet, record) to a point on the Southeasterly right-of-way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2150.00 feet record)., a chord being of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89A, South 65 degrees 25 minutes 03 seconds East, a distance of 11.73 feet to the POINT OF BEGINNING, which lies on the Southeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document NO. 2005-3361777 of the Coconino County Recorder’s Office, Coconino County, Arizona;

THENCE along said Southeasterly line, North 24 degrees 46 minutes 32 seconds East, a distance of 23.47 feet;

THENCE continuing along said Southeasterly line, North 21 degrees 21 minutes 48 seconds East, a distance of 3.63 feet;

THENCE continuing along said Southeasterly line, North 20 degrees 52 minutes 26 seconds West, a distance of 8.33 feet;

THENCE continuing along said Southeasterly line, North 69 degrees 07 minutes 34 seconds East, a distance of 1.00 feet;

THENCE continuing along said Southeasterly line, North 19 degrees 27 minutes 50 seconds West, a distance of 6.81 feet;

Estoppel Certificate (Orchards Inn) – Exhibit A

THENCE continuing along said Southeasterly line, North 26 degrees 18 minutes 08 seconds East, a distance of 19.54 feet;

THENCE continuing along said Southeasterly line, South 62 degrees 51 minutes 12 seconds East, a distance of 4.07 feet;

THENCE continuing along said Southeasterly line, North 23 degrees 53 minutes 25 seconds East, a distance of 6.93 feet;

THENCE continuing along said Southeasterly line of that tract of land acquired by the City of Sedona in December 2005, North 62 degrees 35 minutes 35 seconds West, a distance of 0.55 feet to the North line of the Orchards/L’Auberge parcel;

THENCE along said North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

THENCE South 40 degrees 28 minutes 17 seconds East, (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet;

THENCE South 37 degrees 42 minutes 35 seconds West, a distance of 174.72 feet;

THENCE South 49 degrees 44 minutes 02 seconds West, a distance of 94.50 feet to a ½” rebar with no identification (previously found);

THENCE North 31 degrees 49 minutes 11 seconds West (North 32 degrees 21 minutes 20 seconds West, record), a distance of 114.47 feet (113.94 feet record) to a ½” rebar with cap stamped “LS 14184” (previously set);

THENCE North 22 degrees 35 minutes 10 seconds East (North 24 degrees 24 minutes 07 seconds East, record), a distance of 66.04 feet (65.00 feet, record) to a concrete nail with brass tag stamped “LS14184”, previously set at the position of a previously set chiseled “+” in concrete;

THENCE North 65 degrees 25 minutes 03 seconds West, (North 65 degrees 34 minutes 02 seconds West, record), a distance of 65.96 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

INTENTIONALLY DELETED.

PARCEL NO. 3:

An easement for overhead canopies and other purposes by or pursuant to that certain Special Warranty Deed (In Lieu of Condemnation) recorded December 27, 2005 in Document No. 3361777, Official Records of Coconino County, Arizona.

Estoppel Certificate (Orchards Inn) – Exhibit A

EXHIBIT 8(g)

ASSIGNMENT AND ASSUMPTION AGREEMENT

(L’Auberge de Sedona LLC Assets and Liabilities)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made and entered into as of this _____ day of ______________, 2013 by and between L’Auberge de Sedona LLC, an Arizona limited liability company (“Assignor”), and L’Auberge Newco, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, the Assignor and Assignee are parties to that certain “Sedona Agreement” dated March 29, 2013 whereby the Assignor, among others, has agreed to, among other things, convey and transfer to Assignee certain assets and interests owned, held and/or controlled by the Assignor, as identified in the Sedona Agreement and subject to the terms and conditions of the Sedona Agreement, for good and valuable consideration,

WHEREAS, Assignor desires to assign all of its assets and those certain liabilities described on Exhibit A to Assignee, and Assignee desires to accept and assume such assets and certain liabilities,

WHEREAS, the parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein,

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.	General Assignment.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all right, title and interest of Assignor, in and to all assets, including without limitation all personal property owned or leased by Assignor now existing or at any time hereafter acquired, and all right, title and interest in and to the following:

a.           to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated including but not limited to all such permits and licenses;

b.           all warranties and guarantees (if any) issued to Assignor by any manufacturer or contractor in connection with the construction or installation of equipment included as part of the Real Property;

c.           all claims against contractors and suppliers with respect to work done on or with respect to the Real Property or materials incorporated into the Real Property;

d.           all contracts in effect as of the date hereof with respect to the Real Property;

e.           all brands, trade names, trademarks, web sites, telephone numbers and listings, deposits and other general intangibles of or relating to the Real Property;

f.            all permits, licenses, and approvals applicable to the Real Property or any business conducted thereon or therefrom;

g.           all engineering documents, architectural documents and other plats, plans, specifications, drawings and surveys applicable to the Real Property;

h.           all refunds of insurance premiums associated with or related to the Real Property;

i.            all returns or refunds of deposits, charges, payments or taxes associated with the Real Property or business conducted thereon by Assignor, its subsidiaries, affiliates or agents;

j.            all water rights associated with or related to the Real Property;

k.          all legal, equitable and/or administrative claims whatsoever, whether known or unknown, filed or unfiled;

l.            all accounts, cash and cash equivalents; and

m.           all other rights, privileges and appurtenances associated with the Real Property.

All of the foregoing items in this Section are collectively referred to as the “Property Interests”.

2.	Acceptance and Assumption.

Assignee hereby accepts the assignment of the Property Interests and assumes the liability and obligations specifically described on Exhibit A attached hereto (the “Scheduled Assumed Liabilities”),to the extent the same are liabilities or obligations of the Assignor.

3.	Further Assurances.

The parties shall execute such further documents and do any and all such further things as may be necessary to implement and carry out the intent of this Assignment.

4.	Successors and Assigns.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	Governing Law.

This Assignment shall be governed by and construed in accordance with the laws of the State of Arizona.

2

6.	Counterparts.

This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

3

IN WITNESS WHEREOF, this Assignment been executed as of the date first stated above.

ASSIGNOR:

L’AUBERGE DE SEDONA LLC,
an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ______________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Assignment and Assumption (L’Auberge de Sedona LLC) – Signature 1

ASSIGNEE

L’AUBERGE NEWCO, LLC, a Delaware
limited liability company

By:	IMH Financial Corporation,
a Delaware corporation, Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Assignment and Assumption (L’Auberge de Sedona LLC) – Signature 2

EXHIBIT A

SCHEDULED ASSUMED LIABILITIES

Assignment and Assumption (L’Auberge de Sedona LLC) – Ex. A

SCHEDULE OF ASSUMED LIABILITIES

1. Advance Deposit Liabilities	$1,954,171
2. Squire Sanders & Dempsey	$54,000
3. Paid Time Off	$111,487
4. Arizona Department of Revenue	$164,877
5. RDS Payment	$104,840

EXHIBIT 8(h)

ASSIGNMENT AND ASSUMPTION AGREEMENT

(Orchards Inn & Restaurant LLC Assets and Liabilities)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made and entered into as of this _____ day of ______________, 2013 by and between Orchards Inn & Restaurant LLC, an Arizona limited liability company (“Assignor”), and Orchards Newco, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, the Assignor and Assignee are parties to that certain “Sedona Agreement” dated March 29, 2013 whereby the Assignor, among others, has agreed to, among other things, convey and transfer to Assignee certain assets and interests owned, held and/or controlled by the Assignor, as identified in the Sedona Agreement and subject to the terms and conditions of the Sedona Agreement, for good and valuable consideration,

WHEREAS, Assignor desires to assign all of its assets and those certain liabilities described on Exhibit A to Assignee, and Assignee desires to accept and assume such assets and certain liabilities,

WHEREAS, the parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein,

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

1.	General Assignment.

Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all right, title and interest of Assignor, in and to all assets, including without limitation all personal property owned or leased by Assignor now existing or at any time hereafter acquired, and all right, title and interest in and to the following:

a.           to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated including but not limited to all such permits and licenses;

b.           all warranties and guarantees (if any) issued to Assignor by any manufacturer or contractor in connection with the construction or installation of equipment included as part of the Real Property;

c.           all claims against contractors and suppliers with respect to work done on or with respect to the Real Property or materials incorporated into the Real Property;

d.           all contracts in effect as of the date hereof with respect to the Real Property;

e.           all brands, trade names, trademarks, web sites, telephone numbers and listings, deposits and other general intangibles of or relating to the Real Property, including, without limitation, Orchards Inn, Orchards Inn of Sedona and Canyon Portal Motel;

f.            all permits, licenses, and approvals applicable to the Real Property or any business conducted thereon or therefrom;

g.           all engineering documents, architectural documents and other plats, plans, specifications, drawings and surveys applicable to the Real Property;

h.           all refunds of insurance premiums associated with or related to the Real Property;

i.            all returns or refunds of deposits, charges, payments or taxes associated with the Real Property or business conducted thereon by Assignor, its subsidiaries, affiliates or agents;

j.            all water rights associated with or related to the Real Property;

k.          all legal, equitable and/or administrative claims whatsoever, whether known or unknown, filed or unfiled;

l.            all accounts, cash and cash equivalents; and

m.           all other rights, privileges and appurtenances associated with the Real Property.

All of the foregoing items in this Section are collectively referred to as the “Property Interests”.

2.	Acceptance and Assumption.

Assignee hereby accepts the assignment of the Property Interests and assumes the liability and obligations specifically described on Exhibit A attached hereto (the “Scheduled Assumed Liabilities”), to the extent the same are liabilities or obligations of the Assignor.

3.	Further Assurances.

The parties shall execute such further documents and do any and all such further things as may be necessary to implement and carry out the intent of this Assignment.

4.	Successors and Assigns.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

2

5.	Governing Law.

This Assignment shall be governed by and construed in accordance with the laws of the State of Arizona.

6.	Counterparts.

This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURE ON THE FOLLOWING PAGE]

3

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

ORCHARDS INN & RESTAURANT LLC,
an Arizona limited liability company

By:
Albert B. Spector, Jr.
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF ______________________	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Assignment and Assumption (Orchards Inn & Restaurant LLC) – Sig. 1

ASSIGNEE:

ORCHARDS NEWCO, LLC, a Delaware
limited liability company

By:	IMH Financial Corporation,
a Delaware corporation, Sole Member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

On ____________________, before me, ____________________________________, a Notary Public in and for the State of Arizona, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which _______________________________ acted, executed the instrument.

Signature
My Commission Expires:	(Space above for official notarial seal)

Assignment and Assumption (Orchards Inn & Restaurant LLC) – Sig. 2

EXHIBIT A

SCHEDULED ASSUMED LIABILITIES

Assignment and Assumption (Orchards Inn & Restaurant LLC) – Ex. A

SCHEDULE OF ASSUMED LIABILITIES

1. Advance Deposit Liabilities	$1,954,171
2. Squire Sanders & Dempsey	$54,000
3. Paid Time Off	$111,487
4. Arizona Department of Revenue	$164,877
5. RDS Payment	$104,840

EX 8(o)-i

MUTUAL RELEASE OF LENDER, BORROWER AND GUARANTOR

(HL Loan)

THIS MUTUAL RELEASE OF LENDER, BORROWER AND GUARANTOR (“Release”) is entered into this _____ day of May, 2013 by and among IMH SPECIAL ASSET NT 233, LLC, an Arizona limited liability company (“Lender”), HL LLC, an Arizona limited liability company (“HL Borrower”) and Albert B. Spector, Jr. (“Guarantor,” together with HL Borrower, the “Borrower Parties”).

RECITALS

A.           Lender and Borrower Parties are parties to that certain “Sedona Agreement” dated as of March 29, 2013 (the “Sedona Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sedona Agreement.

B.           Pursuant to the Sedona Agreement, Lender and Borrower Parties desire to mutually and fully release, except to the extent set forth in the Sedona Agreement, each other from any and all liabilities and obligations arising out of or relating to the HL Loan or HL Loan Documents.

AGREEMENT

NOW THEREFORE, for and in consideration of the agreements set forth in the Sedona Agreement and of Ten Dollars ($10.00) and other good and valuable consideration in hand, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Release of Lender. Upon the Closing, and on the condition that the Closing occurs, without limiting any other exculpatory, indemnification, or other rights, powers, privileges or remedies of the Released Lender Parties (defined below), each of the Borrower Parties (including, without limitation, Guarantor) (the “Borrower Releasing Parties”), on behalf of themselves and their heirs, successors and assigns, hereby release and discharge all claims, demands, causes of action, counterclaims, defenses and offsets against Lender, its current and prior subsidiaries, affiliates, attorneys, directors, officers, shareholders, members, partners, trusts, employees, agents, advisors, consultants, servicers, lenders, and any other person, corporation or entity that might be claimed to be liable on its behalf (the “Released Lender Parties”) and do hereby release, acquit and forever discharge the Released Lender Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that the Borrower Releasing Parties have or hereinafter can, shall or may have against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that any of the Borrower Releasing Parties have heretofore had and asserted or could have asserted or which it may hereafter have or assert against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, related to, or arising out of any act or omission of any of the Released Lender Parties in connection with the HL Loan Documents or the HL Loan evidenced and secured thereby or the real and/or personal property constituting collateral therefor (the “Released Lender Liabilities”). Each Borrower Releasing Party covenants not to sue any of the Released Lender Parties with respect to the Released Lender Liabilities. Each Borrower Releasing Party represents and warrants that it has not heretofore assigned or transferred or purported to have assigned or transferred to any person, firm, corporation or any other entity any of the matters described in the release set forth herein. Each Borrower Releasing Party acknowledges that there is a risk that, subsequent to the release contemplated hereby, the Borrower Releasing Party may discover, incur, or suffer claims that were unknown to that Borrower Releasing Party or unanticipated at the time of signing this Release or the Closing, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. Nothing in this Release is intended to limit Borrower Releasing Parties’ rights to pursue any remedies available under the Sedona Agreement or under any document or agreement entered into or delivered pursuant to the Sedona Agreement for any obligation or liability of the Lender which, by its terms, survives the Closing or the earlier termination of the Sedona Agreement.

2.          Release of Borrower Parties.      Upon the Closing, and on the condition that the Closing occurs, Lender, on behalf of itself and its heirs, successors, assigns and affiliates, hereby releases and discharges all claims, demands, causes of action, liabilities, counterclaims, defenses and offsets against Borrower Parties, but not Jacob Gechman (“Gechman”), and their current and prior subsidiaries, affiliates, advisors, consultants, attorneys, employees, agents, directors, officers, shareholders, members, partners, trusts, and any other person, corporation or entity that might be claimed to be liable on its behalf, other than Gechman (collectively, the “Released Borrower Parties”) and does hereby release, acquit and forever discharge the Released Borrower Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that Lender has or hereinafter can, shall or may have against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that Lender may have heretofore had and asserted or could have asserted or which they it may hereafter have or assert against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, arising out of or relating to the HL Loan and/or HL Loan Documents or the real and personal property constituting collateral therefor (collectively, the “Released Borrower Liabilities”). Lender covenants not to sue any of the Released Borrower Parties with respect to the Released Borrower Liabilities. Lender represents and warrants that it holds all applicable rights necessary to validly release the matters set forth herein. Lender acknowledges that there is a risk that, subsequent to the release contemplated hereby, Lender may discover, incur, or suffer claims that were unknown to the Lender or unanticipated at the time of signing of this Release or the Closing, including without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. Nothing in this Release is intended to limit Lender’s rights to (A) pursue the post-Closing remedies described in the Sedona Agreement, any remedies available under the Sedona Agreement or under any document or agreement entered into or delivered pursuant to the Sedona Agreement for a failure to perform thereunder, or for any obligation or liability which, by its terms, survives the Closing or the earlier termination of the Sedona Agreement, or (B) pursue against Gechman and/or any individual, corporation, association, partnership, limited liability company, trust, joint venture, business trust or unincorporated organization or other entity or organization that might be claimed to be liable on Gechman’s behalf, any claim, whether relating to the HL Loan and/or the HL Loan Documents or otherwise.

2

3.          Successors and Assigns.  It is understood and agreed that this Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

4.          Construction.     If any term, covenant, or condition of this Release is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Release shall be construed as if such invalid or unenforceable provision had never been contained herein.

5.          Interpretation.  Should any provision of this Release require interpretation in any judicial, administrative or other proceeding or circumstance, it is agreed that the court, administrative body or other entity interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the same, it being agreed that the parties hereto have fully participated in the preparation of this Release.

6.          Counterparts. This Release may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.          Entire Transaction. This Release is executed and delivered in connection with the Sedona Agreement and the other documents, releases and agreements entered into in connection therewith. To that end, all of such documents shall be construed together and as containing mutually dependent covenants and terms.

8.          Governing Law. This Release shall be governed by construed and enforced in accordance with and subject to the laws of the State of Arizona.

9.          Survival. This Release shall survive the Closing and shall not terminate.

3

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date and year first written above.

LENDER

IMH SPECIAL ASSET NT 233, LLC,
an Arizona limited liability company

By:	IMH Financial Corporation, a Delaware corporation

By:
Name:
Its:

BORROWER PARTIES

“HL BORROWER”

HL LLC, an Arizona limited liability company

By:
Name:
Its:

“GUARANTOR”

Albert B. Spector Jr., an individual

HL Release of Lender, Borrower and Guarantor – Signature Page

EX 8(o)-ii

MUTUAL RELEASE OF LENDER, BORROWER AND GUARANTOR

(LA Loan)

THIS MUTUAL RELEASE OF LENDER, BORROWER AND GUARANTOR (“Release”) is entered into this _____ day of May, 2013 by and among IMH SPECIAL ASSET NT 232, LLC, an Arizona limited liability company (“Lender”), L’AUBERGE ORCHARDS LLC, an Arizona limited liability company (“LA Borrower”) and Albert B. Spector, Jr. (“Guarantor,” together with LA Borrower, the “Borrower Parties”).

RECITALS

A.           Lender and Borrower Parties are parties to that certain “Sedona Agreement” dated as of March 29, 2013 (the “Sedona Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sedona Agreement.

B.           Pursuant to the Sedona Agreement, Lender and Borrower Parties desire to mutually and fully release, except to the extent set forth in the Sedona Agreement, each other from any and all liabilities and obligations arising out of or relating to the LA Loan or LA Loan Documents.

AGREEMENT

NOW THEREFORE, for and in consideration of the agreements set forth in the Sedona Agreement and of Ten Dollars ($10.00) and other good and valuable consideration in hand, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Release of Lender. Upon the Closing, and on the condition that the Closing occurs, without limiting any other exculpatory, indemnification, or other rights, powers, privileges or remedies of the Released Lender Parties (defined below), each of the Borrower Parties (including, without limitation, Guarantor) (the “Borrower Releasing Parties”), on behalf of themselves and their heirs, successors and assigns, hereby release and discharge all claims, demands, causes of action, counterclaims, defenses and offsets against Lender, its current and prior subsidiaries, affiliates, attorneys, directors, officers, shareholders, members, partners, trusts, employees, agents, advisors, consultants, servicers, lenders, and any other person, corporation or entity that might be claimed to be liable on its behalf (the “Released Lender Parties”) and do hereby release, acquit and forever discharge the Released Lender Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that the Borrower Releasing Parties have or hereinafter can, shall or may have against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that any of the Borrower Releasing Parties have heretofore had and asserted or could have asserted or which it may hereafter have or assert against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, related to, or arising out of any act or omission of any of the Released Lender Parties in connection with the LA Loan Documents or the LA Loan evidenced and secured thereby or the real and/or personal property constituting collateral therefor (the “Released Lender Liabilities”). Each Borrower Releasing Party covenants not to sue any of the Released Lender Parties with respect to the Released Lender Liabilities. Each Borrower Releasing Party represents and warrants that it has not heretofore assigned or transferred or purported to have assigned or transferred to any person, firm, corporation or any other entity any of the matters described in the release set forth herein. Each Borrower Releasing Party acknowledges that there is a risk that, subsequent to the release contemplated hereby, the Borrower Releasing Party may discover, incur, or suffer claims that were unknown to that Borrower Releasing Party or unanticipated at the time of signing this Release or the Closing, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. Nothing in this Release is intended to limit Borrower Releasing Parties’ rights to pursue any remedies available under the Sedona Agreement or under any document or agreement entered into or delivered pursuant to the Sedona Agreement for any obligation or liability of the Lender which, by its terms, survives the Closing or the earlier termination of the Sedona Agreement.

2.          Release of Borrower Parties.     Upon the Closing, and on the condition that the Closing occurs, Lender, on behalf of itself and its heirs, successors, assigns and affiliates, hereby releases and discharges all claims, demands, causes of action, liabilities, counterclaims, defenses and offsets against Borrower Parties, but not Jacob Gechman (“Gechman”), and their current and prior subsidiaries, affiliates, advisors, consultants, attorneys, employees, agents, directors, officers, shareholders, members, partners, trusts, and any other person, corporation or entity that might be claimed to be liable on its behalf, other than Gechman (collectively, the “Released Borrower Parties”) and does hereby release, acquit and forever discharge the Released Borrower Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that Lender has or hereinafter can, shall or may have against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that Lender may have heretofore had and asserted or could have asserted or which it may hereafter have or assert against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, arising out of or relating to the LA Loan and/or LA Loan Documents (collectively, the “Released Borrower Liabilities”). Lender covenants not to sue any of the Released Borrower Parties with respect to the Released Borrower Liabilities. Lender represents and warrants that it holds all applicable rights necessary to validly release the matters set forth herein. Lender acknowledges that there is a risk that, subsequent to the release contemplated hereby, Lender may discover, incur, or suffer claims that were unknown to the Lender or unanticipated at the time of signing of this Release or the Closing, including without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. Nothing in this Release is intended to limit Lender’s rights to (A) pursue the post-Closing remedies described in the Sedona Agreement, any remedies available under the Sedona Agreement or under any document or agreement entered into or delivered pursuant to the Sedona Agreement for a failure to perform thereunder, or for any obligation or liability which, by its terms, survives the Closing or the earlier termination of the Sedona Agreement, or (B) pursue against Gechman and/or any individual, corporation, association, partnership, limited liability company, trust, joint venture, business trust or unincorporated organization or other entity or organization that might be claimed to be liable on Gechman’s behalf, any claim, whether relating to the LA Loan and/or the LA Documents or otherwise.

3.          Successors and Assigns. It is understood and agreed that this Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

4.          Construction.    If any term, covenant, or condition of this Release is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Release shall be construed as if such invalid or unenforceable provision had never been contained herein.

5.          Interpretation. Should any provision of this Release require interpretation in any judicial, administrative or other proceeding or circumstance, it is agreed that the court, administrative body or other entity interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the same, it being agreed that the parties hereto have fully participated in the preparation of this Release.

6.          Counterparts. This Release may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.          Entire Transaction. This Release is executed and delivered in connection with the Sedona Agreement and the other documents, releases and agreements entered into in connection therewith. To that end, all of such documents shall be construed together and as containing mutually dependent covenants and terms.

8.          Governing Law. This Release shall be governed by construed and enforced in accordance with and subject to the laws of the State of Arizona.

9.          Survival. This Release shall survive the Closing and shall not terminate.

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date and year first written above.

LENDER

IMH SPECIAL ASSET NT 232, LLC,
an Arizona limited liability company

By:	IMH Financial Corporation, a Delaware corporation

By:
Name:
Its:

BORROWER PARTIES

“LA BORROWER”

L’AUBERGE ORCHARDS LLC, an Arizona limited liability company

By:
Name:
Its:

“GUARANTOR”

_________________________________________
Albert B. Spector Jr., an individual

LA Release of Lender, Borrower and Guarantor- Signature Page

 Exhibit 8(p)

QUITCLAIM ASSIGNMENT OF RIGHTS

(Noble House Letter)

THIS QUITCLAIM ASSIGNMENT OF RIGHTS (“Quitclaim”) is made as of this _____ day of _____, 2013 (the “Effective Date”) by L’Auberge Orchards, LLC, an Arizona limited liability company (“Assignor”).

A.           Assignor and Orchards Newco, LLC, a Delaware limited liability company (“Assignee”) are parties to that certain “Sedona Agreement” dated March 29, 2013 whereby the Assignor, among others, has agreed to, among other things, convey and transfer to Assignee certain assets and interests owned, held and/or controlled by the Assignor, as identified in the Sedona Agreement and subject to the terms and conditions of the Sedona Agreement, for good and valuable consideration.

B.           Noble House Hotels & Resorts, Ltd., a Texas limited partnership (“Buyer”) and Assignor, as seller, are parties to that certain letter of intent dated October 1, 2012 (the “Noble House Letter”), a copy of which is attached hereto as Exhibit A, regarding a proposal to enter into a Purchase and Sale Agreement to purchase the real property and improvements, personal property, and the business enterprise commonly known as the L’Auberge Hotel and Resort, located at 301 L’Auberge Lane, Sedona, AZ (collectively, the “Resort”) and the real property and improvements, the personal property, and the business enterprise commonly known as the Orchards Inn located at 254 N. Highway 89A, Sedona, AZ (collectively, the “Motel”).

C.           Assignor has not executed the Noble House Letter, and by its terms, the Noble House Letter expired automatically on November 14, 2012.

D.           Notwithstanding the foregoing, Assignor desires to quitclaim its rights, if any, in, to and under the Noble House Letter to Assignee.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby remises, releases and forever quitclaims to Assignee any and all of Assignor’s right, title and interest in, to and under the Noble House Letter.

IN WITNESS WHEREOF, the undersigned has executed this Quitclaim, effective as of the Effective Date.

L’AUBERGE ORCHARDS, LLC,
an Arizona limited liability company

By:

Name:

Its:

EXHIBIT A

Copy of Noble House Letter

SEE EXHIBIT 39

EXHIBIT 8(q)-i

REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATION AND CLAIM AND

ASSIGNMENT AND REISSUANCE OF PERMITS (LAMERRA)

Arizona Department of Water Resources

Permitting Unit

3550 North Central Avenue, Phoenix, Arizona 85012-2105

Telephone (602) 771-8621

Fax (602) 771-8689

REQUEST FOR

ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND

ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS

1.	Registry number of right or claim being assigned	See Attachment
(Use attachment for 2 or more filings)
2.	Request for: (check one box only)

☒ Total (complete) Assignment	☐ Partial Assignment

3.	If the request is for a partial assignment, the following information must be provided for use(s), quantity(s), and location(s) of the portion being assigned:

Use ______________________________________________ Quantity ____________________________

____¼        ¼        ¼, Section      , Township        N/S, Range        E/W; Parcel I.D. No. ________________

Use ______________________________________________ Quantity ____________________________

____¼        ¼        ¼, Section      , Township        N/S, Range        E/W; Parcel I.D. No. ________________

4.	SELLER(S)/ASSIGNORS	BUYER(S)/ASSIGNEES

Name	HL LLC	Name	HL Newco, LLC
Address	6900 E. Camelback Rd., Suite 830	Address	c/o IMH Financial Corporation

7001 N. Scottsdale Road, Suite 2050
Scottsdale, AZ 85351	Scottsdale, AZ 85253

Phone No. (480)	941-0221, Ext. 314	Phone No. (480)	840-8400

Signature	Signature

(Please print or type name of assignor or representative)	(Please print or type name of assignee or representative)

Date Signed	Date Signed

Current mailing addresses and telephone numbers must be included.

ASSIGNMENTS WILL NOT BE PROCESSED WITHOUT FEE(S), PROOF OF OWNERSHIP (MAY INCLUDE CHAIN OF TITLE OF OWNERSHIP), ASSESSORS MAP OR ALLOTMENT MAP.

(Page 1 of 3)

INSTRUCTIONS FOR COMPLETING THE REQUEST FOR ASSIGNMENT

The Arizona Department of Water Resources (Department) will process requests for assignment of surface water applications, permits, certificates, or claims listed on the official form or its attachment only. An assignment conveys the ownership of the surface water filing from one entity to another and in the case of permits and certificates results in re-issuance of the permit or certificate. For a surface water filing where the water is being put to beneficial use on public land, the completion of a request for assignment shall not be construed as a determination by the Department of whether it is the landowner, a lessee or a permittee that is entitled to hold a water right on the public land.

1.	Fill in the registry number of the right or claim being assigned. If more than one right or claim is being assigned with this request, the attachment must be utilized. Write “see attachment” in this space to indicate that more than one right or claim is being assigned. Photocopy the attachment sheet as needed.

2.	Indicate whether this request for assignment is for the entire right or claim or for a portion of a right or claim. If Total Assignment is indicated, the current holder will retain no portion of the right or claim following completion of the assignment. Partial Assignment would be selected if the current holder intends to retain some portion of the right.

NOTE:	A single Request for Assignment form cannot be utilized if a right or claim is being assigned (either in total or partial) to multiple parties. In this case, a separate request for assignment must be completed for each buyer/assignee. The total quantity of water being assigned to all parties cannot exceed the quantity of water listed in the original claim or right. Photocopy additional pages if needed.

3.	This portion of the request for assignment must be completed for all partial assignments. Using the existing claim or right as a guide, complete the blanks to indicate the type of use being assigned, the quantity of use being assigned that is associated with that particular use, and the legal location of the place of use. If there are more than three uses associated with a right or claim, please provide the additional information in the same form either on the attachment or on a separate sheet of paper.

4.	Requests for assignments that are not signed by both the buyer and seller will not be processed unless circumstances warrant. If the seller is not the current holder of the right or claim, a chain of title of ownership must be provided. Please indicate if property was in lieu of foreclosure and provide documentation.

5. REQUIRED ATTACHMENTS:

☐	Fling Fees for a REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS is $75.00 for each application, permit, certificate or claim being assigned. Payment may be made by cash, check, or credit card (if you wish to pay by credit card, please contact the Permitting Unit at 602-771-8621). Checks should be made payable to the Arizona Department of Water Resources. Failure to enclose the filing fee will cause the filing to be returned. Fees for REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS are authorized by Arizona Administrative Code (A.A.C.) R12-15-104.

☐	Copy of recorded deed showing land ownership in the name of the buyer. If the seller is not the current holder of the right or claim, a chain of title of ownership must be provided. If land is owned by other than buyer, a copy of all pertinent leases or grazing permits must be included.

☐	Copy of assessors map or allotment map with place(s) of use identified.

For partial assignments more detailed land ownership information may be requested.

(Page 2 of 3)

REQUEST FOR ASSIGNMENT ATTACHMENT

Registry number of right or claim	36-18397.0002	☒ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Registry number of right or claim	36-18398.0002	☒ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Registry number of right or claim	36-18399.0002	☒ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

 (Page 3 of 3)

EXHIBIT 8(q) -ii

REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATION AND CLAIM

AND ASSIGNMENT AND REISSUANCE OF PERMITS (L'AUBERGE)

Arizona Department of Water Resources

Permitting Unit

3550 North Central Avenue, Phoenix, Arizona 85012-2105

Telephone (602) 771-8621

Fax (602) 771-8689

REQUEST FOR

ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND

ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS

1.	Registry number of right or claim being assigned	See Attachment
(Use attachment for 2 or more filings)
2.	Request for: (check one box only)

☒ Total (complete) Assignment	☐ Partial Assignment

3.	If the request is for a partial assignment, the following information must be provided for use(s), quantity(s), and location(s) of the portion being assigned:

Use ______________________________________________ Quantity ____________________________

____¼        ¼        ¼, Section__, Township        N/S, Range        E/W; Parcel I.D. No. ________________

Use ______________________________________________ Quantity ____________________________

____¼        ¼        ¼, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _______________

4.	SELLER(S)/ASSIGNORS	BUYER(S)/ASSIGNEES

Name	L’Auberge Orchards, LLC	Name	L’Auberge Newco, LLC
Address	6900 E. Camelback Rd., Suite 830	Address	c/o IMH Financial Corporation

7001 N. Scottsdale Road, Suite 2050
Scottsdale, AZ 85351	Scottsdale, AZ 85253

Phone No. (480)	941-0221, Ext. 314	Phone No. (480)	840-8400

Signature	Signature

(Please print or type name of assignor or representative)	(Please print or type name of assignee or representative)

Date Signed	Date Signed

Current mailing addresses and telephone numbers must be included.

ASSIGNMENTS WILL NOT BE PROCESSED WITHOUT FEE(S), PROOF OF OWNERSHIP (MAY INCLUDE CHAIN OF TITLE OF OWNERSHIP), ASSESSORS MAP OR ALLOTMENT MAP.

(Page 1 of 3)

INSTRUCTIONS FOR COMPLETING THE REQUEST FOR ASSIGNMENT

The Arizona Department of Water Resources (Department) will process requests for assignment of surface water applications, permits, certificates, or claims listed on the official form or its attachment only. An assignment conveys the ownership of the surface water filing from one entity to another and in the case of permits and certificates results in re-issuance of the permit or certificate. For a surface water filing where the water is being put to beneficial use on public land, the completion of a request for assignment shall not be construed as a determination by the Department of whether it is the landowner, a lessee or a permittee that is entitled to hold a water right on the public land.

1.	Fill in the registry number of the right or claim being assigned. If more than one right or claim is being assigned with this request, the attachment must be utilized. Write “see attachment” in this space to indicate that more than one right or claim is being assigned. Photocopy the attachment sheet as needed.

2.	Indicate whether this request for assignment is for the entire right or claim or for a portion of a right or claim. If Total Assignment is indicated, the current holder will retain no portion of the right or claim following completion of the assignment. Partial Assignment would be selected if the current holder intends to retain some portion of the right.

NOTE:	A single Request for Assignment form cannot be utilized if a right or claim is being assigned (either in total or partial) to multiple parties. In this case, a separate request for assignment must be completed for each buyer/assignee. The total quantity of water being assigned to all parties cannot exceed the quantity of water listed in the original claim or right. Photocopy additional pages if needed.

3.	This portion of the request for assignment must be completed for all partial assignments. Using the existing claim or right as a guide, complete the blanks to indicate the type of use being assigned, the quantity of use being assigned that is associated with that particular use, and the legal location of the place of use. If there are more than three uses associated with a right or claim, please provide the additional information in the same form either on the attachment or on a separate sheet of paper.

4.	Requests for assignments that are not signed by both the buyer and seller will not be processed unless circumstances warrant. If the seller is not the current holder of the right or claim, a chain of title of ownership must be provided. Please indicate if property was in lieu of foreclosure and provide documentation.

5.	REQUIRED ATTACHMENTS:

☐	Fling Fees for a REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS is $75.00 for each application, permit, certificate or claim being assigned. Payment may be made by cash, check, or credit card (if you wish to pay by credit card, please contact the Permitting Unit at 602-771-8621). Checks should be made payable to the Arizona Department of Water Resources. Failure to enclose the filing fee will cause the filing to be returned. Fees for REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS are authorized by Arizona Administrative Code (A.A.C.) R12-15-104.

☐	Copy of recorded deed showing land ownership in the name of the buyer. If the seller is not the current holder of the right or claim, a chain of title of ownership must be provided. If land is owned by other than buyer, a copy of all pertinent leases or grazing permits must be included.

☐	Copy of assessors map or allotment map with place(s) of use identified.

For partial assignments more detailed land ownership information may be requested.

(Page 2 of 3)

REQUEST FOR ASSIGNMENT ATTACHMENT

Registry number of right or claim	36-69321.0001	☒ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Registry number of right or claim	36-60294.0001	☒ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Registry number of right or claim	☐ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

 (Page 3 of 3)

EXHIBIT 8(q)-iii

REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATION AND CLAIM

AND ASSIGNMENT AND REISSUANCE OF PERMITS (ORCHARDS)

Arizona Department of Water Resources

Permitting Unit

3550 North Central Avenue, Phoenix, Arizona 85012-2105

Telephone (602) 771-8621

Fax (602) 771-8689

REQUEST FOR

ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND

ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS

1.	Registry number of right or claim being assigned	See Attachment
(Use attachment for 2 or more filings)
2.	Request for: (check one box only)

☒ Total (complete) Assignment	☐ Partial Assignment

3.	If the request is for a partial assignment, the following information must be provided for use(s), quantity(s), and location(s) of the portion being assigned:

Use ______________________________________________ Quantity _________________________

____¼        ¼        ¼, Section__, Township        N/S, Range        E/W; Parcel I.D. No. _________________

Use ______________________________________________ Quantity _________________________

____¼        ¼        ¼, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _______________

4.	SELLER(S)/ASSIGNORS	BUYER(S)/ASSIGNEES

Name	L’Auberge Orchards, LLC	Name	Orchards Newco, LLC
Address	6900 E. Camelback Rd., Suite 830	Address	c/o IMH Financial Corporation

7001 N. Scottsdale Road, Suite 2050
Scottsdale, AZ 85351	Scottsdale, AZ 85253

Phone No. (480)	941-0221, Ext. 314	Phone No. (480)	840-8400

Signature	Signature

(Please print or type name of assignor or representative)	(Please print or type name of assignee or representative)

Date Signed	Date Signed

Current mailing addresses and telephone numbers must be included.

ASSIGNMENTS WILL NOT BE PROCESSED WITHOUT FEE(S), PROOF OF OWNERSHIP (MAY INCLUDE CHAIN OF TITLE OF OWNERSHIP), ASSESSORS MAP OR ALLOTMENT MAP.

(Page 1 of 3)

INSTRUCTIONS FOR COMPLETING THE REQUEST FOR ASSIGNMENT

The Arizona Department of Water Resources (Department) will process requests for assignment of surface water applications, permits, certificates, or claims listed on the official form or its attachment only. An assignment conveys the ownership of the surface water filing from one entity to another and in the case of permits and certificates results in re-issuance of the permit or certificate. For a surface water filing where the water is being put to beneficial use on public land, the completion of a request for assignment shall not be construed as a determination by the Department of whether it is the landowner, a lessee or a permittee that is entitled to hold a water right on the public land.

1.	Fill in the registry number of the right or claim being assigned. If more than one right or claim is being assigned with this request, the attachment must be utilized. Write “see attachment” in this space to indicate that more than one right or claim is being assigned. Photocopy the attachment sheet as needed.

2.	Indicate whether this request for assignment is for the entire right or claim or for a portion of a right or claim. If Total Assignment is indicated, the current holder will retain no portion of the right or claim following completion of the assignment. Partial Assignment would be selected if the current holder intends to retain some portion of the right.

NOTE:	A single Request for Assignment form cannot be utilized if a right or claim is being assigned (either in total or partial) to multiple parties. In this case, a separate request for assignment must be completed for each buyer/assignee. The total quantity of water being assigned to all parties cannot exceed the quantity of water listed in the original claim or right. Photocopy additional pages if needed.

3.	This portion of the request for assignment must be completed for all partial assignments. Using the existing claim or right as a guide, complete the blanks to indicate the type of use being assigned, the quantity of use being assigned that is associated with that particular use, and the legal location of the place of use. If there are more than three uses associated with a right or claim, please provide the additional information in the same form either on the attachment or on a separate sheet of paper.

4.	Requests for assignments that are not signed by both the buyer and seller will not be processed unless circumstances warrant. If the seller is not the current holder of the right or claim, a chain of title of ownership must be provided. Please indicate if property was in lieu of foreclosure and provide documentation.

5.	REQUIRED ATTACHMENTS:

☐	Fling Fees for a REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS is $75.00 for each application, permit, certificate or claim being assigned. Payment may be made by cash, check, or credit card (if you wish to pay by credit card, please contact the Permitting Unit at 602-771-8621). Checks should be made payable to the Arizona Department of Water Resources. Failure to enclose the filing fee will cause the filing to be returned. Fees for REQUEST FOR ASSIGNMENT OF SURFACE WATER APPLICATIONS AND CLAIMS AND ASSIGNMENT AND REISSUANCE OF PERMITS AND CERTIFICATED RIGHTS are authorized by Arizona Administrative Code (A.A.C.) R12-15-104.

☐	Copy of recorded deed showing land ownership in the name of the buyer. If the seller is not the current holder of the right or claim, a chain of title of ownership must be provided. If land is owned by other than buyer, a copy of all pertinent leases or grazing permits must be included.

☐	Copy of assessors map or allotment map with place(s) of use identified.

For partial assignments more detailed land ownership information may be requested.

(Page 2 of 3)

REQUEST FOR ASSIGNMENT ATTACHMENT

Registry number of right or claim	36-42343.0001	☒ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Registry number of right or claim	☐ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Registry number of right or claim	☐ Entire right or claim	☐ Partial

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

Use __________ Quantity ______ ¼        ¼          ¼_____, Section      , Township        N/S, Range        E/W; Parcel I.D. No. _____________

 (Page 3 of 3)

Exhibit 8(q)(iv)

STATEMENT OF CLAIMANT

ASSIGNMENT

Gila River Adjudication

SUPERIOR COURT OF MARICOPA COUNTY

By court order, a statement of claimant must be assigned whenever there is a change in ownership of land for which the claim for a water right was made, or there is a change in ownership of the water right that is either not appurtenant to land or that has been transferred from one parcel of land to another. This form is to be used to assign statements of claimant (“39s”) filed in the general adjudication of the Gila River System and Source, which includes the Salt River, San Pedro River, Upper Gila River, Verde River, Agua Fria River, Lower Gila River and Upper Santa Cruz River watersheds. After the assignment is completed, the new owner will be substituted as a party in the Gila River adjudication.

General Instructions

Each side of this form must be completed, signed by each buyer and seller, and notarized. The name, address and phone number for each buyer and seller must also be provided. If necessary, additional copies of this form may be attached.

A copy of a legal document that establishes that a change of ownership has occurred must be submitted with this form. This requirement may be satisfied by providing either a copy of a duly recorded deed, a copy of the county assessor's tax parcel notice, or other similar document.

More than one statement of claimant may be assigned on a single form if the assignors (sellers) and assignees (buyers) are identical. Otherwise, a separate form must be submitted. For example, if the ownership of the land or the water right is subdivided and conveyed to different buyers, then a separate form must be completed for each of the different buyers.

After this form is completed, please submit it to the Arizona Department of Water Resources, Attention: Adjudications, 3550 North Central Avenue 2nd floor, Phoenix, AZ 85012. The Department will record the assignment and forward this form to the Superior Court of Maricopa County. If you have any questions regarding this form, please contact the Arizona Department of Water Resources at (602) 771-8627 or (800) 352-8488.

ASSIGNMENT

The undersigned parties hereby notify the Superior Court of Maricopa County of the assignment of the following statements of claimant:

39- 48282	filed in the	Verde River	watershed.

39- 48283	filed in the	Verde River	watershed.

39- 48284	filed in the	Verde River	watershed.

Rev. 7/00

39- 48285	filed in the	Verde River	watershed.

Type of legal document enclosed to establish a change of ownership:

☐ Recorded Deed (date, file number, county) _______________________________________________________________

☐ Tax Parcel Notice (date, county) _______________________________________________________________________

☐ Other (date, description) _____________________________________________________________________________

ASSIGNOR (seller):	ASSIGNEE (buyer):

HL LLC	HL Newco, LLC
Name (printed or typed)	Name (printed or typed)

6900 E. Camelback Rd., Suite 830	c/o IMH Financial Corp.
Address	Address
Scottsdale, AZ 85251	7001 N. Scottsdale Road, Suite 2050 Scottsdale, AZ 85253

(480) 941-0221, Ext. 311	(480) 840-8400
Telephone	Telephone

Signature	Signature

STATE OF ARIZONA	)	STATE OF ARIZONA	)
))
County of _____________________	)	County of _____________________	)

The foregoing instrument was	The foregoing instrument was
acknowledged and signed before	acknowledged and signed before
me on this ___________ day of	me on this ___________ day of
_____________________, 2013.	_____________________, 2013.
by _______________________________.	by _______________________________.
_________________________________	__________________________________
Notary Public	Notary Public
My commission expires: ____________	My commission expires: ____________

Rev. 7/00

EXHIBIT 8(q)-v-A

ADWR REOUEST TO CHANGE WELL INFORMATION (LAMERRA, 55-609715)

Arizona Department of Water Resource Water Management Division P.O. Box 36020 Phoenix, Arizona 85067-6020 (602) 771-8527 – www.azwater.gov		Request to Change Well Information

❖  Review instructions prior to completing form in black or blue ink.

❖  You must include with your Notice:

➢Check or money order for any required fee(s)

❖  Authority for fee: A.R.S. § 45-113 and A.A.C. R12-15-104

** PLEASE PRINT CLEARLY **

FILE NUMBER: A (17-5) 34 ABD
WELL REGISTRATION NO. 55-609715
SECTION 1 REGISTRATION INFORMATION
WELL OWNER		Location of Well
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL		WELL LOCATION ADDRESS (IF ANY)
MAILING ADDRESS		TOWNSHIP (N/S)	RANGE (E/W)	SECTION	160 ACRE ¼	40 ACRE ¼	10 ACRE 1/4
CITY/ STATE/ ZIP CODE		LATITUDE Degrees	Minutes	N Seconds	LONGITUDE Degrees	Minutes	W Seconds
CONTACT PERSON NAME AND TITLE		METHOD OF LATITUDE/LONGITUDE (CHECK ONE)				☐ *GPS: Hand-Held
		☐ USGS Quad Map		☐ Conventional Survey		☐ *GPS: Survey-Grade
TELEPHONE NUMBER	FAX	*IF GPS WAS USED, GEOGRAPHIC COORDINATE DATUM (CHECK ONE)
		☐ NAD-83		☐ Other (please specify):
		COUNTY ASSESSOR’S PARCEL ID NUMBER				COUNTY WHERE WELL IS LOCATED
		BOOK	MAP		PARCEL
Type of Request (Check one)
☐ Change of Well Drilling Contractor (Fill out Section 2)		☐ Change of Well Ownership (Fill out Section 3)		☐ Change of Well Information (location, use, etc.) (Fill out Section 4)
FEE $120 per Well
SECTION 2 REQUEST TO CHANGE WELL DRILLING CONTRACTOR
t If drilling or abandoning a well, the Department must receive this request and issue authorization to the new drilling firm prior to the commencement of well drilling or abandonment.
Current Well Drilling Contractor		New Well Drilling Contractor
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL		FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL
DWR LICENSE NUMBER		DWR LICENSE NUMBER			ROC LICENSE CATEGORY
TELEPHONE NUMBER	FAX	TELEPHONE NUMBER			FAX
FEE $30 per Well
SECTION 3 STATEMENT OF CHANGE OF WELL OWNERSHIP
t
Previous Well Owner		New Well Owner
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL HL LLC		FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL HL Newco, LLC
MAILING ADDRESS 6900 E. Camelback Road, Suite 830		MAILING ADDRESS c/o IMH Financial Corp. 7001 N. Scottsdale Rd. #2050
CITY/STATE/ZIP CODE Scottsdale, AZ 85251		CITY/STATE/ZIP CODE Scottsdale, AZ 85253
CONTACT PERSON NAME AND TITLE Al Spector		CONTACT PERSON NAME AND TITLE Will Meris
TELEPHONE NUMBER (480) 941-0221	FAX	TELEPHONE NUMBER (480) 840-8400			FAX (602) 926-0343
SECTION 4 CHANGE OF WELL INFORMATION (No Fee Required)
NOTE: Applies only to wells that have already been drilled. For proposed wells, an amended Notice of Intent to Drill a Well must be filed.
EXPLAIN
SECTION 5 OPTIONAL BY PROPERTY OWNER AND WELL OWNER ONLY
☐ By checking this box, I hereby provide ADWR permission to enter the property for the purpose of taking water level measurements at this well. (See instructions.)
SECTION 6 WELL OWNER SIGNATURE
I HEREBY CERTIFY that the above statements are true to the best of my knowledge and belief
TYPE OR PRINT NAME AND TITLE		SIGNATURE OF WELL OWNER DATE

DWR 55-71A (REVISED 6/10) Page 1 of 1

EXHIBIT 8(q)-v-B

ADWR REQUEST TO CHANGE WELL INFORMATION (LAMERRA, 55-609716)

Arizona Department of Water Resource Water Management Division P.O. Box 36020 Phoenix, Arizona 85067-6020 (602) 771-8527 – www.azwater.gov		Request to Change Well Information

❖  Review instructions prior to completing form in black or blue ink.

❖  You must include with your Notice:

➢Check or money order for any required fee(s)

❖  Authority for fee: A.R.S. § 45-113 and A.A.C. R12-15-104

** PLEASE PRINT CLEARLY **

FILE NUMBER: A (17-5) 2700 A
WELL REGISTRATION NO. 55-609716
SECTION 1 REGISTRATION INFORMATION
WELL OWNER		Location of Well
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL		WELL LOCATION ADDRESS (IF ANY)
MAILING ADDRESS		TOWNSHIP (N/S)	RANGE (E/W)	SECTION	160 ACRE ¼	40 ACRE ¼	10 ACRE 1/4
CITY/ STATE/ ZIP CODE		LATITUDE Degrees	Minutes	N Seconds	LONGITUDE Degrees	Minutes	W Seconds
CONTACT PERSON NAME AND TITLE		METHOD OF LATITUDE/LONGITUDE (CHECK ONE)				☐ *GPS: Hand-Held
		☐ USGS Quad Map		☐ Conventional Survey		☐ *GPS: Survey-Grade
TELEPHONE NUMBER	FAX	*IF GPS WAS USED, GEOGRAPHIC COORDINATE DATUM (CHECK ONE)
		☐ NAD-83		☐ Other (please specify):
		COUNTY ASSESSOR’S PARCEL ID NUMBER				COUNTY WHERE WELL IS LOCATED
		BOOK	MAP		PARCEL
Type of Request (Check one)
☐ Change of Well Drilling Contractor (Fill out Section 2)		☐ Change of Well Ownership (Fill out Section 3)		☐ Change of Well Information (location, use, etc.) (Fill out Section 4)
FEE $120 per Well
SECTION 2 REQUEST TO CHANGE WELL DRILLING CONTRACTOR
t If drilling or abandoning a well, the Department must receive this request and issue authorization to the new drilling firm prior to the commencement of well drilling or abandonment.
Current Well Drilling Contractor		New Well Drilling Contractor
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL		FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL
DWR LICENSE NUMBER		DWR LICENSE NUMBER			ROC LICENSE CATEGORY
TELEPHONE NUMBER	FAX	TELEPHONE NUMBER			FAX
FEE $30 per Well
SECTION 3 STATEMENT OF CHANGE OF WELL OWNERSHIP
t
Previous Well Owner		New Well Owner
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL HL LLC		FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL HL Newco, LLC
MAILING ADDRESS 6900 E. Camelback Road, Suite 830		MAILING ADDRESS c/o IMH Financial Corp. 7001 N. Scottsdale Rd. #2050
CITY/STATE/ZIP CODE Scottsdale, AZ 85251		CITY/STATE/ZIP CODE Scottsdale, AZ 85253
CONTACT PERSON NAME AND TITLE Al Spector		CONTACT PERSON NAME AND TITLE Will Meris
TELEPHONE NUMBER (480) 941-0221	FAX	TELEPHONE NUMBER (480) 840-8400			FAX (602) 926-0343
SECTION 4 CHANGE OF WELL INFORMATION (No Fee Required)
NOTE: Applies only to wells that have already been drilled. For proposed wells, an amended Notice of Intent to Drill a Well must be filed.
EXPLAIN
SECTION 5 OPTIONAL BY PROPERTY OWNER AND WELL OWNER ONLY
☐ By checking this box, I hereby provide ADWR permission to enter the property for the purpose of taking water level measurements at this well. (See instructions.)
SECTION 6 WELL OWNER SIGNATURE
I HEREBY CERTIFY that the above statements are true to the best of my knowledge and belief
TYPE OR PRINT NAME AND TITLE		SIGNATURE OF WELL OWNER DATE

DWR 55-71A (REVISED 6/10) Page 1 of 1

EXHIBIT 8(q)-v-C

ADWR REQUEST TO CHANGE WELL INFORMATION (LAMERRA, 55-901602)

Arizona Department of Water Resource Water Management Division P.O. Box 36020 Phoenix, Arizona 85067-6020 (602) 771-8527 – www.azwater.gov		Request to Change Well Information

❖  Review instructions prior to completing form in black or blue ink.

❖  You must include with your Notice:

➢Check or money order for any required fee(s)

❖  Authority for fee: A.R.S. § 45-113 and A.A.C. R12-15-104

** PLEASE PRINT CLEARLY **

FILE NUMBER: A (17-5) 34 ABA
WELL REGISTRATION NO. 55-901602
SECTION 1 REGISTRATION INFORMATION
WELL OWNER		Location of Well
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL		WELL LOCATION ADDRESS (IF ANY)
MAILING ADDRESS		TOWNSHIP (N/S)	RANGE (E/W)	SECTION	160 ACRE ¼	40 ACRE ¼	10 ACRE 1/4
CITY/ STATE/ ZIP CODE		LATITUDE Degrees	Minutes	N Seconds	LONGITUDE Degrees	Minutes	W Seconds
CONTACT PERSON NAME AND TITLE		METHOD OF LATITUDE/LONGITUDE (CHECK ONE)				☐ *GPS: Hand-Held
		☐ USGS Quad Map		☐ Conventional Survey		☐ *GPS: Survey-Grade
TELEPHONE NUMBER	FAX	*IF GPS WAS USED, GEOGRAPHIC COORDINATE DATUM (CHECK ONE)
		☐ NAD-83		☐ Other (please specify):
		COUNTY ASSESSOR’S PARCEL ID NUMBER				COUNTY WHERE WELL IS LOCATED
		BOOK	MAP		PARCEL
Type of Request (Check one)
☐ Change of Well Drilling Contractor (Fill out Section 2)		☐ Change of Well Ownership (Fill out Section 3)		☐Change of Well Information (location, use, etc.) (Fill out Section 4)
FEE $120 per Well
SECTION 2 REQUEST TO CHANGE WELL DRILLING CONTRACTOR
t If drilling or abandoning a well, the Department must receive this request and issue authorization to the new drilling firm prior to the commencement of well drilling or abandonment.
Current Well Drilling Contractor		New Well Drilling Contractor
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL		FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL
DWR LICENSE NUMBER		DWR LICENSE NUMBER			ROC LICENSE CATEGORY
TELEPHONE NUMBER	FAX	TELEPHONE NUMBER			FAX
FEE $30 per Well
SECTION 3 STATEMENT OF CHANGE OF WELL OWNERSHIP
t
Previous Well Owner		New Well Owner
FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL HL LLC		FULL NAME OF COMPANY, ORGANIZATION, OR INDIVIDUAL HL Newco, LLC
MAILING ADDRESS 6900 E. Camelback Road, Suite 830		MAILING ADDRESS c/o IMH Financial Corp. 7001 N. Scottsdale Rd. #2050
CITY/STATE/ZIP CODE Scottsdale, AZ 85251		CITY/STATE/ZIP CODE Scottsdale, AZ 85253
CONTACT PERSON NAME AND TITLE Al Spector		CONTACT PERSON NAME AND TITLE Will Meris
TELEPHONE NUMBER (480) 941-0221	FAX	TELEPHONE NUMBER (480) 840-8400			FAX (602) 926-0343
SECTION 4 CHANGE OF WELL INFORMATION (No Fee Required)
NOTE: Applies only to wells that have already been drilled. For proposed wells, an amended Notice of Intent to Drill a Well must be filed.
EXPLAIN
SECTION 5 OPTIONAL BY PROPERTY OWNER AND WELL OWNER ONLY
☐ By checking this box, I hereby provide ADWR permission to enter the property for the purpose of taking water level measurements at this well. (See instructions.)
SECTION 6 WELL OWNER SIGNATURE
I HEREBY CERTIFY that the above statements are true to the best of my knowledge and belief
TYPE OR PRINT NAME AND TITLE		SIGNATURE OF WELL OWNER DATE

DWR 55-71A (REVISED 6/10) Page 1 of 1

Exhibit 8(t)

ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY

MEMBERSHIP INTEREST

(Canyon Portal II, L.L.C.)

KNOW ALL PERSONS BY THESE PRESENTS, that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Albert B. Spector, Jr. (“Assignor”), hereby irrevocably assigns, sells, transfers and conveys to _____________________, a _____________________________________ (“Assignee”), free and clear of any liens, pledges, claims, charges, security interests or encumbrances of any nature whatsoever, all right, title and interest of Assignor in a 28.175% membership interest (the “Interest”) in Canyon Portal II, L.L.C., an Arizona limited liability company (the “Company”) under the Articles of Organization of the Company. This Assignment includes, without limitation, all of Assignor's Interest, percentage interest and/or capital account in the Company, and all economic, voting, consensual and other rights relating thereto. Assignor covenants, represents and warrants to Assignee that Assignor is the lawful owner and holder of the right, title, and interest intended to be assigned, sold, transferred and conveyed hereby, and that Assignor has complete and unrestricted power and authority to execute and deliver this Assignment and to make the assignment contemplated hereby, and has taken all corporate or other action necessary or required to make this Assignment valid, binding, and enforceable. This Assignment shall be binding upon Assignor and his, her or its heirs, successors and assigns, and shall inure to the benefit of Assignee and its successors and assigns. Assignor shall warrant and defend the right, title, and interest hereby assigned unto Assignee forever against the claims and demands of all persons.

Dated: _____________ ____, 2013

By:	Albert B. Spector, Jr.
Assignor

ACCEPTANCE OF ASSIGNMENT

Assignee hereby accepts the foregoing Assignment and, in connection therewith, hereby agrees to be bound by all of the terms and conditions of the Articles of Organization of the Company.

_____________________,	a

By:	IMH Financial Corporation, a Delaware limited liability company
Its:	Sole Member

By:
Name:
Its:

ACKNOWLEDGEMENT AND CONSENT

Canyon Portal II, L.L.C., an Arizona limited liability company, for itself as a Member of the Company and on behalf of the Company, (i) hereby acknowledges and irrevocably approves and consents to the foregoing Assignment and represents and warrants to Assignee that all facts and other matters stated therein are true and that the interests thereby transferred are not subject to any duties, responsibilities, or other obligations accruing prior to the date hereof; and (ii) hereby admits Assignee as a Substitute Member of the Company in place of Assignor with a 28.175% membership interest.

Dated: __________ ____, 2013

CANYON PORTAL II, L.L.C.,
an Arizona limited liability company

By:
Albert B. Spector
Its:

Assignment of LLC Interest – Acceptance/Acknowledgement

Exhibit 8(u)

Day of Closing Protocol

Exhibit not provided to Polsinelli.

Exhibit 9(a)

Employees

See Exhibit 3(x)-i.

Exhibit 18(a)

Approved Budget

L'Auberge de Sedona Resort

Profit and Loss Statement

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Rooms Available	2,697		2,697		-		2,697		-
Occupied Rooms	2,158		2,104		54		2,111		47
Occupancy	80.0%		78.0%		2.6%		78.3%		2.2%
Average Daily Rate (ADR)	$391.44		$365.00		$26.44		$352.40		$39.04
Revenue/Available Room (REVPAR)	$313.21		$284.75		$28.47		$275.83		$37.38
Gross Revenue/Room	$676.47		$613.32		$63.15		$598.29		$78.18

Revenues
Rooms	844,731	57.9%	767,960	59.5%	76,771	45.3%	743,916	58.9%	100,815	51.2%
Food & Beverage	425,632	29.2%	349,000	27.0%	76,632	45.2%	377,585	29.9%	48,047	24.4%
Spa	95,676	6.6%	92,338	7.2%	3,338	2.0%	85,498	6.8%	10,178	5.2%
Miscellaneous	93,780	6.4%	81,135	6.3%	12,645	7.5%	55,989	4.4%	37,791	19.2%
Total Revenues	1,459,820	100.0%	1,290,433	100.0%	169,387	100.0%	1,262,989	100.0%	196,831	100.0%

Department Expenses
Rooms	225,435	26.7%	198,868	25.9%	26,567	34.6%	198,938	26.7%	26,497	26.3%
Food & Beverage	363,126	85.3%	292,553	83.8%	70,573	92.1%	306,062	81.1%	57,064	118.8%
Spa	66,369	69.4%	60,596	65.6%	5,773	172.9%	57,417	67.2%	8,952	87.9%
Miscellaneous	18,622	19.9%	26,293	32.4%	(7,671)	-60.7%	25,527	45.6%	(6,905)	-18.3%
Total Department Expenses	673,552	46.1%	578,310	44.8%	95,242	56.2%	587,945	46.6%	85,607	43.5%

Departmental Profit
Rooms	619,296	73.3%	569,092	74.1%	50,204	65.4%	544,978	73.3%	74,318	73.7%
Food & Beverage	62,507	14.7%	56,447	16.2%	6,060	7.9%	71,523	18.9%	(9,017)	-18.8%
Spa	29,307	30.6%	31,742	34.4%	(2,435)	-72.9%	28,081	32.8%	1,227	12.1%
Miscellaneous	75,158	80.1%	54,842	67.6%	20,316	160.7%	30,462	54.4%	44,696	118.3%
Total Departmental Profit	786,268	53.9%	712,123	55.2%	74,145	43.8%	675,044	53.4%	111,224	56.5%

Undistributed Expenses
Management Fees	21,897	1.5%	19,357	1.5%	2,540	1.5%	18,945	1.5%	2,952	1.5%
Administrative & General	93,677	6.4%	118,321	9.2%	(24,644)	-14.5%	118,191	9.4%	(24,514)	-12.5%
Sales & Marketing	55,453	3.8%	71,079	5.5%	(15,626)	-9.2%	69,009	5.5%	(13,555)	-6.9%
Engineering	74,252	5.1%	84,087	6.5%	(9,835)	-5.8%	80,083	6.3%	(5,831)	-3.0%
Utilities	27,970	1.9%	31,272	2.4%	(3,302)	-1.9%	30,361	2.4%	(2,391)	-1.2%
Total Undistributed Expenses	273,249	18.7%	324,116	25.1%	(50,867)	-15.7%	316,588	25.1%	(43,339)	-13.7%

Gross Operating Profit	513,019	35.1%	388,007	30.1%	125,012	73.8%	358,456	28.4%	154,563	78.5%

Fixed Expenses
Insurance	15,862	1.1%	17,194	1.3%	(1,332)	-0.8%	14,110	1.1%	1,752	0.9%
Property Taxes	11,704	0.8%	11,704	0.9%	(0)	0.0%	10,382	0.8%	1,322	0.7%
Rent	2,207	0.0%	2,207	0.0%	(0)	0.0%	900	0.0%	1,307	0.7%
Total Fixed Expenses	29,772	2.0%	31,105	2.4%	(1,333)	-0.8%	25,392	2.0%	3,074	1.6%

Income Before Reserves	483,246	33.1%	356,902	27.7%	126,344	74.6%	333,064	26.4%	150,183	76.3%

Reserve for Replacement	58,393	4.0%	51,617	4.0%	6,775	4.0%	50,520	4.0%	7,873	4.0%

Net Operating Income	424,854	29.1%	305,285	23.7%	119,569	70.6%	282,544	22.4%	142,309	72.3%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	%

Rooms Available	7,830		7,830		-		7,917		(87)		31,842
Occupied Rooms	4,792		4,750		42		5,184		(392)		22,758
Occupancy	61.2%		60.7%		0.9%		65.5%		-7.6%		71.5%
Average Daily Rate (ADR)	$329.79		$317.76		$12.03		286.82		$42.97		$340.63
Revenue/Available Room (REVPAR)	$201.84		$192.77		$9.07		187.81		$14.03		$243.45
Gross Revenue/Room	$589.92		$564.18		$25.74		525.59		$64.34		$625.51

Revenues
Rooms	1,580,370	55.9%	1,509,382	56.3%	70,988	48.3%	1,486,869	54.6%	93,501	91.4%	7,752,011	54.5%
Food & Beverage	811,580	28.7%	764,053	28.5%	47,527	32.3%	893,940	32.8%	(82,360)	-80.5%	4,697,733	33.0%
Spa	230,590	8.2%	218,669	8.2%	11,921	8.1%	199,996	7.3%	30,594	29.9%	965,287	6.8%
Miscellaneous	204,380	7.2%	187,760	7.0%	16,620	11.3%	143,830	5.3%	60,550	59.2%	820,405	5.8%
Total Revenues	2,826,920	100.0%	2,679,864	100.0%	147,056	100.0%	2,724,635	100.0%	102,286	100.0%	14,235,436	100.0%

Department Expenses
Rooms	557,151	35.3%	524,774	34.8%	32,377	45.6%	525,029	35.3%	32,122	34.4%	2,349,977	30.3%
Food & Beverage	829,981	102.3%	757,500	99.1%	72,481	152.5%	686,896	76.8%	143,085	-173.7%	3,677,821	78.3%
Spa	170,364	73.9%	162,039	74.1%	8,325	69.8%	159,596	79.8%	10,768	35.2%	695,181	72.0%
Miscellaneous	52,160	25.5%	59,322	31.6%	(7,162)	-43.1%	61,419	42.7%	(9,259)	-15.3%	305,617	37.3%
Total Department Expenses	1,609,657	56.9%	1,503,635	56.1%	106,022	72.1%	1,432,940	52.6%	176,716	172.8%	7,028,596	49.4%

Departmental Profit
Rooms	1,023,219	64.7%	984,608	65.2%	38,611	54.4%	961,840	64.7%	61,379	65.6%	5,402,034	69.7%
Food & Beverage	(18,401)	-2.3%	6,553	0.9%	(24,954)	-52.5%	207,044	23.2%	(225,445)	273.7%	1,019,912	21.7%
Spa	60,225	26.1%	56,630	25.9%	3,595	30.2%	40,399	20.2%	19,826	64.8%	270,106	28.0%
Miscellaneous	152,220	74.5%	128,438	68.4%	23,782	143.1%	82,411	57.3%	69,809	115.3%	514,788	62.7%
Total Departmental Profit	1,217,264	43.1%	1,176,229	43.9%	41,035	27.9%	1,291,695	47.4%	(74,431)	-72.8%	7,206,840	50.6%

Undistributed Expenses
Management Fees	42,404	1.5%	40,199	1.5%	2,205	1.5%	40,870	1.5%	1,534	1.5%	213,531	1.5%
Administrative & General	288,874	10.2%	338,544	12.6%	(49,670)	-33.8%	273,281	10.0%	15,593	15.2%	1,463,735	10.3%
Sales & Marketing	190,008	6.7%	217,305	8.1%	(27,298)	-18.6%	205,019	7.5%	(15,012)	-14.7%	950,317	6.7%
Engineering	210,700	7.5%	229,666	8.6%	(18,966)	-12.9%	211,381	7.8%	(680)	-0.7%	940,888	6.6%
Utilities	100,331	3.5%	97,074	3.6%	3,257	2.2%	90,643	3.3%	9,688	9.5%	402,157	2.8%
Total Undistributed Expenses	832,316	29.4%	922,788	34.4%	(90,472)	-9.8%	821,193	30.1%	11,123	1.4%	3,970,628	27.9%

Gross Operating Profit	384,947	13.6%	253,441	9.5%	131,506	89.4%	470,501	17.3%	(85,554)	-83.6%	3,236,212	22.7%

Fixed Expenses
Insurance	50,326	1.8%	50,250	1.9%	76	0.1%	45,650	1.7%	4,676	4.6%	193,596	1.4%
Property Taxes	35,112	1.2%	35,112	1.3%	(0)	0.0%	31,146	1.1%	3,966	3.9%	121,044	0.9%
Rent	6,620	0.0%	6,621	0.0%	(1)	0.0%	900	0.0%	5,720	5.6%	13,242	0.0%
Total Fixed Expenses	92,057	3.3%	91,983	3.4%	74	0.1%	77,696	2.9%	14,362	14.0%	327,882	2.3%

Income Before Reserves	292,890	10.4%	161,458	6.0%	131,432	89.4%	392,806	14.4%	(99,916)	-97.7%	2,908,330	20.4%

Reserve for Replacement	113,077	4.0%	107,195	4.0%	5,882	4.0%	76,696	2.8%	36,381	35.6%	569,417	4.0%

Net Operating Income	179,813	6.4%	54,263	2.0%	125,550	85.4%	316,110	11.6%	(136,297)	-133.3%	2,338,913	16.4%

Page 1 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Report

L'Auberge de Sedona Resort

Current Year Actual

2012

Current Year - 2013

Year to Date

	January		February		March		Total Year
	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	2,697		2,436		2,697		7,830
Occupied Rooms	1,233		1,401		2,158		4,792
Occupancy	45.7%		57.5%		80.0%		80%
Average Daily Rate (ADR)	$257.52		$298.44		$391.44		$391.44
Revenue/Available Room (REVPAR)	$117.73		$171.64		$313.21		$313.21

Revenues
Rooms	317,522	$391.33	418,117	$298.44	844,731	$391.44	1,580,370	$329.79
Food & Beverage	165,053	$212.41	220,894	$157.67	425,632	$197.23	811,580	$169.36
Spa	63,945	$50.87	70,969	$50.66	95,676	$44.34	230,590	$48.12
Miscellaneous	48,801	$53.46	61,799	$44.11	93,780	$43.46	204,380	$42.65
LA Store	-	$-	-	$-	-	$-	0	$-
Total Revenues	595,322	$708.08	771,779	$550.88	1,459,820	$676.47	2,826,920	$589.92

Department Expenses
Rooms	165,790	$135.19	165,925	$118.43	225,435	$104.46	557,151	$116.27
Food & Beverage	225,020	$218.24	241,836	$172.62	363,126	$168.27	829,981	$173.20
Spa	51,140	$39.35	52,856	$37.73	66,369	$30.75	170,364	$35.55
Miscellaneous	15,229	$14.59	18,309	$13.07	18,622	$8.63	52,160	$10.88
LA Store	-	$-	-	$-	-	$-	0	$-
Total Department Expenses	457,179	$407.37	478,926	$341.85	673,552	$312.12	1,609,657	$335.90

Departmental Profit
Rooms	151,732	$256.14	252,192	$180.01	619,296	$286.98	1,023,219	$213.53
Food & Beverage	(59,966)	$(5.82)	(20,942)	$(14.95)	62,507	$28.97	(18,401)	$(3.84)
Spa	12,805	$11.52	18,113	$12.93	29,307	$13.58	60,225	$12.57
Miscellaneous	33,572	$38.87	43,490	$31.04	75,158	$34.83	152,220	$31.77
LA Store	0	$-	0	$-	0	$-	0	$-
Total Departmental Profit	138,143	$300.71	292,853	$209.03	786,268	$364.35	1,217,264	$254.02

Undistributed Expenses
Management Fees	8,930	$10.62	11,577	$8.26	21,897	$10.15	42,404	$8.85
Administrative & General	104,700	$97.58	90,497	$64.59	93,677	$43.41	288,874	$60.28
Sales & Marketing	75,149	$59.36	59,406	$42.40	55,453	$25.70	190,008	$39.65
Engineering	69,743	$63.18	66,705	$47.61	74,252	$34.41	210,700	$43.97
Utilities	36,102	$33.19	36,259	$25.88	27,970	$12.96	100,331	$20.94
Total Undistributed Expenses	294,624	$263.93	264,443	$188.75	273,249	$126.62	832,316	$173.69

Gross Operating Profit	(156,481)	$36.78	28,409	$20.28	513,019	$237.73	384,947	$80.33

Fixed Expenses
Property Taxes	11,704	$10.24	11,704	$8.35	11,704	$5.42	35,112	$7.33
Insurance	15,862	$13.65	18,602	$13.28	15,862	$7.35	50,326	$10.50
Rent	2,207	$-	2,207	$1.58	2,207	$1.02	6,620	$1.38
Total Fixed Expenses	29,772	$23.89	32,513	$23.21	29,772	$13.80	92,057	$19.21

Income Before Reserves	(186,253)	$12.89	(4,103)	$(2.93)	483,246	$223.93	292,890	$61.12

Reserve for Replacement	23,813	$28.32	30,871	$22.04	58,393	$27.06	113,077	$23.60

Net Operating Income	(210,066)	$(15.43)	(34,975)	$(24.96)	424,854	$196.87	179,813	$37.52

Page 2 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Current YTD

L'Auberge de Sedona Resort

Prior Year Actual

2011

Prior Year - 2012

	Year to Date

	January		February		March		April		May		June
	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	2,697		2,523		2,697		2,610		2,697		2,610
Occupied Rooms	1,519		1,554		2,111		2,244		1,987		2,016
Occupancy	56.3%		61.6%		78.3%		86.0%		73.7%		77.2%
Average Daily Rate (ADR)	$220.84		$262.23		$352.40		$393.88		$354.94		$312.25
Revenue/Available Room (REVPAR)	$124.38		$161.51		$275.83		$338.65		$261.50		$241.19

Revenues
Rooms	335,454	$220.84	407,499	$262.23	743,916	$352.40	883,864	$393.88	705,261	$354.94	$629,499	$312
Food & Beverage	217,472	$143.17	298,882	$192.33	377,585	$178.87	517,012	$230.40	609,232	$306.61	$495,772	$246
Spa	56,733	$37.35	57,765	$37.17	85,498	$40.50	85,123	$37.93	83,980	$42.26	$81,357	$40
Miscellaneous	44,756	$29.46	43,086	$27.73	55,989	$26.52	64,122	$28.57	58,805	$29.59	$58,660	$29
LA Store	0	$-	0	$-	0	$-	0	$-	0	$-	$-	$-
Total Revenues	654,414	431	807,232	519	1,262,989	598	1,550,121	691	1,457,277	733	$1,265,289	$628

Department Expenses
Rooms	168,296	$110.79	157,795	$101.54	198,938	$94.24	215,258	$95.93	211,396	$106.39	$203,371	$101
Food & Beverage	226,233	$148.94	249,309	$160.43	306,062	$144.98	366,117	$163.15	411,439	$207.07	$367,753	$182
Spa	52,451	$34.53	49,728	$32.00	57,417	$27.20	58,788	$26.20	62,376	$31.39	$60,183	$30
Miscellaneous	18,610	$12.25	17,282	$11.12	25,527	$12.09	23,877	$10.64	24,140	$12.15	$22,723	$11
LA Store	0	$-	0	$-	0	$-	0	$-	0	$-	$-	$-
Total Department Expenses	465,589	307	474,114	305	587,945	279	664,040	296	709,350	357	$654,029	$324

Departmental Profit
Rooms	167,158	110	249,704	161	544,978	258	668,606	298	493,865	249	$426,128	$211
Food & Beverage	(8,761)	(6)	49,573	32	71,523	34	150,896	67	197,793	100	$128,020	$64
Spa	4,282	3	8,036	5	28,081	13	26,335	12	21,604	11	$21,175	$11
Miscellaneous	26,146	17	25,804	17	30,462	14	40,245	18	34,665	17	$35,937	$18
LA Store	0	$-	0	$-	0	$-	0	$-	0	$-	$-	$-
Total Departmental Profit	188,825	124	333,118	214	675,044	320	886,081	395	747,927	376	$611,259	$303

Undistributed Expenses
Management Fees	9,816	$6.46	12,108	$7.79	18,945	$8.97	23,252	$10.36	21,863	$-	$18,939	$9
Administrative & General	101,375	$66.74	115,489	$74.32	118,191	$55.99	137,616	$61.33	136,513	$68.70	$132,690	$66
Sales & Marketing	61,623	$40.57	59,300	$38.16	69,009	$32.69	78,162	$34.83	70,120	$35.29	$79,462	$39
Engineering	59,072	$38.89	72,225	$46.48	80,083	$37.94	96,135	$42.84	93,258	$46.93	$80,138	$40
Utilities	31,447	$20.70	28,835	$18.56	30,361	$14.38	29,937	$13.34	34,838	$17.53	$34,770	$17
	263,333	173	287,957	185	316,588	150	365,101	163	334,728	168	$345,999	$172

Gross Operating Profit	(74,508)	(49)	45,161	29	358,456	170	520,980	232	413,199	208	$265,261	$132

Fixed Expenses
Property Taxes	10,382	$6.83	10,382	$6.68	10,382	$4.92	22,566	$10.06	15,442	$7.77	$12,622	$6
Insurance	17,930	$11.80	13,610	$8.76	14,110	$6.68	13,610	$6.06	14,110	$7.10	$14,110	$7
Rent	0	$-	0	$-	900	$0.43	657	$0.29	4,349	$2.19	$4,349	$2
Total Fixed Expenses	28,312	19	23,992	15	25,392	12	36,833	16	33,901	17	$31,081	$15

Income Before Reserves	(102,820)	$(67.69)	21,169	$13.62	333,064	$157.78	484,147	$215.75	379,298	$190.89	$234,180	$116

Reserve for Replacement	26,177	$17.23	32,289	$20.78	50,520	$23.93	62,005	$27.63	58,291	$29.34	$50,612	$25

Net Operating Income	(128,996)	$(84.92)	(11,120)	$(7.16)	282,544	$133.84	422,142	$188.12	321,006	$161.55	$183,568	$91

	July		August		September		October		November		December		Total Year
	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	2,697		2,697		2,610		2,697		2,610		2,697		31,842
Occupied Rooms	1,889		1,974		1,913		2,092		1,856		1,544		22,699
Occupancy	70.0%		73.2%		73.3%		77.6%		71.1%		57.2%		71.3%
Average Daily Rate (ADR)	$268.52		$274.49		$355.16		$406.63		$326.85		$312.51		$324.85
Revenue/Available Room (REVPAR)	$188.07		$200.91		$260.31		$315.41		$232.43		$178.91		$231.57

Revenues
Rooms	$507,225	$269	$541,845	$274	$679,415	$355	$850,661	$407	$606,643	$327	$482,514	$313	$7,373,796	$325
Food & Beverage	$393,126	$208	$359,708	$182	$500,279	$262	$600,901	$287	$379,722	$205	$261,907	$170	$5,011,599	$221
Spa	$74,045	$39	$79,167	$40	$78,420	$41	$90,985	$43	$75,324	$41	$62,727	$41	$911,124	$40
Miscellaneous	$57,844	$31	$55,529	$28	$74,521	$39	$88,943	$43	$85,401	$46	$65,916	$43	$753,572	$33
LA Store	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Revenues	$1,032,241	$546	$1,036,249	$525	$1,332,635	$697	$1,631,490	$780	$1,147,090	$618	$873,064	$565	$14,050,090	$619

Department Expenses
Rooms	$193,488	$102	$202,737	$103	$211,178	$110	$220,607	$105	$201,026	$108	$166,691	$108	$2,350,779	$104
Food & Beverage	$333,949	$177	$304,538	$154	$362,602	$190	$409,031	$196	$295,744	$159	$269,088	$174	$3,901,863	$172
Spa	$55,428	$29	$59,012	$30	$60,647	$32	$59,018	$28	$57,509	$31	$48,525	$31	$681,080	$30
Miscellaneous	$23,103	$12	$20,084	$10	$19,798	$10	$21,509	$10	$21,513	$12	$17,985	$12	$256,152	$11
LA Store	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Department Expenses	$605,968	$321	$586,370	$297	$654,225	$342	$710,164	$339	$575,791	$310	$502,288	$325	$7,189,874	$317

Departmental Profit
Rooms	$313,738	$166	$339,109	$172	$468,237	$245	$630,055	$301	$405,616	$219	$315,823	$205	$5,023,017	$221
Food & Beverage	$59,177	$31	$55,170	$28	$137,676	$72	$191,870	$92	$83,978	$45	$(7,181)	$(5)	$1,109,736	$49
Spa	$18,617	$10	$20,155	$10	$17,774	$9	$31,967	$15	$17,816	$10	$14,203	$9	$230,044	$10
Miscellaneous	$34,741	$18	$35,445	$18	$54,723	$29	$67,434	$32	$63,888	$34	$47,931	$31	$497,420	$22
LA Store	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Departmental Profit	$426,273	$226	$449,879	$228	$678,410	$355	$921,326	$440	$571,298	$308	$370,775	$240	$6,860,216	$302

Undistributed Expenses
Management Fees	$15,484	$8	$15,528	$8	$19,934	$10	$24,401	$12	$17,183	$9	$13,096	$8	$210,550	$9
Administrative & General	$122,242	$65	$113,085	$57	$119,808	$63	$131,589	$63	$129,915	$70	$120,315	$78	$1,478,827	$65
Sales & Marketing	$79,819	$42	$80,171	$41	$74,933	$39	$91,222	$44	$75,322	$41	$73,188	$47	$892,330	$39
Engineering	$85,105	$45	$79,916	$40	$86,145	$45	$83,217	$40	$74,443	$40	$77,897	$50	$967,632	$43
Utilities	$34,228	$18	$31,499	$16	$30,705	$16	$30,631	$15	$32,838	$18	$40,926	$27	$391,015	$17
	$336,877	$178	$320,199	$162	$331,525	$173	$361,060	$173	$329,701	$178	$325,423	$211	$3,940,354	$174

Gross Operating Profit	$89,396	$47	$129,680	$66	$346,885	$181	$560,266	$268	$241,598	$130	$45,353	$29	$2,919,862	$129

Fixed Expenses
Property Taxes	$12,622	$7	$12,622	$6	$12,622	$7	$12,622	$6	$12,772	$7	$12,622	$8	$157,659	$7
Insurance	$15,110	$8	$13,610	$7	$13,610	$7	$17,666	$8	$16,613	$9	$16,835	$11	$180,922	$8
Rent	$4,349	$2	$4,349	$2	$4,349	$2	$4,349	$2	$4,285	$2	$-	$-	$31,938	$1
Total Fixed Expenses	$32,081	$17	$30,581	$15	$30,581	$16	$34,637	$17	$33,670	$18	$29,457	$19	$370,519	$16

Income Before Reserves	$57,315	$30	$99,099	$50	$316,304	$165	$525,629	$251	$207,928	$112	$15,895	$10	$2,549,343	$112

Reserve for Replacement	$41,290	$22	$41,450	$21	$53,305	$28	$65,260	$31	$45,884	$25	$34,923	$23	$562,004	$25

Net Operating Income	$16,025	$8	$57,649	$29	$262,998	$137	$460,370	$220	$162,044	$87	$(19,027)	$(12)	$1,987,339	$88

Page 3 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Prior Yr YTD

L'Auberge de Sedona Resort

Current Year Budget

2012

Budget - 2013

	Year to Date

	Jan	Feb	March	April	May	June	July
	Amount	Amount	Amount	Amount	Amount	Amount	Amount

Rooms Available	87	87	87	87	87	87	87
Available Room Nights	2,697	2,436	2,697	2,610	2,697	2,610	2,697
Occupied Rooms - Revenue	1,233	1,413	2,104	2,088	1,969	2,010	1,823
Occupied Rooms - With Comps	1,233	1,413	2,104	2,088	1,969	2,010	1,823
Occupancy	45.7%	58.0%	78.0%	80.0%	73.0%	77.0%	67.6%
Average Daily Rate (ADR)	$257.52	$300.00	$365.00	$425.00	$380.00	$325.00	$291.18
Revenue/Available Room (REVPAR)	$117.74	$174.00	$284.74	$340.00	$277.44	$250.28	$196.82
F&B POR	$133.86	$176.93	$165.87	$230.42	$269.84	$233.58	$191.48
Total Revenue Per Occupied Room	$482.82	$562.00	$613.32	$740.92	$737.61	$643.43	$552.91
Total Revenue Per Occupied Room

Revenues
Rooms	317,522	423,900	767,960	887,400	748,220	653,250	530,819
Food & Beverage	165,053	250,000	349,000	481,120	531,320	469,500	349,062
Spa	63,945	62,386	92,338	91,933	90,698	87,866	73,074
Miscellaneous	48,801	57,824	81,135	86,592	82,116	82,677	55,002
Total Revenues	595,321	794,110	1,290,433	1,547,045	1,452,354	1,293,293	1,007,957

Department Expenses
Rooms	165,790	160,116	198,868	213,621	211,205	203,305	194,822
Food & Beverage	225,020	239,927	292,553	350,360	383,338	361,742	263,822
Spa	51,140	50,303	60,596	61,769	66,023	60,579	50,560
Miscellaneous	15,229	17,800	26,293	24,593	24,864	23,405	27,870
Total Department Expenses	457,179	468,146	578,310	650,343	685,430	649,031	537,074

Departmental Profit
Rooms	151,732	263,784	569,092	673,779	537,015	449,945	335,997
Food & Beverage	(59,967)	10,073	56,447	130,760	147,982	107,758	85,240
Spa	12,805	12,083	31,742	30,164	24,675	27,287	22,514
Miscellaneous	33,572	40,024	54,842	61,999	57,252	59,272	27,132
Total Departmental Profit	138,142	325,964	712,123	896,702	766,924	644,262	470,883

Undistributed Expenses
Management Fees	8,930	11,912	19,357	23,206	21,785	19,399	15,119
Administrative & General	104,700	115,523	118,321	138,300	137,161	133,251	116,231
Sales & Marketing	75,149	71,077	71,079	80,507	72,223	81,845	74,041
Engineering	69,743	75,836	84,087	100,942	97,920	84,144	65,238
Utilities	36,102	29,700	31,272	30,835	35,883	35,814	35,585
Total Undistributed Expenses	294,624	304,048	324,116	373,790	364,972	354,453	306,214

Gross Operating Profit	(156,482)	21,916	388,007	522,912	401,952	289,809	164,669

Fixed Expenses
Insurance	15,862	17,194	17,194	17,194	17,194	17,194	13,169
Personal Property Taxes	1,364	1,364	1,364	1,364	1,364	1,364	761
Real Property Taxes	10,340	10,340	10,340	10,340	10,340	10,340	9,834
Rent	2,207	2,207	2,207	2,207	2,207	2,207	0
Total Fixed Expenses	29,773	31,105	31,105	31,105	31,105	31,105	23,764

Income Before Reserves	(186,255)	(9,189)	356,902	491,807	370,847	258,704	140,905

Reserve for Replacement	23,813	31,764	51,617	61,882	58,094	51,732	40,318

Net Operating Income	(210,068)	(40,953)	305,285	429,925	312,753	206,972	100,587

	August	September	October	November	December	Total Year
	Amount	Amount	Amount	Amount	Amount	Amount	POR

Rooms Available	87	87	87	87	87	87
Available Room Nights	2,697	2,610	2,697	2,610	2,697	31,842
Occupied Rooms - Revenue	2,017	2,150	2,273	1,973	1,705	22,758
Occupied Rooms - With Comps	2,017	2,150	2,273	1,973	1,705	22,758
Occupancy	74.8%	82.4%	84.3%	75.6%	63.2%	71.5%
Average Daily Rate (ADR)	$285.56	$367.19	$386.09	$326.45	$314.28	$340.63
Revenue/Available Room (REVPAR)	$213.56	$302.47	$325.39	$246.77	$198.69	$243.45
F&B POR	$163.29	$233.86	$261.40	$214.06	$148.98	$206.42
Total Revenue Per Occupied Room	$518.11	$666.64	$724.07	$614.66	$538.45	$625.51
Total Revenue Per Occupied Room

Revenues
Rooms	575,975	789,450	877,582	644,079	535,854	7,752,011	$340.63
Food & Beverage	329,347	502,799	594,173	422,345	254,014	4,697,733	$206.42
Spa	78,420	79,960	101,623	77,945	65,099	965,287	$42.42
Miscellaneous	61,287	61,076	72,438	68,363	63,094	820,405	$36.05
Total Revenues	1,045,029	1,433,285	1,645,816	1,212,732	918,061	14,235,436	$625.51

Department Expenses
Rooms	203,860	189,864	222,411	210,182	175,933	2,349,977	$103.26
Food & Beverage	312,203	354,357	371,331	281,705	241,464	3,677,821	$161.61
Spa	59,604	51,291	72,849	57,652	52,815	695,181	$30.55
Miscellaneous	28,946	29,538	31,293	28,227	27,559	305,617	$13.43
Total Department Expenses	604,613	625,050	697,884	577,765	497,771	7,028,596	$308.84

Departmental Profit
Rooms	372,115	599,586	655,171	433,897	359,921	5,402,034	$237.37
Food & Beverage	17,144	148,442	222,842	140,640	12,550	1,019,912	$44.82
Spa	18,816	28,669	28,774	20,293	12,284	270,106	$11.87
Miscellaneous	32,341	31,538	41,145	40,136	35,535	514,788	$22.62
Total Departmental Profit	440,416	808,235	947,932	634,967	420,290	7,206,840	$316.67

Undistributed Expenses
Management Fees	15,675	21,499	24,687	18,191	13,771	213,531	$9.38
Administrative & General	112,674	105,936	131,099	119,488	131,051	1,463,735	$64.32
Sales & Marketing	80,515	84,624	99,028	78,783	81,446	950,317	$41.76
Engineering	64,644	74,203	81,429	61,674	81,028	940,888	$41.34
Utilities	35,950	37,301	32,242	30,526	30,947	402,157	$17.67
Total Undistributed Expenses	309,458	323,563	368,485	308,662	338,243	3,970,628	$174.47

Gross Operating Profit	130,958	484,672	579,447	326,305	82,047	3,236,212	$142.20

Fixed Expenses
Insurance	13,169	13,169	13,169	13,169	13,169	180,846	$7.95
Personal Property Taxes	761	761	761	761	761	12,750	$0.56
Real Property Taxes	9,834	9,834	9,834	9,834	9,834	121,044	$5.32
Rent	0	0	0	0	0	13,242	$0.58
Total Fixed Expenses	23,764	23,764	23,764	23,764	23,764	327,882	$14.41

Income Before Reserves	107,194	460,908	555,683	302,541	58,283	2,908,330	$127.79

Reserve for Replacement	41,801	57,331	65,833	48,509	36,722	569,417	$25.02

Net Operating Income	65,393	403,577	489,850	254,032	21,561	2,338,913	$102.77

Page 4 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Budget YTD

L'Auberge de Sedona Resort

Rooms Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	$470,338	55.7%	$527,311	68.7%	$(56,973)	-74.2%	$510,801	68.7%	$(40,463)	-40.1%
4112 · Complimentary	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4113 · Corporate	13,571	1.6%	10,596	1.4%	2,975	3.9%	10,264.00	1.4%	3,307	3.3%
4114 · Discount	231,980	27.5%	135,419	17.6%	96,561	125.8%	131,178.90	17.6%	100,801	100.0%
4115 · FIT/Internet	61,784	7.3%	67,679	8.8%	(5,895)	-7.7%	65,560.10	8.8%	(3,776)	-3.7%
4116 · House	-	0.0%	-	0.0%	-	0.0%	(683.93)	-0.1%	684	0.7%
4117 · House Posting	-	0.0%	(706)	-0.1%	706	0.9%	-	0.0%	-	0.0%
Total 4110 · Transient Room charges	777,673	92.1%	740,298	96.4%	37,375	48.7%	717,120	96.4%	60,552	60.1%
4118 · No Show	622	0.1%	1,979	0.3%	(1,357)	-1.8%	1,917	0.3%	(1,295)	-1.3%
4150 · Group						0.0%				0.0%
4151 · Group Association	-	0.0%	443	0.1%	(443)	-0.6%	429	0.1%	(429)	-0.4%
4152 · Group Corporate	24,822	2.9%	17,090	2.2%	7,732	10.1%	16,555	2.2%	8,267	8.2%
4153 · Group Smerf	27,495	3.3%	8,150	1.1%	19,344	25.2%	7,895	1.1%	19,600	19.4%
4154 · Group Tour	14,120	1.7%	-	0.0%	14,120	18.4%	-	0.0%	14,120	14.0%
Total 4150 · Group	66,436	7.9%	25,683	3.3%	40,753	53.1%	24,879	3.3%	41,557	41.2%
Total 4100 · Room Charges	844,731	100.0%	767,960	100.0%	76,771	100.0%	743,916	100.0%	100,815	100.0%
Total Revenue	844,731	100.0%	767,960	100.0%	76,771	100.0%	743,916	100.0%	100,815	100.0%

Expense
5000 · Payroll & Benefits
5100 · Rooms Salaries & Wages
5111000 · Front Office
5111160 · Assistant Manager	3,966	0.5%	11,255	1.5%	(7,289)	-9.5%	2,422	0.3%	1,544	1.5%
5111161 · Guest Service Supervisor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111170 · Rooms Manager/ Guest Service Ma	5,684	0.7%	-	0.0%	5,684	7.4%	2,871	0.4%	2,813	2.8%
5111190 · Director of Rooms	6,962	0.8%	-	0.0%	6,962	9.1%	5,962	0.8%	1,000	1.0%
5111199 · Rooms Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111500 · PBX Operator	3,985	0.5%	-	0.0%	3,985	5.2%	5,442	0.7%	(1,456)	-1.4%
5111600 · Guest Service Agent	5,704	0.7%	7,444	1.0%	(1,740)	-2.3%	4,231	0.6%	1,473	1.5%
5111601 · Concierge	3,127	0.4%	4,641	0.6%	(1,514)	-2.0%	4,641	0.6%	(1,514)	-1.5%
5111602 · Reservationist	9,974	1.2%	15,254	2.0%	(5,280)	-6.9%	6,561	0.9%	3,412	3.4%
5111603 · Reservationist - Bonus	1,375	0.2%	-	0.0%	1,375	1.8%	1,525	0.2%	(150)	-0.1%
5111610 · Valet	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111612 · Valet Supervisor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111620 · Bellmen	1,956	0.2%	6,299	0.8%	(4,343)	-5.7%	6,299	0.8%	(4,343)	-4.3%
5111621 · Reservation Supervisor	-	0.0%	-	0.0%	-	0.0%	1,409	0.2%	(1,409)	-1.4%
5111625 · Reservationist Manager	4,808	0.6%	-	0.0%	4,808	6.3%	5,758	0.8%	(950)	-0.9%
5111640 · Night Auditor	2,532	0.3%	-	0.0%	2,532	3.3%	3,212	0.4%	(680)	-0.7%
5111641 · Night Auditor Allocation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111645 · Resort Historian	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111699 · Rooms Other Pay	-	0.0%	12,038	1.6%	(12,038)	-15.7%	-	0.0%	-	0.0%
Total 5111000 · Front Office	50,073	5.9%	56,930	7.4%	(6,857)	-8.9%	50,333	6.8%	(261)	-0.3%
5112000 · Housekeeping						0.0%				0.0%
5112170 · Director of Housekeeping	6,790	0.8%	5,286	0.7%	1,504	2.0%	5,286	0.7%	1,504	1.5%
5112400 · Public Area Attendant	2,408	0.3%	-	0.0%	2,408	3.1%	1,859	0.2%	549	0.5%
5112500 · Room Attendent	17,626	2.1%	18,662	2.4%	(1,036)	-1.3%	18,662	2.5%	(1,036)	-1.0%
5112501 · Turn Down Attendant	3,663	0.4%	-	0.0%	3,663	4.8%	2,247	0.3%	1,415	1.4%
5112502 · Carpet Cleaner	1,265	0.1%	-	0.0%	1,265	1.6%	2,490	0.3%	(1,225)	-1.2%
5112510 · House Attendant	5,764	0.7%	5,848	0.8%	(84)	-0.1%	5,848	0.8%	(84)	-0.1%
5112520 · Laundry Attendant	1,397	0.2%	1,157	0.2%	240	0.3%	1,157	0.2%	240	0.2%
5112530 · Lead Room Supervisor	7,701	0.9%	8,526	1.1%	(825)	-1.1%	8,526	1.1%	(825)	-0.8%
5112599 · Housekeeping Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112000 · Housekeeping	46,613	5.5%	39,478	5.1%	7,135	9.3%	46,075	6.2%	538	0.5%
Total 5100 · Rooms Salaries & Wages	96,686	11.4%	96,409	12.6%	277	0.4%	96,409	13.0%	277	0.3%
5111050 · Front Office Taxes & Benefits						0.0%				0.0%
5151 · Rms Payroll Taxes	4,925	0.6%	14,694	1.9%	(9,769)	-12.7%	8,051	1.1%	(3,125)	-3.1%
5152 · Rms Workers' Comp	4,913	0.6%	1,198	0.2%	3,715	4.8%	526	0.1%	4,387	4.4%
5153 · Rms Employ Benefits	3,950	0.5%	2,182	0.3%	1,768	2.3%	3,281	0.4%	670	0.7%
5155 · Rms PTO	5,155	0.6%	3,658	0.5%	1,496	1.9%	2,297	0.3%	2,857	2.8%
5156 · Rms Employ Meals	2,138	0.3%	3,175	0.4%	(1,036)	-1.3%	1,394	0.2%	745	0.7%
5199 · Rooms Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111050 · Front Office Taxes & Benefits - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5111050 · Front Office Taxes & Benefits	21,081	2.5%	24,907	3.2%	(3,826)	-5.0%	15,548	2.1%	5,534	5.5%
5112050 · Housekeeping Taxes & Benefits						0.0%				0.0%
5251 · Housekeeping Payroll Taxes	6,360	0.8%	-	0.0%	6,360	8.3%	6,644	0.9%	(284)	-0.3%
5252 · Housekeeping Workers' Comp	4,716	0.6%	-	0.0%	4,716	6.1%	672	0.1%	4,044	4.0%
5253 · Housekeeping Employee Benefits	286	0.0%	-	0.0%	286	0.4%	(1,098)	-0.1%	1,384	1.4%
5255 · Housekeeping PTO Expense	1,629	0.2%	-	0.0%	1,629	2.1%	1,361	0.2%	268	0.3%
5256 · Housekeeping Employ Meals	2,012	0.2%	-	0.0%	2,012	2.6%	1,781	0.2%	232	0.2%
Total 5112050 · Housekeeping Taxes & Benefits	15,004	1.8%	-	0.0%	15,004	19.5%	9,359	1.3%	5,645	5.6%
Total 5000 · Payroll & Benefits	132,771	15.7%	121,316	15.8%	11,455	14.9%	121,316	16.3%	11,455	11.4%
						0.0%				0.0%
8100 · Rooms Expenses						0.0%				0.0%
8110 · Guest Supplies	10,878	1.3%	8,480	1.1%	2,399	3.1%	8,480	1.1%	2,399	2.4%
8111 · In-Room Equipment	36	0.0%	3,248	0.4%	(3,211)	-4.2%	3,248	0.4%	(3,211)	-3.2%
8112 · Guest Relations	3,761	0.4%	1,913	0.2%	1,847	2.4%	1,913	0.3%	1,847	1.8%
8113 · VIP Guest Amenities/Promotions	6,011	0.7%	-	0.0%	6,011	7.8%	10,493	1.4%	(4,482)	-4.4%
8114 · Guest Amenities	1,107	0.1%	12,086	1.6%	(10,979)	-14.3%	1,593	0.2%	(486)	-0.5%
8115 · Operating Supplies	1,613	0.2%	1,015	0.1%	598	0.8%	1,015	0.1%	598	0.6%
8116 · Decorations	1,283	0.2%	1,647	0.2%	(364)	-0.5%	1,647	0.2%	(364)	-0.4%
8117 · Newspapers	1,076	0.1%	1,509	0.2%	(433)	-0.6%	1,509	0.2%	(433)	-0.4%
8119 · Room Amenities	4,306	0.5%	-	0.0%	4,306	5.6%	50	0.0%	4,256	4.2%
8120 · Cleaning Supplies	1,226	0.1%	2,910	0.4%	(1,684)	-2.2%	2,910	0.4%	(1,684)	-1.7%
8129 · Linens/Terry	963	0.1%	1,265	0.2%	(302)	-0.4%	1,265	0.2%	(302)	-0.3%
8130 · Outside Laundry	22,013	2.6%	21,037	2.7%	976	1.3%	21,107	2.8%	906	0.9%
8135 · Uniforms	5,863	0.7%	3,164	0.4%	2,699	3.5%	3,164	0.4%	2,699	2.7%
8150 · TA Commissions	8,359	1.0%	2,620	0.3%	5,739	7.5%	2,620	0.4%	5,739	5.7%
8151 · Computer Maint. & Support	105	0.0%	1,279	0.2%	(1,174)	-1.5%	1,279	0.2%	(1,174)	-1.2%
8152 · Auto Expense	957	0.1%	1,107	0.1%	(150)	-0.2%	1,107	0.1%	(150)	-0.1%
8155 · Reservation Expense	8,635	1.0%	2,128	0.3%	6,506	8.5%	2,128	0.3%	6,506	6.5%
8156 · Group Commissions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8157 · Walk Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8158 · Equipment Repair	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8165 · Comp In-Room Coffee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8170 · Contract Labor	-	0.0%	450	0.1%	(450)	-0.6%	450	0.1%	(450)	-0.4%
8172 · Firewood	1,000	0.1%	3,616	0.5%	(2,616)	-3.4%	3,616	0.5%	(2,616)	-2.6%
8174 · Music & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8175 · Cable TV	4,111	0.5%	2,354	0.3%	1,757	2.3%	2,354	0.3%	1,757	1.7%
8178 · Express Mail	19	0.0%	307	0.0%	(287)	-0.4%	307	0.0%	(287)	-0.3%
8184 · Printing	4,920	0.6%	777	0.1%	4,142	5.4%	777	0.1%	4,142	4.1%
8185 · Telephone Cell & Radio	250	0.0%	250	0.0%	-	0.0%	250	0.0%	-	0.0%
8186 · Equipment Repairs	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8189 · Miscellaneous Expenses	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8190 · Office Supplies	1,109	0.1%	829	0.1%	281	0.4%	829	0.1%	281	0.3%
8191 · Employee Relations & Training	198	0.0%	345	0.0%	(148)	-0.2%	345	0.0%	(148)	-0.1%
8193 · License & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8195 · Equipment	1,738	0.2%	2,760	0.4%	(1,022)	-1.3%	2,760	0.4%	(1,022)	-1.0%
8196 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8197 · Business Meals	10	0.0%	60	0.0%	(50)	-0.1%	60	0.0%	(50)	0.0%
8198 · Guest meals-Reception	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8100 · Rooms Expenses - Other	-	0.0%	50	0.0%	(50)	-0.1%	-	0.0%	-	0.0%
8199 · Final Room Prep - Renovated Rms	-					0.0%				0.0%
8199A · Final Room Prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8199C · Final Rm Prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8199 · Final Room Prep - Renovated Rms - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8199 · Final Room Prep - Renovated Rms	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8100 · Rooms Expenses	91,546	10.8%	77,205	10.1%	14,341	18.7%	77,275	10.4%	14,271	14.2%
8200 · Laundry Expenses						0.0%				0.0%
8225 · Laundry Supplies	1,118	0.1%	347	0.0%	771	1.0%	347	0.0%	771	0.8%
8230 · Laundry Operating Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8200 · Laundry Expenses	1,118	0.1%	347	0.0%	771	1.0%	347	0.0%	771	0.8%
Total Expense	225,435	26.7%	198,868	25.9%	26,567	34.6%	198,938	26.7%	26,497	26.3%
Net Income	619,296	73.3%	569,092	74.1%	50,204	65.4%	544,978	73.3%	74,318	73.7%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	$776,540	49.1%	$814,822	54.0%	$(38,282)	-53.9%	$773,227	52.0%	$3,313	3.5%	$3,350,029	44.2%
4112 · Complimentary	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4113 · Corporate	16,186	1.0%	17,458	1.2%	(1,272)	-1.8%	20,077	1.4%	(3,890)	-4.2%	113,771	1.5%
4114 · Discount	520,722	32.9%	435,572	28.9%	85,150	119.9%	473,262	31.8%	47,460	50.8%	2,810,300	37.1%
4115 · FIT/Internet	131,858	8.3%	146,876	9.7%	(15,019)	-21.2%	142,489	9.6%	(10,632)	-11.4%	587,689	7.8%
4116 · House	-	0.0%	-	0.0%	-	0.0%	849	0.1%	(849)	-0.9%	(1,969)	0.0%
4117 · House Posting	-	0.0%	(521)	0.0%	521	0.7%	150	0.0%	(150)	-0.2%	150	0.0%
Total 4110 · Transient Room charges	1,445,306	91.5%	1,414,208	93.7%	31,098	43.8%	1,410,053	94.8%	35,252	37.7%	6,859,970	90.6%
4118 · No Show	2,446	0.2%	4,207	0.3%	(1,761)	-2.5%	6,601	0.4%	(4,154)	-4.4%	15,401	0.2%
4150 · Group						0.0%		0.0%		0.0%	-
4151 · Group Association	-	0.0%	443	0.0%	(443)	-0.6%	429	0.0%	(429)	-0.5%	24,300	0.3%
4152 · Group Corporate	72,380	4.6%	55,288	3.7%	17,092	24.1%	40,545	2.7%	31,835	34.0%	282,680	3.7%
4153 · Group Smerf	41,864	2.6%	32,823	2.2%	9,041	12.7%	26,921	1.8%	14,943	16.0%	378,946	5.0%
4154 · Group Tour	18,375	1.2%	2,413	492357.0%	15,962	22.5%	2,320	0.2%	16,055	17.2%	13,598	0.2%
Total 4150 · Group	132,618	8.4%	90,967	6.0%	41,651	58.7%	70,215	4.7%	62,403	66.7%	699,524	9.2%
Total 4100 · Room Charges	1,580,370	100.0%	1,509,382	100.0%	70,988	100.0%	1,486,869	100.0%	93,501	100.0%	7,574,894	100.0%
Total Revenue	1,580,370	100.0%	1,509,382	100.0%	70,988	100.0%	1,486,869	100.0%	93,501	100.0%	7,574,894	100.0%

Expense
5000 · Payroll & Benefits
5100 · Rooms Salaries & Wages
5111000 · Front Office
5111160 · Assistant Manager	10,612	0.7%	35,340	2.3%	(24,729)	-34.8%	8,686	0.6%	1,926	2.1%	42,814	0.6%
5111161 · Guest Service Supervisor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111170 · Rooms Manager/ Guest Service Ma	12,483	0.8%	-	0.0%	12,483	17.6%	8,885	0.6%	3,599	3.8%	53,316	0.7%
5111190 · Director of Rooms	18,857	1.2%	-	0.0%	18,857	26.6%	17,500	1.2%	1,357	1.5%	76,055	1.0%
5111199 · Rooms Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111500 · PBX Operator	15,417	1.0%	-	0.0%	15,417	21.7%	15,995	1.1%	(578)	-0.6%	65,470	0.9%
5111600 · Guest Service Agent	19,395	1.2%	25,621	1.7%	(6,226)	-8.8%	16,077	1.1%	3,319	3.5%	74,297	1.0%
5111601 · Concierge	12,143	0.8%	11,968	0.8%	175	0.2%	12,426	0.8%	(283)	-0.3%	60,875	0.8%
5111602 · Reservationist	28,453	1.8%	42,061	2.8%	(13,608)	-19.2%	18,847	1.3%	9,605	10.3%	78,632	1.0%
5111603 · Reservationist - Bonus	4,525	0.3%	-	0.0%	4,525	6.4%	4,725	0.3%	(200)	-0.2%	14,328	0.2%
5111610 · Valet	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	222,981	2.9%
5111612 · Valet Supervisor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111620 · Bellmen	13,689	0.9%	17,650	1.2%	(3,960)	-5.6%	18,313	1.2%	(4,624)	-4.9%	77,051	1.0%
5111621 · Reservation Supervisor	-	0.0%	-	0.0%	-	0.0%	5,980	0.4%	(5,980)	-6.4%	23,051	0.3%
5111625 · Reservationist Manager	10,485	0.7%	-	0.0%	10,485	14.8%	12,654	0.9%	(2,169)	-2.3%	51,699	0.7%
5111640 · Night Auditor	9,226	0.6%	-	0.0%	9,226	13.0%	9,453	0.6%	(227)	-0.2%	40,829	0.5%
5111641 · Night Auditor Allocation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111645 · Resort Historian	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111699 · Rooms Other Pay	-	0.0%	33,652	2.2%	(33,652)	-47.4%	-	0.0%	-	0.0%	-	0.0%
Total 5111000 · Front Office	155,285	9.8%	166,292	11.0%	(11,007)	-15.5%	149,539	10.1%	5,746	6.1%	881,398	11.6%
5112000 · Housekeeping						0.0%		0.0%		0.0%
5112170 · Director of Housekeeping	18,729	1.2%	15,397	1.0%	3,331	4.7%	15,000	1.0%	3,729	4.0%	65,866	0.9%
5112400 · Public Area Attendant	7,444	0.5%	-	0.0%	7,444	10.5%	6,270	0.4%	1,174	1.3%	27,444	0.4%
5112500 · Room Attendent	40,251	2.5%	41,762	2.8%	(1,511)	-2.1%	43,939	3.0%	(3,688)	-3.9%	197,719	2.6%
5112501 · Turn Down Attendant	7,863	0.5%	-	0.0%	7,863	11.1%	3,215	0.2%	4,648	5.0%	39,047	0.5%
5112502 · Carpet Cleaner	4,244	0.3%	-	0.0%	4,244	6.0%	6,118	0.4%	(1,874)	-2.0%	13,540	0.2%
5112510 · House Attendant	14,361	0.9%	14,453	1.0%	(92)	-0.1%	14,974	1.0%	(614)	-0.7%	76,448	1.0%
5112520 · Laundry Attendant	2,951	0.2%	3,179	0.2%	(228)	-0.3%	3,388	0.2%	(437)	-0.5%	13,453	0.2%
5112530 · Lead Room Supervisor	20,769	1.3%	22,663	1.5%	(1,894)	-2.7%	22,684	1.5%	(1,915)	-2.0%	100,122	1.3%
5112599 · Housekeeping Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112000 · Housekeeping	116,611	7.4%	97,454	6.5%	19,156	27.0%	115,588	7.8%	1,022	1.1%	533,639	7.0%
Total 5100 · Rooms Salaries & Wages	271,896	17.2%	263,746	17.5%	8,149	11.5%	265,128	17.8%	6,768	7.2%	1,415,038	18.7%
5111050 · Front Office Taxes & Benefits						0.0%		0.0%		0.0%
5151 · Rms Payroll Taxes	21,043	1.3%	39,246	2.6%	(18,203)	-25.6%	21,740	1.5%	(697)	-0.7%	96,817	1.3%
5152 · Rms Workers' Comp	7,301	0.5%	4,830	0.3%	2,471	3.5%	1,758	0.1%	5,544	5.9%	8,426	0.1%
5153 · Rms Employ Benefits	13,879	0.9%	10,920	0.7%	2,959	4.2%	8,898	0.6%	4,981	5.3%	62,045	0.8%
5155 · Rms PTO	6,755	0.4%	8,474	0.6%	(1,719)	-2.4%	5,222	0.4%	1,533	1.6%	24,657	0.3%
5156 · Rms Employ Meals	5,890	0.4%	9,849	0.7%	(3,959)	-5.6%	4,231	0.3%	1,658	1.8%	25,664	0.3%
5199 · Rooms Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111050 · Front Office Taxes & Benefits - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5111050 · Front Office Taxes & Benefits	54,867	3.5%	73,319	4.9%	(18,451)	-26.0%	41,848	2.8%	13,019	13.9%	217,609	2.9%
5112050 · Housekeeping Taxes & Benefits						0.0%		0.0%		0.0%
5251 · Housekeeping Payroll Taxes	16,242	1.0%	-	0.0%	16,242	22.9%	15,504	1.0%	738	0.8%	58,969	0.8%
5252 · Housekeeping Workers' Comp	6,964	0.4%	-	0.0%	6,964	9.8%	2,185	0.1%	4,779	5.1%	7,919	0.1%
5253 · Housekeeping Employee Benefits	1,461	0.1%	-	0.0%	1,461	2.1%	40	0.0%	1,421	1.5%	1,304	0.0%
5255 · Housekeeping PTO Expense	3,861	0.2%	-	0.0%	3,861	5.4%	2,702	0.2%	1,159	1.2%	9,740	0.1%
5256 · Housekeeping Employ Meals	5,543	0.4%	-	0.0%	5,543	7.8%	5,269	0.4%	274	0.3%	24,154	0.3%
Total 5112050 · Housekeeping Taxes & Benefits	34,072	2.2%	-	0.0%	34,072	48.0%	25,700	1.7%	8,372	9.0%	102,086	1.3%
Total 5000 · Payroll & Benefits	360,835	22.8%	337,065	22.3%	23,770	33.5%	332,677	22.4%	28,158	30.1%	1,734,733	22.9%
						0.0%		0.0%		0.0%
8100 · Rooms Expenses						0.0%		0.0%		0.0%
8110 · Guest Supplies	27,119	1.7%	29,330	1.9%	(2,211)	-3.1%	26,917	1.8%	202	0.2%	141,408	1.9%
8111 · In-Room Equipment	36	0.0%	5,511	0.4%	(5,475)	-7.7%	8,146	0.5%	(8,110)	-8.7%	32,683	0.4%
8112 · Guest Relations	6,274	0.4%	5,761	0.4%	513	0.7%	6,547	0.4%	(273)	-0.3%	44,814	0.6%
8113 · VIP Guest Amenities/Promotions	10,025	0.6%	-	0.0%	10,025	14.1%	10,493	0.7%	(468)	-0.5%	18,369	0.2%
8114 · Guest Amenities	2,904	0.2%	14,678	1.0%	(11,773)	-16.6%	3,223	0.2%	(318)	-0.3%	11,694	0.2%
8115 · Operating Supplies	3,734	0.2%	5,535	0.4%	(1,801)	-2.5%	5,509	0.4%	(1,775)	-1.9%	19,271	0.3%
8116 · Decorations	4,375	0.3%	5,313	0.4%	(938)	-1.3%	2,662	0.2%	1,713	1.8%	16,832	0.2%
8117 · Newspapers	3,163	0.2%	3,193	0.2%	(30)	0.0%	3,477	0.2%	(313)	-0.3%	21,864	0.3%
8119 · Room Amenities	4,306	0.3%	-	0.0%	4,306	6.1%	50	0.0%	4,256	4.6%	50	0.0%
8120 · Cleaning Supplies	3,358	0.2%	5,031	0.3%	(1,673)	-2.4%	4,621	0.3%	(1,263)	-1.4%	16,765	0.2%
8129 · Linens/Terry	1,862	0.1%	1,270	0.1%	592	0.8%	2,770	0.2%	(908)	-1.0%	8,754	0.1%
8130 · Outside Laundry	52,691	3.3%	51,918	3.4%	773	1.1%	53,506	3.6%	(815)	-0.9%	240,722	3.2%
8135 · Uniforms	10,971	0.7%	6,494	0.4%	4,476	6.3%	6,996	0.5%	3,975	4.3%	37,242	0.5%
8150 · TA Commissions	12,844	0.8%	7,071	0.5%	5,773	8.1%	7,942	0.5%	4,901	5.2%	64,767	0.9%
8151 · Computer Maint. & Support	405	0.0%	2,583	0.2%	(2,178)	-3.1%	3,837	0.3%	(3,432)	-3.7%	11,792	0.2%
8152 · Auto Expense	1,779	0.1%	2,205	0.1%	(425)	-0.6%	2,326	0.2%	(547)	-0.6%	8,434	0.1%
8155 · Reservation Expense	15,871	1.0%	7,988	0.5%	7,882	11.1%	7,814	0.5%	8,057	8.6%	32,504	0.4%
8156 · Group Commissions	-	0.0%	251	0.0%	(251)	-0.4%	3,310	0.2%	(3,310)	-3.5%	12,836	0.2%
8157 · Walk Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8158 · Equipment Repair	15	0.0%	-	0.0%	15	0.0%	-	0.0%	15	0.0%	-	0.0%
8165 · Comp In-Room Coffee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8170 · Contract Labor	-	0.0%	450	0.0%	(450)	-0.6%	450	0.0%	(450)	-0.5%	450	0.0%
8172 · Firewood	5,986	0.4%	9,868	0.7%	(3,882)	-5.5%	9,273	0.6%	(3,287)	-3.5%	20,488	0.3%
8174 · Music & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8175 · Cable TV	9,716	0.6%	7,409	0.5%	2,307	3.2%	6,762	0.5%	2,953	3.2%	42,364	0.6%
8178 · Express Mail	333	0.0%	667	0.0%	(335)	-0.5%	528	0.0%	(196)	-0.2%	2,033	0.0%
8184 · Printing	6,848	898071.0%	1,857	0.1%	4,991	7.0%	2,669	0.2%	4,178	4.5%	20,130	0.3%
8185 · Telephone Cell & Radio	750	0.0%	704	0.0%	46	0.1%	700	0.0%	50	0.1%	5,117	0.1%
8186 · Equipment Repairs	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8189 · Miscellaneous Expenses	-	0.0%	-	0.0%	-	0.0%	175	0.0%	(175)	-0.2%	497	0.0%
8190 · Office Supplies	2,447	0.2%	3,052	0.2%	(605)	-0.9%	3,382	0.2%	(935)	-1.0%	11,875	0.2%
8191 · Employee Relations & Training	554	0.0%	653	0.0%	(98)	-0.1%	650	0.0%	(96)	-0.1%	1,789	0.0%
8193 · License & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8195 · Equipment	5,214	0.3%	6,475	0.4%	(1,261)	-1.8%	6,436	0.4%	(1,222)	-1.3%	38,723	0.5%
8196 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8197 · Business Meals	33	0.0%	206	0.0%	(173)	-0.2%	180	0.0%	(148)	-0.2%	810	0.0%
8198 · Guest meals-Reception	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8100 · Rooms Expenses - Other	581	0.0%	810	0.1%	(229)	-0.3%	-	0.0%	581	0.6%	-	0.0%
8199 · Final Room Prep - Renovated Rms						0.0%		0.0%		0.0%	-
8199A · Final Room Prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8199C · Final Rm Prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8199 · Final Room Prep - Renovated Rms - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8199 · Final Room Prep - Renovated Rms	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8100 · Rooms Expenses	194,194	12.3%	186,283	12.3%	7,910	11.1%	191,353	12.9%	2,841	3.0%	885,076	11.7%
8200 · Laundry Expenses						0.0%		0.0%		0.0%
8225 · Laundry Supplies	2,122	0.1%	1,426	0.1%	696	1.0%	1,000	0.1%	1,123	1.2%	1,663	0.0%
8230 · Laundry Operating Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	791	0.0%
Total 8200 · Laundry Expenses	2,122	0.1%	1,426	0.1%	696	1.0%	1,000	0.1%	1,123	1.2%	2,454	0.0%
Total Expense	557,151	35.3%	524,775	34.8%	32,376	45.6%	525,029	35.3%	32,122	34.4%	2,622,264	34.6%
Net Income	1,023,219	64.7%	984,607	65.2%	38,612	54.4%	961,840	64.7%	61,379	65.6%	4,952,631	65.4%

Page 5 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Rooms Department

January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income
Ordinary Income/Expense
Income
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	114,998.81	36.22%	191,202.74	45.73%	470,338.10	55.68%	776,539.65	49.14%
4113 · Corporate	1,706.20	0.54%	909.15	0.22%	13,571.00	1.61%	16,186.35	1.02%
4114 · Discount	117,710.60	37.07%	171,031.55	40.91%	231,980.01	27.46%	520,722.16	32.95%
4115 · FIT/Internet	33,309.63	10.49%	36,764.37	8.79%	61,783.66	7.31%	131,857.66	8.34%
Total 4110 · Transient Room charges	267,725.24	84.32%	399,907.81	95.65%	777,672.77	92.06%	1,445,305.82	91.45%
4118 · No Show	954.00	0.3%	870.00	0.21%	622.15	0.07%	2,446.15	0.16%
4150 · Group
4152 · Group Corporate	38,198.00	12.03%	9,360.00	2.24%	24,821.60	2.94%	72,379.60	4.58%
4153 · Group Smerf	10,645.00	3.35%	3,724.00	0.89%	27,494.60	3.26%	41,863.60	2.65%
4154 · Group Tour	0.00	0.0%	4,255.00	1.02%	14,120.00	1.67%	18,375.00	1.16%
Total 4150 · Group	48,843.00	15.38%	17,339.00	4.15%	66,436.20	7.87%	132,618.20	8.39%
Total 4100 · Room Charges	317,522.24	100.0%	418,116.81	100.0%	844,731.12	100.0%	1,580,370.17	100.0%
Total Income	317,522.24	100.0%	418,116.81	100.0%	844,731.12	100.0%	1,580,370.17	100.0%
Gross Profit	317,522.24	100.0%	418,116.81	100.0%	844,731.12	100.0%	1,580,370.17	100.0%
Expense
5000 · Payroll & Benefits
5100 · Rooms Salaries & Wages
5111000 · Front Office
5111160 · Assistant Manager	3,415.24	1.08%	3,230.78	0.77%	3,965.63	0.47%	10,611.65	0.67%
5111170 · Rooms Manager/ Guest Service Ma	4,683.78	1.48%	2,115.39	0.51%	5,684.17	0.67%	12,483.34	0.79%
5111190 · Director of Rooms	5,755.62	1.81%	6,139.62	1.47%	6,961.93	0.82%	18,857.17	1.19%
5111500 · PBX Operator	5,108.64	1.61%	6,322.79	1.51%	3,985.32	0.47%	15,416.75	0.98%
5111600 · Guest Service Agent	5,919.13	1.86%	7,772.32	1.86%	5,703.69	0.68%	19,395.14	1.23%
5111601 · Concierge	3,388.02	1.07%	5,628.31	1.35%	3,126.95	0.37%	12,143.28	0.77%
5111602 · Reservationist	10,021.76	3.16%	8,457.21	2.02%	9,973.66	1.18%	28,452.63	1.8%
5111603 · Reservationist - Bonus	1,675.00	0.53%	1,475.00	0.35%	1,375.00	0.16%	4,525.00	0.29%
5111620 · Bellmen	5,195.51	1.64%	6,537.48	1.56%	1,956.17	0.23%	13,689.16	0.87%
5111625 · Reservationist Manager	2,446.00	0.77%	3,230.78	0.77%	4,807.93	0.57%	10,484.71	0.66%
5111640 · Night Auditor	3,273.84	1.03%	3,420.03	0.82%	2,532.29	0.3%	9,226.16	0.58%
Total 5111000 · Front Office	50,882.54	16.03%	54,329.71	12.99%	50,072.74	5.93%	155,284.99	9.83%
5112000 · Housekeeping
5112170 · Director of Housekeeping	5,035.00	1.59%	6,903.85	1.65%	6,789.86	0.8%	18,728.71	1.19%
5112400 · Public Area Attendant	2,819.57	0.89%	2,215.99	0.53%	2,408.13	0.29%	7,443.69	0.47%
5112500 · Room Attendent	10,518.81	3.31%	12,106.09	2.9%	17,626.03	2.09%	40,250.93	2.55%
5112501 · Turn Down Attendant	1,650.88	0.52%	2,549.04	0.61%	3,662.72	0.43%	7,862.64	0.5%
5112502 · Carpet Cleaner	1,579.63	0.5%	1,398.70	0.34%	1,265.18	0.15%	4,243.51	0.27%
5112510 · House Attendant	3,980.26	1.25%	4,616.32	1.1%	5,763.93	0.68%	14,360.51	0.91%
5112520 · Laundry Attendant	847.38	0.27%	707.13	0.17%	1,396.64	0.17%	2,951.15	0.19%
5112530 · Lead Room Supervisor	7,024.63	2.21%	6,044.18	1.45%	7,700.64	0.91%	20,769.45	1.31%
Total 5112000 · Housekeeping	33,456.16	10.54%	36,541.30	8.74%	46,613.13	5.52%	116,610.59	7.38%
Total 5100 · Rooms Salaries & Wages	84,338.70	26.56%	90,871.01	21.73%	96,685.87	11.45%	271,895.58	17.21%
5111050 · Front Office Taxes & Benefits
5151 · Rms Payroll Taxes	7,771.24	2.45%	8,346.08	2.0%	4,925.26	0.58%	21,042.58	1.33%
5152 · Rms Workers' Comp	1,194.00	0.38%	1,194.00	0.29%	4,913.29	0.58%	7,301.29	0.46%
5153 · Rms Employ Benefits	4,861.62	1.53%	5,067.32	1.21%	3,950.14	0.47%	13,879.08	0.88%
5155 · Rms PTO	1,600.48	0.5%	0.00	0.0%	5,154.50	0.61%	6,754.98	0.43%
5156 · Rms Employ Meals	1,823.14	0.57%	1,928.15	0.46%	2,138.23	0.25%	5,889.52	0.37%
Total 5111050 · Front Office Taxes & Benefits	17,250.48	5.43%	16,535.55	3.96%	21,081.42	2.5%	54,867.45	3.47%
5112050 · Housekeeping Taxes & Benefits
5251 · Housekeeping Payroll Taxes	5,708.14	1.8%	4,174.08	1.0%	6,360.10	0.75%	16,242.32	1.03%
5252 · Housekeeping Workers' Comp	1,124.00	0.35%	1,124.00	0.27%	4,716.11	0.56%	6,964.11	0.44%
5253 · Housekeeping Employee Benefits	370.65	0.12%	804.44	0.19%	286.08	0.03%	1,461.17	0.09%
5255 · Housekeeping PTO Expense	1,044.50	0.33%	1,187.35	0.28%	1,629.41	0.19%	3,861.26	0.24%
5256 · Housekeeping Employ Meals	1,715.89	0.54%	1,814.73	0.43%	2,012.45	0.24%	5,543.07	0.35%
Total 5112050 · Housekeeping Taxes & Benefits	9,963.18	3.14%	9,104.60	2.18%	15,004.15	1.78%	34,071.93	2.16%
Total 5000 · Payroll & Benefits	111,552.36	35.13%	116,511.16	27.87%	132,771.44	15.72%	360,834.96	22.83%
8100 · Rooms Expenses
8110 · Guest Supplies	9,851.30	3.1%	6,389.49	1.53%	10,878.46	1.29%	27,119.25	1.72%
8111 · In-Room Equipment	0.00	0.0%	0.00	0.0%	36.39	0.0%	36.39	0.0%
8112 · Guest Relations	1,162.47	0.37%	1,350.88	0.32%	3,760.52	0.45%	6,273.87	0.4%
8113 · VIP Guest Amenities/Promotions	1,731.75	0.55%	2,282.00	0.55%	6,011.40	0.71%	10,025.15	0.63%
8114 · Guest Amenities	210.38	0.07%	1,586.90	0.38%	1,107.17	0.13%	2,904.45	0.18%
8115 · Operating Supplies	1,386.87	0.44%	733.42	0.18%	1,613.21	0.19%	3,733.50	0.24%
8116 · Decorations	2,725.25	0.86%	367.72	0.09%	1,282.51	0.15%	4,375.48	0.28%
8117 · Newspapers	763.17	0.24%	1,324.38	0.32%	1,075.57	0.13%	3,163.12	0.2%
8119 · Room Amenities	0.00	0.0%	0.00	0.0%	4,306.14	0.51%	4,306.14	0.27%
8120 · Cleaning Supplies	1,257.20	0.4%	874.82	0.21%	1,225.69	0.15%	3,357.71	0.21%
8129 · Linens/Terry	0.00	0.0%	898.87	0.22%	963.41	0.11%	1,862.28	0.12%
8130 · Outside Laundry	16,094.95	5.07%	14,583.21	3.49%	22,013.09	2.61%	52,691.25	3.33%
8135 · Uniforms	1,176.83	0.37%	3,931.28	0.94%	5,862.78	0.69%	10,970.89	0.69%
8150 · TA Commissions	2,874.96	0.91%	1,609.97	0.39%	8,358.68	0.99%	12,843.61	0.81%
8151 · Computer Maint. & Support	0.00	0.0%	300.00	0.07%	105.00	0.01%	405.00	0.03%
8152 · Auto Expense	402.29	0.13%	420.51	0.1%	956.61	0.11%	1,779.41	0.11%
8155 · Reservation Expense	3,144.70	0.99%	4,091.18	0.98%	8,634.66	1.02%	15,870.54	1.0%
8158 · Equipment Repair	0.00	0.0%	14.76	0.0%	0.00	0.0%	14.76	0.0%
8172 · Firewood	3,582.00	1.13%	1,404.00	0.34%	1,000.00	0.12%	5,986.00	0.38%
8175 · Cable TV	2,798.25	0.88%	2,806.69	0.67%	4,110.69	0.49%	9,715.63	0.62%
8178 · Express Mail	313.17	0.1%	0.00	0.0%	19.42	0.0%	332.59	0.02%
8184 · Printing	780.05	0.25%	1,148.22	0.28%	4,919.58	0.58%	6,847.85	0.43%
8185 · Telephone Cell & Radio	250.00	0.08%	250.00	0.06%	250.00	0.03%	750.00	0.05%
8190 · Office Supplies	660.43	0.21%	677.23	0.16%	1,109.29	0.13%	2,446.95	0.16%
8191 · Employee Relations & Training	23.24	0.01%	333.62	0.08%	197.56	0.02%	554.42	0.04%
8195 · Equipment	1,737.89	0.55%	1,737.89	0.42%	1,737.89	0.21%	5,213.67	0.33%
8197 · Business Meals	22.80	0.01%	0.00	0.0%	10.00	0.0%	32.80	0.0%
8100 · Rooms Expenses - Other	580.91	0.18%	0.00	0.0%	0.00	0.0%	580.91	0.04%
Total 8100 · Rooms Expenses	53,530.86	16.86%	49,117.04	11.75%	91,545.72	10.84%	194,193.62	12.29%
8200 · Laundry Expenses
8225 · Laundry Supplies	707.24	0.22%	297.00	0.07%	1,118.07	0.13%	2,122.31	0.13%
Total 8200 · Laundry Expenses	707.24	0.22%	297.00	0.07%	1,118.07	0.13%	2,122.31	0.13%
Total Expense	165,790.46	52.21%	165,925.20	39.68%	225,435.23	26.69%	557,150.89	35.25%
Net Ordinary Income	151,731.78	47.79%	252,191.61	60.32%	619,295.89	73.31%	1,023,219.28	64.75%
Net Income	151,731.78	47.79%	252,191.61	60.32%	619,295.89	73.31%	1,023,219.28	64.75%

Page 6 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue Rooms

L'Auberge de Sedona Resort

Food and Beverage Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4300 · Food & Beverage Revenue
Food Revenue
4311 · Restaurant Breakfast	$30,026	7.1%	$21,304	6.1%	$8,722	11.4%	$23,049	6.1%	$6,977	14.5%
4311v · Veranda Breakfast	-	0.0%	$-	0.0%	-	0.0%	$-	0.0%	$-	0.0%
4312 · Restaurant Lunch	74,366	17.5%	$57,313	16.4%	17,053	22.3%	$51,538	13.6%	$22,828	47.5%
4312v · Veranda Lunch	8,464	2.0%	$-	0.0%	8,464	11.0%	$10,469	2.8%	$(2,005)	-4.2%
4313 · Restaurant Dinner	134,856	31.7%	$115,926	33.2%	18,929	24.7%	$109,427	29.0%	$25,429	52.9%
4313v · Veranda Dinner	18,175	4.3%	$-	0.0%	18,175	23.7%	$15,995	4.2%	$2,180	4.5%

4321 · Banquet Coffee Break	749	0.2%	1,715	0.5%	(966)	-1.3%	1,855	0.5%	(1,106)	-2.3%
4322 · Banquet Breakfast	832	0.2%	1,841	0.5%	(1,009)	-1.3%	1,992	0.5%	(1,160)	-2.4%
4323 · Banquet Lunch	3,656	0.9%	665	0.2%	2,991	3.9%	720	0.2%	2,936	6.1%
4324 · Banquet Dinner	3,498	0.8%	1,771	0.5%	1,727	2.3%	1,916	0.5%	1,582	3.3%
4327 · Banquet Reception	1,060	0.2%	340	0.1%	720	0.9%	368	0.1%	692	1.4%
4341 · Catering Reception	480	0.1%	4,403	1.3%	(3,923)	-5.1%	4,764	1.3%	(4,284)	-8.9%
4342 · Catering Lunch	-	0.0%	5,972	1.7%	(5,972)	-7.8%	6,461	1.7%	(6,461)	-13.4%
4344 · Catering Coffee Break	-	0.0%	1,188	0.3%	(1,188)	-1.5%	1,285	0.3%	(1,285)	-2.7%
4346 · Catering Dinner	2,321	0.5%	7,595	2.2%	(5,274)	-6.9%	8,217	2.2%	(5,896)	-12.3%
4352 · Catering Breakfast	-	0.0%	832	0.2%	(832)	-1.1%	900	0.2%	(900)	-1.9%
4357 · Catering Pastry Wedding Cake	550	0.1%	-	0.0%	550	0.7%	-	0.0%	550	1.1%
4361 · Room Service Breakfast	11,069	2.6%	5,994	1.7%	5,075	6.6%	6,485	1.7%	4,584	9.5%
4362 · Room Service Lunch	4,257	1.0%	5,526	1.6%	(1,269)	-1.7%	5,979	1.6%	(1,722)	-3.6%
4363 · Room Service Dinner	9,378	2.2%	8,930	2.6%	448	0.6%	9,661	2.6%	(283)	-0.6%
4367 · Room Service Delivery	1,068	0.3%	3,122	0.9%	(2,054)	-2.7%	3,378	0.9%	(2,310)	-4.8%
Total Food Revenue	304,805	71.6%	244,438	70.0%	60,368	78.8%	264,459	70.0%	40,347	84.0%
Food Revenue Summary
Restaurant	239,248	56.2%	194,544	55.7%	44,704	58.3%	184,014	48.7%	55,234	115.0%
Veranda	26,639	6.3%	-	0.0%	26,639	34.8%	26,464	7.0%	175	0.4%
Banquets	9,795	2.3%	6,332	1.8%	3,463	4.5%	6,851	1.8%	2,944	6.1%
Catering	3,351	0.8%	19,990	5.7%	(16,639)	-21.7%	21,627	5.7%	(18,276)	-38.0%
Room Service	25,772	6.1%	23,572	6.8%	2,200	2.9%	25,503	6.8%	269	0.6%
Total Food Revenue	304,805	71.6%	244,438	70.0%	60,368	78.8%	264,459	70.0%	40,347	84.0%

Beverage Revenue
Beer Revenue
4314 · Restaurant Beer Sales	1,349	0.3%	$2,766	0.8%	(1,418)	-1.9%	$1,219	0.3%	$130	0.3%
4314v · Veranda Beer Sales	1,777	0.4%	$-	0.0%	1,777	2.3%	$1,774	0.5%	$3	0.0%
4366 · Room Service Beer Sales	145	0.0%	129	0.0%	16	0.0%	140	0.0%	5	0.0%
4329 · Banquet Beer Sales	18	0.0%	291	0.1%	(273)	-0.4%	315	0.1%	(297)	-0.6%
4350 · Catering Beer	362	0.1%	1,152	0.3%	(790)	-1.0%	1,246	0.3%	(884)	-1.8%
Subtotal - Beer Revenue	3,651	0.9%	4,338	1.2%	(687)	-0.9%	4,694	1.2%	(1,043)	-2.2%
Liquor Revenue
4316 · Restaurant Liquor Sales	11,037	2.6%	$18,469	5.3%	(7,432)	-9.7%	$7,952	2.1%	$3,084	6.4%
4316v · Veranda Liquor Sales	14,876	3.5%	$-	0.0%	14,876	19.4%	$12,029	3.2%	$2,847	5.9%
4325 · Banquet Liquor	817	0.2%	306	0.1%	510	0.7%	332	0.1%	485	1.0%
4364 · Room Service Liquor Sales	388	0.1%	390	0.1%	(2)	0.0%	422	0.1%	(34)	-0.1%
4343 · Catering Liquor Sales	265	0.1%	1,434	0.4%	(1,168)	-1.5%	1,551	0.4%	(1,286)	-2.7%
Subtotal - Liquor Revenue	27,382	6.4%	20,599	5.9%	6,784	8.9%	22,286	5.9%	5,096	10.6%
Wine Revenue
4315 · Restaurant Wine Sales	55,183	13.0%	$56,926	16.3%	(1,743)	-2.3%	$43,067	11.4%	$12,117	25.2%
4315v · Veranda Wine Sales	19,843	4.7%	$-	0.0%	19,843	25.9%	$18,522	4.9%	$1,320	2.7%
4326 · Banquet Wine Sales	1,080	0.3%	1,521	0.4%	(441)	-0.6%	1,646	0.4%	(566)	-1.2%
4351 · Catering Wine	1,883	0.4%	2,213	0.6%	(330)	-0.4%	2,394	0.6%	(511)	-1.1%
4365 · Room Service Wine Sales	2,458	0.6%	4,389	1.3%	(1,931)	-2.5%	4,749	1.3%	(2,291)	-4.8%
Subtotal - Wine Revenue	80,447	18.9%	65,050	18.6%	15,397	20.1%	70,378	18.6%	10,069	21.0%
Total Beverage Revenue	111,480	26.2%	89,987	25.8%	21,493	28.0%	97,358	25.8%	14,123	29.4%

Miscellaneous Revenue
4319 · Resteraunt Complimentary Accoun	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4328 · Banquet Miscellaneous	1,355	0.3%	1,444	0.4%	(89)	-0.1%	1,563	0.4%	(208)	-0.4%
4330 · Banquet Equipment Rental	325	0.1%	1,872	0.5%	(1,547)	-2.0%	2,025	0.5%	(1,700)	-3.5%
4331 · Banquet Meeting Room	2,150	0.5%	171	0.0%	1,979	2.6%	185	0.0%	1,965	4.1%
4345 · Catering Miscellaneous	1,270	0.3%	3,210	0.9%	(1,941)	-2.5%	3,473	0.9%	(2,204)	-4.6%
4347 · Catering Equipment Rental	300	0.1%	855	0.2%	(555)	-0.7%	925	0.2%	(625)	-1.3%
4348 · Catering Meeting Room	3,948	0.9%	7,023	2.0%	(3,076)	-4.0%	7,598	2.0%	(3,651)	-7.6%
4370 · Micros Interface Issues	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total Miscellaneous Revenue	9,347	2.2%	14,575	4.2%	(5,228)	-6.8%	15,769	4.2%	(6,422)	-13.4%

Total Food & Beverage Revenue	425,632	100.0%	349,000	100.0%	76,632	100.0%	377,585	100.0%	48,047	100.0%

Cost of Goods Sold
6300 · Cost of Food & Beverage
6310 · Cost of Sales-Food
63100P · Pastry food supplies	645	0.2%	-	0.0%	645	1.1%	1,989	0.8%	(1,344)	-3.3%
631001 · Meat	23,040	7.6%	-	0.0%	23,040	38.2%	20,212	7.6%	2,828	7.0%
631002 · Seafood	18,251	6.0%	-	0.0%	18,251	30.2%	10,245	3.9%	8,006	19.8%
631003 · Poultry	2,705	0.9%	-	0.0%	2,705	4.5%	1,175	0.4%	1,530	3.8%
631004 · Produce	19,616	6.4%	-	0.0%	19,616	32.5%	12,862	4.9%	6,754	16.7%
631005 · Dairy	7,773	2.6%	-	0.0%	7,773	12.9%	7,172	2.7%	601	1.5%
631006 · Bread	2,065	0.7%	-	0.0%	2,065	3.4%	1,765	0.7%	300	0.7%
631007 · Other Food	18,616	6.1%	-	0.0%	18,616	30.8%	6,514	2.5%	12,102	30.0%
631007S · Shamrock Delinquent	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
631009 · Cost Of Goods Sold-EDR	-	0.0%	-	0.0%	-	0.0%	9,158	3.5%	(9,158)	-22.7%
6310 · Restaurant Cost of Sales-Food - Other	-	0.0%	59,936	24.5%	(59,936)	-99.3%	-	0.0%	-	0.0%
Total 6310 · Cost of Sales-Food	92,711	30.4%	59,936	24.5%	32,775	54.3%	71,092	26.9%	21,620	53.6%

Cost of Sales - Beverage
6311 · Cost of Goods - Liquor	4,940	18.0%	3,977	19.3%	963	14.2%	4,303	19.3%	637	12.5%
6312 · Cost of Goods-Wine	24,901	31.0%	20,108	30.9%	4,793	31.1%	21,755	30.9%	3,146	31.2%
6313 · Cost of Goods-Beer	886	24.3%	2,486	57.3%	(1,600)	232.8%	2,690	57.3%	(1,804)	173.0%
Cost of Sales - Beverage	30,727	27.6%	26,571	29.5%	4,155	19.3%	28,748	29.5%	1,979	14.0%

Miscellaneous
6554 · Cost of Goods B&C	2,809	0.7%	-	0.0%	2,809	-53.7%	2,349	0.6%	460	-7.2%
6300 · Cost of Food & Beverage - Other	-	0.0%	2,171	0.6%	(2,171)	41.5%	-	0.0%	-	0.0%
Total Miscellaneous	2,809	0.7%	2,171	0.6%	638	-12.2%	2,349	0.6%	460	-7.2%
Total COGS	126,247	29.7%	88,679	25.4%	37,568	49.0%	102,188	27.1%	24,059	50.1%
Gross Profit	299,386	70.3%	260,321	74.6%	39,065	51.0%	275,397	72.9%	23,989	49.9%

Expense
5000 · Payroll & Benefits
5300000 · F&B Salaries & Wages
5363000 · Restaurant Salary & Wages
5363150 · Restaurant Supervisor	935	0.2%	-	0.0%	935	1.2%	-	0.0%	935	1.9%
5363160 · Restaurant Chef	20,130	4.7%	24,429	7.0%	(4,299)	-5.6%	18,993	5.0%	1,137	2.4%
5363170 · Manager, Restauant	20,750	4.9%	17,066	4.9%	3,684	4.8%	17,066	4.5%	3,684	7.7%
5363199 · F&B Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363300 · Restaurant Server	5,777	1.4%	5,062	1.5%	715	0.9%	5,062	1.3%	715	1.5%
5363305 · Restaurant Expeditor	6,896	1.6%	7,618	2.2%	(722)	-0.9%	3,616	1.0%	3,280	6.8%
5363306 · Room Service Coordinator	-	0.0%	-	0.0%	-	0.0%	728	0.2%	(728)	-1.5%
5363310 · Restaurant Busser	7,003	1.6%	-	0.0%	7,003	9.1%	7,618	2.0%	(615)	-1.3%
5363320 · Restaurant Bartendar	4,466	1.0%	4,557	1.3%	(91)	-0.1%	4,557	1.2%	(91)	-0.2%
5363330 · Restaurant Cashier/Hostess	6,984	1.6%	6,200	1.8%	784	1.0%	6,200	1.6%	784	1.6%
5363400 · Warewasher/Dishwasher	12,212	2.9%	9,086	2.6%	3,126	4.1%	9,086	2.4%	3,126	6.5%
5363420 · Cook	38,070	8.9%	32,237	9.2%	5,833	7.6%	32,237	8.5%	5,833	12.1%
5363430 · Pastry Chef	7,158	1.7%	4,343	1.2%	2,815	3.7%	5,436	1.4%	1,722	3.6%
5363440 · EDR Cook	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363450 · EDR Chef	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363610 · Valet	9,336	2.2%	9,005	2.6%	331	0.4%	9,005	2.4%	331	0.7%
5363999 · Restaurant Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5300000 · F&B Salaries & Wages - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5363000 · Restaurant Salary & Wages	139,716	32.8%	119,603	34.3%	20,113	26.2%	119,603	31.7%	20,113	41.9%
5363050 · Restaurant Taxes & Benefits
5351 · F&B Payroll Taxes	22,368	5.3%	23,086	6.6%	(718)	-0.9%	20,886	5.5%	1,482	3.1%
5352 · F&B Workers' Comp	9,206	2.2%	1,690	0.5%	7,516	9.8%	1,354	0.4%	7,852	16.3%
5353 · F&B Employ Benefits	10,308	2.4%	7,117	2.0%	3,191	4.2%	7,538	2.0%	2,770	5.8%
5355 · F&B PTO	4,483	1.1%	7,120	2.0%	(2,637)	-3.4%	6,975	1.8%	(2,492)	-5.2%
5356 · F&B Employ Meals	3,773	0.9%	4,506	1.3%	(732)	-1.0%	3,589	1.0%	185	0.4%
5399 · F&B Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5363050 · Restaurant Taxes & Benefits	50,139	11.8%	43,518	12.5%	6,621	8.6%	40,342	10.7%	9,796	20.4%
5368000 · Banquets Salary & Wages
5368150 · Banquet Captain/Supervisor	1,277	0.3%	2,018	0.6%	(741)	-1.0%	2,018	0.5%	(741)	-1.5%
5368170 · Manager, Banquet	4,258	1.0%	4,258	1.2%	(0)	0.0%	4,258	1.1%	(0)	0.0%
5368300 · Banquet Server	1,250	0.3%	1,251	0.4%	(1)	0.0%	1,251	0.3%	(1)	0.0%
5368320 · Banquet Bartender	-	0.0%	363	0.1%	(363)	-0.5%	363	0.1%	(363)	-0.8%
5368560 · Banquet House Attendant	636	0.1%	1,268	0.4%	(633)	-0.8%	1,268	0.3%	(633)	-1.3%
Total 5368000 · Banquets Salary & Wages	7,420	1.7%	9,158	2.6%	(1,737)	-2.3%	9,158	2.4%	(1,737)	-3.6%
5368050 · Banquet Taxes & Benefits
53655 · Banquets PTO	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
53681 · Banquet PR Taxes	1,281	0.3%	-	0.0%	1,281	1.7%	2,200	0.6%	(919)	-1.9%
53682 · Banquet Workers' Comp	2,270	0.5%	-	0.0%	2,270	3.0%	336	0.1%	1,934	4.0%
53683 · Banquet Employ Benefits	304	0.1%	-	0.0%	304	0.4%	(422)	-0.1%	726	1.5%
53685 · Banquet Employee PTO	412	0.1%	-	0.0%	412	0.5%	144	0.0%	267	0.6%
53686 · Banquet Employ Meals	1,006	0.2%	-	0.0%	1,006	1.3%	917	0.2%	89	0.2%
Total 5368050 · Banquet Taxes & Benefits	5,273	1.2%	-	0.0%	5,273	6.9%	3,176	0.8%	2,097	4.4%
Total 5300000 · F&B Salaries & Wages	202,548	47.6%	172,278	49.4%	30,270	39.5%	172,278	45.6%	30,270	63.0%
Total 5000 · Payroll & Benefits	202,548	47.6%	172,278	49.4%	30,270	39.5%	172,278	45.6%	30,270	63.0%

8300 · Food & Beverage
8300 · Food & Beverage - Other	-	0.0%	623	0.2%	(623)	-0.8%	-	0.0%	-	0.0%
8312 · Guest Satisfaction	1,550	0.4%	1,321	0.4%	229	0.3%	1,321	0.3%	229	0.5%
8313 · Operating Supplies	1,800	0.4%	1,061	0.3%	739	1.0%	1,061	0.3%	739	1.5%
8314 · Beverage Operating Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8318 · Business Meetings	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8320 · Menu Testing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8326 · Equipment Repair	131	0.0%	-	0.0%	131	0.2%	-	0.0%	131	0.3%
8327 · Equipment Rental	1,158	0.3%	480	0.1%	677	0.9%	480	0.1%	677	1.4%
8330 · Outside Laundry	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8335 · Uniforms	3,161	0.7%	3,715	1.1%	(554)	-0.7%	3,715	1.0%	(554)	-1.2%
8343 · Linens	10,337	2.4%	7,084	2.0%	3,252	4.2%	7,084	1.9%	3,252	6.8%
8344 · Linens- Banquet	-	0.0%	1,194	0.3%	(1,194)	-1.6%	1,194	0.3%	(1,194)	-2.5%
8351 · Cleaning Supplies	1,893	0.4%	1,610	0.5%	282	0.4%	1,610	0.4%	282	0.6%
8359 · Small Equipment	410	0.1%	-	0.0%	410	0.5%	-	0.0%	410	0.9%
8359P · Pastry Operating Small Equipmen	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8361 · Computer Maint. & Support	2,967	0.7%	946	0.3%	2,021	2.6%	946	0.3%	2,021	4.2%
8362 · Glassware/Utensils/Silverware	3,770	0.9%	4,160	1.2%	(390)	-0.5%	4,160	1.1%	(390)	-0.8%
8363 · Paper Supplies	3,169	0.7%	2,064	0.6%	1,104	1.4%	2,064	0.5%	1,104	2.3%
8364 · Decorations	1,562	0.4%	1,483	0.4%	78	0.1%	1,483	0.4%	78	0.2%
8367 · Propane	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8370 · Contract Labor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8371 · Food Promotion	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8372 · Firewood	140	0.0%	340	0.1%	(200)	-0.3%	340	0.1%	(200)	-0.4%
8374 · Music/Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8375 · Cable TV	186	0.0%	1,332	0.4%	(1,146)	-1.5%	1,332	0.4%	(1,146)	-2.4%
8377 · Menus	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8378 · Express Mail	-	0.0%	252	0.1%	(252)	-0.3%	252	0.1%	(252)	-0.5%
8380 · Postage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8381 · Dues & Subscriptions	275	0.1%	41	0.0%	234	0.3%	41	0.0%	234	0.5%
8384 · Printing	-	0.0%	105	0.0%	(105)	-0.1%	105	0.0%	(105)	-0.2%
8385 · Telephone Cell & Radio	350	0.1%	400	0.1%	(50)	-0.1%	400	0.1%	(50)	-0.1%
8387 · Employee Recruitment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8388 · Signage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8389 · Miscellaneous Expenses	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8390 · Office Supplies	410	0.1%	792	0.2%	(381)	-0.5%	792	0.2%	(381)	-0.8%
8391 · Employee Relations & Training	-	0.0%	10	0.0%	(10)	0.0%	10	0.0%	(10)	0.0%
8393 · Licenses & Permits	-	0.0%	(113)	0.0%	113	0.1%	(113)	0.0%	113	0.2%
8394P · Van expense-P	623	0.1%	-	0.0%	623	0.8%	623	0.2%	-	0.0%
8395 · Equipment	440	0.1%	2,579	0.7%	(2,139)	-2.8%	2,579	0.7%	(2,139)	-4.5%
8396 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8397 · Business Meals	-	0.0%	116	0.0%	(116)	-0.2%	116	0.0%	(116)	-0.2%
8399 · Oper cost related to renovation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8399A · Op cost renovation-construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8399C · Op costs - renov - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8398 · Consultants	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8399 · Oper cost related to renovation - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8399 · Oper cost related to renovation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8300 · Food & Beverage	34,331	8.1%	31,596	9.1%	2,735	3.6%	31,596	8.4%	2,735	5.7%
Total Expense	236,879	55.7%	203,874	58.4%	33,005	43.1%	203,874	54.0%	33,005	68.7%
Net Income	62,507	14.7%	56,447	16.2%	6,060	7.9%	71,523	18.9%	(9,017)	-18.8%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4300 · Food & Beverage Revenue
Food Revenue
4311 · Restaurant Breakfast	$54,122	6.7%	$43,901	5.7%	$10,222	21.5%	$51,731	5.8%	$2,391	-2.9%	$328,245	6.8%
4311v · Veranda Breakfast	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4312 · Restaurant Lunch	118,107	14.6%	111,824	14.6%	6,284	13.2%	104,979	11.7%	13,129	-15.9%	592,951.35	12.2%
4312v · Veranda Lunch	21,234	2.6%	-	0.0%	21,234	44.7%	27,389	3.1%	(6,155)	7.5%	69,321.24	1.4%
4313 · Restaurant Dinner	265,194	32.7%	248,504	32.5%	16,690	35.1%	260,433	29.1%	4,761	-5.8%	1,469,564.13	30.2%
4313v · Veranda Dinner	31,512	3.9%	-	0.0%	31,512	66.3%	33,703	3.8%	(2,191)	2.7%	195,890.68	4.0%

4321 · Banquet Coffee Break	2,774	0.3%	3,423	0.4%	(648)	-1.4%	3,905	0.4%	(1,130)	1.4%	10,690.41	0.2%
4322 · Banquet Breakfast	832	0.1%	1,841	0.2%	(1,009)	-2.1%	5,804	0.6%	(4,972)	6.0%	22,370.00	0.5%
4323 · Banquet Lunch	4,760	0.6%	1,449	0.2%	3,311	7.0%	5,756	0.6%	(996)	1.2%	14,055.00	0.3%
4324 · Banquet Dinner	6,195	0.8%	3,283	0.4%	2,912	6.1%	5,336	0.6%	859	-1.0%	24,739.00	0.5%
4327 · Banquet Reception	1,060	0.1%	6,079	0.8%	(5,019)	-10.6%	8,857	1.0%	(7,797)	9.5%	18,163.56	0.4%
4341 · Catering Reception	480	0.1%	9,370	1.2%	(8,890)	-18.7%	11,662	1.3%	(11,182)	13.6%	85,725.84	1.8%
4342 · Catering Lunch	-	0.0%	9,422	1.2%	(9,422)	-19.8%	11,141	1.2%	(11,141)	13.5%	28,670.89	0.6%
4344 · Catering Coffee Break	383	0.0%	2,529	0.3%	(2,146)	-4.5%	3,487	0.4%	(3,104)	3.8%	12,433.85	0.3%
4346 · Catering Dinner	4,117	0.5%	29,203	3.8%	(25,086)	-52.8%	35,113	3.9%	(30,996)	37.6%	279,568.19	5.7%
4352 · Catering Breakfast	242	0.0%	1,592	0.2%	(1,350)	-2.8%	1,776	0.2%	(1,534)	1.9%	8,601.03	0.2%
4357 · Catering Pastry Wedding Cake	610	0.1%	-	0.0%	610	1.3%	-	0.0%	610	-0.7%	-	0.0%
4361 · Room Service Breakfast	23,889	2.9%	16,442	2.2%	7,447	15.7%	18,645	2.1%	5,244	-6.4%	90,365.00	1.9%
4362 · Room Service Lunch	7,000	0.9%	9,514	1.2%	(2,515)	-5.3%	10,789	1.2%	(3,789)	4.6%	56,219.55	1.2%
4363 · Room Service Dinner	23,385	2.9%	21,405	2.8%	1,981	4.2%	26,820	3.0%	(3,434)	4.2%	113,432.05	2.3%
4367 · Room Service Delivery	2,898	0.4%	5,978	0.8%	(3,081)	-6.5%	8,236	0.9%	(5,338)	6.5%	34,318.00	0.7%
Total Food Revenue	568,795	70.1%	525,760	68.8%	43,034	90.5%	635,561	71.1%	(66,767)	81.1%	3,455,324	71.1%
Food Revenue Summary
Restaurant	437,424	53.9%	404,228	52.9%	33,196	69.8%	417,143	46.7%	20,281	-24.6%	2,390,760	49.2%
Veranda	52,746	6.5%	-	0.0%	52,746	111.0%	61,092	6.8%	(8,346)	10.1%	265,212	5.5%
Banquets	15,622	1.9%	16,076	2.1%	(454)	-1.0%	29,657	3.3%	(14,036)	17.0%	90,018	1.9%
Catering	5,832	0.7%	52,117	6.8%	(46,285)	-97.4%	63,180	7.1%	(57,348)	69.6%	415,000	8.5%
Room Service	57,171	7.0%	53,339	7.0%	3,832	8.1%	64,490	7.2%	(7,318)	8.9%	294,335	6.1%
Total Food Revenue	568,795	70.1%	525,760	68.8%	43,034	90.5%	635,561	71.1%	(66,767)	81.1%	3,455,324	71.1%

Beverage Revenue
Beer Revenue
4314 · Restaurant Beer Sales	2,078	0.3%	5,764	0.8%	(3,686)	-7.8%	2,040	0.2%	38	0.0%	13,121	0.3%
4314v · Veranda Beer Sales	4,238	0.5%	-	0.0%	4,238	8.9%	4,302	0.5%	(64)	0.1%	21,175	0.4%
4366 · Room Service Beer Sales	402	0.0%	379	0.0%	24	0.0%	465	0.1%	(63)	0.1%	2,189	0.0%
4329 · Banquet Beer Sales	103	0.0%	387	0.1%	(284)	-0.6%	967	0.1%	(864)	1.0%	3,027	0.1%
4350 · Catering Beer	402	0.0%	3,450	0.5%	(3,048)	-6.4%	4,381	0.5%	(3,979)	4.8%	39,004	0.8%
Subtotal - Beer Revenue	7,223	0.9%	9,979	1.3%	(2,756)	-5.8%	12,154	1.4%	(4,932)	6.0%	78,516	1.6%
Liquor Revenue
4316 · Restaurant Liquor Sales	20,509	2.5%	42,844	5.6%	(22,336)	-47.0%	18,108	2.0%	2,400	-2.9%	86,717	1.8%
4316v · Veranda Liquor Sales	30,348	3.7%	-	0.0%	30,348	63.9%	26,740	3.0%	3,608	-4.4%	109,987	2.3%
4325 · Banquet Liquor	907	0.1%	490	0.1%	416	0.9%	746	0.1%	161	-0.2%	2,099	0.0%
4364 · Room Service Liquor Sales	1,251	0.2%	1,110	0.1%	141	0.3%	976	0.1%	275	-0.3%	2,828	0.1%
4343 · Catering Liquor Sales	418	0.1%	3,072	0.4%	(2,654)	-5.6%	4,042	0.5%	(3,624)	4.4%	63,135	1.3%
Subtotal - Liquor Revenue	53,432	6.6%	47,517	6.2%	5,916	12.4%	50,611	5.7%	2,821	-3.4%	264,766	5.4%
Wine Revenue
4315 · Restaurant Wine Sales	111,505	13.7%	131,236	17.2%	(19,731)	-41.5%	100,454	11.2%	11,051	-13.4%	481,867	9.9%
4315v · Veranda Wine Sales	40,195	5.0%	-	0.0%	40,195	84.6%	41,280	4.6%	(1,085)	1.3%	214,605	4.4%
4326 · Banquet Wine Sales	2,851	0.4%	3,001	0.4%	(150)	-0.3%	2,366	0.3%	485	-0.6%	7,369	0.2%
4351 · Catering Wine	2,332	0.3%	12,552	1.6%	(10,220)	-21.5%	14,855	1.7%	(12,523)	15.2%	87,817	1.8%
4365 · Room Service Wine Sales	7,882	1.0%	8,462	1.1%	(580)	-1.2%	11,313	1.3%	(3,431)	4.2%	41,716	0.9%
Subtotal - Wine Revenue	164,766	20.3%	155,252	20.3%	9,514	20.0%	170,268	19.0%	(5,502)	6.7%	833,374	17.1%
Total Beverage Revenue	225,421	27.8%	212,747	27.8%	12,674	26.7%	233,033	26.1%	(7,612)	9.2%	1,176,656	24.2%

Miscellaneous Revenue
4319 · Resteraunt Complimentary Accoun	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4328 · Banquet Miscellaneous	1,355	0.2%	1,879	0.2%	(524)	-1.1%	2,145	0.2%	(790)	1.0%	11,602	0.2%
4330 · Banquet Equipment Rental	3,146	0.4%	3,822	0.5%	(676)	-1.4%	2,545	0.3%	601	-0.7%	10,094	0.2%
4331 · Banquet Meeting Room	2,650	0.3%	671	0.1%	1,979	4.2%	185	0.0%	2,465	-3.0%	4,206	0.1%
4345 · Catering Miscellaneous	2,528	0.3%	6,081	0.8%	(3,553)	-7.5%	6,736	0.8%	(4,209)	5.1%	89,661	1.8%
4347 · Catering Equipment Rental	560	0.1%	1,542	0.2%	(982)	-2.1%	1,435	0.2%	(875)	1.1%	5,827	0.1%
4348 · Catering Meeting Room	7,126	0.9%	11,551	1.5%	(4,425)	-9.3%	12,298	1.4%	(5,172)	6.3%	108,765	2.2%
4370 · Micros Interface Issues	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total Miscellaneous Revenue	17,364	2.1%	25,546	3.3%	(8,182)	-17.2%	25,345	2.8%	(7,981)	9.7%	230,155	4.7%

Total Food & Beverage Revenue	811,580	100.0%	764,053	100.0%	47,527	100.0%	893,940	100.0%	(82,359)	100.0%	4,862,136	100.0%

Cost of Goods Sold
6300 · Cost of Food & Beverage
6310 · Cost of Sales-Food
63100P · Pastry food supplies	(1,460)	-0.3%	-	0.0%	(1,460)	-3.4%	5,454	0.9%	(6,914)	10.4%	20,846	0.6%
631001 · Meat	46,628	8.2%	-	0.0%	46,628	108.4%	52,738	8.3%	(6,110)	9.2%	227,075	6.6%
631002 · Seafood	36,835	6.5%	-	0.0%	36,835	85.6%	33,283	5.2%	3,551	-5.3%	206,858	6.0%
631003 · Poultry	6,766	1.2%	-	0.0%	6,766	15.7%	2,601	0.4%	4,164	-6.2%	8,505	0.2%
631004 · Produce	42,313	7.4%	-	0.0%	42,313	98.3%	33,415	5.3%	8,898	-13.3%	187,814	5.4%
631005 · Dairy	18,288	3.2%	-	0.0%	18,288	42.5%	17,586	2.8%	702	-1.1%	88,889	2.6%
631006 · Bread	4,547	0.8%	-	0.0%	4,547	10.6%	4,387	0.7%	159	-0.2%	23,332	0.7%
631007 · Other Food	45,450	8.0%	-	0.0%	45,450	105.6%	33,012	5.2%	12,438	-18.6%	229,194	6.6%
631007S · Shamrock Delinquent	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
631009 · Cost Of Goods Sold-EDR	-	0.0%	-	0.0%	-	0.0%	9,158	1.4%	(9,158)	13.7%	0	0.0%
6310 · Restaurant Cost of Sales-Food - Other	-	0.0%	156,079	29.7%	(156,079)	-362.7%	-	0.0%	-	0.0%	-	0.0%
Total 6310 · Cost of Sales-Food	199,367	35.1%	156,079	29.7%	43,288	100.6%	191,636	30.2%	7,731	-11.6%	992,514	28.7%

Cost of Sales - Beverage
6311 · Cost of Goods - Liquor	10,008	18.7%	7,487	15.8%	2,521	42.6%	8,173	16.1%	1,835	65.1%	48,607	18.4%
6312 · Cost of Goods-Wine	54,693	33.2%	49,752	32.0%	4,942	51.9%	47,410	27.8%	7,283	-132.4%	220,959	26.5%
6313 · Cost of Goods-Beer	1,554	21.5%	3,561	35.7%	(2,007)	72.8%	3,895	32.0%	(2,342)	47.5%	12,592	16.0%
Cost of Sales - Beverage	66,255	29.4%	60,799	28.6%	5,456	43.0%	59,478	25.5%	6,777	-89.0%	282,157	24.0%

Miscellaneous
6554 · Cost of Goods B&C	3,415	0.4%	-	0.0%	3,415	-41.7%	4,378	0.5%	(963)	12.1%	73,013	1.5%
6300 · Cost of Food & Beverage - Other	-	0.0%	3,421	0.4%	(3,421)	41.8%	-	0.0%	-	0.0%	-	0.0%
Total Miscellaneous	3,415	0.4%	3,421	0.4%	(5)	0.1%	4,378	0.5%	(963)	12.1%	73,013	1.5%
Total COGS	269,037	33.1%	220,299	28.8%	48,738	102.5%	255,492	28.6%	13,546	-16.4%	1,347,684	27.7%
Gross Profit	542,543	66.9%	543,754	71.2%	(1,211)	-2.5%	638,448	71.4%	(95,905)	116.4%	3,514,452	72.3%
		898071.0%
Expense
5000 · Payroll & Benefits
5300000 · F&B Salaries & Wages
5363000 · Restaurant Salary & Wages
5363150 · Restaurant Supervisor	935	0.1%	-	0.0%	935	2.0%	-	0.0%	935	-1.1%	2,331	0.0%
5363160 · Restaurant Chef	44,829	5.5%	66,499	8.7%	(21,670)	-45.6%	54,107	6.1%	(9,279)	11.3%	210,613	4.3%
5363170 · Manager, Restauant	54,500	6.7%	47,661	6.2%	6,840	14.4%	42,603	4.8%	11,898	-14.4%	194,044	4.0%
5363199 · F&B Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	493	0.0%
5363300 · Restaurant Server	14,263	492357.0%	13,433	1.8%	829	1.7%	13,089	1.5%	1,174	-1.4%	65,071	1.3%
5363305 · Restaurant Expeditor	16,157	2.0%	17,120	2.2%	(964)	-2.0%	11,839	1.3%	4,317	-5.2%	53,278	1.1%
5363306 · Room Service Coordinator	-	0.0%	-	0.0%	-	0.0%	2,625	0.3%	(2,625)	3.2%	25,957	0.5%
5363310 · Restaurant Busser	14,960	1.8%	-	0.0%	14,960	31.5%	16,550	1.9%	(1,590)	1.9%	79,732	1.6%
5363320 · Restaurant Bartendar	10,575	1.3%	10,017	1.3%	559	1.2%	9,581	1.1%	994	-1.2%	45,512	0.9%
5363330 · Restaurant Cashier/Hostess	15,467	1.9%	15,524	2.0%	(57)	-0.1%	14,398	1.6%	1,069	-1.3%	68,848	1.4%
5363400 · Warewasher/Dishwasher	29,215	3.6%	22,822	3.0%	6,393	13.5%	20,075	2.2%	9,140	-11.1%	101,362	2.1%
5363420 · Cook	93,186	11.5%	85,368	11.2%	7,818	16.5%	80,404	9.0%	12,782	-15.5%	371,293	7.6%
5363430 · Pastry Chef	17,817	2.2%	13,675	1.8%	4,142	8.7%	18,501	2.1%	(683)	0.8%	85,214	1.8%
5363440 · EDR Cook	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363450 · EDR Chef	-	0.0%	-	0.0%	-	0.0%	634	0.1%	(634)	0.8%	2,195	0.0%
5363610 · Valet	24,838	3.1%	23,391	3.1%	1,447	3.0%	24,157	2.7%	681	-0.8%	-	0.0%
5363999 · Restaurant Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5300000 · F&B Salaries & Wages - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5363000 · Restaurant Salary & Wages	336,741	41.5%	315,510	41.3%	21,231	44.7%	308,561	34.5%	28,180	-34.2%	1,305,943	26.9%
5363050 · Restaurant Taxes & Benefits
5351 · F&B Payroll Taxes	56,997	7.0%	61,558	8.1%	(4,560)	-9.6%	52,197	5.8%	4,800	-5.8%	186,027	3.8%

5352 · F&B Workers' Comp	13,418	1.7%	6,218	0.8%	7,200	15.2%	4,380	0.5%	9,038	-11.0%	13,382	0.3%
5353 · F&B Employ Benefits	30,888	3.8%	27,544	3.6%	3,344	7.0%	29,390	3.3%	1,498	-1.8%	131,580	2.7%
5355 · F&B PTO	10,022	1.2%	13,544	1.8%	(3,522)	-7.4%	14,252	1.6%	(4,230)	5.1%	39,620	0.8%
5356 · F&B Employ Meals	10,393	1.3%	13,217	1.7%	(2,823)	-5.9%	10,753	1.2%	(360)	0.4%	42,435	0.9%
5399 · F&B Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	209	0.0%
Total 5363050 · Restaurant Taxes & Benefits	121,719	15.0%	122,080	16.0%	(361)	-0.8%	110,972	12.4%	10,747	-13.0%	413,254	8.5%
5368000 · Banquets Salary & Wages
5368150 · Banquet Captain/Supervisor	2,567	0.3%	4,802	0.6%	(2,235)	-4.7%	5,973	0.7%	(3,406)	4.1%	22,945	0.5%
5368170 · Manager, Banquet	12,363	1.5%	13,992	1.8%	(1,629)	-3.4%	9,478	1.1%	2,885	-3.5%	37,387	0.8%
5368300 · Banquet Server	1,772	0.2%	3,623	0.5%	(1,851)	-3.9%	4,207	0.5%	(2,435)	3.0%	22,202	0.5%
5368320 · Banquet Bartender	-	0.0%	803	0.1%	(803)	-1.7%	989	0.1%	(989)	1.2%	4,738	0.1%
5368560 · Banquet House Attendant	427	0.1%	1,779	0.2%	(1,353)	-2.8%	2,027	0.2%	(1,600)	1.9%	21,323	0.4%
Total 5368000 · Banquets Salary & Wages	17,128	2.1%	25,000	3.3%	(7,872)	-16.6%	22,674	2.5%	(5,545)	6.7%	108,594	2.2%
5368050 · Banquet Taxes & Benefits
53655 · Banquets PTO	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
53681 · Banquet PR Taxes	3,510	0.4%	-	0.0%	3,510	7.4%	5,398	0.6%	(1,888)	2.3%	22,902	0.5%
53682 · Banquet Workers' Comp	3,394	0.4%	-	0.0%	3,394	7.1%	1,093	0.1%	2,302	-2.8%	3,665	0.1%
53683 · Banquet Employ Benefits	1,315	0.2%	-	0.0%	1,315	2.8%	(860)	-0.1%	2,175	-2.6%	2,834	0.1%
53685 · Banquet Employee PTO	908	0.1%	-	0.0%	908	1.9%	273	0.0%	635	-0.8%	2,214	0.0%
53686 · Banquet Employ Meals	2,772	0.3%	-	0.0%	2,772	5.8%	2,661	0.3%	110	-0.1%	11,304	0.2%
Total 5368050 · Banquet Taxes & Benefits	11,898	1.5%	-	0.0%	11,898	25.0%	8,565	1.0%	3,333	-4.0%	42,918	0.9%
Total 5300000 · F&B Salaries & Wages	487,486	60.1%	462,590	60.5%	24,897	52.4%	450,772	50.4%	36,714	-44.6%	1,870,709	38.5%
Total 5000 · Payroll & Benefits	487,486	60.1%	462,590	60.5%	24,897	52.4%	450,772	50.4%	36,714	-44.6%	1,870,709	38.5%

8300 · Food & Beverage
8300 · Food & Beverage - Other	-	0.0%	2,322	0.3%	(2,322)	-4.9%	-	0.0%	-	0.0%	-	0.0%
8312 · Guest Satisfaction	3,105	0.4%	3,340	0.4%	(235)	-0.5%	3,120	0.3%	(15)	0.0%	21,312	0.4%
8313 · Operating Supplies	3,082	0.4%	2,936	0.4%	146	0.3%	3,754	0.4%	(672)	0.8%	18,621	0.4%
8314 · Beverage Operating Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	86	0.0%
8318 · Business Meetings	-	0.0%	-	0.0%	-	0.0%	107	0.0%	(107)	0.1%	107	0.0%
8320 · Menu Testing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	245	0.0%
8326 · Equipment Repair	131	0.0%	-	0.0%	131	0.3%	-	0.0%	131	-0.2%	1,179	0.0%
8327 · Equipment Rental	2,409	0.3%	2,210	0.3%	199	0.4%	2,024	0.2%	384	-0.5%	11,349	0.2%
8330 · Outside Laundry	356	0.0%	-	0.0%	356	0.7%	-	0.0%	356	-0.4%	112	0.0%
8335 · Uniforms	5,651	0.7%	7,124	0.9%	(1,473)	-3.1%	7,174	0.8%	(1,523)	1.8%	27,114	0.6%
8343 · Linens	23,466	2.9%	18,009	2.4%	5,457	11.5%	17,157	1.9%	6,309	-7.7%	68,080	1.4%
8344 · Linens- Banquet	-	0.0%	3,672	0.5%	(3,672)	-7.7%	4,333	0.5%	(4,333)	5.3%	20,528	0.4%
8351 · Cleaning Supplies	4,069	0.5%	2,744	0.4%	1,326	2.8%	3,307	0.4%	762	-0.9%	14,523	0.3%
8359 · Small Equipment	1,082	0.1%	1,577	0.2%	(495)	-1.0%	1,592	0.2%	(510)	0.6%	4,110	0.1%
8359P · Pastry Operating Small Equipmen	-	0.0%	-	0.0%	-	0.0%	113	0.0%	(113)	0.1%	2,590	0.1%
8361 · Computer Maint. & Support	8,512	1.0%	3,214	0.4%	5,298	11.1%	2,116	0.2%	6,396	-7.8%	10,747	0.2%
8362 · Glassware/Utensils/Silverware	4,980	0.6%	7,509	1.0%	(2,529)	-5.3%	7,629	0.9%	(2,649)	3.2%	32,882	0.7%
8363 · Paper Supplies	7,367	0.9%	4,804	0.6%	2,563	5.4%	5,076	0.6%	2,290	-2.8%	20,946	0.4%
8364 · Decorations	4,512	0.6%	4,612	0.6%	(100)	-0.2%	3,850	0.4%	661	-0.8%	21,852	0.4%
8367 · Propane	-	0.0%	209	0.0%	(209)	-0.4%	199	0.0%	(199)	0.2%	6,144	0.1%
8370 · Contract Labor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	4,075	0.1%
8371 · Food Promotion	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	883	0.0%
8372 · Firewood	694	0.1%	1,157	0.2%	(463)	-1.0%	1,319	0.1%	(625)	0.8%	3,719	0.1%
8374 · Music/Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	500	0.0%
8375 · Cable TV	565	0.1%	1,668	0.2%	(1,103)	-2.3%	1,620	0.2%	(1,055)	1.3%	2,750	0.1%
8377 · Menus	551	0.1%	551	0.1%	-	0.0%	-	0.0%	551	-0.7%	4,213	0.1%
8378 · Express Mail	18	0.0%	270	0.0%	(252)	-0.5%	252	0.0%	(233)	0.3%	727	0.0%
8380 · Postage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	117	0.0%
8381 · Dues & Subscriptions	605	0.1%	651	0.1%	(46)	-0.1%	416	0.0%	189	-0.2%	512	0.0%
8384 · Printing	547	0.1%	322	0.0%	225	0.5%	840	0.1%	(294)	0.4%	2,781	0.1%
8385 · Telephone Cell & Radio	950	0.1%	1,093	0.1%	(143)	-0.3%	1,125	0.1%	(175)	0.2%	4,415	0.1%
8387 · Employee Recruitment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8388 · Signage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8389 · Miscellaneous Expenses	-	0.0%	241	0.0%	(241)	-0.5%	230	0.0%	(230)	0.3%	953	0.0%
8390 · Office Supplies	954	0.1%	1,227	0.2%	(273)	-0.6%	1,409	0.2%	(455)	0.6%	5,016	0.1%
8391 · Employee Relations & Training	-	0.0%	10	0.0%	(10)	0.0%	10	0.0%	(10)	0.0%	1,681	0.0%
8393 · Licenses & Permits	228	0.0%	(113)	0.0%	341	0.7%	(131)	0.0%	359	-0.4%	(347)	0.0%
8394P · Van expense-P	1,899	0.2%	-	0.0%	1,899	4.0%	2,942	0.3%	(1,043)	1.3%	6,561	0.1%
8395 · Equipment	440	0.1%	3,135	0.4%	(2,695)	-5.7%	3,639	0.4%	(3,198)	3.9%	32,786	0.7%
8396 · Business Travel	192	0.0%	-	0.0%	192	0.4%	-	0.0%	192	-0.2%	553	0.0%
8397 · Business Meals	-	0.0%	116	0.0%	(116)	-0.2%	116	0.0%	(116)	0.1%	551	0.0%
8399 · Oper cost related to renovation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8399A · Op cost renovation-construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8399C · Op costs - renov - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8398 · Consultants	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8399 · Oper cost related to renovation - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8399 · Oper cost related to renovation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8300 · Food & Beverage	76,364	9.4%	74,610	9.8%	1,753	3.7%	75,340	8.4%	1,024	-1.2%	354,974	7.3%
Total Expense	563,850	69.5%	537,200	70.3%	26,650	56.1%	526,112	58.9%	37,738	-45.8%	2,225,683	45.8%
Net Income	(21,307)	-2.6%	6,554	0.9%	(27,861)	-58.6%	112,336	12.6%	(133,643)	162.3%	1,288,769	26.5%

Page 7 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Food and Beverage Department

January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income
Ordinary Income/Expense
Income
4300 · Food & Beverage Revenue
4310 · Restaurant Sales
4311 · Restaurant Breakfast	10,739.97	6.51%	13,356.38	6.05%	30,026.03	7.05%	54,122.38	6.67%
4312 · Restaurant Lunch	19,331.20	11.71%	24,410.02	11.05%	74,366.25	17.47%	118,107.47	14.55%
4312v · Veranda Lunch	3,111.50	1.89%	9,658.70	4.37%	8,464.25	1.99%	21,234.45	2.62%
4313 · Restaurant Dinner	53,091.99	32.17%	77,246.51	34.97%	134,855.70	31.68%	265,194.20	32.68%
4313v · Veranda Dinner	4,355.75	2.64%	8,980.60	4.07%	18,175.16	4.27%	31,511.51	3.88%
4314 · Restaurant Beer Sales	319.05	0.19%	410.07	0.19%	1,348.63	0.32%	2,077.75	0.26%
4314v · Veranda Beer Sales	1,137.00	0.69%	1,324.00	0.6%	1,777.01	0.42%	4,238.01	0.52%
4315 · Restaurant Wine Sales	24,413.39	14.79%	31,908.78	14.45%	55,183.10	12.97%	111,505.27	13.74%
4315v · Veranda Wine Sales	8,945.00	5.42%	11,407.75	5.16%	19,842.52	4.66%	40,195.27	4.95%
4316 · Restaurant Liquor Sales	3,859.76	2.34%	5,612.34	2.54%	11,036.59	2.59%	20,508.69	2.53%
4316v · Veranda Liquor Sales	6,887.00	4.17%	8,585.00	3.89%	14,876.22	3.5%	30,348.22	3.74%
Total 4310 · Restaurant Sales	136,191.61	82.51%	192,900.15	87.33%	369,951.46	86.92%	699,043.22	86.13%
4320 · Banquet Sales
4321 · Banquet Coffee Break	1,645.50	1.0%	380.00	0.17%	748.98	0.18%	2,774.48	0.34%
4322 · Banquet Breakfast	0.00	0.0%	0.00	0.0%	832.00	0.2%	832.00	0.1%
4323 · Banquet Lunch	784.00	0.48%	320.00	0.15%	3,656.21	0.86%	4,760.21	0.59%
4324 · Banquet Dinner	1,512.00	0.92%	1,185.00	0.54%	3,497.82	0.82%	6,194.82	0.76%
4325 · Banquet Liquor	0.00	0.0%	90.00	0.04%	816.50	0.19%	906.50	0.11%
4326 · Banquet Wine Sales	1,264.00	0.77%	507.00	0.23%	1,080.40	0.25%	2,851.40	0.35%
4327 · Banquet Reception	0.00	0.0%	0.00	0.0%	1,060.00	0.25%	1,060.00	0.13%
4328 · Banquet Miscellaneous	0.00	0.0%	0.00	0.0%	1,355.00	0.32%	1,355.00	0.17%
4329 · Banquet Beer Sales	18.00	0.01%	67.00	0.03%	18.00	0.0%	103.00	0.01%
4330 · Banquet Equipment Rental	1,950.00	1.18%	870.50	0.39%	325.00	0.08%	3,145.50	0.39%
4331 · Banquet Meeting Room	500.00	0.3%	0.00	0.0%	2,150.00	0.51%	2,650.00	0.33%
Total 4320 · Banquet Sales	7,673.50	4.65%	3,419.50	1.55%	15,539.91	3.65%	26,632.91	3.28%
4340 · Catering
4341 · Catering Reception	0.00	0.0%	0.00	0.0%	480.00	0.11%	480.00	0.06%
4343 · Catering Liquor Sales	153.00	0.09%	0.00	0.0%	265.07	0.06%	418.07	0.05%
4344 · Catering Coffee Break	383.00	0.23%	0.00	0.0%	0.00	0.0%	383.00	0.05%
4345 · Catering Miscellaneous	714.00	0.43%	544.00	0.25%	1,269.50	0.3%	2,527.50	0.31%
4346 · Catering Dinner	1,796.00	1.09%	0.00	0.0%	2,320.82	0.55%	4,116.82	0.51%
4347 · Catering Equipment Rental	260.00	0.16%	0.00	0.0%	300.00	0.07%	560.00	0.07%
4348 · Catering Meeting Room	1,475.18	0.89%	1,703.18	0.77%	3,947.54	0.93%	7,125.90	0.88%
4350 · Catering Beer	40.00	0.02%	0.00	0.0%	362.18	0.09%	402.18	0.05%
4351 · Catering Wine	375.00	0.23%	74.00	0.03%	1,883.00	0.44%	2,332.00	0.29%
4352 · Catering Breakfast	242.00	0.15%	0.00	0.0%	0.00	0.0%	242.00	0.03%
4357 · Catering Pastry Wedding Cake	0.00	0.0%	60.00	0.03%	550.00	0.13%	610.00	0.08%
Total 4340 · Catering	5,438.18	3.3%	2,381.18	1.08%	11,378.11	2.67%	19,197.47	2.37%
4360 · Room Service
4361 · Room Service Breakfast	6,065.00	3.68%	6,754.81	3.06%	11,069.00	2.6%	23,888.81	2.94%
4362 · Room Service Lunch	1,524.00	0.92%	1,219.00	0.55%	4,256.75	1.0%	6,999.75	0.86%
4363 · Room Service Dinner	5,239.00	3.17%	8,768.00	3.97%	9,378.25	2.2%	23,385.25	2.88%
4364 · Room Service Liquor Sales	380.00	0.23%	483.00	0.22%	388.00	0.09%	1,251.00	0.15%
4365 · Room Service Wine Sales	1,590.00	0.96%	3,834.00	1.74%	2,458.00	0.58%	7,882.00	0.97%
4366 · Room Service Beer Sales	132.00	0.08%	125.00	0.06%	145.00	0.03%	402.00	0.05%
4367 · Room Service Delivery	820.00	0.5%	1,009.60	0.46%	1,068.00	0.25%	2,897.60	0.36%
Total 4360 · Room Service	15,750.00	9.54%	22,193.41	10.05%	28,763.00	6.76%	66,706.41	8.22%
Total 4300 · Food & Beverage Revenue	165,053.29	100.0%	220,894.24	100.0%	425,632.48	100.0%	811,580.01	100.0%
Total Income	165,053.29	100.0%	220,894.24	100.0%	425,632.48	100.0%	811,580.01	100.0%
Revenue Summary:
Food	110,640.91	67.03%	153,288.62	69.39%	304,255.22	71.48%	568,184.75	70.01%
Beverage
Liquor	11,279.76	6.83%	14,770.34	6.69%	27,382.38	6.43%	53,432.48	6.58%
Beer	1,646.05	1.0%	1,926.07	0.87%	3,650.82	0.86%	7,222.94	0.89%
Wine	36,587.39	22.17%	47,731.53	21.61%	80,447.02	18.9%	164,765.94	20.3%
Total Beverage	49,513.20	30.0%	64,427.94	29.17%	111,480.22	26.19%	225,421.36	27.78%
Other	4,899.18	2.97%	3,177.68	1.44%	9,897.04	2.33%	17,973.90	2.21%
Total Food & Beverage Revenue	165,053.29	100.0%	220,894.24	100.0%	425,632.48	100.0%	811,580.01	100.0%
Cost of Goods Sold
6300 · Cost of Food & Beverage
6310 · Restaurant Cost of Sales-Food
631001 · Meat	10,545.49	9.53%	13,042.77	8.51%	23,040.22	7.57%	46,628.48	8.21%
631002 · Seafood	8,615.13	7.79%	9,968.93	6.5%	18,250.89	6.0%	36,834.95	6.48%
631003 · Poultry	1,034.17	0.93%	3,026.69	1.97%	2,704.99	0.89%	6,765.85	1.19%
631004 · Produce	10,253.14	9.27%	12,444.23	8.12%	19,615.92	6.45%	42,313.29	7.45%
631005 · Dairy	4,921.59	4.45%	5,593.00	3.65%	7,773.37	2.55%	18,287.96	3.22%
631006 · Bread	1,148.45	1.04%	1,333.24	0.87%	2,064.97	0.68%	4,546.66	0.8%
631007 · Other Food	9,214.96	8.33%	17,619.45	11.49%	18,615.96	6.12%	45,450.37	8.0%
631009 · Cost Of Goods Sold-EDR	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%
63100P · Pastry food supplies	-1,099.66	-0.99%	-1,005.75	-0.66%	644.96	0.21%	-1,460.45	-0.26%
Total 6310 · Restaurant Cost of Sales-Food	44,633.27	40.34%	62,022.56	40.46%	92,711.28	30.47%	199,367.11	35.09%
6311 · Cost of Goods - Liquor	2,725.65	24.16%	2,342.30	15.86%	4,940.11	18.04%	10,008.06	18.73%
6312 · Cost of Goods-Wine	16,409.10	44.85%	13,383.17	28.04%	24,900.82	30.95%	54,693.09	33.19%
6313 · Cost of Goods-Beer	431.24	26.2%	236.63	12.29%	885.78	24.26%	1,553.65	21.51%
	19,565.99	39.52%	15,962.10	24.78%	30,726.71	27.56%	66,254.80	29.39%
6554 · Cost of Goods B&C	0.00	0.0%	606.51	0.28%	2,808.67	0.66%	3,415.18	0.42%
Total 6300 · Cost of Food & Beverage	64,199.26	38.9%	78,591.17	35.58%	126,246.66	29.66%	269,037.09	33.15%
Total COGS	64,199.26	38.9%	78,591.17	35.58%	126,246.66	29.66%	269,037.09	33.15%
Gross Profit	100,854.03	61.1%	142,303.07	64.42%	299,385.82	70.34%	542,542.92	66.85%
Expense
5000 · Payroll & Benefits
5300000 · F&B Salaries & Wages
5363000 · Restaurant Salary & Wages
5363150 · Restaurant Supervisor	0.00	0.0%	0.00	0.0%	935.00	0.22%	935.00	0.12%
5363160 · Restaurant Chef	15,714.80	9.52%	8,984.22	4.07%	20,129.63	4.73%	44,828.65	5.52%
5363170 · Manager, Restauant	17,884.86	10.84%	15,865.40	7.18%	20,750.20	4.88%	54,500.46	6.72%
5363300 · Restaurant Server	4,199.93	2.55%	4,285.93	1.94%	5,776.84	1.36%	14,262.70	1.76%
5363305 · Restaurant Expeditor	4,050.48	2.45%	5,210.55	2.36%	6,895.65	1.62%	16,156.68	1.99%
5363310 · Restaurant Busser	3,957.16	2.4%	3,999.66	1.81%	7,002.98	1.65%	14,959.80	1.84%
5363320 · Restaurant Bartendar	3,266.32	1.98%	2,843.15	1.29%	4,465.71	1.05%	10,575.18	1.3%
5363330 · Restaurant Cashier/Hostess	4,643.00	2.81%	3,840.00	1.74%	6,984.00	1.64%	15,467.00	1.91%
5363400 · Warewasher/Dishwasher	8,517.51	5.16%	8,485.38	3.84%	12,211.64	2.87%	29,214.53	3.6%
5363420 · Cook	25,876.17	15.68%	29,239.80	13.24%	38,070.19	8.94%	93,186.16	11.48%
5363430 · Pastry Chef	4,878.67	2.96%	5,780.35	2.62%	7,158.13	1.68%	17,817.15	2.2%
5363450 · EDR Chef	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%
5363610 · Valet	6,684.03	4.05%	8,818.22	3.99%	9,335.61	2.19%	24,837.86	3.06%
Total 5363000 · Restaurant Salary & Wages	99,672.93	60.39%	97,352.66	44.07%	139,715.58	32.83%	336,741.17	41.49%
5363050 · Restaurant Taxes & Benefits
5351 · F&B Payroll Taxes	19,096.77	11.57%	15,532.48	7.03%	22,367.84	5.26%	56,997.09	7.02%
5352 · F&B Workers' Comp	2,106.00	1.28%	2,106.00	0.95%	9,206.39	2.16%	13,418.39	1.65%
5353 · F&B Employ Benefits	7,200.99	4.36%	13,379.16	6.06%	10,307.82	2.42%	30,887.97	3.81%
5355 · F&B PTO	2,435.87	1.48%	3,102.92	1.41%	4,483.13	1.05%	10,021.92	1.24%
5356 · F&B Employ Meals	3,217.31	1.95%	3,402.62	1.54%	3,773.34	0.89%	10,393.27	1.28%
Total 5363050 · Restaurant Taxes & Benefits	34,056.94	20.63%	37,523.18	16.99%	50,138.52	11.78%	121,718.64	15.0%
5368000 · Banquets Salary & Wages
5368150 · Banquet Captain/Supervisor	674.50	0.41%	615.50	0.28%	1,277.00	0.3%	2,567.00	0.32%
5368170 · Manager, Banquet	4,258.16	2.58%	3,846.16	1.74%	4,258.24	1.0%	12,362.56	1.52%
5368300 · Banquet Server	278.00	0.17%	244.50	0.11%	1,249.60	0.29%	1,772.10	0.22%
5368560 · Banquet House Attendant	-209.08	-0.13%	0.00	0.0%	635.62	0.15%	426.54	0.05%
Total 5368000 · Banquets Salary & Wages	5,001.58	3.03%	4,706.16	2.13%	7,420.46	1.74%	17,128.20	2.11%
5368050 · Banquet Taxes & Benefits
53681 · Banquet PR Taxes	1,603.88	0.97%	624.87	0.28%	1,281.04	0.3%	3,509.79	0.43%
53682 · Banquet Workers' Comp	562.00	0.34%	562.00	0.25%	2,270.39	0.53%	3,394.39	0.42%
53683 · Banquet Employ Benefits	513.08	0.31%	497.80	0.23%	304.07	0.07%	1,314.95	0.16%
53685 · Banquet Employee PTO	212.88	0.13%	283.19	0.13%	411.68	0.1%	907.75	0.11%
53686 · Banquet Employ Meals	857.95	0.52%	907.36	0.41%	1,006.22	0.24%	2,771.53	0.34%
Total 5368050 · Banquet Taxes & Benefits	3,749.79	2.27%	2,875.22	1.3%	5,273.40	1.24%	11,898.41	1.47%
Total 5300000 · F&B Salaries & Wages	142,481.24	86.32%	142,457.22	64.49%	202,547.96	47.59%	487,486.42	60.07%
Total 5000 · Payroll & Benefits	142,481.24	86.32%	142,457.22	64.49%	202,547.96	47.59%	487,486.42	60.07%
8300 · Food & Beverage
8312 · Guest Satisfaction	881.33	0.53%	674.00	0.31%	1,549.95	0.36%	3,105.28	0.38%
8313 · Operating Supplies	407.04	0.25%	875.40	0.4%	1,799.89	0.42%	3,082.33	0.38%
8326 · Equipment Repair	0.00	0.0%	0.00	0.0%	131.01	0.03%	131.01	0.02%
8327 · Equipment Rental	675.73	0.41%	575.44	0.26%	1,157.54	0.27%	2,408.71	0.3%
8330 · Outside Laundry	0.00	0.0%	355.77	0.16%	0.00	0.0%	355.77	0.04%
8335 · Uniforms	1,142.90	0.69%	1,346.71	0.61%	3,161.02	0.74%	5,650.63	0.7%
8343 · Linens	6,343.98	3.84%	6,785.38	3.07%	10,336.79	2.43%	23,466.15	2.89%
8351 · Cleaning Supplies	474.39	0.29%	1,701.84	0.77%	1,892.80	0.45%	4,069.03	0.5%
8359 · Small Equipment	671.56	0.41%	0.00	0.0%	410.05	0.1%	1,081.61	0.13%
8361 · Computer Maint. & Support	1,762.88	1.07%	3,781.77	1.71%	2,967.26	0.7%	8,511.91	1.05%
8362 · Glassware/Utensils/Silverware	418.88	0.25%	791.50	0.36%	3,769.96	0.89%	4,980.34	0.61%
8363 · Paper Supplies	1,362.97	0.83%	2,835.32	1.28%	3,168.52	0.74%	7,366.81	0.91%
8364 · Decorations	1,561.75	0.95%	1,388.20	0.63%	1,561.70	0.37%	4,511.65	0.56%
8372 · Firewood	398.00	0.24%	156.00	0.07%	140.00	0.03%	694.00	0.09%
8375 · Cable TV	183.00	0.11%	195.96	0.09%	185.98	0.04%	564.94	0.07%
8377 · Menus	550.65	0.33%	0.00	0.0%	0.00	0.0%	550.65	0.07%
8378 · Express Mail	18.48	0.01%	0.00	0.0%	0.00	0.0%	18.48	0.0%
8381 · Dues & Subscriptions	291.86	0.18%	38.61	0.02%	274.77	0.07%	605.24	0.08%
8384 · Printing	0.00	0.0%	546.57	0.25%	0.00	0.0%	546.57	0.07%
8385 · Telephone Cell & Radio	300.00	0.18%	300.00	0.14%	350.00	0.08%	950.00	0.12%
8390 · Office Supplies	79.21	0.05%	464.41	0.21%	410.45	0.1%	954.07	0.12%
8393 · Licenses & Permits	0.00	0.0%	227.53	0.1%	0.00	0.0%	227.53	0.03%
8394P · Van expense-P	623.03	0.38%	653.02	0.3%	623.03	0.15%	1,899.08	0.23%
8395 · Equipment	0.00	0.0%	0.00	0.0%	440.31	0.1%	440.31	0.05%
8396 · Business Travel	191.50	0.12%	0.00	0.0%	0.00	0.0%	191.50	0.02%
Total 8300 · Food & Beverage	18,339.14	11.11%	23,693.43	10.73%	34,331.03	8.07%	76,363.60	9.41%
Total Expense	160,820.38	97.44%	166,150.65	75.22%	236,878.99	55.65%	563,850.02	69.48%
Net Ordinary Income	-59,966.35	-36.33%	-23,847.58	-10.8%	62,506.83	14.69%	-21,307.10	-2.63%
Net Income	-59,966.35	-36.33%	-23,847.58	-10.8%	62,506.83	14.69%	-21,307.10	-2.63%

Page 8 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue F&B

L'Auberge de Sedona Resort

Spa Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4900 · Spa Revenue
4905 · Facial & Waxing	13,962	14.6%	10,349	11.2%	3,613	113.7%	9,582	11.2%	4,380	43.0%
4915 · Manicure & Pedicure	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4920 · Massage & Body	74,853	78.2%	79,103	85.5%	(4,251)	-133.8%	73,244	85.7%	1,609	15.8%
4921 · Spa Massage & Body In Room	-	0.0%	-	0.0%	-	0.0%	(150)	-0.2%	150	1.5%
4925 · Salon Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4926 · Spa Miscellaneous	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4930 · Packages	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4940 · Retail Sales	6,862	7.2%	3,047	3.3%	3,815	120.1%	2,822	3.3%	4,040	39.7%
Total 4900 · Spa Revenue	95,676	100.0%	92,499	100.0%	3,177	100.0%	85,498	100.0%	10,178	100.0%
Total Revenue	95,676	100.0%	92,499	100.0%	3,177	100.0%	85,498	100.0%	10,178	100.0%
Cost of Goods Sold
6900 · COGS Spa
6905 · Facial & Waxing COGS	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6920 · Massage & Body COGS	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6940 · Retail Sales COGS	2,595	2.7%	1,524	1.6%	1,071	28.1%	927	1.1%	1,668	41.3%
Total 6900 · COGS Spa	2,595	2.7%	1,524	1.6%	1,071	33.7%	927	1.1%	1,668	16.4%
Total COGS	2,595	2.7%	1,524	1.6%	1,071	33.7%	927	1.1%	1,668	16.4%
Gross Profit	93,081	97.3%	90,976	98.4%	2,106	66.3%	84,571	98.9%	8,510	83.6%

Expense
4950 · Spa Commissions
4951 · Treatment Commissions	14,208	14.8%	14,462	15.6%	(255)	-8.0%	13,179	15.4%	1,028	10.1%
4952 · Retail Commissions	465	0.5%	129	0.1%	336	10.6%	125	0.1%	340	3.3%
4953 · Front Desk 1% Treatment	1,229	1.3%	1,106	1.2%	123	3.9%	1,074	1.3%	155	1.5%
4954 · Treatment Commissions-In Room	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4955 · In Room 5% Treatment Commission	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4950 · Spa Commissions - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4950 · Spa Commissions	15,902	16.6%	15,697	17.0%	81	2.6%	14,378	16.8%	1,368	13.4%

5000 · Payroll & Benefits
5990000 · Spa Salary & Wages
5906 · Yoga Classes	2,160	2.3%	2,081	2.3%	78	2.5%	2,021	2.4%	139	1.4%
5990130 · Spa Therapist	6,071	6.3%	6,069	6.6%	2	0.1%	5,893	6.9%	179	1.8%
5990140 · Lead Spa Therapist	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5990145 · Spa Trainer	68	0.1%	-	0.0%	68	2.1%	44	0.1%	24	0.2%
5990150 · Spa Supervisor	2,207	2.3%	-	0.0%	2,207	69.5%	-	0.0%	2,207	21.7%
5990170 · Spa Manager	7,643	8.0%	6,842	7.4%	801	25.2%	6,643	7.8%	1,000	9.8%
5990330 · Spa Front Desk	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5990600 · Spa Guest Service Agent	3,603	3.8%	6,951	7.5%	(3,348)	-105.4%	6,749	7.9%	(3,146)	-30.9%
5990601 · Spa Laundry Attendant	3,924	4.1%	-	0.0%	3,924	123.5%	4,088	4.8%	(163)	-1.6%
5990602 · Spa Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5990603 · Spa Other Pay	-	0.0%	4,256	4.6%	(4,256)	-134.0%	-	0.0%	-	0.0%
Total 5990000 · Spa Salary & Wages	25,677	26.8%	26,200	28.3%	(192)	-6.0%	25,437	29.8%	404	4.0%
5999050 · Spa Taxes & Benefits
5951 · Spa Payroll Taxes	6,274	6.6%	6,684	7.2%	(410)	-12.9%	6,489	7.6%	(215)	-2.1%
5952 · Spa Workers' Comp	3,519	3.7%	774	0.8%	2,745	86.4%	751	0.9%	2,768	27.2%
5953 · Spa Employee Benefits	1,243	1.3%	1,665	1.8%	(422)	-13.3%	1,616	1.9%	(373)	-3.7%
5955 · Spa PTO	481	0.5%	607	0.7%	(126)	-4.0%	590	0.7%	(108)	-1.1%
5956 · Spa Employ Meals	1,384	1.4%	1,261	1.4%	122	3.9%	1,224	1.4%	159	1.6%
Total 5999050 · Spa Taxes & Benefits	12,900	13.5%	10,990	11.9%	1,909	60.1%	10,670	12.5%	2,230	21.9%
Total 5000 · Payroll & Benefits	38,577	40.3%	37,190	40.2%	1,718	54.1%	36,107	42.2%	2,633	25.9%

8900 · Spa Direct Expense
8901 · Advertising & Promotion	162	0.2%	34	0.0%	128	4.0%	33	0.0%	129	1.3%
8907 · Bank Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8912 · Guest Relations	-	0.0%	82	0.1%	(82)	-2.6%	80	0.1%	(80)	-0.8%
8913 · Spa Payroll Processing Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8914 · Guest Amenities	1,336	1.4%	519	0.6%	817	25.7%	504	0.6%	833	8.2%
8915 · Operating Supply	75	0.1%	-	0.0%	75	2.3%	-	0.0%	75	0.7%
8917 · Business Meals & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8922 · Cleaning & Janitorial	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8925 · Contract Labor	94	0.1%	-	0.0%	94	2.9%	-	0.0%	94	0.9%
8928 · Credit Card Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8934 · Dues & Subscriptions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8936 · Other Miscellaneous	-	0.0%	43	0.0%	(43)	-1.3%	42	0.0%	(42)	-0.4%
8939 · Employee Relations & Training	290	0.3%	389	0.4%	(99)	-3.1%	378	0.4%	(88)	-0.9%
8949 · Insurance	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8952 · Computer Main. & Support	289	0.3%	66	0.1%	223	7.0%	64	0.1%	225	2.2%
8955 · Laundry & Dry Cleaning	-	0.0%	174	0.2%	(174)	-5.5%	169	0.2%	(169)	-1.7%
8961 · Licenses & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8963 · AP & AG - Promotions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8964 · Linen Supply	2,313	2.4%	3,353	3.6%	(1,041)	-32.8%	3,256	3.8%	(943)	-9.3%
8967 · Office Supplies	187	0.2%	-	0.0%	187	5.9%	-	0.0%	187	1.8%
8968 · Spa Supplies	1,500	1.6%	883	1.0%	617	19.4%	857	1.0%	643	6.3%
8970 · Treatment Supplies	1,438	1.5%	575	0.6%	863	27.2%	558	0.7%	880	8.6%
8976 · Postage & Delivery	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8978 · Express Mail	-	0.0%	16	0.0%	(16)	-0.5%	15	0.0%	(15)	-0.2%
8979 · Printing	1,483	1.6%	-	0.0%	1,483	46.7%	-	0.0%	1,483	14.6%
8985 · Repairs & Maintenance	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8988 · Telephone Cell & Radio	50	0.1%	52	0.1%	(2)	0.0%	50	0.1%	-	0.0%
8991 · Uniforms	79	0.1%	-	0.0%	79	2.5%	-	0.0%	79	0.8%
8996 · Rent Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8997 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8998 · Business Meals	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8999 · Management Fee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8900 · Spa Direct Expense	9,295	9.7%	6,185	6.7%	3,110	97.9%	6,005	7.0%	3,290	32.3%
Total Expense	63,774	66.7%	59,073	63.9%	4,701	148.0%	56,490	66.1%	7,284	71.6%
Net Income	29,307	30.6%	31,903	34.5%	(2,596)	-81.7%	28,081	32.8%	1,227	12.1%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4900 · Spa Revenue
4905 · Facial & Waxing	34,090	14.8%	25,307	11.6%	8,783	74.7%	21,400	10.7%	12,690	41.5%	112,457	12.2%
4915 · Manicure & Pedicure	-	0.0%	-	0.0%	-	0.0%	557	0.3%	(557)	-1.8%	23,111	2.5%
4920 · Massage & Body	178,475	77.4%	182,196	83.3%	(3,721)	-31.6%	170,699	85.4%	7,776	25.4%	742,043	80.4%
4921 · Spa Massage & Body In Room	-	0.0%	-	0.0%	-	0.0%	(150)	-0.1%	150	0.5%	(150)	0.0%
4925 · Salon Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4926 · Spa Miscellaneous	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4930 · Packages	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4940 · Retail Sales	18,025	7.8%	11,328	5.2%	6,697	57.0%	7,490	3.7%	10,535	34.4%	45,558	4.9%
Total 4900 · Spa Revenue	230,590	100.0%	218,830	100.0%	11,760	100.0%	199,996	100.0%	30,594	100.0%	923,018	100.0%
Total Revenue	230,590	100.0%	218,830	100.0%	11,760	100.0%	199,996	100.0%	30,594	100.0%	923,018	100.0%
Cost of Goods Sold
6900 · COGS Spa
6905 · Facial & Waxing COGS	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6920 · Massage & Body COGS	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6940 · Retail Sales COGS	8,665	48.1%	6,268	2.7%	2,397	35.8%	4,155	55.5%	4,509	42.8%	22,204	2.4%
Total 6900 · COGS Spa	8,665	3.8%	6,268	2.9%	2,397	20.4%	4,155	2.1%	4,509	14.7%	22,204	2.4%
Total COGS	8,665	3.8%	6,268	2.9%	2,397	20.4%	4,155	2.1%	4,509	14.7%	22,204	2.4%
Gross Profit	221,925	96.2%	212,562	97.1%	9,363	79.6%	195,840	97.9%	26,085	85.3%	900,814	97.6%

Expense
4950 · Spa Commissions
4951 · Treatment Commissions	34,221	14.8%	34,136	15.6%	85	0.7%	32,170	16.1%	2,051	6.7%	138,549	15.0%
4952 · Retail Commissions	1,251	0.5%	597	0.3%	654	5.6%	333	0.2%	917	3.0%	1,824	0.2%
4953 · Front Desk 1% Treatment	2,540	1.1%	2,324	1.1%	215	1.8%	2,190	1.1%	349	1.1%	8,655	0.9%
4954 · Treatment Commissions-In Room	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4955 · In Room 5% Treatment Commission	-	0.0%	-	0.0%	-	0.0%	60	0.0%	(60)	-0.2%	1,599	0.2%
4950 · Spa Commissions - Other	-	0.0%	206	0.1%	(206)	-1.8%	398	0.2%	(398)	-1.3%	2,488	0.3%
Total 4950 · Spa Commissions	38,011	16.5%	37,263	17.0%	739	6.3%	35,152	17.6%	2,968	9.7%	153,114	16.6%

5000 · Payroll & Benefits
5990000 · Spa Salary & Wages
5906 · Yoga Classes	6,067	2.6%	5,320	2.4%	747	6.4%	5,000	2.5%	1,067	3.5%	22,873	2.5%
5990130 · Spa Therapist	15,747	6.8%	15,665	7.2%	82	0.7%	14,918	7.5%	829	2.7%	81,944	8.9%
5990140 · Lead Spa Therapist	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5990145 · Spa Trainer	68	0.0%	-	0.0%	68	0.6%	44	0.0%	24	0.1%	483	0.1%
5990150 · Spa Supervisor	6,101	2.6%	-	0.0%	6,101	51.9%	1,396	0.7%	4,705	15.4%	13,247	1.4%
5990170 · Spa Manager	18,486	8.0%	20,369	9.3%	(1,883)	-16.0%	19,434	9.7%	(948)	-3.1%	69,364	7.5%
5990330 · Spa Front Desk	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5990600 · Spa Guest Service Agent	10,212	4.4%	15,568	7.1%	(5,356)	-45.5%	17,783	8.9%	(7,571)	-24.7%	68,948	7.5%
5990601 · Spa Laundry Attendant	12,070	5.2%	-	0.0%	12,070	102.6%	12,865	6.4%	(796)	-2.6%	50,516	5.5%
5990602 · Spa Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5990603 · Spa Other Pay	-	0.0%	13,003	5.9%	(13,003)	-110.6%	-	0.0%	-	0.0%	-	0.0%
Total 5990000 · Spa Salary & Wages	68,751	29.8%	69,925	32.0%	(241)	-2.1%	71,440	35.7%	(1,893)	-6.2%	307,375	33.3%
5999050 · Spa Taxes & Benefits
5951 · Spa Payroll Taxes	17,011	7.4%	17,254	7.9%	(243)	-2.1%	16,018	8.0%	993	3.2%	57,122	6.2%
5952 · Spa Workers' Comp	5,065	2.2%	2,048	0.9%	3,017	25.7%	1,792	0.9%	3,273	10.7%	7,153	0.8%
5953 · Spa Employee Benefits	2,973	1.3%	3,017	1.4%	(44)	-0.4%	2,864	1.4%	109	0.4%	7,575	0.8%
5955 · Spa PTO	1,100	0.5%	1,143	0.5%	(43)	-0.4%	1,169	0.6%	(69)	-0.2%	4,065	0.4%
5956 · Spa Employ Meals	3,811	1.7%	3,636	1.7%	175	1.5%	3,622	1.8%	188	0.6%	16,865	1.8%
Total 5999050 · Spa Taxes & Benefits	29,960	13.0%	27,098	12.4%	2,861	24.3%	25,465	12.7%	4,494	14.7%	92,779	10.1%
Total 5000 · Payroll & Benefits	98,711	42.8%	97,024	44.3%	2,620	22.3%	96,905	48.5%	2,601	8.5%	400,154	43.4%

8900 · Spa Direct Expense
8901 · Advertising & Promotion	2,562	1.1%	416	0.2%	2,146	18.2%	437	0.2%	2,125	6.9%	2,601	0.3%
8907 · Bank Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8912 · Guest Relations	145	0.1%	227	0.1%	(82)	-0.7%	102	0.1%	43	0.1%	1,040	0.1%
8913 · Spa Payroll Processing Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8914 · Guest Amenities	2,894	1.3%	1,516	0.7%	1,378	11.7%	2,749	1.4%	145	0.5%	10,199	1.1%
8915 · Operating Supply	164	0.1%	9	0.0%	155	1.3%	146	0.1%	18	0.1%	862	0.1%
8917 · Business Meals & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8922 · Cleaning & Janitorial	20	0.0%	-	0.0%	20	0.2%	-	0.0%	20	0.1%	-	0.0%
8925 · Contract Labor	94	0.0%	-	0.0%	94	0.8%	-	0.0%	94	0.3%	-	0.0%
8928 · Credit Card Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8934 · Dues & Subscriptions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8936 · Other Miscellaneous	-	0.0%	67	0.0%	(67)	-0.6%	88	0.0%	(88)	-0.3%	1,525	0.2%
8939 · Employee Relations & Training	624	0.3%	1,810	0.8%	(1,187)	-10.1%	1,923	1.0%	(1,300)	-4.2%	4,113	0.4%
8949 · Insurance	80	0.0%	316	0.1%	(236)	-2.0%	229	0.1%	(149)	-0.5%	249	0.0%
8952 · Computer Main. & Support	867	0.4%	1,007	0.5%	(140)	-1.2%	1,058	0.5%	(191)	-0.6%	3,133	0.3%
8955 · Laundry & Dry Cleaning	-	0.0%	307	0.1%	(307)	-2.6%	444	0.2%	(444)	-1.5%	581	0.1%
8961 · Licenses & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8963 · AP & AG - Promotions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8964 · Linen Supply	6,596	2.9%	8,567	3.9%	(1,971)	-16.8%	9,222	4.6%	(2,626)	-8.6%	41,084	4.5%
8967 · Office Supplies	193	0.1%	279	0.1%	(85)	-0.7%	492	0.2%	(298)	-1.0%	2,870	0.3%
8968 · Spa Supplies	2,169	0.9%	1,757	0.8%	411	3.5%	2,207	1.1%	(39)	-0.1%	10,170	1.1%
8970 · Treatment Supplies	3,734	1.6%	3,420	1.6%	314	2.7%	3,781	1.9%	(47)	-0.2%	18,858	2.0%
8976 · Postage & Delivery	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8978 · Express Mail	104	0.0%	141	0.1%	(37)	-0.3%	54	0.0%	50	0.2%	275	0.0%
8979 · Printing	4,450	1.9%	1,483	0.7%	2,967	25.2%	300	0.2%	4,150	13.6%	755	0.1%
8985 · Repairs & Maintenance	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8988 · Telephone Cell & Radio	150	0.1%	153	0.1%	(3)	0.0%	150	0.1%	-	0.0%	752	0.1%
8991 · Uniforms	133	0.1%	8	0.0%	125	1.1%	-	0.0%	133	0.4%	729	0.1%
8996 · Rent Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8997 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8998 · Business Meals	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8999 · Management Fee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8900 · Spa Direct Expense	24,978	10.8%	21,483	9.8%	3,494	29.7%	23,384	11.7%	1,594	5.2%	99,796	10.8%
Total Expense	161,700	70.1%	155,770	71.2%	5,929	50.4%	155,441	77.7%	6,259	20.5%	653,064	70.8%
Net Income	60,225	26.1%	56,792	26.0%	3,434	29.2%	40,399	20.2%	19,826	64.8%	247,750	26.8%

Page 9 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Spa Department

January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income
Ordinary Income/Expense
Income
4900 · Spa Revenue
4905 · Facial & Waxing	8,681.00	13.58%	11,447.50	16.13%	13,961.50	14.59%	34,090.00	14.78%
4920 · Massage & Body	50,107.37	78.36%	53,514.58	75.41%	74,852.79	78.24%	178,474.74	77.4%
4940 · Retail Sales	5,156.50	8.06%	6,006.50	8.46%	6,862.00	7.17%	18,025.00	7.82%
Total 4900 · Spa Revenue	63,944.87	100.0%	70,968.58	100.0%	95,676.29	100.0%	230,589.74	100.0%
Total Income	63,944.87	100.0%	70,968.58	100.0%	95,676.29	100.0%	230,589.74	100.0%
Cost of Goods Sold
6900 · COGS Spa
6940 · Retail Sales COGS	3,182.44	4.98%	2,887.27	4.07%	2,595.02	2.71%	8,664.73	3.76%
Total 6900 · COGS Spa	3,182.44	4.98%	2,887.27	4.07%	2,595.02	2.71%	8,664.73	3.76%
Total COGS	3,182.44	4.98%	2,887.27	4.07%	2,595.02	2.71%	8,664.73	3.76%
Gross Profit	60,762.43	95.02%	68,081.31	95.93%	93,081.27	97.29%	221,925.01	96.24%
Expense
4950 · Spa Commissions
4951 · Treatment Commissions	9,954.55	15.57%	10,058.81	14.17%	14,207.55	14.85%	34,220.91	14.84%
4952 · Retail Commissions	358.30	0.56%	427.20	0.6%	465.15	0.49%	1,250.65	0.54%
4953 · Front Desk 1% Treatment	647.51	1.01%	663.04	0.93%	1,229.25	1.29%	2,539.80	1.1%
Total 4950 · Spa Commissions	10,960.36	17.14%	11,149.05	15.71%	15,901.95	16.62%	38,011.36	16.48%
5000 · Payroll & Benefits
5990000 · Spa Salary & Wages
5906 · Yoga Classes	2,082.75	3.26%	1,824.50	2.57%	2,159.75	2.26%	6,067.00	2.63%
5990130 · Spa Therapist	4,889.00	7.65%	4,786.50	6.75%	6,071.39	6.35%	15,746.89	6.83%
5990145 · Spa Trainer	0.00	0.0%	0.00	0.0%	68.00	0.07%	68.00	0.03%
5990150 · Spa Supervisor	2,160.00	3.38%	1,734.00	2.44%	2,207.25	2.31%	6,101.25	2.65%
5990170 · Spa Manager	4,843.00	7.57%	6,000.00	8.45%	7,643.00	7.99%	18,486.00	8.02%
5990600 · Spa Guest Service Agent	3,446.25	5.39%	3,162.50	4.46%	3,603.38	3.77%	10,212.13	4.43%
5990601 · Spa Laundry Attendant	4,234.76	6.62%	3,910.64	5.51%	3,924.27	4.1%	12,069.67	5.23%
Total 5990000 · Spa Salary & Wages	21,655.76	33.87%	21,418.14	30.18%	25,677.04	26.84%	68,750.94	29.82%
5999050 · Spa Taxes & Benefits
5951 · Spa Payroll Taxes	5,905.15	9.24%	4,831.95	6.81%	6,273.75	6.56%	17,010.85	7.38%
5952 · Spa Workers' Comp	773.00	1.21%	773.00	1.09%	3,518.51	3.68%	5,064.51	2.2%
5953 · Spa Employee Benefits	418.76	0.66%	1,311.79	1.85%	1,242.63	1.3%	2,973.18	1.29%
5955 · Spa PTO	262.99	0.41%	356.03	0.5%	481.17	0.5%	1,100.19	0.48%
5956 · Spa Employ Meals	1,179.68	1.85%	1,247.63	1.76%	1,383.56	1.45%	3,810.87	1.65%
Total 5999050 · Spa Taxes & Benefits	8,539.58	13.36%	8,520.40	12.01%	12,899.62	13.48%	29,959.60	12.99%
Total 5000 · Payroll & Benefits	30,195.34	47.22%	29,938.54	42.19%	38,576.66	40.32%	98,710.54	42.81%
8900 · Spa Direct Expense
8901 · Advertising & Promotion	0.00	0.0%	2,400.00	3.38%	162.00	0.17%	2,562.00	1.11%
8912 · Guest Relations	145.00	0.23%	0.00	0.0%	0.00	0.0%	145.00	0.06%
8914 · Guest Amenities	675.76	1.06%	882.00	1.24%	1,336.44	1.4%	2,894.20	1.26%
8915 · Operating Supply	8.83	0.01%	80.60	0.11%	74.54	0.08%	163.97	0.07%
8922 · Cleaning & Janitorial	0.00	0.0%	19.98	0.03%	0.00	0.0%	19.98	0.01%
8925 · Contract Labor	0.00	0.0%	0.00	0.0%	93.53	0.1%	93.53	0.04%
8939 · Employee Relations & Training	239.00	0.37%	94.50	0.13%	290.00	0.3%	623.50	0.27%
8949 · Insurance	80.00	0.13%	0.00	0.0%	0.00	0.0%	80.00	0.04%
8952 · Computer Main. & Support	578.00	0.9%	0.00	0.0%	289.00	0.3%	867.00	0.38%
8964 · Linen Supply	2,153.84	3.37%	2,129.50	3.0%	2,312.76	2.42%	6,596.10	2.86%
8967 · Office Supplies	6.17	0.01%	0.00	0.0%	187.21	0.2%	193.38	0.08%
8968 · Spa Supplies	167.54	0.26%	501.48	0.71%	1,499.60	1.57%	2,168.62	0.94%
8970 · Treatment Supplies	1,101.97	1.72%	1,193.98	1.68%	1,437.77	1.5%	3,733.72	1.62%
8978 · Express Mail	104.01	0.16%	0.00	0.0%	0.00	0.0%	104.01	0.05%
8979 · Printing	1,483.33	2.32%	1,483.33	2.09%	1,483.33	1.55%	4,449.99	1.93%
8988 · Telephone Cell & Radio	50.00	0.08%	50.00	0.07%	50.00	0.05%	150.00	0.07%
8991 · Uniforms	7.94	0.01%	45.60	0.06%	79.20	0.08%	132.74	0.06%
Total 8900 · Spa Direct Expense	6,801.39	10.64%	8,880.97	12.51%	9,295.38	9.72%	24,977.74	10.83%
Total Expense	47,957.09	75.0%	49,968.56	70.41%	63,773.99	66.66%	161,699.64	70.12%
Net Ordinary Income	12,805.34	20.03%	18,112.75	25.52%	29,307.28	30.63%	60,225.37	26.12%
Net Income	12,805.34	20.03%	18,112.75	25.52%	29,307.28	30.63%	60,225.37	26.12%

Page 10 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Spa

L'Auberge de Sedona Resort

Miscellaneous Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4400 · Telephone Revenue
4401 · Local Phone Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4402 · Long Distance Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4400 · Telephone Revenue	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%

4500 · Miscellaneous Revenue
4500 · Miscellaneous Revenue - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4501 · Laundry Charges	376	0.4%	442	0.5%	(65)	-0.5%	443	0.8%	(67)	-0.2%
4502 · UPS/Postage Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4503 · Ticket Sales Tour	125	0.1%	204	0.3%	(79)	-0.6%	205	0.4%	(80)	-0.2%
4505 · Resort Fee	54,515	58.1%	49,847	61.4%	4,668	36.9%	50,013	89.3%	4,502	11.9%
4506 · Commissions Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4507 · House Grats	877	0.9%	-	0.0%	877	6.9%	-	0.0%	877	2.3%
4508 · Nightly Parking	27,280	29.1%	25,332	31.2%	1,948	15.4%	-	0.0%	27,280	72.2%
4510 · Pet Fees	2,450	2.6%	2,821	3.5%	(371)	-2.9%	2,830	5.1%	(380)	-1.0%
4511 · Package Charges	6,866	7.3%	2,387	2.9%	4,479	35.4%	2,395	4.3%	4,471	11.8%
4516 · Music CD Sales	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4517 · Amenity Fee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4520 · Other Miscellaneous	1,290	1.4%	103	0.1%	1,187	9.4%	103	0.2%	1,187	3.1%
4525 · Transient No show	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4530 · 2008 Consultant Reconcilliation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4500 · Miscellaneous Revenue	93,780	100.0%	81,135	100.0%	12,644	100.0%	55,989	100.0%	37,791	100.0%
Total Revenue	93,780	100.0%	81,135	100.0%	12,644	100.0%	55,989	100.0%	37,791	100.0%

Cost of Goods Sold
6400 · Cost of Telephone
6401 · Local Phone Costs	2,803	3.0%	1,365	1.7%	1,438	11.4%	1,326	2.4%	1,478	3.9%
6402 · Long Distance Phone Costs	-	0.0%	1,407	1.7%	(1,407)	-11.1%	1,366	2.4%	(1,366)	-3.6%
Total 6400 · Cost of Telephone	2,803	3.0%	2,772	3.4%	31	0.2%	2,691	4.8%	112	0.3%

6500 · Cost of Other Revenue
6500 · Cost of Other Revenue - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6506 · Cost of Guest Valet	296	0.3%	-	0.0%	296	2.3%	-	0.0%	296	0.8%
6510 · Cost of Packages, Misc.	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6516 · Cost of Guest Meals - Reception	4,388	4.7%	4,674	5.8%	(286)	-2.3%	4,538	8.1%	(150)	-0.4%
6517 · Romance Boutique Package	(171)	-0.2%	-	0.0%	(171)	-1.4%	-	0.0%	(171)	-0.5%
6520 · Cost of Misc. Revenue	(302)	-0.3%	2,072	2.6%	(2,374)	-18.8%	2,011	3.6%	(2,314)	-6.1%
6551 · Cost of Resort Fee-F & B	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6553 · Cost of Resort Fee-StarGazer	1,770	1.9%	2,750	3.4%	(980)	-7.8%	2,670	4.8%	(900)	-2.4%
6556 · Cost of Resort Fee - Photograph	500	0.5%	644	0.8%	(144)	-1.1%	625	1.1%	(125)	-0.3%
6557 · Cost of Resort Fee-Story Teller	350	0.4%	695	0.9%	(345)	-2.7%	675	1.2%	(325)	-0.9%
6558 · Cost of Resort Fee-Guided Image	675	0.7%	541	0.7%	134	1.1%	525	0.9%	150	0.4%
6561 · Cost of Resort Fee-Guest Svcs	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6562 · Cost of Resort Fee-Yoga Instr	-	0.0%	5	0.0%	(5)	0.0%	5	0.0%	(5)	0.0%
Total 6500 · Cost of Other Revenue	7,506	8.0%	11,381	14.0%	(3,875)	-30.6%	11,049	19.7%	(3,543)	-9.4%
Total COGS	10,309	11.0%	14,153	17.4%	(3,844)	-30.4%	13,741	24.5%	(3,432)	-9.1%
Gross Profit	83,471	89.0%	66,982	82.6%	16,488	130.4%	42,248	75.5%	41,222	109.1%

5000 · Payroll & Benefits
5500000 · Misc Salary & Wages
5500610 · Valet	6,508	6.9%	9,275	11.4%	(2,767)	-21.9%	9,005	16.1%	(2,497)	-6.6%
Total 5500000 · Valet Salary & Wages	6,508	6.9%	9,275	11.4%	(2,767)	-21.9%	9,005	16.1%	(2,497)	-6.6%
5500050 · Misc Taxes & Benefits
5551 · Misc Payroll Taxes	1,975	2.1%	1,484	1.8%	492	3.9%	1,440	2.6%	535	1.4%
5552 · Misc Workers Comp	-	0.0%	97	0.1%	(97)	-0.8%	94	0.2%	(94)	-0.2%
5553 · Misc Employ Benefits	(269)	-0.3%	605	0.7%	(874)	-6.9%	587	1.0%	(856)	-2.3%
5555 · Misc PTO	98	0.1%	423	0.5%	(325)	-2.6%	411	0.7%	(313)	-0.8%
5556 · Misc Employ Meals	-	0.0%	257	0.3%	(257)	-2.0%	249	0.4%	(249)	-0.7%

Total 5999050 · Valet Taxes & Benefits	1,805	1.9%	2,865	3.5%	(1,060)	-8.4%	2,782	5.0%	(977)	-2.6%
Total 5000 · Payroll & Benefits	8,313	8.9%	12,140	15.0%	(3,828)	-30.3%	11,786	21.1%	(3,474)	-9.2%

Total Expense	8,313	8.9%	12,140	15.0%	(3,828)	-30.3%	11,786	21.1%	(3,474)	-9.2%
Net Income	75,158	80.1%	54,842	67.6%	20,316	160.7%	30,462	54.4%	44,696	118.3%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4400 · Telephone Revenue
4401 · Local Phone Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4402 · Long Distance Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	(83)	0.0%
Total 4400 · Telephone Revenue	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	(83)	0.0%

4500 · Miscellaneous Revenue
4500 · Miscellaneous Revenue - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4501 · Laundry Charges	660	0.3%	759	0.4%	(99)	-0.6%	836	1.5%	(176)	-0.3%	5,197	0.7%
4502 · UPS/Postage Charges	-	0.0%	2	0.0%	(2)	0.0%	2	0.0%	(2)	0.0%	88	0.0%
4503 · Ticket Sales Tour	125	0.1%	(5)	0.0%	130	0.8%	575	1.0%	(450)	-0.7%	3,226	0.5%
4505 · Resort Fee	109,510	53.6%	104,092	55.4%	5,417	32.6%	111,921	199.9%	(2,411)	-4.0%	570,872	80.9%
4506 · Commissions Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	260	0.0%
4507 · House Grats	877	0.4%	-	0.0%	877	5.3%	-	0.0%	877	1.4%	5,098	0.7%
4508 · Nightly Parking	59,585	29.2%	57,565	30.7%	2,020	12.2%	-	0.0%	59,585	98.4%	-	0.0%
4510 · Pet Fees	6,273	3.1%	6,174	3.3%	100	0.6%	7,305	13.0%	(1,032)	-1.7%	36,008	5.1%
4511 · Package Charges	25,131	12.3%	17,969	9.6%	7,162	43.1%	22,751	40.6%	2,380	3.9%	83,548	11.8%
4516 · Music CD Sales	-	0.0%	-	492357.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4517 · Amenity Fee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4520 · Other Miscellaneous	2,220	1.1%	1,205	0.6%	1,014	6.1%	441	0.8%	1,779	2.9%	1,736	0.2%
4525 · Transient No show	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4530 · 2008 Consultant Reconcilliation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4500 · Miscellaneous Revenue	204,380	100.0%	187,761	100.0%	16,619	100.0%	143,830	256.9%	60,550	100.0%	706,033	100.0%
Total Revenue	204,380	100.0%	187,761	100.0%	16,619	100.0%	143,830	256.9%	60,550	100.0%	705,950	100.0%

Cost of Goods Sold
6400 · Cost of Telephone
6401 · Local Phone Costs	6,320	3.1%	3,765	2.0%	2,556	15.4%	3,582	6.4%	2,738	4.5%	20,465	2.9%
6402 · Long Distance Phone Costs	51	0.0%	1,432	0.8%	(1,382)	-8.3%	1,544	2.8%	(1,493)	-2.5%	11,310	1.6%
Total 6400 · Cost of Telephone	6,371	3.1%	5,197	2.8%	1,174	7.1%	5,126	9.2%	1,245	2.1%	31,775	4.5%

6500 · Cost of Other Revenue
6500 · Cost of Other Revenue - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6506 · Cost of Guest Valet	444	0.2%	24	0.0%	420	2.5%	-	0.0%	444	0.7%	-	0.0%
6510 · Cost of Packages, Misc.	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6516 · Cost of Guest Meals - Reception	6,896	3.4%	10,710	5.7%	(3,814)	-22.9%	11,230	20.1%	(4,334)	-7.2%	83,412	11.8%
6517 · Romance Boutique Package	(436)	-0.2%	-	0.0%	(436)	-2.6%	-	0.0%	(436)	-0.7%	-	0.0%
6520 · Cost of Misc. Revenue	(32)	0.0%	2,628	1.4%	(2,660)	-16.0%	2,916	5.2%	(2,948)	-4.9%	18,968	2.7%
6551 · Cost of Resort Fee-F & B	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6553 · Cost of Resort Fee-StarGazer	5,095	2.5%	5,332	2.8%	(237)	-1.4%	5,500	9.8%	(405)	-0.7%	20,009	2.8%
6556 · Cost of Resort Fee - Photograph	1,725	0.8%	1,630	0.9%	95	0.6%	1,625	2.9%	100	0.2%	7,206	1.0%
6557 · Cost of Resort Fee-Story Teller	800	0.4%	1,924	1.0%	(1,124)	-6.8%	2,325	4.2%	(1,525)	-2.5%	9,046	1.3%
6558 · Cost of Resort Fee-Guided Image	1,875	0.9%	1,759	0.9%	116	0.7%	1,725	3.1%	150	0.2%	5,780	0.8%
6561 · Cost of Resort Fee-Guest Svcs	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6562 · Cost of Resort Fee-Yoga Instr	100	0.0%	105	0.1%	(5)	0.0%	5	0.0%	95	0.2%	571	0.1%
Total 6500 · Cost of Other Revenue	16,467	8.1%	24,110	12.8%	(7,644)	-46.0%	25,326	45.2%	(8,860)	-14.6%	144,992	20.5%
Total COGS	22,838	11.2%	29,307	15.6%	(6,470)	-38.9%	30,452	54.4%	(7,615)	-12.6%	176,767	25.0%
Gross Profit	181,543	88.8%	158,454	84.4%	23,089	138.9%	113,378	202.5%	68,165	112.6%	529,183	75.0%

5000 · Payroll & Benefits
5500000 · Misc Salary & Wages
5500610 · Valet	22,010	10.8%	23,522	12.5%	(1,512)	-9.1%	24,157	43.1%	(2,147)	-3.5%	-	0.0%
Total 5500000 · Valet Salary & Wages	22,010	10.8%	23,522	12.5%	(1,512)	-9.1%	24,157	43.1%	(2,147)	-3.5%	-	0.0%
5500050 · Misc Taxes & Benefits
5551 · Misc Payroll Taxes	4,222	2.1%	3,815	2.0%	406	2.4%	3,533	6.3%	688	1.1%	-	0.0%
5552 · Misc Workers Comp	-	0.0%	192	0.1%	(192)	-1.2%	282	0.5%	(282)	-0.5%	-	0.0%
5553 · Misc Employ Benefits	(84)	0.0%	1,348	0.7%	(1,432)	-8.6%	1,452	2.6%	(1,536)	-2.5%	-	0.0%
5555 · Misc PTO	269	0.1%	656	0.3%	(387)	-2.3%	859	1.5%	(589)	-1.0%	-	0.0%
5556 · Misc Employ Meals	-	0.0%	483	0.3%	(483)	-2.9%	684	1.2%	(684)	-1.1%	-	0.0%

Total 5999050 · Valet Taxes & Benefits	4,407	2.2%	6,494	3.5%	(2,087)	-12.6%	6,810	12.2%	(2,403)	-4.0%	-	0.0%
Total 5000 · Payroll & Benefits	26,417	12.9%	30,015	16.0%	(3,599)	-21.7%	30,967	55.3%	(4,550)	-7.5%	-	0.0%

Total Expense	26,417	12.9%	30,015	16.0%	(3,599)	-21.7%	30,967	55.3%	(4,550)	-7.5%	-	0.0%
Net Income	155,126	75.9%	128,438	68.4%	26,688	160.6%	82,411	147.2%	72,715	120.1%	529,183	75.0%

Page 11 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Miscellaneous Department

January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income
Ordinary Income/Expense
Income
4500 · Miscellaneous Revenue
4501 · Laundry Charges	112.25	0.23%	171.50	0.28%	376.40	0.4%	660.15	0.32%
4503 · Ticket Sales Tour	-300.00	-0.62%	300.00	0.49%	125.00	0.13%	125.00	0.06%
4505 · Resort Fee	24,690.91	50.6%	30,303.65	49.04%	54,515.01	58.13%	109,509.57	53.58%
4507 · House Grats	0.00	0.0%	0.00	0.0%	876.73	0.94%	876.73	0.43%
4508 · Nightly Parking	13,585.00	27.84%	18,720.00	30.29%	27,280.00	29.09%	59,585.00	29.15%
4510 · Pet Fees	1,630.00	3.34%	2,193.42	3.55%	2,450.00	2.61%	6,273.42	3.07%
4511 · Package Charges	8,268.00	16.94%	9,996.67	16.18%	6,866.13	7.32%	25,130.80	12.3%
4520 · Other Miscellaneous	814.97	1.67%	114.17	0.19%	1,290.40	1.38%	2,219.54	1.09%
Total 4500 · Miscellaneous Revenue	48,801.13	100.0%	61,799.41	100.0%	93,779.67	100.0%	204,380.21	100.0%
Total Income	48,801.13	100.0%	61,799.41	100.0%	93,779.67	100.0%	204,380.21	100.0%
Cost of Goods Sold
6400 · Cost of Telephone
6401 · Local Phone Costs	1,256.52	2.58%	2,260.64	3.66%	2,803.33	2.99%	6,320.49	3.09%
6402 · Long Distance Phone Costs	25.26	0.05%	25.26	0.04%	0.00	0.0%	50.52	0.03%
Total 6400 · Cost of Telephone	1,281.78	2.63%	2,285.90	3.7%	2,803.33	2.99%	6,371.01	3.12%
6500 · Cost of Other Revenue
6506 · Cost of Guest Valet	23.75	0.05%	123.80	0.2%	296.45	0.32%	444.00	0.22%
6516 · Cost of Guest Meals - Reception	2,508.00	5.14%	0.00	0.0%	4,388.00	4.68%	6,896.00	3.37%
6517 · Romance Boutique Package	0.00	0.0%	-264.80	-0.43%	-171.30	-0.18%	-436.10	-0.21%
6520 · Cost of Misc. Revenue	0.00	0.0%	270.00	0.44%	-302.37	-0.32%	-32.37	-0.02%
6553 · Cost of Resort Fee-StarGazer	1,675.00	3.43%	1,650.00	2.67%	1,770.00	1.89%	5,095.00	2.49%
6556 · Cost of Resort Fee - Photograph	600.00	1.23%	625.00	1.01%	500.00	0.53%	1,725.00	0.84%
6557 · Cost of Resort Fee-Story Teller	250.00	0.51%	200.00	0.32%	350.00	0.37%	800.00	0.39%
6558 · Cost of Resort Fee-Guided Image	600.00	1.23%	600.00	0.97%	675.00	0.72%	1,875.00	0.92%
6562 · Cost of Resort Fee-Yoga Instr	100.00	0.21%	0.00	0.0%	0.00	0.0%	100.00	0.05%
Total 6500 · Cost of Other Revenue	5,756.75	11.8%	3,204.00	5.19%	7,505.78	8.0%	16,466.53	8.06%
Total COGS	7,038.53	14.42%	5,489.90	8.88%	10,309.11	10.99%	22,837.54	11.17%
Gross Profit	41,762.60	85.58%	56,309.51	91.12%	83,470.56	89.01%	181,542.67	88.83%
Expense
5000 · Payroll & Benefits
5500000 · Misc Salaries & Wages
5500050 · Misc Taxes & Benefits
5551 · Misc Payroll Taxes	1,265.47	2.59%	980.62	1.59%	1,975.49	2.11%	4,221.58	2.07%
5553 · Misc Employ Benefits	241.15	0.49%	-56.28	-0.09%	-269.04	-0.29%	-84.17	-0.04%
5555 · Misc PTO	0.00	0.0%	170.96	0.28%	98.45	0.11%	269.41	0.13%
Total 5500050 · Misc Taxes & Benefits	1,506.62	3.09%	1,095.30	1.77%	1,804.90	1.93%	4,406.82	2.16%
5500610 · Valet	6,684.01	13.7%	8,818.19	14.27%	6,507.63	6.94%	22,009.83	10.77%
Total 5500000 · Misc Salaries & Wages	8,190.63	16.78%	9,913.49	16.04%	8,312.53	8.86%	26,416.65	12.93%
Total 5000 · Payroll & Benefits	8,190.63	16.78%	9,913.49	16.04%	8,312.53	8.86%	26,416.65	12.93%
Total Expense	8,190.63	16.78%	9,913.49	16.04%	8,312.53	8.86%	26,416.65	12.93%
Net Ordinary Income	33,571.97	68.79%	46,396.02	75.08%	75,158.03	80.14%	155,126.02	75.9%
Net Income	33,571.97	68.79%	46,396.02	75.08%	75,158.03	80.14%	155,126.02	75.9%

Page 12 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue Misc

L'Auberge de Sedona, LLC.

Management Fee Expenses

January through March 2013

	Type	Date	Num	Name	Memo	Amount
9500 · Management Fees
	Bill	01/04/2013	Jan Man Fee	Spector Offices/Management Account		8,929.83
	Bill	02/01/2013	Feb Man Fee	Spector Offices/Management Account	Pre Paid Mgmt Fee	15,000.00
	Credit	02/28/2013	Feb Mgmt Fee	Spector Offices/Management Account	Feb Management Fee Adjust to Actual of $11,576.68	-3,423.32
	Bill	03/01/2013	Managment Fee	Spector Offices/Management Account		20,000.00
	General Journal	03/31/2013	Mgmt Fee		March Mgmt Fee 1.5% on $1,459,819.56 = $21,897.29 less $20,000 advance	1,897.29
Total 9500 · Management Fees						42,403.80
TOTAL						42,403.80

Page 13 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Mgmt Fees

L'Auberge de Sedona Resort

Administrative and General Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
5000 · Payroll & Benefits
5686000 · G & A Salaries & Wages
5684000 · Controller	(4,913)	-0.3%	-	0.0%	(4,913)	-2.9%	4,510	0.4%	(9,423)	-4.8%
5684130 · Coordinators	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5685600 · Security	3,489	0.2%	-	0.0%	3,489	2.1%	5,904	0.5%	(2,416)	-1.2%
5686130 · G & A Accounting Coordinator	5,464	0.4%	-	0.0%	5,464	3.2%	5,762	0.5%	(297)	-0.2%
5686150 · G & A Supervisor	-	0.0%	-	0.0%	-	0.0%	(43)	0.0%	43	0.0%
5686170 · G & A Asst. Controller	-	0.0%	-	0.0%	-	0.0%	3,594	0.3%	(3,594)	-1.8%
5686180 · G & A Human Resource Director	3,495	0.2%	-	0.0%	3,495	2.1%	3,393	0.3%	102	0.1%
5686190 · G & A General Manager	13,547	0.9%	-	0.0%	13,547	8.0%	11,497	0.9%	2,050	1.0%
5686199 · G & A Shared Services	10,878	0.7%	-	0.0%	10,878	6.4%	1,823	0.1%	9,055	4.6%
5686400 · HR Coordinator	1,811	0.1%	-	0.0%	1,811	1.1%	2,568	0.2%	(757)	-0.4%
5686430 · HR EDR Cook	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5686430 · HR Specialist	-	0.0%	-	0.0%	-	0.0%	1,369	0.1%	(1,369)	-0.7%
5686999 · G&A Other Pay	-	0.0%	38,172	3.0%	(38,172)	-22.5%	-	0.0%	-	0.0%
Total 5686000 · G & A Salaries & Wages	33,771	2.3%	38,172	3.0%	(4,401)	-2.6%	40,377	3.2%	(6,606)	-3.4%
5686050 · G & A Taxes and Benefits
5651 · G & A Payroll Taxes	867	0.1%	3,514	0.3%	(2,648)	-1.6%	3,412	0.3%	(2,545)	-1.3%
5652 · G & A Workmens Compensation	1,442	0.1%	173	0.0%	1,269	0.7%	168	0.0%	1,274	0.6%
5653 · G & A Employee Benefits	2,214	0.2%	5,555	0.4%	(3,342)	-2.0%	5,394	0.4%	(3,180)	-1.6%
5655 · G & A PTO	4,279	0.3%	5,677	0.4%	(1,398)	-0.8%	5,512	0.4%	(1,233)	-0.6%
5656 · G & A Empoy Meals	650	0.0%	715	0.1%	(64)	0.0%	694	0.1%	(43)	0.0%
5699 · G & A Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686050 · G & A Taxes and Benefits	9,452	0.6%	15,635	1.2%	(6,182)	-3.6%	15,179	1.2%	(5,727)	-2.9%
Total 5000 · Payroll & Benefits	43,223	3.0%	53,807	4.2%	(10,583)	-6.2%	55,556	4.4%	(12,333)	-6.3%

8600 · General & Administrative
8601 · Workers' Comp Adjustments	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8602 · Sales Tax (Credit) Penalties	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8604 · Sales Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8605 · Legal Fees	-	0.0%	(104)	0.0%	104	0.1%	(101)	0.0%	101	0.1%
8610 · IT Support	3,199	0.2%	-	0.0%	3,199	1.9%	4,952	0.4%	(1,753)	-0.9%
8630 · Outside Laundry	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8635 · Uniforms	576	0.0%	607	0.0%	(31)	0.0%	589	0.0%	(14)	0.0%
8650 · Maint/Service Contract	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8651 · Computer Maint. & Support	55	0.0%	5,471	0.4%	(5,415)	-3.2%	360	0.0%	(304)	-0.2%
8660 · Charitable Contributions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8665 · Affordable Housing Subsidy	(825)	-0.1%	(2,575)	-0.2%	1,750	1.0%	(2,500)	-0.2%	1,675	0.9%
8670 · Armored Car Service	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8672 · Accounting Fees	-	0.0%	1,082	0.1%	(1,082)	-0.6%	1,050	0.1%	(1,050)	-0.5%
8673 · Gift Certificates	-	0.0%	-	0.0%	-	0.0%	475	0.0%	(475)	-0.2%
8674 · Guest Lost/Damaged Property	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8675 · Bad Debt Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8676 · Preopening expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8678 · Express Mail	-	0.0%	432	0.0%	(432)	-0.3%	420	0.0%	(420)	-0.2%
8679 · Payroll Processing Fees	2,480	0.2%	4,856	0.4%	(2,376)	-1.4%	4,714	0.4%	(2,234)	-1.1%
8680 · Postage	-	0.0%	336	0.0%	(336)	-0.2%	327	0.0%	(327)	-0.2%
8681 · Dues & Subscriptions	250	0.0%	268	0.0%	(18)	0.0%	260	0.0%	(10)	0.0%
8682 · Printing	-	0.0%	(233)	0.0%	233	0.1%	(226)	0.0%	226	0.1%
8683 · Credit Card Fees	27,545	1.9%	31,717	2.5%	(4,172)	-2.5%	30,793	2.4%	(3,248)	-1.7%
8684 · Bank Fees	1,100	0.1%	48	0.0%	1,052	0.6%	47	0.0%	1,053	0.5%
8685 · Telephone Cell & Radio	200	0.0%	1,269	0.1%	(1,069)	-0.6%	1,232	0.1%	(1,032)	-0.5%
8686 · Security	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8687 · Employee Recruitment	2,170	0.1%	4,084	0.3%	(1,914)	-1.1%	3,965	0.3%	(1,795)	-0.9%
8688 · Employee Relations & Training	1,519	0.1%	2,693	0.2%	(1,174)	-0.7%	2,614	0.2%	(1,095)	-0.6%
8689 · Miscellaneous Expenses	4,716	0.3%	-	0.0%	4,716	2.8%	162	0.0%	4,554	2.3%
8690 · Office Supplies	459	0.0%	1,700	0.1%	(1,241)	-0.7%	1,651	0.1%	(1,192)	-0.6%
8691 · Employee Relocation	-	0.0%	4,068	0.3%	(4,068)	-2.4%	3,950	0.3%	(3,950)	-2.0%
8692 · Cash over/short	(35)	0.0%	203	0.0%	(238)	-0.1%	197	0.0%	(232)	-0.1%
8693 · Licenses & Permits	275	0.0%	283	0.0%	(8)	0.0%	275	0.0%	-	0.0%
8694 · Student Housing	2,502	0.2%	1,563	0.1%	939	0.6%	1,517	0.1%	985	0.5%
8695 · Equipment	878	0.1%	2,344	0.2%	(1,467)	-0.9%	2,276	0.2%	(1,398)	-0.7%
8696 · Business Meetings..	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8697 · Business Meals	558	0.0%	1,209	0.1%	(651)	-0.4%	1,173	0.1%	(615)	-0.3%
8698 · Consultants	2,831	0.2%	2,537	0.2%	294	0.2%	2,463	0.2%	368	0.2%
8600 · General & Administrative - Other	-	0.0%	656	0.1%	(656)	-0.4%	-	0.0%	-	0.0%
8699 · PY Consultant Reconciliation	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
9900 · Intercompany balance write offs	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8600 · General & Administrative	50,453	3.5%	64,514	5.0%	(14,061)	-8.3%	62,635	5.0%	(12,182)	-6.2%
Total Expense	93,677	6.4%	118,321	9.2%	(24,644)	-14.5%	118,191	9.4%	(24,514)	-12.5%
Net Income	(93,677)	-6.4%	(118,321)	-9.2%	24,644	14.5%	(118,191)	-9.4%	24,514	12.5%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
5000 · Payroll & Benefits
5686000 · G & A Salaries & Wages
5684000 · Controller	(3,573)	-0.1%	-	0.0%	(3,573)	-2.4%	14,706	0.5%	(18,279)	-17.9%	79,237	0.5%
5684130 · Coordinators	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5685600 · Security	10,214	0.4%	-	0.0%	10,214	6.9%	17,539	0.6%	(7,324)	-7.2%	75,335	0.5%
5686130 · G & A Accounting Coordinator	16,817	0.6%	-	0.0%	16,817	11.4%	17,109	0.6%	(293)	-0.3%	66,287	0.4%
5686150 · G & A Supervisor	-	0.0%	-	0.0%	-	0.0%	(43)	0.0%	43	0.0%	(177)	0.0%
5686170 · G & A Asst. Controller	-	0.0%	-	0.0%	-	0.0%	12,120	0.4%	(12,120)	-11.8%	49,881	0.3%
5686180 · G & A Human Resource Director	18,591	0.7%	-	0.0%	18,591	12.6%	10,410	0.4%	8,181	8.0%	49,518	0.3%
5686190 · G & A General Manager	36,017	1.3%	-	0.0%	36,017	24.5%	33,379	1.2%	2,638	2.6%	141,165	0.9%
5686199 · G & A Shared Services	32,634	1.2%	-	0.0%	32,634	22.2%	3,038	0.1%	29,596	28.9%	16,497	0.1%
5686400 · HR Coordinator	4,747	0.2%	-	0.0%	4,747	3.2%	4,381	0.2%	366	0.4%	12,844	0.1%
5686430 · HR EDR Cook	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5686430 · HR Specialist	-	0.0%	-	0.0%	-	0.0%	6,139	0.2%	(6,139)	-6.0%	19,378	0.1%
5686999 · G&A Other Pay	-	0.0%	115,214	4.3%	(115,214)	-78.3%	-	0.0%	-	0.0%	-	0.0%
Total 5686000 · G & A Salaries & Wages	115,448	4.1%	115,214	4.3%	234	0.2%	118,779	4.4%	(3,330)	-3.3%	509,965	3.2%
5686050 · G & A Taxes and Benefits				492357.0%
5651 · G & A Payroll Taxes	6,519	0.2%	10,984	0.4%	(4,465)	-3.0%	11,626	0.4%	(5,107)	-5.0%	41,137	0.3%
5652 · G & A Workmens Compensation	2,004	0.1%	636	0.0%	1,368	0.9%	546	0.0%	1,457	1.4%	2,792	0.0%
5653 · G & A Employee Benefits	2,612	0.1%	6,989	0.3%	(4,377)	-3.0%	12,611	0.5%	(9,999)	-9.8%	47,793	0.3%
5655 · G & A PTO	10,114	0.4%	11,148	0.4%	(1,034)	-0.7%	11,021	0.4%	(907)	-0.9%	35,235	0.2%
5656 · G & A Empoy Meals	1,919	0.1%	2,121	0.1%	(202)	-0.1%	2,134	0.1%	(215)	-0.2%	8,871	0.1%
5699 · G & A Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686050 · G & A Taxes and Benefits	23,168	0.8%	31,878	1.2%	(8,710)	-5.9%	37,938	1.4%	(14,770)	-14.4%	135,828	0.9%
Total 5000 · Payroll & Benefits	138,616	4.9%	147,093	5.5%	(8,477)	-5.8%	156,716	5.8%	(18,100)	-17.7%	645,794	4.1%

8600 · General & Administrative
8601 · Workers' Comp Adjustments	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8602 · Sales Tax (Credit) Penalties	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8604 · Sales Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8605 · Legal Fees	-	0.0%	1,749	0.1%	(1,749)	-1.2%	1,698	0.1%	(1,698)	-1.7%	4,400	0.0%
8610 · IT Support	9,596	0.3%	-	0.0%	9,596	6.5%	13,462	0.5%	(3,866)	-3.8%	46,027	0.3%
8630 · Outside Laundry	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8635 · Uniforms	1,522	0.1%	1,475	0.1%	46	0.0%	1,281	0.0%	241	0.2%	6,388	0.0%
8650 · Maint/Service Contract	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8651 · Computer Maint. & Support	913	0.0%	13,573	0.5%	(12,660)	-8.6%	1,320	0.0%	(407)	-0.4%	6,329	0.0%
8660 · Charitable Contributions	100	0.0%	100	0.0%	-	0.0%	-	0.0%	100	0.1%	1,531	0.0%
8665 · Affordable Housing Subsidy	(1,617)	-0.1%	(5,340)	-0.2%	3,722	2.5%	(7,150)	-0.3%	5,533	5.4%	(31,999)	-0.2%
8670 · Armored Car Service	-	0.0%	-	0.0%	-	0.0%	121	0.0%	(121)	-0.1%	121	0.0%
8672 · Accounting Fees	-	0.0%	3,028	0.1%	(3,028)	-2.1%	4,735	0.2%	(4,735)	-4.6%	18,595	0.1%
8673 · Gift Certificates	950	0.0%	-	0.0%	950	0.6%	1,425	0.1%	(475)	-0.5%	5,883	0.0%
8674 · Guest Lost/Damaged Property	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8675 · Bad Debt Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8676 · Preopening expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8678 · Express Mail	1,464	0.1%	2,230	0.1%	(767)	-0.5%	1,068	0.0%	396	0.4%	3,436	0.0%
8679 · Payroll Processing Fees	10,801	0.4%	14,021	0.5%	(3,220)	-2.2%	12,413	0.5%	(1,612)	-1.6%	36,044	0.2%
8680 · Postage	334	0.0%	534	0.0%	(201)	-0.1%	767	0.0%	(433)	-0.4%	1,525	0.0%
8681 · Dues & Subscriptions	759	0.0%	2,103	0.1%	(1,345)	-0.9%	1,975	0.1%	(1,217)	-1.2%	2,714	0.0%
8682 · Printing	406	0.0%	163	0.0%	243	0.2%	(130)	0.0%	535	0.5%	275	0.0%
8683 · Credit Card Fees	92,303	3.3%	101,080	3.8%	(8,777)	-6.0%	92,838	3.4%	(535)	-0.5%	475,751	3.0%
8684 · Bank Fees	2,945	0.1%	1,755	0.1%	1,190	0.8%	378	0.0%	2,568	2.5%	2,518	0.0%
8685 · Telephone Cell & Radio	600	0.0%	2,844	0.1%	(2,244)	-1.5%	3,014	0.1%	(2,414)	-2.4%	12,676	0.1%
8686 · Security	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8687 · Employee Recruitment	2,170	0.1%	6,543	0.2%	(4,373)	-3.0%	7,721	0.3%	(5,551)	-5.4%	14,619	0.1%
8688 · Employee Relations & Training	5,159	0.2%	7,059	0.3%	(1,900)	-1.3%	7,841	0.3%	(2,682)	-2.6%	29,349	0.2%
8689 · Miscellaneous Expenses	(6,150)	-0.2%	-	0.0%	(6,150)	-4.2%	3,242	0.1%	(9,393)	-9.2%	18,423	0.1%
8690 · Office Supplies	1,932	0.1%	3,609	0.1%	(1,677)	-1.1%	3,886	0.1%	(1,954)	-1.9%	12,190	0.1%
8691 · Employee Relocation	50	0.0%	4,778	0.2%	(4,728)	-3.2%	4,639	0.2%	(4,589)	-4.5%	8,578	0.1%
8692 · Cash over/short	98	0.0%	184	0.0%	(86)	-0.1%	70	0.0%	27	0.0%	(147)	0.0%
8693 · Licenses & Permits	830	0.0%	877	0.0%	(47)	0.0%	854	0.0%	(24)	0.0%	4,283	0.0%
8694 · Student Housing	8,977	0.3%	6,498	0.2%	2,479	1.7%	4,452	0.2%	4,524	4.4%	27,879	0.2%
8695 · Equipment	3,643	0.1%	6,908	0.3%	(3,264)	-2.2%	6,800	0.2%	(3,156)	-3.1%	30,030	0.2%
8696 · Business Meetings..	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	1,249	0.0%
8697 · Business Meals	4,369	0.2%	4,859	0.2%	(490)	-0.3%	4,578	0.2%	(210)	-0.2%	33,663	0.2%
8698 · Consultants	8,106	0.3%	8,072	0.3%	34	0.0%	6,633	0.2%	1,473	1.4%	24,637	0.2%
8600 · General & Administrative - Other	-	0.0%	2,749	0.1%	(2,749)	-1.9%	-	0.0%	-	0.0%	-	0.0%
8699 · PY Consultant Reconciliation	-	0.0%	-	0.0%	-	0.0%	(1,771)	-0.1%	1,771	1.7%	16,470	0.1%
9900 · Intercompany balance write offs	-	0.0%	-	0.0%	-	0.0%	176	0.0%	(176)	-0.2%	(1,057)	0.0%
Total 8600 · General & Administrative	150,258	5.3%	191,451	7.1%	(41,193)	-28.0%	178,338	6.5%	(27,904)	-27.3%	812,380	5.2%
Total Expense	288,874	10.2%	338,544	12.6%	(49,670)	-33.8%	335,054	12.3%	(46,004)	-45.0%	1,458,174	9.3%
Net Income	(288,874)	-10.2%	(338,544)	-12.6%	49,670	33.8%	(335,054)	-12.3%	46,004	45.0%	(1,458,174)	-9.3%

Page 14 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Administrative and General Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5686000 · G & A Salaries & Wages
5684000 · Controller	1,340.00	0.00	4,913.00-	3,573.00-
5685600 · Security	3,364.54	3,361.35	3,488.51	10,214.40
5686130 · G & A Accounting Coordinator	6,021.78	5,330.78	5,464.17	16,816.73
5686180 · G & A Human Resource Director	6,138.85	8,957.69	3,494.91	18,591.45
5686190 · G & A General Manager	12,093.08	10,376.93	13,547.47	36,017.48
5686199 · G & A Shared Services	10,878.00	10,878.00	10,878.00	32,634.00
5686400 · HR Coordinator	1,440.00	1,496.00	1,811.00	4,747.00
Total 5686000 · G & A Salaries & Wages	41,276.25	40,400.75	33,771.06	115,448.06

5686050 · G & A Taxes and Benefits
5651 · G & A Payroll Taxes	3,617.07	2,035.52	866.72	6,519.31
5652 · G & A Workmens Compensation	281.00	281.00	1,441.84	2,003.84
5653 · G & A Employee Benefits	2,146.79-	2,544.55	2,213.95	2,611.71
5655 · G & A PTO	2,472.92	3,361.91	4,279.32	10,114.15
5656 · G & A Empoy Meals	659.56	608.92	650.43	1,918.91
Total 5686050 · G & A Taxes and Benefits	4,883.76	8,831.90	9,452.26	23,167.92

Total 5000 · Payroll & Benefits	46,160.01	49,232.65	43,223.32	138,615.98

8600 · General & Administrative
8610 · IT Support	3,198.75	3,198.75	3,198.75	9,596.25
8635 · Uniforms	474.57	471.13	575.86	1,521.56
8651 · Computer Maint. & Support	55.36	802.21	55.36	912.93
8660 · Charitable Contributions	100.00	0.00	0.00	100.00
8665 · Affordable Housing Subsidy	550.00-	242.12-	825.00-	1,617.12-
8673 · Gift Certificates	474.94	474.94	0.00	949.88
8678 · Express Mail	1,463.85	0.00	0.00	1,463.85
8679 · Payroll Processing Fees	3,643.02	4,678.16	2,480.02	10,801.20
8680 · Postage	143.83	189.95	0.00	333.78
8681 · Dues & Subscriptions	68.52	440.00	250.00	758.52
8682 · Printing	405.75	0.00	0.00	405.75
8683 · Credit Card Fees	32,831.65	31,926.96	27,544.65	92,303.26
8684 · Bank Fees	1,487.23	357.99	1,100.13	2,945.35
8685 · Telephone Cell & Radio	200.00	200.00	200.00	600.00
8687 · Employee Recruitment	0.00	0.00	2,169.53	2,169.53
8688 · Employee Relations & Training	1,355.56	2,284.64	1,518.81	5,159.01
8689 · Miscellaneous Expenses	1,392.84	12,259.74-	4,716.44	6,150.46-
8690 · Office Supplies	1,151.48	321.37	459.24	1,932.09
8691 · Employee Relocation	0.00	50.00	0.00	50.00
8692 · Cash over/short	25.09	107.58	35.17-	97.50
8693 · Licenses & Permits	279.95	274.95	274.95	829.85
8694 · Student Housing	3,268.50	3,206.00	2,502.41	8,976.91
8695 · Equipment	2,472.22	293.17	877.81	3,643.20
8697 · Business Meals	1,209.45	2,601.05	558.12	4,368.62
8698 · Consultants	3,387.52	1,887.52	2,831.28	8,106.32
Total 8600 · General & Administrative	58,540.08	41,264.51	50,453.19	150,257.78

Total Expense	104,700.09	90,497.16	93,676.51	288,873.76

Net Ordinary Income	104,700.09-	90,497.16-	93,676.51-	288,873.76-

Net Income	104,700.09-	90,497.16-	93,676.51-	288,873.76-

Page 15 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / A&G

L'Auberge de Sedona Resort

Sales and Marketing Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
5787000 · Sales Salaries & Wages
5787130 · Sales Coordinator	5,244	0.4%	4,770	0.4%	474	0.3%	4,631	0.4%	613	0.3%
5787150 · Graphic Designer	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5787170 · Sales Manager	21,822	1.5%	16,340	1.3%	5,482	3.2%	15,864	1.3%	5,958	3.0%
5787180 · Director of Sales	-	0.0%	11,475	0.9%	(11,475)	-6.8%	-	0.0%	-	0.0%
5787190 · Director of Marketing	(497)	0.0%	-	0.0%	(497)	-0.3%	11,140	0.9%	(11,637)	-5.9%
5787999 · Sales Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5787000 · Sales Salaries & Wages	26,570	1.8%	32,585	2.5%	(6,015)	-3.6%	31,636	2.5%	(5,066)	-2.6%
5787050 · Sales Taxes & Benefits
5751 · Sales Payroll Taxes	1,357	0.1%	2,568	0.2%	(1,210)	-0.7%	2,493	0.2%	(1,136)	-0.6%
5752 · Sales Workers' Comp	1,282	0.1%	173	0.0%	1,109	0.7%	168	0.0%	1,114	0.6%
5753 · Sales Employ Benefits	2,470	0.2%	2,879	0.2%	(410)	-0.2%	2,796	0.2%	(326)	-0.2%
5755 · Sales PTO	1,269	0.1%	2,360	0.2%	(1,090)	-0.6%	2,291	0.2%	(1,021)	-0.5%
5756 · Sales Employ Meals	503	0.0%	459	0.0%	45	0.0%	445	0.0%	58	0.0%
Total 5787050 · Sales Taxes & Benefits	6,881	0.5%	8,439	0.7%	(1,557)	-0.9%	8,193	0.6%	(1,312)	-0.7%
Total 5000 · Payroll & Benefits	33,451	2.3%	41,024	3.2%	(7,573)	-4.5%	39,829	3.2%	(6,378)	-3.2%

8700 · Sales & Marketing
8730 · Outside Laundry	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8735 · Uniforms	306	0.0%	602	0.0%	(296)	-0.2%	585	0.0%	(279)	-0.1%
8751 · Computer Maintenance & Support	1,145	0.1%	695	0.1%	450	0.3%	675	0.1%	470	0.2%
8760 · Advertising	499	0.0%	1,939	0.2%	(1,440)	-0.9%	1,882	0.1%	(1,384)	-0.7%
8761 · Brochures	12	0.0%	241	0.0%	(229)	-0.1%	234	0.0%	(222)	-0.1%
8762 · Production	63	0.0%	-	0.0%	63	0.0%	-	0.0%	63	0.0%
8763 · Direct/Bulk Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8764 · Promotions	2,310	0.2%	5,604	0.4%	(3,294)	-1.9%	5,440	0.4%	(3,131)	-1.6%
8765 · Public Relations	8,075	0.6%	9,003	0.7%	(928)	-0.5%	8,740	0.7%	(665)	-0.3%
8766 · Print Media	(7,702)	-0.5%	1,030	0.1%	(8,732)	-5.2%	1,000	0.1%	(8,702)	-4.4%
8767 · Trade Show	3,500	0.2%	993	0.1%	2,507	1.5%	964	0.1%	2,536	1.3%
8768 · Trade	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8770 · Media	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8776 · Photography	1,746	0.1%	644	0.0%	1,102	0.7%	625	0.0%	1,121	0.6%
8779 · Express Mail	178	0.0%	-	0.0%	178	0.1%	-	0.0%	178	0.1%
8780 · Postage	-	0.0%	9	0.0%	(9)	0.0%	9	0.0%	(9)	0.0%
8781 · Dues & Subscriptions	2,293	0.2%	1,416	0.1%	877	0.5%	1,375	0.1%	918	0.5%
8782 · Website	3,019	0.2%	3,430	0.3%	(410)	-0.2%	3,330	0.3%	(311)	-0.2%
8783 · Internet Advertising	3,077	0.2%	1,206	0.1%	1,871	1.1%	1,171	0.1%	1,906	1.0%
8784 · Printing	50	0.0%	549	0.0%	(499)	-0.3%	533	0.0%	(483)	-0.2%
8785 · Telephone Cell & Radio	250	0.0%	283	0.0%	(33)	0.0%	275	0.0%	(25)	0.0%
8786 · Donations	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8787 · Radio/TV	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8788 · Employee Relations & Training	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8789 · Miscellaneous Expenses	81	0.0%	-	0.0%	81	0.0%	-	0.0%	81	0.0%
8790 · Office Supplies	395	0.0%	587	0.0%	(192)	-0.1%	570	0.0%	(175)	-0.1%
8792 · Visitors Center	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8796 · Business Meetings	2,706	0.2%	1,173	0.1%	1,534	0.9%	1,138	0.1%	1,568	0.8%
8797 · Business Meals	-	0.0%	529	0.0%	(529)	-0.3%	513	0.0%	(513)	-0.3%
8798 · Consultants	-	0.0%	124	0.0%	(124)	-0.1%	120	0.0%	(120)	-0.1%
8799 · Tarsadia Annual Intelligence Fe	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8700 · Sales & Marketing - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8700 · Sales & Marketing	22,002	1.5%	30,055	2.3%	(8,053)	-4.8%	29,180	2.3%	(7,178)	-3.6%
Total Expense	55,453	3.8%	71,079	5.5%	(15,626)	-9.2%	69,009	5.5%	(13,555)	-6.9%
Net Income	(55,453)	-3.8%	(71,079)	-5.5%	15,626	9.2%	(69,009)	-5.5%	13,555	6.9%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
5787000 · Sales Salaries & Wages
5787130 · Sales Coordinator	14,780	0.5%	17,840	0.7%	(3,060)	-2.1%	16,050	0.6%	(1,270)	-1.2%	78,755	0.5%
5787150 · Graphic Designer	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5787170 · Sales Manager	57,281	2.0%	50,792	1.9%	6,489	4.4%	41,930	1.5%	15,351	15.0%	157,988	1.0%
5787180 · Director of Sales	-	0.0%	32,465	1.2%	(32,465)	-22.1%	-	0.0%	-	0.0%	-	0.0%
5787190 · Director of Marketing	16,085	0.6%	-	0.0%	16,085	10.9%	32,824	1.2%	(16,739)	-16.4%	139,309	0.9%
5787999 · Sales Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	2,581	0.0%
Total 5787000 · Sales Salaries & Wages	88,146	3.1%	101,097	3.8%	(12,951)	-8.8%	90,804	3.3%	(2,658)	-2.6%	378,633	2.4%
5787050 · Sales Taxes & Benefits
5751 · Sales Payroll Taxes	8,628	0.3%	10,864	0.4%	(2,236)	-1.5%	8,669	0.3%	(41)	0.0%	31,001	0.2%
5752 · Sales Workers' Comp	1,844	0.1%	666	0.0%	1,178	0.8%	546	0.0%	1,297	1.3%	3,167	0.0%
5753 · Sales Employ Benefits	6,679	0.2%	8,015	0.3%	(1,336)	-0.9%	8,789	0.3%	(2,110)	-2.1%	38,007	0.2%
5755 · Sales PTO	3,373	0.1%	4,781	0.2%	(1,408)	-1.0%	4,565	0.2%	(1,191)	-1.2%	13,973	0.1%
5756 · Sales Employ Meals	1,386	0.0%	1,393	0.1%	(8)	0.0%	1,317	0.0%	69	0.1%	6,440	0.0%
Total 5787050 · Sales Taxes & Benefits	21,910	0.8%	25,720	1.0%	(3,810)	-2.6%	23,886	0.9%	(1,976)	-1.9%	92,588	0.6%
Total 5000 · Payroll & Benefits	110,056	3.9%	126,817	492357.0%	(16,761)	-11.4%	114,691	4.2%	(4,635)	-4.5%	471,220	3.0%

8700 · Sales & Marketing
8730 · Outside Laundry	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8735 · Uniforms	1,110	0.0%	1,494	0.1%	(384)	-0.3%	1,246	0.0%	(136)	-0.1%	5,304	0.0%
8751 · Computer Maintenance & Support	3,435	0.1%	2,649	0.1%	786	0.5%	2,025	0.1%	1,410	1.4%	8,250	0.1%
8760 · Advertising	2,486	0.1%	6,011	0.2%	(3,525)	-2.4%	7,234	0.3%	(4,749)	-4.6%	52,258	0.3%
8761 · Brochures	28	0.0%	241	0.0%	(213)	-0.1%	156	0.0%	(129)	-0.1%	4,759	0.0%
8762 · Production	1,265	0.0%	1,140	0.0%	125	0.1%	-	0.0%	1,265	1.2%	-	0.0%
8763 · Direct/Bulk Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8764 · Promotions	6,267	0.2%	13,712	0.5%	(7,445)	-5.1%	13,168	0.5%	(6,901)	-6.7%	79,727	0.5%
8765 · Public Relations	23,357	0.8%	26,158	1.0%	(2,801)	-1.9%	24,184	0.9%	(827)	-0.8%	110,650	0.7%
8766 · Print Media	(4,706)	-0.2%	4,026	0.2%	(8,732)	-5.9%	1,000	0.0%	(5,706)	-5.6%	1,000	0.0%
8767 · Trade Show	3,831	0.1%	1,538	0.1%	2,293	1.6%	2,019	0.1%	1,812	1.8%	6,135	0.0%
8768 · Trade	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8770 · Media	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8776 · Photography	5,342	0.2%	2,390	0.1%	2,953	2.0%	1,125	0.0%	4,217	4.1%	11,309	0.1%
8779 · Express Mail	217	0.0%	39	0.0%	178	0.1%	-	0.0%	217	0.2%	-	0.0%
8780 · Postage	56	0.0%	19	0.0%	37	0.0%	9	0.0%	47	0.0%	854	0.0%
8781 · Dues & Subscriptions	5,966	0.2%	4,435	0.2%	1,531	1.0%	2,930	0.1%	3,036	3.0%	9,013	0.1%
8782 · Website	13,109	0.5%	14,071	0.5%	(962)	-0.7%	10,328	0.4%	2,781	2.7%	55,869	0.4%
8783 · Internet Advertising	12,164	0.4%	5,491	0.2%	6,673	4.5%	1,455	0.1%	10,710	10.5%	59,173	0.4%
8784 · Printing	128	0.0%	1,265	0.0%	(1,137)	-0.8%	3,523	0.1%	(3,395)	-3.3%	8,412	0.1%
8785 · Telephone Cell & Radio	925	0.0%	913	0.0%	12	0.0%	825	0.0%	100	0.1%	3,856	0.0%
8786 · Donations	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8787 · Radio/TV	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8788 · Employee Relations & Training	520	0.0%	355	0.0%	165	0.1%	158	0.0%	363	0.4%	2,404	0.0%
8789 · Miscellaneous Expenses	109	0.0%	109	0.0%	(1)	0.0%	183	0.0%	(74)	-0.1%	635	0.0%
8790 · Office Supplies	902	0.0%	1,825	0.1%	(924)	-0.6%	1,612	0.1%	(710)	-0.7%	5,594	0.0%
8792 · Visitors Center	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8796 · Business Meetings	3,101	0.1%	1,417	0.1%	1,684	1.1%	1,138	0.0%	1,963	1.9%	5,712	0.0%
8797 · Business Meals	340	0.0%	924	0.0%	(584)	-0.4%	595	0.0%	(255)	-0.2%	3,710	0.0%
8798 · Consultants	-	0.0%	267	0.0%	(267)	-0.2%	330	0.0%	(330)	-0.3%	11,032	0.1%
8799 · Tarsadia Annual Intelligence Fe	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8700 · Sales & Marketing - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8700 · Sales & Marketing	79,952	2.8%	90,488	3.4%	(10,537)	-7.2%	75,241	2.8%	4,710	4.6%	445,656	2.8%
Total Expense	190,008	6.7%	217,305	8.1%	(27,297)	-18.6%	189,932	7.0%	75	0.1%	916,876	5.8%
Net Income	(190,008)	-6.7%	(217,305)	-8.1%	27,297	18.6%	(189,932)	-7.0%	(75)	-0.1%	(916,876)	-5.8%

Page 16 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Sales and Marketing Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5787000 · Sales Salaries & Wages
5787130 · Sales Coordinator	6,476.65	3,059.06	5,244.42	14,780.13
5787170 · Sales Manager	19,357.26	16,100.95	21,822.48	57,280.69
5787190 · Director of Marketing	8,736.16	7,846.16	-497.08	16,085.24
Total 5787000 · Sales Salaries & Wages	34,570.07	27,006.17	26,569.82	88,146.06

5787050 · Sales Taxes & Benefits
5751 · Sales Payroll Taxes	4,829.56	2,441.04	1,357.37	8,627.97
5752 · Sales Workers' Comp	281.00	281.00	1,281.66	1,843.66
5753 · Sales Employ Benefits	1,879.41	2,329.99	2,469.57	6,678.97
5755 · Sales PTO	985.24	1,118.69	1,269.48	3,373.41
5756 · Sales Employ Meals	428.97	453.68	503.11	1,385.76
Total 5787050 · Sales Taxes & Benefits	8,404.18	6,624.40	6,881.19	21,909.77

Total 5000 · Payroll & Benefits	42,974.25	33,630.57	33,451.01	110,055.83

8700 · Sales & Marketing
8735 · Uniforms	497.56	306.70	305.72	1,109.98
8751 · Computer Maintenance & Support	1,145.00	1,145.00	1,145.00	3,435.00
8760 · Advertising	598.51	1,388.51	498.51	2,485.53
8761 · Brochures	0.00	15.26	12.48	27.74
8762 · Production	1,139.67	62.50	62.50	1,264.67
8764 · Promotions	2,577.40	1,380.29	2,309.55	6,267.24
8765 · Public Relations	7,523.86	7,757.82	8,075.05	23,356.73
8766 · Print Media	2,996.00	0.00	-7,702.00	-4,706.00
8767 · Trade Show	140.17	190.48	3,500.00	3,830.65
8776 · Photography	1,745.83	1,850.63	1,745.83	5,342.29
8779 · Express Mail	39.40	0.00	177.81	217.21
8780 · Postage	9.92	46.49	0.00	56.41
8781 · Dues & Subscriptions	1,909.59	1,763.21	2,293.21	5,966.01
8782 · Website	6,378.37	3,710.97	3,019.21	13,108.55
8783 · Internet Advertising	3,944.96	5,142.50	3,077.00	12,164.46
8784 · Printing	78.06	0.00	50.00	128.06
8785 · Telephone Cell & Radio	300.00	375.00	250.00	925.00
8788 · Employee Relations & Training	166.06	354.24	0.00	520.30
8789 · Miscellaneous Expenses	27.75	0.00	80.91	108.66
8790 · Office Supplies	381.39	125.34	394.98	901.71
8796 · Business Meetings	244.90	150.00	2,706.37	3,101.27
8797 · Business Meals	330.00	10.20	0.00	340.20
Total 8700 · Sales & Marketing	32,174.40	25,775.14	22,002.13	79,951.67

Total Expense	75,148.65	59,405.71	55,453.14	190,007.50

Net Ordinary Income	-75,148.65	-59,405.71	-55,453.14	-190,007.50

Net Income	-75,148.65	-59,405.71	-55,453.14	-190,007.50

Page 17 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / Sales

L'Auberge de Sedona Resort

Maintenance Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
5000 · Payroll & Benefits
5888000 · Engineering
5888150 · Lead Groundsmen	2,792	0.2%	-	0.0%	2,792	1.6%	2,393	0.2%	399	0.2%
5888160 · Engineering Supervisor	3,209	0.2%	3,497	0.3%	(288)	-0.2%	3,330	0.3%	(121)	-0.1%
5888180 · Chief Engineer	7,912	0.5%	5,247	0.4%	2,664	1.6%	4,998	0.4%	2,914	1.5%
5888190 · Director of Engineering	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888600 · Groundsmen	7,475	0.5%	17,027	1.3%	(9,553)	-5.6%	13,824	1.1%	(6,349)	-3.2%
588600C · Groundsmen - Special	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888700 · Engineer I	12,105	0.8%	21,262	1.6%	(9,157)	-5.4%	11,610	0.9%	494	0.3%
5888710 · Engineer II	8,269	0.6%	-	0.0%	8,269	4.9%	8,639	0.7%	(370)	-0.2%
5888999 · Engineering Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888000 · Engineering	41,761	2.9%	47,033	3.6%	(5,273)	-3.1%	44,794	3.5%	(3,033)	-1.5%
5888050 · Engineering Taxes & Benefits
5851 · Prop Ops Payroll Taxes	4,141	0.3%	5,209	0.4%	(1,069)	-0.6%	4,961	0.4%	(821)	-0.4%
5852 · Prop Ops Workers' Comp	2,742	0.2%	441	0.0%	2,301	1.4%	420	0.0%	2,322	1.2%
5853 · Prop Ops Employ Benefits	3,004	0.2%	585	0.0%	2,419	1.4%	557	0.0%	2,447	1.2%
5855 · Prop Ops PTO	1,654	0.1%	1,165	0.1%	489	0.3%	1,110	0.1%	545	0.3%
5856 · Prop Ops Employ Meals	1,258	0.1%	1,286	0.1%	(28)	0.0%	1,225	0.1%	33	0.0%
5857 · Shared PTO Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888050 · Engineering Taxes & Benefits	12,799	0.9%	8,687	0.7%	4,112	2.4%	8,273	0.7%	4,526	2.3%
Total 5000 · Payroll & Benefits	54,560	3.7%	55,720	4.3%	(1,161)	-0.7%	53,067	4.2%	1,493	0.8%

8800 · Repairs & Maintenance
8825 · Maintenance Supplies	1,565	0.1%	3,535	0.3%	(1,970)	-1.2%	3,367	0.3%	(1,802)	-0.9%
8826 · Paint Supplies	1,327	0.1%	1,097	0.1%	230	0.1%	1,045	0.1%	282	0.1%
8827 · Small Tools & Equipment	-	0.0%	49	0.0%	(49)	0.0%	47	0.0%	(47)	0.0%
8835 · Uniforms	(140)	0.0%	646	0.1%	(786)	-0.5%	615	0.0%	(755)	-0.4%
8843 · Linens	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8850 · Plumbing	1,442	0.1%	1,647	0.1%	(205)	-0.1%	1,569	0.1%	(127)	-0.1%
8851 · AC/Refrigeration	37	0.0%	(160)	0.0%	197	0.1%	(153)	0.0%	190	0.1%
8852 · Auto Expense	1,298	0.1%	1,846	0.1%	(548)	-0.3%	1,759	0.1%	(460)	-0.2%
8853 · Buildings	2,235	0.2%	114	0.0%	2,121	1.3%	108	0.0%	2,126	1.1%
8855 · Electrical/Mechanical	41	0.0%	537	0.0%	(496)	-0.3%	511	0.0%	(470)	-0.2%
8856 · Equipment Repair	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8857 · HVAC	188	0.0%	1,515	0.1%	(1,327)	-0.8%	1,443	0.1%	(1,255)	-0.6%
8858 · Grounds	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8858C · Grounds - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8858 · Grounds - Other	1,246	0.1%	6,724	0.5%	(5,478)	-3.2%	6,404	0.5%	(5,158)	-2.6%
8859 · Lighting	1,537	0.1%	787	0.1%	750	0.4%	750	0.1%	788	0.4%
8860 · Rental Equipment	-	0.0%	469	0.0%	(469)	-0.3%	447	0.0%	(447)	-0.2%
8861 · Locks & Keys	43	0.0%	764	0.1%	(721)	-0.4%	727	0.1%	(685)	-0.3%
8862 · Pest Control	684	0.0%	2,081	0.2%	(1,397)	-0.8%	1,982	0.2%	(1,298)	-0.7%
8864 · Pool & Spa	398	0.0%	-	0.0%	398	0.2%	-	0.0%	398	0.2%
8867 · Propane	692	0.0%	1,546	0.1%	(854)	-0.5%	1,473	0.1%	(781)	-0.4%
8868 · Fire Prevention	273	0.0%	-	0.0%	273	0.2%	-	0.0%	273	0.1%
8878 · Express Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8880 · Postage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8883 · Service Contracts	2,676	0.2%	2,901	0.2%	(226)	-0.1%	2,763	0.2%	(88)	0.0%
8885 · Telephone Cell & Radio	50	0.0%	53	0.0%	(3)	0.0%	50	0.0%	-	0.0%
8886 · Contract Labor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8887 · Storage Rental	2,450	0.2%	239	0.0%	2,211	1.3%	228	0.0%	2,222	1.1%
8888 · Signage	-	0.0%	117	0.0%	(117)	-0.1%	112	0.0%	(112)	-0.1%
8889 · Miscellaneous Expenses	1,649	0.1%	798	0.1%	851	0.5%	760	0.1%	889	0.5%
8890 · Office Supplies	-	0.0%	1,061	0.1%	(1,061)	-0.6%	1,010	0.1%	(1,010)	-0.5%
8891 · Employee Relations & Training	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8896 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8897 · Business Meals	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899A · Final Rm Prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899C · Final Rms prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899 · Final Room Prep - Renovated Rms - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8800 · Repairs & Maintenance - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8800 · Repairs & Maintenance	19,692	1.3%	28,367	2.2%	(8,675)	-5.1%	27,016	2.1%	(7,324)	-3.7%
Total Expense	74,252	5.1%	84,087	6.5%	(9,835)	-5.8%	80,083	6.3%	(5,831)	-3.0%
Net Income	(74,252)	-5.1%	(84,087)	-6.5%	9,835	5.8%	(80,083)	-6.3%	5,831	3.0%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
5000 · Payroll & Benefits
5888000 · Engineering
5888150 · Lead Groundsmen	8,203	0.3%	-	0.0%	8,203	5.6%	5,347	0.2%	2,856	2.8%	21,938	0.1%
5888160 · Engineering Supervisor	9,113	0.3%	10,501	0.4%	(1,388)	-0.9%	10,208	0.4%	(1,096)	-1.1%	22,158	0.1%
5888180 · Chief Engineer	21,363	0.8%	16,357	0.6%	5,006	3.4%	12,430	0.5%	8,933	8.7%	56,999	0.4%
5888190 · Director of Engineering	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	12,256	0.1%
5888600 · Groundsmen	23,276	0.8%	41,443	1.5%	(18,167)	-12.4%	32,764	1.2%	(9,488)	-9.3%	96,138	0.6%
588600C · Groundsmen - Special	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888700 · Engineer I	38,424	1.4%	62,820	2.3%	(24,396)	-16.6%	33,100	1.2%	5,324	5.2%	135,676	0.9%
5888710 · Engineer II	20,979	0.7%	-	0.0%	20,979	14.3%	30,232	1.1%	(9,253)	-9.0%	123,855	0.8%
5888999 · Engineering Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888000 · Engineering	121,358	4.3%	131,122	4.9%	(9,764)	-6.6%	124,081	4.6%	(2,724)	-2.7%	469,021	3.0%
5888050 · Engineering Taxes & Benefits
5851 · Prop Ops Payroll Taxes	13,525	0.5%	15,814	0.6%	(2,289)	-1.6%	14,025	0.5%	(500)	-0.5%	46,566	0.3%
5852 · Prop Ops Workers' Comp	4,146	0.1%	1,608	0.1%	2,539	1.7%	1,366	0.1%	2,780	2.7%	6,180	0.0%
5853 · Prop Ops Employ Benefits	9,425	0.3%	7,416	492357.0%	2,009	1.4%	5,601	0.2%	3,825	3.7%	22,874	0.1%
5855 · Prop Ops PTO	3,778	0.1%	2,828	0.1%	949	0.6%	2,554	0.1%	1,223	1.2%	12,268	0.1%
5856 · Prop Ops Employ Meals	3,464	0.1%	3,467	0.1%	(2)	0.0%	3,543	0.1%	(79)	-0.1%	16,341	0.1%
5857 · Shared PTO Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888050 · Engineering Taxes & Benefits	34,338	1.2%	31,132	1.2%	3,206	2.2%	27,089	1.0%	7,249	7.1%	104,229	0.7%
Total 5000 · Payroll & Benefits	155,696	5.5%	162,254	6.1%	(6,558)	-4.5%	151,171	5.5%	4,525	4.4%	573,250	3.6%

8800 · Repairs & Maintenance
8825 · Maintenance Supplies	6,373	0.2%	9,902	0.4%	(3,529)	-2.4%	9,452	0.3%	(3,079)	-3.0%	35,323	0.2%
8826 · Paint Supplies	2,203	0.1%	3,018	0.1%	(815)	-0.6%	3,012	0.1%	(809)	-0.8%	14,033	0.1%
8827 · Small Tools & Equipment	28	0.0%	96	0.0%	(69)	0.0%	66	0.0%	(38)	0.0%	2,042	0.0%
8835 · Uniforms	(10)	0.0%	1,316	0.0%	(1,326)	-0.9%	1,846	0.1%	(1,856)	-1.8%	3,581	0.0%
8843 · Linens	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8850 · Plumbing	4,711	0.2%	4,907	0.2%	(196)	-0.1%	1,747	0.1%	2,965	2.9%	12,159	0.1%
8851 · AC/Refrigeration	1,353	0.0%	468	0.0%	886	0.6%	96	0.0%	1,257	1.2%	7,203	0.0%
8852 · Auto Expense	2,900	0.1%	5,210	0.2%	(2,309)	-1.6%	766	0.0%	2,135	2.1%	25,966	0.2%
8853 · Buildings	4,274	0.2%	607	0.0%	3,666	2.5%	390	0.0%	3,884	3.8%	3,161	0.0%
8855 · Electrical/Mechanical	1,601	0.1%	1,440	0.1%	161	0.1%	106	0.0%	1,495	1.5%	4,867	0.0%
8856 · Equipment Repair	222	0.0%	1,478	0.1%	(1,256)	-0.9%	1,467	0.1%	(1,245)	-1.2%	9,485	0.1%
8857 · HVAC	2,529	0.1%	2,652	0.1%	(123)	-0.1%	2,407	0.1%	122	0.1%	11,161	0.1%
8858 · Grounds	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8858C · Grounds - construction	-	0.0%	-	0.0%	-	0.0%	94	0.0%	(94)	-0.1%	94	0.0%
8858 · Grounds - Other	5,385	0.2%	15,941	0.6%	(10,556)	-7.2%	16,321	0.6%	(10,936)	-10.7%	51,227	0.3%
8859 · Lighting	3,905	0.1%	2,606	0.1%	1,299	0.9%	2,254	0.1%	1,651	1.6%	10,406	0.1%
8860 · Rental Equipment	-	0.0%	(505)	0.0%	505	0.3%	(380)	0.0%	380	0.4%	2,487	0.0%
8861 · Locks & Keys	243	0.0%	1,254	0.0%	(1,010)	-0.7%	1,487	0.1%	(1,243)	-1.2%	8,797	0.1%
8862 · Pest Control	1,992	0.1%	3,102	0.1%	(1,110)	-0.8%	3,281	0.1%	(1,289)	-1.3%	17,167	0.1%
8864 · Pool & Spa	535	0.0%	33	0.0%	502	0.3%	-	0.0%	535	0.5%	3,527	0.0%
8867 · Propane	1,345	0.0%	2,398	0.1%	(1,053)	-0.7%	3,467	0.1%	(2,121)	-2.1%	9,946	0.1%
8868 · Fire Prevention	(504)	0.0%	(1,104)	0.0%	600	0.4%	146	0.0%	(649)	-0.6%	5,042	0.0%
8878 · Express Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8880 · Postage	5	0.0%	-	0.0%	5	0.0%	-	0.0%	5	0.0%	-	0.0%
8883 · Service Contracts	5,746	0.2%	6,428	0.2%	(682)	-0.5%	6,736	0.2%	(990)	-1.0%	25,963	0.2%
8885 · Telephone Cell & Radio	502	0.0%	454	0.0%	48	0.0%	50	0.0%	452	0.4%	1,711	0.0%
8886 · Contract Labor	-	0.0%	-	0.0%	-	0.0%	1,314	0.0%	(1,314)	-1.3%	1,952	0.0%
8887 · Storage Rental	7,107	0.3%	3,276	0.1%	3,831	2.6%	1,945	0.1%	5,162	5.0%	11,076	0.1%
8888 · Signage	-	0.0%	117	0.0%	(117)	-0.1%	112	0.0%	(112)	-0.1%	966	0.0%
8889 · Miscellaneous Expenses	2,216	0.1%	821	0.0%	1,395	0.9%	773	0.0%	1,443	1.4%	1,114	0.0%
8890 · Office Supplies	68	0.0%	1,061	0.0%	(993)	-0.7%	1,058	0.0%	(990)	-1.0%	2,073	0.0%
8891 · Employee Relations & Training	-	0.0%	210	0.0%	(210)	-0.1%	200	0.0%	(200)	-0.2%	461	0.0%
8896 · Business Travel	275	0.0%	227	0.0%	48	0.0%	-	0.0%	275	0.3%	-	0.0%
8897 · Business Meals	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899A · Final Rm Prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899C · Final Rms prep - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899 · Final Room Prep - Renovated Rms - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8800 · Repairs & Maintenance - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8800 · Repairs & Maintenance	55,005	1.9%	67,413	2.5%	(12,408)	-8.4%	60,210	2.2%	(5,205)	-5.1%	282,989	1.8%
Total Expense	210,700	7.5%	229,667	8.6%	(18,966)	-12.9%	211,380.51	7.8%	(680)	-0.7%	856,238	5.4%
Net Income	(210,700)	-7.5%	(229,667)	-8.6%	18,966	12.9%	(211,381)	-7.8%	680	0.7%	(856,238)	-5.4%

Page 18 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

L'Auberge de Sedona, LLC.

Maintenance Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5888000 · Engineering
5888150 · Lead Groundsmen	2,826.13	2,584.71	2,791.92	8,202.76
5888160 · Engineering Supervisor	3,238.75	2,665.21	3,208.79	9,112.75
5888180 · Chief Engineer	6,912.54	6,538.46	7,911.77	21,362.77
5888600 · Groundsmen	8,328.88	7,472.86	7,474.72	23,276.46
5888700 · Engineer I	13,935.51	12,383.71	12,104.79	38,424.01
5888710 · Engineer II	5,390.25	7,319.76	8,268.74	20,978.75
Total 5888000 · Engineering	40,632.06	38,964.71	41,760.73	121,357.50

5888050 · Engineering Taxes & Benefits
5851 · Prop Ops Payroll Taxes	5,700.55	3,683.79	4,140.60	13,524.94
5852 · Prop Ops Workers' Comp	702.00	702.00	2,742.05	4,146.05
5853 · Prop Ops Employ Benefits	2,793.73	3,627.44	3,004.29	9,425.46
5855 · Prop Ops PTO	888.58	1,234.55	1,654.45	3,777.58
5856 · Prop Ops Employ Meals	1,072.43	1,134.20	1,257.78	3,464.41
Total 5888050 · Engineering Taxes & Benefits	11,157.29	10,381.98	12,799.17	34,338.44

Total 5000 · Payroll & Benefits	51,789.35	49,346.69	54,559.90	155,695.94

8800 · Repairs & Maintenance
8825 · Maintenance Supplies	2,574.57	2,232.98	1,565.49	6,373.04
8826 · Paint Supplies	365.66	510.07	1,327.24	2,202.97
8827 · Small Tools & Equipment	27.57	0.00	0.00	27.57
8835 · Uniforms	23.81	106.00	-139.79	-9.98
8850 · Plumbing	3,142.11	127.52	1,441.66	4,711.29
8851 · AC/Refrigeration	262.23	1,054.35	36.88	1,353.46
8852 · Auto Expense	1,471.87	130.00	1,298.25	2,900.12
8853 · Buildings	493.93	1,545.38	2,234.51	4,273.82
8855 · Electrical/Mechanical	845.97	713.92	41.14	1,601.03
8856 · Equipment Repair	221.82	0.00	0.00	221.82
8857 · HVAC	400.37	1,940.92	187.93	2,529.22
8858 · Grounds	3,198.15	940.36	1,246.12	5,384.63
8859 · Lighting	1,245.69	1,122.18	1,537.40	3,905.27
8861 · Locks & Keys	3.98	196.78	42.71	243.47
8862 · Pest Control	654.00	654.00	683.78	1,991.78
8864 · Pool & Spa	33.06	103.18	398.41	534.65
8867 · Propane	135.20	518.03	692.04	1,345.27
8868 · Fire Prevention	-1,256.96	480.36	273.00	-503.60
8880 · Postage	0.00	5.05	0.00	5.05
8883 · Service Contracts	1,267.00	1,803.35	2,675.74	5,746.09
8885 · Telephone Cell & Radio	401.68	50.00	50.00	501.68
8887 · Storage Rental	2,206.67	2,450.20	2,450.20	7,107.07
8889 · Miscellaneous Expenses	8.86	557.88	1,649.34	2,216.08
8890 · Office Supplies	0.00	67.75	0.00	67.75
8896 · Business Travel	226.60	48.40	0.00	275.00
Total 8800 · Repairs & Maintenance	17,953.84	17,358.66	19,692.05	55,004.55

Total Expense	69,743.19	66,705.35	74,251.95	210,700.49

Net Ordinary Income	-69,743.19	-66,705.35	-74,251.95	-210,700.49

Net Income	-69,743.19	-66,705.35	-74,251.95	-210,700.49

Page 19 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue / R&M

L'Auberge de Sedona Resort

Utilities Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
8500 · Utilities
8501 · Gas	4,919	0.3%	5,780	0.4%	(861)	-0.5%	5,611	0.4%	(693)	-0.4%
8501.1 · Gas- Affordable Housing	406	0.0%	-	0.0%	406	0.2%	(96)	0.0%	502	0.3%
8502 · Electricity	12,114	0.8%	12,579	1.0%	(466)	-0.3%	12,213	1.0%	(99)	-0.1%
8502.1 · Electricity-Affordable Housing	276	0.0%	201	0.0%	75	0.0%	291	0.0%	(15)	0.0%
8503 · Water	5,230	0.4%	6,593	0.5%	(1,363)	-0.8%	6,401	0.5%	(1,171)	-0.6%
8503.1 · Water- Affordable Housing	223	0.0%	-	0.0%	223	0.1%	-	0.0%	223	0.1%
8504 · Sewer	3,459	0.2%	4,896	0.4%	(1,438)	-0.8%	4,754	0.4%	(1,295)	-0.7%
8504.1 · Sewer- Affordable Housing	146	0.0%	-	0.0%	146	0.1%	-	0.0%	146	0.1%
8866 · Trash Removal	-	0.0%	-	0.0%	-	0.0%	1,187	0.1%	(1,187)	-0.6%
8866C · Trash removal - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8866 · Trash Removal - Other	1,199	0.1%	1,223	0.1%	(24)	0.0%	-	0.0%	1,199	0.6%
Total 8866 · Trash Removal	1,199	0.1%	1,223	0.1%	(24)	0.0%	1,187	0.1%	12	0.0%
Total 8500 · Utilities	27,970	1.9%	31,272	2.4%	(3,301)	-1.9%	30,361	2.4%	(2,391)	-1.2%
Total Expense	27,970	1.9%	31,272	2.4%	(3,301)	-1.9%	30,361	2.4%	(2,391)	-1.2%
Net Income	(27,970)	-1.9%	(31,272)	-2.4%	3,301	1.9%	(30,361)	-2.4%	2,391	1.2%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
8500 · Utilities
8501 · Gas	17,361	0.6%	18,336	0.7%	(976)	-0.7%	18,789	0.7%	(1,428)	-1.4%	59,761	0.4%
8501.1 · Gas- Affordable Housing	642	0.0%	-	0.0%	642	0.4%	336	0.0%	307	0.3%	720	0.0%
8502 · Electricity	45,444	1.6%	41,120	1.5%	4,324	2.9%	36,594	1.3%	8,850	8.7%	168,568	1.1%
8502.1 · Electricity-Affordable Housing	930	0.0%	1,984	0.1%	(1,053)	-0.7%	898	0.0%	33	0.0%	5,474	0.0%
8503 · Water	15,829	0.6%	16,517	0.6%	(687)	-0.5%	15,515	0.6%	314	0.3%	72,406	0.5%
8503.1 · Water- Affordable Housing	362	0.0%	-	0.0%	362	0.2%	91	0.0%	271	0.3%	602	0.0%
8504 · Sewer	15,296	0.5%	14,784	0.6%	512	0.3%	14,003	0.5%	1,293	1.3%	56,468	0.4%
8504.1 · Sewer- Affordable Housing	438	0.0%	-	0.0%	438	0.3%	266	0.0%	172	0.2%	1,259	0.0%
8866 · Trash Removal	-	0.0%	-	0.0%	-	0.0%	4,151	0.2%	(4,151)	-4.1%	21,296	0.1%
8866C · Trash removal - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8866 · Trash Removal - Other	4,028	0.1%	4,332	0.2%	(305)	-0.2%	-	0.0%	4,028	3.9%	-	0.0%
Total 8866 · Trash Removal	4,028	0.1%	4,332	0.2%	(305)	-0.2%	4,151	0.2%	(124)	-0.1%	21,296	0.1%
Total 8500 · Utilities	100,331	3.5%	97,073	3.6%	3,257	2.2%	90,643	3.3%	9,688	9.5%	386,553	2.5%
Total Expense	100,331	3.5%	97,073	3.6%	3,257	2.2%	90,643	3.3%	9,688	9.5%	386,553	2.5%
Net Income	(100,331)	-3.5%	(97,073)	492357.0%	(3,257)	-2.2%	(90,643)	-3.3%	(9,688)	-9.5%	(386,553)	-2.5%

Page 20 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

6:36 PM	L'Auberge de Sedona, LLC.
11/11/11	Utilities Department
Accrual Basis	January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
8500 · Utilities
8501 · Gas	6,667.15	5,775.11	4,918.55	17,360.81
8501.1 · Gas- Affordable Housing	236.63	0.00	405.65	642.28
8502 · Electricity	16,937.16	16,393.51	12,113.59	45,444.26
8502.1 · Electricity-Affordable Housing	417.94	236.12	276.42	930.48
8503 · Water	5,223.26	5,376.39	5,229.55	15,829.20
8503.1 · Water- Affordable Housing	139.37	0.00	222.72	362.09
8504 · Sewer	5,124.33	6,712.93	3,458.78	15,296.04
8504.1 · Sewer- Affordable Housing	145.98	145.98	145.98	437.94
8866 · Trash Removal	1,209.93	1,618.51	1,199.12	4,027.56
Total 8500 · Utilities	36,101.75	36,258.55	27,970.36	100,330.66

Total Expense	36,101.75	36,258.55	27,970.36	100,330.66

Net Ordinary Income	-36,101.75	-36,258.55	-27,970.36	-100,330.66

Net Income	-36,101.75	-36,258.55	-27,970.36	-100,330.66

L'Auberge de Sedona Resort

Fixed Expenses Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
Other Expense
9100 · Fixed Expenses
9101 · Property Taxes	10,340	0.7%	10,340	0.8%	-	0.0%	9,621	0.8%	719	0.4%
9102 · Rent	2,207	0.2%	2,207	0.2%	-	0.0%	900	0.1%	1,307	0.7%
9103 · Personal Property Tax	1,364	0.1%	1,364	0.1%	-	0.0%	761	0.1%	603	0.3%
9104 · Insurance	15,862	1.1%	17,194	1.3%	(1,332)	-0.8%	13,752	1.1%	2,110	1.1%
9104.1 · Insurance- Affordable Housing	-	0.0%	-	0.0%	-	0.0%	358	0.0%	(358)	-0.2%
9105 · Equipment Lease Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 9100 · Fixed Expenses	29,772	2.0%	31,104	2.4%	(1,332)	-0.8%	25,392	2.0%	4,381	2.2%
Total Other Expense	29,772	2.0%	31,104	2.4%	(1,332)	-0.8%	25,392	2.0%	4,381	2.2%
Net Income	(29,772)	-2.0%	(31,104)	-2.4%	1,332	0.8%	(25,392)	-2.0%	(4,381)	-2.2%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
Other Expense
9100 · Fixed Expenses
9101 · Property Taxes	31,020	1.1%	31,020	1.2%	-	0.0%	28,863	1.1%	2,157	2.1%	129,340	0.8%
9102 · Rent	6,620	0.2%	6,620	0.2%	-	0.0%	900	0.0%	5,720	5.6%	1,557	0.0%
9103 · Personal Property Tax	4,092	0.1%	4,092	0.2%	-	0.0%	2,283	0.1%	1,809	1.8%	9,132	0.1%
9104 · Insurance	50,326	1.8%	50,249	1.9%	77	0.1%	44,575	1.6%	5,751	5.6%	160,313	1.0%
9104.1 · Insurance- Affordable Housing	-	0.0%	-	0.0%	-	0.0%	1,074	0.0%	(1,074)	-1.1%	4,298	0.0%
9105 · Equipment Lease Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 9100 · Fixed Expenses	92,057	3.3%	91,981	3.4%	77	0.1%	77,696	2.9%	14,362	14.0%	304,640	1.9%
Total Other Expense	92,057	3.3%	91,981	3.4%	77	0.1%	77,696	2.9%	14,362	14.0%	304,640	1.9%
Net Income	(92,057)	-3.3%	(91,981)	-3.4%	(77)	-0.1%	(77,696)	-2.9%	(14,362)	-14.0%	(304,640)	-1.9%

Page 22 of 23	109.1. Ex 18(a)- 1st Part - L'Auberge_Resort March 13 Issue

3:35 PM	L'Auberge de Sedona, LLC.
04/10/12	Fixed Expenses
Accrual Basis	January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Other Income/Expense
Other Expense
9000 · Owners Expense
9050 · Life Insurance - Al Spector	12,271.25	12,271.25	12,271.25	36,813.75
Total 9000 · Owners Expense	12,271.25	12,271.25	12,271.25	36,813.75

9100 · Fixed Expenses
9101 · Property Taxes	10,339.95	10,339.95	10,339.95	31,019.85
9102 · Rent	2,206.67	2,206.67	2,206.67	6,620.01
9103 · Personal Property Tax	1,363.95	1,363.95	1,363.95	4,091.85
9104 · Insurance	15,861.57	18,602.21	15,861.87	50,325.65
Total 9100 · Fixed Expenses	29,772.14	32,512.78	29,772.44	92,057.36

Total Other Expense	42,043.39	44,784.03	42,043.69	128,871.11

Net Other Income	-42,043.39	-44,784.03	-42,043.69	-128,871.11

Net Income	-42,043.39	-44,784.03	-42,043.69	-128,871.11

Orchards Inn and Restaurant
Profit and Loss Statement
March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Rooms Available	1,302		1,302		-		1,302		-
Occupied Rooms	1,246		1,211		35		1,248		(2)
Occupancy	95.7%		93.0%		2.9%		95.9%		-0.2%
Average Daily Rate (ADR)	$163.18		$165.00		$(1.82)		$155.07		$8.10
Revenue/Available Room (REVPAR)	$156.16		$153.47		$2.69		$148.64		$7.52
Gross Revenue/Room	$412.36		$359.69		$52.67		$331.08		$81.27

Revenues
Rooms	203,317	39.6%	199,815	45.9%	3,502	4.5%	193,532	46.8%	9,785	9.7%
Food & Beverage	309,641	60.3%	235,000	54.0%	74,641	95.4%	218,915	53.0%	90,725	90.2%
Miscellaneous	841	0.2%	768	0.2%	73	0.1%	746	0.2%	96	0.1%
Total Revenues	513,799	100.0%	435,583	100.0%	78,216	100.0%	413,193	100.0%	100,606	100.0%

Department Expenses
Rooms	65,323	32.1%	56,414	28.2%	8,909	254.4%	53,891	27.8%	11,432	116.8%
Food & Beverage	181,040	58.5%	152,574	64.9%	28,466	38.1%	124,162	56.7%	56,878	62.7%
Miscellaneous	417	49.6%	660	85.9%	(243)	-330.6%	641	85.9%	(223)	-233.1%
Total Department Expenses	246,780	48.0%	209,648	48.1%	37,132	47.5%	178,693	43.2%	68,086	67.7%

Departmental Profit
Rooms	137,994	67.9%	143,401	71.8%	(5,407)	-154.4%	139,641	72.2%	(1,647)	-16.8%
Food & Beverage	128,601	41.5%	82,426	35.1%	46,175	61.9%	94,753	43.3%	33,848	37.3%
Miscellaneous	424	50.4%	108	14.1%	316	430.6%	105	14.1%	319	333.1%
Total Departmental Profit	267,019	52.0%	225,935	51.9%	41,084	52.5%	234,499	56.8%	32,520	32.3%

Undistributed Expenses
Management Fees	10,276	2.0%	8,712	2.0%	1,564	2.0%	8,222	2.0%	2,054	2.0%
Administrative & General	20,182	3.9%	22,338	5.1%	(2,156)	-2.8%	24,550	5.9%	(4,367)	-4.3%
Sales & Marketing	1,947	0.4%	4,086	0.9%	(2,139)	-2.7%	3,891	0.9%	(1,944)	-1.9%
Engineering	17,721	3.4%	12,505	2.9%	5,216	6.7%	15,524	3.8%	2,197	2.2%
Utilities	11,397	2.2%	13,610	3.1%	(2,213)	-2.8%	12,962	3.1%	(1,565)	-1.6%
Total Undistributed Expenses	61,522	12.0%	61,251	14.1%	271	0.3%	65,148	15.8%	(3,626)	-3.6%

Gross Operating Profit	205,497	40.0%	164,684	37.8%	40,813	52.2%	169,351	41.0%	36,146	35.9%

Fixed Expenses
Property Taxes	3,858	0.8%	3,858	0.9%	0	0.0%	5,669	1.4%	(1,811)	-1.8%
Rent	4,009	0.8%	4,114	0.9%	(105)	-0.1%	1,464	0.4%	2,545	2.5%
Insurance	2,678	0.5%	2,678	0.6%	(0)	0.0%	2,167	0.5%	511	0.5%
Total Fixed Expenses	10,545	2.1%	10,650	2.4%	(105)	-0.1%	9,299	2.3%	1,245	1.2%

Income Before Reserves	194,952	37.9%	154,034	35.4%	40,918	52.3%	160,052	38.7%	34,900	34.7%

Reserve for Replacement	20,552	4.0%	17,423	4.0%	3,129	4.0%	16,528	4.0%	4,024	4.0%

Net Operating Income	174,400	33.9%	136,611	31.4%	37,789	48.3%	143,524	34.7%	30,876	30.7%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	%

Rooms Available	3,780		3,780		-		3,822		(42)		15,330
Occupied Rooms	3,062		2,999		63		3,372		(310)		12,707
Occupancy	81.0%		79.3%		2.1%		88.2%		-9.2%		82.9%
Average Daily Rate (ADR)	$141.68		$141.94		$(0.26)		$131.41		$10.27		$149.22
Revenue/Available Room (REVPAR)	$114.77		$112.61		$2.15		$115.93		$(1.17)		$123.68
Gross Revenue/Room	$320.42		$296.66		$23.76		$251.39		$69.03		$330.15

Revenues
Rooms	433,824	44.2%	425,684	47.8%	8,140	8.9%	443,103	52.3%	(9,279)	-7.0%	1,896,084	45.2%
Food & Beverage	543,914	55.4%	460,203	51.7%	83,711	91.5%	401,884	47.4%	142,030	106.4%	2,283,158	54.4%
Miscellaneous	3,402	0.3%	3,800	0.4%	(398)	-0.4%	2,701	0.3%	701	0.5%	15,921	0.4%
Total Revenues	981,140	100.0%	889,687	100.0%	91,453	100.0%	847,688	100.0%	133,452	100.0%	4,195,163	100.0%

Department Expenses
Rooms	156,471	36.1%	148,905	35.0%	7,566	92.9%	144,261	32.6%	12,210	-131.6%	578,522	30.5%
Food & Beverage	371,012	68.2%	333,149	72.4%	37,863	45.2%	261,556	65.1%	109,456	77.1%	1,546,429	67.7%
Miscellaneous	1,027	30.2%	1,454	38.3%	(427)	107.3%	1,734	64.2%	(707)	-100.8%	8,189	51.4%
Total Department Expenses	528,510	53.9%	483,508	54.3%	45,002	49.2%	407,551	48.1%	120,959	90.6%	2,133,140	50.8%

Departmental Profit
Rooms	277,353	63.9%	276,779	65.0%	574	7.1%	298,842	67.4%	(21,489)	231.6%	1,317,561	69.5%
Food & Beverage	172,902	31.8%	127,054	27.6%	45,848	54.8%	140,328	34.9%	32,573	22.9%	736,729	32.3%
Miscellaneous	2,375	69.8%	2,346	61.7%	29	-7.3%	967	35.8%	1,408	200.8%	7,732	48.6%
Total Departmental Profit	452,630	46.1%	406,179	45.7%	46,451	50.8%	440,137	51.9%	12,493	9.4%	2,062,023	49.2%

Undistributed Expenses
Management Fees	19,623	2.0%	17,794	2.0%	1,829	2.0%	16,912	2.0%	2,711	2.0%	83,903	2.0%
Administrative & General	54,855	5.6%	59,688	6.7%	(4,833)	-5.3%	56,821	6.7%	(1,966)	-1.5%	234,112	5.6%
Sales & Marketing	6,048	0.6%	8,212	0.9%	(2,164)	-2.4%	7,184	0.8%	(1,136)	-0.9%	39,667	0.9%
Engineering	48,929	5.0%	41,834	4.7%	7,095	7.8%	41,388	4.9%	7,540	5.7%	173,817	4.1%
Utilities	35,810	3.6%	40,731	4.6%	(4,921)	-5.4%	38,807	4.6%	(2,997)	-2.2%	151,447	3.6%
Total Undistributed Expenses	165,265	16.8%	168,259	18.9%	(2,994)	-3.3%	161,112	19.0%	4,153	3.1%	682,946	16.3%

Gross Operating Profit	287,365	29.3%	237,920	26.7%	49,445	54.1%	279,024	32.9%	8,340	6.2%	1,379,077	32.9%

Fixed Expenses
Property Taxes	11,574	1.2%	11,574	1.3%	0	0.0%	17,007	2.0%	(5,433)	-4.1%	94,416	2.3%
Rent	12,237	1.2%	12,342	1.4%	(106)	-0.1%	2,404	0.3%	9,832	7.4%	-	0.0%
Insurance	8,034	0.8%	8,034	0.9%	(0)	0.0%	6,500	0.8%	1,534	1.1%	32,136	0.8%
Total Fixed Expenses	31,845	3.2%	31,950	3.6%	(105)	-0.1%	25,911	3.1%	5,933	4.4%	126,552	3.0%

Income Before Reserves	255,520	26.0%	205,970	23.2%	49,550	54.2%	253,113	29.9%	2,407	1.8%	1,252,525	29.9%

Reserve for Replacement	39,246	4.0%	35,587	4.0%	3,659	4.0%	33,908	4.0%	5,338	4.0%	167,806	4.0%

Net Operating Income	216,274	22.0%	170,383	19.2%	45,891	50.2%	219,206	25.9%	(2,931)	-2.2%	1,084,719	25.9%

Page 1 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Report

Orchards Inn and Restaurant

Current Year Actual

2012

Current Year - 2013

Year to Date

	January		February		March		Total Year
	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	1,302		1,176		1,302		3,780
Occupied Rooms	824		992		1,246		3,062
Occupancy	63.3%		84.4%		95.7%		81.0%
Average Daily Rate (ADR)	$122.03		$131.01		$163.18		$141.68
Revenue/Available Room (REVPAR)	$77.23		$110.51		$156.16		$114.77

Revenues
Rooms	100,549	$170.95	129,959	$131.01	203,317	$163.18	433,824	$141.68
Food & Beverage	95,203	$139.99	139,070	$140.19	309,641	$248.51	543,914	$177.63
Miscellaneous	2,032	$1.92	529	$0.53	841	$0.68	3,402	$1.11
Total Revenues	197,784	$312.86	269,558	$271.73	513,799	$412.36	981,140	$320.42

Department Expenses
Rooms	44,035	$58.52	47,114	$47.49	65,323	$52.43	156,471	$51.10
Food & Beverage	85,178	$115.06	104,795	$105.64	181,040	$145.30	371,012	$121.17
Miscellaneous	294	$0.62	316	$0.32	417	$0.33	1,027	$0.34
Total Department Expenses	129,506	$174.21	152,225	$153.45	246,780	$198.06	528,510	$172.60

Departmental Profit
Rooms	56,514	$112.43	82,845	$83.51	137,994	$110.75	277,353	$90.58
Food & Beverage	10,025	$24.93	34,275	$34.55	128,601	$103.21	172,902	$56.47
Miscellaneous	1,738	$1.30	213	$0.21	424	$0.34	2,375	$0.78
Total Departmental Profit	68,277	$138.65	117,334	$118.28	267,019	$214.30	452,630	$147.82

Undistributed Expenses
Management Fees	3,956	$6.26	5,391	$5.43	10,276	$8.25	19,623	$6.41
Administrative & General	17,935	$20.89	16,737	$16.87	20,182	$16.20	54,855	$17.91
Sales & Marketing	2,207	$3.51	1,895	$1.91	1,947	$1.56	6,048	$1.98
Engineering	16,188	$16.36	15,020	$15.14	17,721	$14.22	48,929	$15.98
Utilities	14,015	$17.69	10,398	$10.48	11,397	$9.15	35,810	$11.70
Total Undistributed Expenses	54,301	$64.71	49,442	$49.84	61,522	$49.38	165,265	$53.97

Gross Operating Profit	13,976	$73.94	67,892	$68.44	205,497	$164.93	287,365	$93.85

Fixed Expenses
Property Taxes	3,858	$3.88	3,858	$3.89	3,858	$3.10	11,574	$3.78
Rent	4,114	$4.71	4,114	$4.15	4,009	$3.22	12,237	$4.00
Insurance	2,678	$6.32	2,678	$2.70	2,678	$2.15	8,034	$2.62
Total Fixed Expenses	10,650	$14.91	10,650	$10.74	10,545	$8.46	31,845	$10.40

Income Before Reserves	3,326	$59.03	57,242	$57.70	194,952	$156.46	255,520	$83.45

Reserve for Replacement	7,911	$12.51	10,782	$10.87	20,552	$16.49	39,246	$12.82

Net Operating Income	(4,585)	$46.52	46,459	$46.83	174,400	$139.97	216,274	$70.63

Page 2 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Current YTD

Orchards Inn and Restaurant

Current Year Budget

2012

Budget - 2013

	Year to Date

	January	February	March	April	May	June	July
	Amount	Amount	Amount	Amount	Amount	Amount	Amount

Available Room Nights	1,302	1,176	1,302	1,260	1,302	1,260	1,302
Occupied Rooms - Revenue	824	964	1,211	1,172	1,211	1,109	1,041
Occupied Rooms - With Comps	824	964	1,211	1,172	1,211	1,109	1,041
Occupancy	63.3%	82.0%	93.0%	93.0%	93.0%	88.0%	80.0%
Average Daily Rate (ADR)	$110.13	$120.01	$160.04	$175.00	$170.00	$155.00	$130.07
Revenue/Available Room (REVPAR)	$60.56	$83.99	$136.07	$162.78	$158.12	$136.42	$104.00
F&B POR	$99.00	$122.50	$172.50	$226.11	$214.70	$216.41	$190.00

Revenues
Rooms	100,549	125,320	199,815	205,100	205,870	171,895	135,404
Food & Beverage	95,203	130,000	235,000	265,000	260,000	240,000	197,790
Miscellaneous	2,032	1,000	768	1,172	931	1,525	1,422
Total Revenues	197,784	256,320	435,583	471,272	466,801	413,420	334,616

Department Expenses
Rooms	44,035	48,456	56,414	58,778	52,217	56,744	44,121
Food & Beverage	85,178	95,397	152,574	168,535	167,209	174,737	126,363
Miscellaneous	294	500	660	588	488	551	851
Total Department Expenses	129,507	144,353	209,648	227,901	219,914	232,032	171,335

Departmental Profit
Rooms	56,514	76,864	143,401	146,322	153,653	115,151	91,283
Food & Beverage	10,025	34,603	82,426	96,465	92,791	65,263	71,427
Miscellaneous	1,738	500	108	584	443	974	571
Total Departmental Profit	68,277	111,967	225,935	243,371	246,887	181,388	163,281

Undistributed Expenses
Base Management Fee	3,956	5,126	8,712	9,425	9,336	8,268	6,692
Administrative & General	17,935	19,415	22,338	27,454	23,208	24,066	17,540
Sales & Marketing	2,207	1,919	4,086	2,823	4,419	2,729	3,962
Engineering	16,188	13,141	12,505	18,964	22,772	21,876	12,051
Utilities	14,015	13,106	13,610	13,881	15,220	15,605	11,785
Total Undistributed Expenses	54,301	52,707	61,251	72,547	74,955	72,544	52,031

Gross Operating Profit	13,976	59,260	164,684	170,824	171,932	108,844	111,250

Fixed Expenses
Real Property Taxes	3,858	3,858	3,858	3,858	3,858	3,858	3,650
Rent	4,114	4,114	4,114	4,114	4,114	4,114	4,114
Insurance	2,678	2,678	2,678	2,678	2,678	2,678	2,678
Total Fixed Expenses	10,650	10,650	10,650	10,650	10,650	10,650	10,442

Income Before Reserves	3,326	48,610	154,034	160,174	161,282	98,194	100,808

Reserve for Replacement	7,911	10,253	17,423	18,851	18,672	16,537	13,385

Net Operating Income	(4,585)	38,357	136,611	141,323	142,610	81,657	87,423

	August	September	October	November	December	Total Year
	Amount	Amount	Amount	Amount	Amount	Amount

Available Room Nights	1,302	1,260	1,302	1,260	1,302	15,330
Occupied Rooms - Revenue	1,041	1,109	1,146	1,033	846	12,707
Occupied Rooms - With Comps	1,041	1,109	1,146	1,033	846	12,707
Occupancy	80.0%	88.0%	88.0%	82.0%	65.0%	82.9%
Average Daily Rate (ADR)	$125.04	$160.04	$170.10	$135.07	$130.04	$149.22
Revenue/Available Room (REVPAR)	$99.97	$140.86	$149.72	$110.74	$84.50	$123.68
F&B POR	$180.00	$185.00	$190.00	$160.00	$100.00	$179.68

Revenues
Rooms	130,167	177,487	194,930	139,532	110,015	1,896,084
Food & Beverage	187,380	205,165	217,740	165,280	84,600	2,283,158
Miscellaneous	1,422	1,515	1,566	1,411	1,156	15,921
Total Revenues	318,969	384,167	414,236	306,223	195,771	4,195,163

Department Expenses
Rooms	44,091	45,975	46,703	42,650	38,338	578,522
Food & Beverage	122,792	128,664	132,949	112,994	79,037	1,546,429
Miscellaneous	851	851	851	851	851	8,189
Total Department Expenses	167,735	175,490	180,504	156,496	118,226	2,133,140

Departmental Profit
Rooms	86,076	131,513	148,227	96,881	71,677	1,317,561
Food & Beverage	64,588	76,501	84,791	52,286	5,563	736,729
Miscellaneous	571	664	714	560	305	7,732
Total Departmental Profit	151,234	208,678	233,732	149,727	77,545	2,062,023

Undistributed Expenses
Base Management Fee	6,379	7,683	8,285	6,124	3,915	83,903
Administrative & General	17,252	18,542	19,150	14,662	12,549	234,112
Sales & Marketing	3,051	3,687	5,197	2,388	3,200	39,667
Engineering	11,301	12,203	12,363	10,504	9,949	173,817
Utilities	11,685	11,785	10,885	10,185	9,685	151,447
Total Undistributed Expenses	49,669	53,900	55,879	43,864	39,298	682,946

Gross Operating Profit	101,566	154,777	177,854	105,864	38,247	1,379,077

Fixed Expenses
Real Property Taxes	3,650	3,650	3,650	3,650	3,650	45,048
Rent	4,114	4,114	4,114	4,114	4,114	49,368
Insurance	2,678	2,678	2,678	2,678	2,678	32,136
Total Fixed Expenses	10,442	10,442	10,442	10,442	10,442	126,552

Income Before Reserves	91,124	144,335	167,412	95,422	27,805	1,252,525

Reserve for Replacement	12,759	15,367	16,569	12,249	7,831	167,806

Net Operating Income	78,365	128,968	150,842	83,173	19,974	1,084,719

Page 3 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Budget YTD

Orchards Inn and Restaurant

Prior Year Actual

2012

Prior Year - 2012

	Year to Date

	January		February		March		April		May		June		July
	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	1,302		1,218		1,302		1,260		1,302		1,260		1,302
Occupied Rooms	1,062		1,062		1,248		1,239		1,219		1,141		1,190
Occupancy	81.6%		87.2%		95.9%		98.3%		93.6%		90.6%		91.4%
Average Daily Rate (ADR)	$110.13		$124.87		$155.07		$165.96		$163.31		$148.00		$134.54
Revenue/Available Room (REVPAR)	$89.83		$108.88		$148.64		$163.19		$152.90		$134.02		$122.96

Revenues
Rooms	116,959	$110.13	132,613	$124.87	193,532	$155.07	205,623	$165.96	199,074	$163.31	168,863	$148.00	160,097	$134.54
Food & Beverage	75,237	$70.84	107,732	$101.44	218,915	$175.41	247,374	$199.66	230,841	$189.37	225,969	$198.04	217,850	$183.07
Miscellaneous	984	$0.93	971	$0.91	746	$0.60	1,138	$0.92	904	$0.74	1,480	$1.30	5,131	$4.31
	193,180	$181.90	241,315	$227.23	413,193	$331.08	454,135	$366.53	430,819	$353.42	396,312	$347.34	383,078	$321.91

Department Expenses
Rooms	46,947	$44.21	43,423	$40.89	53,891	$43.18	59,621	$48.12	52,535	$43.10	56,534	$49.55	56,905	$47.82
Food & Beverage	62,454	$58.81	74,940	$70.56	124,162	$99.49	132,562	$106.99	132,298	$108.53	141,693	$124.18	140,513	$118.08
Miscellaneous	609	$0.57	485	$0.46	641	$0.51	571	$0.46	473	$0.39	535	$0.47	425	$0.36
Total Department Expenses	110,010	$103.59	118,848	$111.91	178,693	$143.18	192,754	$155.57	185,306	$152.01	198,763	$174.20	197,843	$166.25

Departmental Profit
Rooms	70,012	$65.92	89,189	$83.98	139,641	$111.89	146,003	$117.84	146,539	$120.21	112,329	$98.45	103,192	$86.72
Food & Beverage	12,783	$12.04	32,792	$30.88	94,753	$75.92	114,811	$92.66	98,543	$80.84	84,275	$73.86	77,337	$64.99
Miscellaneous	376	$0.35	486	$0.46	105	$0.08	567	$0.46	431	$0.35	945	$0.83	4,706	$3.95
Total Departmental Profit	83,170	$78.31	122,467	$115.32	234,499	$187.90	261,381	$210.96	245,513	$201.41	197,549	$173.14	185,235	$155.66

Undistributed Expenses
Management Fees	3,864	$3.64	4,826	$4.54	8,222	$6.59	9,079	$7.33	8,616	$7.07	7,910	$6.93	7,646	$6.43
Administrative & General	14,558	$13.71	17,713	$16.68	24,550	$19.67	28,564	$23.05	25,156	$20.64	24,063	$21.09	20,561	$17.28
Sales & Marketing	1,466	$1.38	1,827	$1.72	3,891	$3.12	2,688	$2.17	4,208	$3.45	2,599	$2.28	2,005	$1.69
Engineering	15,341	$14.45	10,524	$9.91	15,524	$12.44	22,612	$18.25	21,755	$17.85	28,636	$25.10	28,900	$24.29
Utilities	13,363	$12.58	12,482	$11.75	12,962	$10.39	13,220	$10.67	14,495	$11.89	14,862	$13.03	14,479	$12.17
Total Undistributed Expenses	48,591	$45.75	47,373	$44.61	65,148	$52.20	76,164	$61.47	74,230	$60.89	78,069	$68.42	73,591	$61.84

Gross Operating Profit	34,579	$32.56	75,095	$70.71	169,351	$135.70	185,218	$149.49	171,283	$140.51	119,481	$104.72	111,644	$93.82

Fixed Expenses
Property Taxes	5,669	$5.34	5,669	$5.34	5,669	$4.54	(2,676)	$(2.16)	3,200	$2.63	3,200	$2.80	3,200	$2.69
Leases (Rent)	(1,301)	$(1.23)	2,241	$2.11	1,464	$1.17	(920)	$(0.74)	10,494	$8.61	2,187	$1.92	8,393	$7.05
Insurance	2,167	$2.04	2,167	$2.04	2,167	$1.74	2,167	$1.75	2,167	$1.78	2,167	$1.90	111	$0.09
Total Fixed Expenses

Income Before Reserves	28,044	$26.41	65,017	$61.22	160,052	$128.25	186,647	$150.64	155,422	$127.50	111,927	$98.10	99,940	$83.98

Reserve for Replacement	7,727	$7.28	9,653	$9.09	16,528	$13.24	18,165	$14.66	17,233	$14.14	15,852	$13.89	15,323	$12.88

Net Operating Income	20,317	$19.13	55,365	$52.13	143,524	$115.00	168,482	$135.98	138,190	$113.36	96,074	$84.20	84,617	$71.11

	August		September		October		November		December		Total Year
	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	1,302		1,260		1,302		1,260		1,246		15,316
Occupied Rooms	1,190		1,144		1,225		1,062		1		12,783
Occupancy	91.4%		90.8%		94.1%		84.3%		0.1%		83.5%
Average Daily Rate (ADR)	$132.26		$165.52		$175.06		$145.51		$323,557.23		$172.27
Revenue/Available Room (REVPAR)	$120.89		$150.28		$164.71		$122.64		$248.51		$143.78

Revenues
Rooms	157,394	$132.26	189,351	$165.52	214,452	$175.06	154,530	$145.51	309,641	$248.51	2,202,128	$143.78
Food & Beverage	200,907	$168.83	220,637	$192.86	235,806	$192.49	166,461	$156.74	841	$0.68	2,148,570	$140.28
Miscellaneous	3,324	$2.79	811	$0.71	627	$0.51	2,912	$2.74	513,799	$412.36	532,826	$34.79
	361,625	$303.89	410,800	$359.09	450,885	$368.07	323,902	$304.99	824,281	$661.54	4,883,525	$318.85

Department Expenses
Rooms	58,046	$48.78	49,877	$43.60	57,276	$46.76	47,567	$44.79	181,040	$145.30	763,662	$49.86
Food & Beverage	128,621	$108.09	132,341	$115.68	141,436	$115.46	115,664	$108.91	417	$0.33	1,327,103	$86.65
Miscellaneous	374	$0.31	1,445	$1.26	342	$0.28	461	$0.43	246,780	$198.06	253,140	$16.53
Total Department Expenses	187,042	$157.18	183,664	$160.55	199,054	$162.49	163,692	$154.14	428,237	$343.69	2,343,905	$153.04

Departmental Profit
Rooms	99,348	$83.49	139,474	$121.92	157,175	$128.31	106,963	$100.72	128,601	$103.21	1,438,466	$93.92
Food & Beverage	72,286	$60.74	88,296	$77.18	94,371	$77.04	50,797	$47.83	424	$0.34	821,468	$53.63
Miscellaneous	2,949	$2.48	(634)	$(0.55)	285	$0.23	2,451	$2.31	267,019	$214.30	279,686	$18.26
Total Departmental Profit	174,583	$146.71	227,136	$198.55	251,831	$205.58	160,210	$150.86	396,044	$317.85	2,539,619	$165.81

Undistributed Expenses
Management Fees	7,233	$6.08	9,534	$8.33	9,021	$7.36	6,478	$6.10	20,182	$16.20	102,611	$6.70
Administrative & General	26,732	$22.46	23,985	$20.97	24,856	$20.29	22,605	$21.29	1,947	$1.56	255,289	$16.67
Sales & Marketing	5,813	$4.88	6,047	$5.29	3,845	$3.14	2,358	$2.22	17,721	$14.22	54,469	$3.56
Engineering	26,885	$22.59	23,582	$20.61	25,491	$20.81	12,734	$11.99	11,397	$9.15	243,380	$15.89
Utilities	12,785	$10.74	13,275	$11.60	13,662	$11.15	12,448	$11.72	61,522	$49.38	209,556	$13.68
Total Undistributed Expenses	79,448	$66.76	76,423	$66.80	76,875	$62.76	56,623	$53.32	112,768	$90.50	865,303	$56.50

Gross Operating Profit	95,134	$79.94	150,713	$131.74	174,956	$142.82	103,587	$97.54	283,276	$227.35	1,674,316	$109.32

Fixed Expenses
Property Taxes	3,200	$2.69	3,200	$2.80	3,200	$2.61	3,262	$3.07	4,009	$3.22	40,802	$2.66
Leases (Rent)	6,024	$5.06	6,024	$5.27	6,213	$5.07	3,880	$3.65	2,678	$2.15	47,376	$3.09
Insurance	2,167	$1.82	2,167	$1.89	1,596	$1.30	2,678	$2.52	10,545	$8.46	32,264	$2.11
Total Fixed Expenses

Income Before Reserves	83,744	$70.37	139,322	$121.78	163,947	$133.83	93,768	$88.29	266,044	$213.52	1,553,874	$101.45

Reserve for Replacement	14,465	$12.16	16,432	$14.36	18,035	$14.72	12,956	$12.20	32,971	$26.46	195,341	$12.75

Net Operating Income	69,279	$58.22	122,890	$107.42	145,911	$119.11	80,812	$76.09	233,073	$187.06	1,358,533	$88.70

Page 4 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Prior Yr YTD

	Orchards Inn and Restaurant
	Rooms Department
	Actual vs. Budget and Prior Year
	March 2013
	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	$47,335	23.3%	$53,957	27.0%	$(6,622)	-189.1%	$52,260	27.0%	$(4,925)	-50.3%
4113 · Corporate	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4114 · Discount	122,912	60.5%	118,001	59.1%	4,911	140.3%	113,986	58.9%	8,926	91.2%
4115·FIT/Internet	27,271	13.4%	18,690	9.4%	8,581	245.0%	18,103	9.4%	9,168	93.7%
4116 · House	-	0.0%	-	0.0%	-	0.0%	(21)	0.0%	21	0.2%
4117 · House Posting	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4118 · Room Gift Certificates	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4110 · Transient Room charges	197,518	97.1%	190,648	95.4%	6,870	196.2%	184,328	95.2%	13,190	134.8%
4119 · No Show	621	34.6%	-	#DIV/0!	621	17.7%	325	17.9%	297	3.0%
4120 · Crib Rental	-	0.0%	-	#DIV/0!	-	0.0%	-	0.0%	-	0.0%
4150 · Group						0.0%				0.0%
4151 · Group Association	1,640	91.3%	-	#DIV/0!	1,640	46.8%	-	0.0%	1,640	16.8%
4152 · Group Corporate	-	0.0%	-	#DIV/0!	-	0.0%	-	0.0%	-	0.0%
4153 · Group Smerf	-	0.0%	861	#DIV/0!	(861)	-24.6%	834	46.1%	(834)	-8.5%
4154·Group-Tour	3,537	197.0%	8,306	#DIV/0!	(4,769)	-136.2%	8,045	444.8%	(4,508)	-46.1%
Total 4150 · Group	5,177	288.3%	9,167	#DIV/0!	(3,990)	-113.9%	8,879	490.9%	(3,702)	-37.8%
Total Revenue	203,317	100.0%	199,815	100.0%	3,502	100.0%	193,532	100.0%	9,785	100.0%

Expense
5000 · Payroll & Benefits
5100 · Rooms Salaries & Wages
5111000 · Front Office
5111170 · Rooms Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111160 · Assistant Manager	2,587	1.3%	1,868	0.9%	719	20.5%	-	0.0%	2,587	26.4%
5111199 · Rooms Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111600 · Guest Service Agents	5,425	2.7%	-	0.0%	5,425	154.9%	3,454	1.8%	1,971	20.1%
5111601 · Front Office Bonus-	-	0.0%	5,361	2.7%	(5,361)	-153.1%	-	0.0%	-	0.0%
5111605 · Reservationist	1,544	0.8%	1,304	0.7%	240	6.9%	1,070	0.6%	474	4.8%
5111606 · Reservationist - Bonus	196	0.1%	-	0.0%	196	5.6%	196	0.1%	-	0.0%
5111610 · Supervisor	(700)	-0.3%	-	0.0%	(700)	-20.0%	1,813	0.9%	(2,513)	-25.7%
5111640 · Night Auditor	3,332	1.6%	-	0.0%	3,332	95.2%	1,751	0.9%	1,581	16.2%
Total 5111000 · Front Office	12,384	6.1%	8,532	4.3%	3,851	110.0%	8,284	4.3%	4,100	41.9%
5111050 · Front Office Taxes & Benefits
5151 · Rms Payroll Taxes	1,249	0.6%	1,638	0.8%	(389)	-11.1%	963	0.5%	286	2.9%
5152 · Rms Workers' Comp	128	0.1%	195	0.1%	(67)	-1.9%	82	0.0%	46	0.5%
5153 · Rms Employ Benefits	573	0.3%	276	0.1%	296	8.5%	268	0.1%	305	3.1%
5155 · Rms PTO	142	0.1%	284	0.1%	(142)	-4.0%	271	0.1%	(129)	-1.3%
5156 · Rms Employ Meals	106	0.1%	207	0.1%	(101)	-2.9%	59	0.0%	48	0.5%
5199 · Rooms Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5111050 · Front Office Taxes & Benefits	2,198	1.1%	2,600	1.3%	(402)	-11.5%	1,643	0.8%	554	5.7%
5112000 · Housekeeping
5112050 · Housekeeping	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112170 · Housekeeping Manager	2,646	1.3%	-	0.0%	2,646	75.6%	1,426	0.7%	1,220	12.5%
5112500 · Room Attendent	5,957	2.9%	6,472	3.2%	(516)	-14.7%	6,284	3.2%	(327)	-3.3%
5112510 · House Attendant	2,131	1.0%	2,003	1.0%	128	3.7%	1,945	1.0%	187	1.9%
5112520 · Laundry Attendant	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112530 · Lead Room Supervisor	1,796	0.9%	-	0.0%	1,796	51.3%	1,809	0.9%	(13)	-0.1%
5112540 · Housekeeping Supervisor	-	0.0%	3,332	1.7%	(3,332)	-95.1%	-	0.0%	-	0.0%
5112599 · Housekeeping - Other pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112000 · Housekeeping	12,530	6.2%	11,807	5.9%	723	20.6%	11,463	5.9%	1,067	10.9%
5112050 · Housekeeping Taxes & Benefits
5112050 · Housekeeping Taxes & Benefits - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5251 · Housekeeping Payroll Taxes	459	0.2%	-	0.0%	459	13.1%	627	0.3%	(167)	-1.7%
5252 · Housekeeping Workers' Comp	131	0.1%	-	0.0%	131	3.7%	107	0.1%	24	0.2%
5253 · Housekeeping Employee Benefits	87	0.0%	-	0.0%	87	2.5%	-	0.0%	87	0.9%
5255 · Housekeeping PTO Expense	128	0.1%	-	0.0%	128	3.6%	4	0.0%	123	1.3%
5256 · Hskpg-Employee Meals	149	0.1%	-	0.0%	149	4.3%	142	0.1%	7	0.1%
5257 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112050 · Housekeeping Taxes & Benefits	954	0.5%	-	0.0%	954	27.2%	881	0.5%	73	0.7%
Total 5100 · Rooms Salaries & Wages	28,065	13.8%	22,939	11.5%	5,126	146.4%	22,271	11.5%	5,794	59.2%

8100 · Rooms Expenses
8100 · Rooms Expenses - Other	-	0.0%	2,167	1.1%	(2,167)	-61.9%	-	0.0%	-	0.0%
8101 · Comp Breakfast	17,219	8.5%	15,743	7.9%	1,476	42.1%	14,404	7.4%	2,815	28.8%
8110 · Guest Supplies	2,129	1.0%	1,617	0.8%	512	14.6%	1,570	0.8%	559	5.7%
8111 · In-Room Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8112 · Guest Relations	26	0.0%	38	0.0%	(12)	-0.4%	37	0.0%	(11)	-0.1%
8114 · Guest Amenities	36	0.0%	-	0.0%	36	1.0%	-	0.0%	36	0.4%
8115 · Operating Supplies	257	0.1%	29	0.0%	228	6.5%	28	0.0%	229	2.3%
8117 · Newspapers	106	0.1%	-	0.0%	106	3.0%	223	0.1%	(117)	-1.2%
8120 · Cleaning Supplies	88	0.0%	123	0.1%	(35)	-1.0%	120	0.1%	(32)	-0.3%
8129 · Linens	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8130 · Outside Laundry	9,739	4.8%	7,438	3.7%	2,301	65.7%	7,221	3.7%	2,518	25.7%
8135 · Uniforms	104	0.1%	819	0.4%	(716)	-20.4%	796	0.4%	(692)	-7.1%
8149 · Group Commissions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8150 · TA Commissions	469	0.2%	640	0.3%	(171)	-4.9%	621	0.3%	(152)	-1.6%
8152 · Auto Expense (van)	123	0.1%	-	0.0%	123	3.5%	-	0.0%	123	1.3%
8151 · Computer Maint. & Support	684	0.3%	1,197	0.6%	(512)	-14.6%	1,162	0.6%	(478)	-4.9%
8155 · Reservation Expense	4,746	2.3%	1,195	0.6%	3,552	101.4%	1,160	0.6%	3,586	36.7%
8156 · Concierge Expenses	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8157 · Walk Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8158 · Equipment Repair	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8164 · Decorations	-	0.0%	-	0.0%	-	0.0%	97	0.1%	(97)	-1.0%
8165 · Comp In-Room Coffee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8170 · Contract Labor	67	0.0%	-	0.0%	67	1.9%	-	0.0%	67	0.7%
8174 · Music & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8175 · Cable TV	1,086	0.5%	1,909	1.0%	(823)	-23.5%	1,853	1.0%	(767)	-7.8%
8178 · Express Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8184 · Printing	49	0.0%	415	0.2%	(366)	-10.4%	403	0.2%	(354)	-3.6%
8185 · Telephone Cell & Radio	62	0.0%	-	0.0%	62	1.8%	76	0.0%	(14)	-0.1%
8190 · Office Supplies	229	0.1%	-	0.0%	229	6.5%	202	0.1%	27	0.3%
8191 · Employee Relations & Training	38	0.0%	50	0.0%	(12)	-0.3%	48	0.0%	(10)	-0.1%
8192 · Building Rent - Housekeeping	-	0.0%	-	0.0%	-	0.0%	1,301	0.7%	(1,301)	-13.3%
8193 · License & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8195 · Equipment Lease	-	0.0%	-	0.0%	-	0.0%	205	0.1%	(205)	-2.1%
8196 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8197 · Business Meals	-	0.0%	96	0.0%	(96)	-2.7%	93	0.0%	(93)	-1.0%
8199 · Final Room Prep - Renovated Rms	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8225 · Laundry Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8100 · Rooms Expenses	37,258	18.3%	33,476	16.8%	3,782	108.0%	31,620	16.3%	5,638	57.6%
Total Expense	65,323	32.1%	56,414	28.2%	8,908	254.4%	53,891	27.8%	11,432	116.8%
Net Income	$137,994	67.9%	$143,401	71.8%	$(5,407)	-154.4%	$139,641	72.2%	$(1,647)	-16.8%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	$84,572	19.5%	$102,730	24.1%	$(18,158)	-223.1%	$143,120	32.3%	$(58,548)	631.0%	$600,818	33.8%
4113 · Corporate	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4114 · Discount	270,047	62.2%	254,647	59.8%	15,400	189.2%	226,870	51.2%	43,177	-465.3%	634,106	35.7%
4115·FIT/Internet	61,156	14.1%	55,591	13.1%	5,565	68.4%	59,751	13.5%	1,405	-15.1%	378,067	21.3%
4116 · House	-	0.0%	-	0.0%	-	0.0%	(350)	-0.1%	350	-3.8%	-	0.0%
4117 · House Posting	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4118 · Room Gift Certificates	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4110 · Transient Room charges	415,775	95.8%	412,968	97.0%	2,807	34.5%	429,391	96.9%	(13,616)	146.7%	1,612,991	90.8%
4119 · No Show	2,821	74.4%	-	0.0%	2,821	34.6%	745	17.4%	2,076	-22.4%	-	0.0%
4120 · Crib Rental	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4150 · Group						0.0%				0.0%
4151 · Group Association	2,445	64.5%	-	0.0%	2,445	30.0%	-	0.0%	2,445	-26.4%	-	0.0%
4152 · Group Corporate	1,385	36.6%	135	0.0%	1,250	15.4%	-	0.0%	1,385	-14.9%	4,770	22.2%
4153 · Group Smerf	-	0.0%	4,274	1.0%	(4,274)	-52.5%	4,922	114.8%	(4,922)	53.0%	29,642	138.2%
4154·Group-Tour	11,398	300.8%	8,306	2.0%	3,092	38.0%	8,045	187.6%	3,353	-36.1%	128,758	600.1%
Total 4150 · Group	15,228	401.9%	12,715	3.0%	2,513	30.9%	12,967	302.4%	2,261	-24.4%	163,170	760.5%
Total Revenue	433,824	100.0%	425,684	100.0%	8,140	100.0%	443,103	100.0%	(9,279)	100.0%	1,776,161	100.0%

Expense
5000 · Payroll & Benefits
5100 · Rooms Salaries & Wages
5111000 · Front Office
5111170 · Rooms Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111160 · Assistant Manager	5,754	1.3%	4,534	1.1%	1,220	15.0%	-	0.0%	5,754	-62.0%	-	0.0%
5111199 · Rooms Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111600 · Guest Service Agents	11,860	2.7%	-	0.0%	11,860	145.7%	10,238	2.3%	1,622	-17.5%	40,704	2.3%
5111601 · Front Office Bonus-	-	0.0%	15,943	3.7%	(15,943)	-195.8%	-	0.0%	-	0.0%	-	0.0%
5111605 · Reservationist	3,335	0.8%	3,965	0.9%	(630)	-7.7%	3,429	0.8%	(94)	1.0%	26,016	1.5%
5111606 · Reservationist - Bonus	672	0.2%	-	0.0%	672	8.3%	756	0.2%	(84)	0.9%	-	0.0%
5111610 · Supervisor	(259)	-0.1%	-	0.0%	(259)	-3.2%	4,335	1.0%	(4,594)	49.5%	16,224	0.9%
5111640 · Night Auditor	7,693	1.8%	-	0.0%	7,693	94.5%	5,399	1.2%	2,293	-24.7%	16,920	1.0%
Total 5111000 · Front Office	29,055	6.7%	24,442	5.7%	4,613	56.7%	24,157	5.5%	4,898	-52.8%	99,864	5.6%
5111050 · Front Office Taxes & Benefits
5151 · Rms Payroll Taxes	3,411	0.8%	5,891	1.4%	(2,480)	-30.5%	2,797	0.6%	613	-6.6%	9,420	0.5%
5152 · Rms Workers' Comp	384	0.1%	225	0.1%	159	2.0%	557	0.1%	(173)	1.9%	1,883	0.1%
5153 · Rms Employ Benefits	1,223	0.3%	2,964	0.7%	(1,741)	-21.4%	4,114	0.9%	(2,891)	31.2%	6,000	0.3%
5155 · Rms PTO	1,286	0.3%	1,693	0.4%	(408)	-5.0%	491	0.1%	795	-8.6%	1,883	0.1%
5156 · Rms Employ Meals	249	0.1%	718	0.2%	(469)	-5.8%	359	0.1%	(110)	1.2%	7,536	0.4%
5199 · Rooms Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5111050 · Front Office Taxes & Benefits	6,552	1.5%	11,492	2.7%	(4,940)	-60.7%	8,318	1.9%	(1,765)	19.0%	26,722	1.5%
5112000 · Housekeeping
5112050 · Housekeeping	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112170 · Housekeeping Manager	6,613	1.5%	-	0.0%	6,613	81.2%	4,580	1.0%	2,033	-21.9%	21,000	1.2%
5112500 · Room Attendent	14,847	3.4%	16,683	3.9%	(1,836)	-22.6%	17,110	3.9%	(2,263)	24.4%	41,840	2.4%
5112510 · House Attendant	5,229	1.2%	4,755	1.1%	473	5.8%	4,218	1.0%	1,011	-10.9%	8,772	0.5%
5112520 · Laundry Attendant	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112530 · Lead Room Supervisor	3,789	0.9%	-	0.0%	3,789	46.5%	4,287	1.0%	(498)	5.4%	21,456	1.2%
5112540 · Housekeeping Supervisor	-	0.0%	9,345	2.2%	(9,345)	-114.8%	-	0.0%	-	0.0%	-	0.0%
5112599 · Housekeeping - Other pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	1,760	0.1%
Total 5112000 · Housekeeping	30,478	7.0%	30,783	7.2%	(305)	-3.8%	30,195	6.8%	283	-3.0%	94,828	5.3%
5112050 · Housekeeping Taxes & Benefits
5112050 · Housekeeping Taxes & Benefits - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5251 · Housekeeping Payroll Taxes	2,013	0.5%	-	0.0%	2,013	24.7%	2,157	0.5%	(144)	1.6%	9,485	0.5%
5252 · Housekeeping Workers' Comp	427	0.1%	-	0.0%	427	5.2%	335	0.1%	92	-1.0%	2,372	0.1%
5253 · Housekeeping Employee Benefits	343	0.1%	-	0.0%	343	4.2%	-	0.0%	343	-3.7%	2,400	0.1%
5255 · Housekeeping PTO Expense	880	0.2%	-	0.0%	880	10.8%	208	0.0%	672	-7.2%	2,846	0.2%
5256 · Hskpg-Employee Meals	376	0.1%	-	0.0%	376	4.6%	598	0.1%	(222)	2.4%	2,654	0.1%
5257 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112050 · Housekeeping Taxes & Benefits	4,039	0.9%	-	0.0%	4,039	49.6%	3,298	0.7%	741	-8.0%	19,757	1.1%
Total 5100 · Rooms Salaries & Wages	70,124	16.2%	66,718	15.7%	3,407	41.8%	65,967	14.9%	4,157	-44.8%	241,171	13.6%

8100 · Rooms Expenses
8100 · Rooms Expenses - Other	-	0.0%	4,648	1.1%	(4,648)	-57.1%	-	0.0%	-	0.0%	-	0.0%
8101 · Comp Breakfast	36,863	8.5%	37,675	8.9%	(812)	-10.0%	30,550	6.9%	6,314	-68.0%	58,689	3.3%
8110 · Guest Supplies	5,163	1.2%	4,119	1.0%	1,044	12.8%	4,372	1.0%	790	-8.5%	28,417	1.6%
8111 · In-Room Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8112 · Guest Relations	113	0.0%	122	0.0%	(9)	-0.1%	185	0.0%	(72)	0.8%	-	0.0%
8114 · Guest Amenities	73	0.0%	-	0.0%	73	0.9%	-	0.0%	73	-0.8%	-	0.0%
8115 · Operating Supplies	1,174	0.3%	1,071	0.3%	103	1.3%	1,620	0.4%	(447)	4.8%	6,664	0.4%
8117 · Newspapers	353	0.1%	-	0.0%	353	4.3%	464	0.1%	(111)	1.2%	1,142	0.1%
8120 · Cleaning Supplies	397	0.1%	361	0.1%	36	0.4%	414	0.1%	(18)	0.2%	2,739	0.2%
8129 · Linens	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8130 · Outside Laundry	24,092	5.6%	19,555	4.6%	4,537	55.7%	18,880	4.3%	5,213	-56.2%	107,488	6.1%
8135 · Uniforms	556	0.1%	1,221	0.3%	(665)	-8.2%	1,012	0.2%	(457)	4.9%	4,316	0.2%
8149 · Group Commissions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8150 · TA Commissions	1,353	0.3%	1,512	0.4%	(159)	-2.0%	1,539	0.3%	(186)	2.0%	10,095	0.6%
8152 · Auto Expense (van)	350	0.1%	-	0.0%	350	4.3%	-	0.0%	350	-3.8%	1,200	0.1%
8151 · Computer Maint. & Support	2,202	0.5%	2,670	0.6%	(468)	-5.7%	2,982	0.7%	(780)	8.4%	4,800	0.3%
8155 · Reservation Expense	9,375	2.2%	4,926	1.2%	4,450	54.7%	4,918	1.1%	4,458	-48.0%	24,000	1.4%
8156 · Concierge Expenses	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8157 · Walk Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8158 · Equipment Repair	66	0.0%	-	0.0%	66	0.8%	-	0.0%	66	-0.7%	618	0.0%
8164 · Decorations	-	0.0%	-	0.0%	-	0.0%	(254)	-0.1%	254	-2.7%	600	0.0%
8165 · Comp In-Room Coffee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8170 · Contract Labor	67	0.0%	-	0.0%	67	0.8%	-	0.0%	67	-0.7%	-	0.0%
8174 · Music & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8175 · Cable TV	2,630	0.6%	3,624	0.9%	(995)	-12.2%	4,445	1.0%	(1,815)	19.6%	10,200	0.6%
8178 · Express Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8184 · Printing	438	0.1%	442	0.1%	(4)	0.0%	440	0.1%	(2)	0.0%	1,200	0.1%
8185 · Telephone Cell & Radio	224	0.1%	-	0.0%	224	2.8%	386	0.1%	(161)	1.7%	600	0.0%
8190 · Office Supplies	786	0.2%	-	0.0%	786	9.7%	1,146	0.3%	(360)	3.9%	2,400	0.1%
8191 · Employee Relations & Training	61	0.0%	118	0.0%	(57)	-0.7%	96	0.0%	(35)	0.4%	1,500	0.1%
8192 · Building Rent - Housekeeping	-	0.0%	-	0.0%	-	0.0%	4,755	1.1%	(4,755)	51.2%	12,000	0.7%
8193 · License & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	600	0.0%
8195 · Equipment Lease	-	0.0%	-	0.0%	-	0.0%	205	0.0%	(205)	2.2%	600	0.0%
8196 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8197 · Business Meals	-	0.0%	101	0.0%	(101)	-1.2%	125	0.0%	(125)	1.3%	-	0.0%
8199 · Final Room Prep - Renovated Rms	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8225 · Laundry Expense	9	0.0%	22	0.0%	(14)	-0.2%	13	0.0%	(5)	0.0%	-	0.0%
Total 8100 · Rooms Expenses	86,347	19.9%	82,187	19.3%	4,160	51.1%	78,294	17.7%	8,053	-86.8%	279,868	15.8%
Total Expense	156,471	36.1%	148,905	35.0%	7,566	92.9%	144,261	32.6%	12,210	-131.6%	521,039	29.3%
Net Income	$277,353	63.9%	$276,779	65.0%	574	7.1%	$298,842	67.4%	$(21,489)	231.6%	$1,255,122	70.7%

Page 5 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Rooms - AvB

Orchards Inn & Restaurant, LLC.

Rooms Department

January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income

Ordinary Income/Expense Income
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	8,793.75	8.75%	28,443.55	21.89%	47,335.00	23.28%	84,572.30	19.5%
4114 · Discount	73,728.65	73.33%	73,406.60	56.48%	122,912.08	60.45%	270,047.33	62.25%
4115·FIT/Internet	16,816.85	16.73%	17,067.75	13.13%	27,270.97	13.41%	61,155.57	14.1%
Total 4110 · Transient Room charges	99,339.25	98.8%	118,917.90	91.5%	197,518.05	97.15%	415,775.20	95.84%
4119 · No Show	1,074.35	1.07%	1,125.00	0.87%	621.28	0.31%	2,820.63	0.65%
4150 · Group
4151 · Group Association	0.00	0.0%	805.00	0.62%	1,640.00	0.81%	2,445.00	0.56%
4152 · Group Corporate	135.00	0.13%	1,250.00	0.96%	0.00	0.0%	1,385.00	0.32%
4153 · Group Smerf	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%
4154·Group-Tour	0.00	0.0%	7,861.00	6.05%	3,537.24	1.74%	11,398.24	2.63%
Total 4150 · Group	135.00	0.13%	9,916.00	7.63%	5,177.24	2.55%	15,228.24	3.51%
Total 4100 · Room Charges	100,548.60	100.0%	129,958.90	100.0%	203,316.57	100.0%	433,824.07	100.0%
Total Income	100,548.60	100.0%	129,958.90	100.0%	203,316.57	100.0%	433,824.07	100.0%
Gross Profit	100,548.60	100.0%	129,958.90	100.0%	203,316.57	100.0%	433,824.07	100.0%
Expense
5000 · Payroll & Benefits
5100 · Rooms Salaries & Wages
5111000 · Front Office
5111160 · Assistant Manager	1,507.70	1.5%	1,659.64	1.28%	2,586.77	1.27%	5,754.11	1.33%
5111600 · Guest Service Agents	2,789.62	2.77%	3,644.87	2.81%	5,425.23	2.67%	11,859.72	2.73%
5111605 · Reservationist	1,003.53	1.0%	788.27	0.61%	1,543.58	0.76%	3,335.38	0.77%
5111606 · Reservationist - Bonus	196.00	0.2%	280.00	0.22%	196.00	0.1%	672.00	0.16%
5111610 · Supervisor	96.69	0.1%	344.59	0.27%	-700.00	-0.34%	-258.72	-0.06%
5111640 · Night Auditor	2,204.12	2.19%	2,156.32	1.66%	3,332.09	1.64%	7,692.53	1.77%
Total 5111000 · Front Office	7,797.66	7.76%	8,873.69	6.83%	12,383.67	6.09%	29,055.02	6.7%
5111050 · Front Office Taxes & Benefits
5151 · Rms Payroll Taxes	1,231.68	1.23%	930.25	0.72%	1,248.91	0.61%	3,410.84	0.79%
5152 · Rms Workers' Comp	127.95	0.13%	127.95	0.1%	127.95	0.06%	383.85	0.09%
5153 · Rms Employ Benefits	409.03	0.41%	241.34	0.19%	572.63	0.28%	1,223.00	0.28%
5155 · Rms PTO	874.65	0.87%	269.35	0.21%	141.83	0.07%	1,285.83	0.3%
5156 · Rms Employ Meals	76.61	0.08%	65.73	0.05%	106.41	0.05%	248.75	0.06%
Total 5111050 · Front Office Taxes & Benefits	2,719.92	2.71%	1,634.62	1.26%	2,197.73	1.08%	6,552.27	1.51%
5112000 · Housekeeping
5112150 · Annex - Room Attendant Supervis	0.00	0.0%	0.00	0.0%	3,025.95	1.49%	3,025.95	0.7%
5112170 · Housekeeping Manager	1,671.73	1.66%	2,295.13	1.77%	2,645.84	1.3%	6,612.70	1.52%
5112500 · Room Attendent	4,405.76	4.38%	4,484.63	3.45%	5,956.78	2.93%	14,847.17	3.42%
5112510 · House Attendant	1,532.38	1.52%	1,565.13	1.2%	2,131.18	1.05%	5,228.69	1.21%
5112530 · Lead Room Supervisor	1,344.50	1.34%	649.00	0.5%	1,795.75	0.88%	3,789.25	0.87%
5112550 · Annex - Room Attendant	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%
5112560 · Annex - House Attendant	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%
5112570 · Annex - Lead Room Attendant	0.00	0.0%	0.00	0.0%	-3,025.95	-1.49%	-3,025.95	-0.7%
Total 5112000 · Housekeeping	8,954.37	8.91%	8,993.89	6.92%	12,529.55	6.16%	30,477.81	7.03%
5112050 · Housekeeping Taxes & Benefits
5251 · Housekeeping Payroll Taxes	1,025.50	1.02%	528.54	0.41%	459.16	0.23%	2,013.20	0.46%
5252 · Housekeeping Workers' Comp	152.08	0.15%	144.03	0.11%	130.89	0.06%	427.00	0.1%
5253 · Housekeeping Employee Benefits	131.59	0.13%	124.63	0.1%	86.64	0.04%	342.86	0.08%
5255 · Housekeeping PTO Expense	571.21	0.57%	181.04	0.14%	127.68	0.06%	879.93	0.2%
5256 · Hskpg-Employee Meals	124.99	0.12%	101.57	0.08%	149.42	0.07%	375.98	0.09%
Total 5112050 · Housekeeping Taxes & Benefits	2,005.37	1.99%	1,079.81	0.83%	953.79	0.47%	4,038.97	0.93%
Total 5100 · Rooms Salaries & Wages	21,477.32	21.36%	20,582.01	15.84%	28,064.74	13.8%	70,124.07	16.16%
Total 5000 · Payroll & Benefits	21,477.32	21.36%	20,582.01	15.84%	28,064.74	13.8%	70,124.07	16.16%
8100 · Rooms Expenses
8101 · Comp Breakfast	9,400.08	9.35%	10,244.71	7.88%	17,218.51	8.47%	36,863.30	8.5%
8110 · Guest Supplies	1,158.13	1.15%	1,875.24	1.44%	2,129.47	1.05%	5,162.84	1.19%
8112 · Guest Relations	44.83	0.05%	41.79	0.03%	25.98	0.01%	112.60	0.03%
8114 · Guest Amenities	0.00	0.0%	37.51	0.03%	35.86	0.02%	73.37	0.02%
8115 · Operating Supplies	696.79	0.69%	220.06	0.17%	256.84	0.13%	1,173.69	0.27%
8117 · Newspapers	0.00	0.0%	246.68	0.19%	106.46	0.05%	353.14	0.08%
8120 · Cleaning Supplies	0.00	0.0%	309.00	0.24%	87.96	0.04%	396.96	0.09%
8130 · Outside Laundry	6,643.52	6.61%	7,710.06	5.93%	9,738.79	4.79%	24,092.37	5.55%
8135 · Uniforms	267.89	0.27%	184.25	0.14%	103.72	0.05%	555.86	0.13%
8150 · TA Commissions	204.08	0.2%	679.83	0.52%	469.35	0.23%	1,353.26	0.31%
8151 · Computer Maint. & Support	801.41	0.8%	715.99	0.55%	684.46	0.34%	2,201.86	0.51%
8152 · Auto Expense (van)	66.13	0.07%	160.99	0.12%	123.12	0.06%	350.24	0.08%
8155 · Reservation Expense	2,123.36	2.11%	2,505.70	1.93%	4,746.43	2.34%	9,375.49	2.16%
8158 · Equipment Repair	66.13	0.07%	0.00	0.0%	0.00	0.0%	66.13	0.02%
8170 · Contract Labor	0.00	0.0%	0.00	0.0%	67.46	0.03%	67.46	0.02%
8175 · Cable TV	774.22	0.77%	769.92	0.59%	1,085.67	0.53%	2,629.81	0.61%
8184 · Printing	26.80	0.03%	362.22	0.28%	49.24	0.02%	438.26	0.1%
8185 · Telephone Cell & Radio	66.13	0.07%	96.60	0.07%	61.56	0.03%	224.29	0.05%
8190 · Office Supplies	186.08	0.19%	371.08	0.29%	228.89	0.11%	786.05	0.18%
8191 · Employee Relations & Training	23.15	0.02%	0.00	0.0%	38.17	0.02%	61.32	0.01%
8225 · Laundry Expense	8.60	0.01%	0.00	0.0%	0.00	0.0%	8.60	0.0%
Total 8100 · Rooms Expenses	22,557.33	22.43%	26,531.63	20.42%	37,257.94	18.33%	86,346.90	19.9%
Total Expense	44,034.65	43.79%	47,113.64	36.25%	65,322.68	32.13%	156,470.97	36.07%
Net Ordinary Income	56,513.95	56.21%	82,845.26	63.75%	137,993.89	67.87%	277,353.10	63.93%
Net Income	56,513.95	56.21%	82,845.26	63.75%	137,993.89	67.87%	277,353.10	63.93%

Page 6 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Rooms

Orchards Inn and Restaurant

F&B Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4300 · Food & Beverage Revenue
Food Revenue
4311 · Restaurant Breakfast	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4312 · Restaurant Lunch	127,071	41.0%	103,984	44.2%	23,086	30.9%	96,867	44.2%	30,204	33.3%
4313 · Restaurant Dinner	96,762	31.2%	65,947	28.1%	30,815	41.3%	61,434	28.1%	35,329	38.9%
Total Food Revenue	223,833	72.3%	169,932	54.9%	53,902	72.2%	158,301	51.1%	65,533	72.2%

Beverage Revenue
4314 · Restaurant Beer Sales	26,165	8.5%	19,956	8.5%	6,209	8.3%	18,590	8.5%	7,575	8.3%
4315 · Restaurant Wine Sales	6,482	2.1%	3,955	1.7%	2,527	3.4%	3,684	1.7%	2,798	3.1%
4316 · Restaurant Liquor Sales	53,161	17.2%	41,158	17.5%	12,003	16.1%	38,341	17.5%	14,820	16.3%
Total Beverage Revenue	85,808	27.7%	65,068	27.7%	20,739	27.8%	60,615	27.7%	25,193	27.8%

Total 4310 · Restaurant Sales	309,641	100.0%	235,000	100.0%	74,641	100.0%	218,915	100.0%	90,725	100.0%
Banquet Revenue
4324 · Banquet Dinner	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4331 · Banquet Meeting Room	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4320 · Banquet Revenue	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4300 · Food & Beverage Revenue	309,641	100.0%	235,000	100.0%	74,641	100.0%	218,915	100.0%	90,725	100.0%
Total Revenue	309,641	100.0%	235,000	100.0%	74,641	100.0%	218,915	100.0%	90,725	100.0%

Cost of Goods Sold
6300 · Cost of Food & Beverage
6310 · Restaurant Cost of Sales
631001 · Meat	8,160	3.6%	-	0.0%	8,160	15.1%	6,531	4.1%	1,629	2.5%
631002 · Seafood	4,998	2.2%	-	0.0%	4,998	9.3%	3,472	2.2%	1,526	2.3%
631003 · Poultry	4,641	2.1%	-	0.0%	4,641	8.6%	3,566	2.3%	1,075	1.6%
631004 · Produce	11,329	5.1%	-	0.0%	11,329	21.0%	7,837	5.0%	3,493	5.3%
631005 · Dairy	5,062	2.3%	-	0.0%	5,062	9.4%	4,444	2.8%	618	0.9%
631006 · Bread	6,837	3.1%	-	0.0%	6,837	12.7%	5,568	3.5%	1,269	1.9%
631007 · Other Food	5,298	2.4%	-	0.0%	5,298	9.8%	7,076	4.5%	(1,778)	-2.7%
631008 · Comp Breakfast Food	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
631009 · Cost of Goods Sold-EDR	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
631010 · Taos - Grand Opening, Food	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6310 · Restaurant Cost of Sales - Other	-	0.0%	42,483	25.0%	(42,483)	-78.8%	-	0.0%	-	0.0%
Cost of Sales - Food	46,324	20.7%	42,483	25.0%	3,842	7.1%	38,492	24.3%	7,832	12.0%

6311 · Cost of Goods-Liquor	6,236	11.7%	6,585	16.0%	(349)	-2.9%	3,978	10.4%	2,258	15.2%
6312 · Cost of Goods - Wine	1,972	30.4%	1,186	30.0%	785	31.1%	1,179	32.0%	793	28.3%
6313 · Cost of Goods-Beer	5,071	19.4%	3,991	20.0%	1,080	17.4%	1,555	8.4%	3,516	46.4%
Cost of Sales - Beverage	13,279	15.5%	11,763	18.1%	1,516	7.3%	6,712	11.1%	6,567	26.1%
Total COGS	59,604	19.2%	54,246	23.1%	5,358	7.2%	45,204	20.6%	14,399	15.9%
Gross Profit	250,037	80.8%	180,754	76.9%	69,283	92.8%	173,711	79.4%	76,326	84.1%

Expense
5000 · Payroll & Benefits
5300000 · F&B Salaries & Wages
5363000 · Restaurant Salary & Wages
5300000 · F&B Salaries & Wages - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363150 · Restaurant Supervisor	367	0.1%	-	0.0%	367	0.5%	-	0.0%	367	0.4%
5363160 · Kitchen Manager	244	0.1%	-	0.0%	244	0.3%	-	0.0%	244	0.3%
5363170 · Restaurant Manager	6,962	2.2%	7,920	3.4%	(958)	-1.3%	5,885	2.7%	1,077	1.2%
5363171 · Asst Restaurant Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363180 · Restaurant Assistant Manager	5,684	1.8%	-	0.0%	5,684	7.6%	371	0.2%	5,313	5.9%
5363199 · F&B Shared Services	(1,786)	-0.6%	-	0.0%	(1,786)	-2.4%	344	0.2%	(2,130)	-2.3%
5363300 · Server	9,308	3.0%	8,410	3.6%	898	1.2%	6,643	3.0%	2,665	2.9%
5363305 · Expeditor	2,717	0.9%	2,123	0.9%	593	0.8%	776	0.4%	1,940	2.1%
5363310 · Busser	2,000	0.6%	2,454	1.0%	(454)	-0.6%	1,938	0.9%	62	0.1%
5363320 · Bartender	3,824	1.2%	3,726	1.6%	98	0.1%	2,943	1.3%	881	1.0%
5363330·Cashier/Hostess	4,847	1.6%	4,850	2.1%	(4)	0.0%	3,831	1.7%	1,016	1.1%
5363400·Warewasher/Dishwasher	7,038	2.3%	6,243	2.7%	795	1.1%	4,931	2.3%	2,106	2.3%
5363420 · Cook I	14,450	4.7%	20,475	8.7%	(6,025)	-8.1%	12,208	5.6%	2,243	2.5%
5363430 · Cook II	-	0.0%	-	0.0%	-	0.0%	1,749	0.8%	(1,749)	-1.9%
5363440 · Cook III	5,758	1.9%	-	0.0%	5,758	7.7%	2,216	1.0%	3,542	3.9%
5363450 · Chef	4,758	1.5%	10,977	4.7%	(6,218)	-8.3%	1,912	0.9%	2,846	3.1%
5363460 · Head Chef	3,779	1.2%	-	0.0%	3,779	5.1%	6,758	3.1%	(2,979)	-3.3%
5363598 · Staff Incentives-	1,764	0.6%	-	0.0%	1,764	2.4%	557	0.3%	1,206	1.3%
5369000 · Taos Grand Opening, Labor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5363000 · Restaurant Salary & Wages	71,712	23.2%	67,179	28.6%	4,534	6.1%	53,064	24.2%	18,649	20.6%
5363050 · Restaurant Taxes & Benefits
5351 · F&B Payroll Taxes	12,427	4.0%	10,860	4.6%	1,567	2.1%	9,609	4.4%	2,818	3.1%
5352 · F&B Workers' Comp	793	0.3%	645	0.3%	148	0.2%	510	0.2%	283	0.3%
5353 · F&B Employ Benefits	3,203	1.0%	790	0.3%	2,413	3.2%	624	0.3%	2,579	2.8%
5355 · F&B PTO	-	0.0%	1,511	0.6%	(1,511)	-2.0%	1,193	0.5%	(1,193)	-1.3%
5356 · F&B Employ Meals	950	0.3%	1,813	0.8%	(863)	-1.2%	1,432	0.7%	(482)	-0.5%
5399 · F&B Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5363050 · Restaurant Taxes & Benefits	17,373	5.6%	15,619	6.6%	1,754	2.3%	13,368	6.1%	4,005	4.4%
Total 5300000 · F&B Salaries & Wages	89,086	28.8%	82,798	35.2%	6,288	8.4%	66,432	30.3%	22,653	25.0%
8300 · Food & Beverage
8312 · Guest Relations/issues	-	0.0%	-	0.0%	-	0.0%	1,046	0.5%	(1,046)	-1.2%
8313 · Food Operating Supplies	2,761	0.9%	3,354	1.4%	(593)	-0.8%	2,795	1.3%	(34)	0.0%
8314 · Beverage Operating Supplies	2,614	0.8%	1,047	0.4%	1,567	2.1%	873	0.4%	1,742	1.9%
8320 · Menu Testing - Preopening	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8325 · F&B Misc Operating Supplies	192	0.1%	261	0.1%	(69)	-0.1%	218	0.1%	(25)	0.0%
8326 · Equipment Repair	291	0.1%	-	0.0%	291	0.4%	-	0.0%	291	0.3%
8327 · Equipment Rental	175	0.1%	-	0.0%	175	0.2%	-	0.0%	175	0.2%
8335 · Uniforms	1,389	0.4%	1,298	0.6%	90	0.1%	1,082	0.5%	307	0.3%
8343 · Linens	3,220	1.0%	2,545	1.1%	675	0.9%	2,121	1.0%	1,099	1.2%
8344 · Linens- Banquet	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8351 · Cleaning Supplies	1,878	0.6%	1,409	0.6%	469	0.6%	1,174	0.5%	704	0.8%
8359 · Operating Equipment	2,692	0.9%	2,036	0.9%	656	0.9%	1,280	0.6%	1,412	1.6%
8361 · Computer Maint. & Support	522	0.2%	(300)	-0.1%	822	1.1%	(250)	-0.1%	772	0.9%
8362·Glassware/Utensils/Silverware	1,477	0.5%	503	0.2%	974	1.3%	419	0.2%	1,058	1.2%
8363 · Paper Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8364 · Decorations	-	0.0%	-	0.0%	-	0.0%	28	0.0%	(28)	0.0%
8367 · Propane	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8369 · Shared Expenses	7,932	2.6%	-	0.0%	7,932	10.6%	-	0.0%	7,932	8.7%
8370 · Contract Labor	-	0.0%	392	0.2%	(392)	-0.5%	327	0.1%	(327)	-0.4%
8371 · Food Promotion	5,151	1.7%	1,886	0.8%	3,265	4.4%	114	0.1%	5,037	5.6%
8374·Music/Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8375 · Cable TV	457	0.1%	-	0.0%	457	0.6%	546	0.2%	(89)	-0.1%
8377 · Menus	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8380 · Postage	325	0.1%	-	0.0%	325	0.4%	-	0.0%	325	0.4%
8381 · Dues & Subscriptions	27	0.0%	32	0.0%	(5)	0.0%	26	0.0%	0	0.0%
8384 · Printing	875	0.3%	569	0.2%	305	0.4%	474	0.2%	400	0.4%
8385 · Telephone Cell & Radio	175	0.1%	180	0.1%	(5)	0.0%	150	0.1%	25	0.0%
8388 · Signage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8387 · Employee Recruitment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8390 · Office Supplies	84	0.0%	207	0.1%	(123)	-0.2%	172	0.1%	(88)	-0.1%
8391 · Employee Relations & Training	78	0.0%	-	0.0%	78	0.1%	-	0.0%	78	0.1%
8392 · Rent-Barrett for Dir of F&B	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8393 · Licenses & Permits	36	0.0%	-	0.0%	36	0.0%	(162)	-0.1%	198	0.2%
8395 · Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8397 · Business Meals	-	0.0%	112	0.0%	(112)	-0.1%	93	0.0%	(93)	-0.1%
8398 · Consultants	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8300 · Food & Beverage	32,351	10.4%	15,531	6.6%	16,820	22.5%	12,525	5.7%	20,871	23.0%
Total Expense	121,436	39.2%	98,328	41.8%	23,108	31.0%	78,958	36.1%	42,478	46.8%
Net Income	$128,601	41.5%	$82,426	35.1%	$46,175	61.9%	$94,753	43.3%	$33,848	37.3%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4300 · Food & Beverage Revenue
Food Revenue
4311 · Restaurant Breakfast	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	69,842	3.4%
4312 · Restaurant Lunch	222,275	40.9%	197,135	42.8%	25,141	30.0%	166,657	41.5%	55,618	39.2%	853,112	41.5%
4313 · Restaurant Dinner	161,583	29.7%	128,323	27.9%	33,259	39.7%	118,843	29.6%	42,740	30.1%	569,863	27.8%
Total Food Revenue	383,858	70.6%	325,458	59.8%	58,400	69.8%	285,500	52.5%	98,358	69.3%	1,492,817	72.7%

Beverage Revenue
4314 · Restaurant Beer Sales	47,177	8.7%	40,300	8.8%	6,877	8.2%	34,962	8.7%	12,215	8.6%	197,400	9.6%
4315 · Restaurant Wine Sales	12,051	2.2%	8,841	1.9%	3,210	3.8%	7,533	1.9%	4,518	3.2%	163,372	8.0%
4316 · Restaurant Liquor Sales	100,828	18.5%	85,604	18.6%	15,224	18.2%	73,889	18.4%	26,939	19.0%	199,950	9.7%
Total Beverage Revenue	160,056	29.4%	134,745	29.3%	25,311	30.2%	116,385	29.0%	43,671	30.7%	560,722	27.3%

Total 4310 · Restaurant Sales	543,914	100.0%	460,203	100.0%	83,711	100.0%	401,884	100.0%	142,030	100.0%	2,053,539	100.0%
Banquet Revenue
4324 · Banquet Dinner	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4331 · Banquet Meeting Room	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4320 · Banquet Revenue	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4300 · Food & Beverage Revenue	543,914	100.0%	460,203	100.0%	83,711	100.0%	401,884	100.0%	142,030	100.0%	2,053,539	100.0%
Total Revenue	543,914	100.0%	460,203	100.0%	83,711	100.0%	401,884	100.0%	142,030	100.0%	2,053,539	100.0%

Cost of Goods Sold
6300 · Cost of Food & Beverage
6310 · Restaurant Cost of Sales
631001 · Meat	14,861	3.9%	-	0.0%	14,861	25.4%	11,992	4.2%	2,869	2.9%	-	0.0%
631002 · Seafood	8,544	2.2%	-	0.0%	8,544	14.6%	6,565	2.3%	1,979	2.0%	-	0.0%
631003 · Poultry	8,618	2.2%	-	0.0%	8,618	14.8%	7,305	2.6%	1,313	1.3%	-	0.0%
631004 · Produce	19,628	5.1%	-	0.0%	19,628	33.6%	15,993	5.6%	3,635	3.7%	-	0.0%
631005 · Dairy	9,712	2.5%	-	0.0%	9,712	16.6%	9,970	3.5%	(257)	-0.3%	-	0.0%
631006 · Bread	10,923	2.8%	-	0.0%	10,923	18.7%	8,172	2.9%	2,751	2.8%	-	0.0%
631007 · Other Food	8,268	2.2%	-	0.0%	8,268	14.2%	16,721	5.9%	(8,453)	-8.6%	418,203	28.0%
631008 · Comp Breakfast Food	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
631009 · Cost of Goods Sold-EDR	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
631010 · Taos - Grand Opening, Food	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6310 · Restaurant Cost of Sales - Other	-	0.0%	78,558	24.1%	(78,558)	-134.5%	-	0.0%	-	0.0%	-	0.0%
Cost of Sales - Food	80,555	21.0%	78,558	24.1%	1,997	3.4%	76,718	26.9%	3,837	3.9%	418,203	28.0%

6311 · Cost of Goods-Liquor	12,426	12.3%	13,346	15.6%	(921)	-6.0%	13,069	17.7%	(643)	-2.4%	43,427	21.7%
6312 · Cost of Goods - Wine	3,273	27.2%	2,636	29.8%	637	19.8%	2,152	28.6%	1,121	24.8%	57,181	35.0%
6313 · Cost of Goods-Beer	9,529	20.2%	8,352	20.7%	1,177	17.1%	4,921	14.1%	4,608	37.7%	41,992	21.3%
Cost of Sales - Beverage	25,228	15.8%	24,334	18.1%	893	3.5%	20,142	17.3%	5,086	11.6%	142,600	25.4%
Total COGS	105,782	19.4%	102,892	22.4%	2,890	3.5%	96,860	24.1%	8,923	6.3%	560,803	27.3%
Gross Profit	438,132	80.6%	357,311	77.6%	80,821	96.5%	305,025	75.9%	133,107	93.7%	1,492,736	72.7%

Expense
5000 · Payroll & Benefits
5300000 · F&B Salaries & Wages
5363000 · Restaurant Salary & Wages
5300000 · F&B Salaries & Wages - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363150 · Restaurant Supervisor	1,309	0.2%	942	0.2%	367	0.4%	-	0.0%	1,309	0.9%	17,730	0.9%
5363160 · Kitchen Manager	637	0.1%	-	0.0%	637	0.8%	-	0.0%	637	0.4%	-	0.0%
5363170 · Restaurant Manager	22,040	4.1%	24,352	5.3%	(2,312)	-2.8%	14,402	3.6%	7,639	5.4%	64,212	3.1%
5363171 · Asst Restaurant Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5363180 · Restaurant Assistant Manager	6,712	1.2%	-	0.0%	6,712	8.0%	6,609	1.6%	103	0.1%	33,456	1.6%
5363199 · F&B Shared Services	(3,943)	-0.7%	-	0.0%	(3,943)	-4.7%	844	0.2%	(4,787)	-3.4%	37,296	1.8%
5363300 · Server	18,570	3.4%	19,294	4.2%	(725)	-0.9%	14,099	3.5%	4,471	3.1%	67,161	3.3%
5363305 · Expeditor	4,002	0.7%	3,419	0.7%	583	0.7%	880	0.2%	3,122	2.2%	-	0.0%
5363310 · Busser	2,995	0.6%	2,635	0.6%	360	0.4%	1,938	0.5%	1,056	0.7%	21,546	1.0%
5363320 · Bartender	9,120	1.7%	9,062	2.0%	59	0.1%	6,619	1.6%	2,502	1.8%	36,774	1.8%
5363330·Cashier/Hostess	7,404	1.4%	6,882	1.5%	522	0.6%	4,908	1.2%	2,496	1.8%	30,324	1.5%
5363400·Warewasher/Dishwasher	11,719	2.2%	10,277	2.2%	1,442	1.7%	8,400	2.1%	3,319	2.3%	36,393	1.8%
5363420 · Cook I	28,402	5.2%	42,863	9.3%	(14,461)	-17.3%	25,191	6.3%	3,211	2.3%	36,024	1.8%
5363430 · Cook II	1,179	0.2%	-	0.0%	1,179	1.4%	5,686	1.4%	(4,507)	-3.2%	55,278	2.7%
5363440 · Cook III	11,379	2.1%	-	0.0%	11,379	13.6%	5,922	1.5%	5,458	3.8%	39,422	1.9%
5363450 · Chef	15,839	2.9%	29,079	6.3%	(13,240)	-15.8%	8,176	2.0%	7,663	5.4%	-	0.0%
5363460 · Head Chef	10,346	1.9%	-	0.0%	10,346	12.4%	6,758	1.7%	3,588	2.5%	55,524	2.7%
5363598 · Staff Incentives-	2,524	0.5%	-	0.0%	2,524	3.0%	1,106	0.3%	1,418	1.0%	-	0.0%
5369000 · Taos Grand Opening, Labor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5363000 · Restaurant Salary & Wages	150,235	27.6%	148,806	32.3%	1,429	1.7%	111,537	27.8%	38,697	27.2%	531,140	25.9%
5363050 · Restaurant Taxes & Benefits
5351 · F&B Payroll Taxes	25,273	4.6%	25,178	5.5%	96	0.1%	18,604	4.6%	6,669	4.7%	60,550	2.9%
5352 · F&B Workers' Comp	2,379	0.4%	1,151	0.3%	1,228	1.5%	1,865	0.5%	514	0.4%	7,437	0.4%
5353 · F&B Employ Benefits	13,309	2.4%	8,487	1.8%	4,821	5.8%	3,148	0.8%	10,161	7.2%	28,254	1.4%
5355 · F&B PTO	2,023	0.4%	3,701	0.8%	(1,678)	-2.0%	2,274	0.6%	(251)	-0.2%	14,040	0.7%
5356 · F&B Employ Meals	2,221	0.4%	3,207	0.7%	(986)	-1.2%	2,487	0.6%	(267)	-0.2%	34,909	1.7%
5399 · F&B Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	2,840	0.1%
Total 5363050 · Restaurant Taxes & Benefits	45,204	8.3%	41,724	9.1%	3,481	4.2%	28,378	7.1%	16,826	11.8%	148,030	7.2%
Total 5300000 · F&B Salaries & Wages	195,439	35.9%	190,530	41.4%	4,909	5.9%	139,916	34.8%	55,523	39.1%	679,170	33.1%
8300 · Food & Beverage
8312 · Guest Relations/issues	-	0.0%	-	0.0%	-	0.0%	1,216	0.3%	(1,216)	-0.9%	-	0.0%
8313 · Food Operating Supplies	4,539	0.8%	5,141	1.1%	(602)	-0.7%	6,120	1.5%	(1,581)	-1.1%	14,376	0.7%
8314 · Beverage Operating Supplies	4,857	0.9%	1,950	0.4%	2,907	3.5%	873	0.2%	3,985	2.8%	4,107	0.2%
8320 · Menu Testing - Preopening	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8325 · F&B Misc Operating Supplies	461	0.1%	350	0.1%	111	0.1%	218	0.1%	243	0.2%	-	0.0%
8326 · Equipment Repair	291	0.1%	-	0.0%	291	0.3%	-	0.0%	291	0.2%	-	0.0%
8327 · Equipment Rental	463	0.1%	139	0.0%	323	0.4%	45	0.0%	418	0.3%	-	0.0%
8335 · Uniforms	1,972	0.4%	1,759	0.4%	213	0.3%	1,591	0.4%	382	0.3%	6,776	0.3%
8343 · Linens	7,000	1.3%	5,982	1.3%	1,018	1.2%	4,428	1.1%	2,572	1.8%	16,017	0.8%
8344 · Linens- Banquet	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8351 · Cleaning Supplies	3,579	0.7%	2,602	0.6%	977	1.2%	2,598	0.6%	981	0.7%	9,241	0.5%
8359 · Operating Equipment	3,384	0.6%	3,674	0.8%	(290)	-0.3%	1,395	0.3%	1,989	1.4%	6,160	0.3%
8361 · Computer Maint. & Support	806	0.1%	142	0.0%	664	0.8%	250	0.1%	556	0.4%	8,215	0.4%
8362·Glassware/Utensils/Silverware	1,942	0.4%	710	0.2%	1,232	1.5%	803	0.2%	1,139	0.8%	4,107	0.2%
8363 · Paper Supplies	1,076	0.2%	1,401	0.3%	(324)	-0.4%	295	0.1%	781	0.5%	18,480	0.9%
8364 · Decorations	90	0.0%	-	0.0%	90	0.1%	28	0.0%	62	0.0%	4,744	0.2%
8367 · Propane	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8369 · Shared Expenses	22,056	4.1%	6,192	1.3%	15,864	19.0%	-	0.0%	22,056	15.5%	-	0.0%
8370 · Contract Labor	965	0.2%	892	0.2%	73	0.1%	327	0.1%	638	0.4%	26,400	1.3%
8371 · Food Promotion	11,107	2.0%	5,998	1.3%	5,109	6.1%	174	0.0%	10,933	7.7%	-	0.0%
8374·Music/Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	6,000	0.3%
8375 · Cable TV	1,036	0.2%	-	0.0%	1,036	1.2%	2,507	0.6%	(1,471)	-1.0%	-	0.0%
8377 · Menus	839	0.2%	-	0.0%	839	1.0%	-	0.0%	839	0.6%	1,849	0.1%
8380 · Postage	384	0.1%	59	0.0%	325	0.4%	-	0.0%	384	0.3%	-	0.0%
8381 · Dues & Subscriptions	83	0.0%	355	0.1%	(271)	-0.3%	289	0.1%	(205)	-0.1%	150	0.0%
8384 · Printing	1,080	0.2%	1,069	0.2%	11	0.0%	704	0.2%	376	0.3%	-	0.0%
8385 · Telephone Cell & Radio	375	0.1%	435	0.1%	(60)	-0.1%	450	0.1%	(75)	-0.1%	840	0.0%
8388 · Signage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8387 · Employee Recruitment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8390 · Office Supplies	421	0.1%	475	0.1%	(54)	-0.1%	571	0.1%	(151)	-0.1%	-	0.0%
8391 · Employee Relations & Training	125	0.0%	47	0.0%	78	0.1%	-	0.0%	125	0.1%	295	0.0%
8392 · Rent-Barrett for Dir of F&B	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8393 · Licenses & Permits	(41)	0.0%	-	0.0%	(41)	0.0%	(396)	-0.1%	355	0.2%	-	0.0%
8395 · Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8397 · Business Meals	-	0.0%	355	0.1%	(355)	-0.4%	296	0.1%	(296)	-0.2%	100	0.0%
8398 · Consultants	900	0.2%	-	0.0%	900	1.1%	-	0.0%	900	0.6%	-	0.0%
Total 8300 · Food & Beverage	69,791	12.8%	39,727	8.6%	30,063	35.9%	24,780	6.2%	46,226	32.5%	127,857	6.2%
Total Expense	265,230	48.8%	230,257	50.0%	34,973	41.8%	164,696	41.0%	100,534	70.8%	807,027	39.3%
Net Income	$172,902	31.8%	$127,054	27.6%	45,848	54.8%	$140,328	34.9%	$32,574	22.9%	$685,709	33.4%

Page 7 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / F&B - AvB

Orchards Inn & Restaurant, LLC.
Food and Beverage Department
January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income
Ordinary Income/Expense
Income
4300 · Food & Beverage Revenue
4310 · Restaurant Sales
4312 · Restaurant Lunch	39,488.18	41.48%	55,716.46	40.06%	127,070.79	41.04%	222,275.43	40.87%
4313 · Restaurant Dinner	27,015.50	28.38%	37,804.67	27.18%	96,762.49	31.25%	161,582.66	29.71%
4314 · Restaurant Beer Sales	8,601.00	9.03%	12,411.00	8.92%	26,165.00	8.45%	47,177.00	8.67%
4315 · Restaurant Wine Sales	1,935.00	2.03%	3,634.00	2.61%	6,482.00	2.09%	12,051.00	2.22%
4316 · Restaurant Liquor Sales	18,163.61	19.08%	29,504.00	21.22%	53,160.51	17.17%	100,828.12	18.54%
Total 4310 · Restaurant Sales	95,203.29	100.0%	139,070.13	100.0%	309,640.79	100.0%	543,914.21	100.0%
Total 4300 · Food & Beverage Revenue	95,203.29	100.0%	139,070.13	100.0%	309,640.79	100.0%	543,914.21	100.0%
Total Income	95,203.29	100.0%	139,070.13	100.0%	309,640.79	100.0%	543,914.21	100.0%
Revenue Summary
Food	66,503.68	69.85%	93,521.13	67.25%	223,833.28	72.29%	383,858.09	70.57%
Beverage		0.0%		0.0%		0.0%		0.0%
Beer	8,601.00	9.03%	12,411.00	8.92%	26,165.00	8.45%	47,177.00	8.67%
Wine	1,935.00	2.03%	3,634.00	2.61%	6,482.00	2.09%	12,051.00	2.22%
Liquor	18,163.61	19.08%	29,504.00	21.22%	53,160.51	17.17%	100,828.12	18.54%
Total Beverage	28,699.61	30.15%	45,549.00	32.75%	85,807.51	27.71%	160,056.12	29.43%
		0.0%		0.0%		0.0%		0.0%
Total Food & Beverage Revenue	95,203.29	100.0%	139,070.13	100.0%	309,640.79	100.0%	543,914.21	100.0%

Cost of Goods Sold
6300 · Cost of Food & Beverage
6310 · Restaurant Cost of Sales
631001 · Meat	2,913.69	4.38%	3,787.47	4.05%	8,159.65	3.65%	14,860.81	3.87%
631002 · Seafood	1,603.19	2.41%	1,943.07	2.08%	4,998.11	2.23%	8,544.37	2.23%
631003 · Poultry	1,643.69	2.47%	2,333.40	2.5%	4,640.76	2.07%	8,617.85	2.25%
631004 · Produce	3,827.19	5.75%	4,471.84	4.78%	11,329.08	5.06%	19,628.11	5.11%
631005 · Dairy	1,751.99	2.63%	2,898.19	3.1%	5,061.98	2.26%	9,712.16	2.53%
631006 · Bread	1,637.01	2.46%	2,449.49	2.62%	6,836.80	3.05%	10,923.30	2.85%
631007 · Other Food	442.65	0.67%	2,527.60	2.7%	5,298.07	2.37%	8,268.32	2.15%
Total 6310 · Restaurant Cost of Sales	13,819.41	20.78%	20,411.06	21.83%	46,324.45	20.7%	80,554.92	20.99%

6311 · Cost of Goods-Liquor	2,555.82	14.07%	3,633.45	12.32%	6,236.30	11.73%	12,425.57	12.32%
6312 · Cost of Goods - Wine	563.92	29.14%	737.13	20.28%	1,971.87	30.42%	3,272.92	27.16%
6313 · Cost of Goods-Beer	2,012.32	23.4%	2,445.71	19.71%	5,071.02	19.38%	9,529.05	20.2%
	5,132.06	17.88%	6,816.29	14.96%	13,279.19	15.48%	25,227.54	15.76%
Total 6300 · Cost of Food & Beverage	18,951.47	19.91%	27,227.35	19.58%	59,603.64	19.25%	105,782.46	19.45%
Total COGS	18,951.47	19.91%	27,227.35	19.58%	59,603.64	19.25%	105,782.46	19.45%
Gross Profit	76,251.82	80.09%	111,842.78	80.42%	250,037.15	80.75%	438,131.75	80.55%
Expense
5000 · Payroll & Benefits
5300000 · F&B Salaries & Wages
5363000 · Restaurant Salary & Wages
5363150 · Restaurant Supervisor	942.07	0.99%	0.00	0.0%	366.70	0.12%	1,308.77	0.24%
5363160 · Kitchen Manager	393.50	0.41%	0.00	0.0%	243.75	0.08%	637.25	0.12%
5363170 · Restaurant Manager	6,578.65	6.91%	8,499.92	6.11%	6,961.63	2.25%	22,040.20	4.05%
5363180 · Restaurant Assistant Manager	0.00	0.0%	1,027.46	0.74%	5,684.18	1.84%	6,711.64	1.23%
5363199 · F&B Shared Services	-661.80	-0.7%	-1,495.24	-1.08%	-1,785.85	-0.58%	-3,942.89	-0.73%
5363300 · Server	3,742.90	3.93%	5,518.55	3.97%	9,308.07	3.01%	18,569.52	3.41%
5363305 · Expeditor	171.78	0.18%	1,113.45	0.8%	2,716.82	0.88%	4,002.05	0.74%
5363310 · Busser	181.00	0.19%	813.45	0.59%	2,000.25	0.65%	2,994.70	0.55%
5363320 · Bartender	2,144.90	2.25%	3,151.80	2.27%	3,823.76	1.24%	9,120.46	1.68%
5363330·Cashier/Hostess	510.00	0.54%	2,047.50	1.47%	4,846.50	1.57%	7,404.00	1.36%
5363400·Warewasher/Dishwasher	1,037.50	1.09%	3,643.75	2.62%	7,037.56	2.27%	11,718.81	2.16%
5363420 · Cook I	6,543.76	6.87%	7,408.26	5.33%	14,450.28	4.67%	28,402.30	5.22%
5363430 · Cook II	558.00	0.59%	621.00	0.45%	0.00	0.0%	1,179.00	0.22%
5363440 · Cook III	1,851.00	1.94%	3,770.32	2.71%	5,758.11	1.86%	11,379.43	2.09%
5363450 · Chef	4,642.37	4.88%	6,438.69	4.63%	4,758.28	1.54%	15,839.34	2.91%
5363460 · Head Chef	4,609.51	4.84%	1,957.62	1.41%	3,778.95	1.22%	10,346.08	1.9%
5363598 · Staff Incentives-	389.50	0.41%	371.01	0.27%	1,763.50	0.57%	2,524.01	0.46%
Total 5363000 · Restaurant Salary & Wages	33,634.64	35.33%	44,887.54	32.28%	71,712.49	23.16%	150,234.67	27.62%
5363050 · Restaurant Taxes & Benefits
5351 · F&B Payroll Taxes	6,178.40	6.49%	6,668.32	4.8%	12,426.71	4.01%	25,273.43	4.65%
5352 · F&B Workers' Comp	792.96	0.83%	792.96	0.57%	792.96	0.26%	2,378.88	0.44%
5353 · F&B Employ Benefits	5,268.49	5.53%	4,836.68	3.48%	3,203.34	1.04%	13,308.51	2.45%
5355 · F&B PTO	2,022.66	2.13%	0.00	0.0%	0.00	0.0%	2,022.66	0.37%
5356 · F&B Employ Meals	684.04	0.72%	586.85	0.42%	950.06	0.31%	2,220.95	0.41%
Total 5363050 · Restaurant Taxes & Benefits	14,946.55	15.7%	12,884.81	9.27%	17,373.07	5.61%	45,204.43	8.31%
Total 5300000 · F&B Salaries & Wages	48,581.19	51.03%	57,772.35	41.54%	89,085.56	28.77%	195,439.10	35.93%
Total 5000 · Payroll & Benefits	48,581.19	51.03%	57,772.35	41.54%	89,085.56	28.77%	195,439.10	35.93%
8300 · Food & Beverage
8313 · Food Operating Supplies	911.86	0.96%	865.76	0.62%	2,760.92	0.89%	4,538.54	0.83%
8314 · Beverage Operating Supplies	903.30	0.95%	1,339.61	0.96%	2,614.34	0.84%	4,857.25	0.89%
8325 · F&B Misc Operating Supplies	89.08	0.09%	179.32	0.13%	192.47	0.06%	460.87	0.09%
8326 · Equipment Repair	0.00	0.0%	0.00	0.0%	291.45	0.09%	291.45	0.05%
8327 · Equipment Rental	113.06	0.12%	174.82	0.13%	174.82	0.06%	462.70	0.09%
8335 · Uniforms	229.17	0.24%	354.09	0.26%	1,388.89	0.45%	1,972.15	0.36%
8343 · Linens	2,060.60	2.16%	1,719.56	1.24%	3,219.94	1.04%	7,000.10	1.29%
8351 · Cleaning Supplies	943.28	0.99%	757.77	0.55%	1,877.89	0.61%	3,578.94	0.66%
8359 · Operating Equipment	0.00	0.0%	691.69	0.5%	2,692.12	0.87%	3,383.81	0.62%
8361 · Computer Maint. & Support	142.00	0.15%	142.00	0.1%	522.00	0.17%	806.00	0.15%
8362·Glassware/Utensils/Silverware	78.60	0.08%	386.53	0.28%	1,476.86	0.48%	1,941.99	0.36%
8363 · Paper Supplies	1,046.08	1.1%	30.17	0.02%	0.00	0.0%	1,076.25	0.2%
8364 · Decorations	0.00	0.0%	90.26	0.07%	0.00	0.0%	90.26	0.02%
8369 · Shared Expenses	6,192.00	6.5%	7,932.00	5.7%	7,932.00	2.56%	22,056.00	4.06%
8370 · Contract Labor	500.00	0.53%	465.00	0.33%	0.00	0.0%	965.00	0.18%
8371 · Food Promotion	3,090.87	3.25%	2,865.53	2.06%	5,150.54	1.66%	11,106.94	2.04%
8375 · Cable TV	927.97	0.98%	-349.03	-0.25%	456.94	0.15%	1,035.88	0.19%
8377 · Menus	0.00	0.0%	839.21	0.6%	0.00	0.0%	839.21	0.15%
8380 · Postage	59.43	0.06%	0.00	0.0%	325.06	0.11%	384.49	0.07%
8381 · Dues & Subscriptions	26.72	0.03%	29.70	0.02%	26.73	0.01%	83.15	0.02%
8384 · Printing	0.00	0.0%	205.44	0.15%	874.53	0.28%	1,079.97	0.2%
8385 · Telephone Cell & Radio	75.00	0.08%	125.00	0.09%	175.00	0.06%	375.00	0.07%
8390 · Office Supplies	267.82	0.28%	68.52	0.05%	84.35	0.03%	420.69	0.08%
8391 · Employee Relations & Training	47.35	0.05%	0.00	0.0%	77.77	0.03%	125.12	0.02%
8393 · Licenses & Permits	-59.00	-0.06%	-18.00	-0.01%	36.00	0.01%	-41.00	-0.01%
8398 · Consultants	0.00	0.0%	900.00	0.65%	0.00	0.0%	900.00	0.17%
Total 8300 · Food & Beverage	17,645.19	18.53%	19,794.95	14.23%	32,350.62	10.45%	69,790.76	12.83%
Total Expense	66,226.38	69.56%	77,567.30	55.78%	121,436.18	39.22%	265,229.86	48.76%
Net Ordinary Income	10,025.44	10.53%	34,275.48	24.65%	128,600.97	41.53%	172,901.89	31.79%
Net Income	10,025.44	10.53%	34,275.48	24.65%	128,600.97	41.53%	172,901.89	31.79%

Page 8 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 IssueF&B

Orchards Inn and Restaurant

Miscellaneous Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4400 · Telephone Revenue
4401 · Local Phone Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4402 · Long Distance Charges	52	6.2%	-	0.0%	52	70.9%	-	0.0%	52	54.4%
4403 · Fax Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4400 · Telephone Revenue	52	6.2%	-	0.0%	52	70.9%	-	0.0%	52	54.4%
4500 · Miscellaneous Revenue
4501 · Laundry Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4502 · UPS/Postage Charges	26	3.1%	-	0.0%	26	35.0%	-	0.0%	26	26.9%
4503 · Ticket Sales Tour	95	11.3%	-	0.0%	95	129.3%	60	8.0%	35	36.5%
4506 · Commissions Other	287	34.1%	-	0.0%	287	390.7%	126	16.8%	162	168.5%
4510 · Pet Fees	520	61.8%	644	83.9%	(124)	-169.2%	440	59.0%	80	83.5%
4511 · Package Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4515 · Baggage Fees	(235)	-27.9%	103	13.4%	(338)	-460.1%	100	13.4%	(335)	-349.5%
4520 · Other Miscellaneous	97	11.5%	21	2.7%	76	103.3%	20	2.7%	77	79.8%
4525 · Transient No show	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4590 · Management Fee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4500 · Miscellaneous Revenue	789	93.8%	768	100.0%	21	29.1%	746	100.0%	44	45.6%
Total Revenue	841	100.0%	768	100.0%	73	100.0%	746	100.0%	96	100.0%
Cost of Goods Sold
6400 · Cost of Telephone
6401 · Long Distance	27	3.2%	497	64.7%	(470)	-640.0%	482	64.7%	(456)	-475.6%
6402 · Local Phone Calls	351	41.7%	127	16.5%	224	304.4%	123	16.5%	227	237.2%
Total 6400 · Cost of Telephone	377	44.9%	624	81.3%	(247)	-335.6%	606	81.3%	(228)	-238.3%
6500 · Cost of Other Revenue
6506 · Cost of guest Valet	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6520 · Cost of Misc. Revenue	40	4.8%	36	4.7%	4	5.4%	35	4.7%	5	5.2%
Total 6500 · Cost of Other Revenue	40	4.8%	36	4.7%	4	5.4%	35	4.7%	5	5.2%
Total COGS	417	49.6%	660	85.9%	(243)	-330.3%	641	85.9%	(223)	-233.1%
Gross Profit	424	50.4%	108	14.1%	316	430.3%	105	14.1%	319	333.1%
Net Income	$424	50.4%	$108	14.1%	$316	430.3%	$105	14.1%	$319	333.1%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4400 · Telephone Revenue
4401 · Local Phone Charges	-	0.0%	404	10.6%	(404)	101.5%	426	15.8%	(426)	-60.8%	80	0.5%
4402 · Long Distance Charges	52	1.5%	-	0.0%	52	-13.1%	46	1.7%	6	0.9%	1,031	6.1%
4403 · Fax Charges	-	0.0%	10	0.3%	(10)	2.6%	10	0.4%	(10)	-1.4%	-	0.0%
Total 4400 · Telephone Revenue	52	1.5%	414	10.9%	(362)	91.0%	482	17.8%	(430)	-61.3%	1,111	6.5%
4500 · Miscellaneous Revenue
4501 · Laundry Charges	-	0.0%	-	0.0%	-	0.0%	22	0.8%	(22)	-3.1%	31	0.2%
4502 · UPS/Postage Charges	145	4.3%	-	0.0%	145	-36.4%	-	0.0%	145	20.6%	-	0.0%
4503 · Ticket Sales Tour	145	4.3%	-	0.0%	145	-36.5%	125	4.6%	20	2.9%	-	0.0%
4506 · Commissions Other	1,221	35.9%	-	0.0%	1,221	-307.1%	197	7.3%	1,024	146.0%	-	0.0%
4510 · Pet Fees	1,520	44.7%	2,784	73.3%	(1,264)	317.9%	1,540	57.0%	(20)	-2.9%	-	0.0%
4511 · Package Charges	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	4,208	24.8%
4515 · Baggage Fees	(235)	-6.9%	103	2.7%	(338)	85.0%	100	3.7%	(335)	-47.8%	685	4.0%
4520 · Other Miscellaneous	554	16.3%	499	13.1%	55	-13.9%	235	8.7%	319	45.5%	10,932	64.4%
4525 · Transient No show	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4590 · Management Fee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4500 · Miscellaneous Revenue	3,350	98.5%	3,386	89.1%	(36)	9.0%	2,219	82.2%	1,131	161.3%	15,856	93.5%
Total Revenue	3,402	100.0%	3,800	100.0%	(398)	100.0%	2,701	100.0%	701	100.0%	16,967	100.0%
Cost of Goods Sold
6400 · Cost of Telephone
6401 · Long Distance	(49)	-1.4%	927	24.4%	(976)	245.3%	1,086	40.2%	(1,134)	-161.8%	8,400	49.5%
6402 · Local Phone Calls	1,026	30.2%	480	12.6%	546	-137.2%	614	22.7%	412	58.8%	1,800	10.6%
Total 6400 · Cost of Telephone	977	28.7%	1,407	37.0%	(430)	108.1%	1,699	62.9%	(722)	-103.0%	10,200	60.1%
6500 · Cost of Other Revenue		0.0%		0.0%	-			0.0%	-			0.0%
6506 · Cost of guest Valet	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
6520 · Cost of Misc. Revenue	50	1.5%	46	1.2%	4	-1.0%	35	1.3%	15	2.1%	11	0.1%
Total 6500 · Cost of Other Revenue	50	1.5%	46	1.2%	4	-1.0%	35	1.3%	15	2.1%	11	0.1%
Total COGS	1,027	30.2%	1,453	38.2%	(426)	107.1%	1,734	64.2%	(707)	-100.8%	10,211	60.2%
Gross Profit	2,375	69.8%	2,347	61.8%	28	-7.1%	967	35.8%	1,408	200.8%	6,756	39.8%
Net Income	$2,375	69.8%	$2,347	61.8%	$28	-7.1%	$967	35.8%	$1,408	200.8%	$6,756	39.8%

Page 9 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Misc - AvB

9:30 AM	Orchards Inn & Restaurant, LLC.
06/10/10	Miscellaneous Department
Accrual Basis	January through March 2013

							TOTAL
	Jan 13	% of Income	Feb 13	% of Income	Mar 13	% of Income	Jan - Mar 13	% of Income
Ordinary Income/Expense
Income
4400 · Telephone Revenue
4402 · Long Distance Charges	0.00	0.0%	0.00	0.0%	52.09	6.19%	52.09	1.53%
Total 4400 · Telephone Revenue	0.00	0.0%	0.00	0.0%	52.09	6.19%	52.09	1.53%

4500 · Miscellaneous Revenue
4502 · UPS/Postage Charges	59.95	2.95%	59.10	11.17%	25.75	3.06%	144.80	4.26%
4503 · Ticket Sales Tour	40.00	1.97%	10.00	1.89%	95.00	11.29%	145.00	4.26%
4506 · Commissions Other	934.19	45.98%	0.00	0.0%	287.06	34.12%	1,221.25	35.9%
4510 · Pet Fees	540.00	26.58%	460.00	86.94%	520.00	61.8%	1,520.00	44.68%
4511 · Package Charges	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%
4515 · Baggage Fees	0.00	0.0%	0.00	0.0%	-235.00	-27.93%	-235.00	-6.91%
4520 · Other Miscellaneous	457.47	22.52%	0.00	0.0%	96.50	11.47%	553.97	16.28%
Total 4500 · Miscellaneous Revenue	2,031.61	100.0%	529.10	100.0%	789.31	93.81%	3,350.02	98.47%

Total Income	2,031.61	100.0%	529.10	100.0%	841.40	100.0%	3,402.11	100.0%

Cost of Goods Sold
6400 · Cost of Telephone
6401 · Long Distance	-69.36	-3.41%	-5.93	-1.12%	26.70	3.17%	-48.59	-1.43%
6402 · Local Phone Calls	352.93	17.37%	322.18	60.89%	350.67	41.68%	1,025.78	30.15%
Total 6400 · Cost of Telephone	283.57	13.96%	316.25	59.77%	377.37	44.85%	977.19	28.72%

6500 · Cost of Other Revenue
6520 · Cost of Misc. Revenue	10.00	0.49%	0.00	0.0%	40.00	4.75%	50.00	1.47%
Total 6500 · Cost of Other Revenue	10.00	0.49%	0.00	0.0%	40.00	4.75%	50.00	1.47%

Total COGS	293.57	14.45%	316.25	59.77%	417.37	49.6%	1,027.19	30.19%

Gross Profit	1,738.04	85.55%	212.85	40.23%	424.03	50.4%	2,374.92	69.81%

Net Ordinary Income	1,738.04	85.55%	212.85	40.23%	424.03	50.4%	2,374.92	69.81%

Net Income	1,738.04	85.55%	212.85	40.23%	424.03	50.4%	2,374.92	69.81%

Page 10 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 IssueMisc

4:01 PM	Orchards Inn & Restaurant, LLC.
01/17/11	Management Fees Expenses
Accrual Basis	January through March 2013

	Type	Date	Num	Name	Memo	Amount
9500 · Management Fees
	Bill	01/04/2013	Jan MF	Spector Office/Management Account		3,955.67
	Bill	02/01/2013	Feb Man Fee	Spector Office/Management Account		7,000.00
	Credit	02/28/2013	Feb Man Fee	Spector Office/Management Account	Adjust Feb Man Fee to 2% actual for Feb Income of $269,558.13	-1,608.83
	Bill	03/01/2013	Mangnt Fees	Spector Office/Management Account	March Management Fees	8,000.00
	General Journal	03/31/2013	Mgmt Fee		Record March mgmt Fee 2% - Revenue $513,798.77 = $10,275.97 less advance $8,000	2,275.97
Total 9500 · Management Fees						19,622.81

TOTAL						19,622.81

Orchards Inn and Restaurant

Admin and General Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
5000 · Payroll & Benefits
5686000 · G&A Salaries & Wages
5684000 · Finance
5684100 · Controller	(824)	-0.2%	1,552	0.4%	(2,376)	-3.0%	1,366	0.3%	(2,190)	-2.2%
5684110 · Assistant Controller	-	0.0%	-	0.0%	-	0.0%	614	0.1%	(614)	-0.6%
5684130 · Finance Coordinators	2,222	0.4%	-	0.0%	2,222	2.8%	3,087	0.7%	(865)	-0.9%
Total 5684000 · Finance	1,398	0.3%	1,552	0.4%	(154)	-0.2%	5,067	1.2%	(3,669)	-3.6%
5686130 · G & A Coordinator	147	0.0%	-	0.0%	147	0.2%	442	0.1%	(295)	-0.3%
5686150 · G & A Supervisor	355	0.1%	-	0.0%	355	0.5%	392	0.1%	(37)	0.0%
5686160 · G & A Assistant Manager	(183)	0.0%	-	0.0%	(183)	-0.2%	(30)	0.0%	(153)	-0.2%
5686170 · G & A Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5686180 · G & A Director	559	0.1%	-	0.0%	559	0.7%	464	0.1%	95	0.1%
5686190 · G & A General Manager	3,583	0.7%	-	0.0%	3,583	4.6%	2,771	0.7%	812	0.8%
5686199 · G & A Shared Services	-	0.0%	4,240	1.0%	(4,240)	-5.4%	-	0.0%	-	0.0%
5686999 · G&A Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686000 · G&A Salaries & Wages	5,858	1.1%	5,792	1.3%	220	0.3%	9,106	2.2%	(3,247)	-3.2%
5686050 · G&A Taxes and Benefits
5651 · G&A Payroll Taxes	236	0.0%	716	0.2%	(480)	-0.6%	682	0.2%	(446)	-0.4%
5652 · G&A Workers' Comp	7	0.0%	5	0.0%	2	0.0%	4	0.0%	2	0.0%
5653 · G&A Employ Benefits	110	0.0%	213	0.0%	(104)	-0.1%	203	0.0%	(94)	-0.1%
5655 · G&A PTO	59	0.0%	103	0.0%	(44)	-0.1%	98	0.0%	(39)	0.0%
5656 · G&A Empoy Meals	14	0.0%	531	0.1%	(517)	-0.7%	506	0.1%	(492)	-0.5%
5699 · G&A Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686050 · G&A Taxes and Benefits	425	0.1%	1,569	0.4%	(1,143)	-1.5%	1,494	0.4%	(1,069)	-1.1%
Total 5000 · Payroll & Benefits	6,284	1.2%	7,361	1.7%	(1,077)	-1.4%	10,600	2.6%	(4,316)	-4.3%
8600 · General & Administrative
8601 · Workers' Comp Adjustments	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8602 · Sales Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8604 · Tax Penalties & Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8610 · IT Support	804	0.2%	-	0.0%	804	1.0%	82	0.0%	722	0.7%
8635 · Uniforms	50	0.0%	-	0.0%	50	0.1%	-	0.0%	50	0.0%
8650 · Maint/Service Contract	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8651 · Computer Maint. & Support	28	0.0%	2,000	0.5%	(1,972)	-2.5%	1,787	0.4%	(1,759)	-1.7%
8660 · Legal Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8661 · Charitable Contributions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8672 · Accounting Fees	-	0.0%	420	0.1%	(420)	-0.5%	393	0.1%	(393)	-0.4%
8674 · Guest Lost/Damaged Property	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8675 · Bad Debt Expense	-	0.0%	115	0.0%	(115)	-0.1%	108	0.0%	(108)	-0.1%
8676 · Uncollectible Charges - Amara	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8678 · Express Mail	-	0.0%	50	0.0%	(50)	-0.1%	-	0.0%	-	0.0%
8679 · Payroll Processing Fees	1,489	0.3%	895	0.2%	594	0.8%	837	0.2%	653	0.6%
8680 · Postage	47	0.0%	7	0.0%	40	0.1%	7	0.0%	40	0.0%
8681 · Dues & Subscriptions	-	0.0%	25	0.0%	(25)	0.0%	24	0.0%	(24)	0.0%
8682 · Printing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8683 · Credit Card Fees	9,618	1.9%	5,693	1.3%	3,925	5.0%	5,321	1.3%	4,297	4.3%
8684 · Bank Fees	50	0.0%	27	0.0%	23	0.0%	25	0.0%	25	0.0%
8685 · Telephone Cell & Radio	89	0.0%	295	0.1%	(205)	-0.3%	275	0.1%	(186)	-0.2%
8686 · Security	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8687 · Employee Recruitment	219	0.0%	270	0.1%	(51)	-0.1%	252	0.1%	(33)	0.0%
8688 · Employee Relations & Training	168	0.0%	203	0.0%	(36)	0.0%	190	0.0%	(22)	0.0%
8690 · Office Supplies	-	0.0%	595	0.1%	(595)	-0.8%	556	0.1%	(556)	-0.6%
8691 · Employee Relocation	-	0.0%	-	0.0%	-	0.0%	1,219	0.3%	(1,219)	-1.2%
8692 · Cash over/short	1	0.0%	(8)	0.0%	9	0.0%	(7)	0.0%	8	0.0%
8693 · Licenses & Permits	296	0.1%	1,583	0.4%	(1,287)	-1.6%	1,479	0.4%	(1,183)	-1.2%
8694 · Student Housing	166	0.0%	-	0.0%	166	0.2%	319	0.1%	(153)	-0.2%
8695 · Equipment Lease	254	0.0%	-	0.0%	254	0.3%	302	0.1%	(49)	0.0%
8696 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8697 · Business Meals	-	0.0%	314	0.1%	(314)	-0.4%	293	0.1%	(293)	-0.3%
8698 · Consultants	619	0.1%	522	0.1%	96	0.1%	488	0.1%	131	0.1%
8699 · Miscellaneous	-	0.0%	1,969	0.5%	(1,969)	-2.5%	-	0.0%	-	0.0%
Total 8600 · General & Administrative	13,899	2.7%	14,977	3.4%	(1,078)	-1.4%	13,950	3.4%	(51)	-0.1%
Total Expense	20,182	3.9%	22,338	5.1%	(2,155)	-2.8%	24,550	5.9%	(4,367)	-4.3%
Net Income	$(20,182)	-3.9%	$(22,338)	-5.1%	$2,155	2.8%	$(24,550)	-5.9%	$4,367	4.3%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
5000 · Payroll & Benefits
5686000 · G&A Salaries & Wages
5684000 · Finance
5684100 · Controller	(870)	-0.1%	2,811	0.3%	(3,681)	-4.0%	4,087	0.5%	(4,957)	-3.7%	14,400	0.4%
5684110 · Assistant Controller	-	0.0%	-	0.0%	-	0.0%	1,130	0.1%	(1,130)	-0.8%	2,880	0.1%
5684130 · Finance Coordinators	6,977	0.7%	-	0.0%	6,977	7.6%	3,092	0.4%	3,885	2.9%	5,892	0.2%
Total 5684000 · Finance	6,107	0.6%	2,811	0.3%	3,296	3.6%	8,308	1.0%	(2,201)	-1.6%	23,172	0.6%
5686130 · G & A Coordinator	441	0.0%	-	0.0%	441	0.5%	1,202	0.1%	(762)	-0.6%	1,560	0.0%
5686150 · G & A Supervisor	1,379	0.1%	-	0.0%	1,379	1.5%	1,038	0.1%	340	0.3%	4,428	0.1%
5686160 · G & A Assistant Manager	(349)	0.0%	-	0.0%	(349)	-0.4%	(30)	0.0%	(319)	-0.2%	-	0.0%
5686170 · G & A Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5686180 · G & A Director	1,549	0.2%	-	0.0%	1,549	1.7%	2,444	0.3%	(895)	-0.7%	8,676	0.2%
5686190 · G & A General Manager	9,899	1.0%	-	0.0%	9,899	10.8%	7,755	0.9%	2,144	1.6%	30,600	0.8%
5686199 · G & A Shared Services	-	0.0%	13,332	1.5%	(13,332)	-14.6%	-	0.0%	-	0.0%	3,612	0.1%
5686999 · G&A Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	16,960	0.5%
Total 5686000 · G&A Salaries & Wages	19,026	1.9%	16,142	1.8%	(413)	-0.5%	20,718	2.4%	509	0.4%	89,008	2.4%
5686050 · G&A Taxes and Benefits												0.0%
5651 · G&A Payroll Taxes	1,200	0.1%	1,882	0.2%	(681)	-0.7%	2,024	0.2%	(824)	-0.6%	7,120	0.2%
5652 · G&A Workers' Comp	21	0.0%	10	0.0%	11	0.0%	24	0.0%	(3)	0.0%	820	0.0%
5653 · G&A Employ Benefits	388	0.0%	233	0.0%	155	0.2%	189	0.0%	199	0.1%	2,400	0.1%
5655 · G&A PTO	388	0.0%	371	0.0%	17	0.0%	146	0.0%	242	0.2%	-	0.0%
5656 · G&A Empoy Meals	76	0.0%	1,963	0.2%	(1,886)	-2.1%	1,935	0.2%	(1,859)	-1.4%	-	0.0%
5699 · G&A Shared Services Fringes	-	0.0%	887	0.1%	(887)	-1.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686050 · G&A Taxes and Benefits	2,074	0.2%	5,345	0.6%	(3,271)	-3.6%	4,318	0.5%	(2,244)	-1.7%	10,340	0.3%
Total 5000 · Payroll & Benefits	21,099	2.2%	21,487	2.4%	(388)	-0.4%	25,036	3.0%	(3,937)	-2.9%	99,348	2.6%
8600 · General & Administrative
8601 · Workers' Comp Adjustments	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8602 · Sales Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	6,000	0.2%
8604 · Tax Penalties & Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8610 · IT Support	1,300	0.1%	-	0.0%	1,300	1.4%	869	0.1%	432	0.3%	4,200	0.1%
8635 · Uniforms	91	0.0%	41	0.0%	50	0.1%	-	0.0%	91	0.1%	-	0.0%
8650 · Maint/Service Contract	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	600	0.0%
8651 · Computer Maint. & Support	465	0.0%	2,585	0.3%	(2,120)	-2.3%	1,926	0.2%	(1,461)	-1.1%	600	0.0%
8660 · Legal Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8661 · Charitable Contributions	-	0.0%	-	0.0%	-	0.0%	17	0.0%	(17)	0.0%	-	0.0%
8672 · Accounting Fees	-	0.0%	1,299	0.1%	(1,299)	-1.4%	1,607	0.2%	(1,607)	-1.2%	6,600	0.2%
8674 · Guest Lost/Damaged Property	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8675 · Bad Debt Expense	-	0.0%	115	0.0%	(115)	-0.1%	108	0.0%	(108)	-0.1%	-	0.0%
8676 · Uncollectible Charges - Amara	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8678 · Express Mail	152	0.0%	252	0.0%	(100)	-0.1%	-	0.0%	152	0.1%	-	0.0%
8679 · Payroll Processing Fees	3,127	0.3%	2,519	0.3%	608	0.7%	2,154	0.3%	974	0.7%	5,100	0.1%
8680 · Postage	82	0.0%	67	0.0%	15	0.0%	52	0.0%	30	0.0%	100	0.0%
8681 · Dues & Subscriptions	30	0.0%	55	0.0%	(25)	0.0%	24	0.0%	6	0.0%	1,572	0.0%
8682 · Printing	-	0.0%	27	0.0%	(27)	0.0%	25	0.0%	(25)	0.0%	-	0.0%
8683 · Credit Card Fees	26,902	2.7%	20,820	2.3%	6,082	6.7%	16,115	1.9%	10,787	8.1%	75,132	2.0%
8684 · Bank Fees	400	0.0%	327	0.0%	73	0.1%	25	0.0%	375	0.3%	1,977	0.1%
8685 · Telephone Cell & Radio	140	0.0%	750	0.1%	(610)	-0.7%	665	0.1%	(525)	-0.4%	600	0.0%
8686 · Security	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8687 · Employee Recruitment	219	0.0%	270	0.0%	(51)	-0.1%	399	0.0%	(180)	-0.1%	-	0.0%
8688 · Employee Relations & Training	168	0.0%	392	0.0%	(224)	-0.2%	366	0.0%	(198)	-0.1%	1,200	0.0%
8690 · Office Supplies	2	0.0%	814	0.1%	(813)	-0.9%	1,077	0.1%	(1,075)	-0.8%	1,224	0.0%
8691 · Employee Relocation	-	0.0%	-	0.0%	-	0.0%	1,219	0.1%	(1,219)	-0.9%	-	0.0%
8692 · Cash over/short	1	0.0%	(8)	0.0%	9	0.0%	(32)	0.0%	33	0.0%	-	0.0%
8693 · Licenses & Permits	363	0.0%	1,944	0.2%	(1,581)	-1.7%	1,780	0.2%	(1,417)	-1.1%	200	0.0%
8694 · Student Housing	918	0.1%	-	0.0%	918	1.0%	1,084	0.1%	(166)	-0.1%	-	0.0%
8695 · Equipment Lease	617	0.1%	-	0.0%	617	0.7%	302	0.0%	315	0.2%	900	0.0%
8696 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8697 · Business Meals	-	0.0%	395	0.0%	(395)	-0.4%	468	0.1%	(468)	-0.4%	-	0.0%
8698 · Consultants	2,058	0.2%	1,866	0.2%	193	0.2%	1,538	0.2%	521	0.4%	-	0.0%
8699 · Miscellaneous	(3,280)	-0.3%	3,671	0.4%	(6,951)	-7.6%	-	0.0%	(3,280)	-2.5%	-	0.0%
Total 8600 · General & Administrative	33,756	3.4%	38,201	4.3%	(4,445)	-4.9%	31,785	3.7%	1,971	1.5%	106,005	2.8%
Total Expense	54,855	5.6%	59,688	6.7%	(4,833)	-5.3%	56,821	6.7%	(1,966)	-1.5%	205,353	5.5%
Net Income	$(54,855)	-5.6%	$(59,688)	-6.7%	4,833	5.3%	$(56,821)	-6.7%	$1,966	1.5%	$(205,353)	-5.5%

Page 12 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / A&G - AvB

Orchards Inn & Restaurant, LLC.

Administrative and General Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5686000 · G&A Salaries & Wages
5684000 · Finance
5684100 · Controller	-870.00	824.16	-824.16	-870.00
5684130 · Finance Coordinators	2,821.21	1,933.81	2,222.16	6,977.18
Total 5684000 · Finance	1,951.21	2,757.97	1,398.00	6,107.18

5686130 · G & A Coordinator	146.88	146.88	146.88	440.64
5686150 · G & A Supervisor	630.00	394.12	354.56	1,378.68
5686160 · G & A Assistant Manager	-205.00	39.23	-183.09	-348.86
5686180 · G & A Director	617.01	372.70	559.05	1,548.76
5686190 · G & A General Manager	2,203.99	4,112.36	3,582.75	9,899.10
Total 5686000 · G&A Salaries & Wages	5,344.09	7,823.26	5,858.15	19,025.50

5686050 · G&A Taxes and Benefits
5651 · G&A Payroll Taxes	442.48	521.96	236.03	1,200.47
5652 · G&A Workers' Comp	6.85	6.85	6.85	20.55
5653 · G&A Employ Benefits	139.36	139.36	109.50	388.22
5655 · G&A PTO	259.72	69.16	59.14	388.02
5656 · G&A Empoy Meals	9.97	52.54	13.84	76.35
Total 5686050 · G&A Taxes and Benefits	858.38	789.87	425.36	2,073.61

Total 5000 · Payroll & Benefits	6,202.47	8,613.13	6,283.51	21,099.11

8600 · General & Administrative
8610 · IT Support	58.01	438.47	804.01	1,300.49
8635 · Uniforms	40.88	0.00	50.10	90.98
8651 · Computer Maint. & Support	408.69	28.23	28.23	465.15
8678 · Express Mail	151.65	0.00	0.00	151.65
8679 · Payroll Processing Fees	638.34	999.31	1,489.44	3,127.09
8680 · Postage	35.57	0.00	46.92	82.49
8681 · Dues & Subscriptions	30.00	0.00	0.00	30.00
8683 · Credit Card Fees	7,863.71	9,420.03	9,618.15	26,901.89
8684 · Bank Fees	299.95	49.95	49.95	399.85
8685 · Telephone Cell & Radio	38.25	12.75	89.25	140.25
8687 · Employee Recruitment	0.00	0.00	219.45	219.45
8688 · Employee Relations & Training	0.00	0.00	167.79	167.79
8690 · Office Supplies	1.69	0.00	0.00	1.69
8692 · Cash over/short	-0.12	-0.27	1.29	0.90
8693 · Licenses & Permits	39.27	27.54	295.80	362.61
8694 · Student Housing	395.25	357.00	165.75	918.00
8695 · Equipment Lease	286.30	77.26	253.72	617.28
8698 · Consultants	820.56	618.84	618.84	2,058.24
8699 · Miscellaneous	625.00	-3,904.84	0.00	-3,279.84
Total 8600 · General & Administrative	11,733.00	8,124.27	13,898.69	33,755.96

Total Expense	17,935.47	16,737.40	20,182.20	54,855.07

Net Ordinary Income	-17,935.47	-16,737.40	-20,182.20	-54,855.07

Net Income	-17,935.47	-16,737.40	-20,182.20	-54,855.07

Page 13 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / A&G

Orchards Inn and Restaurant

Sales and Marketing Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense

5000 · Payroll & Benefits
5787000 · .Sales Salaries & Wages
5787170 · Marketing Manager	969	0.2%	70	0.0%	900	1.2%	66	0.0%	903	0.9%
5787180 · DO Marketing	462	0.1%	506	0.1%	(45)	-0.1%	482	0.1%	(21)	0.0%
Total 5787000 · .Sales Salaries & Wages	1,431	0%	576	0.1%	900	1.2%	548	0.1%	903	0.9%

5787050 · Sales Taxes & Benefits
5751 · Sales Payroll & Taxes	271	0.1%	58	0.0%	212	0.3%	56	0.0%	215	0.2%
Total 5787050 · Sales Taxes & Benefits	271	0.1%	58	0.0%	212	0.3%	56	0.0%	215	0.2%
Total 5000 · Payroll & Benefits	1,702	0.3%	634	0.1%	1,112	1.4%	604	0.1%	1,118	1.1%
						0.0%				0.0%
8700 · Sales & Marketing						0.0%				0.0%
8700 · Sales & Marketing - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8751 · Computer Maintenance & Support	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8760 · Advertising	19	0.0%	2,579	0.6%	(2,560)	-3.3%	2,457	0.6%	(2,438)	-2.4%
8764 · Promotions	(153)	0.0%	14	0.0%	(167)	-0.2%	13	0.0%	(166)	-0.2%
8765 · Public Relations	-	0.0%	268	0.1%	(268)	-0.3%	255	0.1%	(255)	-0.3%
8768 · Tradeshow	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8776 · Photography	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8781 · Dues & Subscriptions	87	0.0%	536	0.1%	(449)	-0.6%	511	0.1%	(424)	-0.4%
8782 · Website	96	0.0%	-	0.0%	96	0.1%	-	0.0%	96	0.1%
8783 · Internet Advertising	196	0.0%	-	0.0%	196	0.3%	-	0.0%	196	0.2%
8784 · Printing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8785 · Telephone Cell & Radio	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8790 · Office Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8792 · Visitors Center	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8797 · Business Meals	-	0.0%	54	0.0%	(54)	-0.1%	52	0.0%	(52)	-0.1%
8798 · Consultants	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8799 · Tarsadia Intellegence Annual Am	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8700 · Sales & Marketing	245	0.0%	3,452	0.8%	(3,206)	-4.1%	3,287	0.8%	(3,042)	-3.0%
Total Expense	1,947	0.4%	4,086	0.9%	(2,139)	-2.7%	3,891	0.9%	(1,944)	-1.9%
Net Income	$(1,947)	-0.4%	$(4,086)	-0.9%	$2,139	2.7%	$(3,891)	-0.9%	$1,944	1.9%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense

5000 · Payroll & Benefits
5787000 · .Sales Salaries & Wages
5787170 · Marketing Manager	2,166	0.2%	1,016	0.1%	1,149	1.3%	669	0.1%	1,496	1.1%	-	0.0%
5787180 · DO Marketing	2,308	0.2%	1,429	0.2%	878	1.0%	482	0.1%	1,826	1.4%	-	0.0%
Total 5787000 · .Sales Salaries & Wages	4,473	0	2,446	0.6%	1,149	1.3%	1,151	0.3%	1,496	1.1%	-	0.0%

5787050 · Sales Taxes & Benefits
5751 · Sales Payroll & Taxes	621	0.1%	478	0.1%	143	0.2%	79	0.0%	542	0.4%	-	0.0%
Total 5787050 · Sales Taxes & Benefits	621	0.1%	478	0.1%	143	0.2%	79	0.0%	542	0.4%	2125.9%	3.9%
Total 5000 · Payroll & Benefits	5,094	1.0%	2,923	0.7%	1,292	1.4%	1,230	0.3%	2,038	1.5%	512.8%	0.3%
						0.0%				0.0%
8700 · Sales & Marketing						0.0%				0.0%
8700 · Sales & Marketing - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	(7,867)	-0.2%
8751 · Computer Maintenance & Support	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	200	0.0%
8760 · Advertising	465	0.0%	2,680	0.3%	(2,215)	-2.4%	2,552	0.3%	(2,087)	-1.6%	22,460	0.6%
8764 · Promotions	(255)	0.0%	1,008	0.1%	(1,263)	-1.4%	1,101	0.1%	(1,356)	-1.0%	1,500	0.0%
8765 · Public Relations	-	0.0%	536	0.1%	(536)	-0.6%	1,010	0.1%	(1,010)	-0.8%	1,200	0.0%
8768 · Tradeshow	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8776 · Photography	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	2,000	0.1%
8781 · Dues & Subscriptions	262	0.0%	734	0.1%	(473)	-0.5%	823	0.1%	(562)	-0.4%	1,596	0.0%
8782 · Website	287	0.0%	277	0.0%	10	0.0%	416	0.0%	(130)	-0.1%	3,060	0.1%
8783 · Internet Advertising	196	0.0%	-	0.0%	196	0.2%	-	0.0%	196	0.1%	16,800	0.4%
8784 · Printing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	600	0.0%
8785 · Telephone Cell & Radio	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8790 · Office Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8792 · Visitors Center	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8797 · Business Meals	-	0.0%	54	0.0%	(54)	-0.1%	52	0.0%	(52)	0.0%	-	0.0%
8798 · Consultants	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	2,000	0.1%
8799 · Tarsadia Intellegence Annual Am	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8700 · Sales & Marketing	955	0.1%	5,288	0.6%	(4,334)	-4.7%	5,954	0.7%	(4,999)	-3.7%	43,549	1.2%
Total Expense	6,048	0.6%	8,211	0.9%	(2,163)	-2.4%	7,184	0.8%	(1,136)	-0.9%	43,554	1.2%
Net Income	$(6,048)	-0.6%	$(8,211)	-0.9%	$(2,163)	-2.4%	$(7,184)	-0.8%	$1,136	0.9%	$(43,554)	-1.2%

Page 14 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Sales - AvB

Orchards Inn & Restaurant, LLC.

Sales and Marketing Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5787000 · .Sales Salaries & Wages
5787170 · Marketing Manager	681.61	514.71	969.24	2,165.56
5787180 · DO Marketing	923.08	923.08	461.54	2,307.70
Total 5787000 · .Sales Salaries & Wages	1,604.69	1,437.79	1,430.78	4,473.26

5787050 · Sales Taxes & Benefits
5751 · Sales Payroll & Taxes	419.36	-69.44	270.72	620.64
Total 5787050 · Sales Taxes & Benefits	419.36	-69.44	270.72	620.64

Total 5000 · Payroll & Benefits	2,024.05	1,368.35	1,701.50	5,093.90

8700 · Sales & Marketing
8760 · Advertising	0.00	445.73	19.11	464.84
8764 · Promotions	0.00	-102.00	-153.00	-255.00
8781 · Dues & Subscriptions	87.17	87.17	87.17	261.51
8782 · Website	95.62	95.62	95.62	286.86
8783 · Internet Advertising	0.00	0.00	196.35	196.35
Total 8700 · Sales & Marketing	182.79	526.52	245.25	954.56

Total Expense	2,206.84	1,894.87	1,946.75	6,048.46

Net Ordinary Income	-2,206.84	-1,894.87	-1,946.75	-6,048.46

Net Income	-2,206.84	-1,894.87	-1,946.75	-6,048.46

Page 15 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Sales

Orchards Inn and Restaurant

Repair and Maintenance Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
5000 · Payroll & Benefits
5888000 · Engineering
5888150 · Lead Groundsman	-	0.0%	-	0.0%	-	0.0%	212	0.1%	(212)	-0.2%
5888160 · Assistant Chief Engineer	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888180 · Chief Engineer	-	0.0%	-	0.0%	-	0.0%	1,193	0.3%	(1,193)	-1.2%
5888600 · Groundsmen	-	0.0%	-	0.0%	-	0.0%	1,010	0.2%	(1,010)	-1.0%
5888700 · Engineer I	-	0.0%	10,180	2.3%	(10,180)	-13.0%	7,919	1.9%	(7,919)	-7.9%
5888710 · Engineer II	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888999 · Engineering Other Pay	10,180	2.0%	-	0.0%	10,180	13.0%	-	0.0%	10,180	10.1%
Total 5888000 · Engineering	10,180	2.0%	10,180	2.3%	-	0.0%	10,334	2.5%	(154)	-0.2%
5888050 · Engineering Taxes & Benefits		0.0%		0.0%				0.0%
5851 · Prop Ops Payroll Taxes	-	0.0%	-	0.0%	-	0.0%	1,229	0.3%	(1,229)	-1.2%
5852 · Prop Ops Workers' Comp	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5853 · Prop Ops Employ Benefits	-	0.0%	-	0.0%	-	0.0%	1,314	0.3%	(1,314)	-1.3%
5855 · Prop Ops PTO	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5856 · Prop Ops Employ Meals	114	0.0%	100	0.0%	14	0.0%	528	0.1%	(414)	-0.4%
5857 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888050 · Engineering Taxes & Benefits	114	0.0%	100	0.0%	14	0.0%	3,071	0.7%	(2,957)	-2.9%
Total 5000 · Payroll & Benefits	10,294	2.0%	10,280	2.4%	14	0.0%	13,405	3.2%	(3,111)	-3.1%
8800 · Repairs & Maintenance
8825 · Maintenance Supplies	1,072	0.2%	139	0.0%	933	1.2%	132	0.0%	940	0.9%
8826 · Paint Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8827 · Small Tools & Equuipment	314	0.1%	-	0.0%	314	0.4%	-	0.0%	314	0.3%
8835 · Uniforms	-	0.0%	224	0.1%	(224)	-0.3%	213	0.1%	(213)	-0.2%
8850 · Plumbing	1,265	0.2%	153	0.0%	1,112	1.4%	146	0.0%	1,120	1.1%
8850C · Plumbing - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8851·AC/Refrigeration	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8852 · Auto Expense	-	0.0%	-	0.0%	-	0.0%	150	0.0%	(150)	-0.1%
8853 · Buildings	90	0.0%	-	0.0%	90	0.1%	-	0.0%	90	0.1%
8855·Electrical/Mechanical	211	0.0%	-	0.0%	211	0.3%	-	0.0%	211	0.2%
8855C · Electrical/Mech - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8856 · Equipment Repair	46	0.0%	-	0.0%	46	0.1%	-	0.0%	46	0.0%
8857 · HVAC	2,014	0.4%	-	0.0%	2,014	2.6%	-	0.0%	2,014	2.0%
8857C · HVAC - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8858 · Grounds	224	0.0%	224	0.1%	(1)	0.0%	214	0.1%	10	0.0%
8859 · Lighting	275	0.1%	-	0.0%	275	0.4%	-	0.0%	275	0.3%
8861 · Locks & Keys	99	0.0%	26	0.0%	73	0.1%	24	0.0%	74	0.1%
8862 · Pest Control	772	0.2%	207	0.0%	565	0.7%	198	0.0%	575	0.6%
8864 · Pool & Spa	134	0.0%	-	0.0%	134	0.2%	-	0.0%	134	0.1%
8867 · Propane	242	0.0%	-	0.0%	242	0.3%	-	0.0%	242	0.2%
8868 · Fire Prevention	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8883 · Service Contracts	636	0.1%	1,094	0.3%	(458)	-0.6%	1,042	0.3%	(406)	-0.4%
8885 · Telephone Cell & Radio	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8886 · Contract Labor	-	0.0%	158	0.0%	(158)	-0.2%	-	0.0%	-	0.0%
8887 · Storage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8888 · Signage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8890 · Office Supplies	34	0.0%	-	0.0%	34	0.0%	-	0.0%	34	0.0%
8896 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8897 · Business Meals	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899 · Final Room Prep - Renovated Rms	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8800 · Repairs & Maintenance	7,427	1.4%	2,225	0.5%	5,202	6.7%	2,119	0.5%	5,308	5.3%
Total Expense	17,721	3.4%	12,505	2.9%	5,216	6.7%	15,524	3.8%	2,197	2.2%
Net Income	$(17,721)	-3.4%	$(12,505)	-2.9%	$(5,216)	-6.7%	$(15,524)	-3.8%	$(2,197)	-2.2%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
5000 · Payroll & Benefits
5888000 · Engineering
5888150 · Lead Groundsman	-	0.0%	-	0.0%	-	0.0%	456	0.1%	(456)	-0.3%	-	0.0%
5888160 · Assistant Chief Engineer	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888180 · Chief Engineer	-	0.0%	-	0.0%	-	0.0%	3,038	0.4%	(3,038)	-2.3%	17,868	0.5%
5888600 · Groundsmen	-	0.0%	-	0.0%	-	0.0%	4,281	0.5%	(4,281)	-3.2%	6,120	0.2%
5888700 · Engineer I	-	0.0%	30,540	3.4%	(30,540)	-33.4%	19,257	2.3%	(19,257)	-14.4%	41,616	1.1%
5888710 · Engineer II	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5888999 · Engineering Other Pay	30,540	3.1%	-	0.0%	30,540	33.4%	-	0.0%	30,540	22.9%	5,680	0.2%
Total 5888000 · Engineering	30,540	3.1%	30,540	3.4%	-	0.0%	27,031	3.2%	3,509	2.6%	71,284	1.9%
5888050 · Engineering Taxes & Benefits		0.0%		0.0%				0.0%				0.0%
5851 · Prop Ops Payroll Taxes	-	0.0%	-	0.0%	-	0.0%	3,102	0.4%	(3,102)	-2.3%	5,421	0.1%
5852 · Prop Ops Workers' Comp	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	656	0.0%
5853 · Prop Ops Employ Benefits	-	0.0%	-	0.0%	-	0.0%	1,869	0.2%	(1,869)	-1.4%	1,876	0.0%
5855 · Prop Ops PTO	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5856 · Prop Ops Employ Meals	302	0.0%	317	0.0%	(16)	0.0%	1,035	0.1%	(734)	-0.5%	2,470	0.1%
5857 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888050 · Engineering Taxes & Benefits	302	0.0%	317	0.0%	(16)	0.0%	6,006	0.7%	(5,705)	-4.3%	10,423	0.3%
Total 5000 · Payroll & Benefits	30,842	3.1%	30,857	3.5%	(16)	0.0%	33,038	3.9%	(2,196)	-1.6%	81,707	2.2%
8800 · Repairs & Maintenance
8825 · Maintenance Supplies	2,968	0.3%	1,403	0.2%	1,565	1.7%	3,129	0.4%	(161)	-0.1%	8,648	0.2%
8826 · Paint Supplies	28	0.0%	22	0.0%	6	0.0%	53	0.0%	(26)	0.0%	1,853	0.0%
8827 · Small Tools & Equuipment	1,643	0.2%	354	0.0%	1,289	1.4%	25	0.0%	1,617	1.2%	337	0.0%
8835 · Uniforms	-	0.0%	179	0.0%	(179)	-0.2%	416	0.0%	(416)	-0.3%	600	0.0%
8850 · Plumbing	2,054	0.2%	414	0.0%	1,640	1.8%	291	0.0%	1,763	1.3%	4,323	0.1%
8850C · Plumbing - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8851·AC/Refrigeration	45	0.0%	45	0.0%	-	0.0%	314	0.0%	(269)	-0.2%	570	0.0%
8852 · Auto Expense	-	0.0%	-	0.0%	-	0.0%	264	0.0%	(264)	-0.2%	179	0.0%
8853 · Buildings	703	0.1%	523	0.1%	180	0.2%	90	0.0%	613	0.5%	3,432	0.1%
8855·Electrical/Mechanical	1,198	0.1%	987	0.1%	211	0.2%	-	0.0%	1,198	0.9%	2,470	0.1%
8855C · Electrical/Mech - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8856 · Equipment Repair	358	0.0%	124	0.0%	234	0.3%	696	0.1%	(337)	-0.3%	3,707	0.1%
8857 · HVAC	3,570	0.4%	1,233	0.1%	2,337	2.6%	53	0.0%	3,517	2.6%	6,181	0.2%
8857C · HVAC - construction	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8858 · Grounds	1,008	0.1%	974	0.1%	35	0.0%	636	0.1%	373	0.3%	494	0.0%
8859 · Lighting	842	0.1%	579	0.1%	263	0.3%	348	0.0%	495	0.4%	990	0.0%
8861 · Locks & Keys	133	0.0%	54	0.0%	79	0.1%	32	0.0%	101	0.1%	618	0.0%
8862 · Pest Control	1,035	0.1%	820	0.1%	216	0.2%	1,140	0.1%	(105)	-0.1%	5,940	0.2%
8864 · Pool & Spa	285	0.0%	130	0.0%	155	0.2%	(1,522)	-0.2%	1,807	1.4%	3,600	0.1%
8867 · Propane	584	0.1%	-	0.0%	584	0.6%	112	0.0%	472	0.4%	-	0.0%
8868 · Fire Prevention	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	1,400	0.0%
8883 · Service Contracts	1,176	0.1%	2,462	0.3%	(1,286)	-1.4%	2,204	0.3%	(1,029)	-0.8%	5,000	0.1%
8885 · Telephone Cell & Radio	39	0.0%	179	0.0%	(141)	-0.2%	134	0.0%	(95)	-0.1%	2,760	0.1%
8886 · Contract Labor	208	0.0%	485	0.1%	(277)	-0.3%	(75)	0.0%	283	0.2%	1,200	0.0%
8887 · Storage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8888 · Signage	54	0.0%	-	0.0%	54	0.1%	-	0.0%	54	0.0%	248	0.0%
8890 · Office Supplies	156	0.0%	11	0.0%	145	0.2%	10	0.0%	146	0.1%	400	0.0%
8896 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8897 · Business Meals	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8899 · Final Room Prep - Renovated Rms	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8800 · Repairs & Maintenance	18,087	1.8%	10,976	1.2%	7,111	7.8%	8,350	1.0%	9,737	7.3%	54,950	1.5%
Total Expense	48,929	5.0%	41,834	4.7%	7,095	7.8%	41,388	4.9%	7,540	5.7%	136,657	3.6%
Net Income	$(48,929)	-5.0%	$(41,834)	-4.7%	(7,095)	-7.8%	$(41,388)	-4.9%	$(7,540)	-5.7%	$(136,657)	-3.6%

Page 16 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / R&M - AvB

Orchards Inn & Restaurant, LLC.

Maintenance Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5888000 · Engineering
5888999 · Engineering Other Pay	10,180.00	10,180.00	10,180.00	30,540.00
Total 5888000 · Engineering	10,180.00	10,180.00	10,180.00	30,540.00

5888050 · Engineering Taxes & Benefits
5856 · Prop Ops Employ Meals	117.26	70.42	114.02	301.70
Total 5888050 · Engineering Taxes & Benefits	117.26	70.42	114.02	301.70

Total 5000 · Payroll & Benefits	10,297.26	10,250.42	10,294.02	30,841.70

8800 · Repairs & Maintenance
8825 · Maintenance Supplies	460.42	1,435.24	1,072.25	2,967.91
8826 · Paint Supplies	21.62	6.32	0.00	27.94
8827 · Small Tools & Equuipment	327.45	1,001.53	313.82	1,642.80
8850 · Plumbing	261.04	527.65	1,265.49	2,054.18
8851·AC/Refrigeration	44.89	0.00	0.00	44.89
8853 · Buildings	522.69	90.00	90.00	702.69
8855·Electrical/Mechanical	986.57	0.00	211.33	1,197.90
8856 · Equipment Repair	0.00	312.90	45.50	358.40
8857 · HVAC	1,233.18	322.98	2,013.61	3,569.77
8858 · Grounds	594.27	190.50	223.52	1,008.29
8859 · Lighting	429.55	137.57	275.00	842.12
8861 · Locks & Keys	24.88	9.30	98.58	132.76
8862 · Pest Control	0.00	263.20	772.24	1,035.44
8864 · Pool & Spa	130.19	21.59	133.50	285.28
8867 · Propane	275.16	66.44	242.21	583.81
8883 · Service Contracts	540.00	0.00	635.74	1,175.74
8885 · Telephone Cell & Radio	38.64	0.00	0.00	38.64
8886 · Contract Labor	0.00	207.92	0.00	207.92
8888 · Signage	0.00	54.26	0.00	54.26
8890 · Office Supplies	0.00	122.36	33.91	156.27
Total 8800 · Repairs & Maintenance	5,890.55	4,769.76	7,426.70	18,087.01

Total Expense	16,187.81	15,020.18	17,720.72	48,928.71

Net Ordinary Income	-16,187.81	-15,020.18	-17,720.72	-48,928.71

Net Income	-16,187.81	-15,020.18	-17,720.72	-48,928.71

Page 17 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / R&M

Orchards Inn and Restaurant

Utilities Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
8500 · Utilities
8501 · Gas	2,740	0.5%	3,162	0.7%	(423)	-0.5%	3,012	0.7%	(272)	-0.3%
8502 · Electricity	3,752	0.7%	5,367	1.2%	(1,614)	-2.1%	5,111	1.2%	(1,359)	-1.4%
8503 · Water	1,409	0.3%	1,756	0.4%	(347)	-0.4%	1,672	0.4%	(263)	-0.3%
8504 · Sewer	2,928	0.6%	2,796	0.6%	132	0.2%	2,663	0.6%	265	0.3%
8866 · Trash Removal	568	0.1%	530	0.1%	38	0.0%	505	0.1%	63	0.1%
Total 8500 · Utilities	11,397	2.2%	13,610	3.1%	(2,214)	-2.8%	12,962	3.1%	(1,565)	-1.6%
Total Expense	11,397	2.2%	13,610	3.1%	(2,214)	-2.8%	12,962	3.1%	(1,565)	-1.6%
Net Income	$(11,397)	-2.2%	$(13,610)	-3.1%	$2,214	2.8%	$(12,962)	-3.1%	$1,565	1.6%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
8500 · Utilities
8501 · Gas	9,386	1.0%	10,614	1.2%	(1,228)	-1.3%	10,122	1.2%	(736)	-0.6%	32,100	0.9%
8502 · Electricity	14,325	1.5%	15,750	1.8%	(1,425)	-1.6%	14,754	1.7%	(429)	-0.3%	62,500	1.7%
8503 · Water	1,603	0.2%	4,168	0.5%	(2,566)	-2.8%	4,375	0.5%	(2,772)	-2.1%	8,100	0.2%
8504 · Sewer	8,795	0.9%	8,531	1.0%	264	0.3%	7,988	0.9%	807	0.6%	21,420	0.6%
8866 · Trash Removal	1,701	0.2%	1,668	0.2%	33	0.0%	1,568	0.2%	133	0.1%	-	0.0%
Total 8500 · Utilities	35,810	3.6%	40,731	4.6%	(4,921)	-5.4%	38,807	4.6%	(2,997)	-2.2%	124,120	3.3%
Total Expense	35,810	3.6%	40,731	4.6%	(4,921)	-5.4%	38,807	4.6%	(2,997)	-2.2%	124,120	3.3%
Net Income	$(35,810)	-3.6%	$(40,731)	-4.6%	$4,921	5.4%	$(38,807)	-4.6%	$2,997	2.2%	$(124,120)	-3.3%

Page 18 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Utilities - AvB

Orchards Inn & Restaurant, LLC.

Utilities Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
8500 · Utilities
8501 · Gas	4,153.69	2,492.36	2,739.91	9,385.96
8502 · Electricity	5,382.59	5,190.58	3,752.27	14,325.44
8503 · Water	977.26	-783.25	1,408.57	1,602.58
8504 · Sewer	2,939.51	2,927.78	2,927.66	8,794.95
8866 · Trash Removal	562.16	570.92	568.11	1,701.19
Total 8500 · Utilities	14,015.21	10,398.39	11,396.52	35,810.12

Total Expense	14,015.21	10,398.39	11,396.52	35,810.12

Net Ordinary Income	-14,015.21	-10,398.39	-11,396.52	-35,810.12

Net Income	-14,015.21	-10,398.39	-11,396.52	-35,810.12

Page 19 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Utilities

Orchards Inn and Restaurant

Fixed Expense Department

(Excluding Loan Interest)

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
9100 · Fixed Expenses
9101 · Property Taxes	3,858	0.8%	3,858	0.9%	-	0.0%	5,469	1.3%	(1,611)	-1.6%
9102 · Rent	4,009	0.8%	4,114	0.9%	(105)	-0.1%	1,464	0.4%	2,545	2.5%
9103 · Personal Property Tax	-	0.0%	-	0.0%	-	0.0%	200	0.0%	(200)	-0.2%
9104 · Insurance	2,678	0.5%	2,678	0.6%	-	0.0%	2,167	0.5%	511	0.5%
Total 9100 · Fixed Expenses	10,545	2.1%	10,650	2.4%	(105)	-0.1%	9,299	2.3%	1,245	1.2%
Net Income	$(10,545)	-2.1%	$(10,650)	-2.4%	$105	0.1%	$(9,299)	-2.3%	$(1,245)	-1.2%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
9100 · Fixed Expenses
9101 · Property Taxes	11,574	1.2%	11,574	1.3%	-	0.0%	16,407	1.9%	(4,833)	-3.6%	42,000	1.1%
9102 · Rent	12,237	1.2%	12,342	1.4%	(105)	-0.1%	2,404	0.3%	9,832	7.4%	-	0.0%
9103 · Personal Property Tax	-	0.0%	-	0.0%	-	0.0%	600	0.1%	(600)	-0.4%	1,800	0.0%
9104 · Insurance	8,034	0.8%	8,034	0.9%	-	0.0%	6,500	0.8%	1,534	1.1%	25,200	0.7%
Total 9100 · Fixed Expenses	31,845	3.2%	31,950	3.6%	(105)	-0.1%	25,911	3.1%	5,933	4.4%	69,000	1.8%
Net Income	$(31,845)	-3.2%	$(31,950)	-3.6%	$105	0.1%	$(25,911)	-3.1%	$(5,933)	-4.4%	$(69,000)	-1.8%

Page 20 of 21	109.2. Ex 18(a)- 2nd Part - Orchards Inn March 13 Issue / Fixed - AvB

7:20 PM	Orchards Inn & Restaurant, LLC.
05/10/12	Fixed Expenses
Accrual Basis	January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Other Income/Expense
Other Expense
9100 · Fixed Expenses
9101 · Property Taxes	3,858.11	3,858.11	3,858.11	11,574.33
9102 · Rent	4,113.89	4,113.89	4,008.72	12,236.50
9104 · Insurance	2,677.98	2,677.98	2,677.98	8,033.94
Total 9100 · Fixed Expenses	10,649.98	10,649.98	10,544.81	31,844.77

Total Other Expense	10,649.98	10,649.98	10,544.81	31,844.77

Net Other Income	-10,649.98	-10,649.98	-10,544.81	-31,844.77

Net Income	-10,649.98	-10,649.98	-10,544.81	-31,844.77

Orchards Annex

Profit and Loss Statement

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Rooms Available	868		868		0		868		0
Occupied Rooms	762		712		50		709		53
Occupancy	87.8%		82.0%		7.0%		81.7%		7.5%
Average Daily Rate (ADR)	$183.16		$185.00		($1.84)		$170.19		$12.97
Revenue/Available Room (REVPAR)	$160.79		$151.75		$9.04		$139.01		$21.78

Revenues
Rooms	139,565	100.0%	131,720	100.0%	7,845	100.0%	120,662	100.0%	18,904	100.0%
Food & Beverage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Miscellaneous	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total Revenues	139,565	100.0%	131,720	100.0%	7,845	100.0%	120,662	100.0%	18,904	100.0%

Department Expenses
Rooms	52,909	37.9%	39,591	30.1%	13,318	169.8%	36,844	30.5%	16,065	85.0%
Food & Beverage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Miscellaneous	339	0.2%	497	0.4%	(158)	0.0%	482	0.4%	(143)	0.0%
Total Department Expenses	53,248	38.2%	40,088	30.4%	13,160	167.7%	37,327	30.9%	15,922	84.2%

Departmental Profit
Rooms	86,656	62.1%	92,129	69.9%	(5,473)	-69.8%	83,817	69.5%	2,839	15.0%
Food & Beverage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Miscellaneous	(339)	-0.2%	(497)	-0.4%	158	0.0%	(482)	-0.4%	143	0.0%
Total Departmental Profit	86,317	61.8%	91,632	69.6%	(5,315)	-67.7%	83,335	69.1%	2,982	15.8%

Undistributed Expenses
Management Fees	4,186	3.0%	3,952	3.0%	234	3.0%	2,413	2.0%	1,773	9.4%
Administrative & General	12,148	8.7%	19,049	14.5%	(6,901)	-88.0%	21,039	17.4%	(8,890)	-47.0%
Sales & Marketing	236	0.2%	3,303	2.5%	(3,067)	-39.1%	3,158	2.6%	(2,923)	-15.5%
Engineering	7,580	5.4%	6,970	5.3%	610	7.8%	13,765	11.4%	(6,185)	-32.7%
Utilities	3,660	2.6%	4,905	3.7%	(1,245)	-15.9%	4,672	3.9%	(1,012)	-5.4%
Total Undistributed Expenses	27,810	19.9%	38,179	29.0%	(10,369)	-132.2%	45,047	37.3%	(17,237)	-91.2%

Gross Operating Profit	58,507	41.9%	53,453	40.6%	5,054	64.4%	38,288	31.7%	20,219	107.0%

Fixed Expenses
Property Taxes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Leases (Rent)	41,243	29.6%	41,130	31.2%	113	1.4%	26,777	22.2%	14,467	76.5%
Insurance	1,854	1.3%	1,854	1.4%	(0)	0.0%	-	0.0%	1,854	9.8%
Total Fixed Expenses	43,097	30.9%	42,984	32.6%	113	1.4%	26,777	22.2%	16,321	86.3%

Income Before Reserves	15,410	11.0%	10,469	7.9%	4,941	63.0%	11,511	9.5%	3,898	20.6%
						0.0%				0.0%
Reserve for Replacement	5,583	4.0%	5,269	4.0%	314	4.0%	4,826	4.0%	756	4.0%
						0.0%				0.0%
Net Operating Income	9,827	7.0%	5,200	3.9%	4,627	59.0%	6,685	5.5%	3,142	16.6%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	%

Rooms Available	2,520		2,520		0		2,848		(328)		10,220
Occupied Rooms	1,661		1,595		66		1,595		66		7,128
Occupancy	65.9%		63.3%		4.1%		56.0%		4.1%		69.7%
Average Daily Rate (ADR)	$156.65		$159.54		($2.89)		$148.56		$8.09		$150.76
Revenue/Available Room (REVPAR)	$103.25		$100.98		$2.27		$83.20		$20.05		$105.15

Revenues
Rooms	260,192	100.0%	254,470	100.0%	5,722	100.0%	236,947	100.0%	23,245	100.0%	1,074,584	100.0%
Food & Beverage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Miscellaneous	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total Revenues	260,192	100.0%	254,470	100.0%	5,722	100.0%	236,947	100.0%	23,245	100.0%	1,074,584	100.0%

Department Expenses
Rooms	119,704	46.0%	110,079	43.3%	9,625	168.2%	105,637	44.6%	14,067	60.5%	366,250	34.1%
Food & Beverage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Miscellaneous	939	0.4%	1,281	0.5%	(342)	0.0%	1,576	0.7%	(637)	0.0%	5,316	0.0%
Total Department Expenses	120,644	46.4%	111,360	43.8%	9,284	162.3%	107,213	45.2%	13,430	57.8%	371,566	34.6%

Departmental Profit
Rooms	140,487	54.0%	144,391	56.7%	(3,904)	-68.2%	131,309	55.4%	9,178	39.5%	708,334	65.9%
Food & Beverage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Miscellaneous	(939)	-0.4%	(1,281)	-0.5%	342	0.0%	(1,576)	-0.7%	637	0.0%	(5,316)	0.0%
Total Departmental Profit	139,548	53.6%	143,110	56.2%	(3,562)	-62.3%	129,733	54.8%	9,815	42.2%	703,018	65.4%

Undistributed Expenses
Management Fees	7,805	3.0%	7,635	3.0%	170	3.0%	4,739	2.0%	3,066	13.2%	21,492	2.0%
Administrative & General	36,299	14.0%	41,910	16.5%	(5,611)	-98.1%	49,551	20.9%	(13,252)	-57.0%	140,555	13.1%
Sales & Marketing	917	0.4%	4,368	1.7%	(3,451)	-60.3%	5,519	2.3%	(4,602)	-19.8%	30,263	2.8%
Engineering	23,216	8.9%	22,939	9.0%	277	4.8%	32,616	13.8%	(9,400)	-40.4%	117,672	11.0%
Utilities	14,232	5.5%	14,800	5.8%	(568)	-9.9%	15,222	6.4%	(990)	-4.3%	79,600	7.4%
Total Undistributed Expenses	82,468	31.7%	91,652	36.0%	(9,184)	-160.5%	107,647	45.4%	(25,178)	-108.3%	389,582	36.3%

Gross Operating Profit	57,080	21.9%	51,458	20.2%	5,622	98.3%	22,087	9.3%	34,993	150.5%	313,436	29.2%

Fixed Expenses
Property Taxes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Leases (Rent)	44,003	16.9%	43,890	17.2%	113	2.0%	31,317	13.2%	12,686	54.6%	268,688	25.0%
Insurance	5,562	2.1%	5,562	2.2%	(0)	0.0%	-	0.0%	5,562	23.9%	-	0.0%
Total Fixed Expenses	49,565	19.0%	49,452	19.4%	113	2.0%	31,317	13.2%	18,248	78.5%	268,688	25.0%

Income Before Reserves	7,515	2.9%	2,006	0.8%	5,509	96.3%	(9,230)	-3.9%	16,745	72.0%	44,748	4.2%
						0.0%				0.0%
Reserve for Replacement	10,408	4.0%	10,179	4.0%	229	4.0%	9,478	4.0%	930	4.0%	42,983	4.0%
						0.0%				0.0%
Net Operating Income	(2,893)	-1.1%	(8,173)	-3.2%	5,280	92.3%	(18,708)	-7.9%	15,815	68.0%	1,765	0.2%

Page 1 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Report

Orchards Annex

Current Year Actual

2012

Current Year - 2013

Year to Date

	January		February		February		Total Year
	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	868		784		868		2,520
Occupied Rooms	405		494		762		1,661
Occupancy	46.7%		63.0%		87.8%		65.9%
Average Daily Rate (ADR)	$126.05		$140.84		$183.16		$156.65
Revenue/Available Room (REVPAR)	$58.81		$88.74		$160.79		$103.25

Revenues
Rooms	$51,050	$183.47	$69,576	$140.84	$139,565	$183.16	260,192	$156.65
Food & Beverage	$-	$-	$-	$-	$-	$-	0	$-
Miscellaneous	$-	$-	$-	$-	$-	$-	0	$-
Total Revenues	$51,050	$183.47	$69,576	$140.84	$139,565	$183.16	260,192	$156.65

Department Expenses
Rooms	$31,350	$72.22	$35,445	$71.75	$52,909	$69.43	119,704	$72.07
Food & Beverage	$-	$-	$-	$-	$-	$-	0	$-
Miscellaneous	$284	$0.85	$316	$0.64	$339	$0.45	939	$0.57
Total Department Expenses	$31,634	$73.07	$35,761	$72.39	$53,248	$69.88	120,644	$72.63

Departmental Profit
Rooms	$19,700	$111.25	$34,131	$69.09	$86,656	$113.72	140,487	$84.58
Food & Beverage	$-	$-	$-	$-	$-	$-	0	$-
Miscellaneous	$(284)	$(0.85)	$(316)	$(0.64)	$(339)	$(0.45)	(939)	$(0.57)
Total Departmental Profit	$19,416	$110.40	$33,815	$68.45	$86,317	$113.28	139,548	$84.01

Undistributed Expenses
Management Fees	$1,532	$5.50	$2,087	$4.23	$4,186	$5.49	7,805	$4.70
Administrative & General	$10,765	$25.16	$13,386	$27.10	$12,148	$15.94	36,299	$21.85
Sales & Marketing	$176	$4.54	$506	$1.02	$236	$0.31	917	$0.55
Engineering	$7,887	$17.84	$7,750	$15.69	$7,580	$9.95	23,216	$13.98
Utilities	$4,303	$9.79	$6,269	$12.69	$3,660	$4.80	14,232	$8.57
Total Undistributed Expenses	$24,661	$62.83	$29,997	$60.72	$27,810	$36.50	82,468	$49.65

Gross Operating Profit	$(5,245)	$47.57	$3,817	$7.73	$58,507	$76.78	57,080	$34.36

Fixed Expenses
Property Taxes	$-	$-	$-	$-	$-	$-	0	$-
Leases (Rent)	$1,380	$3.87	$1,380	$2.79	$41,243	$54.13	44,003	$26.49
Insurance	$1,854	$9.16	$1,854	$3.75	$1,854	$2.43	5,562	$3.35
Total Fixed Expenses	$3,234	$13.03	$3,234	$6.55	$43,097	$56.56	49,565	$29.84

Income Before Reserves	$(8,479)	$34.54	$584	$1.18	$15,410	$20.22	$7,515	$4.52

Reserve for Replacement	$2,042	$7.34	$2,783	$5.63	$5,583	$7.33	10,408	$6.27

Net Operating Income	$(10,521)	$27.20	$(2,199)	$(4.45)	$9,827	$12.90	$(2,893)	$(1.74)

Page 2 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Current YTD

Orchards Annex

Current Year Budget

2012

Budget - 2013

Year to Date

	January	February	March	April	May	June	July	August	September	October	November	December	Total Year
	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	POR

Available Room Nights	868	784	868	840	868	840	868	868	840	868	840	868	10,220
Occupied Rooms - Revenue	405	478	712	773	694	630	625	625	672	695	630	477	7,416
Occupied Rooms - With Comps	405	478	712	773	694	630	625	625	672	695	630	477	7,416
Occupancy	46.7%	61.0%	82.0%	92.0%	80.0%	75.0%	72.0%	72.0%	80.0%	80.1%	75.0%	55.0%	72.6%
ADR	$126.05	$150.00	$185.00	$185.00	$180.00	$170.00	$135.00	$125.00	$166.00	$180.00	$135.00	$130.00	$158.54
RevPAR	$58.81	$91.45	$151.75	$170.24	$143.92	$127.50	$97.21	$90.01	$132.80	$144.12	$101.25	$71.50	$115.04

Revenues
Rooms	51,050	71,700	131,720	143,005	124,920	107,100	84,375	78,125	111,552	125,100	85,050	62,062	1,175,759	$158.54
Food & Beverage	0	0	0	0	0	0	0	0	0	0	0	0	0	$-
Miscellaneous	0	0	0	0	0	0	0	0	0	0	0	0	0	$-
Total Revenues	51,050	71,700	131,720	143,005	124,920	107,100	84,375	78,125	111,552	125,100	85,050	62,062	1,175,759	$158.54

Department Expenses
Rooms	31,350	39,138	39,591	43,769	38,361	40,168	31,017	31,787	33,537	34,422	30,814	25,689	419,644	$56.58
Food & Beverage	0	0	0	0	0	0	0	0		0	0	0	0	$-
Miscellaneous	284	500	497	505	488	443	443	443	443	443	443	443	5,375	$0.72
Total Department Expenses	31,634	39,638	40,088	44,274	38,849	40,611	31,460	32,230	33,980	34,865	31,257	26,132	425,019	$57.31

Departmental Profit
Rooms	19,700	32,562	92,129	99,236	86,559	66,932	53,358	46,338	78,015	90,678	54,236	36,373	756,115	$101.95
Food & Beverage	0	0	0	0	0	0	0	0	0	0	0	0	0	$-
Miscellaneous	(284)	(500)	(497)	(505)	(488)	(443)	(443)	(443)	(443)	(443)	(443)	(443)	(5,375)	$(0.72)
Total Departmental Profit	19,416	32,062	91,632	98,731	86,071	66,489	52,915	45,895	77,572	90,235	53,793	35,930	750,740	$101.23

Undistributed Expenses
Management Fees	1,532	2,151	3,952	4,290	3,748	3,213	1,688	1,563	2,231	2,502	1,701	1,241	29,811	$4.02
Administrative & General	10,765	12,096	19,049	17,296	15,273	13,549	11,403	11,445	12,285	12,394	11,199	11,370	158,124	$21.32
Sales & Marketing	176	889	3,303	1,421	983	588	2,325	2,570	2,515	3,686	2,580	2,136	23,172	$3.12
Engineering	7,887	8,082	6,970	9,574	10,360	9,503	52,377	9,880	10,526	10,750	9,801	8,819	154,528	$20.84
Utilities	4,303	5,592	4,905	5,053	5,930	7,452	7,400	7,200	7,000	6,800	6,400	7,300	75,335	$10.16
Total Undistributed Expenses	24,663	28,810	38,179	37,634	36,294	34,305	75,192	32,657	34,557	36,132	31,680	30,866	440,970	$59.46

Gross Operating Profit	(5,247)	3,252	53,453	61,097	49,777	32,184	(22,278)	13,239	43,015	54,103	22,112	5,063	309,770	$41.77

Fixed Expenses
Property Taxes	0	0	0	0	0	0	0	0	0	0	0	0	0	$-
Leases (Rent)	1,380	1,380	41,130	41,130	41,130	41,130	41,130	41,130	41,130	41,130	1,380	1,380	334,560	$45.11
Insurance	1,854	1,854	1,854	1,854	1,854	1,854	1,854	1,854	1,854	1,854	1,854	1,854	22,248	$3.00
Total Fixed Expenses	3,234	3,234	42,984	42,984	42,984	42,984	42,984	42,984	42,984	42,984	3,234	3,234	356,808	$48.11

Income Before Reserves	(8,481)	18	10,469	18,113	6,793	(10,800)	(65,262)	(29,745)	31	11,119	18,878	1,829	(47,038)	$(6.34)

Reserve for Replacement	2,042	2,868	5,269	5,720	4,997	4,284	3,375	3,125	4,462	5,004	3,402	2,482	47,030	$6.34

Net Operating Income	(10,523)	(2,850)	5,200	12,393	1,796	(15,084)	(68,637)	(32,870)	(4,431)	6,115	15,476	(653)	(94,068)	$(12.68)

Page 3 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Budget YTD

Orchards Annex

Prior Year Actual

2011

Prior Year - 2011

	Year to Date
	January		February		March		April		May		June		July		August
	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	1,023		957		868		840		868		840		868		868
Occupied Rooms	383		503		709		722		647		542		606		534
Occupancy	37.4%		52.6%		81.7%		86.0%		74.5%		64.5%		69.8%		61.5%
Average Daily Rate (ADR)	$120.09		$139.75		$170.19		$174.04		$171.64		$163.11		$135.18		$138.69
Revenue/Available Room (REVPAR)	$44.96		$73.45		$139.01		$149.59		$127.94		$105.24		$94.38		$85.32

Revenues
Rooms	$45,993	$120.09	$70,292	$139.75	$120,662	$170.19	$125,654	$174.04	$111,051	$171.64	$88,404	$163.11	$81,920	$135.18	$74,060	$138.69
Food & Beverage	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Miscellaneous	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Revenues	$45,993	$120.09	$70,292	$139.75	$120,662	$170.19	$125,654	$174.04	$111,051	$171.64	$88,404	$163.11	$81,920	$135.18	$74,060	$138.69

Department Expenses
Rooms	$31,429	$82.06	$37,364	$74.28	$36,844	$51.97	$46,482	$64.38	$39,818	$61.54	$40,393	$74.53	$38,349	$63.28	$42,965	$80.46
Food & Beverage	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Miscellaneous	$609	$1.59	$485	$0.96	$482	$0.68	$491	$0.68	$473	$0.73	$430	$0.79	$332	$0.55	$364	$0.68
Total Department Expenses	$32,037	$83.65	$37,849	$75.25	$37,327	$52.65	$46,972	$65.06	$40,291	$62.27	$40,823	$75.32	$38,682	$63.83	$43,329	$81.14

Departmental Profit
Rooms	$14,564	$38.03	$32,928	$65.46	$83,817	$118.22	$79,172	$109.66	$71,233	$110.10	$48,011	$88.58	$43,571	$71.90	$31,095	$58.23
Food & Beverage	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Miscellaneous	$(609)	$(1.59)	$(485)	$(0.96)	$(482)	$(0.68)	$(491)	$(0.68)	$(473)	$(0.73)	$(430)	$(0.79)	$(332)	$(0.55)	$(364)	$(0.68)
Total Departmental Profit	$13,956	$36.44	$32,443	$64.50	$83,335	$117.54	$78,681	$108.98	$70,759	$109.37	$47,581	$87.79	$43,238	$71.35	$30,731	$57.55

Undistributed Expenses
Management Fees	$920	$2.40	$1,406	$2.79	$2,413	$3.40	$3,770	$5.22	$5,701	$8.81	$2,652	$4.89	$2,458	$4.06	$2,222	$4.16
Administrative & General	$11,764	$30.71	$16,749	$33.30	$21,039	$29.67	$16,442	$22.77	$17,294	$26.73	$13,894	$25.63	$12,943	$21.36	$17,023	$31.88
Sales & Marketing	$605	$1.58	$1,756	$3.49	$3,158	$4.45	$1,612	$2.23	$2,116	$3.27	$560	$1.03	$1,039	$1.72	$2,506	$4.69
Engineering	$9,770	$25.51	$9,081	$18.05	$13,765	$19.41	$9,584	$13.27	$16,691	$25.80	$7,411	$13.67	$10,711	$17.68	$6,792	$12.72
Utilities	$5,224	$13.64	$5,326	$10.59	$4,672	$6.59	$4,812	$6.67	$5,648	$8.73	$7,097	$13.09	$5,956	$9.83	$6,039	$11.31
Total Undistributed Expenses	$28,282	$73.84	$34,318	$68.23	$45,047	$63.54	$36,220	$50.17	$47,450	$73.34	$31,613	$58.33	$33,107	$54.63	$34,582	$64.76

Gross Operating Profit	$(14,326)	$(37.41)	$(1,875)	$(3.73)	$38,288	$54.00	$42,461	$58.81	$23,309	$36.03	$15,967	$29.46	$10,131	$16.72	$(3,851)	$(7.21)

Fixed Expenses
Property Taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Leases (Rent)	$1,499	$3.91	$3,040	$6.04	$26,777	$37.77	$38,217	$52.93	$42,518	$65.72	$41,228	$76.07	$37,932	$62.59	$40,123	$75.14
Insurance	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Fixed Expenses	$1,499	$3.91	$3,040	$6.04	$26,777	$37.77	$38,217	$52.93	$42,518	$65.72	$41,228	$76.07	$37,932	$62.59	$40,123	$75.14

Income Before Reserves	$(15,826)	$(41.32)	$(4,916)	$(9.77)	$11,511	$16.24	$4,245	$5.88	$(19,208)	$(29.69)	$(25,261)	$(46.61)	$(27,801)	$(45.88)	$(43,975)	$(82.35)

Reserve for Replacement	$1,840	$4.80	$2,812	$5.59	$4,826	$6.81	$5,026	$6.96	$4,442	$6.87	$3,536	$6.52	$3,277	$5.41	$2,962	$5.55

Net Operating Income	$(17,666)	$(46.12)	$(7,727)	$(15.36)	$6,685	$9.43	$(782)	$(1.08)	$(23,650)	$(36.55)	$(28,797)	$(53.13)	$(31,077)	$(51.28)	$(46,937)	$(87.90)

	September		October		November		December		Total Year
	Amount	POR	Amount	POR	Amount	POR	Amount	POR	Amount	POR

Rooms Available	840		868		840		868		10,548
Occupied Rooms	579		746		593		461		7,025
Occupancy	68.9%		85.9%		70.6%		53.1%		66.6%
Average Daily Rate (ADR)	$183.80		$186.10		$184.01		$161.18		$163.23
Revenue/Available Room (REVPAR)	$126.69		$159.94		$129.90		$85.61		$108.71

Revenues
Rooms	$106,420	$183.80	$138,827	$186.10	$109,118	$184.01	$74,306	$161.18	1,146,706	$163.23
Food & Beverage	$-	$-	$-	$-	$-	$-	$-	$-	0	$-
Miscellaneous	$-	$-	$4	$0.01	$-	$-	$-	$-	4	$0.00
Total Revenues	$106,420	$183.80	$138,832	$186.10	$109,118	$184.01	$74,306	$161.18	1,146,711	$163.23

Department Expenses
Rooms	$39,499	$68.22	$42,309	$56.71	$37,404	$63.08	$29,248	$63.45	462,104	$65.78
Food & Beverage	$-	$-	$-	$-	$-	$-	$-	$-	0	$-
Miscellaneous	$345	$0.60	$342	$0.46	$318	$0.54	$344	$0.75	5,016	$0.71
Total Department Expenses	$39,844	$68.81	$42,651	$57.17	$37,722	$63.61	$29,593	$64.19	467,120	$66.49

Departmental Profit
Rooms	$66,921	$115.58	$96,518	$129.38	$71,714	$120.93	$45,058	$97.74	$684,602	$97.45
Food & Beverage	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Miscellaneous	$(345)	$(0.60)	$(337)	$(0.45)	$(318)	$(0.54)	$(344)	$(0.75)	$(5,011)	$(0.71)
Total Departmental Profit	$66,576	$114.98	$96,181	$128.93	$71,396	$120.40	$44,714	$96.99	679,590	$96.74

Undistributed Expenses
Management Fees	$3,193	$5.51	$4,165	$5.58	$3,211	$5.42	$2,229	$4.84	34,339	$4.89
Administrative & General	$15,643	$27.02	$17,791	$23.85	$13,894	$23.43	$10,188	$22.10	184,662	$26.29
Sales & Marketing	$3,350	$5.79	$1,232	$1.65	$771	$1.30	$1,838	$3.99	20,543	$2.92
Engineering	$19,327	$33.38	$9,464	$12.69	$7,514	$12.67	$7,226	$15.67	127,337	$18.13
Utilities	$5,476	$9.46	$5,152	$6.91	$4,881	$8.23	$3,965	$8.60	64,247	$9.15
Total Undistributed Expenses	$46,988	$81.15	$37,804	$50.67	$30,271	$51.05	$25,447	$55.20	431,128	$61.37

Gross Operating Profit	$19,588	$33.83	$58,377	$78.25	$41,126	$69.35	$19,267	$41.79	248,463	$35.37

Fixed Expenses
Property Taxes	$-	$-	$-	$-	$-	$-	$-	$-	0	$-
Leases (Rent)	$40,123	$69.30	$40,305	$54.03	$1,569	$2.65	$1,569	$3.40	314,900	$44.83
Insurance	$-	$-	$-	$-	$-	$-	$3,708	$8.04	3,708	$0.53
Total Fixed Expenses	$40,123	$69.30	$40,305	$54.03	$1,569	$2.65	$5,277	$11.45	318,608	$45.35

Income Before Reserves	$(20,535)	$(35.47)	$18,073	$24.23	$39,557	$66.71	$13,990	$30.35	$(70,146)	$(9.99)

Reserve for Replacement	$4,257	$7.35	$5,553	$7.44	$4,365	$7.36	$2,972	$6.45	$45,868	$6.53

Net Operating Income	$(24,792)	$(42.82)	$12,519	$16.78	$35,192	$59.35	$11,018	$23.90	$(116,014)	$(16.51)

Page 4 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Prior Yr YTD

Orchards Annex

Rooms Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	$45,486	32.6%	$41,762	31.7%	$3,723	47.5%	$38,256	31.7%	$7,229	38.2%
4113 · Corporate	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4114 · Discount	83,417	59.8%	86,855	65.9%	(3,438)	-43.8%	79,563	65.9%	3,854	20.4%
4115·FIT/Internet	8,968	6.4%	2,393	1.8%	6,575	83.8%	2,192	1.8%	6,776	35.8%
4116 · House	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4110 · Transient Room charges - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4110 . Transient Room charges	137,871	98.8%	131,010	99.5%	6,861	87.5%	120,012	99.5%	17,860	94.5%
4150 . Group
4151 · Group Association	920	0.7%	-	0.0%	920	11.7%	-	0.0%	920	4.9%
4152 · Group Corporate	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4153 · Group Smerf	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4154·Group-Tour	774	0.6%	710	0.5%	64	0.8%	650	0.5%	124	0.7%
Total 4150 · Group	1,694	1.2%	710	0.5%	984	12.5%	650	0.5%	1,044	5.5%
Total 4100 . Room Charges	139,565	100.0%	131,720	100.0%	7,845	100.0%	120,662	100.0%	18,904	100.0%
Total Revenue	139,565	100.0%	131,720	100.0%	7,845	100.0%	120,662	100.0%	18,904	100.0%
Gross Profit	139,565	100.0%	131,720	100.0%	7,845	100.0%	120,662	100.0%	18,904	100.0%

Expense
5000 . Payroll & Benefits
5100000 . Rooms Payroll
5111000 . Front Office
5111160 · Assistant Manager	2,032	1.5%	-	0.0%	2,032	25.9%	-	0.0%	2,032	10.8%
5111170 · Rooms Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111199 · Rooms Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111600 · Guest Service Agents	4,263	3.1%	5,371	4.1%	(1,108)	-14.1%	2,714	2.2%	1,549	8.2%
5111605 · Reservationist	1,213	0.9%	1,024	0.8%	189	2.4%	840	0.7%	372	2.0%
5111606 · Reservationist - Bonus	154	0.1%	-	0.0%	154	2.0%	154	0.1%	-	0.0%
5111610 · Lead Service Agent	(550)	-0.4%	-	0.0%	(550)	-7.0%	1,125	0.9%	(1,675)	-8.9%
5111640 · Night Auditor	2,618	1.9%	-	0.0%	2,618	33.4%	1,375	1.1%	1,243	6.6%
Total 5111000 . Front Office	9,730	7.0%	6,395	4.9%	3,335	42.5%	6,209	5.1%	3,521	18.6%
5112000 . Housekeeping
5112050 · Housekeeping	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112170 · Housekeeping Manager	2,254	1.6%	2,644	2.0%	(390)	-5.0%	443	0.4%	1,811	9.6%
5112500 · Room Attendent	5,490	3.9%	3,455	2.6%	2,035	25.9%	3,354	2.8%	2,136	11.3%
5112510 · House Attendant	1,408	1.0%	988	0.7%	420	5.4%	959	0.8%	449	2.4%
5112520 · Laundry Attendant	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112530 · Lead Room Supervisor	3,026	2.2%	-	0.0%	3,026	38.6%	2,124	1.8%	902	4.8%
5112540 · Housekeeping Supervisor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112600 · House Attendant II	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112599 · Housekeeping-Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112000 . Housekeeping	12,178	8.7%	7,086	5.4%	5,092	64.9%	6,880	5.7%	5,298	28.0%
5150 . Rooms Taxes & Benefits
5199 · Rooms Shared Serv Fringe	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5151 · Rms Payroll Taxes	981	0.7%	2,526	1.9%	(1,545)	-19.7%	757	0.6%	224	1.2%
5152 · Rms Workers' Comp	279	0.2%	161	0.1%	118	1.5%	65	0.1%	214	1.1%
5153 · Rms Employ Benefits	450	0.3%	217	0.2%	233	3.0%	211	0.2%	239	1.3%
5155 · Rms PTO	111	0.1%	430	0.3%	(319)	-4.1%	213	0.2%	(101)	-0.5%
5156 · Rms Employ Meals	84	0.1%	48	0.0%	36	0.5%	46	0.0%	37	0.2%
Total 5150 . Rooms Taxes & Benefits	1,905	1.4%	3,382	2.6%	(1,477)	-18.8%	1,291	1.1%	614	3.2%
5250 . Housekeeping Taxes & Ben
5250 · Housekeeping Taxes & Ben - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5251 · Housekeeping payroll taxes	2,399	1.7%	-	0.0%	2,399	30.6%	1,696	1.4%	703	3.7%
5252 · Housekeeping Workmans Comp	-	0.0%	-	0.0%	-	0.0%	92	0.1%	(92)	-0.5%
5253 · Housekeeping employee bene	118	0.1%	-	0.0%	118	1.5%	-	0.0%	118	0.6%
5255 · Housekeeping PTO Expense	174	0.1%	-	0.0%	174	2.2%	205	0.2%	(31)	-0.2%
5256 · Hskpg - Employee Meals	203	0.1%	-	0.0%	203	2.6%	-	0.0%	203	1.1%
5257 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5250 . Housekeeping Taxes & Ben	2,894	2.1%	-	0.0%	2,894	36.9%	1,992	1.7%	902	4.8%
Total 5100000 . Rooms Payroll	26,707	19.1%	16,864	12.8%	9,844	125.5%	16,372	13.6%	10,335	54.7%
Total 5000 . Payroll & Benefits	26,707	19.1%	16,864	12.8%	9,844	125.5%	16,372	13.6%	10,335	54.7%

8100 . Rooms Expenses
8101 · Comp Breakfast	10,717	7.7%	9,256	7.0%	1,461	18.6%	7,393	6.1%	3,324	17.6%
8110 · Guest Supplies	1,330	1.0%	1,050	0.8%	280	3.6%	1,019	0.8%	311	1.6%
8111 · In-Room Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8112 · Guest Relations	16	0.0%	25	0.0%	(9)	-0.1%	24	0.0%	(8)	0.0%
8114 · Guest Amenities	22	0.0%	-	0.0%	22	0.3%	-	0.0%	22	0.1%
8115 · Operating Supplies	160	0.1%	19	0.0%	142	1.8%	18	0.0%	142	0.8%
8117 · Newspapers	66	0.0%	337	0.3%	(271)	-3.5%	145	0.1%	(78)	-0.4%
8120 · Cleaning Supplies	55	0.0%	80	0.1%	(25)	-0.3%	78	0.1%	(23)	-0.1%
8129 · Linens	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8130 · Outside Laundry	9,007	6.5%	7,203	5.5%	1,804	23.0%	6,993	5.8%	2,014	10.7%
8135 · Uniforms	65	0.0%	412	0.3%	(347)	-4.4%	400	0.3%	(335)	-1.8%
8149 · Group Commissions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8150 · TA Commissions	269	0.2%	415	0.3%	(146)	-1.9%	403	0.3%	(134)	-0.7%
8151 · Computer Maint & Supp	427	0.3%	777	0.6%	(349)	-4.5%	754	0.6%	(327)	-1.7%
8152 · Auto Expense (van)	77	0.1%	-	0.0%	77	1.0%	-	0.0%	77	0.4%
8155 · Reservation Expense	2,668	1.9%	1,145	0.9%	1,523	19.4%	1,111	0.9%	1,557	8.2%
8156 · Concierge Expenses	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8157 · Walk Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8158 · Equipment Repair	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8164 · Decorations	-	0.0%	65	0.0%	(65)	-0.8%	63	0.1%	(63)	-0.3%
8165 · Comp In-Room Coffee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8170 · Contract Labor	42	0.0%	-	0.0%	42	0.5%	-	0.0%	42	0.2%
8174 · Music & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8175 · Cable TV	1,043	0.7%	576	0.4%	467	6.0%	559	0.5%	484	2.6%
8178 · Express Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8184 · Printing	31	0.0%	269	0.2%	(239)	-3.0%	262	0.2%	(231)	-1.2%
8185 · Telephone Cell & Radio	38	0.0%	-	0.0%	38	0.5%	49	0.0%	(11)	-0.1%
8190 · Office Supplies	143	0.1%	135	0.1%	8	0.1%	131	0.1%	12	0.1%
8191 · Employee Relations	24	0.0%	32	0.0%	(8)	-0.1%	31	0.0%	(8)	0.0%
8192 · Building Rent - Housekee	-	0.0%	870	0.7%	(870)	-11.1%	844	0.7%	(844)	-4.5%
8193 · License & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8195 · Equipment Lease	-	0.0%	-	0.0%	-	0.0%	133	0.1%	(133)	-0.7%
8196 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8197 · Business Meals	-	0.0%	62	0.0%	(62)	-0.8%	60	0.1%	(60)	-0.3%
8225 · Laundry Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8100 . Rooms Expenses	26,202	18.8%	22,727	17.3%	3,475	44.3%	20,472	17.0%	5,730	30.3%
Total Expense	52,909	37.9%	39,591	30.1%	13,318	169.8%	36,844	30.5%	16,065	85.0%
Net Income	86,656	62.1%	92,129	69.9%	(5,473)	-69.8%	83,817	69.5%	2,839	15.0%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	$72,176	27.7%	$75,086	29.5%	$(2,910)	-50.9%	$91,423	38.6%	$(19,246)	-82.8%	$1,074,584	100.0%
4113 · Corporate	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4114 · Discount	170,564	65.6%	173,835	68.3%	(3,271)	-57.2%	139,876	59.0%	30,689	132.0%	-	0.0%
4115·FIT/Internet	14,183	5.5%	4,159	1.6%	10,024	175.2%	4,551	1.9%	9,632	41.4%	-	0.0%
4116 · House	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
4110 · Transient Room charges - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 4110 . Transient Room charges	256,924	98.7%	253,080	99.5%	3,844	67.2%	235,850	99.5%	21,074	90.7%	1,074,584	100.0%
4150 . Group
4151 · Group Association	1,335	0.5%	225	0.1%	1,110	19.4%	-	0.0%	1,335	5.7%	-	0.0%
4152 · Group Corporate	250	0.1%	-	0.0%	250	4.4%	-	0.0%	250	1.1%	-	0.0%
4153 · Group Smerf	-	0.0%	456	0.2%	(456)	-8.0%	447	0.2%	(447)	-1.9%	-	0.0%
4154·Group-Tour	1,683	0.6%	710	0.3%	973	17.0%	650	0.3%	1,033	4.4%	-	0.0%
Total 4150 · Group	3,268.00	1.3%	1,390.53	0.5%	1,877	32.8%	1,097.00	0.5%	2,171	9.3%	-	0.0%
Total 4100 . Room Charges	260,192	100.0%	254,470	100.0%	5,721	100.0%	236,947	100.0%	23,245	100.0%	1,074,584	100.0%
Total Revenue	260,192	100.0%	254,470	100.0%	5,721	100.0%	236,947	100.0%	23,245	100.0%	1,074,584	100.0%
Gross Profit	260,192	100.0%	254,470	100.0%	5,721	100.0%	236,947	100.0%	23,245	100.0%	1,074,584	100.0%

Expense
5000 . Payroll & Benefits
5100000 . Rooms Payroll
5111000 . Front Office
5111160 · Assistant Manager	4,521	1.7%	1,185	0.5%	3,336	58.3%	-	0.0%	4,521	19.4%	-	0.0%
5111170 · Rooms Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5111199 · Rooms Shared Services	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-
5111600 · Guest Service Agents	9,318	3.6%	14,904	5.9%	(5,586)	-97.6%	8,044	3.4%	1,275	5.5%	21,346	2.0%
5111605 · Reservationist	2,621	1.0%	3,116	1.2%	(495)	-8.7%	2,694	1.1%	(74)	-0.3%	12,745	1.2%
5111606 · Reservationist - Bonus	528	0.2%	-	0.0%	528	9.2%	594	0.3%	(66)	-0.3%	-	0.0%
5111610 · Lead Service Agent	(203)	-0.1%	-	0.0%	(203)	-3.6%	3,406	1.4%	(3,609)	-15.5%	10,596	1.0%
5111640 · Night Auditor	6,044	2.3%	-	0.0%	6,044	105.6%	4,242	1.8%	1,802	7.8%	16,128	1.5%
Total 5111000 . Front Office	22,829	8.8%	19,205	7.5%	3,624	63.3%	18,980	8.0%	3,849	16.6%	60,815	5.7%
5112000 . Housekeeping
5112050 · Housekeeping	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112170 · Housekeeping Manager	5,633	2.2%	10,105	4.0%	(4,472)	-78.2%	3,901	1.6%	1,732	7.5%	17,148	1.6%
5112500 · Room Attendent	10,878	4.2%	9,615	3.8%	1,263	22.1%	9,337	3.9%	1,540	6.6%	51,681	4.8%
5112510 · House Attendant	3,204	1.2%	3,104	1.2%	99	1.7%	2,872	1.2%	332	1.4%	16,395	1.5%
5112520 · Laundry Attendant	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112530 · Lead Room Supervisor	6,663	2.6%	-	0.0%	6,663	116.5%	5,752	2.4%	911	3.9%	21,385	2.0%
5112540 · Housekeeping Supervisor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112600 · House Attendant II	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5112599 · Housekeeping-Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5112000 . Housekeeping	26,377	10.1%	22,824	9.0%	3,553	62.1%	21,862	9.2%	4,515	19.4%	106,609	9.9%
5150 . Rooms Taxes & Benefits
5199 · Rooms Shared Serv Fringe	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5151 · Rms Payroll Taxes	2,680	1.0%	7,515	3.0%	(4,835)	-84.5%	2,198	0.9%	482	2.1%	7,859	0.7%
5152 · Rms Workers' Comp	480	0.2%	526	0.2%	(47)	-0.8%	238	0.1%	242	1.0%	1,572	0.1%
5153 · Rms Employ Benefits	961	0.4%	2,362	0.9%	(1,401)	-24.5%	3,233	1.4%	(2,272)	-9.8%	2,946	0.3%
5155 · Rms PTO	1,010	0.4%	1,730	0.7%	(719)	-12.6%	386	0.2%	625	2.7%	1,572	0.1%
5156 · Rms Employ Meals	195	0.1%	379	0.1%	(184)	-3.2%	282	0.1%	(86)	-0.4%	6,069	0.6%
Total 5150 . Rooms Taxes & Benefits	5,326	2.0%	12,512	4.9%	(7,185)	-125.6%	6,336	2.7%	(1,010)	-4.3%	20,018	1.9%
5250 . Housekeeping Taxes & Ben
5250 · Housekeeping Taxes & Ben - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5251 · Housekeeping payroll taxes	5,842	2.2%	-	0.0%	5,842	102.1%	4,448	1.9%	1,394	6.0%	10,661	1.0%
5252 · Housekeeping Workmans Comp	322	0.1%	-	0.0%	322	5.6%	109	0.0%	214	0.9%	2,665	0.2%
5253 · Housekeeping employee bene	397	0.2%	-	0.0%	397	6.9%	-	0.0%	397	1.7%	1,176	0.1%
5255 · Housekeeping PTO Expense	971	0.4%	-	0.0%	971	17.0%	205	0.1%	766	3.3%	3,198	0.3%
5256 · Hskpg - Employee Meals	449	0.2%	-	0.0%	449	7.8%	-	0.0%	449	1.9%	2,985	0.3%
5257 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5250 . Housekeeping Taxes & Ben	7,981	3.1%	-	0.0%	7,981	139.5%	4,762	2.0%	3,219	13.8%	20,685	1.9%
Total 5100000 . Rooms Payroll	62,513	24.0%	54,541	21.4%	7,972	139.3%	51,940	21.9%	10,573	45.5%	208,127	19.4%
Total 5000 . Payroll & Benefits	62,513	24.0%	54,541	21.4%	7,972	139.3%	51,940	21.9%	10,573	45.5%	208,127	19.4%

8100 . Rooms Expenses								0.0%
8101 · Comp Breakfast	22,065	8.5%	20,300	8.0%	1,765	30.9%	16,172	6.8%	5,893	25.4%	33,860	3.2%
8110 · Guest Supplies	2,960	1.1%	2,500	1.0%	459	8.0%	2,654	1.1%	306	1.3%	12,875	1.2%
8111 · In-Room Equipment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8112 · Guest Relations	62	0.0%	72	0.0%	(10)	-0.2%	72	0.0%	(10)	0.0%	-	0.0%
8114 · Guest Amenities	43	0.0%	-	0.0%	43	0.8%	-	0.0%	43	0.2%	-	0.0%
8115 · Operating Supplies	639	0.2%	596	0.2%	43	0.7%	407	0.2%	232	1.0%	2,895	0.3%
8117 · Newspapers	203	0.1%	565	0.2%	(362)	-6.3%	281	0.1%	(78)	-0.3%	495	0.0%
8120 · Cleaning Supplies	226	0.1%	232	0.1%	(6)	-0.1%	257	0.1%	(31)	-0.1%	1,187	0.1%
8129 · Linens	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8130 · Outside Laundry	20,068	7.7%	19,781	7.8%	286	5.0%	20,782	8.8%	(715)	-3.1%	52,305	4.9%
8135 · Uniforms	304	0.1%	634	0.2%	(331)	-5.8%	526	0.2%	(222)	-1.0%	1,873	0.2%
8149 · Group Commissions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8150 · TA Commissions	750	0.3%	946	0.4%	(197)	-3.4%	946	0.4%	(196)	-0.8%	4,608	0.4%
8151 · Computer Maint & Supp	1,234	0.5%	1,616	0.6%	(382)	-6.7%	1,171	0.5%	63	0.3%	4,116	0.4%
8152 · Auto Expense (van)	200	0.1%	-	0.0%	200	3.5%	-	0.0%	200	0.9%	588	0.1%
8155 · Reservation Expense	5,141	2.0%	3,259	1.3%	1,882	32.9%	3,769	1.6%	1,371	5.9%	14,700	1.4%
8156 · Concierge Expenses	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8157 · Walk Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8158 · Equipment Repair	34	0.0%	-	0.0%	34	0.6%	-	0.0%	34	0.1%	5,364	0.5%
8164 · Decorations	-	0.0%	129	0.1%	(129)	-2.3%	1,978	0.8%	(1,978)	-8.5%	288	0.0%
8165 · Comp In-Room Coffee	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8170 · Contract Labor	42	0.0%	-	0.0%	42	0.7%	-	0.0%	42	0.2%	-	0.0%
8174 · Music & Entertainment	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8175 · Cable TV	2,527	1.0%	2,225	0.9%	302	5.3%	1,640	0.7%	887	3.8%	12,960	1.2%
8178 · Express Mail	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8184 · Printing	245	0.1%	283	0.1%	(38)	-0.7%	280	0.1%	(35)	-0.2%	588	0.1%
8185 · Telephone Cell & Radio	126	0.0%	-	0.0%	126	2.2%	139	0.1%	(14)	-0.1%	300	0.0%
8190 · Office Supplies	285	0.1%	517	0.2%	(232)	-4.1%	663	0.3%	(377)	-1.6%	1,176	0.1%
8191 · Employee Relations	36	0.0%	73	0.0%	(37)	-0.7%	61	0.0%	(26)	-0.1%	1,476	0.1%
8192 · Building Rent - Housekee	-	0.0%	1,731	0.7%	(1,731)	-30.2%	1,680	0.7%	(1,680)	-7.2%	5,880	0.5%
8193 · License & Permits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	300	0.0%
8195 · Equipment Lease	-	0.0%	-	0.0%	-	0.0%	133	0.1%	(133)	-0.6%	289	0.0%
8196 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8197 · Business Meals	-	0.0%	66	0.0%	(66)	-1.2%	77	0.0%	(77)	-0.3%	-	0.0%
8225 · Laundry Expense	4	0.0%	13	0.0%	(9)	-0.2%	8	0.0%	(4)	0.0%	-	0.0%
Total 8100 . Rooms Expenses	57,191	22.0%	55,539	21.8%	1,653	28.9%	53,697	22.7%	3,494	15.0%	158,123	14.7%
Total Expense	119,704	46.0%	110,079	43.3%	9,625	168.2%	105,637	44.6%	14,067	60.5%	366,250	34.1%
Net Income	140,487	54.0%	144,391	56.7%	(3,904)	-68.2%	131,309	55.4%	9,178	39.5%	708,334	65.9%

Page 5 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Rooms Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Income
4100 · Room Charges
4110 · Transient Room charges
4111 · Best Available Rate	4,575.60	22,115.20	45,485.60	72,176.40
4114 · Discount	46,060.65	41,086.30	83,417.35	170,564.30
4115·FIT/Internet	189.00	5,025.46	8,968.35	14,182.81
Total 4110 · Transient Room charges	50,825.25	68,226.96	137,871.30	256,923.51
4150 · Group
4151 · Group Association	225.00	190.00	920.00	1,335.00
4152 · Group Corporate	0.00	250.00	0.00	250.00
4154·Group-Tour	0.00	909.00	774.00	1,683.00
Total 4150 · Group	225.00	1,349.00	1,694.00	3,268.00
Total 4100 · Room Charges	51,050.25	69,575.96	139,565.30	260,191.51
Total Income	51,050.25	69,575.96	139,565.30	260,191.51
Gross Profit	51,050.25	69,575.96	139,565.30	260,191.51
Expense
5000 · Payroll & Benefits
5100000 · Rooms Payroll
5111000 · Front Office
5111160 · Assistant Manager	1,184.62	1,304.01	2,032.47	4,521.10
5111600 · Guest Service Agents	2,191.85	2,863.83	4,262.68	9,318.36
5111605 · Reservationist	788.48	619.36	1,212.81	2,620.65
5111606 · Reservationist - Bonus	154.00	220.00	154.00	528.00
5111610 · Lead Service Agent	75.97	270.75	-550.00	-203.28
5111640 · Night Auditor	1,731.81	1,694.25	2,618.07	6,044.13
Total 5111000 · Front Office	6,126.73	6,972.20	9,730.03	22,828.96
5112000 · Housekeeping
5112170 · Housekeeping Manager	1,424.06	1,955.11	2,253.87	5,633.04
5112500 · Room Attendent	2,667.39	2,719.75	5,490.38	10,877.52
5112510 · House Attendant	913.50	882.25	1,408.00	3,203.75
5112530 · Lead Room Supervisor	1,773.88	1,863.01	3,025.95	6,662.84
Total 5112000 · Housekeeping	6,778.83	7,420.12	12,178.20	26,377.15
5150 · Rooms Taxes & Benefits
5151 · Rms Payroll Taxes	967.74	730.91	981.28	2,679.93
5152 · Rms Workers' Comp	100.53	100.53	278.76	479.82
5153 · Rms Employ Benefits	321.38	189.63	449.92	960.93
5155 · Rms PTO	687.23	211.63	111.43	1,010.29
5156 · Rms Employ Meals	60.20	51.64	83.60	195.44
Total 5150 · Rooms Taxes & Benefits	2,137.08	1,284.34	1,904.99	5,326.41
5250 · Housekeeping Taxes & Ben
5251 · Housekeeping payroll taxes	1,905.39	1,537.57	2,398.81	5,841.77
5252 · Housekeeping Workmans Comp	157.04	165.09	0.00	322.13
5253 · Housekeeping employee bene	135.89	142.85	117.98	396.72
5255 · Housekeeping PTO Expense	589.85	207.50	173.85	971.20
5256 · Hskpg - Employee Meals	129.08	116.40	203.46	448.94
Total 5250 · Housekeeping Taxes & Ben	2,917.25	2,169.41	2,894.10	7,980.76
Total 5100000 · Rooms Payroll	17,959.89	17,846.07	26,707.32	62,513.28
Total 5000 · Payroll & Benefits	17,959.89	17,846.07	26,707.32	62,513.28
8100 · Rooms Expenses
8101 · Comp Breakfast	4,829.80	6,518.19	10,717.09	22,065.08
8110 · Guest Supplies	593.12	1,036.76	1,329.65	2,959.53
8112 · Guest Relations	22.96	23.11	16.23	62.30
8114 · Guest Amenities	0.00	20.74	22.39	43.13
8115 · Operating Supplies	356.85	121.66	160.37	638.88
8117 · Newspapers	0.00	136.38	66.47	202.85
8120 · Cleaning Supplies	0.00	170.84	54.92	225.76
8130 · Outside Laundry	4,877.46	6,182.93	9,007.18	20,067.57
8135 · Uniforms	137.19	101.86	64.77	303.82
8150 · TA Commissions	104.51	375.85	269.46	749.82
8151 · Computer Maint & Supp	410.43	395.85	427.38	1,233.66
8152 · Auto Expense (van)	33.87	89.01	76.88	199.76
8155 · Reservation Expense	1,087.45	1,385.32	2,667.73	5,140.50
8158 · Equipment Repair	33.87	0.00	0.00	33.87
8170 · Contract Labor	0.00	0.00	42.13	42.13
8175 · Cable TV	743.86	739.72	1,043.10	2,526.68
8184 · Printing	13.73	200.26	30.74	244.73
8185 · Telephone Cell & Radio	33.87	53.40	38.44	125.71
8190 · Office Supplies	95.30	47.09	142.92	285.31
8191 · Employee Relations	11.85	0.00	23.83	35.68
8225 · Laundry Expense	4.40	0.00	0.00	4.40
Total 8100 · Rooms Expenses	13,390.52	17,598.97	26,201.68	57,191.17
Total Expense	31,350.41	35,445.04	52,909.00	119,704.45
Net Ordinary Income	19,699.84	34,130.92	86,656.30	140,487.06
Net Income	19,699.84	34,130.92	86,656.30	140,487.06

Page 6 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Rooms

Orchards Annex

Miscellaneous Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Revenue
4500 . Miscellaneous Revenue
4520 · Other Miscellaneous	-	0.0%	-	0.0%	-	0%	-	0.0%	-	0%
Total 4500 . Miscellaneous Revenue	-	0.0%	-	0.0%	-	0%	-	0.0%	-	0%
Total Revenue	-	0.0%	-	0.0%	-	0%	-	0.0%	-	0%

Cost of Goods Sold
6400 · Cost of Telephone
6401 · Long Distance	26	0.0%	497	0.0%	(471)	0%	482	0.0%	(456)	0%
6402 · Local Phone Calls	313	0.0%	-	0.0%	313	0%	-	0.0%	313	0%
Total 6400 · Cost of Telephone	339	0.0%	497	0.0%	(158)	0%	-	0.0%	339	0%
Total COGS	339	0.0%	497	0.0%	(158)	0%	482	0.0%	(143)	0%

Gross Profit	(339)	0.0%	(497)	0.0%	158	0%	(482)	0.0%	143	0%

Expense
Net Income	(339)	0.0%	(497)	0%	158	0%	(482)	0.0%	143	0%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Revenue
4500 . Miscellaneous Revenue
4520 · Other Miscellaneous	-	0.0%	-	0.0%	-	0%	0.00	0.0%	-	0%	-	0.0%
Total 4500 . Miscellaneous Revenue	-	0.0%	0.00	0.0%	-	0%	0.00	0.0%	-	0%	-	0.0%
Total Revenue	-	0.0%	-	0.0%	-	0%	-	0.0%	-	0%	-	0.0%

Cost of Goods Sold
6400 · Cost of Telephone
6401 · Long Distance	(49)	0.0%	927	0.0%	(976)	0%	1,085.77	0.0%	(1,135)	0%	3,132	0.0%
6402 · Local Phone Calls	988	0.0%	353	0.0%	635	0%	490.24	0.0%	498	0%	2,184	0.0%
Total 6400 · Cost of Telephone	939	0.0%	1,280	0.0%	(341)	0%	1,576	0.0%	(637)	0%	5,316	0.0%
Total COGS	939	0.0%	1,280	0.0%	(341)	0%	1,576	0.0%	(637)	0%	5,316	0.0%

Gross Profit	(939)	0.0%	(1,280)	0.0%	341	0%	(1,576)	0.0%	637	0%	(5,316)	0.0%

Expense
Net Income	(939)	0.0%	(1,280)	0.0%	341	0%	(1,576)	0.0%	637	0%	(5,316)	0.0%

Page 7 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Miscellaneous Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Cost of Goods Sold
6400 · Cost of Telephone
6401 · Long Distance	-69.37	-5.94	26.05	-49.26
6402 · Local Phone Calls	352.94	322.19	313.20	988.33
Total 6400 · Cost of Telephone	283.57	316.25	339.25	939.07
Total COGS	283.57	316.25	339.25	939.07
Gross Profit	-283.57	-316.25	-339.25	-939.07
Net Ordinary Income	-283.57	-316.25	-339.25	-939.07
Net Income	-283.57	-316.25	-339.25	-939.07

Page 8 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Misc

4:05 PM	Orchards Annex, LLC
04/24/13	Management Fee Expense
Accrual Basis	January through March 2013

	Type	Date	Num	Adj	Name	Memo	Clr	Split	Debit	Credit	Balance
9500 · Management Fees
	Bill	01/04/2013	Jan MF		Spector Offices			2000 · Accounts Payable	1,531.51		1,531.51
	Bill	02/01/2013	Feb Man Fee		Spector Offices			2000 · Accounts Payable	4,000.00		5,531.51
	Credit	02/28/2013	Feb Man Fee		Spector Offices	Adjust Feb Management Fee to 3% of Income of $69575.96		2000 · Accounts Payable		1,912.72	3,618.79
	Bill	03/01/2013	March Management Fee		Spector Offices	March MF		2000 · Accounts Payable	3,000.00		6,618.79
	General Journal	03/31/2013	Mgmt Fee			Record Additional Mgmt Fee for March - 3% on Revenue of $139,539.25 less $3,000 prepaid		1263 · Spector Offices	1,186.17		7,804.96
Total 9500 · Management Fees									9,717.68	1,912.72	7,804.96
TOTAL									9,717.68	1,912.72	7,804.96

Orchards Annex

Administrative and General Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense
5000 . Payroll & Benefits
5600000 . G&A Payroll
5684000 . Finance Salaries
5684100 · Controller	(792)	-0.6%	1,494	1.1%	(2,286)	-29.1%	1,313	1.1%	(2,104)	-11.1%
5684110 · Assistant Controller	-	0.0%	-	0.0%	-	0.0%	590	0.5%	(590)	-3.1%
5684130 · Coordinator	2,135	1.5%	-	0.0%	2,135	27.2%	(67)	-0.1%	2,202	11.6%
Total 5684000 . Finance Salaries	1,343	1.0%	1,494	1.1%	(151)	-1.9%	1,836	1.5%	(493)	-2.6%
5686000 . G&A Salaries & Wages								0.0%
5686130 · G & A Coordinator	141	0.1%	-	0.0%	141	1.8%	(32)	0.0%	173	0.9%
5686150 · G & A Supervisor	341	0.2%	-	0.0%	341	4.3%	376	0.3%	(36)	-0.2%
5686160 · G & A Asst Manager	(176)	-0.1%	-	0.0%	(176)	-2.2%	-	0.0%	(176)	-0.9%
5686180 · G & A Director	537	0.4%	-	0.0%	537	6.8%	446	0.4%	92	0.5%
5686190 · G & A General Manager	3,442	2.5%	4,104	3.1%	(662)	-8.4%	2,662	2.2%	780	4.1%
5686199 · G & A Shared Services	-	0.0%	-	0.0%	-	0.0%	456	0.4%	(456)	-2.4%
5686699 · G&A Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686000 . G&A Salaries & Wages	4,285	3.1%	4,104	3.1%	181	2.3%	3,909	3.2%	377	2.0%
5686050 . G&A Taxes and Benefit		0.0%		0.0%				0.0%
5651 · G&A Payroll Taxes	227	0.2%	688	0.5%	(461)	-5.9%	655	0.5%	(429)	-2.3%
5652 · G&A Workers' Comp	7	0.0%	4	0.0%	2	0.0%	4	0.0%	2	0.0%
5653 · G&A Employ Benefits	105	0.1%	202	0.2%	(97)	-1.2%	192	0.2%	(87)	-0.5%
5655 · G&A PTO	57	0.0%	99	0.1%	(42)	-0.5%	95	0.1%	(38)	-0.2%
5656 · G&A Empoy Meals	13	0.0%	510	0.4%	(497)	-6.3%	486	0.4%	(473)	-2.5%
5699 · G&A Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686050 . G&A Taxes and Benefit	409	0.3%	1,504	1.1%	(1,096)	-14.0%	1,433	1.2%	(1,024)	-5.4%
Total 5600000 . G&A Payroll	4,694	3.4%	5,608	4.3%	(914)	-11.7%	5,341	4.4%	(647)	-3.4%
Total 5000 . Payroll & Benefits	6,037	4.3%	7,102	5.4%	(1,065)	-13.6%	7,177	5.9%	(1,140)	-6.0%

8600 . General & Administrative
8661 · Charitable Contributions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8601 · Workman's Comp Adjust	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8602 · Sales Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8604 · Tax Penalties & Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8610 · IT Support	56	0.0%	-	0.0%	56	0.7%	79	0.1%	(23)	-0.1%
8635 · Uniforms	48	0.0%	-	0.0%	48	0.6%	-	0.0%	48	0.3%
8650 · Maint/Service Contract	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8651 · Computer Maint & Support	27	0.0%	1,922	1.5%	(1,895)	-24.2%	1,717	1.4%	(1,690)	-8.9%
8660 · Legal Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8672 · Accounting Fees	-	0.0%	404	0.3%	(404)	-5.1%	377	0.3%	(377)	-2.0%
8674 Guest Lost/Damaged Property	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8675 · Bad Debt Expense	-	0.0%	111	0.1%	(111)	-1.4%	104	0.1%	(104)	-0.5%
8678 · Express Mail	-	0.0%	40	0.0%	(40)	-0.5%	-	0.0%	-	0.0%
8679 · Payroll Processing Fees	1,431	1.0%	806	0.6%	625	8.0%	754	0.6%	677	3.6%
8680 · Postage	45	0.0%	7	0.0%	38	0.5%	6	0.0%	39	0.2%
8681 · Dues & Subscriptions	-	0.0%	24	0.0%	(24)	-0.3%	23	0.0%	(23)	-0.1%
8682 · Printing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8683 · Credit Card Fees	2,613	1.9%	3,952	3.0%	(1,339)	-17.1%	6,427	5.3%	(3,814)	-20.2%
8684 · Bank Fees	135	0.1%	37	0.0%	98	1.2%	35	0.0%	100	0.5%
8685 · Telephone Cell & Radio	86	0.1%	75	0.1%	11	0.1%	70	0.1%	16	0.1%
8686 · Security	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8687 · Employee Recruitment	211	0.2%	260	0.2%	(49)	-0.6%	243	0.2%	(32)	-0.2%
8688 · Employ Relations & Train	161	0.1%	195	0.1%	(34)	-0.4%	183	0.2%	(21)	-0.1%
8689 · Armored Car Service	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8690 · Office Supplies	-	0.0%	209	0.2%	(209)	-2.7%	196	0.2%	(196)	-1.0%
8691 · Employee Relocation	-	0.0%	1,253	1.0%	(1,253)	-16.0%	1,171	1.0%	(1,171)	-6.2%
8692 · Cash over/short	17	0.0%	-	0.0%	17	0.2%	-	0.0%	17	0.1%
8693 · Licenses & Permits	284	0.2%	1,520	1.2%	(1,236)	-15.8%	1,421	1.2%	(1,137)	-6.0%
8694 · Student Housing	159	0.1%	328	0.2%	(168)	-2.1%	306	0.3%	(147)	-0.8%
8696 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8697 · Business Meals	-	0.0%	301	0.2%	(301)	-3.8%	282	0.2%	(282)	-1.5%
8698 · Consultants	595	0.4%	502	0.4%	93	1.2%	469	0.4%	125	0.7%
8699 · 2008 Consulting Recon	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8695 · Equipment Lease	244	0.2%	-	0.0%	244	3.1%	-	0.0%	244	1.3%
Total 8600 . General & Administrative	6,111	4.4%	11,947	9.1%	(5,836)	-74.4%	13,862	11.5%	(7,750)	-41.0%
Total Expense	12,148	8.7%	19,049	14.5%	(6,901)	-88.0%	21,039	17.4%	(8,890)	-47.0%
Net Income	(12,148)	-8.7%	(19,049)	-14.5%	6,901	88.0%	(21,039)	-17.4%	8,890	47.0%

											Budget
	Year to Date										Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense
5000 . Payroll & Benefits
5600000 . G&A Payroll
5684000 . Finance Salaries
5684100 · Controller	-	0.0%	5,699	2.2%	(5,699)	-99.6%	3,927	1.7%	(3,927)	-16.9%	12,936	1.2%
5684110 · Assistant Controller	-	0.0%	-	0.0%	-	0.0%	1,085	0.5%	(1,085)	-4.7%	2,940	0.3%
5684130 · Coordinator	6,704	2.6%	-	0.0%	6,704	117.2%	1,779	0.8%	4,924	21.2%	5,652	0.5%
Total 5684000 . Finance Salaries	6,704	2.6%	5,699	2.2%	1,005	17.6%	6,791	2.9%	(87)	-0.4%	21,528	2.0%
5686000 . G&A Salaries & Wages
5686130 · G & A Coordinator	423	0.2%	-	0.0%	423	7.4%	439	0.2%	(15)	-0.1%	5,292	0.5%
5686150 · G & A Supervisor	719	0.3%	-	0.0%	719	12.6%	998	0.4%	(278)	-1.2%	4,260	0.4%
5686160 · G & A Asst Manager	(100)	0.0%	-	0.0%	(100)	-1.8%	-	0.0%	(100)	-0.4%	-	0.0%
5686180 · G & A Director	1,253	0.5%	-	0.0%	1,253	21.9%	2,092	0.9%	(838)	-3.6%	8,328	0.8%
5686190 · G & A General Manager	9,511	3.7%	10,929	4.3%	(1,419)	-24.8%	7,451	3.1%	2,060	8.9%	29,400	2.7%
5686199 · G & A Shared Services	-	0.0%	-	0.0%	-	0.0%	456	0.2%	(456)	-2.0%	1,764	0.2%
5686699 · G&A Other Pay	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686000 . G&A Salaries & Wages	11,806.41	4.5%	10,929.49	4.3%	877	15.3%	11,434.41	4.8%	372	1.6%	49,044.00	4.6%
5686050 . G&A Taxes and Benefit
5651 · G&A Payroll Taxes	1,153	0.4%	1,808	0.7%	(655)	-11.4%	1,931	0.8%	(778)	-3.3%	5,646	0.5%
5652 · G&A Workers' Comp	20	0.0%	9	0.0%	11	0.2%	8	0.0%	12	0.1%	649	0.1%
5653 · G&A Employ Benefits	373	0.1%	221	0.1%	152	2.7%	179	0.1%	194	0.8%	2,808	0.3%
5655 · G&A PTO	373	0.1%	356	0.1%	17	0.3%	140	0.1%	232	1.0%	2,752	0.3%
5656 · G&A Empoy Meals	73	0.0%	582	0.2%	(508)	-8.9%	617	0.3%	(544)	-2.3%	-	0.0%
5699 · G&A Shared Services Fringes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5686050 . G&A Taxes and Benefit	1,992	0.8%	2,976	1.2%	(983)	-17.2%	2,875	1.2%	(883)	-3.8%	11,855	1.1%
Total 5600000 . G&A Payroll	13,799	5.3%	13,905	5.5%	(106)	-1.9%	14,309	6.0%	(511)	-2.2%	60,899	5.7%
Total 5000 . Payroll & Benefits	20,502	7.9%	19,604	7.7%	899	15.7%	21,100	8.9%	(598)	-2.6%	82,427	7.7%

8600 . General & Administrative
8661 · Charitable Contributions	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8601 · Workman's Comp Adjust	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8602 · Sales Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8604 · Tax Penalties & Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8610 · IT Support	533	0.2%	-	0.0%	533	9.3%	835	0.4%	(302)	-1.3%	4,704	0.4%
8635 · Uniforms	87	0.0%	-	0.0%	87	1.5%	-	0.0%	87	0.4%	-	0.0%
8650 · Maint/Service Contract	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	288	0.0%
8651 · Computer Maint & Support	447	0.2%	2,484	1.0%	(2,037)	-35.6%	1,850	0.8%	(1,404)	-6.0%	300	0.0%
8660 · Legal Fees	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8672 · Accounting Fees	-	0.0%	1,248	0.5%	(1,248)	-21.8%	1,544	0.7%	(1,544)	-6.6%	3,764	0.4%
8674 Guest Lost/Damaged Property	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8675 · Bad Debt Expense	-	0.0%	111	0.0%	(111)	-1.9%	104	0.0%	(104)	-0.4%	-	0.0%
8678 · Express Mail	78	0.0%	158	0.1%	(80)	-1.4%	-	0.0%	78	0.3%	-	0.0%
8679 · Payroll Processing Fees	3,004	1.2%	2,367	0.9%	638	11.2%	2,019	0.9%	986	4.2%	3,528	0.3%
8680 · Postage	79	0.0%	65	0.0%	15	0.3%	50	0.0%	29	0.1%	48	0.0%
8681 · Dues & Subscriptions	30	0.0%	54	0.0%	(24)	-0.4%	23	0.0%	7	0.0%	768	0.1%
8682 · Printing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8683 · Credit Card Fees	7,074	2.7%	8,132	3.2%	(1,059)	-18.5%	14,908	6.3%	(7,834)	-33.7%	38,942	3.6%
8684 · Bank Fees	413	0.2%	101	0.0%	312	5.5%	40	0.0%	373	1.6%	-	0.0%
8685 · Telephone Cell & Radio	135	0.1%	112	0.0%	23	0.4%	70	0.0%	65	0.3%	300	0.0%
8686 · Security	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8687 · Employee Recruitment	211	0.1%	260	0.1%	(49)	-0.9%	255	0.1%	(44)	-0.2%	1,200	0.1%
8688 · Employ Relations & Train	161	0.1%	376	0.1%	(215)	-3.8%	352	0.1%	(190)	-0.8%	2,078	0.2%
8689 · Armored Car Service	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	1,176	0.1%
8690 · Office Supplies	2	0.0%	420	0.2%	(418)	-7.3%	696	0.3%	(695)	-3.0%	-	0.0%
8691 · Employee Relocation	-	0.0%	1,253	0.5%	(1,253)	-21.9%	1,171	0.5%	(1,171)	-5.0%	-	0.0%
8692 · Cash over/short	17	0.0%	-	0.0%	17	0.3%	-	0.0%	17	0.1%	-	0.0%
8693 · Licenses & Permits	348	0.1%	1,868	0.7%	(1,519)	-26.6%	1,710	0.7%	(1,362)	-5.9%	588	0.1%
8694 · Student Housing	882	0.3%	1,088	0.4%	(206)	-3.6%	1,041	0.4%	(159)	-0.7%	-	0.0%
8696 · Business Travel	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8697 · Business Meals	-	0.0%	379	0.1%	(379)	-6.6%	449	0.2%	(449)	-1.9%	-	0.0%
8698 · Consultants	1,978	0.8%	1,792	0.7%	185	3.2%	1,335	0.6%	643	2.8%	-	0.0%
8699 · 2008 Consulting Recon	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8695 · Equipment Lease	318	0.1%	39	0.0%	279	4.9%	-	0.0%	318	1.4%	444	0.0%
Total 8600 . General & Administrative	15,797	6.1%	22,306	8.8%	(6,509)	-113.8%	28,451	12.0%	(12,654)	-54.4%	58,128	5.4%
Total Expense	36,299	14.0%	41,910	16.5%	(5,611)	-98.1%	49,551	20.9%	(13,252)	-57.0%	140,555	13.1%
Net Income	(36,299)	-14.0%	(41,910)	-16.5%	5,611	98.1%	(49,551)	-20.9%	13,252	57.0%	(140,555)	-13.1%

Page 10 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Administrative and General Dept

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5600000 · G&A Payroll
5684000 · Finance Salaries
5684100 · Controller	0.00	791.84	-791.84	0.00
5684130 · Coordinator	2,710.57	1,857.97	2,135.01	6,703.55
Total 5684000 · Finance Salaries	2,710.57	2,649.81	1,343.17	6,703.55

5686000 · G&A Salaries & Wages
5686130 · G & A Coordinator	141.12	141.12	141.12	423.36
5686150 · G & A Supervisor	0.00	378.66	340.66	719.32
5686160 · G & A Asst Manager	37.77	37.69	-175.91	-100.45
5686180 · G & A Director	358.08	358.08	537.12	1,253.28
5686190 · G & A General Manager	2,117.55	3,951.10	3,442.25	9,510.90
Total 5686000 · G&A Salaries & Wages	2,654.52	4,866.65	4,285.24	11,806.41

5686050 · G&A Taxes and Benefit
5651 · G&A Payroll Taxes	425.13	501.49	226.78	1,153.40
5652 · G&A Workers' Comp	6.59	6.59	6.59	19.77
5653 · G&A Employ Benefits	133.90	133.90	105.20	373.00
5655 · G&A PTO	249.54	66.44	56.82	372.80
5656 · G&A Empoy Meals	9.58	50.47	13.30	73.35
Total 5686050 · G&A Taxes and Benefit	824.74	758.89	408.69	1,992.32

Total 5600000 · G&A Payroll	6,189.83	8,275.35	6,037.10	20,502.28

Total 5000 · Payroll & Benefits	6,189.83	8,275.35	6,037.10	20,502.28

8600 · General & Administrative
8610 · IT Support	55.74	421.28	55.74	532.76
8635 · Uniforms	39.28	0.00	48.14	87.42
8651 · Computer Maint & Support	392.67	27.13	27.13	446.93
8678 · Express Mail	77.66	0.00	0.00	77.66
8679 · Payroll Processing Fees	613.30	960.13	1,431.04	3,004.47
8680 · Postage	34.18	0.00	45.08	79.26
8681 · Dues & Subscriptions	30.00	0.00	0.00	30.00
8683 · Credit Card Fees	2,029.71	2,431.41	2,612.62	7,073.74
8684 · Bank Fees	57.90	220.00	135.00	412.90
8685 · Telephone Cell & Radio	36.75	12.25	85.75	134.75
8687 · Employee Recruitment	0.00	0.00	210.84	210.84
8688 · Employ Relations & Train	0.00	0.00	161.21	161.21
8690 · Office Supplies	1.62	0.00	0.00	1.62
8692 · Cash over/short	0.00	0.00	17.04	17.04
8693 · Licenses & Permits	37.73	26.46	284.20	348.39
8694 · Student Housing	379.75	343.00	159.25	882.00
8695 · Equipment Lease	0.00	74.24	243.78	318.02
8698 · Consultants	788.38	594.57	594.57	1,977.52
Total 8600 · General & Administrative	4,574.67	5,110.47	6,111.39	15,796.53

Total Expense	10,764.50	13,385.82	12,148.49	36,298.81

Net Ordinary Income	-10,764.50	-13,385.82	-12,148.49	-36,298.81

Net Income	-10,764.50	-13,385.82	-12,148.49	-36,298.81

Page 11 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / A&G

Orchards Annex

Sales and Marketing Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

Expense

5000 · Payroll & Benefits
5787000 · Sales Salaries & Wages
5787170 · Sales Manager	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5787000 · Sales Salaries & Wages	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5787050 · Sales Taxes & Benefit						0.0%				0.0%
5751 · Sales Payroll & Taxes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5787050 · Sales Taxes & Benefit	-		-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5000 · Payroll & Benefits	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
						0.0%				0.0%
8700 . Sales & Marketing						0.0%				0.0%
8751 · Computer Maint & Supp	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8764 · Promotions	(147)	-0.1%	-	0.0%	(147)	-1.9%	13	0.0%	(160)	-0.8%
8760 · Advertising	18	0.0%	2,478	1.9%	(2,460)	-31.4%	2,360	2.0%	(2,342)	-12.4%
8765 · Public Relations	-	0.0%	257	0.2%	(257)	-3.3%	245	0.2%	(245)	-1.3%
8768 · Tradeshow	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8776 · Photography	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8781 · Dues & Subscriptions	84	0.1%	515	0.4%	(432)	-5.5%	491	0.4%	(407)	-2.2%
8782 · Website	92	0.1%	-	0.0%	92	1.2%	-	0.0%	92	0.5%
8783 · Internet Advertising	189	0.1%	-	0.0%	189	2.4%	-	0.0%	189	1.0%
8784 · Printing	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8785 · Telephone Cell & Radio	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8790 · Office Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8792 · Visitor Center	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8797 · Business Meals	-	0.0%	52	0.0%	(52)	-0.7%	49	0.0%	(49)	-0.3%
8798 · Consultants	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8799 · Tarsadia Intelligence	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8700 . Sales & Marketing	236	0.2%	3,303	2.5%	(3,067)	-39.1%	3,158	2.6%	(2,923)	-15.5%
Total Expense	236	0.2%	3,303	2.5%	(3,067)	-39.1%	3,158	2.6%	(2,923)	-15.5%
Net Income	(236)	-0.2%	(3,303)	-2.5%	3,067	39.1%	(3,158)	-2.6%	2,923	15.5%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

Expense

5000 · Payroll & Benefits
5787000 · Sales Salaries & Wages
5787170 · Sales Manager	-	0.0%	255	0.1%	(255)	-4.4%	564	0.2%	(564)	-2.4%	-	0.0%
Total 5787000 · Sales Salaries & Wages	-	0.0%	255	0.1%	(255)	-4.4%	564	0.2%	(564)	-2.4%	-	0.0%
5787050 · Sales Taxes & Benefit						0.0%				0.0%
5751 · Sales Payroll & Taxes	-	0.0%	-	0.0%	-	0.0%	48.65	0.0%	(49)	-0.2%	-	0.0%
Total 5787050 · Sales Taxes & Benefit	-	0.0%	-	0.0%	-	0.0%	49	0.0%	(49)	-0.2%	-	0.0%
Total 5000 · Payroll & Benefits	-	0.0%	255	0.1%	(255)	-4.4%	613	0.3%	(613)	-2.6%	-	0.0%
						0.0%				0.0%
8700 . Sales & Marketing						0.0%				0.0%
8751 · Computer Maint & Supp	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	100	0.0%
8764 · Promotions	(245)	-0.1%	-	0.0%	(245)	-4.3%	922.01	0.4%	(1,167)	-5.0%	735	0.1%
8760 · Advertising	447	0.2%	2,575	1.0%	(2,128)	-37.2%	2,452.19	1.0%	(2,006)	-8.6%	13,900	1.3%
8765 · Public Relations	-	0.0%	515	0.2%	(515)	-9.0%	490.00	0.2%	(490)	-2.1%	588	0.1%
8768 · Tradeshow	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
8776 · Photography	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	980	0.1%
8781 · Dues & Subscriptions	251	0.1%	706	0.3%	(454)	-7.9%	592.17	0.2%	(341)	-1.5%	780	0.1%
8782 · Website	276	0.1%	266	0.1%	10	0.2%	400	0.2%	(124)	-0.5%	2,400	0.2%
8783 · Internet Advertising	189	0.1%	-	0.0%	189	3.3%	0.00	0.0%	189	0.8%	9,504	0.9%
8784 · Printing	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	296	0.0%
8785 · Telephone Cell & Radio	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
8790 · Office Supplies	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
8792 · Visitor Center	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
8797 · Business Meals	-	0.0%	52	0.0%	(52)	-0.9%	49.48	0.0%	(49)	-0.2%	-	0.0%
8798 · Consultants	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	980	0.1%
8799 · Tarsadia Intelligence	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
Total 8700 . Sales & Marketing	917	0.4%	4,113	1.6%	(3,196)	-55.9%	4,906	2.1%	(3,989)	-17.2%	30,263	2.8%
Total Expense	917	0.4%	4,367	1.7%	(3,450)	-60.3%	5,519	2.3%	(4,602)	-19.8%	30,263	2.8%
Net Income	(917)	-0.4%	(4,367)	-1.7%	3,450	60.3%	(5,519)	-2.3%	4,602	19.8%	(30,263)	-2.8%

Page 12 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Sales and Marketing Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
8700 · Sales & Marketing
8760 · Advertising	0.00	428.25	18.37	446.62
8764 · Promotions	0.00	-98.00	-147.00	-245.00
8781 · Dues & Subscriptions	83.75	83.75	83.75	251.25
8782 · Website	91.88	91.88	91.88	275.64
8783 · Internet Advertising	0.00	0.00	188.65	188.65
Total 8700 · Sales & Marketing	175.63	505.88	235.65	917.16

Total Expense	175.63	505.88	235.65	917.16

Net Ordinary Income	-175.63	-505.88	-235.65	-917.16

Net Income	-175.63	-505.88	-235.65	-917.16

Page 13 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Sales

Orchards Annex

Maintenance Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue
Expense
5000 . Payroll & Benefits
5800000 . Engineering Payroll
5888000 . Engineering
5888999 · Engineering Other Pay	6,160	4.4%	-	0.0%	6,160	78.5%	-	0.0%	6,160	32.6%
5888150 · Lead Groundsman	-	0.0%	-	0.0%	-	0.0%	212	0.2%	(212)	-1.1%
5888180 · Chief Engineer	-	0.0%	-	0.0%	-	0.0%	1,193	1.0%	(1,193)	-6.3%
5888600 · Groundsmen	-	0.0%	-	0.0%	-	0.0%	1,010	0.8%	(1,010)	-5.3%
5888700 · Engineer I	-	0.0%	6,160	4.7%	(6,160)	-78.5%	7,919	6.6%	(7,919)	-41.9%
5888710 · Engineer II	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888000 . Engineering	6,160	4.4%	6,160	4.7%	-	0.0%	10,334	8.6%	-4,174	-22.1%
5888050.Engineering Taxes & Ben
5851 · Prop Ops Payroll Taxes	-	0.0%	-	0.0%	-	0.0%	1,229	1.0%	(1,229)	-6.5%
5852 · Prop Ops Workers' Comp	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5853 · Prop Ops Employ Benefits	-	0.0%	-	0.0%	-	0.0%	1,274	1.1%	(1,274)	-6.7%
5855 · Prop Ops PTO	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
5856 · Prop Ops Employ Meals	49	0.0%	25	0.0%	24	0.3%	157	0.1%	(108)	-0.6%
5857 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 5888050.Engineering Taxes & Ben	49	0.0%	25	0.0%	24	0.3%	2,659	2.2%	(2,610)	-13.8%
Total 5800000 . Engineering Payroll	6,209	4.4%	6,185	4.7%	24	0.3%	12,994	10.8%	(6,785)	-35.9%
Total 5000 . Payroll & Benefits	6,209	4.4%	6,185	4.7%	24	0.3%	12,994	10.8%	(6,785)	-35.9%

8800 . Repairs & Maintenance
8825 · Maintenance Supplies	460	0.3%	139	0.1%	321	4.1%	132	0.1%	327	1.7%
8826 · Paint Supplies	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8827 · Small Tools & Equuipment	135	0.1%	-	0.0%	135	1.7%	-	0.0%	135	0.7%
8835 · Uniforms	-	0.0%	60	0.0%	(60)	-0.8%	58	0.0%	(58)	-0.3%
8850 · Plumbing	-	0.0%	153	0.1%	(153)	-2.0%	146	0.1%	(146)	-0.8%
8851·AC/Refrigeration	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8852 · Auto Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8853 · Buildings	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8855·Electrical/Mechanical	91	0.1%	-	0.0%	91	1.2%	-	0.0%	91	0.5%
8856 · Equipment Repair	20	0.0%	-	0.0%	20	0.2%	-	0.0%	20	0.1%
8857 · HVAC	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8858 · Grounds	-	0.0%	200	0.2%	(200)	-2.5%	214	0.2%	(214)	-1.1%
8859 · Lighting	118	0.1%	-	0.0%	118	1.5%	-	0.0%	118	0.6%
8861 · Locks & Keys	42	0.0%	26	0.0%	17	0.2%	24	0.0%	18	0.1%
8862 · Pest Control	331	0.2%	207	0.2%	124	1.6%	198	0.2%	133	0.7%
8864 · Pool & Spa	57	0.0%	-	0.0%	57	0.7%	-	0.0%	57	0.3%
8867 · Propane	104	0.1%	-	0.0%	104	1.3%	-	0.0%	104	0.5%
8868 · Fire Prevention	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8883 · Service Contracts	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8885 · Telephone Cell & Radio	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8886 · Contract Labor	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8890 · Office Supplies	15	0.0%	-	0.0%	15	0.2%	-	0.0%	15	0.1%
8888 · Signage	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
8800 · Repairs & Maintenance - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8800 . Repairs & Maintenance	1,371	1.0%	785	0.6%	585	7.5%	771	0.6%	600	3.2%
Total Expense	7,580	5.4%	6,970	5.3%	609	7.8%	13,765	11.4%	(6,185)	-32.7%
Net Income	(7,580)	-5.4%	(6,970)	-5.3%	(609)	-7.8%	(13,765)	-11.4%	6,185	32.7%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue
Expense
5000 . Payroll & Benefits
5800000 . Engineering Payroll
5888000 . Engineering
5888999 · Engineering Other Pay	18,480	7.1%	-	0.0%	18,480	323.0%	0.00	0.0%	18,480	79.5%	768	0.1%
5888150 · Lead Groundsman	-	0.0%	-	0.0%	-	0.0%	354.40	0.1%	(354)	-1.5%	-	0.0%
5888180 · Chief Engineer	-	0.0%	-	0.0%	-	0.0%	2,632.70	1.1%	(2,633)	-11.3%	17,160	1.6%
5888600 · Groundsmen	-	0.0%	-	0.0%	-	0.0%	3,634.73	1.5%	(3,635)	-15.6%	3,600	0.3%
5888700 · Engineer I	-	0.0%	18,480	7.3%	(18,480)	-323.0%	17,527.62	7.4%	(17,528)	-75.4%	34,800	3.2%
5888710 · Engineer II	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
Total 5888000 . Engineering	18,480	7.1%	18,480	7.3%	-	0.0%	24,149	10.2%	(5,669)	-24.4%	56,328	5.2%
5888050.Engineering Taxes & Ben		0.0%		0.0%				0.0%				0.0%
5851 · Prop Ops Payroll Taxes	-	0.0%	-	0.0%	-	0.0%	2,814.02	1.2%	(2,814)	-12.1%	4,184	0.4%
5852 · Prop Ops Workers' Comp	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	588	0.1%
5853 · Prop Ops Employ Benefits	-	0.0%	-	0.0%	-	0.0%	1,828.68	0.8%	(1,829)	-7.9%	916	0.1%
5855 · Prop Ops PTO	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
5856 · Prop Ops Employ Meals	79	0.0%	50	0.0%	29	0.5%	305.26	0.1%	(226)	-1.0%	1,072	0.1%
5857 · Shared PTO Expense	-	0.0%	-	0.0%	-	0.0%	0.00	0.0%	-	0.0%	-	0.0%
Total 5888050.Engineering Taxes & Ben	79	0.0%	50	0.0%	29	0.5%	4,948	2.1%	(4,869)	-20.9%	6,760	0.6%
Total 5800000 . Engineering Payroll	18,559	7.1%	18,530	7.3%	29	0.5%	29,097.41	12.3%	(10,538)	-45.3%	63,088	5.9%
Total 5000 . Payroll & Benefits	18,559	7.1%	18,530	7.3%	29	0.5%	29,097	12.3%	(10,538)	-45.3%	63,088	5.9%

8800 . Repairs & Maintenance
8825 · Maintenance Supplies	1,902	0.7%	1,770	0.7%	132	2.3%	1,554	0.7%	348	1.5%	8,554	0.8%
8826 · Paint Supplies	12	0.0%	9	0.0%	3	0.0%	53	0.0%	(41)	-0.2%	1,782	0.2%
8827 · Small Tools & Equuipment	704	0.3%	167	0.1%	537	9.4%	25	0.0%	679	2.9%	1,426	0.1%
8835 · Uniforms	-	0.0%	60	0.0%	(60)	-1.1%	(65)	0.0%	65	0.3%	927	0.1%
8850 · Plumbing	-	0.0%	153	0.1%	(153)	-2.7%	(0)	0.0%	0	0.0%	3,564	0.3%
8851·AC/Refrigeration	19	0.0%	19	0.0%	-	0.0%	314	0.1%	(295)	-1.3%	713	0.1%
8852 · Auto Expense	-	0.0%	53	0.0%	(53)	-0.9%	114	0.0%	(114)	-0.5%	-	0.0%
8853 · Buildings	-	0.0%	45	0.0%	(45)	-0.8%	43	0.0%	(43)	-0.2%	3,566	0.3%
8855·Electrical/Mechanical	513	0.2%	423	0.2%	91	1.6%	-	0.0%	513	2.2%	1,782	0.2%
8856 · Equipment Repair	154	0.1%	124	0.0%	29	0.5%	696	0.3%	(542)	-2.3%	4,990	0.5%
8857 · HVAC	-	0.0%	-	0.0%	-	0.0%	198	0.1%	(198)	-0.9%	5,346	0.5%
8858 · Grounds	-	0.0%	400	0.2%	(400)	-7.0%	471	0.2%	(471)	-2.0%	356	0.0%
8859 · Lighting	361	0.1%	333	0.1%	28	0.5%	503	0.2%	(143)	-0.6%	713	0.1%
8861 · Locks & Keys	57	0.0%	40	0.0%	17	0.3%	32	0.0%	25	0.1%	269	0.0%
8862 · Pest Control	444	0.2%	559	0.2%	(115)	-2.0%	892	0.4%	(448)	-1.9%	4,633	0.4%
8864 · Pool & Spa	122	0.0%	56	0.0%	66	1.2%	(1,522)	-0.6%	1,644	7.1%	5,346	0.5%
8867 · Propane	173	0.1%	41	0.0%	132	2.3%	-	0.0%	173	0.7%	-	0.0%
8868 · Fire Prevention	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	686	0.1%
8883 · Service Contracts	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	5,783	0.5%
8885 · Telephone Cell & Radio	17	0.0%	157	0.1%	(141)	-2.5%	134	0.1%	(117)	-0.5%	2,651	0.2%
8886 · Contract Labor	89	0.0%	-	0.0%	89	1.6%	75	0.0%	14	0.1%	588	0.1%
8890 · Office Supplies	67	0.0%	-	0.0%	67	1.2%	-	0.0%	67	0.3%	196	0.0%
8888 · Signage	23	0.0%	-	0.0%	23	0.4%	-	0.0%	23	0.1%	713	0.1%
8800 · Repairs & Maintenance - Other	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total 8800 . Repairs & Maintenance	4,657	1.8%	4,409	1.7%	248	4.3%	3,518	1.5%	1,139	4.9%	54,584	5.1%
Total Expense	23,216	8.9%	22,939	9.0%	277	4.8%	32,616	13.8%	(9,400)	-40.4%	117,672	11.0%
Net Income	(23,216)	-8.9%	(22,939)	-9.0%	(277)	-4.8%	(32,616)	-13.8%	9,400	40.4%	(117,672)	-11.0%

Page 14 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Maintenance Department

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
5000 · Payroll & Benefits
5800000 · Engineering Payroll
5888000 · Engineering
5888999 · Engineering Other Pay	6,160.00	6,160.00	6,160.00	18,480.00
Total 5888000 · Engineering	6,160.00	6,160.00	6,160.00	18,480.00

5888050 · Engineering Taxes & Ben
5856 · Prop Ops Employ Meals	0.00	30.18	48.86	79.04
Total 5888050 · Engineering Taxes & Ben	0.00	30.18	48.86	79.04

Total 5800000 · Engineering Payroll	6,160.00	6,190.18	6,208.86	18,559.04

Total 5000 · Payroll & Benefits	6,160.00	6,190.18	6,208.86	18,559.04

8800 · Repairs & Maintenance
8825 · Maintenance Supplies	827.33	615.11	459.53	1,901.97
8826 · Paint Supplies	9.27	2.71	0.00	11.98
8827 · Small Tools & Equuipment	140.33	429.23	134.50	704.06
8851·AC/Refrigeration	19.24	0.00	0.00	19.24
8855·Electrical/Mechanical	422.82	0.00	90.57	513.39
8856 · Equipment Repair	0.00	134.10	19.50	153.60
8859 · Lighting	184.10	58.96	117.86	360.92
8861 · Locks & Keys	10.66	3.99	42.25	56.90
8862 · Pest Control	0.00	112.80	330.96	443.76
8864 · Pool & Spa	55.79	9.26	57.21	122.26
8867 · Propane	40.56	28.47	103.81	172.84
8885 · Telephone Cell & Radio	16.56	0.00	0.00	16.56
8886 · Contract Labor	0.00	89.11	0.00	89.11
8888 · Signage	0.00	23.26	0.00	23.26
8890 · Office Supplies	0.00	52.44	14.54	66.98
Total 8800 · Repairs & Maintenance	1,726.66	1,559.44	1,370.73	4,656.83

Total Expense	7,886.66	7,749.62	7,579.59	23,215.87

Net Ordinary Income	-7,886.66	-7,749.62	-7,579.59	-23,215.87

Net Income	-7,886.66	-7,749.62	-7,579.59	-23,215.87

Page 15 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / R&M

Orchards Annex

Utilities Department

Actual vs. Budget and Prior Year

March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue
Expense
8500 . Utilities
8501 · Gas	1,700	1.2%	1,822	1.4%	(122)	-1.6%	1,735	1.4%	(35)	-0.2%
8502 · Electricity	180	0.1%	1,418	1.1%	(1,239)	-15.8%	1,351	1.1%	(1,171)	-6.2%
8503 · Water	940	0.7%	829	0.6%	110	1.4%	790	0.7%	150	0.8%
8504 · Sewer	840	0.6%	835	0.6%	5	0.1%	796	0.7%	45	0.2%
Total 8500 . Utilities	3,660	2.6%	4,905	3.7%	(1,245)	-15.9%	4,672	3.9%	(1,012)	-5.4%
Total Expense	3,660	2.6%	4,905	3.7%	(1,245)	-15.9%	4,672	3.9%	(1,012)	-5.4%
Net Income	(3,660)	-2.6%	(4,905)	-3.7%	1,245	15.9%	(4,672)	-3.9%	1,012	5.4%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue
Expense
8500 . Utilities
8501 · Gas	7,177	2.8%	5,645	2.2%	1,532	26.8%	5,811.78	2.5%	1,365	5.9%	28,500	2.7%
8502 · Electricity	2,911	1.1%	4,217	1.7%	(1,306)	-22.8%	4,021.09	1.7%	(1,110)	-4.8%	35,200	3.3%
8503 · Water	1,634	0.6%	2,432	1.0%	(798)	-13.9%	2,198.62	0.9%	(564)	-2.4%	8,000	0.7%
8504 · Sewer	2,509	1.0%	2,506	1.0%	3	0.1%	3,190.27	1.3%	(681)	-2.9%	7,900	0.7%
Total 8500 . Utilities	14,232	5.5%	14,801	5.8%	(569)	-9.9%	15,221.76	6.4%	(990)	-4.3%	79,600	7.4%
Total Expense	14,232	5.5%	14,801	5.8%	(569)	-9.9%	15,222	6.4%	(990)	-4.3%	79,600	7.4%
Net Income	(14,232)	-5.5%	(14,801)	-5.8%	569	9.9%	(15,222)	-6.4%	990	4.3%	(79,600)	-7.4%

Page 16 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Utilities

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Ordinary Income/Expense
Expense
8500 · Utilities
8501 · Gas	1,945.02	3,532.00	1,700.00	7,177.02
8502 · Electricity	1,486.11	1,244.93	179.89	2,910.93
8503 · Water	872.00	-177.21	939.64	1,634.43
8504 · Sewer	0.00	1,668.87	840.33	2,509.20
Total 8500 · Utilities	4,303.13	6,268.59	3,659.86	14,231.58

Total Expense	4,303.13	6,268.59	3,659.86	14,231.58

Net Ordinary Income	-4,303.13	-6,268.59	-3,659.86	-14,231.58

Net Income	-4,303.13	-6,268.59	-3,659.86	-14,231.58

Page 17 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Utilities

Orchards Annex
Fixed Expenses Department
Actual vs. Budget and Prior Year
March 2013

	Current Month
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue

9100 . Fixed Expenses
9102 · Rent	41,243	29.6%	41,130	31.2%	114	1.5%	26,777	22.2%	14,467	76.5%
9104 · Insurance	1,854	1.3%	1,854	1.4%	-	0.0%	-	0.0%	1,854	9.8%
9105 · Interest	356	0.3%	-	0.0%	356	4.5%	-	0.0%	356	1.9%
Total 9100 . Fixed Expenses	43,453	31.1%	42,984	32.6%	470	6.0%	26,777	22.2%	16,676	88.2%
Total Other Expense	43,453	31.1%	42,984	32.6%	470	6.0%	26,777	22.2%	16,676	88.2%
Net Income	(43,453)	-31.1%	(42,984)	-32.6%	(470)	-6.0%	(26,777)	-22.2%	(16,676)	-88.2%

	Year to Date										Budget Full Year
	Actual	% to Revenue	Budget	% to Revenue	Variance	% to Revenue	Prior Year	% to Revenue	Variance	% to Revenue	Amount	% to Revenue

9100 . Fixed Expenses
9102 · Rent	44,003	16.9%	43,889	17.2%	114	2.0%	31,317	13.2%	12,686	54.6%	268,688	25.0%
9104 · Insurance	5,562	2.1%	5,562	2.2%	-	0.0%	0	0.0%	5,562	23.9%	-	0.0%
9105 · Interest	(416)	-0.2%	0	0.0%	(416)	-7.3%	0	0.0%	(416)	-1.8%	-	0.0%
Total 9100 . Fixed Expenses	49,149	18.9%	49,451	19.4%	(302)	-5.3%	31,317	13.2%	17,832	76.7%	268,688	25.0%
Total Other Expense	49,149	18.9%	49,451	19.4%	(302)	-5.3%	31,317	13.2%	17,832	76.7%	268,688	25.0%
Net Income	(49,149)	-18.9%	(49,451)	-19.4%	302	5.3%	(31,317)	-13.2%	(17,832)	-76.7%	(268,688)	-25.0%

Page 18 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue

Orchards Annex, LLC

Fixed Expenses

January through March 2013

	Jan 13	Feb 13	Mar 13	TOTAL
Other Income/Expense
Other Expense
9100 · Fixed Expenses
9102 · Rent	1,379.58	1,379.58	41,243.46	44,002.62
9104 · Insurance	1,853.98	1,853.98	1,853.98	5,561.94
9105 · Interest	658.05	-1,429.95	355.89	-416.01
Total 9100 · Fixed Expenses	3,891.61	1,803.61	43,453.33	49,148.55

Total Other Expense	3,891.61	1,803.61	43,453.33	49,148.55

Net Other Income	-3,891.61	-1,803.61	-43,453.33	-49,148.55

Net Income	-3,891.61	-1,803.61	-43,453.33	-49,148.55

Page 19 of 19	109.3. Ex 18(a)- 3rd Part - Orchards Annex March 13 Issue / Fixed

Exhibit 18(c)

SCHEDULE OF ASSUMED LIABILITIES

1. Advance Deposit Liabilities	$1,954,171
2. Squire Sanders & Dempsey	$54,000
3. Paid Time Off	$111,487
4. Arizona Department of Revenue	$164,877
5. RDS Payment	$104,840

EXHIBIT 18(o)

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (the “Agreement”) is entered into as of the 13th day of May, 2013, between (a) Orlando Figueroa (the “Trustee”); (b) Albert B. Spector, Jr. (“Spector”); (c) all members (“Members”) of (i) HL LLC, an Arizona limited liability company (“HL Borrower”), (ii) L’Auberge Orchards, LLC, an Arizona limited liability company (“LA Borrower”), (iii) Orchards Annex, LLC, an Arizona limited liability company (“Orchards Annex”), (iv) Orchards Inn & Restaurant, LLC, an Arizona limited liability company (“Orchards Inn”), (v) L’Auberge de Sedona, LLC, an Arizona limited liability company (“L’Auberge de Sedona”), and (vi) Taos Cantina, LLC, an Arizona limited liability company (“Taos Cantina”) (together with Spector, each individually, a “Conveying Party” and collectively, the “Conveying Parties”).

WHEREAS, the Conveying Parties are parties to that certain “Sedona Agreement” dated March 29, 2013 (the “Sedona Agreement”) whereby the Conveying Parties, among others, have agreed to, among other things, convey and transfer to L’Auberge Newco, LLC, an Arizona limited liability company (“L’Auberge Newco”), Orchards Newco, LLC, an Arizona limited liability company (“Orchards Newco”), and HL Newco, LLC, an Arizona limited liability company (“HL Newco”) (each individually, a “Transferee Entity” and collectively, the “Transferee Entities”) certain assets and interests owned, held and/or controlled by the Conveying Parties, as identified in the Sedona Agreement and subject to the terms and conditions of the Sedona Agreement, for good and valuable consideration,

WHEREAS, the transactions contemplated in the Sedona Agreement are set to close on or before the Closing Date, as that term is defined in the Sedona Agreement,

WHEREAS, as of the date of the Sedona Agreement, the Members collectively owned or controlled, directly or indirectly, all equity interests (collectively, the “Interests”) in the Conveying Parties which consist of uncertificated membership units in the Conveying Parties;

WHEREAS, the Sedona Agreement specifically provides that, upon the Effective Date of the Sedona Agreement, the Members will transfer all of their equity interests in the Conveying Parties to an irrevocable trust controlled by the Transferee Entities,

WHEREAS, the Trustee has agreed to accept the transfer of the Interests and to act as agent and attorney-in-fact with such irrevocable powers as are set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto agree as follows

1.           Creation of Trust.

Contemporaneously herewith, each Member will execute, and deposit in trust (the “Trust”) with the Trustee, an assignment of its Interest(s) in the Conveying Parties, in the form attached hereto as Exhibit B (each individually, an “Assignment” and collectively, the “Assignments”), transferring and assigning to the Trustee all of such Member’s Interests in the Conveying Parties pursuant to the terms of this Agreement. Upon receipt by the Trustee of such Assignments and the transfer of the Interests into the name of the Trustee, the Trustee shall hold the Interests in trust subject to the terms of this Agreement. The Trustee shall issue and deliver to each Member for the respective Interests deposited by such Member a Voting Trust Certificate in the form of Exhibit A attached hereto and incorporated herein by this reference (each individually, a “Certificate” and collectively, the “Certificates”).

2.           Irrevocability

The Members hereby acknowledge that, upon becoming parties to this Agreement, the deposit of the Interests with the Trustee pursuant to this Agreement is irrevocable for the Term hereof, that such Interests shall be held and administered by the Trustee in accordance with the terms hereof, and, as expressly provided herein, the Members are not entitled to exercise certain voting rights associated with such Interests prior to the termination of this Agreement.

3.           Term.

The Trust created under this Agreement shall terminate on the earlier to occur of (a) May 20, 2013, if the closing of the transactions contemplated by the Sedona Agreement have not occurred by that date due to a default by the Transferee Entities; (b) one year and one day following the closing of the transactions contemplated in the Sedona Agreement; and (c) the later of the termination of the Sedona Agreement pursuant to its terms or, if the basis for the termination of the Sedona Agreement is disputed, upon final determination of such dispute in accordance with the Dispute Resolution Mechanism attached hereto as Exhibit C and incorporated herein by this reference. Notwithstanding the foregoing, this Agreement shall terminate upon the filing, against any Conveying Party, of an involuntary petition for bankruptcy, an involuntary insolvency proceeding, an action for the appointment of a receiver, or any other involuntary proceeding seeking relief from creditors of the Conveying Parties (collectively, an “Involuntary Insolvency Proceeding”), provided however, that if the transactions contemplated in the Sedona Agreement have closed, then the Trust will not terminate upon the filing of an Involuntary Insolvency Proceeding (the “Term”).

4.           Transfer of Equity Interests to Trustee.

(a)          In addition to the Assignments, the Members shall deposit with the Trustee any and all certificate(s) or other documents evidencing ownership of the Interests, if any, duly endorsed in blank or accompanied by a properly executed assignment, all for transfer of the Interests to the Trustee. Except as expressly provided herein, during the Term and subject to the terms of this Agreement, the Trustee shall possess the title to the Interests and shall be entitled to exercise all rights of every kind and nature associated with the Interests, including the right to vote the Interests in person or by proxy;

(b)          Each Conveying Party agrees that the Trustee shall have the absolute right, authority and power to cause entry on the books of such Conveying Party the fact that the Trustee is the owner of the membership interests thereof, and such books shall reflect therein the following statement:

“The membership units in the Company are subject to restrictions and agreements contained in the Voting Trust Agreement dated the ___ day of March, 2013, a copy of which is on file with the Conveying Party.”

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5.           Trust Certificates & Transferability

(a)          Each Certificate shall be registered on the books established by the Trustee for such purpose in the name of the Member for whom such Certificate was issued. A Certificate may be transferred, in whole but not in part, by the registered holder of such Certificate, in person or by attorney, only by surrendering such Certificate to the Trustee for transfer on such books. Upon such surrender of a Certificate, the Trustee shall issue to the transferee of such Certificate holder a Certificate for the same number of Interests transferred as stated on the surrendered Certificate. By accepting such certificate, such transferee shall become a party to this Agreement. Until such Certificate is issued to such transferee, the Trustee shall treat the transferor as the owner thereof for all purposes of this Agreement. Except as expressly provided herein, the Trustee may close such transfer books at any time prior to the holding of meetings, the payment of dividends, or for any other purpose.

(b)          In the event a Certificate is mutilated, destroyed, stolen or lost, the Trustee may, in its discretion, issue a duplicate lost Certificate, which shall be so marked, upon receipt of (i) the existing Certificate, if mutilated, or evidence of loss, theft or destruction, satisfactory to the Trustee; (ii) a written agreement by the holder of such Certificate in a form satisfactory to the Trustee to indemnify and hold the Trustee harmless from any and all issues arising from or relating to the issuance or such duplicate Trust Certificate: and (iii) payment of the Trustee’s reasonable fees and expenses incurred in connection with issuance of a duplicate Certificate.

6.           Distributions Relating to the Interests in the Conveying Parties. In the event any distribution of additional ownership Interests in a Conveying Party is distributed or paid, in whole or in part, to a Member in a Conveying Party, which Interest has general voting powers, then the Trustee shall receive the certificate(s) or other document(s) evidencing ownership of such Interest directly from the Conveying Party and shall hold such certificate(s) or document(s) under and pursuant to the terms of this Agreement. The Trustee shall issue to the Member entitled to such additional ownership Interests, Certificates representing such additional Interest and such additional Interest shall become additional Interests subject to the terms of this Agreement. The Members agree to execute any and all documents reasonably required by the Trustee to affect any such transfer of additional ownership interests to the Trustee pursuant to this Section 6.

7.           Representations and Warrantees

The Members hereby make the following representations and warrantees:

(a)          Each Conveying Party is an Arizona limited liability company in good standing with the State of Arizona;

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(b)          The Interests represent all of the Members’ Interests in each of the Conveying Parties and all of the percentage ownership of each Conveying Party as set forth in the Recitals above.

(c)          The Interests have been validly issued, fully paid for and are non-assessable; and

(d)          The membership Interests in the Conveying Parties are not certificated.

Spector hereby represents and warrants that the Interests represent a sufficient percentage of the ownership in each of the Conveying Parties to effectuate the powers of the Trustee set forth herein, including, without limitation, those powers described in Section 9.

8.           Reorganization of an Conveying Party

In the event a Conveying Party is merged into or consolidated with another entity or all or substantially all of the assets of a Conveying Party are transferred to another entity, the term “Conveying Party” shall include such successor entity for all purposes of this Agreement. The Trustee shall receive and hold under this Agreement any interest evidencing ownership of the Members in such successor entity received on account of the Interests held hereunder prior to such merger, consolidation and transfer.

9.           Powers and Duties of Trustee.

(a)          Until the termination of this Agreement as provided herein, and subject to the provisions of this Agreement, the Trustee shall have the right to exercise, in person, all rights and powers of a Member, manager or managing member of each Conveying Party; provided, however, that except for the rights and powers to act and vote set forth in Section 9(b), below, for which the Trustee has the sole and absolute power to vote in his sole and absolute discretion, the Trustee shall, as to any particular matter or matters to be acted upon at any meeting of owners, managers or Members of a particular Conveying Party cause to be mailed or delivered to the registered holders of the outstanding Certificates, proxies or powers of attorney, in such form as the Trustee may deem proper, authorizing the respective registered holders of the Certificates to vote or act upon such matter(s) in respect of the number of Interest in such Conveying Party represented by their respective Certificates. Except for the rights and powers to act and vote set forth in Section 9(b), below, for which the Trustee has the sole and absolute power to vote in his sole and absolute discretion, the Trustee shall vote and act in a manner consistent with the majority votes of the registered holders of the Certificates pursuant to the proxies and/or powers of attorney received by the Trustee from the Certificate holders

(b)          Notwithstanding the provisions of Section 9(a), above, the Trustee shall have the sole and absolute power to act and vote in his sole and absolute discretion to prevent any of the following:

(1)         The amendment, from time to time, of (i) the articles of incorporation, articles of organization, certificate of formation, the bylaws and/or the operating agreement, including any and all amendments thereto now or hereafter existing, as the case may be, of any Conveying Party or (ii) this Agreement;

4

(2)         The mortgage, hypothecation or pledge of properties and assets of any Conveying Party or of any part thereof;

(3)         The sale, exchange, or other disposition, of all, or any part, of the franchises, properties and assets of any Conveying Party for such consideration, and upon such terms and conditions, as the Trustee may determine; and

(4)         The voluntary filing of a bankruptcy petition or an action for the assignment for the benefit of creditors, or other bankruptcy relief or other relief from creditors, including reorganization, liquidation, or similar relief from creditors of the Conveying Parties.

(c)          The Trustee shall comply with, and shall be bound by, the applicable laws of the State of Arizona, including those governing limited liability companies. Further, the Trustee shall be, and acknowledges and agrees that it is, subject to personal jurisdiction in the State of Arizona, and that venue is proper in any court of competent jurisdiction in the State of Arizona. Neither the appointment of the Trustee nor anything else in this Agreement shall be construed to (a) place the control of the Conveying Parties beyond the power of the courts in the State of Arizona or (b) be contrary to the laws of the State of Arizona.

10.         Liability of Trustee.

(a)          The Trustee is a fiduciary and, as such, occupies a position of trust and confidence with respect to each Conveying Party. Accordingly, in exercising its rights and fulfilling its responsibilities hereunder, the Trustee shall be required to act with the diligence of a prudent person in similar circumstances dealing with the property of others. In voting the Interests held hereunder, the Trustee shall exercise his best judgment to select suitable directors of a Conveying Party that is a corporation or manager of a Conveying Party that is a limited liability company and shall, otherwise, participate as a Conveying Party in the management of such Conveying Party’s affairs insofar as it may be entitled, so as to be apprised of the affairs of such Conveying Party;

(b)          Notwithstanding Subsection 10(a) hereof, the Trustee shall incur no liability to any Conveying Parties or any third party for any mistakes or errors in judgment or for any act performed or omitted unless such mistake, error, performance or omission shall have been fraudulent, in bad faith, willful misconduct or gross negligence. Subject to the foregoing, the Conveying Party shall indemnify, defend and hold harmless, and pay all judgments and claims against the Trustee relating to any and all liability, damage and expenses (including attorneys’ and experts [testifying and consulting] fees and costs) incurred by the Trustee in any matter in conjunction with the performance of his duties under this Agreement;

5

(c)          The Trustee or any person, entity, or both, in which it may be, directly or indirectly, interested, or in which any of its associates, at any time, may be or become, in any way and to any extent interested, may not derive profit and advantage from the Conveying Parties, or any successor, allied or subsidiary entities, or its or their stock obligations, properties, businesses and affairs, or in any and from any matter or thing, in any way, related to and in connection with the Conveying Parties; and

(d)          The Trustee shall not be personally responsible with respect to any action taken pursuant to his or her vote cast in any matter whatsoever or act committed or omitted to be done under this Agreement, provided such commission or omission does not amount to willful misconduct or gross negligence on his or her part.

11.         Termination

(a)          The trust created under this Agreement shall terminate upon the expiration of the Term set forth in Section 3 hereof.

(b)          Upon the termination of the Trust created under this Agreement:

(i)          The Trustee, in exchange for and upon surrender of any outstanding Certificates and upon the payment of any transfer tax, charge or deduction which the Trustee may be required to make, shall deliver to the registered holder of such Certificate assignment(s) of membership interest(s) for the number of membership units represented by such Certificate. The holder of such Certificate shall deliver to the Trustee such Certificate duly endorsed in blank for transfer and cancellation; or

(ii)         Upon the delivery of all such membership units to the holders of Certificates, the Trustee shall thereby be forever, fully and unconditionally released and discharged, as well as its agents and attorneys, from all liability and accountability under this Agreement of every kind, character and description whatsoever. The Trustee shall make delivery or distribution of such membership units, for the Interests to the person or persons whose names appear upon the books of the Trustee us the owners of such Certificates, and in doing so, shall be fully protected notwithstanding that any such Certificates is not produced or surrendered.

12.         Compensation and Reimbursement of Trustee.

The Trustee shall be entitled to receive, and shall be paid by the Conveying Parties, the sum of $12,000 ($2,000 for each of the entities for which Members are executing Assignments pursuant to this Agreement). Additionally, the Trustee shall have the right to incur and pay reasonable expenses and charges and to employ and pay reasonable expenses and charges of such agents, attorneys, and counselors as he may deem necessary and proper for coming this Agreement into effect and in maintaining the same on an ongoing basis. All such expenses incurred by the Trustee shall be paid, or reimbursed to the Trustee, by the Conveying Parties. Nothing contained in this Agreement shaft disqualify or incapacitate the Trustee from serving as an officer, director, or manager, or in any other capacity for one or more of the Conveying Parties.

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13.         Deposit of Copy.

A copy of this Agreement and of every supplement or amendment hereto shall be filed in the principal office of each of the Conveying Parties, and shall be open at all reasonable times to the inspection of any Member of each Conveying Party, or any Certificate holder under this Agreement.

14.         Miscellaneous.

(a)          Notices. Any notice or communication under this Agreement shall be delivered either personally or by mail, postage prepaid, to the addresses of the parties hereto, as the parties may from time to time provide to the Trustee for this purpose. A notice or communication delivered to a party to this Agreement at the most recent address provided to the Trustee shall be deemed delivered immediately if delivered in person, or, if mailed, seventy-two (72) hours after deposit in the United States Postal Service Mail.

(b)          Attorneys’ Fees. If any party to this Agreement finds it necessary to bring any action a law or in equity to enforce any of the terms of this Agreement, the party prevailing in any such action or proceeding shall be entitled to recover reasonable attorneys’ fees and costs against the other party. In the event a judgment is secured by such prevailing party, all such attorney’s fees and costs shall be determined by the court and not by a jury and shall be included us a part of such judgment award. For the purposes of this Agreement, the phrase “prevailing party” shall be that party who successfully attains, by award, judgment or settlement, substantially all of the relief originally sought by such party.

(c)          Arizona Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona.

(d)          Time is of the Essence. The parties to this Agreement agree that time is of the essence with respect to this Agreement.

(e)          Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to these matters, and there are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for. The parties acknowledge the existence of the Sedona Agreement of even dale herewith.

(f)          Amendments. This Agreement may not be altered or amended, except by a writing executed by each of the Members and the Trustee.

(g)          Severability. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared illegal or invalid (or any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

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(h)          Pronouns and Section Headings. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, the neutral or the plural, as the identity of the person or persons may require. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, intent, or extern of this Agreement or any provision hereof.

(i)          Further Execution. The Conveying Parties, the Members, and the Trustee hereby agree to execute, acknowledge and deliver any document or instrument, or both, that may be necessary or proper to carry out the purposes of intent of this Agreement.

(j)          Execution in Counterpart. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

(k)          Computation of Time. In computing any period or time pursuant to this Agreement, the day of the act, date of notice or the event from which the designated period or time beings to run will not be included. Days shall mean calendar days and the last day of the period so computed will not be included, unless it is a Saturday, Sunday or legal holiday in the state of Arizona, in which event the period shall run until the end of the nom day which is not a Saturday, Sunday or legit holiday in the state of Arizona.

(l)          Parties in Interest. Each and every covenant, term, provision, and agreement contained herein shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the respective parties hereto.

The parties have executed this Agreement as of the day and year first written above.

[signatures on the following pages]

8

Signature Page to Voting Trust Agreement

TRUSTEE:

ORLANDO FIGUEROA

9

Signature Page to Voting Trust Agreement

ALBERT B. SPECTOR, JR.:

10

Signature Page to Voting Trust Agreement

MEMBERS OF HL LLC, an Arizona limited
liability company:

Al Spector

Marie Berg

11

Signature Page to Voting Trust Agreement

MEMBERS OF L’AUBERGE ORCHARDS,
LLC, an Arizona limited liability company:

SAL Sedona LLC

By:
Its:

Al Spector

12

Signature Page to Voting Trust Agreement

MEMBERS OF ORCHARDS ANNEX, LLC, an
Arizona limited liability company:

Spector Offices, LLC

By:
Its:

SP Acquisitions, LLC

By:
Its:

13

Signature Page to Voting Trust Agreement

MEMBERS OF ORCHARDS INN &
RESTAURANT, LLC, an Arizona limited
liability company:

L’Auberge Orchards LLC

By:
Its:

14

Signature Page to Voting Trust Agreement

MEMBERS OF L’AUBERGE DE SEDONA,
LLC, an Arizona limited liability company:

L’Auberge Orchards LLC

By:
Its:

15

Signature Page to Voting Trust Agreement

MEMBERS OF TAOS CANTINA, LLC, an
Arizona limited liability company:

SP Acquisitions, LLC

By:
Its:

16

EXHIBIT A

VOTING TRUST CERTIFICATE

THIS CERTIFIES that ___________________, has deposited with [Trustee] (the “Trustee”), pursuant to the terms and conditions of the Voting Trust Agreement dated effective as of March ___, 2013 (the “Voting Trust Agreement”), __________________ membership units in ____________________, LLC, an Arizona limited liability company.

THE INTEREST REPRESENTED BY THIS CERTIFICATE SHALL NOT BE SOLD, TRANSFERRED, CONVEYED, ASSIGNED, MORTGAGED, OR PLEDGED IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed effective as of May ___, 2013.

TRUSTEE:

By:

17

EXHIBIT B

ASSIGNMENT BY MEMBER

FOR VALUE RECEIVED and pursuant to and subject to the terms of that certain Voting Trust Agreement dated May ___, 2013 (the “Voting Trust Agreement”), ______________________________ (“Member”) hereby assigns and transfers unto ______________________________ (the “Trustee”) all of its membership units and interests in and to ___________________ (“Conveying Party”) and does hereby irrevocably constitute and appoint Trustee as Attorney-in-Fact to transfer said membership units and interests on the books of ____________ to the Trustee with full power of substitution in the premises.

DATED ____________________, 20__.

By:

18

EXHIBIT C

DISPUTE RESOLUTION MECHANISM

1.           Exclusions. The provisions of this Dispute Resolution Mechanism shall not apply to any controversy, claim or dispute of whatever nature arising out of the termination of this Agreement.

2.           Negotiations.

2.1         Subject to Section 1, above, the Parties shall attempt in good faith to resolve any other controversy, claim or dispute of whatever nature arising between the Parties relating to the foregoing Voting Trust Agreement or the construction, interpretation, performance or breach of the Voting Trust Agreement, (a “Dispute”), promptly by negotiation between executives who have authority to settle the Dispute (“Senior Party Representatives”).

2.2         Either Party may give the other Party written notice (a “Dispute Notice”) of any Dispute that has not been resolved in the normal course of business. Within five (5) days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response (the “Response”). The Dispute Notice and the Response shall include:

a.           A statement setting forth the position of the Party giving such notice and a summary of arguments supporting such position; and

b.           The name and title of such Party’s Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the Parties will attempt to settle the Dispute.

2.3         No later than ten (10) days after delivery of the Dispute Notice, the Senior Party Representatives of both Parties shall meet at a mutually acceptable time and place, and then as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other will be honored.

2.4         If the Dispute has not been resolved within thirty (30) days after delivery of the Dispute Notice, either Party may initiate arbitration of the Dispute as provided below.

2.5         All negotiations under this Section 2 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of those negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

3.           Arbitration.

3.1         If the Dispute has not been resolved by negotiation as above provided, the Parties shall engage in binding arbitration (“Arbitration”) to resolve the Dispute as set forth below.

3.2         If the Dispute has not been resolved within thirty (30) days after delivery of the Dispute Notice, either Party may initiate arbitration of the Dispute by providing written notice to the other within such thirty (30) day period, in which event, the Dispute shall immediately be referred to binding arbitration pursuant to and in accordance with (a) the Federal Arbitration Act, Title 9, United States Code, (b) the then-current rules for arbitration of commercial disputes of the American Arbitration Association (the “AAA”), and (c) the Special Rules set forth below. In the event of any inconsistency, the Special Rules shall control; provided, however, that in the event of any inconsistency between the timeframes set forth in Section 3.3 c. or d. below and any rules established by the arbitrator or the then-current rules for arbitration of commercial disputes of the AAA, the rules established by the arbitrator or by the AAA shall control.

3.3         Special Rules.

a.           The Arbitration shall be conducted in Maricopa County, State of Arizona.

b.           The Arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer the Arbitration, then any Party hereto may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this dispute resolution mechanism.

c.           The Arbitration hearing will be commenced as soon as practicable, but no later than thirty (30) days from the date the Arbitration is referred to AAA, and will completed no later than thirty (30) days from commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of the hearing for up to an additional fifteen (15) days.

d.           The judgment and award, if any, of the arbitrator shall be issued within fifteen (15) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

e.           Any dispute concerning this Arbitration provision, including any disputes as to the validity or enforceability of this provision, or whether a Dispute is subject to arbitration, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express terms of these Special Rules.

2

f.            The arbitrator shall have the power to award legal fees and costs pursuant to the terms of the foregoing Voting Trust Agreement and applicable state law.

3.4         By agreeing to the foregoing, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

3.5         The arbitrator’s decision will be final and binding on the parties and will not be subject to appeal to any court or forum.

3.6         The Arbitration proceeding shall remain confidential in all respects, including all arbitration filings, deposition transcripts, documents produced or obtained in discovery, or other material provided by and exchanged between the parties and the arbitrator’s findings of fact and conclusions of law. Following receipt of the arbitrator’s decision, each party agrees to return to the producing party within thirty (30) days the original and all copies of documents exchanged in discovery and at the arbitration hearing, except those documents required to be retained by counsel pursuant to law. Further, the parties to the arbitration also agree not to discuss the amount of the judgment or arbitration award, if any.

3.7         All costs, expenses and compensation charged by the arbitrator (“Arbitration Costs and Compensation”) shall initially be paid in equal one-half shares by the Parties, but such Arbitration Costs and Compensation shall be subject to reallocation by the arbitrator at the conclusion of the Arbitration hearing and consistent with the terms of the Voting Trust Agreement.

3

Exhibit 19(g)

Avion Noble House Payment Terms

NONE

Exhibit 39

NOBLE HOUSE

HOTELS & RESORTS

October 1, 2012

Al Spector/Neil Elsey

L'Auberge de Sedona

301 L'Auberge Lane

Sedona, AZ 86336

Re:	Letter of Intent

L'Auberge Orchards, LLC

Gentlemen:

Noble House Hotels and Resorts, Ltd., a Texas Limited Partnership ("Noble House") is pleased to present this Letter of Intent to purchase all of Real Property and Improvements owned in fee simple by the wholly owned subsidiaries of L'Auberge Orchards, LLC (the "LLC"), consisting of the real property and Improvements, the personal property, and the business enterprise commonly known and referred to as the L'Auberge Hotel & Resort, located at 301 L'Auberge Lane, Sedona, AZ 86336 (collectively the "Resort"), more particularly described in Exhibit A attached hereto (the "Resort Legal Description"); and the real property and improvements, the personal property, and the business enterprise commonly known as the Orchards Inn located at 254 N Highway 89A, Sedona, Arizona 86336 (collectively the "Motel, more particularly described in Exhibit B attached hereto (the "Motel Legal Description"). Buyer proposes to acquire the Resort and the Motel, on the following terms, to be integrated into a definitive Purchase and Sale Agreement (the "Definitive Agreement") after mutual execution of this Letter of Intent.

1.	Parties: Record title owner(s) of Resort and Motel ("Seller"); Noble House, its affiliates, assigns and joint venture parties ("Buyer" or "Noble House"). "Buyer" and "Seller" are hereinafter sometimes collectively referred to as "Parties".

2.	Transaction: Buyer proposes to enter into a Purchase and Sale Agreement to purchase and acquire from Seller the Resort and the Motel for a total Purchase Price of $82,500,000 payable as follows: Buyer to pay Cash into Escrow in the amount of $25,000,000, and Buyer to assume a restructured first mortgage loan on the Resort property in the amount of $57,500,000 with interest at 5.5%, a ten year term with a 25 year amortization, and payable interest only for the first year of the restructured loan. Buyer to spend additional capital consideration for immediate repairs and renovations as described in the attached Exhibit 1.

3.	Title: At the Closing, upon receipt of the Purchase Price described above, Seller will deliver to Buyer the Motel free and clear of any encumbrances, claims or liens, and will deliver to Buyer the Resort free and clear of liens, claims and encumbrances, except for the restructured first mortgage note and obligation in the amount of $57,500,000 (the "Permitted Encumbrance").

Individual Distinction. Collective soul.

600 6th Street South    Kirkland, WA 98033    Tel: 425.827.8737    Fax: 425.636.56261  Web: noblehousehotels.com

4.	Assets Included: The acquisition will consist of the Resort and Motel, all of Seller's right, title and interest in and to: (a) the real property (Exhibit A), the existing eighty seven (87) rooms and any entitlements for future expansion, the personal property including the 'prefab' units currently in inventory and any additional 'prefab units' to be acquired, spa, furniture, fixtures and equipment, operating supplies, expendables, rolling stock, intangible property, books, records and data related to the ownership and operation of the Resort, choses in action, artwork and all property used in conjunction with the business endeavor and operation of the Resort, except those items designated herein as "Excluded Assets," which Excluded Assets shall not be considered to be a part of the sale and transfer; and (b) the real property (Exhibit B), the existing forty two (42) rooms, along with that certain lease for 28 additional rooms located adjacent to the Property in Canyon Portals ("Orchards Annex Lease"), and any entitlements for future expansion, the personal property, furniture, fixtures and equipment, operating supplies, expendables, rolling stock, intangible property, books, records and data related to the ownership and operation of the Motel, choses in action, artwork and all property used in conjunction with the business endeavor and operation of the Motel, except those items designated herein as "Excluded Assets," which Excluded Assets shall not be considered to be a part of the sale and transfer.

Orchards Annex Lease: Upon Closing and assignment of the Orchards Annex Lease, Orchards Annex LLC shall receive $300,000 from the Closing proceeds, provided there are sufficient proceeds in Escrow to satisfy this and all other Purchase Price obligations of Seller. Buyer shall not be required to deliver any additional Purchase Price consideration to Escrow over and above the requirements of Article 2 above. After the Closing, Buyer shall make monthly lease payments on the Orchards Annex Lease according to the present lease.

5.	Excluded Assets: Wine, liquor and food inventories. These assets to be purchased separately at closing at their cost basis.

6.	Taos Cantina Restaurant Lease: At the Closing, Buyer shall execute a lease with an affiliate of Seller for the Taos Cantina Restaurant (the "Lease") located on the Motel property. The Lease term shall be for a period of ten (10) years with two (2), ten (10) year options. The rent shall be the greater of $178,000 NNN or 8% of the gross sales.

7.	Avion Retention Agreement: The fee due and payable under the Avion Retention Agreement shall be paid from proceeds at Closing.

8.	Initial and Non-Refundable Deposits: Within three (3) days following the execution of the Definitive Agreement, the Buyer shall place a refundable cash deposit of two hundred and fifty-thousand dollars ($250,000) into an escrow account (the "initial Deposit"). Before or at the close of the Due Diligence Period (defined below), unless the Buyer elects not to proceed with the acquisition, the Buyer shall deposit an additional two hundred fifty thousand dollars ($250,000) in cash into escrow, and the entire deposit of five hundred thousand dollars ($500,000) (in aggregate, the "Deposit") will be non-refundable unless the transaction fails to close due to no fault of Buyer or due to failure to meet Closing Conditions. This Deposit, along with all interest earned, will be credited against the Buyer's obligation to fund the Purchase Price.

Individual distinction. Collective soul.

600 6th Street South          Kirkland, WA 98033          125.827.8737          1-25.636.5626          noblehousehotels.com

9.	Due Diligence: Buyer will have ninety (90) days from the execution of the Definitive Agreement ("Due Diligence Period") to complete its due diligence investigation which will include but not be limited to: (a) the review of all available Resort and Motel documents; (b) a review of any parking issues with respect to the Resort; and (c) environmental issues raised by a Phase 1 Environmental survey; (d) Review of Orchards Lease along with indemnity provisions from the existing lease. During the Due Diligence Period, Buyer shall in its sole and absolute discretion review and approve or disapprove the physical and economic condition of the Hotel, title to the Hotel, a recent (within 30 days) preliminary title insurance commitment on the real property to be provided by Seller, survey of the real property, all leases, any options or grants of first refusal, licenses (including liquor licenses issued by the State of Arizona), agreements, environmental issues, permits, entitlements, zoning matters, water rights, building and expansion potential, books and records of the business enterprise of the Hotel, including but not limited to lodging, food and beverage, and other Issues affecting the Hotel. In connection with such approval process, Seller shall make the Hotel books and records, and all other documents affecting the Hotel reasonably available to Buyer, its lawyers, engineers, architects and accountants and other representatives, subject to reasonable advance notice, and Seller shall reasonably cooperate with the approval process. In connection with any proposed loan restructure and modification, Seller and Buyer will jointly meet with secured lenders to discuss such objections, and Seller will arrange such meetings with lenders.

10.	Definitive Agreement: Counsel for Seller will provide the Parties with drafts of a Purchase and Sale Agreement (the "Definitive Agreement") within ten (10) days of the mutual execution of this Letter of Intent. The Parties will use their reasonable best efforts to mutually approve and execute a Definitive Agreement on or before the thirtieth (30) day following delivery of a draft. The Definitive Agreement shall contain such terms, conditions, representations and warranties as are customary for this type of transaction and are mutually acceptable to the Parties.

11.	Confidentiality: The Parties agree and recognize that the transactions contemplated herein and the due diligence investigation preceding those transactions will require disclosure by the Parties to each other of confidential and proprietary information. The Parties mutually agree that each party will cause its officers, counsel and authorized representatives to hold in confidence, and not disclose to others, for any reason whatsoever, sales, operating, tax and financial information received from the other party in connection with the transactions contemplated herein that either party identifies with reasonable specificity in writing as proprietary ("Proprietary information"), except to the extent that such Proprietary Information was previously known to the other party or otherwise available from third persons without restriction on its further use or disclosure or otherwise not legally protectable as Proprietary Information. In the event the transactions contemplated herein are not consummated, for whatever reason, all Proprietary Information of each party in the possession of the other party will be promptly returned to its owner, and used for no other purposes whatsoever.

Individual Distinction.. Collective soul.

600 6th Street South          Kirkland, WA 98033          425.827.87'17          125.636.5626          nohlchousrhotels.com

12.	Brokers: Except for Buyer's responsibility to pay a commission or fee to Snyder Nationwide Real Estate in conjunction with the proposed transaction, the Parties warrant that no broker, finder, or other party has been engaged by either and would be entitled to any fee, commission or other compensation as a result of the consummation of the transactions contemplated herein, and the Parties agree to defend and hold the other harmless from and against any commissions of other fees claimed by any such broker or finder.

13.	Warranty and Indemnification: Seller warrants to Buyer, its agents and employees, that no person or entity has any lawful claim against the Parties, their agents and employees, arising from or relating to, the negotiation and execution of this Letter of Intent, a Definitive Agreement or Buyer's contemplated investment in the LLC, Resort or Motel. Seller agrees to indemnify Buyer, its agents and employees, against all claims, damages, losses and expenses of any nature, including legal fees asserted to incurred by Buyer and/or its agents and employees, in any legal proceeding brought by any third party or entity based upon such third party's or entity's claim or interest in the LLC, Resort or Motel or arising from or related to the negotiation and execution of this Letter of Intent or Buyer's contemplated acquisition of the Resort and/or Motel.

14.	Closing Costs and Expenses: The base cost of an A.L.T.A. title policy shall be paid by Seller. The incremental cost of an A.L.T.A. title policy and any endorsements requested by Buyer shall be paid by Buyer; any endorsements required by Seller shall be paid by Seller. The escrow fee of Escrow Holder shall be shared equally by Buyer and Seller. Seller shall pay all state and local transfer taxes, if any. Buyer shall pay the recording fees in connection with recording of the Deed. Buyer and Seller shall each pay their respective fees and costs incurred by Escrow Holder on their respective behalf. The cost of any A.L.T.A. surveys obtained by Buyer shall be paid by Buyer. Buyer and Seller shall each pay the fees and expenses of their own attorneys, accountants and other advisors retained except as otherwise provided in this paragraph, all other expenses hereunder shall be allocated between the Parties in accordance with the custom for similar commercial real property transactions in the State of Arizona.

Laivicluat distinction. Collective soul.

600 6th Street South          Kirkland, WA 98033          425.827.8737          425.636.5626          noblehousehotels.com

15.	Closing Prorations: The following prorations shall be made between Seller and Buyer on the Close of Escrow: Real and personal property taxes and assessments shall be prorated as of the Closing Date; Rents under any leases and/or concessions for the Resort and Motel; Security Deposits— Buyer shall receive a credit against the Purchase Price and Seller shall be charged with any security deposits and advanced rentals in the nature of a security deposit made by tenants under a lease or concession agreement; Utilities shall be prorated as of the Close of Escrow; Guest Ledger Receivables; any amounts prepaid or payable under any contract rights shall be prorated as of the Close of Escrow; Advance Deposits; Buyer shall receive a credit against the Purchase Price for Advance Deposits to the extent the Advance Deposits related to period after the Close of Escrow; Petty Cash Funds; Gift Certificates; Buyer shall purchase and Seller shall sell to Buyer (or receive a credit therefor) all petty cash funds and cash in house at 100% of fair value at the Close of Escrow; Accounts Payable; Buyer shall be responsible for all accounts payable related to the Resort and Motel which accrue on or after the Closing. Seller shall be responsible for and shall pay all accounts payable related to the operation of the Resort and Motel accruing before the Closing, and Buyer shall be responsible for all such taxes accruing after the Closing; Receivables; Seller shall retain all receivables of the Hotel as of the Closing.

16.	Resort and Motel Management: Seller will deliver operation and management of the Resort and Motel to Buyer upon execution of the Definitive Agreement, free and clear of any claims or encumbrances regarding hotel management rights, including but not necessarily limited to a mutual termination agreement regarding any current management contract between Seller and any third party. Seller and an affiliate of Buyer will execute a mutually agreeable Resort and Hotel Management Agreement within ten (10) days of execution of this Letter of Intent.

17.	Consulting Agreement: Notwithstanding any other provision herein and contemporaneous with the Closing, Buyer shall enter into a consulting agreement with Al Spector beginning at Closing, payable at $10,000/month for 36 months. Upon the mutual execution of the Definitive Agreement Seller shall enter into a Management Agreement with Noble House Hotels and Resorts to manage the Resort. Until the close of escrow, Seller is to receive an amount equal to Twenty Seven Percent (27%) of the gross management fees of Resort, to be paid to Seller monthly within 5 days of Noble House receipt of management fees.

18.	Liquor License: During the Due Diligence period, the Parties shall jointly pursue the transfer of the existing liquor license of the Resort and Motel, or issuance of a new liquor license in the name of Buyer. The Parties will cooperate with each other to achieve a successful transfer or new issuance prior to Closing. Transfer of the existing or issuance of a new license shall be a Condition of Closing. Buyer represents to Seller that its affiliates are holders of several privilege alcoholic beverage licenses in various jurisdictions and anticipates no resistance to the transfer of the current Resort and Motel licenses.

19.	Exclusivity: From and after the date hereof and for a period ending coterminous with the Closing, each party shall proceed in good faith to diligently negotiate and execute the Definitive Agreement contemplated herein and otherwise perform their obligations hereunder. While this Letter of Intent and/or the Definitive Agreement remains in effect, the Seller shall take the Property off the "Sale" market, and not entertain or offer for sale the Interests, the Resort and the Motel (including soliciting or discussing 'backup offers' with others) or carry on negotiations with respect to the sale thereof, with any party other than Buyer. Notwithstanding anything herein or otherwise, if a Definitive Agreement is not entered into and escrow opened prior to November 14, 2012, then the Letter of Intent and exclusivity shall terminate, unless extended by the Parties.

Individual distinction. Collective soul.

600 6th Street South          Kirkland, WA 98033          425.827.8737          •          425.636.5626          noblehousehotels.corn

20.	Governing Law: This letter shall be governed by the laws of the State of Arizona.

21.	Closing: Closing to occur on or before forty five (45) days after the expiration of the Due Diligence Period, unless that date is extended by mutual agreement of the Parties.

This Letter of Intent is intended to be a statement of the Parties' intent in principle, and except for the provisions of Paragraphs 9 and 11, is not intended to be a binding contract. If the contents of this letter are acceptable to Seller, please execute and return the enclosed copy to the undersigned. This Letter of Intent shall automatically expire at 5:00 p.m. (PDT) on November 14, 2012, If the undersigned has not received a copy of the fully executed letter by that time, the terms of the letter shall automatically expire and neither party shall have any obligations to the other party pursuant to the terms of this Letter of Intent.

Thank you for your consideration of this Letter of Intent.

Very truly yours,

NOBLE HOUSE HOTELS & RESORTS, LTD.

A Texas Limited Partnership

By:	Westgroup Partner, Inc.
a California Corporation

By:	/s/ Patrick R. Cole
Patrick R. Colee
Chairman

Agreed to and Accepted this                    day of ___________________, 2012:

SELLER:

L'AUBERGE ORCHARDS, LLC,

an Arizona limited liability company

By:
Its:

Individual distinction. Collective soul.

600 6th Street South          Kirkland, WA 98033          425.827.8737          •          425.636.5626          noblehousehotels.corn

Acknowledged this ____ day of _______________________________, 2012:

L'AUBERGE DE SEDONA, LLC, an Arizona limited liability company

By:

Its:

ORCHARDS INN & RESTAURANT, LLC, an Arizona limited liability company

By:

Its:

ORCHARDS ANNEX LEASE LLC, an Arizona limited liability company

By:

Its:

Individual distinction. Collective soul.

600 6th Street South          Kirkland, WA 98033          425.827.8737          •425.636.5626          noblehousehotels.corn

ATTACHMENTS

EXHIBIT 1	Proposed Development

EXHIBIT A	Resort Legal Description

EXHIBIT B	Motel Legal Description

Individual distinction. Collective soul.

600 6th Street South          Kirkland, WA 98033          425.827.8737          •          425.636.5626          noblehousehotels.corn